Registration No. 333-104713
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST-EFFECTIVE AMENDMENT NO. 4
                                       to
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      AXA EQUITABLE LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                    NEW YORK
         (State or other jurisdiction of incorporation or organization)

                                   13-5570651
                      (I.R.S. Employer Identification No.)

              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)


                                   DODIE KENT
                            VICE PRESIDENT AND COUNSEL
                      AXA EQUITABLE LIFE INSURANCE COMPANY
              1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104
                                 (212) 554-1234


(Name, address, including zip code, and telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                           CHRISTOPHER E. PALMER, ESQ.
                               GOODWIN PROCTER LLP
                            901 NEW YORK AVENUE, N.W.
                             WASHINGTON, D.C. 20001
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

Accumulator(R) Plus(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) Plus(SM)?


Accumulator(R) Plus(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please contact your financial professional and/or review your contract for state variations that may apply to you.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Evergreen International Bond
o AXA Conservative Allocation*           o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation*      o EQ/FI Mid Cap
o AXA Moderate Allocation*               o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation*          o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index



   The "AXA Allocation" portfolios.
*



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $10,000 was required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

This contract is no longer available for new purchasers. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VI later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


                                                          X01190/Plus '02 Series

Contents of this Prospectus
--------------------------------------------------------------------

ACCUMULATOR(R) Plus(SM)
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Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) Plus(SM) at a glance -- key features                          8

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FEE TABLE                                                                   11
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Example                                                                     14
Condensed financial information                                             18

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1. CONTRACT FEATURES AND BENEFITS                                           19
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How you can contribute to your contract                                     19
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Allocating your contributions                                               27
Credits                                                                     28
Your benefit base                                                           29
Annuity purchase factors                                                    29

Living Benefit option                                                       30

Guaranteed minimum death benefit                                            32
Your right to cancel within a certain number of days                        33

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2. DETERMINING YOUR CONTRACT'S VALUE                                        34
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Your account value and cash value                                           34
Your contract's value in the variable investment options                    34
Your contract's value in the guaranteed interest account                    34
Your contract's value in the fixed maturity options                         34

Insufficient account value                                                  34


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3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                     35
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Transferring your account value                                             35
Disruptive transfer activity                                                35
Rebalancing your account value                                              36

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

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4. ACCESSING YOUR MONEY                                                     38
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Withdrawing your account value                                              38
How withdrawals are taken from your account value                           39
How withdrawals affect your guaranteed
     minimum income benefit and guaranteed
     minimum death benefit                                                  39
Loans under rollover TSA contracts                                          39
Surrendering your contract to receive its cash value                        40
When to expect payments                                                     40
Your annuity payout options                                                 40

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5. CHARGES AND EXPENSES                                                     43
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Charges that AXA Equitable deducts                                          43
Charges that the Trusts deduct                                              45
Group or sponsored arrangements                                             45
Other distribution arrangements                                             45

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6. PAYMENT OF DEATH BENEFIT                                                 46
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Your beneficiary and payment of benefit                                     46
How death benefit payment is made                                           47
Beneficiary continuation option                                             47

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7. TAX INFORMATION                                                          50
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Overview                                                                    50
Contracts that fund a retirement arrangement                                50
Transfers among variable investment options                                 50
Taxation of nonqualified annuities                                          50
Individual retirement arrangements (IRAs)                                   52
Tax-Sheltered Annuity contracts (TSAs)                                      61
Federal and state income tax withholding and information
      reporting                                                             65
Special rules for contracts funding qualified plans                         66
Impact of taxes to AXA Equitable                                            66

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8. MORE INFORMATION                                                         67
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About Separate Account No. 49                                               67
About the Trusts                                                            67
About our fixed maturity options                                            67
About the general account                                                   68
About other methods of payment                                              69
Dates and prices at which contract events occur                             69
About your voting rights                                                    70

About legal proceedings                                                     70

Financial statements                                                        70
Transfers of ownership, collateral assignments, loans
      and borrowing                                                         70
Distribution of the contracts                                               71

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9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          73
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APPENDICES
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I   -- Condensed financial information                                      A-1
II  -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                      C-1
IV  -- Guaranteed enhanced death benefit example                            D-1
V   -- Hypothetical illustrations                                           E-1
VI  -- Contract variations                                                  F-1

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STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
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                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                Page
   6% Roll-Up to age 85 enhanced death benefit                    29
   account value                                                  34
   administrative charge                                          43
   annual administrative charge                                   43
   Annual ratchet to age 85 enhanced death benefit                29
   annuitant                                                      19
   annuitization                                                  40
   annuity maturity date                                          42
   annuity payout options                                         40
   annuity purchase factors                                       29
   automatic investment program                                   69
   beneficiary                                                    46
   Beneficiary continuation option ("BCO")                        47
   benefit base                                                   29
   business day                                                   69
   cash value                                                     34
   charges for state premium and other applicable taxes           45
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              53
      regular contributions                                       53
      rollovers and transfers                                     54
   credit                                                         28
   disability, terminal illness or confinement to nursing home    44
   disruptive transfer activity                                   35
   distribution charge                                            43
   EQAccess                                                        6
   ERISA                                                          40
   Fixed-dollar option                                            27
   fixed maturity options                                         26
   free look                                                      33
   free withdrawal amount                                         44
   general account                                                68
   General dollar cost averaging                                  27
   guaranteed interest option                                     26
   guaranteed minimum death benefit                               32
   guaranteed minimum death benefit charge                        44
   guaranteed minimum income benefit                              30
   IRA                                                         cover
   IRS                                                            50
   investment simplifier                                          27
   lifetime required minimum distribution withdrawals             39
   Limits on contributions                                        53
   Living Benefit option                                          30
   Living Benefit charge                                          44
   loan reserve account                                           40
   loans under Rollover TSA contracts                             39
   lump sum withdrawals                                           38
   market adjusted amount                                         26
   market value adjustment                                        26
   market timing                                                  35
   maturity dates                                                 26
   maturity value                                                 26
   Mortality and expense risks charge                             43
   NQ                                                          cover
   participant                                                    21
   portfolio                                                   cover
   principal assurance allocation                                 27
   processing office                                               6
   Protection Plus(SM)                                            32
   Protection Plus(SM) charge                                     45
   QP                                                          cover
   rate to maturity                                               26
   Rebalancing                                                    36
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                    cover
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       27
   Separate Account No. 49                                        67
   Standard death benefit                                         29
   substantially equal withdrawals                                38
   Successor owner and annuitant                                  47
   systematic withdrawals                                         38
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                             cover
   Trusts                                                         67
   unit                                                           34
   variable investment options                                    21
   wire transmittals and electronic applications                  69
   Withdrawal charge                                              43



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------


4 Index of key words and phrases

Who is AXA Equitable?

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We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The
Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



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FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
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Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014

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FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
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Accumulator(R) Plus(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox


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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------

Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

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FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

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REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.

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TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o elect to receive certain contract statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQ Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

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CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


6  Who is AXA Equitable?

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of the Guaranteed minimum income benefit; and

(14) death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests; and

(5) general dollar cost averaging (including the fixed dollar and interest sweep options).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3) rebalancing;

(4) substantially equal withdrawals;

(5) systematic withdrawals; and

(6) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) Plus(SM) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
management                  professional investment advisers.
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Fixed maturity              o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
options                       (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations          o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                            o No tax on transfers among variable investment options inside the contract.
                            --------------------------------------------------------------------------------------------------------
                            Annuity contracts that were purchased as an Individual Retirement Annuity (IRA) or Tax Sheltered
                            Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before you make any additional contributions to this contract, you should consider its features and benefits beyond tax deferral -- as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement -- to determine whether it meets your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                    $100 monthly and $300 quarterly under our automatic investment program
                                                    (NQ contracts)
                                                    $50 (IRA contracts)
                            --------------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 6% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract.
                            You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
--------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
--------------------------------------------------------------------------------------------------------------------------



8 Accumulator(R) Plus(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o Protection Plus(SM), an optional death benefit  available under certain ontracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.40%.
                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.
                       o An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.
                       o An annual charge of 0.60% of  the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under
                         "Your benefit base" in "Contract features and benefits" later in this Prospectus.
                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.
                       o No sales charge deducted at the time you make contributions.
                       o During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions apply.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your
                         "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
                         April 30.
                         -----------------------------------------------------------------------------------------------------------
                         o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                         o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the  variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.
                         o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-80
                       QP: 20-70
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling



                           Accumulator(R) Plus(SM) at a glance -- key features 9
broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.



10 Accumulator(R) Plus(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions withdrawn*
(deducted if you surrender your contract, make certain withdrawals,
or apply your cash value to certain payout options).(1)                   8.00%

Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)              $350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                               0.90%*
Administrative                                                            0.25%
Distribution                                                              0.25%
                                                                         -------
Total annual expenses                                                     1.40%
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                               $30
   If your account value on a contract date anniversary is $50,000
   or more                                                                   $0
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------

Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00  %
   Annual Ratchet to age 85                                                 0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-Up to age 85                                                     0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85              0.60% of the greater of the 6% Roll-Up to age 85
                                                                            benefit base or the
                                                                            Annual Ratchet to age 85 benefit base, as
                                                                            applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                            0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniver-
sary for which the benefit is in effect.)                                   0.35%
------------------------------------------------------------------------------------------------------------------------------------


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,
and/or other expenses)(3)                                                           0.63%      8.01%



This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.



----------------------------------------------------------------------------------------
                                               Manage-      12b-1      Other
Portfolio Name                              ment Fees(4)   Fees(5)   Expenses(6)
----------------------------------------------------------------------------------------
AXA Premier VIP Trust:
----------------------------------------------------------------------------------------
AXA Aggressive Allocation                      0.10%       0.25%       0.19%
AXA Conservative Allocation                    0.10%       0.25%       0.22%
AXA Conservative-Plus Allocation               0.10%       0.25%       0.19%
AXA Moderate Allocation                        0.10%       0.25%       0.17%
AXA Moderate-Plus Allocation                   0.10%       0.25%       0.17%
AXA Premier VIP Aggressive Equity              0.60%       0.25%       0.20%
AXA Premier VIP Core Bond                      0.60%       0.25%       0.18%
AXA Premier VIP Health Care                    1.20%       0.25%       0.28%
AXA Premier VIP High Yield                     0.58%       0.25%       0.18%
AXA Premier VIP International Equity           1.05%       0.25%       0.28%
AXA Premier VIP Large Cap Core Equity          0.90%       0.25%       0.25%
AXA Premier VIP Large Cap Growth               0.90%       0.25%       0.23%
AXA Premier VIP Large Cap Value                0.90%       0.25%       0.22%
AXA Premier VIP Mid Cap Growth                 1.10%       0.25%       0.25%
AXA Premier VIP Mid Cap Value                  1.10%       0.25%       0.19%
AXA Premier VIP Technology                     1.20%       0.25%       0.22%
----------------------------------------------------------------------------------------
EQ Advisors Trust:
----------------------------------------------------------------------------------------
EQ/Alliance Common Stock                       0.47%       0.25%       0.13%
EQ/Alliance Growth and Income                  0.56%       0.25%       0.13%
EQ/Alliance Intermediate Government Securities 0.50%       0.25%       0.14%
EQ/Alliance International                      0.72%       0.25%       0.21%
EQ/Alliance Large Cap Growth                   0.90%       0.25%       0.13%
EQ/Alliance Quality Bond                       0.50%       0.25%       0.13%
EQ/Alliance Small Cap Growth                   0.75%       0.25%       0.13%
EQ/Ariel Appreciation II                       0.75%       0.25%       7.01%
EQ/Bear Stearns Small Company Growth           1.00%       0.25%       0.20%
EQ/Bernstein Diversified Value                 0.61%       0.25%       0.13%
EQ/Boston Advisors Equity Income               0.75%       0.25%       0.16%
EQ/Calvert Socially Responsible                0.65%       0.25%       0.27%
EQ/Capital Guardian Growth                     0.65%       0.25%       0.17%
EQ/Capital Guardian International              0.85%       0.25%       0.23%
EQ/Capital Guardian Research                   0.65%       0.25%       0.13%
EQ/Capital Guardian U.S. Equity                0.65%       0.25%       0.13%
EQ/Caywood-Scholl High Yield Bond              0.60%       0.25%       0.24%
EQ/Equity 500 Index                            0.25%       0.25%       0.13%
EQ/Evergreen International Bond                0.70%       0.25%       6.36%
EQ/Evergreen Omega                             0.65%       0.25%       0.18%
EQ/FI Mid Cap                                  0.69%       0.25%       0.14%
EQ/FI Mid Cap Value                            0.73%       0.25%       0.14%
EQ/GAMCO Mergers and Acquisitions              0.90%       0.25%       0.66%
EQ/GAMCO Small Company Value                   0.79%       0.25%       0.14%
EQ/International Growth                        0.85%       0.25%       0.29%
EQ/Janus Large Cap Growth                      0.90%       0.25%       0.15%
----------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
                                                                    Total                     Net Total
                                                                   Annual      Fee Waivers     Annual
                                                   Underlying     Expenses       and/or       Expenses
                                                   Portfolio      (Before        Expense        After
                                                    Fees and      Expense      Reimburse-      Expense
Portfolio Name                                    Expenses(7)   Limitation)     ments(8)     Limitations
---------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                            0.91%         1.45%         (0.19)%        1.26%
AXA Conservative Allocation                          0.58%         1.15%         (0.22)%        0.93%
AXA Conservative-Plus Allocation                     0.64%         1.18%         (0.19)%        0.99%
AXA Moderate Allocation                              0.71%         1.23%         (0.17)%        1.06%
AXA Moderate-Plus Allocation                         0.84%         1.36%         (0.17)%        1.19%
AXA Premier VIP Aggressive Equity                      --          1.05%            --          1.05%
AXA Premier VIP Core Bond                              --          1.03%         (0.08)%        0.95%
AXA Premier VIP Health Care                            --          1.73%          0.00%         1.73%
AXA Premier VIP High Yield                             --          1.01%            --          1.01%
AXA Premier VIP International Equity                   --          1.58%          0.00%         1.58%
AXA Premier VIP Large Cap Core Equity                  --          1.40%         (0.05)%        1.35%
AXA Premier VIP Large Cap Growth                       --          1.38%         (0.03)%        1.35%
AXA Premier VIP Large Cap Value                        --          1.37%         (0.02)%        1.35%
AXA Premier VIP Mid Cap Growth                         --          1.60%          0.00%         1.60%
AXA Premier VIP Mid Cap Value                          --          1.54%          0.00%         1.54%
AXA Premier VIP Technology                             --          1.67%          0.00%         1.67%
---------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                               --          0.85%            --          0.85%
EQ/Alliance Growth and Income                          --          0.94%            --          0.94%
EQ/Alliance Intermediate Government Securities         --          0.89%            --          0.89%
EQ/Alliance International                              --          1.18%         (0.08)%        1.10%
EQ/Alliance Large Cap Growth                           --          1.28%         (0.23)%        1.05%
EQ/Alliance Quality Bond                               --          0.88%            --          0.88%
EQ/Alliance Small Cap Growth                           --          1.13%            --          1.13%
EQ/Ariel Appreciation II                               --          8.01%         (6.86)%        1.15%
EQ/Bear Stearns Small Company Growth                   --          1.45%         (0.15)%        1.30%
EQ/Bernstein Diversified Value                         --          0.99%         (0.04)%        0.95%
EQ/Boston Advisors Equity Income                       --          1.16%         (0.11)%        1.05%
EQ/Calvert Socially Responsible                        --          1.17%         (0.12)%        1.05%
EQ/Capital Guardian Growth                             --          1.07%         (0.12)%        0.95%
EQ/Capital Guardian International                      --          1.33%         (0.13)%        1.20%
EQ/Capital Guardian Research                           --          1.03%         (0.08)%        0.95%
EQ/Capital Guardian U.S. Equity                        --          1.03%         (0.08)%        0.95%
EQ/Caywood-Scholl High Yield Bond                      --          1.09%         (0.09)%        1.00%
EQ/Equity 500 Index                                    --          0.63%            --          0.63%
EQ/Evergreen International Bond                        --          7.31%         (6.16)%        1.15%
EQ/Evergreen Omega                                     --          1.08%          0.00%         1.08%
EQ/FI Mid Cap                                          --          1.08%         (0.08)%        1.00%
EQ/FI Mid Cap Value                                    --          1.12%         (0.02)%        1.10%
EQ/GAMCO Mergers and Acquisitions                      --          1.81%         (0.36)%        1.45%
EQ/GAMCO Small Company Value                           --          1.18%          0.00%         1.18%
EQ/International Growth                                --          1.39%          0.00%         1.39%
EQ/Janus Large Cap Growth                              --          1.30%         (0.15)%        1.15%


12 Fee table

-------------------------------------------------------------------------------
                                            Manage-      12b-1        Other
Portfolio Name                           ment Fees(4)   Fees(5)   Expenses(6)
-------------------------------------------------------------------------------
EQ Advisors Trust:
-------------------------------------------------------------------------------
EQ/JPMorgan Core Bond                      0.44%          0.25%     0.13%
EQ/JPMorgan Value Opportunities            0.60%          0.25%     0.15%
EQ/Lazard Small Cap Value                  0.73%          0.25%     0.14%
EQ/Legg Mason Value Equity                 0.65%          0.25%     3.07%
EQ/Long Term Bond                          0.50%          0.25%     0.18%
EQ/Lord Abbett Growth and Income           0.65%          0.25%     0.93%
EQ/Lord Abbett Large Cap Core              0.65%          0.25%     1.32%
EQ/Lord Abbett Mid Cap Value               0.70%          0.25%     0.40%
EQ/Marsico Focus                           0.87%          0.25%     0.13%
EQ/Mercury Basic Value Equity              0.57%          0.25%     0.13%
EQ/Mercury International Value             0.85%          0.25%     0.23%
EQ/MFS Emerging Growth Companies           0.65%          0.25%     0.14%
EQ/MFS Investors Trust                     0.60%          0.25%     0.18%
EQ/Money Market                            0.34%          0.25%     0.13%
EQ/Montag & Caldwell Growth                0.75%          0.25%     0.16%
EQ/PIMCO Real Return                       0.55%          0.25%     0.24%
EQ/Short Duration Bond                     0.44%          0.25%     0.14%
EQ/Small Company Index                     0.25%          0.25%     0.16%
EQ/TCW Equity                              0.80%          0.25%     0.16%
EQ/UBS Growth and Income                   0.75%          0.25%     0.19%
EQ/Van Kampen Comstock                     0.65%          0.25%     0.39%
EQ/Van Kampen Emerging Markets Equity      1.15%          0.25%     0.48%
EQ/Van Kampen Mid Cap Growth               0.70%          0.25%     0.83%
EQ/Wells Fargo Montgomery Small Cap        0.85%          0.25%     2.28%
-------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
-------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq  1.50%          0.25%     1.48%
-------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
-------------------------------------------------------------------------------
U.S. Real Estate - Class II               0.75%          0.35%     0.28%



------------------------------------------------------------------------------------------------
                                                           Total                     Net Total
                                                          Annual      Fee Waivers     Annual
                                          Underlying     Expenses       and/or       Expenses
                                          Portfolio      (Before        Expense        After
                                           Fees and      Expense      Reimburse-      Expense
 Portfolio Name                          Expenses(7)   Limitation)     ments(8)     Limitations
------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond                       --            0.82%           0.00%        0.82%
EQ/JPMorgan Value Opportunities             --            1.00%          (0.05)%       0.95%
EQ/Lazard Small Cap Value                   --            1.12%          (0.02)%       1.10%
EQ/Legg Mason Value Equity                  --            3.97%          (2.97)%       1.00%
EQ/Long Term Bond                           --            0.93%           0.00%        0.93%
EQ/Lord Abbett Growth and Income            --            1.83%          (0.83)%       1.00%
EQ/Lord Abbett Large Cap Core               --            2.22%          (1.22)%       1.00%
EQ/Lord Abbett Mid Cap Value                --            1.35%          (0.30)%       1.05%
EQ/Marsico Focus                            --            1.25%          (0.10)%       1.15%
EQ/Mercury Basic Value Equity               --            0.95%           0.00%        0.95%
EQ/Mercury International Value              --            1.33%          (0.08)%       1.25%
EQ/MFS Emerging Growth Companies            --            1.04%             --         1.04%
EQ/MFS Investors Trust                      --            1.03%          (0.08)%       0.95%
EQ/Money Market                             --            0.72%             --         0.72%
EQ/Montag & Caldwell Growth                 --            1.16%          (0.01)%       1.15%
EQ/PIMCO Real Return                        --            1.04%          (0.14)%       0.90%
EQ/Short Duration Bond                      --            0.83%           0.00%        0.83%
EQ/Small Company Index                      --            0.66%           0.00%        0.66%
EQ/TCW Equity                               --            1.21%          (0.06)%       1.15%
EQ/UBS Growth and Income                    --            1.19%          (0.14)%       1.05%
EQ/Van Kampen Comstock                      --            1.29%          (0.29)%       1.00%
EQ/Van Kampen Emerging Markets Equity       --            1.88%          (0.08)%       1.80%
EQ/Van Kampen Mid Cap Growth                --            1.78%          (0.73)%       1.05%
EQ/Wells Fargo Montgomery Small Cap         --            3.38%          (2.08)%       1.30%
------------------------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq    --            3.23%          (0.02)%       3.21%
------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                 --            1.38%          (0.10)%       1.28%
------------------------------------------------------------------------------------------------



Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable.

    The withdrawal charge percentage we use is determined by the contract year in which you    Contract
    make  the withdrawal or surrender your contract. For each contribution, we consider the      Year
    contract year in which we receive that contribution to be "contract year 1")                 1 .............. 8.00%
                                                                                                 2 .............. 8.00%
                                                                                                 3 .............. 7.00%
                                                                                                 4 .............. 7.00%
                                                                                                 5 .............. 6.00%
                                                                                                 6 .............. 5.00%
                                                                                                 7 .............. 4.00%
                                                                                                 8 .............. 3.00%
                                                                                                 9+ ............. 0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.

(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(6) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related



                                                                    Fee table 13
expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



---------------------------------------------
Portfolio Name
---------------------------------------------
AXA Premier VIP Aggressive Equity       0.98%
AXA Premier VIP Health Care             1.71%
AXA Premier VIP International Equity    1.54%
AXA Premier VIP Large Cap Core Equity   1.33%
AXA Premier VIP Large Cap Growth        1.33%
AXA Premier VIP Large Cap Value         1.29%
AXA Premier VIP Mid Cap Growth          1.55%
AXA Premier VIP Mid Cap Value           1.49%
AXA Premier VIP Technology              1.61%
EQ/Alliance Common Stock                0.83%
EQ/Alliance Growth and Income           0.91%
EQ/Alliance International               1.09%
EQ/Alliance Large Cap Growth            1.02%
EQ/Alliance Small Cap Growth            1.09%
EQ/Bernstein Diversified Value          0.88%
EQ/Boston Advisors Equity Income        1.04%
EQ/Calvert Socially Responsible         1.03%
EQ/Capital Guardian Growth              0.94%
EQ/Capital Guardian International       1.18%
EQ/Capital Guardian Research            0.94%
EQ/Capital Guardian U.S. Equity         0.94%
EQ/Evergreen Omega                      0.88%
EQ/FI Mid Cap                           0.95%
EQ/FI Mid Cap Value                     1.08%
EQ/GAMCO Mergers and Acquisitions       1.38%
EQ/GAMCO Small Company Value            1.17%
EQ/International Growth                 1.22%
EQ/Janus Large Cap Growth               1.14%
EQ/Lazard Small Cap Value               1.01%
EQ/Legg Mason Value Equity              0.99%
EQ/Lord Abbett Growth and Income        0.97%
EQ/Lord Abbett Large Cap Core           0.99%
EQ/Lord Abbett Mid Cap Value            1.01%
EQ/Marsico Focus                        1.14%
EQ/Mercury Basic Value Equity           0.93%
EQ/MFS Emerging Growth Companies        1.01%
EQ/MFS Investors Trust                  0.94%
EQ/Montag & Caldwell Growth             1.12%
EQ/UBS Growth and Income                1.04%
EQ/Van Kampen Comstock                  0.99%
EQ/Van Kampen Emerging Markets Equity   1.78%
EQ/Van Kampen Mid Cap Growth            1.02%
EQ/Wells Fargo Montgomery Small Cap     1.12%



EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .01% of contract value.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.



14 Fee table

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 15

-------------------------------------------------------------------------------------------------------------
                                                               If you surrender your contract
                                                          at the end of the applicable time period
                                                -------------------------------------------------------------
                   Portfolio Name                1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,278.00     $ 2,160.00     $ 3,081.00     $ 5,213.00
AXA Conservative Allocation                      $ 1,245.00     $ 2,065.00     $ 2,927.00     $ 4,931.00
AXA Conservative-Plus Allocation                 $ 1,248.00     $ 2,074.00     $ 2,942.00     $ 4,959.00
AXA Moderate Allocation                          $ 1,254.00     $ 2,090.00     $ 2,968.00     $ 5,007.00
AXA Moderate-Plus Allocation                     $ 1,268.00     $ 2,132.00     $ 3,035.00     $ 5,129.00
AXA Premier VIP Aggressive Equity                $ 1,234.00     $ 2,033.00     $ 2,875.00     $ 4,834.00
AXA Premier VIP Core Bond                        $ 1,232.00     $ 2,027.00     $ 2,864.00     $ 4,815.00
AXA Premier VIP Health Care                      $ 1,308.00     $ 2,249.00     $ 3,224.00     $ 5,469.00
AXA Premier VIP High Yield                       $ 1,230.00     $ 2,020.00     $ 2,854.00     $ 4,796.00
AXA Premier VIP International Equity             $ 1,292.00     $ 2,202.00     $ 3,148.00     $ 5,333.00
AXA Premier VIP Large Cap Core Equity            $ 1,272.00     $ 2,145.00     $ 3,056.00     $ 5,167.00
AXA Premier VIP Large Cap Growth                 $ 1,270.00     $ 2,138.00     $ 3,045.00     $ 5,148.00
AXA Premier VIP Large Cap Value                  $ 1,269.00     $ 2,135.00     $ 3,040.00     $ 5,139.00
AXA Premier VIP Mid Cap Growth                   $ 1,294.00     $ 2,208.00     $ 3,158.00     $ 5,351.00
AXA Premier VIP Mid Cap Value                    $ 1,288.00     $ 2,189.00     $ 3,127.00     $ 5,296.00
AXA Premier VIP Technology                       $ 1,302.00     $ 2,230.00     $ 3,193.00     $ 5,415.00
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,212.00     $ 1,968.00     $ 2,769.00     $ 4,636.00
EQ/Alliance Growth and Income                    $ 1,222.00     $ 1,997.00     $ 2,816.00     $ 4,725.00
EQ/Alliance Intermediate Government Securities   $ 1,217.00     $ 1,981.00     $ 2,790.00     $ 4,675.00
EQ/Alliance International                        $ 1,248.00     $ 2,073.00     $ 2,941.00     $ 4,956.00
EQ/Alliance Large Cap Growth                     $ 1,259.00     $ 2,105.00     $ 2,992.00     $ 5,051.00
EQ/Alliance Quality Bond                         $ 1,216.00     $ 1,978.00     $ 2,785.00     $ 4,666.00
EQ/Alliance Small Cap Growth                     $ 1,242.00     $ 2,058.00     $ 2,915.00     $ 4,909.00
EQ/Ariel Appreciation II                         $ 1,994.00     $ 4,100.00     $ 5,986.00     $ 9,535.00
EQ/Bear Stearns Small Company Growth             $ 1,277.00     $ 2,160.00     $ 3,080.00     $ 5,210.00
EQ/Bernstein Diversified Value                   $ 1,227.00     $ 2,013.00     $ 2,842.00     $ 4,773.00
EQ/Boston Advisors Equity Income                 $ 1,246.00     $ 2,067.00     $ 2,930.00     $ 4,937.00
EQ/Calvert Socially Responsible                  $ 1,247.00     $ 2,070.00     $ 2,936.00     $ 4,947.00
EQ/Capital Guardian Growth                       $ 1,236.00     $ 2,038.00     $ 2,884.00     $ 4,851.00
EQ/Capital Guardian International                $ 1,264.00     $ 2,121.00     $ 3,018.00     $ 5,098.00
EQ/Capital Guardian Research                     $ 1,232.00     $ 2,026.00     $ 2,863.00     $ 4,812.00
EQ/Capital Guardian U.S. Equity                  $ 1,232.00     $ 2,026.00     $ 2,863.00     $ 4,812.00
EQ/Caywood-Scholl High Yield Bond                $ 1,238.00     $ 2,045.00     $ 2,894.00     $ 4,870.00
EQ/Equity 500 Index                              $ 1,189.00     $ 1,897.00     $ 2,653.00     $ 4,416.00
EQ/Evergreen International                       $ 1,917.00     $ 3,906.00     $ 5,716.00     $ 9,214.00
EQ/Evergreen Omega                               $ 1,237.00     $ 2,042.00     $ 2,889.00     $ 4,860.00
EQ/FI Mid Cap                                    $ 1,237.00     $ 2,042.00     $ 2,889.00     $ 4,860.00
EQ/FI Mid Cap Value                              $ 1,241.00     $ 2,054.00     $ 2,910.00     $ 4,899.00
EQ/GAMCO Mergers and Acquisitions                $ 1,317.00     $ 2,273.00     $ 3,263.00     $ 5,538.00
EQ/GAMCO Small Company Value                     $ 1,248.00     $ 2,073.00     $ 2,941.00     $ 4,956.00
EQ/International Growth                          $ 1,271.00     $ 2,140.00     $ 3,049.00     $ 5,155.00
-------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                                                                                                            If you do
                                                                                                           not surrender
                                                                                                           your contract
                                                                                                           at the end of
                                                                                                               the
                                                            If you annuitize at the end of the              applicable
                                                                  applicable time period                   time period
--------------------------------------------------------------------------------------------------------------------------
                   Portfolio Name                1 year       3 years        5 years        10 years       1 year
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   828.00   $ 1,810.00     $ 2,831.00     $ 5,563.00     $   478.00
AXA Conservative Allocation                      $   795.00   $ 1,715.00     $ 2,677.00     $ 5,281.00     $   445.00
AXA Conservative-Plus Allocation                 $   798.00   $ 1,724.00     $ 2,692.00     $ 5,309.00     $   448.00
AXA Moderate Allocation                          $   804.00   $ 1,740.00     $ 2,718.00     $ 5,357.00     $   454.00
AXA Moderate-Plus Allocation                     $   818.00   $ 1,782.00     $ 2,785.00     $ 5,479.00     $   468.00
AXA Premier VIP Aggressive Equity                $   784.00   $ 1,683.00     $ 2,625.00     $ 5,184.00     $   434.00
AXA Premier VIP Core Bond                        $   782.00   $ 1,677.00     $ 2,614.00     $ 5,165.00     $   432.00
AXA Premier VIP Health Care                      $   858.00   $ 1,899.00     $ 2,974.00     $ 5,819.00     $   508.00
AXA Premier VIP High Yield                       $   780.00   $ 1,670.00     $ 2,604.00     $ 5,146.00     $   430.00
AXA Premier VIP International Equity             $   842.00   $ 1,852.00     $ 2,898.00     $ 5,683.00     $   492.00
AXA Premier VIP Large Cap Core Equity            $   822.00   $ 1,795.00     $ 2,806.00     $ 5,517.00     $   472.00
AXA Premier VIP Large Cap Growth                 $   820.00   $ 1,788.00     $ 2,795.00     $ 5,498.00     $   470.00
AXA Premier VIP Large Cap Value                  $   819.00   $ 1,785.00     $ 2,790.00     $ 5,489.00     $   469.00
AXA Premier VIP Mid Cap Growth                   $   844.00   $ 1,858.00     $ 2,908.00     $ 5,701.00     $   494.00
AXA Premier VIP Mid Cap Value                    $   838.00   $ 1,839.00     $ 2,877.00     $ 5,646.00     $   488.00
AXA Premier VIP Technology                       $   852.00   $ 1,880.00     $ 2,943.00     $ 5,765.00     $   502.00
------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   762.00   $ 1,618.00     $ 2,519.00     $ 4,986.00     $   412.00
EQ/Alliance Growth and Income                    $   772.00   $ 1,647.00     $ 2,566.00     $ 5,075.00     $   422.00
EQ/Alliance Intermediate Government Securities   $   767.00   $ 1,631.00     $ 2,540.00     $ 5,025.00     $   417.00
EQ/Alliance International                        $   798.00   $ 1,723.00     $ 2,691.00     $ 5,306.00     $   448.00
EQ/Alliance Large Cap Growth                     $   809.00   $ 1,755.00     $ 2,742.00     $ 5,401.00     $   459.00
EQ/Alliance Quality Bond                         $   766.00   $ 1,628.00     $ 2,535.00     $ 5,016.00     $   416.00
EQ/Alliance Small Cap Growth                     $   792.00   $ 1,708.00     $ 2,665.00     $ 5,259.00     $   442.00
EQ/Ariel Appreciation II                         $ 1,544.00   $ 3,750.00     $ 5,736.00     $ 9,885.00     $ 1,194.00
EQ/Bear Stearns Small Company Growth             $   827.00   $ 1,810.00     $ 2,830.00     $ 5,560.00     $   477.00
EQ/Bernstein Diversified Value                   $   777.00   $ 1,663.00     $ 2,592.00     $ 5,123.00     $   427.00
EQ/Boston Advisors Equity Income                 $   796.00   $ 1,717.00     $ 2,680.00     $ 5,287.00     $   446.00
EQ/Calvert Socially Responsible                  $   797.00   $ 1,720.00     $ 2,686.00     $ 5,297.00     $   447.00
EQ/Capital Guardian Growth                       $   786.00   $ 1,688.00     $ 2,634.00     $ 5,201.00     $   436.00
EQ/Capital Guardian International                $   814.00   $ 1,771.00     $ 2,768.00     $ 5,448.00     $   464.00
EQ/Capital Guardian Research                     $   782.00   $ 1,676.00     $ 2,613.00     $ 5,162.00     $   432.00
EQ/Capital Guardian U.S. Equity                  $   782.00   $ 1,676.00     $ 2,613.00     $ 5,162.00     $   432.00
EQ/Caywood-Scholl High Yield Bond                $   788.00   $ 1,695.00     $ 2,644.00     $ 5,220.00     $   438.00
EQ/Equity 500 Index                              $   739.00   $ 1,547.00     $ 2,403.00     $ 4,766.00     $   389.00
EQ/Evergreen International                       $ 1,467.00   $ 3,556.00     $ 5,466.00     $ 9,564.00     $ 1,117.00
EQ/Evergreen Omega                               $   787.00   $ 1,692.00     $ 2,639.00     $ 5,210.00     $   437.00
EQ/FI Mid Cap                                    $   787.00   $ 1,692.00     $ 2,639.00     $ 5,210.00     $   437.00
EQ/FI Mid Cap Value                              $   791.00   $ 1,704.00     $ 2,660.00     $ 5,249.00     $   441.00
EQ/GAMCO Mergers and Acquisitions                $   867.00   $ 1,923.00     $ 3,013.00     $ 5,888.00     $   517.00
EQ/GAMCO Small Company Value                     $   798.00   $ 1,723.00     $ 2,691.00     $ 5,306.00     $   448.00
EQ/International Growth                          $   821.00   $ 1,790.00     $ 2,799.00     $ 5,505.00     $   471.00
------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract
                                                 at the end of the applicable time period
----------------------------------------------------------------------------------------------
                   Portfolio Name                 3 years        5 years        10 years
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,460.00     $ 2,481.00     $ 5,213.00
AXA Conservative Allocation                      $ 1,365.00     $ 2,327.00     $ 4,931.00
AXA Conservative-Plus Allocation                 $ 1,374.00     $ 2,342.00     $ 4,959.00
AXA Moderate Allocation                          $ 1,390.00     $ 2,368.00     $ 5,007.00
AXA Moderate-Plus Allocation                     $ 1,432.00     $ 2,435.00     $ 5,129.00
AXA Premier VIP Aggressive Equity                $ 1,333.00     $ 2,275.00     $ 4,834.00
AXA Premier VIP Core Bond                        $ 1,327.00     $ 2,264.00     $ 4,815.00
AXA Premier VIP Health Care                      $ 1,549.00     $ 2,624.00     $ 5,469.00
AXA Premier VIP High Yield                       $ 1,320.00     $ 2,254.00     $ 4,796.00
AXA Premier VIP International Equity             $ 1,502.00     $ 2,548.00     $ 5,333.00
AXA Premier VIP Large Cap Core Equity            $ 1,445.00     $ 2,456.00     $ 5,167.00
AXA Premier VIP Large Cap Growth                 $ 1,438.00     $ 2,445.00     $ 5,148.00
AXA Premier VIP Large Cap Value                  $ 1,435.00     $ 2,440.00     $ 5,139.00
AXA Premier VIP Mid Cap Growth                   $ 1,508.00     $ 2,558.00     $ 5,351.00
AXA Premier VIP Mid Cap Value                    $ 1,489.00     $ 2,527.00     $ 5,296.00
AXA Premier VIP Technology                       $ 1,530.00     $ 2,593.00     $ 5,415.00
----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,268.00     $ 2,169.00     $ 4,636.00
EQ/Alliance Growth and Income                    $ 1,297.00     $ 2,216.00     $ 4,725.00
EQ/Alliance Intermediate Government Securities   $ 1,281.00     $ 2,190.00     $ 4,675.00
EQ/Alliance International                        $ 1,373.00     $ 2,341.00     $ 4,956.00
EQ/Alliance Large Cap Growth                     $ 1,405.00     $ 2,392.00     $ 5,051.00
EQ/Alliance Quality Bond                         $ 1,278.00     $ 2,185.00     $ 4,666.00
EQ/Alliance Small Cap Growth                     $ 1,358.00     $ 2,315.00     $ 4,909.00
EQ/Ariel Appreciation II                         $ 3,400.00     $ 5,386.00     $ 9,535.00
EQ/Bear Stearns Small Company Growth             $ 1,460.00     $ 2,480.00     $ 5,210.00
EQ/Bernstein Diversified Value                   $ 1,313.00     $ 2,242.00     $ 4,773.00
EQ/Boston Advisors Equity Income                 $ 1,367.00     $ 2,330.00     $ 4,937.00
EQ/Calvert Socially Responsible                  $ 1,370.00     $ 2,336.00     $ 4,947.00
EQ/Capital Guardian Growth                       $ 1,338.00     $ 2,284.00     $ 4,851.00
EQ/Capital Guardian International                $ 1,421.00     $ 2,418.00     $ 5,098.00
EQ/Capital Guardian Research                     $ 1,326.00     $ 2,263.00     $ 4,812.00
EQ/Capital Guardian U.S. Equity                  $ 1,326.00     $ 2,263.00     $ 4,812.00
EQ/Caywood-Scholl High Yield Bond                $ 1,345.00     $ 2,294.00     $ 4,870.00
EQ/Equity 500 Index                              $ 1,197.00     $ 2,053.00     $ 4,416.00
EQ/Evergreen International                       $ 3,206.00     $ 5,116.00     $ 9,214.00
EQ/Evergreen Omega                               $ 1,342.00     $ 2,289.00     $ 4,860.00
EQ/FI Mid Cap                                    $ 1,342.00     $ 2,289.00     $ 4,860.00
EQ/FI Mid Cap Value                              $ 1,354.00     $ 2,310.00     $ 4,899.00
EQ/GAMCO Mergers and Acquisitions                $ 1,573.00     $ 2,663.00     $ 5,538.00
EQ/GAMCO Small Company Value                     $ 1,373.00     $ 2,341.00     $ 4,956.00
EQ/International Growth                          $ 1,440.00     $ 2,449.00     $ 5,155.00
----------------------------------------------------------------------------------------------



16 Fee table

----------------------------------------------------------------------------------------------------
                                                      If you surrender your contract
                                                 at the end of the applicable time period
----------------------------------------------------------------------------------------------------
              Portfolio Name              1 year        3 years        5 years        10 years
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 1,261.00     $ 2,112.00     $ 3,003.00     $ 5,070.00
EQ/JPMorgan Core Bond                   $ 1,209.00     $ 1,958.00     $ 2,753.00     $ 4,606.00
EQ/JPMorgan Value Opportunities         $ 1,228.00     $ 2,016.00     $ 2,847.00     $ 4,783.00
EQ/Lazard Small Cap Value               $ 1,241.00     $ 2,054.00     $ 2,910.00     $ 4,899.00
EQ/Legg Mason Value Equity              $ 1,553.00     $ 2,939.00     $ 4,301.00     $ 7,257.00
EQ/Long Term Bond                       $ 1,221.00     $ 1,994.00     $ 2,811.00     $ 4,715.00
EQ/Lord Abbett Growth and Income        $ 1,319.00     $ 2,280.00     $ 3,273.00     $ 5,556.00
EQ/Lord Abbett Large Cap Core           $ 1,361.00     $ 2,402.00     $ 3,468.00     $ 5,896.00
EQ/Lord Abbett Mid Cap Value            $ 1,266.00     $ 2,128.00     $ 3,028.00     $ 5,117.00
EQ/Marsico Focus                        $ 1,256.00     $ 2,096.00     $ 2,977.00     $ 5,023.00
EQ/Mercury Basic Value Equity           $ 1,223.00     $ 2,000.00     $ 2,821.00     $ 4,734.00
EQ/Mercury International Value          $ 1,264.00     $ 2,121.00     $ 3,018.00     $ 5,098.00
EQ/MFS Emerging Growth Companies        $ 1,233.00     $ 2,029.00     $ 2,868.00     $ 4,822.00
EQ/MFS Investors Trust                  $ 1,232.00     $ 2,026.00     $ 2,863.00     $ 4,812.00
EQ/Money Market                         $ 1,198.00     $ 1,926.00     $ 2,700.00     $ 4,507.00
EQ/Montag & Caldwell Growth             $ 1,246.00     $ 2,067.00     $ 2,930.00     $ 4,937.00
EQ/PIMCO Real Return                    $ 1,233.00     $ 2,029.00     $ 2,868.00     $ 4,822.00
EQ/Short Duration Bond                  $ 1,210.00     $ 1,962.00     $ 2,758.00     $ 4,616.00
EQ/Small Company Index                  $ 1,192.00     $ 1,907.00     $ 2,669.00     $ 4,447.00
EQ/TCW Equity                           $ 1,251.00     $ 2,083.00     $ 2,956.00     $ 4,985.00
EQ/UBS Growth and Income                $ 1,249.00     $ 2,077.00     $ 2,946.00     $ 4,966.00
EQ/Van Kampen Comstock                  $ 1,260.00     $ 2,109.00     $ 2,998.00     $ 5,061.00
EQ/Van Kampen Emerging Markets Equity   $ 1,324.00     $ 2,296.00     $ 3,298.00     $ 5,600.00
EQ/Van Kampen Mid Cap Growth            $ 1,313.00     $ 2,264.00     $ 3,248.00     $ 5,511.00
EQ/Wells Fargo Montgomery Small Cap     $ 1,488.00     $ 2,760.00     $ 4,027.00     $ 6,827.00
----------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq$ 1,825.00     $ 3,668.00     $ 5,378.00     $ 8,787.00
----------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II             $ 1,421.00     $ 2,571.00     $ 3,733.00     $ 6,347.00
----------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                                                                    If you do not surrender
                                                                                                         your contract
                                                   If you annuitize at the end of the             at the end of the applicable
                                                         applicable time period                           time period
------------------------------------------------------------------------------------------------------------------------------
              Portfolio Name               1 year       3 years        5 years        10 years       1 year       3 years
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                  $   811.00   $ 1,762.00     $ 2,753.00     $ 5,420.00     $   461.00   $ 1,412.00
EQ/JPMorgan Core Bond                      $   759.00   $ 1,608.00     $ 2,503.00     $ 4,956.00     $   409.00   $ 1,258.00
EQ/JPMorgan Value Opportunities            $   778.00   $ 1,666.00     $ 2,597.00     $ 5,133.00     $   428.00   $ 1,316.00
EQ/Lazard Small Cap Value                  $   791.00   $ 1,704.00     $ 2,660.00     $ 5,249.00     $   441.00   $ 1,354.00
EQ/Legg Mason Value Equity                 $ 1,103.00   $ 2,589.00     $ 4,051.00     $ 7,607.00     $   753.00   $ 2,239.00
EQ/Long Term Bond                          $   771.00   $ 1,644.00     $ 2,561.00     $ 5,065.00     $   421.00   $ 1,294.00
EQ/Lord Abbett Growth and Income           $   869.00   $ 1,930.00     $ 3,023.00     $ 5,906.00     $   519.00   $ 1,580.00
EQ/Lord Abbett Large Cap Core              $   911.00   $ 2,052.00     $ 3,218.00     $ 6,246.00     $   561.00   $ 1,702.00
EQ/Lord Abbett Mid Cap Value               $   816.00   $ 1,778.00     $ 2,778.00     $ 5,467.00     $   466.00   $ 1,428.00
EQ/Marsico Focus                           $   806.00   $ 1,746.00     $ 2,727.00     $ 5,373.00     $   456.00   $ 1,396.00
EQ/Mercury Basic Value Equity              $   773.00   $ 1,650.00     $ 2,571.00     $ 5,084.00     $   423.00   $ 1,300.00
EQ/Mercury International Value             $   814.00   $ 1,771.00     $ 2,768.00     $ 5,448.00     $   464.00   $ 1,421.00
EQ/MFS Emerging Growth Companies           $   783.00   $ 1,679.00     $ 2,618.00     $ 5,172.00     $   433.00   $ 1,329.00
EQ/MFS Investors Trust                     $   782.00   $ 1,676.00     $ 2,613.00     $ 5,162.00     $   432.00   $ 1,326.00
EQ/Money Market                            $   748.00   $ 1,576.00     $ 2,450.00     $ 4,857.00     $   398.00   $ 1,226.00
EQ/Montag & Caldwell Growth                $   796.00   $ 1,717.00     $ 2,680.00     $ 5,287.00     $   446.00   $ 1,367.00
EQ/PIMCO Real Return                       $   783.00   $ 1,679.00     $ 2,618.00     $ 5,172.00     $   433.00   $ 1,329.00
EQ/Short Duration Bond                     $   760.00   $ 1,612.00     $ 2,508.00     $ 4,966.00     $   410.00   $ 1,262.00
EQ/Small Company Index                     $   742.00   $ 1,557.00     $ 2,419.00     $ 4,797.00     $   392.00   $ 1,207.00
EQ/TCW Equity                              $   801.00   $ 1,733.00     $ 2,706.00     $ 5,335.00     $   451.00   $ 1,383.00
EQ/UBS Growth and Income                   $   799.00   $ 1,727.00     $ 2,696.00     $ 5,316.00     $   449.00   $ 1,377.00
EQ/Van Kampen Comstock                     $   810.00   $ 1,759.00     $ 2,748.00     $ 5,411.00     $   460.00   $ 1,409.00
EQ/Van Kampen Emerging Markets Equity      $   874.00   $ 1,946.00     $ 3,048.00     $ 5,950.00     $   524.00   $ 1,596.00
EQ/Van Kampen Mid Cap Growth               $   863.00   $ 1,914.00     $ 2,998.00     $ 5,861.00     $   513.00   $ 1,564.00
EQ/Wells Fargo Montgomery Small Cap        $ 1,038.00   $ 2,410.00     $ 3,777.00     $ 7,177.00     $   688.00   $ 2,060.00
------------------------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq   $ 1,375.00   $ 3,318.00     $ 5,128.00     $ 9,137.00     $ 1,025.00   $ 2,968.00
vTHE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                $   971.00   $ 2,221.00     $ 3,483.00     $ 6,697.00     $   621.00   $ 1,871.00
------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------
                                          If you do not surrender your
                                                  contract
                                        at the end of the applicable
                                                 time period
----------------------------------------------------------------------
              Portfolio Name                5 years        10 years
EQ ADVISORS TRUST:
-----------------------------------------------------------------------
EQ/Janus Large Cap Growth                  $ 2,403.00     $ 5,070.00
EQ/JPMorgan Core Bond                      $ 2,153.00     $ 4,606.00
EQ/JPMorgan Value Opportunities            $ 2,247.00     $ 4,783.00
EQ/Lazard Small Cap Value                  $ 2,310.00     $ 4,899.00
EQ/Legg Mason Value Equity                 $ 3,701.00     $ 7,257.00
EQ/Long Term Bond                          $ 2,211.00     $ 4,715.00
EQ/Lord Abbett Growth and Income           $ 2,673.00     $ 5,556.00
EQ/Lord Abbett Large Cap Core              $ 2,868.00     $ 5,896.00
EQ/Lord Abbett Mid Cap Value               $ 2,428.00     $ 5,117.00
EQ/Marsico Focus                           $ 2,377.00     $ 5,023.00
EQ/Mercury Basic Value Equity              $ 2,221.00     $ 4,734.00
EQ/Mercury International Value             $ 2,418.00     $ 5,098.00
EQ/MFS Emerging Growth Companies           $ 2,268.00     $ 4,822.00
EQ/MFS Investors Trust                     $ 2,263.00     $ 4,812.00
EQ/Money Market                            $ 2,100.00     $ 4,507.00
EQ/Montag & Caldwell Growth                $ 2,330.00     $ 4,937.00
EQ/PIMCO Real Return                       $ 2,268.00     $ 4,822.00
EQ/Short Duration Bond                     $ 2,158.00     $ 4,616.00
EQ/Small Company Index                     $ 2,069.00     $ 4,447.00
EQ/TCW Equity                              $ 2,356.00     $ 4,985.00
EQ/UBS Growth and Income                   $ 2,346.00     $ 4,966.00
EQ/Van Kampen Comstock                     $ 2,398.00     $ 5,061.00
EQ/Van Kampen Emerging Markets Equity      $ 2,698.00     $ 5,600.00
EQ/Van Kampen Mid Cap Growth               $ 2,648.00     $ 5,511.00
EQ/Wells Fargo Montgomery Small Cap        $ 3,427.00     $ 6,827.00
----------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq   $ 4,778.00     $ 8,787.00
----------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------
U.S. Real Estate - Class II                $ 3,133.00     $ 6,347.00
----------------------------------------------------------------------



                                                                    Fee table 17

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



18 Fee table

1. Contract features and benefits


--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT
You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. This contract is no longer available to new purchasers.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                 Annuitant                                                      Limitations on
 Contract type   issue ages       Source of contributions                       contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o After-tax money.                             o No additional contributions after attainment
                                                                                  of age 81 or, if later, the first contract
                                 o Paid to us by check or transfer of contract    anniversary.
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue
                                   Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 80   o Eligible rollover distributions from TSA     o No contributions after attainment of age 81
                                   contracts or other 403(b) arrangements,        or, if later, the first contract anniversary.
                                   qualified plans, and governmental
                                   employer 457(b) plans.                       o Contributions after age 70-1/2 must be net of
                                                                                  required minimum distributions.
                                 o Rollovers from another traditional indi-
                                   vidual retirement arrangement.               o Although we accept regular IRA contribu-
                                                                                  tions (limited to $4,000 for 2006 and 2007)
                                 o Direct custodian-to-custodian transfers        under Rollover IRA contracts, we intend that
                                   from another traditional individual retire-    this contract be used primarily for rollover
                                   ment arrangement.                              and direct transfer contributions.
                                 o Regular IRA contributions.                   o Additional catch-up contributions of up to
                                                                                  $1,000 can be made for calendar years
                                 o Additional "catch-up" contributions.           2006 and 2007 where the owner is at least
                                                                                  age 50 but under age 70-1/2 at any time
                                                                                  during the calendar year for which the con-
                                                                                  tribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

------------------------------------------------------------------------------------------------------------------------------------
                 Annuitant
Contract type    issue ages
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 80
IRA
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 80
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 70
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
                                                                 Limitations on
Contract type     Source of contributions                        contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   o Rollovers from another Roth IRA.              o No additional rollover or direct transfer
IRA                                                                 contributions after attainment of age 81 or,
                  o Rollovers from a "designated Roth contri-       if later, the first contract anniversary.
                    bution account" under a 401(k) plan or
                    403(b) arrangement.                           o Conversion rollovers after age 70-1/2 must be
                                                                    net of required minimum distributions for
                  o Conversion rollovers from a traditional         the traditional IRA you are rolling over.
                    IRA.
                                                                  o You cannot roll over funds from a traditional
                  o Direct transfers from another Roth IRA.         IRA if your adjusted gross income is
                  o Regular Roth IRA contributions.                 $100,000 or more.

                  o Additional catch-up contributions.            o Although we accept regular Roth IRA con-
                                                                    tributions (limited to $4,000 for 2006 and
                                                                    2007) under the Roth IRA contracts, we
                                                                    intend that this contract be used primarily
                                                                    for rollover and direct transfer contributions.

                                                                  o Additional catch-up contributions of up to
                                                                    $1,000 can be made for calendar years
                                                                    2006 and 2007 where the owner is at least
                                                                    age 50 at any time during the calendar year
                                                                    for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      o Direct transfers of pre-tax funds from        o Additional rollover or direct transfer contri-
                    another contract or arrangement under           butions may be made up to attainment of
                    Section 403(b) of the Internal Revenue          age 81 or, if later, the first contract anniver-
                    Code, complying with IRS Revenue Ruling         sary.
                    90-24.
                                                                  o Rollover or direct transfer contributions after
                  o Eligible rollover distributions of pre-tax      age 70-1/2 must be net of any required mini-
                    funds from other 403(b) plans. Subse-           mum distributions.
                    quent contributions may also be rollovers
                    from qualified plans, governmental            o We do not accept employer-remitted
                    employer 457(b) plans and traditional           contributions.
                    IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP                o Only transfer contributions from other        o We do not accept regular ongoing payroll
                    investments within an existing defined          contributions.
                    contribution qualified plan trust.
                                                                  o Only one additional transfer contribution
                  o The plan must be qualified under Section        may be made during a contract year.
                    401(a) of the Internal Revenue Code.
                                                                  o No additional transfer contributions after
                  o For 401(k) plans, transferred contributions     attainment of age 71 or, if later, the first
                    may not include any after-tax                   contract anniversary.
                    contributions.
                                                                  o A separate QP contract must be established
                                                                    for each plan participant.

                                                                  o We do not accept contributions from
                                                                    defined benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.



                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------



22 Contract features and benefits

Portfolios of the Trusts (continued)
--------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective
--------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.
 VALUE
--------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.
 GROWTH
--------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.
--------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.
--------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective
--------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.
 INCOME
--------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent
 GOVERNMENT SECURITIES           with relative stability of principal.
--------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.
--------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.
 GROWTH
--------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent
                                 with moderate risk to capital.
--------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.
 GROWTH
--------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.
--------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.
 SMALL COMPANY GROWTH
--------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.
--------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to
 INCOME                          achieve an above-average and consistent total
                                 return.
--------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.
 RESPONSIBLE
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 INTERNATIONAL
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.
 RESEARCH
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Adviser(s)
--------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        o AllianceBernstein L.P.
 VALUE                           o Institutional Capital Corporation
                                 o MFS Investment Management
--------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          o AllianceBernstein L.P.
 GROWTH                          o Franklin Advisers, Inc.
                                 o Provident Investment Counsel, Inc.
--------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    o AXA Rosenberg Investment Management LLC
                                 o TCW Investment Management Company
                                 o Wellington Management Company, LLP
--------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       o Firsthand Capital Management, Inc.
                                 o RCM Capital Management LLC
                                 o Wellington Management Company, LLP
--------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Adviser(s)
--------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         o AllianceBernstein L.P.
--------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           o AllianceBernstein L.P.
 INCOME
--------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         o AllianceBernstein L.P.
 GOVERNMENT SECURITIES
--------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        o AllianceBernstein L.P.
--------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            o AllianceBernstein L.P.
 GROWTH
--------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         o AllianceBernstein L.P.
--------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            o AllianceBernstein L.P.
 GROWTH
--------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         o Ariel Capital Management, LLC
--------------------------------------------------------------------------------
EQ/BEAR STEARNS                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
--------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   o AllianceBernstein L.P.
--------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        o Boston Advisors, LLC.
 INCOME
--------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              o Calvert Asset Management Company, Inc.
 RESPONSIBLE                       and Bridgeway Capital Management, Inc.
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       o Capital Guardian Trust Company
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 INTERNATIONAL
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 RESEARCH
--------------------------------------------------------------------------------


                                               Contract features and benefits 23

Portfolios of the Trusts (continued)
--------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.
 EQUITY
--------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.
 YIELD BOND
--------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that
                               approximates the total return performance of the
                               S&P 500 Index, including reinvestment of
                               dividends, at a risk level consistent with that
                               of the S&P 500 Index.
--------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.
 BOND
--------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.
--------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.
--------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.
--------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.
 ACQUISITIONS
--------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.
 VALUE
--------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.
--------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.
--------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent
                               with moderate risk to capital and maintenance of
                               liquidity.
--------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.
 OPPORTUNITIES
--------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.
--------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.
--------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation
                               through investment in long-maturity debt
                               obligations.
--------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without
 INCOME                        excessive fluctuation in market value.
--------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with
  CORE                         reasonable risk.
--------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.
--------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.
--------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily,
 EQUITY                          income.
--------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term
 VALUE                         growth of income, accompanied by growth of
                               capital.
--------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.
 COMPANIES
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Adviser(s)
--------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       o Capital Guardian Trust Company
 EQUITY
--------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         o Caywood-Scholl Capital Management
 YIELD BOND
--------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            o AllianceBernstein L.P.
--------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     o Evergreen Investment Management Com-
 BOND                            pany, LLC
--------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             o Evergreen Investment Management
                                 Company, LLC
--------------------------------------------------------------------------------
EQ/FI MID CAP                  o Fidelity Management & Research Company
--------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            o Fidelity Management & Research Company
--------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           o GAMCO Asset Management Inc.
 ACQUISITIONS
--------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         o GAMCO Asset Management Inc.
 VALUE
--------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        o MFS Investment Management
--------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      o Janus Capital Management LLC
--------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          o J.P. Morgan Investment Management Inc.
--------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
--------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      o Lazard Asset Management LLC
--------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     o Legg Mason Capital Management, Inc.
--------------------------------------------------------------------------------
EQ/LONG TERM BOND              o Mercury Advisors
--------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      o Lord, Abbett & Co. LLC
 INCOME
--------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       o Lord, Abbett & Co. LLC
 CORE
--------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   o Lord, Abbett & Co. LLC
--------------------------------------------------------------------------------
EQ/MARSICO FOCUS               o Marsico Capital Management, LLC
--------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         o Mercury Advisors
 EQUITY
--------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       o Merrill Lynch Investment Managers Interna-
 VALUE                           tional Limited
--------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         o MFS Investment Management
 COMPANIES
--------------------------------------------------------------------------------



24 Contract features and benefits

Portfolios of the Trusts (continued)
--------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective
--------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital with a
                               secondary objective to seek reasonable current
                               income. For purposes of this Portfolio, the words
                               "reasonable current income" mean moderate income.
--------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income,
                               preserve its assets and maintain liquidity.
--------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.
 GROWTH
--------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent with
                               preservation of real capital and prudent
                               investment management.
--------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of
                               principal.
--------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before
                               the deduction of portfolio expenses) the total
                               return of the Russell 2000 Index.
--------------------------------------------------------------------------------
EQ/TCW EQUITY                  Seeks to achieve long-term capital appreciation.
--------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital
                               appreciation with income as a secondary
                               consideration.
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.
--------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.
 MARKETS EQUITY
--------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.
 GROWTH
--------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.
 SMALL CAP
--------------------------------------------------------------------------------
Laudus Variable
Insurance Trust
Portfolio Name                 Objective
--------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     Seeks to increase the value of your investment in
 LONG/SHORT EQUITY             bull markets and bear markets through strategies
                               that are designed to have limited exposure to
                               general equity market risk.
--------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                 Objective
--------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   Seeks to provide above average current income and
                               long-term capital appreciation by investing
                               primarily in equity securities of companies in
                               the U.S. real estate industry, including real
                               estate investment trusts.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Adviser(s)
--------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         o MFS Investment Management
--------------------------------------------------------------------------------
EQ/MONEY MARKET                o The Dreyfus Corporation
--------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           o Montag & Caldwell, Inc.
 GROWTH
--------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           o Pacific Investment Management Company,
                                 LLC
--------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         o Mercury Advisors
--------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         o AllianceBernstein L.P.
--------------------------------------------------------------------------------
EQ/TCW EQUITY                  o TCW Investment Management Company
--------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       o UBS Global Asset Management
                                 (Americas) Inc.
--------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         o Morgan Stanley Investment
                                 Management Inc.
--------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         o Morgan Stanley Investment
 MARKETS EQUITY                  Management Inc.
--------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          o Morgan Stanley Investment
 GROWTH                          Management Inc.
--------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      o Wells Capital Management Inc.
 SMALL CAP
--------------------------------------------------------------------------------
Laudus Variable
Insurance Trust
Portfolio Name                 Investment Manager/Adviser
--------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     o Charles Schwab Investment Management,
 LONG/SHORT EQUITY               Inc.
                               o AXA Rosenberg Investment
                                 Management LLC
--------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                 Investment Manager
--------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   o Van Kampen (is the name under which Mor-
                                 gan Stanley Investment Management Inc.
                                 does business in certain situations)
--------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 25

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state) or any withdrawal charges and any optional benefit charges.


The minimum yearly guaranteed interest rate is 3% for 2006. The minimum yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the Guaranteed interest option.


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that



26  Contract features and benefits
you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any applicable credit) on the fixed maturity option's maturity date. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal insurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the investment options and guaranteed interest option however you chose.

For example, if your initial contribution is $10,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 3.76% on February 15, 2006, we would have allocated $7,189 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,400.


The principal assurance allocation was only available for annuitants ages 80 or younger when the contract was issued. Had the annuitant been age 76-80, your principal assurance allocation was limited to the seven year fixed maturity option only. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options and guaranteed interest option would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option


                                              Contract features and benefits  27
and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006.. See "Transferring your money among investment options" later in this Prospectus.



CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions.


The amount of the credit will be 4%, 5% or 6% of each contribution based on the following breakpoints and rules:




-----------------------------------------------------------------
                                        Credit percentage
   First year total contributions*         applied to
            Breakpoints                  contributions
-----------------------------------------------------------------
Less than $250,000                            4%
-----------------------------------------------------------------
$250,000-$999,999.99                          5%
-----------------------------------------------------------------
$1 million or more                            6%
-----------------------------------------------------------------

----------------------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicated in the application at the time you purchased your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution was at least 50% of the Expected First Year Contribution Amount, your credit percentage is as follows:

   o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage is the percentage that applies to the Expected First Year Contribution Amount based on the table above.

   o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we increased the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

   o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o No indication of intent:

   o For your initial contribution, we applied the credit percentage based upon the above table.

   o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we increased the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.



28  Contract features and benefits

We may recover all of the credit or a portion of the credit in the following situations:


o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.


o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


YOUR BENEFIT BASE


A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Living Benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:


o  your initial contribution and any additional contributions to the contract;
   plus

o  any applicable credit; plus


o  daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond); and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. Your benefit base is equal to the greater of either:

o  your initial contribution to the contract and any additional contributions;
   plus

o  any applicable credit;

                                      or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contribution (and any applicable credit) made since the most recent contract anniversary;

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual ratchet to age 85, as described immediately above, on each contract date anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and

----------------------

(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.



                                              Contract features and benefits  29
annuity payout options. The guaranteed minimum income benefit is discussed under "Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


LIVING BENEFIT OPTION

The following section provides information about the Living Benefit option, which was only available at the time you purchased your contract.

The annuitant was age 20 through 75 at the time of contract issue. The Living Benefit option is a guaranteed minimum income benefit. If you elected the Living Benefit option at purchase, you pay an additional charge that is described under "Living Benefit charge" in "Charges and expenses" or in Appendix VI, depending on when the contract was issued, later in this Prospectus. The Living Benefit may not have been available in your state at the time of your purchase. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was generally not available to you. The guaranteed minimum income benefit was available for certain split-funded Charitable Remainder Trusts.


The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager(R) level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



---------------------------------------------------
                Level payments
---------------------------------------------------
                         Period certain years
  Annuitant's age at   ----------------------------
      exercise              IRAs         NQ
---------------------------------------------------
       60 to 75              10          10
          76                  9          10
          77                  8          10
          78                  7          10
          79                  7          10
          80                  7          10
          81                  7           9
          82                  7           8
          83                  7           7
          84                  6           6
          85                  5           5
---------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------
When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed



30  Contract features and benefits
interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.


----------------------------------------------------
                                guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
----------------------------------------------------
            10                     $11,891
            15                     $18,597
----------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit option may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) Plus(SM) QP contracts, the Plan participant can exercise the Living Benefit option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus(SM) QP contract into an Accumulator(R) Plus(SM) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(v) for Accumulator(R) Plus(SM) Rollover TSA contracts, you may exercise the Living Benefit option only if you effect a rollover of the TSA contract to an Accumulator(R) Plus(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

     o A successor owner who is not the annuitant may not be able to exercise the Living Benefit option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

     o If the successor owner is the annuitant, the Living Benefit option continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Living Benefit option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

     o If you designate your surviving spouse as successor owner, the Living Benefit option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

     o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the

                                              Contract features and benefits  31
        benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were age 85 at issue.

If you elected one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS WHO WERE AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may have elected one of the following enhanced death benefits:



6% ROLL-UP TO AGE 85.



ANNUAL RATCHET TO AGE 85.



THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Your enhanced death benefit election may not be changed.
                      ----------------------------------
In New York only the standard death benefit and the Annual ratchet to age 85 enhanced death benefit were available.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.


PROTECTION Plus(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 71 through 79 when we issued your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%


32  Contract features and benefits

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. This feature is not available in every state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.


                                              Contract features and benefits  33

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


34  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.


                            Transferring your money among investment options  35

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing,which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or



36 Transferring your money among investment options out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006..



                            Transferring your money among investment options  37

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.




--------------------------------------------------------------------------
                                  Method of withdrawal
               -----------------------------------------------------------
                                                                Lifetime
                                                               required
                                             Substantially     minimum
    Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------
NQ                  Yes           Yes             No              No
--------------------------------------------------------------------------
Rollover IRA        Yes           Yes             Yes            Yes
--------------------------------------------------------------------------
Roth Con-
 version IRA        Yes           Yes             Yes             No
--------------------------------------------------------------------------
Rollover
 TSA*               Yes           Yes             No             Yes
--------------------------------------------------------------------------
QP                  Yes           No              No             Yes
--------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


38  Accessing your money

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus).


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the Living Benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000.) This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Secu-


                                                        Accessing your money  39
rity Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.


LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Plus(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Plus(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Plus(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity pay-



40  Accessing your money
out options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).





--------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
--------------------------------------------------------------------
Variable Immediate Annuity             Life annuity
   payout options                      Life annuity with period
                                         certain
--------------------------------------------------------------------
Income Manager(R) payout               Life annuity with period
   options (available for annuitants     certain
   age 83 or less at contract issue)   Period certain annuity
--------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.


You may choose to apply your account value of your Accumulator(R) Plus(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.



                                                        Accessing your money  41

The Income Manager(R) payout options are not available in all states.

If you purchase an Income Manager(R) contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager(R) prospectus.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the Accumulator(R) Plus(SM) contract date. Except with respect to Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:





------------------------------------------
                              Maximum
 Issue age               annuitization age
------------------------------------------
    0-75                        85
     76                         86
     77                         87
   78-80                        88
------------------------------------------



42  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit): the Living Benefit; and Protection Plus(SM).

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.


                                                        Charges and expenses  43

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


----------------------------------------------------------------------
                              Contract year
----------------------------------------------------------------------
                    1     2     3     4     5     6     7     8    9+
----------------------------------------------------------------------
   Percentage of
   contribution    8%    8%    7%    7%    6%    5%    4%    3%    0%
----------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. Additional contributions during the contract year do not increase your 15% free withdrawal amount. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

   (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

   (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

   (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

         -- its main function is to provide skilled, intermediate, or custodial nursing care;

         -- it provides continuous room and board to three or more persons;

         -- it is supervised by a registered nurse or licensed practical nurse;


         -- it keeps daily medical records of each patient;

         -- it controls and records all medications dispensed; and

         -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.


6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual ratchet to age 85 benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


STANDARD DEATH BENEFIT. There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elected the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time


44  Charges and expenses
as you exercise the guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION Plus(SM)

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT


The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.50%.

o 12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  45

6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Living Benefit and you are the owner, but not the annuitant. Because the payments under the Living Benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Living Benefit option, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Living Benefit option, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit" under "Living Benefit option," in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alter-



46  Payment of death benefit
   native is elected, we will pay any cash five years after your death (or the death of the first owner to die).

o A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.


                                                    Payment of death benefit  47

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:


48  Payment of death benefit

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o  The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  49

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW
In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, the living benefit guaranteed minimum income benefit guaranteed interest option, selection of investment funds and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:


50  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION Plus(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:

o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant were the same under the source contract and the Accumulator(R) Plus(SM) NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Plus(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will


                                                             Tax information  51
   only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:


o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and


o  Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The first part of this


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


section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Plus(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Plus(SM) traditional and Roth IRA contracts.



PROTECTION Plus(SM) FEATURE

The Protection Plus(SM) feature was offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts. You should consult with your tax adviser for further information,

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the Accumulator(R) Plus(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o  regular contributions out of earned income or compensation;

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.


                                                             Tax information  53

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum       Equals     the adjusted
 -------------------        x        regular           =         deductible
  divided by $10,000              contribution                  contribution
                                  for the year                      limit



Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make ages 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o  Do it yourself:



54  Tax information

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o  regular contributions to a traditional IRA made after you reach age 70-1/2;
   or

o rollover contributions of amounts, which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.


                                                             Tax information  55

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollovers and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions

Background on Regulations -- Required Minimum Distributions. Distributions

must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime


56  Tax information
required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we


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must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2 . Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Plus(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o   regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion contributions); or


o   tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional



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


catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount stays the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o   another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement; or



o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o   you may not make contributions to a Roth IRA from a qualified plan under
    Section 401(a) of the Internal Revenue Code, a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose also excludes any lifetime required minimum distribution from a traditional



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IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE-IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o   rollovers from a Roth IRA to another Roth IRA;


o   direct transfers from a Roth IRA to another Roth IRA;

o   qualified distributions from a Roth IRA; and

o   return of excess contributions or amounts recharacterized to a traditional
    IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o   you are age 59-1/2 or older; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time home buyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning


60  Tax information
with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3) Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life


Lifetime required minimum distributions do not apply.


Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November, 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature


The Protection Plus(SM) feature was offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the



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contract with the Protection Plus(SM) feature meets the IRS qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should consult with your tax adviser for further information.

Contributions to TSAs

There were two ways you might have contributed to establish your Accumulator(R) Plus(SM) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that met the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; and

o   a rollover from another 403(b) arrangement.

If you made a direct transfer, you filled out our transfer form.


We do not accept after-tax contribution rollovers to the Accumulator(R) Plus(SM) Rollover TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" ,which are made on an after-tax basis to the 403(b) arrangement. However, a TSA can also be wholly or partially funded through non-elective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o   reaching age 59-1/2 even if you are still employed; or

o   disability (special federal income tax definition).

You can roll over pre-tax funds from traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled-over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) Plus(SM) contract receiving the funds has provi sions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may


62  Tax information
be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o   you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o   direct rollover from another TSA or eligible retirement plan; or

o   direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o   you reach age 59-1/2 ; or

o   you die; or

o   you become disabled (special federal income tax definition); or

o   you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal


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income tax rule requirements apply even if the plan is not subject to ERISA.
For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o   the loan does not qualify under the conditions above;

o   the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

Tax-deferred rollovers and direct transfers. You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distribution is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distribution to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This only applies to you if you established your Accumulator(R) Plus(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


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Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59-1/2. This is in addition to any income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:


                                                             Tax information  65

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.



IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Account invests solely in class IB/B shares issued by the corresponding portfolio of its Trusts.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;


(6) to restrict or eliminate any voting rights as to the Separate Account;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the Prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in their respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below.




-------------------------------------------------------
  Fixed Maturity
   Options with
   February 15th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2006   Maturity Value
-------------------------------------------------------
        2007           3.17%               $ 96.93
        2008           3.29%               $ 93.73
        2009           3.37%               $ 90.53
        2010           3.43%               $ 87.37
        2011           3.47%               $ 84.31
        2012           3.53%               $ 81.20
        2013           3.64%               $ 77.84
        2014           3.69%               $ 74.82
        2015           3.74%               $ 71.84
-------------------------------------------------------


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-------------------------------------------------------
  Fixed Maturity
   Options with
   February 15th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2006   Maturity Value
-------------------------------------------------------
        2016       3.76%               $ 69.12
-------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

  (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

  (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

  (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

  (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.



68  More information


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We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS, CREDITS, AND TRANSFERS


o Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.


                                                            More information  69

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing center.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another


70  More information
similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.75% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Plus(SM) company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on


                                                            More information  71
facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



72  More information

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company,1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


                             Incorporation of certain documents by reference  73

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.40%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005

-------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                           December 31,
                                                                                          --------------
                                                                                                2005
-------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.31
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,256
-------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.39
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,282
-------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.58
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,129
-------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  45.28
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,819
-------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.18
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,443
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  56.94
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            369
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.21
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         18,544
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.63
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,547
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  29.67
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,491
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.68
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,014
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.98
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,576
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.74
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,386
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.17
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,367
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.09
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         11,279
-------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
                                                                                            ---------------------------------
                                                                                                2004        2003        2002
-----------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.61          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,088          --          --
-----------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.29          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            801          --          --
-----------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.39          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,570          --          --
-----------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  43.82    $  40.88     $ 34.80
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,909       6,360       1,307
-----------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.63          --          --
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,246          --          --
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  53.37    $  48.29     $ 35.61
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            391         352          65
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.18    $  10.91     $ 10.67
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         20,725      21,868       7,979
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.03    $   9.97     $  7.89
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,832       5,004       1,289
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  29.19    $  27.25     $ 22.55
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,606       7,467       1,128
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.01    $  10.33     $  7.80
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,557       5,137       1,360
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.44    $   9.65     $  7.64
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,046       4,778       1,529
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.19    $   8.74     $  6.78
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         10,463       9,505       2,593
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.53    $  10.22     $  7.90
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,747       8,731       2,676
-----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.44    $   8.57     $  6.20
-----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,924      12,264       3,087
-----------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
             OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

-------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                           December 31,
-------------------------------------------------------------------------------------------------------
                                                                                                2005
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.28
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,958
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.99
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,644
-------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $240.95
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            838
-------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 29.26
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,841
-------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 18.49
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,175
-------------------------------------------------------------------------------------------------------
 EQ/Alliance International
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 15.04
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,041
-------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  7.10
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,965
-------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 15.90
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,473
-------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.82
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,243
-------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.36
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             63
-------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.06
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,311
-------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.93
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         21,943
-------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  5.90
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,461
-------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.68
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            933
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.32
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,074
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.30
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,574
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.78
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,742
-------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                                                2004        2003        2002
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.60    $  10.21   $   7.37
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         10,507       9,465      2,371
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.11    $   8.90   $   5.66
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,471       3,799      1,127
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 234.29    $ 208.22   $ 141.20
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            942         814        112
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  28.12    $  25.38   $  19.73
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,405       6,681      1,786
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.52    $  18.42   $  18.29
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,829       6,022      2,463
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.23    $  11.35   $   8.52
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,600       6,792      1,026
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.27    $   5.86   $   4.83
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,590       8,430      2,607
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.80    $  15.45   $  15.13
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,011       7,296      2,167
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.30    $  13.61   $   9.80
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,878       5,936      1,577
----------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.60          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             67          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.36    $  12.84   $  10.11
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         23,412      21,328      5,924
----------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.64          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            780          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.10    $   7.93   $   6.28
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,019         964        208
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.89    $  11.43   $   9.35
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,253       2,284        762
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.65    $   9.51   $   7.27
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         10,189       8,648      1,957
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.27    $  10.30   $   7.95
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,947       8,367      2,246
----------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
             OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

-------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                           December 31,
 -------------------------------------------------------------------------------------------------------
                                                                                               2005
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.56
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         15,157
-------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.39
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            277
-------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  26.24
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         11,790
-------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.75
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             48
-------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.51
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          3,403
-------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.66
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         16,419
-------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.75
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,611
-------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.50
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            348
-------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  23.25
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            626
-------------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.49
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             65
-------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.36
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,526
-------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.90
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         17,324
-------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.47
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,419
-------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.10
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         10,810
-------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.64
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            315
-------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.00
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            420
-------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.59
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            171
-------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                                                2004        2003        2002
----------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.06    $  10.26    $  7.63
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         16,717      15,286      3,232
----------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  25.49    $  23.45    $ 18.61
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         13,022      12,430      3,667
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.30    $   7.87    $  5.77
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,201       3,589        625
----------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.11    $   9.71    $  6.86
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         17,707      16,254      3,145
----------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.35    $  12.35    $  9.40
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,978      12,257      4,007
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  22.60          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            173          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.01    $   5.44    $  4.38
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,699       7,279      2,586
----------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.79    $  13.44    $ 13.19
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         17,843      18,211      5,930
----------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.15    $  12.02    $  9.62
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,753       4,353      1,383
----------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.57    $  14.35    $ 10.59
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         12,065      10,965      3,006
----------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
             OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

-------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                           December 31,
-------------------------------------------------------------------------------------------------------
                                                                                                2005
-------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.56
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            153
-------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.14
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            890
-------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.21
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         20,640
-------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  20.18
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,988
-------------------------------------------------------------------------------------------------------
 EQ/Mercury International Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.39
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,535
-------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.13
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,081
-------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.46
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,535
-------------------------------------------------------------------------------------------------------
 EQ/Money Market
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  28.17
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,307
-------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.59
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            525
-------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.93
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          1,434
-------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.98
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            245
-------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.70
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          5,841
-------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.28
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            231
-------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.53
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            450
-------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.42
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            630
-------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.88
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          8,800
-------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.37
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            471
-------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                                                           For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                                                2004        2003        2002
----------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.93    $  12.78    $  9.89
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                         21,440      20,675      4,362
----------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  19.88    $  18.24    $ 14.10
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          9,113       8,213      2,399
----------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.83    $  14.03    $ 11.11
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,084       5,257      1,712
----------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.14    $  11.84    $  9.28
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,192       2,043        538
----------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.95    $   8.15    $  6.77
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          4,946       4,865      1,329
----------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  27.84    $  28.02    $ 28.26
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,473       4,639      4,457
----------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.42          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             46          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.30    $  12.32    $  8.57
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          6,730       6,188      1,437
----------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.85          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             37          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.15          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             41          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.60    $   8.69    $  5.66
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          7,052       5,307      1,261
----------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --         --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --          --         --
----------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
             OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

-------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                           December 31,
-------------------------------------------------------------------------------------------------------
                                                                                                 2005
-------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.90
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             90
-------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.75
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,005
-------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.63
-------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,274
-------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------------------------
                                                                                         For the years endings December 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                                            2004       2003      2002
----------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --      --        --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                             --      --        --
----------------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.14      --        --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                            774      --        --
----------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.71      --        --
----------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                                          2,062      --        --
----------------------------------------------------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.




------------------------------------------------------------------------------
                                                          Hypothetical Assumed
                                                           rate to maturity on
                                                            February 15, 2010
------------------------------------------------------------------------------
                                                             5.00%       9.00%
------------------------------------------------------------------------------
As of February 15, 2010 (before withdrawal)
------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082   $ 119,503
------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,104   $ 131,104
------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                $ 12,978   $(11,601)
------------------------------------------------------------------------------
On February 15, 2010 (after withdrawal)
------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,504   $  (4,854)
------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496   $  54,854
------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,608   $  76,250
------------------------------------------------------------------------------
(7) Maturity value                                         $120,091   $ 106,965
------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,082   $  69,503
------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.



C-1 Appendix III: Market value adjustment example

Appendix IV: Guaranteed enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 (plus the applicable 4% credit) is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:






---------------------------------------------------------------------------------------------------
                                                 6% Roll-Up to age 85      Annual ratchet to age 85
  End of Contract Year       Account Value    enhanced death benefit        enhanced death benefit
---------------------------------------------------------------------------------------------------
            1                109,200                 110,240                     109,200
---------------------------------------------------------------------------------------------------
            2                120,120                 116,854                     120,120
---------------------------------------------------------------------------------------------------
            3                134,534                 123,866                     134,534
---------------------------------------------------------------------------------------------------
            4                107,628                 131,298                     134,534
---------------------------------------------------------------------------------------------------
            5                118,390                 139,175                     134,534
---------------------------------------------------------------------------------------------------
            6                132,597                 147,526                     134,534
---------------------------------------------------------------------------------------------------
            7                132,597                 156,378                     134,534
---------------------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



6% ROLL-UP TO AGE 85


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual ratchet to age 85.



                      Appendix IV: Guaranteed enhanced death benefit example D-1

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.98)%, 3.02% for the Accumulator(R) Plus(SM) Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations

Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus(SM)

  Guaranteed minimum income benefit

                                                               Greater of 6%
                                                                  Roll-Up
                                                             to age 85 or the
                                                                  Annual
                                                             Ratchet to age 85
                                                            Guaranteed Minimum
                        Account Value        Cash Value        Death Benefit
                     ------------------- ------------------ -------------------
 Age   Contract Year     0%        6%       0%        6%        0%        6%
----- -------------- --------- --------- -------- --------- --------- ---------
 60          1        104,000  104,000    96,000    96,000   104,000  104,000
 61          2         99,225  105,443    91,225    97,443   110,240  110,240
 62          3         94,529  106,845    87,529    99,845   116,854  116,854
 63          4         89,904  108,200    82,904   101,200   123,866  123,866
 64          5         85,344  109,502    79,344   103,502   131,298  131,298
 65          6         80,841  110,744    75,841   105,744   139,175  139,175
 66          7         76,387  111,919    72,387   107,919   147,526  147,526
 67          8         71,975  113,019    68,975   110,019   156,378  156,378
 68          9         67,597  114,035    67,597   114,035   165,760  165,760
 69         10         63,244  114,959    63,244   114,959   175,706  175,706
 74         15         41,526  117,834    41,526   117,834   235,134  235,134
 79         20         19,097  116,632    19,097   116,632   314,662  314,662
 84         25              0  109,266         0   109,266         0  421,089
 89         30              0  107,492         0   107,492         0  446,355
 94         35              0  108,444         0   108,444         0  446,355
 95         36              0  108,650         0   108,650         0  446,355



                           Guaranteed minimum income benefit
                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
      Total Death Benefit ------------------------------------
        with Protection       Guaranteed       Hypothetical
              Plus              Income            Income
      ------------------- ------------------ -----------------
 Age      0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- -------
 60    104,000  104,000      N/A      N/A       N/A      N/A
 61    114,336  114,336      N/A      N/A       N/A      N/A
 62    123,596  123,596      N/A      N/A       N/A      N/A
 63    133,412  133,412      N/A      N/A       N/A      N/A
 64    143,817  143,817      N/A      N/A       N/A      N/A
 65    154,846  154,846      N/A      N/A       N/A      N/A
 66    166,536  166,536      N/A      N/A       N/A      N/A
 67    178,929  178,929      N/A      N/A       N/A      N/A
 68    192,064  192,064      N/A      N/A       N/A      N/A
 69    205,988  205,988      N/A      N/A       N/A      N/A
 74    289,188  289,188    14,837   14,837    14,837   14,837
 79    400,527  400,527    21,208   21,208    21,208   21,208
 84          0  514,506         0   36,214         0   36,214
 89          0  539,771      N/A      N/A       N/A      N/A
 94          0  539,771      N/A      N/A       N/A      N/A
 95          0  539,771      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2

Appendix VI: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time you purchased your contract.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


-------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period      Feature/Benefit              Variation
-------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2003       Guaranteed interest option   No limitations regarding allocations or transfers into the guaranteed interest account.
-------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003   Fee table                    Guaranteed minimum death benefit charge:
                                                           Annual Ratchet to age 85:                                       0.20%
                                                           6% Roll-Up to age 85:                                           0.35%
                                                           The Greater of the 6% Roll-Up to age 85 or the
                                                           Annual Ratchet to age 85:                                       0.45%
                                                          Guaranteed minimum income benefit:                               0.45%
-------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2004   Variable Immediate Annuity   Life annuity not available on a Single Life basis in New York.
                             payout option



F-1 Appendix VI: Contract variations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page

Unit Values                                                                 2
Custodian and Independent Registered Public Accounting Firm                 2
Distribution of the Contracts                                               2
Financial Statements                                                        2


How to obtain an Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R) Plus(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547



.................................................................................

Please send me an Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2006.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City                           State         Zip








                                         X01181/Plus '02, ML, '04 and '06 Series

Accumulator(R) Plus(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2006

Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) Plus(SM)?

Accumulator(R) Plus(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please contact your financial professional and/or review your contract for state variations that may apply to you.

--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Evergreen International Bond
o AXA Conservative Allocation*           o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation*      o EQ/FI Mid Cap
o AXA Moderate Allocation*               o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation*          o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------

*  The "AXA Allocation" portfolios.

You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o    An  annuity  that  is  an  investment   vehicle  for  a  qualified  defined
     contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).

A contribution of at least $10,000 was required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

This contract is no longer available for new purchasers. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VI later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


                                                       X01332/Plus/ML '02 Series

Contents of this Prospectus
--------------------------------------------------------------------




ACCUMULATOR(R) Plus(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) Plus(SM) at a glance -- key features                          8

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14
Condensed financial information                                             18

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           19
--------------------------------------------------------------------------------
How you can contribute to your contract                                     19
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Allocating your contributions                                               27
Credits                                                                     28
Your benefit base                                                           29
Annuity purchase factors                                                    29
Living Benefit option                                                       30
Guaranteed minimum death benefit                                            32
Your right to cancel within a certain number of days                        33

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        34
--------------------------------------------------------------------------------
Your account value and cash value                                           34
Your contract's value in the variable investment options                    34
Your contract's value in the guaranteed interest account                    34
Your contract's value in the fixed maturity options                         34
Insufficient account value                                                  34

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                     35
--------------------------------------------------------------------------------
Transferring your account value                                             35
Disruptive transfer activity                                                35
Rebalancing your account value                                              36


----------------------

"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     38
--------------------------------------------------------------------------------
Withdrawing your account value                                              38
How withdrawals are taken from your account value                           39
How withdrawals affect your guaranteed
     minimum income benefit and guaranteed
     minimum death benefit                                                  39
Loans under rollover TSA contracts                                          39
Surrendering your contract to receive its cash value                        40
When to expect payments                                                     40
Your annuity payout options                                                 40

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     43
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          43
Charges that the Trusts deduct                                              45
Group or sponsored arrangements                                             45
Other distribution arrangements                                             45

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 46
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     46
How death benefit payment is made                                           47
Beneficiary continuation option                                             47

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          50
--------------------------------------------------------------------------------
Overview                                                                    50
Contracts that fund a retirement arrangement                                50
Transfers among variable investment options                                 50
Taxation of nonqualified annuities                                          50
Individual retirement arrangements (IRAs)                                   52
Tax-Sheltered Annuity contracts (TSAs)                                      61
Federal and state income tax withholding and information
      reporting                                                             65
Special rules for contracts funding qualified plans                         66
Impact of taxes to AXA Equitable                                            66

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         67
--------------------------------------------------------------------------------
About Separate Account No. 49                                               67
About the Trusts                                                            67
About our fixed maturity options                                            67
About the general account                                                   68
About other methods of payment                                              69
Dates and prices at which contract events occur                             69
About your voting rights                                                    70
About legal proceedings                                                     70
Financial statements                                                        70
Transfers of ownership, collateral assignments, loans
      and borrowing                                                         70
Distribution of the contracts                                               71

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          73
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
  I -- Condensed financial information                                      A-1
 II -- Purchase considerations for QP contracts                             B-1
III -- Market value adjustment example                                      C-1
 IV -- Guaranteed enhanced death benefit example                            D-1
  V -- Hypothetical illustrations                                           E-1
 VI -- Contract variations                                                  F-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.

                                                                Page
   6% Roll-Up to age 85 enhanced death benefit                    29
   account value                                                  34
   administrative charge                                          43
   annual administrative charge                                   43
   Annual ratchet to age 85 enhanced death benefit                29
   annuitant                                                      19
   annuitization                                                  40
   annuity maturity date                                          42
   annuity payout options                                         40
   annuity purchase factors                                       29
   automatic investment program                                   69
   beneficiary                                                    46
   Beneficiary continuation option ("BCO")                        47
   benefit base                                                   29
   business day                                                   69
   cash value                                                     34
   charges for state premium and other applicable taxes           45
   contract date                                                   9
   contract date anniversary                                       9
   contract year                                                   9
   contributions to traditional IRAs                              53
      regular contributions                                       53
      rollovers and transfers                                     54
   credit                                                         28
   disability, terminal illness or confinement to nursing home    44
   disruptive transfer activity                                   35
   distribution charge                                            43
   EQAccess                                                        6
   ERISA                                                          40
   Fixed-dollar option                                            27
   fixed maturity options                                         26
   free look                                                      33
   free withdrawal amount                                         44
   general account                                                68
   General dollar cost averaging                                  27
   guaranteed interest option                                     26
   guaranteed minimum death benefit                               32
   guaranteed minimum death benefit charge                        44
   guaranteed minimum income benefit                              30
   IRA                                                         cover
   IRS                                                            50
   investment simplifier                                          27
   lifetime required minimum distribution withdrawals             39
   Limits on contributions                                        53
   Living Benefit option                                          30
   Living Benefit charge                                          44
   loan reserve account                                           40
   loans under Rollover TSA contracts                             39
   lump sum withdrawals                                           38
   market adjusted amount                                         26
   market value adjustment                                        26
   market timing                                                  35
   maturity dates                                                 26
   maturity value                                                 26
   Mortality and expense risks charge                             43
   NQ                                                          cover
   participant                                                    21
   portfolio                                                   cover
   principal assurance allocation                                 27
   processing office                                               6
   Protection Plus(SM)                                            32
   Protection Plus(SM) charge                                     45
   QP                                                          cover
   rate to maturity                                               26
   Rebalancing                                                    36
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                    cover
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       27
   Separate Account No. 49                                        67
   Standard death benefit                                         29
   substantially equal withdrawals                                38
   Successor owner and annuitant                                  47
   systematic withdrawals                                         38
   TOPS                                                            6
   TSA                                                         cover
   traditional IRA                                             cover
   Trusts                                                         67
   unit                                                           34
   variable investment options                                    21
   wire transmittals and electronic applications                  69
   Withdrawal charge                                              43

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.


--------------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------------

4 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Plus(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.

--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o elect to receive certain contract statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQ Access by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

6  Who is AXA Equitable?

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of the Guaranteed minimum income benefit; and

(14) death claims.

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between variable investment options;

(4) contract surrender and withdrawal requests; and

(5) general dollar cost averaging (including the fixed dollar and interest sweep options).

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
Professional investment     Accumulator(R) Plus(SM) variable investment options invest in different portfolios managed by
management                  professional investment advisers.
-------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                              (subject to availability).
                            ---------------------------------------------------------------------------------------------------
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            ---------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
-------------------------------------------------------------------------------------------------------------------------------
Tax considerations          o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                            o No tax on transfers among variable investment options inside the contract.
                            ---------------------------------------------------------------------------------------------------
                            Annuity contracts that were purchased as an Individual Retirement Annuity (IRA) or Tax Sheltered
                            Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before you make any additional contributions to this contract, you should consider its features and benefits beyond tax deferral -- as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement -- to determine whether it meets your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions
                            ("RMDs").
-------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract.
-------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                    $100 monthly and $300 quarterly under our automatic investment program
                                                    (NQ contracts)
                                                    $50 (IRA contracts)
                            ---------------------------------------------------------------------------------------------------
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
-------------------------------------------------------------------------------------------------------------------------------
Credit                      We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances.
-------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender

                            You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
-------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
-------------------------------------------------------------------------------------------------------------------------------


8 Accumulator(R) Plus(SM) at a glance -- key features

-------------------------------------------------------------------------------------------------------------------------------
Additional features    o    Guaranteed minimum death benefit options
                       o    Dollar cost averaging
                       o    Automatic investment program
                       o    Account value rebalancing (quarterly, semiannually, and annually)
                       o    Free transfers
                       o    Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o    Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
-------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o    Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.40%.

                       o    The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o    An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.

                       o    An annual charge of 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this
                            Prospectus.

                       o    If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o    No sales charge deducted at the time you make contributions.

                       o    During the first eight contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. The charge is 8% in each of the first two contract years following a contribution; the charge is 7% in the third and fourth contract years following a contribution; thereafter, it declines by 1% each year in the fifth to eighth contract year following a contribution. There is no withdrawal charge in the ninth and later contract years following a contribution. Certain other exemptions apply.

                       --------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                       12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       --------------------------------------------------------------------------------------------------------

                       o    We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o    We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                       o    Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
-------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-80
                       QP: 20-70
-------------------------------------------------------------------------------------------------------------------------------

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling

                           Accumulator(R) Plus(SM) at a glance -- key features 9
broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. The level of credits, fees, charges and features may vary depending (among other things) on the distribution costs associated with your particular selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.


You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.

10 Accumulator(R) Plus(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

--------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn* (deducted if you surrender your contract, make certain
withdrawals, or apply your cash value to certain payout options).(1)      8.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                    $350
--------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
--------------------------------------------------------------------------------------------------------------------------------

Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                               0.90%*
Administrative                                                            0.25%
Distribution                                                              0.25%
                                                                          ------
Total annual expenses                                                     1.40%
--------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                             $30
   If your account value on a contract date anniversary is $50,000 or
   more                                                                   $0
--------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
--------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                 0.00%
   Annual Ratchet to age 85                                               0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-Up to age 85                                                   0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85            0.60% of the greater of the 6% Roll-Up to age 85
                                                                          benefit base or the Annual Ratchet to age 85
                                                                          benefit base, as applicable
--------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                          0.60%
--------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniver-
sary for which the benefit is in effect.)                                 0.35%
--------------------------------------------------------------------------------------------------------------------------------


* These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

--------------------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,
and/or other expenses)(3)                                                          0.63%      8.01%

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Total                  Net Total
                                                                                                  Annual    Fee Waivers     Annual
                                                                                   Underlying    Expenses     and/or      Expenses
                                                                                   Portfolio     (Before      Expense       After
                                                Manage-      12b-1       Other       Fees and     Expense    Reimburse-    Expense
 Portfolio Name                               ment Fees(4)   Fees(5)   Expenses(6) Expenses(7)  Limitation)   ments(8)   Limitations
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%        0.25%      0.19%      0.91%         1.45%       (0.19)%        1.26%
AXA Conservative Allocation                      0.10%        0.25%      0.22%      0.58%         1.15%       (0.22)%        0.93%
AXA Conservative-Plus Allocation                 0.10%        0.25%      0.19%      0.64%         1.18%       (0.19)%        0.99%
AXA Moderate Allocation                          0.10%        0.25%      0.17%      0.71%         1.23%       (0.17)%        1.06%
AXA Moderate-Plus Allocation                     0.10%        0.25%      0.17%      0.84%         1.36%       (0.17)%        1.19%
AXA Premier VIP Aggressive Equity                0.60%        0.25%      0.20%        --          1.05%          --          1.05%
AXA Premier VIP Core Bond                        0.60%        0.25%      0.18%        --          1.03%       (0.08)%        0.95%
AXA Premier VIP Health Care                      1.20%        0.25%      0.28%        --          1.73%        0.00%         1.73%
AXA Premier VIP High Yield                       0.58%        0.25%      0.18%        --          1.01%          --          1.01%
AXA Premier VIP International Equity             1.05%        0.25%      0.28%        --          1.58%        0.00%         1.58%
AXA Premier VIP Large Cap Core Equity            0.90%        0.25%      0.25%        --          1.40%       (0.05)%        1.35%
AXA Premier VIP Large Cap Growth                 0.90%        0.25%      0.23%        --          1.38%       (0.03)%        1.35%
AXA Premier VIP Large Cap Value                  0.90%        0.25%      0.22%        --          1.37%       (0.02)%        1.35%
AXA Premier VIP Mid Cap Growth                   1.10%        0.25%      0.25%        --          1.60%        0.00%         1.60%
AXA Premier VIP Mid Cap Value                    1.10%        0.25%      0.19%        --          1.54%        0.00%         1.54%
AXA Premier VIP Technology                       1.20%        0.25%      0.22%        --          1.67%        0.00%         1.67%
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%          0.25%     0.13%       --          0.85%          --          0.85%
EQ/Alliance Growth and Income                    0.56%          0.25%     0.13%       --          0.94%          --          0.94%
EQ/Alliance Intermediate Government Securities   0.50%          0.25%     0.14%       --          0.89%          --          0.89%
EQ/Alliance International                        0.72%          0.25%     0.21%       --          1.18%       (0.08)%        1.10%
EQ/Alliance Large Cap Growth                     0.90%          0.25%     0.13%       --          1.28%       (0.23)%        1.05%
EQ/Alliance Quality Bond                         0.50%          0.25%     0.13%       --          0.88%          --          0.88%
EQ/Alliance Small Cap Growth                     0.75%          0.25%     0.13%       --          1.13%          --          1.13%
EQ/Ariel Appreciation II                         0.75%          0.25%     7.01%       --          8.01%       (6.86)%        1.15%
EQ/Bear Stearns Small Company Growth             1.00%          0.25%     0.20%       --          1.45%       (0.15)%        1.30%
EQ/Bernstein Diversified Value                   0.61%          0.25%     0.13%       --          0.99%       (0.04)%        0.95%
EQ/Boston Advisors Equity Income                 0.75%          0.25%     0.16%       --          1.16%       (0.11)%        1.05%
EQ/Calvert Socially Responsible                  0.65%          0.25%     0.27%       --          1.17%       (0.12)%        1.05%
EQ/Capital Guardian Growth                       0.65%          0.25%     0.17%       --          1.07%       (0.12)%        0.95%
EQ/Capital Guardian International                0.85%          0.25%     0.23%       --          1.33%       (0.13)%        1.20%
EQ/Capital Guardian Research                     0.65%          0.25%     0.13%       --          1.03%       (0.08)%        0.95%
EQ/Capital Guardian U.S. Equity                  0.65%          0.25%     0.13%       --          1.03%       (0.08)%        0.95%
EQ/Caywood-Scholl High Yield Bond                0.60%          0.25%     0.24%       --          1.09%       (0.09)%        1.00%
EQ/Equity 500 Index                              0.25%          0.25%     0.13%       --          0.63%          --          0.63%
EQ/Evergreen International Bond                  0.70%          0.25%     6.36%       --          7.31%       (6.16)%        1.15%
EQ/Evergreen Omega                               0.65%          0.25%     0.18%       --          1.08%        0.00%         1.08%
EQ/FI Mid Cap                                    0.69%          0.25%     0.14%       --          1.08%       (0.08)%        1.00%
EQ/FI Mid Cap Value                              0.73%          0.25%     0.14%       --          1.12%       (0.02)%        1.10%
EQ/GAMCO Mergers and Acquisitions                0.90%          0.25%     0.66%       --          1.81%       (0.36)%        1.45%
EQ/GAMCO Small Company Value                     0.79%          0.25%     0.14%       --          1.18%        0.00%         1.18%
EQ/International Growth                          0.85%          0.25%     0.29%       --          1.39%        0.00%         1.39%
EQ/Janus Large Cap Growth                        0.90%          0.25%     0.15%       --          1.30%       (0.15)%        1.15%
------------------------------------------------------------------------------------------------------------------------------------


12 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Total                  Net Total
                                                                                                  Annual    Fee Waivers     Annual
                                                                                   Underlying    Expenses     and/or      Expenses
                                                                                   Portfolio     (Before      Expense       After
                                                Manage-      12b-1       Other       Fees and     Expense    Reimburse-    Expense
 Portfolio Name                               ment Fees(4)   Fees(5)   Expenses(6) Expenses(7)  Limitation)   ments(8)   Limitations
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond                            0.44%        0.25%      0.13%        --          0.82%        0.00%         0.82%
EQ/JPMorgan Value Opportunities                  0.60%        0.25%      0.15%        --          1.00%       (0.05)%        0.95%
EQ/Lazard Small Cap Value                        0.73%        0.25%      0.14%        --          1.12%       (0.02)%        1.10%
EQ/Legg Mason Value Equity                       0.65%        0.25%      3.07%        --          3.97%       (2.97)%        1.00%
EQ/Long Term Bond                                0.50%        0.25%      0.18%        --          0.93%        0.00%         0.93%
EQ/Lord Abbett Growth and Income                 0.65%        0.25%      0.93%        --          1.83%       (0.83)%        1.00%
EQ/Lord Abbett Large Cap Core                    0.65%        0.25%      1.32%        --          2.22%       (1.22)%        1.00%
EQ/Lord Abbett Mid Cap Value                     0.70%        0.25%      0.40%        --          1.35%       (0.30)%        1.05%
EQ/Marsico Focus                                 0.87%        0.25%      0.13%        --          1.25%       (0.10)%        1.15%
EQ/Mercury Basic Value Equity                    0.57%        0.25%      0.13%        --          0.95%        0.00%         0.95%
EQ/Mercury International Value                   0.85%        0.25%      0.23%        --          1.33%       (0.08)%        1.25%
EQ/MFS Emerging Growth Companies                 0.65%        0.25%      0.14%        --          1.04%          --          1.04%
EQ/MFS Investors Trust                           0.60%        0.25%      0.18%        --          1.03%       (0.08)%        0.95%
EQ/Money Market                                  0.34%        0.25%      0.13%        --          0.72%          --          0.72%
EQ/Montag & Caldwell Growth                      0.75%        0.25%      0.16%        --          1.16%       (0.01)%        1.15%
EQ/PIMCO Real Return                             0.55%        0.25%      0.24%        --          1.04%       (0.14)%        0.90%
EQ/Short Duration Bond                           0.44%        0.25%      0.14%        --          0.83%        0.00%         0.83%
EQ/Small Company Index                           0.25%        0.25%      0.16%        --          0.66%        0.00%         0.66%
EQ/TCW Equity                                    0.80%        0.25%      0.16%        --          1.21%       (0.06)%        1.15%
EQ/UBS Growth and Income                         0.75%        0.25%      0.19%        --          1.19%       (0.14)%        1.05%
EQ/Van Kampen Comstock                           0.65%        0.25%      0.39%        --          1.29%       (0.29)%        1.00%
EQ/Van Kampen Emerging Markets Equity            1.15%        0.25%      0.48%        --          1.88%       (0.08)%        1.80%
EQ/Van Kampen Mid Cap Growth                     0.70%        0.25%      0.83%        --          1.78%       (0.73)%        1.05%
EQ/Wells Fargo Montgomery Small Cap              0.85%        0.25%      2.28%        --          3.38%       (2.08)%        1.30%
------------------------------------------------------------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     1.50%        0.25%      1.48%        --          3.23%       (0.02)%        3.21%
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      0.75%        0.35%      0.28%        --          1.38%       (0.10)%        1.28%
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable.

      The withdrawal charge percentage we use is determined by the contract year           Contract
      in which you make the withdrawal or surrender your contract. For each                Year
      contribution, we consider the contract year in which we receive that
      contribution to be "contract year 1")                                                1 ................  8.00%
                                                                                           2 ................  8.00%
                                                                                           3 ................  7.00%
                                                                                           4 ................  7.00%
                                                                                           5 ................  6.00%
                                                                                           6 ................  5.00%
                                                                                           7 ................  4.00%
                                                                                           8 ................  3.00%
                                                                                           9+ ...............  0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.

(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.

(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.

(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(6) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related

                                                                    Fee table 13
      expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
   AXA Premier VIP Health Care             1.71%
   AXA Premier VIP International Equity    1.54%
   AXA Premier VIP Large Cap Core Equity   1.33%
   AXA Premier VIP Large Cap Growth        1.33%
   AXA Premier VIP Large Cap Value         1.29%
   AXA Premier VIP Mid Cap Growth          1.55%
   AXA Premier VIP Mid Cap Value           1.49%
   AXA Premier VIP Technology              1.61%
   EQ/Alliance Common Stock                0.83%
   EQ/Alliance Growth and Income           0.91%
   EQ/Alliance International               1.09%
   EQ/Alliance Large Cap Growth            1.02%
   EQ/Alliance Small Cap Growth            1.09%
   EQ/Bernstein Diversified Value          0.88%
   EQ/Boston Advisors Equity Income        1.04%
   EQ/Calvert Socially Responsible         1.03%
   EQ/Capital Guardian Growth              0.94%
   EQ/Capital Guardian International       1.18%
   EQ/Capital Guardian Research            0.94%
   EQ/Capital Guardian U.S. Equity         0.94%
   EQ/Evergreen Omega                      0.88%
   EQ/FI Mid Cap                           0.95%
   EQ/FI Mid Cap Value                     1.08%
   EQ/GAMCO Mergers and Acquisitions       1.38%
   EQ/GAMCO Small Company Value            1.17%
   EQ/International Growth                 1.22%
   EQ/Janus Large Cap Growth               1.14%
   EQ/Lazard Small Cap Value               1.01%
   EQ/Legg Mason Value Equity              0.99%
   EQ/Lord Abbett Growth and Income        0.97%
   EQ/Lord Abbett Large Cap Core           0.99%
   EQ/Lord Abbett Mid Cap Value            1.01%
   EQ/Marsico Focus                        1.14%
   EQ/Mercury Basic Value Equity           0.93%
   EQ/MFS Emerging Growth Companies        1.01%
   EQ/MFS Investors Trust                  0.94%
   EQ/Montag & Caldwell Growth             1.12%
   EQ/UBS Growth and Income                1.04%
   EQ/Van Kampen Comstock                  0.99%
   EQ/Van Kampen Emerging Markets Equity   1.78%
   EQ/Van Kampen Mid Cap Growth            1.02%
   EQ/Wells Fargo Montgomery Small Cap     1.12%
----------------------------------------------------

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .01% of contract value.

The fixed maturity options and guaranteed interest option are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

14 Fee table

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                                                    Fee table 15

------------------------------------------------------------------------------------------------------------
                                                               If you surrender your contract
                                                          at the end of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,278.00     $ 2,160.00     $ 3,081.00     $ 5,213.00
AXA Conservative Allocation                      $ 1,245.00     $ 2,065.00     $ 2,927.00     $ 4,931.00
AXA Conservative-Plus Allocation                 $ 1,248.00     $ 2,074.00     $ 2,942.00     $ 4,959.00
AXA Moderate Allocation                          $ 1,254.00     $ 2,090.00     $ 2,968.00     $ 5,007.00
AXA Moderate-Plus Allocation                     $ 1,268.00     $ 2,132.00     $ 3,035.00     $ 5,129.00
AXA Premier VIP Aggressive Equity                $ 1,234.00     $ 2,033.00     $ 2,875.00     $ 4,834.00
AXA Premier VIP Core Bond                        $ 1,232.00     $ 2,027.00     $ 2,864.00     $ 4,815.00
AXA Premier VIP Health Care                      $ 1,308.00     $ 2,249.00     $ 3,224.00     $ 5,469.00
AXA Premier VIP High Yield                       $ 1,230.00     $ 2,020.00     $ 2,854.00     $ 4,796.00
AXA Premier VIP International Equity             $ 1,292.00     $ 2,202.00     $ 3,148.00     $ 5,333.00
AXA Premier VIP Large Cap Core Equity            $ 1,272.00     $ 2,145.00     $ 3,056.00     $ 5,167.00
AXA Premier VIP Large Cap Growth                 $ 1,270.00     $ 2,138.00     $ 3,045.00     $ 5,148.00
AXA Premier VIP Large Cap Value                  $ 1,269.00     $ 2,135.00     $ 3,040.00     $ 5,139.00
AXA Premier VIP Mid Cap Growth                   $ 1,294.00     $ 2,208.00     $ 3,158.00     $ 5,351.00
AXA Premier VIP Mid Cap Value                    $ 1,288.00     $ 2,189.00     $ 3,127.00     $ 5,296.00
AXA Premier VIP Technology                       $ 1,302.00     $ 2,230.00     $ 3,193.00     $ 5,415.00
------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,212.00     $ 1,968.00     $ 2,769.00     $ 4,636.00
EQ/Alliance Growth and Income                    $ 1,222.00     $ 1,997.00     $ 2,816.00     $ 4,725.00
EQ/Alliance Intermediate Government Securities   $ 1,217.00     $ 1,981.00     $ 2,790.00     $ 4,675.00
EQ/Alliance International                        $ 1,248.00     $ 2,073.00     $ 2,941.00     $ 4,956.00
EQ/Alliance Large Cap Growth                     $ 1,259.00     $ 2,105.00     $ 2,992.00     $ 5,051.00
EQ/Alliance Quality Bond                         $ 1,216.00     $ 1,978.00     $ 2,785.00     $ 4,666.00
EQ/Alliance Small Cap Growth                     $ 1,242.00     $ 2,058.00     $ 2,915.00     $ 4,909.00
EQ/Ariel Appreciation II                         $ 1,994.00     $ 4,100.00     $ 5,986.00     $ 9,535.00
EQ/Bear Stearns Small Company Growth             $ 1,277.00     $ 2,160.00     $ 3,080.00     $ 5,210.00
EQ/Bernstein Diversified Value                   $ 1,227.00     $ 2,013.00     $ 2,842.00     $ 4,773.00
EQ/Boston Advisors Equity Income                 $ 1,246.00     $ 2,067.00     $ 2,930.00     $ 4,937.00
EQ/Calvert Socially Responsible                  $ 1,247.00     $ 2,070.00     $ 2,936.00     $ 4,947.00
EQ/Capital Guardian Growth                       $ 1,236.00     $ 2,038.00     $ 2,884.00     $ 4,851.00
EQ/Capital Guardian International                $ 1,264.00     $ 2,121.00     $ 3,018.00     $ 5,098.00
EQ/Capital Guardian Research                     $ 1,232.00     $ 2,026.00     $ 2,863.00     $ 4,812.00
EQ/Capital Guardian U.S. Equity                  $ 1,232.00     $ 2,026.00     $ 2,863.00     $ 4,812.00
EQ/Caywood-Scholl High Yield Bond                $ 1,238.00     $ 2,045.00     $ 2,894.00     $ 4,870.00
EQ/Equity 500 Index                              $ 1,189.00     $ 1,897.00     $ 2,653.00     $ 4,416.00
EQ/Evergreen International                       $ 1,917.00     $ 3,906.00     $ 5,716.00     $ 9,214.00
EQ/Evergreen Omega                               $ 1,237.00     $ 2,042.00     $ 2,889.00     $ 4,860.00
EQ/FI Mid Cap                                    $ 1,237.00     $ 2,042.00     $ 2,889.00     $ 4,860.00
EQ/FI Mid Cap Value                              $ 1,241.00     $ 2,054.00     $ 2,910.00     $ 4,899.00
EQ/GAMCO Mergers and Acquisitions                $ 1,317.00     $ 2,273.00     $ 3,263.00     $ 5,538.00
EQ/GAMCO Small Company Value                     $ 1,248.00     $ 2,073.00     $ 2,941.00     $ 4,956.00
EQ/International Growth                          $ 1,271.00     $ 2,140.00     $ 3,049.00     $ 5,155.00
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                            If you annuitize at the end of the
                                                                  applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                   1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   828.00     $ 1,810.00     $ 2,831.00     $ 5,563.00
AXA Conservative Allocation                      $   795.00     $ 1,715.00     $ 2,677.00     $ 5,281.00
AXA Conservative-Plus Allocation                 $   798.00     $ 1,724.00     $ 2,692.00     $ 5,309.00
AXA Moderate Allocation                          $   804.00     $ 1,740.00     $ 2,718.00     $ 5,357.00
AXA Moderate-Plus Allocation                     $   818.00     $ 1,782.00     $ 2,785.00     $ 5,479.00
AXA Premier VIP Aggressive Equity                $   784.00     $ 1,683.00     $ 2,625.00     $ 5,184.00
AXA Premier VIP Core Bond                        $   782.00     $ 1,677.00     $ 2,614.00     $ 5,165.00
AXA Premier VIP Health Care                      $   858.00     $ 1,899.00     $ 2,974.00     $ 5,819.00
AXA Premier VIP High Yield                       $   780.00     $ 1,670.00     $ 2,604.00     $ 5,146.00
AXA Premier VIP International Equity             $   842.00     $ 1,852.00     $ 2,898.00     $ 5,683.00
AXA Premier VIP Large Cap Core Equity            $   822.00     $ 1,795.00     $ 2,806.00     $ 5,517.00
AXA Premier VIP Large Cap Growth                 $   820.00     $ 1,788.00     $ 2,795.00     $ 5,498.00
AXA Premier VIP Large Cap Value                  $   819.00     $ 1,785.00     $ 2,790.00     $ 5,489.00
AXA Premier VIP Mid Cap Growth                   $   844.00     $ 1,858.00     $ 2,908.00     $ 5,701.00
AXA Premier VIP Mid Cap Value                    $   838.00     $ 1,839.00     $ 2,877.00     $ 5,646.00
AXA Premier VIP Technology                       $   852.00     $ 1,880.00     $ 2,943.00     $ 5,765.00
------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   762.00     $ 1,618.00     $ 2,519.00     $ 4,986.00
EQ/Alliance Growth and Income                    $   772.00     $ 1,647.00     $ 2,566.00     $ 5,075.00
EQ/Alliance Intermediate Government Securities   $   767.00     $ 1,631.00     $ 2,540.00     $ 5,025.00
EQ/Alliance International                        $   798.00     $ 1,723.00     $ 2,691.00     $ 5,306.00
EQ/Alliance Large Cap Growth                     $   809.00     $ 1,755.00     $ 2,742.00     $ 5,401.00
EQ/Alliance Quality Bond                         $   766.00     $ 1,628.00     $ 2,535.00     $ 5,016.00
EQ/Alliance Small Cap Growth                     $   792.00     $ 1,708.00     $ 2,665.00     $ 5,259.00
EQ/Ariel Appreciation II                         $ 1,544.00     $ 3,750.00     $ 5,736.00     $ 9,885.00
EQ/Bear Stearns Small Company Growth             $   827.00     $ 1,810.00     $ 2,830.00     $ 5,560.00
EQ/Bernstein Diversified Value                   $   777.00     $ 1,663.00     $ 2,592.00     $ 5,123.00
EQ/Boston Advisors Equity Income                 $   796.00     $ 1,717.00     $ 2,680.00     $ 5,287.00
EQ/Calvert Socially Responsible                  $   797.00     $ 1,720.00     $ 2,686.00     $ 5,297.00
EQ/Capital Guardian Growth                       $   786.00     $ 1,688.00     $ 2,634.00     $ 5,201.00
EQ/Capital Guardian International                $   814.00     $ 1,771.00     $ 2,768.00     $ 5,448.00
EQ/Capital Guardian Research                     $   782.00     $ 1,676.00     $ 2,613.00     $ 5,162.00
EQ/Capital Guardian U.S. Equity                  $   782.00     $ 1,676.00     $ 2,613.00     $ 5,162.00
EQ/Caywood-Scholl High Yield Bond                $   788.00     $ 1,695.00     $ 2,644.00     $ 5,220.00
EQ/Equity 500 Index                              $   739.00     $ 1,547.00     $ 2,403.00     $ 4,766.00
EQ/Evergreen International                       $ 1,467.00     $ 3,556.00     $ 5,466.00     $ 9,564.00
EQ/Evergreen Omega                               $   787.00     $ 1,692.00     $ 2,639.00     $ 5,210.00
EQ/FI Mid Cap                                    $   787.00     $ 1,692.00     $ 2,639.00     $ 5,210.00
EQ/FI Mid Cap Value                              $   791.00     $ 1,704.00     $ 2,660.00     $ 5,249.00
EQ/GAMCO Mergers and Acquisitions                $   867.00     $ 1,923.00     $ 3,013.00     $ 5,888.00
EQ/GAMCO Small Company Value                     $   798.00     $ 1,723.00     $ 2,691.00     $ 5,306.00
EQ/International Growth                          $   821.00     $ 1,790.00     $ 2,799.00     $ 5,505.00
------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------
                                                             If you do not surrender your contract
                                                           at the end of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                   1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   478.00     $ 1,460.00     $ 2,481.00     $ 5,213.00
AXA Conservative Allocation                      $   445.00     $ 1,365.00     $ 2,327.00     $ 4,931.00
AXA Conservative-Plus Allocation                 $   448.00     $ 1,374.00     $ 2,342.00     $ 4,959.00
AXA Moderate Allocation                          $   454.00     $ 1,390.00     $ 2,368.00     $ 5,007.00
AXA Moderate-Plus Allocation                     $   468.00     $ 1,432.00     $ 2,435.00     $ 5,129.00
AXA Premier VIP Aggressive Equity                $   434.00     $ 1,333.00     $ 2,275.00     $ 4,834.00
AXA Premier VIP Core Bond                        $   432.00     $ 1,327.00     $ 2,264.00     $ 4,815.00
AXA Premier VIP Health Care                      $   508.00     $ 1,549.00     $ 2,624.00     $ 5,469.00
AXA Premier VIP High Yield                       $   430.00     $ 1,320.00     $ 2,254.00     $ 4,796.00
AXA Premier VIP International Equity             $   492.00     $ 1,502.00     $ 2,548.00     $ 5,333.00
AXA Premier VIP Large Cap Core Equity            $   472.00     $ 1,445.00     $ 2,456.00     $ 5,167.00
AXA Premier VIP Large Cap Growth                 $   470.00     $ 1,438.00     $ 2,445.00     $ 5,148.00
AXA Premier VIP Large Cap Value                  $   469.00     $ 1,435.00     $ 2,440.00     $ 5,139.00
AXA Premier VIP Mid Cap Growth                   $   494.00     $ 1,508.00     $ 2,558.00     $ 5,351.00
AXA Premier VIP Mid Cap Value                    $   488.00     $ 1,489.00     $ 2,527.00     $ 5,296.00
AXA Premier VIP Technology                       $   502.00     $ 1,530.00     $ 2,593.00     $ 5,415.00
------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   412.00     $ 1,268.00     $ 2,169.00     $ 4,636.00
EQ/Alliance Growth and Income                    $   422.00     $ 1,297.00     $ 2,216.00     $ 4,725.00
EQ/Alliance Intermediate Government Securities   $   417.00     $ 1,281.00     $ 2,190.00     $ 4,675.00
EQ/Alliance International                        $   448.00     $ 1,373.00     $ 2,341.00     $ 4,956.00
EQ/Alliance Large Cap Growth                     $   459.00     $ 1,405.00     $ 2,392.00     $ 5,051.00
EQ/Alliance Quality Bond                         $   416.00     $ 1,278.00     $ 2,185.00     $ 4,666.00
EQ/Alliance Small Cap Growth                     $   442.00     $ 1,358.00     $ 2,315.00     $ 4,909.00
EQ/Ariel Appreciation II                         $ 1,194.00     $ 3,400.00     $ 5,386.00     $ 9,535.00
EQ/Bear Stearns Small Company Growth             $   477.00     $ 1,460.00     $ 2,480.00     $ 5,210.00
EQ/Bernstein Diversified Value                   $   427.00     $ 1,313.00     $ 2,242.00     $ 4,773.00
EQ/Boston Advisors Equity Income                 $   446.00     $ 1,367.00     $ 2,330.00     $ 4,937.00
EQ/Calvert Socially Responsible                  $   447.00     $ 1,370.00     $ 2,336.00     $ 4,947.00
EQ/Capital Guardian Growth                       $   436.00     $ 1,338.00     $ 2,284.00     $ 4,851.00
EQ/Capital Guardian International                $   464.00     $ 1,421.00     $ 2,418.00     $ 5,098.00
EQ/Capital Guardian Research                     $   432.00     $ 1,326.00     $ 2,263.00     $ 4,812.00
EQ/Capital Guardian U.S. Equity                  $   432.00     $ 1,326.00     $ 2,263.00     $ 4,812.00
EQ/Caywood-Scholl High Yield Bond                $   438.00     $ 1,345.00     $ 2,294.00     $ 4,870.00
EQ/Equity 500 Index                              $   389.00     $ 1,197.00     $ 2,053.00     $ 4,416.00
EQ/Evergreen International                       $ 1,117.00     $ 3,206.00     $ 5,116.00     $ 9,214.00
EQ/Evergreen Omega                               $   437.00     $ 1,342.00     $ 2,289.00     $ 4,860.00
EQ/FI Mid Cap                                    $   437.00     $ 1,342.00     $ 2,289.00     $ 4,860.00
EQ/FI Mid Cap Value                              $   441.00     $ 1,354.00     $ 2,310.00     $ 4,899.00
EQ/GAMCO Mergers and Acquisitions                $   517.00     $ 1,573.00     $ 2,663.00     $ 5,538.00
EQ/GAMCO Small Company Value                     $   448.00     $ 1,373.00     $ 2,341.00     $ 4,956.00
EQ/International Growth                          $   471.00     $ 1,440.00     $ 2,449.00     $ 5,155.00
------------------------------------------------------------------------------------------------------------

16 Fee table

------------------------------------------------------------------------------------------------------------
                                                               If you surrender your contract
                                                          at the end of the applicable time period
                                                 -----------------------------------------------------------
                   Portfolio Name                  1 year        3 years        5 years        10 years
------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $ 1,261.00     $ 2,112.00     $ 3,003.00     $ 5,070.00
EQ/JPMorgan Core Bond                            $ 1,209.00     $ 1,958.00     $ 2,753.00     $ 4,606.00
EQ/JPMorgan Value Opportunities                  $ 1,228.00     $ 2,016.00     $ 2,847.00     $ 4,783.00
EQ/Lazard Small Cap Value                        $ 1,241.00     $ 2,054.00     $ 2,910.00     $ 4,899.00
EQ/Legg Mason Value Equity                       $ 1,553.00     $ 2,939.00     $ 4,301.00     $ 7,257.00
EQ/Long Term Bond                                $ 1,221.00     $ 1,994.00     $ 2,811.00     $ 4,715.00
EQ/Lord Abbett Growth and Income                 $ 1,319.00     $ 2,280.00     $ 3,273.00     $ 5,556.00
EQ/Lord Abbett Large Cap Core                    $ 1,361.00     $ 2,402.00     $ 3,468.00     $ 5,896.00
EQ/Lord Abbett Mid Cap Value                     $ 1,266.00     $ 2,128.00     $ 3,028.00     $ 5,117.00
EQ/Marsico Focus                                 $ 1,256.00     $ 2,096.00     $ 2,977.00     $ 5,023.00
EQ/Mercury Basic Value Equity                    $ 1,223.00     $ 2,000.00     $ 2,821.00     $ 4,734.00
EQ/Mercury International Value                   $ 1,264.00     $ 2,121.00     $ 3,018.00     $ 5,098.00
EQ/MFS Emerging Growth Companies                 $ 1,233.00     $ 2,029.00     $ 2,868.00     $ 4,822.00
EQ/MFS Investors Trust                           $ 1,232.00     $ 2,026.00     $ 2,863.00     $ 4,812.00
EQ/Money Market                                  $ 1,198.00     $ 1,926.00     $ 2,700.00     $ 4,507.00
EQ/Montag & Caldwell Growth                      $ 1,246.00     $ 2,067.00     $ 2,930.00     $ 4,937.00
EQ/PIMCO Real Return                             $ 1,233.00     $ 2,029.00     $ 2,868.00     $ 4,822.00
EQ/Short Duration Bond                           $ 1,210.00     $ 1,962.00     $ 2,758.00     $ 4,616.00
EQ/Small Company Index                           $ 1,192.00     $ 1,907.00     $ 2,669.00     $ 4,447.00
EQ/TCW Equity                                    $ 1,251.00     $ 2,083.00     $ 2,956.00     $ 4,985.00
EQ/UBS Growth and Income                         $ 1,249.00     $ 2,077.00     $ 2,946.00     $ 4,966.00
EQ/Van Kampen Comstock                           $ 1,260.00     $ 2,109.00     $ 2,998.00     $ 5,061.00
EQ/Van Kampen Emerging Markets Equity            $ 1,324.00     $ 2,296.00     $ 3,298.00     $ 5,600.00
EQ/Van Kampen Mid Cap Growth                     $ 1,313.00     $ 2,264.00     $ 3,248.00     $ 5,511.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,488.00     $ 2,760.00     $ 4,027.00     $ 6,827.00
------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,825.00     $ 3,668.00     $ 5,378.00     $ 8,787.00
------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $ 1,421.00     $ 2,571.00     $ 3,733.00     $ 6,347.00
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                                            If you annuitize at the end of the
                                                                  applicable time period
                                                 -------------------------------------------------------
                  Portfolio Name                   1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $   811.00     $ 1,762.00     $ 2,753.00     $ 5,420.00
EQ/JPMorgan Core Bond                            $   759.00     $ 1,608.00     $ 2,503.00     $ 4,956.00
EQ/JPMorgan Value Opportunities                  $   778.00     $ 1,666.00     $ 2,597.00     $ 5,133.00
EQ/Lazard Small Cap Value                        $   791.00     $ 1,704.00     $ 2,660.00     $ 5,249.00
EQ/Legg Mason Value Equity                       $ 1,103.00     $ 2,589.00     $ 4,051.00     $ 7,607.00
EQ/Long Term Bond                                $   771.00     $ 1,644.00     $ 2,561.00     $ 5,065.00
EQ/Lord Abbett Growth and Income                 $   869.00     $ 1,930.00     $ 3,023.00     $ 5,906.00
EQ/Lord Abbett Large Cap Core                    $   911.00     $ 2,052.00     $ 3,218.00     $ 6,246.00
EQ/Lord Abbett Mid Cap Value                     $   816.00     $ 1,778.00     $ 2,778.00     $ 5,467.00
EQ/Marsico Focus                                 $   806.00     $ 1,746.00     $ 2,727.00     $ 5,373.00
EQ/Mercury Basic Value Equity                    $   773.00     $ 1,650.00     $ 2,571.00     $ 5,084.00
EQ/Mercury International Value                   $   814.00     $ 1,771.00     $ 2,768.00     $ 5,448.00
EQ/MFS Emerging Growth Companies                 $   783.00     $ 1,679.00     $ 2,618.00     $ 5,172.00
EQ/MFS Investors Trust                           $   782.00     $ 1,676.00     $ 2,613.00     $ 5,162.00
EQ/Money Market                                  $   748.00     $ 1,576.00     $ 2,450.00     $ 4,857.00
EQ/Montag & Caldwell Growth                      $   796.00     $ 1,717.00     $ 2,680.00     $ 5,287.00
EQ/PIMCO Real Return                             $   783.00     $ 1,679.00     $ 2,618.00     $ 5,172.00
EQ/Short Duration Bond                           $   760.00     $ 1,612.00     $ 2,508.00     $ 4,966.00
EQ/Small Company Index                           $   742.00     $ 1,557.00     $ 2,419.00     $ 4,797.00
EQ/TCW Equity                                    $   801.00     $ 1,733.00     $ 2,706.00     $ 5,335.00
EQ/UBS Growth and Income                         $   799.00     $ 1,727.00     $ 2,696.00     $ 5,316.00
EQ/Van Kampen Comstock                           $   810.00     $ 1,759.00     $ 2,748.00     $ 5,411.00
EQ/Van Kampen Emerging Markets Equity            $   874.00     $ 1,946.00     $ 3,048.00     $ 5,950.00
EQ/Van Kampen Mid Cap Growth                     $   863.00     $ 1,914.00     $ 2,998.00     $ 5,861.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,038.00     $ 2,410.00     $ 3,777.00     $ 7,177.00
--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,375.00     $ 3,318.00     $ 5,128.00     $ 9,137.00
--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   971.00     $ 2,221.00     $ 3,483.00     $ 6,697.00
--------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------
                                                             If you do not surrender your contract
                                                           at the end of the applicable time period
                                                 --------------------------------------------------------------
                  Portfolio Name                   1 year         3 years        5 years       10 years
---------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $   461.00     $ 1,412.00     $ 2,403.00     $ 5,070.00
EQ/JPMorgan Core Bond                            $   409.00     $ 1,258.00     $ 2,153.00     $ 4,606.00
EQ/JPMorgan Value Opportunities                  $   428.00     $ 1,316.00     $ 2,247.00     $ 4,783.00
EQ/Lazard Small Cap Value                        $   441.00     $ 1,354.00     $ 2,310.00     $ 4,899.00
EQ/Legg Mason Value Equity                       $   753.00     $ 2,239.00     $ 3,701.00     $ 7,257.00
EQ/Long Term Bond                                $   421.00     $ 1,294.00     $ 2,211.00     $ 4,715.00
EQ/Lord Abbett Growth and Income                 $   519.00     $ 1,580.00     $ 2,673.00     $ 5,556.00
EQ/Lord Abbett Large Cap Core                    $   561.00     $ 1,702.00     $ 2,868.00     $ 5,896.00
EQ/Lord Abbett Mid Cap Value                     $   466.00     $ 1,428.00     $ 2,428.00     $ 5,117.00
EQ/Marsico Focus                                 $   456.00     $ 1,396.00     $ 2,377.00     $ 5,023.00
EQ/Mercury Basic Value Equity                    $   423.00     $ 1,300.00     $ 2,221.00     $ 4,734.00
EQ/Mercury International Value                   $   464.00     $ 1,421.00     $ 2,418.00     $ 5,098.00
EQ/MFS Emerging Growth Companies                 $   433.00     $ 1,329.00     $ 2,268.00     $ 4,822.00
EQ/MFS Investors Trust                           $   432.00     $ 1,326.00     $ 2,263.00     $ 4,812.00
EQ/Money Market                                  $   398.00     $ 1,226.00     $ 2,100.00     $ 4,507.00
EQ/Montag & Caldwell Growth                      $   446.00     $ 1,367.00     $ 2,330.00     $ 4,937.00
EQ/PIMCO Real Return                             $   433.00     $ 1,329.00     $ 2,268.00     $ 4,822.00
EQ/Short Duration Bond                           $   410.00     $ 1,262.00     $ 2,158.00     $ 4,616.00
EQ/Small Company Index                           $   392.00     $ 1,207.00     $ 2,069.00     $ 4,447.00
EQ/TCW Equity                                    $   451.00     $ 1,383.00     $ 2,356.00     $ 4,985.00
EQ/UBS Growth and Income                         $   449.00     $ 1,377.00     $ 2,346.00     $ 4,966.00
EQ/Van Kampen Comstock                           $   460.00     $ 1,409.00     $ 2,398.00     $ 5,061.00
EQ/Van Kampen Emerging Markets Equity            $   524.00     $ 1,596.00     $ 2,698.00     $ 5,600.00
EQ/Van Kampen Mid Cap Growth                     $   513.00     $ 1,564.00     $ 2,648.00     $ 5,511.00
EQ/Wells Fargo Montgomery Small Cap              $   688.00     $ 2,060.00     $ 3,427.00     $ 6,827.00
--------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,025.00     $ 2,968.00     $ 4,778.00     $ 8,787.00
--------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   621.00     $ 1,871.00     $ 3,133.00     $ 6,347.00
--------------------------------------------------------------------------------------------------------

                                                                    Fee table 17

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.

18 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. This contract is no longer available to new purchasers.

We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                 Annuitant                                                      Limitations on
 Contract type   issue ages       Source of contributions                       contributions
-----------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 80    o After-tax money.                             o No additional contributions after
                                                                                  attainment of age 81 or, if later, the
                                 o Paid to us by check or transfer of contract    first contract anniversary.
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue Code.
-----------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 80   o Eligible rollover distributions from TSA     o No contributions after attainment of age 81
                                   contracts or other 403(b) arrangements,        or, if later, the first contract
                                   qualified plans, and governmental employer     anniversary.
                                   457(b) plans.
                                                                                o Contributions after age 70-1/2 must be net
                                 o Rollovers from another traditional indi-       of required minimum distributions.
                                   vidual retirement arrangement.
                                                                                o Although we accept regular IRA contribu-
                                 o Direct custodian-to-custodian transfers from   tions (limited to $4,000 for 2006 and 2007)
                                   another traditional individual retire- ment    under Rollover IRA contracts, we intend
                                   arrangement.                                   that this contract be used primarily for
                                                                                  rollover and direct transfer contributions.
                                 o Regular IRA contributions.
                                                                                o Additional catch-up contributions of up to
                                 o Additional "catch-up" contributions.           $1,000 can be made for calendar years 2006
                                                                                  and 2007 where the owner is at least age 50
                                                                                  but under age 70-1/2 at any time during the
                                                                                  calendar year for which the contribution
                                                                                  is made.
-----------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 19

-----------------------------------------------------------------------------------------------------------------------------------
                 Annuitant                                                      Limitations on
 Contract type   issue ages       Source of contributions                       contributions
-----------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 80   o Rollovers from another Roth IRA. IRA         o No additional rollover or direct transfer
IRA                                                                               contributions after attainment of age 81 or,
                                 o Rollovers from a "designated Roth contri-      if later, the first contract anniversary.
                                   bution account" under a 401(k) plan or
                                   403(b) arrangement.                          o Conversion rollovers after age 70-1/2 must be
                                                                                  net of required minimum distributions for the
                                 o Conversion rollovers from a traditional IRA.   traditional IRA you are rolling over.

                                 o Direct transfers from another Roth IRA.      o You cannot roll over funds from a traditional
                                                                                  IRA if your adjusted gross income is $100,000
                                 o Regular Roth IRA contributions.                or more.

                                 o Additional catch-up contributions.           o Although we accept regular Roth IRA con-
                                                                                  tributions (limited to $4,000 for 2006 and
                                                                                  2007) under the Roth IRA contracts, we intend
                                                                                  that this contract be used primarily for
                                                                                  rollover and direct transfer contributions.

                                                                                o Additional catch-up contributions of up to
                                                                                  $1,000 can be made for calendar years 2006
                                                                                  and 2007 where the owner is at least age 50
                                                                                  at any time during the calendar year for
                                                                                  which the contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 80   o Direct transfers of pre-tax funds from       o Additional rollover or direct transfer
                                   another contract or arrangement under          contri- butions may be made up to attainment
                                   Section 403(b) of the Internal Revenue Code,   of age 81 or, if later, the first contract
                                   complying with IRS Revenue Ruling 90-24.       anniversary.

                                 o Eligible rollover distributions of pre-tax   o Rollover or direct transfer contributions
                                   funds from other 403(b) plans. Subsequent      after age 70-1/2 must be net of any required
                                   contributions may also be rollovers from       mini- mum distributions.
                                   qualified plans, governmental employer
                                   457(b) plans and traditional IRAs.           o We do not accept employer-remitted
                                                                                  contributions.
-----------------------------------------------------------------------------------------------------------------------------------
QP               20 through 70   o Only transfer contributions from other       o We do not accept regular ongoing payroll
                                   investments within an existing defined         contributions.
                                   contribution qualified plan trust.
                                                                                o Only one additional transfer contribution may
                                 o The plan must be qualified under Section       be made during a contract year.
                                   401(a) of the Internal Revenue Code.
                                                                                o No additional transfer contributions after
                                 o For 401(k) plans, transferred contributions    attainment of age 71 or, if later, the first
                                   may not include any after-tax contributions.   contract anniversary.

                                                                                o A separate QP contract must be established
                                                                                  for each plan participant.

                                                                                o We do not accept contributions from defined
                                                                                  benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.

20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.

VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.

AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o  Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------



22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP       Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE Long-term growth of capital.                               o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Long-term growth of capital.                               o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK      Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND        Seeks to provide a high total return.                      o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE      Seeks to achieve high current income consistent with       o AllianceBernstein L.P.
 GOVERNMENT SECURITIES        relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL     Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP         Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND      Seeks to achieve high current income consistent with       o AllianceBernstein L.P.
                              moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP         Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II      Seeks long-term capital appreciation.                      o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS               Seeks to achieve capital appreciation.                     o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED      Seeks capital appreciation.                                o AllianceBernstein L.P.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY     Seeks a combination of growth and income to achieve an     o Boston Advisors, LLC.
 INCOME                       above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks long-term capital appreciation.                      o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH    Seeks long-term growth of capital.                         o Capital Guardian Trust Company

------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           To achieve long-term growth of capital.                    o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.      Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 EQUITY
-----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH        Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses that                  o AllianceBernstein L.P.
                              approximates the total return performance of the
                              S&P 500 Index, including reinvestment of
                              dividends, at a risk level consistent with that
                              of the S&P 500 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL    Seeks capital growth and current income.                   o Evergreen Investment Management Com-
 BOND                                                                                      pany, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA            Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                           Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                 Seeks long-term growth of capital.                         o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE           Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                     o GAMCO Asset Management Inc.
 ACQUISITIONS
-----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                    o GAMCO Asset Management Inc.
 VALUE
-----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH       Seeks to achieve capital appreciation.                     o MFS Investment Management
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH     Seeks long-term growth of capital.                         o Janus Capital Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND         Seeks to provide a high total return consistent            o J.P. Morgan Investment Management Inc.
                              with mod- erate risk to capital and maintenance
                              of liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE             Long-term capital appreciation.                            o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE     Seeks capital appreciation.                                o Lazard Asset Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY    Seeks long-term growth of capital.                         o Legg Mason Capital Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation          o Mercury Advisors
                              through investment in long-maturity debt
                              obligations.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Capital appreciation and growth of income without          o Lord, Abbett & Co. LLC
 INCOME                       excessive fluctuation in market value.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Capital appreciation and growth of income with             o Lord, Abbett & Co. LLC
 CORE                         reasonable risk.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Capital appreciation.                                      o Lord, Abbett & Co. LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS              Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE        Seeks capital appreciation and secondarily,                o Mercury Advisors
 EQUITY                       income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL      Seeks to provide current income and long-term              o Merrill Lynch Investment Managers
 VALUE                        growth of income, accompanied by growth of                   International Limited
                              capital.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH        Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
-----------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                Objective                                                  Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST        Seeks long-term growth of capital with a                   o MFS Investment Management
                              secondary objective to seek reasonable current
                              income. For purposes of this Portfolio, the words
                              "reasonable current income" mean moderate income.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income,            o The Dreyfus Corporation
                              preserve its assets and maintain liquidity.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
-----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN          Seeks maximum real return consistent with                  o Pacific Investment Management Company,
                              preservation of real capital and prudent                     LLC
                              investment management.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks current income with reduced volatility of            o Mercury Advisors
                              principal.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before          o AllianceBernstein L.P.
                              the deduction of portfolio expenses) the total
                              return of the Russell 2000 Index.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                 Seeks to achieve long-term capital appreciation.           o TCW Investment Management Company
-----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME      Seeks to achieve total return through capital              o UBS Global Asset Management
                              appreciation with income as a secondary                      (Americas) Inc.
                              consideration.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Capital growth and income.                                 o Morgan Stanley Investment
                                                                                           Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING        Seeks long-term capital appreciation.                      o Morgan Stanley Investment
 MARKETS EQUITY                                                                            Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP         Capital growth.                                            o Morgan Stanley Investment
 GROWTH                                                                                    Management Inc.
-----------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY     Seeks long-term capital appreciation.                      o Wells Capital Management Inc.
 SMALL CAP
-----------------------------------------------------------------------------------------------------------------------------------
Laudus Variable
Insurance Trust
Portfolio Name                Objective                                                  Investment Manager/Adviser
-----------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE    Seeks to increase the value of your investment in          o Charles Schwab Investment Management,
 LONG/SHORT EQUITY            bull markets and bear markets through strategies             Inc.
                              that are designed to have limited exposure to              o AXA Rosenberg Investment
                              general equity market risk.                                  Management LLC
-----------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                Objective                                                  Investment Manager
-----------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II  Seeks to provide above average current income and          o Van Kampen (is the name under which Mor-
                              long-term capital appreciation by investing                  gan Stanley Investment Management Inc.
                              primarily in equity securities of companies in               does business in certain situations)
                              the U.S. real estate industry, including real
                              estate investment trusts.
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.

                                               Contract features and benefits 25

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state) or any withdrawal charges and any optional benefit charges.

The minimum yearly guaranteed interest rate is 3% for 2006. The minimum yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.

See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the Guaranteed interest option.

FIXED MATURITY OPTIONS

We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.

--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).

If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.

MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that

26  Contract features and benefits
you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

PRINCIPAL ASSURANCE ALLOCATION

Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any applicable credit) on the fixed maturity option's maturity date. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal insurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the investment options and guaranteed interest option however you chose.

For example, if your initial contribution is $10,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 3.76% on February 15, 2006, we would have allocated $7,189 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,400.

The principal assurance allocation was only available for annuitants ages 80 or younger when the contract was issued. Had the annuitant been age 76-80, your principal assurance allocation was limited to the seven year fixed maturity option only. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options and guaranteed interest option would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.

DOLLAR COST AVERAGING

We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option

                                              Contract features and benefits  27
and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                                   ---------


You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006.. See "Transferring your money among investment options" later in this Prospectus.


CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions.


The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:



------------------------------------------------------------------
                                       Credit percentage
  First year total contributions*        applied to
            Breakpoints                contributions
------------------------------------------------------------------
Less than $500,000                           4%
------------------------------------------------------------------
$500,000-$999,999.99                       4.5%
------------------------------------------------------------------
$1 million or more                           5%
------------------------------------------------------------------


---------
* First year total contributions means your total contributions made in the first contract year.

The percentage of the credit is based on your first year total contributions. This credit percentage will be credited to each contribution made in the first year (after adjustment as described below), as well as the second and later contract years. Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:

o Indication of intent: If you indicated in the application at the time you purchased your contract an intention to make additional contributions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution was at least 50% of the Expected First Year Contribution Amount, your credit percentage is as follows:

      o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage is the percentage that applies to the Expected First Year Contribution Amount based on the table above.

      o For any subsequent contribution that results in your total contributions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we increased the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

      o For contracts issued in New York, the "Indication of intent" approach to first year contributions is not available.

o     No indication of intent:

      o For your initial contribution, we applied the credit percentage based upon the above table.

      o For any subsequent contribution that results in a higher applicable credit percentage (based on total contributions to date), we increased the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.


We may recover all of the credit or a portion of the credit in the following situations:


28  Contract features and benefits

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years.

o If at the end of the first contract year your year total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturing date(s). A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.

YOUR BENEFIT BASE

A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Living Benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; plus

o     any applicable credit; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; plus

o     any applicable credit; plus

o     daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond); and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT OPTION. Your benefit base is equal to the greater of either:

o your initial contribution to the contract and any additional contributions; plus

o     any applicable credit;

                                      or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contribution (and any applicable credit) made since the most recent contract anniversary;

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual ratchet to age 85, as described immediately above, on each contract date anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.

ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Living Benefit option" below and annuity payout


----------------------
(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


                                              Contract features and benefits  29
options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

LIVING BENEFIT OPTION

The following section provides information about the Living Benefit option, which was only available at the time you purchased your contract.

The annuitant was age 20 through 75 at the time of contract issue. The Living Benefit option is a guaranteed minimum income benefit. If you elected the Living Benefit option at purchase, you pay an additional charge that is described under "Living Benefit charge" in "Charges and expenses" or in Appendix VI, depending on when the contract was issued, later in this Prospectus. The Living Benefit may not have been available in your state at the time of your purchase. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was generally not available to you. The guaranteed minimum income benefit was available for certain split-funded Charitable Remainder Trusts.

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager(R) level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

---------------------------------------------
              Level payments
---------------------------------------------
                           Period certain
                               years
                     ------------------------
  Annuitant's age at
      exercise          IRAs          NQ
---------------------------------------------
       60 to 75          10          10
          76              9          10
          77              8          10
          78              7          10
          79              7          10
          80              7          10
          81              7           9
          82              7           8
          83              7           7
          84              6           6
          85              5           5
---------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming

30  Contract features and benefits
there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.


-------------------------------------------------------
                              guaranteed minimum
      Contract date        income benefit -- annual
 anniversary at exercise   income payable for life
-------------------------------------------------------
            10                  $11,891
            15                  $18,597
-------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit option may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) Plus(SM) QP contracts, the Plan participant can exercise the Living Benefit option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus(SM) QP contract into an Accumulator(R) Plus(SM) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(v) for Accumulator(R) Plus(SM) Rollover TSA contracts, you may exercise the Living Benefit option only if you effect a rollover of the TSA contract to an Accumulator(R) Plus(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Living Benefit option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Living Benefit option continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Living Benefit option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Living Benefit option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your

                                              Contract features and benefits  31
            death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, plus any applicable credit (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were age 85 at issue.

If you elected one of the guaranteed death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the highest amount.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS WHO WERE AGES 0 THROUGH 80 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 80 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may have elected one of the following enhanced death benefits:

6% ROLL-UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.

THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Your enhanced death benefit election may not be changed.

                                   ----------

In New York only the standard death benefit and the Annual ratchet to age 85 enhanced death benefit were available.

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced minimum death benefit.

PROTECTION Plus(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o     the account value or

o     any applicable death benefit

Increased by:

o     such death benefit less total net contributions, multiplied by 40%

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Credit amounts are not included in "net contributions." Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 71 through 79 when we issued your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

32  Contract features and benefits

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. This feature is not available in every state.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o     you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

                                              Contract features and benefits  33

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charge; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST ACCOUNT

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.

34  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

                            Transferring your money among investment options  35

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing,which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

(a) the percentage you want invested in each investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or

36 Transferring your money among investment options out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.


You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006..


                            Transferring your money among investment options  37

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.

--------------------------------------------------------------------------------
                                  Method of withdrawal
               -----------------------------------------------------------------
                                                                   Lifetime
                                                                   required
                                                  Substantially     minimum
    Contract           Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                       Yes           Yes             No              No
Rollover IRA             Yes           Yes             Yes            Yes
Roth Conversion IRA      Yes           Yes             Yes             No
Rollover TSA*            Yes           Yes             No             Yes
QP                       Yes           No              No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity Contracts (TSAs)" in "Tax information" later in this Prospectus.

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts only)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

38  Accessing your money

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus).

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the Living Benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000.) This pro rata example assumes that the annual 6% threshold described above has already been exceeded.

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Secu-

                                                        Accessing your money  39
rity Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)   the date annuity payments begin,

(2)   the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT

On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) Plus(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Plus(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Plus(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity pay-

40  Accessing your money
out options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).

--------------------------------------------------------------------------
Fixed annuity payout options           Life annuity
                                       Life annuity with period
                                         certain
                                       Life annuity with refund
                                         certain
                                       Period certain annuity
--------------------------------------------------------------------------
Variable Immediate Annuity             Life annuity
   payout options                      Life annuity with period
                                         certain
--------------------------------------------------------------------------
Income Manager(R) payout               Life annuity with period
   options (available for annuitants     certain
   age 83 or less at contract issue)   Period certain annuity
--------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.

Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.

INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Plus(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

                                                        Accessing your money  41

The Income Manager(R) payout options are not available in all states.

If you purchase an Income Manager(R) contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager(R) prospectus.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than five years from the Accumulator(R) Plus(SM) contract date. Except with respect to Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you elect to start receiving annuity payments within three years of making an additional contribution, we will recover the amount of any credit that applies to that contribution.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:

------------------------------------------
                          Maximum
 Issue age           annuitization age
------------------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
------------------------------------------

42  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o     A mortality and expense risks charge

o     An administrative charge

o     A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit): the Living Benefit; and Protection Plus(SM).

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

                                                        Charges and expenses  43

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                              Contract year
--------------------------------------------------------------------------------
                   1     2     3     4     5     6     7     8    9+
   Percentage of
   contribution    8%    8%    7%    7%    6%    5%    4%    3%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. Additional contributions during the contract year do not increase your 15% free withdrawal amount. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

      (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

      (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

      (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

            -- its main function is to provide skilled, intermediate, or custodial nursing care;

            -- it provides continuous room and board to three or more persons;

            -- it is supervised by a registered nurse or licensed practical nurse;

            --    it keeps daily medical records of each patient;

            --    it controls and records all medications dispensed; and

            -- its primary service is other than to provide housing for residents.


We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.

6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual ratchet to age 85 benefit base.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT. There is no additional charge for the Standard death benefit.

LIVING BENEFIT CHARGE

If you elected the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time

44  Charges and expenses
as you exercise the guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

PROTECTION PLUS(SM)

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:

o     Management fees ranging from 0.10% to 1.50%.

o     12b-1 fees of either 0.25% or 0.35%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum death benefit or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

                                                        Charges and expenses  45


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6. Payment of death benefit

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YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT

Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Living Benefit and you are the owner, but not the annuitant. Because the payments under the Living Benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Living Benefit option, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Living Benefit option, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit" under "Living Benefit option," in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alter-

46  Payment of death benefit
      native is elected, we will pay any cash five years after your death (or the death of the first owner to die).

o     A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o     The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

                                                    Payment of death benefit  47

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o     Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o     The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o     Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

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

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o     The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

                                                    Payment of death benefit  49


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7. Tax information

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OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus(SM), extra credit on each contribution, choice of death benefits, the living benefit guaranteed minimum income benefit guaranteed interest option, selection of investment funds and its choices of pay-out options that are available in Accumulator(R) Plus(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.

TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

50  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:

o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant were the same under the source contract and the Accumulator(R) Plus(SM) NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Plus(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will

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

      only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o     Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The first part of this

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

section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Plus(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Plus(SM) traditional and Roth IRA contracts.

PROTECTION Plus(SM) FEATURE

The Protection Plus(SM) feature was offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts. You should consult with your tax adviser for further information,

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the Accumulator(R) Plus(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o     regular contributions out of earned income or compensation;

o     tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.

If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

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

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.

To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)     times    the maximum   Equals    the adjusted
 --------------------       x        regular       =        deductible
  divided by $10,000              contribution             contribution
                                  for the year                limit

Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make ages 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o     qualified plans;

o     governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custo dial accounts); and

o     other traditional IRAs.

Direct transfer contributions may only be made from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o     Do it yourself:


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

      You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o     Direct rollover:
      You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     hardship withdrawals; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     death benefit payments to a beneficiary who is not your surviving spouse;
      or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o     regular contributions to a traditional IRA made after you reach age
      70-1/2; or

o rollover contributions of amounts, which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)   the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)   you took no tax deduction for the excess contribution.


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Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollovers and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions

Background on Regulations -- Required Minimum Distri-butions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime

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

required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we

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must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2 . Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Plus(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o     regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion contributions); or

o     tax-free rollover contributions from other Roth arrangements; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional

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

catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount stays the same for the taxable year 2007.

With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers

What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o     another Roth IRA ("tax-free rollover contribution");

o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement; or

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o     you may not make contributions to a Roth IRA from a qualified plan under
      Section 401(a) of the Internal Revenue Code, a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose also excludes any lifetime required minimum distribution from a traditional

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IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.

Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE-IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o     rollovers from a Roth IRA to another Roth IRA;

o     direct transfers from a Roth IRA to another Roth IRA;

o     qualified distributions from a Roth IRA; and

o     return of excess contributions or amounts recharacterized to a traditional
      IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o     you are age 59-1/2 or older; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time home buyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning

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

with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.

Rollover contributions from other Roth IRAs are disregarded for this purpose.

To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November, 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.

Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature

The Protection Plus(SM) feature was offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the

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contract with the Protection Plus(SM) feature meets the IRS qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should consult with your tax adviser for further information.

Contributions to TSAs

There were two ways you might have contributed to establish your Accumulator(R) Plus(SM) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that met the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; and

o     a rollover from another 403(b) arrangement.

If you made a direct transfer, you filled out our transfer form.

We do not accept after-tax contribution rollovers to the Accumulator(R) Plus(SM) Rollover TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.

Employer-remitted contributions. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" ,which are made on an after-tax basis to the 403(b) arrangement. However, a TSA can also be wholly or partially funded through non-elective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o     reaching age 59-1/2 even if you are still employed; or

o     disability (special federal income tax definition).

You can roll over pre-tax funds from traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled-over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) Plus(SM) contract receiving the funds has provi sions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may

62  Tax information
be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o     you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o     direct rollover from another TSA or eligible retirement plan; or

o     direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o     you reach age 59-1/2 ; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o     you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal

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

income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

      (1) the greater of $10,000 or 50% of the participant's nonforfeit able accrued benefits; and

      (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above;

o     the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

Tax-deferred rollovers and direct transfers. You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distribution is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distribution to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This only applies to you if you established your Accumulator(R) Plus(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

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Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59-1/2. This is in addition to any income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

                                                             Tax information  65

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     hardship withdrawals; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviving spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

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8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within the Separate Account invests solely in class IB/B shares issued by the corresponding portfolio of its Trusts.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to the Separate Account;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the Prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.

The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below.

-------------------------------------------------------------
   Fixed Maturity
   Options with
   February 15th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2005   Maturity Value
-------------------------------------------------------------
        2007              3.17%            $ 96.93
        2008              3.29%            $ 93.73
        2009              3.37%            $ 90.53
        2010              3.43%            $ 87.37
        2011              3.47%            $ 84.31
        2012              3.53%            $ 81.20
        2013              3.64%            $ 77.84
        2014              3.69%            $ 74.82
        2015              3.74%            $ 71.84
-------------------------------------------------------------

                                                             More information 67

-------------------------------------------------------------
   Fixed Maturity
   Options with
   February 15th         Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2005   Maturity Value
-------------------------------------------------------------
        2016              3.76%            $ 69.12
-------------------------------------------------------------

HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

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

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

CONTRIBUTIONS, CREDITS, AND TRANSFERS

o Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

                                                            More information  69

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing center.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o     the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.

VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.

SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS

AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.

FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another

70  More information
similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.75% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Plus(SM) company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on

                                                            More information  71
facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.

72  More information

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered, a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company,1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

                             Incorporation of certain documents by reference  73

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.40%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005


----------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                 ---------------------------------------------
                                                     2005       2004        2003        2002
----------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.31   $  10.61          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               2,256      1,088          --          --
----------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.39   $  10.29          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               1,282        801          --          --
----------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.58   $  10.39          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               2,129      1,570          --          --
----------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------
  Unit value                                     $  45.28   $  43.82    $  40.88     $ 34.80
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               7,819      7,909       6,360       1,307
----------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.18   $  10.63          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               9,443      5,246          --          --
----------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  56.94   $  53.37    $  48.29     $ 35.61
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 369        391         352          65
----------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.21   $  11.18    $  10.91     $ 10.67
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              18,544     20,725      21,868       7,979
----------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.63   $  11.03    $   9.97     $  7.89
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               5,547      5,832       5,004       1,289
----------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------
  Unit value                                     $  29.67   $  29.19    $  27.25     $ 22.55
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               6,491      7,606       7,467       1,128
----------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  13.68   $  12.01    $  10.33     $  7.80
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               6,014      6,557       5,137       1,360
----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.98   $  10.44    $   9.65     $  7.64
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,576      5,046       4,778       1,529
----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $   9.74   $   9.19    $   8.74     $  6.78
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               9,386     10,463       9,505       2,593
----------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                     $  12.17   $  11.53    $  10.22     $  7.90
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               9,367      9,747       8,731       2,676
----------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.09   $   9.44    $   8.57     $  6.20
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              11,279     12,924      12,264       3,087
----------------------------------------------------------------------------------------------

A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

----------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                 ---------------------------------------------
                                                     2005       2004        2003        2002
----------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                     $ 12.28    $  11.60    $  10.21     $   7.37
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              8,958      10,507       9,465        2,371
----------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------
  Unit value                                     $  9.99    $   9.11    $   8.90     $   5.66
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              6,644       7,471       3,799        1,127
----------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------------------------
  Unit value                                     $240.95    $ 234.29    $ 208.22     $ 141.20
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                838         942         814          112
----------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
----------------------------------------------------------------------------------------------
  Unit value                                     $ 29.26    $  28.12    $  25.38     $  19.73
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              6,841       7,405       6,681        1,786
----------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
----------------------------------------------------------------------------------------------
  Unit value                                     $ 18.49    $  18.52    $  18.42     $  18.29
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              5,175       5,829       6,022        2,463
----------------------------------------------------------------------------------------------
 EQ/Alliance International
----------------------------------------------------------------------------------------------
  Unit value                                     $ 15.04    $  13.23    $  11.35     $   8.52
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              8,041       7,600       6,792        1,026
----------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $  7.10    $   6.27    $   5.86     $   4.83
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              8,965       8,590       8,430        2,607
----------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $ 15.90    $  15.80    $  15.45     $  15.13
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              6,473       7,011       7,296        2,167
----------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $ 16.82    $  15.30    $  13.61     $   9.80
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              5,243       5,878       5,936        1,577
----------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
----------------------------------------------------------------------------------------------
  Unit value                                     $ 10.36          --          --           --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 63          --          --           --
----------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $  8.06    $   7.60          --           --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              1,311          67          --           --
----------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
----------------------------------------------------------------------------------------------
  Unit value                                     $ 14.93    $  14.36    $  12.84     $  10.11
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             21,943      23,412      21,328        5,924
----------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
----------------------------------------------------------------------------------------------
  Unit value                                     $  5.90    $   5.64          --           --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              3,461         780          --           --
----------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
----------------------------------------------------------------------------------------------
  Unit value                                     $  8.68    $   8.10    $   7.93     $   6.28
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                933       1,019         964          208
----------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $ 12.32    $  11.89    $  11.43     $   9.35
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,074       2,253       2,284          762
----------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
----------------------------------------------------------------------------------------------
  Unit value                                     $ 12.30    $  10.65    $   9.51     $   7.27
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              9,574      10,189       8,648        1,957
----------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
----------------------------------------------------------------------------------------------
  Unit value                                     $ 11.78    $  11.27    $  10.30     $   7.95
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              7,742       8,947       8,367        2,246
----------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

----------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                 ---------------------------------------------
                                                     2005       2004        2003        2002
----------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.56   $  11.06    $  10.26     $  7.63
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              15,157     16,717      15,286       3,232
----------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.39         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 277         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------
  Unit value                                     $  26.24   $  25.49    $  23.45     $ 18.61
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              11,790     13,022      12,430       3,667
----------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $   9.75         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  48         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------
  Unit value                                     $   8.51   $   8.30    $   7.87     $  5.77
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               3,403      4,201       3,589         625
----------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.66   $  11.11    $   9.71     $  6.86
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              16,419     17,707      16,254       3,145
----------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                     $  15.75   $  14.35    $  12.35     $  9.40
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              12,611     12,978      12,257       4,007
----------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.50         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 348         --          --          --
----------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------
  Unit value                                     $  23.25   $  22.60          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 626        173          --          --
----------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.49         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  65         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $   6.36   $   6.01    $   5.44     $  4.38
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               7,526      7,699       7,279       2,586
----------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $  13.90   $  13.79    $  13.44     $ 13.19
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              17,324     17,843      18,211       5,930
----------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------
  Unit value                                     $  13.47   $  13.15    $  12.02     $  9.62
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,419      4,753       4,353       1,383
----------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                     $  17.10   $  16.57    $  14.35     $ 10.59
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              10,810     12,065      10,965       3,006
----------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.64         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 315         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.00         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 420         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.59         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 171         --          --          --
----------------------------------------------------------------------------------------------

A-3 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

----------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                 ---------------------------------------------
                                                     2005       2004        2003        2002
----------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.56         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 153         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
----------------------------------------------------------------------------------------------
  Unit value                                     $  11.14         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 890         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Marsico Focus
----------------------------------------------------------------------------------------------
  Unit value                                     $  15.21   $  13.93    $  12.78     $  9.89
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              20,640     21,440      20,675       4,362
----------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  20.18   $  19.88    $  18.24     $ 14.10
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               7,988      9,113       8,213       2,399
----------------------------------------------------------------------------------------------
 EQ/Mercury International Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  18.39   $  16.83    $  14.03     $ 11.11
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               6,535      6,084       5,257       1,712
----------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
----------------------------------------------------------------------------------------------
  Unit value                                     $  14.13   $  13.14    $  11.84     $  9.28
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               2,081      2,192       2,043         538
----------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
----------------------------------------------------------------------------------------------
  Unit value                                     $   9.46   $   8.95    $   8.15     $  6.77
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               4,535      4,946       4,865       1,329
----------------------------------------------------------------------------------------------
 EQ/Money Market
----------------------------------------------------------------------------------------------
  Unit value                                     $  28.17   $  27.84    $  28.02     $ 28.26
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               2,307      2,473       4,639       4,457
----------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $   4.59   $   4.42          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 525         46          --          --
----------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
----------------------------------------------------------------------------------------------
  Unit value                                     $   9.93         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               1,434         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
----------------------------------------------------------------------------------------------
  Unit value                                     $   9.98         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 245         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Small Company Index
----------------------------------------------------------------------------------------------
  Unit value                                     $  14.70   $  14.30    $  12.32     $  8.57
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               5,841      6,730       6,188       1,437
----------------------------------------------------------------------------------------------
 EQ/TCW Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  17.28   $  16.85          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 231         37          --          --
----------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
----------------------------------------------------------------------------------------------
  Unit value                                     $   5.53   $   5.15          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 450         41          --          --
----------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
----------------------------------------------------------------------------------------------
  Unit value                                     $  10.42         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 630         --          --          --
----------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $  13.88   $  10.60    $   8.69     $  5.66
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               8,800      7,052       5,307       1,261
----------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
----------------------------------------------------------------------------------------------
  Unit value                                     $  12.37         --          --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 471         --          --          --
----------------------------------------------------------------------------------------------

                                 Appendix I: Condensed financial information A-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

----------------------------------------------------------------------------------------------
                                                       For the year ending December 31,
                                                 ---------------------------------------------
                                                     2005       2004        2003        2002
----------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------
  Unit value                                     $ 11.90         --           --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 90         --           --          --
----------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
----------------------------------------------------------------------------------------------
  Unit value                                     $ 10.75    $ 10.14           --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,005        774           --          --
----------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------
  Unit value                                     $ 14.63    $ 12.71           --          --
----------------------------------------------------------------------------------------------
  Number of units outstanding (000's)              2,274      2,062           --          --
----------------------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who purchased an Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.

AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract; and

o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------

The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.

--------------------------------------------------------------------------------------------------------
                                                                Hypothetical Assumed rate to maturity on
                                                                           February 15, 2010
                                                                ----------------------------------------
                                                                         5.00%               9.00%
--------------------------------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                        $144,082              $ 119,503
--------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                         $131,104              $ 131,104
--------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
      (1) - (2)                                                   $ 12,978              $ (11,601)
--------------------------------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
    withdrawal:
      (3) x [$50,000/(1)]                                         $  4,504              $  (4,854)
--------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]           $ 45,496              $  54,854
--------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                              $ 85,608              $  76,250
--------------------------------------------------------------------------------------------------------
(7) Maturity value                                                $120,091              $ 106,965
--------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                 $ 94,082              $  69,503
--------------------------------------------------------------------------------------------------------

You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

C-1 Appendix III: Market value adjustment example

Appendix IV: Guaranteed enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 (plus the applicable 4% credit) is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:

----------------------------------------------------------------------------------------------------
                                                 6% roll up to age 85      Annual ratchet to age 85
  End of Contract Year       Account Value    enhanced death benefit      enhanced death benefit
----------------------------------------------------------------------------------------------------
            1                109,200                 110,240                     109,200
            2                120,120                 116,854                     120,120
            3                134,534                 123,866                     134,534
            4                107,628                 131,298                     134,534
            5                118,390                 139,175                     134,534
            6                132,597                 147,526                     134,534
            7                132,597                 156,378                     134,534
---------------------------------------------------------------------------------------------------

The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

6% ROLL-UP TO AGE 85

(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.

ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.

GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual ratchet to age 85.

                      Appendix IV: Guaranteed enhanced death benefit example D-1

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

   ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.98)%, 3.02% for the Accumulator(R) Plus(SM) Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.

Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

E-1 Appendix V: Hypothetical illustrations

Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus(SM)
  Guaranteed minimum income benefit

                                                            Greater of 6% Roll
                                                                    up
                                                             to age 85 or the
                                                                  Annual
                                                             Ratchet to age 85
                                                                Guaranteed
                                                               Minimum Death
                        Account Value        Cash Value           Benefit
                     ------------------- ------------------ -------------------
 Age   Contract Year     0%        6%       0%        6%        0%        6%
----- -------------- --------- --------- -------- --------- --------- ---------
 60          1        104,000  104,000    96,000    96,000   104,000  104,000
 61          2         99,225  105,443    91,225    97,443   110,240  110,240
 62          3         94,529  106,845    87,529    99,845   116,854  116,854
 63          4         89,904  108,200    82,904   101,200   123,866  123,866
 64          5         85,344  109,502    79,344   103,502   131,298  131,298
 65          6         80,841  110,744    75,841   105,744   139,175  139,175
 66          7         76,387  111,919    72,387   107,919   147,526  147,526
 67          8         71,975  113,019    68,975   110,019   156,378  156,378
 68          9         67,597  114,035    67,597   114,035   165,760  165,760
 69         10         63,244  114,959    63,244   114,959   175,706  175,706
 74         15         41,526  117,834    41,526   117,834   235,134  235,134
 79         20         19,097  116,632    19,097   116,632   314,662  314,662
 84         25              0  109,266         0   109,266         0  421,089
 89         30              0  107,492         0   107,492         0  446,355
 94         35              0  108,444         0   108,444         0  446,355
 95         36              0  108,650         0   108,650         0  446,355

                                                   Lifetime Annual
                                          Guaranteed Minimum Income Benefit
                     Total Death Benefit ------------------------------------
                       with Protection       Guaranteed       Hypothetical
                             Plus              Income            Income
                     ------------------- ------------------ -----------------
 Age   Contract Year     0%        6%        0%       6%        0%       6%
----- -------------- --------- --------- --------- -------- --------- -------
 60          1        104,000  104,000      N/A      N/A       N/A      N/A
 61          2        114,336  114,336      N/A      N/A       N/A      N/A
 62          3        123,596  123,596      N/A      N/A       N/A      N/A
 63          4        133,412  133,412      N/A      N/A       N/A      N/A
 64          5        143,817  143,817      N/A      N/A       N/A      N/A
 65          6        154,846  154,846      N/A      N/A       N/A      N/A
 66          7        166,536  166,536      N/A      N/A       N/A      N/A
 67          8        178,929  178,929      N/A      N/A       N/A      N/A
 68          9        192,064  192,064      N/A      N/A       N/A      N/A
 69         10        205,988  205,988      N/A      N/A       N/A      N/A
 74         15        289,188  289,188    14,837   14,837    14,837   14,837
 79         20        400,527  400,527    21,208   21,208    21,208   21,208
 84         25              0  514,506         0   36,214         0   36,214
 89         30              0  539,771      N/A      N/A       N/A      N/A
 94         35              0  539,771      N/A      N/A       N/A      N/A
 95         36              0  539,771      N/A      N/A       N/A      N/A

The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

                                      Appendix V: Hypothetical illustrations E-2

Appendix VI: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time you purchased your contract.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



-----------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period      Feature/Benefit              Variation
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2003       Guaranteed interest option   No limitations regarding allocations or transfers into the guaranteed interest account.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003   Fee table                    Guaranteed minimum death benefit charge:
                                                           Annual Ratchet to age 85:                                       0.20%
                                                           6% Roll-Up to age 85:                                           0.35%
                                                           The Greater of the 6% Roll-Up to age 85 or the
                                                           Annual Ratchet to age 85:                                       0.45%
                                                           Guaranteed minimum income benefit:                              0.45%
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2004   Variable Immediate Annuity   Life annuity not available on a Single Life basis in New York.
                             payout option
-----------------------------------------------------------------------------------------------------------------------------------

F-1 Appendix VI: Contract variations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page
Unit Values                                                                 2
Custodian and Independent Registered Public Accounting Firm                 2
Distribution of the Contracts                                               2
Financial Statements                                                        2

How to obtain an Accumulator(R) Plus(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R) Plus(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2006.

--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                             State                        Zip


                                         X01181/Plus '02, ML, '04 and '06 Series

Accumulator(R) Plus (SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.
--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) PLUS(SM)?


Accumulator(R) Plus(SM) is a deferred annuity contract issued by AXA EQUITABLE LIFE INSURANCE COMPANY. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection and a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Evergreen International Bond
o AXA Conservative Allocation*           o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation*      o EQ/FI Mid Cap
o AXA Moderate Allocation*               o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation*          o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------



*    The "AXA Allocation" portfolios.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.


TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $10,000 is required to purchase a contract. We add an amount ("credit") to your contract with each contribution you make. Expenses for this contract may be higher than for a comparable contract without a credit. Over time, the amount of the credit may be more than offset by fees and charges associated with the credit.


A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.


Although this Prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and be receiving this Prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time (and, as noted above, may vary depending on your state) and you may not change your contract or its features as issued. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix IX for contract variations later in this Prospectus.

                                                          X01189/Plus '04 Series

Contents of this Prospectus
--------------------------------------------------------------------------------
ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------

Index of key words and phrases                                               4
Who is AXA Equitable?                                                        6
How to reach us                                                              7
Accumulator(R) Plus(SM) at a glance -- key features                          9

--------------------------------------------------------------------------------
FEE TABLE                                                                   12
--------------------------------------------------------------------------------

Example                                                                     16
Condensed financial information                                             19

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS 20
--------------------------------------------------------------------------------

How you can purchase and contribute to your contract                        20
Owner and annuitant requirements                                            22
How you can make your contributions                                         22
What are your investment options under the contract?                        22
Portfolios of the Trusts                                                    23
Allocating your contributions                                               28
Credits                                                                     30

Guaranteed minimum death benefit and Guaranteed
     minimum income benefit base                                            31

Annuity purchase factors                                                    32

Guaranteed minimum income benefit option                                    32


Guaranteed minimum death benefit                                            35
Principal Protector(SM)                                                     36
Your right to cancel within a certain number of days                        39

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        40
--------------------------------------------------------------------------------

Your account value and cash value                                           40
Your contract's value in the variable investment options                    40
Your contract's value in the guaranteed interest option                     40
Your contract's value in the fixed maturity options                         40

Insufficient account value                                                  40


--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG THE INVESTMENT OPTIONS                     42
--------------------------------------------------------------------------------

Transferring your account value                                             42
Disruptive transfer activity                                                42
Rebalancing your account value                                              43

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     45
--------------------------------------------------------------------------------

Withdrawing your account value                                              45
How withdrawals are taken from your account value                           46
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income
   benefit, Guaranteed minimum death benefit and
   Guaranteed principal benefit option 2                                    46
How withdrawals affect Principal Protector(SM)                              47
Withdrawals treated as surrenders                                           47
Loans under Rollover TSA contracts                                          47
Surrendering your contract to receive its cash value                        48
When to expect payments                                                     48
Your annuity payout options                                                 48

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     51
--------------------------------------------------------------------------------

Charges that AXA Equitable deducts                                          51
Charges that the Trusts deduct                                              54
Group or sponsored arrangements                                             54
Other distribution arrangements                                             55

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 56
--------------------------------------------------------------------------------

Your beneficiary and payment of benefit                                     56
How death benefit payment is made                                           57
Beneficiary continuation option                                             58

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          62
--------------------------------------------------------------------------------

Overview                                                                    62
Buying a contract to fund a retirement arrangement                          62
Transfers among variable investment options                                 62
Taxation of nonqualified annuities                                          62
Individual retirement arrangements (IRAs)                                   64
Tax-Sheltered Annuity contracts (TSAs)                                      73
Federal and state income tax withholding and information
     reporting                                                              77
Special rules for contracts funding qualified plans                         78
Impact of taxes to AXA Equitable                                            78

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         79
--------------------------------------------------------------------------------

About Separate Account No. 49                                               79
About the Trusts                                                            79
About our fixed maturity options                                            79
About the general account                                                   80
About other methods of payment                                              81
Dates and prices at which contract events occur                             81
About your voting rights                                                    82

About legal proceedings                                                     82

Financial statements                                                        82
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          82
Distribution of the contracts                                               83

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          85
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------

I    -- Condensed financial information                                     A-1
II   -- Purchase considerations for QP contracts                            B-1
III  -- Market value adjustment example                                     C-1
IV   -- Enhanced death benefit example                                      D-1
V    -- Hypothetical illustrations                                          E-1
VI   -- Guaranteed principal benefit example                                F-1
VII  -- Protection Plus(SM) example                                         G-1
VIII -- State contract availability and/or variations
        of certain features and benefits                                    H-1
IX   -- Contract variations                                                 I-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                 Page
   6% Roll-Up to age 85                                           31
   account value                                                  40
   administrative charge                                          51
   annual administrative charge                                   51
   Annual Ratchet to age 85 enhanced death benefit                32
   annuitant                                                      20
   annuitization                                                  48
   annuity maturity date                                          50
   annuity payout options                                         48
   annuity purchase factors                                       32
   automatic investment program                                   81
   beneficiary                                                    56
   Beneficiary continuation option ("BCO")                        58
   benefit base                                                   31
   business day                                                   81
   cash value                                                     40
   charges for state premium and other applicable taxes           54
   contract date                                                  11
   contract date anniversary                                      11
   contract year                                                  11
   Contributions to Roth IRAs                                     70
      regular contributions                                       70
      rollovers and transfers                                     71
      conversion contributions                                    71
   contributions to traditional IRAs                              65
      regular contributions                                       65
      rollovers and transfers                                     66
   credit                                                         30
   disability, terminal illness or confinement to nursing home    52
   disruptive transfer activity                                   42
   distribution charge                                            51
   EQAccess                                                        7
   ERISA                                                          47
   Fixed-dollar option                                            30
   fixed maturity options                                         27
   free look                                                      39
   free withdrawal amount                                         52
   general account                                                80
   General dollar cost averaging                                  29
   guaranteed interest option                                     27
   Guaranteed minimum death benefit                               35
   Guaranteed minimum death benefit/guaranteed
      minimum income benefit roll-up benefit base
      reset option                                                32
   Guaranteed minimum income benefit                              33
   Guaranteed minimum income benefit "no lapse guarantee"         33
   Guaranteed minimum income benefit charge                       53

                                                                 Page
   Guaranteed principal benefits                                  28
   IRA                                                         cover
   IRS                                                            62
   Investment simplifier                                          30
   lifetime required minimum distribution withdrawals             46
   loan reserve account                                           47
   loans under Rollover TSA                                       47
   lump sum withdrawals                                           45
   market adjusted amount                                         27
   market value adjustment                                        27
   market timing                                                  42
   maturity dates                                                 27
   maturity value                                                 27
   Mortality and expense risks charge                             51
   NQ                                                          cover
   Optional step up charge                                        54
   participant                                                    22
   portfolio                                                   cover
   processing office                                               7
   Principal Protector(SM)                                        36
   Principal Protector(SM) charge                                 54
   Protection Plus(SM)                                            53
   Protection Plus(SM) charge                                     53
   QP                                                          cover
   rate to maturity                                               27
   Rebalancing                                                    43
   Rollover IRA                                                cover
   Rollover TSA                                                cover
   Roth Conversion IRA                                         cover
   Roth IRA                                                    cover
   SAI                                                         cover
   SEC                                                         cover
   self-directed allocation                                       28
   Separate Account No. 49                                        79
   Standard death benefit                                         31
   substantially equal withdrawals                                45
   Successor owner and annuitant                                  57
   Spousal protection                                             58
   systematic withdrawals                                         45
   TOPS                                                            7
   TSA                                                         cover
   traditional IRA                                             cover
   Trusts                                                         79
   unit                                                           40
   variable investment options                                    22
   wire transmittals and electronic applications                  81
   withdrawal charge                                              52

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract or supplemental materials.

--------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
--------------------------------------------------------------------------------

4 Index of key words and phrases

--------------------------------------------------------------------------------
 Prospectus                           Contract or Supplemental Materials
--------------------------------------------------------------------------------
  rate to maturity                   Guaranteed Rates
  unit                               Accumulation Unit
  Guaranteed minimum death benefit   Guaranteed death benefit
  Guarantee minimum income benefit   Guaranteed Income Benefit
  guaranteed interest option         Guaranteed Interest Account
  Principal Protector(SM)            Guaranteed withdrawal benefit
  GWB benefit base                   Principal Protector(SM) benefit base
  GWB Annual withdrawal amount       Principal Protector(SM) Annual withdrawal
                                       amount
  GWB Annual withdrawal option       Principal Protector(SM) Annual withdrawal
                                       option
  GWB Excess withdrawal              Principal Protector(SM) Excess withdrawal

                                                Index of key words and phrases 5

Who is AXA Equitable?
--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


6  Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU-
 TIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


Accumulator(R) Plus(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU-
 TIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------



Accumulator(R) Plus(SM)

c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox


--------------------------------------------------------------------------------

 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:

--------------------------------------------------------------------------------

Accumulator(R) Plus(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------

 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY:

--------------------------------------------------------------------------------

Accumulator(R) Plus(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------

 REPORTS WE PROVIDE:

o    written confirmation of financial transactions;


o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the benefit base reset option.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the variable investment options;

o    elect to receive certain contract statements electronically;

o    change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


                                                        Who is AXA Equitable?  7

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;


(12) direct transfers;


(13) exercise of the Guaranteed minimum income benefit;


(14) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);


(15) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base under the Optional step up provision; and

(16) requests to terminate or reinstate your Guaranteed withdrawal benefit under the Beneficiary continuation option, if applicable;

(17) death claims; and

(18) change in ownership (NQ only).

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between variable investment options;

(4)  contract surrender and withdrawal requests; and

(5) general dollar cost averaging (including the fixed dollar and interest sweep options)

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) dollar cost averaging (including the fixed dollar amount and interest sweep options);

(3)  rebalancing;

(4)  substantially equal withdrawals;

(5)  systematic withdrawals; and

(6)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

8  Who is AXA Equitable?

Accumulator(R) Plus(SM) at a glance -- key features


--------------------------------------------------------------------------------
Professional investment   Accumulator(R) Plus(SM) variable investment options
management                invest in different portfolios managed by professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o  Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                             (subject to availability).

                          o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                          o  Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                          ----------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest       o  Principal and interest guarantees.
option
                          o  Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations        o  No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                          o  No tax on transfers among variable investment options inside the contract.
                          ----------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax
                          Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum        The Guaranteed minimum income benefit provides income protection for you during the annuitant's
income benefit            life once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM)   Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o  Initial minimum:     $10,000
                          o  Additional minimum:  $500 (NQ, QP and Rollover TSA contracts)
                                                  $100 monthly and $300 quarterly under our automatic investment program
                                                  (NQ contracts)
                                                  $50 (IRA contracts)
                          ----------------------------------------------------------------------------------------------------------
                          Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Credit                    We allocate your contributions to your account value. We allocate a credit to your account value at the same time that we allocate your contributions. The credit will apply to additional contribution amounts only to the extent that those amounts exceed total withdrawals from the contract. The amount of credit may be up to 5% of each contribution, depending on certain factors. The credit is subject to recovery by us in certain limited circumstances. Please see Appendix IX later in this
                          Prospectus for more information about contract variations relating to credit and credit recovery.
------------------------------------------------------------------------------------------------------------------------------------


                           Accumulator(R) Plus(SM) at a glance -- key features 9

--------------------------------------------------------------------------------
Access to your money           o Lump sum withdrawals

                               o Several withdrawal options on a periodic basis
                               o Loans under Rollover TSA contracts
                               o Contract surrender


                               You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.

--------------------------------------------------------------------------------
Payout options                 o Fixed annuity payout options
                               o Variable Immediate Annuity payout options
                               o Income Manager(R) payout options
--------------------------------------------------------------------------------
Additional features*           o Guaranteed minimum death benefit options
                               o Guaranteed principal benefit options
                               o Dollar cost averaging
                               o Automatic investment program
                               o Account value rebalancing (quarterly,
                                 semiannually, and annually)
                               o Free transfers
                               o Waiver of withdrawal charge for disability,
                                 terminal illness, confinement to a nursing home and certain other withdrawals
                               o Protection Plus(SM), an optional death benefit
                                 available under certain contracts
                               o Spousal protection
                               o Successor owner/annuitant
                               o Beneficiary continuation option
                               o Guaranteed minimum income benefit no lapse
                                 guarantee (available under contracts with applications that are signed and submitted on or after January 1, 2005 subject to state availability)
                               o Guaranteed minimum death benefit/guaranteed
                                 minimum income benefit roll-up benefit base reset (available under contracts with applications that are signed and submitted on or after October 1, 2005 subject to state availability)

* Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
--------------------------------------------------------------------------------
Fees and charges               o Daily charges on amounts invested in the
                                 variable investment options for mortality and expense risks, administrative, and distribution charges at an annual rate of 1.50%.
                               o The charges for the Guaranteed minimum death
                                 benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.
                               o An annual charge of 0.35% of the account value
                                 for the Protection Plus(SM) optional death benefit.
                               o An annual charge of 0.35% of account value for
                                 the 5% GWB Annual withdrawal option or 0.50% of account value for the 7% GWB Annual withdrawal option for the Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See "Principal Protector(SM)" in "Contract features and benefits" later in this Prospectus.
                               o Annual 0.65% of the applicable benefit base
                                 charge for the optional Guaranteed minimum income benefit, until you exercise the benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.
                               o An annual charge for the optional Guaranteed
                                 principal benefit option 2 deducted on the first 10 contract date anniversaries equal to 0.50% of account value.



10 Accumulator(R) Plus(SM) at a glance -- key features

--------------------------------------------------------------------------------
Fees and charges       o If your account value at the end of the contract year
(continued)              is less than $50,000, we deduct an annual
                         administrative charge equal to $30, or during the first
                         two contract years, 2% of your account value, if less.
                         If your account value, on the contract date
                         anniversary, is $50,000 or more, we will not deduct the
                         charge.
                       o No sales charge deducted at the time you make
                         contributions.
                       o During the first eight contract years following a
                         contribution, a charge will be deducted from amounts
                         that you withdraw that exceed 10% of your account
                         value. We use the account value at the beginning of
                         each contract year to calculate the 10% amount
                         available. The charge is 8% in each of the first two
                         contract years following a contribution; the charge is
                         7% in the third and fourth contract years following a
                         contribution; thereafter, it declines by 1% each year
                         in the fifth to eighth contract year following a
                         contribution. There is no withdrawal charge in the
                         ninth and later contract years following a
                         contribution. Certain other exemptions may apply.
                       ---------------------------------------------------------
                       The "contract date" is the effective date of a contract.
                       This usually is the business day we receive the properly
                       completed and signed application, along with any other
                       required documents, and your initial contribution. Your
                       contract date will be shown in your contract. The
                       12-month period beginning on your contract date and each
                       12-month period after that date is a "contract year." The
                       end of each 12-month period is your "contract date
                       anniversary." For example, if your contract date is May
                       1, your contract date anniversary is April 30.
                       ---------------------------------------------------------
                       o We deduct a charge designed to approximate certain
                         taxes that may be imposed on us, such as premium taxes
                         in your state. This charge is generally deducted from
                         the amount applied to an annuity payout option.
                       o We currently deduct a $350 annuity administrative fee
                         from amounts applied to purchase the variable immediate
                         annuitization payout option. This option is described
                         in a separate prospectus that is available from your
                         financial professional.
                       o Annual expenses of the Trusts' portfolios are
                         calculated as a percentage of the average daily net
                         assets invested in each portfolio. Please see "Fee
                         Table" later in this Prospectus for details.
--------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-80
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-80
                       QP: 20-70
--------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


                          Accumulator(R) Plus(SM) at a glance -- key features 11

Fee table
--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.

--------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------

Maximum withdrawal charge as a percentage
of contributions withdrawn(1) (deducted
if you surrender your contract, make
certain withdrawals, or apply your cash
value to certain payout options).                       8.00%


Charge if you elect a variable payout
option upon annuitization
(which is described in a separate
prospectus for that option)                             $350


--------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

Mortality and expense risks                             0.90%(2)
Administrative                                          0.35%
Distribution                                            0.25%
                                                        -------
Total annual expenses                                   1.50%

--------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------

Maximum annual administrative charge(4)
   If your account value on a contract
     date anniversary is less than
     $50,000(3)                                         $30
   If your account value on a contract
     date anniversary is $50,000 or more                $0

--------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
--------------------------------------------------------------------------------

Guaranteed minimum death benefit charge
(calculated as a percentage of the
applicable benefit base. Deducted
annually(4) on each contract date
anniversary for which the benefit is in
effect.)

   Standard death benefit                               0.00%
   Annual Ratchet to age 85                             0.25% of the Annual
                                                         Ratchet to age 85
                                                         benefit base

   Greater of 6% Roll-Up to age 85 or                   0.60% of the greater of
     Annual Ratchet to age 85                            6% Roll-Up to age 85
                                                         benefit base or the
                                                         Annual Ratchet to age
                                                         85 benefit base, as
                                                         applicable


--------------------------------------------------------------------------------
Guaranteed principal benefit charge for
option 2 (calculated as a percentage of
the account value. Deducted annually(4)
on the first 10 contract date anniversaries.)           0.50%
--------------------------------------------------------------------------------
Guaranteed minimum income benefit charge
(calculated as a percentage of the
applicable benefit base. Deducted
annually(4) on each contract date anniversary
for which the benefit is in effect.)                    0.65%
--------------------------------------------------------------------------------
Protection Plus(SM) benefit charge
(calculated as a percentage of the account
value. Deducted annually(4) on each
contract date anniversary for which the
benefit is in effect.)                                  0.35%
--------------------------------------------------------------------------------


12 Fee table

--------------------------------------------------------------------------------
Principal Protector(SM) benefit charge(4)               0.35% for the 5% GWB
(calculated as a percentage of the account              Annual withdrawal option
value. Deducted annually on each contract
date anniversary, provided your GWB benefit             0.50% for the 7% GWB
base is greater than zero.)                             Annual withdrawal option

If you "step up" your GWB benefit base,                 0.60% for the 5% GWB
we reserve the right to increase your                   Annual withdrawal option
charge up to:
                                                        0.80% for the 7% GWB
                                                        Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.
--------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA
contracts only (calculated and deducted
daily as a percentage of the outstanding
loan amount)                                            2.00%(5)

--------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.
--------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

Total Annual Portfolio Operating Expenses               Lowest      Highest
for 2005 (expenses that are deducted from
Portfolio assets including management fees,
12b-1 fees, service fees, and/or other
expenses)(6)                                            0.63%       8.01%

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.

--------------------------------------------------------------------------------


                                                                                     Underlying
                                          Manage-                                    Portfolio
                                           ment          12b-1          Other         Fees and
 Portfolio Name                           Fees(7)       Fees(8)       Expenses(9)   Expenses(10)
------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                  0.10%          0.25%          0.19%          0.91%
AXA Conservative Allocation                0.10%          0.25%          0.22%          0.58%
AXA Conservative-Plus Allocation           0.10%          0.25%          0.19%          0.64%
AXA Moderate Allocation                    0.10%          0.25%          0.17%          0.71%
AXA Moderate-Plus Allocation               0.10%          0.25%          0.17%          0.84%
AXA Premier VIP Aggressive Equity          0.60%          0.25%          0.20%            --
AXA Premier VIP Core Bond                  0.60%          0.25%          0.18%            --
AXA Premier VIP Health Care                1.20%          0.25%          0.28%            --
AXA Premier VIP High Yield                 0.58%          0.25%          0.18%            --
AXA Premier VIP International Equity       1.05%          0.25%          0.28%            --
AXA Premier VIP Large Cap Core Equity      0.90%          0.25%          0.25%            --
AXA Premier VIP Large Cap Growth           0.90%          0.25%          0.23%            --
AXA Premier VIP Large Cap Value            0.90%          0.25%          0.22%            --
AXA Premier VIP Mid Cap Growth             1.10%          0.25%          0.25%            --
AXA Premier VIP Mid Cap Value              1.10%          0.25%          0.19%            --
AXA Premier VIP Technology                 1.20%          0.25%          0.22%            --
-----------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                   0.47%          0.25%          0.13%            --
EQ/Alliance Growth and Income              0.56%          0.25%          0.13%            --
EQ/Alliance Intermediate Government
  Securities                               0.50%          0.25%          0.14%            --
EQ/Alliance International                  0.72%          0.25%          0.21%            --
EQ/Alliance Large Cap Growth               0.90%          0.25%          0.13%            --
EQ/Alliance Quality Bond                   0.50%          0.25%          0.13%            --
EQ/Alliance Small Cap Growth               0.75%          0.25%          0.13%            --
EQ/Ariel Appreciation II                   0.75%          0.25%          7.01%            --
EQ/Bear Stearns Small Company Growth       1.00%          0.25%          0.20%            --
EQ/Bernstein Diversified Value             0.61%          0.25%          0.13%            --
-----------------------------------------------------------------------------------------------

                                           Total                       Net Total
                                           Annual       Fee Waiv-       Annual
                                          Expenses     ers and/or      Expenses
                                          (Before       Expense          After
                                          Expense      Reimburse-       Expense
 Portfolio Name                         Limitation)     ments(11)     Limitations
----------------------------------------------------------------------------------
 AXA Premier VIP Trust:
----------------------------------------------------------------------------------
AXA Aggressive Allocation                  1.45%         (0.19)%          1.26%
AXA Conservative Allocation                1.15%         (0.22)%          0.93%
AXA Conservative-Plus Allocation           1.18%         (0.19)%          0.99%
AXA Moderate Allocation                    1.23%         (0.17)%          1.06%
AXA Moderate-Plus Allocation               1.36%         (0.17)%          1.19%
AXA Premier VIP Aggressive Equity          1.05%            --            1.05%
AXA Premier VIP Core Bond                  1.03%         (0.08)%          0.95%
AXA Premier VIP Health Care                1.73%          0.00%           1.73%
AXA Premier VIP High Yield                 1.01%            --            1.01%
AXA Premier VIP International Equity       1.58%          0.00%           1.58%
AXA Premier VIP Large Cap Core Equity      1.40%         (0.05)%          1.35%
AXA Premier VIP Large Cap Growth           1.38%         (0.03)%          1.35%
AXA Premier VIP Large Cap Value            1.37%         (0.02)%          1.35%
AXA Premier VIP Mid Cap Growth             1.60%          0.00%           1.60%
AXA Premier VIP Mid Cap Value              1.54%          0.00%           1.54%
AXA Premier VIP Technology                 1.67%          0.00%           1.67%
----------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------
EQ/Alliance Common Stock                   0.85%            --            0.85%
EQ/Alliance Growth and Income              0.94%            --            0.94%
EQ/Alliance Intermediate Government
  Securities                               0.89%            --            0.89%
EQ/Alliance International                  1.18%         (0.08)%          1.10%
EQ/Alliance Large Cap Growth               1.28%         (0.23)%          1.05%
EQ/Alliance Quality Bond                   0.88%            --            0.88%
EQ/Alliance Small Cap Growth               1.13%            --            1.13%
EQ/Ariel Appreciation II                   8.01%         (6.86)%          1.15%
EQ/Bear Stearns Small Company Growth       1.45%         (0.15)%          1.30%
EQ/Bernstein Diversified Value             0.99%         (0.04)%          0.95%
----------------------------------------------------------------------------------


                                                                    Fee table 13

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                            Total                       Net Total
                                                                                           Annual       Fee Waiv-        Annual
                                                                           Underlying     Expenses      ers and/or      Expenses
                                       Manage-                             Portfolio      (Before        Expense          After
                                        ment      12b-1       Other         Fees and       Expense      Reimburse-       Expense
Portfolio Name                         Fees(7)   Fees(8)    Expenses(9)   Expenses(10)   Limitation)     ments(11)     Limitations
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income        0.75%     0.25%        0.16%           --           1.16%         (0.11)%          1.05%
EQ/Calvert Socially Responsible         0.65%     0.25%        0.27%           --           1.17%         (0.12)%          1.05%
EQ/Capital Guardian Growth              0.65%     0.25%        0.17%           --           1.07%         (0.12)%          0.95%
EQ/Capital Guardian International       0.85%     0.25%        0.23%           --           1.33%         (0.13)%          1.20%
EQ/Capital Guardian Research            0.65%     0.25%        0.13%           --           1.03%         (0.08)%          0.95%
EQ/Capital Guardian U.S. Equity         0.65%     0.25%        0.13%           --           1.03%         (0.08)%          0.95%
EQ/Caywood-Scholl High Yield Bond       0.60%     0.25%        0.24%           --           1.09%         (0.09)%          1.00%
EQ/Equity 500 Index                     0.25%     0.25%        0.13%           --           0.63%           --             0.63%
EQ/Evergreen International Bond         0.70%     0.25%        6.36%           --           7.31%         (6.16)%          1.15%
EQ/Evergreen Omega                      0.65%     0.25%        0.18%           --           1.08%          0.00%           1.08%
EQ/FI Mid Cap                           0.69%     0.25%        0.14%           --           1.08%         (0.08)%          1.00%
EQ/FI Mid Cap Value                     0.73%     0.25%        0.14%           --           1.12%         (0.02)%          1.10%
EQ/GAMCO Mergers and Acquisitions       0.90%     0.25%        0.66%           --           1.81%         (0.36)%          1.45%
EQ/GAMCO Small Company Value            0.79%     0.25%        0.14%           --           1.18%          0.00%           1.18%
EQ/International Growth                 0.85%     0.25%        0.29%           --           1.39%          0.00%           1.39%
EQ/Janus Large Cap Growth               0.90%     0.25%        0.15%           --           1.30%         (0.15)%          1.15%
EQ/JPMorgan Core Bond                   0.44%     0.25%        0.13%           --           0.82%          0.00%           0.82%
EQ/JPMorgan Value Opportunities         0.60%     0.25%        0.15%           --           1.00%         (0.05)%          0.95%
EQ/Lazard Small Cap Value               0.73%     0.25%        0.14%           --           1.12%         (0.02)%          1.10%
EQ/Legg Mason Value Equity              0.65%     0.25%        3.07%           --           3.97%         (2.97)%          1.00%
EQ/Long Term Bond                       0.50%     0.25%        0.18%           --           0.93%          0.00%           0.93%
EQ/Lord Abbett Growth and Income        0.65%     0.25%        0.93%           --           1.83%         (0.83)%          1.00%
EQ/Lord Abbett Large Cap Core           0.65%     0.25%        1.32%           --           2.22%         (1.22)%          1.00%
EQ/Lord Abbett Mid Cap Value            0.70%     0.25%        0.40%           --           1.35%         (0.30)%          1.05%
EQ/Marsico Focus                        0.87%     0.25%        0.13%           --           1.25%         (0.10)%          1.15%
EQ/Mercury Basic Value Equity           0.57%     0.25%        0.13%           --           0.95%          0.00%           0.95%
EQ/Mercury International Value          0.85%     0.25%        0.23%           --           1.33%         (0.08)%          1.25%
EQ/MFS Emerging Growth Companies        0.65%     0.25%        0.14%           --           1.04%           --             1.04%
EQ/MFS Investors Trust                  0.60%     0.25%        0.18%           --           1.03%         (0.08)%          0.95%
EQ/Money Market                         0.34%     0.25%        0.13%           --           0.72%           --             0.72%
EQ/Montag & Caldwell Growth             0.75%     0.25%        0.16%           --           1.16%         (0.01)%          1.15%
EQ/PIMCO Real Return                    0.55%     0.25%        0.24%           --           1.04%         (0.14)%          0.90%
EQ/Short Duration Bond                  0.44%     0.25%        0.14%           --           0.83%          0.00%           0.83%
EQ/Small Company Index                  0.25%     0.25%        0.16%           --           0.66%          0.00%           0.66%
EQ/TCW Equity                           0.80%     0.25%        0.16%           --           1.21%         (0.06)%          1.15%
EQ/UBS Growth and Income                0.75%     0.25%        0.19%           --           1.19%         (0.14)%          1.05%
EQ/Van Kampen Comstock                  0.65%     0.25%        0.39%           --           1.29%         (0.29)%          1.00%
EQ/Van Kampen Emerging Markets Equity   1.15%     0.25%        0.48%           --           1.88%         (0.08)%          1.80%
EQ/Van Kampen Mid Cap Growth            0.70%     0.25%        0.83%           --           1.78%         (0.73)%          1.05%
EQ/Wells Fargo Montgomery Small Cap     0.85%     0.25%        2.28%           --           3.38%         (2.08)%          1.30%
------------------------------------------------------------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/         50%      0.25%        1.48%           --           3.23%         (0.02)%          3.21%
  Short Eq1.
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II             0.75%     0.35%        0.28%           --           1.38%         (0.10)%          1.28%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable.

14 Fee table

                                                   Contract Year
The withdrawal charge percentage we use                  1 ................8.00%
is determined by the contract year in                    2 ................8.00%
which you Contract make the withdrawal                   3 .. .............7.00%
or surrender your contract. For each                     4 ................7.00%
contribution, we consider the Year                       5 ................6.00%
contract year in which we receive that                   6 ................5.00%
contribution to be "contract year 1")                    7 ................4.00%
                                                         8 ................3.00%
                                                         9+ ...............0.00%


(2) These charges compensate us for certain risks we assume and expenses we incur under the contract. They also compensate us for the expense associated with the credit. We expect to make a profit from these charges.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.


(4) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. For Principal Protector(SM) only, if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.

(5) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(6) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(7) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (11) for any expense limitation agreement information.


(8) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.



(9) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (11) for any expense limitation agreement information.



(10) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.



(11) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.0%" indicates that the expense limitation arrangement did not result in a fee waiver reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



     -----------------------------------------------
                   Portfolio Name
     -----------------------------------------------
     AXA Premier VIP Aggressive Equity         0.98%
     AXA Premier VIP Health Care               1.71%
     AXA Premier VIP International Equity      1.54%
     AXA Premier VIP Large Cap Core Equity     1.33%
     AXA Premier VIP Large Cap Growth          1.33%
     AXA Premier VIP Large Cap Value           1.29%
     AXA Premier VIP Mid Cap Growth            1.55%
     AXA Premier VIP Mid Cap Value             1.49%
     AXA Premier VIP Technology                1.61%
     EQ/Alliance Common Stock                  0.83%
     EQ/Alliance Growth and Income             0.91%
     EQ/Alliance International                 1.09%
     EQ/Alliance Large Cap Growth              1.02%
     EQ/Alliance Small Cap Growth              1.09%
     EQ/Bernstein Diversified Value            0.88%
     EQ/Boston Advisors Equity Income          1.04%
     EQ/Calvert Socially Responsible           1.03%
     EQ/Capital Guardian Growth                0.94%
     EQ/Capital Guardian International         1.18%
     EQ/Capital Guardian Research              0.94%
     EQ/Capital Guardian U.S. Equity           0.94%
     EQ/Evergreen Omega                        0.88%
     EQ/FI Mid Cap                             0.95%
     -----------------------------------------------


                                                                    Fee table 15

     -----------------------------------------------
                   Portfolio Name
     -----------------------------------------------
     EQ/FI Mid Cap Value                       1.08%
     EQ/GAMCO Mergers and Acquisitions         1.38%
     EQ/GAMCO Small Company Value              1.17%
     EQ/International Growth                   1.22%
     EQ/Janus Large Cap Growth                 1.14%
     EQ/Lazard Small Cap Value                 1.01%
     EQ/Legg Mason Value Equity                0.99%
     EQ/Lord Abbett Growth and Income          0.97%
     EQ/Lord Abbett Large Cap Core             0.99%
     EQ/Lord Abbett Mid Cap Value              1.01%
     EQ/Marsico Focus                          1.14%
     EQ/Mercury Basic Value Equity             0.93%
     EQ/MFS Emerging Growth Companies          1.01%
     EQ/MFS Investors Trust                    0.94%
     EQ/Montag & Caldwell Growth               1.12%
     EQ/UBS Growth and Income                  1.04%
     EQ/Van Kampen Comstock                    0.99%
     EQ/Van Kampen Emerging Markets Equity     1.78%
     EQ/Van Kampen Mid Cap Growth              1.02%
     EQ/Wells Fargo Montgomery Small Cap       1.12%
     -----------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .01% of contract value.


The fixed maturity options and guaranteed interest option are not covered by the examples. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options and guaranteed interest option. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above) the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


Although your actual cost may be higher or lower, based on these assumptions, your cost would be:

16 Fee table

-------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
-------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,294.00     $ 2,209.00     $ 3,160.00     $ 5,365.00
AXA Conservative Allocation                      $ 1,261.00     $ 2,113.00     $ 3,007.00     $ 5,086.00
AXA Conservative-Plus Allocation                 $ 1,264.00     $ 2,123.00     $ 3,022.00     $ 5,115.00
AXA Moderate Allocation                          $ 1,270.00     $ 2,139.00     $ 3,048.00     $ 5,162.00
AXA Moderate-Plus Allocation                     $ 1,284.00     $ 2,180.00     $ 3,114.00     $ 5,283.00
AXA Premier VIP Aggressive Equity                $ 1,250.00     $ 2,081.00     $ 2,955.00     $ 4,991.00
AXA Premier VIP Core Bond                        $ 1,248.00     $ 2,075.00     $ 2,944.00     $ 4,972.00
AXA Premier VIP Health Care                      $ 1,324.00     $ 2,297.00     $ 3,302.00     $ 5,618.00
AXA Premier VIP High Yield                       $ 1,246.00     $ 2,069.00     $ 2,934.00     $ 4,953.00
AXA Premier VIP International Equity             $ 1,308.00     $ 2,250.00     $ 3,226.00     $ 5,483.00
AXA Premier VIP Large Cap Core Equity            $ 1,288.00     $ 2,193.00     $ 3,135.00     $ 5,319.00
AXA Premier VIP Large Cap Growth                 $ 1,286.00     $ 2,186.00     $ 3,125.00     $ 5,301.00
AXA Premier VIP Large Cap Value                  $ 1,285.00     $ 2,183.00     $ 3,120.00     $ 5,292.00
AXA Premier VIP Mid Cap Growth                   $ 1,310.00     $ 2,256.00     $ 3,236.00     $ 5,501.00
AXA Premier VIP Mid Cap Value                    $ 1,304.00     $ 2,237.00     $ 3,206.00     $ 5,447.00
AXA Premier VIP Technology                       $ 1,318.00     $ 2,278.00     $ 3,272.00     $ 5,564.00
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,228.00     $ 2,017.00     $ 2,849.00     $ 4,796.00
EQ/Alliance Growth and Income                    $ 1,238.00     $ 2,045.00     $ 2,896.00     $ 4,883.00
EQ/Alliance Intermediate Government Securities   $ 1,233.00     $ 2,029.00     $ 2,870.00     $ 4,835.00
EQ/Alliance International                        $ 1,264.00     $ 2,122.00     $ 3,020.00     $ 5,112.00
EQ/Alliance Large Cap Growth                     $ 1,275.00     $ 2,154.00     $ 3,072.00     $ 5,205.00
EQ/Alliance Quality Bond                         $ 1,232.00     $ 2,026.00     $ 2,865.00     $ 4,825.00
EQ/Alliance Small Cap Growth                     $ 1,259.00     $ 2,106.00     $ 2,995.00     $ 5,065.00
EQ/Ariel Appreciation II                         $ 2,010.00     $ 4,143.00     $ 6,048.00     $ 9,623.00
EQ/Bear Stearns Small Company Growth             $ 1,294.00     $ 2,208.00     $ 3,159.00     $ 5,362.00
EQ/Bernstein Diversified Value                   $ 1,243.00     $ 2,061.00     $ 2,922.00     $ 4,931.00
EQ/Boston Advisors Equity Income                 $ 1,262.00     $ 2,115.00     $ 3,010.00     $ 5,093.00
EQ/Calvert Socially Responsible                  $ 1,263.00     $ 2,119.00     $ 3,015.00     $ 5,102.00
EQ/Capital Guardian Growth                       $ 1,252.00     $ 2,087.00     $ 2,964.00     $ 5,008.00
EQ/Capital Guardian International                $ 1,280.00     $ 2,170.00     $ 3,098.00     $ 5,252.00
EQ/Capital Guardian Research                     $ 1,248.00     $ 2,074.00     $ 2,943.00     $ 4,969.00
EQ/Capital Guardian U.S. Equity                  $ 1,248.00     $ 2,074.00     $ 2,943.00     $ 4,969.00
EQ/Caywood-Scholl High Yield Bond                $ 1,254.00     $ 2,093.00     $ 2,974.00     $ 5,027.00
EQ/Equity 500 Index                              $ 1,205.00     $ 1,946.00     $ 2,734.00     $ 4,579.00
EQ/Evergreen International                       $ 1,933.00     $ 3,949.00     $ 5,780.00     $ 9,307.00
EQ/Evergreen Omega                               $ 1,253.00     $ 2,090.00     $ 2,969.00     $ 5,017.00
EQ/FI Mid Cap                                    $ 1,253.00     $ 2,090.00     $ 2,969.00     $ 5,017.00
EQ/FI Mid Cap Value                              $ 1,258.00     $ 2,103.00     $ 2,989.00     $ 5,055.00
EQ/GAMCO Mergers and Acquisitions                $ 1,333.00     $ 2,321.00     $ 3,341.00     $ 5,686.00
EQ/GAMCO Small Company Value                     $ 1,264.00     $ 2,122.00     $ 3,020.00     $ 5,112.00
EQ/International Growth                          $ 1,287.00     $ 2,189.00     $ 3,128.00     $ 5,307.00
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                    If you annuitize at the end of the applicable time
                                                                          period
-------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   844.00     $ 1,859.00     $ 2,910.00     $ 5,715.00
AXA Conservative Allocation                      $   811.00     $ 1,763.00     $ 2,757.00     $ 5,436.00
AXA Conservative-Plus Allocation                 $   814.00     $ 1,773.00     $ 2,772.00     $ 5,465.00
AXA Moderate Allocation                          $   820.00     $ 1,789.00     $ 2,798.00     $ 5,512.00
AXA Moderate-Plus Allocation                     $   834.00     $ 1,830.00     $ 2,864.00     $ 5,633.00
AXA Premier VIP Aggressive Equity                $   800.00     $ 1,731.00     $ 2,705.00     $ 5,341.00
AXA Premier VIP Core Bond                        $   798.00     $ 1,725.00     $ 2,694.00     $ 5,322.00
AXA Premier VIP Health Care                      $   874.00     $ 1,947.00     $ 3,052.00     $ 5,968.00
AXA Premier VIP High Yield                       $   796.00     $ 1,719.00     $ 2,684.00     $ 5,303.00
AXA Premier VIP International Equity             $   858.00     $ 1,900.00     $ 2,976.00     $ 5,833.00
AXA Premier VIP Large Cap Core Equity            $   838.00     $ 1,843.00     $ 2,885.00     $ 5,669.00
AXA Premier VIP Large Cap Growth                 $   836.00     $ 1,836.00     $ 2,875.00     $ 5,651.00
AXA Premier VIP Large Cap Value                  $   835.00     $ 1,833.00     $ 2,870.00     $ 5,642.00
AXA Premier VIP Mid Cap Growth                   $   860.00     $ 1,906.00     $ 2,986.00     $ 5,851.00
AXA Premier VIP Mid Cap Value                    $   854.00     $ 1,887.00     $ 2,956.00     $ 5,797.00
AXA Premier VIP Technology                       $   868.00     $ 1,928.00     $ 3,022.00     $ 5,914.00
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   778.00     $ 1,667.00     $ 2,599.00     $ 5,146.00
EQ/Alliance Growth and Income                    $   788.00     $ 1,695.00     $ 2,646.00     $ 5,233.00
EQ/Alliance Intermediate Government Securities   $   783.00     $ 1,679.00     $ 2,620.00     $ 5,185.00
EQ/Alliance International                        $   814.00     $ 1,772.00     $ 2,770.00     $ 5,462.00
EQ/Alliance Large Cap Growth                     $   825.00     $ 1,804.00     $ 2,822.00     $ 5,555.00
EQ/Alliance Quality Bond                         $   782.00     $ 1,676.00     $ 2,615.00     $ 5,175.00
EQ/Alliance Small Cap Growth                     $   809.00     $ 1,756.00     $ 2,745.00     $ 5,415.00
EQ/Ariel Appreciation II                         $ 1,560.00     $ 3,793.00     $ 5,798.00     $ 9,973.00
EQ/Bear Stearns Small Company Growth             $   844.00     $ 1,858.00     $ 2,909.00     $ 5,712.00
EQ/Bernstein Diversified Value                   $   793.00     $ 1,711.00     $ 2,672.00     $ 5,281.00
EQ/Boston Advisors Equity Income                 $   812.00     $ 1,765.00     $ 2,760.00     $ 5,443.00
EQ/Calvert Socially Responsible                  $   813.00     $ 1,769.00     $ 2,765.00     $ 5,452.00
EQ/Capital Guardian Growth                       $   802.00     $ 1,737.00     $ 2,714.00     $ 5,358.00
EQ/Capital Guardian International                $   830.00     $ 1,820.00     $ 2,848.00     $ 5,602.00
EQ/Capital Guardian Research                     $   798.00     $ 1,724.00     $ 2,693.00     $ 5,319.00
EQ/Capital Guardian U.S. Equity                  $   798.00     $ 1,724.00     $ 2,693.00     $ 5,319.00
EQ/Caywood-Scholl High Yield Bond                $   804.00     $ 1,743.00     $ 2,724.00     $ 5,377.00
EQ/Equity 500 Index                              $   755.00     $ 1,596.00     $ 2,484.00     $ 4,929.00
EQ/Evergreen International                       $ 1,483.00     $ 3,599.00     $ 5,530.00     $ 9,657.00
EQ/Evergreen Omega                               $   803.00     $ 1,740.00     $ 2,719.00     $ 5,367.00
EQ/FI Mid Cap                                    $   803.00     $ 1,740.00     $ 2,719.00     $ 5,367.00
EQ/FI Mid Cap Value                              $   808.00     $ 1,753.00     $ 2,739.00     $ 5,405.00
EQ/GAMCO Mergers and Acquisitions                $   883.00     $ 1,971.00     $ 3,091.00     $ 6,036.00
EQ/GAMCO Small Company Value                     $   814.00     $ 1,772.00     $ 2,770.00     $ 5,462.00
EQ/International Growth                          $   837.00     $ 1,839.00     $ 2,878.00     $ 5,657.00
-------------------------------------------------------------------------------------------------------------

                                                       If you do not surrender your contract at the end
                                                               of the applicable time period
-------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   494.00     $ 1,509.00     $ 2,560.00     $ 5,365.00
AXA Conservative Allocation                      $   461.00     $ 1,413.00     $ 2,407.00     $ 5,086.00
AXA Conservative-Plus Allocation                 $   464.00     $ 1,423.00     $ 2,422.00     $ 5,115.00
AXA Moderate Allocation                          $   470.00     $ 1,439.00     $ 2,448.00     $ 5,162.00
AXA Moderate-Plus Allocation                     $   484.00     $ 1,480.00     $ 2,514.00     $ 5,283.00
AXA Premier VIP Aggressive Equity                $   450.00     $ 1,381.00     $ 2,355.00     $ 4,991.00
AXA Premier VIP Core Bond                        $   448.00     $ 1,375.00     $ 2,344.00     $ 4,972.00
AXA Premier VIP Health Care                      $   524.00     $ 1,597.00     $ 2,702.00     $ 5,618.00
AXA Premier VIP High Yield                       $   446.00     $ 1,369.00     $ 2,334.00     $ 4,953.00
AXA Premier VIP International Equity             $   508.00     $ 1,550.00     $ 2,626.00     $ 5,483.00
AXA Premier VIP Large Cap Core Equity            $   488.00     $ 1,493.00     $ 2,535.00     $ 5,319.00
AXA Premier VIP Large Cap Growth                 $   486.00     $ 1,486.00     $ 2,525.00     $ 5,301.00
AXA Premier VIP Large Cap Value                  $   485.00     $ 1,483.00     $ 2,520.00     $ 5,292.00
AXA Premier VIP Mid Cap Growth                   $   510.00     $ 1,556.00     $ 2,636.00     $ 5,501.00
AXA Premier VIP Mid Cap Value                    $   504.00     $ 1,537.00     $ 2,606.00     $ 5,447.00
AXA Premier VIP Technology                       $   518.00     $ 1,578.00     $ 2,672.00     $ 5,564.00
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   428.00     $ 1,317.00     $ 2,249.00     $ 4,796.00
EQ/Alliance Growth and Income                    $   438.00     $ 1,345.00     $ 2,296.00     $ 4,883.00
EQ/Alliance Intermediate Government Securities   $   433.00     $ 1,329.00     $ 2,270.00     $ 4,835.00
EQ/Alliance International                        $   464.00     $ 1,422.00     $ 2,420.00     $ 5,112.00
EQ/Alliance Large Cap Growth                     $   475.00     $ 1,454.00     $ 2,472.00     $ 5,205.00
EQ/Alliance Quality Bond                         $   432.00     $ 1,326.00     $ 2,265.00     $ 4,825.00
EQ/Alliance Small Cap Growth                     $   459.00     $ 1,406.00     $ 2,395.00     $ 5,065.00
EQ/Ariel Appreciation II                         $ 1,210.00     $ 3,443.00     $ 5,448.00     $ 9,623.00
EQ/Bear Stearns Small Company Growth             $   494.00     $ 1,508.00     $ 2,559.00     $ 5,362.00
EQ/Bernstein Diversified Value                   $   443.00     $ 1,361.00     $ 2,322.00     $ 4,931.00
EQ/Boston Advisors Equity Income                 $   462.00     $ 1,415.00     $ 2,410.00     $ 5,093.00
EQ/Calvert Socially Responsible                  $   463.00     $ 1,419.00     $ 2,415.00     $ 5,102.00
EQ/Capital Guardian Growth                       $   452.00     $ 1,387.00     $ 2,364.00     $ 5,008.00
EQ/Capital Guardian International                $   480.00     $ 1,470.00     $ 2,498.00     $ 5,252.00
EQ/Capital Guardian Research                     $   448.00     $ 1,374.00     $ 2,343.00     $ 4,969.00
EQ/Capital Guardian U.S. Equity                  $   448.00     $ 1,374.00     $ 2,343.00     $ 4,969.00
EQ/Caywood-Scholl High Yield Bond                $   454.00     $ 1,393.00     $ 2,374.00     $ 5,027.00
EQ/Equity 500 Index                              $   405.00     $ 1,246.00     $ 2,134.00     $ 4,579.00
EQ/Evergreen International                       $ 1,133.00     $ 3,249.00     $ 5,180.00     $ 9,307.00
EQ/Evergreen Omega                               $   453.00     $ 1,390.00     $ 2,369.00     $ 5,017.00
EQ/FI Mid Cap                                    $   453.00     $ 1,390.00     $ 2,369.00     $ 5,017.00
EQ/FI Mid Cap Value                              $   458.00     $ 1,403.00     $ 2,389.00     $ 5,055.00
EQ/GAMCO Mergers and Acquisitions                $   533.00     $ 1,621.00     $ 2,741.00     $ 5,686.00
EQ/GAMCO Small Company Value                     $   464.00     $ 1,422.00     $ 2,420.00     $ 5,112.00
EQ/International Growth                          $   487.00     $ 1,489.00     $ 2,528.00     $ 5,307.00
-------------------------------------------------------------------------------------------------------------


                                                                    Fee table 17

-------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
-------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $ 1,277.00     $ 2,160.00     $ 3,082.00     $ 5,224.00
EQ/JPMorgan Core Bond                            $ 1,225.00     $ 2,007.00     $ 2,834.00     $ 4,766.00
EQ/JPMorgan Value Opportunities                  $ 1,245.00     $ 2,064.00     $ 2,927.00     $ 4,941.00
EQ/Lazard Small Cap Value                        $ 1,258.00     $ 2,103.00     $ 2,989.00     $ 5,055.00
EQ/Legg Mason Value Equity                       $ 1,569.00     $ 2,985.00     $ 4,373.00     $ 7,380.00
EQ/Long Term Bond                                $ 1,237.00     $ 2,042.00     $ 2,891.00     $ 4,873.00
EQ/Lord Abbett Growth and Income                 $ 1,335.00     $ 2,328.00     $ 3,351.00     $ 5,703.00
EQ/Lord Abbett Large Cap Core                    $ 1,378.00     $ 2,450.00     $ 3,544.00     $ 6,039.00
EQ/Lord Abbett Mid Cap Value                     $ 1,283.00     $ 2,176.00     $ 3,108.00     $ 5,270.00
EQ/Marsico Focus                                 $ 1,272.00     $ 2,144.00     $ 3,056.00     $ 5,177.00
EQ/Mercury Basic Value Equity                    $ 1,239.00     $ 2,048.00     $ 2,901.00     $ 4,893.00
EQ/Mercury International Value                   $ 1,280.00     $ 2,170.00     $ 3,098.00     $ 5,252.00
EQ/MFS Emerging Growth Companies                 $ 1,249.00     $ 2,077.00     $ 2,948.00     $ 4,979.00
EQ/MFS Investors Trust                           $ 1,248.00     $ 2,074.00     $ 2,943.00     $ 4,969.00
EQ/Money Market                                  $ 1,214.00     $ 1,975.00     $ 2,781.00     $ 4,668.00
EQ/Montag & Caldwell Growth                      $ 1,262.00     $ 2,115.00     $ 3,010.00     $ 5,093.00
EQ/PIMCO Real Return                             $ 1,249.00     $ 2,077.00     $ 2,948.00     $ 4,979.00
EQ/Short Duration Bond                           $ 1,226.00     $ 2,010.00     $ 2,839.00     $ 4,776.00
EQ/Small Company Index                           $ 1,208.00     $ 1,956.00     $ 2,750.00     $ 4,609.00
EQ/TCW Equity                                    $ 1,267.00     $ 2,131.00     $ 3,036.00     $ 5,140.00
EQ/UBS Growth and Income                         $ 1,265.00     $ 2,125.00     $ 3,026.00     $ 5,121.00
EQ/Van Kampen Comstock                           $ 1,276.00     $ 2,157.00     $ 3,077.00     $ 5,215.00
EQ/Van Kampen Emerging Markets Equity            $ 1,341.00     $ 2,343.00     $ 3,376.00     $ 5,747.00
EQ/Van Kampen Mid Cap Growth                     $ 1,330.00     $ 2,312.00     $ 3,326.00     $ 5,659.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,504.00     $ 2,807.00     $ 4,101.00     $ 6,957.00
-------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,841.00     $ 3,712.00     $ 5,444.00     $ 8,887.00
-------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $ 1,437.00     $ 2,618.00     $ 3,808.00     $ 6,483.00
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                    If you annuitize at the end of the applicable time
                                                                          period
-------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $   827.00     $ 1,810.00     $ 2,832.00     $ 5,574.00
EQ/JPMorgan Core Bond                            $   775.00     $ 1,657.00     $ 2,584.00     $ 5,116.00
EQ/JPMorgan Value Opportunities                  $   795.00     $ 1,714.00     $ 2,677.00     $ 5,291.00
EQ/Lazard Small Cap Value                        $   808.00     $ 1,753.00     $ 2,739.00     $ 5,405.00
EQ/Legg Mason Value Equity                       $ 1,119.00     $ 2,635.00     $ 4,123.00     $ 7,730.00
EQ/Long Term Bond                                $   787.00     $ 1,692.00     $ 2,641.00     $ 5,223.00
EQ/Lord Abbett Growth and Income                 $   885.00     $ 1,978.00     $ 3,101.00     $ 6,053.00
EQ/Lord Abbett Large Cap Core                    $   928.00     $ 2,100.00     $ 3,294.00     $ 6,389.00
EQ/Lord Abbett Mid Cap Value                     $   833.00     $ 1,826.00     $ 2,858.00     $ 5,620.00
EQ/Marsico Focus                                 $   822.00     $ 1,794.00     $ 2,806.00     $ 5,527.00
EQ/Mercury Basic Value Equity                    $   789.00     $ 1,698.00     $ 2,651.00     $ 5,243.00
EQ/Mercury International Value                   $   830.00     $ 1,820.00     $ 2,848.00     $ 5,602.00
EQ/MFS Emerging Growth Companies                 $   799.00     $ 1,727.00     $ 2,698.00     $ 5,329.00
EQ/MFS Investors Trust                           $   798.00     $ 1,724.00     $ 2,693.00     $ 5,319.00
EQ/Money Market                                  $   764.00     $ 1,625.00     $ 2,531.00     $ 5,018.00
EQ/Montag & Caldwell Growth                      $   812.00     $ 1,765.00     $ 2,760.00     $ 5,443.00
EQ/PIMCO Real Return                             $   799.00     $ 1,727.00     $ 2,698.00     $ 5,329.00
EQ/Short Duration Bond                           $   776.00     $ 1,660.00     $ 2,589.00     $ 5,126.00
EQ/Small Company Index                           $   758.00     $ 1,606.00     $ 2,500.00     $ 4,959.00
EQ/TCW Equity                                    $   817.00     $ 1,781.00     $ 2,786.00     $ 5,490.00
EQ/UBS Growth and Income                         $   815.00     $ 1,775.00     $ 2,776.00     $ 5,471.00
EQ/Van Kampen Comstock                           $   826.00     $ 1,807.00     $ 2,827.00     $ 5,565.00
EQ/Van Kampen Emerging Markets Equity            $   891.00     $ 1,993.00     $ 3,126.00     $ 6,097.00
EQ/Van Kampen Mid Cap Growth                     $   880.00     $ 1,962.00     $ 3,076.00     $ 6,009.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,054.00     $ 2,457.00     $ 3,851.00     $ 7,307.00
-------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,391.00     $ 3,362.00     $ 5,194.00     $ 9,237.00
-------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   987.00     $ 2,268.00     $ 3,558.00     $ 6,833.00
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at the end
                                                               of the applicable time period
-------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $   477.00     $ 1,460.00     $ 2,482.00     $ 5,224.00
EQ/JPMorgan Core Bond                            $   425.00     $ 1,307.00     $ 2,234.00     $ 4,766.00
EQ/JPMorgan Value Opportunities                  $   445.00     $ 1,364.00     $ 2,327.00     $ 4,941.00
EQ/Lazard Small Cap Value                        $   458.00     $ 1,403.00     $ 2,389.00     $ 5,055.00
EQ/Legg Mason Value Equity                       $   769.00     $ 2,285.00     $ 3,773.00     $ 7,380.00
EQ/Long Term Bond                                $   437.00     $ 1,342.00     $ 2,291.00     $ 4,873.00
EQ/Lord Abbett Growth and Income                 $   535.00     $ 1,628.00     $ 2,751.00     $ 5,703.00
EQ/Lord Abbett Large Cap Core                    $   578.00     $ 1,750.00     $ 2,944.00     $ 6,039.00
EQ/Lord Abbett Mid Cap Value                     $   483.00     $ 1,476.00     $ 2,508.00     $ 5,270.00
EQ/Marsico Focus                                 $   472.00     $ 1,444.00     $ 2,456.00     $ 5,177.00
EQ/Mercury Basic Value Equity                    $   439.00     $ 1,348.00     $ 2,301.00     $ 4,893.00
EQ/Mercury International Value                   $   480.00     $ 1,470.00     $ 2,498.00     $ 5,252.00
EQ/MFS Emerging Growth Companies                 $   449.00     $ 1,377.00     $ 2,348.00     $ 4,979.00
EQ/MFS Investors Trust                           $   448.00     $ 1,374.00     $ 2,343.00     $ 4,969.00
EQ/Money Market                                  $   414.00     $ 1,275.00     $ 2,181.00     $ 4,668.00
EQ/Montag & Caldwell Growth                      $   462.00     $ 1,415.00     $ 2,410.00     $ 5,093.00
EQ/PIMCO Real Return                             $   449.00     $ 1,377.00     $ 2,348.00     $ 4,979.00
EQ/Short Duration Bond                           $   426.00     $ 1,310.00     $ 2,239.00     $ 4,776.00
EQ/Small Company Index                           $   408.00     $ 1,256.00     $ 2,150.00     $ 4,609.00
EQ/TCW Equity                                    $   467.00     $ 1,431.00     $ 2,436.00     $ 5,140.00
EQ/UBS Growth and Income                         $   465.00     $ 1,425.00     $ 2,426.00     $ 5,121.00
EQ/Van Kampen Comstock                           $   476.00     $ 1,457.00     $ 2,477.00     $ 5,215.00
EQ/Van Kampen Emerging Markets Equity            $   541.00     $ 1,643.00     $ 2,776.00     $ 5,747.00
EQ/Van Kampen Mid Cap Growth                     $   530.00     $ 1,612.00     $ 2,726.00     $ 5,659.00
EQ/Wells Fargo Montgomery Small Cap              $   704.00     $ 2,107.00     $ 3,501.00     $ 6,957.00
-------------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,041.00     $ 3,012.00     $ 4,844.00     $ 8,887.00
-------------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   637.00     $ 1,918.00     $ 3,208.00     $ 6,483.00
-------------------------------------------------------------------------------------------------------------



18 Fee table

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as the end of the periods shown for each of the variable investment options available as of December 31, 2005.


                                                                    Fee table 19

1. Contract features and benefits
--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT


You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ, QP and Rollover TSA contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract. Additional contributions may not be permitted in your state. Please see Appendix VIII later in this Prospectus to see if additional contributions are permitted in your state.

We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these contribution limitations based on certain criteria, including benefits that have been elected, issue age, the total amount of contributions, variable investment option allocations and selling broker-dealer compensation. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant                                                   Limitations on
 Contract type     issue ages        Source of contributions                       contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ                 0 through 80      o After-tax money.                            o No additional contributions after attainment
                                                                                     of age 81 or, if later, the first contract
                                     o Paid to us by check or transfer of            anniversary.*
                                       contract value in a tax-deferred exchange
                                       under Section 1035 of the Internal
                                       Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA       20 through 80     o Eligible rollover distributions from TSA    o No contributions after attainment of age 81
                                       contracts or other 403(b) arrangements,       or, if later, the first contract anniversary.*
                                       qualified plans, and governmental
                                       employer 457(b) plans.                      o Contributions after age 70-1/2 must be net of
                                                                                     required minimum distributions.
                                     o Rollovers from another traditional
                                       individual retirement arrangement.          o Although we accept regular IRA contributions
                                                                                     (limited to $4,000 for 2006 and 2007) under
                                     o Direct custodian-to-custodian transfers       Rollover IRA contracts, we intend that this
                                       from another traditional individual           contract be used primarily for rollover and
                                       retirement arrangement.                       direct transfer contributions.

                                     o Regular IRA contributions                   o Additional catch-up contributions of up to
                                                                                     $1,000 can be made for calendar years 2006
                                     o Additional "catch-up" contributions.          and 2007 where the owner is at least age 50
                                                                                     but under age 70-1/2 at any time during the
                                                                                     calendar year for which the contribution is
                                 .                                                   made.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant                                                   Limitations on
 Contract type     issue ages        Source of contributions                       contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion    20 through 80     o Rollovers from another Roth IRA.            o No additional rollover or direct transfer con-
 IRA                                                                                 contributions after attainment of age 81 or,
                                     o Rollovers from a "designated Roth contri-     if later, the first contract anniversary.*
                                       bution account" under a 401(k) plan or
                                       403(b) arrangement.                         o Conversion rollovers after age 70-1/2 must
                                                                                     be net of  required minimum distributions
                                     o Conversion rollovers from a traditional       for the traditional IRA you are rolling over.
                                       IRA.
                                                                                   o You cannot roll over funds from a traditional
                                     o Direct transfers from another Roth IRA.       IRA if your adjusted gross income is
                                                                                     $100,000 or more.
                                     o Regular Roth IRA contributions.
                                                                                   o Although we accept regular Roth IRA contri-
                                     o Additional catch-up contributions.            butions (limited to $4,000 for 2006 and
                                                                                     2007) under the Roth IRA contracts, we
                                                                                     intend that this contract be used primarily
                                                                                     for rollover and direct transfer contributions.

                                                                                   o Additional catch-up contributions of up to
                                                                                     $1,000 can be made for calendar years 2006
                                                                                     and 2007 where the owner is at least age
                                                                                     50 at any time during the calendar year for
                                                                                     which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA       20 through 80     o Direct transfers of pre-tax funds from      o Additional rollover or direct transfer contri-
                                       another contract or arrangement under         butions may be made up to attainment of age
                                       Section 403(b) of the Internal Revenue        81 or, if later, the first contract
                                       Code, complying with IRS Revenue              anniversary.*
                                       Ruling  90-24.
                                                                                   o Rollover or direct transfer contributions
                                     o Eligible rollover distributions of            after age 70-1/2 must be net of any required
                                       pre-tax funds from other 403(b) plans.        minimum distributions.
                                       Subsequent contributions may also be
                                       rollovers from qualified plans,             o We do not accept employer-remitted contri-
                                       governmental employer 457(b) plans and        butions.
                                       traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
QP                 20 through 70     o Only transfer contributions from other      o We do not accept regular ongoing payroll
                                       investments within an existing defined        contributions.
                                       contribution qualified plan trust.
                                                                                   o Only one additional transfer contribution
                                     o The plan must be qualified under Section      may be made during a contract year.
                                       401(a) of the Internal Revenue Code.
                                                                                   o No additional transfer contributions after
                                     o For 401(k) plans, transferred contri-         attainment of age 71 or, if later, the first
                                       butions may not include any after-tax         contract anniversary.
                                       contributions.
                                                                                   o A separate QP contract must be established
                                                                                     for each plan participant.

                                                                                   o We do not accept contributions from
                                                                                     defined benefit plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VIII later in this Prospectus to see if additional contributions are permitted in your state.

* For Pennsylvania contracts, please see Appendix VIII later in this Prospectus for state variations.

Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.
See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 21

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A participant is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose. Additional contributions may also be made under our automatic investment program. These methods of payment, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer, are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------


WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


22  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Plus(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name                           Objective                                        Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION                 Seeks long-term capital appreciation.            o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION               Seeks a high level of current income.            o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS                     Seeks current income and growth of capital,      o AXA Equitable
 ALLOCATION                               with a greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION                   Seeks long-term capital appreciation and         o AXA Equitable
                                          current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS                         Seeks long-term capital appreciation and         o AXA Equitable
 ALLOCATION                               current income, with a greater emphasis
                                          on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE                Long-term growth of capital.                     o AllianceBernstein L.P.
 EQUITY
                                                                                           o Legg Mason Capital Management, Inc.

                                                                                           o MFS Investment Management

                                                                                           o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND                 To seek a balance of a high current income       o BlackRock Advisors, Inc.
                                          and capital appreciation, consistent with
                                          a prudent level of risk.                         o Pacific Investment Management Company
                                                                                             LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE               Long-term growth of capital.                     o A I M Capital Management, Inc.

                                                                                           o RCM Capital Management LLC

                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD                High total return through a combination of       o Pacific Investment Management Company
                                          current income and capital appreciation.           LLC

                                                                                           o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                           Long-term growth of capital.                     o AllianceBernstein L.P.
 INTERNATIONAL EQUITY
                                                                                           o J.P. Morgan Investment Management Inc.

                                                                                           o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP                 Long-term growth of capital.                     o AllianceBernstein L.P.
 CORE EQUITY
                                                                                           o Janus Capital Management LLC

                                                                                           o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name                           Objective                                        Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP                 Long-term growth of capital.                     o AllianceBernstein L.P.
 GROWTH
                                                                                           o RCM Capital Management LLC

                                                                                           o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP                 Long-term growth of capital.                     o AllianceBernstein L.P.
 VALUE
                                                                                           o Institutional Capital Corporation

                                                                                           o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP                   Long-term growth of capital.                     o AllianceBernstein L.P.
 GROWTH
                                                                                           o Franklin Advisers, Inc.

                                                                                           o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE             Long-term growth of capital.                     o AXA Rosenberg Investment Management LLC

                                                                                           o TCW Investment Management Company

                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY                Long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                           o RCM Capital Management LLC

                                                                                           o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                           Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK                  Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND                    Seeks to provide a high total return.            o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE                  Seeks to achieve high current income             o AllianceBernstein L.P.
 GOVERNMENT SECURITIES                    consistent with relative stability of
                                          principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL                 Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP                     Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND                  Seeks to achieve high current                    o AllianceBernstein L.P.
                                          income consistent with moderate risk to
                                          capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP                     Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II                  Seeks long-term capital appreciation.            o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                           Seeks to achieve capital appreciation.           o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE            Seeks capital appreciation.                      o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY                 Seeks a combination of growth and income to      o Boston Advisors, LLC
 INCOME                                   achieve an above-average and consistent total
                                          return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY                       Seeks long-term capital appreciation.            o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                                 and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH                Seeks long-term growth of capital.               o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN                       To achieve long-term growth of capital.          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------



24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                           Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN                       Seeks to achieve long-term growth of capital.    o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.                  Seeks to achieve long-term growth of capital.    o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH                    Seeks to maximize current income.                o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX                       Seeks a total return before expenses that        o AllianceBernstein L.P.
                                          approximates the total return performance
                                          of the S&P 500 Index, including reinvestment
                                          of dividends, at a risk level consistent
                                          with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL                Seeks capital growth and current income.         o Evergreen Investment Management
 BOND                                                                                        Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA                        Seeks long-term capital growth.                  o Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                             Seeks long-term growth of capital.               o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE                       Seeks long-term capital appreciation.            o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND                      Seeks to achieve capital appreciation.           o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY                    Seeks to maximize capital appreciation.          o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH                   Seeks to achieve capital appreciation.           o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH                 Seeks long-term growth of capital.               o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND                     Seeks to provide a high total return consistent  o J.P. Morgan Investment Management Inc.
                                          with moderate risk to capital and maintenance
                                          of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE                         Long-term capital appreciation.                  o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE                 Seeks capital appreciation.                      o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY                Seeks long-term growth of capital.               o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND                         Seeks to maximize income and capital             o Mercury Advisors
                                          appreciation through investment in
                                          long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND                 Capital appreciation and growth of income        o Lord, Abbett & Co. LLC
 INCOME                                   without excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP                  Capital appreciation and growth of income with   o Lord, Abbett & Co. LLC
 CORE                                     reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE              Capital appreciation.                            o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS                          Seeks long-term growth of capital.               o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE                    Seeks capital appreciation and secondarily,      o Mercury Advisors
 EQUITY                                   income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL                  Seeks to provide current income and long-term    o Merrill Lynch Investment Managers
 VALUE                                    growth of income, accompanied by growth of         International Limited
                                          capital.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                           Objective                                        Advisor(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH                    Seeks to provide long-term capital growth.       o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFSINVESTORS TRUST                     Seeks long-term growth of capital wiht a         o MFS Investment Management
                                          secondary objective to seek reasonable
                                          current income. For purposes of this
                                          Portfolio, the words "reasonable current
                                          income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                           Seeks to obtain a high level of current          o The Dreyfus Corporation
                                          income, preserve its assets and maintain
                                          liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL                      Seeks to achieve capital appreciation.           o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN                      Seeks maximum real return consistent             o Pacific Investment Management Company,
                                          with preservation of real capital and prudent      LLC
                                          investment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND                    Seeks current income with reduced volatility     o Mercury Advisors
                                          of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX                    Seeks to replicate as closely as possible        o AllianceBernstein L.P.
                                          (before the deduction of portfolio expenses)
                                          the total return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                             Seeks to achieve long-term capital               o TCW Investment Management Company
                                          appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME                  Seeks to achieve total return through capital    o UBS Global Asset Management (Americas)
                                          appreciation with income as a secondary            Inc.
                                          consideration.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK                    Capital growth and income.                       o Morgan Stanley Management Investment
                                                                                             Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING                    Seeks long-term capital appreciation.            o Morgan Stanley Management Investment
 MARKETS EQUITY                                                                              Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP                     Capital growth.                                  o Morgan Stanley Management Investment
 GROWTH                                                                                      Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY                 Seeks long-term capital appreciation.            o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable
 Insurance Trust
 Portfolio Name                           Objective                                        Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE                Seeks to increase the value of your investment   o Charles Schwab Investment Management,
 LONG/SHORT EQUITY                        in bull markets and bear markets through           Inc.
                                          strategies that are designed to have limited
                                          exposure to general equity market risk.          o AXA Rosenberg Investment Management LLC
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional
 Funds, Inc.
 Portfolio Name                           Objective                                        Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S.REAL ESTATE -- CLASS II               Seeks to provide above average current income    o Van Kampen (is the name under which
                                          and long- term capital appreciation by             Morgan Stanley Investment Management
                                          investing primarily in equity securities of        Inc. does business in certain
                                          companies in the U.S. real estate industry,        situations)
                                          including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.

26 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2006 is 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers, even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (See "The guaranteed principal benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Plus(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

                                              Contract features and benefits  27

(b)  the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits, or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS

Subject to state availability (see Appendix VIII later in this Prospectus for state availability of these benefits), we offer a Guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 when the contract is issued (after age 75, only the 7-year fixed maturity option is available; for QP the annuitant must be age 70 or younger when the contract is issued). You may elect GPB Option 2 only if the annuitant is age 75 (70 for QP contracts) or younger when the contract is issued. If you are purchasing an IRA, QP or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elect GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution (plus any applicable portion of the credit we pay) to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution (plus any credit paid under your contract) on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the amount of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the variable investment options and guaranteed interest option however you choose (unless you elect a dollar cost averaging program, in which case the remainder of your initial contribution must be allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1. If GPB option 1 continues under the successor owner/ annuitant feature, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the fixed maturity option selected under GPB Option 1, the amount in the fixed maturity option may not grow to equal your initial contribution plus any applicable credit under GPB option 1.


GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPE-

28 Contract features and benefits

CIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution (including any applicable portion of the credit we pay), and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract will contain information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions (excluding any credit applied to your contract), transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).


Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. However, the account value will be reduced by the amount of any Credit attributable to any contributions made within one year of your death. If any portion of the Credit must be recovered from the Special 10-year fixed maturity option, the fixed maturity amount would be affected; however, the guaranteed amount under GPB option 2 will not be affected. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.


There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Plus(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 is also not appropriate if you plan on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the amount of your credit, the Guaranteed death benefits and Protection Plus). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. In addition, GPB Option 2 protects only contributions (not including the credit), and therefore your account value would have to decline in an amount greater than the credit in order for the benefit to apply. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.

DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the

                                              Contract features and benefits  29
month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.


Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.



You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. See "Transferring your money among investment options" later in this Prospectus.


Not all dollar cost averaging programs are available in all states. See Appendix VIII later in this Prospectus for more information on state availability.

CREDITS

A credit will also be allocated to your account value at the same time that we allocate your contribution. Credits are allocated to the same investment options based on the same percentages used to allocate your contributions. If you elected Principal Protector(SM) the credit amounts attributable to your contributions are not included for purposes of calculating your Guaranteed withdrawal benefit ("GWB") (see "Principal Protector(SM)" later in this Prospectus for more information) benefit base.

The amount of the credit will be 4%, 4.5% or 5% of each contribution based on the following breakpoints and rules:

--------------------------------------------------------------------------------
                                               Credit percentage
 First year total contributions*                   applied to
          Breakpoints                            contributions
--------------------------------------------------------------------------------
Less than $500,000                                    4%
--------------------------------------------------------------------------------
$500,000-$999,999.99                                 4.5%
--------------------------------------------------------------------------------
$1 million or more                                    5%
--------------------------------------------------------------------------------
----------------------
* First year total contributions means your total contributions made in the first contract year.


The percentage of the credit is based on your first year total contributions. If you purchase GPB Option 2, you may not make additional contributions after the first six months. This credit percentage will be credited to your initial contribution and each additional contribution made in the first contract year (after adjustment as described below), as well as those in the second and later contract years. The credit will apply to an additional contribution only to the extent that the sum of that contribution and all prior contributions to which no Credit was applied exceeds the total withdrawals made from the contract since the issue date.+ Although the credit, as adjusted at the end of the first contract year, will be based upon first year total contributions, the following rules affect the percentage with which contributions made in the first contract year are credited during the first contract year:


o Indication of intent: If you indicate in the application at the time you purchase your contract an intention to make additional contribu-

----------------------
+ Please see Appendix IX later in this Prospectus for more information about contract variations relating to the application of this net crediting feature.

30  Contract features and benefits
     tions to meet one of the breakpoints (the "Expected First Year Contribution Amount") and your initial contribution is at least 50% of the Expected First Year Contribution Amount, your credit percentage will be as follows:

     o For any contributions resulting in total contributions to date less than or equal to your Expected First Year Contribution Amount, the credit percentage will be the percentage that applies to the Expected First Year Contribution Amount based on the table above.

     o For any subsequent contribution that results in your total contri butions to date exceeding your Expected First Year Contribution Amount, such that the credit percentage should have been higher, we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

     o If at the end of the first contract year your total contributions were lower than your Expected First Year Contribution Amount such that the credit applied should have been lower, we will recover any Excess Credit. The Excess Credit is equal to the difference between the credit that was actually applied based on your Expected First Year Contribution Amount (as applicable) and the credit that should have been applied based on first year total contributions.

     o The "Indication of intent" approach to first year contributions is not available in all states. Please see Appendix VIII later in this Prospectus for information on state availability.

o    No indication of intent:

     o For your initial contribution (if available in your state) we will apply the credit percentage based upon the above table.

     o For any subsequent contribution that results in a higher appli cable credit percentage (based on total contributions to date), we will increase the credit percentage applied to that contribution, as well as any prior or subsequent contributions made in the first contract year, accordingly.

In addition to the recovery of any Excess Credit, we will recover all of the credit or a portion of the credit in the following situations:

o If you exercise your right to cancel the contract, we will recover the entire credit made to your contract (see "Your right to cancel within a certain number of days" later in this Prospectus)(1)

o If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.


o If the annuitant dies during the one-year period following our receipt of a contribution to which a credit was applied, we will recover the amount of such Credit.+ See "Guaranteed principal benefit option 1" and "Guaranteed principal benefit option 2" earlier in this section; "Guaranteed minimum death benefit," "Principal Protector(SM)" and "Protection Plus(SM)" later in this section; and "Your beneficiary and payment of benefit"; "Successor owner and annuitant"; "Spousal protection"; and "Beneficiary continuation option" in "Payment of death benefit," later in this Prospectus.


We will recover any credit on a pro rata basis from the value in your variable investment options and guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, the fixed maturity options in order of the earliest maturing date(s), any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the Special 10 year fixed maturity option. A market value adjustment may apply to withdrawals from the fixed maturity options.

We do not consider credits to be contributions for purposes of any discussion in this Prospectus. Credits are also not considered to be part of your investment in the contract for tax purposes.

We use a portion of the mortality and expense risks charge and withdrawal charge to help recover our cost of providing the credit. See "Charges and expenses" later in this Prospectus. The charge associated with the credit may, over time, exceed the sum of the credit and any related earnings. You should consider this possibility before purchasing the contract.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:

----------------------
(1) The amount we return to you upon exercise of this right to cancel will not include any credit or the amount of charges deducted prior to cancellation but will reflect, except in states where we are required to return the amount of your contributions, any investment gain or loss in the variable investment options associated with your contributions and with the full amount of the credit.


+ Recovery of such credit is subject to state approval and our receipt of an SEC exemptive order, which we anticipate receiving shortly. Until the order is issued, we will not exercise our right to recover such credits. Please see Appendix IX later in this Prospectus for more information about this recovery of credit feature and its application to your contract.


                                              Contract features and benefits  31

o    your initial contribution and any additional contributions to the contract;
     plus


o    daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration
     Bond) the effective annual rate may be 4% in some states. Please see Appendix VIII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of either:


o    your initial contribution to the contract and any additional contributions,

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base your RollUp benefit will not be eligible for another reset for five years. If after your death your spouse continues this contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Guaranteed minimum death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION


The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an


32  Contract features and benefits
additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


This feature is not available if you elect a GPB option or Principal Protector(SM). If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.

If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:

--------------------------------------------------------------------------------
                                 Level payments
--------------------------------------------------------------------------------
                                        Period certain years
                                        ---------------------
                   Annuitant's age at
                        exercise           IRAs         NQ
--------------------------------------------------------------------------------
                     75 and younger         10          10
                           76               9           10
                           77               8           10
                           78               7           10
                           79               7           10
                           80               7           10
                           81               7           9
                           82               7           8
                           83               7           7
                           84               6           6
                           85               5           5
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base less, any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero, the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);


                                              Contract features and benefits  33

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o    At annuitant age 85.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is also subject to state approval. Please contact your financial professional for more information about availability in your state.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under Rollover TSA contracts.


--------------------------------------------------------------------------------
                                                 Guaranteed minimum
      Contract date                           income benefit -- annual
 anniversary at exercise                      income payable for life
--------------------------------------------------------------------------------
          10                                          $11,891
          15                                          $18,597
--------------------------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us along with all required information within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:


o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;


(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii) for Accumulator(R) Plus(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Plus(SM) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;


(iv) for Accumulator(R) Plus(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Plus(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;


(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise waiting period will be 10 years from the date of the last reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;


(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit

34  Contract features and benefits
     and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If you elect Spousal Protection and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and



(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any withdrawal charges, and any taxes that apply). The standard death benefit is the only death benefit available for annuitant ages 76 to 80 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the guaranteed death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected guaranteed death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply) whichever provides the higher amount. If you elect the Spousal protection option, the guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


If the annuitant dies during the one-year period following our receipt of a contribution, the account value used to calculate the applicable guaranteed minimum death benefit will not reflect any Credits applied in the one-year period prior to death.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 70 AT ISSUE OF QP CONTRACTS.

Subject to state availability (please see Appendix VIII later in this Prospectus for state availability of these benefits), you may elect one of the following enhanced death benefits:

o    Annual Ratchet to age 85.


o    The greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.


If you elect Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit are available.

                       ----------------------------------

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income


                                              Contract features and benefits  35
benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.

See Appendix IV later in this Prospectus for an example of how we calculate an enhanced minimum death benefit.

PROTECTION PLUS(SM)

Subject to state and contract availability (please see Appendix VIII later in this Prospectus for state availability of these benefits), if you are purchasing a contract, under which the Protection Plus(SM) feature is available, you may elect the Protection Plus(SM) death benefit at the time you purchase your contract. Protection Plus(SM) provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus(SM) feature, you may not voluntarily terminate the feature. If you elect Principal Protector(SM), the Protection Plus(SM) feature is not available.

If you elect the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:


the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

o    such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals (credit amounts are not included in "net contributions"); and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.


For purposes of calculating the Protection Plus(SM) benefit, if any contributions are made in the one-year period prior to death of the annuitant, the account value will not include any Credits applied in the one-year period prior to death.


If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000-$16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.


If you elect Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract if the surviving spouse is age 75 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus(SM) must be elected when the contract is first issued; neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature is available in your state.

PRINCIPAL PROTECTOR(SM)

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your Guaranteed Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) may be elected at contract issue, for an additional charge, if the annuitant is age 0 through 80 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM)

36  Contract features and benefits
charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elect this benefit, you cannot terminate it.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. When and if it is approved in your state, it will be added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you are purchasing this contract as a TSA or QP, Principal Protector(SM) is not available. This benefit is also not available if you elect the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2.


If you elect the Principal Protector(SM) option and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

You should not purchase Principal Protector(SM) if you plan to take withdrawals in excess of your GWB Annual withdrawal amount because those withdrawals significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o    Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

Credit amounts attributable to your contributions are not included for purposes of calculating your GWB benefit base.

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchase your contract, you choose between two available GWB Annual withdrawal options:

o    7% GWB Annual withdrawal option

o    5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

                                              Contract features and benefits  37

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

You should not purchase this benefit if you plan to take withdrawals in excess of your GWB Annual withdrawal amount, as such withdrawals significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.


Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the GWB Annual withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase this contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution (credit amounts are not included) and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.

OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to

38  Contract features and benefits

$65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.


The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. The account value will be reduced by any Credits applied to contributions made within one year prior to your death before the comparison with the GWB benefit base, for purposes of the GWB benefit base step up. As of the date of the GWB benefit base step up (if applicable) your beneficiary's GWB Annual withdrawal amount will be equal to the greater of
(i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS


o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution. Please note that you will forfeit the credit by exercising this right of cancellation.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions.

                                              Contract features and benefits  39

2. Determining your contract's value
--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total value of the values you have in: (i) the variable investment options; (ii) the guaranteed interest account; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value less: (i) the total amount or a pro rata portion of the annual administrative charge as well as any optional benefit charges; (ii) any applicable withdrawal charge; and
(iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative, and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions plus the credit;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect transfer into, or decreased to reflect transfer out of a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest account at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR(SM)


If you elect Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:


o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

40  Determining your contract's value

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected, and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

     o If the beneficiary had elected scheduled payments we will con tinue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

     o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract anniversary beginning on the next contract anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

                                           Determining your contract's value  41

3. Transferring your money among investment options
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the variable investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


o    No transfers are permitted into the Special 10 year fixed maturity option.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies,


42 Transferring your money among investment options which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

     (a) the percentage you want invested in each investment option (whole percentages only), and

     (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable


                            Transferring your money among investment options  43
investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006.


44  Transferring your money among investment options

4. Accessing your money
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.


Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                                  Method of withdrawal
                   -------------------------------------------------------------
                                                                     Lifetime
                                                                     required
                                                   Substantially      minimum
    Contract          Lump sum       Systematic        equal        distribution
--------------------------------------------------------------------------------
NQ                      Yes             Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA            Yes             Yes             Yes             Yes
--------------------------------------------------------------------------------
Roth Con-
 version IRA            Yes             Yes             Yes             No
--------------------------------------------------------------------------------
Rollover
 TSA*                   Yes             Yes             No              Yes
--------------------------------------------------------------------------------
QP                      Yes             No              No              Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans o surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions). The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All contracts except QP contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

                                                        Accessing your money  45

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge. This option is not available if you have elected a guaranteed principal benefit.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA and QP contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.


FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elect Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest account. If there is insufficient value or no value in the variable investment options and the guaranteed interest account, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000-$16,000).

Transfers out of the Special 10 year fixed maturity option will reduce GPB Option 2 on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you

46  Accessing your money
have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of the withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elect Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elect Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subjected to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VIII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus, for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of the loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amounts).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of

                                                        Accessing your money  47
the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records. Loan repayments are not considered contributions and therefore are not eligible for additional credits.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions). For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.


All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest account and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) Plus(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Plus(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Plus(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Plus(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under


48  Accessing your money

Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------
Fixed annuity payout options                  Life annuity
                                              Life annuity with period certain
                                              Life annuity with refund certain
                                              Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity                    Life annuity
   payout options                             Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout                      Life annuity with period certain
   options (available for                     Period certain annuity
   annuitants age 83 or
   less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide you with details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisers Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R) Plus(SM).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Plus(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Plus(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

                                                        Accessing your money  49

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Accumulator(R) Plus(SM) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) payout life contingent options, no withdrawal charge is imposed under the Accumulator(R) Plus(SM). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) Plus(SM) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin from the Accumulator(R) Plus(SM) contract. Generally, the date annuity payments begin may not be earlier than five years (in a limited number of jurisdictions this requirement may be more or less than 5 years) from the contract date. Please see Appendix VIII later in this Prospectus for information on state variations. Except with respect to Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

If you start receiving annuity payments within three years of making any contribution, we will recover the credit that applies to any contribution made within the prior three years. Please see Appendix VIII later in this Prospectus for information on state variations.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier. Your financial professional can provide you with additional information about your annuity payment options.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.


50  Accessing your money

5. Charges and expenses
--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.90% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contract features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those

                                                        Charges and expenses  51
amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non life contingent annuity payout option. A portion of this charge also compensates us for the contract credit. For a discussion of the credit, see "Credits" in "Contracts features and benefits" earlier in this Prospectus. We expect to make a profit from this charge.

The withdrawal charge equals a percentage of the contributions withdrawn. We do not consider credits to be contributions. Therefore, there is no withdrawal charge associated with a credit.

The percentage of the withdrawal charge that applies to each contribution depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                              Contract year
--------------------------------------------------------------------------------
                    1     2     3     4     5     6     7     8     9+
--------------------------------------------------------------------------------
   Percentage of
     contribution   8%    8%    7%    7%    6%    5%    4%    3%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to the same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each variable investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


If you elect Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.


CERTAIN WITHDRAWALS. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, or to any subsequent withdrawal for the life of the contract.


DISABILITY, TERMINAL ILLNESS, OR CONFINEMENT TO NURSING HOME. The withdrawal charge also does not apply if:

      (i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

      (ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

      (iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

            -- its main function is to provide skilled, intermediate, or custodial nursing care;

            -- it provides continuous room and board to three or more persons;

            -- it is supervised by a registered nurse or licensed practical nurse;

            -- it keeps daily medical records of each patient;

            -- it controls and records all medications dispensed; and

            -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as

52  Charges and expenses
described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition that began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest account is permitted in your state) on a pro rata basis. If those amount are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.


STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options .


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee.


PROTECTION PLUS(SM)CHARGE

If you elect Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

                                                        Charges and expenses  53

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elect Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state.) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.50%.

o    12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. If permitted under the terms of our exemptive order regarding Accumulator(R) Plus(SM) bonus feature, we may also change the crediting percentage that applies to contributions. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

54  Charges and expenses

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

                                                        Charges and expenses  55

6. Payment of death benefit
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit is made.

The account value used to determine the death benefit and Protection Plus(SM) benefit will first be reduced by the amount of any Credits applied in the one-year period prior to the annuitant's death.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually-owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contracts features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

56  Payment of death benefit

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.


o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elect Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash five years after your death (or the death of the first owner to die).

o    A successor owner should consider naming a new beneficiary.


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed later under "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). Subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.


If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions and information, and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than your account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. If any contributions are made during the one-year period prior to your death, the account value will first be reduced by any Credits applied to any such contributions. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn.


We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elect Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

                                                    Payment of death benefit  57

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:


o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit. If the annuitant spouse dies, the account value will first be reduced by any Credits applied in the one-year period prior to the death of either spouse.


o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elect Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms nec-

58  Payment of death benefit
essary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit, if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs')," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

     o    The beneficiary was 75 or younger on the original contract date.

     o The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.


     o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.


     o If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

     o As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

     o If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased

                                                    Payment of death benefit  59
          non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

     o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

     o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACT ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal

60  Payment of death benefit

   Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

     o    The beneficiary was 75 or younger on the original contract date.

     o The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.


     o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If you die during the one-year period following our receipt of a contribution to which a Credit was applied, the account value will first be reduced by any Credits applied to such contribution before comparison with the GWB benefit base for purposes of any GWB benefit base step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.


     o If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

     o As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

     o If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

     o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

     o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:


o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals. If you die during the one-year period following our receipt of a contribution, the account value will first be reduced by any Credits applied to such contribution.


o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

                                                    Payment of death benefit  61

7. Tax information
--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Plus(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Plus'(SM) extra credit on each contribution, choice of death benefits, the Principal Protector(SM) benefit, the Guaranteed minimum income benefit, guaranteed interest option, fixed maturity options, selection of investment funds and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG VARIABLE INVESTMENT OPTIONS

You can make transfers among variable investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

62  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result which could include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Accumulator(R) Plus(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) Plus(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2;"

                                                             Tax information  63

o scheduled payments, any additional withdrawals under "Withdrawal Option 2," or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically can include mutual funds and/or individual stocks and/or securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is

64  Tax information
usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) Plus(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts.


PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a similar Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) IRA or Accumulator(R) Plus(SM) Roth IRA with optional Protection Plus(SM) feature.

Your right to cancel within a certain number of days

You can cancel either type of Accumulator(R) Plus(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation would have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount is the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount dis-

                                                             Tax information  65
cussed earlier in this section under "Limits on contributions." That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)     times    the maximum       Equals      the adjusted
----------------------      x        regular           =          deductible
  divided by $10,000               contribution                  contribution
                                   for the year                      limit


Additional "Saver's Credit" for contributions to a traditional
IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custo dial accounts); and

66  Tax information

o    other traditional IRAs.


Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    death benefit payments to a beneficiary who is not your surviving spouse;
     or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year); or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this sec-

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tion under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS


Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts. If you take annual withdrawal instead of annuitizing, please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that

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year--the delayed one for the first year and the one actually for that year.
Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the

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estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Plus(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years

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2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions.  Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.

Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;


o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");


o    you may not make contributions to a Roth IRA from a qualified plan under
     Section 401(a) of the Internal Revenue Code, a TSA under Section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is

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calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    rollovers from a Roth IRA to another Roth IRA;


o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o    return of excess contributions or amounts recharacterized to a traditional
     IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

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You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


Borrowing and loans are prohibited transactions


Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004 the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. Please Consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

                                                             Tax information  73

Protection Plus(SM) feature

The Protection Plus(SM) feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Plus(SM) Rollover TSA contract with the optional Protection Plus(SM) feature.

Contributions to TSAs

There are two ways you can make contributions to establish your Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.

If you make a direct transfer, you must fill out our transfer form.


We do not accept after-tax contribution rollovers to the Accumulator(R) Plus(SM) TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o    you give us acceptable written documentation as to the source of the funds;
     and

o the Accumulator(R) Plus(SM) contract receiving the funds has provi sions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Plus(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contribu-

74  Tax information
tions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Plus(SM) TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Plus(SM) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

     o    direct rollover from another TSA or eligible retirement plan; or

     o    direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Plus(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the

                                                             Tax information  75
amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstand ing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Plus(SM) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

See Appendix VIII later in this Prospectus for any state rules that may affect loans from a Rollover TSA contract.

Tax-deferred rollovers and direct transfers. You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Plus(SM) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Plus(SM) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This will only apply to you if you establish your Accumulator(R) Plus(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments

76  Tax information
begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at anytime.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover dis-

                                                             Tax information  77
tribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviv ing spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


78  Tax information

8. More information
--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Account invests solely in class IB/B shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;


(6)  to restrict or eliminate any voting rights as to the Separate Account;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:



--------------------------------------------------------------------------------
          Fixed Maturity
           Options with
           February 15th       Rate to Maturity           Price
          Maturity Date of          as of              Per $100 of
           Maturity Year      February 15, 2006       Maturity Value
--------------------------------------------------------------------------------
                2007                 3.17%                $96.93
                2008                 3.29%                $93.73
                2009                 3.37%                $90.53
                2010                 3.43%                $87.37
                2011                 3.47%                $84.31
                2012                 3.53%                $81.20
                2013                 3.64%                $77.84
                2014                 3.69%                $74.82
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
          Fixed Maturity
           Options with
           February 15th       Rate to Maturity           Price
          Maturity Date of          as of              Per $100 of
           Maturity Year      February 15, 2006       Maturity Value
--------------------------------------------------------------------------------
                2015                 3.74%                $71.84
                2016                 3.76%                $69.12
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, guaranteed interest option and fixed maturity options as well as our general obligations. Credits allocated to your account value are funded from our general account.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.


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We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP contracts or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

CONTRIBUTIONS, CREDITS, AND TRANSFERS


o Contributions and credits allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


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o    Contributions and credits allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions and credits allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectus for each Trust or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VIII

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later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of a Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 6.75% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.75% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Plus(SM) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the


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sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


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9. Incorporation of certain documents by reference
--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

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Appendix I: Condensed financial information
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account No. 49 with the same daily asset charges of 1.50%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005

--------------------------------------------------------------------------------
                                               For the years ending December 31,
                                              ----------------------------------
                                                 2005        2004        2003
--------------------------------------------------------------------------------
AXA Aggressive Allocation
--------------------------------------------------------------------------------
 Unit value                                   $    12.51  $    11.75  $    10.67
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              13,134       5,787         212
--------------------------------------------------------------------------------
AXA Conservative Allocation
--------------------------------------------------------------------------------
 Unit value                                   $    10.87  $    10.77  $    10.31
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               5,980       2,987         213
--------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------
 Unit value                                   $    11.24  $    11.05  $    10.41
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              14,424       6,175         444
--------------------------------------------------------------------------------
AXA Moderate Allocation
--------------------------------------------------------------------------------
 Unit value                                   $    11.62  $    11.26  $    10.51
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              66,161      30,895       2,029
--------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------
 Unit value                                   $    12.34  $    11.74  $    10.67
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              66,976      23,331         995
--------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------
 Unit value                                   $    12.55  $    11.78  $    10.67
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,049         658          70
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond
--------------------------------------------------------------------------------
 Unit value                                   $    10.43  $    10.41  $    10.17
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               7,189       4,559         446
--------------------------------------------------------------------------------
AXA Premier VIP Health Care
--------------------------------------------------------------------------------
 Unit value                                   $    12.32  $    11.70  $    10.59
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               3,781       2,001         124
--------------------------------------------------------------------------------
AXA Premier VIP High Yield
--------------------------------------------------------------------------------
 Unit value                                   $    11.51  $    11.34  $    10.59
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              11,372       6,690         712
--------------------------------------------------------------------------------
AXA Premier VIP International Equity
--------------------------------------------------------------------------------
 Unit value                                   $    14.84  $    13.05  $    11.24
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               4,388       2,692         191
--------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------
 Unit value                                   $    12.02  $    11.43  $    10.58
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,464         886         108
--------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------
 Unit value                                   $    11.64  $    10.99  $    10.46
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               3,154       1,909         136
--------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------
 Unit value                                   $    13.17  $    12.48  $    11.07
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               4,853       2,322         116
--------------------------------------------------------------------------------
AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------
 Unit value                                   $    12.38  $    11.59  $    10.53
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               3,750       2,441         274
--------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------
                                               For the years ending December 31,
                                              ----------------------------------
                                                 2005        2004        2003
--------------------------------------------------------------------------------
AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------
 Unit value                                   $    13.19  $    12.48  $    11.00
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               3,833       2,655         288
--------------------------------------------------------------------------------
AXA Premier VIP Technology
--------------------------------------------------------------------------------
 Unit value                                   $    11.69  $    10.66  $    10.31
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               3,246       1,826         104
--------------------------------------------------------------------------------
EQ/Alliance Common Stock
--------------------------------------------------------------------------------
 Unit value                                   $    12.62  $    12.28  $    10.93
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              18,381      10,684         698
--------------------------------------------------------------------------------
EQ/Alliance Growth and Income
--------------------------------------------------------------------------------
 Unit value                                   $    12.57  $    12.10  $    10.93
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              10,255       5,753         452
--------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
 Securities
--------------------------------------------------------------------------------
 Unit value                                   $    10.11  $    10.14  $    10.10
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,914       2,082         216
--------------------------------------------------------------------------------
EQ/Alliance International
--------------------------------------------------------------------------------
 Unit value                                   $    14.80  $    13.03  $    11.19
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               7,171       2,946         147
--------------------------------------------------------------------------------
EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------
 Unit value                                   $    12.51  $    11.05  $    10.35
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,395         987          80
--------------------------------------------------------------------------------
EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Unit value                                   $    10.47  $    10.42  $    10.20
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               5,266       2,713         207
--------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------
 Unit value                                   $    13.27  $    12.08  $    10.76
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               3,772       2,272         157
--------------------------------------------------------------------------------
EQ/Ariel Appreciation II
--------------------------------------------------------------------------------
 Unit value                                   $    10.36          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 149          --          --
--------------------------------------------------------------------------------
EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------
 Unit value                                   $     8.00  $     7.56          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,774          91          --
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
 Unit value                                   $    12.69  $    12.22  $    10.94
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              14,454       7,621         544
--------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------
 Unit value                                   $     5.86  $     5.61          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               7,594         538          --
--------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------
 Unit value                                   $    11.47  $    10.71  $    10.49
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 570         333           6
--------------------------------------------------------------------------------
EQ/Capital Guardian Growth
--------------------------------------------------------------------------------
 Unit value                                   $    11.21  $    10.82  $    10.41
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,697         464          83
--------------------------------------------------------------------------------
EQ/Capital Guardian International
--------------------------------------------------------------------------------
 Unit value                                   $    14.43  $    12.51  $    11.18
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               5,867       3,446         181
--------------------------------------------------------------------------------
EQ/Capital Guardian Research
--------------------------------------------------------------------------------
 Unit value                                   $    12.24  $    11.72  $    10.72
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               4,062       2,784         143
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------
                                               For the years ending December 31,
                                              ----------------------------------
                                                 2005        2004        2003
--------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
 Unit value                                   $    12.13  $    11.62  $    10.79
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               7,494       5,095         368
--------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------
 Unit value                                   $    10.39          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,183          --          --
--------------------------------------------------------------------------------
EQ/Equity 500 Index
--------------------------------------------------------------------------------
 Unit value                                   $    12.02  $    11.69  $    10.77
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              14,502       8,691         620
--------------------------------------------------------------------------------
EQ/Evergreen International Bond
--------------------------------------------------------------------------------
 Unit value                                   $     9.75          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 228          --          --
--------------------------------------------------------------------------------
EQ/Evergreen Omega
--------------------------------------------------------------------------------
 Unit value                                   $    11.54  $    11.27  $    10.69
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,383       1,795         120
--------------------------------------------------------------------------------
EQ/FI Mid Cap
--------------------------------------------------------------------------------
 Unit value                                   $    13.58  $    12.96  $    11.34
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               9,581       5,395         415
--------------------------------------------------------------------------------
EQ/FI Mid Cap Value
--------------------------------------------------------------------------------
 Unit value                                   $    14.06  $    12.83  $    11.05
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               8,875       4,167         314
--------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------
 Unit value                                   $    10.49          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 749          --          --
--------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------
 Unit value                                   $    22.84  $    22.23          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,015         190          --
--------------------------------------------------------------------------------
EQ/International Growth
--------------------------------------------------------------------------------
 Unit value                                   $    11.49          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 371          --          --
--------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------
 Unit value                                   $    12.22  $    11.56  $    10.47
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,328       1,141          54
--------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------
 Unit value                                   $    10.53  $    10.46  $    10.20
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              13,723       6,436         460
--------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------
 Unit value                                   $    12.27  $    11.98  $    10.97
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,359         815          68
--------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------
 Unit value                                   $    13.01  $    12.61  $    10.94
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               9,487       5,755         337
--------------------------------------------------------------------------------
EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------
 Unit value                                   $    10.64          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 614          --          --
--------------------------------------------------------------------------------
EQ/Long Term Bond
--------------------------------------------------------------------------------
 Unit value                                   $     9.99          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,556          --          --
--------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------
 Unit value                                   $    10.59          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 807          --          --
--------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------
                                               For the years ending December 31,
                                              ----------------------------------
                                                 2005        2004        2003
--------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------
 Unit value                                   $    10.55          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 534          --          --
--------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------
 Unit value                                   $    11.14          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,560          --          --
--------------------------------------------------------------------------------
EQ/Marsico Focus
--------------------------------------------------------------------------------
 Unit value                                   $    12.56  $    11.51  $    10.58
--------------------------------------------------------------------------------
 Number of units outstanding (000's)              14,932       7,104         642
--------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------
 Unit value                                   $    12.06  $    11.90  $    10.92
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               8,863       6,079         371
--------------------------------------------------------------------------------
EQ/Mercury International Value
--------------------------------------------------------------------------------
 Unit value                                   $    14.52  $    13.30  $    11.10
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               7,184       2,381          55
--------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------
 Unit value                                   $    12.20  $    11.36  $    10.24
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,605         800          49
--------------------------------------------------------------------------------
EQ/MFS Investors Trust
--------------------------------------------------------------------------------
 Unit value                                   $    12.25  $    11.60  $    10.57
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,164         742          69
--------------------------------------------------------------------------------
EQ/Money Market
--------------------------------------------------------------------------------
 Unit value                                   $    10.00  $     9.89  $     9.97
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               6,802       5,781       1,312
--------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------
 Unit value                                   $     4.56  $     4.39          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,829         144          --
--------------------------------------------------------------------------------
EQ/PIMCO Real Return
--------------------------------------------------------------------------------
 Unit value                                   $     9.92          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               4,644          --          --
--------------------------------------------------------------------------------
EQ/Short Duration Bond
--------------------------------------------------------------------------------
 Unit value                                   $     9.97          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 400          --          --
--------------------------------------------------------------------------------
EQ/Small Company Index
--------------------------------------------------------------------------------
 Unit value                                   $    12.76  $    12.43  $    10.72
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               4,236       2,712         208
--------------------------------------------------------------------------------
EQ/TCW Equity
--------------------------------------------------------------------------------
 Unit value                                   $    16.98  $    16.58          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 847          92          --
--------------------------------------------------------------------------------
EQ/UBS Growth and Income
--------------------------------------------------------------------------------
 Unit value                                   $     5.49  $     5.11          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,805         140          --
--------------------------------------------------------------------------------
EQ/Van Kampen Comstock
--------------------------------------------------------------------------------
 Unit value                                   $    10.42          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               1,952          --          --
--------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------
 Unit value                                   $    18.31  $    14.00  $    11.49
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               7,390       2,669         209
--------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------
 Unit value                                   $    12.36          --          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 845          --          --
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------
                                               For the years ending December 31,
                                              ----------------------------------
                                                 2005        2004        2003
--------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------
 Unit value                                   $    11.83  $    11.37          --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                 287          13          --
--------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity
--------------------------------------------------------------------------------
 Unit value                                   $    10.99  $    10.37  $    10.16
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               2,846         958          32
--------------------------------------------------------------------------------
U.S. Real Estate -- Class II
--------------------------------------------------------------------------------
 Unit value                                   $    16.95  $    14.74  $    11.00
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               6,143       2,998         109
--------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Accumulator(R) Plus(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Plus(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) Plus(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract;

o the Guaranteed minimum income benefit may not be an appropriate feature for annuitants who are older than 60-1/2 when the contract is issued; and

o if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.



--------------------------------------------------------------------------------
                                                           Hypothetical assumed
                                                            rate to maturity on
                                                             February 15, 2010
                                                         ----------------------
                                                            5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                               $  144,082  $  119,503
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                $  131,104  $  131,104
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                            $   12,978  $  (11,601)
--------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
    with withdrawal: (3) x [$50,000/(1)]                 $    4,504  $   (4,854)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]  $   45,496  $   54,854
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                     $   85,608  $   76,250
--------------------------------------------------------------------------------
(7) Maturity value                                       $  120,091  $  106,965
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                        $   94,082  $   69,503
--------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


C-1 Appendix III: Market value adjustment example

Appendix IV: Enhanced death benefit example
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:



------------------------------------------------------------------------------------
                                     6% Roll-Up to age 85   Annual Ratchet to age 85
End of Contract Year  Account Value  enhanced benefit base    enhanced benefit base
------------------------------------------------------------------------------------
         1               109,200           $106,000                  109,200
------------------------------------------------------------------------------------
         2               120,120           $112,360                  120,120
------------------------------------------------------------------------------------
         3               134,534           $119,102                  134,534
------------------------------------------------------------------------------------
         4               107,628           $126,248                  134,534
------------------------------------------------------------------------------------
         5               118,390           $133,823                  134,534
------------------------------------------------------------------------------------
         6               132,597           $141,852                  134,534
------------------------------------------------------------------------------------
         7               132,597           $150,363                  134,534
------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

                                 Appendix IV: Enhanced death benefit example D-1

Appendix V: Hypothetical Illustrations
--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Plus(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single$100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.08)%, 2,92% for the Accumulator(R) Plus(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

E-1 Appendix V: Hypothetical Illustrations

Variable deferred annuity
Accumulator(R) Plus(SM)

$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit Protection Plus
  Guaranteed minimum income benefit



                                                                     Greater of 6%
                                                                   Roll-Up to age 85
                                                                     or the Annual
                                                                   Ratchet to age 85
                                                                   Guaranteed Minimum
                      Account Value            Cash Value             Death Benefit
       Contract  ----------------------  ----------------------  ----------------------
 Age     Year        0%          6%          0%          6%          0%          6%
-----  --------  ----------  ----------  ----------  ----------  ----------  ----------
 60        1      104,000     104,000      96,000      96,000     100,000     100,000
 61        2       99,119     105,337      91,119      97,337     106,000     106,000
 62        3       94,325     106,629      87,325      99,629     112,360     112,360
 63        4       89,611     107,870      82,611     100,870     119,102     119,102
 64        5       84,969     109,053      78,969     103,053     126,248     126,248
 65        6       80,391     110,172      75,391     105,172     133,823     133,823
 66        7       75,869     111,219      71,869     107,219     141,852     141,852
 67        8       71,396     112,186      68,396     109,186     150,363     150,363
 68        9       66,962     113,065      66,962     113,065     159,385     159,385
 69       10       62,561     113,848      62,561     113,848     168,948     168,948
 74       15       40,680     115,942      40,680     115,942     226,090     226,090
 79       20       18,210     113,839      18,210     113,839     302,560     302,560
 84       25            0     105,458           0     105,458           0     404,893
 89       30            0     103,026           0     103,026           0     429,187
 94       35            0     103,353           0     103,353           0     429,187
 95       36            0     103,424           0     103,424           0     429,187
---------------------------------------------------------------------------------------
                                          Lifetime Annual Guaranteed
                                             Minimum Income Benefit
                               ----------------------------------------------
        Total Death Benefit          Guaranteed             Hypothetical
        with Protection Plus           Income                  Income
       ----------------------  ----------------------  ----------------------
 Age       0%          6%          0%          6%          0%          6%
-----  ----------  ----------  ----------  ----------  ----------  ----------
 60     100,000     100,000         N/A         N/A         N/A         N/A
 61     108,400     108,400         N/A         N/A         N/A         N/A
 62     117,304     117,304         N/A         N/A         N/A         N/A
 63     126,742     126,742         N/A         N/A         N/A         N/A
 64     136,747     136,747         N/A         N/A         N/A         N/A
 65     147,352     147,352         N/A         N/A         N/A         N/A
 66     158,593     158,593         N/A         N/A         N/A         N/A
 67     170,508     170,508         N/A         N/A         N/A         N/A
 68     183,139     183,139         N/A         N/A         N/A         N/A
 69     196,527     196,527         N/A         N/A         N/A         N/A
 74     276,527     276,527      14,266      14,266      14,266      14,266
 79     383,584     383,584      20,393      20,393      20,393      20,393
 84           0     493,179           0      34,821           0      34,821
 89           0     517,472         N/A         N/A         N/A         N/A
 94           0     517,472         N/A         N/A         N/A         N/A
 95           0     517,472         N/A         N/A         N/A         N/A
------------------------------------------------------------------------------




The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical Illustrations E-2

Appendix VI: Guaranteed principal benefit example
--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2006. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges, and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.



-------------------------------------------------------------------------------------------------------------------
                                                                                                       Assuming 100%
                                                                                                        in variable
                                                         Assuming 100%    Under GPB      Under GPB      investment
                                                             in FMO        Option 1       Option 2        options
--------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2006
based upon a 3.76% rate to maturity                         104,000         71,885         41,600            --
-------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable invest-
ment options on February 15, 2006                              0            32,115         62,400         104,000
-------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on
February 15, 2016                                           150,460        104,000         60,184            0
-------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together
the value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the vari-
able investment options on February 15, 2016 ,
assuming a 0% gross rate of return)                         150,460        127,488        101,377*         76,062
-------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together
the value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the vari-
able investment options on February 15, 2016 ,
assuming a 6% gross rate of return)                         150,460        146,826        136,489*        138,686
-------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding together
the value at the maturity date of the applicable fixed
maturity option plus the value of amounts in the
variable investment options on February 15, 2016 ,
assuming a 10% gross rate of return)                        150,460        166,705        172,687*        203,059
-------------------------------------------------------------------------------------------------------------------



* Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


F-1 Appendix VI: Guaranteed principal benefit example

Appendix VII: Protection Plus(SM) example
--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

                                                          No Withdrawal   $3000 withdrawal   $6000 withdrawal
---------------------------------------------------------------------------------------------------------------
A   Initial Contribution                                     100,000          100,000            100,000
---------------------------------------------------------------------------------------------------------------
B   Death Benefit: prior to withdrawal.*                     104,000          104,000            104,000
---------------------------------------------------------------------------------------------------------------
    Protection Plus Earnings: Death Benefit less net
C   contributions (prior to the withdrawal in D).             4,000            4,000              4,000
    B minus A.
---------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                  0              3,000              6,000
---------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Protection Plus
E   earnings                                                    0                0                2,000
    greater of D minus C or zero
---------------------------------------------------------------------------------------------------------------
    Net Contributions (adjusted for the withdrawal in D)
F   A minus E                                                100,000          100,000            98,000
---------------------------------------------------------------------------------------------------------------
G   Death Benefit (adjusted for the withdrawal in D)
    B minus D                                                104,000          101,000            98,000
---------------------------------------------------------------------------------------------------------------
H   Death Benefit less Net Contributions                      4,000            1,000                0
    G minus F
---------------------------------------------------------------------------------------------------------------
I   Protection Plus Factor                                     40%              40%                40%
---------------------------------------------------------------------------------------------------------------
J   Protection Plus Benefit                                   1,600             400                 0
    H times I
---------------------------------------------------------------------------------------------------------------
K   Death Benefit: Including Protection Plus                 105,600          101,400            98,000
    G plus J
---------------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit.

                                   Appendix VII: Protection Plus(SM) example G-1

Appendix VIII: State contract availability and/or variations of certain features and benefits
--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) Plus(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Please note that this may not be a complete list and the availability of features and benefits are subject to state approval and approval may be pending in your state. Please contact your financial professional for more information about availability in your state.


STATES WHERE CERTAIN ACCUMULATOR(R) PLUS(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:


-----------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                  Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to   If you reside in the state of California and you are age 60
                cancel within a certain number of days"                and older at the time the contract is issued, you may
                                                                       return your variable annuity contract within 30 days from
                                                                       the date that you receive it and receive a refund as
                                                                       described below.

                                                                       If you allocate your entire initial contribution to the
                                                                       money market account (and/or guaranteed interest option, if available), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than
                                                                       your initial contribution. If you allocate any portion of
                                                                       your initial contribution to the variable investment
                                                                       options (other than the money market account) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
-----------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Contract features and benefits" in "Credits"      The following information replaces the second bullet to the final set of bullets in this section:

                                                                       o You may annuitize your contract after thirteen months,
                                                                         however, if you elect to receive annuity payments within
                                                                         five years of the contract date, we will recover the
                                                                         credit that applies to any contribution made in that five
                                                                         years. If you start receiving annuity payments after five
                                                                         years from the contract date and within three years of
                                                                         making any contribution, we will recover the credit that
                                                                         applies to any contribution made within the prior three
                                                                         years.

                See "Transfer of ownership, collateral assignments,    The second paragraph in this section is deleted.
                loans and borrowing" in "More information"

-----------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                 Not Available

                Guaranteed principal benefit option 1 and Guaranteed   Not Available
                principal benefit option 2
-----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                           Not Available

                Annual administrative charge                           The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.

                See "How you can purchase and contribute to your       Additional contributions are limited to the first two years
                contract" in "Contract features and benefits"          after the contract issue date only.

                See "Disability, terminal illness, or confinement to   This section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in
                "Charges and expenses"
-----------------------------------------------------------------------------------------------------------------------------------



H-1   Appendix VIII: State contract availability and/or variations of certain features and benefits


-----------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                  Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------

NEW YORK        Greater of the 6% Roll-Up or Annual Ratchet            Not Available (you have a choice of the standard death
                Guaranteed teed minimum death benefit                  benefit or the Annual Ratchet to age 85 guaranteed minimum death benefit), as described earlier in this Prospectus.

                Guaranteed minimum death benefit/guaranteed minimum    Not Available
                income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse
                guarantee                                              Not Available

                Principal Protector(SM)                                Not Available

                Protection Plus(SM)                                    Not Available

                Variable Immediate Annuity payout options -- Life      Not Available on a Single life basis.
                annuity contracts

                Protection Plus(SM)                                    Not Available


                Variable Immediate Annuity payout options -- Life      Life Not Available on a Single life basis.
                annuity contracts

                Fixed maturity options                                 Not Available

                Guaranteed principal benefit option 1 and Guaranteed   Not Available
                principal benefit option 2

                "Incication of Intent"                                 The "Indication of Intent" approach to first year
                                                                       contributions in connection with the contribution crediting rate is not available.

                See "Contract features and benefits" in "Credits"      The following information is added as the third bullet to the final set of bullets in this section:

                                                                       o Where annuity payments may begin after the first contract year, if you elect to receive annuity payments, we will not recover the credit on any contributions. See "The amount
                                                                         applied to purchase an annuity payout option" in "Accessing your money" later in the Prospectus for more information on the effect of annuitization in New York.

v               See "Insufficient account value" in "Determining       If your account value in the variable investment options
                your contract's value"                                 and the fixed maturity options is insufficient to pay the
                                                                       annual administrative charge, or either enhanced death
                                                                       benefit charge, and you have no account value in the
                                                                       guaranteed interest option, your contract will terminate
                                                                       without value, and you will lose any applicable benefits.
                                                                       See "Charges and expenses" earlier in this Prospectus.

               See "The amount applied to purchase an annuity          Regardless of the form of annuity chosen, the amount
               payout option" in "Accessing your money"                applied to the annuity benefit is the greater of the cash
                                                                       value or 95% of what the account value would be if no
                                                                       withdrawal charge applied. The income provided, however,
                                                                       will never be less than what would be provided by applying the account value to the guaranteed annuity purchase
                                                                       factors. The guaranteed annuity purchase factors we use to determine your annuity benefit are lower than those we use under other contracts.

               See "Annuity maturity date" in "Accessing your          Your contract has a maturity date by which you must either
               money"                                                  take a lump sum withdrawal or select an annuity payout
                                                                       option. The maturity date is the contract date that follows the annuitant's 90th birthday.

               See "Charges and expenses"                              With regard to the Annual administrative, either enhanced
                                                                       death benefit and Guaranteed minimum income benefit
                                                                       charges, respectively, we will deduct the related charge,
                                                                       as follows for each: we will deduct this charge from your
                                                                       value in the variable investment options on a pro rata
                                                                       basis. If the contract is surren- dered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year.
-----------------------------------------------------------------------------------------------------------------------------------


         Appendix VIII: State contract availability and/or variations of certain features and benefits H-2


-----------------------------------------------------------------------------------------------------------------------------------
 State      Features and Benefits                                    Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK                                                             If your account value in the variable investment options is
CONTINUED                                                            insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option, your
                                                                     contract will terminate without value and you will lose
                                                                     any applicable guaranteed benefits. Please see
                                                                     "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------
OREGON       Fixed maturity options                                   Not Available


             Guaranteed principal benefit option 1 and Guaranteed     Not Available
             principal benefit option 2

             Principal Protector(SM)                                  Not Available

             See "How you can purchase and contribute to your         o Subsequent contributions are not permitted. This is a single
             contract" in "Contract features and benefits"              premium product.

                                                                      o Section 1035 exchanges, rollovers, multiple assignments
                                                                        and/or transfers are permitted provided that all documenta-
                                                                        tion is complete and received with the application.

             See "Indication of intent" in "Contract features and     Since Oregon does not permit additional contributions, the
             benefits"                                                indication of intent approach to first year contributions
                                                                      is applicable in Oregon only to the extent that all
                                                                      necessary documentation for multiple transfers and/or
                                                                      exchanges is complete and received with the application.

             See "Lifetime required minimum distribution              We will not impose a withdrawal charge on minimum
             withdrawals" in "Accessing your money"                   distribution withdrawals even if you are not enrolled in our automatic RMD service except if, when added to a lump sum
                                                                      withdrawal previously taken in the same contract year, the minimum distribution withdrawals exceed the 10% free
                                                                      withdrawal amount. Such minimum distribution withdrawals
                                                                      must be based solely on your Accumulator(R) Plus(SM)
                                                                      contract's account value.

             See "Selecting an annuity payout option" in              The annuity commencement date may not be earlier than eight
             "Accessing your money"                                   years from the contract issue date.

             See "Disability, terminal illness, or confinement to     Item (1) is deleted in its entirety.
             nursing home" under "Withdrawal charge" in
             "Charges and expenses"

             See "Transfers of ownership, collateral assignments,     The second paragraph in this section is deleted.
             loans and borrowing" in "More information"
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA Contribution age limitations                             The following contribution limits apply:

                                                                                            Maximum
                                                                      Issue age             annuitization age
                                                                      ---------             -----------------
                                                                      0-75                  77
                                                                      76                    78
                                                                      77                    79
                                                                      78-80                 80

             See "Annuity maturity date" in "Accessing your           The maturity date by which you must take a lump sum with-
             money"                                                   drawal or select an annuity payout option is as follows:

                                                                                            Maximum
                                                                      Issue age             annuitization age
                                                                      ---------             -----------------
                                                                      0-75                  85
                                                                      76                    86
                                                                      77                    87
                                                                      78-80                 88
-----------------------------------------------------------------------------------------------------------------------------------




H-3 Appendix VIII: State contract availability and/or variations of certain features and benefits



-----------------------------------------------------------------------------------------------------------------------------------
State           Features and Benefits                                  Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits
CONTINUED                                                              may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                       Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, QP and Rollover TSA Contracts           Not Available

                Beneficiary continuation option (IRA)                  Not Available
-----------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and     The annual administrative charge will not be deducted from
                expenses"                                              amounts allocated to the Guaranteed interest option.
-----------------------------------------------------------------------------------------------------------------------------------
UTAH            See "Transfers of ownership, collateral assignments,   The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
-----------------------------------------------------------------------------------------------------------------------------------
VERMONT         Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult
                                                                       your tax adviser before taking a loan that exceeds the
                                                                       Internal Revenue Code limits.
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                             Not Available

                Investment simplifier -- Fixed-dollar option and       Not Available
                Interest sweep option

                Fixed maturity options                                 Not Available

                Guaranteed Principal Benefit Options 1 and 2           Not Available

                Income Manager(R) payout option                        Not Available

                Protection Plus(SM)                                    Not Available

                See "Guaranteed minimum death benefit" in "Con-        You have a choice of the standard death benefit, the Annual
                tract features and benefits"                           Ratchet to age 85 enhanced death benefit, or the Greater
                                                                       of 4% Roll-Up to age 85 or the Annual Ratchet to age 85
                                                                       enhanced death benefit.

                See "Annual administrative charge" in "Charges and     The annual administrative charge will be deducted from the
                expenses"                                              value in the variable investment options on a pro rata basis.

                See  "Withdrawal charge" in "Charges and expenses"     The 10% free withdrawal amount applies to full surrenders.

                See "Disability, terminal illness, or confinement      The annuitant has qualified to receive Social Security
                to nursing home" under "Withdrawal charge" in          disability benefits as certified by the Social Security
                "Charges and expenses"                                 administration or a statement from an independent U.S.
                                                                       licensed physician stating that the annuitant meets the
                                                                       definition of total disability for at least 6 continuous
                                                                       months prior to the notice of claim. Such disability must be re-certified every 12 months.
-----------------------------------------------------------------------------------------------------------------------------------


H-4      Appendix VIII: State contract availability and/or variations of certain features and benefits

Appendix IX: Contract Variations
--------------------------------------------------------------------------------

Although this Prospectus is primarily designed for potential purchasers of the contract, you may be receiving it as a current contract owner. If you are a current contract owner, you should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.



------------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period         Feature/Benefit                                Variation
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    Guaranteed interest option                     Your lifetime minimum interest rate is either
                                                                                1.5%, 2.25% or 3.0% (depending on the state
                                                                                where your contract was issued).
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - July 2004       Principal Protector(SM) benefit                Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - December 2004   Termination of guaranteed benefits             Your guaranteed benefits will not automatically
                                                                                terminate if you change ownership of your NQ
                                                                                contract.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Guaranteed minimum income benefit:

                                 o Benefit base crediting rate                  The effective annual interest credited to the
                                                                                applicable benefit base is 5%.*

                                 o Fee table                                    Guaranteed minimum income benefit charge:
                                                                                0.55%.*
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Greater of the 6% Roll-Up to age 85 or the
                                 Annual Ratchet to age 85 enhanced death
                                 benefit:

                                 o Benefit base crediting rate                  The effective annual interest credited to the
                                                                                applicable benefit base is 5%.*

                                 o Fee table                                    Greater of the 5% Roll-Up to age 85 or the
                                                                                Annual Ratchet to age 85 enhanced death
                                                                                benefit charge: 0.50%.*
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Effect of withdrawals on your Greater of the   Withdrawals will reduce each of the benefit
                                 6% Roll-Up to age 85 or the Annual Ratchet     bases on a pro rata basis only.*
                                 to age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    No lapse guarantee                             Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - October 2005    Roll-Up benefit base reset                     Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - March 2006      Recovery of credit due to death within one     Not applicable.
                                 year of contribution
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - March 2006      Net crediting                                  Not applicable.
------------------------------------------------------------------------------------------------------------------------------------





* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.



I-1  Appendix IX: Contract variations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            PAGE
Unit Values                                                                  2
Name Change                                                                  2
Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Financial Statements                                                         2


HOW TO OBTAIN AN ACCUMULATOR(R) PLUS(SM) STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT NO. 49

Send this request form to:
  Accumulator(R) Plus(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547







- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Accumulator(R) Plus(SM) SAI for Separate Account No. 49 dated May 1, 2006.


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------

City                           State    Zip







                                         x01181/Plus '02, ML, '04 and '06 Series

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2006 TO THE CURRENT PROSPECTUS FOR THE ACCUMULATOR(R) PLUS(SM)
--------------------------------------------------------------------------------



This Supplement modifies certain information in the above-referenced Prospectus and Supplements to Prospectus and Statements of Additional Information (the "Prospectuses"). You should read this Supplement in conjunction with the Prospectuses and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectuses. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your prospectus.



TEMPORARY LIBERALIZATION PERIOD FOR ALLOCATIONS TO THE GUARANTEED INTEREST OPTION ("GIO")

Please note the following information is to be read in conjunction with the section "Self-directed allocation" in "Allocating your contributions" under "Contract features and benefits":


Except in the state of New York, the limit on allocations to the Guaranteed Interest Option which had been temporarily changed from 25% to 100% has been extended through October 31, 2006.


At the end of this liberalization period, the 25% limit on GIO contributions will be re-imposed, but customers may leave existing GIO assets in the GIO. This liberalization applies to new contributions only. Transfers to the GIO continue to be restricted as before.


If your instructions to us indicate an allocation percentage to the GIO that is greater than 25%, we will continue to honor that allocation until the end of the liberalization period. However, after the end of the liberalization period it will become an invalid allocation and we will no longer be able to honor it. This could cause a delay in crediting your subsequent contributions to the contract. Therefore, before making any new contributions on or after November 1, 2006, you should review your allocation instructions and ensure that your GIO allocation is 25% or less before sending your additional contributions.

























                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                  212-554-1234


Form No. IM-04-06 Supp (5/06)
Accum 04/New/Inforce Biz                             Catalog no. 133772 (5/06)
AR/Mail                                                                 x01175

Accumulator(R) Advisor(SM)

A combination variable and fixed deferred annuity contract




PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.
--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) ADVISOR(SM)?


Accumulator(R) Advisor(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options and the fixed maturity options ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Caywood-Scholl High Yield Bond
o AXA Conservative Allocation(1)         o EQ/Equity 500 Index
o AXA Conservative-Plus Allocation(1)    o EQ/Evergreen International Bond
o AXA Moderate Allocation(1)             o EQ/Evergreen Omega
o AXA Moderate-Plus Allocation(1)        o EQ/FI Mid Cap
o AXA Premier VIP Aggressive Equity      o EQ/FI Mid Cap Value
o AXA Premier VIP Core Bond              o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Health Care            o EQ/GAMCO Small Company Value
o AXA Premier VIP High Yield             o EQ/International Growth
o AXA Premier VIP International Equity   o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Core         o EQ/JPMorgan Core Bond
  Equity                                 o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Legg Mason Value Equity
o AXA Premier VIP Mid Cap Growth         o EQ/Long Term Bond
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Technology             o EQ/Lord Abbett Large Cap Core
o EQ/Alliance Common Stock               o EQ/Lord Abbett Mid Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/Mercury International Value
o EQ/Alliance International              o EQ/MFS Emerging Growth Companies
o EQ/Alliance Large Cap Growth           o EQ/MFS Investors Trust
o EQ/Alliance Quality Bond               o EQ/Money Market
o EQ/Alliance Small Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Ariel Appreciation II               o EQ/PIMCO Real Return
o EQ/Bear Stearns Small Company          o EQ/Short Duration Bond
  Growth                                 o EQ/Small Company Index
o EQ/Bernstein Diversified Value         o EQ/TCW Equity
o EQ/Boston Advisors Equity Income       o EQ/UBS Growth and Income
o EQ/Calvert Socially Responsible        o EQ/Van Kampen Comstock
o EQ/Capital Guardian Growth             o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International        Equity
o EQ/Capital Guardian Research           o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity        o EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------



(1)  The "The AXA Allocation" portfolio.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may allocate amounts to the fixed maturity options, which is discussed later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP"). Effective May 1, 2003, we no longer offer the contracts for use as an investment vehicle for a defined benefit qualified plan.

A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


Although this Prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and be receiving this Prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time (and, as noted above, may vary depending on your state) and you may not change your contract or its features as issued. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract.

                                                                          X01177

Contents of this Prospectus
--------------------------------------------------------------------------------



ACCUMULATOR(R) ADVISOR(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) Advisor(SM) at a glance -- key features                       8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Example                                                                     13
Condensed financial information                                             16

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        17
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Portfolios of the Trusts                                                    20
Allocating your contributions                                               24
Your right to cancel within a certain number of days                        25

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        26
--------------------------------------------------------------------------------
Your account value and cash value                                           26
Your contract's value in the variable investment options                    26
Your contract's value in the fixed maturity options                         26

Insufficient account value                                                  26


--------------------------------------------------------------------------------

3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         27
--------------------------------------------------------------------------------

Transferring your account value                                             27
Disruptive transfer activity                                                27
Dollar cost averaging                                                       28
Rebalancing your account value                                              28

-------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     29
--------------------------------------------------------------------------------
Withdrawing your account value                                              29
How withdrawals are taken from your account value                           30
How withdrawals affect your minimum death benefit                           30
Surrendering your contract to receive its cash value                        30
When to expect payments                                                     30
Annuity purchase factors                                                    30
Your annuity payout options                                                 30

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     33
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          33
Charges that the Trusts deduct                                              33
Group or sponsored arrangements                                             33
Other distribution arrangements                                             33

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 35
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     35
How death benefit payment is made                                           35
Beneficiary continuation option                                             36

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          38
--------------------------------------------------------------------------------
Overview                                                                    38
Buying a contract to fund a retirement arrangement                          38
Transfers among investment options                                          38
Taxation of nonqualified annuities                                          38
Individual retirement arrangements (IRAs)                                   40
Special rules for contracts funding qualified plans                         50
Impact of taxes to AXA Equitable                                            50

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         51
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   51
About the Trusts                                                            51
About our fixed maturity options                                            51
About the general account                                                   52
About other methods of payment                                              53
Dates and prices at which contract events occur                             53
About your voting rights                                                    54

About legal proceedings                                                     54

Financial statements                                                        54
Transfers of ownership, collateral assignments,
     loans and borrowing                                                    54
Distribution of the contracts                                               54

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
     BY REFERENCE                                                           56
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   --Condensed financial information                                       A-1
II  --Purchase considerations for QP contracts                              B-1
III --Market value adjustment example                                       C-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.



                                                             Page
   account value                                               26
   annuitant                                                   17
   annuitization                                               31
   annuity maturity date                                       32
   annuity payout options                                      30
   annuity purchase factors                                    30
   automatic Investment program                                53
   beneficiary                                                 35
   Beneficiary Continuation Option ("BCO")                     36
   business day                                                53
   cash value                                                  26
   charges for state premium and other applicable taxes        33
   contract date                                                9
   contract date anniversary                                    9
   contract year                                                9
   contributions to Roth IRAs                                  46
      regular contributions                                    46
      rollovers and direct transfers                           47
      conversion contributions                                 47
   contributions to traditional IRAs                           41
      regular contributions                                    41
      rollovers and transfers                                  42
   disruptive transfer activity                                27
   dollar cost averaging                                       28
   EQAccess                                                     6
   fixed maturity amount                                       24
   fixed maturity options                                      24
   free look                                                   25
   general account                                             52
   IRA                                                      cover
   IRS                                                      cover
   investment options                                       cover
   lifetime required minimum distribution withdrawals          31
   lump sum withdrawals                                        30
   market adjusted amount                                      24
   market timing                                               27
   market value adjustment                                     24
   maturity dates                                              24
   maturity value                                              24
   minimum death benefit                                       35
   Mortality and expense risks and administrative charge       33
   NQ                                                       cover
   portfolio                                                cover
   Principal assurance allocation                              24
   processing office                                            6
   QP                                                       cover
   rate to maturity                                            24
   Rebalancing                                                 28
   Rollover IRA                                             cover
   Roth Conversion IRA                                      cover
   Roth IRA                                                 cover
   SAI                                                      cover
   SEC                                                      cover
   self-directed allocation                                    24
   Separate Account No. 45 and Separate Account No. 49         51
   Substantially equal withdrawals                             29
   Successor owner and annuitant                               36
   systematic withdrawals                                      30
   TOPS                                                         6
   traditional IRA                                          cover
   Trusts                                                   cover
   unit                                                        26
   variable investment options                                 19
   wire transmittals and electronic applications               53


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

-----------------------------------------------------------------------------
 Prospectus                     Contract or Supplemental Materials
-----------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
-----------------------------------------------------------------------------

4 Index of key words and phrases

Who is AXA Equitable?


--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox

--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS
(E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS
(E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Advisor(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o    written confirmation of financial transactions;
o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and
o annual statement of your contract values as of the close of the contract year.

--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o    rates to maturity for the fixed maturity options;

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;

o    change your address (not available through TOPS);

o change your TOPS personal identification number (PIN) (available through TOPS only) and your EQAccess password (available through EQAccess only); and

o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus)


-----------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
-----------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


6  Who is AXA Equitable?

You should send all contributions, notices, and requests to our processing office at the address above.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA contract to a Roth Conversion IRA;

(3)  election of the rebalancing program;

(4)  tax withholding elections;

(5)  election of the beneficiary continuation option;

(6)  IRA contribution recharacterizations;

(7)  certain Section 1035 exchanges;

(8)  direct transfers; and

(9)  death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options; and

(4)  contract surrender and withdrawal requests.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  dollar cost averaging;

(2)  rebalancing;

(3)  substantially equal withdrawals;

(4)  systematic withdrawals; and

(5)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) Advisor(SM) at a glance -- key features
--------------------------------------------------------------------------------
Professional investment   Accumulator(R) Advisor(SM) variable investment
management                options nvest in different portfolios managed by
                          professional investment advisers.
--------------------------------------------------------------------------------
Fixed maturity options    o 10 fixed maturity options with maturities ranging
                            from approximately 1 to 10 years (subject to state availability).
                          o Each fixed maturity option offers a guarantee of
                            principal and interest rate if you hold it to maturity.
                          ------------------------------------------------------
                          If you make withdrawals or transfers from a fixed
                          maturity option before maturity, there will be a
                          market value adjustment due to differences in
                          interest rates. If you withdraw or transfer only a
                          portion of a fixed maturity amount, this may
                          increase or decrease any value that you have left in
                          that fixed maturity option. If you surrender your
                          contract, a market value adjustment also applies.
--------------------------------------------------------------------------------
Tax considerations        o No tax on earnings inside the contract until you
                            make withdrawals from your contract or receive annuity payments.
                          o No tax on transfers among investment options inside
                            the contract.
                          ------------------------------------------------------
                          If you are purchasing an annuity contract as an
                          Individual Retirement Annuity (IRA) or to fund an
                          employer retirement plan (QP or Qualified Plan), you
                          should be aware that such annuities do not provide
                          tax deferral benefits beyond those already provided
                          by the Internal Revenue Code. Before purchasing one
                          of these annuities, you should consider whether its
                          features and benefits beyond tax deferral meet your
                          needs and goals. You may also want to consider the
                          relative features, benefits and costs of these
                          annuities compared with any other investment that
                          you may use in connection with your retirement plan
                          or arrangement. (For more information see "Tax
                          information," later in this Prospectus.)
-----------------------------------------------------------------------------
Contribution amounts      o Initial minimum: $10,000
                          o Additional minimum: $1,000 (NQ and QP contracts
                                                $50 (IRA contracts)
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
-----------------------------------------------------------------------------
Access to your money     o Lump sum withdrawals
                         o Several withdrawal options on a periodic basis
                         o Contract surrender
                         You may incur income tax and a tax penalty for certain
                         withdrawals.
-----------------------------------------------------------------------------
Payout options           o Fixed annuity payout options
                         o Variable Immediate Annuity payout options
                         o Income Manager(R) payout options
-----------------------------------------------------------------------------
Additional features      o Dollar cost averaging
                         o Account value rebalancing (quarterly, semiannually
                           and annually)
                         o Free transfers
-----------------------------------------------------------------------------

8 Accumulator(R) Advisor(SM) at a glance -- key features

-----------------------------------------------------------------------------
Fees and charges    o Daily charges on amounts invested in variable investment options for mortality and expense risks charge and administrative charge at an annual rate of up to 0.50%.
                      ----------------------------------------------------------
                      The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example if your contract date is May 1, your contract date anniversary is April 30.
                      ----------------------------------------------------------
                    o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                    o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
--------------------------------------------------------------------------------
Annuitant issue      NQ: 0-83
ages                 Rollover IRA: 20-83; Roth Conversion IRA: 20-83; QP: 20-75.
--------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.


Currently, you may purchase a contract only if you are a participant in an account established under a fee-based program sponsored and maintained by a registered broker-dealer or other financial intermediary we approve (including AXA Advisors, LLC, one of the distributors of the contracts and an affiliate of AXA Equitable). We may, in the future, offer this contract through other means. The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract and generally provide for various brokerage services. If you purchase this contract through a fee-based arrangement and later terminate the arrangement, your contract will continue in force. There may be charges associated with the fee-based arrangement should you decide to no longer participate in the arrangement. Please consult with your program sponsor for more details about your fee-based program.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


                       Accumulator(R) Advisor(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Also, an annuity administrative fee may apply when your annuity payments are to begin. Charges for certain features shown in the fee table are mutually exclusive.

This first table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including underlying Trust portfolio fees and expenses.


--------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Mortality and expense risks charge and administrative charge(1)          0.50%
Total annual expenses                                                    0.50%
--------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(2)                                                                 0.63%      8.01%



10 Fee table

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.




-----------------------------------------------------------------------------------------------
                                                Manage-                         Other
 Portfolio Name                               ment Fees(3)  12b-1 Fees(4)     Expenses(5)
-----------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%          0.25%            0.19%
AXA Conservative Allocation                      0.10%          0.25%            0.22%
AXA Conservative-Plus Allocation                 0.10%          0.25%            0.19%
AXA Moderate Allocation                          0.10%          0.25%            0.17%
AXA Moderate-Plus Allocation                     0.10%          0.25%            0.17%
AXA Premier VIP Aggressive Equity                0.60%          0.25%            0.20%
AXA Premier VIP Core Bond                        0.60%          0.25%            0.18%
AXA Premier VIP Health Care                      1.20%          0.25%            0.28%
AXA Premier VIP High Yield                       0.58%          0.25%            0.18%
AXA Premier VIP International Equity             1.05%          0.25%            0.28%
AXA Premier VIP Large Cap Core Equity            0.90%          0.25%            0.25%
AXA Premier VIP Large Cap Growth                 0.90%          0.25%            0.23%
AXA Premier VIP Large Cap Value                  0.90%          0.25%            0.22%
AXA Premier VIP Mid Cap Growth                   1.10%          0.25%            0.25%
AXA Premier VIP Mid Cap Value                    1.10%          0.25%            0.19%
AXA Premier VIP Technology                       1.20%          0.25%            0.22%
-----------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%          0.25%            0.13%
EQ/Alliance Growth and Income                    0.56%          0.25%            0.13%
EQ/Alliance Intermediate Government Securities   0.50%          0.25%            0.14%
EQ/Alliance International                        0.72%          0.25%            0.21%
EQ/Alliance Large Cap Growth                     0.90%          0.25%            0.13%
EQ/Alliance Quality Bond                         0.50%          0.25%            0.13%
EQ/Alliance Small Cap Growth                     0.75%          0.25%            0.13%
EQ/Ariel Appreciation II                         0.75%          0.25%            7.01%
EQ/Bear Stearns Small Company Growth             1.00%          0.25%            0.20%
EQ/Bernstein Diversified Value                   0.61%          0.25%            0.13%
EQ/Boston Advisors Equity Income                 0.75%          0.25%            0.16%
EQ/Calvert Socially Responsible                  0.65%          0.25%            0.27%
EQ/Capital Guardian Growth                       0.65%          0.25%            0.17%
EQ/Capital Guardian International                0.85%          0.25%            0.23%
EQ/Capital Guardian Research                     0.65%          0.25%            0.13%
EQ/Capital Guardian U.S. Equity                  0.65%          0.25%            0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%          0.25%            0.24%
EQ/Equity 500 Index                              0.25%          0.25%            0.13%
EQ/Evergreen International Bond                  0.70%          0.25%            6.36%
EQ/Evergreen Omega                               0.65%          0.25%            0.18%
EQ/FI Mid Cap                                    0.69%          0.25%            0.14%
EQ/FI Mid Cap Value                              0.73%          0.25%            0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%          0.25%            0.66%
EQ/GAMCO Small Company Value                     0.79%          0.25%            0.14%
EQ/International Growth                          0.85%          0.25%            0.29%
EQ/Janus Large Cap Growth                        0.90%          0.25%            0.15%
EQ/JPMorgan Core Bond                            0.44%          0.25%            0.13%
EQ/JPMorgan Value Opportunities                  0.60%          0.25%            0.15%
EQ/Lazard Small Cap Value                        0.73%          0.25%            0.14%
EQ/Legg Mason Value Equity                       0.65%          0.25%            3.07%
EQ/Long Term Bond                                0.50%          0.25%            0.18%
EQ/Lord Abbett Growth and Income                 0.65%          0.25%            0.93%
EQ/Lord Abbett Large Cap Core                    0.65%          0.25%            1.32%
EQ/Lord Abbett Mid Cap Value                     0.70%          0.25%            0.40%
EQ/Marsico Focus                                 0.87%          0.25%            0.13%
EQ/Mercury Basic Value Equity                    0.57%          0.25%            0.13%
EQ/Mercury International Value                   0.85%          0.25%            0.23%
EQ/MFS Emerging Growth Companies                 0.65%          0.25%            0.14%
EQ/MFS Investors Trust                           0.60%          0.25%            0.18%




-----------------------------------------------------------------------------------------------------------------
                                                            Total Annual    Fee Waivers     Net Total
                                              Underlying      Expenses        and/or         Annual
                                               Portfolio        Before         Expense       Expenses
                                               Fees and       Expense       Reimburse-    After Expense
 Portfolio Name                               Expenses(6)     Limitation      ments(7)      Limitations
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%           (0.19)%        1.26%
AXA Conservative Allocation                      0.58%         1.15%           (0.22)%        0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%           (0.19)%        0.99%
AXA Moderate Allocation                          0.71%         1.23%           (0.17)%        1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%           (0.17)%        1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%              --          1.05%
AXA Premier VIP Core Bond                          --          1.03%           (0.08)%        0.95%
AXA Premier VIP Health Care                        --          1.73%            0.00%         1.73%
AXA Premier VIP High Yield                         --          1.01%              --          1.01%
AXA Premier VIP International Equity               --          1.58%            0.00%         1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%           (0.05)%        1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%           (0.03)%        1.35%
AXA Premier VIP Large Cap Value                    --          1.37%           (0.02)%        1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%            0.00%         1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%            0.00%         1.54%
AXA Premier VIP Technology                         --          1.67%            0.00%         1.67%
-----------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%              --          0.85%
EQ/Alliance Growth and Income                      --          0.94%              --          0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%              --          0.89%
EQ/Alliance International                          --          1.18%           (0.08)%        1.10%
EQ/Alliance Large Cap Growth                       --          1.28%           (0.23)%        1.05%
EQ/Alliance Quality Bond                           --          0.88%              --          0.88%
EQ/Alliance Small Cap Growth                       --          1.13%              --          1.13%
EQ/Ariel Appreciation II                           --          8.01%           (6.86)%        1.15%
EQ/Bear Stearns Small Company Growth               --          1.45%           (0.15)%        1.30%
EQ/Bernstein Diversified Value                     --          0.99%           (0.04)%        0.95%
EQ/Boston Advisors Equity Income                   --          1.16%           (0.11)%        1.05%
EQ/Calvert Socially Responsible                    --          1.17%           (0.12)%        1.05%
EQ/Capital Guardian Growth                         --          1.07%           (0.12)%        0.95%
EQ/Capital Guardian International                  --          1.33%           (0.13)%        1.20%
EQ/Capital Guardian Research                       --          1.03%           (0.08)%        0.95%
EQ/Capital Guardian U.S. Equity                    --          1.03%           (0.08)%        0.95%
EQ/Caywood-Scholl High Yield Bond                  --          1.09%           (0.09)%        1.00%
EQ/Equity 500 Index                                --          0.63%              --          0.63%
EQ/Evergreen International Bond                    --          7.31%           (6.16)%        1.15%
EQ/Evergreen Omega                                 --          1.08%            0.00%         1.08%
EQ/FI Mid Cap                                      --          1.08%           (0.08)%        1.00%
EQ/FI Mid Cap Value                                --          1.12%           (0.02)%        1.10%
EQ/GAMCO Mergers and Acquisitions                  --          1.81%           (0.36)%        1.45%
EQ/GAMCO Small Company Value                       --          1.18%            0.00%         1.18%
EQ/International Growth                            --          1.39%            0.00%         1.39%
EQ/Janus Large Cap Growth                          --          1.30%           (0.15)%        1.15%
EQ/JPMorgan Core Bond                              --          0.82%            0.00%         0.82%
EQ/JPMorgan Value Opportunities                    --          1.00%           (0.05)%        0.95%
EQ/Lazard Small Cap Value                          --          1.12%           (0.02)%        1.10%
EQ/Legg Mason Value Equity                         --          3.97%           (2.97)%        1.00%
EQ/Long Term Bond                                  --          0.93%            0.00%         0.93%
EQ/Lord Abbett Growth and Income                   --          1.83%           (0.83)%        1.00%
EQ/Lord Abbett Large Cap Core                      --          2.22%           (1.22)%        1.00%
EQ/Lord Abbett Mid Cap Value                       --          1.35%           (0.30)%        1.05%
EQ/Marsico Focus                                   --          1.25%           (0.10)%        1.15%
EQ/Mercury Basic Value Equity                      --          0.95%            0.00%         0.95%
EQ/Mercury International Value                     --          1.33%           (0.08)%        1.25%
EQ/MFS Emerging Growth Companies                   --          1.04%              --          1.04%
EQ/MFS Investors Trust                             --          1.03%           (0.08)%        0.95%
-----------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

--------------------------------------------------------------------------------------
                                            Manage-                         Other
 Portfolio Name                          ment Fees(3)    12b-1 Fees(4)   Expenses(5)
--------------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------------
EQ/Money Market                         0.34%          0.25%            0.13%
EQ/Montag & Caldwell Growth             0.75%          0.25%            0.16%
EQ/PIMCO Real Return                    0.55%          0.25%            0.24%
EQ/Short Duration Bond                  0.44%          0.25%            0.14%
EQ/Small Company Index                  0.25%          0.25%            0.16%
EQ/TCW Equity                           0.80%          0.25%            0.16%
EQ/UBS Growth and Income                0.75%          0.25%            0.19%
EQ/Van Kampen Comstock                  0.65%          0.25%            0.39%
EQ/Van Kampen Emerging Markets Equity   1.15%          0.25%            0.48%
EQ/Van Kampen Mid Cap Growth            0.70%          0.25%            0.83%
EQ/Wells Fargo Montgomery Small Cap     0.85%          0.25%            2.28%
--------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                                  Total Annual     Fee Waivers     Net Total
                                   Underlying       Expenses         and/or         Annual
                                   Portfolio         Before         Expense       Expenses
                                    Fees and        Expense        Reimburse-    After Expense
 Portfolio Name                    Expenses(6)     Limitation       ments(7)      Limitations
----------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------------
EQ/Money Market                         --            0.72%              --          0.72%
EQ/Montag & Caldwell Growth             --            1.16%           (0.01)%        1.15%
EQ/PIMCO Real Return                    --            1.04%           (0.14)%        0.90%
EQ/Short Duration Bond                  --            0.83%            0.00%         0.83%
EQ/Small Company Index                  --            0.66%            0.00%         0.66%
EQ/TCW Equity                           --            1.21%           (0.06)%        1.15%
EQ/UBS Growth and Income                --            1.19%           (0.14)%        1.05%
EQ/Van Kampen Comstock                  --            1.29%           (0.29)%        1.00%
EQ/Van Kampen Emerging Markets Equity   --            1.88%           (0.08)%        1.80%
EQ/Van Kampen Mid Cap Growth            --            1.78%           (0.73)%        1.05%
EQ/Wells Fargo Montgomery Small Cap     --            3.38%           (2.08)%        1.30%
----------------------------------------------------------------------------------------------------


Notes:

(1)  A portion of this charge is for providing the minimum death benefit.


(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(3) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (7) for any expense limitation agreement information.


(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(5) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.

(6) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(7) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
----------------------------------------------------
   AXA Premier VIP Health Care             1.71%
----------------------------------------------------
   AXA Premier VIP International Equity    1.54%
----------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.33%
----------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.33%
----------------------------------------------------
   AXA Premier VIP Large Cap Value         1.29%
----------------------------------------------------
   AXA Premier VIP Mid Cap Growth          1.55%
----------------------------------------------------
   AXA Premier VIP Mid Cap Value           1.49%
----------------------------------------------------
   AXA Premier VIP Technology              1.61%
----------------------------------------------------
   EQ/Alliance Common Stock                0.83%
----------------------------------------------------
   EQ/Alliance Growth and Income           0.91%
----------------------------------------------------
   EQ/Alliance International               1.09%
----------------------------------------------------
   EQ/Alliance Large Cap Growth            1.02%
----------------------------------------------------
   EQ/Alliance Small Cap Growth            1.09%
----------------------------------------------------
   EQ/Bernstein Diversified Value          0.88%
----------------------------------------------------
   EQ/Boston Advisors Equity Income        1.04%
----------------------------------------------------
   EQ/Calvert Socially Responsible         1.03%
----------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
----------------------------------------------------
   EQ/Capital Guardian International       1.18%
----------------------------------------------------
   EQ/Capital Guardian Research            0.94%
----------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.94%
----------------------------------------------------
   EQ/Evergreen Omega                      0.88%
----------------------------------------------------
   EQ/FI Mid Cap                           0.95%
----------------------------------------------------


12 Fee table

----------------------------------------------------
 Portfolio Name
----------------------------------------------------
   EQ/FI Mid Cap Value                     1.08%
----------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.38%
----------------------------------------------------
   EQ/GAMCO Small Company Value            1.17%
----------------------------------------------------
   EQ/International Growth                 1.22%
----------------------------------------------------
   EQ/Janus Large Cap Growth               1.14%
----------------------------------------------------
   EQ/Lazard Small Cap Value               1.01%
----------------------------------------------------
   EQ/Legg Mason Value Equity              0.99%
----------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.97%
----------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
----------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.01%
----------------------------------------------------
   EQ/Marsico Focus                        1.14%
----------------------------------------------------
   EQ/Mercury Basic Value Equity           0.93%
----------------------------------------------------
   EQ/MFS Emerging Growth Companies        1.01%
----------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
----------------------------------------------------
   EQ/Montag & Caldwell Growth             1.12%
----------------------------------------------------
   EQ/UBS Growth and Income                1.04%
----------------------------------------------------
   EQ/Van Kampen Comstock                  0.99%
----------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity   1.78%
----------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.02%
----------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap     1.12%
----------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.

The example below shows the expenses that a hypothetical contract owner would pay in the situations illustrated.

The fixed maturity options are not covered by the example. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:




                                                                    Fee table 13

-------------------------------------------------------------------------------------------------------------
                                                    If you surrender your contract at the end of the
                                                                 applicable time period
 Portfolio Name                                      1 year      3 years       5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 205.00     $   633.00   $ 1,086.00     $ 2,342.00
AXA Conservative Allocation                      $ 173.00     $   537.00   $   925.00     $ 2,011.00
AXA Conservative-Plus Allocation                 $ 176.00     $   547.00   $   941.00     $ 2,044.00
AXA Moderate Allocation                          $ 182.00     $   562.00   $   968.00     $ 2,100.00
AXA Moderate-Plus Allocation                     $ 195.00     $   604.00   $ 1,038.00     $ 2,244.00
AXA Premier VIP Aggressive Equity                $ 163.00     $   505.00   $   871.00     $ 1,898.00
AXA Premier VIP Core Bond                        $ 161.00     $   498.00   $   860.00     $ 1,875.00
AXA Premier VIP Health Care                      $ 234.00     $   721.00   $ 1,235.00     $ 2,642.00
AXA Premier VIP High Yield                       $ 159.00     $   492.00   $   849.00     $ 1,853.00
AXA Premier VIP International Equity             $ 218.00     $   674.00   $ 1,155.00     $ 2,483.00
AXA Premier VIP Large Cap Core Equity            $ 199.00     $   617.00   $ 1,059.00     $ 2,288.00
AXA Premier VIP Large Cap Growth                 $ 197.00     $   610.00   $ 1,049.00     $ 2,266.00
AXA Premier VIP Large Cap Value                  $ 196.00     $   607.00   $ 1,043.00     $ 2,255.00
AXA Premier VIP Mid Cap Growth                   $ 220.00     $   680.00   $ 1,166.00     $ 2,504.00
AXA Premier VIP Mid Cap Value                    $ 214.00     $   661.00   $ 1,134.00     $ 2,440.00
AXA Premier VIP Technology                       $ 228.00     $   702.00   $ 1,203.00     $ 2,579.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 141.00     $   440.00   $   760.00     $ 1,666.00
EQ/Alliance Growth and Income                    $ 151.00     $   469.00   $   809.00     $ 1,769.00
EQ/Alliance Intermediate Government Securities   $ 146.00     $   453.00   $   782.00     $ 1,712.00
EQ/Alliance International                        $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/Alliance Large Cap Growth                     $ 187.00     $   577.00   $   993.00     $ 2,152.00
EQ/Alliance Quality Bond                         $ 145.00     $   449.00   $   776.00     $ 1,700.00
EQ/Alliance Small Cap Growth                     $ 171.00     $   530.00   $   912.00     $ 1,985.00
EQ/Ariel Appreciation II                         $ 893.00     $ 2,576.00   $ 4,128.00     $ 7,507.00
EQ/Bear Stearns Small Company Growth             $ 204.00     $   632.00   $ 1,084.00     $ 2,339.00
EQ/Bernstein Diversified Value                   $ 156.00     $   485.00   $   836.00     $ 1,826.00
EQ/Boston Advisors Equity Income                 $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/Calvert Socially Responsible                  $ 175.00     $   542.00   $   934.00     $ 2,030.00
EQ/Capital Guardian Growth                       $ 165.00     $   510.00   $   880.00     $ 1,917.00
EQ/Capital Guardian International                $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/Capital Guardian Research                     $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Capital Guardian U.S. Equity                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Caywood-Scholl High Yield Bond                $ 167.00     $   517.00   $   891.00     $ 1,940.00
EQ/Equity 500 Index                              $ 118.00     $   369.00   $   639.00     $ 1,409.00
EQ/Evergreen International                       $ 820.00     $ 2,381.00   $ 3,845.00     $ 7,113.00
EQ/Evergreen Omega                               $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap                                    $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap Value                              $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/GAMCO Mergers and Acquisitions                $ 242.00     $   746.00   $ 1,275.00     $ 2,724.00
EQ/GAMCO Small Company Value                     $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/International Growth                          $ 198.00     $   613.00   $ 1,052.00     $ 2,273.00


------------------------------------------------------------------------------------------------------------------------------------


                                                           If you annuitize at the end of the
                                                                 applicable time period
 Portfolio Name                                      1 year      3 years       5 years        10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 205.00     $   633.00   $ 1,086.00     $ 2,342.00
AXA Conservative Allocation                      $ 173.00     $   537.00   $   925.00     $ 2,011.00
AXA Conservative-Plus Allocation                 $ 176.00     $   547.00   $   941.00     $ 2,044.00
AXA Moderate Allocation                          $ 182.00     $   562.00   $   968.00     $ 2,100.00
AXA Moderate-Plus Allocation                     $ 195.00     $   604.00   $ 1,038.00     $ 2,244.00
AXA Premier VIP Aggressive Equity                $ 163.00     $   505.00   $   871.00     $ 1,898.00
AXA Premier VIP Core Bond                        $ 161.00     $   498.00   $   860.00     $ 1,875.00
AXA Premier VIP Health Care                      $ 234.00     $   721.00   $ 1,235.00     $ 2,642.00
AXA Premier VIP High Yield                       $ 159.00     $   492.00   $   849.00     $ 1,853.00
AXA Premier VIP International Equity             $ 218.00     $   674.00   $ 1,155.00     $ 2,483.00
AXA Premier VIP Large Cap Core Equity            $ 199.00     $   617.00   $ 1,059.00     $ 2,288.00
AXA Premier VIP Large Cap Growth                 $ 197.00     $   610.00   $ 1,049.00     $ 2,266.00
AXA Premier VIP Large Cap Value                  $ 196.00     $   607.00   $ 1,043.00     $ 2,255.00
AXA Premier VIP Mid Cap Growth                   $ 220.00     $   680.00   $ 1,166.00     $ 2,504.00
AXA Premier VIP Mid Cap Value                    $ 214.00     $   661.00   $ 1,134.00     $ 2,440.00
AXA Premier VIP Technology                       $ 228.00     $   702.00   $ 1,203.00     $ 2,579.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 141.00     $   440.00   $   760.00     $ 1,666.00
EQ/Alliance Growth and Income                    $ 151.00     $   469.00   $   809.00     $ 1,769.00
EQ/Alliance Intermediate Government Securities   $ 146.00     $   453.00   $   782.00     $ 1,712.00
EQ/Alliance International                        $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/Alliance Large Cap Growth                     $ 187.00     $   577.00   $   993.00     $ 2,152.00
EQ/Alliance Quality Bond                         $ 145.00     $   449.00   $   776.00     $ 1,700.00
EQ/Alliance Small Cap Growth                     $ 171.00     $   530.00   $   912.00     $ 1,985.00
EQ/Ariel Appreciation II                         $ 893.00     $ 2,576.00   $ 4,128.00     $ 7,507.00
EQ/Bear Stearns Small Company Growth             $ 204.00     $   632.00   $ 1,084.00     $ 2,339.00
EQ/Bernstein Diversified Value                   $ 156.00     $   485.00   $   836.00     $ 1,826.00
EQ/Boston Advisors Equity Income                 $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/Calvert Socially Responsible                  $ 175.00     $   542.00   $   934.00     $ 2,030.00
EQ/Capital Guardian Growth                       $ 165.00     $   510.00   $   880.00     $ 1,917.00
EQ/Capital Guardian International                $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/Capital Guardian Research                     $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Capital Guardian U.S. Equity                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Caywood-Scholl High Yield Bond                $ 167.00     $   517.00   $   891.00     $ 1,940.00
EQ/Equity 500 Index                              $ 118.00     $   369.00   $   639.00     $ 1,409.00
EQ/Evergreen International                       $ 820.00     $ 2,381.00   $ 3,845.00     $ 7,113.00
EQ/Evergreen Omega                               $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap                                    $ 166.00     $   514.00   $   885.00     $ 1,929.00
EQ/FI Mid Cap Value                              $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/GAMCO Mergers and Acquisitions                $ 242.00     $   746.00   $ 1,275.00     $ 2,724.00
EQ/GAMCO Small Company Value                     $ 176.00     $   546.00   $   939.00     $ 2,041.00
EQ/International Growth                          $ 198.00     $   613.00   $ 1,052.00     $ 2,273.00



--------------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at
                                                              applicable time period
 Portfolio Name                                      1 year      3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 205.00     $   633.00    $ 1,086.00     $ 2,342.00
AXA Conservative Allocation                      $ 173.00     $   537.00    $   925.00     $ 2,011.00
AXA Conservative-Plus Allocation                 $ 176.00     $   547.00    $   941.00     $ 2,044.00
AXA Moderate Allocation                          $ 182.00     $   562.00    $   968.00     $ 2,100.00
AXA Moderate-Plus Allocation                     $ 195.00     $   604.00    $ 1,038.00     $ 2,244.00
AXA Premier VIP Aggressive Equity                $ 163.00     $   505.00    $   871.00     $ 1,898.00
AXA Premier VIP Core Bond                        $ 161.00     $   498.00    $   860.00     $ 1,875.00
AXA Premier VIP Health Care                      $ 234.00     $   721.00    $ 1,235.00     $ 2,642.00
AXA Premier VIP High Yield                       $ 159.00     $   492.00    $   849.00     $ 1,853.00
AXA Premier VIP International Equity             $ 218.00     $   674.00    $ 1,155.00     $ 2,483.00
AXA Premier VIP Large Cap Core Equity            $ 199.00     $   617.00    $ 1,059.00     $ 2,288.00
AXA Premier VIP Large Cap Growth                 $ 197.00     $   610.00    $ 1,049.00     $ 2,266.00
AXA Premier VIP Large Cap Value                  $ 196.00     $   607.00    $ 1,043.00     $ 2,255.00
AXA Premier VIP Mid Cap Growth                   $ 220.00     $   680.00    $ 1,166.00     $ 2,504.00
AXA Premier VIP Mid Cap Value                    $ 214.00     $   661.00    $ 1,134.00     $ 2,440.00
AXA Premier VIP Technology                       $ 228.00     $   702.00    $ 1,203.00     $ 2,579.00
--------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 141.00     $   440.00    $   760.00     $ 1,666.00
EQ/Alliance Growth and Income                    $ 151.00     $   469.00    $   809.00     $ 1,769.00
EQ/Alliance Intermediate Government Securities   $ 146.00     $   453.00    $   782.00     $ 1,712.00
EQ/Alliance International                        $ 176.00     $   546.00    $   939.00     $ 2,041.00
EQ/Alliance Large Cap Growth                     $ 187.00     $   577.00    $   993.00     $ 2,152.00
EQ/Alliance Quality Bond                         $ 145.00     $   449.00    $   776.00     $ 1,700.00
EQ/Alliance Small Cap Growth                     $ 171.00     $   530.00    $   912.00     $ 1,985.00
EQ/Ariel Appreciation II                         $ 893.00     $ 2,576.00    $ 4,128.00     $ 7,507.00
EQ/Bear Stearns Small Company Growth             $ 204.00     $   632.00    $ 1,084.00     $ 2,339.00
EQ/Bernstein Diversified Value                   $ 156.00     $   485.00    $   836.00     $ 1,826.00
EQ/Boston Advisors Equity Income                 $ 174.00     $   539.00    $   929.00     $ 2,019.00
EQ/Calvert Socially Responsible                  $ 175.00     $   542.00    $   934.00     $ 2,030.00
EQ/Capital Guardian Growth                       $ 165.00     $   510.00    $   880.00     $ 1,917.00
EQ/Capital Guardian International                $ 192.00     $   593.00    $ 1,020.00     $ 2,207.00
EQ/Capital Guardian Research                     $ 160.00     $   498.00    $   858.00     $ 1,872.00
EQ/Capital Guardian U.S. Equity                  $ 160.00     $   498.00    $   858.00     $ 1,872.00
EQ/Caywood-Scholl High Yield Bond                $ 167.00     $   517.00    $   891.00     $ 1,940.00
EQ/Equity 500 Index                              $ 118.00     $   369.00    $   639.00     $ 1,409.00
EQ/Evergreen International                       $ 820.00     $ 2,381.00    $ 3,845.00     $ 7,113.00
EQ/Evergreen Omega                               $ 166.00     $   514.00    $   885.00     $ 1,929.00
EQ/FI Mid Cap                                    $ 166.00     $   514.00    $   885.00     $ 1,929.00
EQ/FI Mid Cap Value                              $ 170.00     $   526.00    $   907.00     $ 1,974.00
EQ/GAMCO Mergers and Acquisitions                $ 242.00     $   746.00    $ 1,275.00     $ 2,724.00
EQ/GAMCO Small Company Value                     $ 176.00     $   546.00    $   939.00     $ 2,041.00
EQ/International Growth                          $ 198.00     $   613.00    $ 1,052.00     $ 2,273.00
--------------------------------------------------------------------------------------------------------------


14 Fee table

-----------------------------------------------------------------------------------------------------
                                           If you surrender your contract at the end of the
                                                        applicable time period
 Portfolio Name                             1 year      3 years       5 years        10 years
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 189.00     $   584.00   $ 1,004.00     $ 2,174.00
EQ/JPMorgan Core Bond                   $ 138.00     $   430.00   $   743.00     $ 1,631.00
EQ/JPMorgan Value Opportunities         $ 157.00     $   488.00   $   842.00     $ 1,838.00
EQ/Lazard Small Cap Value               $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/Legg Mason Value Equity              $ 469.00     $ 1,411.00   $ 2,360.00     $ 4,756.00
EQ/Long Term Bond                       $ 150.00     $   465.00   $   804.00     $ 1,758.00
EQ/Lord Abbett Growth and Income        $ 244.00     $   752.00   $ 1,286.00     $ 2,745.00
EQ/Lord Abbett Large Cap Core           $ 285.00     $   874.00   $ 1,489.00     $ 3,145.00
EQ/Lord Abbett Mid Cap Value            $ 194.00     $   600.00   $ 1,031.00     $ 2,229.00
EQ/Marsico Focus                        $ 183.00     $   568.00   $   977.00     $ 2,119.00
EQ/Mercury Basic Value Equity           $ 152.00     $   472.00   $   814.00     $ 1,781.00
EQ/Mercury International Value          $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/MFS Emerging Growth Companies        $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/MFS Investors Trust                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Money Market                         $ 128.00     $   398.00   $   688.00     $ 1,515.00
EQ/Montag & Caldwell Growth             $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/PIMCO Real Return                    $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/Short Duration Bond                  $ 139.00     $   433.00   $   749.00     $ 1,643.00
EQ/Small Company Index                  $ 121.00     $   378.00   $   655.00     $ 1,444.00
EQ/TCW Equity                           $ 179.00     $   555.00   $   956.00     $ 2,074.00
EQ/UBS Growth and Income                $ 177.00     $   549.00   $   945.00     $ 2,052.00
EQ/Van Kampen Comstock                  $ 188.00     $   581.00   $   999.00     $ 2,163.00
EQ/Van Kampen Emerging Markets Equity   $ 250.00     $   768.00   $ 1,312.00     $ 2,797.00
EQ/Van Kampen Mid Cap Growth            $ 239.00     $   736.00   $ 1,259.00     $ 2,692.00
EQ/Wells Fargo Montgomery Small Cap     $ 407.00     $ 1,233.00   $ 2,074.00     $ 4,245.00


-----------------------------------------------------------------------------------------------------
                                                  If you annuitize at the end of the
                                                        applicable time period
 Portfolio Name                             1 year      3 years       5 years        10 years
-----------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 189.00     $   584.00   $ 1,004.00     $ 2,174.00
EQ/JPMorgan Core Bond                   $ 138.00     $   430.00   $   743.00     $ 1,631.00
EQ/JPMorgan Value Opportunities         $ 157.00     $   488.00   $   842.00     $ 1,838.00
EQ/Lazard Small Cap Value               $ 170.00     $   526.00   $   907.00     $ 1,974.00
EQ/Legg Mason Value Equity              $ 469.00     $ 1,411.00   $ 2,360.00     $ 4,756.00
EQ/Long Term Bond                       $ 150.00     $   465.00   $   804.00     $ 1,758.00
EQ/Lord Abbett Growth and Income        $ 244.00     $   752.00   $ 1,286.00     $ 2,745.00
EQ/Lord Abbett Large Cap Core           $ 285.00     $   874.00   $ 1,489.00     $ 3,145.00
EQ/Lord Abbett Mid Cap Value            $ 194.00     $   600.00   $ 1,031.00     $ 2,229.00
EQ/Marsico Focus                        $ 183.00     $   568.00   $   977.00     $ 2,119.00
EQ/Mercury Basic Value Equity           $ 152.00     $   472.00   $   814.00     $ 1,781.00
EQ/Mercury International Value          $ 192.00     $   593.00   $ 1,020.00     $ 2,207.00
EQ/MFS Emerging Growth Companies        $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/MFS Investors Trust                  $ 160.00     $   498.00   $   858.00     $ 1,872.00
EQ/Money Market                         $ 128.00     $   398.00   $   688.00     $ 1,515.00
EQ/Montag & Caldwell Growth             $ 174.00     $   539.00   $   929.00     $ 2,019.00
EQ/PIMCO Real Return                    $ 161.00     $   501.00   $   863.00     $ 1,883.00
EQ/Short Duration Bond                  $ 139.00     $   433.00   $   749.00     $ 1,643.00
EQ/Small Company Index                  $ 121.00     $   378.00   $   655.00     $ 1,444.00
EQ/TCW Equity                           $ 179.00     $   555.00   $   956.00     $ 2,074.00
EQ/UBS Growth and Income                $ 177.00     $   549.00   $   945.00     $ 2,052.00
EQ/Van Kampen Comstock                  $ 188.00     $   581.00   $   999.00     $ 2,163.00
EQ/Van Kampen Emerging Markets Equity   $ 250.00     $   768.00   $ 1,312.00     $ 2,797.00
EQ/Van Kampen Mid Cap Growth            $ 239.00     $   736.00   $ 1,259.00     $ 2,692.00
EQ/Wells Fargo Montgomery Small Cap     $ 407.00     $ 1,233.00   $ 2,074.00     $ 4,245.00

-------------------------------------------------------------------------------------------------------
                                               If you do not surrender your contract at
                                                         applicable time period
 Portfolio Name                             1 year      3 years            5 years        10 years
-------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 189.00     $   584.00        $ 1,004.00     $ 2,174.00
EQ/JPMorgan Core Bond                   $ 138.00     $   430.00        $   743.00     $ 1,631.00
EQ/JPMorgan Value Opportunities         $ 157.00     $   488.00        $   842.00     $ 1,838.00
EQ/Lazard Small Cap Value               $ 170.00     $   526.00        $   907.00     $ 1,974.00
EQ/Legg Mason Value Equity              $ 469.00     $ 1,411.00        $ 2,360.00     $ 4,756.00
EQ/Long Term Bond                       $ 150.00     $   465.00        $   804.00     $ 1,758.00
EQ/Lord Abbett Growth and Income        $ 244.00     $   752.00        $ 1,286.00     $ 2,745.00
EQ/Lord Abbett Large Cap Core           $ 285.00     $   874.00        $ 1,489.00     $ 3,145.00
EQ/Lord Abbett Mid Cap Value            $ 194.00     $   600.00        $ 1,031.00     $ 2,229.00
EQ/Marsico Focus                        $ 183.00     $   568.00        $   977.00     $ 2,119.00
EQ/Mercury Basic Value Equity           $ 152.00     $   472.00        $   814.00     $ 1,781.00
EQ/Mercury International Value          $ 192.00     $   593.00        $ 1,020.00     $ 2,207.00
EQ/MFS Emerging Growth Companies        $ 161.00     $   501.00        $   863.00     $ 1,883.00
EQ/MFS Investors Trust                  $ 160.00     $   498.00        $   858.00     $ 1,872.00
EQ/Money Market                         $ 128.00     $   398.00        $   688.00     $ 1,515.00
EQ/Montag & Caldwell Growth             $ 174.00     $   539.00        $   929.00     $ 2,019.00
EQ/PIMCO Real Return                    $ 161.00     $   501.00        $   863.00     $ 1,883.00
EQ/Short Duration Bond                  $ 139.00     $   433.00        $   749.00     $ 1,643.00
EQ/Small Company Index                  $ 121.00     $   378.00        $   655.00     $ 1,444.00
EQ/TCW Equity                           $ 179.00     $   555.00        $   956.00     $ 2,074.00
EQ/UBS Growth and Income                $ 177.00     $   549.00        $   945.00     $ 2,052.00
EQ/Van Kampen Comstock                  $ 188.00     $   581.00        $   999.00     $ 2,163.00
EQ/Van Kampen Emerging Markets Equity   $ 250.00     $   768.00        $ 1,312.00     $ 2,797.00
EQ/Van Kampen Mid Cap Growth            $ 239.00     $   736.00        $ 1,259.00     $ 2,692.00
EQ/Wells Fargo Montgomery Small Cap     $ 407.00     $ 1,233.00        $ 2,074.00     $ 4,245.00
-------------------------------------------------------------------------------------------------------



                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



16 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount of $10,000 to purchase a contract. You may make additional contributions of at least $1,000 each for NQ and QP contracts and $50 each for IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
               Available
Contract       for annuitant                                                     Limitations on
type           issue ages       Source of contributions                          contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 83    o After-tax money.                                o No additional contribution may be made
                                                                                   after attainment of age 84, or, if later, the
                               o Paid to us by check or transfer of contract       first contract anniversary.
                                 value in a tax-deferred exchange under
                                 Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 83   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                 tracts or other 403(b) arrangements,              may be made after attainment of age 84, or,
                                 qualified plans, and governmental employer        if later, the first contract anniversary.
                                 457(b) plans.
                                                                                 o Contributions after age 70-1/2 must be net of
                               o Rollovers from another traditional individual     required minimum distributions.
                                 retirement arrangement.
                                                                                 o Although we accept regular IRA contribu-
                               o Direct custodian-to-custodian transfers from      tions under Rollover IRA contracts, we intend
                                 another traditional individual retirement         that this contract be used primarily for
                                 arrangement.                                      rollover and direct transfer contributions.
                                                                                   Regular IRA contributions are limited to
                                                                                   $4,000 for 2006; same for 2007.
                               o Regular IRA contributions.
                                                                                 o Additional catch-up contributions of up to
                               o Additional "catch-up" contributions.              $1,000 can be made for the calendar year
                                                                                   2006 where the owner is at least age 50 but
                                                                                   under age 70-1/2 at any time during the calendar
                                                                                   year for which the contribution is made.
                                                                                   This amount stays the same for 2007.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                   Available
Contract          for annuitant                                                      Limitations on
type              issue ages          Source of contributions                        contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 83      o Rollovers from another Roth IRA.              o No rollover or direct transfer contributions
IRA                                                                                    may be made after attainment of age 84, or,
                                     o Rollovers from a "designated Roth contribu-     if later, the first contract anniversary.
                                       tion account" under a 401(k) plan or 403(b)
                                       arrangement.                                  o Conversion rollovers after age 70-1/2 must be
                                                                                       net of required minimum distributions for the
                                     o Conversion rollovers from a traditional IRA.    traditional IRA you are rolling over.

                                     o Direct transfers from another Roth IRA.       o You cannot roll over funds from a traditional
                                                                                       IRA if your adjusted gross income is
                                     o Regular Roth IRA contributions.                 $100,000 or more.

                                     o Additional catch-up contributions.            o Although we accept regular Roth IRA contri-
                                                                                       butions under Roth IRA contracts, we intend
                                                                                       that this contract be used primarily for
                                                                                       rollover and direct transfer contributions.
                                                                                       Regular Roth IRA contributions are limited to
                                                                                       $4,000 for 2006; same for 2007.

                                                                                     o Additional catch-up contributions of up to
                                                                                       $1,000 can be made for the calendar year
                                                                                       2006 where the owner is at least age 50 at
                                                                                       any time during the calendar year for which
                                                                                       the contribution is made. This amount stays
                                                                                       the same for 2007.
------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 75      o Only transfer contributions from other        o We do not accept regular ongoing payroll
                                       investments within an existing defined          contributions.
                                       contribution qualified plan trust.
                                                                                     o Only one additional transfer contribution
                                     o The plan must be qualified under Section        may be made during a contract year.
                                       401(a) of the Internal Revenue Code.
                                                                                     o No additional transfer contributions may be
                                     o For 401(k) plans, transferred contributions     made after attainment of age 76, or, if
                                       may not include any after-tax contributions.    later, the first contract anniversary.

                                                                                     o Contributions after age 70-1/2 must be net of
                                                                                       any required minimum distributions.

                                                                                     o A separate QP contract must be established
                                                                                       for each plan participant.

                                                                                     o We do not accept contributions from defined
                                                                                       benefit plans.
See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------




See "Tax information," later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors or the Uniform Transfers to Minors Act in your state.

Under all IRA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.



                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Advisor(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company LLC
                              income and capital appreciation.                           o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital                                o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------



20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                            o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                             o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve an  o Boston Advisors, LLC.
 INCOME                          above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                                   Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                           o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates      o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                    o Evergreen Investment Management Com-
 BOND                                                                                        pany, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                             o Evergreen Investment Management
                                                                                             Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                          o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                       o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                      o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                          o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with mod-   o J.P. Morgan Investment Management Inc.
                               erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                             o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                                 o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                          o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation           o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without           o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-      o Lord, Abbett & Co. LLC
 CORE                          able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                       o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                          o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.         o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of     o Merrill Lynch Investment Managers
 VALUE                         income, accompanied by growth of capital.                     International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                  o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with a secondary           o MFS Investment Management
                            objective to seek reasonable current income. For purposes
                            of this Portfolio, the words "reasonable current income"
                            mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve     o The Dreyfus Corporation
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL        Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN        Seeks maximum real return consistent with preservation       o Pacific Investment Management Company,
                            of real capital and prudent investment management.           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND      Seeks current income with reduced volatility of principal.   o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY               Seeks to achieve long-term capital appreciation.             o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                    (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Capital growth and income.                                   o Morgan Stanley Investment
                                                                                         Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING      Seeks long-term capital appreciation.                        o Morgan Stanley Investment
 MARKETS EQUITY                                                                          Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Capital growth.                                              o Morgan Stanley Investment
 GROWTH                                                                                  Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.                        o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives 1-800-789-7771.


                                               Contract features and benefits 23

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Fixed maturity options are not available in Maryland and Washington.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. This rate will never be less than 3%.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2006 through 2014. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, or into any of the variable investment options; or

(b)  withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 15, 2006 the next available maturity date was February 15, 2007.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b)  the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose either of two ways to allocate your contributions under your contract: self-directed and principal assurance. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

You can elect this allocation program with a minimum initial contribution of $10,000. You select a fixed maturity option and we specify the


24  Contract features and benefits
portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you select generally may not be later than 10 years or earlier than 7 years from your contract date. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance will not be available if none of those maturity dates is available. You allocate the rest of your contribution to the variable investment options however you choose.

For example, if your initial contribution is $10,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 4.22% on February 15, 2006, we would have allocated $6,613 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation is only available for annuitant ages 75 or younger when the contract is issued. If you anticipate taking required minimum distributions, you should consider whether your values in the variable investment options are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.

The principal assurance allocation feature is not available in Maryland.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

For California residents only, if you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.


If you allocate your entire initial contribution to the money market account and/or the principal assurance allocation feature, if available, the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial amount. If you allocate any portion of your initial contribution to the variable investment options (other than the money market account) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.

Generally, your refund will equal your account value under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), and (ii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i) and (ii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office or your financial professional can provide you with the cancellation instructions

Please note that if you are holding your traditional or Roth individual retirement annuity contract in a custodial individual retirement account, your contract and your account must match: you cannot hold a Roth individual retirement annuity in a traditional individual retirement account and vice versa.


                                              Contract features and benefits  25

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options and (ii) the market adjusted amounts in the fixed maturity options.

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value. Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option less daily charges for mortality and expense risks and administrative expenses.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal; and/or

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option.

A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


26  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year, or that has a rate to maturity of 3% or less.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.

DISRUPTIVE TRANSFER ACTIVITY


You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer



                            Transferring your money among investment options  27
privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, neither trust had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


DOLLAR COST AVERAGING

Dollar cost averaging allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit's value is low and fewer units if the unit's value is high. Therefore, you may get a lower average cost per unit over the long term. This plan of investing, however, does not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/ Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/ Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The dollar cost averaging program will then end. You may change the transfer amount once each contract year, or cancel this program at any time.

                      ----------------------------------

You may not elect dollar cost averaging if you are participating in the rebalancing program. There is no charge for the dollar cost averaging feature.


REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



28  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, after a withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in the Prospectus and "How withdrawals affect your minimum death benefit" below for more information on how withdrawals could potentially cause your contract to terminate.



--------------------------------------------------------------------------------
                                  Method of withdrawal
                   -------------------------------------------------------------
                                                              Lifetime
                                                             required
                                               Substan-      minimum
      Contract     Lump sum    Systematic   tially equal   distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes            No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes            Yes           Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes            Yes            No
--------------------------------------------------------------------------------
QP                   Yes           No            No            Yes
--------------------------------------------------------------------------------

We impose no withdrawal charge for withdrawals from the Accumulator(R) Advisor(SM) variable annuity contract. However, withdrawals, including withdrawals made to pay all or part of any fee that may be associated with the fee-based program, may be subject to income tax and a 10% penalty tax, as described in "Tax information" later in this Prospectus. In addition, the fee-based program sponsor may apply a charge if you decide to no longer participate in the program. You should consult with your program sponsor for more details about your particular fee-based arrangement.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. The minimum amount you may withdraw is $300.


SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value.

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially


                                                        Accessing your money  29
equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and QP contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this option in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250 or, if less, your account value. If your account value is less than $500 after the withdrawal, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR MINIMUM DEATH BENEFIT

Withdrawals will reduce your minimum death benefit on a pro rata basis.

Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the annuity payout options. The annuity payout options are discussed under "Your annuity payout options" below. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Advisor(SM) provide for conversion to payout status at or before the contract's "maturity date."



30  Accessing your money

This is called annuitization. When you annuitize, your Accumulator(R) Advisor(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Advisor(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Advisor(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue.



--------------------------------------------------------------------------------
Fixed annuity payout options       Life annuity
                                   Life annuity with period
                                    certain
                                   Life annuity with refund
                                    certain
                                   Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity         Life annuity (not
   payout options                   available in New York)
                                   Life annuity with period
                                    certain
--------------------------------------------------------------------------------
Income Manager(R) payout options   Life annuity with a
   (available for annuitants        period certain
   age 83 or less at               Period certain annuity
   contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A fixed life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years even if the annuitant dies before the end of the period certain. The guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.


                                                        Accessing your money  31

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract. You will be the owner of the Rollover IRA contract. You must be eligible for a distribution under the QP contracts.

You may choose to apply the account value of your Accumulator(R) Advisor(SM) contract to an Income Manager(R) payout annuity.


The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Advisor(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


Before the last day by which your annuity payments must begin, we will notify you by letter. Once you have selected an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday.

For contracts issued in Pennsylvania, the maturity date is related to the contract issue date, as follows:


-------------------------------
                  Maximum
 Issue age   annuitization age
-------------------------------
    0-75            85
     76             86
     77             87
   78-80            88
   81-83            90
-------------------------------


32  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS


MORTALITY AND EXPENSE RISKS CHARGE AND ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the minimum death benefit, as well as administrative expenses under the contract. The daily charge is equivalent to an annual rate of up to 0.50% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the minimum death benefit exceeds the account value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

The administrative charge is to compensate us for administrative expenses under the contract.

We may reduce or eliminate the mortality and expense risks charge and administrative charge if we believe that the risks or administrative expenses for which this charge are imposed are reduced or eliminated. We will not permit a reduction or elimination of this charge where it would be unfairly discriminatory.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


FEE-BASED EXPENSES

The fees and expenses of a fee-based program are separate from and in addition to the fees and expenses of the contract. Please consult with your program sponsor for more details about your fee-based program.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.20%.

o    12b-1 fees of 0.25%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge and administrative charge or change the minimum contribution requirements. We may offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974 ("ERISA") or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recom-


                                                        Charges and expenses  33
mending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


34  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the minimum death benefit. The minimum death benefit is equal to your total contributions less withdrawals. See "How withdrawals affect your minimum death benefit" earlier in this Prospectus. We determine the amount of the death benefit as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner can change after the original owner's death for purposes of federal tax law required distribution from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the designated beneficiary successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


o    A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable


                                                    Payment of death benefit  35
requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value (adjusted for any subsequent withdrawals). The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole primary beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.


BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    Any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract



36  Payment of death benefit
owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o    Any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


                                                    Payment of death benefit  37

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Advisor(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or QP. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs"): an IRA annuity contract such as this one, or an IRA custodial account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as the guaranteed minimum death benefit, selection of investment funds and fixed maturity options and choices of pay-out options available in Accumulator(R) Advisor(SM), as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. Currently, we believe that these provisions would not apply to Accumulator(R) Advisor(SM) contracts because of the type of benefits provided under the contract. However, you should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II for a discussion of QP contracts at the end of this Prospectus.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:


38  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. This includes withdrawals to pay all or a part of any fee that may be associated with the fee-based program. See "Withdrawing your account value" in "Accessing your money" earlier in this Prospectus. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Accumulator(R) Advisor(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured under the life insurance or endowment contract must be the same as the owner and annuitant, respectively under the Accumulator(R) Advisor(SM) contract.

The tax basis, also referred to as your tax basis in the contract, of the source contract carries over to the Accumulator(R) Advisor(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


                                                             Tax information  39

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o "traditional IRAs," typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing



40  Tax information
your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).

We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Advisor(SM) traditional and Roth IRA contracts for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Advisor(SM) traditional and Roth IRA contracts.


Your right to cancel within a certain number of days

You can cancel any version of the Accumulator(R) Advisor(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation;

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing


                                                             Tax information  41
jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times    the maximum       Equals    the adjusted
 --------------------       x        regular           =        deductible
 divided by $10,000                contribution                contribution
                                   for the year                   limit

Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make ages 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o    substantially equal periodic payments made at least annually for

42  Tax information
     your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts, which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get dis-


                                                             Tax information  43
tributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o    the entire amount received is rolled over to another traditional
     IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollovers and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions


Background on Regulations -- Required Minimum Distributions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts, if you take the annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn 70-1/2.


When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing.


44  Tax information

However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:


                                                             Tax information  45

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Advisor(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount stays the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.


46  Tax information

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose also excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including


                                                             Tax information  47
extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE-IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    rollovers from a Roth IRA to another Roth IRA;

o    direct transfers from a Roth IRA to another Roth IRA;


o    qualified distributions from a Roth IRA; and

o    return of excess contributions or amounts recharacterized to a traditional
     IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time home buyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.


48  Tax information

Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

Federal and state income tax withholding and information reporting

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


                                                             Tax information  49

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan. If a non-periodic distribution from a qualified plan is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a qualified plan can be rolled over to another eligible retirement plan. All distributions from a qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


50  Tax information

8.  More information

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ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts, including these contracts. We are the legal owner of all of the assets in Separate Account No. 45 and Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 45 and Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 45 and Separate Account No. 49 are registered under the Investment Company Act of 1940 and are registered and classified under that act as "unit investment trusts." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 45 or Separate Account No. 49. Although Separate Account No. 45 and Separate Account No. 49 are registered, the SEC does not monitor the activity of Separate Account No. 45 or Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of its Trusts.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;


(6)  to restrict or eliminate any voting rights as to the Separate Accounts;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


ABOUT THE TRUSTS


AXA Premier VIP Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


AXA Equitable serves as the investment manager of the Trusts. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about the Trusts' portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appear in the prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in the respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:



                                                            More information  51

-------------------------------------------------------
  Fixed Maturity
   Options with
   February 15th        Rate to            Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2006   Maturity Value
-------------------------------------------------------
        2007       3.62%               $ 96.51
        2008       3.74%               $ 92.92
        2009       3.83%               $ 89.33
        2010       3.90%               $ 85.80
        2011       3.94%               $ 82.42
        2012       4.02%               $ 78.93
        2013       4.11%               $ 75.41
        2014       4.18%               $ 72.05
        2015       4.22%               $ 68.92
        2016       4.22%               $ 66.13
-------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Com-



52  More information
pany Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or QP contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our Processing Office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described in "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


                                                            More information  53

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 45 or Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Accounts, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

Loans are not available and you cannot assign IRA contracts as security for a loan or other obligation. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). AXA Advisors serves as the principal underwriter of


54  More information

Separate Account No. 45, and AXA Distributors serves as the principal underwriter of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.


AXA Equitable does not pay sales commissions to the Distributors in connection with the sale of contracts.


The Distributors may pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or our products on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



                                                            More information  55

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act") will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Report on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


56  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the same daily asset charges of 0.50%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005


-----------------------------------------------------------------------------------------------------------------------------------
                                                                             For the years ending December 31,
                                                             ----------------------------------------------------------------------
                                                                2005        2004      2003        2002        2001        2000
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.50     $ 10.70        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.57     $ 10.37        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.76     $ 10.47        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 54.27     $ 52.05   $ 48.11     $ 40.59     $ 46.74          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1         1           3           3          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.37     $ 10.71        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          29          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 68.25     $ 63.39   $ 56.83     $ 41.54     $ 58.69     $ 78.83
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.63     $ 11.49   $ 11.11     $ 10.76          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           1         1           2          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.06     $ 11.33   $ 10.16     $  7.97          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 35.26     $ 34.38   $ 31.80     $ 26.08     $ 27.00     $ 26.95
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           2         2           2           2          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.18     $ 12.35   $ 10.52     $  7.87          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --           1          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
 ----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.39     $ 10.72   $  9.83     $  7.71          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           1         1           2          --          --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --        --          --          --          --
-----------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                  For the years ending December 31,
                                                               ----------------------------------------------------------------
                                                                2005        2004       2003       2002        2001         2000
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.10   $   9.44   $   8.90   $   6.84           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          2          2          3           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.62   $  11.84   $  10.40   $   7.98           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.46   $   9.70   $   8.72   $   6.25           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          1          1          3           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.73   $  11.92   $  10.40   $   7.43           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --         --          1           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.36   $   9.36   $   8.96   $   5.71           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          15         14         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $316.20   $ 304.68   $ 268.33   $ 180.32     $ 271.84     $ 306.09
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          10         13          7          7           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 32.70   $  31.15   $  27.85   $  21.46     $  27.40           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3          5          6          5            4           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 21.14   $  20.98   $  20.69   $  20.36     $  18.84           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           5          7          4         10            8           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.58   $  14.45   $  12.29   $   9.14     $  10.22           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          4          5          4            3           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.55   $   6.60   $   6.12   $   4.99     $   7.29     $   9.63
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          1          1          4            3           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/ Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 17.77   $  17.51   $  16.96   $  16.46           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          6          6          6           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 18.20   $  16.41   $  14.47   $  10.32     $  14.86     $  17.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3          4          4         11            4           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.38         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --         --         --         --           --           --
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                            ------------------------------------------------------------------------
                                                                2005       2004       2003        2002        2001        2000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 8.59    $  8.04          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          4          1          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $16.05    $ 15.30     $ 13.56     $ 10.58     $ 12.31     $ 12.01
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          5          9           6          15          10          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 6.30    $  5.96          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          1          2          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 9.20    $  8.50     $  8.25     $  6.48     $  8.85          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $13.33    $ 12.75     $ 12.14     $  9.84     $ 13.43     $ 17.87
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          1          1           1           1          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $13.07    $ 11.22     $  9.92     $  7.52     $  8.90     $ 11.30
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        344        176          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $12.52    $ 11.87     $ 10.76     $  8.22     $ 10.97     $ 11.25
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --           6          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $12.28    $ 11.65     $ 10.71     $  7.89     $ 10.39     $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          2         16          17          13           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $10.46         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $29.22    $ 28.13     $ 25.65     $ 20.16     $ 26.11     $ 29.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          3          1          62          62           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 9.77         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 9.07    $  8.77     $  8.23     $  5.99     $  7.92          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          2          2          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $12.23    $ 11.56     $ 10.01     $  7.01     $  8.64     $ 10.03
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        324        465         576         582           6          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


------------------------------------------------------------------------------------------------------------------------------------
                                                                              For the years ending December 31,
                                                            ------------------------------------------------------------------------
                                                                2005        2004        2003        2002       2001        2000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 17.04     $ 15.38     $ 13.12    $  9.89     $ 11.66     $ 11.27
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         215         332         407        416          13          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.56          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         301          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 27.24     $ 26.24          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.56          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  6.67     $  6.25     $  5.60    $  4.47     $  6.45     $  8.42
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3           3          11         13          10          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.95     $ 14.70     $ 14.19    $ 13.80     $ 12.65     $ 11.78
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           9           5           1          1          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.58     $ 14.10     $ 12.78    $ 10.13     $ 12.57     $ 13.56
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 18.39     $ 17.65     $ 15.15    $ 11.08     $ 12.93     $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          12          16          7          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.06          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.66          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.62          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.21          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.82     $ 14.36     $ 13.06    $ 10.01     $ 11.37          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           8           3           3          2          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --         --          --          --
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


                                                                              For the years ending December 31,
                                                            ------------------------------------------------------------------------
                                                                2005        2004         2003        2002        2001        2000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 21.84     $ 21.32      $ 19.38     $ 14.84     $ 17.90          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           7         189          187         185           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 19.90     $ 18.04      $ 14.90     $ 11.70     $ 14.10     $ 18.06
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4           3           --           8          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.29     $ 14.09      $ 12.58     $  9.77     $ 14.96     $ 22.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.08     $  9.45      $  8.53     $  7.02     $  8.94     $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          19           21          13           2          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 35.18     $ 34.45      $ 34.36     $ 34.34     $ 34.09     $ 33.08
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           2            2           1          19          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --         124          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  4.90     $  4.67           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           2           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.99          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.04          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.81     $ 15.24      $ 13.02     $  8.97     $ 11.40     $ 11.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2          --            1           1           1          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 20.25     $ 19.57           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.90     $  5.44           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           2           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.49          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         303          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.98     $ 11.34      $  9.21     $  5.94     $  6.34     $  6.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          12          12           11          11           2          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --           --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


                                                                          For the years ending December 31,
                                                                 ----------------------------------------------------------
                                                                     2005      2004      2003    2002    2001    2000
---------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.44     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)               --     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 11.97     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --     --        --      --      --      --
---------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)               --   --          --      --      --      --
---------------------------------------------------------------------------------------------------------------------------


A-6 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) Advisor(SM) QP contract in conjunction with a fee-based program should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Advisor(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) Advisor(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/ employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2; and,


o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value at the maturity date of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.



--------------------------------------------------------------------------------
                                           Hypothetical assumed
                                            rate to maturity on
                                             February 15, 2010
                                              5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                $144,048     $ 119,487
--------------------------------------------------------------------------------
(2) Fixed maturity amount                 $131,080     $ 131,080
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                             $ 12,968     $ (11,593)
--------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                   $  4,501     $  (4,851)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount:
  [$50,000 - (4)]                         $ 45,499     $  54,851
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)      $ 85,581     $  76,229
--------------------------------------------------------------------------------
(7) Maturity value                        $120,032     $ 106,915
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)         $ 94,048     $  69,487
--------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


C-1 Appendix III: Market value adjustment example

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Unit Values                                                                  2
Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Financial Statements                                                         2


How to obtain an Accumulator(R) Advisor(SM) Statement of Additional Information for
Separate Account No. 45 and Separate Account No. 49

Send this request form to:
 Accumulator(R) Advisor(SM)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Accumulator(R) Advisor(SM) SAI dated May 1, 2006.



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
City           State    Zip








                                                                  x01185/Advisor

AXA Equitable Life Insurance Company --

SUPPLEMENT DATED MAY 1, 2006 TO THE MAY 1, 2006 PROSPECTUS FOR ACCUMULATOR(R) ADVISOR(SM):
--------------------------------------------------------------------------------



This supplement is for the Accumulator(R) ADVISOR(SM) product that is distributed through AXA Advisors, LLC, and modifies certain information in the above-referenced Prospectus and Statement of Additional Information ("SAI"), as supplemented to date (the "Prospectus"). Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectus.


1. The guaranteed minimum death benefit described in this supplement is available instead of the minimum death benefit described in the prospectus. Therefore, all references in the prospectus to "minimum death benefit" are hereby changed to "guaranteed minimum death benefit." In addition, the following additions and/or modifications are made to the Prospectus under the sections indicated below to reflect the guaranteed minimum death benefit feature.


     A. In "Contents of this Prospectus" under "Contract features and benefits" the following is added after "Allocating your contributions":

          Guaranteed minimum death benefit

     B.   In "Accumulator(R) ADVISOR(SM) at a glance -- key features"


          Under "Tax considerations," the following sentence is added to the end of the paragraph:

          Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").

          Under "Additional features," a new bullet is added as follows:


          o    Guaranteed minimum death benefit



     C.   In "Contract features and benefits" please note the following changes:


          The following new section is added after "Allocating your contributions":

          Guaranteed minimum death benefit

          A guaranteed minimum death benefit is provided under your contract at no additional charge.

          Guaranteed minimum death benefit applicable for annuitant ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA and Roth Conversion IRA contracts; and 20 through 75 at issue of QP contracts.

          Annual ratchet to age 80. On the contract date, your guaranteed minimum death benefit equals your initial contribution. Then, on each contract date anniversary, we will determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will adjust your guaranteed minimum death benefit on the date you take the withdrawal.














                                                                     x01174/SA45
IM-02-14 (5/06)                                            Cat. No. 131982(5/06)

          Guaranteed minimum death benefit applicable for annuitant ages 80 through 83 at issue of NQ, Rollover IRA and Roth Conversion IRA contracts.

          On the contract date, your guaranteed minimum death benefit equals your initial contribution. Thereafter, it will be increased by the dollar amount of any additional contributions. We will adjust your guaranteed minimum death benefit if you take any withdrawals.


          Please see "Insufficient account value" in "Determining your contract value" earlier in the Prospectus and "How withdrawals affect your guaranteed minimum death benefit" in "Accessing your money" later in the Prospectus for information on how withdrawals affect your guaranteed minimum death benefit.

          See Appendix IV for an example of how we calculate the guaranteed minimum death benefit.

     D. In "Accessing your money" under "Withdrawing your account value," the second paragraph is deleted in its entirety and replaced with the following:

          Please see "Insufficient account value" in "Determining your contract value" earlier in the Prospectus and "How withdrawals affect your guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed minimum death benefit and could potentially cause your contract to terminate.

     E. In "Accessing your money" under "Lifetime required minimum distribution withdrawals" the first paragraph is deleted in its entirety and replaced with the following:


          We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have certain additional benefits in your contract, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, please refer to "Tax information" later in the Prospectus for considerations on annuity contracts funding qualified plans, and IRAs.


     F. In "Accessing your money" under "How withdrawals affect your minimum death benefit," all references to "minimum death benefit" are replaced by "guaranteed minimum death benefit."


     G. In "Charges and expenses," under "Group or sponsored arrangements" the second sentence is deleted and replaced with the following:

          We may also change the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee.

     H. In "Payment of death benefit" under "Your beneficiary and payment of benefit," the third paragraph is deleted in its entirety and replaced with the following:

          The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals.


     I. In "Tax Information," under "Buying a contract to fund a retirement arrangement," the third sentence in the second paragraph is deleted in its entirety.

     J.   An Appendix IV is added as follows:



          Appendix IV: Guaranteed minimum death benefit example

          The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


          The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options, no additional contributions, no transfers, no withdrawals, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:


---------------------------------------------------------
   End of                    Annual ratchet to age 80
  contract                   guaranteed minimum
    year     Account value   death benefit
---------------------------------------------------------
      1      $105,000        $105,000 (1)
---------------------------------------------------------
      2      $115,500        $115,500 (1)
---------------------------------------------------------
      3      $129,360        $129,360 (1)
---------------------------------------------------------
      4      $103,488        $129,360 (2)
---------------------------------------------------------
      5      $113, 837       $129,360 (2)
---------------------------------------------------------
      6      $127,497        $129,360 (2)
---------------------------------------------------------
      7      $127,497        $129,360 (2)
---------------------------------------------------------

          The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%,
          10.00%, 12.00% and 0.00%. We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

          Annual ratchet to age 80

          (1) At the end of contract years 1 through 3, the guaranteed minimum death benefit is equal to the current account value.

          (2) At the end of contract years 4 through 7, the guaranteed minimum death benefit is equal to the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value."

Accumulator(R)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R)?

Accumulator(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options").

This contract is no longer available for new purchasers. This Prospectus is designed for current contract owners.



 Variable investment options
o AXA Aggressive Allocation*             o EQ/Caywood-Scholl High Yield Bond
o AXA Conservative Allocation*           o EQ/Equity 500 Index
o AXA Conservative-Plus Allocation*      o EQ/Evergreen International Bond
o AXA Moderate Allocation*               o EQ/Evergreen Omega
o AXA Moderate-Plus Allocation*          o EQ/FI Mid Cap
o AXA Premier VIP Aggressive Equity      o EQ/FI Mid Cap Value
o AXA Premier VIP Core Bond              o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Health Care            o EQ/GAMCO all Company Value
o AXA Premier VIP High Yield             o EQ/International Growth
o AXA Premier VIP International Equity   o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Core         o EQ/JPMorgan Core Bond
  Equity                                 o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Growth       o EQ/Lazard all Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Legg Mason Value Equity
o AXA Premier VIP Mid Cap Growth         o EQ/Long Term Bond
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Technology             o EQ/Lord Abbett Large Cap Core
o EQ/Alliance Common Stock               o EQ/Lord Abbett Mid Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/Mercury International Value
o EQ/Alliance International              o EQ/MFS Emerging Growth Companies
o EQ/Alliance Large Cap Growth           o EQ/MFS Investors Trust
o EQ/Alliance Quality Bond               o EQ/Money Market
o EQ/Alliance Small Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Ariel Appreciation II               o EQ/PIMCO Real Return
o EQ/Bear Stearns Small Company          o EQ/Short Duration Bond
  Growth                                 o EQ/Small Company Index
o EQ/Bernstein Diversified Value         o EQ/TCW Equity
o EQ/Boston Advisors Equity Income       o EQ/UBS Growth and Income
o EQ/Calvert Socially Responsible        o EQ/Van Kampen Comstock
o EQ/Capital Guardian Growth             o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International        Equity
o EQ/Capital Guardian Research           o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity        o EQ/Wells Fargo Montgomery Small Cap




*   The "AXA Allocation" portfolios.




You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the fixed maturity options, which is discussed later in this Prospectus.


TYPES OF CONTRACTS. Contracts were offered for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

We offer "Rollover IRA" and "Roth Conversion IRA."


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $5,000 was required to purchase an NQ, Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X01188

                                                                     Oregon only

Contents of this Prospectus
--------------------------------------------------------------------------------
ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) at a glance -- key features                                   8


--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14
Condensed financial Information                                             17


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           18
--------------------------------------------------------------------------------
How you can contribute to your contract                                     18
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Allocating your contributions                                               26
Your benefit base                                                           28
Annuity purchase factors                                                    28
Our baseBUILDER option                                                      28
Guaranteed minimum death benefit                                            30
Your right to cancel within a certain number of days                        31


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        32
--------------------------------------------------------------------------------
Your account value and cash value                                           32
Your contract's value in the variable investment options                    32
Your contract's value in the fixed maturity options                         32

Insufficient account value                                                  32



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       33
--------------------------------------------------------------------------------
Transferring your account value                                             33
Disruptive transfer activity                                                33
Rebalancing your account value                                              34


----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     35
--------------------------------------------------------------------------------
Withdrawing your account value                                              35
How withdrawals are taken from your account value                           36
How withdrawals affect your guaranteed minimum income benefit
  and guaranteed minimum death benefit                                      36
Loans under Rollover TSA contracts                                          37
Surrendering your contract to receive its cash value                        37
When to expect payments                                                     37
Your annuity payout options                                                 37


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     40
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          40
Charges that the Trusts deduct                                              41
Group or sponsored arrangements                                             41
Other distribution arrangements                                             42


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 43
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     43
How death benefit payment is made                                           44
Beneficiary continuation option                                             44


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          46
--------------------------------------------------------------------------------
Overview                                                                    46
Contracts that fund a retirement arrangement                                46
Transfers among investment options                                          46
Taxation of nonqualified annuities                                          46
Individual retirement arrangements (IRAs)                                   48
Tax-sheltered annuity contracts (TSAs)                                      57
Federal and state income tax withholding and
  information reporting                                                     60
Special rules for contracts funding qualified plans                         61
Impact of taxes to AXA Equitable                                            61


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         62
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   62
About the Trusts                                                            62
About our fixed maturity options                                            62
About the general account                                                   63
About other methods of payment                                              64
Dates and prices at which contract events occur                             64
About your voting rights                                                    65

About legal proceedings                                                     65

Financial statements                                                        65
Transfers of ownership, collateral assignments, loans
  and borrowing                                                             65
Distribution of the contracts                                               66


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE                                                             68
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                     A-1
II  -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
IV  -- Guaranteed minimum death benefit example                            D-1
V   -- Hypothetical illustrations                                          E-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





Term                                                    Page in
                                                      Prospectus
   5% Roll-Up to age 80                                       30
   12 month dollar cost averaging                             27
   account value                                              32
   administrative charge                                      40
   annual Ratchet to age 80                                   30
   annuitant                                                  18
   annuitization                                              37
   annuity maturity date                                      39
   annuity payout options                                     37
   annuity purchase factors                                   28
   automatic investment program                               64
   baseBUILDER                                                28
   baseBUILDER Benefit charge                                 41
   beneficiary                                                43
   Beneficiary Continuation Option ("BCO")                    44
   benefit base                                               28
   business day                                               64
   cash value                                                 32
   charges for state premium and other applicable taxes       41
   contract date                                               9
   contract date anniversary                                   9
   contract year                                               9
   contributions to Roth IRAs                                 54
      regular contributions                                   54
      rollover and direct transfers                           55
      conversion contributions                                55
   contributions to traditional IRAs                          49
      regular contributions                                   49
      rollovers and transfers                                 50
   disability, terminal illness or confinement
      to nursing home                                         41
   disruptive transfer activity                               33
   EQAccess                                                    6
   ERISA                                                      37
   fixed maturity options                                     26
   free look                                                  31
   free withdrawal amount                                     40
   general account                                            63
   guaranteed minimum death benefit                           28
   guaranteed minimum income benefit                          28
   IRA                                                     cover


   Term                                                Page in
                                                      Prospectus
   IRS                                                     cover
   investment options                                      cover
   lifetime required minimum distribution withdrawals         36
   loan reserve account                                       37
   loans under Rollover TSA contracts                         37
   lump sum withdrawals                                       35
   market adjusted amount                                     26
   market value adjustment                                    26
   market timing                                              33
   maturity dates                                             26
   maturity value                                             26
   Mortality and expense risks charge                         40
   NQ                                                      cover
   participant                                                21
   portfolio                                               cover
   principal assurance allocation                             26
   processing office                                           6
   Protection Plus(SM)                                        30
   Protection Plus(SM) charge                                 41
   QP                                                      cover
   rate to maturity                                           26
   Rebalancing                                                34
   Rollover IRA                                            cover
   Rollover TSA                                            cover
   Roth Conversion IRA                                     cover
   Roth IRA                                                cover
   SAI                                                     cover
   SEC                                                     cover
   self-directed allocation                                   26
   Separate Account No. 45 and Separate Account No. 49        62
   substantially equal withdrawals                            35
   successor owner and annuitant                              44
   systematic withdrawals                                     35
   TOPS                                                        6
   TSA                                                     cover
   traditional IRA                                         cover
   Trusts                                                     62
   unit                                                       32
   variable investment options                                21
   wire transmittals and electronic applications              64
   withdrawal charge                                          40


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.



 Prospectus                     Contract or Supplemental Materials
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit


4 Index of key words and phrases

Who is AXA Equitable?


--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


Accumulator(R)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox




--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------

Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only);

o access Frequently Asked Questions and Service Forms (not available through
  TOPS); and

o change your EQAccess password (not available through TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


6  Who is AXA Equitable?

(2) conversion of a traditional IRA to a Roth Conversion IRA;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of the Guaranteed minimum income benefit; and

(14) death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) general dollar cost averaging; and

(6) 12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) 12 month dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals and;

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------



Professional investment     Accumulator(R)'s variable investment options invest in different portfolios managed by
management                  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o 10 fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years
                              (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations          o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                            o No tax on transfers among investment options inside the contract.
                            --------------------------------------------------------------------------------------------------------
                            Annuity contracts that were purchased as an Individual Retirement Annuity (IRA), Tax Sheltered Annuity
                            (TSA) or to fund an employer retirement plan (QP or Qualified Plan) do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before you make any additional contributions to this contract, you should consider its features and benefits beyond tax deferral -- as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement -- to determine whether it meets your needs and goals.
                            Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with a guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Additional minimum:   $1,000 (NQ, QP and Rollover TSA contracts)
                                                    $100 monthly and $300 quarterly under our automatic investment program
                                                    (NQ contracts)
                                                    $50 (IRA contracts)
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                              You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout alternative          o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------


8 Accumulator(R) at a glance -- key features

Additional features    o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness or confinement to a nursing home
                       o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and expense risks at a current annual rate of 1.35%.
                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The annual benefit base charge is 0.15% if the 5% Roll-Up to age 70, if available, is elected. The benefit base is described under "Your benefit base"
                         in "Contract features and benefits" later in this Prospectus. If you do not elect baseBUILDER, you still receive a guaranteed minimum death benefit under your ontract at no additional charge.
                       o An annual charge of 0.20% of the account value for the Protection Plus(SM) optional death benefit.
                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the
                         15% amount available. The charge begins at 7% in the first contract year following a contribution. It declines by 1% each year to 1% in the seventh contract year. There is no withdrawal charge in the eighth and later contract years following a contribution.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your
                         "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                         -----------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-83
                       Rollover IRA, Roth Conversion IRA, and Rollover TSA: 20-83
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


THE ABOVE IS NOT A COMPLETE DESCRIPTION OF ALL MATERIAL PROVISIONS OF THE CONTRACT. IN SOME CASES, RESTRICTIONS OR EXCEPTIONS APPLY. ALSO, ALL FEATURES OF THE CONTRACT ARE NOT NECESSARILY AVAILABLE IN YOUR STATE OR AT CERTAIN AGES.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.



                                    Accumulator(R) at a glance -- key features 9

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.



10 Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions
withdrawn (deducted if you surrender your contract, make certain
withdrawals or apply your cash value to certain payout options).(1)        7.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                      $350
--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------
Mortality and expense risks                                                1.10%
Administrative                                                             0.25%
                                                                           -----
Total annual expenses                                                      1.35%
--------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
--------------------------------------------------------------------------------
baseBUILDER benefit charge(2) (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date
anniversary for which the benefit is in effect)                            0.30%
--------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniver-
sary for which the benefit is in effect)                                   0.20%
--------------------------------------------------------------------------------



                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


-----------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
-----------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2004 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(3)                                                                  0.63%      8.01%




This table shows the fees and expenses for 2005 as an annual percentage of each
Portfolio's daily average net assets.
--------------------------------------------------------------------------------------------------
                                                                                     Under-
                                                                                     lying
                                                   Manage-               Other     Portfolio
                                                    ment       12b-1   Expenses     Fees and
Portfolio Name                                     Fees(4)   Fees(5)      (6)     Expenses(7)
--------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
--------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.19%         0.91%
AXA Conservative Allocation                      0.10%      0.25%     0.22%         0.58%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.19%         0.64%
AXA Moderate Allocation                          0.10%      0.25%     0.17%         0.71%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.17%         0.84%
AXA Premier VIP Aggressive Equity                0.60%      0.25%     0.20%           --
AXA Premier VIP Core Bond                        0.60%      0.25%     0.18%           --
AXA Premier VIP Health Care                      1.20%      0.25%     0.28%           --
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%           --
AXA Premier VIP International Equity             1.05%      0.25%     0.28%           --
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.25%           --
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.23%           --
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.22%           --
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%     0.25%           --
AXA Premier VIP Mid Cap Value                    1.10%      0.25%     0.19%           --
AXA Premier VIP Technology                       1.20%      0.25%     0.22%           --
--------------------------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.13%           --
EQ/Alliance Growth and Income                    0.56%      0.25%     0.13%           --
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.14%           --
EQ/Alliance International                        0.72%      0.25%     0.21%           --
EQ/Alliance Large Cap Growth                     0.90%      0.25%     0.13%           --
EQ/Alliance Quality Bond                         0.50%      0.25%     0.13%           --
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.13%           --
EQ/Ariel Appreciation II                         0.75%      0.25%     7.01%           --
EQ/Bear Stearns Small Company Growth             1.00%      0.25%     0.20%           --
EQ/Bernstein Diversified Value                   0.61%      0.25%     0.13%           --
EQ/Boston Advisors Equity Income                 0.75%      0.25%     0.16%           --
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.27%           --
EQ/Capital Guardian Growth                       0.65%      0.25%     0.17%           --
EQ/Capital Guardian International                0.85%      0.25%     0.23%           --
EQ/Capital Guardian Research                     0.65%      0.25%     0.13%           --
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.13%           --
EQ/Caywood-Scholl High Yield Bond                0.60%      0.25%     0.24%           --
EQ/Equity 500 Index                              0.25%      0.25%     0.13%           --
EQ/Evergreen International Bond                  0.70%      0.25%     6.36%           --
EQ/Evergreen Omega                               0.65%      0.25%     0.18%           --
EQ/FI Mid Cap                                    0.69%      0.25%     0.14%           --
EQ/FI Mid Cap Value                              0.73%      0.25%     0.14%           --
EQ/GAMCO Mergers and Acquisitions                0.90%      0.25%     0.66%           --
EQ/GAMCO Small Company Value                     0.79%      0.25%     0.14%           --
EQ/International Growth                          0.85%      0.25%     0.29%           --
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.15%           --
EQ/JPMorgan Core Bond                            0.44%      0.25%     0.13%           --



This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.

-----------------------------------------------------------------------------------------------------
                                                   Total Annual
                                                    Expenses       Fee Waivers        Net Total
                                                     (Before     and/or Expense   Annual Expenses
                                                     Expense       Reimburse-      After Expense
Portfolio Name                                     Limitation)      ments(8)        Limitations
------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        1.45%          (0.19)%              1.26%
AXA Conservative Allocation                      1.15%          (0.22)%              0.93%
AXA Conservative-Plus Allocation                 1.18%          (0.19)%              0.99%
AXA Moderate Allocation                          1.23%          (0.17)%              1.06%
AXA Moderate-Plus Allocation                     1.36%          (0.17)%              1.19%
AXA Premier VIP Aggressive Equity                1.05%             --                1.05%
AXA Premier VIP Core Bond                        1.03%          (0.08)%              0.95%
AXA Premier VIP Health Care                      1.73%           0.00%               1.73%
AXA Premier VIP High Yield                       1.01%             --                1.01%
AXA Premier VIP International Equity             1.58%           0.00%               1.58%
AXA Premier VIP Large Cap Core Equity            1.40%          (0.05)%              1.35%
AXA Premier VIP Large Cap Growth                 1.38%          (0.03)%              1.35%
AXA Premier VIP Large Cap Value                  1.37%          (0.02)%              1.35%
AXA Premier VIP Mid Cap Growth                   1.60%           0.00%               1.60%
AXA Premier VIP Mid Cap Value                    1.54%           0.00%               1.54%
AXA Premier VIP Technology                       1.67%           0.00%               1.67%
------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.85%             --                0.85%
EQ/Alliance Growth and Income                    0.94%             --                0.94%
EQ/Alliance Intermediate Government Securities   0.89%             --                0.89%
EQ/Alliance International                        1.18%          (0.08)%              1.10%
EQ/Alliance Large Cap Growth                     1.28%          (0.23)%              1.05%
EQ/Alliance Quality Bond                         0.88%             --                0.88%
EQ/Alliance Small Cap Growth                     1.13%             --                1.13%
EQ/Ariel Appreciation II                         8.01%          (6.86)%              1.15%
EQ/Bear Stearns Small Company Growth             1.45%          (0.15)%              1.30%
EQ/Bernstein Diversified Value                   0.99%          (0.04)%              0.95%
EQ/Boston Advisors Equity Income                 1.16%          (0.11)%              1.05%
EQ/Calvert Socially Responsible                  1.17%          (0.12)%              1.05%
EQ/Capital Guardian Growth                       1.07%          (0.12)%              0.95%
EQ/Capital Guardian International                1.33%          (0.13)%              1.20%
EQ/Capital Guardian Research                     1.03%          (0.08)%              0.95%
EQ/Capital Guardian U.S. Equity                  1.03%          (0.08)%              0.95%
EQ/Caywood-Scholl High Yield Bond                1.09%          (0.09)%              1.00%
EQ/Equity 500 Index                              0.63%             --                0.63%
EQ/Evergreen International Bond                  7.31%          (6.16)%              1.15%
EQ/Evergreen Omega                               1.08%           0.00%               1.08%
EQ/FI Mid Cap                                    1.08%          (0.08)%              1.00%
EQ/FI Mid Cap Value                              1.12%          (0.02)%              1.10%
EQ/GAMCO Mergers and Acquisitions                1.81%          (0.36)%              1.45%
EQ/GAMCO Small Company Value                     1.18%           0.00%               1.18%
EQ/International Growth                          1.39%           0.00%               1.39%
EQ/Janus Large Cap Growth                        1.30%          (0.15)%              1.15%
EQ/JPMorgan Core Bond                            0.82%           0.00%               0.82%


12 Fee table

------------------------------------------------------------------------------------------
                                                                            Under-
                                                                            lying
                                          Manage-               Other     Portfolio
                                           ment       12b-1   Expenses     Fees and
Portfolio Name                           Fees(4)   Fees(5)      (6)     Expenses(7)
EQ Advisors Trust:
------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities           0.60%      0.25%     0.15%        --
EQ/Lazard Small Cap Value                 0.73%      0.25%     0.14%        --
EQ/Legg Mason Value Equity                0.65%      0.25%     3.07%        --
EQ/Long Term Bond                         0.50%      0.25%     0.18%        --
EQ/Lord Abbett Growth and Income          0.65%      0.25%     0.93%        --
EQ/Lord Abbett Large Cap Core             0.65%      0.25%     1.32%        --
EQ/Lord Abbett Mid Cap Value              0.70%      0.25%     0.40%        --
EQ/Marsico Focus                          0.87%      0.25%     0.13%        --
EQ/Mercury Basic Value Equity             0.57%      0.25%     0.13%        --
EQ/Mercury International Value            0.85%      0.25%     0.23%        --
EQ/MFS Emerging Growth Companies          0.65%      0.25%     0.14%        --
EQ/MFS Investors Trust                    0.60%      0.25%     0.18%        --
EQ/Money Market                           0.34%      0.25%     0.13%        --
EQ/Montag & Caldwell Growth               0.75%      0.25%     0.16%        --
EQ/PIMCO Real Return                      0.55%      0.25%     0.24%        --
EQ/Short Duration Bond                    0.44%      0.25%     0.14%        --
EQ/Small Company Index                    0.25%      0.25%     0.16%        --
EQ/TCW Equity                             0.80%      0.25%     0.16%        --
EQ/UBS Growth and Income                  0.75%      0.25%     0.19%        --
EQ/Van Kampen Comstock                    0.65%      0.25%     0.39%        --
EQ/Van Kampen Emerging Markets Equity     1.15%      0.25%     0.48%        --
EQ/Van Kampen Mid Cap Growth              0.70%      0.25%     0.83%        --
EQ/Wells Fargo Montgomery Small Cap       0.85%      0.25%     2.28%        --
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                          Total Annual
                                           Expenses       Fee Waivers        Net Total
                                            (Before     and/or Expense   Annual Expenses
                                            Expense       Reimburse-      After Expense
Portfolio Name                            Limitation)      ments(8)        Limitations
------------------------------------------------------------------------------------------------
EQ Advisors Trust:
------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities            1.00%          (0.05)%              0.95%
EQ/Lazard Small Cap Value                  1.12%          (0.02)%              1.10%
EQ/Legg Mason Value Equity                 3.97%          (2.97)%              1.00%
EQ/Long Term Bond                          0.93%           0.00%               0.93%
EQ/Lord Abbett Growth and Income           1.83%          (0.83)%              1.00%
EQ/Lord Abbett Large Cap Core              2.22%          (1.22)%              1.00%
EQ/Lord Abbett Mid Cap Value               1.35%          (0.30)%              1.05%
EQ/Marsico Focus                           1.25%          (0.10)%              1.15%
EQ/Mercury Basic Value Equity              0.95%           0.00%               0.95%
EQ/Mercury International Value             1.33%          (0.08)%              1.25%
EQ/MFS Emerging Growth Companies           1.04%             --                1.04%
EQ/MFS Investors Trust                     1.03%          (0.08)%              0.95%
EQ/Money Market                            0.72%             --                0.72%
EQ/Montag & Caldwell Growth                1.16%          (0.01)%              1.15%
EQ/PIMCO Real Return                       1.04%          (0.14)%              0.90%
EQ/Short Duration Bond                     0.83%           0.00%               0.83%
EQ/Small Company Index                     0.66%           0.00%               0.66%
EQ/TCW Equity                              1.21%          (0.06)%              1.15%
EQ/UBS Growth and Income                   1.19%          (0.14)%              1.05%
EQ/Van Kampen Comstock                     1.29%          (0.29)%              1.00%
EQ/Van Kampen Emerging Markets Equity      1.88%          (0.08)%              1.80%
EQ/Van Kampen Mid Cap Growth               1.78%          (0.73)%              1.05%
EQ/Wells Fargo Montgomery Small Cap        3.38%          (2.08)%              1.30%
-----------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable:


   The withdrawal charge percentage we use is determined by the contract year in which     Contract
   you make the withdrawal or surrender your contract. For each contribution, we con-      Year
   sider the contract year in which we receive that contribution to be "contract year 1")  1 ................. 7.00%
                                                                                           2 ................. 6.00%
                                                                                           3 ................. 5.00%
                                                                                           4 ................. 4.00%
                                                                                           5 ................. 3.00%
                                                                                           6 ................. 2.00%
                                                                                           7 ................. 1.00%
                                                                                           8+ ................ 0.00%


(2) The baseBUILDER benefit charge is 0.15% if the 5% Roll-Up to age 70 was elected.



(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.


(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.



(6) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.



(7) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust (the "underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocation as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.



(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:









 Portfolio Name
----------------------------------------------------------------
   AXA Premier VIP Aggressive Equity                     0.98%
   AXA Premier VIP Health Care                           1.71%
   AXA Premier VIP International Equity                  1.54%
   AXA Premier VIP Large Cap Core Equity                 1.33%


                                                                    Fee table 13

 Portfolio Name
------------------------------------------------------------
 AXA Premier VIP Large Cap Growth                      1.33%
 AXA Premier VIP Large Cap Value                       1.29%
 AXA Premier VIP Mid Cap Growth                        1.55%
 AXA Premier VIP Mid Cap Value                         1.49%
 AXA Premier VIP Technology                            1.61%
 EQ/Alliance Common Stock                              0.83%
 EQ/Alliance Growth and Income                         0.91%
 EQ/Alliance International                             1.09%
 EQ/Alliance Large Cap Growth                          1.02%
 EQ/Alliance Small Cap Growth                          1.09%
 EQ/Bernstein Diversified Value                        0.88%
 EQ/Boston Advisors Equity Income                      1.04%
 EQ/Calvert Socially Responsible                       1.03%
 EQ/Capital Guardian Growth                            0.94%
 EQ/Capital Guardian International                     1.18%
 EQ/Capital Guardian Research                          0.94%
 EQ/Capital Guardian U.S. Equity                       0.94%
 EQ/Evergreen Omega                                    0.88%
 EQ/FI Mid Cap                                         0.95%
 EQ/FI Mid Cap Value                                   1.08%
 EQ/GAMCO Mergers and Acquisitions                     1.38%
 EQ/GAMCO Small Company Value                          1.17%
 EQ/International Growth                               1.22%
 EQ/Janus Large Cap Growth                             1.14%
 EQ/Lazard Small Cap Value                             1.01%
 EQ/Legg Mason Value Equity                            0.99%
 EQ/Lord Abbett Growth and Income                      0.97%
 EQ/Lord Abbett Large Cap Core                         0.99%
 EQ/Lord Abbett Mid Cap Value                          1.01%
 EQ/Marsico Focus                                      1.14%
 EQ/Mercury Basic Value Equity                         0.93%
 EQ/MFS Emerging Growth Companies                      1.01%
 EQ/MFS Investors Trust                                0.94%
 EQ/Montag & Caldwell Growth                           1.12%
 EQ/UBS Growth and Income                              1.04%
 EQ/Van Kampen Comstock                                0.99%
 EQ/Van Kampen Emerging Markets Equity                 1.78%
 EQ/Van Kampen Mid Cap Growth                          1.02%
 EQ/Wells Fargo Montgomery Small Cap                   1.12%
------------------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner, who has elected baseBUILDER and Protection Plus(SM) would pay in the situations illustrated. Since the Protection Plus(SM) feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus(SM).

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


14 Fee table

                                                      If you surrender your contract at the end of the
                                                                   applicable time period
                                                      1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,047.00     $ 1,559.00     $ 2,098.00     $ 3,768.00
AXA Conservative Allocation                      $ 1,015.00     $ 1,466.00     $ 1,945.00     $ 3,475.00
AXA Conservative-Plus Allocation                 $ 1,018.00     $ 1,475.00     $ 1,960.00     $ 3,505.00
AXA Moderate Allocation                          $ 1,023.00     $ 1,491.00     $ 1,986.00     $ 3,554.00
AXA Moderate-Plus Allocation                     $ 1,037.00     $ 1,531.00     $ 2,052.00     $ 3,681.00
AXA Premier VIP Aggressive Equity                $ 1,005.00     $ 1,434.00     $ 1,893.00     $ 3,376.00
AXA Premier VIP Core Bond                        $ 1,002.00     $ 1,428.00     $ 1,883.00     $ 3,356.00
AXA Premier VIP Health Care                      $ 1,076.00     $ 1,645.00     $ 2,239.00     $ 4,033.00
AXA Premier VIP High Yield                       $ 1,000.00     $ 1,422.00     $ 1,873.00     $ 3,335.00
AXA Premier VIP International Equity             $ 1,060.00     $ 1,599.00     $ 2,164.00     $ 3,892.00
AXA Premier VIP Large Cap Core Equity            $ 1,041.00     $ 1,543.00     $ 2,072.00     $ 3,720.00
AXA Premier VIP Large Cap Growth                 $ 1,039.00     $ 1,537.00     $ 2,062.00     $ 3,701.00
AXA Premier VIP Large Cap Value                  $ 1,038.00     $ 1,534.00     $ 2,057.00     $ 3,691.00
AXA Premier VIP Mid Cap Growth                   $ 1,062.00     $ 1,605.00     $ 2,174.00     $ 3,911.00
AXA Premier VIP Mid Cap Value                    $ 1,056.00     $ 1,587.00     $ 2,143.00     $ 3,854.00
AXA Premier VIP Technology                       $ 1,070.00     $ 1,627.00     $ 2,209.00     $ 3,977.00
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   983.00     $ 1,371.00     $ 1,788.00     $ 3,170.00
EQ/Alliance Growth and Income                    $   993.00     $ 1,399.00     $ 1,835.00     $ 3,262.00
EQ/Alliance Intermediate Government Securities   $   987.00     $ 1,383.00     $ 1,809.00     $ 3,211.00
EQ/Alliance International                        $ 1,018.00     $ 1,474.00     $ 1,959.00     $ 3,502.00
EQ/Alliance Large Cap Growth                     $ 1,028.00     $ 1,505.00     $ 2,010.00     $ 3,600.00
EQ/Alliance Quality Bond                         $   986.00     $ 1,380.00     $ 1,804.00     $ 3,201.00
EQ/Alliance Small Cap Growth                     $ 1,013.00     $ 1,458.00     $ 1,933.00     $ 3,452.00
EQ/Ariel Appreciation II                         $ 1,735.00     $ 3,451.00     $ 4,979.00     $ 8,294.00
EQ/Bear Stearns Small Company Growth             $ 1,046.00     $ 1,558.00     $ 2,096.00     $ 3,765.00
EQ/Bernstein Diversified Value                   $   998.00     $ 1,415.00     $ 1,861.00     $ 3,312.00
EQ/Boston Advisors Equity Income                 $ 1,016.00     $ 1,468.00     $ 1,948.00     $ 3,482.00
EQ/Calvert Socially Responsible                  $ 1,017.00     $ 1,471.00     $ 1,953.00     $ 3,492.00
EQ/Capital Guardian Growth                       $ 1,006.00     $ 1,440.00     $ 1,902.00     $ 3,393.00
EQ/Capital Guardian International                $ 1,034.00     $ 1,521.00     $ 2,035.00     $ 3,649.00
EQ/Capital Guardian Research                     $ 1,002.00     $ 1,427.00     $ 1,881.00     $ 3,353.00
EQ/Capital Guardian U.S. Equity                  $ 1,002.00     $ 1,427.00     $ 1,881.00     $ 3,353.00
EQ/Caywood-Scholl High Yield Bond                $ 1,008.00     $ 1,446.00     $ 1,912.00     $ 3,413.00
EQ/Equity 500 Index                              $   960.00     $ 1,302.00     $ 1,673.00     $ 2,943.00
EQ/Evergreen International                       $ 1,661.00     $ 3,262.00     $ 4,711.00     $ 7,953.00
EQ/Evergreen Omega                               $ 1,007.00     $ 1,443.00     $ 1,907.00     $ 3,403.00
EQ/FI Mid Cap                                    $ 1,007.00     $ 1,443.00     $ 1,907.00     $ 3,403.00
EQ/FI Mid Cap Value                              $ 1,012.00     $ 1,455.00     $ 1,928.00     $ 3,443.00
EQ/GAMCO Mergers and Acquisitions                $ 1,084.00     $ 1,669.00     $ 2,277.00     $ 4,105.00
EQ/GAMCO Small Company Value                     $ 1,018.00     $ 1,474.00     $ 1,959.00     $ 3,502.00
------------------------------------------------------------------------------------------------------------

                                                                                                            If you do
                                                                                                           not surrender
                                                                                                           your contract
                                                                                                           at the end of
                                                                                                               the
                                                            If you annuitize at the end of the              applicable
                                                                  applicable time period                   time period
                                                     1 year       3 years        5 years        10 years       1 year
------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   697.00   $ 1,409.00     $ 2,148.00     $ 4,118.00     $   347.00
AXA Conservative Allocation                      $   665.00   $ 1,316.00     $ 1,995.00     $ 3,825.00     $   315.00
AXA Conservative-Plus Allocation                 $   668.00   $ 1,325.00     $ 2,010.00     $ 3,855.00     $   318.00
AXA Moderate Allocation                          $   673.00   $ 1,341.00     $ 2,036.00     $ 3,904.00     $   323.00
AXA Moderate-Plus Allocation                     $   687.00   $ 1,381.00     $ 2,102.00     $ 4,031.00     $   337.00
AXA Premier VIP Aggressive Equity                $   654.00   $ 1,284.00     $ 1,943.00     $ 3,726.00     $   304.00
AXA Premier VIP Core Bond                        $   652.00   $ 1,278.00     $ 1,933.00     $ 3,706.00     $   302.00
AXA Premier VIP Health Care                      $   726.00   $ 1,495.00     $ 2,289.00     $ 4,383.00     $   376.00
AXA Premier VIP High Yield                       $   650.00   $ 1,272.00     $ 1,923.00     $ 3,685.00     $   300.00
AXA Premier VIP International Equity             $   710.00   $ 1,449.00     $ 2,214.00     $ 4,242.00     $   360.00
AXA Premier VIP Large Cap Core Equity            $   691.00   $ 1,393.00     $ 2,122.00     $ 4,070.00     $   341.00
AXA Premier VIP Large Cap Growth                 $   689.00   $ 1,387.00     $ 2,112.00     $ 4,051.00     $   339.00
AXA Premier VIP Large Cap Value                  $   688.00   $ 1,384.00     $ 2,107.00     $ 4,041.00     $   338.00
AXA Premier VIP Mid Cap Growth                   $   712.00   $ 1,455.00     $ 2,224.00     $ 4,261.00     $   362.00
AXA Premier VIP Mid Cap Value                    $   706.00   $ 1,437.00     $ 2,193.00     $ 4,204.00     $   356.00
AXA Premier VIP Technology                       $   720.00   $ 1,477.00     $ 2,259.00     $ 4,327.00     $   370.00
------------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   633.00   $ 1,221.00     $ 1,838.00     $ 3,520.00     $   283.00
EQ/Alliance Growth and Income                    $   643.00   $ 1,249.00     $ 1,885.00     $ 3,612.00     $   293.00
EQ/Alliance Intermediate Government Securities   $   637.00   $ 1,233.00     $ 1,859.00     $ 3,561.00     $   287.00
EQ/Alliance International                        $   668.00   $ 1,324.00     $ 2,009.00     $ 3,852.00     $   318.00
EQ/Alliance Large Cap Growth                     $   678.00   $ 1,355.00     $ 2,060.00     $ 3,950.00     $   328.00
EQ/Alliance Quality Bond                         $   636.00   $ 1,230.00     $ 1,854.00     $ 3,551.00     $   286.00
EQ/Alliance Small Cap Growth                     $   663.00   $ 1,308.00     $ 1,983.00     $ 3,802.00     $   313.00
EQ/Ariel Appreciation II                         $ 1,385.00   $ 3,301.00     $ 5,029.00     $ 8,644.00     $ 1,035.00
EQ/Bear Stearns Small Company Growth             $   696.00   $ 1,408.00     $ 2,146.00     $ 4,115.00     $   346.00
EQ/Bernstein Diversified Value                   $   648.00   $ 1,265.00     $ 1,911.00     $ 3,662.00     $   298.00
EQ/Boston Advisors Equity Income                 $   666.00   $ 1,318.00     $ 1,998.00     $ 3,832.00     $   316.00
EQ/Calvert Socially Responsible                  $   667.00   $ 1,321.00     $ 2,003.00     $ 3,842.00     $   317.00
EQ/Capital Guardian Growth                       $   656.00   $ 1,290.00     $ 1,952.00     $ 3,743.00     $   306.00
EQ/Capital Guardian International                $   684.00   $ 1,371.00     $ 2,085.00     $ 3,999.00     $   334.00
EQ/Capital Guardian Research                     $   652.00   $ 1,277.00     $ 1,931.00     $ 3,703.00     $   302.00
EQ/Capital Guardian U.S. Equity                  $   652.00   $ 1,277.00     $ 1,931.00     $ 3,703.00     $   302.00
EQ/Caywood-Scholl High Yield Bond                $   658.00   $ 1,296.00     $ 1,962.00     $ 3,763.00     $   308.00
EQ/Equity 500 Index                              $   610.00   $ 1,152.00     $ 1,723.00     $ 3,293.00     $   260.00
EQ/Evergreen International                       $ 1,311.00   $ 3,112.00     $ 4,761.00     $ 8,303.00     $   961.00
EQ/Evergreen Omega                               $   657.00   $ 1,293.00     $ 1,957.00     $ 3,753.00     $   307.00
EQ/FI Mid Cap                                    $   657.00   $ 1,293.00     $ 1,957.00     $ 3,753.00     $   307.00
EQ/FI Mid Cap Value                              $   662.00   $ 1,305.00     $ 1,978.00     $ 3,793.00     $   312.00
EQ/GAMCO Mergers and Acquisitions                $   734.00   $ 1,519.00     $ 2,327.00     $ 4,455.00     $   384.00
EQ/GAMCO Small Company Value                     $   668.00   $ 1,324.00     $ 2,009.00     $ 3,852.00     $   318.00
------------------------------------------------------------------------------------------------------------------------

                                                  If you do not surrender your contract at the
                                                                  end of the
                                                            applicable time period
----------------------------------------------------------------------------------------------
                                                     3 years        5 years        10 years
                                                 ---------------------------------------------
AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,059.00     $ 1,798.00     $ 3,768.00
AXA Conservative Allocation                      $   966.00     $ 1,645.00     $ 3,475.00
AXA Conservative-Plus Allocation                 $   975.00     $ 1,660.00     $ 3,505.00
AXA Moderate Allocation                          $   991.00     $ 1,686.00     $ 3,554.00
AXA Moderate-Plus Allocation                     $ 1,031.00     $ 1,752.00     $ 3,681.00
AXA Premier VIP Aggressive Equity                $   934.00     $ 1,593.00     $ 3,376.00
AXA Premier VIP Core Bond                        $   928.00     $ 1,583.00     $ 3,356.00
AXA Premier VIP Health Care                      $ 1,145.00     $ 1,939.00     $ 4,033.00
AXA Premier VIP High Yield                       $   922.00     $ 1,573.00     $ 3,335.00
AXA Premier VIP International Equity             $ 1,099.00     $ 1,864.00     $ 3,892.00
AXA Premier VIP Large Cap Core Equity            $ 1,043.00     $ 1,772.00     $ 3,720.00
AXA Premier VIP Large Cap Growth                 $ 1,037.00     $ 1,762.00     $ 3,701.00
AXA Premier VIP Large Cap Value                  $ 1,034.00     $ 1,757.00     $ 3,691.00
AXA Premier VIP Mid Cap Growth                   $ 1,105.00     $ 1,874.00     $ 3,911.00
AXA Premier VIP Mid Cap Value                    $ 1,087.00     $ 1,843.00     $ 3,854.00
AXA Premier VIP Technology                       $ 1,127.00     $ 1,909.00     $ 3,977.00
----------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   871.00     $ 1,488.00     $ 3,170.00
EQ/Alliance Growth and Income                    $   899.00     $ 1,535.00     $ 3,262.00
EQ/Alliance Intermediate Government Securities   $   883.00     $ 1,509.00     $ 3,211.00
EQ/Alliance International                        $   974.00     $ 1,659.00     $ 3,502.00
EQ/Alliance Large Cap Growth                     $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/Alliance Quality Bond                         $   880.00     $ 1,504.00     $ 3,201.00
EQ/Alliance Small Cap Growth                     $   958.00     $ 1,633.00     $ 3,452.00
EQ/Ariel Appreciation II                         $ 2,951.00     $ 4,679.00     $ 8,294.00
EQ/Bear Stearns Small Company Growth             $ 1,058.00     $ 1,796.00     $ 3,765.00
EQ/Bernstein Diversified Value                   $   915.00     $ 1,561.00     $ 3,312.00
EQ/Boston Advisors Equity Income                 $   968.00     $ 1,648.00     $ 3,482.00
EQ/Calvert Socially Responsible                  $   971.00     $ 1,653.00     $ 3,492.00
EQ/Capital Guardian Growth                       $   940.00     $ 1,602.00     $ 3,393.00
EQ/Capital Guardian International                $ 1,021.00     $ 1,735.00     $ 3,649.00
EQ/Capital Guardian Research                     $   927.00     $ 1,581.00     $ 3,353.00
EQ/Capital Guardian U.S. Equity                  $   927.00     $ 1,581.00     $ 3,353.00
EQ/Caywood-Scholl High Yield Bond                $   946.00     $ 1,612.00     $ 3,413.00
EQ/Equity 500 Index                              $   802.00     $ 1,373.00     $ 2,943.00
EQ/Evergreen International                       $ 2,762.00     $ 4,411.00     $ 7,953.00
EQ/Evergreen Omega                               $   943.00     $ 1,607.00     $ 3,403.00
EQ/FI Mid Cap                                    $   943.00     $ 1,607.00     $ 3,403.00
EQ/FI Mid Cap Value                              $   955.00     $ 1,628.00     $ 3,443.00
EQ/GAMCO Mergers and Acquisitions                $ 1,169.00     $ 1,977.00     $ 4,105.00
EQ/GAMCO Small Company Value                     $   974.00     $ 1,659.00     $ 3,502.00
----------------------------------------------------------------------------------------------


                                                                    Fee table 15

                                               If you surrender your contract at the end of the
                                                            applicable time period
----------------------------------------------------------------------------------------------------
                                             1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/International Growth                 $ 1,040.00     $ 1,539.00     $ 2,066.00     $ 3,707.00
EQ/Janus Large Cap Growth               $ 1,030.00     $ 1,511.00     $ 2,020.00     $ 3,620.00
EQ/JPMorgan Core Bond                   $   980.00     $ 1,361.00     $ 1,772.00     $ 3,139.00
EQ/JPMorgan Value Opportunities         $   999.00     $ 1,418.00     $ 1,866.00     $ 3,322.00
EQ/Lazard Small Cap Value               $ 1,012.00     $ 1,455.00     $ 1,928.00     $ 3,443.00
EQ/Legg Mason Value Equity              $ 1,311.00     $ 2,318.00     $ 3,306.00     $ 5,894.00
EQ/Long Term Bond                       $   992.00     $ 1,396.00     $ 1,830.00     $ 3,252.00
EQ/Lord Abbett Growth and Income        $ 1,086.00     $ 1,675.00     $ 2,287.00     $ 4,124.00
EQ/Lord Abbett Large Cap Core           $ 1,127.00     $ 1,795.00     $ 2,480.00     $ 4,477.00
EQ/Lord Abbett Mid Cap Value            $ 1,036.00     $ 1,527.00     $ 2,045.00     $ 3,669.00
EQ/Marsico Focus                        $ 1,025.00     $ 1,496.00     $ 1,994.00     $ 3,571.00
EQ/Mercury Basic Value Equity           $   994.00     $ 1,402.00     $ 1,840.00     $ 3,272.00
EQ/Mercury International Value          $ 1,034.00     $ 1,521.00     $ 2,035.00     $ 3,649.00
EQ/MFS Emerging Growth Companies        $ 1,003.00     $ 1,430.00     $ 1,886.00     $ 3,363.00
EQ/MFS Investors Trust                  $ 1,002.00     $ 1,427.00     $ 1,881.00     $ 3,353.00
EQ/Money Market                         $   970.00     $ 1,330.00     $ 1,720.00     $ 3,036.00
EQ/Montag & Caldwell Growth             $ 1,016.00     $ 1,468.00     $ 1,948.00     $ 3,482.00
EQ/PIMCO Real Return                    $ 1,003.00     $ 1,430.00     $ 1,886.00     $ 3,363.00
EQ/Short Duration Bond                  $   981.00     $ 1,365.00     $ 1,778.00     $ 3,150.00
EQ/Small Company Index                  $   963.00     $ 1,311.00     $ 1,689.00     $ 2,974.00
EQ/TCW Equity                           $ 1,021.00     $ 1,483.00     $ 1,974.00     $ 3,532.00
EQ/UBS Growth and Income                $ 1,019.00     $ 1,477.00     $ 1,964.00     $ 3,512.00
EQ/Van Kampen Comstock                  $ 1,029.00     $ 1,508.00     $ 2,015.00     $ 3,610.00
EQ/Van Kampen Emerging Markets Equity   $ 1,091.00     $ 1,691.00     $ 2,312.00     $ 4,170.00
EQ/Van Kampen Mid Cap Growth            $ 1,081.00     $ 1,660.00     $ 2,262.00     $ 4,077.00
EQ/Wells Fargo Montgomery Small Cap     $ 1,249.00     $ 2,144.00     $ 3,035.00     $ 5,446.00

------------------------------------------------------------------------------------------------------------------------------
                                                                                                    If you do not surrender
                                                                                                  your contract at the end of
                                                   If you annuitize at the end of the                         the
                                                         applicable time period                     applicable time period
------------------------------------------------------------------------------------------------------------------------------
                                            1 year       3 years        5 years        10 years       1 year       3 years
------------------------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth                 $ 690.00     $ 1,389.00     $ 2,116.00     $ 4,057.00     $ 340.00     $ 1,039.00
EQ/Janus Large Cap Growth               $ 680.00     $ 1,361.00     $ 2,070.00     $ 3,970.00     $ 330.00     $ 1,011.00
EQ/JPMorgan Core Bond                   $ 630.00     $ 1,211.00     $ 1,822.00     $ 3,489.00     $ 280.00     $   861.00
EQ/JPMorgan Value Opportunities         $ 649.00     $ 1,268.00     $ 1,916.00     $ 3,672.00     $ 299.00     $   918.00
EQ/Lazard Small Cap Value               $ 662.00     $ 1,305.00     $ 1,978.00     $ 3,793.00     $ 312.00     $   955.00
EQ/Legg Mason Value Equity              $ 961.00     $ 2,168.00     $ 3,356.00     $ 6,244.00     $ 611.00     $ 1,818.00
EQ/Long Term Bond                       $ 642.00     $ 1,246.00     $ 1,880.00     $ 3,602.00     $ 292.00     $   896.00
EQ/Lord Abbett Growth and Income        $ 736.00     $ 1,525.00     $ 2,337.00     $ 4,474.00     $ 386.00     $ 1,175.00
EQ/Lord Abbett Large Cap Core           $ 777.00     $ 1,645.00     $ 2,530.00     $ 4,827.00     $ 427.00     $ 1,295.00
EQ/Lord Abbett Mid Cap Value            $ 686.00     $ 1,377.00     $ 2,095.00     $ 4,019.00     $ 336.00     $ 1,027.00
EQ/Marsico Focus                        $ 675.00     $ 1,346.00     $ 2,044.00     $ 3,921.00     $ 325.00     $   996.00
EQ/Mercury Basic Value Equity           $ 644.00     $ 1,252.00     $ 1,890.00     $ 3,622.00     $ 294.00     $   902.00
EQ/Mercury International Value          $ 684.00     $ 1,371.00     $ 2,085.00     $ 3,999.00     $ 334.00     $ 1,021.00
EQ/MFS Emerging Growth Companies        $ 653.00     $ 1,280.00     $ 1,936.00     $ 3,713.00     $ 303.00     $   930.00
EQ/MFS Investors Trust                  $ 652.00     $ 1,277.00     $ 1,931.00     $ 3,703.00     $ 302.00     $   927.00
EQ/Money Market                         $ 620.00     $ 1,180.00     $ 1,770.00     $ 3,386.00     $ 270.00     $   830.00
EQ/Montag & Caldwell Growth             $ 666.00     $ 1,318.00     $ 1,998.00     $ 3,832.00     $ 316.00     $   968.00
EQ/PIMCO Real Return                    $ 653.00     $ 1,280.00     $ 1,936.00     $ 3,713.00     $ 303.00     $   930.00
EQ/Short Duration Bond                  $ 631.00     $ 1,215.00     $ 1,828.00     $ 3,500.00     $ 281.00     $   865.00
EQ/Small Company Index                  $ 613.00     $ 1,161.00     $ 1,739.00     $ 3,324.00     $ 263.00     $   811.00
EQ/TCW Equity                           $ 671.00     $ 1,333.00     $ 2,024.00     $ 3,882.00     $ 321.00     $   983.00
EQ/UBS Growth and Income                $ 669.00     $ 1,327.00     $ 2,014.00     $ 3,862.00     $ 319.00     $   977.00
EQ/Van Kampen Comstock                  $ 679.00     $ 1,358.00     $ 2,065.00     $ 3,960.00     $ 329.00     $ 1,008.00
EQ/Van Kampen Emerging Markets Equity   $ 741.00     $ 1,541.00     $ 2,362.00     $ 4,520.00     $ 391.00     $ 1,191.00
EQ/Van Kampen Mid Cap Growth            $ 731.00     $ 1,510.00     $ 2,312.00     $ 4,427.00     $ 381.00     $ 1,160.00
EQ/Wells Fargo Montgomery Small Cap     $ 899.00     $ 1,994.00     $ 3,085.00     $ 5,796.00     $ 549.00     $ 1,644.00

-----------------------------------------------------------------------------
                                         If you do not surrender your
                                            contract at contract at
                                applicable time period applicable time period
-----------------------------------------------------------------------------
                                            5 years        10 years
-----------------------------------------------------------------------------
EQ ADVISORS TRUST:
-----------------------------------------------------------------------------
EQ/International Growth                 $ 1,766.00     $ 3,707.00
EQ/Janus Large Cap Growth               $ 1,720.00     $ 3,620.00
EQ/JPMorgan Core Bond                   $ 1,472.00     $ 3,139.00
EQ/JPMorgan Value Opportunities         $ 1,566.00     $ 3,322.00
EQ/Lazard Small Cap Value               $ 1,628.00     $ 3,443.00
EQ/Legg Mason Value Equity              $ 3,006.00     $ 5,894.00
EQ/Long Term Bond                       $ 1,530.00     $ 3,252.00
EQ/Lord Abbett Growth and Income        $ 1,987.00     $ 4,124.00
EQ/Lord Abbett Large Cap Core           $ 2,180.00     $ 4,477.00
EQ/Lord Abbett Mid Cap Value            $ 1,745.00     $ 3,669.00
EQ/Marsico Focus                        $ 1,694.00     $ 3,571.00
EQ/Mercury Basic Value Equity           $ 1,540.00     $ 3,272.00
EQ/Mercury International Value          $ 1,735.00     $ 3,649.00
EQ/MFS Emerging Growth Companies        $ 1,586.00     $ 3,363.00
EQ/MFS Investors Trust                  $ 1,581.00     $ 3,353.00
EQ/Money Market                         $ 1,420.00     $ 3,036.00
EQ/Montag & Caldwell Growth             $ 1,648.00     $ 3,482.00
EQ/PIMCO Real Return                    $ 1,586.00     $ 3,363.00
EQ/Short Duration Bond                  $ 1,478.00     $ 3,150.00
EQ/Small Company Index                  $ 1,389.00     $ 2,974.00
EQ/TCW Equity                           $ 1,674.00     $ 3,532.00
EQ/UBS Growth and Income                $ 1,664.00     $ 3,512.00
EQ/Van Kampen Comstock                  $ 1,715.00     $ 3,610.00
EQ/Van Kampen Emerging Markets Equity   $ 2,012.00     $ 4,170.00
EQ/Van Kampen Mid Cap Growth            $ 1,962.00     $ 4,077.00
EQ/Wells Fargo Montgomery Small Cap     $ 2,735.00     $ 5,446.00
-----------------------------------------------------------------------------



16 Fee table

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



                                                                    Fee table 17

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT
The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. This contract is no longer available to new purchasers.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


                 Annuitant             Minimum
Contract type    issue ages            contributions
--------------------------------------------------------------------------------
NQ               0 through 83          o $5,000 (initial)
                                       o $1,000 (additional)
--------------------------------------------------------------------------------
Rollover IRA     20 through 83         o $5,000 (initial)
                                       o $50 (additional)


Contract type    Source of contributions         Limitations on contributions
--------------------------------------------------------------------------------
NQ               o After-tax money.              o No additional contributions
                                                   may be made after attainment
                 o Paid to us by check or          of age 84, or, if later, the
                   transfer of contract value in   first contract anniversary.
                   a tax-deferred exchange
                   under Section 1035 of the
                   Internal Revenue Code.
--------------------------------------------------------------------------------
Rollover IRA     o Eligible rollover distribu-   o No additional contributions
                   tions from TSA contracts or     may be made after attain-
                   other 403(b) arrangements,      ment of age 84, or, if later,
                   qualified plans, and govern-    the first contract
                   mental employer 457(b)          anniversary.
                   plans.
                                                 o Contributions after age
                                                   70-1/2 must be net of
                 o Rollovers from another          required minimum
                   traditional individual          distributions.

                 o Although we accept regular    o Although we accept regular
                   retirement arrangement.         IRA contributions (limited to
                                                   $4,000 for 2006 and 2007)
                 o Direct custodian-to-            under rollover IRA contracts
                   custodian transfers from        we intend that this contract,
                   another traditional indi-       be used primarily for
                   vidual retirement               rollover and direct transfer
                   arrangement.                    contributions.

                 o Regular IRA contributions.    o Additional catch-up contri-
                                                   butions of up to $1,000 can
                 o Additional "catch-up"           be made for calendar years
                   contributions.                  2006 and 2007 where the
                                                   owner is at least age 50 but
                                                   under age 70-1/2 at any time
                                                   during the calendar year for
                                                   which the contribution is
                                                   made.


--------------------------------------------------------------------------------


18 Contract features and benefits

                   Annuitant            Minimum
Contract type     issue ages            contributions
--------------------------------------------------------------------------------
Roth Conversion   20 through 83         o $5,000 (initial)

IRA                                     o $50 (additional)

Rollover TSA      20 through 83         o $5,000 (initial)

                                        o $1,000 (additional)



Contract type     Source of contributions         Limitations on contributions
--------------------------------------------------------------------------------
Roth Conversion   o Rollovers from another        o No additional contributions
IRA                 Roth IRA.                       may be made after attain-
                                                    ment of age 84, or, if
                  o Rollovers from a "desig-        later, the first contract
                    nated Roth contribution         anniversary.
                    account" under a 401(k)
                    plan or 403(b)                o Conversion rollovers after
                    arrangement.                    age 70-1/2 must be net of
                                                    required minimum distribu-
                                                    tions for the traditional
                                                    IRA you are rolling over.
                  o Conversion rollovers from a
                    traditional IRA.              o You cannot roll over funds
                                                    from a traditional IRA if
                  o Direct transfers from           your adjusted gross income
                    another Roth IRA.               is $100,000 or more.

                  o Regular Roth IRA              o Although we accept regular
                    contributions.                  Roth IRA contributions (lim-
                                                    ited to $4,000 for 2006 and
                  o Additional catch-up contri-     2007) under Roth IRA con-
                    butions.                        tracts, we intend that this
                                                    contract be used primarily
                                                    for rollover and direct
                                                    transfer contributions.

                                                  o Additional catch-up contri-
                                                    butions of up to $1,000 can
                                                    be made for the calendar
                                                    years 2006 and 2007 where
                                                    the owner is at least age 50
                                                    at any time during the
                                                    calendar year for which the
                                                    contribution is made.
--------------------------------------------------------------------------------
Rollover TSA      o Direct transfers of pre-tax   o No additional contributions
                    funds from another contract     may be made after attain-
                    or arrangement under Sec-       ment of age 84, or, if
                    tion 403(b) of the Internal     later, the first contract
                    Revenue Code, complying         anniversary.
                    with IRS Revenue Ruling
                    90-24.                        o Rollover or direct transfer
                                                    contributions after age
                  o Eligible rollover distribu-     70-1/2 must be net of any
                    tions of pre-tax funds from     required minimum
                    other 403(b) plans, quali-      distributions.
                    fied plans. Subsequent
                    contributions may also be     o We do not accept employer-
                    rollovers from, governmen-      remitted contributions.
                    tal employer 457(b) plans
                    and Traditional IRAs.
--------------------------------------------------------------------------------


                                               Contract features and benefits 19

                  Annuitant            Minimum
 Contract type   issue ages            contributions
--------------------------------------------------------------------------------
QP               20 through 75         o $5,000 (initial)

                                       o $1,000 (additional)

 Contract type   Source of contributions         Limitations on contributions
QP               o Only transfer contributions   o We do not accept regular
                   from other investments          ongoing payroll
                   within an existing defined      contributions.
                   contribution qualified plan
                   trust.
                                                 o Only one additional transfer
                                                   contribution may be made
                 o The plan must be qualified      during a contract year.
                   under Section 401(a) of the
                   Internal Revenue Code.
                                                 o No additional transfer con-
                                                   tributions may be made after
                 o For 401(k) plans, trans-        attainment of age 76, or, if
                   ferred contributions may        later, the first contract
                   not include any after-tax       anniversary.
                   contributions.

                                                 o Contributions after age 70-1/2
                                                   must be net of any required
                                                   minimum distributions.

                                                 o A separate QP contract must
                                                   be established for each plan
                                                   participant.

                                                 o We do not accept contribu-
                                                   tions from defined benefit
                                                   plans.

See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
--------------------------------------------------------------------------------



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.

For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options and the fixed maturity options.



VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.



                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.




------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                         o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------




22 Contract features and benefits

Portfolios of the Trusts (continued)

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                            o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                             o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve     o Boston Advisors, LLC.
 INCOME                          an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 23

Portfolios of the Trusts (continued)

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                         o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates    o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income                   o Evergreen Investment Management Com-
 BOND                                                                                      pany, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                           o Evergreen Investment Management
                                                                                           Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                        o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                     o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                    o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                   o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                    o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                        o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with      o J.P. Morgan Investment Management Inc.
                               moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                           o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                               o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                        o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation         o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without         o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with            o Lord, Abbett & Co. LLC
 CORE                          reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                     o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                        o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.       o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of   o Merrill Lynch Investment Managers
 VALUE                         income, accompanied by growth of capital.                   International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Objective                                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with a secondary           o MFS Investment Management
                            objective to seek reasonable current income. For purposes
                            of this Portfolio, the words "reasonable current income"
                            mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve     o  The Dreyfus Corporation
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL        Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN        Seeks maximum real return consistent with preservation       o Pacific Investment Management Company,
                            of real capital and prudent investment management.             LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND      Seeks current income with reduced volatility of principal.   o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY               Seeks to achieve long-term capital appreciation.             o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Capital growth and income.                                   o Morgan Stanley Investment
                                                                                           Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING      Seeks long-term capital appreciation.                        o Morgan Stanley Investment
 MARKETS EQUITY                                                                            Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Capital growth.                                              o Morgan Stanley Investment
 GROWTH                                                                                    Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.                        o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 25

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; or (ii) the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized Separate Account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2006 through 2016. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 15, 2006 the next available maturity date was February 15, 2007.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.


If fixed maturity options interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity options interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 15th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you selected


26  Contract features and benefits
generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the variable investment options however you chose.

For example, if your initial contribution is $10,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 4.22% on February 15, 2006, we would have allocated $6,613 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation was only available for annuitant ages 75 or younger when the contract was issued. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.

You could not have elected principal assurance if you participated in the 12 month dollar cost averaging program at application.


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to the variable investment options by periodically transferring approximately the same dollar amount to the variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must have allocated your entire initial contribution into the EQ/Money Market option if you selected the 12 month dollar cost averaging program at application to purchase an Accumulator(R) contract; thereafter initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.
                      ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transfers among investment options" later in this Prospectus. You could not elect the 12 month dollar cost averaging program if you elected the principal assurance program at application.


YOUR BENEFIT BASE


The benefit base is used to calculate both the guaranteed minimum income benefit and the 5% Roll-Up to age 80 guaranteed minimum



                                              Contract features and benefits  27
death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  plus


o daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus; less


o a deduction for any withdrawal charge remaining when you exercise your guaranteed minimum income benefit.


The effective annual roll-up rate credited to the benefit base is:

o 5% or 6%, depending on your contract issue date, for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond and EQ/Short Duration Bond options) and the 12-Month dollar cost averaging; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond and EQ/Short Duration Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 80th birthday.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Our baseBUILDER option" and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR BASEBUILDER OPTION


The following section provides information about the baseBUILDER option, which was only available at the time you purchased your contract, if the annuitant was age 20 through 75. The baseBUILDER option combines a guaranteed minimum income benefit with the guaranteed minimum death benefit that was provided under your contract. For Rollover IRA and Rollover TSA contracts where the annuitant was between ages 20 and 60 at contract issue, we offered an additional guaranteed minimum death benefit of a 5% Roll-Up to age 70. If you elected the baseBUILDER option at purchase, you pay an additional charge that is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was, generally, not available to you. Subject to our rules, the baseBUILDER benefit might have been available for certain split-funded Charitable Remainder Trusts.


The guaranteed minimum income benefit component of the baseBUILDER option is described below. Whether you elected the baseBUILDER option or not, the guaranteed minimum death benefit was provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below in this section.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager(R) contract. Only a life with a period certain Income Manager(R) payout annuity contract is available. You choose whether you want the option to be paid on a single or joint life basis at the time you exercise the option. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:



-----------------------------
        Level Payments
-----------------------------
                      Period
                     certain
                      years
-----------------------------
    Annuitant's
  Age at exercise   IRAs   NQ
-----------------------------
      60 to 75       10    10
         76           9    10
         77           8    10
         78           7    10
         79           7    10
         80           7    10
         81           7     9
         82           7     8
         83           7     7
-----------------------------

--------------------------------------------------------------------------------
We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments respectively, due to the effect of interest compounding. The benefit base is applied only to the baseBUILDER


28  Contract features and benefits
guaranteed purchase annuity factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond or EQ/Short Duration Bond options, or the fixed maturity options.




-------------------------------------------------------
                                  Guaranteed minimum
                             income benefit -- annual
      Contract Date        income payable for life with
 Anniversary at exercise      10 year period certain
-------------------------------------------------------
             7                         $ 8,315
            10                         $10,342
            15                         $14,925
-------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death.

You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday;

(ii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER option may not be an appropriate feature because the minimum distributions required by tax law must begin before the guaranteed minimum income benefit can be exercised;

(iii) for Accumulator(R) QP contracts, the Plan participant can exercise the baseBUILDER option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(iv) for Accumulator(R) Rollover TSA contracts, you may exercise the baseBUILDER option only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) for a successor owner/annuitant the earliest exercise date will be based on the original contract date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect; and

(vi) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

                                              Contract features and benefits  29

   o A successor owner who is not the annuitant may not be able o to exercise the baseBUILDER option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

   o If the successor owner is the annuitant, the baseBUILDER option continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the baseBUILDER option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

   o If you designate your surviving spouse as successor owner, the baseBUILDER option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

   o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing you money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit was provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit was also provided under your contract even if you did not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANTS WHO WERE AGES 0 THROUGH 79 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 79 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.


You must have elected either: the "5% Roll-Up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you applied for a contract. Once you made your election, you cannot change it.

5% ROLL-UP TO AGE 80. This guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base."


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equaled your initial contribution. Then, on each contract date anniversary, we determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options. If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANTS WHO WERE AGES 80 THROUGH 83 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equaled your initial contribution. Thereafter, it is increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.
                      ----------------------------------

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential consequences of having purchased the Protection Plus(SM) feature in an NQ or IRA contract.

If the annuitant was 69 or younger when we issued your contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions


30  Contract features and benefits

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 70 through 75 when we issued your contract (or if the successor owner/annuitant is between the ages of 70 and 75 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund of the full amount of your contribution. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  31

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) any applicable withdrawal charges and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER and/or Protection Plus(SM) benefit charge, the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


32  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "trusts"), The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent



                            Transferring your money among investment options  33
to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, neither trust had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.
Your entire account value in the variable investment options must be included in the rebalancing program.
--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



34  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.




                                   Method of withdrawal
--------------------------------------------------------------------------------
                                                                Lifetime
                                                               required
                                             Substantially     minimum
 Contract          Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes          Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA         Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                 Yes          Yes             Yes             No
--------------------------------------------------------------------------------
QP                   Yes           No             No             Yes
--------------------------------------------------------------------------------
Rollover TSA*        Yes          Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


                                                        Accessing your money  35

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.



LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus.)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT


5% ROLL-UP TO AGE 80 -- If you elected the 5% Roll-Up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80 -- If you elected the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will reduce your income and death benefit on a pro rata basis.

ANNUITANT ISSUE AGES 80 THROUGH 83 -- If your contract was issued when the annuitant was between ages 80 and 83, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.
                      ----------------------------------

36  Accessing your money

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) contract and all its benefits will terminate and you will receive a



                                                        Accessing your money  37
supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if your are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under the baseBUILDER (see "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus).



--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Income Manager(R) NQ and IRA payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts


38  Accessing your money

only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.


If you purchase an Income Manager(R) contract in connection with the exercise of the baseBUILDER benefit option, different payout options may apply, as well as other various differences. See "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager(R) Prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday. We will send a notice with the annual statement one year prior to the maturity age.



                                                        Accessing your money  39

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o A charge for baseBUILDER, if you elect this optional benefit.


o A charge for Protection Plus(SM), if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingency payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:



                                  Contract year
--------------------------------------------------------------------------------
                       1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution       7%    6%    5%    4%    3%    2%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

15% FREE WITHDRAWAL AMOUNT. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. Additional contributions during the contract year do not increase your 15% free withdrawal amount. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.


40  Charges and expenses

DISABILITY, TERMINAL ILLNESS OR CONFINEMENT TO NURSING HOME. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate or custodial nursing care;
- it provides continuous room and board to three or more persons;
- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) and
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

BASEBUILDER BENEFIT CHARGE


If you elected the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary for the 5% Roll-Up to age 80. The annual benefit base charge is 0.15% if the 5% Roll-Up to age 70 is available and elected.


We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PROTECTION PLUS(SM)

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION
ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.20%.


o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts.


                                                        Charges and expenses  41

Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


42  Charges and expenses

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals (and any associated withdrawal charges). For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purpose of receiving federal tax law required distributions from the contract. When you are the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit" under "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


                                                    Payment of death benefit  43

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


o A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

BENEFICIARY CONTINUATION OPTION


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. This feature permits a designated individual, upon the contract owner's death, to maintain the contract in the deceased contract owner's name and receive distributions under the contract instead of receiving the death benefit in a lump sum. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the ben eficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


44  Payment of death benefit

o If you had elected the guaranteed minimum income benefit or o
  Protection Plus(SM) feature under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any guaranteed minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a por tion of the account value and no withdrawal charges, if any, will apply.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


                                                    Payment of death benefit  45

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW
In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became to be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001, will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits and baseBUILDER guaranteed minimum income benefit, 12 month dollar cost averaging, selection of investment funds and fixed maturity options and choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase, the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:


46  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:

o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant were the same under the source contract and the Accumulator(R) NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


                                                             Tax information  47

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA or Roth IRA. We offered traditional IRAs in the Rollover IRA contracts. We offered Roth IRAs in the Roth Conversion IRA contracts. The first part of this section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Select(SM) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts.



PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature was offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts. You should consult with your tax adviser for further information.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable. You can cancel any version of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in


48  Tax information

"Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o regular contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional
  IRAs ("direct transfers").


Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch-up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. "Catch-up" contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum   Equals  the adjusted
---------------------       x        regular       =      deductible
 divided by $10,000               contribution         contribution for
                                    the year                limit



                                                      Tax information  49

Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o  qualified plans;

o  governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custo dial accounts); and

o  other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o  Do it yourself:
   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover:
   You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or


50  Tax information

o  loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year; or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional
     IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to tra-


                                                             Tax information  51
ditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o  the entire amount received is rolled over to another traditional
   IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions


Background on Regulations--Required Minimum Distributions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.


52  Tax information

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owners death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional


                                                             Tax information  53

IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o  on or after your death; or

o  because you are disabled (special federal income tax definition);
   or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o  tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable years. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount stays the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.


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If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o  another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;



o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You make make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity



                                                             Tax information  55
contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o  Rollovers from a Roth IRA to another Roth IRA;


o  Direct transfers from a Roth IRA to another Roth IRA;

o  Qualified distributions from a Roth IRA; and

o Return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o  you are age 59-1/2; or older or

o  you die; or

o  you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:


56  Tax information

     (a) Taxable portion (the amount required to be included in gross (a) income because of conversion) first, and then the

     (b) Nontaxable portion.

(3)  Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection plus(SM) feature

The Protection Plus(SM) feature was offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should consult with your tax adviser for further information.


                                                             Tax information  57

Contributions to TSAs

There were two ways you might have contributed to establish this Accumulator(R) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that met the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.

If you made a direct transfer, you filled out our transfer form.


We do not accept after-tax funds in the Rollover TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Accumulator(R) Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled-over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o    direct rollover from another TSA or eligible retirement plan; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to


58  Tax information
take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity Payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonfor feitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made

                                                             Tax information  59
     at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

Tax-deferred rollovers and direct transfers. You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This only applies to you if you established your Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or


o in any form of payout after you have separated from service (only if the separation occurs, during or after the calendar year you reach age
     55); or


o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distribu-


60  Tax information
tions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  a death benefit payment to a beneficiary who is not your surviving spouse;
   or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.



IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  61

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 45 and in Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Accounts' operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 45 and Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 45 and Separate Account No. 49 are registered under the Investment Company Act of 1940 and are registered and classified under that act as "unit investment trusts." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 45 or Separate Account No. 49. Although Separate Account No. 45 and Separate Account No. 49 are registered, the SEC does not monitor the activity of Separate Account No. 45 or Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each Separate Account is registered under the Investment Company Act of 1940 and is classified by that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or the Separate Accounts.

Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;


(6) to restrict or eliminate any voting rights as to the Separate Accounts;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.



ABOUT THE TRUSTS


AXA Premier VIP Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


AXA Equitable serves as the investment manager of the Trusts. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appear in the prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in the respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006, and the related price per $100 of maturity value were as shown below:



62  More information


------------------------------------------------------------
    Fixed Maturity
   Options with
   February 15th       Rate to Maturity          Price
 Maturity Date of          as of           Per $100 of
   Maturity Year     February 15, 2006    Maturity Value
------------------------------------------------------------
        2007                3.62%                 $ 96.51
        2008                3.74%                 $ 92.92
        2009                3.83%                 $ 89.33
        2010                3.90%                 $ 85.80
        2011                3.94%                 $ 82.42
        2012                4.02%                 $ 78.93
        2013                4.11%                 $ 75.41
        2014                4.18%                 $ 72.05
        2015                4.22%                 $ 68.92
        2016                4.22%                 $ 66.13
------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

  (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

  (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

  (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

  (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an invest-



                                                            More information  63
ment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities
Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided though electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


64  More information

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent public accounting firm selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Accounts Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under fed-


                                                            More information  65
eral income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). AXA Advisors serves as the principal underwriter of Separate Account No. 45, and AXA Distributors serves as the principal underwriter of Separate Account No.
49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 7.50% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under appli-



66  More information
cable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



                                                            More information  67

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


68  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts 45 and 49 with the daily asset charge of 1.35%.





  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                     OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

----------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                            ----------------------------------------------
                                                                2005        2004        2003        2002
----------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.32     $ 10.62          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         286          51          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,278         688          --          --
----------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.40     $ 10.29          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         285         131          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         492         237          --          --
----------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.59     $ 10.39          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         367         150          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         948         426          --          --
----------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 45.74     $ 44.24     $ 41.25     $ 35.10
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,919       3,361       3,674       3,926
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,314       1,132         732         407
----------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.19     $ 10.63          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         711         256          --          --
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,170       1,617          --          --
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 57.52     $ 53.88     $ 48.73     $ 35.92
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         284         334         375         404
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         585         710         812         899
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.24     $ 11.19     $ 10.92     $ 10.67
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,030       1,247       1,242       1,119
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         919       1,011       1,187       1,217
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.65     $ 11.04     $  9.98     $  7.90
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         460         484         378         205
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         464         567         383         235
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 29.95     $ 29.46     $ 27.48     $ 22.73
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,125       1,318       1,384       1,316
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,710       3,408       3,959       3,827
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.70     $ 12.03     $ 10.34     $  7.81
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         462         456         377         183
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         657         704         494         118
----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
----------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.00     $ 10.45     $  9.66     $  7.64
----------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         181         201         230         166
----------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         268         253         248         169
----------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                            ---------------------------------------------------------
                                                                2001        2000        1999        1998        1997
---------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 40.77          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,511          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         289          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 51.19     $ 69.35     $ 81.12     $ 69.37     $ 70.28
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         513         595         553         293          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,101       1,253       1,163         939         380
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 23.74     $ 23.90     $ 26.59     $ 27.96     $ 29.96
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,516       1,616       1,539         801          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,307       4,697       5,048       4,521       1,256
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.
--------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                            --------------------------------------------------------
                                                                2005       2004       2003       2002
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   9.76   $   9.20   $   8.74   $   6.79
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        424        449        410        275
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        759        801        802        305
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.20   $  11.54   $  10.23   $   7.91
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        544        503        429        344
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,404      1,102        698        384
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.11   $   9.45   $   8.58   $   6.20
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        629        806        761        429
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        863      1,078      1,104        369
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.30   $  11.62   $  10.22   $   7.37
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        605        904        765        486
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        911      1,203        820        388
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.01   $   9.12   $   8.81   $   5.66
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        854      1,028        278         44
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,024      1,493        571        264
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 244.64   $ 237.75   $ 211.19   $ 143.14
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        900      1,044      1,145      1,240
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,138      1,384      1,588      1,770
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  29.44   $  28.28   $  25.51   $  19.83
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      4,575      5,306      5,870      6,485
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        841        971        776        383
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  18.62   $  18.65   $  18.54   $  18.40
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,772      2,322      2,993      4,099
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,100      1,348      1,651      1,739
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  15.12   $  13.29   $  11.40   $   8.55
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      3,477      3,816      4,111      3,907
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,553      2,475      2,639        208
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   7.13   $   6.28   $   5.88   $   4.84
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      5,346      6,276      7,382      8,409
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      8,379      9,271     10,777     12,339
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  15.99   $  15.89   $  15.53   $  15.20
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        490        460        434        430
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        574        603        631        552
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  16.90   $  15.36   $  13.66   $   9.83
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,468      1,733      2,001      2,020
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,499      5,465      6,324      6,943
--------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.49         --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         12         --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          2         --         --         --
--------------------------------------------------------------------------------------------------------------------

                                                                           For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                 2001         2000         1999         1998         1997
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 217.65     $ 247.21     $ 292.20     $ 237.18     $ 186.29
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        1,555        1,775        1,434          550           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        2,160        2,453        2,344        1,542          434
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  25.52     $  26.28     $  24.51     $  20.99           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        7,830        7,903        5,956        1,853           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  17.18     $  16.14     $  15.03     $  15.25           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        3,288        2,333        2,057          929           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   9.64     $  12.74     $  16.81     $  12.40           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          737          839          591          166           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   7.12     $   9.49     $  11.79           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       10,884       12,132        6,304           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       15,780       17,298        8,614           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  14.28     $  16.68     $  14.88     $  11.82     $  12.54
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        2,115        2,156        1,264          775           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        8,170        9,189        6,912        6,101        2,521
----------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
----------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
v\----------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

    UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION,
        EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

-------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                            -------------------------------------------
                                                                2005       2004       2003        2002
-------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.09    $  7.63          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        189         68          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        287         29          --          --
-------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 14.99    $ 14.41    $  12.88    $  10.14
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      3,058      3,317       3,362       3,350
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      8,002      9,491      10,036      10,473
-------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $  5.92    $  5.66          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        767         87          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        983        345          --          --
-------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.71    $  8.12    $   7.94    $   6.29
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         54         55          39          29
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        557        258         189          89
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.38    $ 11.94    $  11.46    $   9.38
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         45         19          20          13
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      8,004      9,529      11,360      13,307
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.35    $ 10.68    $   9.53    $   7.29
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        525        425         279         133
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,695      4,078       3,761       3,093
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.83    $ 11.30    $  10.33    $   7.97
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      2,382      2,835       3,037       3,265
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     13,004     15,697      17,536      18,971
-------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.60    $ 11.10    $  10.29    $   7.65
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,079      1,192       1,043         812
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      5,254      6,079       6,120       5,353
-------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.40         --          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         56         --          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         18         --          --          --
-------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 26.40    $ 25.63    $  23.57    $  18.69
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      2,703      3,163       3,443       3,683
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      8,100      9,685      10,779      11,356
-------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $  9.82         --          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          8         --          --          --
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         16         --          --          --
-------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.54    $  8.33    $   7.89    $   5.79
-------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        365        431         286         184
-------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        431        573         552         243
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                            ---------------------------------------------------------
                                                                2001        2000        1999        1998        1997
---------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.90    $  11.70    $  12.10    $  11.84          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,847          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      10,569      10,105       9,428       5,696          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.67          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          10          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           6          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.90    $  17.32    $  21.35    $  16.61     $ 12.35
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      16,512      19,069      17,154      10,072       2,581
---------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.69    $  11.14    $  13.96          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,210       3,230       1,477          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.72    $  11.09    $  10.61          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         231         174          72          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,208       2,064         982          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.15    $  10.50    $  10.28          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         376         298         126          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,372       4,745       2,907          --          --
---------------------------------------------------------------------------------------------------------------------
  EQ/Caywood-Scholl High Yield Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  24.41    $  28.18    $  31.67    $  26.73     $ 21.21
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       4,413       4,923          16           2          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      12,941      14,537          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   7.72    $   9.43    $  10.82          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         161         164         139          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         140         136          91          --          --
---------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

 UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                    OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                            --------------------------------------------------------
                                                                2005        2004        2003       2002
--------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.69    $  11.14    $  9.73    $  6.87
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,652       1,605      1,435        951
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,752       2,883      2,874      2,717
--------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  15.82    $  14.40    $ 12.39    $  9.42
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,356       2,500      2,709      2,863
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,388       2,481      2,639      3,169
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.50          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          54          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          17          --         --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  23.46    $  22.79         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         183          31         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         170          72         --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.50          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          31          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          28          --         --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.38    $   6.02    $  5.44    $  4.39
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         569         503        566        552
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,270       1,149      1,266      1,590
--------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.96    $  13.84    $ 13.48    $ 13.22
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,222       1,021        985        903
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       8,972      10,774     12,484     14,961
--------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.53    $  13.20    $ 12.07    $  9.64
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,142       1,375      1,530      1,663
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      13,350      16,352     18,895     21,846
--------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  17.17    $  16.63    $ 14.39    $ 10.62
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         919         986        840        665
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,204       6,654      7,289      7,825
--------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.80          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          28          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          41          --         --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.00          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          93          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          55          --         --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.60          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          26          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          93          --         --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.56          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          25          --         --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          74          --         --         --
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31,
                                                            --------------------------------------------------------
                                                                2001       2000        1999        1998        1997
--------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.54    $  10.00          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        493          82          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,307         638          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.20    $  10.92    $  10.53    $  10.48          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      2,091       1,080         972         560          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,256         223          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.38    $   8.39          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        575         258          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,490         745          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.23    $  11.48    $  10.44    $  10.76          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     14,916      13,606      12,838       8,661          --
--------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.08    $  13.14    $  12.47    $  12.82     $ 11.52
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,936       2,045       2,057         867          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     25,574      28,008      29,522      24,343       8,113
--------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.50    $  10.76    $   9.20    $   9.17          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      7,755       7,215       6,774       4,733          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

 UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                    OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                            --------------------------------------------------------
                                                                2005        2004        2003        2002
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.15          --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         240          --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         210          --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.24     $ 13.95    $  12.80    $  9.89
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,644       1,467       1,522        767
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,123       2,102       2,058      1,041
--------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 20.27     $ 19.96    $  18.30    $ 14.14
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,721       3,230       3,348      3,538
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,782       4,699       4,955      5,160
--------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 18.47     $ 16.89    $  14.08    $ 11.14
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,346       1,244       1,181      1,196
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,759       9,124      10,329     12,054
--------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.19     $ 13.19    $  11.88    $  9.31
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,663       4,453       5,082      5,638
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,697       8,228       9,491     10,806
--------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.49     $  8.98    $   8.17    $  6.79
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         551         635         715        776
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,802       5,835       6,684      6,910
--------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 28.53     $ 28.18    $  28.34    $ 28.57
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,076       1,221       1,537      2,299
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,619       2,938       3,834      5,633
--------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  4.61     $  4.43          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         143           3          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          47          20          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.93          --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         253          --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         308          --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.98          --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          76          --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          57          --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.76     $ 14.35    $  12.36    $  8.59
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         914       1,073       1,030        859
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,139       2,622       3,320      2,817
--------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 17.43     $ 16.99          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          46          10          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         160          17          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.55     $  5.16          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         114          14          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         169          41          --         --
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                            ---------------------------------------------------------
                                                                2001        2000        1999        1998        1997
---------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.34          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          14          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         155          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  17.20    $  16.52    $  14.98    $  12.76     $ 11.60
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,681       3,305       2,567       1,009          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,603       5,888       5,766       4,389       1,182
---------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.55    $  17.50    $  20.23    $  12.80     $ 10.86
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      14,032      15,833      13,783      10,607       4,609
---------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  14.37    $  22.09    $  27.59    $  16.10     $ 12.13
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       7,229       8,254       6,114       1,942          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      13,726      16,073      13,671       9,117       3,327
---------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.71    $  10.51    $  10.72          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         948       1,014         550          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       8,228       8,940       6,033          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  28.61    $  28.00    $  26.78    $  25.92     $ 25.00
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,501       1,860       2,900       1,566          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,273       5,065       7,278       5,158       1,153
---------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.01    $  10.94    $  11.48    $   9.64          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         899         989         756         284          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,131       3,340       2,922       1,610          --
---------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
---------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

 UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                    OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

---------------------------------------------------------------------------------------------------------------------
                                                                  For the years ending December 31,
                                                            ---------------------------------------------------------
                                                                2005        2004        2003       2002
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.43          --         --         --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         156          --         --         --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         250          --         --         --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.94     $ 10.64    $  8.72    $  5.67
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       2,131       1,948      1,871      1,807
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,667       3,845      4,287      3,992
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.37          --         --         --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          68          --         --         --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          49          --         --         --
---------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.90     $ 11.36         --         --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           7          --         --         --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          15          --         --         --
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
                                                            ---------------------------------------------------------
                                                                2001       2000       1999        1998     1997
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.11    $  6.53     $ 11.04    $  5.72     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,765      2,063       1,267        177     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,501      4,990       3,859      1,805     --
---------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --         --     --
---------------------------------------------------------------------------------------------------------------------


A-6 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


Further, AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o beginning 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.





---------------------------------------------------------------------------------
                                                            Hypothetical Assumed
                                                             rate to maturity on
                                                              February 15, 2010
                                                          -----------------------
                                                               5.00%        9.00%
---------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
---------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048     $ 119,487
---------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,080     $ 131,080
---------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                $ 12,968     $ (11,593)
---------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
---------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,501     $  (4,851)
---------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499     $  54,851
---------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,581     $  76,229
---------------------------------------------------------------------------------
(7) Maturity value                                         $120,032     $ 106,915
---------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048     $  69,487
---------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


C-1 Appendix III: Market value adjustment example

Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.


The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond or EQ/Short Duration Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:





--------------------------------------------------------------------------------------
   End of                           5% Roll-Up to age 80      Annual ratchet to age 80
 contract                          guaranteed minimum          guaranteed minimum
   year         Account value       death benefit(1)              death benefit
--------------------------------------------------------------------------------------
     1           $105,000             $   105,000(1)              $  105,000(3)
--------------------------------------------------------------------------------------
     2           $115,500             $   110,250(2)              $  115,500(3)
--------------------------------------------------------------------------------------
     3           $129,360             $  115,763 (2)              $  129,360(3)
--------------------------------------------------------------------------------------
     4           $103,488             $   121,551(1)              $  129,360(4)
--------------------------------------------------------------------------------------
     5           $113,837             $  127,628 (1)              $  129,360(4)
--------------------------------------------------------------------------------------
     6           $127,497             $   134,010(1)              $  129,360(4)
--------------------------------------------------------------------------------------
     7           $127,497             $  140,710 (1)              $  129,360(4)
--------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL-UP TO AGE 80*


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.


(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.

----------

                       Appendix IV: Guaranteed minimum death benefit example D-1

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "the 5% Roll-Up to age 80" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.93)% and 3.07% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll-Up to age 80 guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations

Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



                                                            5% Roll-Up
                                                             to age 80                          Lifetime Annual
                                                            Guaranteed      Total Death Benefit    Guaranteed
                                                           Minimum Death      with Protection       Minimum
                    Account Value        Cash Value           Benefit             Plus(SM)         Income Benefit
        Contract ------------------- ------------------ ------------------- ------------------- ----------------
          Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------
  60        1     100,000  100,000   93,000     93,000  100,000   100,000   100,000   100,000     N/A      N/A
  61        2      96,561  102,549   90,561     96,549  105,000   105,000   107,000   107,000     N/A      N/A
  62        3      93,213  105,155   88,213    100,155  110,250   110,250   114,350   114,350     N/A      N/A
  63        4      89,954  107,819   85,954    103,819  115,763   115,763   122,068   122,068     N/A      N/A
  64        5      86,779  110,542   83,779    107,542  121,551   121,551   130,171   130,171     N/A      N/A
  65        6      83,685  113,325   81,685    111,325  127,628   127,628   138,679   138,679     N/A      N/A
  66        7      80,669  116,169   79,669    115,169  134,010   134,010   147,613   147,613     N/A      N/A
  67        8      77,726  119,073   77,726    119,073  140,710   140,710   156,994   156,994     N/A      N/A
  68        9      74,855  122,040   74,855    122,040  147,746   147,746   166,844   166,844     N/A      N/A
  69       10      72,051  125,070   72,051    125,070  155,133   155,133   177,186   177,186     N/A      N/A
  74       15      58,933  141,183   58,933    141,183  197,993   197,993   237,190   237,190   13,860   13,860
  79       20      47,037  158,952   47,037    158,952  252,695   252,695   313,773   313,773   21,201   21,201
  84       25      36,396  178,840   36,396    178,840  265,330   265,330   331,462   331,462   26,560   26,560
  89       30      30,354  205,067   30,354    205,067  265,330   265,330   331,462   331,462     N/A      N/A
  94       35      25,899  236,161   25,899    236,161  265,330   265,330   331,462   331,462     N/A      N/A
  95       36      25,090  242,925   25,090    242,925  265,330   265,330   331,462   331,462     N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page
Unit Values                                                                  2
Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Financial Statements                                                         2


How to Obtain an Accumulator(R) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
 Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

.................................................................................

Please send me a combined Accumulator(R) SAI for Separate Account No. 45 and Separate Account No. 49 dated May 1, 2006.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City                          State       Zip








                                         x01182/Core '02, OR, '04 and '06 Series

Accumulator(R)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R)?


Accumulator(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options"). Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please contact your financial professional and/or review your contract for state variations that may apply to you.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Evergreen International Bond
o AXA Conservative Allocation(1)         o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation(1)    o EQ/FI Mid Cap
o AXA Moderate Allocation(1)             o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation(1)        o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------



(1) The "AXA Allocation" portfolios.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

  Two versions of the traditional IRA were offered: "Rollover IRA" and "Flexible Premium IRA." Two versions of the Roth IRA were offered: "Roth Conversion IRA" and "Flexible Premium Roth IRA."

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $5,000 was required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. A contribution of $2,000 was required to purchase a Flexible Premium IRA or Flexible Premium Roth IRA contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                          X01173/Core '02 Series
                                                                          (R/15)

This contract is no longer available for new purchasers. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VI later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

Contents of this Prospectus
--------------------------------------------------------------------------------

ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) at a glance -- key features                                  10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     17
Condensed financial information                                             20

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           21
--------------------------------------------------------------------------------
How you can contribute to your contract                                     21
Owner and annuitant requirements                                            25
How you can make your contributions                                         25
What are your investment options under the contract?                        25
Portfolios of the Trusts                                                    26
Allocating your contributions                                               31
Your benefit base                                                           33
Annuity purchase factors                                                    33

Living Benefit option                                                       33

Guaranteed minimum death benefit                                            35
Inherited IRA beneficiary continuation contract                             36
Your right to cancel within a certain number of days                        37

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        38
--------------------------------------------------------------------------------
Your account value and cash value                                           38
Your contract's value in the variable investment options                    38
Your contract's value in the guaranteed interest option                     38
Your contract's value in the fixed maturity options                         38
Your contract's value in the account for special dollar
     cost averaging                                                         38

Insufficient account value                                                  38


---------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  Contents of this Prospectus  3

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         39
--------------------------------------------------------------------------------
Transferring your account value                                             39
Disruptive transfer activity                                                39
Rebalancing your account value                                              40

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     41
--------------------------------------------------------------------------------
Withdrawing your account value                                              41
How withdrawals are taken from your account value                           42
How withdrawals affect your guaranteed minimum income benefit
  and guaranteed minimum death benefit                                      42
Loans under Rollover TSA contracts                                          43
Surrendering your contract to receive its cash value                        43
When to expect payments                                                     43
Your annuity payout options                                                 44

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     46
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          46
Charges that the Trusts deduct                                              48
Group or sponsored arrangements                                             49
Other distribution arrangements                                             49

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 50
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     50
How death benefit payment is made                                           51
Beneficiary continuation option                                             51

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          54
--------------------------------------------------------------------------------
Overview                                                                    54
Contracts that fund a retirement arrangement                                54
Transfers among investment options                                          54
Taxation of nonqualified annuities                                          54
Individual retirement arrangements (IRAs)                                   56
Tax-Sheltered Annuity contracts (TSAs)                                      65
Federal and state income tax withholding and
  information reporting                                                     69
Special rules for contracts funding qualified plans                         70
Impact of taxes to AXA Equitable                                            70

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         71
--------------------------------------------------------------------------------
About Separate Account No. 49                                               71
About the Trusts                                                            71
About our fixed maturity options                                            71
About the general account                                                   72
About other methods of payment                                              73
Dates and prices at which contract events occur                             73
About your voting rights                                                    74

About legal proceedings                                                     74

Financial statements                                                        74
Transfers of ownership, collateral assignments, loans
  and borrowing                                                             74
Distribution of the contracts                                               75

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          77
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                     A-1
II  -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
IV  -- Enhanced death benefit example                                      D-1
V   -- Hypothetical illustrations                                          E-1
VI  -- Contract variations                                                 F-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


Term                                                       Page in Prospectus
   6% Roll-Up to age 85 enhanced death benefit                             33
   account for special dollar cost averaging                               31
   account value                                                           38
   administrative charge                                                   46
   annual administrative charge                                            46
   Annual ratchet to age 85 enhanced death benefit                         33
   annuitant                                                               21
   annuitization                                                           44
   annuity maturity date                                                   45
   annuity payout options                                                  44
   annuity purchase factors                                                33
   automatic investment program                                            73
   beneficiary                                                             50
   Beneficiary continuation option ("BCO")                                 51
   benefit base                                                            33
   business day                                                            73
   cash value                                                              38
   charges for state premium and other applicable taxes                    48
   contract date                                                           11
   contract date anniversary                                               11
   contract year                                                           11
   contributions to traditional IRAs                                       57
      regular contributions                                                57
      rollovers and transfers                                              58
   disability, terminal illness or confinement to nursing home             47
   disruptive transfer activity                                            39
   Distribution charge                                                     46
   EQAccess                                                                 8
   ERISA                                                                   43
   Fixed-dollar option                                                     32
   fixed maturity options                                                  30
   Flexible Premium IRA                                                 cover
   Flexible Premium Roth IRA                                            cover
   free look                                                               37
   free withdrawal amount                                                  47
   general account                                                         72
   General dollar cost averaging                                           32
   guaranteed interest option                                              30
   guaranteed minimum death benefit                                        35
   guaranteed minimum death benefit charge                                 48
   guaranteed minimum income benefit                                       34
   IRA                                                                  cover
   IRS                                                                  cover
   Inherited IRA                                                        cover
   investment simplifier                                                   32
   investment options                                                   cover
   lifetime required minimum distribution withdrawals                      42
   Living Benefit option                                                   33
   Living Benefit charge                                                   48
   loan reserve account                                                    43
   loans under Rollover TSAs                                               43
   lump sum withdrawals                                                    41
   market adjusted amount                                                  30
   market value adjustment                                                 30
   market timing                                                           39
   maturity dates                                                          30
   maturity value                                                          30
   Mortality and expense risks charge                                      46
   NQ                                                                   cover
   participant                                                             25
   portfolio                                                            cover
   principal assurance allocation                                          31
   processing office                                                        8
   Protection Plus(SM)                                                     36
   Protection Plus(SM) charge                                              48
   QP                                                                   cover
   rate to maturity                                                        30
   Rebalancing                                                             40
   Rollover IRA                                                         cover
   Rollover TSA                                                         cover
   Roth Conversion IRA                                                  cover
   Roth IRA                                                             cover
   SAI                                                                  cover
   SEC                                                                  cover
   self-directed allocation                                                31
   Separate Account No. 49                                                 71
   special dollar cost averaging                                           31
   standard death benefit                                                  33
   substantially equal withdrawals                                         41
   Successor owner and annuitant                                           51
   systematic withdrawals                                                  41
   TOPS                                                                     8
   TSA                                                                  cover
   traditional IRA                                                      cover
   Trusts                                                                  71
   unit                                                                    38
   variable investment options                                             25
   wire transmittals and electronic applications                           73
   withdrawal charge                                                       46



                                               Index of key words and phrases  5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed
                                Interest Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------


6 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Accumulator(R)
c/o JPMorgan Chase - Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options;

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive contract statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only): and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS)

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


8  Who is AXA Equitable?

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flexible Premium Roth IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of the Guaranteed minimum income benefit; and

(14) death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(6) special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.


                                                        Who is AXA Equitable?  9

Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Accumulator's(R) variable investment options invest in different portfolios managed by professional
management                   investment management advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option                      o Interest rates set periodically.
-----------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o  No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                             o  No tax on transfers among investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             Annuity contracts that were purchased as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before you make any additional contributions to this contract, you should consider its features and benefits beyond tax deferral -- as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement -- to determine whether it meets your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts

                               o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                       $100 monthly and $300 quarterly under our automatic investment program
                                                       (NQ contracts)
                                                       $50 (IRA contracts)
                                                       $1000 (Inherited IRA contracts)
                             -------------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts

                               o Additional minimum:   $50
                             -------------------------------------------------------------------------------------------------------
                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals

                             o Several withdrawal options on a periodic basis

                             o Loans under Rollover TSA contracts

                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------



10 Accumulator(R) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Payout options         o Fixed annuity payout options

                       o Variable Immediate Annuity payout options

                       o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features    o Guaranteed minimum death benefit options

                       o Dollar cost averaging

                       o Automatic investment program

                       o Account value rebalancing (quarterly, semiannually, and annually)

                       o Free transfers

                       o Waiver of withdrawal charge for disability, terminal ilness, or confinement to a nursing home

                       o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in variable investment options for mortality and  expense risks, administrative charges and distribution charges at an  annual rate of 1.20%.

                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.

                       o No sales charge deducted at the time you make contributions. During the first seven contract years following a contribution, a charge of up to 7% will be deducted from amounts that you withdraw that exceed 15% of your account value. We use the account value at the beginning of each contract year to calculate the 15% amount available. There is no withdrawal charge in the eighth and later contract years following a contribution. Certain other exemptions apply.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion
                       IRA, Flexible Premium Roth IRA
                       and Rollover TSA: 20-85
                       Flexible Premium IRA: 20-70
                       Inherited IRA: 0-70
                       QP: 20-75



                                   Accumulator(R) at a glance -- key features 11

The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


12 Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.



------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)               7.00%

Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                            $350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly-ing trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                       0.75%
Administrative                                                                    0.25%
Distribution                                                                      0.20%
                                                                                  ----
Total annual expenses                                                             1.20%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                                     $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                        $  0
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect).
   Standard death benefit                                                         0.00%
   Annual Ratchet to age 85                                                       0.30% of the Annual Ratchet to age 85
                                                                                  benefit base
   6% Roll-Up at age 85                                                           0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85                    0.60% of the greater of the 6% Roll-Up to age 85
                                                                                  benefit base or the Annual Ratchet to age 85
                                                                                  benefit base, as applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect)                                                   0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniver-
sary for which the benefit is in effect)                                          0.35%
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 13

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the invest- ment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  -----      -------
other expenses)(3)                                                                 0.63%      8.01%



This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.


------------------------------------------------------------------------------------
                                                   Manage-
                                                    ment     12b-1       Other
 Portfolio Name                                    Fees(4)   Fees(5)   Expenses(6)
------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.19%
AXA Conservative Allocation                      0.10%      0.25%     0.22%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.19%
AXA Moderate Allocation                          0.10%      0.25%     0.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.17%
AXA Premier VIP Aggressive Equity                0.60%      0.25%     0.20%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.18%
AXA Premier VIP Health Care                      1.20%      0.25%     0.28%
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%
AXA Premier VIP International Equity             1.05%      0.25%     0.28%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.25%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.23%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.22%
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%     0.25%
AXA Premier VIP Mid Cap Value                    1.10%      0.25%     0.19%
AXA Premier VIP Technology                       1.20%      0.25%     0.22%
------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.13%
EQ/Alliance Growth and Income                    0.56%      0.25%     0.13%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.14%
EQ/Alliance International                        0.72%      0.25%     0.21%
EQ/Alliance Large Cap Growth                     0.90%      0.25%     0.13%
EQ/Alliance Quality Bond                         0.50%      0.25%     0.13%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.13%
EQ/Ariel Appreciation II                         0.75%      0.25%     7.01%
EQ/Bear Stearns Small Company Growth             1.00%      0.25%     0.20%
EQ/Bernstein Diversified Value                   0.61%      0.25%     0.13%
EQ/Boston Advisors Equity Income                 0.75%      0.25%     0.16%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.27%
EQ/Capital Guardian Growth                       0.65%      0.25%     0.17%
EQ/Capital Guardian International                0.85%      0.25%     0.23%
EQ/Capital Guardian Research                     0.65%      0.25%     0.13%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%      0.25%     0.24%
EQ/Equity 500 Index                              0.25%      0.25%     0.13%
EQ/Evergreen International Bond                  0.70%      0.25%     6.36%
EQ/Evergreen Omega                               0.65%      0.25%     0.18%
EQ/FI Mid Cap                                    0.69%      0.25%     0.14%
EQ/FI Mid Cap Value                              0.73%      0.25%     0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%      0.25%     0.66%
EQ/GAMCO Small Company Value                     0.79%      0.25%     0.14%
EQ/International Growth                          0.85%      0.25%     0.29%
------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
                                                                    Total                  Net Total
                                                                  Annual      Fee Waiv-     Annual
                                                   Underlying    Expenses    ers and/or    Expenses
                                                   Portfolio      Before       Expense       After
                                                    Fees and      Expense    Reimburse-     Expense
 Portfolio Name                                   Expenses(7)   Limitation    ments(8)    Limitations
------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%        (0.19)%      1.26%
AXA Conservative Allocation                      0.58%         1.15%        (0.22)%      0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%        (0.19)%      0.99%
AXA Moderate Allocation                          0.71%         1.23%        (0.17)%      1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%        (0.17)%      1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%           --        1.05%
AXA Premier VIP Core Bond                          --          1.03%        (0.08)%      0.95%
AXA Premier VIP Health Care                        --          1.73%         0.00%       1.73%
AXA Premier VIP High Yield                         --          1.01%           --        1.01%
AXA Premier VIP International Equity               --          1.58%         0.00%       1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%        (0.05)%      1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%        (0.03)%      1.35%
AXA Premier VIP Large Cap Value                    --          1.37%        (0.02)%      1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%         0.00%       1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%         0.00%       1.54%
AXA Premier VIP Technology                         --          1.67%         0.00%       1.67%
------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%           --        0.85%
EQ/Alliance Growth and Income                      --          0.94%           --        0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%           --        0.89%
EQ/Alliance International                          --          1.18%        (0.08)%      1.10%
EQ/Alliance Large Cap Growth                       --          1.28%        (0.23)%      1.05%
EQ/Alliance Quality Bond                           --          0.88%           --        0.88%
EQ/Alliance Small Cap Growth                       --          1.13%           --        1.13%
EQ/Ariel Appreciation II                           --          8.01%        (6.86)%      1.15%
EQ/Bear Stearns Small Company Growth               --          1.45%        (0.15)%      1.30%
EQ/Bernstein Diversified Value                     --          0.99%        (0.04)%      0.95%
EQ/Boston Advisors Equity Income                   --          1.16%        (0.11)%      1.05%
EQ/Calvert Socially Responsible                    --          1.17%        (0.12)%      1.05%
EQ/Capital Guardian Growth                         --          1.07%        (0.12)%      0.95%
EQ/Capital Guardian International                  --          1.33%        (0.13)%      1.20%
EQ/Capital Guardian Research                       --          1.03%        (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity                    --          1.03%        (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                  --          1.09%        (0.09)%      1.00%
EQ/Equity 500 Index                                --          0.63%           --        0.63%
EQ/Evergreen International Bond                    --          7.31%        (6.16)%      1.15%
EQ/Evergreen Omega                                 --          1.08%         0.00%       1.08%
EQ/FI Mid Cap                                      --          1.08%        (0.08)%      1.00%
EQ/FI Mid Cap Value                                --          1.12%        (0.02)%      1.10%
EQ/GAMCO Mergers and Acquisitions                  --          1.81%        (0.36)%      1.45%
EQ/GAMCO Small Company Value                       --          1.18%         0.00%       1.18%
EQ/International Growth                            --          1.39%         0.00%       1.39%
------------------------------------------------------------------------------------------------------


14 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Total                  Net Total
                                                                                                Annual      Fee Waiv-     Annual
                                                                                 Underlying    Expenses    ers and/or    Expenses
                                              Manage-                            Portfolio      Before       Expense       After
                                               ment       12b-1       Other       Fees and      Expense    Reimburse-     Expense
 Portfolio Name                               Fees(4)   Fees(5)   Expenses(6)   Expenses(7)   Limitation    ments(8)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                     0.90%      0.25%     0.15%         --            1.30%        (0.15)%      1.15%
EQ/JPMorgan Core Bond                         0.44%      0.25%     0.13%         --            0.82%         0.00%       0.82%
EQ/JPMorgan Value Opportunities               0.60%      0.25%     0.15%         --            1.00%        (0.05)%      0.95%
EQ/Lazard Small Cap Value                     0.73%      0.25%     0.14%         --            1.12%        (0.02)%      1.10%
EQ/Legg Mason Value Equity                    0.65%      0.25%     3.07%         --            3.97%        (2.97)%      1.00%
EQ/Long Term Bond                             0.50%      0.25%     0.18%         --            0.93%         0.00%       0.93%
EQ/Lord Abbett Growth and Income              0.65%      0.25%     0.93%         --            1.83%        (0.83)%      1.00%
EQ/Lord Abbett Large Cap Core                 0.65%      0.25%     1.32%         --            2.22%        (1.22)%      1.00%
EQ/Lord Abbett Mid Cap Value                  0.70%      0.25%     0.40%         --            1.35%        (0.30)%      1.05%
EQ/Marsico Focus                              0.87%      0.25%     0.13%         --            1.25%        (0.10)%      1.15%
EQ/Mercury Basic Value Equity                 0.57%      0.25%     0.13%         --            0.95%         0.00%       0.95%
EQ/Mercury International Value                0.85%      0.25%     0.23%         --            1.33%        (0.08)%      1.25%
EQ/MFS Emerging Growth Companies              0.65%      0.25%     0.14%         --            1.04%           --        1.04%
EQ/MFS Investors Trust                        0.60%      0.25%     0.18%         --            1.03%        (0.08)%      0.95%
EQ/Money Market                               0.34%      0.25%     0.13%         --            0.72%           --        0.72%
EQ/Montag & Caldwell Growth                   0.75%      0.25%     0.16%         --            1.16%        (0.01)%      1.15%
EQ/PIMCO Real Return                          0.55%      0.25%     0.24%         --            1.04%        (0.14)%      0.90%
EQ/Short Duration Bond                        0.44%      0.25%     0.14%         --            0.83%         0.00%       0.83%
EQ/Small Company Index                        0.25%      0.25%     0.16%         --            0.66%         0.00%       0.66%
EQ/TCW Equity                                 0.80%      0.25%     0.16%         --            1.21%        (0.06)%      1.15%
EQ/UBS Growth and Income                      0.75%      0.25%     0.19%         --            1.19%        (0.14)%      1.05%
EQ/Van Kampen Comstock                        0.65%      0.25%     0.39%         --            1.29%        (0.29)%      1.00%
EQ/Van Kampen Emerging Markets Equity         1.15%      0.25%     0.48%         --            1.88%        (0.08)%      1.80%
EQ/Van Kampen Mid Cap Growth                  0.70%      0.25%     0.83%         --            1.78%        (0.73)%      1.05%
EQ/Wells Fargo Montgomery Small Cap           0.85%      0.25%     2.28%         --            3.38%        (2.08)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable Insurance Trust:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity  1.50%      0.25%     1.48%         --            3.23%        (0.02)%      3.21%
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                   0.75%      0.35%     0.28%         --            1.38%        (0.10)%      1.28%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 15% free withdrawal amount, if applicable:

   The withdrawal charge percentage we use is determined by the contract year in         Contract
   which you make the withdrawal or surrender your contract. For each contribution,      Year
   we consider the contract year in which we receive that contribution to be "contract   1..................................  7.00%
   year 1")                                                                              2 .................................  7.00%
                                                                                         3 .................................  6.00%
                                                                                         4 .................................  6.00%
                                                                                         5 .................................  5.00%
                                                                                         6 .................................  3.00%
                                                                                         7 .................................  1.00%
                                                                                         8+.................................  0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.


(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(6) Other expenses shown are those incurred in 2005. The amounts shown as "Other expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreements information.

(7) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A"--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's Total Annual Expenses (exclu-



                                                                    Fee table 15
      sive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:





--------------------------------------------------------------------------------
 Portfolio Name
--------------------------------------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
   AXA Premier VIP Health Care             1.71%
   AXA Premier VIP International Equity    1.54%
   AXA Premier VIP Large Cap Core Equity   1.33%
   AXA Premier VIP Large Cap Growth        1.33%
   AXA Premier VIP Large Cap Value         1.29%
   AXA Premier VIP Mid Cap Growth          1.55%
   AXA Premier VIP Mid Cap Value           1.49%
   AXA Premier VIP Technology              1.61%
   EQ/Alliance Common Stock                0.83%
   EQ/Alliance Growth and Income           0.91%
   EQ/Alliance International               1.09%
   EQ/Alliance Large Cap Growth            1.02%
   EQ/Alliance Small Cap Growth            1.09%
   EQ/Bernstein Diversified Value          0.88%
   EQ/Boston Advisors Equity Income        1.04%
   EQ/Calvert Socially Responsible         1.03%
   EQ/Capital Guardian Growth              0.94%
   EQ/Capital Guardian International       1.18%
   EQ/Capital Guardian Research            0.94%
   EQ/Capital Guardian U.S. Equity         0.94%
   EQ/Evergreen Omega                      0.88%
   EQ/FI Mid Cap                           0.95%
   EQ/FI Mid Cap Value                     1.08%
   EQ/GAMCO Mergers and Acquisitions       1.38%
   EQ/GAMCO Small Company Value            1.17%
   EQ/International Growth                 1.22%
   EQ/Janus Large Cap Growth               1.14%
   EQ/Lazard Small Cap Value               1.01%
   EQ/Legg Mason Value Equity              0.99%
   EQ/Lord Abbett Growth and Income        0.97%
   EQ/Lord Abbett Large Cap Core           0.99%
   EQ/Lord Abbett Mid Cap Value            1.01%
   EQ/Marsico Focus                        1.14%
   EQ/Mercury Basic Value Equity           0.93%
   EQ/MFS Emerging Growth Companies        1.01%
   EQ/MFS Investors Trust                  0.94%
   EQ/Montag & Caldwell Growth             1.12%
   EQ/UBS Growth and Income                1.04%
   EQ/Van Kampen Comstock                  0.99%
   EQ/Van Kampen Emerging Markets Equity   1.78%
   EQ/Van Kampen Mid Cap Growth            1.02%
   EQ/Wells Fargo Montgomery Small Cap     1.12%




16 Fee table

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up or the Annual Ratchet to age 85 and Protection Plus(SM) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .014% of contract value.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                    Fee table 17

-------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
-------------------------------------------------------------------------------------------------------------
 Portfolio Name                                       1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,144.00     $ 1,959.00     $ 2,815.00     $ 4,892.00
AXA Conservative Allocation                      $ 1,112.00     $ 1,867.00     $ 2,665.00     $ 4,615.00
AXA Conservative-Plus Allocation                 $ 1,115.00     $ 1,876.00     $ 2,680.00     $ 4,643.00
AXA Moderate Allocation                          $ 1,121.00     $ 1,892.00     $ 2,705.00     $ 4,690.00
AXA Moderate-Plus Allocation                     $ 1,134.00     $ 1,932.00     $ 2,770.00     $ 4,810.00
AXA Premier VIP Aggressive Equity                $ 1,102.00     $ 1,836.00     $ 2,615.00     $ 4,521.00
AXA Premier VIP Core Bond                        $ 1,100.00     $ 1,830.00     $ 2,605.00     $ 4,502.00
AXA Premier VIP Health Care                      $ 1,173.00     $ 2,045.00     $ 2,953.00     $ 5,142.00
AXA Premier VIP High Yield                       $ 1,097.00     $ 1,824.00     $ 2,594.00     $ 4,483.00
AXA Premier VIP International Equity             $ 1,157.00     $ 1,999.00     $ 2,879.00     $ 5,009.00
AXA Premier VIP Large Cap Core Equity            $ 1,138.00     $ 1,944.00     $ 2,790.00     $ 4,846.00
AXA Premier VIP Large Cap Growth                 $ 1,136.00     $ 1,938.00     $ 2,780.00     $ 4,828.00
AXA Premier VIP Large Cap Value                  $ 1,135.00     $ 1,935.00     $ 2,775.00     $ 4,819.00
AXA Premier VIP Mid Cap Growth                   $ 1,159.00     $ 2,005.00     $ 2,889.00     $ 5,027.00
AXA Premier VIP Mid Cap Value                    $ 1,153.00     $ 1,987.00     $ 2,859.00     $ 4,973.00
AXA Premier VIP Technology                       $ 1,167.00     $ 2,027.00     $ 2,923.00     $ 5,089.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,080.00     $ 1,773.00     $ 2,512.00     $ 4,327.00
EQ/Alliance Growth and Income                    $ 1,090.00     $ 1,801.00     $ 2,557.00     $ 4,413.00
EQ/Alliance Intermediate Government Securities   $ 1,085.00     $ 1,786.00     $ 2,532.00     $ 4,365.00
EQ/Alliance International                        $ 1,115.00     $ 1,875.00     $ 2,679.00     $ 4,640.00
EQ/Alliance Large Cap Growth                     $ 1,125.00     $ 1,906.00     $ 2,729.00     $ 4,733.00
EQ/Alliance Quality Bond                         $ 1,083.00     $ 1,783.00     $ 2,527.00     $ 4,356.00
EQ/Alliance Small Cap Growth                     $ 1,110.00     $ 1,860.00     $ 2,653.00     $ 4,594.00
EQ/Ariel Appreciation II                         $ 1,832.00     $ 3,831.00     $ 5,630.00     $ 9,126.00
EQ/Bear Stearns Small Company Growth             $ 1,143.00     $ 1,958.00     $ 2,813.00     $ 4,889.00
EQ/Bernstein Diversified Value                   $ 1,095.00     $ 1,817.00     $ 2,583.00     $ 4,461.00
EQ/Boston Advisors Equity Income                 $ 1,113.00     $ 1,869.00     $ 2,669.00     $ 4,622.00
EQ/Calvert Socially Responsible                  $ 1,114.00     $ 1,872.00     $ 2,674.00     $ 4,631.00
EQ/Capital Guardian Growth                       $ 1,103.00     $ 1,841.00     $ 2,623.00     $ 4,537.00
EQ/Capital Guardian International                $ 1,131.00     $ 1,922.00     $ 2,754.00     $ 4,780.00
EQ/Capital Guardian Research                     $ 1,099.00     $ 1,829.00     $ 2,603.00     $ 4,499.00
EQ/Capital Guardian U.S. Equity                  $ 1,099.00     $ 1,829.00     $ 2,603.00     $ 4,499.00
EQ/Caywood-Scholl High Yield Bond                $ 1,106.00     $ 1,848.00     $ 2,633.00     $ 4,556.00
EQ/Equity 500 Index                              $ 1,057.00     $ 1,705.00     $ 2,399.00     $ 4,111.00
EQ/Evergreen International                       $ 1,759.00     $ 3,644.00     $ 5,368.00     $ 8,811.00
EQ/Evergreen Omega                               $ 1,104.00     $ 1,845.00     $ 2,628.00     $ 4,546.00
EQ/FI Mid Cap                                    $ 1,104.00     $ 1,845.00     $ 2,628.00     $ 4,546.00
EQ/FI Mid Cap Value                              $ 1,109.00     $ 1,857.00     $ 2,648.00     $ 4,584.00
EQ/GAMCO Mergers and Acquisitions                $ 1,181.00     $ 2,068.00     $ 2,991.00     $ 5,210.00
EQ/GAMCO Small Company Value                     $ 1,115.00     $ 1,875.00     $ 2,679.00     $ 4,640.00
EQ/International Growth                          $ 1,137.00     $ 1,940.00     $ 2,784.00     $ 4,835.00
-------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                            If you annuitize at the end of the
                                                                  applicable time period
-----------------------------------------------------------------------------------------------------------
 Portfolio Name                                      1 year       3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   794.00   $ 1,709.00     $ 2,665.00     $ 5,242.00
AXA Conservative Allocation                      $   762.00   $ 1,617.00     $ 2,515.00     $ 4,965.00
AXA Conservative-Plus Allocation                 $   765.00   $ 1,626.00     $ 2,530.00     $ 4,993.00
AXA Moderate Allocation                          $   771.00   $ 1,642.00     $ 2,555.00     $ 5,040.00
AXA Moderate-Plus Allocation                     $   784.00   $ 1,682.00     $ 2,620.00     $ 5,160.00
AXA Premier VIP Aggressive Equity                $   752.00   $ 1,586.00     $ 2,465.00     $ 4,871.00
AXA Premier VIP Core Bond                        $   750.00   $ 1,580.00     $ 2,455.00     $ 4,852.00
AXA Premier VIP Health Care                      $   823.00   $ 1,795.00     $ 2,803.00     $ 5,492.00
AXA Premier VIP High Yield                       $   747.00   $ 1,574.00     $ 2,444.00     $ 4,833.00
AXA Premier VIP International Equity             $   807.00   $ 1,749.00     $ 2,729.00     $ 5,359.00
AXA Premier VIP Large Cap Core Equity            $   788.00   $ 1,694.00     $ 2,640.00     $ 5,196.00
AXA Premier VIP Large Cap Growth                 $   786.00   $ 1,688.00     $ 2,630.00     $ 5,178.00
AXA Premier VIP Large Cap Value                  $   785.00   $ 1,685.00     $ 2,625.00     $ 5,169.00
AXA Premier VIP Mid Cap Growth                   $   809.00   $ 1,755.00     $ 2,739.00     $ 5,377.00
AXA Premier VIP Mid Cap Value                    $   803.00   $ 1,737.00     $ 2,709.00     $ 5,323.00
AXA Premier VIP Technology                       $   817.00   $ 1,777.00     $ 2,773.00     $ 5,439.00
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   730.00   $ 1,523.00     $ 2,362.00     $ 4,677.00
EQ/Alliance Growth and Income                    $   740.00   $ 1,551.00     $ 2,407.00     $ 4,763.00
EQ/Alliance Intermediate Government Securities   $   735.00   $ 1,536.00     $ 2,382.00     $ 4,715.00
EQ/Alliance International                        $   765.00   $ 1,625.00     $ 2,529.00     $ 4,990.00
EQ/Alliance Large Cap Growth                     $   775.00   $ 1,656.00     $ 2,579.00     $ 5,083.00
EQ/Alliance Quality Bond                         $   733.00   $ 1,533.00     $ 2,377.00     $ 4,706.00
EQ/Alliance Small Cap Growth                     $   760.00   $ 1,610.00     $ 2,503.00     $ 4,944.00
EQ/Ariel Appreciation II                         $ 1,482.00   $ 3,581.00     $ 5,480.00     $ 9,476.00
EQ/Bear Stearns Small Company Growth             $   793.00   $ 1,708.00     $ 2,663.00     $ 5,239.00
EQ/Bernstein Diversified Value                   $   745.00   $ 1,567.00     $ 2,433.00     $ 4,811.00
EQ/Boston Advisors Equity Income                 $   763.00   $ 1,619.00     $ 2,519.00     $ 4,972.00
EQ/Calvert Socially Responsible                  $   764.00   $ 1,622.00     $ 2,524.00     $ 4,981.00
EQ/Capital Guardian Growth                       $   753.00   $ 1,591.00     $ 2,473.00     $ 4,887.00
EQ/Capital Guardian International                $   781.00   $ 1,672.00     $ 2,604.00     $ 5,130.00
EQ/Capital Guardian Research                     $   749.00   $ 1,579.00     $ 2,453.00     $ 4,849.00
EQ/Capital Guardian U.S. Equity                  $   749.00   $ 1,579.00     $ 2,453.00     $ 4,849.00
EQ/Caywood-Scholl High Yield Bond                $   756.00   $ 1,598.00     $ 2,483.00     $ 4,906.00
EQ/Equity 500 Index                              $   707.00   $ 1,455.00     $ 2,249.00     $ 4,461.00
EQ/Evergreen International                       $ 1,409.00   $ 3,394.00     $ 5,218.00     $ 9,161.00
EQ/Evergreen Omega                               $   754.00   $ 1,595.00     $ 2,478.00     $ 4,896.00
EQ/FI Mid Cap                                    $   754.00   $ 1,595.00     $ 2,478.00     $ 4,896.00
EQ/FI Mid Cap Value                              $   759.00   $ 1,607.00     $ 2,498.00     $ 4,934.00
EQ/GAMCO Mergers and Acquisitions                $   831.00   $ 1,818.00     $ 2,841.00     $ 5,560.00
EQ/GAMCO Small Company Value                     $   765.00   $ 1,625.00     $ 2,529.00     $ 4,990.00
EQ/International Growth                          $   787.00   $ 1,690.00     $ 2,634.00     $ 5,185.00
-----------------------------------------------------------------------------------------------------------


                                                  If you do not surrender your contract at the end of the
                                                               applicable time period
-----------------------------------------------------------------------------------------------------------------
 Portfolio Name                                      1 year         3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   444.00     $ 1,359.00     $ 2,315.00     $ 4,892.00
AXA Conservative Allocation                      $   412.00     $ 1,267.00     $ 2,165.00     $ 4,615.00
AXA Conservative-Plus Allocation                 $   415.00     $ 1,276.00     $ 2,180.00     $ 4,643.00
AXA Moderate Allocation                          $   421.00     $ 1,292.00     $ 2,205.00     $ 4,690.00
AXA Moderate-Plus Allocation                     $   434.00     $ 1,332.00     $ 2,270.00     $ 4,810.00
AXA Premier VIP Aggressive Equity                $   402.00     $ 1,236.00     $ 2,115.00     $ 4,521.00
AXA Premier VIP Core Bond                        $   400.00     $ 1,230.00     $ 2,105.00     $ 4,502.00
AXA Premier VIP Health Care                      $   473.00     $ 1,445.00     $ 2,453.00     $ 5,142.00
AXA Premier VIP High Yield                       $   397.00     $ 1,224.00     $ 2,094.00     $ 4,483.00
AXA Premier VIP International Equity             $   457.00     $ 1,399.00     $ 2,379.00     $ 5,009.00
AXA Premier VIP Large Cap Core Equity            $   438.00     $ 1,344.00     $ 2,290.00     $ 4,846.00
AXA Premier VIP Large Cap Growth                 $   436.00     $ 1,338.00     $ 2,280.00     $ 4,828.00
AXA Premier VIP Large Cap Value                  $   435.00     $ 1,335.00     $ 2,275.00     $ 4,819.00
AXA Premier VIP Mid Cap Growth                   $   459.00     $ 1,405.00     $ 2,389.00     $ 5,027.00
AXA Premier VIP Mid Cap Value                    $   453.00     $ 1,387.00     $ 2,359.00     $ 4,973.00
AXA Premier VIP Technology                       $   467.00     $ 1,427.00     $ 2,423.00     $ 5,089.00
-----------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   380.00     $ 1,173.00     $ 2,012.00     $ 4,327.00
EQ/Alliance Growth and Income                    $   390.00     $ 1,201.00     $ 2,057.00     $ 4,413.00
EQ/Alliance Intermediate Government Securities   $   385.00     $ 1,186.00     $ 2,032.00     $ 4,365.00
EQ/Alliance International                        $   415.00     $ 1,275.00     $ 2,179.00     $ 4,640.00
EQ/Alliance Large Cap Growth                     $   425.00     $ 1,306.00     $ 2,229.00     $ 4,733.00
EQ/Alliance Quality Bond                         $   383.00     $ 1,183.00     $ 2,027.00     $ 4,356.00
EQ/Alliance Small Cap Growth                     $   410.00     $ 1,260.00     $ 2,153.00     $ 4,594.00
EQ/Ariel Appreciation II                         $ 1,132.00     $ 3,231.00     $ 5,130.00     $ 9,126.00
EQ/Bear Stearns Small Company Growth             $   443.00     $ 1,358.00     $ 2,313.00     $ 4,889.00
EQ/Bernstein Diversified Value                   $   395.00     $ 1,217.00     $ 2,083.00     $ 4,461.00
EQ/Boston Advisors Equity Income                 $   413.00     $ 1,269.00     $ 2,169.00     $ 4,622.00
EQ/Calvert Socially Responsible                  $   414.00     $ 1,272.00     $ 2,174.00     $ 4,631.00
EQ/Capital Guardian Growth                       $   403.00     $ 1,241.00     $ 2,123.00     $ 4,537.00
EQ/Capital Guardian International                $   431.00     $ 1,322.00     $ 2,254.00     $ 4,780.00
EQ/Capital Guardian Research                     $   399.00     $ 1,229.00     $ 2,103.00     $ 4,499.00
EQ/Capital Guardian U.S. Equity                  $   399.00     $ 1,229.00     $ 2,103.00     $ 4,499.00
EQ/Caywood-Scholl High Yield Bond                $   406.00     $ 1,248.00     $ 2,133.00     $ 4,556.00
EQ/Equity 500 Index                              $   357.00     $ 1,105.00     $ 1,899.00     $ 4,111.00
EQ/Evergreen International                       $ 1,059.00     $ 3,044.00     $ 4,868.00     $ 8,811.00
EQ/Evergreen Omega                               $   404.00     $ 1,245.00     $ 2,128.00     $ 4,546.00
EQ/FI Mid Cap                                    $   404.00     $ 1,245.00     $ 2,128.00     $ 4,546.00
EQ/FI Mid Cap Value                              $   409.00     $ 1,257.00     $ 2,148.00     $ 4,584.00
EQ/GAMCO Mergers and Acquisitions                $   481.00     $ 1,468.00     $ 2,491.00     $ 5,210.00
EQ/GAMCO Small Company Value                     $   415.00     $ 1,275.00     $ 2,179.00     $ 4,640.00
EQ/International Growth                          $   437.00     $ 1,340.00     $ 2,284.00     $ 4,835.00
-----------------------------------------------------------------------------------------------------------------


18 Fee table

-----------------------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end of the
                                                                  applicable time period
-----------------------------------------------------------------------------------------------------------------
 Portfolio Name                                      1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                       $ 1,128.00     $ 1,912.00     $ 2,739.00     $ 4,752.00
EQ/JPMorgan Core Bond                           $ 1,077.00     $ 1,764.00     $ 2,496.00     $ 4,298.00
EQ/JPMorgan Value Opportunities                 $ 1,096.00     $ 1,820.00     $ 2,588.00     $ 4,471.00
EQ/Lazard Small Cap Value                       $ 1,109.00     $ 1,857.00     $ 2,648.00     $ 4,584.00
EQ/Legg Mason Value Equity                      $ 1,408.00     $ 2,710.00     $ 3,996.00     $ 6,893.00
EQ/Long Term Bond                               $ 1,089.00     $ 1,798.00     $ 2,552.00     $ 4,404.00
EQ/Lord Abbett Growth and Income                $ 1,183.00     $ 2,075.00     $ 3,000.00     $ 5,227.00
EQ/Lord Abbett Large Cap Core                   $ 1,224.00     $ 2,193.00     $ 3,189.00     $ 5,561.00
EQ/Lord Abbett Mid Cap Value                    $ 1,133.00     $ 1,928.00     $ 2,764.00     $ 4,798.00
EQ/Marsico Focus                                $ 1,122.00     $ 1,897.00     $ 2,714.00     $ 4,706.00
EQ/Mercury Basic Value Equity                   $ 1,091.00     $ 1,804.00     $ 2,563.00     $ 4,423.00
EQ/Mercury International Value                  $ 1,131.00     $ 1,922.00     $ 2,754.00     $ 4,780.00
EQ/MFS Emerging Growth Companies                $ 1,100.00     $ 1,832.00     $ 2,608.00     $ 4,509.00
EQ/MFS Investors Trust                          $ 1,099.00     $ 1,829.00     $ 2,603.00     $ 4,499.00
EQ/Money Market                                 $ 1,067.00     $ 1,733.00     $ 2,445.00     $ 4,200.00
EQ/Montag & Caldwell Growth                     $ 1,113.00     $ 1,869.00     $ 2,669.00     $ 4,622.00
EQ/PIMCO Real Return                            $ 1,100.00     $ 1,832.00     $ 2,608.00     $ 4,509.00
EQ/Short Duration Bond                          $ 1,078.00     $ 1,767.00     $ 2,501.00     $ 4,307.00
EQ/Small Company Index                          $ 1,060.00     $ 1,714.00     $ 2,414.00     $ 4,141.00
EQ/TCW Equity                                   $ 1,118.00     $ 1,885.00     $ 2,694.00     $ 4,668.00
EQ/UBS Growth and Income                        $ 1,116.00     $ 1,879.00     $ 2,684.00     $ 4,650.00
EQ/Van Kampen Comstock                          $ 1,127.00     $ 1,909.00     $ 2,734.00     $ 4,743.00
EQ/Van Kampen Emerging Markets Equity           $ 1,188.00     $ 2,090.00     $ 3,025.00     $ 5,271.00
EQ/Van Kampen Mid Cap Growth                    $ 1,178.00     $ 2,059.00     $ 2,976.00     $ 5,184.00
EQ/Wells Fargo Montgomery Small Cap             $ 1,346.00     $ 2,538.00     $ 3,731.00     $ 6,472.00
-----------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
-----------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity    $ 1,670.00     $ 3,414.00     $ 5,040.00     $ 8,393.00
-----------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-----------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                     $ 1,281.00     $ 2,355.00     $ 3,446.00     $ 6,002.00
-----------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                                         If you annuitize at the end of the
                                                               applicable time period
--------------------------------------------------------------------------------------------------------
 Portfolio Name                                   1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                     $   778.00   $ 1,662.00     $ 2,589.00     $ 5,102.00
EQ/JPMorgan Core Bond                         $   727.00   $ 1,514.00     $ 2,346.00     $ 4,648.00
EQ/JPMorgan Value Opportunities               $   746.00   $ 1,570.00     $ 2,438.00     $ 4,821.00
EQ/Lazard Small Cap Value                     $   759.00   $ 1,607.00     $ 2,498.00     $ 4,934.00
EQ/Legg Mason Value Equity                    $ 1,058.00   $ 2,460.00     $ 3,846.00     $ 7,243.00
EQ/Long Term Bond                             $   739.00   $ 1,548.00     $ 2,402.00     $ 4,754.00
EQ/Lord Abbett Growth and Income              $   833.00   $ 1,825.00     $ 2,850.00     $ 5,577.00
EQ/Lord Abbett Large Cap Core                 $   874.00   $ 1,943.00     $ 3,039.00     $ 5,911.00
EQ/Lord Abbett Mid Cap Value                  $   783.00   $ 1,678.00     $ 2,614.00     $ 5,148.00
EQ/Marsico Focus                              $   772.00   $ 1,647.00     $ 2,564.00     $ 5,056.00
EQ/Mercury Basic Value Equity                 $   741.00   $ 1,554.00     $ 2,413.00     $ 4,773.00
EQ/Mercury International Value                $   781.00   $ 1,672.00     $ 2,604.00     $ 5,130.00
EQ/MFS Emerging Growth Companies              $   750.00   $ 1,582.00     $ 2,458.00     $ 4,859.00
EQ/MFS Investors Trust                        $   749.00   $ 1,579.00     $ 2,453.00     $ 4,849.00
EQ/Money Market                               $   717.00   $ 1,483.00     $ 2,295.00     $ 4,550.00
EQ/Montag & Caldwell Growth                   $   763.00   $ 1,619.00     $ 2,519.00     $ 4,972.00
EQ/PIMCO Real Return                          $   750.00   $ 1,582.00     $ 2,458.00     $ 4,859.00
EQ/Short Duration Bond                        $   728.00   $ 1,517.00     $ 2,351.00     $ 4,657.00
EQ/Small Company Index                        $   710.00   $ 1,464.00     $ 2,264.00     $ 4,491.00
EQ/TCW Equity                                 $   768.00   $ 1,635.00     $ 2,544.00     $ 5,018.00
EQ/UBS Growth and Income                      $   766.00   $ 1,629.00     $ 2,534.00     $ 5,000.00
EQ/Van Kampen Comstock                        $   777.00   $ 1,659.00     $ 2,584.00     $ 5,093.00
EQ/Van Kampen Emerging Markets Equity         $   838.00   $ 1,840.00     $ 2,875.00     $ 5,621.00
EQ/Van Kampen Mid Cap Growth                  $   828.00   $ 1,809.00     $ 2,826.00     $ 5,534.00
EQ/Wells Fargo Montgomery Small Cap           $   996.00   $ 2,288.00     $ 3,581.00     $ 6,822.00
--------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity  $ 1,320.00   $ 3,164.00     $ 4,890.00     $ 8,743.00
--------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                   $   931.00   $ 2,105.00     $ 3,296.00     $ 6,352.00
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at
                                                            applicable time period
--------------------------------------------------------------------------------------------------------
 Portfolio Name                                    1 year       3 years       5 years        10 years
--------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                      $ 428.00     $ 1,312.00    $ 2,239.00     $ 4,752.00
EQ/JPMorgan Core Bond                          $ 377.00     $ 1,164.00    $ 1,996.00     $ 4,298.00
EQ/JPMorgan Value Opportunities                $ 396.00     $ 1,220.00    $ 2,088.00     $ 4,471.00
EQ/Lazard Small Cap Value                      $ 409.00     $ 1,257.00    $ 2,148.00     $ 4,584.00
EQ/Legg Mason Value Equity                     $ 708.00     $ 2,110.00    $ 3,496.00     $ 6,893.00
EQ/Long Term Bond                              $ 389.00     $ 1,198.00    $ 2,052.00     $ 4,404.00
EQ/Lord Abbett Growth and Income               $ 483.00     $ 1,475.00    $ 2,500.00     $ 5,227.00
EQ/Lord Abbett Large Cap Core                  $ 524.00     $ 1,593.00    $ 2,689.00     $ 5,561.00
EQ/Lord Abbett Mid Cap Value                   $ 433.00     $ 1,328.00    $ 2,264.00     $ 4,798.00
EQ/Marsico Focus                               $ 422.00     $ 1,297.00    $ 2,214.00     $ 4,706.00
EQ/Mercury Basic Value Equity                  $ 391.00     $ 1,204.00    $ 2,063.00     $ 4,423.00
EQ/Mercury International Value                 $ 431.00     $ 1,322.00    $ 2,254.00     $ 4,780.00
EQ/MFS Emerging Growth Companies               $ 400.00     $ 1,232.00    $ 2,108.00     $ 4,509.00
EQ/MFS Investors Trust                         $ 399.00     $ 1,229.00    $ 2,103.00     $ 4,499.00
EQ/Money Market                                $ 367.00     $ 1,133.00    $ 1,945.00     $ 4,200.00
EQ/Montag & Caldwell Growth                    $ 413.00     $ 1,269.00    $ 2,169.00     $ 4,622.00
EQ/PIMCO Real Return                           $ 400.00     $ 1,232.00    $ 2,108.00     $ 4,509.00
EQ/Short Duration Bond                         $ 378.00     $ 1,167.00    $ 2,001.00     $ 4,307.00
EQ/Small Company Index                         $ 360.00     $ 1,114.00    $ 1,914.00     $ 4,141.00
EQ/TCW Equity                                  $ 418.00     $ 1,285.00    $ 2,194.00     $ 4,668.00
EQ/UBS Growth and Income                       $ 416.00     $ 1,279.00    $ 2,184.00     $ 4,650.00
EQ/Van Kampen Comstock                         $ 427.00     $ 1,309.00    $ 2,234.00     $ 4,743.00
EQ/Van Kampen Emerging Markets Equity          $ 488.00     $ 1,490.00    $ 2,525.00     $ 5,271.00
EQ/Van Kampen Mid Cap Growth                   $ 478.00     $ 1,459.00    $ 2,476.00     $ 5,184.00
EQ/Wells Fargo Montgomery Small Cap            $ 646.00     $ 1,938.00    $ 3,231.00     $ 6,472.00
--------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
--------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 970.00     $ 2,814.00    $ 4,540.00     $ 8,393.00
--------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
--------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $ 581.00     $ 1,755.00    $ 2,946.00     $ 6,002.00
--------------------------------------------------------------------------------------------------------


                                                                    Fee table 19

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



20 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT
The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. This contract is no longer available to new purchasers.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Annuitant       Minimum
 Contract type   issue ages*     contributions         Source of contributions                 Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85    o $5,000 (initial)    o After-tax money.                      o For annuitants up to age 83 at
                                                                                                 contract issue, no additional
                                 o $500 (additional)   o Paid to us by check or transfer of      contributions may be made after
                                                         contract value in a tax-deferred        attainment of age 84 or, if later,
                                                         exchange under Section 1035 of the      the first contract anniversary.
                                                         Internal Revenue Code.

                                                                                               o For annuitants age 84 and older at
                                                                                                 contract issue, additional contri-
                                                                                                 butions may be made up to one year
                                                                                                 from contract issue.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA    20 through 85   o  $5,000 (initial)    o Eligible rollover distributions from  o For annuitants up to age 83 at
                                                         TSA contracts or other 403(b)           contract issue, no additional
                                o $50 (additional)       arrangements, qualified plans, and      contributions may be made after
                                                         governmental employer 457(b) plans.     attainment of age 84 or, if later,
                                                                                                 the first contract anniversary.

                                                       o Rollovers from another traditional    o For annuitants age 84 and older at
                                                         individual retirement arrangement.      contract issue, additional contri-
                                                                                                 butions may be made up to one year
                                                       o Direct custodian-to-custodian trans-    from contract issue.
                                                         fers from another traditional
                                                         individual retirement arrangement.    o Contributions after age 70-1/2
                                                                                                 must be net of required minimum
                                                       o Regular IRA contributions.              distributions.

                                                       o Additional "catch-up" contributions.  o Although we accept regular IRA con-
                                                                                                 tributions (limited to $4,000 for
                                                                                                 2006 and 2007) under Rollover IRA
                                                                                                 contracts, we intend that this
                                                                                                 contract be used primarily for
                                                                                                 rollover and direct transfer
                                                                                                 contributions.

                                                                                               o Additional catch-up contributions
                                                                                                 of up to $1,000 can be made for
                                                                                                 calendar years 2006 and 2007 where
                                                                                                 the owner is at least age 50 but
                                                                                                 under age 701/2 at any time during
                                                                                                 the calendar year for which the
                                                                                                 contribution is made.
-----------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
                   Annuitant       Minimum
 Contract type    issue ages*     contributions        Source of contributions                 Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85    o $5,000 (initial)  o  Rollovers from abother Roth IRA      o For annuitants up to 83 at
IRA                                                                                              at contract issue, no additional
                                   o $50 (additional)  o  Rollovers from a "designated Roth      contributions may be made after
                                                          contribution account" under a          attainment of age 84, or, if
                                                          401(k) plan or 403(b) arrangement.     later, the first contract
                                                                                                 anniversary
                                                       o  Conversion rollovers from
                                                          Traditional IRA                      o For annuitants age 84 and older
                                                                                                 at contract issue, additional
                                                       o  Direct transfers from another Roth     contributions may be made up to
                                                          IRA.                                   one year from contract issue.

                                                       o  Regular Roth IRA contributions.      o Conversion rollovers after age
                                                                                                 70-1/2 must be net of required
                                                       o  Additional catch-up contributions.     minimum distributions for the
                                                                                                 traditional IRA you are rolling
                                                                                                 over.

                                                                                               o You cannot roll over funds from a
                                                                                                 traditional IRA if your adjusted
                                                                                                 gross income is $100,000 or more.

                                                                                               o Although we accept regular Roth IRA
                                                                                                 contributions (limited to $4,000
                                                                                                 for 2006 and 2007) under Roth IRA
                                                                                                 contracts, we intend that this
                                                                                                 contract be used primarily for
                                                                                                 rollover and direct transfer
                                                                                                 contributions.

                                                                                               o Additional catch-up contributions
                                                                                                 of up to $1,000 can be made for
                                                                                                 calendar years 2006 and 2007 where
                                                                                                 the owner is at least age 50 at
                                                                                                 any time during the calendar year
                                                                                                 for which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85    o $5,000 (initial)  o Direct transfers of pre-tax funds     o For annuitants up to age 83 at con-
                                                         from another contract or arrange-       tract issue, no additional
                                   o $50 (additional)    ment under Section 403(b) of the        contributions may be made after
                                                         Internal Revenue Code, complying        attainment of age 84, or, if later,
                                                         with IRS Revenue Ruling 90-24.          the first contract anniversary.

                                                       o Eligible rollover distributions of    o For annuitants age 84 and older at
                                                         tax funds from other 403(b) plans.      Pre contract issue, additional
                                                         Subsequent contributions may also       contributions may be made up to
                                                         be rollovers from qualified plans,      one year from contract issue.
                                                         governmental employer 457(b) plans
                                                         and traditional IRAs                  o Rollover or direct transfer
                                                                                                 contributions after age 701/2 must
                                                                                                 be net of any required minimum
                                                                                                 distributions.

                                                                                               o We do not accept employer-remitted
                                                                                                 contributions.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Annuitant       Minimum
 Contract type    issue ages*     contributions        Source of contributions                 Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------

QP                 20 through 75   o $5,000 (initial)  o Only transfer contributions from      o We do not accept regular ongoing
                                                         other investments within an existing    payroll contributions.
                                                         defined contribution qualified plan
                                                                                               o Only one additional transfer
                                   o $500 (additional) o The plan must be qualified under        contribution may be made during
                                                         Section 401(a) of the Internal          a contract year.
                                                         Revenue Code.
                                                                                               o No additional transfer contri-
                                                       o For 401(k) plans, transferred contri-   butions after the attainment of age
                                                         butions may not include any after       76 or, if later, the first contract
                                                         tax contributions                       anniversary.

                                                                                               o Contributions after age 70-1/2 must
                                                                                                 be net of any required minimum
                                                                                                 distributions.

                                                                                               o A separate QP contract must be
                                                                                                 established for each plan
                                                                                                 participant.

                                                                                               o We do not accept contributions
                                                                                                 from defined benefit plans.




See Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 70   o $2000 (initial)   o Regular traditional IRA               o No regular IRA contributions in the
IRA                                o $50 (additional)    contributions.                          calendar year you turn age 70-1/2
                                                                                                 and thereafter.
                                                       o Additional catch-up contributions.
                                                                                               o Rollover and direct transfer
                                                       o Eligible rollover distributions from    contributions may be made up to
                                                         TSA contracts or other 403(b)           the atainment of age 84.
                                                         arrangements, qualified plans, and
                                                         government employer 457(b) plans      o Regular contributions may not
                                                                                                 exceed $4,000 for 2006 and 2007.
                                                       o Rollovers from another traditional
                                                         individual retirement arrangement.    o Rollover and direct transfer
                                                                                                 contributions after age 70-1/2 must
                                                       o Direct custodian-to-custodian trans-    be net of required minimum
                                                         fers from another traditional           distributions.
                                                         individual retirement arrangement.
                                                                                               o Although we accept rollover and
                                                                                                 direct transfer contributions under
                                                                                                 the Flexible Premium IRA contract,
                                                                                                 we intend that this contract be
                                                                                                 used for ongoing regular
                                                                                                 contributions.

                                                                                               o Additional catch-up contributions
                                                                                                 of up to $1,000 can be made for
                                                                                                 calendar years 2006 and 2007 where
                                                                                                 the owner is at least age 50 but
                                                                                                 under age 70-1/2 at any time during
                                                                                                 the calendar year from which the
                                                                                                 contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                            Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
                   Annuitant       Minimum
 Contract type    issue ages*     contributions        Source of contributions                 Limitations on contributions
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium  20 through 85    o $2,000 (initial)  o Regular after-tax contributions.      o For annuitants up to age 83 at
Roth IRA                                                                                         contract issue, no additional
                                   o $50 (additional)  o Additional catch-up contributions.      contributions may be made after the
                                                                                                 attainment of age 84, or, if later,
                                                       o Rollovers from another Roth IRA.        the first contract anniversary.

                                                       o Rollovers from a "designated Roth     o For annuitants age 84 and older at
                                                         contribution account" under a           contract issue additional contribu-
                                                         401(k) plan or 403(b) arrangement.      tions may be made up to one year
                                                                                                 from contract issue.
                                                       o Conversion rollovers from a tradi-
                                                         tional IRA.                           o Regular Roth IRA contributions may
                                                                                                 not exceed $4,000 for 2006 and
                                                       o Direct transfers from another Roth      2007.
                                                         IRA.
                                                                                               o Contributions are subject to income
                                                                                                 limits and other tax rules.

                                                                                               o Although we accept rollover and
                                                                                                 direct transfer contributions under
                                                                                                 the Flexible Premium Roth IRA con-
                                                                                                 tract, we intend that this contract
                                                                                                 be used for ongoing regular Roth
                                                                                                 IRA contributions.

                                                                                               o Additional catch-up contributions o
                                                                                                 up to $1,000 can be made for calen-
                                                                                                 dar years 2006 and 2007 where the
                                                                                                 owner is at least age 50 at any
                                                                                                 time during the calendar year for
                                                                                                 which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70            o $5,000 (initial)  o Direct custodian-to-custodian trans-  o Any additional contributions must
Beneficiary                                              fers of your interest as a death        be from the same type of IRA of
Continuation                       o $1,000              beneficiary of the deceased owner's     the same decreased owner.
Contract (tradi-                     (additional)        traditional individual retirement
tional IRA or                                            arrangement or Roth IRA to an IRA of
Roth IRA)                                                the same type.
------------------------------------------------------------------------------------------------------------------------------------


* Please see Appendix VI for variations that may apply to your contract.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


24 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.



                                              Contract features and benefits  25

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                     Adviser(s)
-----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                     o AllianceBernstein L.P.
 VALUE
                                                                                  o Institutional Capital Corporation

                                                                                  o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                     o AllianceBernstein L.P.
 GROWTH
                                                                                  o Franklin Advisers, Inc.

                                                                                  o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                     o AXA Rosenberg Investment Management LLC

                                                                                  o TCW Investment Management Company

                                                                                  o Wellington Management Company, LLP
 -----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                     o Firsthand Capital Management, Inc.

                                                                                  o RCM Capital Management LLC

                                                                                  o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                       Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.            o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent  o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent  o AllianceBernstein L.P.
                                 with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.    o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.            o Ariel Capital Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.           o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                      o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to      o Boston Advisors, LLC
 INCOME                          achieve an above-average and consistent total
                                 return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.            o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                        and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.               o Capital Guardian Trust Company

------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.          o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.    o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features andbenefits 27

Portfolios of the Trusts (continued)


------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates     o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                   o Evergreen Investment Management
 BOND                                                                                       Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                            Company, LLC
-----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                     o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                    o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                     o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                               erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                            o J.P. Morgan Investment Management Inc.
  OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                                o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                         o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation          o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without          o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
 EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-    o Lord, Abbett & Co. LLC
 CORE                          able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                      o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of    o Merrill Lynch Investment Manager
 VALUE                         income, accompanied by growth of capital.                    International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                 MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------


28 Contract features and benefits

Portfolios of the Trusts (continued)

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital with a secondary         o MFS Investment  Management
                               objective to seek reasonable current income. For purposes
                               of this Portfolio, the words "reasonable current income"
                               mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income, preserve   o The Dreyfus Corporation
                               its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent with preservation     o Pacific Investment Management Company,
                               of real capital and prudent investment management.           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of principal. o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before the      o AllianceBernstein L.P.
                               deduction of portfolio expenses) the total return of the
                               Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                  Seeks to achieve long-term capital appreciation.           o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital              o UBS Global Asset Management
                               ation with income as a secondary consideration.              (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.                                 o Morgan Stanley Investment
                                                                                            Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.                      o Wells Capital Management Inc.
 MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.                                            o Morgan Stanley Investment
 GROWTH                                                                                     Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.                      o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
Laudus Variable
Insurance Trust
Portfolio Name                  Objective                                                 Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     Seeks to increase the value of your investment in bull     o Charles Schwab Investment Management,
 LONG/SHORT EQUITY             markets and bear markets through strategies that are         Inc.
                               designed to have limited exposure to general equity        o AXA Rosenberg Investment Management LLC
                               market risk.
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                  Objective                                                 Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   Seeks to provide above average current income and long-    o Van Kampen (is the name under which Mor-
                               term capital appreciation by investing primarily in equity   gan Stanley Investment Management Inc.
                               securities of companies in the U.S. real estate industry,    does business in certain situations)
                               including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 29

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state), any withdrawal charges and any optional benefit charges.


The minimum yearly guaranteed interest rate is 3% for 2006. The minimum yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the Guaranteed Interest Option.


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that



30  Contract features and benefits
you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the variable investment options and the guaranteed interest option however you chose.

For example, if your initial contribution is $10,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 3.76% on February 15, 2006, we would have allocated $6,912 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $10,000.


The principal assurance allocation was only available for annuitants ages 80 or younger when the contract was issued. Had the annuitant been age 76-80, your principal assurance allocation was limited to the seven year fixed maturity option only. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options and guaranteed interest option would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a


                                              Contract features and benefits  31
time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during that 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.


If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options and the guaranteed interest option. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.


The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election


32  Contract features and benefits
and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006. See "Transferring your money among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.



YOUR BENEFIT BASE


A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Living Benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
    less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
  plus


o daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate
  Government Securities, EQ/Money Market and EQ/Short Duration Bond) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),
                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday plus any contribution made since the most recent contract anniversary,

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual ratchet to age 85, as described immediately above, on each contract date anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed under "Living Benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


LIVING BENEFIT OPTION

The following section provides information about the Living Benefit option, which was only available at the time you purchased your contract.

The annuitant was age 20 through 75 at the time of contract issue. The Living Benefit option is a guaranteed minimum income benefit. If you elected the Living Benefit option at purchase, you pay an additional charge that is described under "Living Benefit charge" in "Charges and expenses" or in Appendix VI, depending on when your contract was issued, later in this Prospectus. The Living Benefit may not have been available in your state at the time of your purchase. If you purchased your contract as an Inherited IRA, the guaranteed minimum income benefit was not available to you. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was generally not available to you. The guaranteed minimum income benefit was available for certain split-funded Charitable Remainder Trusts.



                                              Contract features and benefits  33

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager(R) level payment life with a period certain payout option subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:


------------------------------------------
          Level payments
------------------------------------------
                    Period certain years
     Annuitant's  ------------------------
 age at exercise  IRAs   NQ
      60-75       10    10
        76         9    10
        77         8    10
        78         7    10
        79         7    10
        80         7    10
        81         7     9
        82         7     8
        83         7     7
        84         6     6
        85         5     5
------------------------------------------


We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.


--------------------------------------------------------------------------------
                                       guaranteed minimum
      Contract date                  income benefit -- annual
 anniversary at exercise             income payable for life
--------------------------------------------------------------------------------
            10                              $11,891
            15                              $18,597
--------------------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:


34  Contract features and benefits

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii)if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit option may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) QP contracts, the Plan participant can exercise the Living Benefit option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(v) for Accumulator(R) Rollover TSA contracts, you may exercise the Living Benefit option only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) for a successor owner/annuitant, the earliest exercise date will be based on the original contract issue date and the age of successor owner/annuitant as of the Processing Date successor owner/ annuitant takes effect; and

(vii)if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Living Benefit option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

     o If the successor owner is the annuitant, the Living Benefit option continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Living Benefit option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

     o If you designate your surviving spouse as successor owner, the Living Benefit option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

     o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were age 85 at issue.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the highest amount.


                                              Contract features and benefits  35

OPTIONAL ENHANCED DEATH BENEFIT APPLICABLE FOR ANNUITANTS WHO WERE AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may have elected one of the following enhanced death benefits:


6% ROLL-UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.



THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Your enhanced death benefit election may not be changed. In New York, only the standard death benefit and the Annual ratchet to age 85 enhanced death benefit were available.
                      ----------------------------------

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


PROTECTION PLUS(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 71 through 79 when we issued your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. This feature is not available in every state.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of Required minimum distributions under "Tax information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.


The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract


36  Contract features and benefits
also contains the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from this contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from this contract.


o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust is the annuitant.


o An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, will apply as described in "Charges and expenses" later in this Prospectus.

o The Living benefit, successor owner/annuitant feature, special dollar cost averaging program, automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  37

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)    mortality and expense risks;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal (plus applicable withdrawal charges);


(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.



INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


38  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer any amount to the account for special dollar cost averaging.
o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.
o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY


You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive



                            Transferring your money among investment options  39
transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE


We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.

--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006.



40  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.




--------------------------------------------------------------------------------
                                    Method of withdrawal
                    ------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
 Contract           Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                  Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA             Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------
QP                    Yes           No             No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


** This contract pays out post-death required minimum distributions. See
   "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.



LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 15% free withdrawal amount (see "15% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 15% free withdrawal amount.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals" option to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the


                                                        Accessing your money  41
later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the Living Benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 15% free withdrawal amount.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have a significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.


42  Accessing your money

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x.40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


                                                        Accessing your money  43

YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).





--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
---------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial profes-


44  Accessing your money
sional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.


You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

If you purchase an Income Manager(R) contract in connection with the exercise of the Living Benefit option, different payout options may apply, as well as other various differences. See "Living Benefit option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager(R) Prospectus.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below:

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.



ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:




--------------------------------------------------------------------------------
           New York                    Pennsylvania
--------------------------------------------------------------------------------
                     Maximum                       Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
      84             94            81-85            90
      85             95
--------------------------------------------------------------------------------



This may also be different in other states.


                                                        Accessing your money  45

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); the Living Benefit; and Protection Plus(SM).

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE


We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.75% of the net assets in each variable investment option.


The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 15% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


46  Charges and expenses

--------------------------------------------------------------------------------
                         Contract year
                    1     2     3     4     5     6     7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution  7%    7%    6%    6%    5%    3%    1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be computed in the same manner as for other contracts, except that the withdrawal charge schedule will be different. For these contracts, the withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each subsequent contract year to 0% in the sixth and later contract years.

The withdrawal charge does not apply in the circumstances described below.

15% free withdrawal amount. Each contract year you can withdraw up to 15% of your account value without paying a withdrawal charge. The 15% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. Additional contributions during the contract year do not increase your 15% free withdrawal amount. The 15% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 15% free withdrawal amount defined above.

Disability, terminal illness or confinement to nursing home.

The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or


(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:


- its main function is to provide skilled, intermediate, or custodial nursing care;
- it provides continuous room and board to three or more persons;
- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 7 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.



--------------------------------------------------------------------------------
     NY Alternate         NY Alternate
       Scale I              Scale II
--------------------------------------------------------------------------------
                        Year of transfer
  Year of investment      within fixed
  in fixed maturity         maturity
       option*               option*
--------------------------------------------------------------------------------
  Within year 1   7%   Within year 1   5%
--------------------------------------------------------------------------------
        2         6%         2         4%
--------------------------------------------------------------------------------
        3         5%         3         3%
--------------------------------------------------------------------------------
        4         4%         4         2%
--------------------------------------------------------------------------------
        5         3%         5         1%
--------------------------------------------------------------------------------
        6         2%    After year 5   0%
--------------------------------------------------------------------------------
        7         1%
--------------------------------------------------------------------------------
   After year 7   0%   Not to exceed 1% times the number of years remaining in
                       the fixed maturity option, rounded to the higher number
                       of years. In other words, if 4.3 years remain,
                       it would be a 5% charge.
--------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer


                                                        Charges and expenses  47

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charges from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.


6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual ratchet to age 85 benefit base for which it is in effect.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If these amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


STANDARD DEATH BENEFIT. There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elected the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


48  Charges and expenses

o Management fees ranging from 0.10% to 1.50%.

o 12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  49

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Living Benefit and you are the owner, but not the annuitant. Because the payments under the Living Benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Living Benefit option, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Living Benefit option, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit," under "Living Benefit option," in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alterna-



50  Payment of death benefit
   tive is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where a NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.


                                                    Payment of death benefit  51

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


52  Payment of death benefit

   No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

                                                    Payment of death benefit  53

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator(R)'s choice of death benefits and the Living Benefit, guaranteed minimum income benefit, Special Dollar Cost Averaging, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distributions. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:


54  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant were the same under the source contract and the Accumulator(R) NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will


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

   only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAs)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA or Roth IRA. We offered traditional IRAs in the Rollover IRA and Flexible


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Premium IRA contracts. We offered the Roth IRA in the Roth Conversion IRA and
Flexible Premium Roth IRA contracts. We also offered the Inherited IRA for payment of post death required minimum distributions in traditional IRA and Roth IRA. The first part of this section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.


PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature was offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts. You should consult with your tax adviser for further information.

Your right to cancel within a certain number of days

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

You can cancel any version of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" in "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2005 and 2006. When your earnings are below $4,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.


If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch-up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. "Catch-up" contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.



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If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum       Equals   the adjusted
 -------------------        x        regular           =       deductible
 divided by $10,000                contribution                contribution
                                   for the year                   limit



Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.


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

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.


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Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional
     IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o    the entire amount received is rolled over to another traditional
     IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions


Background on Regulations--Required Minimum Distributions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your Required Beginning Date, which is April


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1st of the calendar year after the calendar year in which you turn age 70-1/2.
If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owners death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.


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Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.


To meet this last exception, you could elect to apply your contract's value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.


Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount


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depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;



o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.


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There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose also excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    Rollovers from a Roth IRA to another Roth IRA;



o    Direct transfers from a Roth IRA to another Roth IRA;



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   Qualified distributions from a Roth IRA; and

o Return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2; or older or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3)  Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAs)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued



                                                             Tax information  65


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Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature

The Protection Plus(SM) feature was offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should consult with your tax adviser for further information.

Contributions to TSAs

There were two ways you could have contributed to establish this Accumulator(R) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meet the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.

If you made a direct transfer, you filled out our transfer form.


We do not accept after-tax funds in the Accumulator(R) Rollover TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Accumulator(R) Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled-over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would


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

otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o    direct rollover from another TSA or eligible retirement plan; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity Payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.


                                                             Tax information  67

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.


TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonfor feitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

Tax-deferred rollovers and direct transfers. You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This only applies to you if you established your Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to


68  Tax information
the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.


If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.


Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age
     55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.


                                                             Tax information  69

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviving spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.



IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


70  Tax information

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49 operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of its Trusts.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, either Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;


(6) to restrict or eliminate any voting rights as to the Separate Accounts;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in the respective SAIs, which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:





--------------------------------------------------------------------------------
    Fixed Maturity
   Options with
   February 15th       Rate to Maturity          Price
 Maturity Date of          as of           Per $100 of
   Maturity Year     February 15, 2006    Maturity Value
--------------------------------------------------------------------------------
        2007       3.17%                 $ 96.93
        2008       3.29%                 $ 93.73
        2009       3.37%                 $ 90.53
        2010       3.43%                 $ 87.37
        2011       3.47%                 $ 84.31
        2012       3.53%                 $ 81.20
        2013       3.64%                 $ 77.84
        2014       3.69%                 $ 74.82
--------------------------------------------------------------------------------


                                                             More information 71

--------------------------------------------------------------------------------
    Fixed Maturity
   Options with
   February 15th       Rate to Maturity          Price
 Maturity Date of          as of           Per $100 of
   Maturity Year     February 15, 2006    Maturity Value
--------------------------------------------------------------------------------
        2015       3.74%                 $ 71.84
        2016       3.76%                 $ 69.12
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

  (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

  (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

  (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMO's maturity date.

  (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.



72  More information

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by the information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such cases, you must have signed our Acknowledgment of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgment of Receipt form Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgment of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.



                                                            More information  73

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees;

o the formal approval of independent public accounting firm selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Its shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP


74  More information
contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.



DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 7.50% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments



                                                            More information  75
known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



76  More information

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


                             Incorporation of certain documents by reference  77

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.20%.




  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                         OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005
------------------------------------------------------------------------------------------------------------------------------------
                                                    For the years ending December 31,
                                             2005        2004      2003          2002        2001
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation                  $  11.35    $  10.63          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   1,271         728          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation                $  10.43    $  10.31          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     397         373          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation           $  10.62    $  10.41          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     849         695          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation                    $  47.15    $  45.53    $  42.39     $ 36.01          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   4,798       5,029       4,208       1,221          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation               $  11.22    $  10.65          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   5,795       3,138          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity          $  59.29    $  55.46    $  50.07     $ 36.85     $ 52.44
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                     264         269         265         161         153
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond                  $  11.30    $  11.24    $  10.96     $ 10.69          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                  11,139      12,384      12,153       4,285          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care                $  11.72    $  11.09    $  10.01     $  7.91          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   3,665       3,994       3,394         929          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield                 $  30.83    $  30.28    $  28.20     $ 23.29     $ 24.29
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   4,366       4,900       4,511         903         221
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity       $  13.79    $  12.09    $  10.38     $  7.82          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   3,367       3,660       3,008         923          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity      $  11.07    $  10.50    $   9.69     $  7.65          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   2,709       2,980       2,952       1,004          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth           $   9.82    $   9.24    $   8.77     $  6.80          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   5,006       6,362       5,953       2,130          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value            $  12.27    $  11.60    $  10.26     $  7.92          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   6,137       6,199       5,210       1,722          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  10.17    $   9.50    $   8.60     $  6.21          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          7,050       8,108       7,657       2,602          --
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        For the years ending December 31,
                                            2000        1999        1998            1997        1996
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 70.94     $ 82.86     $ 70.74       $ 71.57     $ 65.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         185         213         266           279           9
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                              $ 24.42     $ 27.13     $ 28.48       $ 30.46     $ 26.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         260         329         422           439          24
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                   --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          --          --          --            --          --
------------------------------------------------------------------------------------------------------------------------------------

Appendix I: Condensed financial information A-1

  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years
                                                                    ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                      2005       2004         2003        2002       2001
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  12.38    $  11.67     $  10.25   $   7.38           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   5,098       5,827        5,443      1,889           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  10.07    $   9.16     $   8.83   $   5.67           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2,975       3,498        1,530        306           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $ 256.01    $ 248.43     $ 220.33   $ 149.11     $ 226.39
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     545         613          548        222          154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  29.99    $  28.77     $  25.91   $  20.11           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   4,757       5,149        5,046      1,615           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  19.05    $  19.04     $  18.91   $  18.73           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3,491       4,043        4,619      1,850           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  15.37    $  13.49     $  11.55   $   8.65           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   5,792       5,816        5,125      1,285           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $   7.20    $   6.34     $   5.92   $   4.86     $   7.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   5,789       6,068        5,986      2,292           89
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  16.29    $  16.17     $  15.77   $  15.42           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   4,057       4,383        4,326      1,432           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  17.12    $  15.54     $  13.80   $   9.91     $  14.38
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   3,815       4,124        4,091      1,279          105
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  10.37          --           --         --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       9          --           --         --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $   8.17    $   7.70           --         --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     554          19           --         --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  15.17    $  14.56     $  12.99   $  10.22     $  11.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  14,461      15,533       14,531      4,578          114
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $   5.99    $   5.71           --         --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1,681         216           --         --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $   8.79    $   8.18     $   8.00   $   6.33     $   8.70
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     723         782          744        182           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  12.54    $  12.08     $  11.58   $   9.46     $  13.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   2,062       2,149        2,153        710          193
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  12.47    $  10.78     $   9.60   $   7.33     $   8.73
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   7,621       8,017        6,516      1,628           26
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                         $  11.95    $  11.40     $  10.41   $   8.01     $  10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   7,166       8,080        7,741      2,252           17
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                          2000         1999         1998         1997         1996
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $ 256.74     $ 303.01     $ 245.58     $ 192.60     $ 151.23
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       188          205          230          240            8
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $   9.52     $  11.80           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       114           79           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $  16.78     $  14.94     $  11.85     $  12.55           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       191           50          102           89           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $  11.75     $  12.13     $  11.86           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        54           46           22           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $  17.41     $  21.43     $  16.65     $  12.37           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                       235          245          160          124           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $  11.17     $  13.97           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        23           15           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                           $  11.12     $  10.62           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                        10            3           --           --           --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

        UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                         OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                       For the years
                                                                    ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                             2005        2004        2003        2002       2001         2000
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  11.72    $  11.19    $  10.36     $  7.69     $ 10.20     $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         13,164      14,528      13,433       2,981          59           8
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  10.41          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            161          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  26.88    $  26.06    $  23.92     $ 18.94     $ 24.71     $ 28.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          8,383       9,053       8,439       2,393          71          78
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $   9.75          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             38          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $   8.63    $   8.40    $   7.95     $  5.82          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          2,770       3,237       2,600         551          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  11.78    $  11.21    $   9.78     $  6.89     $  8.56     $ 10.00
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         12,783      13,609      12,491       2,799          19           7
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  16.03    $  14.57    $  12.51     $  9.51     $ 11.28     $ 10.98
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          8,724       9,029       8,508       3,161          37           9
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  10.51          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             81          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  24.09    $  23.37          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            297          62          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  11.51          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             40          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $   6.43    $   6.06    $   5.47     $  4.40     $  6.39     $  8.40
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          5,457       5,744       5,658       2,123          20          29
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  14.13    $  13.99    $  13.60     $ 13.32     $ 12.30     $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)         11,494      11,977      11,974       3,674         280          14
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  13.71    $  13.35    $  12.19     $  9.73     $ 12.16     $ 13.21
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          3,795       3,942       3,680       1,342         324         341
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  17.38    $  16.80    $  14.55     $ 10.70     $ 12.57     $ 10.81
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)          7,963       8,796       8,124       2,322         111          41
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  10.64          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             93          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  10.01          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)            139          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                $  10.61          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)             94          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                                         For the years ending December 31,
-------------------------------------------------------------------------------------------------
                                                   1999        1998        1997          1996
 EQ/Capital Guardian U. S. Equity
  Unit value                                      $ 10.29       --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   7       --          --           --
-------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/International Growth
-------------------------------------------------------------------------------------------------
  Unit value
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-------------------------------------------------------------------------------------------------
  Unit value                                      $ 10.47     $ 10.77       --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 139          98       --           --
-------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-------------------------------------------------------------------------------------------------
  Unit value                                      $ 12.52     $ 12.85     $ 11.53        --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                 423         506         383        --
-------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-------------------------------------------------------------------------------------------------
  Unit value                                      $  9.23     $  9.18       --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                  20          26       --           --
-------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-------------------------------------------------------------------------------------------------
  Unit value                                        --          --          --           --
-------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)               --          --          --           --
-------------------------------------------------------------------------------------------------


Appendix I: Condensed financial information A-3

  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                For the years
                                                                              ending December 31,
                                                             2005        2004            2003        2002       2001
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  10.57          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               54          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  11.16          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              444          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  15.34    $  14.02       $  12.84    $  9.91     $ 11.35
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                           14,341      14,238         13,403      2,875           2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  20.54    $  20.19       $  18.49    $ 14.26          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            5,635       6,364          5,670      1,591          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  18.71    $  17.09       $  14.22    $ 11.24     $ 13.65
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            4,933       4,781          4,396      1,445         154
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  14.38    $  13.35       $  12.00    $  9.39     $ 14.47
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1,516       1,558          1,506        496         147
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   9.60    $   9.06       $   8.23    $  6.83     $  8.75
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            3,821       4,211          4,026        993          77
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  29.61    $  29.20       $  29.33    $ 29.52     $ 29.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1,411       1,417          1,972      1,554         256
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   4.66    $   4.47             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              137          13             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   9.94          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            1,269          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   9.99          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              189          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  14.94    $  14.50       $  12.48    $  8.66     $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            3,854       4,174          3,847      1,053          23
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  17.90    $  17.42             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                               88          19             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   5.61    $   5.21             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              215          12             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  10.44          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              393          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  14.12    $  10.76       $   8.81    $  5.72     $  6.15
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            4,095       3,531         27,090        737          43
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  12.39          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                              133          --             --         --          --
------------------------------------------------------------------------------------------------------------------------------------

                                                                        For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                             2000         1999        1998         1997         1996
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core                                   --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value                                    --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus                                                --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity                                   --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value                             $ 17.60     $ 20.32     $ 12.83      $ 10.87          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    182         199         190          187          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies                           $ 22.21     $ 27.70     $ 16.14      $ 12.14          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    214         227         176          149          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust                                     $ 10.54     $ 10.74          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     42          31          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market                                            $ 28.84     $ 27.54     $ 26.62      $ 25.64     $ 24.68
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                    266         360         329          359         127
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return                                            --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond                                          --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index                                     $ 10.99     $ 11.51     $  9.65           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     18          18          18           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity                                                   --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income                                        --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock                                          --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity                      $  6.56     $ 11.08     $  5.73           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     55          52          16           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth                                    --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                     --          --          --           --          --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
                                                                     For the years ending December 31,
                                                        2005        2004         2003    2002    2001    2000    1999
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 11.92          --        --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                      25          --        --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 11.05     $ 10.16        --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                   1,352         339        --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
------------------------------------------------------------------------------------------------------------------------
  Unit value                                          $ 14.69     $ 12.73        --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                     946         934        --      --      --      --      --
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                                              For the years ending
                                                                  December 31,
---------------------------------------------------------------------------------------
                                                               1998    1997    1996
---------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
---------------------------------------------------------------------------------------
  Unit value                                                   --      --      --
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          --      --      --
---------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
---------------------------------------------------------------------------------------
  Unit value                                                   --      --      --
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          --      --      --
---------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
---------------------------------------------------------------------------------------
  Unit value                                                   --      --      --
---------------------------------------------------------------------------------------
  Number of units outstanding (000's)                          --      --      --
---------------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.





---------------------------------------------------------------------------------------
                                                            Hypothetical Assumed
                                                             rate to maturity on
                                                              February 15, 2010
                                                        -------------------------------
                                                               5.00%        9.00%
---------------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
(1) Market adjusted amount                                 $144,082     $ 119,503
(2) Fixed maturity amount                                  $131,104     $ 131,104
(3) Market value adjustment:
    (1) - (2)                                              $ 12,978     $ (11,601)
---------------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
---------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated
    with withdrawal: (3) x [$50,000/(1)]                   $  4,504     $  (4,854)
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496     $  54,854
(6) Fixed maturity amount: (2) - (5)                       $ 85,608     $  76,250
(7) Maturity value                                         $120,091     $ 106,965
(8) Market adjusted amount of (7)                          $ 94,082     $  69,503
---------------------------------------------------------------------------------------



You should note that under this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.



C-1 Appendix III: Market value adjustment example

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:



--------------------------------------------------------------------------------------
   End of                           6% Roll-Up to age 85      Annual ratchet to age 85
 contract                               enhanced                    enhanced
   year         Account value       death benefit(1)              death benefit
---------------------------------------------------------------------------------------
     1           $105,000             $  106,000(1)               $  105,000(3)
--------------------------------------------------------------------------------------
     2           $115,500             $  112,360(2)               $  115,500(3)
--------------------------------------------------------------------------------------
     3           $129,360             $  119,102(2)               $  129,360(3)
--------------------------------------------------------------------------------------
     4           $103,488             $  126,248(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     5           $113,837             $  133,823(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     6           $127,497             $  141,852(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     7           $127,497             $  150,363(1)               $  129,360(4)
--------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


6% ROLL-UP TO AGE 85


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.

ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual ratchet to age 85.



                                 Appendix IV: Enhanced death benefit example D-1

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

       ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED
                                MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.78)% and 3.22% for the Accumulator(R) Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit , as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations

Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit




                                                         Greater of 6%
                                                            Roll-Up
                                                          to age 85 or                                   Lifetime Annual
                                                           the Annual                          Guaranteed Minimum Income Benefit
                                                        Ratchet to age 85     Total Death      ----------------------------------
                                                       Guaranteed Minimum     Benefit with        Guaranteed       Hypothetical
                   Account Value        Cash Value        Death Benefit      Protection Plus       Income            Income
       Contract  -----------------   ----------------  ------------------   -----------------  ----------------  ----------------
 Age     Year       0%       6%        0%        6%        0%       6%        0%        6%       0%       6%       0%       6%
 ---   --------  -------- --------   ------- --------  --------- --------   -------- --------  -------- -------  -------  -------
 60        1     100,000  100,000    93,000    93,000   100,000  100,000    100,000  100,000     N/A      N/A      N/A      N/A
 61        2      95,608  101,587    88,608    94,587   106,000  106,000    108,400  108,400     N/A      N/A      N/A      N/A
 62        3      91,276  103,143    85,276    97,143   112,360  112,360    117,304  117,304     N/A      N/A      N/A      N/A
 63        4      86,999  104,662    80,999    98,662   119,102  119,102    126,742  126,742     N/A      N/A      N/A      N/A
 64        5      82,769  106,139    77,769   101,139   126,248  126,248    136,747  136,747     N/A      N/A      N/A      N/A
 65        6      78,581  107,567    75,581   104,567   133,823  133,823    147,352  147,352     N/A      N/A      N/A      N/A
 66        7      74,427  108,940    73,427   107,940   141,852  141,852    158,593  158,593     N/A      N/A      N/A      N/A
 67        8      70,300  110,250    70,300   110,250   150,363  150,363    170,508  170,508     N/A      N/A      N/A      N/A
 68        9      66,194  111,489    66,194   111,489   159,385  159,385    183,139  183,139     N/A      N/A      N/A      N/A
 69       10      62,101  112,649    62,101   112,649   168,948  168,948    196,527  196,527     N/A      N/A      N/A      N/A
 74       15      41,516  116,913    41,516   116,913   226,090  226,090    276,527  276,527   14,266   14,266   14,266   14,266
 79       20      20,003  117,498    20,003   117,498   302,560  302,560    383,584  383,584   20,393   20,393   20,393   20,393
 84       25           0  112,385         0   112,385         0  404,893          0  493,179   34,821   34,821   34,821   34,821
 89       30           0  112,879         0   112,879         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 94       35           0  116,329         0   116,329         0  429,187          0  517,472     N/A      N/A      N/A      N/A
 95       36           0  117,080         0   117,080         0  429,187          0  517,472     N/A      N/A      N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2

Appendix VI: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your purchased your contract.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


--------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period      Feature/Benefit                                    Variation
--------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002   Inherited IRA beneficiary continuation contract    Unavailable.
--------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003   Fee table                                          Guaranteed minimum death benefit charge:
                                                                                 Annual Ratchet to age 85:                 0.20%
                                                                                 6% Roll-Up to age 85:                     0.35%
                                                                                 The Greater of the 6% Roll-Up
                                                                                  to age 85 or the Annual Ratchet to
                                                                                  age 85:                                  0.45%
                                                                                Guaranteed minimum income benefit:         0.45%
--------------------------------------------------------------------------------------------------------------------------------
April 2002 - May 2002        Annuity maturity date                              For New York contract owners only, the
                                                                                maturity date is age 90.
--------------------------------------------------------------------------------------------------------------------------------
April 2002 - August 2003     Annuitant issue age                                Ages 86-90. For contracts with an annuitant who
                                                                                was age 86-90 at issue, the following apply: (1)
                                                                                standard death benefit only was available, and
                                                                                (2) no withdrawal charge applies.
--------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2004   Variable Immediate Annuity payout option           Life annuity not available on a Single Life
                                                                                basis in New York.
--------------------------------------------------------------------------------------------------------------------------------


F-1 Appendix VI: Contract variations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page
Unit Values                                                                 2
Custodian and Independent Registered Public Accounting Firm                 2
Distribution of the Contracts                                               2
Financial Statements                                                        2


How to Obtain an Accumulator(R) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
     Accumulator(R)
     P.O. Box 1547
     Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Accumulator(R) SAI for Separate Account No. 45 and Separate Account No. 49 dated May 1, 2006.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City                   State          Zip



                                         X01173/Core '02, OR, '04 and '06 Series

Accumulator(R)

A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?


Accumulator(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.



--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Evergreen International Bond
o AXA Conservative Allocation*           o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation*      o EQ/FI Mid Cap
o AXA Moderate Allocation*               o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation*          o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------



* The "AXA Allocation" portfolios.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o  An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

   We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."


o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $2,000 to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                          X01172/Core '04 Series
                                                                        (R-4/15)

Although this Prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and be receiving this Prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time (and, as noted above, may vary depending on your state) and you may not change your contract or its features as issued. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix IX for contract variations later in this Prospectus.

Contents of this Prospectus
--------------------------------------------------------------------------------

ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) at a glance -- key features                                  10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     17
Condensed financial information                                             20

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS 21
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        21
Owner and annuitant requirements                                            28
How you can make your contributions                                         28
What are your investment options under the contract?                        28
Portfolios of the Trusts                                                    29
Allocating your contributions                                               34

Guaranteed minimum death benefit and
  Guaranteed minimum income benefit base                                    37

Annuity purchase factors                                                    38

Guaranteed minimum income benefit option                                    38

Guaranteed minimum death benefit                                            40
Principal Protector(SM)                                                     42
Inherited IRA beneficiary continuation contract                             45
Your right to cancel within a certain number of days                        45

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE 47
--------------------------------------------------------------------------------
Your account value and cash value                                           47
Your contract's value in the variable investment options                    47
Your contract's value in the guaranteed interest option                     47
Your contract's value in the fixed maturity options                         47
Your contract's value in the account for special dollar
   cost averaging                                                           47

Insufficient account value                                                  47


----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


                                                  Contents of this Prospectus  3

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         49
--------------------------------------------------------------------------------
Transferring your account value                                             49
Disruptive transfer activity                                                49
Rebalancing your account value                                              50

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY 52
--------------------------------------------------------------------------------
Withdrawing your account value                                              52
How withdrawals are taken from your account value                           53
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income
   benefit, Guaranteed minimum death benefit and
   Guaranteed principal benefit option 2                                    53
How withdrawals affect Principal Protector(SM)                              54
Withdrawals treated as surrenders                                           54
Loans under Rollover TSA contracts                                          54
Surrendering your contract to receive its cash value                        55
When to expect payments                                                     55
Your annuity payout options                                                 55

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES 58
--------------------------------------------------------------------------------
Charxges that AXA Equitable deducts                                          58
Charges that the Trusts deduct                                              61
Group or sponsored arrangements                                             61
Other distribution arrangements                                             62

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT 63
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     63
How death benefit payment is made                                           64
Beneficiary continuation option                                             65

--------------------------------------------------------------------------------
7. TAX INFORMATION 69
--------------------------------------------------------------------------------
Overview                                                                    69
Buying a contract to fund a retirement arrangement                          69
Transfers among investment options                                          69
Taxation of nonqualified annuities                                          69
Individual retirement arrangements (IRAs)                                   71
Tax-sheltered annuity contracts (TSAs)                                      81
Federal and state income tax withholding and
  information reporting                                                     84
Special rules for contracts funding qualified plans                         85
Impact of taxes to AXA Equitable                                            85

--------------------------------------------------------------------------------
8. MORE INFORMATION 86
--------------------------------------------------------------------------------
About Separate Account No. 49                                               86
About the Trusts                                                            86
About our fixed maturity options                                            86
About the general account                                                   87
About other methods of payment                                              88
Dates and prices at which contract events occur                             88
About your voting rights                                                    89

About legal proceedings                                                     89

Financial statements                                                        89
Transfers of ownership, collateral assignments, loans
  and borrowing                                                             89
Distribution of the contracts                                               90

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          92
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
   I -- Condensed financial information                                    A-1
  II -- Purchase considerations for QP contracts                           B-1
 III -- Market value adjustment example                                    C-1
  IV -- Enhanced death benefit example                                     D-1
   V -- Hypothetical illustrations                                         E-1
  VI -- Guaranteed principal benefit example                               F-1
 VII -- Protection Plus(SM) example                                        G-1
VIII -- State contract availability and/or variations of certain
        features and benefits                                              H-1
 IX -- Contract variations                                                 I-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.


                                                                  Page
   6% Roll-Up to age 85                                            37
   account for special dollar cost averaging                       34
   account value                                                   47
   administrative charge                                           58
   annual administrative charge                                    58
   Annual Ratchet to age 85 enhanced death benefit                 37
   annuitant                                                       21
   annuitization                                                   55
   annuity maturity date                                           57
   annuity payout options                                          55
   annuity purchase factors                                        38
   automatic investment program                                    88
   beneficiary                                                     63
   Beneficiary continuation option ("BCO")                         65
   benefit base                                                    37
   business day                                                    88
   cash value                                                      47
   charges for state premium and other applicable taxes            61
   contract date                                                   12
   contract date anniversary                                       12
   contract year                                                   12
   contributions to Roth IRAs                                      78
      regular contributions                                        78
      rollovers and transfers                                      78
      conversion contributions                                     79
   contributions to traditional IRAs                               72
      regular contributions                                        72
      rollovers and transfers                                      74
   disability, terminal illness or confinement to nursing home     59
   disruptive transfer activity                                    49
   Distribution Charge                                             58
   EQAccess                                                         8
   ERISA                                                           54
   Fixed-dollar option                                             36
   fixed maturity options                                          33
   Flexible Premium IRA                                         cover
   Flexible Premium Roth IRA                                    cover
   free look                                                       46
   free withdrawal amount                                          59
   general account                                                 87
   General dollar cost averaging                                   36
   guaranteed interest option                                      33
   Guaranteed minimum death benefit                                40
   Guaranteed minimum death benefit/guaranteed
      minimum income benefit roll-up benefit base reset option     40
   Guaranteed minimum income benefit                               38
   Guaranteed minimum income benefit charge                        60
   Guaranteed minimum income benefit "no lapse guarantee"          40
   Guaranteed principal benefits                                   34
   IRA                                                          cover
   IRS                                                             69
   Inherited IRA                                                cover
   Investment simplifier                                           36
   investment options                                           cover
   lifetime required minimum distribution withdrawals              53
   loan reserve account                                            54
   loans under Rollover TSA                                        54
   lump sum withdrawals                                            52
   market adjusted amount                                          33
   market value adjustment                                         33
   market timing                                                   49
   maturity dates                                                  33
   maturity value                                                  33
   Mortality and expense risks charge                              58
   NQ                                                           cover
   Optional step up charge                                         61
   participant                                                     28
   portfolio                                                    cover
   Principal Protector(SM)                                         42
   Principal Protector(SM) charge                                  61
   processing office                                                8
   Protection Plus(SM)                                             41
   Protection Plus(SM) charge                                      60
   QP                                                           cover
   rate to maturity                                                33
   Rebalancing                                                     50
   Rollover IRA                                                 cover
   Rollover TSA                                                 cover
   Roth Conversion IRA                                          cover
   Roth IRA                                                     cover
   SAI                                                          cover
   SEC                                                          cover
   self-directed allocation                                        34
   Separate Account No. 49                                         86
   special dollar cost averaging                                   35
   standard death benefit                                          37
   substantially equal withdrawals                                 52
   Successor owner and annuitant                                   64
   Spousal protection                                              65
   systematic withdrawals                                          52
   TOPS                                                             8
   TSA                                                          cover
   traditional IRA                                              cover
   Trusts                                                          86
   unit                                                            47
   variable investment options                                     28
   wire transmittals and electronic applications                   88
   withdrawal charge                                               59



                                               Index of key words and phrases  5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
 Prospectus                            Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options              Guarantee Periods (Guaranteed Fixed
                                      Interest Accounts in supplemental
                                      materials)
  variable investment options         Investment Funds
  account value                       Annuity Account Value
  rate to maturity                    Guaranteed Rates
  unit                                Accumulation Unit
  Guaranteed minimum death benefit    Guaranteed death benefit
  Guaranteed minimum income benefit   Guaranteed Income Benefit
  Guaranteed interest option          Guaranteed Interest Account
  Principal Protector(SM)             Guaranteed withdrawal benefit
  GWB benefit base                    Principal ProtectorSM benefit base
  GWB Annual withdrawal amount        Principal ProtectorSM Annual withdrawal
                                      amount
  GWB Annual withdrawal option        Principal Protector(SM) Annual withdrawal
                                      option
  GWB Excess withdrawal               Principal Protector(SM) Excess withdrawal
--------------------------------------------------------------------------------

6 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        Who is AXA Equitable?  7

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------

FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox

--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS
(E.G., REQUEST FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS
(E.G., REQUEST FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------

Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the benefit base reset option.


--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o  elect to receive certain contract statements electronically;

o  change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o  access Frequently Asked Questions and Service Forms (not available through
   TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

8  Who is AXA Equitable?

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flex ible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13)   exercise of the Guaranteed minimum income benefit;


(14) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(15) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base under the Optional step up provision;


(16) requests to terminate or reinstate the GWB benefit under the Beneficiary continuation option, if applicable;

(17)   death claims; and

(18)   change in ownership (NQ only).

WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(6)  special dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

                                                        Who is AXA Equitable?  9

Accumulator(R) at a glance -- key features


---------------------------------------------------------------------------------------------------------------
Professional investment      Accumulator's(R) variable investment options invest in different
management                   portfolios managed by professional investment advisers.
---------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities ranging from approximately
                               1 to 10 years (subject to availability).
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             ----------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
---------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
---------------------------------------------------------------------------------------------------------------
Account for special          Available for dollar cost averaging all or a portion of any eligible
dollar cost averaging        contribution to your contract.
---------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                             ----------------------------------------------------------------------------------
                             o No tax on transfers among investment options inside the contract.
                             ----------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity
                             (IRA) or Tax Sheltered Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code.
                             Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
---------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during
income benefit               the annuitant's life once you elect to annuitize the contract.
---------------------------------------------------------------------------------------------------------------
Principal Protector(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount.
---------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA
                               contracts
                               o Initial minimum:         $5,000
                               o Additional minimum:      $500 (NQ, QP and Rollover TSA contracts)
                                                          $100 monthly and $300 quarterly under our
                                                          automatic investment program (NQ contracts)
                                                          $50 (IRA contracts)
                                                          $1000 (Inherited IRA contracts)
                             ----------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:         $2,000
                               o Additional minimum:      $50
                             ----------------------------------------------------------------------------------
                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age 81 and older at contract issue).
---------------------------------------------------------------------------------------------------------------


10 Accumulator(R) at a glance -- key features

---------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals
                             o Several withdrawal options on a periodic basis
                             o Loans under Rollover TSA contracts
                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
---------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options
                             o Variable Immediate Annuity payout options
                             o Income Manager(R) payout options
---------------------------------------------------------------------------------------------------------------
Additional features*         o Guaranteed minimum death benefit options
                             o Guaranteed principal benefit options
                             o Dollar cost averaging
                             o Automatic investment program
                             o Account value rebalancing (quarterly, semiannually, and annually)
                             o Free transfers
                             o Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home
                             o Protection Plus(SM), an optional death benefit available under certain contracts
                             o Spousal protection
                             o Successor owner/annuitant
                             o Beneficiary continuation option
                             o Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that are signed and submitted on or after
                               January 1, 2005 subject to state availability)
                             o Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset (available under contracts with applications that are signed and submitted on or after October 1, 2005 subject to state availability)

                             * Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
---------------------------------------------------------------------------------------------------------------
Fees and charges             o Daily charges on amounts invested in variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.25%.

                             o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under
                               "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in
                               "Contract features and benefits" later in this Prospectus.

                             o Annual 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                             o An annual charge for the optional Guaranteed principal benefit option 2 deducted on the first 10 contract date anniversaries equal to 0.50% of the account value. o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge. o An annual charge of 0.35% of the account value for the Protection
                               Plus(SM) optional death benefit.

                             o An annual charge of 0.35% of account value for the 5% GWB Annual withdrawal option or 0.50% of account value for the 7% GWB Annual withdrawal option for the
                               Principal Protector(SM) benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See
                               "Principal ProtectorSM" in "Contract features and benefits" later in this
                               Prospectus.
---------------------------------------------------------------------------------------------------------------


                                   Accumulator(R) at a glance -- key features 11

-----------------------------------------------------------------------------------------------------------------
Fees and charges             o No sales charge deducted at the time you make contributions. During the first
(continued)                    seven contract years following a contribution, a charge of up to 7% will be deducted from amounts that you withdraw that exceed 10% of your account value.
                               We use the account value at the beginning of each contract year to calculate the 10% amount available. There is no withdrawal charge in the eighth and later contract years following a contribution. Certain other exemptions may apply.
                               ----------------------------------------------------------------------------------
                               The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                               ----------------------------------------------------------------------------------
                             o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                             o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                             o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table"
                               later in this Prospectus for details.
----------------------------------------------------------------------------------------------------------------
Annuitant issue ages         NQ: 0-85
                             Rollover IRA, Roth Conversion
                             IRA, Flexible Premium Roth IRA and Rollover TSA: 20-85
                             Flexible Premium IRA: 20-70
                             Inherited IRA: 0-70
                             QP: 20-75
----------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.

OTHER CONTRACTS

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


12 Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


---------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
---------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions
withdrawn (deducted if you surrender your contract or make
certain withdrawals or apply your cash value to certain
payout options).(1)                                               7.00%

Charge if you elect a variable payout option upon
annuitization (which is described in a separate prospectus
for that option)                                                  $350
---------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
---------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
---------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                       0.75%
Administrative                                                    0.30%
Distribution                                                      0.20%
                                                                  -----
Total annual expenses                                             1.25%

---------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
---------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(3)

   If your account value on a contract date anniversary is
   less than $50,000(2)                                           $30
   If your account value on a contract date anniversary is
   $50,000 or more                                                $0

---------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
---------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3)
on each contract date anniversary for which the benefit is in effect).
   Standard death benefit                                         0.00%
   Annual Ratchet to age 85                                       0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85    0.60% of the greater of 6% Roll-Up to age 85
                                                                  benefit base or the applicable
---------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(3) on the
first 10 contract date anniversaries)                             0.50%
---------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3)
on each contract date anniversary for which the benefit is in
effect)                                                           0.65%
---------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually(3) on each contract date
anniversary for which the benefit is in effect)                   0.35%
---------------------------------------------------------------------------------------------------------------------

                                                                   Fee table  13

Principal Protector(SM) benefit charge(3) (calculated as a        0.35% for the 5% GWB
percentage of the account value. Deducted annually on each        Annual withdrawal option
contract date anniversary, provided your GWB benefit base
is greater than zero.)

                                                                  0.50% for the 7% GWB
                                                                  Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the right to   0.60% for the 5% GWB
increase your charge up to:                                       Annual withdrawal option

                                                                  0.80% for the 7% GWB
                                                                  Annual withdrawal option
Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector(SM) charge"
in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.
---------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (calcu-
lated and deducted daily as a percentage of the outstanding
loan amount)                                                      2.00%(4)
---------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


---------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
---------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,         ------     -------
and/or other expenses)(5)                                                           0.63%      8.01%



This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.


--------------------------------------------------------------------------------
                                                Manage-
                                                 ment       12b-1     Other
Portfolio Name                                  Fees(6)     Fees(7)  Expenses(8)
--------------------------------------------------------------------------------
AXA Premier VIP Trust:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.19%
AXA Conservative Allocation                      0.10%      0.25%     0.22%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.19%
AXA Moderate Allocation                          0.10%      0.25%     0.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.17%
AXA Premier VIP Aggressive Equity                0.60%      0.25%     0.20%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.18%
AXA Premier VIP Health Care                      1.20%      0.25%     0.28%
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%
AXA Premier VIP International Equity             1.05%      0.25%     0.28%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.25%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.23%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.22%
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%     0.25%
AXA Premier VIP Mid Cap Value                    1.10%      0.25%     0.19%
AXA Premier VIP Technology                       1.20%      0.25%     0.22%
--------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.13%
EQ/Alliance Growth and Income                    0.56%      0.25%     0.13%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.14%
EQ/Alliance International                        0.72%      0.25%     0.21%
EQ/Alliance Large Cap Growth                     0.90%      0.25%     0.13%
EQ/Alliance Quality Bond                         0.50%      0.25%     0.13%
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                              Total                     Net Total
                                                              Annual     Fee Waivers     Annual
                                              Underlying     Expenses      and/or       Expenses
                                              Portfolio      (Before       Expense       After
                                               Fees and      Expense      Reimburse-    Expense
 Portfolio Name                               Expenses(9)   Limitation)    ments(10)   Limitations
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%         (0.19)%      1.26%
AXA Conservative Allocation                      0.58%         1.15%         (0.22)%      0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%         (0.19)%      0.99%
AXA Moderate Allocation                          0.71%         1.23%         (0.17)%      1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%         (0.17)%      1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%            --        1.05%
AXA Premier VIP Core Bond                          --          1.03%         (0.08)%      0.95%
AXA Premier VIP Health Care                        --          1.73%          0.00%       1.73%
AXA Premier VIP High Yield                         --          1.01%            --        1.01%
AXA Premier VIP International Equity               --          1.58%          0.00%       1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%         (0.05)%      1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%         (0.03)%      1.35%
AXA Premier VIP Large Cap Value                    --          1.37%         (0.02)%      1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%          0.00%       1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%          0.00%       1.54%
AXA Premier VIP Technology                         --          1.67%          0.00%       1.67%
--------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%            --        0.85%
EQ/Alliance Growth and Income                      --          0.94%            --        0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%            --        0.89%
EQ/Alliance International                          --          1.18%         (0.08)%      1.10%
EQ/Alliance Large Cap Growth                       --          1.28%         (0.23)%      1.05%
EQ/Alliance Quality Bond                           --          0.88%            --        0.88%
--------------------------------------------------------------------------------------------------------


14 Fee table

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.


---------------------------------------------------------------------------------------------------------------------------------
                                                                                         Total                   Net Total
                                                                                         Annual      Fee Waiv-     Annual
                                                                         Underlying     Expenses    ers and/or    Expenses
                                       Manage-                           Portfolio      (Before       Expense       After
                                        ment     12b-1       Other       Fees and      Expense     Reimburse-     Expense
Portfolio Name                         Fees(6)   Fees(7)   Expenses(8)   Expenses(9)   Limitation)    ments(10)   Limitations
---------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
---------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth            0.75%      0.25%     0.13%              --       1.13%            --        1.13%
EQ/Ariel Appreciation II                0.75%      0.25%     7.01%              --       8.01%         (6.86)%      1.15%
EQ/Bear Stearns Small Company Growth    1.00%      0.25%     0.20%              --       1.45%         (0.15)%      1.30%
EQ/Bernstein Diversified Value          0.61%      0.25%     0.13%              --       0.99%         (0.04)%      0.95%
EQ/Boston Advisors Equity Income        0.75%      0.25%     0.16%              --       1.16%         (0.11)%      1.05%
EQ/Calvert Socially Responsible         0.65%      0.25%     0.27%              --       1.17%         (0.12)%      1.05%
EQ/Capital Guardian Growth              0.65%      0.25%     0.17%              --       1.07%         (0.12)%      0.95%
EQ/Capital Guardian International       0.85%      0.25%     0.23%              --       1.33%         (0.13)%      1.20%
EQ/Capital Guardian Research            0.65%      0.25%     0.13%              --       1.03%         (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity         0.65%      0.25%     0.13%              --       1.03%         (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond       0.60%      0.25%     0.24%              --       1.09%         (0.09)%      1.00%
EQ/Equity 500 Index                     0.25%      0.25%     0.13%              --       0.63%            --        0.63%
EQ/Evergreen International Bond         0.70%      0.25%     6.36%              --       7.31%         (6.16)%      1.15%
EQ/Evergreen Omega                      0.65%      0.25%     0.18%              --       1.08%          0.00%       1.08%
EQ/FI Mid Cap                           0.69%      0.25%     0.14%              --       1.08%         (0.08)%      1.00%
EQ/FI Mid Cap Value                     0.73%      0.25%     0.14%              --       1.12%         (0.02)%      1.10%
EQ/GAMCO Mergers and Acquisitions       0.90%      0.25%     0.66%              --       1.81%         (0.36)%      1.45%
EQ/GAMCO Small Company Value            0.79%      0.25%     0.14%              --       1.18%          0.00%       1.18%
EQ/International Growth                 0.85%      0.25%     0.29%              --       1.39%          0.00%       1.39%
EQ/Janus Large Cap Growth               0.90%      0.25%     0.15%              --       1.30%         (0.15)%      1.15%
EQ/JPMorgan Core Bond                   0.44%      0.25%     0.13%              --       0.82%          0.00%       0.82%
EQ/JPMorgan Value Opportunities         0.60%      0.25%     0.15%              --       1.00%         (0.05)%      0.95%
EQ/Lazard Small Cap Value               0.73%      0.25%     0.14%              --       1.12%         (0.02)%      1.10%
EQ/Legg Mason Value Equity              0.65%      0.25%     3.07%              --       3.97%         (2.97)%      1.00%
EQ/Long Term Bond                       0.50%      0.25%     0.18%              --       0.93%          0.00%       0.93%
EQ/Lord Abbett Growth and Income        0.65%      0.25%     0.93%              --       1.83%         (0.83)%      1.00%
EQ/Lord Abbett Large Cap Core           0.65%      0.25%     1.32%              --       2.22%         (1.22)%      1.00%
EQ/Lord Abbett Mid Cap Value            0.70%      0.25%     0.40%              --       1.35%         (0.30)%      1.05%
EQ/Marsico Focus                        0.87%      0.25%     0.13%              --       1.25%         (0.10)%      1.15%
EQ/Mercury Basic Value Equity           0.57%      0.25%     0.13%              --       0.95%          0.00%       0.95%
EQ/Mercury International Value          0.85%      0.25%     0.23%              --       1.33%         (0.08)%      1.25%
EQ/MFS Emerging Growth Companies        0.65%      0.25%     0.14%              --       1.04%            --        1.04%
EQ/MFS Investors Trust                  0.60%      0.25%     0.18%              --       1.03%         (0.08)%      0.95%
EQ/Money Market                         0.34%      0.25%     0.13%              --       0.72%            --        0.72%
EQ/Montag & Caldwell Growth             0.75%      0.25%     0.16%              --       1.16%         (0.01)%      1.15%
EQ/PIMCO Real Return                    0.55%      0.25%     0.24%              --       1.04%         (0.14)%      0.90%
EQ/Short Duration Bond                  0.44%      0.25%     0.14%              --       0.83%          0.00%       0.83%
EQ/Small Company Index                  0.25%      0.25%     0.16%              --       0.66%          0.00%       0.66%
EQ/TCW Equity                           0.80%      0.25%     0.16%              --       1.21%         (0.06)%      1.15%
EQ/UBS Growth and Income                0.75%      0.25%     0.19%              --       1.19%         (0.14)%      1.05%
EQ/Van Kampen Comstock                  0.65%      0.25%     0.39%              --       1.29%         (0.29)%      1.00%
EQ/Van Kampen Emerging Markets Equity   1.15%      0.25%     0.48%              --       1.88%         (0.08)%      1.80%
EQ/Van Kampen Mid Cap Growth            0.70%      0.25%     0.83%              --       1.78%         (0.73)%      1.05%
EQ/Wells Fargo Montgomery Small Cap     0.85%      0.25%     2.28%              --       3.38%         (2.08)%      1.30%
---------------------------------------------------------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
---------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq1.50%      0.25%     1.48%              --       3.23%         (0.02)%      3.21%
---------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
---------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II             0.75%      0.35%     0.28%              --       1.38%         (0.10)%      1.28%
---------------------------------------------------------------------------------------------------------------------------------



                                                                    Fee table 15

Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

                                                                                  Contract
                                                                                  Year
        The withdrawal charge percentage we use is determined by the              1.............  7.00%
        contract year in which you make the withdrawal or surrender               2.............  7.00%
        your contract. For each contribution, we consider the contract            3.............  6.00%
        year in which we receive that contribution to be "contract year 1")       4.............  6.00%
                                                                                  5.............  5.00%
                                                                                  6.............  3.00%
                                                                                  7.............  1.00%
                                                                                  8+............  0.00%

(2) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each con tract year.


(3) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. For Principal Protector(SM) only, if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.


(4) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.



(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(6) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (10) for any expense limitation agreement information.


(7) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(8) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreement.

(9) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(10) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Therefore each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc. the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

------------------------------------------------
Portfolio Name
------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
------------------------------------------------
   AXA Premier VIP Health Care             1.71%
------------------------------------------------
   AXA Premier VIP International Equity    1.54%
------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.33%
------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.33%
------------------------------------------------
   AXA Premier VIP Large Cap Value         1.29%
------------------------------------------------
   AXA Premier VIP Mid Cap Growth          1.55%
------------------------------------------------
   AXA Premier VIP Mid Cap Value           1.49%
------------------------------------------------
   AXA Premier VIP Technology              1.61%
------------------------------------------------
   EQ/Alliance Common Stock                0.83%
------------------------------------------------
   EQ/Alliance Growth and Income           0.91%
------------------------------------------------
   EQ/Alliance International               1.09%
------------------------------------------------
   EQ/Alliance Large Cap Growth            1.02%
------------------------------------------------
   EQ/Alliance Small Cap Growth            1.09%
------------------------------------------------
   EQ/Bernstein Diversified Value          0.88%
------------------------------------------------
   EQ/Boston Advisors Equity Income        1.04%
------------------------------------------------
   EQ/Calvert Socially Responsible         1.03%
------------------------------------------------


16 Fee table

------------------------------------------------
                   Portfolio Name
------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
------------------------------------------------
   EQ/Capital Guardian International       1.18%
------------------------------------------------
   EQ/Capital Guardian Research            0.94%
------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.94%
------------------------------------------------
   EQ/Evergreen Omega                      0.88%
------------------------------------------------
   EQ/FI Mid Cap                           0.95%
------------------------------------------------
   EQ/FI Mid Cap Value                     1.08%
------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.38%
------------------------------------------------
   EQ/GAMCO Small Company Value            1.17%
------------------------------------------------
   EQ/International Growth                 1.22%
------------------------------------------------
   EQ/Janus Large Cap Growth               1.14%
------------------------------------------------
   EQ/Lazard Small Cap Value               1.01%
------------------------------------------------
   EQ/Legg Mason Value Equity              0.99%
------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.97%
------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.01%
------------------------------------------------
   EQ/Marsico Focus                        1.14%
------------------------------------------------
   EQ/Mercury Basic Value Equity           0.93%
------------------------------------------------
   EQ/MFS Emerging Growth Companies        1.01%
------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
------------------------------------------------
   EQ/Montag & Caldwell Growth             1.12%
------------------------------------------------
   EQ/UBS Growth and Income                1.04%
------------------------------------------------
   EQ/Van Kampen Comstock                  0.99%
------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity   1.78%
------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.02%
------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap     1.12%
------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .014% of contract value.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 17

                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                 --------------------------------------------------------
                   Portfolio Name                    1 year         3 years        5 years     10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,154.00     $ 1,991.00     $ 2,868.00     $ 4,998.00
AXA Conservative Allocation                      $ 1,123.00     $ 1,899.00     $ 2,718.00     $ 4,723.00
AXA Conservative-Plus Allocation                 $ 1,126.00     $ 1,908.00     $ 2,733.00     $ 4,751.00
AXA Moderate Allocation                          $ 1,131.00     $ 1,924.00     $ 2,758.00     $ 4,797.00
AXA Moderate-Plus Allocation                     $ 1,145.00     $ 1,963.00     $ 2,823.00     $ 4,916.00
AXA Premier VIP Aggressive Equity                $ 1,112.00     $ 1,868.00     $ 2,668.00     $ 4,630.00
AXA Premier VIP Core Bond                        $ 1,110.00     $ 1,862.00     $ 2,658.00     $ 4,611.00
AXA Premier VIP Health Care                      $ 1,184.00     $ 2,076.00     $ 3,005.00     $ 5,246.00
AXA Premier VIP High Yield                       $ 1,108.00     $ 1,856.00     $ 2,648.00     $ 4,592.00
AXA Premier VIP International Equity             $ 1,168.00     $ 2,031.00     $ 2,932.00     $ 5,114.00
AXA Premier VIP Large Cap Core Equity            $ 1,149.00     $ 1,976.00     $ 2,843.00     $ 4,952.00
AXA Premier VIP Large Cap Growth                 $ 1,147.00     $ 1,970.00     $ 2,833.00     $ 4,934.00
AXA Premier VIP Large Cap Value                  $ 1,146.00     $ 1,967.00     $ 2,828.00     $ 4,925.00
AXA Premier VIP Mid Cap Growth                   $ 1,170.00     $ 2,037.00     $ 2,942.00     $ 5,132.00
AXA Premier VIP Mid Cap Value                    $ 1,164.00     $ 2,019.00     $ 2,912.00     $ 5,078.00
AXA Premier VIP Technology                       $ 1,177.00     $ 2,058.00     $ 2,976.00     $ 5,193.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,091.00     $ 1,805.00     $ 2,566.00     $ 4,437.00
EQ/Alliance Growth and Income                    $ 1,100.00     $ 1,833.00     $ 2,611.00     $ 4,523.00
EQ/Alliance Intermediate Government Securities   $ 1,095.00     $ 1,818.00     $ 2,586.00     $ 4,475.00
EQ/Alliance International                        $ 1,126.00     $ 1,907.00     $ 2,732.00     $ 4,748.00
EQ/Alliance Large Cap Growth                     $ 1,136.00     $ 1,938.00     $ 2,782.00     $ 4,840.00
EQ/Alliance Quality Bond                         $ 1,094.00     $ 1,815.00     $ 2,581.00     $ 4,466.00
EQ/Alliance Small Cap Growth                     $ 1,120.00     $ 1,892.00     $ 2,707.00     $ 4,702.00
EQ/Ariel Appreciation II                         $ 1,843.00     $ 3,860.00     $ 5,672.00     $ 9,192.00
EQ/Bear Stearns Small Company Growth             $ 1,154.00     $ 1,990.00     $ 2,866.00     $ 4,995.00
EQ/Bernstein Diversified Value                   $ 1,106.00     $ 1,849.00     $ 2,636.00     $ 4,570.00
EQ/Boston Advisors Equity Income                 $ 1,123.00     $ 1,901.00     $ 2,722.00     $ 4,730.00
EQ/Calvert Socially Responsible                  $ 1,124.00     $ 1,904.00     $ 2,727.00     $ 4,739.00
EQ/Capital Guardian Growth                       $ 1,114.00     $ 1,873.00     $ 2,677.00     $ 4,646.00
EQ/Capital Guardian International                $ 1,141.00     $ 1,953.00     $ 2,807.00     $ 4,886.00
EQ/Capital Guardian Research                     $ 1,110.00     $ 1,861.00     $ 2,657.00     $ 4,608.00
EQ/Capital Guardian U.S. Equity                  $ 1,110.00     $ 1,861.00     $ 2,657.00     $ 4,608.00
EQ/Caywood-Scholl High Yield Bond                $ 1,116.00     $ 1,879.00     $ 2,687.00     $ 4,664.00
EQ/Equity 500 Index                              $ 1,068.00     $ 1,737.00     $ 2,453.00     $ 4,223.00
EQ/Evergreen International                       $ 1,769.00     $ 3,673.00     $ 5,412.00     $ 8,880.00
EQ/Evergreen Omega                               $ 1,115.00     $ 1,876.00     $ 2,682.00     $ 4,655.00
EQ/FI Mid Cap                                    $ 1,115.00     $ 1,876.00     $ 2,682.00     $ 4,655.00
EQ/FI Mid Cap Value                              $ 1,119.00     $ 1,889.00     $ 2,702.00     $ 4,692.00
EQ/GAMCO Mergers and Acquisitions                $ 1,192.00     $ 2,100.00     $ 3,043.00     $ 5,313.00
EQ/GAMCO Small Company Value                     $ 1,126.00     $ 1,907.00     $ 2,732.00     $ 4,748.00


---------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                 --------------------------------------------------------
                   Portfolio Name                    1 year       3 years         5 years       10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   804.00     $ 1,741.00     $ 2,718.00     $ 5,348.00
AXA Conservative Allocation                      $   773.00     $ 1,649.00     $ 2,568.00     $ 5,073.00
AXA Conservative-Plus Allocation                 $   776.00     $ 1,658.00     $ 2,583.00     $ 5,101.00
AXA Moderate Allocation                          $   781.00     $ 1,674.00     $ 2,608.00     $ 5,147.00
AXA Moderate-Plus Allocation                     $   795.00     $ 1,713.00     $ 2,673.00     $ 5,266.00
AXA Premier VIP Aggressive Equity                $   762.00     $ 1,618.00     $ 2,518.00     $ 4,980.00
AXA Premier VIP Core Bond                        $   760.00     $ 1,612.00     $ 2,508.00     $ 4,961.00
AXA Premier VIP Health Care                      $   834.00     $ 1,826.00     $ 2,855.00     $ 5,596.00
AXA Premier VIP High Yield                       $   758.00     $ 1,606.00     $ 2,498.00     $ 4,942.00
AXA Premier VIP International Equity             $   818.00     $ 1,781.00     $ 2,782.00     $ 5,464.00
AXA Premier VIP Large Cap Core Equity            $   799.00     $ 1,726.00     $ 2,693.00     $ 5,302.00
AXA Premier VIP Large Cap Growth                 $   797.00     $ 1,720.00     $ 2,683.00     $ 5,284.00
AXA Premier VIP Large Cap Value                  $   796.00     $ 1,717.00     $ 2,678.00     $ 5,275.00
AXA Premier VIP Mid Cap Growth                   $   820.00     $ 1,787.00     $ 2,792.00     $ 5,482.00
AXA Premier VIP Mid Cap Value                    $   814.00     $ 1,769.00     $ 2,762.00     $ 5,428.00
AXA Premier VIP Technology                       $   827.00     $ 1,808.00     $ 2,826.00     $ 5,543.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   741.00     $ 1,555.00     $ 2,416.00     $ 4,787.00
EQ/Alliance Growth and Income                    $   750.00     $ 1,583.00     $ 2,461.00     $ 4,873.00
EQ/Alliance Intermediate Government Securities   $   745.00     $ 1,568.00     $ 2,436.00     $ 4,825.00
EQ/Alliance International                        $   776.00     $ 1,657.00     $ 2,582.00     $ 5,098.00
EQ/Alliance Large Cap Growth                     $   786.00     $ 1,688.00     $ 2,632.00     $ 5,190.00
EQ/Alliance Quality Bond                         $   744.00     $ 1,565.00     $ 2,431.00     $ 4,816.00
EQ/Alliance Small Cap Growth                     $   770.00     $ 1,642.00     $ 2,557.00     $ 5,052.00
EQ/Ariel Appreciation II                         $ 1,493.00     $ 3,610.00     $ 5,522.00     $ 9,542.00
EQ/Bear Stearns Small Company Growth             $   804.00     $ 1,740.00     $ 2,716.00     $ 5,345.00
EQ/Bernstein Diversified Value                   $   756.00     $ 1,599.00     $ 2,486.00     $ 4,920.00
EQ/Boston Advisors Equity Income                 $   773.00     $ 1,651.00     $ 2,572.00     $ 5,080.00
EQ/Calvert Socially Responsible                  $   774.00     $ 1,654.00     $ 2,577.00     $ 5,089.00
EQ/Capital Guardian Growth                       $   764.00     $ 1,623.00     $ 2,527.00     $ 4,996.00
EQ/Capital Guardian International                $   791.00     $ 1,703.00     $ 2,657.00     $ 5,236.00
EQ/Capital Guardian Research                     $   760.00     $ 1,611.00     $ 2,507.00     $ 4,958.00
EQ/Capital Guardian U.S. Equity                  $   760.00     $ 1,611.00     $ 2,507.00     $ 4,958.00
EQ/Caywood-Scholl High Yield Bond                $   766.00     $ 1,629.00     $ 2,537.00     $ 5,014.00
EQ/Equity 500 Index                              $   718.00     $ 1,487.00     $ 2,303.00     $ 4,573.00
EQ/Evergreen International                       $ 1,419.00     $ 3,423.00     $ 5,262.00     $ 9,230.00
EQ/Evergreen Omega                               $   765.00     $ 1,626.00     $ 2,532.00     $ 5,005.00
EQ/FI Mid Cap                                    $   765.00     $ 1,626.00     $ 2,532.00     $ 5,005.00
EQ/FI Mid Cap Value                              $   769.00     $ 1,639.00     $ 2,552.00     $ 5,042.00
EQ/GAMCO Mergers and Acquisitions                $   842.00     $ 1,850.00     $ 2,893.00     $ 5,663.00
EQ/GAMCO Small Company Value                     $   776.00     $ 1,657.00     $ 2,582.00     $ 5,098.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at the
                                                             end of the applicable time period
                                                 --------------------------------------------------------
                   Portfolio Name                    1 year         3 years        5 years     10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   454.00     $ 1,391.00     $ 2,368.00     $ 4,998.00
AXA Conservative Allocation                      $   423.00     $ 1,299.00     $ 2,218.00     $ 4,723.00
AXA Conservative-Plus Allocation                 $   426.00     $ 1,308.00     $ 2,233.00     $ 4,751.00
AXA Moderate Allocation                          $   431.00     $ 1,324.00     $ 2,258.00     $ 4,797.00
AXA Moderate-Plus Allocation                     $   445.00     $ 1,363.00     $ 2,323.00     $ 4,916.00
AXA Premier VIP Aggressive Equity                $   412.00     $ 1,268.00     $ 2,168.00     $ 4,630.00
AXA Premier VIP Core Bond                        $   410.00     $ 1,262.00     $ 2,158.00     $ 4,611.00
AXA Premier VIP Health Care                      $   484.00     $ 1,476.00     $ 2,505.00     $ 5,246.00
AXA Premier VIP High Yield                       $   408.00     $ 1,256.00     $ 2,148.00     $ 4,592.00
AXA Premier VIP International Equity             $   468.00     $ 1,431.00     $ 2,432.00     $ 5,114.00
AXA Premier VIP Large Cap Core Equity            $   449.00     $ 1,376.00     $ 2,343.00     $ 4,952.00
AXA Premier VIP Large Cap Growth                 $   447.00     $ 1,370.00     $ 2,333.00     $ 4,934.00
AXA Premier VIP Large Cap Value                  $   446.00     $ 1,367.00     $ 2,328.00     $ 4,925.00
AXA Premier VIP Mid Cap Growth                   $   470.00     $ 1,437.00     $ 2,442.00     $ 5,132.00
AXA Premier VIP Mid Cap Value                    $   464.00     $ 1,419.00     $ 2,412.00     $ 5,078.00
AXA Premier VIP Technology                       $   477.00     $ 1,458.00     $ 2,476.00     $ 5,193.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   391.00     $ 1,205.00     $ 2,066.00     $ 4,437.00
EQ/Alliance Growth and Income                    $   400.00     $ 1,233.00     $ 2,111.00     $ 4,523.00
EQ/Alliance Intermediate Government Securities   $   395.00     $ 1,218.00     $ 2,086.00     $ 4,475.00
EQ/Alliance International                        $   426.00     $ 1,307.00     $ 2,232.00     $ 4,748.00
EQ/Alliance Large Cap Growth                     $   436.00     $ 1,338.00     $ 2,282.00     $ 4,840.00
EQ/Alliance Quality Bond                         $   394.00     $ 1,215.00     $ 2,081.00     $ 4,466.00
EQ/Alliance Small Cap Growth                     $   420.00     $ 1,292.00     $ 2,207.00     $ 4,702.00
EQ/Ariel Appreciation II                         $ 1,143.00     $ 3,260.00     $ 5,172.00     $ 9,192.00
EQ/Bear Stearns Small Company Growth             $   454.00     $ 1,390.00     $ 2,366.00     $ 4,995.00
EQ/Bernstein Diversified Value                   $   406.00     $ 1,249.00     $ 2,136.00     $ 4,570.00
EQ/Boston Advisors Equity Income                 $   423.00     $ 1,301.00     $ 2,222.00     $ 4,730.00
EQ/Calvert Socially Responsible                  $   424.00     $ 1,304.00     $ 2,227.00     $ 4,739.00
EQ/Capital Guardian Growth                       $   414.00     $ 1,273.00     $ 2,177.00     $ 4,646.00
EQ/Capital Guardian International                $   441.00     $ 1,353.00     $ 2,307.00     $ 4,886.00
EQ/Capital Guardian Research                     $   410.00     $ 1,261.00     $ 2,157.00     $ 4,608.00
EQ/Capital Guardian U.S. Equity                  $   410.00     $ 1,261.00     $ 2,157.00     $ 4,608.00
EQ/Caywood-Scholl High Yield Bond                $   416.00     $ 1,279.00     $ 2,187.00     $ 4,664.00
EQ/Equity 500 Index                              $   368.00     $ 1,137.00     $ 1,953.00     $ 4,223.00
EQ/Evergreen International                       $ 1,069.00     $ 3,073.00     $ 4,912.00     $ 8,880.00
EQ/Evergreen Omega                               $   415.00     $ 1,276.00     $ 2,182.00     $ 4,655.00
EQ/FI Mid Cap                                    $   415.00     $ 1,276.00     $ 2,182.00     $ 4,655.00
EQ/FI Mid Cap Value                              $   419.00     $ 1,289.00     $ 2,202.00     $ 4,692.00
EQ/GAMCO Mergers and Acquisitions                $   492.00     $ 1,500.00     $ 2,543.00     $ 5,313.00
EQ/GAMCO Small Company Value                     $   426.00     $ 1,307.00     $ 2,232.00     $ 4,748.00
---------------------------------------------------------------------------------------------------------


18 Fee table

---------------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                               of the applicable time period
                                                 --------------------------------------------------------
              Portfolio Name                        1 year          3 years        5 years     10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/International Growth                          $ 1,148.00     $ 1,972.00     $ 2,836.00     $ 4,941.00
EQ/Janus Large Cap Growth                        $ 1,138.00     $ 1,944.00     $ 2,792.00     $ 4,859.00
EQ/JPMorgan Core Bond                            $ 1,088.00     $ 1,796.00     $ 2,550.00     $ 4,408.00
EQ/JPMorgan Value Opportunities                  $ 1,107.00     $ 1,852.00     $ 2,641.00     $ 4,580.00
EQ/Lazard Small Cap Value                        $ 1,119.00     $ 1,889.00     $ 2,702.00     $ 4,692.00
EQ/Legg Mason Value Equity                       $ 1,418.00     $ 2,741.00     $ 4,045.00     $ 6,981.00
EQ/Long Term Bond                                $ 1,099.00     $ 1,830.00     $ 2,606.00     $ 4,513.00
EQ/Lord Abbett Growth and Income                 $ 1,194.00     $ 2,106.00     $ 3,052.00     $ 5,330.00
EQ/Lord Abbett Large Cap Core                    $ 1,235.00     $ 2,224.00     $ 3,241.00     $ 5,661.00
EQ/Lord Abbett Mid Cap Value                     $ 1,143.00     $ 1,959.00     $ 2,817.00     $ 4,904.00
EQ/Marsico Focus                                 $ 1,133.00     $ 1,929.00     $ 2,767.00     $ 4,813.00
EQ/Mercury Basic Value Equity                    $ 1,101.00     $ 1,836.00     $ 2,616.00     $ 4,532.00
EQ/Mercury International Value                   $ 1,141.00     $ 1,953.00     $ 2,807.00     $ 4,886.00
EQ/MFS Emerging Growth Companies                 $ 1,111.00     $ 1,864.00     $ 2,662.00     $ 4,617.00
EQ/MFS Investors Trust                           $ 1,110.00     $ 1,861.00     $ 2,657.00     $ 4,608.00
EQ/Money Market                                  $ 1,077.00     $ 1,765.00     $ 2,499.00     $ 4,311.00
EQ/Montag & Caldwell Growth                      $ 1,123.00     $ 1,901.00     $ 2,722.00     $ 4,730.00
EQ/PIMCO Real Return                             $ 1,111.00     $ 1,864.00     $ 2,662.00     $ 4,617.00
EQ/Short Duration Bond                           $ 1,089.00     $ 1,799.00     $ 2,555.00     $ 4,418.00
EQ/Small Company Index                           $ 1,071.00     $ 1,746.00     $ 2,469.00     $ 4,253.00
EQ/TCW Equity                                    $ 1,129.00     $ 1,916.00     $ 2,747.00     $ 4,776.00
EQ/UBS Growth and Income                         $ 1,127.00     $ 1,910.00     $ 2,737.00     $ 4,757.00
EQ/Van Kampen Comstock                           $ 1,137.00     $ 1,941.00     $ 2,787.00     $ 4,850.00
EQ/Van Kampen Emerging Markets Equity            $ 1,199.00     $ 2,121.00     $ 3,077.00     $ 5,373.00
EQ/Van Kampen Mid Cap Growth                     $ 1,189.00     $ 2,091.00     $ 3,028.00     $ 5,287.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,356.00     $ 2,569.00     $ 3,781.00     $ 6,564.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq         $ 1,680.00     $ 3,443.00     $ 5,085.00     $ 8,466.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $ 1,292.00     $ 2,386.00     $ 3,497.00     $ 6,098.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                 --------------------------------------------------------
              Portfolio Name                         1 year         3 years        5 years     10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/International Growth                          $   798.00     $ 1,722.00     $ 2,686.00     $ 5,291.00
EQ/Janus Large Cap Growth                        $   788.00     $ 1,694.00     $ 2,642.00     $ 5,209.00
EQ/JPMorgan Core Bond                            $   738.00     $ 1,546.00     $ 2,400.00     $ 4,758.00
EQ/JPMorgan Value Opportunities                  $   757.00     $ 1,602.00     $ 2,491.00     $ 4,930.00
EQ/Lazard Small Cap Value                        $   769.00     $ 1,639.00     $ 2,552.00     $ 5,042.00
EQ/Legg Mason Value Equity                       $ 1,068.00     $ 2,491.00     $ 3,895.00     $ 7,331.00
EQ/Long Term Bond                                $   749.00     $ 1,580.00     $ 2,456.00     $ 4,863.00
EQ/Lord Abbett Growth and Income                 $   844.00     $ 1,856.00     $ 2,902.00     $ 5,680.00
EQ/Lord Abbett Large Cap Core                    $   885.00     $ 1,974.00     $ 3,091.00     $ 6,011.00
EQ/Lord Abbett Mid Cap Value                     $   793.00     $ 1,709.00     $ 2,667.00     $ 5,254.00
EQ/Marsico Focus                                 $   783.00     $ 1,679.00     $ 2,617.00     $ 5,163.00
EQ/Mercury Basic Value Equity                    $   751.00     $ 1,586.00     $ 2,466.00     $ 4,882.00
EQ/Mercury International Value                   $   791.00     $ 1,703.00     $ 2,657.00     $ 5,236.00
EQ/MFS Emerging Growth Companies                 $   761.00     $ 1,614.00     $ 2,512.00     $ 4,967.00
EQ/MFS Investors Trust                           $   760.00     $ 1,611.00     $ 2,507.00     $ 4,958.00
EQ/Money Market                                  $   727.00     $ 1,515.00     $ 2,349.00     $ 4,661.00
EQ/Montag & Caldwell Growth                      $   773.00     $ 1,651.00     $ 2,572.00     $ 5,080.00
EQ/PIMCO Real Return                             $   761.00     $ 1,614.00     $ 2,512.00     $ 4,967.00
EQ/Short Duration Bond                           $   739.00     $ 1,549.00     $ 2,405.00     $ 4,768.00
EQ/Small Company Index                           $   721.00     $ 1,496.00     $ 2,319.00     $ 4,603.00
EQ/TCW Equity                                    $   779.00     $ 1,666.00     $ 2,597.00     $ 5,126.00
EQ/UBS Growth and Income                         $   777.00     $ 1,660.00     $ 2,587.00     $ 5,107.00
EQ/Van Kampen Comstock                           $   787.00     $ 1,691.00     $ 2,637.00     $ 5,200.00
EQ/Van Kampen Emerging Markets Equity            $   849.00     $ 1,871.00     $ 2,927.00     $ 5,723.00
EQ/Van Kampen Mid Cap Growth                     $   839.00     $ 1,841.00     $ 2,878.00     $ 5,637.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,006.00     $ 2,319.00     $ 3,631.00     $ 6,914.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq         $ 1,330.00     $ 3,193.00     $ 4,935.00     $ 8,816.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   942.00     $ 2,136.00     $ 3,347.00     $ 6,448.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                          If you do not surrender your contract
                                                             at of the applicable time period
                                                 --------------------------------------------------------
              Portfolio Name                         1 year         3 years       5 years      10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/International Growth                          $ 448.00       $ 1,372.00     $ 2,336.00     $ 4,941.00
EQ/Janus Large Cap Growth                        $ 438.00       $ 1,344.00     $ 2,292.00     $ 4,859.00
EQ/JPMorgan Core Bond                            $ 388.00       $ 1,196.00     $ 2,050.00     $ 4,408.00
EQ/JPMorgan Value Opportunities                  $ 407.00       $ 1,252.00     $ 2,141.00     $ 4,580.00
EQ/Lazard Small Cap Value                        $ 419.00       $ 1,289.00     $ 2,202.00     $ 4,692.00
EQ/Legg Mason Value Equity                       $ 718.00       $ 2,141.00     $ 3,545.00     $ 6,981.00
EQ/Long Term Bond                                $ 399.00       $ 1,230.00     $ 2,106.00     $ 4,513.00
EQ/Lord Abbett Growth and Income                 $ 494.00       $ 1,506.00     $ 2,552.00     $ 5,330.00
EQ/Lord Abbett Large Cap Core                    $ 535.00       $ 1,624.00     $ 2,741.00     $ 5,661.00
EQ/Lord Abbett Mid Cap Value                     $ 443.00       $ 1,359.00     $ 2,317.00     $ 4,904.00
EQ/Marsico Focus                                 $ 433.00       $ 1,329.00     $ 2,267.00     $ 4,813.00
EQ/Mercury Basic Value Equity                    $ 401.00       $ 1,236.00     $ 2,116.00     $ 4,532.00
EQ/Mercury International Value                   $ 441.00       $ 1,353.00     $ 2,307.00     $ 4,886.00
EQ/MFS Emerging Growth Companies                 $ 411.00       $ 1,264.00     $ 2,162.00     $ 4,617.00
EQ/MFS Investors Trust                           $ 410.00       $ 1,261.00     $ 2,157.00     $ 4,608.00
EQ/Money Market                                  $ 377.00       $ 1,165.00     $ 1,999.00     $ 4,311.00
EQ/Montag & Caldwell Growth                      $ 423.00       $ 1,301.00     $ 2,222.00     $ 4,730.00
EQ/PIMCO Real Return                             $ 411.00       $ 1,264.00     $ 2,162.00     $ 4,617.00
EQ/Short Duration Bond                           $ 389.00       $ 1,199.00     $ 2,055.00     $ 4,418.00
EQ/Small Company Index                           $ 371.00       $ 1,146.00     $ 1,969.00     $ 4,253.00
EQ/TCW Equity                                    $ 429.00       $ 1,316.00     $ 2,247.00     $ 4,776.00
EQ/UBS Growth and Income                         $ 427.00       $ 1,310.00     $ 2,237.00     $ 4,757.00
EQ/Van Kampen Comstock                           $ 437.00       $ 1,341.00     $ 2,287.00     $ 4,850.00
EQ/Van Kampen Emerging Markets Equity            $ 499.00       $ 1,521.00     $ 2,577.00     $ 5,373.00
EQ/Van Kampen Mid Cap Growth                     $ 489.00       $ 1,491.00     $ 2,528.00     $ 5,287.00
EQ/Wells Fargo Montgomery Small Cap              $ 656.00       $ 1,969.00     $ 3,281.00     $ 6,564.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Eq         $ 980.00       $ 2,843.00     $ 4,585.00     $ 8,466.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $ 592.00       $ 1,786.00     $ 2,997.00     $ 6,098.00
---------------------------------------------------------------------------------------------------------


                                                                    Fee table 19

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



20 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call

"contributions." We require a minimum contribution amount for each type of contract purchased. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are ages 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these contribution limitations based on certain criteria, including benefits that have been elected, issue age, the total amount of contributions, variable investment option allocations and selling broker-dealer compensation. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.



--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ                 0 through 85       o $5,000 (initial)      o After-tax money.                o For annuitants up to age 83 at
                                                                                                  contract issue, no additional
                                      o $500 (additional)     o Paid to us by check or            contributions may be made after
                                                                transfer of contract value in     attainment of age 84, or, if
                                                                a tax-deferred exchange           later, the first contract
                                                                under Section 1035 of the         anniversary.*
                                                                Internal Revenue Code.
                                                                                                o For annuitants age 84 or 85 at
                                                                                                  contract issue, additional
                                                                                                  contributions may be made up to
                                                                                                  one year from contract issue.*
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA       20 through 85      o $5,000 (initial)      o Eligible rollover distribu      o For annuitants up to age 83
                                                                tions from TSA contracts or       at contract issue, no addi-
                                      o $50 (additional)        other 403(b) arrangements,        tional contributions may be
                                                                qualified plans, and govern-      made after attainment of
                                                                mental employer 457(b)            age 84, or, if later, the first
                                                                plans.                            contract anniversary.*

                                                              o Rollovers from another          o For annuitants age 84 or 85
                                                                traditional individual retire-    at contract issue, additional
                                                                ment arrangement.                 contributions may be made
                                                                                                  up to one year from contract
                                                              o Direct custodian-to-              issue.*
                                                                custodian transfers from
                                                                another traditional indi-       o Contributions after age 70-1/2
                                                                vidual retirement                 must be net of required
                                                                arrangement.                      minimum distributions.

                                                              o Regular IRA contributions.      o Although we accept regular
                                                                                                  IRA contributions (limited to
                                                              o Additional "catch-up"             $4,000 for 2006 and 2007)
                                                                contributions.                    under rollover IRA contracts,
                                                                                                  we intend that this contract
                                                                                                  be used primarily for rollover
                                                                                                  and direct transfer
                                                                                                  contributions.

                                                                                                o Additional catch-up contributions
                                                                                                  of up to $1,000 can be made for
                                                                                                  calendar years 2006 and 2007
                                                                                                  where the owner is at least
                                                                                                  age 50 but under age 70-1/2 at
                                                                                                  any time during the calendar
                                                                                                  year for which the
                                                                                                  contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion    20 through 85      o $5,000 (initial)      o Rollovers from another          o For annuitants up to age 83
IRA                                                             Roth IRA.                         at contract issue, no addi-
                                      o $50 (additional)                                          tional contributions may be
                                                              o Rollovers from a "desig-          made after attainment of
                                                                nated Roth contribution           age 84, or, if later, the first
                                                                account" under a 401(k)           contract anniversary.*
                                                                plan or 403(b) arrange-
                                                                ment.                           o For annuitants age 84 or 85
                                                                                                  at contract issue, additional
                                                              o Conversion rollovers from a       contributions may be made
                                                                traditional IRA.                  up to one year from contract
                                                                                                  issue.*
                                                              o Direct transfers from
                                                                another Roth IRA.               o Conversion rollovers after
                                                                                                  age 70-1/2 must be net of
                                                              o Regular Roth IRA contributions.   required minimum distribu-
                                                                                                  tions for the traditional IRA
                                                              o Additional catch-up               you are rolling over.
                                                                contributions.
                                                                                                o You cannot roll over funds
                                                                                                  from a traditional IRA if your
                                                                                                  adjusted gross income is
                                                                                                  $100,000 or more.

                                                                                                o Although we accept regular
                                                                                                  Roth IRA contributions (limited to
                                                                                                  $4,000 for 2006 and 2007) under
                                                                                                  Roth IRA con- tracts, we intend
                                                                                                  that this contract be used
                                                                                                  primarily for rollover and
                                                                                                  direct transfer
                                                                                                  contributions.

                                                                                                o Additional catch-up contributions
                                                                                                  of up to $1,000 can be made for
                                                                                                  calendar years 2006 and 2007
                                                                                                  where the owner is at least age
                                                                                                  50 at any time during the
                                                                                                  calendar year for which the
                                                                                                  contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA       20 through 85      o $5,000 (initial)      o Direct transfers of pre-tax     o For annuitants up to age 83
                                                                funds from another contract       at contract issue, no additional
                                      o $500 (additional)       or arrangement under Section      contributions may be made after
                                                                403(b) of the Internal Revenue    attainment of age 84,or, if
                                                                Code, complying with IRS          later, the first contract
                                                                Revenue Ruling 90-24.             anniversary.*

                                                              o Eligible rollover distribu-     o For annuitants age 84 or 85
                                                                tions of pre-tax funds from       at contract issue, additional
                                                                other 403(b) plans. Subse-        contributions may be made
                                                                quent contributions may           up to one year from contract
                                                                also be rollovers from quali-     issue.*
                                                                fied plans, governmental
                                                                employer 457(b) plans and       o Rollover or direct transfer
                                                                traditional IRAs.                 contributions after age 70-1/2
                                                                                                  must be net of any required
                                                                                                  minimum distributions.

                                                                                                o We do not accept employer-
                                                                                                  remitted contributions.
------------------------------------------------------------------------------------------------------------------------------------
QP                 20 through 75      o $5,000 (initial)      o Only transfer contributions     o We do not accept regular
                                                                from other investments            ongoing payroll
                                      o $500 (additional)       within an existing defined        contributions.
                                                                contribution qualified plan
                                                                trust.                          o Only one additional transfer
                                                                                                  contribution may be made
                                                              o The plan must be qualified        during a contract year.
                                                                under Section 401(a) of the
                                                                Internal Revenue Code.          o No additional transfer con-
                                                                                                  tributions after the
                                                              o For 401(k) plans, trans-          attainment of age 76 or, if
                                                                ferred contributions may          later, the first contract
                                                                not include any after-tax         anniversary.
                                                                contributions.
                                                                                                o Contributions after age
                                                                                                  70-1/2 must be net of any
                                                                                                  required minimum distributions.

                                                                                                o A separate QP contract must
                                                                                                  be established for each plan
                                                                                                  participant.

                                                                                                o We do not accept contributions
                                                                                                  from defined benefit plans.

See Appendix I at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 70      o $2,000 (initial)      o Regular traditional IRA         o No regular IRA contributions
IRA                                                             contributions.                    in the calendar year you turn
                                      o $50 (additional)                                          age 70-1/2 and thereafter.
                                                              o Additional catch-up
                                                                contributions.                  o Rollover and direct
                                                                                                  transfer contributions may
                                                              o Eligible rollover distribu-       be made up to attainment of age
                                                                tions from TSA contracts or       84.*
                                                                other 403(b) arrangements,
                                                                qualified plans, and govern-    o Regular contributions may
                                                                mental employer 457(b)            not exceed $4,000 for 2006
                                                                plans.                            and 2007.

                                                              o Rollovers from another          o Rollover and direct transfer
                                                                traditional individual retire-    contributions after age 70-1/2
                                                                ment arrangement.                 must be net of required
                                                                                                  minimum distributions.
                                                              o Direct custodian-
                                                                to-custodian transfers from     o Although we accept rollover
                                                                another traditional indi-         and direct transfer contribu-
                                                                vidual retirement                 tions under the Flexible
                                                                arrangement.                      Premium IRA contract, we
                                                                                                  intend that this contract be
                                                                                                  used for ongoing regular
                                                                                                  contributions.

                                                                                                o Additional catch-up contributions
                                                                                                  of up to $1,000 can be made for
                                                                                                  calendar years 2006 and 2007
                                                                                                  where the owner is at least age
                                                                                                  50 but under age 70-1/2 at any
                                                                                                  time during the calendar year for
                                                                                                  which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 85         o $2,000 (initial)   o Regular after-tax               o For annuitants up to age 83
Roth IRA                                                        contributions.                    at contract issue, no addi-
                                         o $50 (additional)                                       tional contributions may be
                                                              o Additional catch-up               made after the attainment
                                                                contributions.                    of age 84, or, if later, the
                                                                                                  first contract anniversary.*
                                                              o Rollovers from another
                                                                Roth IRA.                       o For annuitants age 84 and
                                                                                                  85 at contract issue, addi-
                                                              o Rollovers from a "desig-          tional contributions may be
                                                                nated Roth contribution           made up to one year from
                                                                account" under a 401(k)           contract issue.*
                                                                plan or 403(b) arrangement.
                                                                                                o Regular Roth IRA contribu-
                                                              o Conversion rollovers from a       tions may not exceed
                                                                traditional IRA.                  $4,000 for 2006 and 2007.

                                                              o Direct transfers from           o Contributions are subject to
                                                                another Roth IRA.                 income limits and other tax
                                                                                                  rules.

                                                                                                o Although we accept rollover
                                                                                                  and direct transfer contribu-
                                                                                                  tions under the Flexible
                                                                                                  Premium Roth IRA contract, we
                                                                                                  intend that this contract be
                                                                                                  used for ongoing regular Roth
                                                                                                  IRA contributions.

                                                                                                o Additional catch-up contri-
                                                                                                  butions of up to $1,000 can be
                                                                                                  made for calendar years 2006
                                                                                                  and 2007 where the owner is at
                                                                                                  least age 50 at any time
                                                                                                  during the calendar year for
                                                                                                  which the contribu- tion is
                                                                                                  made.
------------------------------------------------------------------------------------------------------------------------------------


26 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70               o $5,000 (initial)      o  Direct custodian-to-           o Any additional contributions
Beneficiary                                                     custodian transfers of your       must be from the same type
Continuation                          o $1,000 (additional)     interest as a death benefi-       of IRA of the same deceased
Contract (tradi-                                                ciary of the deceased             owner.
tional IRA or                                                   owner's traditional indi-
Roth IRA)                                                       vidual retirement
                                                                arrangement or Roth IRA to
                                                                an IRA of the same type.
------------------------------------------------------------------------------------------------------------------------------------


+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VIII later in the Prospectus to see if additional contributions are permitted in your state.

* For Pennsylvania contracts, please see Appendix VIII later in this Prospectus for state variations.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.

                                               Contract features and benefits 27

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant, and both must be named as the only primary beneficiaries.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


28  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
 Portfolio Name                Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION      Seeks long-term capital appreciation.                   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION    Seeks a high level of current income.                   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS          Seeks current income and growth of capital, with a      o AXA Equitable
 ALLOCATION                    greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION        Seeks long-term capital appreciation and current        o AXA Equitable
                               income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS              Seeks long-term capital appreciation and current        o AXA Equitable
 ALLOCATION                    income, with a greater emphasis on capital
                               appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE     Long-term growth of capital.                            o AllianceBernstein L.P.
 EQUITY
                                                                                       o Legg Mason Capital Management, Inc.

                                                                                       o MFS Investment Management

                                                                                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND      To seek a balance of a high current income and          o BlackRock Advisors, Inc.
                               capital appreciation, consistent with a prudent
                               level of risk.                                          o Pacific Investment Management Company  LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE    Long-term growth of capital.                            o A I M Capital Management, Inc.

                                                                                       o RCM Capital Management LLC

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD     High total return through a combination of current      o Pacific Investment Management Company LLC
                               income and capital appreciation.
                                                                                       o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                Long-term growth of capital.                            o AllianceBernstein L.P.
 INTERNATIONAL EQUITY
                                                                                       o J.P. Morgan Investment Management Inc.

                                                                                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Long-term growth of capital.                            o AllianceBernstein L.P.
 CORE EQUITY
                                                                                       o Janus Capital Management LLC

                                                                                       o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 29

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name                Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH
                                                                                       o RCM Capital Management LLC

                                                                                       o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE
                                                                                       o Institutional Capital Corporation

                                                                                       o MFS Investment Management
 -----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH
                                                                                       o Franklin Advisers, Inc.

                                                                                       o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE  Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC

                                                                                       o TCW Investment Management Company

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY     Long-term growth of capital.                            o Firsthand Capital Management, Inc.

                                                                                       o RCM Capital Management LLC

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK       Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND INCOME  Seeks to provide a high total return.                   o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE       Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES         relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL      Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP GROWTH   Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 -----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND       Seeks to achieve high current income consistent         o AllianceBernstein L.P.
                               with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP GROWTH   Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II       Seeks long-term appreciation.                           o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS SMALL          Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE Seeks capital appreciation.                             o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY      Seeks a combination of growth and income to achieve     o Boston Advisors, LLC
 INCOME                        an above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                             and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH     Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------


30 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                Objective                                             Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                       o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that               o AllianceBernstein L.P.
                               approximates the total return performance of the
                               S&P 500 Index, including reinvestment of dividends,
                               at a risk level consistent with that of the S&P
                               500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                o Evergreen Investment Management Company,
 BOND                                                                                    LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                         o Evergreen Investment Management Company,
                                                                                         LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                   o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                  o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY Seeks to maximize capital appreciation.                         o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                  o MFS Investment Management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                      o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with    o J.P. Morgan Investment Management Inc.
                               moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                         o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                             o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                      o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation       o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without       o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with          o Lord, Abbett & Co. LLC
 CORE                          reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                   o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                      o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.     o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth    o Merrill Lynch Investment Managers
 VALUE                         of income, accompanied by growth of capital.              International Limited
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 31


------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name                Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.              o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital                       o MFS Investment Management
                               with a secondary objective to seek reasonable
                               current income. For purposes of this Portfolio,
                               the words "reasonable current income" mean
                               moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current                 o The Dreyfus Corporation
                               income, preserve its assets and maintain
                               liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                  o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent                    o Pacific Investment Management Company, LLC
                               with preservation of real capital and prudent
                               investment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of         o Mercury Advisors
                               principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible               o AllianceBernstein L.P.
                               (before the deduction of portfolio expenses)
                               the total return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                  Seeks to achieve long-term capital appreciation.        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital           o UBS Global Asset Management (Americas) Inc.
                               appreciation with income as a secondary consideration.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.                              o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.                   o Morgan Stanley Investment Management Inc.
 MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.                                         o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.                   o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable
 Insurance Trust
 Portfolio Name                Objective                                               Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     Seeks to increase the value of your investment in       o Charles Schwab Investment Management, Inc.
 LONG/SHORT EQUITY             bull markets and bear markets through strategies
                               that are designed to have limited exposure to           o AXA Rosenberg Investment Management LLC
                               general equity market risk.
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional
 Funds, Inc.
 Portfolio Name                Objective                                               Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   Seeks to provide above average current                  o Van Kampen (is the name under which
                               income and long-term capital appreciation by              Morgan Stanley Investment Management
                               investing primarily in equity securities of               Inc. does business in certain situations)
                               companies in the U.S. real estate industry,
                               including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
You should consider the investment objective, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Portfolios contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.

32 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)  the minimum interest rate guaranteed over the life of the contract,

(2)  the yearly guaranteed interest rate for the calendar year, and

(3)  the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2006 is 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The guaranteed principal benefits" below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

                                              Contract features and benefits  33

(b)  the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VIII later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS

Subject to state availability (see Appendix VIII later in this Prospectus for more information on state availability of these benefits), we offer a guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. Neither GPB is available under Inherited IRA contracts. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 only if the annuitant is age 80 or younger when the contract is issued (after age 75, only the 7-year fixed maturity option is available). You may elect GPB Option 2 only if the annuitant is age 75 or younger when the contract is issued. GPB Option 2 is not available for purchase with any Flexible Premium IRA contract whether traditional or Roth. If you are purchasing an IRA, QP or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elect GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the amount of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the investment options and guaranteed interest option however you choose (unless you elect a dollar cost averaging program, in which case the remainder of your initial contribution must be allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same

34  Contract features and benefits
choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract will contain information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 is also not appropriate if you plan on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the guaranteed death benefits and Protection Plus(SM)). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.

DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not

                                              Contract features and benefits  35
change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging." If you elect Principal Protector(SM), you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.


If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. See Appendix VIII later in this Prospectus.) You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.


If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of

36  Contract features and benefits
the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006. See "Transferring your money among investment options" later in this Prospectus. If you elect a GPB and a dollar cost averaging program, 100% of your contributions not allocated to the fixed maturity option under the GPB must be allocated to the dollar cost averaging program you elect.


Not all dollar cost averaging programs are available in every state. See Appendix VIII later in this Prospectus for more information on state availability.


GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:

o    your initial contribution and any additional contributions to the contract;
     less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o    your initial contribution and any additional contributions to the contract;
     plus

o    daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to the benefit base is:

o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration
     Bond), and the account for special dollar cost averaging; the effective annual rate may be 4% in some states. Please see Appendix VIII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of either:


o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date


                                              Contract features and benefits  37
anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit will not be eligible for another reset for five years. If after your death your spouse continues this contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Guaranteed minimum death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION


The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing this contract as an Inherited IRA or if you elect a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the Guaranteed minimum income benefit is not available, except for certain split-funded Charitable Remainder Trusts. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age, as follows:

                    ------------------------------------------
                                  Level payments
                    ------------------------------------------
                                       Period certain years
                                     -------------------------
                      Annuitant's
                    age at exercise      IRAs           NQ
                    ------------------------------------------
                    75 and younger        10            10
                          76              9             10
                          77              8             10
                          78              7             10
                          79              7             10
                          80              7             10
                          81              7             9
                          82              7             8
                          83              7             7
                          84              6             6
                          85              5             5
                    ------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account

38  Contract features and benefits
value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero, the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o    At annuitant age 85.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is also subject to state approval. Please contact your financial professional for more information about availability in your state.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under Rollover TSA contracts.


               --------------------------------------------------
                                           Guaranteed minimum
                   Contract date         income benefit -- annual
               anniversary at exercise   income payable for life
               --------------------------------------------------
                         10                       $11,891
                         15                       $18,597
               --------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed

                                              Contract features and benefits  39
     minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;


(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85.

(iii) for Accumulator(R) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise.However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;


(iv) for Accumulator(R) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;


(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise waiting period will be 10 years from the date of the last reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If you elect Spousal Protection and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and


(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

     o A successor owner who is not the annuitant may not be able to exercise the guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

     o If the successor owner is the annuitant, the guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

     o If you designate your surviving spouse as successor owner, the guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.


     o A successor owner or beneficiary that is a trust or other non- natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.


See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the

40  Contract features and benefits
standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges), and any taxes that apply. The standard death benefit is the only death benefit available for annuitant ages 76 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.


If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death, adjusted for subsequent withdrawals (and associated withdrawal charges) and taxes that apply, whichever provides the higher amount. If you elect the Spousal protection option, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFIT APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

Subject to state availability (see Appendix VIII later in this Prospectus for state availability of these benefits), you may elect one of the following enhanced death benefits:

o    Annual Ratchet to age 85.


o    The greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.


If you elect Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit are available.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

PROTECTION PLUS(SM)

Subject to state and contract availability (see Appendix VIII later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Protection Plus(SM) feature is available, you may elect the Protection Plus(SM) death benefit at the time you purchase your contract. Protection Plus(SM) provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elect Principal Protector(SM), the Protection Plus(SM) feature is not available.

If you elect the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:


the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

o    such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o    the account value or

o    any applicable death benefit

Increased by:

                                              Contract features and benefits  41

o such death benefit (as described above) less total net contributions, multiplied by 25%

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.


If you elect Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus(SM) must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature is available in your state.

PRINCIPAL PROTECTOR(SM)

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your Guaranteed Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) may be elected at contract issue, for an additional charge, if the annuitant is age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elect this benefit, you cannot terminate it.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. When and if it is approved in your state, it will be added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you are purchasing this contract as a TSA, QP or Inherited IRA, Principal Protector(SM) is not available. This benefit is also not available if you elect the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2 or the special dollar cost averaging program.


If you elect the Principal Protector(SM) option and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

You should not purchase Principal Protector(SM) if you plan to take withdrawals in excess of your GWB Annual withdrawal amount because those withdrawals significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o    Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

42  Contract features and benefits

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchase your contract, you choose between two available GWB Annual withdrawal options:

o    7% GWB Annual withdrawal option

o    5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

You should not purchase this benefit if you plan to take withdrawals in excess of your GWB Annual withdrawal amount, as such withdrawals significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.


Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the GWB Annual withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase this contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and

                                              Contract features and benefits  43
has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.

THE OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

44  Contract features and benefits

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from this contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from this contract.


o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, will apply as described in "Charges and expenses" later in this Prospectus.

o The Guaranteed minimum income benefit, successor owner/annuitant feature, special dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue tak ing required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law

                                              Contract features and benefits  45
requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

46  Contract features and benefits

2. Determining your contract's value
--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)  mortality and expense risks;

(ii) administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.


INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR(SM)


If you elect Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, as


                                           Determining your contract's value  47
discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:

o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected, and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

     o If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

     o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract anniversary beginning on the next contract anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

48  Determining your contract's value

3. Transferring your money among investment options
--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o    No transfers are permitted into the Special 10 year fixed maturity option.

Some states may have additional transfer restrictions. Please see Appendix VIII later in this Prospectus.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.


                            Transferring your money among investment options  49

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disrup tive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

     (a) the percentage you want invested in each investment option (whole percentages only), and

     (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer out of the guaranteed


50 Transferring your money among investment options interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

For New York contracts, please see Appendix VIII for differences in your state.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006.


                            Transferring your money among investment options  51

4. Accessing your money
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.


Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                                    Method of withdrawal
                   -------------------------------------------------------------
                                                                      Lifetime
                                                                      required
                                                   Substantially       minimum
 Contract            Lump sum        Systematic        equal        distribution
--------------------------------------------------------------------------------
NQ                      Yes             Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA            Yes             Yes             Yes             Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA            Yes             Yes             Yes             Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                    Yes             Yes             Yes             No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA               Yes             Yes             Yes             No
--------------------------------------------------------------------------------
Inherited IRA           Yes             No              No              **
--------------------------------------------------------------------------------
QP                      Yes             No              No              Yes
--------------------------------------------------------------------------------
Rollover TSA*           Yes             Yes             No              Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** This contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP contracts)


You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a Guaranteed principal benefit.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been

52  Accessing your money
due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge. This option is not available if you have elected a guaranteed principal benefit.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.


FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elect Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity op tion, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed

                                                        Accessing your money  53
maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during a contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elect Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elect Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VIII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless


54  Accessing your money
you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.


All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply in your state.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum

                                                        Accessing your money  55
income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------
Fixed annuity payout options                   Life annuity
                                               Life annuity with period certain
                                               Life annuity with refund certain
                                               Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity                     Life annuity
   payout options                              Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options               Life annuity with period certain
   (available for annuitants age 83            Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.


You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.


56  Accessing your money

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.


                                                        Accessing your money  57

5. Charges and expenses
--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o    A mortality and expense risks charge

o    An administrative charge

o    A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.75% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge

58  Charges and expenses
from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                                  Contract year
--------------------------------------------------------------------------------
                            1      2      3      4      5      6      7     8+
--------------------------------------------------------------------------------
Percentage of
 contribution               7%     7%     6%     6%     5%     3%     1%    0%
--------------------------------------------------------------------------------


For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.


For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

For Pennsylvania contracts for annuitants who are age 84 or 85 at issue, please see Appendix VIII later in this Prospectus for possible withdrawal charge schedule variations.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.

If you elect Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.


Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.


Disability, terminal illness, or confinement to nursing home. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate, or custodial nursing care;
- it provides continuous room and board to three or more persons;
- it is supervised by a registered nurse or licensed practical nurse;
- it keeps daily medical records of each patient;
- it controls and records all medications dispensed; and
- its primary service is other than to provide housing for residents.

                                                        Charges and expenses  59

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base for which it is in effect.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.


STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options .


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee.


PROTECTION PLUS(SM) CHARGE

If you elect Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option

60  Charges and expenses
on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elect Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o    Management fees ranging from 0.10% to 1.50%.


o    12b-1 fees of either 0.25% or 0.35%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o    Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts.

                                                        Charges and expenses  61

Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

62  Charges and expenses

6. Payment of death benefit
--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA contracts (other than Inherited IRAs).

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive the death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the con-

                                                    Payment of death benefit  63
     tract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elect Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o    A successor owner should consider naming a new beneficiary.


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.

An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2 and Principal Protector(SM). Subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elect Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.


Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits,"


64  Payment of death benefit
earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.

SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:


o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.


o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elect Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin

                                                    Payment of death benefit  65
by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o    The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

o    The beneficiary was 75 or younger on the original contract date.

o The benefit and charge will remain in effect unless your benefi ciary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

o If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

o As long as the GWB benefit base is $5,000 or greater, the benefi ciary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

o If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the sched-

66  Payment of death benefit
     uled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o    The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o    Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

o    The beneficiary was 75 or younger on the original contract date.

o The benefit and charge will remain in effect unless your benefi ciary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to rein-

                                                    Payment of death benefit  67
     state the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

o If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

o As long as the GWB benefit base is $5,000 or greater, the benefi ciary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

o If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection PlusSM feature, adjusted for any subsequent withdrawals.

o    No withdrawal charges will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o    The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

68  Payment of death benefit

7.  Tax information
--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code
Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits, the Principal Protector(SM) benefit, the Guaranteed minimum income benefit, special dollar cost averaging, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

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o    if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN


If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of

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     the Code, regardless of whether the beneficiary elects "Withdrawal Option
     1" or "Withdrawal Option 2";

o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the "Withdrawal Option" selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o    Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax pur-

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poses. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payment (as opposed to payments from a fixed income annuitization option).


We have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.


PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a similar Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with optional Protection Plus(SM) feature.


Your right to cancel within a certain number of days

You can cancel any version of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch-up contribution" of up to $1,000 to your traditional IRA for 2006. This amount is the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. "Catch-up" contributions may be made as described above for spouses who


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are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)     times     the maximum       Equals       the adjusted
---------------------       x         regular           =           deductible
  divided by $10,000             contribution for                  contribution
                                      the year                         limit



Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA


You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain

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all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custo dial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    death benefit payments to a beneficiary who is not your surviving spouse;
     or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional

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IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year; or

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

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Required minimum distributions


Background on Regulations--Required Minimum Distributions. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expect-

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ancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owners death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

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Roth individual retirement annuities (Roth IRAs)


This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers

What is the difference between rollover and direct transfer transactions?


The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");

o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o    you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth

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IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule

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applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    Rollovers from a Roth IRA to another Roth IRA;


o    Direct transfers from a Roth IRA to another Roth IRA;

o    Qualified distributions from a Roth IRA; and

o    Return of excess contributions or amounts recharacterized to a traditional
     IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2; or older or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

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Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature

The Protection Plus(SM) feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Rollover TSA contract with the optional Protection Plus(SM) feature.

Contributions to TSAs

There are two ways you can make contributions to establish this Accumulator(R) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.

If you make a direct transfer, you must fill out our transfer form.


We do not accept after-tax funds in the Rollover TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Accumulator(R) Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans

                                                             Tax information  81
and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o    direct rollover from another TSA or eligible retirement plan; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the

82  Tax information
contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity Payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonfor feitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

See Appendix VIII later in this Prospectus for any state rules that may affect loans from a Rollover TSA contract.

Tax-deferred rollovers and direct transfers. You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

                                                             Tax information  83

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This will only apply to you if you establish your Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documenta-

84  Tax information
tion in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviv ing spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  85

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8. More information
--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49 operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Accounts invests solely in class IB/B shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, either Separate Account, or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;


(6)  to restrict or eliminate any voting rights as to the Separate Accounts;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in the respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:



         ------------------------------------------------------------
          Fixed Maturity
           Options with
           February 15th       Rate to Maturity           Price
          Maturity Date of          as of               Per $100 of
           Maturity Year       February 15, 2006      Maturity Value
         ------------------------------------------------------------
                2007                3.17%                 $96.93
                2008                3.29%                 $93.73
                2009                3.37%                 $90.53
                2010                3.43%                 $87.37
                2011                3.47%                 $84.31
                2012                3.53%                 $81.20
                2013                3.64%                 $77.84
                2014                3.69%                 $74.82
         ------------------------------------------------------------


86  More information

         -------------------------------------------------------------
           Fixed Maturity
            Options with
           February 15th       Rate to Maturity           Price
          Maturity Date of          as of               Per $100 of
           Maturity Year       February 15, 2006      Maturity Value
         -------------------------------------------------------------
                2015                3.74%                 $71.84
                2016                3.76%                 $69.12
         -------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMO's maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix IV at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.


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



We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have its signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

88  More information

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income

                                                            More information  89
benefit, Protection Plus(SM), Guaranteed principal benefit option 2, and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 7.50% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The


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Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


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


9. Incorporation of certain documents by reference
--------------------------------------------------------------------------------

AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.


KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

92  Incorporation of certain documents by reference

Appendix I: Condensed financial information
--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.25%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005


--------------------------------------------------------------------------------
                                              For the year ending December 31,
                                            ------------------------------------
                                               2005         2004         2003
--------------------------------------------------------------------------------
AXA Aggressive Allocation
--------------------------------------------------------------------------------
 Unit value                                $    12.58   $    11.79   $    10.68
--------------------------------------------------------------------------------
 Number of units outstanding (000's)            12,752        5,189          186
--------------------------------------------------------------------------------
AXA Conservative Allocation
--------------------------------------------------------------------------------
 Unit value                                 $    10.93   $    10.80   $    10.32
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             3,564        1,608          153
--------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------
 Unit value                                 $    11.31   $    11.09   $    10.42
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             8,710        3,924           78
--------------------------------------------------------------------------------
AXA Moderate Allocation
--------------------------------------------------------------------------------
 Unit value                                 $    11.69   $    11.30   $    10.52
--------------------------------------------------------------------------------
 Number of units outstanding (000's)            49,852       22,917        1,082
--------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------
 Unit value                                 $    12.41   $    11.78   $    10.68
--------------------------------------------------------------------------------
 Number of units outstanding (000's)            58,275       20,548          815
--------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------
 Unit value                                 $    12.63   $    11.82   $    10.68
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               674          354           14
--------------------------------------------------------------------------------
AXA Premier VIP Core Bond
--------------------------------------------------------------------------------
 Unit value                                 $    10.49   $    10.44   $    10.18
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             4,598        2,892          202
--------------------------------------------------------------------------------
AXA Premier VIP Health Care
--------------------------------------------------------------------------------
 Unit value                                 $    12.40   $    11.74   $    10.60
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,552        1,325           79
--------------------------------------------------------------------------------
AXA Premier VIP High Yield
--------------------------------------------------------------------------------
 Unit value                                 $    11.58   $    11.38   $    10.60
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             6,661        3,911          371
--------------------------------------------------------------------------------
AXA Premier VIP International Equity
--------------------------------------------------------------------------------
 Unit value                                 $    14.93   $    13.09   $    11.25
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,637        1,558           68
--------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------
 Unit value                                 $    12.09   $    11.47   $    10.59
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               794          424           26
--------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------
 Unit value                                 $    11.70   $    11.03   $    10.47
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,153        1,580          113
--------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value

 Unit value                                 $    13.24   $    12.52   $    11.08

 Number of units outstanding (000's)             3,350        1,540          106
--------------------------------------------------------------------------------
AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------
 Unit value                                 $    12.45   $    11.63   $    10.54
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,543        1,570          142
--------------------------------------------------------------------------------




                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


--------------------------------------------------------------------------------
                                              For the year ending December 31,
                                            ------------------------------------
                                               2005         2004         2003
--------------------------------------------------------------------------------

AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------
 Unit value                                 $    13.27   $    12.52   $    11.01
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,263        1,454          126
--------------------------------------------------------------------------------
AXA Premier VIP Technology
--------------------------------------------------------------------------------
 Unit value                                 $    11.76   $    10.70   $    10.32
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,745          969           57
--------------------------------------------------------------------------------
EQ/Alliance Common Stock
--------------------------------------------------------------------------------
 Unit value                                 $    12.69   $    12.32   $    10.94
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             9,642        5,278          307
--------------------------------------------------------------------------------
EQ/Alliance Growth and Income
--------------------------------------------------------------------------------
 Unit value                                 $    12.64   $    12.14   $    10.93
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             6,550        3,640          209
--------------------------------------------------------------------------------
EQ/Alliance Intermediate Government
Securities
--------------------------------------------------------------------------------
 Unit value                                 $    10.17   $    10.17   $    10.10
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,844        1,271          119
--------------------------------------------------------------------------------
EQ/Alliance International
--------------------------------------------------------------------------------
 Unit value                                 $    14.88   $    13.07   $    11.20
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             5,355        1,996           93
--------------------------------------------------------------------------------
EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------
 Unit value                                 $    12.58   $    11.08   $    10.36
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,804          829           60
--------------------------------------------------------------------------------
EQ/Alliance Quality Bond
--------------------------------------------------------------------------------
 Unit value                                 $    10.54   $    10.46   $    10.21
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             3.152        1,612           84
--------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------
 Unit value                                 $    13.35   $    12.12   $    10.77
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,764        1,487          109
--------------------------------------------------------------------------------
EQ/Ariel Appreciation II
--------------------------------------------------------------------------------
 Unit value                                 $    10.36           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)                76           --           --
--------------------------------------------------------------------------------
EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------
 Unit value                                 $     8.15   $     7.67           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,820           59           --
--------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------
 Unit value                                 $    12.77   $    12.26   $    10.95
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             9,974        5,206          329
--------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------
 Unit value                                 $     5.97   $     5.69           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             3,884          224           --
--------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------
 Unit value                                 $    11.53   $    10.74   $    10.50
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               679          278           17
--------------------------------------------------------------------------------
EQ/Capital Guardian Growth
--------------------------------------------------------------------------------
 Unit value                                 $    11.27   $    10.86   $    10.42
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,914          271           34
--------------------------------------------------------------------------------
EQ/Capital Guardian International
--------------------------------------------------------------------------------
 Unit value                                 $    14.52   $    12.55   $    11.19
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             5,898        3,195          150
--------------------------------------------------------------------------------
EQ/Capital Guardian Research
--------------------------------------------------------------------------------
 Unit value                                 $    12.31   $    11.75   $    10.73
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             4,008        2,468          154
--------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

--------------------------------------------------------------------------------
                                              For the year ending December 31,
                                            ------------------------------------
                                               2005         2004         2003
--------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------
 Unit value                                 $    12.20   $    11.66   $    10.80
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             7,792        4,756          338
--------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------
 Unit value                                 $    10.40           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               732           --           --
--------------------------------------------------------------------------------
EQ/Equity 500 Index
--------------------------------------------------------------------------------
 Unit value                                 $    12.09   $    11.73   $    10.77
--------------------------------------------------------------------------------
 Number of units outstanding (000's)            10,047        5,582          374
--------------------------------------------------------------------------------
EQ/Evergreen International Bond
--------------------------------------------------------------------------------
 Unit value                                 $     9.75           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               100           --           --
--------------------------------------------------------------------------------
EQ/Evergreen Omega
--------------------------------------------------------------------------------
 Unit value                                 $    11.61   $    11.31   $    10.70
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,920        1,379           85
--------------------------------------------------------------------------------
EQ/FI Mid Cap
--------------------------------------------------------------------------------
 Unit value                                 $    13.66   $    13.00   $    11.35
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             6,968        3,775          306
--------------------------------------------------------------------------------
EQ/FI Mid Cap Value
--------------------------------------------------------------------------------
 Unit value                                 $    14.15   $    12.87   $    11.06
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             6,055        2,897          148
--------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------
 Unit value                                 $    10.51           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               475           --           --
--------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------
 Unit value                                 $    23.87   $    23.18           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,166           78           --
--------------------------------------------------------------------------------
EQ/International Growth
--------------------------------------------------------------------------------
 Unit value                                 $    11.51           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               358           --           --
--------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------
 Unit value                                 $    12.29   $    11.60   $    10.48
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,330          680           55
--------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------
 Unit value                                 $    10.60   $    10.50   $    10.21
--------------------------------------------------------------------------------
 Number of units outstanding (000's)            10,991        4,339          252
--------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------
 Unit value                                 $    12.34   $    12.02   $    10.98
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,298          769           63
--------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------
 Unit value                                 $    13.08   $    12.66   $    10.95
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             6,948        3,850          232
--------------------------------------------------------------------------------
EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------
 Unit value                                 $    10.64           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               386           --           --
--------------------------------------------------------------------------------
EQ/Long Term Bond
--------------------------------------------------------------------------------
 Unit value                                 $    10.01           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               753           --           --
--------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------
 Unit value                                 $    10.61           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               757           --           --
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


--------------------------------------------------------------------------------
                                              For the year ending December 31,
                                            ------------------------------------
                                               2005         2004         2003
--------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------
 Unit value                                 $    10.57           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               415           --           --
--------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------
 Unit value                                 $    11.16           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,971           --           --
--------------------------------------------------------------------------------
EQ/Marsico Focus
--------------------------------------------------------------------------------
 Unit value                                 $    12.63   $    11.55   $    10.59
--------------------------------------------------------------------------------
 Number of units outstanding (000's)            12,004        4,974          348
--------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------
 Unit value                                 $    12.14   $    11.94   $    10.93
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             6,492        4,028          189
--------------------------------------------------------------------------------
EQ/Mercury International Value
--------------------------------------------------------------------------------
 Unit value                                 $    14.61   $    13.34   $    11.11
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             5,025        1,602           73
--------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------
 Unit value                                 $    12.27   $    11.40   $    10.25
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               992          530           22
--------------------------------------------------------------------------------
EQ/MFS Investors Trust
--------------------------------------------------------------------------------
 Unit value                                 $    12.32   $    11.64   $    10.58
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,065          679           51
--------------------------------------------------------------------------------
EQ/Money Market
--------------------------------------------------------------------------------
 Unit value                                 $    10.06   $     9.93   $     9.98
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,172        1,335          252
--------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------
 Unit value                                 $     4.64   $     4.46           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,014          143           --
--------------------------------------------------------------------------------
EQ/PIMCO Real Return
--------------------------------------------------------------------------------
 Unit value                                 $     9.94           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,883           --           --
--------------------------------------------------------------------------------
EQ/Short Duration Bond
--------------------------------------------------------------------------------
 Unit value                                 $     9.99           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               333           --           --
--------------------------------------------------------------------------------
EQ/Small Company Index
--------------------------------------------------------------------------------
 Unit value                                 $    12.84   $    12.47   $    10.73
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,861        1,702          121
--------------------------------------------------------------------------------
 Unit value                                 $    17.74   $    17.28           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               688           53           --
--------------------------------------------------------------------------------
EQ/UBS Growth and Income
--------------------------------------------------------------------------------
 Unit value                                 $     5.59   $     5.19           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,420           96           --
--------------------------------------------------------------------------------
EQ/Van Kampen Comstock
--------------------------------------------------------------------------------
 Unit value                                 $    10.44           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             2,313           --           --
--------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------
 Unit value                                 $    18.41   $    14.04   $    11.50
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             4,108        1,431           64
--------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------
 Unit value                                 $    12.38           --           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               742           --           --
--------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)

--------------------------------------------------------------------------------
                                              For the year ending December 31,
                                            ------------------------------------
                                               2005         2004         2003
--------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------
 Unit value                                 $    11.87   $    11.37           --
--------------------------------------------------------------------------------
 Number of units outstanding (000's)               149            4           --
--------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
 Equity
--------------------------------------------------------------------------------
 Unit value                                 $    11.05   $   10.41    $    10.17
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             1,352          417           19
--------------------------------------------------------------------------------
U.S. Real Estate -- Class II
--------------------------------------------------------------------------------
 Unit value                                 $    17.05   $   14.79    $    11.00
--------------------------------------------------------------------------------
 Number of units outstanding (000's)             3,476        1,552           37
--------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

Appendix II: Purchase considerations for QP contracts
--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Accumulator(R) QP contract should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:


o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract;

o the Guaranteed minimum income benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued; and

o if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, the payments will be made to the trustee.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

B-1 Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example
--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.



--------------------------------------------------------------------------------
                                                           Hypothetical assumed
                                                           rate to maturity on
                                                            February 15, 2010
                                                          ---------------------
                                                             5.00%      9.00%
--------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                $ 144,082   $ 119,503
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                 $ 131,104   $ 131,104
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                             $  12,978   $ (11,601)
--------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
      withdrawal:
    (3) x [$50,000/(1)]                                   $   4,504   $  (4,854)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]   $  45,496   $  54,854
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                      $  85,608   $  76,250
--------------------------------------------------------------------------------
(7) Maturity value                                        $ 120,091   $ 106,965
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                         $  94,082   $  69,503
--------------------------------------------------------------------------------



You should note that under this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                               Appendix III: Market value adjustment example C-1

Appendix IV: Enhanced death benefit example
--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:



--------------------------------------------------------------------------------
   End of
  contract                    6% Roll-Up to age 85    Annual Ratchet to age 85
    year     Account value   enhanced death benefit    enhanced death benefit
--------------------------------------------------------------------------------
     1         $105,000             $106,000                  $105,000
--------------------------------------------------------------------------------
     2         $115,500             $112,360                  $115,500
--------------------------------------------------------------------------------
     3         $129,360             $119,102                  $129,360
--------------------------------------------------------------------------------
     4         $103,488             $126,248                  $129,360
--------------------------------------------------------------------------------
     5         $113,837             $133,823                  $129,360
--------------------------------------------------------------------------------
     6         $127,497             $141,852                  $129,360
--------------------------------------------------------------------------------
     7         $127,497             $150,363                  $129,360
--------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

D-1 Appendix IV: Enhanced death benefit example

Appendix V: Hypothetical illustrations
--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2,83)% and 3.17% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                      Appendix V: Hypothetical illustrations E-1

Variable deferred annuity
Accumulator(R)

$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit Protection Plus(SM)
  Guaranteed minimum income benefit



                                                          Greater of 6%
                                                             Roll-Up
                                                        to age 85 or the
                                                          Annual Ratchet
                                                            to age 85
                                                           Guaranteed
                  Account Value        Cash Value         Minimum Death
                                                             Benefit
      Contract  -----------------   -----------------   -----------------
 Age    Year       0%        6%        0%        6%        0%        6%
----  --------  -------   -------   -------   -------   -------   -------
 60      1      100,000   100,000    93,000    93,000   100,000   100,000
 61      2       95,505   101,484    88,505    94,484   106,000   106,000
 62      3       91,073   102,930    85,073    96,930   112,360   112,360
 63      4       86,697   104,332    80,697    98,332   119,102   119,102
 64      5       82,370   105,685    77,370   100,685   126,248   126,248
 65      6       78,086   106,981    75,086   103,981   133,823   133,823
 66      7       73,838   108,213    72,838   107,213   141,852   141,852
 67      8       69,618   109,373    69,618   109,373   150,363   150,363
 68      9       65,418   110,452    65,418   110,452   159,385   159,385
 69     10       61,233   111,443    61,233   111,443   168,948   168,948
 74     15       40,176   114,694    40,176   114,694   226,090   226,090
 79     20       18,149   113,928    18,149   113,928   302,560   302,560
 84     25            0   107,026         0   107,026         0   404,893
 89     30            0   106,189         0   106,189         0   429,187
 94     35            0   108,345         0   108,345         0   429,187
 95     36            0   108,813         0   108,813         0   429,187

                                     Lifetime Annual
         Total Death        Guaranteed Minimum Income Benefit
         Benefit with     -------------------------------------
         Protection          Guaranteed          Hypothetical
           Plus(SM)            Income               Income
      -----------------   -----------------   -----------------
 Age     0%        6%        0%        6%        0%        6%
----  -------   -------   -------   -------   -------   -------
 60   100,000   100,000       N/A       N/A       N/A       N/A
 61   108,400   108,400       N/A       N/A       N/A       N/A
 62   117,304   117,304       N/A       N/A       N/A       N/A
 63   126,742   126,742       N/A       N/A       N/A       N/A
 64   136,747   136,747       N/A       N/A       N/A       N/A
 65   147,352   147,352       N/A       N/A       N/A       N/A
 66   158,593   158,593       N/A       N/A       N/A       N/A
 67   170,508   170,508       N/A       N/A       N/A       N/A
 68   183,139   183,139       N/A       N/A       N/A       N/A
 69   196,527   196,527       N/A       N/A       N/A       N/A
 74   276,527   276,527    14,266    14,266    14,266    14,266
 79   383,584   383,584    20,393    20,393    20,393    20,393
 84         0   493,179         0    34,821         0    34,821
 89         0   517,472       N/A       N/A       N/A       N/A
 94         0   517,472       N/A       N/A       N/A       N/A
 95         0   517,472       N/A       N/A       N/A       N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Acutal investment results may be more or less that than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


E-2 Appendix V: Hypothetical illustrations

Appendix VI: Guaranteed principal benefit example
--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2006. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.



-------------------------------------------------------------------------------------------------------------
                                                                                               Assuming 100%
                                                      Assuming                                in the variable
                                                     100% in the   Under GPB    Under GPB       investment
                                                        FMO         Option 1     Option 2        options

Amount allocated to FMO on February 15, 2006
based upon a 3.76% rate to maturity                    100,000       69,120       40,000            --
-------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 15, 2006                   0          30,880       60,000          100,000
-------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on Feb-
ruary 15, 2016                                         144,673      100,000       57,869             0
-------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2016, assuming a 0% gross rate of
return)                                                144,673      123,174      100,000*          75,045
-------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2016, assuming a 6% gross rate of
return)                                                144,673      142,190      133,079**        136,626
-------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2016, assuming a 10% gross rate of
return)                                                144,673      161,718      168,643**        199,863
-------------------------------------------------------------------------------------------------------------



* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $1,454 in this example.

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.


                           Appendix VI: Guaranteed principal benefit example F-1

Appendix VII: Protection Plus(SM) example
--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

--------------------------------------------------------------------------------------------------------------
                                                        No Withdrawal     $3000 withdrawal    $6000 withdrawal
--------------------------------------------------------------------------------------------------------------
 A    Initial Contribution                                 100,000             100,000             100,000
--------------------------------------------------------------------------------------------------------------
 B    Death Benefit: prior to withdrawal.*                 104,000             104,000             104,000
      Protection Plus Earnings: Death Benefit less net
--------------------------------------------------------------------------------------------------------------
 C    contributions (prior to the withdrawal in D).          4,000               4,000               4,000
      B minus A.
--------------------------------------------------------------------------------------------------------------
 D    Withdrawal                                                 0               3,000               6,000
--------------------------------------------------------------------------------------------------------------
      Excess of the withdrawal over the Protection Plus
 E    earnings                                                   0                   0                2,000
      greater of D minus C or zero
--------------------------------------------------------------------------------------------------------------
      Net Contributions (adjusted for the withdrawal in D)
 F    A minus E                                            100,000             100,000               98,000
--------------------------------------------------------------------------------------------------------------
      Death Benefit (adjusted for the withdrawal in D)
 G    B minus D                                            104,000             101,000               98,000
--------------------------------------------------------------------------------------------------------------
      Death Benefit less Net Contributions
 H    G minus F                                              4,000               1,000                    0
--------------------------------------------------------------------------------------------------------------
 I    Protection Plus Factor                                    40%                 40%                  40%
--------------------------------------------------------------------------------------------------------------
      Protection Plus Benefit
 J    H times I                                              1,600                 400                    0
--------------------------------------------------------------------------------------------------------------
      Death Benefit: Including Protection Plus
 K    G plus J                                             105,600             101,400               98,000
--------------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit.

G-1 Appendix VII: Protection Plus(SM) example

Appendix VIII: State contract availability and/or variations of certain features and benefits
--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Please note that this may not be a complete list and the availability of features and benefits are subject to state approval and approval may be pending in your state. Please contact your financial professional for more information about availability in your state.


STATES WHERE CERTAIN ACCUMULATOR(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:


-----------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                  Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to   If you reside in the state of California and you are age 60
                cancel within a certain number of days"                and older at the time the contract is issued, you may
                                                                       return your variable annuity contract within 30 days from
                                                                       the date that you receive it and receive a refund as
                                                                       described below.

                                                                       If you allocate your entire initial contribution to the
                                                                       money market account (and/or guaranteed interest option, if available), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than
                                                                       your initial contribution. If you allocate any portion of
                                                                       your initial contribution to the variable investment
                                                                       options (other than the money market account) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
-----------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfer of ownership, collateral assignments,    The second paragraph in this information" section is deleted.
                loans and borrowing" in "More Information"
-----------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                 Not Available

                Guaranteed principal benefit option 1 and Guaranteed   Not Available
                principal benefit option 2
-----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                           Not Available

                Annual administrative charge                           The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.

                See "How you can purchase and contribute to your       Additional contributions are limited to the first three years
                contract in "Contract features and benefits"           after the contract issue date only.

                See "Disability, terminal illness, or confinement to   This section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in
                "Charges and expenses"
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Greater of the 6% Roll-Up or Annual Ratchet Guaran-    Not Available (you have a choice of the standard death
                teed minimum death benefit                             benefit or the Annual Ratchet to age 85 guaranteed minimum death benefit), as described earlier in this Prospectus.

                Guaranteed minimum death benefit/guaranteed minimum    Not Available
                income benefit roll-up benefit base reset

                Guaranteed minimum lapse guarantee                     Not Available

                Principal Protector(SM)                                Not Available
-----------------------------------------------------------------------------------------------------------------------------------


                               APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                               VARIATIONS OF CERTAIN FEATURES AND BENEFITS   H-1

-----------------------------------------------------------------------------------------------------------------------------------
 State          Features and Benefits                                  Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,       Protection Plus(SM)                                    Not Available
CONTINUED

                Variable Immediate Annuity payout options -- Life      Life Not Available on a Single life basis.
                annuity contracts

                See "Contract features and benefits" -- "Self          No more than 25% of any contribution may be allocated
                directed allocation"                                   to the guaranteed interest option.

                See "Insufficient account value" in "Determining your contract's value"

                                                                       If your account value in the variable investment options and the fixed maturity options is insufficient to pay the annual administrative charge, or either enhanced death benefit
                                                                       charge and/or the guaranteed minimum income benefit charge, and you have no account value in the guaranteed interest
                                                                       option, your contract will terminate without value, and you will lose any applicable benefits. See "Charges and expenses"
                                                                       earlier in this Prospectus.

                See "Transferring your account value" in               The following information is added as the sixth and seventh
                "Transferring your money among investment options"     bullets in this section:
                                                                       o During the first contract year, transfers into the
                                                                         guaranteed interest option are not permitted.
                                                                       o After the first contract year, a transfer into the
                                                                         guaranteed interest option will not be permitted if such
                                                                         transfer would result in more than 25% of the annuity
                                                                         account value being allocated to the guaranteed interest
                                                                         option, based on the annuity account value as of the
                                                                         previous business day.

               See "Rebalancing your account value" in                 Under Option II, transfers into the Guaranteed interest
               "Transferring your money among investment options       option are not permitted if they violate the transfer rules.

               See "The amount applied to purchase an annuity          For fixed annuity period certain payout options only, the
               payout option" in "Accessing your money"                amount applied to the annuity benefit is the greater of the cash value or 95% of what the account value would be if no withdrawal charge applied. The income provided, however, will never be less than what would be provided by applying the
                                                                       account value to the guaranteed annuity purchase factors.

               See "Annuity maturity date" in "Accessing your          The maturity date by which you must take a lump sum
               money"                                                  withdrawal select an annuity payout option is as follows:

                                                                                                 Maximum
                                                                       Issue age                 Annuitization age
                                                                       0-80                      90
                                                                       81                        91
                                                                       82                        92
                                                                       83                        93
                                                                       84                        94
                                                                       85                        95
                                                                       Please see this section earlier in this Prospectus for more information.
-----------------------------------------------------------------------------------------------------------------------------------


H-2 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS


-----------------------------------------------------------------------------------------------------------------------------------
 State      Features and Benefits                                    Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK    See "Charges and expenses"                               With regard to the Annual administrative, either enhanced death
CONTINUED                                                            benefit, Guaranteed principal benefit option 2 and Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity
                                                                     option) in the order of the earliest maturity date(s) first.
                                                                     If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (not available if the
                                                                     Guaranteed principal benefit option is elected). If such
                                                                     amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10
                                                                     year fixed maturity option).

                                                                     Deductions from the fixed maturity options (including the
                                                                     Special 10 year fixed maturity option) cannot cause the
                                                                     credited net Interest for the contract year to fall below 1.5%.

                                                                     With regard to the Annual administrative, either enhanced death benefit and the Guaranteed minimum income benefit charges
                                                                     only, if your account value in the variable investment
                                                                     options and the fixed maturity options is insufficient to pay the applicable charge, and you have no account value in the guaranteed inter- est option, your contract will terminate without value and you will lose any applicable guaranteed
                                                                     benefits. Please see "Insuffi- cient account value" in
                                                                     "Determining your contract's value" earlier in this
                                                                     Prospectus.

Fixed maturity options -- withdrawal charges                         The withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7%
                                                                     and will be determined by applying the New York Alternate
                                                                     Scale I shown below. If you withdraw amounts that have been trans- ferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

                                                                     The withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 7 years and therefore
                                                                     would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying
                                                                     Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.

                                                                     ---------------------------------------------------------------
                                                                     NY ALTERNATE SCALE I                NY ALTERNATE SCALE II
                                                                     Year of investment in fixed         Year of transfer within
                                                                     maturity option*                    fixed maturity option*
                                                                     ---------------------------------------------------------------
                                                                     Within year 1             7%        Within year 1           5%
                                                                          2                    6%             2                  4%
                                                                     ---------------------------------------------------------------
                                                                          3                    5%             3                  3%
------------------------------------------------------------------------------------------------------------------------------------



                               APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                               VARIATIONS OF CERTAIN FEATURES AND BENEFITS   H-3

-----------------------------------------------------------------------------------------------------------------------------------
 State         Features and Benefits                                 Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                            ---------------------------------------------------------------
CONTINUED                                                            NY ALTERNATE SCALE I                NY ALTERNATE SCALE II
                                                                     Year of investment in fixed         Year of transfer within
                                                                     maturity option*                    fixed maturity option*
                                                                     ---------------------------------------------------------------
                                                                          4                    4%             4                  2%
                                                                     ---------------------------------------------------------------
                                                                          5                    3%             5                  1%
                                                                     ---------------------------------------------------------------
                                                                          6                    2%        After year 5             0
                                                                     ---------------------------------------------------------------
                                                                          7                    1%
                                                                     ---------------------------------------------------------------
                                                                     After year 7               0%       Not to exceed 1% times the
                                                                                                         number of years remaining
                                                                                                         in the fixed maturity
                                                                                                         option, rounded to the
                                                                                                         higher number of years. In
                                                                                                         other words, if 4.3
                                                                                                         years remain, it would be a
                                                                                                         5% charge.
                                                                     ---------------------------------------------------------------
                                                                     * Measured from the contract date anniversary prior to the date of the contribution or transfer

                                                                     If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for
                                                                     withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed
                                                                     maturity options to which no withdrawal charge applies.

                                                                     You should consider that on the maturity date of a fixed
                                                                     maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your
                                                                     maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed
                                                                     maturity options, we will transfer your maturity value to the
                                                                     EQ/Money Market option.

                                                                     The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower
                                                                     "free withdrawal amount" than what would normally apply,
                                                                     should be taken into account when deciding whether to
                                                                     allocate amounts to, or transfer amounts to or from, the
                                                                     fixed maturity options.
------------------------------------------------------------------------------------------------------------------------------------

PENNSYLVANIA   Contribution age limitations                          The following contribution limits apply:

                                                                                                 Maximum
                                                                     Issue age                   Contribution age
                                                                     ---------                   ----------------
                                                                     0-75                        79
                                                                     76                          80
                                                                     77                          81
                                                                     78-80                       82
                                                                     81-83                       84
                                                                     84                          85
                                                                     85                          86

               Special dollar cost averaging program                 In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."
------------------------------------------------------------------------------------------------------------------------------------


H-4 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

-----------------------------------------------------------------------------------------------------------------------------------
 State         Features and Benefits                                 Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA,  Withdrawal charge schedule for issue ages 84 and 85
CONTINUED

                                                                     For annuitants that are ages 84 and 85 when the contract is issued in Pennsylvania, the withdrawal charge will be
                                                                     computed in the same manner as for other contracts as
                                                                     described in "Charges and expenses" under "Withdrawal charge"
                                                                     earlier in this Prospectus, except that the withdrawal charge schedule will be different. For these contracts, the
                                                                     withdrawal charge schedule will be 5% of each contribution made in the first contract year, decreasing by 1% each
                                                                     subsequent contract year to 0% in the sixth and later
                                                                     contract years.

               See "Annuity maturity date" in "Accessing your        The maturity date by which you must take a lump sum withdrawal
               money"                                                or select an annuity payout option is as follows:

                                                                                   Maxiumum
                                                                       Issue age   annuitization age
                                                                       ---------   -----------------
                                                                       0-75        85
                                                                       76          86
                                                                       77          87
                                                                       78-80       88
                                                                       81-85       90

                Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult
                                                                       your tax adviser before taking a loan that exceeds the
                                                                       Inrernal Revenue
                                                                       Code limits.
-----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA, QP and Rollover TSA      Not Available
                contracts

                Beneficiary continuation option (IRA)                  Not Available
-----------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and     The annual administrative charge will not be deducted from
                expenses"                                              amounts allocated to the Guaranteed interest option.
-----------------------------------------------------------------------------------------------------------------------------------
UTAH            See "Transfers of ownership, collateral assignments,   The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
-----------------------------------------------------------------------------------------------------------------------------------
VERMONT         Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult
                                                                       your tax adviser before taking a loan that exceeds the
                                                                       Internal Revenue
                                                                       Code limits.
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                             Not Available

                Investment simplifier -- Fixed-dollar option and       Not Available
                Interest sweep option

                Fixed maturity options                                 Not Available

                Guaranteed Principal Benefit Options 1 and 2           Not Available

                Income Manager(R) payout option                        Not Available

                Protection Plus(SM)                                    Not Available

                Special dollar cost averaging program                  o Available only at issue.
                                                                       o Subsequent contributions cannot be used to elect new
                                                                         programs. You may make subsequent contributions to the
                                                                         initial programs while they are still running.

                See "Guaranteed minimum death benefit" in "Con-        You have a choice of the standard death benefit, the Annual
                tract features and benefits"                           Ratchet to age 85 enhanced death benefit, or the Greater
                                                                       of 4% Roll-Up to age 85 or the Annual Ratchet to age 85
                                                                       enhanced death benefit.
-----------------------------------------------------------------------------------------------------------------------------------


                            APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR
                            VARIATIONS OF CERTAIN FEATURES AND BENEFITS   H-5

-----------------------------------------------------------------------------------------------------------------------------------
 State         Features and Benefits                                 Availability or Variation
-----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON,   See "Annual administrative charge" in "Charges and     The annual administrative charge will be deducted from the
CONTINUED     expenses"                                              value in the variable investment options on a pro rata basis.

              See  "Withdrawal charge" in "Charges and expenses"     The 10% free withdrawal amount applies to full surrenders.

              See "Disability, terminal illness, or confinement      The annuitant has qualified to receive Social Security
              to nursing home" under "Withdrawal charge" in          disability benefits as certified by the Social Security
              "Charges and expenses"                                 administration or a statement from an independent U.S.
                                                                     licensed physician stating that the annuitant meets the
                                                                     definition of total disability for at least 6 continuous
                                                                     months prior to the notice of claim. Such disability must be re-certified every 12 months.
-----------------------------------------------------------------------------------------------------------------------------------


H-6 APPENDIX VIII: STATE CONTRACT AVAILABILITY AND/OR VARIATIONS OF CERTAIN FEATURES AND BENEFITS

Appendix IX: Contract variations

--------------------------------------------------------------------------------

Although this Prospectus is primarily designed for potential purchasers of the contract, you may be receiving it as a current contract owner. If you are a current contract owner, you should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period          Feature/Benefit                                Variation
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    Guaranteed interest option                     Your lifetime minimum interest rate is either
                                                                                1.5%, 2.25% or 3.0% (depending on the state
                                                                                where your contract was issued).
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - July 2004       Principal Protector(SM) benefit                Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - December 2004   Termination of guaranteed benefits             Your guaranteed benefits will not automatically
                                                                                terminate if you change ownership of your NQ
                                                                                contract.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Guaranteed minimum income benefit:

                                 o Benefit base crediting rate                  The effective annual interest credited to the
                                                                                applicable benefit base is 5%.*

                                 o Fee table                                    Guaranteed minimum income benefit charge:
                                                                                0.55%.*
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Greater of the 6% Roll-Up to age 85 or the
                                 Annual Ratchet to age 85 enhanced death
                                 benefit:

                                 o Benefit base crediting rate                  The effective annual interest credited to the
                                                                                applicable benefit base is 5%.*

                                 o Fee table                                    Greater of the 5% Roll-Up to age 85 or the
                                                                                Annual Ratchet to age 85 enhanced death
                                                                                benefit charge: 0.50%.*
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Effect of withdrawals on your Greater of the   Withdrawals will reduce each of the benefit
                                 6% Roll-Up to age 85 or the Annual Ratchet     bases on a pro rata basis only.
                                 to age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    No lapse guarantee                             Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - October 2005    Roll-Up benefit base reset                     Unavailable.
------------------------------------------------------------------------------------------------------------------------------------




* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.



                                           Appendix IX: Contract variations  I-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page
Unit Values                                                                  2
Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Financial Statements                                                         2


How to Obtain an Accumulator(R) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R)
  P.O. Box 1547
  Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Accumulator(R) SAI for Separate Account No. 49 dated May 1,
                                                              2006.


--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------

City           State    Zip







                                         x01182/Core '02, OR, '04 and '06 Series

Accumulator(R)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 8, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS ACCUMULATOR(R)?


Accumulator(R) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options, or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VI later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Evergreen International Bond
o AXA Conservative Allocation*           o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation*      o EQ/FI Mid Cap
o AXA Moderate Allocation*               o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation*          o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible           Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------

*     The "AXA Allocation" portfolios.


You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options, and the account for special dollar cost averaging, which are discussed later in this Prospectus. If you elect a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging, and either the AXA Allocation portfolios or the AXA Moderate Allocation portfolio depending on the Principal guarantee benefit elected. If you submit an application and elect the Guaranteed withdrawal benefit for life on or after September 18, 2006, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Allocation portfolios.

TYPES OF CONTRACTS. We offer the contracts for use as:


o  A nonqualified annuity ("NQ") for after-tax contributions only.

o  An individual retirement annuity ("IRA"), either traditional IRA or Roth IRA.

  We offer two versions of the traditional IRA: "Rollover IRA" and "Flexible Premium IRA." We also offer two versions of the Roth IRA: "Roth Conversion IRA" and "Flexible Premium Roth IRA."



o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).

A contribution of at least $5,000 is required to purchase an NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP, or Rollover TSA contract. For Flexible Premium IRA or Flexible Premium Roth IRA contracts, we require a contribution of $4,000 to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                          X01202/Core '06 Series
                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------------------

ACCUMULATOR(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        6
How to reach us                                                              7
Accumulator(R) at a glance -- key features                                   9

--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     15
Condensed financial information                                             18

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           19
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        19
Owner and annuitant requirements                                            26
How you can make your contributions                                         26
What are your investment options under the contract?                        26
Portfolios of the Trusts                                                    27
Allocating your contributions                                               32
Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 33
Annuity purchase factors                                                    34
Guaranteed minimum income benefit option                                    35
Guaranteed minimum death benefit                                            37

Guaranteed withdrawal benefit for life ("GWBL")                             38
Principal guarantee benefits                                                42

Inherited IRA beneficiary continuation contract                             42
Your right to cancel within a certain number of days                        43

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        45
--------------------------------------------------------------------------------
Your account value and cash value                                           45
Your contract's value in the variable investment options                    45
Your contract's value in the guaranteed interest option                     45
Your contract's value in the fixed maturity options                         45
Your contract's value in the account for special dollar
     cost averaging                                                         45
Insufficient account value                                                  45

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG INVESTMENT OPTIONS                         47
--------------------------------------------------------------------------------
Transferring your account value                                             47
Disruptive transfer activity                                                47
Rebalancing your account value                                              48

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     50
--------------------------------------------------------------------------------
Withdrawing your account value                                              50
How withdrawals are taken from your account value                           52

How withdrawals affect your Guaranteed minimum
   income benefit, Guaranteed minimum death benefit
   and Principal guarantee benefits                                         52
How withdrawals affect your GWBL and GWBL Guaranteed
   minimum death benefit                                                    52

Withdrawals treated as surrenders                                           53
Loans under Rollover TSA contracts                                          53
Surrendering your contract to receive its cash value                        53
When to expect payments                                                     54
Your annuity payout options                                                 54

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     57
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          57
Charges that the Trusts deduct                                              60
Group or sponsored arrangements                                             60
Other distribution arrangements                                             60

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 62
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     62
Beneficiary continuation option                                             64

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          66
--------------------------------------------------------------------------------
Overview                                                                    66
Buying a contract to fund a retirement arrangement                          66
Transfers among investment options                                          66
Taxation of nonqualified annuities                                          66
Individual retirement arrangements (IRAs)                                   68
Tax-sheltered annuity contracts (TSAs)                                      78
Federal and state income tax withholding and
   information reporting                                                    81
Special rules for contracts funding qualified plans                         82
Impact of taxes to AXA Equitable                                            82

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         83
--------------------------------------------------------------------------------
About Separate Account No. 49                                               83
About the Trusts                                                            83
About our fixed maturity options                                            83
About the general account                                                   84
About other methods of payment                                              85
Dates and prices at which contract events occur                             85
About your voting rights                                                    86

About legal proceedings                                                     86

Financial statements                                                        86
Transfers of ownership, collateral assignments, loans
   and borrowing                                                            86
Distribution of the contracts                                               87

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE                                                             89
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
  I -- Purchase considerations for QP contracts                             A-1
 II -- Market value adjustment example                                      B-1
III -- Enhanced death benefit example                                       C-1
 IV -- Hypothetical illustrations                                           D-1

  V -- Earnings enhancement benefit example                                 E-1

 VI -- State contract availability and/or variations of certain
         features and benefits                                              F-1
--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.


                                                                 Page
   6% Roll-Up to age 85                                            34
   account for special dollar cost averaging                       32
   account value                                                   45
   administrative charge                                           57
   annual administrative charge                                    57
   Annual Ratchet to age 85 enhanced death benefit                 34
   annuitant                                                       19
   annuitization                                                   54
   annuity maturity date                                           56
   annuity payout options                                          54
   annuity purchase factors                                        34
   automatic investment program                                    85
   beneficiary                                                     62
   Beneficiary continuation option ("BCO")                         64
   benefit base                                                    39
   business day                                                    85
   cash value                                                      45
   charges for state premium and other applicable taxes            60
   contract date                                                   26
   contract date anniversary                                       26
   contract year                                                   26
   contributions to Roth IRAs                                      75
      regular contributions                                        75
      rollovers and transfers                                      75
      conversion contributions                                     76
   contributions to traditional IRAs                               69
      regular contributions                                        69
      rollovers and transfers                                      71
   disability, terminal illness or confinement to nursing home     58
   disruptive transfer activity                                    47
   Distribution Charge                                             57
   Earnings enhancement benefit                                    38
   Earnings enhancement benefit charge                             59
   EQAccess                                                         7
   ERISA                                                           53
   Fixed-dollar option                                             33
   fixed maturity options                                          31
   Flexible Premium IRA                                         cover
   Flexible Premium Roth IRA                                    cover
   free look                                                       43
   free withdrawal amount                                          58
   general account                                                 84
   General dollar cost averaging                                   33
   guaranteed interest option                                      31
   Guaranteed minimum death benefit                                37
   Guaranteed minimum death benefit/guaranteed
      minimum income benefit roll-up benefit
      base reset option                                            37
   Guaranteed minimum income benefit                               35


                                                                 Page
   Guaranteed minimum income benefit charge                        59
   Guaranteed minimum income benefit "no lapse guarantee"          37
   Guaranteed withdrawal benefit for life                          38
   Guaranteed withdrawal benefit for life charge                   60
   IRA                                                          cover
   IRS                                                             66
   Inherited IRA                                                cover
   Investment simplifier                                           33
   investment options                                           cover
   lifetime required minimum distribution withdrawals              51
   loan reserve account                                            53
   loans under Rollover TSA                                        53
   lump sum withdrawals                                            50
   market adjusted amount                                          31
   market value adjustment                                         31
   market timing                                                   47
   maturity dates                                                  31
   maturity value                                                  31
   Mortality and expense risks charge                              57
   NQ                                                           cover
   Optional step up charge                                         60
   participant                                                     26
   portfolio                                                    cover
   Principal guarantee benefits                                    42
   processing office                                                7
   QP                                                           cover
   rate to maturity                                                31
   Rebalancing                                                     48
   Rollover IRA                                                 cover
   Rollover TSA                                                 cover
   Roth Conversion IRA                                          cover
   Roth IRA                                                     cover
   SAI                                                          cover
   SEC                                                          cover
   self-directed allocation                                        32
   Separate Account No. 49                                         83
   special dollar cost averaging                                   32
   standard death benefit                                          34
   substantially equal withdrawals                                 51
   Spousal continuation                                            63
   systematic withdrawals                                          51
   TOPS                                                             7
   TSA                                                          cover
   traditional IRA                                              cover
   Trusts                                                          86
   unit                                                            45
   variable investment options                                     26
   wire transmittals and electronic applications                   85
   withdrawal charge                                               58


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.

--------------------------------------------------------------------------------
 Prospectus                            Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options              Guarantee Periods (Guaranteed Fixed
                                      Interest Accounts in supplemental materials)
  variable investment options         Investment Funds
  account value                       Annuity Account Value
--------------------------------------------------------------------------------

4 Index of key words and phrases

--------------------------------------------------------------------------------
 Prospectus                            Contract or Supplemental Materials
--------------------------------------------------------------------------------
  rate to maturity                    Guaranteed Rates
  unit                                Accumulation Unit
  Guaranteed minimum death benefit    Guaranteed death benefit
  Guaranteed minimum income benefit   Guaranteed Income Benefit
  Guaranteed interest option          Guaranteed Interest Account
  Guaranteed withdrawal benefit for   Guaranteed withdrawal benefit
    life
  GWBL benefit base                   Guaranteed withdrawal benefit for life
                                      benefit base
  Guaranteed annual withdrawal        Guaranteed withdrawal benefit for life Annual
    amount                            withdrawal amount
  GWBL Excess withdrawal              Guaranteed withdrawal benefit for life Excess
                                      withdrawal
--------------------------------------------------------------------------------


                                                Index of key words and phrases 5

Who is AXA Equitable?


--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


6  Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU-
 TIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------


Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU-
 TIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


Accumulator(R)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox


--------------------------------------------------------------------------------
 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------


Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY:
--------------------------------------------------------------------------------


Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the benefit base reset option.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o  elect to receive certain contract statements electronically;

o  change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o  access Frequently Asked Questions and Service Forms (not available through
   TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

                                                        Who is AXA Equitable?  7

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA or Flex ible Premium Roth IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of the Guaranteed minimum income benefit;


(14) requests to reset your Roll-Up benefit base (for contracts that have both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(15) requests to opt out of or back into the annual ratchet of the Guaranteed withdrawal benefit for life ("GWBL") benefit base;


(16) death claims;

(17) change in ownership (NQ only); and


(18) requests for enrollment in either our Maximum payment plan or Customized payment plan under the Guaranteed withdrawal benefit for life ("GWBL").


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(6)  special dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  rebalancing;

(4)  special dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners, all must sign.

8  Who is AXA Equitable?

Accumulator(R) at a glance -- key features

--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
Professional investment      Accumulator's(R) variable investment options invest in different portfolios managed by professional
management                   investment advisers.
----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options ("FMOs") with maturities ranging from approximately 1 to 10 years (subject to availability).
                             -----------------------------------------------------------------------------------------------------
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -----------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
----------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
----------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                             -----------------------------------------------------------------------------------------------------
                             o No tax on transfers among investment options inside the contract.
                             -----------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA), or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the
                             Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during your life once you
income benefit               elect to annuitize the contract.
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal        The Guaranteed withdrawal benefit for life option ("GWBL") guarantees that you can take withdrawals
benefit for life             of up to a maximum amount each contract year (your "Guaranteed annual withdrawal amount") beginning at age 45 or later.

                             Withdrawals are taken from your account value and continue during your lifetime even if your account value falls to zero (unless it is caused by a withdrawal that exceeds your Guaranteed annual withdrawal amount).
----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o NQ, Rollover IRA, Roth Conversion IRA, Inherited IRA, QP and Rollover TSA contracts
                               o Initial minimum:         $5,000
                               o Additional minimum:      $500 (NQ, QP and Rollover TSA contracts)
                                                          $100 monthly and $300 quarterly under our automatic investment program
                                                          (NQ contracts)
                                                          $50 (IRA contracts)
                                                          $1000 (Inherited IRA contracts)
                             -----------------------------------------------------------------------------------------------------
                             o Flexible Premium IRA and Flexible Premium Roth IRA contracts
                               o Initial minimum:         $4,000
                               o Additional minimum:      $50
                             -----------------------------------------------------------------------------------------------------
                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million
                             ($500,000 for owners or annuitants who are age 81 and older at contract issue unless you elect GWBL).
----------------------------------------------------------------------------------------------------------------------------------


                                    Accumulator(R) at a glance -- key features 9

------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals
                             o Several withdrawal options on a periodic basis
                             o Loans under Rollover TSA contracts
                             o Contract surrender
                             o Maximum payment plan (only under contracts with GWBL)
                             o Customized payment plan (only under contracts with GWBL)

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options
                             o Variable Immediate Annuity payout options
                             o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features          o Guaranteed minimum death benefit options
                             o Principal guarantee benefits
                             o Dollar cost averaging
                             o Automatic investment program
                             o Account value rebalancing (quarterly, semiannually, and annually)
                             o Free transfers
                             o Waiver of withdrawal charge for certain withdrawals, disability, terminal illness, or confinement to a nursing home
                             o Earnings enhancement benefit, an optional death benefit available under certain contracts
                             o Spousal continuation
                             o Beneficiary continuation option
                             o Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges             Please see "Fee table" later in this section for complete details.
------------------------------------------------------------------------------------------------------------------------------------
Owner and annuitant issue    NQ: 0-85
ages                         Rollover IRA, Roth Conversion
                             IRA, Flexible Premium Roth IRA
                             and Rollover TSA: 20-85
                             Flexible Premium IRA: 20-70
                             Inherited IRA: 0-70
                             QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VI later in this Prospectus for more information on state availability and/or variations of certain features and benefits.

For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.

OTHER CONTRACTS


We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


10 Accumulator(R) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash to certain payout options or if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions
withdrawn (deducted if you surrender your contract or
make certain withdrawals or apply your cash value to
certain payout options).(1)                                       7.00%

Charge if you elect a variable payout option upon
annuitization (which is described in a separate prospectus
for that option)                                                  $350
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                       0.80%
Administrative                                                    0.30%
Distribution                                                      0.20%
                                                                  ----
Total annual expenses                                             1.30%

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(2)

   If your account value on a contract date anniversary
   is less than $50,000(3)                                        $ 30
   If your account value on a contract date anniversary
   is $50,000 or more                                             $  0

------------------------------------------------------------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted
annually(2) on each contract date anniversary for which
the benefit is in effect).
   Standard death benefit                                         0.00%
   Annual Ratchet to age 85                                       0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet              0.60% of the greater of 6% Roll-Up to age 85 benefit base or the
     to age 85                                                    Annual Ratchet to age 85 benefit base, as applicable
   GWBL Enhanced death benefit                                    0.30% of the GWBL Enhanced death benefit base
------------------------------------------------------------------------------------------------------------------------------------
Principal guarantee benefits charge (calculated as a
percentage of the account value. Deducted annually(2) on
each contract date anniversary for which the benefit is
in effect)
   100% Principal guarantee benefit                               0.50%
   125% Principal guarantee benefit                               0.75%
--------------------------------------------------------------------------------


                                                                    Fee table 11

------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a         0.65%
percentage of the applicable benefit base. Deducted
annually(2) on each contract date anniversary for which
the benefit is in effect)
------------------------------------------------------------------------------------------------------------------------------------
Earnings enhancement benefit charge (calculated as a              0.35%
percent age of the account value. Deducted annually(2) on
each contract date anniversary for which the benefit is in
effect)
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed withdrawal benefit for life benefit charge(2)          0.60% for the Single Life option
(calculated as a percentage of the GWBL benefit base.             0.75% for the Joint Life option
Deducted annually on each contract date anniversary).

If your GWBL benefit base ratchets, we reserve the right
to increase your charge up to:                                    0.75% for the Single Life option
                                                                  0.90% for the Joint Life option

Please see "Guaranteed withdrawal benefit for life" in "Contract features and benefits" for more information about this feature, including its benefit base and the Annual Ratchet provision, and "Guaranteed withdrawal benefit for life benefit charge" in
"Charges and expenses," both later in this Prospectus.
------------------------------------------------------------------------------------------------------------------------------------

Net loan interest charge - Rollover TSA contracts only
(calculated and deducted daily as a percentage of the
outstanding loan amount)                                          2.00%(4)
------------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,         ------     -------
and/or other expenses)(5)                                                          0.63%      8.01%


This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.


--------------------------------------------------------------------------------
                                                Manage-
                                                 ment       12b-1     Other
Portfolio Name                                  Fees(6)     Fees(7)  Expenses(8)
--------------------------------------------------------------------------------
AXA Premier VIP Trust:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.19%
AXA Conservative Allocation                      0.10%      0.25%     0.22%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.19%
AXA Moderate Allocation                          0.10%      0.25%     0.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.17%
AXA Premier VIP Aggressive Equity                0.60%      0.25%     0.20%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.18%
AXA Premier VIP Health Care                      1.20%      0.25%     0.28%
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%
AXA Premier VIP International Equity             1.05%      0.25%     0.28%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.25%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.23%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.22%
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%     0.25%
AXA Premier VIP Mid Cap Value                    1.10%      0.25%     0.19%
AXA Premier VIP Technology                       1.20%      0.25%     0.22%
--------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.13%
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                              Total                     Net Total
                                                              Annual     Fee Waivers     Annual
                                              Underlying     Expenses      and/or       Expenses
                                              Portfolio      (Before       Expense       After
                                               Fees and      Expense      Reimburse-    Expense
 Portfolio Name                               Expenses(9)   Limitation)    ments(10)   Limitations
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
AXA Aggressive Allocation                        0.91%         1.45%         (0.19)%      1.26%
AXA Conservative Allocation                      0.58%         1.15%         (0.22)%      0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%         (0.19)%      0.99%
AXA Moderate Allocation                          0.71%         1.23%         (0.17)%      1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%         (0.17)%      1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%            --        1.05%
AXA Premier VIP Core Bond                          --          1.03%         (0.08)%      0.95%
AXA Premier VIP Health Care                        --          1.73%          0.00%       1.73%
AXA Premier VIP High Yield                         --          1.01%            --        1.01%
AXA Premier VIP International Equity               --          1.58%          0.00%       1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%         (0.05)%      1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%         (0.03)%      1.35%
AXA Premier VIP Large Cap Value                    --          1.37%         (0.02)%      1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%          0.00%       1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%          0.00%       1.54%
AXA Premier VIP Technology                         --          1.67%          0.00%       1.67%
-------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%            --        0.85%
-------------------------------------------------------------------------------------------------------


12 Fee table

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.


--------------------------------------------------------------------------------
                                                Manage-
                                                 ment       12b-1     Other
Portfolio Name                                  Fees(6)     Fees(7)  Expenses(8)
--------------------------------------------------------------------------------
EQ Advisors Trust:
--------------------------------------------------------------------------------
EQ/Alliance Growth and Income                    0.56%      0.25%     0.13%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.14%
EQ/Alliance International                        0.72%      0.25%     0.21%
EQ/Alliance Large Cap Growth                     0.90%      0.25%     0.13%
EQ/Alliance Quality Bond                         0.50%      0.25%     0.13%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.13%
EQ/Ariel Appreciation II                         0.75%      0.25%     7.01%
EQ/Bear Stearns Small Company Growth             1.00%      0.25%     0.20%
EQ/Bernstein Diversified Value                   0.61%      0.25%     0.13%
EQ/Boston Advisors Equity Income                 0.75%      0.25%     0.16%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.27%
EQ/Capital Guardian Growth                       0.65%      0.25%     0.17%
EQ/Capital Guardian International                0.85%      0.25%     0.23%
EQ/Capital Guardian Research                     0.65%      0.25%     0.13%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%      0.25%     0.24%
EQ/Equity 500 Index                              0.25%      0.25%     0.13%
EQ/Evergreen International Bond                  0.70%      0.25%     6.36%
EQ/Evergreen Omega                               0.65%      0.25%     0.18%
EQ/FI Mid Cap                                    0.69%      0.25%     0.14%
EQ/FI Mid Cap Value                              0.73%      0.25%     0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%      0.25%     0.66%
EQ/GAMCO Small Company Value                     0.79%      0.25%     0.14%
EQ/International Growth                          0.85%      0.25%     0.29%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.15%
EQ/JPMorgan Core Bond                            0.44%      0.25%     0.13%
EQ/JPMorgan Value Opportunities                  0.60%      0.25%     0.15%
EQ/Lazard Small Cap Value                        0.73%      0.25%     0.14%
EQ/Legg Mason Value Equity                       0.65%      0.25%     3.07%
EQ/Long Term Bond                                0.50%      0.25%     0.18%
EQ/Lord Abbett Growth and Income                 0.65%      0.25%     0.93%
EQ/Lord Abbett Large Cap Core                    0.65%      0.25%     1.32%
EQ/Lord Abbett Mid Cap Value                     0.70%      0.25%     0.40%
EQ/Marsico Focus                                 0.87%      0.25%     0.13%
EQ/Mercury Basic Value Equity                    0.57%      0.25%     0.13%
EQ/Mercury International Value                   0.85%      0.25%     0.23%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.14%
EQ/MFS Investors Trust                           0.60%      0.25%     0.18%
EQ/Money Market                                  0.34%      0.25%     0.13%
EQ/Montag & Caldwell Growth                      0.75%      0.25%     0.16%
EQ/PIMCO Real Return                             0.55%      0.25%     0.24%
EQ/Short Duration Bond                           0.44%      0.25%     0.14%
EQ/Small Company Index                           0.25%      0.25%     0.16%
EQ/TCW Equity                                    0.80%      0.25%     0.16%
EQ/UBS Growth and Income                         0.75%      0.25%     0.19%
EQ/Van Kampen Comstock                           0.65%      0.25%     0.39%
EQ/Van Kampen Emerging Markets Equity            1.15%      0.25%     0.48%
EQ/Van Kampen Mid Cap Growth                     0.70%      0.25%     0.83%
EQ/Wells Fargo Montgomery Small Cap              0.85%      0.25%     2.28%
--------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
--------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     1.50%      0.25%     1.48%
--------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
--------------------------------------------------------------------------------
U.S. Real Estate - Class II                      0.75%      0.35%     0.28%
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                               Total                     Net Total
                                                              Annual      Fee Waivers     Annual
                                                Underlying    Expenses      and/or       Expenses
                                                Portfolio     (Before       Expense       After
                                                 Fees and     Expense      Reimburse-    Expense
Portfolio Name                                  Expenses(9)  Limitation)    ments(10)   Limitations
-------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                         --       0.94%            --        0.94%
EQ/Alliance Intermediate Government Securities        --       0.89%            --        0.89%
EQ/Alliance International                             --       1.18%         (0.08)%      1.10%
EQ/Alliance Large Cap Growth                          --       1.28%         (0.23)%      1.05%
EQ/Alliance Quality Bond                              --       0.88%            --        0.88%
EQ/Alliance Small Cap Growth                          --       1.13%            --        1.13%
EQ/Ariel Appreciation II                              --       8.01%         (6.86)%      1.15%
EQ/Bear Stearns Small Company Growth                  --       1.45%         (0.15)%      1.30%
EQ/Bernstein Diversified Value                        --       0.99%         (0.04)%      0.95%
EQ/Boston Advisors Equity Income                      --       1.16%         (0.11)%      1.05%
EQ/Calvert Socially Responsible                       --       1.17%         (0.12)%      1.05%
EQ/Capital Guardian Growth                            --       1.07%         (0.12)%      0.95%
EQ/Capital Guardian International                     --       1.33%         (0.13)%      1.20%
EQ/Capital Guardian Research                          --       1.03%         (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity                       --       1.03%         (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                     --       1.09%         (0.09)%      1.00%
EQ/Equity 500 Index                                   --       0.63%            --        0.63%
EQ/Evergreen International Bond                       --       7.31%         (6.16)%      1.15%
EQ/Evergreen Omega                                    --       1.08%          0.00%       1.08%
EQ/FI Mid Cap                                         --       1.08%         (0.08)%      1.00%
EQ/FI Mid Cap Value                                   --       1.12%         (0.02)%      1.10%
EQ/GAMCO Mergers and Acquisitions                     --       1.81%         (0.36)%      1.45%
EQ/GAMCO Small Company Value                          --       1.18%          0.00%       1.18%
EQ/International Growth                               --       1.39%          0.00%       1.39%
EQ/Janus Large Cap Growth                             --       1.30%         (0.15)%      1.15%
EQ/JPMorgan Core Bond                                 --       0.82%          0.00%       0.82%
EQ/JPMorgan Value Opportunities                       --       1.00%         (0.05)%      0.95%
EQ/Lazard Small Cap Value                             --       1.12%         (0.02)%      1.10%
EQ/Legg Mason Value Equity                            --       3.97%         (2.97)%      1.00%
EQ/Long Term Bond                                     --       0.93%          0.00%       0.93%
EQ/Lord Abbett Growth and Income                      --       1.83%         (0.83)%      1.00%
EQ/Lord Abbett Large Cap Core                         --       2.22%         (1.22)%      1.00%
EQ/Lord Abbett Mid Cap Value                          --       1.35%         (0.30)%      1.05%
EQ/Marsico Focus                                      --       1.25%         (0.10)%      1.15%
EQ/Mercury Basic Value Equity                         --       0.95%          0.00%       0.95%
EQ/Mercury International Value                        --       1.33%         (0.08)%      1.25%
EQ/MFS Emerging Growth Companies                      --       1.04%            --        1.04%
EQ/MFS Investors Trust                                --       1.03%         (0.08)%      0.95%
EQ/Money Market                                       --       0.72%            --        0.72%
EQ/Montag & Caldwell Growth                           --       1.16%         (0.01)%      1.15%
EQ/PIMCO Real Return                                  --       1.04%         (0.14)%      0.90%
EQ/Short Duration Bond                                --       0.83%          0.00%       0.83%
EQ/Small Company Index                                --       0.66%          0.00%       0.66%
EQ/TCW Equity                                         --       1.21%         (0.06)%      1.15%
EQ/UBS Growth and Income                              --       1.19%         (0.14)%      1.05%
EQ/Van Kampen Comstock                                --       1.29%         (0.29)%      1.00%
EQ/Van Kampen Emerging Markets Equity                 --       1.88%         (0.08)%      1.80%
EQ/Van Kampen Mid Cap Growth                          --       1.78%         (0.73)%      1.05%
EQ/Wells Fargo Montgomery Small Cap                   --       3.38%         (2.08)%      1.30%
-------------------------------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
-------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity          --       3.23%         (0.02)%      3.21%
-------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
-------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                           --       1.38%         (0.10)%      1.28%
-------------------------------------------------------------------------------------------------------



                                                                    Fee table 13

Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable:

     The withdrawal charge percentage we use is determined by the contract year in         Contract
     which you make the withdrawal or surrender your contract. For each contribution,      Year
     we consider the contract year in which we receive that contribution to be "contract   1 .............  7.00%
     year 1")                                                                              2 .............  7.00%
                                                                                           3 .............  6.00%
                                                                                           4 .............  6.00%
                                                                                           5 .............  5.00%
                                                                                           6 .............  3.00%
                                                                                           7 .............  1.00%
                                                                                           8+ ............  0.00%

(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year.

(3) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge, if applicable, is $30 for each contract year.

(4) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.

(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.

(6) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (10) for any expense limitation agreement information.


(7) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940.


(8) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreement.


(9) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.



(10) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Therefore each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc. the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



---------------------------------------------------------------------
Portfolio Name
---------------------------------------------------------------------
   AXA Premier VIP Aggressive Equity                            0.98%
---------------------------------------------------------------------
   AXA Premier VIP Health Care                                  1.71%
---------------------------------------------------------------------
   AXA Premier VIP International Equity                         1.54%
---------------------------------------------------------------------
   AXA Premier VIP Large Cap Core Equity                        1.33%
---------------------------------------------------------------------
   AXA Premier VIP Large Cap Growth                             1.33%
---------------------------------------------------------------------
   AXA Premier VIP Large Cap Value                              1.29%
---------------------------------------------------------------------
   AXA Premier VIP Mid Cap Growth                               1.55%
---------------------------------------------------------------------
   AXA Premier VIP Mid Cap Value                                1.49%
---------------------------------------------------------------------
   AXA Premier VIP Technology                                   1.61%
---------------------------------------------------------------------
   EQ/Alliance Common Stock                                     0.83%
---------------------------------------------------------------------
   EQ/Alliance Growth and Income                                0.91%
---------------------------------------------------------------------
   EQ/Alliance International                                    1.09%
---------------------------------------------------------------------
   EQ/Alliance Large Cap Growth                                 1.02%
---------------------------------------------------------------------
   EQ/Alliance Small Cap Growth                                 1.09%
---------------------------------------------------------------------
   EQ/Bernstein Diversified Value                               0.88%
---------------------------------------------------------------------
   EQ/Boston Advisors Equity Income                             1.04%
---------------------------------------------------------------------
   EQ/Calvert Socially Responsible                              1.03%
---------------------------------------------------------------------
   EQ/Capital Guardian Growth                                   0.94%
---------------------------------------------------------------------


14 Fee table

---------------------------------------------------------------------
Portfolio Name
---------------------------------------------------------------------
   EQ/Capital Guardian International                            1.18%
---------------------------------------------------------------------
   EQ/Capital Guardian Research                                 0.94%
---------------------------------------------------------------------
   EQ/Capital Guardian U.S. Equity                              0.94%
---------------------------------------------------------------------
   EQ/Evergreen Omega                                           0.88%
---------------------------------------------------------------------
   EQ/FI Mid Cap                                                0.95%
---------------------------------------------------------------------
   EQ/FI Mid Cap Value                                          1.08%
---------------------------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions                            1.38%
---------------------------------------------------------------------
   EQ/GAMCO Small Company Value                                 1.17%
---------------------------------------------------------------------
   EQ/International Growth                                      1.22%
---------------------------------------------------------------------
   EQ/Janus Large Cap Growth                                    1.14%
---------------------------------------------------------------------
   EQ/Lazard Small Cap Value                                    1.01%
---------------------------------------------------------------------
   EQ/Legg Mason Value Equity                                   0.99%
---------------------------------------------------------------------
   EQ/Lord Abbett Growth and Income                             0.97%
---------------------------------------------------------------------
   EQ/Lord Abbett Large Cap Core                                0.99%
---------------------------------------------------------------------
   EQ/Lord Abbett Mid Cap Value                                 1.01%
---------------------------------------------------------------------
   EQ/Marsico Focus                                             1.14%
---------------------------------------------------------------------
   EQ/Mercury Basic Value Equity                                0.93%
---------------------------------------------------------------------
   EQ/MFS Emerging Growth Companies                             1.01%
---------------------------------------------------------------------
   EQ/MFS Investors Trust                                       0.94%
---------------------------------------------------------------------
   EQ/Montag & Caldwell Growth                                  1.12%
---------------------------------------------------------------------
   EQ/UBS Growth and Income                                     1.04%
---------------------------------------------------------------------
   EQ/Van Kampen Comstock                                       0.99%
---------------------------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity                        1.78%
---------------------------------------------------------------------
   EQ/Van Kampen Mid Cap Growth                                 1.02%
---------------------------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap                          1.12%
---------------------------------------------------------------------



EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and the Earnings enhancement benefit with either the Guaranteed minimum income benefit or the 125% Principal guarantee benefit) would pay in the situations illustrated. Each value in the expense example was calculated with either the Guaranteed minimum income benefit or the 125% Principal guarantee benefit depending on which benefit yielded the higher expenses. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .014% of contract value.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated, and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


                                                                    Fee table 15

---------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                 --------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,169.00     $ 2,023.00     $ 2,898.00     $ 5,042.00
AXA Conservative Allocation                      $ 1,138.00     $ 1,932.00     $ 2,751.00     $ 4,769.00
AXA Conservative-Plus Allocation                 $ 1,141.00     $ 1,941.00     $ 2,766.00     $ 4,797.00
AXA Moderate Allocation                          $ 1,146.00     $ 1,956.00     $ 2,791.00     $ 4,843.00
AXA Moderate-Plus Allocation                     $ 1,160.00     $ 1,996.00     $ 2,854.00     $ 4,962.00
AXA Premier VIP Aggressive Equity                $ 1,127.00     $ 1,901.00     $ 2,702.00     $ 4,677.00
AXA Premier VIP Core Bond                        $ 1,125.00     $ 1,895.00     $ 2,692.00     $ 4,658.00
AXA Premier VIP Health Care                      $ 1,199.00     $ 2,108.00     $ 3,033.00     $ 5,290.00
AXA Premier VIP High Yield                       $ 1,123.00     $ 1,889.00     $ 2,682.00     $ 4,639.00
AXA Premier VIP International Equity             $ 1,183.00     $ 2,062.00     $ 2,961.00     $ 5,158.00
AXA Premier VIP Large Cap Core Equity            $ 1,164.00     $ 2,008.00     $ 2,874.00     $ 4,998.00
AXA Premier VIP Large Cap Growth                 $ 1,162.00     $ 2,002.00     $ 2,864.00     $ 4,980.00
AXA Premier VIP Large Cap Value                  $ 1,161.00     $ 1,999.00     $ 2,859.00     $ 4,971.00
AXA Premier VIP Mid Cap Growth                   $ 1,185.00     $ 2,068.00     $ 2,970.00     $ 5,176.00
AXA Premier VIP Mid Cap Value                    $ 1,179.00     $ 2,050.00     $ 2,941.00     $ 5,123.00
AXA Premier VIP Technology                       $ 1,192.00     $ 2,090.00     $ 3,004.00     $ 5,237.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,106.00     $ 1,839.00     $ 2,602.00     $ 4,485.00
EQ/Alliance Growth and Income                    $ 1,115.00     $ 1,867.00     $ 2,646.00     $ 4,570.00
EQ/Alliance Intermediate Government Securities   $ 1,110.00     $ 1,851.00     $ 2,622.00     $ 4,523.00
EQ/Alliance International                        $ 1,141.00     $ 1,940.00     $ 2,765.00     $ 4,794.00
EQ/Alliance Large Cap Growth                     $ 1,151.00     $ 1,971.00     $ 2,814.00     $ 4,886.00
EQ/Alliance Quality Bond                         $ 1,109.00     $ 1,848.00     $ 2,617.00     $ 4,513.00
EQ/Alliance Small Cap Growth                     $ 1,135.00     $ 1,925.00     $ 2,740.00     $ 4,748.00
EQ/Ariel Appreciation II                         $ 1,858.00     $ 3,873.00     $ 5,691.00     $ 9,213.00
EQ/Bear Stearns Small Company Growth             $ 1,169.00     $ 2,022.00     $ 2,896.00     $ 5,040.00
EQ/Bernstein Diversified Value                   $ 1,121.00     $ 1,882.00     $ 2,671.00     $ 4,617.00
EQ/Boston Advisors Equity Income                 $ 1,139.00     $ 1,934.00     $ 2,755.00     $ 4,776.00
EQ/Calvert Socially Responsible                  $ 1,140.00     $ 1,937.00     $ 2,760.00     $ 4,785.00
EQ/Capital Guardian Growth                       $ 1,129.00     $ 1,907.00     $ 2,711.00     $ 4,692.00
EQ/Capital Guardian International                $ 1,156.00     $ 1,986.00     $ 2,838.00     $ 4,932.00
EQ/Capital Guardian Research                     $ 1,125.00     $ 1,894.00     $ 2,691.00     $ 4,655.00
EQ/Capital Guardian U.S. Equity                  $ 1,125.00     $ 1,894.00     $ 2,691.00     $ 4,655.00
EQ/Caywood-Scholl High Yield Bond                $ 1,131.00     $ 1,913.00     $ 2,720.00     $ 4,711.00
EQ/Equity 500 Index                              $ 1,083.00     $ 1,771.00     $ 2,492.00     $ 4,272.00
EQ/Evergreen International                       $ 1,784.00     $ 3,688.00     $ 5,431.00     $ 8,903.00
EQ/Evergreen Omega                               $ 1,130.00     $ 1,910.00     $ 2,716.00     $ 4,702.00
EQ/FI Mid Cap                                    $ 1,130.00     $ 1,910.00     $ 2,716.00     $ 4,702.00
EQ/FI Mid Cap Value                              $ 1,134.00     $ 1,922.00     $ 2,735.00     $ 4,739.00
EQ/GAMCO Mergers and Acquisitions                $ 1,207.00     $ 2,131.00     $ 3,069.00     $ 5,356.00
EQ/GAMCO Small Company Value                     $ 1,141.00     $ 1,940.00     $ 2,765.00     $ 4,794.00
EQ/International Growth                          $ 1,163.00     $ 2,004.00     $ 2,867.00     $ 4,986.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                 --------------------------------------------------------
Portfolio Name                                     1 year      3 years        5 years       10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   819.00   $ 1,773.00     $ 2,748.00     $ 5,392.00
AXA Conservative Allocation                      $   788.00   $ 1,682.00     $ 2,601.00     $ 5,119.00
AXA Conservative-Plus Allocation                 $   791.00   $ 1,691.00     $ 2,616.00     $ 5,147.00
AXA Moderate Allocation                          $   796.00   $ 1,706.00     $ 2,641.00     $ 5,193.00
AXA Moderate-Plus Allocation                     $   810.00   $ 1,746.00     $ 2,704.00     $ 5,312.00
AXA Premier VIP Aggressive Equity                $   777.00   $ 1,651.00     $ 2,552.00     $ 5,027.00
AXA Premier VIP Core Bond                        $   775.00   $ 1,645.00     $ 2,542.00     $ 5,008.00
AXA Premier VIP Health Care                      $   849.00   $ 1,858.00     $ 2,883.00     $ 5,640.00
AXA Premier VIP High Yield                       $   773.00   $ 1,639.00     $ 2,532.00     $ 4,989.00
AXA Premier VIP International Equity             $   833.00   $ 1,812.00     $ 2,811.00     $ 5,508.00
AXA Premier VIP Large Cap Core Equity            $   814.00   $ 1,758.00     $ 2,724.00     $ 5,348.00
AXA Premier VIP Large Cap Growth                 $   812.00   $ 1,752.00     $ 2,714.00     $ 5,330.00
AXA Premier VIP Large Cap Value                  $   811.00   $ 1,749.00     $ 2,709.00     $ 5,321.00
AXA Premier VIP Mid Cap Growth                   $   835.00   $ 1,818.00     $ 2,820.00     $ 5,526.00
AXA Premier VIP Mid Cap Value                    $   829.00   $ 1,800.00     $ 2,791.00     $ 5,473.00
AXA Premier VIP Technology                       $   842.00   $ 1,840.00     $ 2,854.00     $ 5,587.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   756.00   $ 1,589.00     $ 2,452.00     $ 4,835.00
EQ/Alliance Growth and Income                    $   765.00   $ 1,617.00     $ 2,496.00     $ 4,920.00
EQ/Alliance Intermediate Government Securities   $   760.00   $ 1,601.00     $ 2,472.00     $ 4,873.00
EQ/Alliance International                        $   791.00   $ 1,690.00     $ 2,615.00     $ 5,144.00
EQ/Alliance Large Cap Growth                     $   801.00   $ 1,721.00     $ 2,664.00     $ 5,236.00
EQ/Alliance Quality Bond                         $   759.00   $ 1,598.00     $ 2,467.00     $ 4,863.00
EQ/Alliance Small Cap Growth                     $   785.00   $ 1,675.00     $ 2,590.00     $ 5,098.00
EQ/Ariel Appreciation II                         $ 1,508.00   $ 3,623.00     $ 5,541.00     $ 9,563.00
EQ/Bear Stearns Small Company Growth             $   819.00   $ 1,772.00     $ 2,746.00     $ 5,390.00
EQ/Bernstein Diversified Value                   $   771.00   $ 1,632.00     $ 2,521.00     $ 4,967.00
EQ/Boston Advisors Equity Income                 $   789.00   $ 1,684.00     $ 2,605.00     $ 5,126.00
EQ/Calvert Socially Responsible                  $   790.00   $ 1,687.00     $ 2,610.00     $ 5,135.00
EQ/Capital Guardian Growth                       $   779.00   $ 1,657.00     $ 2,561.00     $ 5,042.00
EQ/Capital Guardian International                $   806.00   $ 1,736.00     $ 2,688.00     $ 5,282.00
EQ/Capital Guardian Research                     $   775.00   $ 1,644.00     $ 2,541.00     $ 5,005.00
EQ/Capital Guardian U.S. Equity                  $   775.00   $ 1,644.00     $ 2,541.00     $ 5,005.00
EQ/Caywood-Scholl High Yield Bond                $   781.00   $ 1,663.00     $ 2,570.00     $ 5,061.00
EQ/Equity 500 Index                              $   733.00   $ 1,521.00     $ 2,342.00     $ 4,622.00
EQ/Evergreen International                       $ 1,434.00   $ 3,438.00     $ 5,281.00     $ 9,253.00
EQ/Evergreen Omega                               $   780.00   $ 1,660.00     $ 2,566.00     $ 5,052.00
EQ/FI Mid Cap                                    $   780.00   $ 1,660.00     $ 2,566.00     $ 5,052.00
EQ/FI Mid Cap Value                              $   784.00   $ 1,672.00     $ 2,585.00     $ 5,089.00
EQ/GAMCO Mergers and Acquisitions                $   857.00   $ 1,881.00     $ 2,919.00     $ 5,706.00
EQ/GAMCO Small Company Value                     $   791.00   $ 1,690.00     $ 2,615.00     $ 5,144.00
EQ/International Growth                          $   813.00   $ 1,754.00     $ 2,717.00     $ 5,336.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at the
                                                             end of the applicable time period
                                                 --------------------------------------------------------
Portfolio Name                                     1 year       3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   469.00     $ 1,423.00     $ 2,398.00     $ 5,042.00
AXA Conservative Allocation                      $   438.00     $ 1,332.00     $ 2,251.00     $ 4,769.00
AXA Conservative-Plus Allocation                 $   441.00     $ 1,341.00     $ 2,266.00     $ 4,797.00
AXA Moderate Allocation                          $   446.00     $ 1,356.00     $ 2,291.00     $ 4,843.00
AXA Moderate-Plus Allocation                     $   460.00     $ 1,396.00     $ 2,354.00     $ 4,962.00
AXA Premier VIP Aggressive Equity                $   427.00     $ 1,301.00     $ 2,202.00     $ 4,677.00
AXA Premier VIP Core Bond                        $   425.00     $ 1,295.00     $ 2,192.00     $ 4,658.00
AXA Premier VIP Health Care                      $   499.00     $ 1,508.00     $ 2,533.00     $ 5,290.00
AXA Premier VIP High Yield                       $   423.00     $ 1,289.00     $ 2,182.00     $ 4,639.00
AXA Premier VIP International Equity             $   483.00     $ 1,462.00     $ 2,461.00     $ 5,158.00
AXA Premier VIP Large Cap Core Equity            $   464.00     $ 1,408.00     $ 2,374.00     $ 4,998.00
AXA Premier VIP Large Cap Growth                 $   462.00     $ 1,402.00     $ 2,364.00     $ 4,980.00
AXA Premier VIP Large Cap Value                  $   461.00     $ 1,399.00     $ 2,359.00     $ 4,971.00
AXA Premier VIP Mid Cap Growth                   $   485.00     $ 1,468.00     $ 2,470.00     $ 5,176.00
AXA Premier VIP Mid Cap Value                    $   479.00     $ 1,450.00     $ 2,441.00     $ 5,123.00
AXA Premier VIP Technology                       $   492.00     $ 1,490.00     $ 2,504.00     $ 5,237.00
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   406.00     $ 1,239.00     $ 2,102.00     $ 4,485.00
EQ/Alliance Growth and Income                    $   415.00     $ 1,267.00     $ 2,146.00     $ 4,570.00
EQ/Alliance Intermediate Government Securities   $   410.00     $ 1,251.00     $ 2,122.00     $ 4,523.00
EQ/Alliance International                        $   441.00     $ 1,340.00     $ 2,265.00     $ 4,794.00
EQ/Alliance Large Cap Growth                     $   451.00     $ 1,371.00     $ 2,314.00     $ 4,886.00
EQ/Alliance Quality Bond                         $   409.00     $ 1,248.00     $ 2,117.00     $ 4,513.00
EQ/Alliance Small Cap Growth                     $   435.00     $ 1,325.00     $ 2,240.00     $ 4,748.00
EQ/Ariel Appreciation II                         $ 1,158.00     $ 3,273.00     $ 5,191.00     $ 9,213.00
EQ/Bear Stearns Small Company Growth             $   469.00     $ 1,422.00     $ 2,396.00     $ 5,040.00
EQ/Bernstein Diversified Value                   $   421.00     $ 1,282.00     $ 2,171.00     $ 4,617.00
EQ/Boston Advisors Equity Income                 $   439.00     $ 1,334.00     $ 2,255.00     $ 4,776.00
EQ/Calvert Socially Responsible                  $   440.00     $ 1,337.00     $ 2,260.00     $ 4,785.00
EQ/Capital Guardian Growth                       $   429.00     $ 1,307.00     $ 2,211.00     $ 4,692.00
EQ/Capital Guardian International                $   456.00     $ 1,386.00     $ 2,338.00     $ 4,932.00
EQ/Capital Guardian Research                     $   425.00     $ 1,294.00     $ 2,191.00     $ 4,655.00
EQ/Capital Guardian U.S. Equity                  $   425.00     $ 1,294.00     $ 2,191.00     $ 4,655.00
EQ/Caywood-Scholl High Yield Bond                $   431.00     $ 1,313.00     $ 2,220.00     $ 4,711.00
EQ/Equity 500 Index                              $   383.00     $ 1,171.00     $ 1,992.00     $ 4,272.00
EQ/Evergreen International                       $ 1,084.00     $ 3,088.00     $ 4,931.00     $ 8,903.00
EQ/Evergreen Omega                               $   430.00     $ 1,310.00     $ 2,216.00     $ 4,702.00
EQ/FI Mid Cap                                    $   430.00     $ 1,310.00     $ 2,216.00     $ 4,702.00
EQ/FI Mid Cap Value                              $   434.00     $ 1,322.00     $ 2,235.00     $ 4,739.00
EQ/GAMCO Mergers and Acquisitions                $   507.00     $ 1,531.00     $ 2,569.00     $ 5,356.00
EQ/GAMCO Small Company Value                     $   441.00     $ 1,340.00     $ 2,265.00     $ 4,794.00
EQ/International Growth                          $   463.00     $ 1,404.00     $ 2,367.00     $ 4,986.00
---------------------------------------------------------------------------------------------------------


16 Fee table

---------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                 --------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $ 1,153.00     $ 1,977.00     $ 2,823.00     $ 4,904.00
EQ/JPMorgan Core Bond                            $ 1,103.00     $ 1,830.00     $ 2,587.00     $ 4,456.00
EQ/JPMorgan Value Opportunities                  $ 1,122.00     $ 1,885.00     $ 2,676.00     $ 4,627.00
EQ/Lazard Small Cap Value                        $ 1,134.00     $ 1,922.00     $ 2,735.00     $ 4,739.00
EQ/Legg Mason Value Equity                       $ 1,434.00     $ 2,765.00     $ 4,067.00     $ 7,016.00
EQ/Long Term Bond                                $ 1,114.00     $ 1,864.00     $ 2,641.00     $ 4,561.00
EQ/Lord Abbett Growth and Income                 $ 1,209.00     $ 2,137.00     $ 3,079.00     $ 5,373.00
EQ/Lord Abbett Large Cap Core                    $ 1,250.00     $ 2,254.00     $ 3,264.00     $ 5,702.00
EQ/Lord Abbett Mid Cap Value                     $ 1,158.00     $ 1,992.00     $ 2,848.00     $ 4,950.00
EQ/Marsico Focus                                 $ 1,148.00     $ 1,961.00     $ 2,799.00     $ 4,859.00
EQ/Mercury Basic Value Equity                    $ 1,116.00     $ 1,870.00     $ 2,651.00     $ 4,580.00
EQ/Mercury International Value                   $ 1,156.00     $ 1,986.00     $ 2,838.00     $ 4,932.00
EQ/MFS Emerging Growth Companies                 $ 1,126.00     $ 1,897.00     $ 2,696.00     $ 4,664.00
EQ/MFS Investors Trust                           $ 1,125.00     $ 1,894.00     $ 2,691.00     $ 4,655.00
EQ/Money Market                                  $ 1,092.00     $ 1,799.00     $ 2,537.00     $ 4,360.00
EQ/Montag & Caldwell Growth                      $ 1,139.00     $ 1,934.00     $ 2,755.00     $ 4,776.00
EQ/PIMCO Real Return                             $ 1,126.00     $ 1,897.00     $ 2,696.00     $ 4,664.00
EQ/Short Duration Bond                           $ 1,104.00     $ 1,833.00     $ 2,592.00     $ 4,466.00
EQ/Small Company Index                           $ 1,086.00     $ 1,781.00     $ 2,507.00     $ 4,302.00
EQ/TCW Equity                                    $ 1,144.00     $ 1,949.00     $ 2,779.00     $ 4,822.00
EQ/UBS Growth and Income                         $ 1,142.00     $ 1,943.00     $ 2,770.00     $ 4,804.00
EQ/Van Kampen Comstock                           $ 1,152.00     $ 1,974.00     $ 2,819.00     $ 4,895.00
EQ/Van Kampen Emerging Markets Equity            $ 1,214.00     $ 2,152.00     $ 3,103.00     $ 5,416.00
EQ/Van Kampen Mid Cap Growth                     $ 1,204.00     $ 2,122.00     $ 3,055.00     $ 5,330.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,372.00     $ 2,595.00     $ 3,803.00     $ 6,601.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,695.00     $ 3,461.00     $ 5,105.00     $ 8,492.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $ 1,307.00     $ 2,414.00     $ 3,520.00     $ 6,137.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                 --------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $   803.00     $ 1,727.00     $ 2,673.00     $ 5,254.00
EQ/JPMorgan Core Bond                            $   753.00     $ 1,580.00     $ 2,437.00     $ 4,806.00
EQ/JPMorgan Value Opportunities                  $   772.00     $ 1,635.00     $ 2,526.00     $ 4,977.00
EQ/Lazard Small Cap Value                        $   784.00     $ 1,672.00     $ 2,585.00     $ 5,089.00
EQ/Legg Mason Value Equity                       $ 1,084.00     $ 2,515.00     $ 3,917.00     $ 7,366.00
EQ/Long Term Bond                                $   764.00     $ 1,614.00     $ 2,491.00     $ 4,911.00
EQ/Lord Abbett Growth and Income                 $   859.00     $ 1,887.00     $ 2,929.00     $ 5,723.00
EQ/Lord Abbett Large Cap Core                    $   900.00     $ 2,004.00     $ 3,114.00     $ 6,052.00
EQ/Lord Abbett Mid Cap Value                     $   808.00     $ 1,742.00     $ 2,698.00     $ 5,300.00
EQ/Marsico Focus                                 $   798.00     $ 1,711.00     $ 2,649.00     $ 5,209.00
EQ/Mercury Basic Value Equity                    $   766.00     $ 1,620.00     $ 2,501.00     $ 4,930.00
EQ/Mercury International Value                   $   806.00     $ 1,736.00     $ 2,688.00     $ 5,282.00
EQ/MFS Emerging Growth Companies                 $   776.00     $ 1,647.00     $ 2,546.00     $ 5,014.00
EQ/MFS Investors Trust                           $   775.00     $ 1,644.00     $ 2,541.00     $ 5,005.00
EQ/Money Market                                  $   742.00     $ 1,549.00     $ 2,387.00     $ 4,710.00
EQ/Montag & Caldwell Growth                      $   789.00     $ 1,684.00     $ 2,605.00     $ 5,126.00
EQ/PIMCO Real Return                             $   776.00     $ 1,647.00     $ 2,546.00     $ 5,014.00
EQ/Short Duration Bond                           $   754.00     $ 1,583.00     $ 2,442.00     $ 4,816.00
EQ/Small Company Index                           $   736.00     $ 1,531.00     $ 2,357.00     $ 4,652.00
EQ/TCW Equity                                    $   794.00     $ 1,699.00     $ 2,629.00     $ 5,172.00
EQ/UBS Growth and Income                         $   792.00     $ 1,693.00     $ 2,620.00     $ 5,154.00
EQ/Van Kampen Comstock                           $   802.00     $ 1,724.00     $ 2,669.00     $ 5,245.00
EQ/Van Kampen Emerging Markets Equity            $   864.00     $ 1,902.00     $ 2,953.00     $ 5,766.00
EQ/Van Kampen Mid Cap Growth                     $   854.00     $ 1,872.00     $ 2,905.00     $ 5,680.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,022.00     $ 2,345.00     $ 3,653.00     $ 6,951.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,345.00     $ 3,211.00     $ 4,955.00     $ 8,842.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   957.00     $ 2,164.00     $ 3,370.00     $ 6,487.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                       If you do not surrender your contract at the
                                                             end of the applicable time period
                                                 --------------------------------------------------------
Portfolio Name                                     1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $ 453.00       $ 1,377.00     $ 2,323.00     $ 4,904.00
EQ/JPMorgan Core Bond                            $ 403.00       $ 1,230.00     $ 2,087.00     $ 4,456.00
EQ/JPMorgan Value Opportunities                  $ 422.00       $ 1,285.00     $ 2,176.00     $ 4,627.00
EQ/Lazard Small Cap Value                        $ 434.00       $ 1,322.00     $ 2,235.00     $ 4,739.00
EQ/Legg Mason Value Equity                       $ 734.00       $ 2,165.00     $ 3,567.00     $ 7,016.00
EQ/Long Term Bond                                $ 414.00       $ 1,264.00     $ 2,141.00     $ 4,561.00
EQ/Lord Abbett Growth and Income                 $ 509.00       $ 1,537.00     $ 2,579.00     $ 5,373.00
EQ/Lord Abbett Large Cap Core                    $ 550.00       $ 1,654.00     $ 2,764.00     $ 5,702.00
EQ/Lord Abbett Mid Cap Value                     $ 458.00       $ 1,392.00     $ 2,348.00     $ 4,950.00
EQ/Marsico Focus                                 $ 448.00       $ 1,361.00     $ 2,299.00     $ 4,859.00
EQ/Mercury Basic Value Equity                    $ 416.00       $ 1,270.00     $ 2,151.00     $ 4,580.00
EQ/Mercury International Value                   $ 456.00       $ 1,386.00     $ 2,338.00     $ 4,932.00
EQ/MFS Emerging Growth Companies                 $ 426.00       $ 1,297.00     $ 2,196.00     $ 4,664.00
EQ/MFS Investors Trust                           $ 425.00       $ 1,294.00     $ 2,191.00     $ 4,655.00
EQ/Money Market                                  $ 392.00       $ 1,199.00     $ 2,037.00     $ 4,360.00
EQ/Montag & Caldwell Growth                      $ 439.00       $ 1,334.00     $ 2,255.00     $ 4,776.00
EQ/PIMCO Real Return                             $ 426.00       $ 1,297.00     $ 2,196.00     $ 4,664.00
EQ/Short Duration Bond                           $ 404.00       $ 1,233.00     $ 2,092.00     $ 4,466.00
EQ/Small Company Index                           $ 386.00       $ 1,181.00     $ 2,007.00     $ 4,302.00
EQ/TCW Equity                                    $ 444.00       $ 1,349.00     $ 2,279.00     $ 4,822.00
EQ/UBS Growth and Income                         $ 442.00       $ 1,343.00     $ 2,270.00     $ 4,804.00
EQ/Van Kampen Comstock                           $ 452.00       $ 1,374.00     $ 2,319.00     $ 4,895.00
EQ/Van Kampen Emerging Markets Equity            $ 514.00       $ 1,552.00     $ 2,603.00     $ 5,416.00
EQ/Van Kampen Mid Cap Growth                     $ 504.00       $ 1,522.00     $ 2,555.00     $ 5,330.00
EQ/Wells Fargo Montgomery Small Cap              $ 672.00       $ 1,995.00     $ 3,303.00     $ 6,601.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 995.00       $ 2,861.00     $ 4,605.00     $ 8,492.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $ 607.00       $ 1,814.00     $ 3,020.00     $ 6,137.00
---------------------------------------------------------------------------------------------------------


                                                                    Fee table 17

CONDENSED FINANCIAL INFORMATION

Since this contract will be offered for the first time as of the date of this prospectus, and we do not currently offer any contracts with daily asset charges of 1.30% out of Separate Account No. 49, there is no applicable condensed financial information as of December 31, 2005.

18 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum contribution amount for each type of owner and contract purchased. The following table summarizes our rules regarding contributions to your contract. Both the owner and annuitant named in the contract must meet the issue age requirements shown in the table, and contributions are based on the age of the older of the original owner and annuitant.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are ages 81 and older at contract issue unless you elect GWBL). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these contribution limitations based on certain criteria, including benefits that have been elected, issue age, the total amount of contributions, variable investment option allocations and selling broker-dealer compensation. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "owner" is the person who is the named owner in the contract and, if an individual, is the measuring life for determining, contract benefits. The "annuitant" is the person who is the measuring life for determining the contract's maturity date. The annuitant is not necessarily the contract owner. Where the owner of a contract is non-natural, the annuitant is the measuring life.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for owner
                   and annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ                 0 through 85       o $5,000 (initial)      o After-tax money.                o No additional contributions may
                                                                                                  be made after attainment of age
                                      o $500 (additional)     o Paid to us by check or            86, or if later, the first
                                                                transfer of contract value in     contract anniversary.*
                                                                a tax-deferred exchange under
                                                                Section 1035 of the Internal
                                                                Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for owner
                   and annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA       20 through 85      o $5,000 (initial)      o Eligible rollover               o No additional contributions may
                                                                distributions from TSA            be made after attainment of age
                                      o $50 (additional)        contracts or other 403(b)         86, or, if later, the first
                                                                arrangements, qualified           contract anniversary.*
                                                                plans, and governmental
                                                                employer 457(b) plans.          o Contributions after age 70-1/2
                                                                                                  must be net of required minimum
                                                              o Rollovers from another            distributions.
                                                                traditional individual
                                                                retirement arrangement.         o Although we accept regular IRA
                                                                                                  contributions (limited to
                                                              o Direct custodian-to-custodian     $4,000 for 2006 and 2007) under
                                                                transfers from another            rollover IRA contracts, we
                                                                traditional individual            intend that this contract be
                                                                retirement arrangement.           used primarily for rollover and
                                                                                                  direct transfer contributions.
                                                              o Regular IRA contributions.
                                                                                                o Additional catch-up
                                                              o Additional "catch-up"             contributions of up to $1,000
                                                                contributions.                    can be made for calendar years
                                                                                                  2006 and 2007 where the owner
                                                                                                  is at least age 50 but under
                                                                                                  age 70-1/2 at any time during
                                                                                                  the calendar year for which the
                                                                                                  contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for owner
                   and annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion    20 through 85      o $5,000 (initial)      o Rollovers from another IRA      o No additional contributions may
IRA                                                             Roth IRA.                         be made after attainment of age
                                      o $50 (additional)                                          86, or, if later, the first
                                                              o Rollovers from a "designated      contract anniversary.*
                                                                Roth contribution account"
                                                                under a 401(k) plan or 403(b)   o Conversion rollovers after age
                                                                arrangement.                      70-1/2 must be net of required
                                                                                                  minimum distributions for the
                                                              o Conversion rollovers from a       traditional IRA you are rolling
                                                                traditional IRA.                  over.

                                                              o Direct transfers from another   o You cannot roll over funds from
                                                                Roth IRA.                         a traditional IRA if your
                                                                                                  adjusted gross income is
                                                              o Regular Roth IRA                  $100,000 or more.
                                                                contributions.
                                                                                                o Although we accept regular Roth
                                                              o Additional catch-up               IRA contributions (limited to
                                                                contributions.                    $4,000 for 2006 and 2007) under
                                                                                                  Roth IRA contracts, we intend
                                                                                                  that this contract be used
                                                                                                  primarily for rollover and
                                                                                                  direct transfer contributions.

                                                                                                o Additional catch-up
                                                                                                  contributions of up to $1,000
                                                                                                  can be made for calendar years
                                                                                                  2006 and 2007 where the owner
                                                                                                  is at least age 50 at any time
                                                                                                  during the calendar year for
                                                                                                  which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA       20 through 85      o $5,000 (initial)      o Direct transfers of pre-tax     o No additional contributions may
                                                                funds from another contract       be made after attainment of age
                                      o $500 (additional)       or arrangement under Section      86, or, if later, the first
                                                                403(b) of the Internal            contract anniversary.*
                                                                Revenue Code, complying with
                                                                IRS Revenue Ruling 90-24.       o Rollover or direct transfer
                                                                                                  contributions after age 70-1/2
                                                              o Eligible rollover                 must be net of any required
                                                                distributions of pre-tax          minimum distributions.
                                                                funds from other 403(b)
                                                                plans. Subsequent               o We do not accept employer
                                                                contributions may also be         remitted contributions.
                                                                rollovers from qualified
                                                                plans, governmental employer
                                                                457(b) plans and traditional
                                                                IRAs.
------------------------------------------------------------------------------------------------------------------------------------



                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for owner
                   and annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
QP                 20 through 75      o $5,000 (initial)      o Only transfer contributions     o We do not accept regular
                                                                from other investments within     ongoing payroll contributions.
                                      o $500 (additional)       an existing defined
                                                                contribution qualified plan     o Only one additional transfer
                                                                trust.                            contribution may be made during
                                                                                                  a contract year.
                                                              o The plan must be qualified
                                                                under Section 401(a) of the     o No additional transfer
                                                                Internal Revenue Code.            contributions after the
                                                                                                  attainment of age 76 or, if
                                                              o For 401(k) plans, transferred     later, the first contract
                                                                contributions may not include     anniversary.
                                                                any after-tax contributions.
                                                                                                o Contributions after age 70-1/2
                                                                                                  must be net of any required
                                                                                                  minimum distributions.

                                                                                                o A separate QP contract must be
                                                                                                  established for each plan
                                                                                                  participant.

                                                                                                o We do not accept contributions
                                                                                                  from defined benefit plans.

See Appendix I at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for owner
                   and annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 70      o $4,000 (initial)      o Regular traditional IRA         o No regular IRA contributions in
IRA                                                             contributions.                    the calendar year you turn age
                                      o $50 (additional)                                          70-1/2 and thereafter.
                                                              o Additional catch-up
                                                                contributions.                  o Rollover and direct transfer
                                                                                                  contributions may be made up to
                                                              o Eligible rollover                 attainment of age 86.*
                                                                distributions from TSA
                                                                contracts or other 403(b)       o Regular contributions may not
                                                                arrangements, qualified           exceed $4,000 for 2006 and
                                                                plans, and governmental           2007.
                                                                employer 457(b) plans.
                                                                                                o Rollover and direct transfer
                                                              o Rollovers from another            contributions after age 70-1/2
                                                                traditional individual            must be net of required minimum
                                                                retirement arrangement.           distributions.

                                                              o Direct custodian-to-custodian   o Although we accept rollover and
                                                                transfers from another            direct transfer contributions
                                                                traditional individual            under the Flexible Premium IRA
                                                                retirement arrangement.           contract, we intend that this
                                                                                                  contract be used for ongoing
                                                                                                  regular contributions.

                                                                                                o Additional catch-up
                                                                                                  contributions of up to $1,000
                                                                                                  can be made for calendar years
                                                                                                  2006 and 2007 where the owner
                                                                                                  is at least age 50 but under
                                                                                                  age 70-1/2 at any time during
                                                                                                  the calendar year for which the
                                                                                                  contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for owner
                   and annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Flexible Premium   20 through 85      o $4,000 (initial)      o Regular after-tax               o No additional contributions may
Roth IRA                                                        contributions.                    be made after the attainment of
                                      o $50 (additional)                                          age 86, or, if later, the first
                                                              o Additional catch-up               contract anniversary.*
                                                                contributions.
                                                                                                o Regular Roth IRA contributions
                                                              o Rollovers from another Roth       may not exceed $4,000 for 2006
                                                                IRA.                              and 2007.

                                                              o Rollovers from a "designated    o Contributions are subject to
                                                                Roth contribution account"        income limits and other tax
                                                                under a 401(k) plan or 403(b)     rules.
                                                                arrangement.
                                                                                                o Although we accept rollover and
                                                              o Conversion rollovers from a       direct transfer contributions
                                                                traditional IRA.                  under the Flexible Premium Roth
                                                                                                  IRA contract, we intend that
                                                              o Direct transfers from another     this contract be used for
                                                                Roth IRA.                         ongoing regular Roth IRA
                                                                                                  contributions.

                                                                                                o Additional catch-up
                                                                                                  contributions of up to $1,000
                                                                                                  can be made for calendar years
                                                                                                  2006 and 2007 where the owner
                                                                                                  is at least age 50 at any time
                                                                                                  during the calendar year for
                                                                                                  which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                   Available
                   for owner
                   and annuitant      Minimum
 Contract type     issue ages         contributions           Source of contributions           Limitations on contributions+
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70               o $5,000 (initial)       o Direct custodian-to-           o Any additional contributions
Beneficiary                                                      custodian transfers of your      must be from the same type of
Continuation                          o $1,000 (additional)      interest as a death benefi-      IRA of the same deceased owner.
Contract (tradi-                                                 ciary of the deceased owner's
tional IRA or                                                    traditional indi- vidual
Roth IRA)                                                        retirement arrangement or
                                                                 Roth IRA to an IRA of the
                                                                 same type.

------------------------------------------------------------------------------------------------------------------------------------


+ Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VI later in the Prospectus to see if additional contributions are permitted in your state. If you are participating in a Principal guarantee benefit, contributions will only be permitted for the first six months after the contract is issued and no further contributions will be permitted for the life of the contract. For the Guaranteed withdrawal benefit for life option, additional contributions are not permitted after the later of: (i) the end of the first contract year, and (ii) the date you make your first withdrawal.


* For Pennsylvania contracts, please see Appendix VI later in this Prospectus for state variations.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.

                                               Contract features and benefits 25

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state. For the Spousal continuation feature to apply, the spouses must either be joint owners, or, for Single life contracts, the surviving spouse must be the sole primary beneficiary.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix I at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

Certain benefits under your contract, as described later in this Prospectus, are based on the age of the owner. If the owner of the contract is not a natural person, these benefits will be based on the age of the annuitant. We do not permit joint annuitants unless you elect the Guaranteed withdrawal benefit for life on a Joint life basis, and the contract is owned by a non-natural owner. Under QP contracts, all benefits are based on the age of the annuitant.


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.

--------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year."
The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
April 30.
--------------------------------------------------------------------------------

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging. If you elect a Principal guarantee benefit, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and either the AXA Allocation portfolios or the AXA Moderate Allocation portfolio depending on the Principal guarantee benefit elected. If you submit an application and elect the Guaranteed withdrawal benefit for life on or after September 18, 2006, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Allocation portfolios.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.

26  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors may include fees and expenses; the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION      Seeks long-term capital appreciation.                   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION    Seeks a high level of current income.                   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS          Seeks current income and growth of capital, with a      o AXA Equitable
 ALLOCATION                    greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION        Seeks long-term capital appreciation and current        o AXA Equitable
                               income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS              Seeks long-term capital appreciation and current        o AXA Equitable
 ALLOCATION                    income, with a greater emphasis on capital
                               appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE     Long-term growth of capital.                            o AllianceBernstein L.P.
 EQUITY
                                                                                       o Legg Mason Capital Management, Inc.

                                                                                       o MFS Investment Management

                                                                                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND      To seek a balance of a high current income and          o BlackRock Advisors, Inc.
                               capital appreciation, consistent with a prudent
                               level of risk.                                          o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE    Long-term growth of capital.                            o A I M Capital Management, Inc.

                                                                                       o RCM Capital Management LLC

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD     High total return through a combination of current      o Pacific Investment Management Company LLC
                               income and capital appreciation.
                                                                                       o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP                Long-term growth of capital.                            o AllianceBernstein L.P.
 INTERNATIONAL EQUITY
                                                                                       o J.P. Morgan Investment Management Inc.

                                                                                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Long-term growth of capital.                            o AllianceBernstein L.P.
 CORE EQUITY
                                                                                       o Janus Capital Management LLC

                                                                                       o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 27

------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH
                                                                                       o RCM Capital Management LLC

                                                                                       o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP      Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE
                                                                                       o Institutional Capital Corporation

                                                                                       o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH
                                                                                       o Franklin Advisers, Inc.

                                                                                       o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE  Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC

                                                                                       o TCW Investment Management Company

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY     Long-term growth of capital.                            o Firsthand Capital Management, Inc.

                                                                                       o RCM Capital Management LLC

                                                                                       o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK       Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND         Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE       Seeks to achieve high current income consistent         o AllianceBernstein L.P.
 GOVERNMENT SECURITIES         with relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL      Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP          Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND       Seeks to achieve high current income consistent         o AllianceBernstein L.P.
                               with moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP          Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II       Seeks long-term appreciation.                           o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED       Seeks capital appreciation.                             o AllianceBernstein L.P.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY      Seeks a combination of growth and income to             o Boston Advisors, LLC
 INCOME                        achieve an above-average and consistent total
                               return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY            Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                           and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH     Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------




28 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                       o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that               o AllianceBernstein L.P.
                               approximates the total return performance of the
                               S&P 500 Index, including reinvestment of
                               dividends, at a risk level consistent with that of
                               the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                o Evergreen Investment Management Company,
 BOND                                                                                    LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                         o Evergreen Investment Management Company,
                                                                                         LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                   o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                  o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                 o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                  o MFS Investment Management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                      o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent         o J.P. Morgan Investment Management Inc.
                               with moderate risk to capital and maintenance of
                               liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                         o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                             o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                      o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation       o Mercury Advisors
                               through investment in long-maturity debt
                               obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without       o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with          o Lord, Abbett & Co. LLC
 CORE                          reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                   o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                      o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily,             o Mercury Advisors
 EQUITY                        income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term           o Merrill Lynch Investment Managers
 VALUE                         growth of income, accompanied by growth of                International Limited
                               capital.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 29

------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.              o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital with a secondary      o MFS Investment Management
                               objective to seek reasonable current income. For
                               purposes of this Portfolio, the words "reasonable
                               current income" mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income,         o The Dreyfus Corporation
                               preserve its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                  o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent with               o Pacific Investment Management Company,
                               preservation of real capital and prudent                  LLC
                               investment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of         o Mercury Advisors
                               principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before       o AllianceBernstein L.P.
                               the deduction of portfolio expenses) the total
                               return of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                  Seeks to achieve long-term capital appreciation.        o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital           o UBS Global Asset Management (Americas)
                               appreciation with income as a secondary                   Inc.
                               consideration.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.                              o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.                   o Morgan Stanley Investment Management Inc.
 MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.                                         o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.                   o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Laudus Variable
Insurance Trust
Portfolio Name                 Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     Seeks to increase the value of your investment in       o Charles Schwab Investment Management,
 LONG/SHORT EQUITY             bull markets and bear markets through strategies          Inc.
                               that are designed to have limited exposure to
                               general equity market risk.                             o AXA Rosenberg Investment Management LLC
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                 Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   Seeks to provide above average current income and       o Van Kampen (is the name under which Morgan
                               long-term capital appreciation by investing               Stanley Investment Management Inc. does
                               primarily in equity securities of companies in the        business in certain situations)
                               U.S. real estate industry, including real estate
                               investment trusts.
------------------------------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
You should consider the investment objective, risks, and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Portfolios contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


30 Contract features and benefits

GUARANTEED INTEREST OPTION


The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1)   the minimum interest rate guaranteed over the life of the contract,

(2)   the yearly guaranteed interest rate for the calendar year, and

(3)   the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges and any optional benefit charges. See Appendix VI later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2006 is 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers from the guaranteed interest option.

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VI later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options generally range from one to ten years to maturity.
--------------------------------------------------------------------------------

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for owner and annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)   withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available, we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract, or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b)   the length of time remaining until the maturity date.

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that

                                              Contract features and benefits  31
time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.

ALLOCATING YOUR CONTRIBUTIONS


You may choose between self-directed and dollar cost averaging to allocate your contributions under your contract. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION


You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option (subject to restrictions in certain states-see Appendix VI later in this Prospectus for state variations) and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. The total of your allocations into all available investment options must equal 100%. If an owner or annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options available under your contract. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months, during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.

We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than

32  Contract features and benefits
the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.


If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options (subject to restrictions in certain states. See Appendix VI later in this Prospectus.) You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.


If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


If you are participating in a Principal guarantee benefit, the general dollar cost averaging program is not available.

If you submit an application and elect the Guaranteed withdrawal benefit for life on or after September 18, 2006, general dollar cost averaging is not available.


INVESTMENT SIMPLIFIER

FIXED-DOLLAR OPTION. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, the option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.


If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

INTEREST SWEEP OPTION. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                       ----------------------------------

You may not participate in any dollar cost averaging program if you are participating in the Option II rebalancing program. Under the Option I rebalancing program, you may participate in any of the dollar cost averaging programs except general dollar cost averaging. See "Transferring your money among investment options" later in this Prospectus.


Not all dollar cost averaging programs are available in every state. See Appendix VI later in this Prospectus for more information on state availability.

GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE


This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.


The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

                                              Contract features and benefits  33

STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract; less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o your initial contribution and any additional contributions to the contract; plus


o     daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to the benefit base is:


o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration
      Bond), and the account for special dollar cost averaging; the effective annual rate may be 4% in some states. Please see Appendix VI later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the owner's (or older joint owner's, if applicable) 85th birthday. For contracts with non-natural owners, the benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of either:


o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the owner's (or older joint owner's, if applicable) 85th birthday, plus any contributions made since the most recent contract anniversary, less


o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" later in this Prospectus).


For contracts with non-natural owners, the last contract anniversary a ratchet could occur is based on the annuitant's age.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues this contract, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is owner (or older joint owner, if applicable) age 75. For contracts with non-natural owners, reset eligibility is based on the annuitant's age.

It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Guaranteed minimum death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit

34  Contract features and benefits
is discussed under "Guaranteed minimum income benefit option" below and annuity payout options are discussed under "Your annuity payout options" in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the owner's (and any joint owner's) age and sex in certain instances.


GUARANTEED MINIMUM INCOME BENEFIT OPTION

The Guaranteed minimum income benefit is available if the owner is age 20 through 75 at the time the contract is issued. If the contract is jointly owned, the guaranteed minimum income benefit will be calculated on the basis of the older owner's age. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing this contract as an Inherited IRA or if you elect a Principal guarantee benefit or the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the Guaranteed minimum income benefit is not available, except for certain split-funded Charitable Remainder Trusts. If the owner was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the owner's age, as follows:

                    ------------------------------------------
                                  Level payments
                    ------------------------------------------
                                       Period certain years
                                     -------------------------
                        Owner's
                    age at exercise      IRAs           NQ
                    ------------------------------------------

                    75 and younger        10            10
                          76              9             10
                          77              8             10
                          78              7             10
                          79              7             10
                          80              7             10
                          81              7             9
                          82              7             8
                          83              7             7
                          84              6             6
                          85              5             5
                    ------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only.
--------------------------------------------------------------------------------

When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

                                              Contract features and benefits  35

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero, the Guaranteed minimum income benefit will be exercised automatically, based on the owner's (or older joint owner's, if applicable) current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:


o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days);

o     At owner (or older joint owner, if applicable) age 85.

Please note that if you participate in our Automatic RMD service, an automatic withdrawal under that program will not cause the no lapse guarantee to terminate even if a withdrawal causes your total contract year withdrawals to exceed 6% of your Roll-Up benefit base.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male owner age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals, or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.


               --------------------------------------------------
                                           Guaranteed minimum
                   Contract date         income benefit -- annual
               anniversary at exercise   income payable for life
               --------------------------------------------------
                         10              $11,891
                         15              $18,597

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. Upon exercise of the Guaranteed minimum income benefit, the owner will become the annuitant, and the contract will be annuitized on the basis of the owner's life. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, the end of the period certain (where the payout option chosen includes a period certain).

EXERCISE RULES. Eligibility to exercise the Guaranteed minimum income benefit is based on the owner's (or older joint owner's, if applicable) age as follows:

o If you were at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If you were at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after age 60.

o If you were at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your 85th birthday;


(ii) if you were age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following your attainment of age 85;


(iii) for Accumulator(R) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) QP contract into an Accumulator(R) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv)    for Accumulator(R) Rollover TSA contracts, you may exercise the

36  Contract features and benefits

        Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;


(v) if you reset the Roll-Up benefit base (as described earlier in this section), your new exercise waiting period will be 10 years from the date of the last reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;


(vi) a spouse beneficiary or younger spouse joint owner under Spousal continuation may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original owner could have exercised the benefit. In addition, the spouse beneficiary or younger spouse joint owner must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The spouse beneficiary or younger spouse joint owner's age on the date of the owner's death replaces the owner's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules;


(vii) if the contract is jointly owned, you can elect to have the Guaranteed minimum income benefit paid either: (a) as a joint life benefit or (b) as a single life benefit paid on the basis of the older owner's age; and


(viii) if the contract is owned by a trust or other non-natural person, eligibility to elect or exercise the Guaranteed minimum income benefit is based on the annuitant's age, rather than the owner's.

See "Effect of the owner's death" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT


This section does not apply if you elect GWBL. For information about the GWBL death benefits and benefit bases, see "Guaranteed withdrawal benefit for life ("GWBL")" later in this section.


Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for withdrawals (and any associated withdrawal charges). The standard death benefit is the only death benefit available for owners (or older joint owners, if applicable) ages 76 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, information and forms necessary to effect payment, or your elected enhanced death benefit on the date of the owner's (or older joint owner's, if applicable) death, adjusted for subsequent withdrawals (and associated withdrawal charges), whichever provides the higher amount. See "Payment of death benefit" later in this Prospectus for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. For contracts with non-natural owners, the death benefit will be payable upon the death of the annuitant. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFIT APPLICABLE FOR OWNER (OR OLDER JOINT OWNER, IF APPLICABLE) AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA, FLEXIBLE PREMIUM ROTH IRA, AND ROLLOVER TSA CONTRACTS; 20 THROUGH 70 AT ISSUE OF FLEXIBLE PREMIUM IRA CONTRACTS; 0 THROUGH 70 AT ISSUE FOR INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS. FOR CONTRACTS WITH NON-NATURAL OWNERS, THE AVAILABLE DEATH BENEFITS ARE BASED ON THE ANNUITANT'S AGE.

Subject to state availability (see Appendix VI later in this Prospectus for state availability of these benefits), you may elect one of the following enhanced death benefits:

o     Annual Ratchet to age 85.


o     The greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


See Appendix III later in this Prospectus for an example of how we calculate an enhanced death benefit.

                                              Contract features and benefits  37

EARNINGS ENHANCEMENT BENEFIT

Subject to state and contract availability (see Appendix VI later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Earnings enhancement benefit is available, you may elect the Earnings enhancement benefit at the time you purchase your contract. The Earnings enhancement benefit provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Earnings enhancement benefit in an NQ, IRA or Rollover TSA contract. Once you purchase the Earnings enhancement benefit you may not voluntarily terminate this feature. If you elect the Guaranteed withdrawal benefit for life , the Earnings enhancement benefit is not available.

If you elect the Earnings enhancement benefit described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the owner (or older joint owner, if applicable) is 70 or younger when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is 70 or younger when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 40% of:


the greater of:

o     the account value or

o     any applicable death benefit


decreased by:

o     total net contributions

For purposes of calculating your Earnings enhancement benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the spouse beneficiary or younger spouse joint owner not continued the contract plus any subsequent contributions) adjusted for each withdrawal that exceeds your Earnings enhancement benefit earnings. "Net contributions" are reduced by the amount of that excess. Earnings enhancement benefit earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the owner (or older joint owner, if applicable) is age 71 through 75 when we issue your contract (or if the spouse beneficiary or younger spouse joint owner is between the ages of 71 and 75 when he or she becomes the successor owner and the Earnings enhancement benefit had been elected at issue), the additional death benefit will be 25% of:


the greater of:

o     the account value or

o     any applicable death benefit


decreased by:

o     total net contributions

The value of the Earnings enhancement benefit is frozen on the first contract date anniversary after the owner (or older joint owner, if applicable) turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For contracts with non-natural owners, your eligibility to elect the Earnings enhancement benefit will be calculated based on the annuitant's age.

For an example of how the Earnings enhancement death benefit is calculated, please see Appendix V.

For contracts continued under Spousal continuation upon the death of the spouse (or older spouse, in the case of jointly owned contracts), the account value will be increased by the value of the Earnings enhancement benefit as of the date we receive due proof of death. The benefit will then be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. The spouse may also take the death benefit (increased by the Earnings enhancement benefit) in a lump sum. See "Spousal continuation" in "Payment of death benefit" later in this Prospectus for more information.

The Earnings enhancement benefit must be elected when the contract is first issued: neither the owner nor the successor owner can add it subsequently. Ask your financial professional or see Appendix VI later in this Prospectus to see if this feature is available in your state.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE ("GWBL")

For an additional charge, the Guaranteed withdrawal benefit for life ("GWBL") guarantees that you can take withdrawals up to a maximum amount per year (your "Guaranteed annual withdrawal amount"). This benefit is not available at issue ages younger than 45. You may elect one of our automated payment plans or you may take lump sum withdrawals. All withdrawals reduce your account value and Guaranteed minimum death benefit. See "Accessing your money" later in this Prospectus.

If you submit an application and elect the Guaranteed withdrawal benefit for life on or after September 18, 2006, your investment options will be limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Allocation portfolios.


You may buy this benefit on a single life ("Single life") or a joint life ("Joint life") basis. Under a Joint life contract, lifetime withdrawals are

38  Contract features and benefits
guaranteed for the life of both the owner and successor owner (or annuitant and joint annuitant, as applicable).

For Joint life contracts, a successor owner may be named at contract issue only. The successor owner must be the owner's spouse. If you and the successor owner are no longer married, you may either: (i) drop the original successor owner or (ii) replace the original successor owner with your new spouse. This can only be done before the first withdrawal is made from the contract. After the first withdrawal, the successor owner can be dropped but cannot be replaced. If the successor owner is dropped after withdrawals begin, the charge will continue based on a Joint life basis. For NQ contracts, you have the option to designate the successor owner as a joint owner

For Joint life contracts owned by a non-natural owner, a joint annuitant may be named at contract issue only. The annuitant and joint annuitant must be spouses. If the annuitant and joint annuitant are no longer married, you may either: (i) drop the joint annuitant or (ii) replace the original joint annuitant with the annuitant's new spouse. This can only be done before the first withdrawal. After the first withdrawal, the joint annuitant may be dropped but cannot be replaced. If the joint annuitant is dropped after withdrawals begin, the charge continues based on a Joint life basis. Joint annuitants are not permitted under any other contracts.


This benefit is not available under an Inherited IRA contract. Joint life QP and TSA contracts are not permitted.


The cost of the GWBL benefit will be deducted from your account value on each contract date anniversary. Please see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus for a description of the charge.


You should not purchase this benefit if:

o You plan to take withdrawals in excess of your Guaranteed annual withdrawal amount because those withdrawals may significantly reduce or eliminate the value of the benefit (see "Effect of Excess withdrawals" below in this section);


o You are interested in long term accumulation rather than taking withdrawals;

o You are using the contract to fund a Rollover TSA or QP contract where withdrawal restrictions will apply; or

o You plan to use it for withdrawals prior to age 59-1/2, as the taxable amount of the withdrawal will be includible in income and subject to an additional 10% federal income tax penalty, as discussed later in this Prospectus.

For traditional IRAs, TSA and QP contracts, you may take your lifetime required minimum distributions ("RMDs") without losing the value of the GWBL benefit, provided you comply with the conditions described under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus, including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

GWBL BENEFIT BASE

At issue, your GWBL benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL benefit base increases by the dollar amount of any subsequent contributions.

o Your GWBL benefit base may be increased on each contract date anniversary, as described below under "Annual ratchet" and "5% deferral bonus."

o Your GWBL benefit base is not reduced by withdrawals except those withdrawals that cause total withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount ("Excess withdrawal"). See "Effect of Excess withdrawals" below in this section.


GUARANTEED ANNUAL WITHDRAWAL AMOUNT


Your initial Guaranteed annual withdrawal amount is equal to a percentage of the GWBL benefit base. The initial applicable percentage ("Applicable percentage") is based on the owner's age at the time of the first withdrawal. For Joint life contracts, the initial Applicable percentage is based on the age of the owner or successor owner, whoever is younger at the time of the first withdrawal. For contracts held by non-natural owners, the initial Applicable percentage is based on the annuitant's age or on the younger annuitant's age, if applicable, at the time of the first withdrawal. If your GWBL benefit base ratchets, as described below in this section under "Annual Ratchet," on any contract anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. The Applicable percentages are as follows:


--------------------------------------------------------------------------------
Age            Applicable percentage
--------------------------------------------------------------------------------
45-64          4.0%
65-74          5.0%
75-84          6.0%
85 and older   7.0%
--------------------------------------------------------------------------------

We will recalculate the Guaranteed annual withdrawal amount on each contract date anniversary and as of the date of any subsequent contribution or Excess withdrawal, as described below under "Effect of Excess withdrawals" and "Subsequent contributions." The withdrawal amount is guaranteed never to decrease as long as there are no Excess withdrawals.

Your Guaranteed annual withdrawals are not cumulative. If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the Guaranteed annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.

EFFECT OF EXCESS WITHDRAWALS


An Excess withdrawal is caused when you withdraw more than your Guaranteed annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to


                                              Contract features and benefits  39
exceed your Guaranteed annual withdrawal amount, the entire amount of that withdrawal and each subsequent withdrawal in that contract year are considered Excess withdrawals.


An Excess withdrawal can cause a significant reduction in both your GWBL benefit base and your Guaranteed annual withdrawal amount. If you make an Excess withdrawal, we will recalculate your GWBL benefit base and the Guaranteed annual withdrawal amount, as follows:



      o The GWBL benefit base is reset as of the date of the Excess withdrawal to equal the lesser of: (i) the GWBL benefit base immediately prior to the Excess withdrawal and (ii) the account value immediately following the Excess withdrawal.


      o The Guaranteed annual withdrawal amount is recalculated to equal the Applicable percentage multiplied by the reset GWBL benefit base.


You should not purchase this contract if you plan to take withdrawals in excess of your Guaranteed annual withdrawal amount as such withdrawals may significantly reduce or eliminate the value of the GWBL benefit. If your account value is less than your GWBL benefit base (due, for example, to negative market performance), an Excess withdrawal, even one that is only slightly more than your Guaranteed annual withdrawal amount, can significantly reduce your GWBL benefit base and the Guaranteed annual withdrawal amount.

For example, assume your Income base is $100,000 and your account value is $80,000 when you decide to begin taking withdrawals at age 65. Your Guaranteed annual withdrawal amount is equal to $5,000 (5.0% of $100,000). You take an initial withdrawal of $8,000. Since your Income base is immediately reset to equal the lesser of your GWBL benefit base prior to the Excess withdrawal ($100,000) and your account value immediately following the Excess withdrawal ($80,000 minus $8,000), your GWBL benefit base is now $72,000. In addition, your Guaranteed annual withdrawal amount is reduced to $3,600 (5.0% of $72,000), instead of the original $5,000. See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.


You should note that an Excess withdrawal that reduces your account value to zero terminates the contract, including all benefits, without value. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase this contract as a traditional IRA, QP or TSA and participate in our Automatic RMD service, an automatic withdrawal under that program will not cause an Excess withdrawal, even if it exceeds your Guaranteed annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus. Loans are not available under Rollover TSA contracts if GWBL is elected.


ANNUAL RATCHET


Your GWBL benefit base is recalculated on each contract date anniversary to equal the greater of: (i) the account value and (ii) the prior GWBL benefit base. If your account value is greater, we will ratchet up your GWBL benefit base to equal your account value. If your GWBL benefit base ratchets on any contract anniversary after you begin taking withdrawals, your Applicable percentage may increase based on your attained age at the time of the ratchet. Your Guaranteed annual withdrawal amount will also be increased, if applicable, to equal your Applicable percentage times your new GWBL benefit base.

If your GWBL benefit base ratchets, we may increase the charge for the benefit. Once we increase the charge, it is increased for the life of the contract. We will permit you to opt out of the ratchet if the charge increases. If you choose to opt out, your charge will stay the same but your GWBL benefit base will no longer ratchet. Upon request, we will permit you to accept a GWBL benefit base ratchet with the charge increase on a subsequent contract anniversary. For a description of the charge increase, see "Guaranteed withdrawal benefit for life benefit charge" in "Charges and expenses" later in this Prospectus.


5% DEFERRAL BONUS


At no additional charge, during the first ten contract years, in each year you have not taken a withdrawal, we will increase your GWBL benefit base by an amount equal to 5% of your total contributions. If the Annual Ratchet (as discussed immediately above) occurs on any contract date anniversary, for the next and subsequent contract years, the bonus will be 5% of the most recent ratcheted GWBL benefit base plus any subsequent contributions. If the GWBL benefit base is reduced due to an Excess withdrawal, the 5% deferral bonus will be calculated using the reset GWBL benefit base plus any applicable contributions. The deferral bonus generally excludes contributions made in the prior 12 months. In the first contract year, the deferral bonus is determined using all contributions received in the first 90 days of the contract year.

On any contract date anniversary on which you are eligible for a bonus, we will calculate the applicable bonus amount. If, when added to the current GWBL benefit base, the amount is greater than your account value, that amount will become your new GWBL benefit base. If that amount is less than or equal to your account value, your GWBL benefit base will be ratcheted to equal your account value, and the 5% deferral bonus will not apply. If you opt out of the Annual Ratchet (as discussed immediately above), the 5% deferral bonus will still apply.


SUBSEQUENT CONTRIBUTIONS

Subsequent contributions are not permitted after the later of: (i) the end of the first contract year and (ii) the date the first withdrawal is taken.


Anytime you make an additional contribution, your GWBL benefit base will be increased by the amount of the contribution. Your Guaranteed annual withdrawal amount will be equal to the Applicable percentage of the increased GWBL benefit base.

GWBL GUARANTEED MINIMUM DEATH BENEFIT

There are two guaranteed minimum death benefits available if you elect the GWBL option: (i) the GWBL Standard death benefit, which is available at no additional charge for owner issue ages 45-85, and (ii) the GWBL Enhanced death benefit, which is available for an additional charge for owner issue ages 45-75.

The GWBL Standard death benefit is equal to the GWBL Standard death benefit base. The GWBL Standard death benefit base is equal to your initial contribution and any additional contributions less a deduction that reflects any withdrawals you make (see "How withdrawals


40  Contract features and benefits
affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).

The GWBL Enhanced death benefit is equal to the GWBL Enhanced death benefit base.

Your initial GWBL Enhanced death benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWBL Enhanced death benefit base increases by the dollar amount of any subsequent contribution;

o Your GWBL Enhanced death benefit base increases to equal your account value if ratcheted, as described above in this section;

o Your GWBL Enhanced death benefit base increases by any 5% deferral bonus, as described above in this section;

o Your GWBL Enhanced death benefit base decreases by an amount which reflects any withdrawals you make;

See "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this prospectus.

If you elect either the GWBL Standard death benefit or the GWBL Enhanced death benefit, the death benefit is equal to your account value (without adjustment for any otherwise applicable market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for method of payment, information and forms necessary to effect payment or the applicable GWBL Guaranteed minimum death benefit on the date of the owner's death adjusted for any subsequent withdrawals (and associated withdrawal charges), whichever provides a higher amount.


EFFECT OF YOUR ACCOUNT VALUE FALLING TO ZERO

If your account value falls to zero due to an Excess withdrawal, we will terminate your contract and you will receive no further payments or benefits.

However, if your account value falls to zero, either due to a withdrawal or surrender that is not an Excess withdrawal or due to a deduction of charges, please note the following:

o Your Accumulator(R) contract terminates and you will receive a supplementary life annuity contract setting forth your continuing benefits. The owner of the Accumulator(R) contract will be the owner and annuitant. The successor owner, if applicable, will be the joint annuitant. If the owner is non-natural, the annuitant and joint annuitant, if applicable, will be the same as under your Accumulator(R) contract.

o     No subsequent contributions will be permitted.

o If you were taking withdrawals through the "Maximum payment plan," we will continue the scheduled withdrawal payments on the same basis.

o If you were taking withdrawals through the "Customized payment plan" or in unscheduled lump sums, we will pay the balance of the Guaranteed annual withdrawal amount for that contract year in a lump sum. Payment of the Guaranteed annual withdrawal amount will begin on the next contract date anniversary.

o Payments will continue at the same frequency for Single or Joint life contracts, as applicable, or annually if automatic payments were not being made.


o Any guaranteed minimum death benefit remaining under the original contract will be carried over to the supplementary life annuity contract. The death benefit will no longer grow and will be reduced on a dollar for dollar basis as payments are made. If there is any remaining death benefit upon the death of the owner and successor owner, if applicable, we will pay it to the beneficiary.

o The charge for the Guaranteed withdrawal benefit for life and the GWBL Enhanced death benefit will no longer apply.

o If at the time of your death the GWBL Annual withdrawal amount was being paid to you as a supplementary life annuity contract, your beneficiary may not elect the Beneficiary continuation option.


OTHER IMPORTANT CONSIDERATIONS

o This benefit may be of limited usefulness to you if you do not intend to take withdrawals in the near future.


o Amounts withdrawn in excess of your Guaranteed annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year. Excess withdrawals can significantly reduce or completely eliminate the value of the GWBL and GWBL Enhanced death benefit. See "Effect of Excess withdrawals" above in this section and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.


o Withdrawals are not considered as annuity payments for tax purposes, and may be subject to an additional 10% federal income tax penalty before age 59-1/2. See "Tax information" later in this Prospectus.

o All withdrawals reduce your account value and Guaranteed minimum death benefit. See "How withdrawals are taken from your account value" and "How withdrawals affect your Guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the Guaranteed annual withdrawal amount in any contract year, you may not add the remainder to your Guaranteed annual withdrawal amount in any subsequent year.


o The GWBL benefit terminates if the contract is continued under the beneficiary continuation option or under the Spousal continuation feature if the spouse is not the successor owner.

o If you surrender your contract to receive its cash value and your cash value is greater than your Guaranteed annual withdrawal amount, all benefits under the contract will terminate, including the GWBL benefit.

o If you transfer ownership of this contract, you terminate the GWBL benefit.


o Withdrawals are available under other annuity contracts we offer and this contract without purchasing a withdrawal benefit.

                                              Contract features and benefits  41

o For IRA, QP and TSA contracts, if you have to take a required minimum distribution ("RMD") and it is your first withdrawal under the contract, the RMD will be considered your "first withdrawal" for the purposes of establishing your GWBL Applicable percentage.

PRINCIPAL GUARANTEE BENEFITS

We offer two 10-year Principal guarantee benefits at an additional charge: the 100% Principal guarantee benefit and the 125% Principal guarantee benefit. You may only elect one Principal guarantee benefit ("PGB").

100% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 100% Principal guarantee benefit is equal to your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 100% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Allocation portfolios.

125% PRINCIPAL GUARANTEE BENEFIT. The guaranteed amount under the 125% Principal guarantee benefit is equal to 125% of your initial contribution and additional permitted contributions, adjusted for withdrawals.

Under the 125% Principal guarantee benefit, your investment options are limited to the guaranteed interest option, the account for special dollar cost averaging and the AXA Moderate Allocation portfolio.

Under both Principal guarantee benefits, if, on the 10th contract date anniversary (or later if you've exercised a reset as explained below) ("benefit maturity date"), your account value is less than the guaranteed amount, we will increase your account value to equal the applicable guaranteed amount. Any such additional amounts added to your account value will be allocated pursuant to the allocation instructions for additional contributions we have on file. After the benefit maturity date, the guarantee will terminate.

You have the option to reset (within 30 days following each applicable contract date anniversary) the guaranteed amount to the account value or 125% of the account value, as applicable, as of your fifth and later contract date anniversaries. If you exercise this option, you are eligible for another reset on each fifth and later contract date anniversary after the last reset up to the contract date anniversary following an owner's 85th birthday. If you elect to reset the guaranteed amount, your benefit maturity date will be extended to be the 10th contract date anniversary after the anniversary on which you reset the guaranteed amount. This extension applies each time you reset the guaranteed amount.

Neither PGB is available under Inherited IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts. If you elect either PGB, you may not elect the Guaranteed minimum income benefit, the Guaranteed withdrawal benefit for life, the systematic withdrawals option or the substantially equal withdrawals option. If you purchase a PGB, you may not make additional contributions to your contract after six months from the contract issue date.

If you are planning to take required minimum distributions from this contract, this benefit may not be appropriate. See "Tax information" later in this Prospectus. If you elect a PGB and change ownership of the contract, your PGB will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information" later in this Prospectus for more information.

Once you purchase a PGB, you may not voluntarily terminate this benefit. Your PGB will terminate if the contract terminates before the benefit maturity date, as defined below. If you die before the benefit maturity date and the contract continues, we will continue the PGB only if the contract can continue through the benefit maturity date. If the contract cannot so continue, we will terminate your PGB and the charge. See "Non-spousal joint owner contract continuation" in "Payment of death benefit" later in this Prospectus. The PGB will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a charge for the Principal guarantee benefits (see "Charges and expenses" later in this Prospectus). You should note that the purchase of a PGB is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued.

The purchase of a PGB is also not appropriate if you plan on terminating your contract before the benefit maturity date. The purchase of a PGB may not be appropriate if you plan on taking withdrawals from your contract before the benefit maturity date. Withdrawals from your contract before the benefit maturity date reduce the guaranteed amount under a PGB on a pro rata basis. You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option, the purchase of a PGB may not be appropriate because of the guarantees already provided by this option at no additional charge. Please note that loans (applicable to TSA contracts only) are not permitted under either PGB.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT

This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own

42  Contract features and benefits
personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.

The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from this contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from this contract.


o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for owners over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o     You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, will apply as described in "Charges and expenses" later in this Prospectus.


o The Guaranteed minimum income benefit, Spousal continuation, special dollar cost averaging program, automatic investment program, Principal guarantee benefits, the Guaranteed withdrawal benefit for life and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.


o If you die, we will pay to a beneficiary that you choose the greater of the account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue tak ing required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional and/or see Appendix VI to find out what applies in your state.


Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options, and (iv) any interest in the account for special dollar cost averaging, through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii) or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o     you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA or Flexible Premium Roth IRA contract, you may cancel your Roth Conversion IRA or Flexible Premium Roth IRA contract and return to a

                                              Contract features and benefits  43

Rollover IRA or Flexible Premium IRA contract, whichever applies. Our processing office, or your financial professional, can provide you with the cancellation instructions.

44  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging; and (v) the loan reserve account (applies for Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges; and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option less daily charges for:

(i)   mortality and expense risks;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, Principal guarantee benefits, Guaranteed withdrawal benefit for life and/or Earnings enhancement benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.

YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING


Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.

                       ----------------------------------

For contracts issued in Pennsylvania only: if you apply for this contract by electronic means, please see Appendix VI for additional information.


INSUFFICIENT ACCOUNT VALUE

Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VI later in this Prospectus for any state variations with regard to terminating your contract.

GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE. In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.

                                           Determining your contract's value  45

PRINCIPAL GUARANTEE BENEFITS. If you take no withdrawals, and your account value is insufficient to pay charges, we will not terminate your contract if you are participating in a PGB. Your contract will remain in force and we will pay your guaranteed amount at the benefit maturity date.

GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. If you elect the Guaranteed withdrawal benefit for life and your account value falls to zero due to a GWBL Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, even if your GWBL benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWBL Excess withdrawal or due to a deduction of charges, the benefit will still have value. See "Contract features and benefits" earlier in this Prospectus.


46  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:


o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o If an owner or annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If an owner or annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

Some states may have additional transfer restrictions. Please see Appendix VI later in this Prospectus.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.

The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or,

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)   the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)   the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.


                            Transferring your money among investment options  47

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We currently offer two rebalancing programs that you can use to automatically reallocate your account value among your investment options. Option I allows you to rebalance your account value among the variable investment options. Option II allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

      (a) the percentage you want invested in each investment option (whole percentages only), and

      (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers from the guaranteed interest option to the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer out of the guaranteed interest option to initiate the rebalancing program will not be permit-

48 Transferring your money among investment options ted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not elect Option II if you are participating in any dollar cost averaging program. You may not elect Option I if you are participating in general dollar cost averaging.


If you elect a benefit that limits your variable investment options, those limitations will also apply to the rebalancing programs.


                            Transferring your money among investment options  49

4. Accessing your money
--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.


Please see "Termination of your contract" in "Determining your contract value" earlier in this Prospectus and "How withdrawals affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Principal guarantee benefits" and "How withdrawals affect your GWBL and GWBL Guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                                    Method of withdrawal
                   -------------------------------------------------------------
                                                                      Lifetime
                                                                      required
                                                   Substantially       minimum
 Contract            Lump sum        Systematic        equal        distribution
--------------------------------------------------------------------------------
NQ                      Yes             Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA            Yes             Yes             Yes             Yes
--------------------------------------------------------------------------------
Flexible
 Premium IRA            Yes             Yes             Yes             Yes
--------------------------------------------------------------------------------
Roth Conversion
 IRA                    Yes             Yes             Yes             No
--------------------------------------------------------------------------------
Flexible Premium
 Roth IRA               Yes             Yes             Yes             No
--------------------------------------------------------------------------------
Inherited IRA           Yes              No             No              **
--------------------------------------------------------------------------------
QP                      Yes              No             No              Yes
--------------------------------------------------------------------------------
Rollover TSA*           Yes             Yes             No              Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** This contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


AUTOMATIC PAYMENT PLANS
(For contracts with GWBL only)


You may take automatic withdrawals under either the Maximum payment plan or the Customized payment plan, as described below. Under either plan, you may take withdrawals on a monthly, quarterly or annual basis. You may change the payment frequency of your withdrawals at any time, and the change will become effective on the next contract date anniversary.

You may elect either the Maximum payment plan or the Customized payment plan at any time. You must wait at least 28 days from contract issue before automatic payments begin. We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month.


MAXIMUM PAYMENT PLAN. Our Maximum payment plan provides for the withdrawal of the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will increase on contract anniversaries with any Annual ratchet.

If you elect the Maximum payment plan and start monthly or quarterly payments after the beginning of a contract year, the payments you take that year will be less than your Guaranteed annual withdrawal amount.


If you take a lump sum withdrawal while the Maximum payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.


CUSTOMIZED PAYMENT PLAN. Our Customized payment plan provides for the withdrawal of a fixed amount not greater than the Guaranteed annual withdrawal amount in scheduled payments. The amount of the withdrawal will not be increased on contract date anniversaries with the Annual ratchet. You must elect to change the scheduled payment amount.

It is important to note that if you elect the Customized payment plan and start monthly or quarterly withdrawals after the beginning of a contract year, you could select scheduled payment amounts that would cause an Excess withdrawal. If your selected scheduled payment would cause an Excess withdrawal, we will notify you. As discussed earlier in the Prospectus, Excess withdrawals may significantly reduce the value of the Guaranteed withdrawal benefit for life benefit. See "Effect of Excess withdrawals" in "Contract features and benefits" earlier in this Prospectus.


If you take a lump sum withdrawal while the Customized payment plan is in effect, we will terminate the plan. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract date anniversary.

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

Any request for a lump sum withdrawal will terminate your participation in either the Maximum payment plan or Customized payment plan, if applicable.

50  Accessing your money

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP contracts)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions.)

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. Systematic withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA, Roth Conversion IRA, Flexible Premium IRA and Flexible Premium Roth IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge.


Substantially equal withdrawals are not available if you have elected a Principal guarantee benefit or the Guaranteed withdrawal benefit for life.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, Flexible Premium IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)

We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.

You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

--------------------------------------------------------------------------------
For Rollover IRA, Flexible Premium IRA, and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if,

                                                        Accessing your money  51
when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.


FOR CONTRACTS WITH GWBL. Generally, if you elect our Automatic RMD service, any lifetime required minimum distribution payment we make to you under our Automatic RMD service will not be treated as an Excess withdrawal.

If you elect either the Maximum payment plan or the Customized payment plan AND our Automatic RMD service, we will make an extra payment, if necessary, on December 1st that will equal your lifetime required minimum distribution less all payments made through November 30 and any scheduled December payment. The combined automatic plan payments and lifetime required minimum distribution payment will not be treated as Excess withdrawals, if applicable. However, if you take any lump sum withdrawals in addition to your lifetime required minimum distribution and automatic payment plan payments, your applicable automatic payment plan will be terminated. The lump sum may cause an Excess withdrawal and may be subject to a withdrawal charge. You may enroll in the plan again at any time, but the scheduled payments will not resume until the next contract anniversary. Further, your GWBL benefit base and Guaranteed annual withdrawal amount may be reduced. See "Effect of Excess Withdrawals" in "Contract features and benefits" earlier in this Prospectus.

If you elect our Automatic RMD service and elect to take your Guaranteed annual withdrawal amount in lump sum withdrawals, we will make a payment, if necessary, on December 1st that will equal your required minimum distribution less all withdrawals made through November 30. Any RMD payment we make to you under our Automatic RMD service will not be treated as an Excess withdrawal; however, any other withdrawals in the same contract year may be treated as Excess withdrawals even if those withdrawals are less than your lifetime required minimum distribution payment.

FOR CONTRACTS WITH THE GUARANTEED MINIMUM INCOME BENEFIT. The no lapse guarantee will not be terminated if a required minimum distribution payment using our automatic RMD service causes your cumulative withdrawals in the contract year to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year or in the first contract year, all contributions received in the first 90 days).


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in the order of the earliest maturity date(s) first. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. A market value adjustment will apply to withdrawals from the fixed maturity options.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND PRINCIPAL GUARANTEE BENEFITS


In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


With respect to the Guaranteed minimum income benefit and the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the contract issue date or the most recent contract date anniversary, if later. For this purpose, in the first contract year, all contributions received in the first 90 days after contract issue will be considered to have been received on the first day of the contract year. In subsequent contract years, additional contributions made during a contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.

HOW WITHDRAWALS AFFECT YOUR GWBL AND GWBL GUARANTEED MINIMUM DEATH BENEFIT

Your GWBL benefit base is not reduced by withdrawals until a withdrawal causes cumulative withdrawals in a contract year to exceed the Guaranteed annual withdrawal amount. Withdrawals that exceed the Guaranteed annual withdrawal amount, however, can significantly reduce your GWBL benefit base and Guaranteed annual withdrawal amount. For more information, see "Effect of Excess withdrawals" and "Other important considerations" under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus.

Your GWBL Standard death benefit base and GWBL Enhanced death benefit are reduced on a dollar for dollar basis up to the Guaranteed annual withdrawal amount. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your Guaranteed annual withdrawal amount, however, your GWBL Standard death benefit base and GWBL Enhanced death benefit base are reduced on a pro rata basis. If the reduced GWBL Enhanced death benefit base is greater


52  Accessing your money
than your account value (after the Excess withdrawal), we will further reduce your GWBL Enhanced death benefit base to equal your account value.


WITHDRAWALS TREATED AS SURRENDERS

If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR THE GUARANTEED WITHDRAWAL BENEFIT FOR LIFE. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWBL Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWBL Excess withdrawal. In other words, if you take a GWBL Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWBL benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Guaranteed withdrawal benefit for life " in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."


You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. If you elect the GWBL option or a PGB, loans are not permitted. Your contract contains further details of the loan provision. Please see Appendix VI later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.


We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)   the date annuity payments begin,

(2)   the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in the order of the earliest maturity date(s) first. If FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while an owner is living (or for contracts with non-natural owners, while the annuitant is living) and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.


All benefits under the contract will terminate as of the date we receive the required information, including the Guaranteed withdrawal benefit for life (if applicable) if your cash value is greater than your Guaranteed annual withdrawal amount remaining that year. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect, the benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Insufficient account value" in "Determining your


                                                        Accessing your money  53
contract value" and "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charge) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)   the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VI later in this Prospectus for variations that may apply in your state.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the owner's and annuitant's ages at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect the Guaranteed withdrawal benefit for life and choose to annuitize your contract, the Guaranteed withdrawal benefit for life will terminate without value even if your GWBL benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under GWBL. See "Guaranteed withdrawal benefit for life" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------
Fixed annuity payout options                   Life annuity
                                               Life annuity with period certain
                                               Life annuity with refund certain
                                               Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity                     Life annuity
   payout options                              Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options               Life annuity with period certain
   (available for owners and annu-             Period certain annuity
   itants age 83 or less at contract
   issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contract that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you

54  Accessing your money
      cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life, and after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable income annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your Accumulator(R).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

The Income Manager(R) payout options are not available in all states.

THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under your Accumulator(R) is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options, no withdrawal charge is imposed under the Accumulator(R). If the withdrawal charge that otherwise would have been applied to your account value under your Accumulator(R) is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

                                                        Accessing your money  55

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is based on the age of the original annuitant at contract issue and cannot be changed even if you name a new annuitant. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

Please see Appendix VI later in this Prospectus for variations that may apply in your state.


56  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o     A mortality and expense risks charge

o     An administrative charge

o     A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.

o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.


o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard and GWBL Standard death benefit); the Guaranteed minimum income benefit; the Guaranteed withdrawal benefit for life; and the Earnings enhancement benefit.

o On any contract date anniversary on which you are participating in a PGB -- a charge for a PGB.


o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.

To help with your retirement planning, we may offer other annuities with different charges, benefits, and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 0.80% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option. The charge, together with the annual administrative charge described below, is to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.20% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge

                                                        Charges and expenses  57
from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits, except as noted under "Insufficient account value" in "Determining your contract value" earlier in this Prospectus.

WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceed the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or apply your cash value to a non-life contingent payout option.

The withdrawal charge equals a percentage of the contributions withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:

--------------------------------------------------------------------------------
                                  Contract year
--------------------------------------------------------------------------------
                            1      2      3      4      5      6      7     8+
--------------------------------------------------------------------------------
   Percentage of
    contribution            7%     7%     6%     6%     5%     3%     1%    0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VI later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.


For Pennsylvania annuitants who are age 84 or 85 at issue, please see Appendix VI later in this Prospectus for possible withdrawal charge schedule variations.


In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the withdrawal charge from your account value. Any amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover our sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. In the first contract year, the 10% free withdrawal amount is determined using all contributions received in the first 90 days of the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract) and (2) the 10% free withdrawal amount defined above.


Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If your withdrawals exceed the amount described above, this waiver is not applicable to that withdrawal nor to any subsequent withdrawal for the life of the contract.

If you elect the Guaranteed withdrawal benefit for life, we will waive any withdrawal charge for any withdrawal during the contract year up to the GWBL Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the GWBL Annual withdrawal amount.


Disability, terminal illness, or confinement to nursing home.
The withdrawal charge also does not apply if:

(i) An owner (or older joint owner, if applicable) has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that an owner's (or older joint owner's, if applicable) life expectancy is six months or less; or

(iii) An owner (or older joint owner, if applicable) has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

- its main function is to provide skilled, intermediate, or custodial nursing care;

-  it provides continuous room and board to three or more persons;

-  it is supervised by a registered nurse or licensed practical nurse;

-  it keeps daily medical records of each patient;

58  Charges and expenses

-  it controls and records all medications dispensed; and

-  its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions described in (i), (ii) or
(iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.

GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.

GWBL ENHANCED DEATH BENEFIT. This death benefit is only available if you elect the GWBL option. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary. The charge is equal to 0.30% of the GWBL Enhanced death benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state). If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

STANDARD DEATH BENEFIT AND GWBL STANDARD DEATH BENEFIT. There is no additional charge for these standard death benefits.

PRINCIPAL GUARANTEE BENEFITS CHARGE

If you purchase a PGB, we deduct a charge annually from your account value on each contract date anniversary on which you are participating in a PGB. The charge is equal to 0.50% of the account value for the 100% Principal guarantee benefit and 0.75% of the account value for the 125% Principal guarantee benefit. We will continue to deduct the charge until your benefit maturity date. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year.

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options .


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

EARNINGS ENHANCEMENT BENEFIT CHARGE

If you elect the Earnings enhancement benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we


                                                        Charges and expenses  59
will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED WITHDRAWAL BENEFIT FOR LIFE BENEFIT CHARGE


If you elect the Guaranteed withdrawal benefit for life ("GWBL"), we deduct a charge annually as a percentage of your GWBL benefit base on each contract anniversary. If you elect the Single Life option, the charge is equal to 0.60%. If you elect the Joint Life option, the charge is equal to 0.75%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VI later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year.

GWBL BENEFIT BASE ANNUAL RATCHET CHARGE. If your GWBL benefit base ratchets, we reserve the right to raise the charge at the time of an annual ratchet. The maximum charge for the Single Life option is 0.75%. The maximum charge for the Joint Life option is 0.90%. The increased charge, if any, will apply as of the contract date anniversary on which your GWBL benefit base ratchets and on all contract date anniversaries thereafter. We will permit you to opt out of the ratchet if the charge increases.

For Joint life contracts, if the successor owner or joint annuitant is dropped before you take your first withdrawal, we will adjust the charge at that time to reflect a Single life. If the successor owner or joint annuitant is dropped after withdrawals begin, the charge will continue based on a Joint life basis.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION
ADMINISTRATIVE FEE


We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.

CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o     Management fees ranging from 0.10% to 1.50%.


o     12b-1 fees of either 0.25% or 0.35%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o     Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge, or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced

60  Charges and expenses

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commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

                                                        Charges and expenses  61

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6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you a written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.


The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. In either case, the death benefit is increased by any amount applicable under the Earnings enhancement benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Earnings enhancement benefit, as of the date we receive satisfactory proof of the owner's (or older joint owner's, if applicable) death, any required instructions for the method of payment, forms necessary to effect payment and any other information we may require. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the owner's (or older joint owner's, if applicable) death adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.


Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.

In general, if the annuitant dies, the owner (or older joint owner, if applicable) will become the annuitant, and the death benefit is not payable.

EFFECT OF THE OWNER'S DEATH


In general, if you die while the contract is in force, the contract terminates and the applicable death benefit is paid. If the contract is jointly owned, the death benefit is payable upon the death of the older owner. If the contract has a non-natural owner, the death benefit is payable upon the death of the annuitant. For Joint Life contracts with GWBL, the death benefit is paid to the beneficiary at the death of the second to die of the owner and successor owner, or the annuitant and joint annuitant, as applicable.


There are various circumstances, however, in which the contract can be continued by a successor owner or under a Beneficiary continuation option ("BCO"). For contracts with spouses who are joint owners, the surviving spouse will automatically be able to continue the contract under the "Spousal continuation" feature, as discussed below. For contracts with non-spousal joint owners, the joint owner will be able to continue the contract as a successor owner subject to the limitations discussed below under "Non-spousal joint owner contract continuation." If you are the sole owner and your spouse is the sole primary beneficiary, your surviving spouse can continue the contract as a successor owner as discussed below, under "Spousal continuation."


If the beneficiary is not the surviving spouse or if the surviving joint owner is not the surviving spouse, federal income tax rules generally require payments of amounts under the contract to be made within five years of an owner's death (the "5-year rule"). In certain cases, an individual beneficiary or non-spousal surviving joint owner may opt to receive payments over his/her life (or over a period not in excess of his/her life expectancy) if payments commence within one year of the owner's death. Any such election must be made in accordance with our rules at the time of death. If the beneficiary of a contract with one owner or a younger non-spousal joint owner continues the contract under the 5-year rule, in general, all guaranteed benefits and their charges will end. If a PGB election is in effect upon your death with a benefit maturity date of less than five years from the date of death, it will remain in effect. For more information on non-spousal joint owner contract continuation, see the section immediately below.


NON-SPOUSAL JOINT OWNER CONTRACT CONTINUATION

Upon the death of either owner, the surviving joint owner becomes the sole owner.

Any death benefit (if the older owner dies first) or cash value (if the younger owner dies first) must be fully paid to the surviving joint owner within five years. The surviving owner may instead elect to

62  Payment of death benefit

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receive a life annuity, provided payments begin within one year of the deceased owner's death. If the life annuity is elected, the contract and all benefits terminate.


If the older owner dies first, we will increase the account value to equal the Guaranteed minimum death benefit, if higher, and by the value of the Earnings enhancement benefit. The surviving owner can elect to (1) take a lump sum payment; (2) annuitize within one year; (3) continue the contract for up to five years; or (4) continue the contract under the beneficiary contribution option. If the contract continues, the Guaranteed minimum death benefit and charge and the Guaranteed minimum income benefit and charge will then be discontinued. Withdrawal charges will no longer apply, and no additional contributions will be permitted.

If the younger owner dies first, the death benefit is not payable, and the Guaranteed minimum death benefit and the Earnings enhancement benefit, if applicable, will continue without change. If the Guaranteed minimum income benefit cannot be exercised within the period required by federal tax laws, the benefit and charge will terminate as of the date we receive proof of death. The cash value must be fully paid within five years. Withdrawal charges will continue to apply and no additional contributions will be permitted.

Upon the death of either owner, if the surviving owner elects the 5-year rule and a PGB was in effect upon the owner's death with a maturity date of more than five years from the date of death, we will terminate the benefit and the charge.


SPOUSAL CONTINUATION

If you are the contract owner and your spouse is the sole primary beneficiary or you jointly own the contract with your spouse, your spouse may elect to continue the contract as successor owner upon your death. Spousal beneficiaries (who are not also joint owners) must be 85 or younger as of the date of the deceased spouse's death in order to continue the contract under Spousal continuation.

The younger spouse joint owner (for NQ contracts only) or the spouse beneficiary (under a Single owner contract), may elect to receive the death benefit or continue the contract, as follows:


o As of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary, we will increase the account value to equal the elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.


o In general, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made.

o The applicable Guaranteed minimum death benefit option may continue as follows:

      o If the surviving spouse is age 75 or younger on the date of your death, and you were age 84 or younger at death, the Guaranteed minimum death benefit you elected continues and will continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

      o If the surviving spouse is age 75 or younger on the date of your death, and you were age 85 or older at death, we will reinstate the Guaranteed minimum death benefit you elected. The benefit base (which had previously been frozen at age 85) will now continue to grow according to its terms until the contract date anniversary following the date the surviving spouse reaches age 85.

      o If the surviving spouse is age 76 or over on the date of your death, the Guaranteed minimum death benefit and charge will be discontinued.


      o If the Guaranteed minimum death benefit continues, the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset, if applicable, will be based on the surviving spouse's age at the time of your death. The next available reset will be based on the contract issue date or last reset, as applicable.

      o For single owner contracts with the GWBL Enhanced death benefit, we will discontinue the benefit and charge. However, we will freeze the GWBL Enhanced death benefit benefit base as of the date of your death (less subsequent withdrawals), and pay it upon your spouse's death.

o The Earnings enhancement benefit will be based on the surviving spouse's age at the date of the deceased spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit and charge will be discontinued.

o If elected, PGB continues and is based on the same benefit maturity date and guaranteed amount that was guaranteed.


o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the surviving spouse's age at the date of the deceased spouse's death. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.


o If you elect the Guaranteed withdrawal benefit for life on a Joint life basis, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse. Withdrawal charges will continue to apply to all contributions made prior to the deceased spouse's death. No additional contributions will be permitted. If you elect the Guaranteed withdrawal benefit for life on a Single life basis, the benefit and charge will terminate.


o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner

                                                    Payment of death benefit  63
of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.

For jointly owned NQ contracts, if the younger spouse dies first no death benefit is paid, and the contract continues as follows:


o The Guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit continue to be based on the older spouse's age for the life of the contract.


o If the deceased spouse was the annuitant, the surviving spouse becomes the annuitant.


o If a PGB had been elected, the benefit continues and is based on the same benefit maturity date and guaranteed amount.

o If you elect the Guaranteed withdrawal benefit for life, the benefit and charge will remain in effect and no death benefit is payable until the death of the surviving spouse.


o     The withdrawal charge schedule remains in effect.

If there is a change in owner or primary beneficiary, the Spousal continuation option will be terminated. If you divorce, Spousal continuation does not apply.

BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VI later in this Prospectus for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information. For Joint life contracts with GWBL, BCO is only available after the death of the second owner.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Earnings enhancement benefit, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o     The contract continues in your name for the benefit of your beneficiary.

o     The beneficiary replaces the deceased owner as annuitant.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.


o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o     Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

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

BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. For purposes of this discussion, "beneficiary" refers to the successor owner. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts:

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o     The beneficiary automatically replaces the existing annuitant.

o     The contract continues in your name for the benefit of your beneficiary.


o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.


o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, a PGB, the Guaranteed withdrawal benefit for life or the GWBL Enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect.


o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o     Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


If the deceased is the owner or older joint owner:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the Beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Earnings enhancement benefit adjusted for any subsequent withdrawals.

o     No withdrawals will apply to any withdrawals by the beneficiary.

If the deceased is the younger non-spousal joint owner:

o     The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free withdrawal amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free withdrawal amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.


                                                    Payment of death benefit  65

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.

Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.

We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became be effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator's(R) choice of death benefits, the Guaranteed withdrawal benefit for life, the Guaranteed minimum income benefit, special dollar cost averaging, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix I at the end of this Prospectus for a discussion of QP contracts.

TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

66  Tax information

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and

o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

TAXATION OF LIFETIME WITHDRAWALS IF YOU ELECT GUARANTEED
WITHDRAWAL BENEFIT FOR LIFE

We treat Guaranteed annual payments and other withdrawals as non-annuity payments for income tax purposes. These withdrawals are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable. It reduces the investment in the contract.

ANNUITY PAYMENTS


Guaranteed annual payments that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus, as well as GMIB and other annuitization payments that are based on life or life expectancy, are considered annuity payments for tax purposes. Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your unrecovered investment in the contract. Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.


For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


EARNINGS ENHANCEMENT BENEFIT

In order to enhance the amount of the death benefit to be paid at the owner's death, you may purchase an Earnings enhancement benefit rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Earnings enhancement benefit rider is not part of the contract. In such a case the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o the owner and the annuitant are the same under the source contract and the Accumulator(R) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit

                                                             Tax information  67
taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. Please consult with your tax adviser before electing this feature.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for a prior similar version of the NQ contract. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";

o scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the "Withdrawal Option" selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Guaranteed withdrawal benefit for life feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.


The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2, a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax.
Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas. We do not anticipate that Guaranteed annual withdrawals made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as limp sums will qualify for this exception if made before 59-1/2.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets funding the account for the benefit of the IRA owner. The assets typically include mutual funds and/or

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individual stocks and securities in a custodial account, and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o     Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA or Roth IRA. The traditional IRAs we offer are the Rollover IRA and Flexible Premium IRA. The versions of the Roth IRA available are the Roth Conversion IRA and Flexible Premium Roth IRA. We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


We have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.

EARNINGS ENHANCEMENT BENEFIT

The Earnings enhancement benefit is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a similar Earnings enhancement benefit qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) IRA or Accumulator(R) Roth IRA with optional Earnings enhancement benefit.


Your right to cancel within a certain number of days

You can cancel any version of the Accumulator(R) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o     regular contributions out of earned income or compensation; or

o     tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

Regular contributions to traditional IRAs

Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000 your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70--1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch-up contribution" of up to $1,000 to your traditional IRA for 2006. This amount is the same for the taxable year 2007.

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Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. "Catch-up" contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.

Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and 2007.

If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.

If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.

Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.

To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:

 ($10,000-excess AGI)     times     the maximum       Equals       the adjusted
---------------------       x         regular           =           deductible
  divided by $10,000              contribution for                 contribution
                                      the year                         limit

Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.

Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make age 50-70-1/2 "catch-up" contributions. See "Excess contributions"

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later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.

If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o     qualified plans;

o     governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custo dial accounts); and

o     other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o     Do it yourself:
      You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o     Direct rollover:
      You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     hardship withdrawals; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o     death benefit payments to a beneficiary who is not your surviving spouse;
      or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan, such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

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SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year; or

o     regular contributions to a traditional IRA made after you reach age
      70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)   the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)   you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.

Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.

If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

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Required minimum distributions

Background on Regulations--Required Minimum Distributions. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.

Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your Required Beginning Date, which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expect-

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ancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owners death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Spousal continuation

If the contract is continued under Spousal continuation, no amounts are required to be paid until after your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method. We do not anticipate that Guaranteed annual payments made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as lump sums will qualify for this exception if made before age 59-1/2.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments, using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

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Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Roth IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o     regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

o     tax-free rollover contributions from other Roth arrangements; or

o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA or a Flexible Premium Roth IRA contract. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs

Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.


If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers

What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o     another Roth IRA ("tax-free rollover contribution");

o a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o     you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.

You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth

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IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.

You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is computed without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.

The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.

Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule

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

applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:

o     rollovers from a Roth IRA to another Roth IRA;

o     direct transfers from a Roth IRA to another Roth IRA;

o     qualified distributions from a Roth IRA; and

o     return of excess contributions or amounts recharacterized to a traditional
      IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o     you are age 59-1/2; or older or

o     you die; or

o     you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)   Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

      (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

      (b)   Nontaxable portion.

(3)   Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped and added together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.

(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.

Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

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Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."

PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.

Generally, there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.


Earnings enhancement benefit

The Earnings enhancement benefit is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Earnings enhancement benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Earnings enhancement benefit rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Earnings enhancement benefit is not part of the contract, in such a case, the charges for the Earnings enhancement benefit rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Rollover TSA contract with the optional Earnings enhancement benefit.


Contributions to TSAs

There are two ways you can make contributions to establish this Accumulator(R) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o     a rollover from another 403(b) arrangement.

If you make a direct transfer, you must fill out our transfer form.

We do not accept after-tax funds in the Rollover TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.

Employer-remitted contributions. The Accumulator(R) Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans

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and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o     reaching age 59-1/2 even if you are still employed; or

o     disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o     you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o     direct rollover from another TSA or eligible retirement plan; or

o     direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Rollover TSA; or

o     you reach age 59-1/2; or

o     you die; or

o     you become disabled (special federal income tax definition); or

o     you take a hardship withdrawal (special federal income tax definition).

If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.

Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the

                                                             Tax information  79

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contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.


Annuity Payments. Guaranteed annual payments that are continued after your account value goes to zero under a supplementary life annuity contract, as discussed under "Guaranteed withdrawal benefit for life ("GWBL")" in "Contract features and benefits" earlier in this Prospectus, as well as GMIB and other annuitization payments that are based on the annuitant's life or life expectancy, are considered annuity payments for tax purposes. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.


Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

      (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

      (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o     the loan does not qualify under the conditions above;

o     the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

See Appendix VI later in this Prospectus for any state rules that may affect loans from a Rollover TSA contract.

Tax-deferred rollovers and direct transfers. You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

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The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This will only apply to you if you establish your Accumulator(R) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o     on or after your death; or

o     because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age). We do not anticipate that Guaranteed annual payments made under the Guaranteed withdrawal benefit for life's Maximum or Customized payment plan or taken as lump sums will qualify for this exception if made before age 59-1/2.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

                                                             Tax information  81

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o     We are generally required to withhold on conversion rollovers of o traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.

Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o     hardship withdrawals; or

o     corrective distributions that fit specified technical tax rules; or

o     loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviv ing spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS

The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix I at the end of this Prospectus.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

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8. More information

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ABOUT SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account No. 49 operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.

Each subaccount (variable investment option) within the Separate Accounts invests solely in class IB/B shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from, either Separate Account, or to add other separate accounts;

(2)   to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;

(6)   to restrict or eliminate any voting rights as to the Separate Accounts;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.

ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in the respective SAIs, which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:



         ------------------------------------------------------------
          Fixed Maturity
           Options with
           February 15th       Rate to Maturity           Price
          Maturity Date of          as of               Per $100 of
           Maturity Year       February 15, 2006      Maturity Value
         ------------------------------------------------------------
                2007                3.17%                 $ 96.93
                2008                3.29%                 $ 93.73
                2009                3.37%                 $ 90.53
                2010                3.43%                 $ 87.37
                2011                3.47%                 $ 84.31
                2012                3.53%                 $ 81.20
                2013                3.64%                 $ 77.84
                2014                3.69%                 $ 74.82


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         ------------------------------------------------------------
          Fixed Maturity
           Options with
           February 15th       Rate to Maturity           Price
          Maturity Date of          as of               Per $100 of
           Maturity Year       February 15, 2006      Maturity Value
         ------------------------------------------------------------
                2015                3.74%                 $ 71.84
                2016                3.76%                 $ 69.12


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

      (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

      (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

      (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMO's maturity date.

      (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)   We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options and the account for special dollar cost averaging, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.


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We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account . The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have its signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ, FLEXIBLE PREMIUM IRA AND FLEXIBLE PREMIUM ROTH IRA CONTRACTS ONLY


You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ, Flexible Premium IRA or Flexible Premium Roth IRA contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts. Please see Appendix VI later in this Prospectus to see if the automatic investment program is available in your state.


For NQ contracts, the minimum amounts we will deduct are $100 monthly and $300 quarterly. Under Flexible Premium IRA and Flexible Premium Roth IRA contracts, the minimum amount is $50. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options, but not the account for special dollar cost averaging. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.


For contracts with GWBL, AIP will be automatically terminated after the later of: (i) the end of the first contract year, or (ii) the date the first withdrawal is taken. For contracts with PGB, AIP will be automatically terminated at the end of the first six months.


You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions,

                                                            More information  85
      subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS

o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information or you can call our processing office.

o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.

o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of shares of the Trusts, we have the right to vote on certain matters involving the portfolios, such as:

o     the election of trustees;

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's annuity and/or variable life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan.

86  More information

Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.


For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, the Earnings enhancement benefit, a PGB, and/or the Guaranteed withdrawal benefit for life ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred from a non-natural owner to an individual but the contract will continue to be based on the annuitant's life. Please speak with your financial professional for further information.


See Appendix VI later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of an IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign IRA and QP contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 0.60% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 7.50% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling


                                                            More information  87
broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


88  More information

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9. Incorporation of certain documents by reference


--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

                             Incorporation of certain documents by reference  89

Appendix I: Purchase considerations for QP contracts

--------------------------------------------------------------------------------

Trustees who are considering the purchase of an Accumulator(R) QP contract should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.


We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract;

o the Guaranteed minimum income benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued; and

o if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.


Finally, because the method of purchasing the QP contract, including the large initial contribution, and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.

A-1 Appendix I: Purchase considerations for QP contracts

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.



--------------------------------------------------------------------------------
                                                           Hypothetical assumed
                                                           rate to maturity on
                                                            February 15, 2010
                                                          ---------------------
                                                             5.00%        9.00%
As of February 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                $144,082    $ 119,503
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                 $131,104    $ 131,104
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                             $ 12,978    $ (11,601)
--------------------------------------------------------------------------------
On February 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
      withdrawal:
    (3) x [$50,000/(1)]                                   $  4,504    $  (4,854)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]   $ 45,496    $  54,854
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                      $ 85,608    $  76,250
--------------------------------------------------------------------------------
(7) Maturity value                                        $120,091    $ 106,965
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                         $ 94,082    $  69,503
--------------------------------------------------------------------------------



You should note that under this example, if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


                                Appendix II: Market value adjustment example B-1

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an owner age 45 would be calculated as follows:


------------------------------------------------------------------------------------------------------
   End of
  contract                    6% Roll-Up to age 85    Annual Ratchet to age 85         GWBL Enhanced
    year     Account value   enhanced death benefit    enhanced death benefit          death benefit
-------------------------------------------------------------------------------------------------------
     1         $105,000             $106,000                  $105,000                $105,000
-------------------------------------------------------------------------------------------------------
     2         $115,500             $112,360                  $115,500                $115,500
-------------------------------------------------------------------------------------------------------
     3         $129,360             $119,102                  $129,360                $129,360
-------------------------------------------------------------------------------------------------------
     4         $103,488             $126,248                  $129,360                $135,828
-------------------------------------------------------------------------------------------------------
     5         $113,837             $133,823                  $129,360                $142,296
-------------------------------------------------------------------------------------------------------
     6         $127,497             $141,852                  $129,360                $148,764
-------------------------------------------------------------------------------------------------------
     7         $127,497             $150,363                  $129,360                $155,232
-------------------------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.


GWBL ENHANCED DEATH BENEFIT

This example assumes no withdrawals. The GWBL Enhanced death benefit is a guaranteed minimum death benefit that is only available if you elect the Guaranteed withdrawal benefit for life. If you plan to take withdrawals during any of the first seven contract years, this illustration is of limited usefulness to you.


C-1 Appendix III: Enhanced death benefit example

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Earnings enhancement benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (2.88)% and 3.12% for the Accumulator(R) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, the Earnings enhancement benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised, and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

                                     Appendix IV: Hypothetical illustrations D-1

Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85
  Guaranteed minimum death benefit
  Earnings enhancement benefit



                                                          Greater of 6%
                                                             Roll-Up
                                                        to age 85 or the
                                                          Annual Ratchet
                                                            to age 85
                                                           Guaranteed
                                                          Minimum Death
                  Account Value        Cash Value            Benefit
      Contract  -----------------   -----------------   -----------------
 Age    Year       0%        6%        0%        6%        0%        6%
----  --------  -------   -------   -------   -------   -------   -------
 60      1      100,000   100,000    93,000    93,000   100,000   100,000
 61      2       95,455   101,434    88,455    94,434   106,000   106,000
 62      3       90,977   102,828    84,977    96,828   112,360   112,360
 63      4       86,559   104,177    80,559    98,177   119,102   119,102
 64      5       82,194   105,473    77,194   100,473   126,248   126,248
 65      6       77,874   106,710    74,874   103,710   133,823   133,823
 66      7       73,594   107,881    72,594   106,881   141,852   141,852
 67      8       69,344   108,978    69,344   108,978   150,363   150,363
 68      9       65,119   109,993    65,119   109,993   159,385   159,385
 69     10       60,911   110,916    60,911   110,916   168,948   168,948
 74     15       39,839   113,792    39,839   113,792   226,090   226,090
 79     20       17,930   112,592    17,930   112,592   302,560   302,560
 84     25            0   105,201         0   105,201         0   404,893
 89     30            0   103,820         0   103,820         0   429,187
 94     35            0   105,349         0   105,349         0   429,187
 95     36            0   105,681         0   105,681         0   429,187





                                     Lifetime Annual
         Total Death        Guaranteed Minimum Income Benefit
         Benefit with     -------------------------------------
         Protection          Guaranteed          Hypothetical
           Plus(SM)            Income               Income
      -----------------   -----------------   -----------------
 Age     0%        6%        0%        6%        0%        6%
----  -------   -------   -------   -------   -------   -------
 60   100,000   100,000      N/A       N/A       N/A       N/A
 61   108,400   108,400      N/A       N/A       N/A       N/A
 62   117,304   117,304      N/A       N/A       N/A       N/A
 63   126,742   126,742      N/A       N/A       N/A       N/A
 64   136,747   136,747      N/A       N/A       N/A       N/A
 65   147,352   147,352      N/A       N/A       N/A       N/A
 66   158,593   158,593      N/A       N/A       N/A       N/A
 67   170,508   170,508      N/A       N/A       N/A       N/A
 68   183,139   183,139      N/A       N/A       N/A       N/A
 69   196,527   196,527      N/A       N/A       N/A       N/A
 74   276,527   276,527    14,266    14,266    14,266    14,266
 79   383,584   383,584    20,393    20,393    20,393    20,393
 84         0   493,179         0    34,821         0    34,821
 89         0   517,472      N/A       N/A       N/A       N/A
 94         0   517,472      N/A       N/A       N/A       N/A
 95         0   517,472      N/A       N/A       N/A       N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


D-2 Appendix IV: Hypothetical illustrations

Appendix V: Earnings enhancement benefit example


--------------------------------------------------------------------------------


The following illustrates the calculation of a death benefit that includes the Earnings enhancement benefit for an owner age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:



---------------------------------------------------------------------------------------------------------------
                                                         No Withdrawal     $3000 withdrawal    $6000 withdrawal
---------------------------------------------------------------------------------------------------------------
 A     Initial contribution                                 100,000           100,000            100,000
      ---------------------------------------------------------------------------------------------------------
 B     Death benefit: prior to withdrawal.*                 104,000           104,000            104,000
      ---------------------------------------------------------------------------------------------------------
       Earnings enhancement benefit earnings: death
       benefit less net contributions (prior to the
 C     withdrawal in D).                                      4,000            4,000              4,000
       B minus A.
      ---------------------------------------------------------------------------------------------------------
 D     Withdrawal                                              0               3,000              6,000
      ---------------------------------------------------------------------------------------------------------
       Excess of the withdrawal over the Earnings
 E     enhancement benefit earnings                            0                 0                2,000
       greater of D minus C or zero
      ---------------------------------------------------------------------------------------------------------
       Net contributions (adjusted for the withdrawal in D)
 F     A minus E                                            100,000           100,000            98,000
      ---------------------------------------------------------------------------------------------------------
       Death benefit (adjusted for the withdrawal in D)
 G     B minus D                                            104,000           101,000            98,000
      ---------------------------------------------------------------------------------------------------------
       Death benefit less net contributions
 H     G minus F                                              4,000            1,000                0
      ---------------------------------------------------------------------------------------------------------
 I     Earnings enhancement benefit factor                    40%               40%                40%
      ---------------------------------------------------------------------------------------------------------
       Earnings enhancement benefit
 J     H times I                                             1,600             400                 0
      ---------------------------------------------------------------------------------------------------------
       Death benefit: including Earnings enhancement
 K     benefit
       G plus J                                             105,600           101,400            98,000
      ---------------------------------------------------------------------------------------------------------



* The death benefit is the greater of the account value or any applicable death benefit.


                            Appendix V: Earnings enhancement benefit example E-1

Appendix VI: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------

The following information is a summary of the states where the Accumulator(R) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus.

STATES WHERE CERTAIN ACCUMULATOR(R) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:


As of the date of this Prospectus, there are no state variations. State variations will be added by supplement.


F-1 Appendix VI: State contract availability and/or variations of certain features and benefits

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                            Page
Unit Values                                                                  2
Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Financial Statements                                                         2

How to Obtain an Accumulator(R) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Accumulator(R) SAI for Separate Account No. 49 dated May 1,
                                                              2006.

--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------

City           State    Zip
                                         x01182/Core '02, OR, '04 and '06 Series

Accumulator(R) Elite(SM)
A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before, or taking any action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) ELITE(SM)?


Accumulator(R) Elite(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options"). Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please contact your financial professional and/or review your contract for state variations that may apply to you.




--------------------------------------------------------------------------------
  Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Evergreen International Bond
o AXA Conservative Allocation(1)         o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation(1)    o EQ/FI Mid Cap
o AXA Moderate Allocation(1)             o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation(1)        o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------



(1) The "AXA Allocation" portfolios.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.

You may also allocate amounts to the guaranteed interest option, the fixed maturity options and the account for the special dollar cost averaging, which are discussed later in this Prospectus.


TYPES OF CONTRACTS. Contracts were offered for use as:


o A nonqualified annuity ("NQ") for after-tax contributions only.

o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA") (Rollover and direct transfer contributions only).

o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).

A contribution of at least $10,000 was required to purchase a contract.

Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.

This contract is no longer available for new purchasers. This contract is no longer being sold. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix VI later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

                                                        X01178/Elite '02 Series
                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------


ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) Elite(SM) at a glance -- key features                         8


--------------------------------------------------------------------------------
FEE TABLE                                                                   11
--------------------------------------------------------------------------------
Example                                                                     14
Condensed financial information                                             18


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           19
--------------------------------------------------------------------------------
How you can contribute to your contract                                     19
Owner and annuitant requirements                                            21
How you can make your contributions                                         21
What are your investment options under the contract?                        21
Portfolios of the Trusts                                                    22
Allocating your contributions                                               27
Your benefit base                                                           29
Annuity purchase factors                                                    29

Living Benefit option                                                       29

Guaranteed minimum death benefit                                            31
Inherited IRA beneficiary continuation contract                             32
Your right to cancel within a certain number of days                        33


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        34
--------------------------------------------------------------------------------
Your account value and cash value                                           34
Your contract's value in the variable investment options                    34
Your contract's value in the guaranteed interest option                     34
Your contract's value in the fixed maturity options                         34
Your contract's value in the account for special dollar cost
  averaging                                                                 34

Insufficient account value                                                  34



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       35
--------------------------------------------------------------------------------
Transferring your account value                                             35
Disruptive transfer activity                                                35
Rebalancing your account value                                              36


----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     38
--------------------------------------------------------------------------------
Withdrawing your account value                                              38
How withdrawals are taken from your account value                           39
How withdrawals affect your guaranteed minimum
  income benefit and guaranteed minimum death
  benefit                                                                   39
Loans under Rollover TSA contracts                                          40
Surrendering your contract to receive its cash value                        40
When to expect payments                                                     40
Your annuity payout options                                                 40


--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     43
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          43
Charges that the Trusts deduct                                              45
Group or sponsored arrangements                                             46
Other distribution arrangements                                             46


--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 47
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     47
How death benefit payment is made                                           48
Beneficiary continuation option                                             48


--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          51
--------------------------------------------------------------------------------
Overview                                                                    51
Contracts that fund a retirement arrangement                                51
Transfers among investment options                                          51
Taxation of nonqualified annuities                                          51
Individual retirement arrangements (IRAs)                                   53
Tax-Sheltered Annuity contracts (TSAs)                                      62
Federal and state income tax withholding and
  information reporting                                                     65
Special rules for contracts funding qualified plans                         66
Impact of taxes to AXA Equitable                                            66


--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         67
--------------------------------------------------------------------------------
About our Separate Account No. 49                                           67
About the Trusts                                                            67
About our fixed maturity options                                            67
About the general account                                                   68
About other methods of payment                                              69
Dates and prices at which contract events occur                             69
About your voting rights                                                    70

About legal proceedings                                                     70

Financial statements                                                        70
Transfers of ownership, collateral assignments, loans
  and borrowing                                                             70
Distribution of the contracts                                               71


--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          73
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                     A-1
II  -- Purchase considerations for QP contracts                            B-1
III -- Market value adjustment example                                     C-1
IV  -- Enhanced death benefit example                                      D-1
V   -- Hypothetical illustrations                                          E-1
VI  -- Contract variations                                                 F-1


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





                                                                Page in
   Term                                                       Prospectus
   6% Roll-Up to age 85 enhanced death benefit                       29
   account value                                                     34
   administrative charge                                             43
   annual administrative charge                                      43
   Annual ratchet to age 85 enhanced death benefit                   29
   annuitant                                                         19
   annuitization                                                     40
   annuity maturity date                                             42
   annuity payout options                                            40
   annuity purchase factors                                          29
   automatic investment program                                      69
   beneficiary                                                       47
   Beneficiary continuation option ("BCO")                           48
   benefit base                                                      29
   business day                                                      69
   cash value                                                        34
   charges for state premium and other applicable taxes              45
   contract date                                                      9
   contract date anniversary                                          9
   contract year                                                      9
   contributions to Roth IRAs                                        59
     regular contributions                                           59
     rollovers and direct transfers                                  60
     conversion contributions                                        60
   contributions to Traditional IRAs                                 54
     regular contributions                                           54
     rollovers and transfers                                         55
   disability, terminal illness or confinement to nursing home       44
   disruptive transfer activity                                      35
   distribution charge                                               43
   EQAccess                                                           6
   ERISA                                                             40
   fixed-dollar option                                               28
   fixed maturity options                                            26
   free look                                                         33
   free withdrawal amount                                            44
   general account                                                   68
   general dollar cost averaging                                     28
   guaranteed interest option                                        26
   guaranteed minimum death benefit                                  31
   guaranteed minimum death benefit charge                           45
   guaranteed minimum income benefit                                 30
   Inherited IRA                                                  cover
   investment options                                             cover
   investment simplifier                                             28
   IRA                                                            cover
   IRS                                                               51
   lifetime required minimum distribution withdrawals                39
   living benefit                                                    45
   living benefit charge                                             45
   loan reserve account                                              40
   loans from Rollover TSAs                                          40
   lump sum withdrawals                                              38
   market adjusted amount                                            26
   market timing                                                     35
   market value adjustment                                           26
   maturity dates                                                    26
   maturity value                                                    26
   mortality and expense risks charge                                43
   NQ                                                             cover
   participant                                                       21
   portfolio                                                      cover
   Principal assurance allocation                                    27
   processing office                                                  6
   Protection Plus(SM)                                               32
   Protection Plus(SM) charge                                        45
   QP                                                             cover
   rate to maturity                                                  26
   Rebalancing                                                       36
   Rollover IRA                                                   cover
   Rollover TSA                                                   cover
   Roth Conversion IRA                                            cover
   Roth IRA                                                       cover
   SAI                                                            cover
   SEC                                                            cover
   self-directed allocation                                          27
   Separate Account No. 49                                           67
   special dollar cost averaging                                     27
   Standard death benefit                                            29
   substantially equal withdrawals                                   38
   Successor owner and annuitant                                     48
   systematic withdrawals                                            38
   TOPS                                                               6
   TSA                                                            cover
   Traditional IRA                                                cover
   Trusts                                                            67
   unit                                                              33
   variable investment options                                       21
   wire transmittals and electronic applications                     69
   withdrawal charge                                                 43


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.

--------------------------------------------------------------------------------
Prospectus                       Contract or Supplemental Materials
--------------------------------------------------------------------------------
   fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                 Accounts in supplemental materials)
   variable investment options   Investment Funds
   account value                 Annuity Account Value
   rate to maturity              Guaranteed Rates
   unit                          Accumulation Unit
   Living Benefit                Guaranteed Minimum Income Benefit
   Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------


4 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------

Accumulator(R) Elite(SM)
P.O. Box 13014
Newark, NJ 07188-0014



--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------


Accumulator(R) Elite(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox




--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
MAIL
--------------------------------------------------------------------------------

Accumulator(R) Elite(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
DELIVERY
--------------------------------------------------------------------------------

Accumulator(R) Elite(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS)

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).


--------------------------------------------------------------------------------
CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


6  Who is AXA Equitable?

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of Guaranteed minimum income benefit; and

(14) death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(6) special dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Accumulator(R)Elite(SM)'s variable investment options invest in different portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option                       o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                             o No tax on transfers among investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             Annuity contracts that were purchased as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before you make any additional contributions to this contract, you should consider its features and benefits beyond tax deferral -- as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement -- to determine whether it meets your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection    The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection during the annuitant's life once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                     $100 monthly and $300 quarterly under our automatic investment program
                                                     (NQ contracts)
                                                     $1,000 (Inherited IRA contracts)
                                                     $50 (IRA contracts)
                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals
                             o Several withdrawal options on a periodic basis
                             o Loans under Rollover TSA contracts
                             o Contract surrender
                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options               o Fixed annuity payout options
                             o Variable Immediate Annuity payout options
                             o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------



8 Accumulator(R) Elite(SM) at a glance -- key features

Additional features    o Guaranteed minimum death benefit options
                       o Dollar cost averaging
                       o Automatic investment program
                       o Account value rebalancing (quarterly, semiannually, and annually)
                       o Free transfers
                       o Waiver of withdrawal charge for disability, terminal illness, or confinement to a nursing home
                       o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.60%.
                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.
                       o Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.
                       o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your  account value, if less. If your account value is, on the contract date anniversary, $50,000 or more, we will not deduct the charge.
                       o An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.
                       o No sales charge deducted at the time you make contributions. During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10%
                         amount available. There is no withdrawal charge in the fifth and later contract years following a contribution.
                         -----------------------------------------------------------------------------------------------------------
                         The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your
                         "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
                         April 30.
                         -----------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                       o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.
                       o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                       Inherited IRA: 0-70
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.


                          Accumulator(R) Elite(SM) at a glance -- key features 9

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.



10 Accumulator(R) Elite(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.




--------------------------------------------------------------------------------
Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------

Maximum withdrawal charge as a percentage of contributions withdrawn
(deducted if you surrender your contract or make certain withdrawals or
apply your cash value to certain payout options).(1)                      8.00%

Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)              $350
--------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

--------------------------------------------------------------------------------
Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------

Mortality and expense risks                                               1.10%
Administrative                                                            0.25%
Distribution                                                              0.25%
                                                                          -----
Total annual expenses                                                     1.60%

--------------------------------------------------------------------------------
Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                             $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                $  0

--------------------------------------------------------------------------------
Charges we deduct from your account value each year if you elect the optional benefit
--------------------------------------------------------------------------------


Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                0.00%
   Annual Ratchet to age 85                                              0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-Up to age 85                                                  0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85           0.60% of the greater of the 6% Roll-Up to age 85 benefit
                                                                         base or the Annual Ratchet to age 85 benefit base, as
                                                                         applicable
------------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                         0.60%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniver-
sary for which the benefit is in effect.)                                0.35%
------------------------------------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


-------------------------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
-------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted from Portfolio    Lowest     Highest
assets including management fees, 12b-1 fees, service fees, and/or other expenses)(3)            ------     -------
                                                                                                  0.63%      8.01%




This table shows the fees and expenses for 2005 as an annual percentage of each
Portfolio's daily average net assets.
--------------------------------------------------------------------------------------
                                                   Manage-
                                                     ment      12b-1      Other
 Portfolio Name                                    Fees(4)   Fees(5)   Expenses(6)
--------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
--------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%       0.19%
AXA Conservative Allocation                      0.10%      0.25%       0.22%
AXA Conservative-Plus Allocation                 0.10%      0.25%       0.19%
AXA Moderate Allocation                          0.10%      0.25%       0.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%       0.17%
AXA Premier VIP Aggressive Equity                0.60%      0.25%       0.20%
AXA Premier VIP Core Bond                        0.60%      0.25%       0.18%
AXA Premier VIP Health Care                      1.20%      0.25%       0.28%
AXA Premier VIP High Yield                       0.58%      0.25%       0.18%
AXA Premier VIP International Equity             1.05%      0.25%       0.28%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%       0.25%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%       0.23%
AXA Premier VIP Large Cap Value                  0.90%      0.25%       0.22%
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%       0.25%
AXA Premier VIP Mid Cap Value                    1.10%      0.25%       0.19%
AXA Premier VIP Technology                       1.20%      0.25%       0.22%
--------------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%       0.13%
EQ/Alliance Growth and Income                    0.56%      0.25%       0.13%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%       0.14%
EQ/Alliance International                        0.72%      0.25%       0.21%
EQ/Alliance Large Cap Growth                     0.90%      0.25%       0.13%
EQ/Alliance Quality Bond                         0.50%      0.25%       0.13%
EQ/Alliance Small Cap Growth                     0.75%      0.25%       0.13%
EQ/Ariel Appreciation II                         0.75%      0.25%       7.01%
EQ/Bear Stearns Small Company Growth             1.00%      0.25%       0.20%
EQ/Bernstein Diversified Value                   0.61%      0.25%       0.13%
EQ/Boston Advisors Equity Income                 0.75%      0.25%       0.16%
EQ/Calvert Socially Responsible                  0.65%      0.25%       0.27%
EQ/Capital Guardian Growth                       0.65%      0.25%       0.17%
EQ/Capital Guardian International                0.85%      0.25%       0.23%
EQ/Capital Guardian Research                     0.65%      0.25%       0.13%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%       0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%      0.25%       0.24%
EQ/Equity 500 Index                              0.25%      0.25%       0.13%
EQ/Evergreen International Bond                  0.70%      0.25%       6.36%
EQ/Evergreen Omega                               0.65%      0.25%       0.18%
EQ/FI Mid Cap                                    0.69%      0.25%       0.14%
EQ/FI Mid Cap Value                              0.73%      0.25%       0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%      0.25%       0.66%
EQ/GAMCO Small Company Value                     0.79%      0.25%       0.14%
EQ/International Growth                          0.85%      0.25%       0.29%
EQ/Janus Large Cap Growth                        0.90%      0.25%       0.15%
--------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                                    Total                   Net Total
                                                                   Annual      Fee Waiv-     Annual
                                                   Underlying     Expenses    ers and/or    Expenses
                                                   Portfolio      (Before       Expense       After
                                                    Fees and      Expense     Reimburse-     Expense
 Portfolio Name                                   Expenses(7)   Limitation)    ments(8)    Limitations
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                           0.91%         1.45%         (0.19)%      1.26%
AXA Conservative Allocation                         0.58%         1.15%         (0.22)%      0.93%
AXA Conservative-Plus Allocation                    0.64%         1.18%         (0.19)%      0.99%
AXA Moderate Allocation                             0.71%         1.23%         (0.17)%      1.06%
AXA Moderate-Plus Allocation                        0.84%         1.36%         (0.17)%      1.19%
AXA Premier VIP Aggressive Equity                     --          1.05%            --        1.05%
AXA Premier VIP Core Bond                             --          1.03%         (0.08)%      0.95%
AXA Premier VIP Health Care                           --          1.73%          0.00%       1.73%
AXA Premier VIP High Yield                            --          1.01%            --        1.01%
AXA Premier VIP International Equity                  --          1.58%          0.00%       1.58%
AXA Premier VIP Large Cap Core Equity                 --          1.40%         (0.05)%      1.35%
AXA Premier VIP Large Cap Growth                      --          1.38%         (0.03)%      1.35%
AXA Premier VIP Large Cap Value                       --          1.37%         (0.02)%      1.35%
AXA Premier VIP Mid Cap Growth                        --          1.60%          0.00%       1.60%
AXA Premier VIP Mid Cap Value                         --          1.54%          0.00%       1.54%
AXA Premier VIP Technology                            --          1.67%          0.00%       1.67%
----------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                              --          0.85%            --        0.85%
EQ/Alliance Growth and Income                         --          0.94%            --        0.94%
EQ/Alliance Intermediate Government Securities        --          0.89%            --        0.89%
EQ/Alliance International                             --          1.18%         (0.08)%      1.10%
EQ/Alliance Large Cap Growth                          --          1.28%         (0.23)%      1.05%
EQ/Alliance Quality Bond                              --          0.88%            --        0.88%
EQ/Alliance Small Cap Growth                          --          1.13%            --        1.13%
EQ/Ariel Appreciation II                              --          8.01%         (6.86)%      1.15%
EQ/Bear Stearns Small Company Growth                  --          1.45%         (0.15)%      1.30%
EQ/Bernstein Diversified Value                        --          0.99%         (0.04)%      0.95%
EQ/Boston Advisors Equity Income                      --          1.16%         (0.11)%      1.05%
EQ/Calvert Socially Responsible                       --          1.17%         (0.12)%      1.05%
EQ/Capital Guardian Growth                            --          1.07%         (0.12)%      0.95%
EQ/Capital Guardian International                     --          1.33%         (0.13)%      1.20%
EQ/Capital Guardian Research                          --          1.03%         (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity                       --          1.03%         (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                     --          1.09%         (0.09)%      1.00%
EQ/Equity 500 Index                                   --          0.63%            --        0.63%
EQ/Evergreen International Bond                       --          7.31%         (6.16)%      1.15%
EQ/Evergreen Omega                                    --          1.08%          0.00%       1.08%
EQ/FI Mid Cap                                         --          1.08%         (0.08)%      1.00%
EQ/FI Mid Cap Value                                   --          1.12%         (0.02)%      1.10%
EQ/GAMCO Mergers and Acquisitions                     --          1.81%         (0.36)%      1.45%
EQ/GAMCO Small Company Value                          --          1.18%          0.00%       1.18%
EQ/International Growth                               --          1.39%          0.00%       1.39%
EQ/Janus Large Cap Growth                             --          1.30%         (0.15)%      1.15%
-------------------------------------------------------------------------------------------------------


12 Fee table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Total                   Net Total
                                                                                             Annual      Fee Waiv-     Annual
                                                                             Underlying     Expenses    ers and/or    Expenses
                                          Manage-                            Portfolio      (Before       Expense       After
                                           ment       12b-1       Other       Fees and      Expense     Reimburse-     Expense
 Portfolio Name                           Fees(4)   Fees(5)   Expenses(6)   Expenses(7)   Limitation)    ments(8)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond                   0.44%      0.25%     0.13%              --          0.82%           0.00%         0.82%
EQ/JPMorgan Value Opportunities         0.60%      0.25%     0.15%              --          1.00%          (0.05)%        0.95%
EQ/Lazard Small Cap Value               0.73%      0.25%     0.14%              --          1.12%          (0.02)%        1.10%
EQ/Legg Mason Value Equity              0.65%      0.25%     3.07%              --          3.97%          (2.97)%        1.00%
EQ/Long Term Bond                       0.50%      0.25%     0.18%              --          0.93%           0.00%         0.93%
EQ/Lord Abbett Growth and Income        0.65%      0.25%     0.93%              --          1.83%          (0.83)%        1.00%
EQ/Lord Abbett Large Cap Core           0.65%      0.25%     1.32%              --          2.22%          (1.22)%        1.00%
EQ/Lord Abbett Mid Cap Value            0.70%      0.25%     0.40%              --          1.35%          (0.30)%        1.05%
EQ/Marsico Focus                        0.87%      0.25%     0.13%              --          1.25%          (0.10)%        1.15%
EQ/Mercury Basic Value Equity           0.57%      0.25%     0.13%              --          0.95%           0.00%         0.95%
EQ/Mercury International Value          0.85%      0.25%     0.23%              --          1.33%          (0.08)%        1.25%
EQ/MFS Emerging Growth Companies        0.65%      0.25%     0.14%              --          1.04%             --          1.04%
EQ/MFS Investors Trust                  0.60%      0.25%     0.18%              --          1.03%          (0.08)%        0.95%
EQ/Money Market                         0.34%      0.25%     0.13%              --          0.72%             --          0.72%
EQ/Montag & Caldwell Growth             0.75%      0.25%     0.16%              --          1.16%          (0.01)%        1.15%
EQ/PIMCO Real Return                    0.55%      0.25%     0.24%              --          1.04%          (0.14)%        0.90%
EQ/Short Duration Bond                  0.44%      0.25%     0.14%              --          0.83%           0.00%         0.83%
EQ/Small Company Index                  0.25%      0.25%     0.16%              --          0.66%           0.00%         0.66%
EQ/TCW Equity                           0.80%      0.25%     0.16%              --          1.21%          (0.06)%        1.15%
EQ/UBS Growth and Income                0.75%      0.25%     0.19%              --          1.19%          (0.14)%        1.05%
EQ/Van Kampen Comstock                  0.65%      0.25%     0.39%              --          1.29%          (0.29)%        1.00%
EQ/Van Kampen Emerging Markets Equity   1.15%      0.25%     0.48%              --          1.88%          (0.08)%        1.80%
EQ/Van Kampen Mid Cap Growth            0.70%      0.25%     0.83%              --          1.78%          (0.73)%        1.05%
EQ/Wells Fargo Montgomery Small Cap     0.85%      0.25%     2.28%              --          3.38%          (2.08)%        1.30%
------------------------------------------------------------------------------------------------------------------------------------
Laudus Variable Insurance Trust:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
  Equity                                1.50%      0.25%     1.48%              --          3.23%          (0.02)%        3.21%
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II             0.75%      0.35%     0.28%              --          1.38%          (0.10)%        1.28%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable


The withdrawal charge percentage we use is determined by the contract year in which you    Contract
make the withdrawal or surrender your contract. For each contribution, we consider the       Year
contract year in which we receive that contribution to be "contract year 1")
                                                                                               1 .................... 8.00%
                                                                                               2 .................... 7.00%
                                                                                               3 .................... 6.00%
                                                                                               4 .................... 5.00%
                                                                                               5+ ................... 0.00%

(2) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(3) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(4) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (8) for any expense limitation agreement information.


(5) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.




(6) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (8) for any expense limitation agreement information.



(7) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.




(8) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. - U.S. Real Estate Portfolio - Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of the investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust - Laudus Rosenberg VIT



                                                                    Fee table 13

Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See this Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




----------------------------------------------
Portfolio Name
----------------------------------------------
 AXA Premier VIP Aggressive Equity       0.98%
----------------------------------------------
 AXA Premier VIP Health Care             1.71%
----------------------------------------------
 AXA Premier VIP International Equity    1.54%
----------------------------------------------
 AXA Premier VIP Large Cap Core Equity   1.33%
----------------------------------------------
 AXA Premier VIP Large Cap Growth        1.33%
----------------------------------------------
 AXA Premier VIP Large Cap Value         1.29%
----------------------------------------------
 AXA Premier VIP Mid Cap Growth          1.55%
----------------------------------------------
 AXA Premier VIP Mid Cap Value           1.49%
----------------------------------------------
 AXA Premier VIP Technology              1.61%
----------------------------------------------
 EQ/Alliance Common Stock                0.83%
----------------------------------------------
 EQ/Alliance Growth and Income           0.91%
----------------------------------------------
 EQ/Alliance International               1.09%
----------------------------------------------
 EQ/Alliance Large Cap Growth            1.02%
----------------------------------------------
 EQ/Alliance Small Cap Growth            1.09%
----------------------------------------------
 EQ/Bernstein Diversified Value          0.88%
----------------------------------------------
 EQ/Boston Advisors Equity Income        1.04%
----------------------------------------------
 EQ/Calvert Socially Responsible         1.03%
----------------------------------------------
 EQ/Capital Guardian Growth              0.94%
----------------------------------------------
 EQ/Capital Guardian International       1.18%
----------------------------------------------
 EQ/Capital Guardian Research            0.94%
----------------------------------------------
 EQ/Capital Guardian U.S. Equity         0.94%
----------------------------------------------
 EQ/Evergreen Omega                      0.88%
----------------------------------------------
 EQ/FI Mid Cap                           0.95%
----------------------------------------------
 EQ/FI Mid Cap Value                     1.08%
----------------------------------------------
 EQ/GAMCO Mergers and Acquisitions       1.38%
----------------------------------------------
 EQ/GAMCO Small Company Value            1.17%
----------------------------------------------
 EQ/International Growth                 1.22%
----------------------------------------------
 EQ/Janus Large Cap Growth               1.14%
----------------------------------------------
 EQ/Lazard Small Cap Value               1.01%
----------------------------------------------
 EQ/Legg Mason Value Equity              0.99%
----------------------------------------------
 EQ/Lord Abbett Growth and Income        0.97%
----------------------------------------------
 EQ/Lord Abbett Large Cap Core           0.99%
----------------------------------------------
 EQ/Lord Abbett Mid Cap Value            1.01%
----------------------------------------------
 EQ/Marsico Focus                        1.14%
----------------------------------------------
 EQ/Mercury Basic Value Equity           0.93%
----------------------------------------------
 EQ/MFS Emerging Growth Companies        1.01%
----------------------------------------------
 EQ/MFS Investors Trust                  0.94%
----------------------------------------------
 EQ/Montag & Caldwell Growth             1.12%
----------------------------------------------
 EQ/UBS Growth and Income                1.04%
----------------------------------------------
 EQ/Van Kampen Comstock                  0.99%
----------------------------------------------
 EQ/Van Kampen Emerging Markets Equity   1.78%
----------------------------------------------
 EQ/Van Kampen Mid Cap Growth            1.02%
----------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap     1.12%
----------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .01% of contact value.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.



14 Fee table

This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower based on these assumptions, your costs would be:



                                                                    Fee table 15

-------------------------------------------------------------------------------------------------------------
                                                      If you surrender your contract at the end of the
                                                                   applicable time period
-------------------------------------------------------------------------------------------------------------
                                                   1 year        3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,285.00     $ 2,080.00     $ 2,510.00     $ 5,244.00
AXA Conservative Allocation                      $ 1,254.00     $ 1,989.00     $ 2,362.00     $ 4,979.00
AXA Conservative-Plus Allocation                 $ 1,257.00     $ 1,998.00     $ 2,377.00     $ 5,006.00
AXA Moderate Allocation                          $ 1,262.00     $ 2,013.00     $ 2,402.00     $ 5,050.00
AXA Moderate-Plus Allocation                     $ 1,276.00     $ 2,053.00     $ 2,466.00     $ 5,165.00
AXA Premier VIP Aggressive Equity                $ 1,243.00     $ 1,958.00     $ 2,313.00     $ 4,888.00
AXA Premier VIP Core Bond                        $ 1,241.00     $ 1,952.00     $ 2,303.00     $ 4,870.00
AXA Premier VIP Health Care                      $ 1,315.00     $ 2,165.00     $ 2,645.00     $ 5,484.00
AXA Premier VIP High Yield                       $ 1,239.00     $ 1,946.00     $ 2,293.00     $ 4,852.00
AXA Premier VIP International Equity             $ 1,299.00     $ 2,120.00     $ 2,573.00     $ 5,356.00
AXA Premier VIP Large Cap Core Equity            $ 1,280.00     $ 2,065.00     $ 2,485.00     $ 5,200.00
AXA Premier VIP Large Cap Growth                 $ 1,278.00     $ 2,059.00     $ 2,475.00     $ 5,183.00
AXA Premier VIP Large Cap Value                  $ 1,277.00     $ 2,056.00     $ 2,471.00     $ 5,174.00
AXA Premier VIP Mid Cap Growth                   $ 1,301.00     $ 2,126.00     $ 2,583.00     $ 5,374.00
AXA Premier VIP Mid Cap Value                    $ 1,295.00     $ 2,108.00     $ 2,553.00     $ 5,322.00
AXA Premier VIP Technology                       $ 1,308.00     $ 2,147.00     $ 2,616.00     $ 5,433.00
-------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,222.00     $ 1,896.00     $ 2,212.00     $ 4,702.00
EQ/Alliance Growth and Income                    $ 1,231.00     $ 1,923.00     $ 2,257.00     $ 4,785.00
EQ/Alliance Intermediate Government Securities   $ 1,226.00     $ 1,908.00     $ 2,232.00     $ 4,739.00
EQ/Alliance International                        $ 1,257.00     $ 1,997.00     $ 2,376.00     $ 5,003.00
EQ/Alliance Large Cap Growth                     $ 1,267.00     $ 2,028.00     $ 2,425.00     $ 5,092.00
EQ/Alliance Quality Bond                         $ 1,225.00     $ 1,905.00     $ 2,227.00     $ 4,730.00
EQ/Alliance Small Cap Growth                     $ 1,251.00     $ 1,982.00     $ 2,351.00     $ 4,958.00
EQ/Ariel Appreciation II                         $ 1,974.00     $ 3,936.00     $ 5,274.00     $ 9,292.00
EQ/Bear Stearns Small Company Growth             $ 1,285.00     $ 2,079.00     $ 2,508.00     $ 5,241.00
EQ/Bernstein Diversified Value                   $ 1,237.00     $ 1,939.00     $ 2,282.00     $ 4,831.00
EQ/Boston Advisors Equity Income                 $ 1,254.00     $ 1,991.00     $ 2,366.00     $ 4,985.00
EQ/Calvert Socially Responsible                  $ 1,256.00     $ 1,994.00     $ 2,371.00     $ 4,994.00
EQ/Capital Guardian Growth                       $ 1,245.00     $ 1,963.00     $ 2,321.00     $ 4,904.00
EQ/Capital Guardian International                $ 1,272.00     $ 2,043.00     $ 2,450.00     $ 5,136.00
EQ/Capital Guardian Research                     $ 1,241.00     $ 1,951.00     $ 2,301.00     $ 4,867.00
EQ/Capital Guardian U.S. Equity                  $ 1,241.00     $ 1,951.00     $ 2,301.00     $ 4,867.00
EQ/Caywood-Scholl High Yield Bond                $ 1,247.00     $ 1,970.00     $ 2,331.00     $ 4,922.00
EQ/Equity 500 Index                              $ 1,199.00     $ 1,828.00     $ 2,101.00     $ 4,495.00
EQ/Evergreen International                       $ 1,900.00     $ 3,751.00     $ 5,017.00     $ 8,992.00
EQ/Evergreen Omega                               $ 1,246.00     $ 1,966.00     $ 2,326.00     $ 4,913.00
EQ/FI Mid Cap                                    $ 1,246.00     $ 1,966.00     $ 2,326.00     $ 4,913.00
EQ/FI Mid Cap Value                              $ 1,250.00     $ 1,979.00     $ 2,346.00     $ 4,949.00
EQ/GAMCO Mergers and Acquisitions                $ 1,323.00     $ 2,188.00     $ 2,682.00     $ 5,549.00
EQ/GAMCO Small Company Value                     $ 1,257.00     $ 1,997.00     $ 2,376.00     $ 5,003.00
EQ/International Growth                          $ 1,279.00     $ 2,061.00     $ 2,479.00     $ 5,189.00
-------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
                                                            If you annuitize at the end of the
                                                                  applicable time period
--------------------------------------------------------------------------------------------------------------
                                                     1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
--------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   835.00      $ 1,830.00     $ 2,860.00     $ 5,594.00
AXA Conservative Allocation                      $   804.00      $ 1,739.00     $ 2,712.00     $ 5,329.00
AXA Conservative-Plus Allocation                 $   807.00      $ 1,748.00     $ 2,727.00     $ 5,356.00
AXA Moderate Allocation                          $   812.00      $ 1,763.00     $ 2,752.00     $ 5,400.00
AXA Moderate-Plus Allocation                     $   826.00      $ 1,803.00     $ 2,816.00     $ 5,515.00
AXA Premier VIP Aggressive Equity                $   793.00      $ 1,708.00     $ 2,663.00     $ 5,238.00
AXA Premier VIP Core Bond                        $   791.00      $ 1,702.00     $ 2,653.00     $ 5,220.00
AXA Premier VIP Health Care                      $   865.00      $ 1,915.00     $ 2,995.00     $ 5,834.00
AXA Premier VIP High Yield                       $   789.00      $ 1,696.00     $ 2,643.00     $ 5,202.00
AXA Premier VIP International Equity             $   849.00      $ 1,870.00     $ 2,923.00     $ 5,706.00
AXA Premier VIP Large Cap Core Equity            $   830.00      $ 1,815.00     $ 2,835.00     $ 5,550.00
AXA Premier VIP Large Cap Growth                 $   828.00      $ 1,809.00     $ 2,825.00     $ 5,533.00
AXA Premier VIP Large Cap Value                  $   827.00      $ 1,806.00     $ 2,821.00     $ 5,524.00
AXA Premier VIP Mid Cap Growth                   $   851.00      $ 1,876.00     $ 2,933.00     $ 5,724.00
AXA Premier VIP Mid Cap Value                    $   845.00      $ 1,858.00     $ 2,903.00     $ 5,672.00
AXA Premier VIP Technology                       $   858.00      $ 1,897.00     $ 2,966.00     $ 5,783.00
--------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   772.00      $ 1,646.00     $ 2,562.00     $ 5,052.00
EQ/Alliance Growth and Income                    $   781.00      $ 1,673.00     $ 2,607.00     $ 5,135.00
EQ/Alliance Intermediate Government Securities   $   776.00      $ 1,658.00     $ 2,582.00     $ 5,089.00
EQ/Alliance International                        $   807.00      $ 1,747.00     $ 2,726.00     $ 5,353.00
EQ/Alliance Large Cap Growth                     $   817.00      $ 1,778.00     $ 2,775.00     $ 5,442.00
EQ/Alliance Quality Bond                         $   775.00      $ 1,655.00     $ 2,577.00     $ 5,080.00
EQ/Alliance Small Cap Growth                     $   801.00      $ 1,732.00     $ 2,701.00     $ 5,308.00
EQ/Ariel Appreciation II                         $ 1,524.00      $ 3,686.00     $ 5,624.00     $ 9,642.00
EQ/Bear Stearns Small Company Growth             $   835.00      $ 1,829.00     $ 2,858.00     $ 5,591.00
EQ/Bernstein Diversified Value                   $   787.00      $ 1,689.00     $ 2,632.00     $ 5,181.00
EQ/Boston Advisors Equity Income                 $   804.00      $ 1,741.00     $ 2,716.00     $ 5,335.00
EQ/Calvert Socially Responsible                  $   806.00      $ 1,744.00     $ 2,721.00     $ 5,344.00
EQ/Capital Guardian Growth                       $   795.00      $ 1,713.00     $ 2,671.00     $ 5,254.00
EQ/Capital Guardian International                $   822.00      $ 1,793.00     $ 2,800.00     $ 5,486.00
EQ/Capital Guardian Research                     $   791.00      $ 1,701.00     $ 2,651.00     $ 5,217.00
EQ/Capital Guardian U.S. Equity                  $   791.00      $ 1,701.00     $ 2,651.00     $ 5,217.00
EQ/Caywood-Scholl High Yield Bond                $   797.00      $ 1,720.00     $ 2,681.00     $ 5,272.00
EQ/Equity 500 Index                              $   749.00      $ 1,578.00     $ 2,451.00     $ 4,845.00
EQ/Evergreen International                       $ 1,450.00      $ 3,501.00     $ 5,367.00     $ 9,342.00
EQ/Evergreen Omega                               $   796.00      $ 1,716.00     $ 2,676.00     $ 5,263.00
EQ/FI Mid Cap                                    $   796.00      $ 1,716.00     $ 2,676.00     $ 5,263.00
EQ/FI Mid Cap Value                              $   800.00      $ 1,729.00     $ 2,696.00     $ 5,299.00
EQ/GAMCO Mergers and Acquisitions                $   873.00      $ 1,938.00     $ 3,032.00     $ 5,899.00
EQ/GAMCO Small Company Value                     $   807.00      $ 1,747.00     $ 2,726.00     $ 5,353.00
EQ/International Growth                          $   829.00      $ 1,811.00     $ 2,829.00     $ 5,539.00
--------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                                          If you do not surrender your contract at the
                                                                            end of the
                                                                     applicable time period
                                                      1 year          3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                            $   485.00      $ 1,480.00     $ 2,510.00     $ 5,244.00
AXA Conservative Allocation                          $   454.00      $ 1,389.00     $ 2,362.00     $ 4,979.00
AXA Conservative-Plus Allocation                     $   457.00      $ 1,398.00     $ 2,377.00     $ 5,006.00
AXA Moderate Allocation                              $   462.00      $ 1,413.00     $ 2,402.00     $ 5,050.00
AXA Moderate-Plus Allocation                         $   476.00      $ 1,453.00     $ 2,466.00     $ 5,165.00
AXA Premier VIP Aggressive Equity                    $   443.00      $ 1,358.00     $ 2,313.00     $ 4,888.00
AXA Premier VIP Core Bond                            $   441.00      $ 1,352.00     $ 2,303.00     $ 4,870.00
AXA Premier VIP Health Care                          $   515.00      $ 1,565.00     $ 2,645.00     $ 5,484.00
AXA Premier VIP High Yield                           $   439.00      $ 1,346.00     $ 2,293.00     $ 4,852.00
AXA Premier VIP International Equity                 $   499.00      $ 1,520.00     $ 2,573.00     $ 5,356.00
AXA Premier VIP Large Cap Core Equity                $   480.00      $ 1,465.00     $ 2,485.00     $ 5,200.00
AXA Premier VIP Large Cap Growth                     $   478.00      $ 1,459.00     $ 2,475.00     $ 5,183.00
AXA Premier VIP Large Cap Value                      $   477.00      $ 1,456.00     $ 2,471.00     $ 5,174.00
AXA Premier VIP Mid Cap Growth                       $   501.00      $ 1,526.00     $ 2,583.00     $ 5,374.00
AXA Premier VIP Mid Cap Value                        $   495.00      $ 1,508.00     $ 2,553.00     $ 5,322.00
AXA Premier VIP Technology                           $   508.00      $ 1,547.00     $ 2,616.00     $ 5,433.00
------------------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                             $   422.00      $ 1,296.00     $ 2,212.00     $ 4,702.00
EQ/Alliance Growth and Income                        $   431.00      $ 1,323.00     $ 2,257.00     $ 4,785.00
EQ/Alliance Intermediate Government Securities       $   426.00      $ 1,308.00     $ 2,232.00     $ 4,739.00
EQ/Alliance International                            $   457.00      $ 1,397.00     $ 2,376.00     $ 5,003.00
EQ/Alliance Large Cap Growth                         $   467.00      $ 1,428.00     $ 2,425.00     $ 5,092.00
EQ/Alliance Quality Bond                             $   425.00      $ 1,305.00     $ 2,227.00     $ 4,730.00
EQ/Alliance Small Cap Growth                         $   451.00      $ 1,382.00     $ 2,351.00     $ 4,958.00
EQ/Ariel Appreciation II                             $ 1,174.00      $ 3,336.00     $ 5,274.00     $ 9,292.00
EQ/Bear Stearns Small Company Growth                 $   485.00      $ 1,479.00     $ 2,508.00     $ 5,241.00
EQ/Bernstein Diversified Value                       $   437.00      $ 1,339.00     $ 2,282.00     $ 4,831.00
EQ/Boston Advisors Equity Income                     $   454.00      $ 1,391.00     $ 2,366.00     $ 4,985.00
EQ/Calvert Socially Responsible                      $   456.00      $ 1,394.00     $ 2,371.00     $ 4,994.00
EQ/Capital Guardian Growth                           $   445.00      $ 1,363.00     $ 2,321.00     $ 4,904.00
EQ/Capital Guardian International                    $   472.00      $ 1,443.00     $ 2,450.00     $ 5,136.00
EQ/Capital Guardian Research                         $   441.00      $ 1,351.00     $ 2,301.00     $ 4,867.00
EQ/Capital Guardian U.S. Equity                      $   441.00      $ 1,351.00     $ 2,301.00     $ 4,867.00
EQ/Caywood-Scholl High Yield Bond                    $   447.00      $ 1,370.00     $ 2,331.00     $ 4,922.00
EQ/Equity 500 Index                                  $   399.00      $ 1,228.00     $ 2,101.00     $ 4,495.00
EQ/Evergreen International                           $ 1,100.00      $ 3,151.00     $ 5,017.00     $ 8,992.00
EQ/Evergreen Omega                                   $   446.00      $ 1,366.00     $ 2,326.00     $ 4,913.00
EQ/FI Mid Cap                                        $   446.00      $ 1,366.00     $ 2,326.00     $ 4,913.00
EQ/FI Mid Cap Value                                  $   450.00      $ 1,379.00     $ 2,346.00     $ 4,949.00
EQ/GAMCO Mergers and Acquisitions                    $   523.00      $ 1,588.00     $ 2,682.00     $ 5,549.00
EQ/GAMCO Small Company Value                         $   457.00      $ 1,397.00     $ 2,376.00     $ 5,003.00
EQ/International Growth                              $   479.00      $ 1,461.00     $ 2,479.00     $ 5,189.00
------------------------------------------------------------------------------------------------------------------


16 Fee table

----------------------------------------------------------------------------------------------------
                                             If you surrender your contract at the end of the
                                                          applicable time period
----------------------------------------------------------------------------------------------------
                                             1 year        3 years        5 years        10 years
----------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                  $ 1,269.00     $ 2,034.00     $ 2,435.00     $ 5,110.00
EQ/JPMorgan Core Bond                      $ 1,219.00     $ 1,887.00     $ 2,197.00     $ 4,674.00
EQ/JPMorgan Value Opportunities            $ 1,238.00     $ 1,942.00     $ 2,287.00     $ 4,840.00
EQ/Lazard Small Cap Value                  $ 1,250.00     $ 1,979.00     $ 2,346.00     $ 4,949.00
EQ/Legg Mason Value Equity                 $ 1,549.00     $ 2,825.00     $ 3,670.00     $ 7,161.00
EQ/Long Term Bond                          $ 1,230.00     $ 1,920.00     $ 2,252.00     $ 4,776.00
EQ/Lord Abbett Growth and Income           $ 1,325.00     $ 2,194.00     $ 2,692.00     $ 5,566.00
EQ/Lord Abbett Large Cap Core              $ 1,366.00     $ 2,312.00     $ 2,877.00     $ 5,885.00
EQ/Lord Abbett Mid Cap Value               $ 1,274.00     $ 2,049.00     $ 2,459.00     $ 5,154.00
EQ/Marsico Focus                           $ 1,264.00     $ 2,018.00     $ 2,410.00     $ 5,065.00
EQ/Mercury Basic Value Equity              $ 1,232.00     $ 1,927.00     $ 2,262.00     $ 4,794.00
EQ/Mercury International Value             $ 1,272.00     $ 2,043.00     $ 2,450.00     $ 5,136.00
EQ/MFS Emerging Growth Companies           $ 1,242.00     $ 1,954.00     $ 2,306.00     $ 4,877.00
EQ/MFS Investors Trust                     $ 1,241.00     $ 1,951.00     $ 2,301.00     $ 4,867.00
EQ/Money Market                            $ 1,208.00     $ 1,856.00     $ 2,146.00     $ 4,581.00
EQ/Montag & Caldwell Growth                $ 1,254.00     $ 1,991.00     $ 2,366.00     $ 4,985.00
EQ/PIMCO Real Return                       $ 1,242.00     $ 1,954.00     $ 2,306.00     $ 4,877.00
EQ/Short Duration Bond                     $ 1,220.00     $ 1,890.00     $ 2,202.00     $ 4,683.00
EQ/Small Company Index                     $ 1,202.00     $ 1,837.00     $ 2,116.00     $ 4,524.00
EQ/TCW Equity                              $ 1,260.00     $ 2,006.00     $ 2,391.00     $ 5,030.00
EQ/UBS Growth and Income                   $ 1,258.00     $ 2,000.00     $ 2,381.00     $ 5,012.00
EQ/Van Kampen Comstock                     $ 1,268.00     $ 2,031.00     $ 2,430.00     $ 5,101.00
EQ/Van Kampen Emerging Markets Equity      $ 1,330.00     $ 2,210.00     $ 2,716.00     $ 5,607.00
EQ/Van Kampen Mid Cap Growth               $ 1,320.00     $ 2,179.00     $ 2,668.00     $ 5,524.00
EQ/Wells Fargo Montgomery Small Cap        $ 1,488.00     $ 2,654.00     $ 3,410.00     $ 6,758.00
----------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
  Equity                                   $ 1,811.00     $ 3,522.00     $ 4,695.00     $ 8,593.00
----------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                $ 1,423.00     $ 2,473.00     $ 3,130.00     $ 6,307.00
----------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------
                                                      If you annuitize at the end of the
                                                            applicable time period
----------------------------------------------------------------------------------------------------
                                            1 year       3 years        5 years        10 years
------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                 $   819.00     $ 1,784.00     $ 2,785.00     $ 5,460.00
EQ/JPMorgan Core Bond                     $   769.00     $ 1,637.00     $ 2,547.00     $ 5,024.00
EQ/JPMorgan Value Opportunities           $   788.00     $ 1,692.00     $ 2,637.00     $ 5,190.00
EQ/Lazard Small Cap Value                 $   800.00     $ 1,729.00     $ 2,696.00     $ 5,299.00
EQ/Legg Mason Value Equity                $ 1,099.00     $ 2,575.00     $ 4,020.00     $ 7,511.00
EQ/Long Term Bond                         $   780.00     $ 1,670.00     $ 2,602.00     $ 5,126.00
EQ/Lord Abbett Growth and Income          $   875.00     $ 1,944.00     $ 3,042.00     $ 5,916.00
EQ/Lord Abbett Large Cap Core             $   916.00     $ 2,062.00     $ 3,227.00     $ 6,235.00
EQ/Lord Abbett Mid Cap Value              $   824.00     $ 1,799.00     $ 2,809.00     $ 5,504.00
EQ/Marsico Focus                          $   814.00     $ 1,768.00     $ 2,760.00     $ 5,415.00
EQ/Mercury Basic Value Equity             $   782.00     $ 1,677.00     $ 2,612.00     $ 5,144.00
EQ/Mercury International Value            $   822.00     $ 1,793.00     $ 2,800.00     $ 5,486.00
EQ/MFS Emerging Growth Companies          $   792.00     $ 1,704.00     $ 2,656.00     $ 5,227.00
EQ/MFS Investors Trust                    $   791.00     $ 1,701.00     $ 2,651.00     $ 5,217.00
EQ/Money Market                           $   758.00     $ 1,606.00     $ 2,496.00     $ 4,931.00
EQ/Montag & Caldwell Growth               $   804.00     $ 1,741.00     $ 2,716.00     $ 5,335.00
EQ/PIMCO Real Return                      $   792.00     $ 1,704.00     $ 2,656.00     $ 5,227.00
EQ/Short Duration Bond                    $   770.00     $ 1,640.00     $ 2,552.00     $ 5,033.00
EQ/Small Company Index                    $   752.00     $ 1,587.00     $ 2,466.00     $ 4,874.00
EQ/TCW Equity                             $   810.00     $ 1,756.00     $ 2,741.00     $ 5,380.00
EQ/UBS Growth and Income                  $   808.00     $ 1,750.00     $ 2,731.00     $ 5,362.00
EQ/Van Kampen Comstock                    $   818.00     $ 1,781.00     $ 2,780.00     $ 5,451.00
EQ/Van Kampen Emerging Markets Equity     $   880.00     $ 1,960.00     $ 3,066.00     $ 5,957.00
EQ/Van Kampen Mid Cap Growth              $   870.00     $ 1,929.00     $ 3,018.00     $ 5,874.00
EQ/Wells Fargo Montgomery Small Cap       $ 1,038.00     $ 2,404.00     $ 3,760.00     $ 7,108.00
------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
  Equity                                  $ 1,361.00     $ 3,272.00     $ 5,045.00     $ 8,943.00
------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II               $   973.00     $ 2,223.00     $ 3,480.00     $ 6,657.00
------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                    If you do not surrender your contract at
                                                             applicable time period
----------------------------------------------------------------------------------------------------
                                              1 year       3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                     $   469.00   $ 1,434.00    $ 2,435.00     $ 5,110.00
EQ/JPMorgan Core Bond                         $   419.00   $ 1,287.00    $ 2,197.00     $ 4,674.00
EQ/JPMorgan Value Opportunities               $   438.00   $ 1,342.00    $ 2,287.00     $ 4,840.00
EQ/Lazard Small Cap Value                     $   450.00   $ 1,379.00    $ 2,346.00     $ 4,949.00
EQ/Legg Mason Value Equity                    $   749.00   $ 2,225.00    $ 3,670.00     $ 7,161.00
EQ/Long Term Bond                             $   430.00   $ 1,320.00    $ 2,252.00     $ 4,776.00
EQ/Lord Abbett Growth and Income              $   525.00   $ 1,594.00    $ 2,692.00     $ 5,566.00
EQ/Lord Abbett Large Cap Core                 $   566.00   $ 1,712.00    $ 2,877.00     $ 5,885.00
EQ/Lord Abbett Mid Cap Value                  $   474.00   $ 1,449.00    $ 2,459.00     $ 5,154.00
EQ/Marsico Focus                              $   464.00   $ 1,418.00    $ 2,410.00     $ 5,065.00
EQ/Mercury Basic Value Equity                 $   432.00   $ 1,327.00    $ 2,262.00     $ 4,794.00
EQ/Mercury International Value                $   472.00   $ 1,443.00    $ 2,450.00     $ 5,136.00
EQ/MFS Emerging Growth Companies              $   442.00   $ 1,354.00    $ 2,306.00     $ 4,877.00
EQ/MFS Investors Trust                        $   441.00   $ 1,351.00    $ 2,301.00     $ 4,867.00
EQ/Money Market                               $   408.00   $ 1,256.00    $ 2,146.00     $ 4,581.00
EQ/Montag & Caldwell Growth                   $   454.00   $ 1,391.00    $ 2,366.00     $ 4,985.00
EQ/PIMCO Real Return                          $   442.00   $ 1,354.00    $ 2,306.00     $ 4,877.00
EQ/Short Duration Bond                        $   420.00   $ 1,290.00    $ 2,202.00     $ 4,683.00
EQ/Small Company Index                        $   402.00   $ 1,237.00    $ 2,116.00     $ 4,524.00
EQ/TCW Equity                                 $   460.00   $ 1,406.00    $ 2,391.00     $ 5,030.00
EQ/UBS Growth and Income                      $   458.00   $ 1,400.00    $ 2,381.00     $ 5,012.00
EQ/Van Kampen Comstock                        $   468.00   $ 1,431.00    $ 2,430.00     $ 5,101.00
EQ/Van Kampen Emerging Markets Equity         $   530.00   $ 1,610.00    $ 2,716.00     $ 5,607.00
EQ/Van Kampen Mid Cap Growth                  $   520.00   $ 1,579.00    $ 2,668.00     $ 5,524.00
EQ/Wells Fargo Montgomery Small Cap           $   688.00   $ 2,054.00    $ 3,410.00     $ 6,758.00
-------------------------------------------------------------------------------------------------------
LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short
  Equity                                      $ 1,011.00   $ 2,922.00    $ 4,695.00     $ 8,593.00
-------------------------------------------------------------------------------------------------------
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                   $   623.00   $ 1,873.00    $ 3,130.00     $ 6,307.00
-------------------------------------------------------------------------------------------------------




                                                                    Fee table 17

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



18 Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts; (ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. This contract is no longer available to new purchasers.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                  Annuitant
 Contract type   issue ages
----------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85
----------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                                                                        Limitations on
Contract type    Source of contributions                                contributions
----------------------------------------------------------------------------------------------------------------------------
NQ               o After-tax money.                                     o No additional contributions after attainment of
                                                                          age 87.
                 o Paid to us by check or transfer of contract value
                   in a tax-deferred exchange under Section 1035
                   of the Internal Revenue Code.
----------------------------------------------------------------------------------------------------------------------------
Rollover IRA     o Eligible rollover distributions from TSA contracts   o No rollover or direct transfer contributions after
                   or other 403(b) arrangements, qualified plans,         attainment of age 87.
                   and governmental employer 457(b) plans.
                                                                        o Contributions after age 70-1/2 must be net of
                 o Rollovers from another traditional individual          required minimum distributions.
                   retirement arrangement.
                                                                        o Although we accept regular IRA contributions
                 o Direct custodian-to-custodian transfers from           (limited to $4,000 for 2006 and 2007), under
                   another traditional individual retirement              the Rollover IRA contracts, we intend that this
                   arrangement.                                           contract be used primarily for rollover and direct
                                                                          transfer contributions.
                 o Regular IRA contributions.
                                                                        o Additional catch-up contributions of up to
                 o Additional "catch-up" contributions.                   $1,000 can be made for calendar years 2006
                                                                          and 2007 where the owner is at least age 50 but
                                                                          under age 70-1/2 at any time during the calendar
                                                                          year for which the contribution is made.
----------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 19

----------------------------------------------------------------------------------------------------------------------------
                       Annuitant
 Contract type        issue ages
----------------------------------------------------------------------------------------------------------------------------
Roth Conversion       20 through 85
IRA
----------------------------------------------------------------------------------------------------------------------------
Rollover TSA          20 through 85
----------------------------------------------------------------------------------------------------------------------------
QP                    20 through 75

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------

Inherited IRA         0 through 70
Beneficiary Con-
tinuation Contract
(traditional IRA or
Roth IRA)
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
Contract type         Source of contributions
----------------------------------------------------------------------------------------------------------------------------
Roth Conversion       o Rollovers from another Roth IRA.
IRA                   o Rollovers from a "designated Roth contribution
                        account" under a 401(k) plan or a 403(b)
                        arrangement.
                      o Conversion rollovers from a traditional IRA.
                      o Direct transfers from another Roth IRA.
                      o Regular Roth IRA contributions.
                      o Additional catch-up contributions.
----------------------------------------------------------------------------------------------------------------------------
Rollover TSA          o Direct transfers of pre-tax funds from another
                        contract or arrangement under Section 403(b)
                        of the Internal Revenue Code, complying with
                        IRS Revenue Ruling 90-24.
                      o Eligible rollover distributions of pre-tax funds
                        from other 403(b) plans .
                      o Subsequent contributions may also be rollovers
                        from qualified plans, governmental employer
                        457(b) plans and traditional IRAs.
----------------------------------------------------------------------------------------------------------------------------
QP                    o Only transfer contributions from other invest-
                        ments within an existing defined contribution
                        qualified plan trust.
                      o The plan must be qualified under Section 401(a)
                        of the Internal Revenue Code.
                      o For 401(k) plans, transferred contributions may
                        not include any after-tax contributions.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------
Inherited IRA         o Direct custodian-to-custodian transfers of your
Beneficiary Con-        interest as a death beneficiary of the deceased
tinuation Contract      owner's traditional individual retirement
(traditional IRA or     arrangement or Roth IRA to an IRA of the same
Roth IRA)               type.
----------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------
                       Limitations on
 Contract type         contributions
----------------------------------------------------------------------------------------------------------------------------
Roth Conversion       o No additional rollover or direct transfer contribu-
IRA                     tions after attainment of age 87.
                      o Conversion rollovers after age 70-1/2 must be net
                        of required minimum distributions for the tradi-
                        tional IRA you are rolling over.
                      o You cannot roll over funds from a traditional IRA
                        if your adjusted gross income is $100,000 or
                        more.
                      o Although we accept regular Roth IRA contribu-
                        tions (limited to $4,000 for 2006 and 2007)
                        under the Roth IRA contracts, we intend that this
                        contract be used primarily for rollover and direct
                        transfer contributions.
                      o Additional catch-up contributions of up to
                        $1,000 can be made for calendar years 2006
                        and 2007 where the owner is at least age 50 at
                        any time during the calendar year for which the
                        contribution is made.
----------------------------------------------------------------------------------------------------------------------------
Rollover TSA          o No additional rollover or direct transfer contribu-
                        tions after attainment of age 87.
                      o  Rollover or direct transfer contributions after age
                        70-1/2 must be net of any required minimum dis-
                        tributions.
                      o We do not accept employer-remitted
                        contributions.
----------------------------------------------------------------------------------------------------------------------------
QP                    o We do not accept regular ongoing payroll contri-
                        butions.
                      o Only one additional transfer contribution may be
                        made during a contract year.
                      o No additional transfer contributions after attain-
                        ment of age 76 or, if later, the first contract
                        anniversary.
                      o A Separate QP contract must be established for
                        each plan participant.
                      o We do not accept contributions from defined
                        benefit plans.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
----------------------------------------------------------------------------------------------------------------------------
Inherited IRA         o Any additional contributions must be from the
Beneficiary Con-        same type of IRA of the same deceased owner.
tinuation Contract
(traditional IRA or
Roth IRA)
----------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


20 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------
HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose including circumstances under which certain contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------
WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.



VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.



                                              Contract features and benefits  21

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Elite(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------



22 Contract features and benefits

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve an
 INCOME                          above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.
 RESPONSIBLE
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        o AllianceBernstein L.P.
 GROWTH                          o RCM Capital Management LLC
                                 o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        o AllianceBernstein L.P.
 VALUE                           o Institutional Capital Corporation
                                 o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          o AllianceBernstein L.P.
 GROWTH                          o Franklin Advisers, Inc.
                                 o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    o AXA Rosenberg Investment Management LLC
                                 o TCW Investment Management Company
                                 o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       o Firsthand Capital Management, Inc.
                                 o RCM Capital Management LLC
                                 o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         o AllianceBernstein L.P.
 GOVERNMENT SECURITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        o Boston Advisors, LLC
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              o Calvert Asset Management Company, Inc.
 RESPONSIBLE                       and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            Seeks to achieve long-term growth of capital.
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.
 BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with
                               moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reasonable risk.
 CORE
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of
 VALUE                         income, accompanied by growth of capital.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN            o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     o Evergreen Investment Management
 BOND                            Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             o Evergreen Investment Management
                                 Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          o J.P. Morgan Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      o Lord, Abbett & Co. LLC
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       o Lord, Abbett & Co. LLC
 CORE
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       o Merrill Lynch Investment Managers International Limited
 VALUE
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                 Objective
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital with a secondary
                               objective to seek reasonable current income. For purposes
                               of this Portfolio, the words "reasonable current income"
                               mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income, preserve
                               its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent with preservation
                               of real capital and prudent investment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before the
                               deduction of portfolio expenses) the total return of the
                               Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                  Seeks to achieve long-term capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital appreciation with income as a secondary consideration.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.
 MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
Laudus Variable
Insurance Trust
Portfolio Name                Objective
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE    Seeks to increase the value of your investment in bull
LONG/SHORT EQUITY             markets and bear markets through strategies that are
                              designed to have limited exposure to general equity
                              market risk.
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                 Objective
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   Seeks to provide above average current income and long-
                               term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry,
                               including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                o The Dreyfus Corporation
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           o Pacific Investment Management Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                  o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       o UBS Global Asset Management (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         o Morgan Stanley Investment Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         o Morgan Stanley Investment Management Inc.
 MARKETS EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          o Morgan Stanley Investment Management Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
Laudus Variable
Insurance Trust
Portfolio Name                  Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     o Charles Schwab Investment Management, Inc.
 LONG/SHORT EQUITY             o AXA Rosenberg Investment
                                 Management LLC
------------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional
Funds, Inc.
Portfolio Name                 Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   o Van Kampen (is the name under which Mor-
                                 gan Stanley Investment Management Inc.
                                 does business in certain situations)
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 25

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state), or any withdrawal charges and any optional benefit charges.


The minimum yearly guaranteed interest rate is 3% for 2006. The minimum yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


See "Transferring your money among the investment options" later in the prospectus for restrictions on transfer from the Guaranteed Interest Option.


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------
The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions," would apply:
(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006 the next available maturity date was February 15, 2007. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and

(b) the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that



26  Contract features and benefits
you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than 3%. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the variable investment options and guaranteed interest option however you chose.

For example, if your initial contribution is $25,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 3.76% on February 15, 2006, we would have allocated $17,280 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation was only available for annuitant ages 80 or younger when the contract was issued. Had the annuitant been age 76-80, your principal assurance allocation was limited to the seven year fixed maturity option only. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options and guaranteed interest option would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
SPECIAL DOLLAR COST AVERAGING PROGRAM. Subject to state availability, under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a


                                              Contract features and benefits  27
time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program was selected at the time you applied to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock was applied from the date of application. Any contribution(s) received during that 60 day period were credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.


If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only amounts that should be transferred from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.


The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election


28  Contract features and benefits
and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006. See "Transferring your money among investment options" later in this Prospectus. You may not elect the special dollar cost averaging program if the principal assurance program is in effect.



YOUR BENEFIT BASE


A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit, as described in this section. Your benefit base is not an account value or a cash value. See also "Living Benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
  plus


o daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate
  Government Securities, EQ/Money Market and EQ/Short Duration Bond) and the account for special dollar cost averaging; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),
                                       or

o your highest account value of any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contribution made since the most recent contract anniversary,

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).



GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual ratchet to age 85, as described immediately above, on each contract date anniversary. For the guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Living Benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


LIVING BENEFIT OPTION

The following section provides information about the Living Benefit option, which was only available at the time you purchased your contract.

The annuitant was age 20 through 75 at the time of contract issue. The Living Benefit option is a guaranteed minimum income benefit. If you elected the Living Benefit option at purchase, you pay an additional charge that is described under "Living Benefit charge" in "Charges and expenses" or in Appendix VI, depending on when the contract was issued, later in this Prospectus. The Living Benefit may not have been available in your state at the time of your purchase. If you purchased your contract as an Inherited IRA, the guaranteed minimum income benefit was not available to you. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was generally not available to you. The guaranteed minimum income benefit was available for certain split-funded Charitable Remainder Trusts.



                                              Contract features and benefits  29

The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager(R) level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



-------------------------------------------
              Level payments
-------------------------------------------
                         Period certain
                             years
                     ----------------------
  Annuitant's age at
      exercise          IRAs         NQ
-------------------------------------------
       60 to 75          10          10
          76              9          10
          77              8          10
          78              7          10
          79              7          10
          80              7          10
          81              7           9
          82              7           8
          83              7           7
          84              6           6
          85              5           5

--------------------------------------------------------------------------------
We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.
--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------
When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the Living Benefit guaranteed purchase annuity factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account under Rollover TSA contracts.





--------------------------------------------------------------------------------
                                                   Guaranteed minimum income
      Contract date                                benefit -- annual income
 anniversary at exercise                               payable for life
--------------------------------------------------------------------------------
            10                                              $11,891
            15                                              $18,597
--------------------------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with any required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:


30  Contract features and benefits

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Living Benefit option may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) Elite(SM) QP contracts, the Plan participant can exercise the Living Benefit option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Elite(SM) QP contract into an Accumulator(R) Elite(SM) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(v) for Accumulator(R) Elite(SM) Rollover TSA contracts, you may exercise the Living Benefit option only if you effect a rollover of the TSA contract to an Accumulator(R) Elite(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Living Benefit option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Living Benefit option continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Living Benefit option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Living Benefit option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any taxes that apply. The standard death benefit was the only death benefit available for annuitants who were age 85 at issue.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the


                                              Contract features and benefits  31
annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the highest amount.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS WHO WERE AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

Subject to state availability, you may have elected one of the following enhanced death benefits:


6% ROLL-UP TO AGE 85.


ANNUAL RATCHET TO AGE 85.


THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Your enhanced death benefit election may not be changed.

In New York only the standard death benefit and the Annual ratchet to age 85 enhanced death benefit were available.
                      ----------------------------------

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


Protection Plus(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract.

If the annuitant was 70 or younger when we issued your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including withdrawal charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 71 through 79 when we issued your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. This feature is not available in every state.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information". This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA



32  Contract features and benefits
beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract also contains the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:


o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.

o You must receive payments from this contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from this contract.


o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust is the annuitant.

o An inherited IRA beneficiary continuation contract was not available for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

o The Living benefit, successor owner/annuitant feature, special dollar cost averaging program (if applicable), automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting
(i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  33

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------
The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.


In addition, when we deduct the enhanced death benefits Living Benefit charge and/or the Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.



YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, provided there have been no withdrawals. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.



INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


34  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies,



                            Transferring your money among investment options  35
which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



REBALANCING YOUR ACCOUNT VALUE


We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------
While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable



36 Transferring your money among investment options investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006.



                            Transferring your money among investment options  37

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.




--------------------------------------------------------------------------------
                                      Method of withdrawal
                 ---------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
     Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes           Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA                 Yes           Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA        Yes           No              No             **
--------------------------------------------------------------------------------
QP                   Yes           No              No             Yes
--------------------------------------------------------------------------------
Rollover
 TSA*                Yes           Yes             No             Yes
--------------------------------------------------------------------------------

 * For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** This contract pays out post-death required minimum distributions. See
   "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRAs and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount.


SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty. In accordance with IRS guid-


38  Accessing your money
ance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals are not subject to a withdrawal charge.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the Living Benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).

--------------------------------------------------------------------------------
Currently, we do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our "automatic required minimum distribution
(RMD) service" except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.


Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging.


HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:


INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.
                      ----------------------------------
Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


                                                        Accessing your money  39

LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Elite(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Elite(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Elite(SM) contract at the time of annuitization and the annuity purchase factor to which that value is



40  Accessing your money
applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Elite(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).





--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period
                                        certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.


                                                        Accessing your money  41

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Elite(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.

If you purchase an Income Manager(R) contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager(R) Prospectus.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Elite(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.



ANNUITY MATURITY AGE


Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.


For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:




--------------------------------------------------------------------------------
           New York                    Pennsylvania
--------------------------------------------------------------------------------
                   Maximum                       Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
--------------------------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
      84             94            81-85            90
      85             95
--------------------------------------------------------------------------------



42  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); the Living Benefit; and Protection Plus(SM).

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances:

(1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or

(2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option.


                                                        Charges and expenses  43

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                                  Contract year
--------------------------------------------------------------------------------
                                        1     2     3     4      5
--------------------------------------------------------------------------------
     Percentage of contribution         8%    7%   6%    5%     0%
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.

10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year, or in the case of the first contract year, your initial contribution, minus any other withdrawals made during the contract year. Additional contributions during the contract year do not increase your 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.

For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

Disability, terminal illness or confinement to nursing home. The withdrawal charge does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:

      -- its main function is to provide skilled, intermediate, or custodial nursing care;

      -- it provides continuous room and board to three or more persons;

      -- it is supervised by a registered nurse or licensed practical nurse;

      -- it keeps daily medical records of each patient;

      -- it controls and records all medications dispensed; and

      -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


FOR ALL CONTRACTS ISSUED IN NEW YORK -- FIXED MATURITY OPTIONS

For contracts issued in New York, the withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

The New York withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.



------------------------------------------------------------------------------------------
                          NY Alternate Scale I                       NY Alternate Scale II
------------------------------------------------------------------------------------------
                                                                      Year of transfer
                                                                        within fixed
    Year of investment in fixed maturity                                  maturity
                  option*                                                  option*
------------------------------------------------------------------------------------------
         Within year 1           7%                                  Within year 1   5%
------------------------------------------------------------------------------------------
              2                  6%                                        2         4%
------------------------------------------------------------------------------------------
              3                  5%                                        3         3%
------------------------------------------------------------------------------------------
              4                  4%                                        4         2%
------------------------------------------------------------------------------------------
       After year 5              0%                                   After year 5   0%
------------------------------------------------------------------------------------------
Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.
------------------------------------------------------------------------------------------

* Measured from the contract date anniversary prior to the date of the contribution or transfer.


44  Charges and expenses

If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

For contracts issued in New York, you should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.

The potential for lower withdrawal charges for withdrawals from the fixed maturity options and the potential for a lower free withdrawal amount than what that would normally apply, should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.

We will deduct the annual administrative charge and the withdrawal charge from the variable investment options and the guaranteed interest option as discussed above. If the amounts in those options are insufficient to cover the charges, we reserve the right to deduct the charge from the fixed maturity options. Charges deducted from the fixed maturity options are considered withdrawals and, as such, will result in a market value adjustment.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.


6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual ratchet to age 85 benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro-rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


STANDARD DEATH BENEFIT. There is no additional charge for the Standard death benefit.


LIVING BENEFIT CHARGE

If you elected the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION Plus(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


                                                        Charges and expenses  45

o  Management fees ranging from 0.10% to 1.50%.

o  12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


46  Charges and expenses

6.  Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death, for purposes of federal tax law required distribution from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Living Benefit and you are the owner, but not the annuitant. Because the payments under the Living Benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Living Benefit option, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Living Benefit option, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit," under "Living Benefit option," in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within



                                                    Payment of death benefit  47
   one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o  A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in the Prospectus in "Tax Information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.


48  Payment of death benefit

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving: "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualifed annuities" in "Tax Information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

                                                    Payment of death benefit  49

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o  The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.


50  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Equitable Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth Conversion IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Living Benefit guaranteed minimum income benefit, Dollar Cost Averaging, choice of death benefits, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:


                                                             Tax information  51

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION Plus(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:

o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant were the same under the source contract and the Accumulator(R) Elite(SM) NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Elite(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;


52  Tax information

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extend it exceeds any remaining investment in the contract.

The ruling does not specifically address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o  Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offered the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The first part of this section covers some of the special tax rules that apply to traditional IRAs. The


                                                             Tax information  53
next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.


PROTECTION Plus(SM) FEATURE

The Protection Plus(SM) feature was offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Elite(SM) traditional and Roth IRA contracts. You should consult with your tax adviser for further information.

Your right to cancel within a certain number of days


This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.


You can cancel any version of the Accumulator(R) Elite(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o  regular contributions out of earned income or compensation;

o  tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.


54  Tax information

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


 ($10,000-excess AGI)     times    the maximum       Equals   the adjusted
 ---------------------      x         regular           =      deductible
 divided by $10,000                contribution               contribution
                                for the year limit



Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make ages 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

o other traditional IRAs.

Direct transfer contributions may only be made from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate


                                                             Tax information  55
payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o Do it yourself:
  You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o Direct rollover:
  You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions that fit specified technical tax rules; or

o  loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year; or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts, which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional
     IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and


56  Tax information

(3) you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o  the entire amount received is rolled over to another traditional
   IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollovers and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging or long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions


Background on Regulations -- Required Minimum Distributions. Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."

ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime


                                                             Tax information  57
required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. The revised proposed rules permit Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity con-


58  Tax information
tract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2 . Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition);
   or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under either option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Elite(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o  regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o  tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional



                                                             Tax information  59
catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount stays the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions. Roth IRA contributions are not tax deductible.

Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o  another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;



o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o You may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional



60  Tax information

IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."

You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The condition will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE-IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o  rollovers from a Roth IRA to another Roth IRA;


o  direct transfers from a Roth IRA to another Roth IRA;

o  qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o  you are age 59-1/2 or older; or

o  you die; or

o  you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time home buyer distribu tion" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning


                                                             Tax information  61


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with the first taxable year for which you made any contribution to any Roth IRA
(whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them) there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1) Regular contributions.


(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

    (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

    (b) Nontaxable portion.



(3) Earnings on contributions.



Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.


(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.



(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally, there are two types of funding vehicles available for 403(b) arrangements--an annuity contract under Section 403(b)(1) of the Internal Revenue Code or a custodial account that invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature

The Protection Plus(SM) feature was offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus(SM) feature meets the IRS qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is pos-


62  Tax information
sible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should consult with your tax adviser for further information.

Contributions to TSAs

There were two ways you might have contributed to establish your Accumulator(R) Elite(SM) Rollover TSA contract:


o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that met the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; and

o   a rollover from another 403(b) arrangement.


If you made a direct transfer, you filled out our transfer form.


We do not accept after-tax contribution rollovers to the Accumulator(R) Elite(SM) Rollover TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through non-elective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o   reaching age 59-1/2 even if you are still employed; or

o   disability (special federal income tax definition).

You can roll over pre-tax funds from traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) Elite(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to a Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Rollover TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o   you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Rollover TSA.

This rule applies regardless of whether the source of funds is a:

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


o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o   direct rollover from another TSA or eligible retirement plan; or

o   direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:


o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Rollover TSA; or

o   you reach age 59-1/2 ; or



o   you die; or



o   you become disabled (special federal income tax definition); or


o   you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to the amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering, you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distribution during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.


Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.


Loans are generally not treated as a taxable distribution. If the amount of the loan when made exceeds permissible limits under federal income tax rules, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

    (1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

    (2) $50,000 reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.



64  Tax information

o All principal and interest must be amortized in substantially level o payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.


The amount borrowed and not repaid may be treated as a distribution if:


o   the loan does not qualify under the conditions above;



o   the participant fails to repay the interest or principal when due; or


o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.


In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

Tax-deferred rollovers and direct transfers. You may roll over an "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distribution from their TSAs by a required date. Generally you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:


o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distribution is extended to April 1 following the calendar year of retirement.



o TSA plan participants may also delay the start of required minimum distribution to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Rollover TSA on the form used to establish the TSA, you do not qualify.


Spousal consent rules

This only applies to you if you established your Accumulator(R) Elite(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distribution from a TSA before you reach age 59-1/2. This is in addition to any income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type


                                                             Tax information  65
of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding, as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o   hardship withdrawals; or

o   corrective distributions that fit specified technical tax rules; or

o   loans that are treated as distributions; or

o   a death benefit payment to a beneficiary who is not your surviving spouse;
    or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.



IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Account invests solely in Class IB/B shares issued by the corresponding portfolio of its Trusts.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;


(6) to restrict or eliminate any voting rights as to the Separate Account;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about the Trusts, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which are generally attached at the end of this Prospectus, or in the respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
  Fixed Maturity Options
   with February 15th        Rate to Maturity
    Maturity Date of             as of              Price Per $100
      Maturity Year        February 15, 2006      of Maturity Value
--------------------------------------------------------------------------------
           2007                   3.17%                $ 96.93
           2008                   3.29%                $ 93.73
           2009                   3.37%                $ 90.53
           2010                   3.43%                $ 87.37
           2011                   3.47%                $ 84.31
           2012                   3.53%                $ 81.20
           2013                   3.64%                $ 77.84
           2014                   3.69%                $ 74.82
           2015                   3.74%                $ 71.84
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------
  Fixed Maturity Options
   with February 15th        Rate to Maturity
    Maturity Date of             as of             Price Per $100
      Maturity Year        February 15, 2006     of Maturity Value
--------------------------------------------------------------------------------
           2016                  3.76%                $ 69.12
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



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ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgment of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgment of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgment of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).


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

o Initial contributions allocated to the account for special dollar cost averaging received the interest rate in effect on that business day. At certain times, we may have offered the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another


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similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.



DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 1.20% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 6.50% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.50% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Elite(SM) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under appli-



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cable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


                             Incorporation of certain documents by reference  73

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.60%.



  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                         OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005
-----------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
-----------------------------------------------------------------------------------------------------------------
                                                                                               2005        2004
-----------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.26     $ 10.59
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,298         726
-----------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.35     $ 10.27
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,073         686
-----------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.54     $ 10.37
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,299         787
-----------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 43.48     $ 42.17
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,167       3,907
-----------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.14     $ 10.61
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,926       3,664
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 54.68     $ 51.36
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        331         388
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.12     $ 11.11
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,527       8,293
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.53     $ 10.96
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,078       2,231
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 28.55     $ 28.15
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,585       5,526
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.57     $ 11.94
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,300       2,160
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.89     $ 10.37
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,956       2,038
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.66     $  9.13
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,551       4,852
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.07     $ 11.46
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,766       4,712
-----------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.01     $  9.38
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,281       6,078
-----------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                              2003        2002        2001
------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 39.41     $ 33.62     $ 39.15
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,733         598          97
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 46.56     $ 34.41     $ 49.16
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        429         338         402
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.87     $ 10.64          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      8,217       3,282          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.93     $  7.88          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,758         398          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 26.32     $ 21.83     $ 22.86
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,467       2,248       1,835
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.29     $  7.79          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,684         553          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.61     $  7.62          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,850         635          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.70     $  6.77          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,258       1,299          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.17     $  7.89          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,848       1,272          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.53     $  6.18          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,628       1,488          --
------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                               2000        1999        1998
------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 66.77     $ 78.30     $ 67.13
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        420         141          16
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 23.07     $ 25.73     $ 27.12
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,211         574         170
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                             December
                                                                                               31,
------------------------------------------------------------------------------------------------------------------------------
                                                                                               1997
------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
   Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 68.19
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 29.13
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          2
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
------------------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

        UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                         OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2005        2004        2003
--------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.18    $  11.53    $  10.17
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,432       5,059       3,927
--------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.91    $   9.05    $   8.76
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,090       4,725       1,117
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $ 226.77    $ 220.94    $ 196.75
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        586         683         689
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  28.54    $  27.49    $  24.85
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,197       3,420       3,013
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.94    $  18.01    $  17.95
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,881       3,326       3,448
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.71    $  12.97    $  11.15
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,498       4,337       4,026
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.01    $   6.19    $   5.81
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     14,352      15,822      17,115
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.50    $  15.45    $  15.13
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,753       2,951       3,122
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.53    $  15.07    $  13.43
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,839       4,346       4,534
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.36          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         53          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.94    $   7.51          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        410          22          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.69    $  14.16    $  12.68
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     15,585      17,155      15,959
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.82    $   5.57          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,277         370          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.57    $   8.01    $   7.86
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        468         498         478
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.11    $  11.71    $  11.27
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,581       2,715       2,971
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.14    $  10.53    $   9.42
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     11,032      11,933      10,611
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.63    $  11.14    $  10.21
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     11,228      12,694      12,682
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2002        2001         2000
--------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   7.35           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     1,262           --           --
--------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   5.65           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                       205           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $ 133.70     $ 203.81     $ 232.08
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                       581          661          618
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $  19.37     $  25.00     $  25.80
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     1,002           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $  17.86     $  16.72     $  15.75
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     2,501           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   8.38     $   9.48     $  12.56
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                       604           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   4.79     $   7.07     $   9.45
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                    16,550       18,765       17,412
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $  14.85           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     1,064           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   9.69     $  14.11     $  16.53
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     3,377        3,423        3,189
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $  10.01     $  11.78     $  11.61
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     8,615        6,000        3,700
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                     --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   6.24     $   8.62           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                       128           13           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   9.24     $  12.75     $  17.16
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     2,171        2,221        1,658
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   7.22     $   8.64     $  11.09
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     5,973        5,697        5,514
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                               $   7.89     $  10.65     $  11.04
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     9,408        3,151        2,953
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                             For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                1999         1998         1997
--------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 275.01     $ 223.79     $ 176.22
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         255           35            1
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  24.13           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  14.70           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  16.61           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  11.77           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                       5,630           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  14.78     $  11.77     $  12.52
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         818          211           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  12.04     $  11.81           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                       1,532          315           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                       --           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          --           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  21.20     $  16.54     $  12.33
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         576          282           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  13.93           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                       1,286           --           --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  10.60           --           --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         987           --           --
--------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.40    $  10.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     14,266      15,720
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.38          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        113          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  25.62    $  24.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,127      11,584
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.74          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         36          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.39    $   8.20
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,184       2,500
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.53    $  11.02
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,309      11,422
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.47    $  14.13
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,278       7,736
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.49          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        107          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  22.44    $  21.86
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        339          74
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.48          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         98          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   6.29    $   5.96
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,287       6,714
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.68    $  13.60
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     14,021      15,208
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.24    $  12.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,803       5,325
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.83    $  16.33
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,888       7,850
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.63          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        195          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.98          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        431          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.58          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        135          --
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2003        2002       2001
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.17    $  7.57    $  10.09
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     14,963      8,308       6,886
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  22.99    $ 18.28    $  23.93
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     11,512      7,152       6,601
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   7.79    $  5.73    $   7.66
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,016        424         141
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.65    $  6.83    $   8.51
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,509      4,322       2,644
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.18    $  9.29    $  11.07
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,229      3,714       2,090
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.40    $  4.36    $   6.36
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,805      4,722       3,856
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.28    $ 13.05    $  12.10
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     16,175     13,419      10,537
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.86    $  9.51    $  11.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,701      4,777       4,156
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.17    $ 10.49    $  12.37
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,354      5,021       3,274
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2000        1999        1998
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.46     $ 10.26          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,538       2,436          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 27.69          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,057          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.38     $ 10.80          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         78           6          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  9.99          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        617          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.82     $ 10.45          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        251          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  8.39          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,315          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.40     $ 10.39     $ 10.73
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,112       2,026         379
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 13.02     $ 12.39     $ 12.76
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,755         978         714
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.68     $  9.15     $  9.14
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,109          98         344
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                             December
                                                                                               31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               1997
--------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.50
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         17
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.54          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        132          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.13          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        490          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  15.07    $  13.84
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     11,276      11,463
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  19.83    $  19.58
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,227       4,909
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  18.07    $  16.57
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,992       5,077
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.88    $  12.94
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,566       4,258
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.33    $   8.84
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,849       8,941
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  26.81    $  26.55
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,058       4,693
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   4.53    $   4.36
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        172          19
--------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.92          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        848          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   9.96          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        132          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  14.46    $  14.10
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      3,372       3.996
--------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  16.68    $  16.30
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        146          19
--------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   5.45    $   5.08
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        286          69
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  10.41          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        410          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.65    $  10.45
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,043       4,587
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.35          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        172          --
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2003        2002       2001
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.72    $  9.86    $  11.33
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                     10,296      2,423          78
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  17.99    $ 13.94    $  17.00
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,335      2,235       1,559
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  13.84    $ 10.98    $  13.39
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,316      3,555       3,126
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  11.68    $  9.18    $  14.20
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,710      4,661       5,707
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.07    $  6.72    $   8.64
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      9,707      8,237       8,655
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  26.78    $ 27.06    $  27.16
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      6,370      9,288      13,759
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $  12.18    $  8.48    $  10.90
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,084      1,913       1,535
--------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                $   8.58    $  5.59    $   6.04
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      4,232      2,823       3,043
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --         --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --         --          --
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                            For the years ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2000        1999        1998
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 16.37     $ 14.88     $ 12.71
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,079         173          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 17.34     $ 20.10     $ 12.75
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,033         771         422
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 21.88     $ 27.40     $ 16.03
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      5,759       1,680         200
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.45     $ 10.70          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      7,052       2,906          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 26.65     $ 25.55     $ 24.80
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --       9,875       5,805
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.86     $ 11.42     $  9.61
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,382         522         211
--------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $  6.47     $ 10.97     $  5.70
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      2,958         962         203
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --          --          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --          --          --
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------------
                                                                                               For
                                                                                            the years
                                                                                             ending
                                                                                             December
                                                                                               31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               1997
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.58
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.84
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          4
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 12.11
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                          2
--------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 23.98
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        349
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
 --------------------------------------------------------------------------------------------------------------------------------
 Unit value                                                                                      --
 --------------------------------------------------------------------------------------------------------------------------------
 Separate Account 49 number of units outstanding (000's)                                         --
--------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

  UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
                   OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                For the years
                                                                                             ending December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               2005        2004
--------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 11.88     $ 11.36
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                         40           1
--------------------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 10.71          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                      1,084          --
--------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 $ 14.58          --
--------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                        539          --
--------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                                             2003    2002    2001    2000    1999
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                    --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                    --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                    --      --      --      --      --
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
                                                                                               For the
                                                                                            years ending
                                                                                            December 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                                                             1998    1997
----------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 --      --
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                    --      --
----------------------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 --      --
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                    --      --
----------------------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                                 --      --
----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)                                    --      --
----------------------------------------------------------------------------------------------------------------------------------



A-5 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) Elite(SM) QP contract should discuss with their tax advisors whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Elite(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under the Living Benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.





-------------------------------------------------------------------------------
                                                           Hypothetical assumed
                                                           rate to maturity on
                                                            February 15, 2010
                                                          ---------------------
                                                             5.00%        9.00%
-------------------------------------------------------------------------------
As of February 15, 2010 (before withdrawal)
-------------------------------------------------------------------------------
(1) Market adjusted amount                                $144,082    $ 119,503
-------------------------------------------------------------------------------
(2) Fixed maturity amount                                 $131,104    $ 131,104
-------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                               $ 12,978    $ (11,601)
-------------------------------------------------------------------------------
On February 15, 2010 (after withdrawal)
-------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with
    withdrawal: (3) x [$50,000/(1)]                       $  4,504    $  (4,854)
-------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]   $ 45,496    $  54,854
-------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                      $ 85,608    $  76,250
-------------------------------------------------------------------------------
(7) Maturity value                                        $120,091    $ 106,965
-------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                         $ 94,082    $  69,503
-------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.



C-1 Appendix III: Market value adjustment example

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




--------------------------------------------------------------------------------
                                                                  Annual ratchet
   End of                           6% Roll-Up to age 85            to age 85
 contract                               enhanced                    enhanced
   year         Account value       death benefit(1)              death benefit
--------------------------------------------------------------------------------
     1           $105,000             $  106,000(1)               $  105,000(3)
--------------------------------------------------------------------------------
     2           $115,500             $  112,360(2)               $  115,500(3)
--------------------------------------------------------------------------------
     3           $129,360             $  119,102(2)               $  129,360(3)
--------------------------------------------------------------------------------
     4           $103,488             $  126,248(1)               $  129,360(4)
--------------------------------------------------------------------------------
     5           $113,837             $  133,823(1)               $  129,360(4)
--------------------------------------------------------------------------------
     6           $127,497             $  141,852(1)               $  129,360(4)
--------------------------------------------------------------------------------
     7           $127,497             $  150,363(1)               $  129,360(4)
--------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



6% ROLL-UP TO AGE 85


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual ratchet to age 85.



                                 Appendix IV: Enhanced death benefit example D-1

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Elite(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (3.18)% and 2.82% for the Accumulator(R) Elite(SM) Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations

Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus

  Guaranteed minimum income benefit

                                                          Greater of 6%
                                                            Roll-Up
                                                        to age 85 or the                              Lifetime Annual
                                                             Annual                            Guaranteed Minimum Income Benefit
                                                        Ratchet to age 85  Total Death Benefit ----------------------------------
                                                       Guaranteed Minimum    with Protection      Guaranteed       Hypothetical
                   Account Value        Cash Value        Death Benefit            Plus             Income            Income
       Contract ------------------- ------------------ ------------------- ------------------- ----------------- ----------------
         Year       0%        6%       0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
 Age  --------- --------- --------- -------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000   100,000   92,000    92,000   100,000  100,000    100,000  100,000      N/A     N/A       N/A     N/A
 61        2      95,209   101,188   88,209    94,188   106,000  106,000    108,400  108,400      N/A     N/A       N/A     N/A
 62        3      90,511   102,329   84,511    96,329   112,360  112,360    117,304  117,304      N/A     N/A       N/A     N/A
 63        4      85,896   103,417   80,896    98,417   119,102  119,102    126,742  126,742      N/A     N/A       N/A     N/A
 64        5      81,359   104,447   81,359   104,447   126,248  126,248    136,747  136,747      N/A     N/A       N/A     N/A
 65        6      76,890   105,410   76,890   105,410   133,823  133,823    147,352  147,352      N/A     N/A       N/A     N/A
 66        7      72,482   106,301   72,482   106,301   141,852  141,852    158,593  158,593      N/A     N/A       N/A     N/A
 67        8      68,127   107,112   68,127   107,112   150,363  150,363    170,508  170,508      N/A     N/A       N/A     N/A
 68        9      63,817   107,835   63,817   107,835   159,385  159,385    183,139  183,139      N/A     N/A       N/A     N/A
 69       10      59,544   108,460   59,544   108,460   168,948  168,948    196,527  196,527      N/A     N/A       N/A     N/A
 74       15      38,355   109,785   38,355   109,785   226,090  226,090    276,527  276,527    14,266  14,266    14,266  14,266
 79       20      16,752   106,989   16,752   106,989   302,560  302,560    383,584  383,584    20,393  20,393    20,393  20,393
 84       25           0    98,089        0    98,089         0  404,893          0  493,179         0  34,821         0  34,821
 89       30           0    94,400        0    94,400         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 94       35           0    93,073        0    93,073         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 95       36           0    92,787        0    92,787         0  429,187          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2

Appendix VI: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your purchased your contract.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
Approximate Time Period      Feature/Benefit                            Variation
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - July 2003       Guaranteed interest option                 No limitations regarding allocations or transfers into
                                                                        the guaranteed interest account.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002   Inherited IRA beneficiary continuation     Unavailable.
                             contract
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003   Fee table                                  Guaranteed minimum death benefit charge:
                                                                         Annual Ratchet to age 85:                         0.20%
                                                                         6% Roll-Up to age 85:                             0.35%
                                                                         The Greater of the 6% Roll-Up to age 85
                                                                         or the Annual Ratchet to age 85:                  0.45%
                                                                        Guaranteed minimum income benefit:                 0.45%
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - May 2002        Annuity maturity date                      For New York contract owners only, the maturity date is
                                                                        annuitant age 90.
------------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2004   Variable Immediate Annuity payout option   Life annuity not available on a Single Life basis in New
                                                                        York.
------------------------------------------------------------------------------------------------------------------------------------



F-1 Appendix VI: Contract variations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          Page

Unit Values                                                                 2
Custodian and Independent Registered Public Accounting Firm                 2
Distribution of the Contracts                                               2
Financial Statements                                                        2


How to obtain an Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R) Elite(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

.................................................................................

Please send me an Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2006.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City                         State        Zip


                                            X01184/Elite '02, '04 and '06 Series

Accumulator(R) Elite(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) ELITE(SM)?


Accumulator(R) Elite(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option, fixed maturity options or the account for special dollar cost averaging ("investment options"). This contract may not currently be available in all states. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.




--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation(1)           o EQ/Evergreen International Bond
o AXA Conservative Allocation(1)         o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation(1)    o EQ/FI Mid Cap
o AXA Moderate Allocation(1)             o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation(1)        o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------



(1)     The "AXA Allocation" portfolios.




You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the guaranteed interest option, the fixed maturity option and the account for special dollar cost averaging, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).


o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $10,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                         X01176/Elite '04 Series
                                                                        (R-4/15)

Although this Prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and be receiving this Prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time (and, as noted above, may vary depending on your state) and you may not change your contract or its features as issued. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix IX for contract variations later in this Prospectus.

Contents of this Prospectus
--------------------------------------------------------------------


ACCUMULATOR(R) ELITE(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               5
Who is AXA Equitable?                                                        7
How to reach us                                                              8
Accumulator(R) Elite(SM) at a glance -- key features                        10

--------------------------------------------------------------------------------
FEE TABLE                                                                   13
--------------------------------------------------------------------------------
Example                                                                     17
Condensed financial information                                             20



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           21
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        21
Owner and annuitant requirements                                            24
How you can make your contributions                                         24
What are your investment options under the contract?                        24
Portfolios of the Trusts                                                    25
Allocating your contributions                                               30

Guaranteed minimum death benefit and
     Guaranteed minimum income benefit base                                 33

Annuity purchase factors                                                    34

Guaranteed minimum income benefit option                                    34

Guaranteed minimum death benefit                                            36
Principal Protector(SM)                                                     38
Inherited IRA beneficiary continuation contract                             41
Your right to cancel within a certain number of days                        41



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        43
--------------------------------------------------------------------------------
Your account value and cash value                                           43
Your contract's value in the variable investment options                    43
Your contract's value in the guaranteed interest option                     43
Your contract's value in the fixed maturity options                         43
Your contract's value in the account for special dollar cost
     averaging                                                              43

Insufficient account value                                                  43



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       45
--------------------------------------------------------------------------------
Transferring your account value                                             45
Disruptive transfer activity                                                45
Rebalancing your account value                                              46


----------------------
"We," "our," and "us" refer to AXA Equitable.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

                                                  Contents of this Prospectus  3

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     48
--------------------------------------------------------------------------------
Withdrawing your account value                                              48
How withdrawals are taken from your account value                           49
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum
     income benefit, Guaranteed minimum death
     benefit and Guaranteed principal benefit option 2                      49
How withdrawals affect Principal Protector(SM)                              50
Withdrawals treated as surrenders                                           50
Loans under Rollover TSA contracts                                          50
Surrendering your contract to receive its cash value                        51
When to expect payments                                                     51
Your annuity payout options                                                 51



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     54
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          54
Charges that the Trusts deduct                                              57
Group or sponsored arrangements                                             57
Other distribution arrangements                                             58



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 59
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     59
How death benefit payment is made                                           60
Beneficiary continuation option                                             61



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          65
--------------------------------------------------------------------------------
Overview                                                                    65
Buying a contract to fund a retirement arrangement                          65
Transfers among investment options                                          65
Taxation of nonqualified annuities                                          65
Individual retirement arrangements (IRAs)                                   67
Tax-Sheltered Annuity contracts (TSAs)                                      77
Federal and state income tax withholding and
     information reporting                                                  80
Special rules for contracts funding qualified plans                         81
Impact of taxes to AXA Equitable                                            81

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         82
--------------------------------------------------------------------------------
About our Separate Account No. 49                                           82
About the Trusts                                                            82
About our fixed maturity options                                            82
About the general account                                                   83
About other methods of payment                                              84
Dates and prices at which contract events occur                             84
About your voting rights                                                    85

About legal proceedings                                                     85

Financial statements                                                        85
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          85
Distribution of the contracts                                               86



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          88
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                    A-1
II   -- Purchase considerations for QP contracts                           B-1
III  -- Market value adjustment example                                    C-1
IV   -- Enhanced death benefit example                                     D-1
V    -- Hypothetical illustrations                                         E-1
VI   -- Guaranteed principal benefit
        example                                                            F-1
VII  -- Protection Plus(SM) example                                        G-1
VIII -- State contract availability and/or variations of
        certain features and benefits                                      H-1
IX   -- Contract variations                                                I-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

4  Contents of this Prospectus

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.



                                                                 Page in
Term                                                          Prospectus
   6% Roll-Up to age 85                                               33
   account value                                                      43
   administrative charge                                              54
   annual administrative charge                                       54
   Annual Ratchet to age 85 enhanced death benefit                    33
   annuitant                                                          21
   annuitization                                                      51
   annuity maturity date                                              53
   annuity payout options                                             51
   annuity purchase factors                                           34
   automatic investment program                                       84
   beneficiary                                                        59
   Beneficiary continuation option ("BCO")                            61
   benefit base                                                       33
   business day                                                       84
   cash value                                                         43
   charges for state premium and other applicable taxes               57
   contract date                                                      12
   contract date anniversary                                          12
   contract year                                                      12
   contributions to Roth IRAs                                         74
     regular contributions                                            74
     rollovers and direct transfers                                   74
     conversion contributions                                         75
   contributions to traditional IRAs                                  68
     regular contributions                                            68
     rollovers and transfers                                          70
   disability, terminal illness or confinement to nursing home        55
   disruptive transfer activity                                       45
   distribution charge                                                54
   EQAccess                                                            8
   ERISA                                                              50
   fixed-dollar option                                                32
   fixed maturity options                                             29
   free look                                                          41
   free withdrawal amount                                             55
   general account                                                    83
   general dollar cost averaging                                      32
   guaranteed interest option                                         29
   Guaranteed minimum death benefit                                   36
   Guaranteed minimum death benefit/guaranteed
     minimum income benefit roll-up benefit base reset option         33
   Guaranteed minimum income benefit                                  34
   Guaranteed minimum income benefit charge                           56
   Guaranteed minimum income benefit "no lapse guarantee"             35
   Guaranteed principal benefits                                      30
   Inherited IRA                                                   cover
   investment options                                              cover
   Investment simplifier                                              32
   IRA                                                             cover
   IRS                                                                65
   lifetime required minimum distribution withdrawals                 49
   loan reserve account                                               50
   loans under rollover TSA                                           50
   lump sum withdrawals                                               48
   market adjusted amount                                             29
   market timing                                                      45
   market value adjustment                                            29
   maturity dates                                                     29
   maturity value                                                     29
   Mortality and expense risks charge                                 54
   NQ                                                              cover
   Optional step up charge                                            57
   participant                                                        24
   portfolio                                                       cover
   Principal Protector(SM)                                            38
   Principal Protector(SM) charge                                     57
   processing office                                                   8
   Protection Plus(SM)                                                37
   Protection Plus(SM) charge                                         56
   QP                                                              cover
   rate to maturity                                                   29
   Rebalancing                                                        33
   Rollover IRA                                                    cover
   Rollover TSA                                                    cover
   Roth Conversion IRA                                             cover
   Roth IRA                                                        cover
   SAI                                                             cover
   SEC                                                             cover
   self-directed allocation                                           30
   Separate Account No. 49                                            82
   special dollar cost averaging                                      31
   Spousal protection                                                 61
   standard death benefit                                             33
   substantially equal withdrawals                                    48
   Successor owner and annuitant                                      60
   systematic withdrawals                                             48
   TOPS                                                                8
   TSA                                                             cover
   traditional IRA                                                 cover
   Trusts                                                             82
   unit                                                               43
   variable investment options                                        24
   wire transmittals and electronic applications                      84
   withdrawal charge                                                  55



                                               Index of key words and phrases  5

To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


------------------------------------------------------------------------------------------------------------------------------------
     Prospectus                          Contract or Supplemental Materials
------------------------------------------------------------------------------------------------------------------------------------
     fixed maturity options              Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
     variable investment options         Investment Funds
     account value                       Annuity Account Value
     rate to maturity                    Guaranteed Rates
     unit                                Accumulation Unit
     Guaranteed minimum death benefit    Guaranteed death benefit
     Guaranteed minimum income benefit   Guaranteed Income Benefit
     guaranteed interest option          Guaranteed Interest Account
     Principal Protector(SM)             Guaranteed withdrawal benefit
     GWB benefit base                    Principal Protector(SM) benefit base
     GWB Annual withdrawal amount        Principal Protector(SM) Annual withdrawal amount
     GWB Annual withdrawal option        Principal Protector(SM) Annual withdrawal option
     GWB Excess withdrawal               Principal Protector(SM) Excess withdrawal
------------------------------------------------------------------------------------------------------------------------------------

6  Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  7

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS
 SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------

Accumulator(R) Elite(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBUTIONS
 SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Elite(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox



--------------------------------------------------------------------------------
 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL:
--------------------------------------------------------------------------------


Accumulator(R) Elite(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------


Accumulator(R) Elite(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094

--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the benefit base reset option.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.


We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



8  Who is AXA Equitable?

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.


WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of the Guaranteed minimum income benefit;


(14) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);


(15) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base under the Optional step up provision;

(16) requests to terminate or reinstate your Guaranteed withdrawal benefit under the Beneficiary continuation option, if applicable;

(17) death claims; and

(18) change in ownership (NQ only).


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(6) special dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3) rebalancing;

(4) special dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                        Who is AXA Equitable?  9

Accumulator(R) Elite(SM) at a glance -- key features

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
Professional investment      Accumulator(R) Elite(SM)'s variable investment options invest in different portfolios managed by
management                   professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options       o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                             o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                             o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                             -------------------------------------------------------------------------------------------------------
                             If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest          o Principal and interest guarantees.
option
                             o Interest rates set periodically.
------------------------------------------------------------------------------------------------------------------------------------
Account for special dollar   Available for dollar cost averaging all or a portion of any eligible contribution to your contract.
cost averaging
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations           o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                             o No tax on transfers among investment options inside the contract.
                             -------------------------------------------------------------------------------------------------------
                             If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA) or Tax Sheltered
                             Annuity (TSA) or to fund an employer retirement plan (QP or Qualified Plan), you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal
                             Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions
                             ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum           The Guaranteed minimum income benefit provides income protection for you during the annuitant's life
income benefit               once you elect to annuitize the contract.
------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM)      Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts         o Initial minimum:      $10,000

                             o Additional minimum:   $500 (NQ, QP and Rollover TSA contracts)
                                                     $100 monthly and $300 quarterly under our automatic investment program
                                                     (NQ contracts)
                                                     $1,000 (Inherited IRA contracts)
                                                     $50 (IRA contracts)

                             Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million ($500,000 for owners or annuitants who are age 81 and older at contract issue).
------------------------------------------------------------------------------------------------------------------------------------
Access to your money         o Lump sum withdrawals
                             o Several withdrawal options on a periodic basis
                             o Loans under Rollover TSA contracts
                             o Contract surrender

                             You may incur a withdrawal charge for certain withdrawals or if you surrender your contract. You may also incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------



10  Accumulator(R) Elite(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------------
Payout options                 o Fixed annuity payout options
                               o Variable Immediate Annuity payout options
                               o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features*           o Guaranteed minimum death benefit options
                               o Guaranteed principal benefit options
                               o Dollar cost averaging
                               o Automatic investment program
                               o Account value rebalancing (quarterly, semiannually, and annually)
                               o Free transfers
                               o Waiver of withdrawal charge for disability, terminal illness, confinement to a nursing home and certain other withdrawals
                               o Protection Plus(SM), an optional death benefit available under certain contracts
                               o Spousal protection
                               o Successor owner/annuitant
                               o Beneficiary continuation option
                               o Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that are signed and submitted on or after January 1, 2005 subject to state availability)
                               o Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset
                                 (available under contracts with applications that are signed and submitted on or after October 1,
                                 2005 subject to state availability)
*   Not all features are available under all contracts. Please see Appendix IX later in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------
Fees and charges               o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges, and distribution charges at an annual rate of 1.65%.
                               o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                                 Guaranteed minimum income benefit base" in "Contract features and benefits" later in this
                                 Prospectus.
                               o Annual 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in
                                 "Contract features and benefits" later in this Prospectus.
                               o  An annual charge for the optional Guaranteed principal benefit option 2 deducted on the first 10 contract date anniversaries equal to 0.50% of the account value.
                               o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value is, on the contract date anniversary, $50,000 or more, we will not deduct the charge.
                               o An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.
                               o An annual charge of 0.35% of account value for the 5% GWB Annual withdrawal option or 0.50% of account value for the 7% GWB Annual withdrawal option for the optional Principal Protector(SM)
                                 benefit. If you "step up" your GWB benefit base, we reserve the right to raise the charge up to
                                 0.60% and 0.80%, respectively. See "Principal Protector(SM)" in "Contract features and benefits"
                                 later in this Prospectus.
                               o No sales charge deducted at the time you make contributions. During the first four contract years following a contribution, a charge of up to 8% will be deducted from amounts that you withdraw that exceed 10% of your account value. We use the account value at the beginning of each contract year to calculate the 10% amount available. There is no withdrawal charge in the fifth and later contract years following a contribution. Certain exemptions may apply.
------------------------------------------------------------------------------------------------------------------------------------



                        Accumulator(R) Elite(SM) at a glance -- key features  11

------------------------------------------------------------------------------------------------------------------------------------
                               -----------------------------------------------------------------------------------------------------
                               The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                               -----------------------------------------------------------------------------------------------------
                               o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.
                               o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional .
                               o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table later" in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages           NQ: 0-85
                               Rollover IRA, Roth Conversion
                               IRA and Rollover TSA: 20-85
                               Inherited IRA: 0-70
                               QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VIII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.


Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.



12  Accumulator(R) Elite(SM) at a glance -- key features

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay at the time that you surrender the contract or if you make certain withdrawals or apply your cash value to certain payout options or if you purchase a Variable Immediate Annuity. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.




------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Maximum withdrawal charge as a percentage of contributions with-
drawn (deducted if you surrender your contract or make certain
withdrawals or apply your cash value to certain payout options).(1)         8.00%
Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                      $350
------------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                 1.10%
Administrative                                                              0.30%
Distribution                                                                0.25%
                                                                            -----
Total annual expenses                                                       1.65%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
------------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge(3)
   If your account value on a contract date anniversary is less than
   $50,000(2)                                                               $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $  0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll-Up to age 85 benefit
                                                                            base or the Annual Ratchet to age 85 benefit base, as
                                                                            applicable
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(3) on the first 10
contract date anniversaries.)                                               0.50%
------------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(3) on each
contract date anniversary for which the benefit is in effect.)              0.65%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually(3) on each contract date anniver-
sary for which the benefit is in effect.)                                   0.35%
------------------------------------------------------------------------------------------------------------------------------------



                                                                   Fee table  13

------------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM) benefit charge(3) (calculated as a percentage           0.35% for the 5% GWB
of the account value. Deducted annually on each contract date anniver-          Annual withdrawal option
sary, provided your GWB benefit base is greater than zero.)                     0.50% for the 7% GWB
                                                                                Annual withdrawal option
If you "step up" your GWB benefit base, we reserve the right to                 0.60% for the 5% GWB
increase your charge up to:                                                     Annual withdrawal option
                                                                                0.80% for the 7% GWB
                                                                                Annual withdrawal option
Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this
Prospectus, for more information about when the charge applies.
------------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge - Rollover TSA contracts only (calcu-
lated and deducted daily as a percentage of the outstanding loan
amount)                                                                         2.00%(4)
------------------------------------------------------------------------------------------------------------------------------------

You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ----       ----
other expenses)(5)                                                                 0.63%      8.01%




This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Total        Fee Waiv-     Net Total
                                                                                               Annual         ers          Annual
                                                                                 Underlying    Expenses      and/or       Expenses
                                                 Manage-                         Portfolio     (Before       Expense       After
                                                  ment     12b-1      Other      Fees and     Expense      Reimburse-     Expense
 Portfolio Name                                  Fees(6)   Fees(7)  Expenses(8)  Expenses(9)  Limitation)   ments(10)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.19%        0.91%         1.45%         (0.19)%      1.26%
AXA Conservative Allocation                      0.10%      0.25%     0.22%        0.58%         1.15%         (0.22)%      0.93%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.19%        0.64%         1.18%         (0.19)%      0.99%
AXA Moderate Allocation                          0.10%      0.25%     0.17%        0.71%         1.23%         (0.17)%      1.06%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.17%        0.84%         1.36%         (0.17)%      1.19%
AXA Premier VIP Aggressive Equity                0.60%      0.25%     0.20%          --          1.05%            --        1.05%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.18%          --          1.03%         (0.08)%      0.95%
AXA Premier VIP Health Care                      1.20%      0.25%     0.28%          --          1.73%          0.00%       1.73%
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%          --          1.01%            --        1.01%
AXA Premier VIP International Equity             1.05%      0.25%     0.28%          --          1.58%          0.00%       1.58%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.25%          --          1.40%         (0.05)%      1.35%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.23%          --          1.38%         (0.03)%      1.35%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.22%          --          1.37%         (0.02)%      1.35%
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%     0.25%          --          1.60%          0.00%       1.60%
AXA Premier VIP Mid Cap Value                    1.10%      0.25%     0.19%          --          1.54%          0.00%       1.54%
AXA Premier VIP Technology                       1.20%      0.25%     0.22%          --          1.67%          0.00%       1.67%
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.13%          --          0.85%            --        0.85%
EQ/Alliance Growth and Income                    0.56%      0.25%     0.13%          --          0.94%            --        0.94%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.14%          --          0.89%            --        0.89%
EQ/Alliance International                        0.72%      0.25%     0.21%          --          1.18%         (0.08)%      1.10%
EQ/Alliance Large Cap Growth                     0.90%      0.25%     0.13%          --          1.28%         (0.23)%      1.05%
EQ/Alliance Quality Bond                         0.50%      0.25%     0.13%          --          0.88%            --        0.88%
------------------------------------------------------------------------------------------------------------------------------------


14 Fee table

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Total        Fee Waiv-     Net Total
                                                                                               Annual         ers          Annual
                                                                                 Underlying    Expenses      and/or       Expenses
                                                 Manage-                         Portfolio     (Before       Expense       After
                                                  ment     12b-1      Other      Fees and     Expense      Reimburse-     Expense
 Portfolio Name                                  Fees(6)   Fees(7)  Expenses(8)  Expenses(9)  Limitation)   ments(10)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.13%          --          1.13%            --        1.13%
EQ/Ariel Appreciation II                         0.75%      0.25%     7.01%          --          8.01%         (6.86)%      1.15%
EQ/Bear Stearns Small Company Growth             1.00%      0.25%     0.20%          --          1.45%         (0.15)%      1.30%
EQ/Bernstein Diversified Value                   0.61%      0.25%     0.13%          --          0.99%         (0.04)%      0.95%
EQ/Boston Advisors Equity Income                 0.75%      0.25%     0.16%          --          1.16%         (0.11)%      1.05%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.27%          --          1.17%         (0.12)%      1.05%
EQ/Capital Guardian Growth                       0.65%      0.25%     0.17%          --          1.07%         (0.12)%      0.95%
EQ/Capital Guardian International                0.85%      0.25%     0.23%          --          1.33%         (0.13)%      1.20%
EQ/Capital Guardian Research                     0.65%      0.25%     0.13%          --          1.03%         (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.13%          --          1.03%         (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                0.60%      0.25%     0.24%          --          1.09%         (0.09)%      1.00%
EQ/Equity 500 Index                              0.25%      0.25%     0.13%          --          0.63%            --        0.63%
EQ/Evergreen International Bond                  0.70%      0.25%     6.36%          --          7.31%         (6.16)%      1.15%
EQ/Evergreen Omega                               0.65%      0.25%     0.18%          --          1.08%          0.00%       1.08%
EQ/FI Mid Cap                                    0.69%      0.25%     0.14%          --          1.08%         (0.08)%      1.00%
EQ/FI Mid Cap Value                              0.73%      0.25%     0.14%          --          1.12%         (0.02)%      1.10%
EQ/GAMCO Mergers and Acquisitions                0.90%      0.25%     0.66%          --          1.81%         (0.36)%      1.45%
EQ/GAMCO Small Company Value                     0.79%      0.25%     0.14%          --          1.18%          0.00%       1.18%
EQ/International Growth                          0.85%      0.25%     0.29%          --          1.39%          0.00%       1.39%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.15%          --          1.30%         (0.15)%      1.15%
EQ/JPMorgan Core Bond                            0.44%      0.25%     0.13%          --          0.82%          0.00%       0.82%
EQ/JPMorgan Value Opportunities                  0.60%      0.25%     0.15%          --          1.00%         (0.05)%      0.95%
EQ/Lazard Small Cap Value                        0.73%      0.25%     0.14%          --          1.12%         (0.02)%      1.10%
EQ/Legg Mason Value Equity                       0.65%      0.25%     3.07%          --          3.97%         (2.97)%      1.00%
EQ/Long Term Bond                                0.50%      0.25%     0.18%          --          0.93%          0.00%       0.93%
EQ/Lord Abbett Growth and Income                 0.65%      0.25%     0.93%          --          1.83%         (0.83)%      1.00%
EQ/Lord Abbett Large Cap Core                    0.65%      0.25%     1.32%          --          2.22%         (1.22)%      1.00%
EQ/Lord Abbett Mid Cap Value                     0.70%      0.25%     0.40%          --          1.35%         (0.30)%      1.05%
EQ/Marsico Focus                                 0.87%      0.25%     0.13%          --          1.25%         (0.10)%      1.15%
EQ/Mercury Basic Value Equity                    0.57%      0.25%     0.13%          --          0.95%          0.00%       0.95%
EQ/Mercury International Value                   0.85%      0.25%     0.23%          --          1.33%         (0.08)%      1.25%
EQ/MFS Emerging Growth Companies                 0.65%      0.25%     0.14%          --          1.04%            --        1.04%
EQ/MFS Investors Trust                           0.60%      0.25%     0.18%          --          1.03%         (0.08)%      0.95%
EQ/Money Market                                  0.34%      0.25%     0.13%          --          0.72%            --        0.72%
EQ/Montag & Caldwell Growth                      0.75%      0.25%     0.16%          --          1.16%         (0.01)%      1.15%
EQ/PIMCO Real Return                             0.55%      0.25%     0.24%          --          1.04%         (0.14)%      0.90%
EQ/Short Duration Bond                           0.44%      0.25%     0.14%          --          0.83%          0.00%       0.83%
EQ/Small Company Index                           0.25%      0.25%     0.16%          --          0.66%          0.00%       0.66%
EQ/TCW Equity                                    0.80%      0.25%     0.16%          --          1.21%         (0.06)%      1.15%
EQ/UBS Growth and Income                         0.75%      0.25%     0.19%          --          1.19%         (0.14)%      1.05%
EQ/Van Kampen Comstock                           0.65%      0.25%     0.39%          --          1.29%         (0.29)%      1.00%
EQ/Van Kampen Emerging Markets Equity            1.15%      0.25%     0.48%          --          1.88%         (0.08)%      1.80%
EQ/Van Kampen Mid Cap Growth                     0.70%      0.25%     0.83%          --          1.78%         (0.73)%      1.05%
EQ/Wells Fargo Montgomery Small Cap              0.85%      0.25%     2.28%          --          3.38%         (2.08)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable Insurance Trust:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     1.50%      0.25%     1.48%              --       3.23%         (0.02)%      3.21%
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      0.75%      0.35%     0.28%              --       1.38%         (0.10)%      1.28%
------------------------------------------------------------------------------------------------------------------------------------



                                                                   Fee table  15

Notes:



(1) Deducted upon a withdrawal of amounts in excess of the 10% free withdrawal amount, if applicable

    The withdrawal charge percentage we use is determined by the contract year in which you     Contract
    make the withdrawal or surrender your contract. For each contribution, we consider the      Year
    contract year in which we receive that contribution to be "contract year 1")                1 ....................8.00%
                                                                                                2 ....................7.00%
                                                                                                3 ....................6.00%
                                                                                                4 ....................5.00%
                                                                                                5+ ...................0.00%

(2) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.


(3) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. For Principal Protector(SM) only, if the contract and benefit are continued under the Beneficiary continuation] option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.


(4) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(5) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(6) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (10) for any expense limitation agreement information.


(7) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.



(8) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (10) for any expense limitation agreement information.



(9) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(10) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A"--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Therefore, each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio has voluntarily agreed to reimburse expenses in excess of specified amounts. See this Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



     ---------------------------------------------
     Portfolio Name
     ---------------------------------------------
     AXA Premier VIP Aggressive Equity       0.98%
     ---------------------------------------------
     AXA Premier VIP Health Care             1.71%
     ---------------------------------------------
     AXA Premier VIP International Equity    1.54%
     ---------------------------------------------
     AXA Premier VIP Large Cap Core Equity   1.33%
     ---------------------------------------------
     AXA Premier VIP Large Cap Growth        1.33%
     ---------------------------------------------
     AXA Premier VIP Large Cap Value         1.29%
     ---------------------------------------------
     AXA Premier VIP Mid Cap Growth          1.55%
     ---------------------------------------------
     AXA Premier VIP Mid Cap Value           1.49%
     ---------------------------------------------
     AXA Premier VIP Technology              1.61%
     ---------------------------------------------
     EQ/Alliance Common Stock                0.83%
     ---------------------------------------------
     EQ/Alliance Growth and Income           0.91%
     ---------------------------------------------
     EQ/Alliance International               1.09%
     ---------------------------------------------
     EQ/Alliance Large Cap Growth            1.02%
     ---------------------------------------------
     EQ/Alliance Small Cap Growth            1.09%
     ---------------------------------------------
     EQ/Bernstein Diversified Value          0.88%
     ---------------------------------------------
     EQ/Boston Advisors Equity Income        1.04%
     ---------------------------------------------
     EQ/Calvert Socially Responsible         1.03%
     ---------------------------------------------
     EQ/Capital Guardian Growth              0.94%
     ---------------------------------------------
     EQ/Capital Guardian International       1.18%
     ---------------------------------------------
     EQ/Capital Guardian Research            0.94%
     ---------------------------------------------
     EQ/Capital Guardian U.S. Equity         0.94%
     ---------------------------------------------
     EQ/Evergreen Omega                      0.88%
     ---------------------------------------------
     EQ/FI Mid Cap                           0.95%
     ---------------------------------------------
     EQ/FI Mid Cap Value                     1.08%
     ---------------------------------------------
     EQ/GAMCO Mergers and Acquisitions       1.38%
     ---------------------------------------------
     EQ/GAMCO Small Company Value            1.17%
     ---------------------------------------------
     EQ/International Growth                 1.22%
     ---------------------------------------------



16  Fee table

     ---------------------------------------------
     Portfolio Name
     ---------------------------------------------
     EQ/Janus Large Cap Growth               1.14%
     ---------------------------------------------
     EQ/Lazard Small Cap Value               1.01%
     ---------------------------------------------
     EQ/Legg Mason Value Equity              0.99%
     ---------------------------------------------
     EQ/Lord Abbett Growth and Income        0.97%
     ---------------------------------------------
     EQ/Lord Abbett Large Cap Core           0.99%
     ---------------------------------------------
     EQ/Lord Abbett Mid Cap Value            1.01%
     ---------------------------------------------
     EQ/Marsico Focus                        1.14%
     ---------------------------------------------
     EQ/Mercury Basic Value Equity           0.93%
     ---------------------------------------------
     EQ/MFS Emerging Growth Companies        1.01%
     ---------------------------------------------
     EQ/MFS Investors Trust                  0.94%
     ---------------------------------------------
     EQ/Montag & Caldwell Growth             1.12%
     ---------------------------------------------
     EQ/UBS Growth and Income                1.04%
     ---------------------------------------------
     EQ/Van Kampen Comstock                  0.99%
     ---------------------------------------------
     EQ/Van Kampen Emerging Markets Equity   1.78%
     ---------------------------------------------
     EQ/Van Kampen Mid Cap Growth            1.02%
     ---------------------------------------------
     EQ/Wells Fargo Montgomery Small Cap     1.12%
     ---------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .01% of contract value.

The fixed maturity options, guaranteed interest option and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                   Fee table  17

-------------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                -------------------------------------------------------------
               Portfolio Name                    1 year         3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,296.00     $ 2,112.00     $ 2,562.00     $ 5,347.00
AXA Conservative Allocation                      $ 1,264.00     $ 2,020.00     $ 2,415.00     $ 5,084.00
AXA Conservative-Plus Allocation                 $ 1,267.00     $ 2,030.00     $ 2,430.00     $ 5,110.00
AXA Moderate Allocation                          $ 1,273.00     $ 2,045.00     $ 2,454.00     $ 5,155.00
AXA Moderate-Plus Allocation                     $ 1,286.00     $ 2,084.00     $ 2,518.00     $ 5,269.00
AXA Premier VIP Aggressive Equity                $ 1,254.00     $ 1,990.00     $ 2,366.00     $ 4,994.00
AXA Premier VIP Core Bond                        $ 1,252.00     $ 1,984.00     $ 2,356.00     $ 4,976.00
AXA Premier VIP Health Care                      $ 1,325.00     $ 2,197.00     $ 2,697.00     $ 5,585.00
AXA Premier VIP High Yield                       $ 1,250.00     $ 1,978.00     $ 2,346.00     $ 4,958.00
AXA Premier VIP International Equity             $ 1,309.00     $ 2,151.00     $ 2,625.00     $ 5,458.00
AXA Premier VIP Large Cap Core Equity            $ 1,291.00     $ 2,097.00     $ 2,537.00     $ 5,304.00
AXA Premier VIP Large Cap Growth                 $ 1,288.00     $ 2,091.00     $ 2,528.00     $ 5,286.00
AXA Premier VIP Large Cap Value                  $ 1,287.00     $ 2,087.00     $ 2,523.00     $ 5,277.00
AXA Premier VIP Mid Cap Growth                   $ 1,312.00     $ 2,157.00     $ 2,634.00     $ 5,475.00
AXA Premier VIP Mid Cap Value                    $ 1,305.00     $ 2,139.00     $ 2,605.00     $ 5,424.00
AXA Premier VIP Technology                       $ 1,319.00     $ 2,178.00     $ 2,668.00     $ 5,534.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,232.00     $ 1,928.00     $ 2,265.00     $ 4,809.00
EQ/Alliance Growth and Income                    $ 1,242.00     $ 1,955.00     $ 2,310.00     $ 4,892.00
EQ/Alliance Intermediate Government Securities   $ 1,237.00     $ 1,940.00     $ 2,285.00     $ 4,846.00
EQ/Alliance International                        $ 1,267.00     $ 2,029.00     $ 2,428.00     $ 5,108.00
EQ/Alliance Large Cap Growth                     $ 1,278.00     $ 2,059.00     $ 2,477.00     $ 5,196.00
EQ/Alliance Quality Bond                         $ 1,236.00     $ 1,937.00     $ 2,280.00     $ 4,837.00
EQ/Alliance Small Cap Growth                     $ 1,262.00     $ 2,013.00     $ 2,404.00     $ 5,063.00
EQ/Ariel Appreciation II                         $ 1,984.00     $ 3,964.00     $ 5,316.00     $ 9,357.00
EQ/Bear Stearns Small Company Growth             $ 1,295.00     $ 2,111.00     $ 2,560.00     $ 5,344.00
EQ/Bernstein Diversified Value                   $ 1,247.00     $ 1,971.00     $ 2,335.00     $ 4,937.00
EQ/Boston Advisors Equity Income                 $ 1,265.00     $ 2,023.00     $ 2,419.00     $ 5,090.00
EQ/Calvert Socially Responsible                  $ 1,266.00     $ 2,026.00     $ 2,423.00     $ 5,099.00
EQ/Capital Guardian Growth                       $ 1,256.00     $ 1,995.00     $ 2,374.00     $ 5,009.00
EQ/Capital Guardian International                $ 1,283.00     $ 2,074.00     $ 2,502.00     $ 5,240.00
EQ/Capital Guardian Research                     $ 1,251.00     $ 1,983.00     $ 2,354.00     $ 4,973.00
EQ/Capital Guardian U.S. Equity                  $ 1,251.00     $ 1,983.00     $ 2,354.00     $ 4,973.00
EQ/Caywood-Scholl High Yield Bond                $ 1,258.00     $ 2,001.00     $ 2,384.00     $ 5,027.00
EQ/Equity 500 Index                              $ 1,209.00     $ 1,860.00     $ 2,155.00     $ 4,604.00
EQ/Evergreen International                       $ 1,911.00     $ 3,779.00     $ 5,061.00     $ 9,060.00
EQ/Evergreen Omega                               $ 1,257.00     $ 1,998.00     $ 2,379.00     $ 5,018.00
EQ/FI Mid Cap                                    $ 1,257.00     $ 1,998.00     $ 2,379.00     $ 5,018.00
EQ/FI Mid Cap Value                              $ 1,261.00     $ 2,010.00     $ 2,399.00     $ 5,054.00
EQ/GAMCO Mergers and Acquisitions                $ 1,333.00     $ 2,220.00     $ 2,734.00     $ 5,649.00
EQ/GAMCO Small Company Value                     $ 1,267.00     $ 2,029.00     $ 2,428.00     $ 5,108.00
EQ/International Growth                          $ 1,289.00     $ 2,093.00     $ 2,531.00     $ 5,292.00

-------------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                -------------------------------------------------------------
               Portfolio Name                    1 year         3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   846.00   $ 1,862.00     $ 2,912.00     $ 5,697.00
AXA Conservative Allocation                      $   814.00   $ 1,770.00     $ 2,765.00     $ 5,434.00
AXA Conservative-Plus Allocation                 $   817.00   $ 1,780.00     $ 2,780.00     $ 5,460.00
AXA Moderate Allocation                          $   823.00   $ 1,795.00     $ 2,804.00     $ 5,505.00
AXA Moderate-Plus Allocation                     $   836.00   $ 1,834.00     $ 2,868.00     $ 5,619.00
AXA Premier VIP Aggressive Equity                $   804.00   $ 1,740.00     $ 2,716.00     $ 5,344.00
AXA Premier VIP Core Bond                        $   802.00   $ 1,734.00     $ 2,706.00     $ 5,326.00
AXA Premier VIP Health Care                      $   875.00   $ 1,947.00     $ 3,047.00     $ 5,935.00
AXA Premier VIP High Yield                       $   800.00   $ 1,728.00     $ 2,696.00     $ 5,308.00
AXA Premier VIP International Equity             $   859.00   $ 1,901.00     $ 2,975.00     $ 5,808.00
AXA Premier VIP Large Cap Core Equity            $   841.00   $ 1,847.00     $ 2,887.00     $ 5,654.00
AXA Premier VIP Large Cap Growth                 $   838.00   $ 1,841.00     $ 2,878.00     $ 5,636.00
AXA Premier VIP Large Cap Value                  $   837.00   $ 1,837.00     $ 2,873.00     $ 5,627.00
AXA Premier VIP Mid Cap Growth                   $   862.00   $ 1,907.00     $ 2,984.00     $ 5,825.00
AXA Premier VIP Mid Cap Value                    $   855.00   $ 1,889.00     $ 2,955.00     $ 5,774.00
AXA Premier VIP Technology                       $   869.00   $ 1,928.00     $ 3,018.00     $ 5,884.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   782.00   $ 1,678.00     $ 2,615.00     $ 5,159.00
EQ/Alliance Growth and Income                    $   792.00   $ 1,705.00     $ 2,660.00     $ 5,242.00
EQ/Alliance Intermediate Government Securities   $   787.00   $ 1,690.00     $ 2,635.00     $ 5,196.00
EQ/Alliance International                        $   817.00   $ 1,779.00     $ 2,778.00     $ 5,458.00
EQ/Alliance Large Cap Growth                     $   828.00   $ 1,809.00     $ 2,827.00     $ 5,546.00
EQ/Alliance Quality Bond                         $   786.00   $ 1,687.00     $ 2,630.00     $ 5,187.00
EQ/Alliance Small Cap Growth                     $   812.00   $ 1,763.00     $ 2,754.00     $ 5,413.00
EQ/Ariel Appreciation II                         $ 1,534.00   $ 3,714.00     $ 5,666.00     $ 9,707.00
EQ/Bear Stearns Small Company Growth             $   845.00   $ 1,861.00     $ 2,910.00     $ 5,694.00
EQ/Bernstein Diversified Value                   $   797.00   $ 1,721.00     $ 2,685.00     $ 5,287.00
EQ/Boston Advisors Equity Income                 $   815.00   $ 1,773.00     $ 2,769.00     $ 5,440.00
EQ/Calvert Socially Responsible                  $   816.00   $ 1,776.00     $ 2,773.00     $ 5,449.00
EQ/Capital Guardian Growth                       $   806.00   $ 1,745.00     $ 2,724.00     $ 5,359.00
EQ/Capital Guardian International                $   833.00   $ 1,824.00     $ 2,852.00     $ 5,590.00
EQ/Capital Guardian Research                     $   801.00   $ 1,733.00     $ 2,704.00     $ 5,323.00
EQ/Capital Guardian U.S. Equity                  $   801.00   $ 1,733.00     $ 2,704.00     $ 5,323.00
EQ/Caywood-Scholl High Yield Bond                $   808.00   $ 1,751.00     $ 2,734.00     $ 5,377.00
EQ/Equity 500 Index                              $   759.00   $ 1,610.00     $ 2,505.00     $ 4,954.00
EQ/Evergreen International                       $ 1,461.00   $ 3,529.00     $ 5,411.00     $ 9,410.00
EQ/Evergreen Omega                               $   807.00   $ 1,748.00     $ 2,729.00     $ 5,368.00
EQ/FI Mid Cap                                    $   807.00   $ 1,748.00     $ 2,729.00     $ 5,368.00
EQ/FI Mid Cap Value                              $   811.00   $ 1,760.00     $ 2,749.00     $ 5,404.00
EQ/GAMCO Mergers and Acquisitions                $   883.00   $ 1,970.00     $ 3,084.00     $ 5,999.00
EQ/GAMCO Small Company Value                     $   817.00   $ 1,779.00     $ 2,778.00     $ 5,458.00
EQ/International Growth                          $   839.00   $ 1,843.00     $ 2,881.00     $ 5,642.00
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                If you do not surrender your contract at the end
                                                        of the applicable time period
                                                -------------------------------------------------------------
               Portfolio Name                    1 year         3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   496.00     $ 1,512.00     $ 2,562.00     $ 5,347.00
AXA Conservative Allocation                      $   464.00     $ 1,420.00     $ 2,415.00     $ 5,084.00
AXA Conservative-Plus Allocation                 $   467.00     $ 1,430.00     $ 2,430.00     $ 5,110.00
AXA Moderate Allocation                          $   473.00     $ 1,445.00     $ 2,454.00     $ 5,155.00
AXA Moderate-Plus Allocation                     $   486.00     $ 1,484.00     $ 2,518.00     $ 5,269.00
AXA Premier VIP Aggressive Equity                $   454.00     $ 1,390.00     $ 2,366.00     $ 4,994.00
AXA Premier VIP Core Bond                        $   452.00     $ 1,384.00     $ 2,356.00     $ 4,976.00
AXA Premier VIP Health Care                      $   525.00     $ 1,597.00     $ 2,697.00     $ 5,585.00
AXA Premier VIP High Yield                       $   450.00     $ 1,378.00     $ 2,346.00     $ 4,958.00
AXA Premier VIP International Equity             $   509.00     $ 1,551.00     $ 2,625.00     $ 5,458.00
AXA Premier VIP Large Cap Core Equity            $   491.00     $ 1,497.00     $ 2,537.00     $ 5,304.00
AXA Premier VIP Large Cap Growth                 $   488.00     $ 1,491.00     $ 2,528.00     $ 5,286.00
AXA Premier VIP Large Cap Value                  $   487.00     $ 1,487.00     $ 2,523.00     $ 5,277.00
AXA Premier VIP Mid Cap Growth                   $   512.00     $ 1,557.00     $ 2,634.00     $ 5,475.00
AXA Premier VIP Mid Cap Value                    $   505.00     $ 1,539.00     $ 2,605.00     $ 5,424.00
AXA Premier VIP Technology                       $   519.00     $ 1,578.00     $ 2,668.00     $ 5,534.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   432.00     $ 1,328.00     $ 2,265.00     $ 4,809.00
EQ/Alliance Growth and Income                    $   442.00     $ 1,355.00     $ 2,310.00     $ 4,892.00
EQ/Alliance Intermediate Government Securities   $   437.00     $ 1,340.00     $ 2,285.00     $ 4,846.00
EQ/Alliance International                        $   467.00     $ 1,429.00     $ 2,428.00     $ 5,108.00
EQ/Alliance Large Cap Growth                     $   478.00     $ 1,459.00     $ 2,477.00     $ 5,196.00
EQ/Alliance Quality Bond                         $   436.00     $ 1,337.00     $ 2,280.00     $ 4,837.00
EQ/Alliance Small Cap Growth                     $   462.00     $ 1,413.00     $ 2,404.00     $ 5,063.00
EQ/Ariel Appreciation II                         $ 1,184.00     $ 3,364.00     $ 5,316.00     $ 9,357.00
EQ/Bear Stearns Small Company Growth             $   495.00     $ 1,511.00     $ 2,560.00     $ 5,344.00
EQ/Bernstein Diversified Value                   $   447.00     $ 1,371.00     $ 2,335.00     $ 4,937.00
EQ/Boston Advisors Equity Income                 $   465.00     $ 1,423.00     $ 2,419.00     $ 5,090.00
EQ/Calvert Socially Responsible                  $   466.00     $ 1,426.00     $ 2,423.00     $ 5,099.00
EQ/Capital Guardian Growth                       $   456.00     $ 1,395.00     $ 2,374.00     $ 5,009.00
EQ/Capital Guardian International                $   483.00     $ 1,474.00     $ 2,502.00     $ 5,240.00
EQ/Capital Guardian Research                     $   451.00     $ 1,383.00     $ 2,354.00     $ 4,973.00
EQ/Capital Guardian U.S. Equity                  $   451.00     $ 1,383.00     $ 2,354.00     $ 4,973.00
EQ/Caywood-Scholl High Yield Bond                $   458.00     $ 1,401.00     $ 2,384.00     $ 5,027.00
EQ/Equity 500 Index                              $   409.00     $ 1,260.00     $ 2,155.00     $ 4,604.00
EQ/Evergreen International                       $ 1,111.00     $ 3,179.00     $ 5,061.00     $ 9,060.00
EQ/Evergreen Omega                               $   457.00     $ 1,398.00     $ 2,379.00     $ 5,018.00
EQ/FI Mid Cap                                    $   457.00     $ 1,398.00     $ 2,379.00     $ 5,018.00
EQ/FI Mid Cap Value                              $   461.00     $ 1,410.00     $ 2,399.00     $ 5,054.00
EQ/GAMCO Mergers and Acquisitions                $   533.00     $ 1,620.00     $ 2,734.00     $ 5,649.00
EQ/GAMCO Small Company Value                     $   467.00     $ 1,429.00     $ 2,428.00     $ 5,108.00
EQ/International Growth                          $   489.00     $ 1,493.00     $ 2,531.00     $ 5,292.00
-------------------------------------------------------------------------------------------------------------



18  Fee table

-------------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                                -------------------------------------------------------------
               Portfolio Name                    1 year         3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $ 1,280.00     $ 2,065.00     $ 2,487.00     $ 5,214.00
EQ/JPMorgan Core Bond                            $ 1,229.00     $ 1,918.00     $ 2,250.00     $ 4,782.00
EQ/JPMorgan Value Opportunities                  $ 1,248.00     $ 1,974.00     $ 2,339.00     $ 4,946.00
EQ/Lazard Small Cap Value                        $ 1,261.00     $ 2,010.00     $ 2,399.00     $ 5,054.00
EQ/Legg Mason Value Equity                       $ 1,560.00     $ 2,855.00     $ 3,718.00     $ 7,247.00
EQ/Long Term Bond                                $ 1,241.00     $ 1,952.00     $ 2,305.00     $ 4,883.00
EQ/Lord Abbett Growth and Income                 $ 1,335.00     $ 2,226.00     $ 2,743.00     $ 5,666.00
EQ/Lord Abbett Large Cap Core                    $ 1,376.00     $ 2,343.00     $ 2,928.00     $ 5,982.00
EQ/Lord Abbett Mid Cap Value                     $ 1,285.00     $ 2,080.00     $ 2,512.00     $ 5,257.00
EQ/Marsico Focus                                 $ 1,274.00     $ 2,050.00     $ 2,463.00     $ 5,170.00
EQ/Mercury Basic Value Equity                    $ 1,243.00     $ 1,958.00     $ 2,315.00     $ 4,901.00
EQ/Mercury International Value                   $ 1,283.00     $ 2,074.00     $ 2,502.00     $ 5,240.00
EQ/MFS Emerging Growth Companies                 $ 1,252.00     $ 1,986.00     $ 2,359.00     $ 4,982.00
EQ/MFS Investors Trust                           $ 1,251.00     $ 1,983.00     $ 2,354.00     $ 4,973.00
EQ/Money Market                                  $ 1,219.00     $ 1,888.00     $ 2,200.00     $ 4,689.00
EQ/Montag & Caldwell Growth                      $ 1,265.00     $ 2,023.00     $ 2,419.00     $ 5,090.00
EQ/PIMCO Real Return                             $ 1,252.00     $ 1,986.00     $ 2,359.00     $ 4,982.00
EQ/Short Duration Bond                           $ 1,230.00     $ 1,921.00     $ 2,255.00     $ 4,791.00
EQ/Small Company Index                           $ 1,213.00     $ 1,869.00     $ 2,170.00     $ 4,633.00
EQ/TCW Equity                                    $ 1,270.00     $ 2,038.00     $ 2,443.00     $ 5,134.00
EQ/UBS Growth and Income                         $ 1,268.00     $ 2,032.00     $ 2,433.00     $ 5,117.00
EQ/Van Kampen Comstock                           $ 1,279.00     $ 2,062.00     $ 2,482.00     $ 5,205.00
EQ/Van Kampen Emerging Markets Equity            $ 1,341.00     $ 2,241.00     $ 2,767.00     $ 5,707.00
EQ/Van Kampen Mid Cap Growth                     $ 1,330.00     $ 2,211.00     $ 2,720.00     $ 5,624.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,498.00     $ 2,685.00     $ 3,459.00     $ 6,847.00
-------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,822.00     $ 3,552.00     $ 4,740.00     $ 8,665.00
-------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $ 1,433.00     $ 2,504.00     $ 3,180.00     $ 6,401.00
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                -------------------------------------------------------------
               Portfolio Name                    1 year       3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $   830.00   $ 1,815.00     $ 2,837.00     $ 5,564.00
EQ/JPMorgan Core Bond                            $   779.00   $ 1,668.00     $ 2,600.00     $ 5,132.00
EQ/JPMorgan Value Opportunities                  $   798.00   $ 1,724.00     $ 2,689.00     $ 5,296.00
EQ/Lazard Small Cap Value                        $   811.00   $ 1,760.00     $ 2,749.00     $ 5,404.00
EQ/Legg Mason Value Equity                       $ 1,110.00   $ 2,605.00     $ 4,068.00     $ 7,597.00
EQ/Long Term Bond                                $   791.00   $ 1,702.00     $ 2,655.00     $ 5,233.00
EQ/Lord Abbett Growth and Income                 $   885.00   $ 1,976.00     $ 3,093.00     $ 6,016.00
EQ/Lord Abbett Large Cap Core                    $   926.00   $ 2,093.00     $ 3,278.00     $ 6,332.00
EQ/Lord Abbett Mid Cap Value                     $   835.00   $ 1,830.00     $ 2,862.00     $ 5,607.00
EQ/Marsico Focus                                 $   824.00   $ 1,800.00     $ 2,813.00     $ 5,520.00
EQ/Mercury Basic Value Equity                    $   793.00   $ 1,708.00     $ 2,665.00     $ 5,251.00
EQ/Mercury International Value                   $   833.00   $ 1,824.00     $ 2,852.00     $ 5,590.00
EQ/MFS Emerging Growth Companies                 $   802.00   $ 1,736.00     $ 2,709.00     $ 5,332.00
EQ/MFS Investors Trust                           $   801.00   $ 1,733.00     $ 2,704.00     $ 5,323.00
EQ/Money Market                                  $   769.00   $ 1,638.00     $ 2,550.00     $ 5,039.00
EQ/Montag & Caldwell Growth                      $   815.00   $ 1,773.00     $ 2,769.00     $ 5,440.00
EQ/PIMCO Real Return                             $   802.00   $ 1,736.00     $ 2,709.00     $ 5,332.00
EQ/Short Duration Bond                           $   780.00   $ 1,671.00     $ 2,605.00     $ 5,141.00
EQ/Small Company Index                           $   763.00   $ 1,619.00     $ 2,520.00     $ 4,983.00
EQ/TCW Equity                                    $   820.00   $ 1,788.00     $ 2,793.00     $ 5,484.00
EQ/UBS Growth and Income                         $   818.00   $ 1,782.00     $ 2,783.00     $ 5,467.00
EQ/Van Kampen Comstock                           $   829.00   $ 1,812.00     $ 2,832.00     $ 5,555.00
EQ/Van Kampen Emerging Markets Equity            $   891.00   $ 1,991.00     $ 3,117.00     $ 6,057.00
EQ/Van Kampen Mid Cap Growth                     $   880.00   $ 1,961.00     $ 3,070.00     $ 5,974.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,048.00   $ 2,435.00     $ 3,809.00     $ 7,197.00
-------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,372.00   $ 3,302.00     $ 5,090.00     $ 9,015.00
-------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   983.00   $ 2,254.00     $ 3,530.00     $ 6,751.00
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                If you do not surrender your contract at the end
                                                        of the applicable time period
                                                -------------------------------------------------------------
               Portfolio Name                    1 year         3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                        $   480.00     $ 1,465.00     $ 2,487.00     $ 5,214.00
EQ/JPMorgan Core Bond                            $   429.00     $ 1,318.00     $ 2,250.00     $ 4,782.00
EQ/JPMorgan Value Opportunities                  $   448.00     $ 1,374.00     $ 2,339.00     $ 4,946.00
EQ/Lazard Small Cap Value                        $   461.00     $ 1,410.00     $ 2,399.00     $ 5,054.00
EQ/Legg Mason Value Equity                       $   760.00     $ 2,255.00     $ 3,718.00     $ 7,247.00
EQ/Long Term Bond                                $   441.00     $ 1,352.00     $ 2,305.00     $ 4,883.00
EQ/Lord Abbett Growth and Income                 $   535.00     $ 1,626.00     $ 2,743.00     $ 5,666.00
EQ/Lord Abbett Large Cap Core                    $   576.00     $ 1,743.00     $ 2,928.00     $ 5,982.00
EQ/Lord Abbett Mid Cap Value                     $   485.00     $ 1,480.00     $ 2,512.00     $ 5,257.00
EQ/Marsico Focus                                 $   474.00     $ 1,450.00     $ 2,463.00     $ 5,170.00
EQ/Mercury Basic Value Equity                    $   443.00     $ 1,358.00     $ 2,315.00     $ 4,901.00
EQ/Mercury International Value                   $   483.00     $ 1,474.00     $ 2,502.00     $ 5,240.00
EQ/MFS Emerging Growth Companies                 $   452.00     $ 1,386.00     $ 2,359.00     $ 4,982.00
EQ/MFS Investors Trust                           $   451.00     $ 1,383.00     $ 2,354.00     $ 4,973.00
EQ/Money Market                                  $   419.00     $ 1,288.00     $ 2,200.00     $ 4,689.00
EQ/Montag & Caldwell Growth                      $   465.00     $ 1,423.00     $ 2,419.00     $ 5,090.00
EQ/PIMCO Real Return                             $   452.00     $ 1,386.00     $ 2,359.00     $ 4,982.00
EQ/Short Duration Bond                           $   430.00     $ 1,321.00     $ 2,255.00     $ 4,791.00
EQ/Small Company Index                           $   413.00     $ 1,269.00     $ 2,170.00     $ 4,633.00
EQ/TCW Equity                                    $   470.00     $ 1,438.00     $ 2,443.00     $ 5,134.00
EQ/UBS Growth and Income                         $   468.00     $ 1,432.00     $ 2,433.00     $ 5,117.00
EQ/Van Kampen Comstock                           $   479.00     $ 1,462.00     $ 2,482.00     $ 5,205.00
EQ/Van Kampen Emerging Markets Equity            $   541.00     $ 1,641.00     $ 2,767.00     $ 5,707.00
EQ/Van Kampen Mid Cap Growth                     $   530.00     $ 1,611.00     $ 2,720.00     $ 5,624.00
EQ/Wells Fargo Montgomery Small Cap              $   698.00     $ 2,085.00     $ 3,459.00     $ 6,847.00
-------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
-------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity     $ 1,022.00     $ 2,952.00     $ 4,740.00     $ 8,665.00
-------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
-------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                      $   633.00     $ 1,904.00     $ 3,180.00     $ 6,401.00
-------------------------------------------------------------------------------------------------------------




                                                                    Fee table 19

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



20  Fee table

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $10,000 for you to purchase a contract. You may make additional contributions of: (i) at least $500 each for NQ, QP and Rollover TSA contracts; (ii) $50 each for Rollover IRA and Roth conversion IRA contracts; and (iii) $1,000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. In some states, our rules may vary. All ages in the table refer to the age of the annuitant named in the contract.

We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are ages 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We may waive these contribution limitations based on certain criteria, including benefits that have been elected, issue age, the total amount of contributions, variable investment option allocations and selling broker-dealer compensation. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                Available for
                 annuitant                                                                 Limitations on
 Contract type   issue ages         Source of contributions                                contributions+
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85       o After-tax money.                                     o No additional contributions after
                                                                                             attainment of age 87.*
                                    o Paid to us by check or transfer of contract value
                                      in a tax-deferred exchange under Section 1035
                                      of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85      o Eligible rollover distributions from TSA contracts   o No rollover or direct transfer
                                      or other 403(b) arrangements, qualified plans,         contributions after attainment of age
                                      and governmental employer 457(b) plans.                87.*

                                    o Rollovers from another traditional individual        o Contributions after age 70-1/2 must be
                                      retirement arrangement.                                net of required minimum distributions.

                                    o Direct custodian-to-custodian transfers from         o Although we accept regular IRA
                                      another traditional individual retirement              contributions (limited to $4,000 for
                                      arrangement.                                           2006 and 2007), under the Rollover IRA
                                                                                             contracts, we intend that this
                                    o Regular IRA contributions.                             contract be used primarily for rollover
                                                                                             and direct transfer contributions.
                                    o Additional "catch-up" contributions.
                                                                                           o Additional catch-up contributions of up
                                                                                             to $1,000 can be made for the calendar
                                                                                             years 2006 and 2007 where the owner is
                                                                                             at least age 50 but under age 70-1/2 at
                                                                                             any time during the calendar year for
                                                                                             which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits  21

------------------------------------------------------------------------------------------------------------------------------------
                Available for
                 annuitant                                                                 Limitations on
 Contract type   issue ages         Source of contributions                                contributions+
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion  20 through 85      o Rollovers from another Roth IRA.                     o No additional rollover or direct
IRA                                                                                          transfer contributions after attainment
                                    o Rollovers from a "designated Roth contribution         of age 87.*
                                      account" under a 401(k) plan or 403(b)
                                      arrangement.                                         o Conversion rollovers after age 70-1/2
                                                                                             must be net of required minimum
                                    o Conversion rollovers from a traditional IRA.           distributions for the traditional IRA
                                                                                             you are rolling over.
                                    o Direct transfers from another Roth IRA.
                                                                                           o You cannot roll over funds from a
                                    o Regular Roth IRA contributions.                        traditional IRA if your adjusted gross
                                                                                             income is $100,000 or more.
                                    o Additional "catch-up" contributions.
                                                                                           o Although we accept regular Roth IRA
                                                                                             contributions (limited to $4,000 for
                                                                                             2006 and 2007) under the Roth IRA
                                                                                             contracts, we intend that this contract
                                                                                             be used primarily for rollover and
                                                                                             direct transfer contributions.

                                                                                           o Additional catch-up contributions of up
                                                                                             to $1,000 can be made for calendar
                                                                                             years 2006 and 2007 where the owner is
                                                                                             at least age 50 at any time during the
                                                                                             calendar year for which the
                                                                                             contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85      o Direct transfers of pre-tax funds from another       o No additional rollover or direct
                                      contract or arrangement under Section 403(b)           transfer contributions after attainment
                                      of the Internal Revenue Code, complying with           of age 87.*
                                      IRS Revenue Ruling 90-24.
                                                                                           o Rollover or direct transfer
                                    o Eligible rollover distributions of pre-tax funds       contributions after age 70-1/2 must be
                                      from other 403(b) plans.                               net of any required minimum
                                                                                             distributions.
                                    o Subsequent contributions may also be rollovers
                                      from qualified plans, governmental employer          o We do not accept employer-remitted
                                      457(b) plans and traditional IRAs.                     contributions.
------------------------------------------------------------------------------------------------------------------------------------


22  Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                Available for
                 annuitant                                                                 Limitations on
 Contract type   issue ages         Source of contributions                                contributions+
------------------------------------------------------------------------------------------------------------------------------------
QP               20 through 75      o Only transfer contributions from other invest-       o We do not accept regular ongoing
                                      ments within an existing defined contribution          payroll contributions.
                                      qualified plan trust.
                                                                                           o Only one additional transfer
                                    o The plan must be qualified under Section 401(a)        contribution may be made during a
                                      of the Internal Revenue Code.                          contract year.

                                    o For 401(k) plans, transferred contributions may      o No additional transfer contributions
                                      not include any after-tax contributions.               after attainment of age 76 or, if
                                                                                             later, the first contract anniversary.

                                                                                           o A Separate QP contract must be
                                                                                             established for each plan participant.

                                                                                           o We do not accept contributions from
                                                                                             defined benefit plans.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA    0 through 70       o Direct custodian-to-custodian transfers of your   o Any additional contributions must be from
Beneficiary                           interest as a death beneficiary of the deceased     the same type of IRA of the same deceased
Continuation                          owner's traditional individual retirement           owner.
Contract                              arrangement or Roth IRA to an IRA of the same
(traditional IRA                      type.
or Roth IRA)
------------------------------------------------------------------------------------------------------------------------------------



+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date. Additional contributions may not be permitted under certain conditions in your state. Please see Appendix VIII later in the Prospectus to see if additional contributions are permitted in your state.


* For Pennsylvania contracts, please see Appendix VIII later in this Prospectus for information on state variations.


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


                                               Contract features and benefits 23

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. A joint owner may also be named. Only natural persons can be joint owners. This means that an entity such as a corporation cannot be a joint owner. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealer. Additional contributions may also be made under our automatic investment program. These methods of payment, are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option, the fixed maturity options and the account for special dollar cost averaging.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers. See "Inherited IRA beneficiary continuation contract" later in this section for Inherited IRA owner and annuitant requirements.


24  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Elite(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name               Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits  25

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
 Portfolio Name               Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP       Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE Long-term growth of capital.                               o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY    Long-term growth of capital.                               o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name               Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK      Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND        Seeks to provide a high total return.                      o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE      Seeks to achieve high current income consistent with       o AllianceBernstein L.P.
 GOVERNMENT SECURITIES        relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL     Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP         Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND      Seeks to achieve high current income consistent with       o AllianceBernstein L.P.
                              moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP         Seeks to achieve long-term growth of capital.              o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II      Seeks long-term capital appreciation.                      o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS               Seeks to achieve capital appreciation.                     o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED      Seeks capital appreciation.                                o AllianceBernstein L.P.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY     Seeks a combination of growth and income to achieve an     o Boston Advisors, LLC
 INCOME                       above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY           Seeks long-term capital appreciation.                      o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH    Seeks long-term growth of capital.                         o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           To achieve long-term growth of capital.                    o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN           Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.      +Seeks to achieve long-term growth of capital.             o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------


26  Contract features and benefits

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name               Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH        Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX           Seeks a total return before expenses that approximates     o AllianceBernstein L.P.
                              the total return performance of the S&P 500 Index,
                              including reinvestment of dividends, at a risk level
                              consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL    Seeks capital growth and current income.                   o Evergreen Investment Management, LLC
 BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA            Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                           Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                 Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE           Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND          Seeks to achieve capital appreciation.                     o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY        Seeks to maximize capital appreciation.                    o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH       Seeks to achieve capital appreciation.                     o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH     Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND         Seeks to provide a high total return consistent with       o J.P. Morgan Investment Management Inc.
                              moderate risk to capital and maintenance of liquidity.
EQ/JPMORGAN VALUE             Long-term capital appreciation.                            o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE     Seeks capital appreciation.                                o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY    Seeks long-term growth of capital.                         o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND             Seeks to maximize income and capital appreciation          o Mercury Advisors
                              through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND     Capital appreciation and growth of income without          o Lord, Abbett & Co. LLC
 INCOME                       excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP      Capital appreciation and growth of income with             o Lord, Abbett & Co. LLC
 CORE                         reasonable risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE  Capital appreciation.                                      o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS              Seeks long-term growth of capital.                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE        Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL      Seeks to provide current income and long-term growth of    o Merrill Lynch Investment Managers
 VALUE                        income, accompanied by growth of capital.                    International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH        Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST        Seeks long-term growth of capital with a secondary         o MFS Investment Management
                              objective to seek reasonable current income. For purposes
                              of this Portfolio, the words "reasonable current income"
                              mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits  27

Portfolios of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
 Portfolio Name               Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET               Seeks to obtain a high level of current income, preserve   o The Dreyfus Corporation
                              its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL          Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN          Seeks maximum real return consistent with preservation     o Pacific Investment Management Company,
                              of real capital and prudent investment management.           LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND        Seeks current income with reduced volatility of principal. o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX        Seeks to replicate as closely as possible (before the      o AllianceBernstein L.P.
                              deduction of portfolio expenses) the total return of the
                              Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                 Seeks to achieve long-term capital appreciation.           o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME      Seeks to achieve total return through capital appreciation o UBS Global Asset Management
                              with income as a secondary consideration.                    (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK        Capital growth and income.                                 o Morgan Stanley Investment
                                                                                           Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING        Seeks long-term capital appreciation.                      o Morgan Stanley Investment
 MARKETS EQUITY                                                                            Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP         Capital growth.                                            o Morgan Stanley Investment
 GROWTH                                                                                    Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY     Seeks long-term capital appreciation.                      o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable
 Insurance Trust
 Portfolio Name               Objective                                                  Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE    Seeks to increase the value of your investment in bull     o Charles Schwab Investment Management,
 LONG/SHORT EQUITY            markets and bear markets through strategies that are         Inc.
                              designed to have limited exposure to general equity        o AXA Rosenberg Investment
                              market risk.                                                 Management LLC
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional
 Funds, Inc.
 Portfolio Name               Objective                                                  Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II  Seeks to provide above average current income and long-    o Van Kampen (is the name under which Mor-
                              term capital appreciation by investing primarily in equity   gan Stanley Investment Management Inc.
                              securities of companies in the U.S. real estate industry,    does business in certain situations)
                              including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.



28  Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges, any withdrawal charges, and any optional benefit charges. See Appendix VIII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state. The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2006 is 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfer from the guaranteed interest option.

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VIII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "The Guaranteed Principal Benefits," below). The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Elite(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed below in "Allocating your contributions," would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value (there may be a withdrawal charge).


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006 the next available maturity date was February 15, 2007. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market Option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options (adjusted to reflect a similar maturity date), and


                                              Contract features and benefits  29

(b) the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

The account for special dollar cost averaging is part of our general account. We pay interest at guaranteed rates in this account. We will credit interest to the amounts that you have in the account for special dollar cost averaging every day. We set the interest rates periodically, according to procedures that we have. We reserve the right to change these procedures.

We guarantee to pay our current interest rate that is in effect on the date that your contribution is allocated to this account. Your guaranteed interest rate for the time period you select will be shown in your contract for an initial contribution. The rate will never be less than the lifetime minimum rate for the guaranteed interest option. See "Allocating your contributions" below for rules and restrictions that apply to the special dollar cost averaging program.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, the guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS

Subject to state availability (see Appendix VIII later in this Prospectus for more information on state availability of these benefits), we offer a guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. Neither GPB is available under Inherited IRA contracts. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals option. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions adjusted for withdrawals and transfers on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 only if the annuitant age is 80 or younger when the contract is issued (after age 75, only the 7-year fixed maturity option is available). You may elect GPB Option 2 only if the annuitant is age 75 or younger when the contract is issued. If you are purchasing an IRA, QP or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elect GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The amount of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the percentage of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the investment options however you choose (unless you elect a dollar cost averaging program, in which case the remainder of your initial contribution must be allocated to the dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.


30  Contract features and benefits

GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE
SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution, and any additional permitted contributions, to be allocated to a Special 10 year fixed maturity option. Your contract will contain information on the percentage of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract and other than the Investment simplifier (unless you elect a dollar cost averaging program, in which case all contributions, other than amounts allocated to the Special 10 year fixed maturity option, must be allocated to the dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Elite(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option 2 is also not appropriate if you plan on terminating your contract before the maturity date of the special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the Guaranteed death benefits and Protection Plus(SM)). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix VI later in this Prospectus.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

SPECIAL DOLLAR COST AVERAGING PROGRAM. Under the special dollar cost averaging program, you may choose to allocate all or a portion of any eligible contribution to the account for special dollar cost averaging. Contributions into the account for special dollar cost averaging may not be transfers from other investment options. Your initial allocation to any special dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time and once you select a time period, you may not change it. In Pennsylvania, we refer to this program as "enhanced rate


                                              Contract features and benefits  31
dollar cost averaging." If you elect Principal Protector(SM), you may not participate in the special dollar cost averaging program.

You may have your account value transferred to any of the variable investment options. We will transfer amounts from the account for special dollar cost averaging into the variable investment options over an available time period that you select. We offer time periods of 3, 6 or 12 months during which you will receive an enhanced interest rate. We may also offer other time periods. Your financial professional can provide information on the time periods and interest rates currently available in your state, or you may contact our processing office. If the special dollar cost averaging program is selected at the time of application to purchase the Accumulator(R) Elite(SM) contract, a 60 day rate lock will apply from the date of application. Any contribution(s) received during this 60 day period will be credited with the interest rate offered on the date of application for the remainder of the time period selected at application. Any contribution(s) received after the 60 day rate lock period has ended will be credited with the then current interest rate for the remainder of the time period selected at application. Contribution(s) made to a special dollar cost averaging program selected after the Accumulator(R) Elite(SM) contract has been issued will be credited with the then current interest rate on the date the contribution is received by AXA Equitable for the time period initially selected by you. Once the time period you selected has run, you may then select another time period for future contributions. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made. Currently, your account value will be transferred from the account for special dollar cost averaging into the variable investment options on a monthly basis. We may offer this program in the future with transfers on a different basis.


We will transfer all amounts out of the account for special dollar cost averaging by the end of the chosen time period. The transfer date will be the same day of the month as the contract date, but not later than the 28th day of the month. For a special dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the special dollar cost averaging program, but not later than the 28th day of the month.


If you choose to allocate only a portion of an eligible contribution to the account for special dollar cost averaging, the remaining balance of that contribution will be allocated to the variable investment options, guaranteed interest option or fixed maturity options according to your instructions.

The only transfers that will be made from the account for special dollar cost averaging are your regularly scheduled transfers to the variable investment options. No amounts may be transferred from the account for special dollar cost averaging to the guaranteed interest option or the fixed maturity options. If you request to transfer or withdraw any other amounts from the account for special dollar averaging, we will transfer all of the value that you have remaining in the account for special dollar cost averaging to the investment options according to the allocation percentages for special dollar cost averaging we have on file for you. You may ask us to cancel your participation at any time.


GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.


If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option, you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.


In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. Unlike the account for special dollar cost averaging, this option does not offer enhanced rates. Also, this option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.


If, on any transfer date, your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the


32  Contract features and benefits
first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------


You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006. If you elect a GPB, you may also elect the General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. See "Transferring your money among investment options" later in this Prospectus.


Not all dollar cost averaging programs are available in all states (see Appendix VIII later in this Prospectus for more information on state availability).



GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits, as described in this section. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:

o your initial contribution and any additional contributions to the contract;
  less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.


6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
  plus


o daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration
  Bond) and the account for special dollar cost averaging; the effective annual rate may be 4% in some states. Please see Appendix VIII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME
BENEFIT). Your benefit base is equal to the greater of either:


o your initial contribution to the contract (plus any additional contributions),
                                       or

o your highest account value of any contract anniversary up to the contract anniversary following the annuitant's 85th birthday plus any contributions made since the most recent contract anniversary,

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus).



GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary. For the Guaranteed minimum income benefit, the benefit base is reduced by any applicable withdrawal charge remaining when the option is exercised.


GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the roll-up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would



                                              Contract features and benefits  33
equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues this contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Guaranteed minimum death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset.

For information about whether the Guaranteed death benefit/
Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.


ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION

The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing this contract as an inherited IRA, or if you elect a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the Guaranteed minimum income benefit is not available except for certain split-funded Charitable Remainder Trusts. If the annuitant was older than age 60 at the time an IRA, QP or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



------------------------------------------------
                   Level payments
------------------------------------------------
                            Period certain years
                            --------------------
 Annuitant's age at
     exercise                IRAs         NQ
------------------------------------------------
    75 and younger            10          10
          76                   9          10
          77                   8          10
          78                   7          10
          79                   7          10
          80                   7          10
          81                   7           9
          82                   7           8
          83                   7           7
          84                   6           6
          85                   5           5
------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base, less any applicable withdrawal charge remaining, at guaranteed annuity pur-



34  Contract features and benefits
chase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.


Before you elect the Guaranteed minimum income benefit, you should consider the fact that the it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.

GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero, the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o At annuitant age 85.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix IX later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is also subject to state approval. Please contact your financial professional for more information about availability in your state.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/PIMCO Real Return, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account under rollover TSA contracts.



------------------------------------------------------
                             Guaranteed minimum income
      Contract date         benefit -- annual income
 anniversary at exercise        payable for life
------------------------------------------------------
            10                      $11,891
            15                      $18,597
------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payment contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death, or if later, the end of the period certain (where the payout option chosen includes a period certain).


EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.


                                              Contract features and benefits  35

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;


(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;

(iii) for Accumulator(R) Elite(SM) QP contracts, the Plan participant can exercise the Guaranteed minimum income benefit only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Elite(SM) QP contract into an Accumulator(R) Elite(SM) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee (if available), a rollover into an IRA will not be effected and payments will be made directly to the trustee;


(iv) for Accumulator(R) Elite(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Elite(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;


(v) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise waiting period will be 10 years from the date of the last reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(vi) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If you elect Spousal Protection and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner/annuitant; and


(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

     o A successor owner who is not the annuitant may not be able to exercise the guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

     o If the successor owner is the annuitant, the guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

     o If you designate your surviving spouse as successor owner, the guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.


     o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions, adjusted for any withdrawals (and any associated withdrawal charges) and any


36  Contract features and benefits
taxes that apply. The standard death benefit is the only death benefit available for annuitants ages 76 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals, withdrawal charges and taxes that apply), whichever provides the higher amount. If you elect the Spousal protection option, the guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS; AND 20 THROUGH 75 AT ISSUE OF QP CONTRACTS.

Subject to state availability (see Appendix VIII later in this Prospectus for state availability of these benefits), you may elect one of the following enhanced death benefits:

o ANNUAL RATCHET TO AGE 85.


o THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.


If you elect Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit are available.

                      ----------------------------------


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV later in this Prospectus for an example of how we calculate an enhanced death benefit.

Protection Plus(SM)

Subject to state and contract availability (see Appendix VIII later in this Prospectus for state availability of these benefits), if you are purchasing a contract, under which the Protection Plus(SM) feature is available, you may elect the Protection Plus(SM) death benefit at the time you purchase your contract. Protection Plus(SM) provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elect Principal Protector(SM), the Protection Plus(SM) feature is not available.

If you elect the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


If the annuitant is 70 or younger when we issue your contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:


the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.


                                              Contract features and benefits  37

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VII.


If you elect Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus(SM) must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VIII later in this Prospectus to see if this feature is available in your state.

PRINCIPAL PROTECTOR(SM)

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed your Guaranteed Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) may be elected at contract issue, for an additional charge, if the annuitant is age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elect this benefit, you cannot terminate it.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. When and if it is approved in your state, it will be added to your contract if you had already elected GWB. See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you are purchasing this contract as a TSA, QP or Inherited IRA, Principal Protector(SM) is not available. This benefit is also not available if you elect the Guaranteed minimum income benefit, the Greater of 6% Roll- Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2 or the special dollar cost averaging program.


If you elect the Principal Protector(SM) option and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

You should not purchase Principal Protector(SM) if you plan to take withdrawals in excess of your GWB Annual withdrawal amount because those withdrawals significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.


YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).


YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit


38  Contract features and benefits
base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchase your contract, you choose between two available GWB Annual withdrawal options:

o 7% GWB Annual withdrawal option

o 5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

The withdrawal charge, if applicable, is waived for withdrawals up to the GWB Annual withdrawal amount, but all withdrawals are counted toward your free withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus.


EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal (including any applicable withdrawal charge), and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

You should not purchase this benefit if you plan to take withdrawals in excess of your GWB Annual withdrawal amount, as such withdrawals significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.


Withdrawal charges, if applicable, are applied to the amount of the withdrawal exceeding the GWB Annual withdrawal amount. See "Withdrawal charge" in "Charges and expenses" later in this Prospectus. You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase this contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.


EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.


                                              Contract features and benefits  39

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.


OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.


OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through withdrawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Amounts withdrawn in excess of your GWB Annual withdrawal amount may be subject to a withdrawal charge, if applicable, as described in "Charges and expenses" later in the Prospectus. In addition, all withdrawals count toward your free withdrawal amount for that contract year.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is


40  Contract features and benefits
  described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:
o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from this contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from this contract.


o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300. Withdrawal charges, if applicable under your contract, will apply as described in "Charges and expenses" later in this Prospectus.

o The Guaranteed minimum income benefit, successor owner/ annuitant feature, special dollar cost averaging program (if applicable), automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue taking required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. Thereafter, withdrawal charges (if applicable under your contract) will no longer apply. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The
  Guaranteed minimum death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will equal your account value (less loan reserve account) under the contract on the day we receive notification of your decision to cancel the contract and will reflect (i) any investment gain


                                              Contract features and benefits  41
or loss in the variable investment options (less the daily charges we deduct),
(ii) any guaranteed interest in the guaranteed interest option, (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract, and (iv) any interest in the account for special dollar cost averaging through the date we receive your contract. Some states require that we refund the full amount of your contribution (not reflecting (i), (ii), (iii), or (iv) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


42  Contract features and benefits

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; (iv) the account for special dollar cost averaging and (v) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges; (ii) any applicable withdrawal charges and (iii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal (plus applicable withdrawal charges);

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or the Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.


YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


YOUR CONTRACT'S VALUE IN THE ACCOUNT FOR SPECIAL DOLLAR COST AVERAGING

Your value in the account for special dollar cost averaging at any time will equal your contribution allocated to that option, plus interest, less the sum of all amounts that have been transferred to the variable investment options you have selected.



INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating your contract.



GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.



PRINCIPAL PROTECTOR(SM)

If you elect Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and


                                           Determining your contract's value  43
you will receive no payment or supplementary life annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:


o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected, and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

     o If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

     o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on your contract anniversary beginning on the next contract anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.


44  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:
o You may not transfer any amount to the account for special dollar cost averaging.

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.
o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.
o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.
o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

o No transfers are permitted into the Special 10 year fixed maturity option.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or,

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring. We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies,



                            Transferring your money among investment options  45
which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.



46  Transferring your money among investment options

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make special dollar cost averaging and Investment Simplifier available with Option I in the 3rd quarter of 2006.



                            Transferring your money among investment options  47

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2," below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.




--------------------------------------------------------------------------------
                                   Method of withdrawal
                   -------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
     Contract      Lump sum     Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                   Yes           Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA         Yes           Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion
 IRA                 Yes           Yes             Yes            No
--------------------------------------------------------------------------------
Inherited IRA        Yes           No              No             **
--------------------------------------------------------------------------------
QP                   Yes           No              No             Yes
--------------------------------------------------------------------------------
Rollover
 TSA*                Yes           Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** This contract pays out post-death required minimum distributions. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Lump sum withdrawals will be subject to a withdrawal charge if they exceed the 10% free withdrawal amount (see "10% free withdrawal amount" in "Charges and expenses" later in this Prospectus). Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRA and QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.

Systematic withdrawals are not subject to a withdrawal charge, except to the extent that, when added to a lump sum withdrawal previously taken in the same contract year, the systematic withdrawal exceeds the 10% free withdrawal amount. This option is not available if you have elected a guaranteed principal benefit.

SUBSTANTIALLY EQUAL WITHDRAWALS
(Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.


48  Accessing your money

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

Substantially equal withdrawals that we calculate for you are not subject to a withdrawal charge. This option is not available if you have elected a guaranteed principal benefit.


LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


We do not impose a withdrawal charge on minimum distribution withdrawals if you are enrolled in our automatic RMD service except if, when added to a lump sum withdrawal previously taken in the same contract year, the minimum distribution withdrawal exceeds the 10% free withdrawal amount.

Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.


FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elect Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.



HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If the FMO amounts are insufficient, we will deduct all or a portion of the withdrawal from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).


HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.


                                                        Accessing your money  49

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for dollar basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.



HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elect Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


WITHDRAWALS TREATED AS SURRENDERS


If you withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM). If you elect Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see Principal Protector(SM) in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.



LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VIII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed


50  Accessing your money
interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option), in the order of the earliest maturity date(s) first. A market value adjustment may apply. If the FMO amounts are insufficient, we will deduct all or a portion of the loan from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.



All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable), if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw (less any withdrawal charges) and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option, fixed maturity options and the account for special dollar cost averaging (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) Elite(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Elite(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Elite(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Elite(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VIII later in this Prospectus for variations that may apply to your state.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout


                                                        Accessing your money  51
options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.




--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period
                                        certain
                                      Life annuity with refund
                                        certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period
                                        certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period
   (available for annuitants age 83     certain
   or less at contract issue)         Period certain annuity
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only). You may not elect an Income Manager(R) payout option without life contingencies unless withdrawal charges are no longer in effect under your contract.

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply your account value of your Accumulator(R) Elite(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Elite(SM), and we will deduct any applicable withdrawal charge. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


52  Accessing your money

The Income Manager(R) payout options are not available in all states.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any withdrawal charges or market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

For the fixed annuity payout options and Variable Immediate Annuity payout options, no withdrawal charge is imposed if you select a life annuity, life annuity with period certain or life annuity with refund certain.

For the fixed annuity payout option, the withdrawal charge applicable under our contract is imposed if you select a period certain. If the period certain is more than 5 years, then the withdrawal charge deducted will not exceed 5% of the account value.

For the Income Manager(R) life contingent payout options no withdrawal charge is imposed under your contract. If the withdrawal charge that otherwise would have been applied to your account value under your contract is greater than 2% of the contributions that remain in your contract at the time you purchase your payout option, the withdrawal charges under the Income Manager(R) will apply. The year in which your account value is applied to the payout option will be "contract year 1."


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Elite(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

Please see Appendix VIII later in this Prospectus for variations that may apply in your state.



                                                        Accessing your money  53

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o On each contract date anniversary -- an annual administrative charge, if applicable.


o At the time you make certain withdrawals or surrender your contract -- a withdrawal charge.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the Guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.30% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in order of the earliest maturity date(s) first. If such


54  Charges and expenses
fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



WITHDRAWAL CHARGE

A withdrawal charge applies in two circumstances: (1) if you make one or more withdrawals during a contract year that, in total, exceeds the 10% free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value or to apply your cash value to a non-life contingent annuity payout option.

The withdrawal charge equals a percentage of the contributions withdrawn in any of the first four years after we receive a contribution. We determine the withdrawal charge separately for each contribution according to the following table:



--------------------------------------------------------------------------------
                        Contract year
--------------------------------------------------------------------------------
                                  1     2     3     4      5
--------------------------------------------------------------------------------
     Percentage of contribution  8 %   7 %   6 %   5 %    0 %
--------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawals of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

For contracts issued in New York, please see Appendix VIII later in this Prospectus for the New York withdrawal charge schedule applicable to monies withdrawn from and transferred among the fixed maturity options.

In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and withdrawal charge from your account value. The amount deducted to pay withdrawal charges is also subject to that same withdrawal charge percentage. We deduct the charge in proportion to the amount of the withdrawal subtracted from each investment option. The withdrawal charge helps cover sales expenses.

The withdrawal charge does not apply in the circumstances described below.


10% free withdrawal amount. Each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. The 10% free withdrawal amount is determined using your account value at the beginning of each contract year. Additional contributions during the contract year do not increase the 10% free withdrawal amount. The 10% free withdrawal amount does not apply if you surrender your contract except where required by law.


For NQ contracts issued to a charitable remainder trust, the free withdrawal amount will equal the greater of: (1) the current account value less contributions that have not been withdrawn (earnings in the contract), and (2) the 10% free withdrawal amount defined above.

If you elect Principal Protector(SM), we will waive any withdrawal charge for any withdrawal during the contract year up to the GWB Annual withdrawal amount, even if such withdrawals exceed the free withdrawal amount. However, each withdrawal reduces the free withdrawal amount for that contract year by the amount of the withdrawal. Withdrawal charges, if applicable, are applied to the amount of the withdrawal that exceeds the GWB Annual withdrawal amount.


Certain withdrawals. If you elected the Guaranteed minimum income benefit and/or the Greater of 6% Roll-Up to age 85 or the annual ratchet to age 85 enhanced death benefit, the withdrawal charge will be waived for any withdrawal that, together with any prior withdrawals made during the contract year, does not exceed 6% of the beginning of contract year rollup portion of the related benefit bases. If your withdrawal exceeds the amount described above, this waiver is not applicable to that withdrawal, nor to any subsequent withdrawal for the life of the contract.


Disability, terminal illness or confinement to nursing home. The withdrawal charge also does not apply if:

(i) The annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration; or

(ii) We receive proof satisfactory to us (including certification by a licensed physician) that the annuitant's life expectancy is six months or less; or

(iii) The annuitant has been confined to a nursing home for more than 90 days (or such other period, as required in your state) as verified by a licensed physician. A nursing home for this purpose means one that is (a) approved by Medicare as a provider of skilled nursing care service, or (b) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and meets all of the following:
      -- its main function is to provide skilled, intermediate, or custodial nursing care;
      -- it provides continuous room and board to three or more persons;
      -- it is supervised by a registered nurse or licensed practical nurse;
      -- it keeps daily medical records of each patient;
      -- it controls and records all medications dispensed; and -- its primary service is other than to provide housing for residents.

We reserve the right to impose a withdrawal charge, in accordance with your contract and applicable state law, if the conditions as described in (i), (ii) or (iii) above existed at the time a contribution was


                                                        Charges and expenses  55
remitted or if the condition began within 12 months of the period following remittance. Some states may not permit us to waive the withdrawal charge in the above circumstances, or may limit the circumstances for which the withdrawal charge may be waived. Your financial professional can provide more information or you may contact our processing office.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.


STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.


GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If these amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are insufficient, we will deduct all or a portion from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are still insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee.


PROTECTION PLUS(SM) CHARGE


If you elect Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insuf-


56  Charges and expenses
ficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



PRINCIPAL PROTECTOR(SM) CHARGE

If you elect Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (See Appendix VIII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However, the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM)" in "Contract features and benefits."


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES


We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.50%.

o 12b-1 fees of either 0.25% or 0.35%.


o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.


                                                        Charges and expenses  57

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


58  Charges and expenses

6.  Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contract features and benefits" earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for the purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.


                                                    Payment of death benefit  59

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5-year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elect Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o A successor owner should consider naming a new beneficiary.


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). Subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. Thereafter, withdrawal charges will no longer apply to contributions made before your death. Withdrawal charges will apply if additional contributions are made. These additional contributions will be considered to be withdrawn only after all other amounts have been withdrawn.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the Guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elect Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an NQ contract is owned by a Living Trust, as defined in the contract, and at the time of the annuitant's death the annuitant's spouse is the sole beneficiary of the Living Trust, the Trustee, as owner of the contract, may request that the spouse be substituted as annuitant as of the date of the annuitant's death. No further change of annuitant will be permitted.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


For information on the operation of successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in



60  Payment of death benefit
this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit" under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:


o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.


o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If the annuitant dies first, withdrawal charges will no longer apply to any contributions made prior to the annuitant's death. If the non-annuitant spouse dies first, the withdrawal charge schedule remains in effect with regard to all contributions.

o If you elect Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce, but do not change the owner or primary beneficiary, Spousal protection continues.


BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VIII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin


                                                    Payment of death benefit  61
by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value and no withdrawal charges, if any, will apply.

o Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

  o The beneficiary was 75 or younger on the original contract date.

  o The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

  o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

  o If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

  o As long as the GWB benefit base is $5,000 or greater, the ben eficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

  o If scheduled payments are elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

  o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

  o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the



62  Payment of death benefit
    scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and the annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax information" later in this Prospectus.

o Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

  o The beneficiary was 75 or younger on the original contract date. o The benefit and charge will remain in effect unless your benefi ciary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

  o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses


                                                    Payment of death benefit  63
    not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

  o If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

  o As long as the GWB benefit base is $5,000 or greater, the ben eficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

  o If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

  o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

  o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

o No withdrawal charges, if any, will apply to any withdrawals by the beneficiary.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o The annuity account value will not be reset to the death benefit amount.

o The contract's withdrawal charge schedule will continue to be applied to any withdrawal or surrender other than scheduled payments; the contract's free corridor amount will continue to apply to withdrawals but does not apply to surrenders.

o We do not impose a withdrawal charge on scheduled payments except if, when added to any withdrawals previously taken in the same contract year, including for this purpose a contract surrender, the total amount of withdrawals and scheduled payments exceed the free corridor amount. See the "Withdrawal charges" in "Charges and expenses" earlier in this Prospectus.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

64  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Elite(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth Conversion IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Elite(SM)'s Guaranteed minimum income benefit, the Prinicpal Protector(SM) benefit, dollar cost averaging, choice of death benefits, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract. See also Appendix III at the end of this Prospectus for a discussion of QP contracts.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:


                                                             Tax information  65

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the Annuitant's death, you may purchase a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Accumulator(R) Elite(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) Elite(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.

Beneficiary continuation option

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2;"


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o scheduled payments, any additional withdrawals under "Withdrawal Option 2,"
  or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.


The ruling does not specifically address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.


EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.


INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.


SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)


GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590


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("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


We have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) Elite(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Elite(SM) traditional and Roth IRA contracts.


The inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.



PROTECTION PLUS(SM) FEATURE


The Protection Plus(SM) feature is offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a similar Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Elite(SM) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Elite(SM) IRA or Accumulator(R) Elite(SM) Roth IRA with the optional Protection Plus(SM) feature.


Your right to cancel within a certain number of days


You can cancel any version of the Accumulator(R) Elite(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with in a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers")

Regular contributions to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount is the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on


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whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, for each of the taxable years 2006 and 2007 your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,00.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000. .


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


    ($10,000-excess AGI)     times    the maximum       Equals     the adjusted
    ---------------------      x        regular            =         deductible
     divided by $10,000               contribution                  contribution
                                      for the year                     limit



Additional "Saver's Credit" for contributions to a traditional
IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.


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Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or


o    loans that are treated as distributions; or

o    death benefit payments to a beneficiary who is not your surviving spouse;
     or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year); or

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

o    regular contributions to a traditional IRA made after you reach age 70-1/2;
     or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional
    IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o    the entire amount received is rolled over to another traditional
     IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS


Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount



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required to be distributed from these contracts if you take annual withdrawals instead of annuitizing, Please consult your tax adviser concerning applicability of these complex rules to your situation.

Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of


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the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o used to pay certain extraordinary medical expenses (special federal income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Elite(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.


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Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the years is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions.  Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.


Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.


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The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth
IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any


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Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.


The following distributions from Roth IRAs are free of income tax:

o    rollovers from a Roth IRA to another Roth IRA;


o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.


(3)  Earnings on contributions.



Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contributions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


Borrowing and loans are prohibited transactions


Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.

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TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please contact your tax adviser concerning how these Proposed Regulations could affect you.


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature

The Protection Plus(SM) feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Elite(SM) Rollover TSA contract with the optional Protection Plus(SM) feature.

Contributions to TSAs

There are two ways you can make contributions to establish this Accumulator(R) Elite(SM) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.


If you make a direct transfer, you must fill out our transfer form.


We do not accept after-tax contribution rollovers to the Accumulator(R) Elite(SM) TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Accumulator(R) Elite(SM) Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if


                                                             Tax information  77
you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o    you give us acceptable written documentation as to the source of the funds;
     and

o the Accumulator(R) Elite(SM) contract receiving the funds has provisions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Elite(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Elite(SM) TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o    you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Elite(SM) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o    direct rollover from another TSA or eligible retirement plan; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who provided the funds to purchase the TSA you are transferring to the Accumulator(R) Elite(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o    you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before


78  Tax information
recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstand ing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Elite(SM) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;


o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

See Appendix VIII later in this Prospectus for any state rules that affect loans from a Rollover TSA contract.

Tax-deferred rollovers and direct transfers. You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required minimum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Elite(SM) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being trans-


                                                             Tax information  79
     ferred to the Accumulator(R) Elite(SM) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This will only apply to you if you establish your Accumulator(R) Elite(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition); or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different



80  Tax information
choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at anytime.

Federal income tax withholding on non-periodic annuity payments (withdrawals)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA and qualified plan distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o    a death benefit payment to a beneficiary who is not your surviv ing spouse;
     or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.


IMPACT ON TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  81

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Account's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Account invests solely in class IB/B shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;


(6)  to restrict or eliminate any voting rights as to the Separate Account;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.



ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling their shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, which generally accompany this Prospectus, or in the respective SAIs which are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:




--------------------------------------------------------------------------------
  Fixed Maturity Options
   with February 15th           Rate to                   Price
    Maturity Date of        Maturity as of             Per $100 of
      Maturity Year       February 15, 2006           Maturity Value
--------------------------------------------------------------------------------
           2007                  3.17%                   $ 96.93
           2008                  3.29%                   $ 93.73
           2009                  3.37%                   $ 90.53
           2010                  3.43%                   $ 87.37
           2011                  3.47%                   $ 84.31
           2012                  3.53%                   $ 81.20
           2013                  3.64%                   $ 77.84
           2014                  3.69%                   $ 74.82
           2015                  3.74%                   $ 71.84
--------------------------------------------------------------------------------


82  More information

--------------------------------------------------------------------------------
  Fixed Maturity Options
   with February 15th           Rate to                   Price
    Maturity Date of        Maturity as of             Per $100 of
      Maturity Year       February 15, 2006           Maturity Value
--------------------------------------------------------------------------------
           2016                  3.76%                   $ 69.12
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw any of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. Any withdrawal charges that are deducted from a fixed maturity option will result in a market value adjustment calculated in the same way. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined by using a widely published index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and the fixed maturity options, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



                                                            More information  83

ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VIII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer, or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.



84  More information

o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).

o Initial contributions allocated to the account for special dollar cost averaging receive the interest rate in effect on that business day. At certain times, we may offer the opportunity to lock in the interest rate for an initial contribution to be received under Section 1035 exchanges and trustee to trustee transfers. Your financial professional can provide information, or you can call our processing office.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.


o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o    the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in the prospectuses for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustee or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.



SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2 and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the


                                                            More information  85
benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information.

See Appendix VIII later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer, which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.


DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into Selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 1.20% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 6.50% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 6.50% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Elite(SM) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the


86  More information
advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



                                                            More information  87

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to The AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


88  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.65%.




UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                              ------------------------------------------------------
                                                                                 2005                 2004                 2003
------------------------------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.46              $  11.72             $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            12.508                4,674                 195
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  10.83              $  10.75             $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            3,738                 1,736                 116
------------------------------------------------------------------------------------------------------------------------------------
AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  11.20              $  11.03             $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            9,271                 3,928                 215
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  11.58              $  11.24             $ 10.51
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           52,197                21,440                 970
------------------------------------------------------------------------------------------------------------------------------------
AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.29              $  11.72             $ 10.67
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           69,680                21,528                 560
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.51              $  11.75             $ 10.66
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              442                   210                  15
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  10.39              $  10.38             $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            4,566                 2,210                 301
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.28              $  11.67             $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            1,765                   716                  86
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  11.47              $  11.32             $ 10.59
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            5,292                 3,135                 282
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  14.79              $  13.02             $ 11.23
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            2,536                 1,127                  65
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  11.98              $  11.41             $ 10.58
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            1,016                   456                  20
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  11.59              $  10.97             $ 10.45
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            2,204                 1,141                  59
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  13.12              $  12.46             $ 11.07
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            3,109                 1,455                  59
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.33              $  11.57             $ 10.53
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            2,515                 1,381                  97
------------------------------------------------------------------------------------------------------------------------------------



                                Appendix I: Condensed financial information  A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                              ------------------------------------------------------
                                                                                 2005                 2004                 2003
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 13.15               $ 12.45              $ 10.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           2,566                 1,506                  103
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.65               $ 10.64              $ 10.31
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,431                   675                   35
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.58               $ 12.26              $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           5,402                 2,957                  158
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.53               $ 12.07              $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           4,328                 2,227                  127
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.07               $ 10.12              $ 10.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,398                   905                   69
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 14.74               $ 13.00              $ 11.19
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           3,716                 1,270                   66
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.46               $ 11.02              $ 10.34
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,386                   595                   44
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.44               $ 10.40              $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           2,303                 1,119                   95
------------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 13.22               $ 12.06              $ 10.75
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,783                   913                   81
------------------------------------------------------------------------------------------------------------------------------------
EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.35                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             118                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  7.91               $  7.49                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,416                    31                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.65               $ 12.20              $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           9,522                 5,080                  310
------------------------------------------------------------------------------------------------------------------------------------
EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  5.80               $  5.55                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           3,177                   208                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.43               $ 10.68              $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             571                   194                    5
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.17               $ 10.80              $ 10.41
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           2,419                   273                   15
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 14.38               $ 12.48              $ 11.17
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           7,243                 3,564                  178
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.20               $ 11.69              $ 10.72
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           4,879                 2,900                   86
------------------------------------------------------------------------------------------------------------------------------------



A-2  Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                              ------------------------------------------------------
                                                                                 2005                 2004                 2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.09               $ 11.60              $ 10.79
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           7,725                 4,402                  275
------------------------------------------------------------------------------------------------------------------------------------
EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.38                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             563                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.98               $ 11.67              $ 10.76
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           7,495                 4,181                  204
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  9.74                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             172                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.50               $ 11.25              $ 10.69
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,528                 1,146                  126
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 13.53               $ 12.93              $ 11.33
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           5,920                 3,260                  291
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 14.02               $ 12.80              $ 11.04
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           4,526                 2,213                  149
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.48                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             442                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 22.24               $ 21.68                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             802                    76                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 11.48                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             373                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.18               $ 11.54              $ 10.46
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,201                   449                   46
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.50               $ 10.44              $ 10.20
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           7,995                 3,501                  284
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.22               $ 11.96              $ 10.97
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           1,018                   473                   42
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 12.96               $ 12.59              $ 10.93
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           5,307                 2,979                  191
------------------------------------------------------------------------------------------------------------------------------------
EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.63                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             563                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  9.98                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             743                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $ 10.58                    --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                             874                    --                   --
------------------------------------------------------------------------------------------------------------------------------------



                                Appendix I: Condensed financial information  A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                              ------------------------------------------------------
                                                                                 2005                 2004                 2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  10.54                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              527                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  11.13                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            2,163                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.51              $ 11.49              $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                           11,881                5,249                  435
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.02              $ 11.87              $ 10.92
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            4,888                3,020                  210
------------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  14.47              $ 13.27              $ 11.09
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            4,026                1,161                   30
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.16              $ 11.34              $ 10.24
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              705                  369                   29
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.21              $ 11.58              $ 10.57
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            1,271                  643                   69
------------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $   9.97              $  9.87              $  9.96
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            2,041                1,005                   42
------------------------------------------------------------------------------------------------------------------------------------
EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $   4.51              $  4.35                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              883                   38                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $   9.91                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            3,300                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $   9.96                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              402                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.72              $ 12.40              $ 10.71
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            2,210                1,215                   79
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  16.53              $ 16.17                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              526                   22                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $   5.43              $  5.07                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              952                   71                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  10.41                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            2,852                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  18.24              $ 13.97              $ 11.48
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            3,408                1,047                   46
------------------------------------------------------------------------------------------------------------------------------------
EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                  $  12.35                   --                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                              533                   --                   --
------------------------------------------------------------------------------------------------------------------------------------



A-4  Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (continued)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                       For the years ending December 31,
                                                                              ------------------------------------------------------
                                                                                 2005                 2004                 2003
------------------------------------------------------------------------------------------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 11.81                $ 11.36                   --
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                            137                      6                   --
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 10.95                $ 10.35              $ 10.16
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          2,568                    878                   43
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                                 $ 16.89                $ 14.71              $ 10.99
------------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                          2,639                  1,107                   41
------------------------------------------------------------------------------------------------------------------------------------



                                Appendix I: Condensed financial information  A-5

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who are considering the purchase of an Accumulator(R) Elite(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit, and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Elite(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) Elite(SM) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans, we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs or amounts attributable to an excess or mistaken contribution must be withdrawn, withdrawals from the QP contract may be required. A withdrawal charge and/or market value adjustment may apply.


AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:


o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;

o beginning in 2006, provisions in the Treasury Regulations on required minimum distributions will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distributions. This could increase the amounts required to be distributed from the contract;

o the Guaranteed minimum income benefit may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued; and

o if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, payments will be made to the trustee.


Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


B-1  Appendix II: Purchase considerations for QP contracts

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.




------------------------------------------------------------------------------------------------------------------------------------
                                                                      Hypothetical assumed rate to maturity on February 15, 2010
                                                                     ---------------------------------------------------------------
                                                                                  5.00%                      9.00%
------------------------------------------------------------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(1) Market adjusted amount                                                      $144,082                  $ 119,503
------------------------------------------------------------------------------------------------------------------------------------
(2) Fixed maturity amount                                                       $131,104                  $ 131,104
------------------------------------------------------------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                                     $ 12,978                  $ (11,601)
------------------------------------------------------------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
------------------------------------------------------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                                           $  4,504                  $  (4,854)
------------------------------------------------------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]                         $ 45,496                  $  54,854
------------------------------------------------------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                                            $ 85,608                  $  76,250
------------------------------------------------------------------------------------------------------------------------------------
(7) Maturity value                                                              $120,091                  $ 106,965
------------------------------------------------------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                                               $ 94,082                  $  69,503
------------------------------------------------------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.



                              Appendix III: Market value adjustment example  C-1

Appendix IV: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit, if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:





------------------------------------------------------------------------------------------------------------------------------------
   End of
 contract                                                  6% Roll-Up to age 85                 Annual Ratchet to age 85
   year                    Account value                  enhanced death benefit                 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
     1                       $105,000                           $106,000                                $105,000
------------------------------------------------------------------------------------------------------------------------------------
     2                       $115,500                           $112,360                                $115,500
------------------------------------------------------------------------------------------------------------------------------------
     3                       $129,360                           $119,102                                $129,360
------------------------------------------------------------------------------------------------------------------------------------
     4                       $103,488                           $126,248                                $129,360
------------------------------------------------------------------------------------------------------------------------------------
     5                       $113,837                           $133,823                                $129,360
------------------------------------------------------------------------------------------------------------------------------------
     6                       $127,497                           $141,852                                $129,360
------------------------------------------------------------------------------------------------------------------------------------
     7                       $127,497                           $150,363                                $129,360
------------------------------------------------------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.


ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

D-1  Appendix IV: Enhanced death benefit example

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Elite(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying portfolios (as described below), the corresponding net annual rates of return would be (3.23)% and 2.77% for the Accumulator(R) Elite(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios, as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                      Appendix V: Hypothetical illustrations E-1

Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up or the Annual Ratchet to age 85 Guaranteed minimum death benefit
  Protection Plus

  Guaranteed minimum income benefit

                                                          Greater of 6%
                                                        Roll-Up to age 85
                                                          or the Annual
                                                             Ratchet                                     Lifetime Annual
                                                            to age 85                           Guaranteed Minimum Income Benefit
                                                           Guaranteed      Total Death Benefit ------------------------------------
                                                          Minimum Death      with Protection       Guaranteed       Hypothetical
                   Account Value        Cash Value           Benefit              Plus               Income            Income
       Contract ------------------- ------------------  ------------------ ------------------- ------------------ -----------------
 Age     Year       0%        6%       0%        6%        0%        6%        0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- --------- --------- --------- --------- --------- -------- --------- -------
 60        1     100,000   100,000   92,000    92,000   100,000  100,000    100,000  100,000      N/A      N/A       N/A      N/A
 61        2      95,106   101,085   88,106    94,085   106,000  106,000    108,400  108,400      N/A      N/A       N/A      N/A
 62        3      90,308   102,117   84,308    96,117   112,360  112,360    117,304  117,304      N/A      N/A       N/A      N/A
 63        4      85,596   103,090   80,596    98,090   119,102  119,102    126,742  126,742      N/A      N/A       N/A      N/A
 64        5      80,963   103,997   80,963   103,997   126,248  126,248    136,747  136,747      N/A      N/A       N/A      N/A
 65        6      76,401   104,830   76,401   104,830   133,823  133,823    147,352  147,352      N/A      N/A       N/A      N/A
 66        7      71,902   105,584   71,902   105,584   141,852  141,852    158,593  158,593      N/A      N/A       N/A      N/A
 67        8      67,456   106,249   67,456   106,249   150,363  150,363    170,508  170,508      N/A      N/A       N/A      N/A
 68        9      63,057   106,818   63,057   106,818   159,385  159,385    183,139  183,139      N/A      N/A       N/A      N/A
 69       10      58,694   107,281   58,694   107,281   168,948  168,948    196,527  196,527      N/A      N/A       N/A      N/A
 74       15      37,056   107,643   37,056   107,643   226,090  226,090    276,527  276,527    14,266   14,266    14,266   14,266
 79       20      14,969   103,584   14,969   103,584   302,560  302,560    383,584  383,584    20,393   20,393    20,393   20,393
 84       25           0    93,035        0    93,035         0  404,893          0  493,179         0   34,821         0   34,821
 89       30           0    88,221        0    88,221         0  429,187          0  517,472      N/A      N/A       N/A      N/A
 94       35           0    85,866        0    85,866         0  429,187          0  517,472      N/A      N/A       N/A      N/A
 95       36           0    85,361        0    85,361         0  429,187          0  517,472      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



E-2  Appendix V: Hypothetical illustrations

Appendix VI: Guaranteed principal benefit example

--------------------------------------------------------------------------------


For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2006. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Assuming 100%
                                                                                                             in variable
                                                        Assuming 100%       Under GPB       Under GPB         investment
                                                            in FMO           Option 1        Option 2          options
------------------------------------------------------------------------------------------------------------------------------------
Amount allocated to FMO on February 15, 2006
based upon a 3.76% rate to maturity                        100,000            69,120          40,000              --
------------------------------------------------------------------------------------------------------------------------------------
Initial account value allocated to the variable
investment options on February 15, 2006                       0               30,880          60,000           100,000
------------------------------------------------------------------------------------------------------------------------------------
Account value in the fixed maturity option on
February 15, 2016                                          144,673           100,000          57,869              0
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2016, assuming a 0% gross rate of
return)                                                    144,673           122,237         100,000*           72,012
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2016, assuming a 6% gross rate of
return)                                                    144,673           140,583         130,155**         131,421
------------------------------------------------------------------------------------------------------------------------------------
Annuity account value (computed by adding
together the value at the maturity date of the
applicable fixed maturity option plus the value of
amounts in the variable investment options on
February 15, 2016, assuming a 10% gross rate of
return)                                                    144,673           159,452         164,514**         192,527
------------------------------------------------------------------------------------------------------------------------------------



* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $3,150 in this example

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.



                          Appendix VI: Guaranteed principal benefit example  F-1

Appendix VII: Protection Plus(SM) example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

                                                          No Withdrawal           $3000 withdrawal           $6000 withdrawal
    --------------------------------------------------------------------------------------------------------------------------------
A   Initial Contribution                                     100,000                  100,000                   100,000
    --------------------------------------------------------------------------------------------------------------------------------
B   Death Benefit: prior to withdrawal.*                     104,000                  104,000                   104,000
    --------------------------------------------------------------------------------------------------------------------------------
    Protection Plus Earnings: Death Benefit less net
C   contributions (prior to the withdrawal in D).             4,000                    4,000                     4,000
    B minus A.
    --------------------------------------------------------------------------------------------------------------------------------
D   Withdrawal                                                  0                      3,000                     6,000
    --------------------------------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Protection Plus
E   earnings                                                    0                        0                       2,000
    greater of D minus C or zero
    --------------------------------------------------------------------------------------------------------------------------------
F   Net Contributions (adjusted for the withdrawal in D)
    A minus E                                                100,000                  100,000                   98,000
    --------------------------------------------------------------------------------------------------------------------------------
G   Death Benefit (adjusted for the withdrawal in D)
    B minus D                                                104,000                  101,000                   98,000
    --------------------------------------------------------------------------------------------------------------------------------
H   Death Benefit less Net Contributions
    G minus F                                                 4,000                    1,000                       0
    --------------------------------------------------------------------------------------------------------------------------------
I   Protection Plus Factor                                     40%                      40%                       40%
    --------------------------------------------------------------------------------------------------------------------------------
J   Protection Plus Benefit
    H times I                                                 1,600                     400                        0
    --------------------------------------------------------------------------------------------------------------------------------
K   Death Benefit: Including Protection Plus
    G plus J                                                 105,600                  101,400                   98,000
    --------------------------------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit.


G-1  Appendix VII: Protection Plus(SM) example

Appendix VIII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------


The following information is a summary of the states where the Accumulator(R) Elite(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Please note that this may not be a complete list and the availability of features and benefits are subject to state approval and approval may be pending in your state. Please contact your financial professional for more information about availability in your state.



STATES WHERE CERTAIN ACCUMULATOR(R) ELITE(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:



------------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                                 Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to   If you reside in the state of California and you are age 60
                cancel within a certain number of days"                and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below.

                                                                       If you allocate your entire initial contribution to the money market account (and/or guaranteed interest option, if
                                                                       available), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than your initial contribution. If you allocate any portion of your
                                                                       initial contribution to the variable investment options
                                                                       (other than the money market account) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfers of ownership, collateral assignments,   The second paragraph in this section is deleted.
                loans and borrowing" in "More information
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                 Not Available

                Guaranteed principal benefit option1 and Guaranteed    Not Available
                principal benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                           Not Available

                Annual administrative charge                           The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.

                See "How you can purchase and contribute to your       Additional contributions are limited to the first two years
                contract" in "Contract features and benefits"          after the contract issue date only.

                See "Disability, terminal illness or confinement to    This section is deleted in its entirety.
                nursing home" under "Withdrawal charge" in
                "Charges and expenses"
------------------------------------------------------------------------------------------------------------------------------------
 NEW YORK       Greater of the 6% Roll-Up or Annual Ratchet Guaran-    Not Available (you have a choice of the standard death
                teed minimum death benefit                             benefit or the Annual Ratchet to age 85 guaranteed minimum death benefit), as described earlier in this Prospectus.

                Guaranteed minimum death benefit/guaranteed mini-      Not Available
                mum income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse guar-       Not Available
                antee

                Principal Protector(SM)                                Not Available
------------------------------------------------------------------------------------------------------------------------------------


                               Appendix VIII: State contract availability and/or
                                variations of certain features and benefits  H-1

------------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                              Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,   Protection Plus(SM)                                     Not Available
CONTINUED
            Variable Immediate Annuity payout options -- Life       Not Available on a Single life basis.
            annuity contracts

            See "Insufficient account value" in "Determining your   If your account value in the variable investment options and the
            contract's value"                                       fixed maturity options is insufficient to pay the annual
                                                                    administrative charge, or either enhanced death benefit charge, and you have no account value in the guaranteed interest option, your contract will terminate without value, and you will lose any applicable benefits. See "Charges and expenses" earlier in this Prospectus.

            See "The amount applied to purchase an annuity          For fixed annuity period certain payout options only, the amount
            payout option" in "Accessing your money"                applied to the annuity benefit is the greater of the cash value or 95% of what the account value would be if no withdrawal charge applied. The income provided, however, will never be less than what would be provided by applying the account value to the guaranteed annuity purchase factors.

            See "Annuity maturity date" in "accessing your          The maturity date by which you must take a lump sum withdrawal
            money"                                                  or select an annuity payout option is as follows:
                                                                                Maximum
                                                                    Issue age   Annuitization age
                                                                    ---------   -----------------
                                                                    0-80        90
                                                                    81          91
                                                                    82          92
                                                                    83          93
                                                                    84          94
                                                                    85          95
                                                                    Please see this section earlier in this Prospectus for more information.

            See "Charges and expenses"                              With regard to the Annual administrative, either enhanced death benefit, Guaranteed principal benefit option 2 and Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option)
                                                                    in the order of the earliest maturity date(s) first. If such fixed maturity option amounts are insufficient, we will deduct all or a portion of the charge from the account for special dollar cost averaging (not available if the Guaranteed principal benefit option is elected). If such amounts are still
                                                                    insufficient, we will deduct any remaining portion from the
                                                                    Special 10 year fixed maturity option. If the contract is
                                                                    surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A
                                                                    market value adjustment will apply to deductions from the
                                                                    fixed maturity options (including the Special 10 year fixed maturity option). Deductions from the fixed maturity options
                                                                    (including the Special 10 year fixed maturity option) cannot cause the credited net interest for the contract year to fall below 1.5%.
------------------------------------------------------------------------------------------------------------------------------------


H-2 Appendix VIII: State contract availability and/or variations of certain features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 State           Features and Benefits                     Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                  With regard to the Annual administrative, and either enhanced death
CONTINUED                                                  benefit and the Guaranteed minimum income benefit charges only, if your account value in the variable investment options and the fixed maturity options is insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

            Fixed maturity options -- withdrawal charges   The withdrawal charge that applies to withdrawals taken from amounts in the fixed maturity options will never exceed 7% and will be determined by applying the New York Alternate Scale I shown below. If you withdraw amounts that have been transferred from one fixed maturity option to another, we use the New York Alternate Scale II (also shown below) if it produces a higher charge than Alternate Scale I.

                                                           The withdrawal charge may not exceed the withdrawal charge that would normally apply to the contract. If a contribution has been in the contract for more than 4 years and therefore would have no withdrawal charge, no withdrawal charge will apply. Use of a New York Alternate
                                                           Scale can only result in a lower charge. We will compare the result of applying Alternate Scale I or II, as the case may be, to the result of applying the normal withdrawal charge, and will charge the lower withdrawal charge.

                                                           ---------------------------------------------------------
            Fixed maturity options -- withdrawal charges   NY Alternate Scale I        NY Alternate Scale II
            (continued)                                    Year of investment in fixed Year of transfer within fixed
                                                           maturity option*            maturity option*
                                                           ---------------------------------------------------------
                                                           Within year 1           7%  Within year 1             5%
                                                           ---------------------------------------------------------
                                                             2                     6%    2                       4%
                                                           ---------------------------------------------------------
                                                             3                     5%    3                       3%
                                                           ---------------------------------------------------------
                                                             4                     4%    4                       2%
                                                           ---------------------------------------------------------
                                                           After year 5            0%  After year 5              0%
                                                           ---------------------------------------------------------
                                                           Not to exceed 1% times the number of years remaining in the fixed maturity option, rounded to the higher number of years. In other words, if 4.3 years remain, it would be a 5% charge.

                                                           *   Measured from the contract date anniversary prior to the date of the contribution or transfer.

                                                           If you take a withdrawal from an investment option other than the fixed maturity options, the amount available for withdrawal without a withdrawal charge is reduced. It will be reduced by the amount of the contribution in the fixed maturity options to which no withdrawal charge applies.

                                                           You should consider that on the maturity date of a fixed maturity option if we have not received your instructions for allocation of your maturity value, we will transfer your maturity value to the fixed maturity option with the shortest available maturity. If we are not offering other fixed maturity options, we will transfer your maturity value to the EQ/Money Market option.
------------------------------------------------------------------------------------------------------------------------------------



                               Appendix VIII: State contract availability and/or
                                variations of certain features and benefits  H-3

------------------------------------------------------------------------------------------------------------------------------------
 State         Features and Benefits                                  Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,                                                             The potential for lower withdrawal charges for withdrawals
CONTINUED                                                             from the fixed maturity options and the potential for a lower
                                                                      "free withdrawal amount" than what would normally apply,
                                                                      should be taken into account when deciding whether to allocate amounts to, or transfer amounts to or from, the fixed maturity options.
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA   Contribution age limitations                           The following contribution limits apply:

                                                                                     Maximum
                                                                      Issue age      contribution age
                                                                      ---------      ----------------
                                                                      0-75           82
                                                                      76             83
                                                                      77             84
                                                                      78-80          85
                                                                      81-85          87

               Special dollar cost averaging program                  In Pennsylvania, we refer to this program as "enhanced rate dollar cost averaging."

               See "Annuity maturity date" in "Accessing your         The maturity date by which you must take a lump sum withdrawal
               money"                                                 or select an annuity payout option is as follows:

                                                                                     Maximum
                                                                      Issue age      annuitization age
                                                                      ---------      -----------------
                                                                      0-75           85
                                                                      76             86
                                                                      77             87
                                                                      78-80          88
                                                                      81-85          90

               Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                      Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO    IRA, Roth IRA, Inherited IRA, QP and Rollover TSA      Not Available
               contracts
------------------------------------------------------------------------------------------------------------------------------------
               Beneficiary continuation option (IRA)                  Not Available
------------------------------------------------------------------------------------------------------------------------------------
TEXAS          See "Annual administrative charge" in "Charges and     The annual administrative charge will not be deducted from
               expenses"                                              amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
UTAH           See " Transfer of ownership, collateral assignments,   The second paragraph in this section is deleted.
               loans and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT        Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                      Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON     Guaranteed interest option                             Not Available

               Investment simplifier -- Fixed-dollar option           Not Available
               and Interest sweep option

               Fixed maturity options                                 Not Available

               Guaranteed Principal Benefit Options 1 and 2           Not Available

               Income Manager(R) payout option                        Not Available

               Protection Plus(SM)                                    Not Available
------------------------------------------------------------------------------------------------------------------------------------


H-4 Appendix VIII: State contract availability and/or variations of certain features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 State         Features and Benefits                                  Availability or Variation
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON,   Special dollar cost averaging program                   o Available only at issue.
CONTINUED
                                                                      o Subsequent contributions cannot be used to elect new
                                                                        programs. You may make subsequent contributions to the
                                                                        initial programs while they are still running.

              See "Guaranteed minimum death benefit" (SM) in "Con-    You have a choice of the standard death benefit, the Annual
              tract features and benefits"                            Ratchet to age 85 enhanced death benefit, or the Greater of 4%
                                                                      Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit.

              See "Annual administrative charge" in "Charges and      The annual administrative charge will be deducted from the
              expenses"                                               value in the variable investment options on a pro rata basis.

              See "Withdrawal charge" in "Charges and expenses"       The 10% free withdrawal amount applies to full surrenders.

              See "Withdrawal charge" in "Charges and expenses"       The annuitant has qualified to receive Social Security
              under "Disability, terminal illness, or confinement to  disability benefits as certified by the Social Security
              nursing home"                                           Administration or a statement from an independent U.S.
                                                                      licensed physician stating that the annuitant meets the
                                                                      definition of total disability for at least 6 continuous
                                                                      months prior to the notice of claim. Such disability must be re-certified every 12 months.
------------------------------------------------------------------------------------------------------------------------------------



                               Appendix VIII: State contract availability and/or
                                variations of certain features and benefits  H-5

Appendix IX: Contract variations

--------------------------------------------------------------------------------

Although this Prospectus is primarily designed for potential purchasers of the contract, you may be receiving it as a current contract owner. If you are a current contract owner, you should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VIII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


------------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period          Feature/Benefit                                Variation
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    Guaranteed interest option                     Your lifetime minimum interest rate is either
                                                                                1.5%, 2.25% or 3.0% (depending on the state
                                                                                where your contract was issued).
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - July 2004       Principal Protector(SM) benefit                Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - December 2004   Termination of guaranteed benefits             Your guaranteed benefits will not automatically
                                                                                terminate if you change ownership of your NQ
                                                                                contract.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Guaranteed minimum income benefit:
                                                                                The effective annual interest credited to the
                                 o Benefit base crediting rate                  applicable benefit base is 5%.*

                                                                                Guaranteed minimum income benefit charge:
                                 o Fee table                                    0.55%.*
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Greater of the 6% Roll-Up to age 85 or the
                                 Annual Ratchet to age 85 enhanced death
                                 benefit:
                                                                                The effective annual interest credited to the
                                 o Benefit base crediting rate                  applicable benefit base is 5%.*

                                                                                Greater of the 5% Roll-Up to age 85 or the
                                 o Fee table                                    Annual Ratchet to age 85 enhanced death
                                                                                benefit charge: 0.50%.*
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Effect of withdrawals on your Greater of the   Withdrawals will reduce each of the benefit
                                 6% Roll-Up to age 85 or the Annual Ratchet     bases on a pro rata basis only.*
                                 to age 85 enhanced death benefit
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    No lapse guarantee                             Unavailable.
------------------------------------------------------------------------------------------------------------------------------------
September 2003 - October 2005    Roll-Up benefit base reset                     Unavailable.
------------------------------------------------------------------------------------------------------------------------------------



* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.



I-1  Appendix IX: Contract variations

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page
Unit Values                                                                 2
Custodian and Independent Registered Public Accounting Firm                 2
Distribution of the Contracts                                               2
Financial Statements                                                        2


How to obtain an Accumulator(R) Elite(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R) Elite(SM)
  P.O. Box 1547 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me an Accumulator(R) Elite(SM) SAI for Separate Account No. 49 dated May 1, 2006.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------
City           State    Zip











                                            X01184/Elite '02, `04 and '06 Series

Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SELECT(SM)?

Accumulator(R) Select(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options or fixed maturity options ("investment options"). There is no withdrawal charge under the contract.

This contract is no longer available for new purchasers. This Prospectus is designed for current contract owners.


--------------------------------------------------------------------------------
Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Caywood-Scholl High Yield Bond
o AXA Conservative Allocation*           o EQ/Equity 500 Index
o AXA Conservative-Plus Allocation*      o EQ/Evergreen International Bond
o AXA Moderate Allocation*               o EQ/Evergreen Omega
o AXA Moderate-Plus Allocation*          o EQ/FI Mid Cap
o AXA Premier VIP Aggressive Equity      o EQ/FI Mid Cap Value
o AXA Premier VIP Core Bond              o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Health Care            o EQ/GAMCO Small Company Value
o AXA Premier VIP High Yield             o EQ/International Growth
o AXA Premier VIP International Equity   o EQ/Janus Large Cap Growth
o AXA Premier VIP Large Cap Core         o EQ/JPMorgan Core Bond
  Equity                                 o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Growth       o EQ/Lazard Small Cap Value
o AXA Premier VIP Large Cap Value        o EQ/Legg Mason Value Equity
o AXA Premier VIP Mid Cap Growth         o EQ/Long Term Bond
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Technology             o EQ/Lord Abbett Large Cap Core
o EQ/Alliance Common Stock               o EQ/Lord Abbett Mid Cap Value
o EQ/Alliance Growth and Income          o EQ/Marsico Focus
o EQ/Alliance Intermediate Government    o EQ/Mercury Basic Value Equity
  Securities                             o EQ/Mercury International Value
o EQ/Alliance International              o EQ/MFS Emerging Growth Companies
o EQ/Alliance Large Cap Growth           o EQ/MFS Investors Trust
o EQ/Alliance Quality Bond               o EQ/Money Market
o EQ/Alliance Small Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Ariel Appreciation II               o EQ/PIMCO Real Return
o EQ/Bear Stearns Small Company          o EQ/Short Duration Bond
  Growth                                 o EQ/Small Company Index
o EQ/Bernstein Diversified Value         o EQ/TCW Equity
o EQ/Boston Advisors Equity Income       o EQ/UBS Growth and Income
o EQ/Calvert Socially Responsible        o EQ/Van Kampen Comstock
o EQ/Capital Guardian Growth             o EQ/Van Kampen Emerging Markets
o EQ/Capital Guardian International        Equity
o EQ/Capital Guardian Research           o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian U.S. Equity        o EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------



*
   The "AXA Allocation" portfolios.



You may allocate to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust or EQ Advisors Trust (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the fixed maturity options, which is discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.


o An annuity that is an investment vehicle for a qualified defined contribution plan ("QP") (Rollover and direct transfer contributions only).


o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $25,000 was required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is a part of one of the registration statements. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          X01193

                                                                     OREGON ONLY

Contents of this Prospectus
--------------------------------------------------------------------------------


ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) Select(SM) at a glance -- key features                        8

--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Example                                                                     13
Condensed financial information                                             16



--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can contribute to your contract                                     17
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19

Portfolios of the Trusts                                                    20

Allocating your contributions                                               24
Your benefit base                                                           26
Annuity purchase factors                                                    26
Our baseBUILDER option                                                      26
Guaranteed minimum death benefit                                            28
Your right to cancel within a certain number of days                        29



--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        30
--------------------------------------------------------------------------------
Your account value and cash value                                           30
Your contract's value in the variable investment options                    30
Your contract's value in the fixed maturity options                         30

Insufficient account value                                                  30




--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
     INVESTMENT OPTIONS                                                     31
--------------------------------------------------------------------------------
Transferring your account value                                             31
Disruptive transfer activity                                                31
Rebalancing your account value                                              32





----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.






2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     33
--------------------------------------------------------------------------------
Withdrawing your account value                                              33
How withdrawals are taken from your account value                           34
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                34
Loans under Rollover TSA contracts                                          34
Surrendering your contract to receive its cash value                        35
When to expect payments                                                     35
Your annuity payout options                                                 35



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     38
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          38
Charges that the Trusts deduct                                              39
Group or sponsored arrangements                                             39
Other distribution arrangements                                             39



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 40
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     40

How death benefit payment is made                                           41
Beneficiary continuation option                                             41



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          43
--------------------------------------------------------------------------------
Overview                                                                    43
Contracts that fund a retirement arrangement                                43
Transfers among investment options                                          43
Taxation of nonqualified annuities                                          43

Individual retirement arrangements (IRAs)                                   45
Tax-sheltered Annuity contracts (TSAs)                                      54
Federal and state income tax withholding
     and information reporting                                              58

Special rules for contracts funding qualified plans                         59
Impact of taxes to AXA Equitable                                            59



--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         60
--------------------------------------------------------------------------------
About Separate Account No. 45 and Separate Account No. 49                   60
About the Trusts                                                            60
About our fixed maturity options                                            60
About the general account                                                   61
About other methods of payment                                              62
Dates and prices at which contract events occur                             62
About your voting rights                                                    63

About legal proceedings                                                     63

Financial statements                                                        63
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          63
Distribution of the contracts                                               64

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          66
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
  I -- Condensed financial information                                     A-1

  II -- Purchase considerations for QP contracts                           B-1
 III -- Market value adjustment example                                    C-1
 IV -- Guaranteed minimum death benefit example                            D-1
  V -- Hypothetical illustrations                                          E-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this Prospectus.





                                                                Page in
Term                                                          Prospectus
5% Roll-Up to age 80                                              28
12 month dollar cost averaging                                    25
account value                                                     30
administrative charge                                             38
annual ratchet to age 80                                          28
annuitant                                                         17
annuitization                                                     35
annuity maturity date                                             37
annuity payout options                                            35
annuity purchase factors                                          26
automatic investment program                                      62
baseBUILDER                                                       26
baseBUILDER benefit charge                                        38
beneficiary                                                       40
Beneficiary Continuation Option ("BCO")                           41
benefit base                                                      26
business day                                                      62
cash value                                                        30
charges for state premium and other applicable taxes              38
contract date                                                      9
contract date anniversary                                          9
contract year                                                      9
contributions to Roth IRAs                                        51
  regular contributions                                           51
  rollovers and direct transfers                                  51
  conversion contributions                                        52
contributions to traditional IRAs                                 46
  regular contributions                                           46
  rollovers and direct transfers                                  47
disruptive transfer activity                                      31
distribution charge                                               38
EQAccess                                                           6
ERISA                                                             34
fixed maturity options                                            24
free look                                                         29
general account                                                   61
General dollar cost averaging                                     25
guaranteed minimum death benefit                                  28
guaranteed minimum income benefit                                 26
IRA                                                            cover
IRS                                                            cover
investment options                                             cover
lifetime required minimum distribution withdrawals                34
loan reserve account                                              35
loans under Rollover TSA contracts                                34
lump sum withdrawals                                              33
market adjusted amount                                            24
market timing                                                     31
market value adjustment                                           24
maturity dates                                                    24
maturity value                                                    24
Mortality and expense risks charge                                38
NQ                                                             cover
participant                                                       19
Principal assurance allocation                                    24
portfolio                                                      cover
processing office                                                  6
Protection Plus                                                   28
Protection Plus charge                                            38
QP                                                             cover
rate to maturity                                                  24
Rebalancing                                                       32
Rollover IRA                                                   cover
Rollover TSA                                                   cover
Roth Conversion IRA                                            cover
Roth IRA                                                       cover
SAI                                                            cover
SEC                                                            cover
self-directed allocation                                          24
Separate Account No. 45 and Separate Account No. 49               60
substantially equal withdrawals                                   33
Successor owner and annuitant                                     41
systematic withdrawals                                            33
TOPS                                                              60
Trusts                                                            60
TSA                                                            cover
traditional IRA                                                cover
unit                                                              30
variable investment options                                       19
wire transmittals and electronic applications                     62


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.



--------------------------------------------------------------------------------
 Prospectus                      Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest Accounts
                                in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  baseBUILDER                   Guaranteed Minimum Income Benefit
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.

--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------

Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------


Accumulator(R) Select(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox


--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 REGULAR MAIL
--------------------------------------------------------------------------------

Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
 TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
 EXPRESS DELIVERY
--------------------------------------------------------------------------------

Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------

TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


6  Who is AXA Equitable?

(2) conversion of a traditional IRA to a Roth Conversion IRA contract;

(3) election of the automatic investment program;

(4) election of the rebalancing program;

(5) requests for loans under Rollover TSA contracts;

(6) spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8) tax withholding elections;

(9) election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of the Guaranteed minimum income benefit; and

(14) death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) transfers between investment options;

(4) contract surrender and withdrawal requests;

(5) general dollar cost averaging; and

(6) 12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1) automatic investment program;

(2) general dollar cost averaging;

(3) rebalancing;

(4) 12 month dollar cost averaging;

(5) substantially equal withdrawals;

(6) systematic withdrawals; and

(7) the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) Select(SM) at a glance -- key features




------------------------------------------------------------------------------------------------------------------------------------
Professional investment     Accumulator(R) Select(SM)'s variable investment options invest in different portfolios managed by
management                  professional investment advisers.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o  10 fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o  Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            --------------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
------------------------------------------------------------------------------------------------------------------------------------
Tax considerations          o  No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                            o  No tax on transfers among investment options inside the contract.
                            --------------------------------------------------------------------------------------------------------
                            Annuity contracts that were purchased as an Individual Retirement Annuity (IRA), do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before you make any additional contributions to this contract, you should consider its features and benefits beyond tax deferral -- as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement -- to determine whether it meets your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
------------------------------------------------------------------------------------------------------------------------------------
baseBUILDER(R) protection   baseBUILDER combines a guaranteed minimum income benefit with the guaranteed minimum death benefit provided under the contract. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract. The guaranteed minimum death benefit provides a death benefit for the beneficiary should the annuitant die.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o Additional minimum:   $1,000 (NQ, QP and Rollover TSA contracts)
                                                    $100 monthly and $300 quarterly under our automatic investment program
                                                    (NQ contracts)
                                                    $50 IRA contracts
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
------------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
------------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
------------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit even if you do not elect baseBUILDER
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
------------------------------------------------------------------------------------------------------------------------------------


8 Accumulator(R) Select(SM) at a glance -- key features

Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at a current annual rate of 1.60%.

                       o Annual 0.30% benefit base charge for the optional baseBUILDER benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus. If you don't elect baseBUILDER, you still receive a guaranteed minimum death benefit under your contract at no additional charge.

                       o An annual charge of 0.20% of the account value for the Protection Plus(SM) optional death benefit.

                       o No sales charge deducted at the time you make contributions, no withdrawal charge and no annual contract fee.
                       ------------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your
                       "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is
                       April 30.
                       ------------------------------------------------------------------------------------------------------------
                       o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                       o Annual expenses of the Trust's portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                       QP: 20-75
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions.


Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.



                        Accumulator(R) Select(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


------------------------------------------------------------------------------------------------------------------------------------
  Charges we deduct from your account value at the time you request certain transactions
------------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)                              $350
------------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
------------------------------------------------------------------------------------------------------------------------------------
  Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                                1.10%
Administrative                                                                             0.25%
Distribution                                                                               0.25%
                                                                                           ----
Total annual expenses                                                                      1.60%
------------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
------------------------------------------------------------------------------------------------------------------------------------
baseBuilder benefit charge (calculated as a percentage of the applicable benefit base.
Deducted annually on each contract date anniversary for which the benefit is in effect.)   0.30%
------------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value.
Deducted annually on each contract date anniversary for which the benefit is in effect.)   0.20%
------------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


------------------------------------------------------------------------------------------------------------------------------------

 Portfolio operating expenses expressed as an annual percentage of daily net assets
------------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or   ----       ----
other expenses)(1)                                                                 0.63%      8.01%






10 Fee table

This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.




-------------------------------------------------------------------------------------------------
                                                    Manage-                         Other
 Portfolio Name                                   ment Fees (2)    12b-1 Fees(3)   Expenses (4)
-------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%           0.25%            0.19%
AXA Conservative Allocation                      0.10%           0.25%            0.22%
AXA Conservative-Plus Allocation                 0.10%           0.25%            0.19%
AXA Moderate Allocation                          0.10%           0.25%            0.17%
AXA Moderate-Plus Allocation                     0.10%           0.25%            0.17%
AXA Premier VIP Aggressive Equity                0.60%           0.25%            0.20%
AXA Premier VIP Core Bond                        0.60%           0.25%            0.18%
AXA Premier VIP Health Care                      1.20%           0.25%            0.28%
AXA Premier VIP High Yield                       0.58%           0.25%            0.18%
AXA Premier VIP International Equity             1.05%           0.25%            0.28%
AXA Premier VIP Large Cap Core Equity            0.90%           0.25%            0.25%
AXA Premier VIP Large Cap Growth                 0.90%           0.25%            0.23%
AXA Premier VIP Large Cap Value                  0.90%           0.25%            0.22%
AXA Premier VIP Mid Cap Growth                   1.10%           0.25%            0.25%
AXA Premier VIP Mid Cap Value                    1.10%           0.25%            0.19%
AXA Premier VIP Technology                       1.20%           0.25%            0.22%
-------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%           0.25%            0.13%
EQ/Alliance Growth and Income                    0.56%           0.25%            0.13%
EQ/Alliance Intermediate Government Securities   0.50%           0.25%            0.14%
EQ/Alliance International                        0.72%           0.25%            0.21%
EQ/Alliance Large Cap Growth                     0.90%           0.25%            0.13%
EQ/Alliance Quality Bond                         0.50%           0.25%            0.13%
EQ/Alliance Small Cap Growth                     0.75%           0.25%            0.13%
EQ/Ariel Appreciation II                         0.75%           0.25%            7.01%
EQ/Bear Stearns Small Company Growth             1.00%           0.25%            0.20%
EQ/Bernstein Diversified Value                   0.61%           0.25%            0.13%
EQ/Boston Advisors Equity Income                 0.75%           0.25%            0.16%
EQ/Calvert Socially Responsible                  0.65%           0.25%            0.27%
EQ/Capital Guardian Growth                       0.65%           0.25%            0.17%
EQ/Capital Guardian International                0.85%           0.25%            0.23%
EQ/Capital Guardian Research                     0.65%           0.25%            0.13%
EQ/Capital Guardian U.S. Equity                  0.65%           0.25%            0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%           0.25%            0.24%
EQ/Equity 500 Index                              0.25%           0.25%            0.13%
EQ/Evergreen International Bond                  0.70%           0.25%            6.36%
EQ/Evergreen Omega                               0.65%           0.25%            0.18%
EQ/FI Mid Cap                                    0.69%           0.25%            0.14%
EQ/FI Mid Cap Value                              0.73%           0.25%            0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%           0.25%            0.66%
EQ/GAMCO Small Company Value                     0.79%           0.25%            0.14%
EQ/International Growth                          0.85%           0.25%            0.29%
EQ/Janus Large Cap Growth                        0.90%           0.25%            0.15%
EQ/JPMorgan Core Bond                            0.44%           0.25%            0.13%
EQ/JPMorgan Value Opportunities                  0.60%           0.25%            0.15%
EQ/Lazard Small Cap Value                        0.73%           0.25%            0.14%
EQ/Legg Mason Value Equity                       0.65%           0.25%            3.07%
EQ/Long Term Bond                                0.50%           0.25%            0.18%
EQ/Lord Abbett Growth and Income                 0.65%           0.25%            0.93%
EQ/Lord Abbett Large Cap Core                    0.65%           0.25%            1.32%
EQ/Lord Abbett Mid Cap Value                     0.70%           0.25%            0.40%
EQ/Marsico Focus                                 0.87%           0.25%            0.13%
EQ/Mercury Basic Value Equity                    0.57%           0.25%            0.13%
EQ/Mercury International Value                   0.85%           0.25%            0.23%
EQ/MFS Emerging Growth Companies                 0.65%           0.25%            0.14%
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                                                    Fee       Net Total
                                                                 Total Annual     Waivers      Annual
                                                   Underlying      Expenses       and/or      Expenses
                                                   Portfolio       (Before        Expense       After
                                                    Fees and       Expense      Reimburse-     Expense
 Portfolio Name                                   Expenses(5)    Limitation)     ments(6)    Limitations
---------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%           (0.19)%      1.26%
AXA Conservative Allocation                      0.58%         1.15%           (0.22)%      0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%           (0.19)%      0.99%
AXA Moderate Allocation                          0.71%         1.23%           (0.17)%      1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%           (0.17)%      1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%              --        1.05%
AXA Premier VIP Core Bond                          --          1.03%           (0.08)%      0.95%
AXA Premier VIP Health Care                        --          1.73%            0.00%       1.73%
AXA Premier VIP High Yield                         --          1.01%              --        1.01%
AXA Premier VIP International Equity               --          1.58%            0.00%       1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%           (0.05)%      1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%           (0.03)%      1.35%
AXA Premier VIP Large Cap Value                    --          1.37%           (0.02)%      1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%            0.00%       1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%            0.00%       1.54%
AXA Premier VIP Technology                         --          1.67%            0.00%       1.67%
---------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%              --        0.85%
EQ/Alliance Growth and Income                      --          0.94%              --        0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%              --        0.89%
EQ/Alliance International                          --          1.18%           (0.08)%      1.10%
EQ/Alliance Large Cap Growth                       --          1.28%           (0.23)%      1.05%
EQ/Alliance Quality Bond                           --          0.88%              --        0.88%
EQ/Alliance Small Cap Growth                       --          1.13%              --        1.13%
EQ/Ariel Appreciation II                           --          8.01%           (6.86)%      1.15%
EQ/Bear Stearns Small Company Growth               --          1.45%           (0.15)%      1.30%
EQ/Bernstein Diversified Value                     --          0.99%           (0.04)%      0.95%
EQ/Boston Advisors Equity Income                   --          1.16%           (0.11)%      1.05%
EQ/Calvert Socially Responsible                    --          1.17%           (0.12)%      1.05%
EQ/Capital Guardian Growth                         --          1.07%           (0.12)%      0.95%
EQ/Capital Guardian International                  --          1.33%           (0.13)%      1.20%
EQ/Capital Guardian Research                       --          1.03%           (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity                    --          1.03%           (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond                  --          1.09%           (0.09)%      1.00%
EQ/Equity 500 Index                                --          0.63%              --        0.63%
EQ/Evergreen International Bond                    --          7.31%           (6.16)%      1.15%
EQ/Evergreen Omega                                 --          1.08%            0.00%       1.08%
EQ/FI Mid Cap                                      --          1.08%           (0.08)%      1.00%
EQ/FI Mid Cap Value                                --          1.12%           (0.02)%      1.10%
EQ/GAMCO Mergers and Acquisitions                  --          1.81%           (0.36)%      1.45%
EQ/GAMCO Small Company Value                       --          1.18%            0.00%       1.18%
EQ/International Growth                            --          1.39%            0.00%       1.39%
EQ/Janus Large Cap Growth                          --          1.30%           (0.15)%      1.15%
EQ/JPMorgan Core Bond                              --          0.82%            0.00%       0.82%
EQ/JPMorgan Value Opportunities                    --          1.00%           (0.05)%      0.95%
EQ/Lazard Small Cap Value                          --          1.12%           (0.02)%      1.10%
EQ/Legg Mason Value Equity                         --          3.97%           (2.97)%      1.00%
EQ/Long Term Bond                                  --          0.93%            0.00%       0.93%
EQ/Lord Abbett Growth and Income                   --          1.83%           (0.83)%      1.00%
EQ/Lord Abbett Large Cap Core                      --          2.22%           (1.22)%      1.00%
EQ/Lord Abbett Mid Cap Value                       --          1.35%           (0.30)%      1.05%
EQ/Marsico Focus                                   --          1.25%           (0.10)%      1.15%
EQ/Mercury Basic Value Equity                      --          0.95%            0.00%       0.95%
EQ/Mercury International Value                     --          1.33%           (0.08)%      1.25%
EQ/MFS Emerging Growth Companies                   --          1.04%              --        1.04%
--------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

----------------------------------------------------------------------------------------
                                          Manage-                          Other
 Portfolio Name                          ment Fees (2)    12b-1 Fees(3)   Expenses (4)
----------------------------------------------------------------------------------------
 EQ Advisors Trust:
----------------------------------------------------------------------------------------
EQ/MFS Investors Trust                  0.60%           0.25%            0.18%
EQ/Money Market                         0.34%           0.25%            0.13%
EQ/Montag & Caldwell Growth             0.75%           0.25%            0.16%
EQ/PIMCO Real Return                    0.55%           0.25%            0.24%
EQ/Short Duration Bond                  0.44%           0.25%            0.14%
EQ/Small Company Index                  0.25%           0.25%            0.16%
EQ/TCW Equity                           0.80%           0.25%            0.16%
EQ/UBS Growth and Income                0.75%           0.25%            0.19%
EQ/Van Kampen Comstock                  0.65%           0.25%            0.39%
EQ/Van Kampen Emerging Markets Equity   1.15%           0.25%            0.48%
EQ/Van Kampen Mid Cap Growth            0.70%           0.25%            0.83%
EQ/Wells Fargo Montgomery Small Cap     0.85%           0.25%            2.28%
-----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                                                           Fee       Net Total
                                                        Total Annual     Waivers      Annual
                                          Underlying      Expenses       and/or      Expenses
                                          Portfolio       (Before        Expense       After
                                           Fees and       Expense      Reimburse-     Expense
 Portfolio Name                          Expenses(5)    Limitation)     ments(6)    Limitations
------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                       --       1.03%           (0.08)%      0.95%
EQ/Money Market                              --       0.72%              --        0.72%
EQ/Montag & Caldwell Growth                  --       1.16%           (0.01)%      1.15%
EQ/PIMCO Real Return                         --       1.04%           (0.14)%      0.90%
EQ/Short Duration Bond                       --       0.83%            0.00%       0.83%
EQ/Small Company Index                       --       0.66%            0.00%       0.66%
EQ/TCW Equity                                --       1.21%           (0.06)%      1.15%
EQ/UBS Growth and Income                     --       1.19%           (0.14)%      1.05%
EQ/Van Kampen Comstock                       --       1.29%           (0.29)%      1.00%
EQ/Van Kampen Emerging Markets Equity        --       1.88%           (0.08)%      1.80%
EQ/Van Kampen Mid Cap Growth                 --       1.78%           (0.73)%      1.05%
EQ/Wells Fargo Montgomery Small Cap          --       3.38%           (2.08)%      1.30%
------------------------------------------------------------------------------------------------



(1) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.

(2) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's shareholders. See footnote (6) for any expense limitation agreement information.

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(4) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreement information.

(5) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests shares of other portfo lios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(6) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. See the Prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:




--------------------------------------------------------------------------------
   Portfolio Name
--------------------------------------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
--------------------------------------------------------------------------------
   AXA Premier VIP Health Care             1.71%
--------------------------------------------------------------------------------
   AXA Premier VIP International Equity    1.54%
--------------------------------------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.33%
--------------------------------------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.33%
--------------------------------------------------------------------------------
   AXA Premier VIP Large Cap Value         1.29%
--------------------------------------------------------------------------------
   AXA Premier VIP Mid Cap Growth          1.55%
--------------------------------------------------------------------------------
   AXA Premier VIP Mid Cap Value           1.49%
--------------------------------------------------------------------------------
   AXA Premier VIP Technology              1.61%
--------------------------------------------------------------------------------
   EQ/Alliance Common Stock                0.83%
--------------------------------------------------------------------------------
   EQ/Alliance Growth and Income           0.91%
--------------------------------------------------------------------------------
   EQ/Alliance International               1.09%
--------------------------------------------------------------------------------
   EQ/Alliance Large Cap Growth            1.02%
--------------------------------------------------------------------------------
   EQ/Alliance Small Cap Growth            1.09%
--------------------------------------------------------------------------------
   EQ/Bernstein Diversified Value          0.88%
--------------------------------------------------------------------------------
   EQ/Boston Advisors Equity Income        1.04%
--------------------------------------------------------------------------------
   EQ/Calvert Socially Responsible         1.03%
--------------------------------------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
--------------------------------------------------------------------------------
   EQ/Capital Guardian International       1.18%
--------------------------------------------------------------------------------
   EQ/Capital Guardian Research            0.94%
--------------------------------------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.94%
--------------------------------------------------------------------------------
   EQ/Evergreen Omega                      0.88%
--------------------------------------------------------------------------------
   EQ/FI Mid Cap                           0.95%
--------------------------------------------------------------------------------
   EQ/FI Mid Cap Value                     1.08%
--------------------------------------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.38%
--------------------------------------------------------------------------------



12 Fee table

--------------------------------------------------------------------------------
   Portfolio Name
--------------------------------------------------------------------------------
   EQ/GAMCO Small Company Value            1.17%
--------------------------------------------------------------------------------
   EQ/International Growth                 1.22%
--------------------------------------------------------------------------------
   EQ/Janus Large Cap Growth               1.14%
--------------------------------------------------------------------------------
   EQ/Lazard Small Cap Value               1.01%
--------------------------------------------------------------------------------
   EQ/Legg Mason Value Equity              0.99%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.97%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
--------------------------------------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.01%
--------------------------------------------------------------------------------
   EQ/Marsico Focus                        1.14%
--------------------------------------------------------------------------------
   EQ/Mercury Basic Value Equity           0.93%
--------------------------------------------------------------------------------
   EQ/MFS Emerging Growth Companies        1.01%
--------------------------------------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
--------------------------------------------------------------------------------
   EQ/Montag & Caldwell Growth             1.12%
--------------------------------------------------------------------------------
   EQ/UBS Growth and Income                1.04%
--------------------------------------------------------------------------------
   EQ/Van Kampen Comstock                  0.99%
--------------------------------------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity   1.78%
--------------------------------------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.02%
--------------------------------------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap     1.12%
--------------------------------------------------------------------------------



EXAMPLE


This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).

The example below shows the expenses that a hypothetical contract owner (who has elected baseBUILDER and Protection Plus(SM)) would pay in the situations illustrated. Since the Protection PlusSM feature only applies under certain contracts, expenses would be lower for contracts that do not have Protection Plus(SM).

The fixed maturity options and the 12 month dollar cost averaging program are not covered by the example. However, the withdrawal charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to amounts in the fixed maturity options. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.


The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. The example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                    Fee table 13

----------------------------------------------------------------------------------------------------------
                                                         If you surrender your contract at the end
                                                               of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                    1 year     3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   373.00   $ 1,136.00     $ 1,924.00     $ 4,005.00
AXA Conservative Allocation                      $   341.00   $ 1,043.00     $ 1,772.00     $ 3,720.00
AXA Conservative-Plus Allocation                 $   344.00   $ 1,053.00     $ 1,788.00     $ 3,749.00
AXA Moderate Allocation                          $   350.00   $ 1,068.00     $ 1,813.00     $ 3,797.00
AXA Moderate-Plus Allocation                     $   363.00   $ 1,108.00     $ 1,879.00     $ 3,921.00
AXA Premier VIP Aggressive Equity                $   331.00   $ 1,012.00     $ 1,721.00     $ 3,623.00
AXA Premier VIP Core Bond                        $   329.00   $ 1,006.00     $ 1,711.00     $ 3,603.00
AXA Premier VIP Health Care                      $   402.00   $ 1,222.00     $ 2,063.00     $ 4,264.00
AXA Premier VIP High Yield                       $   327.00   $ 1,000.00     $ 1,701.00     $ 3,584.00
AXA Premier VIP International Equity             $   386.00   $ 1,176.00     $ 1,989.00     $ 4,126.00
AXA Premier VIP Large Cap Core Equity            $   368.00   $ 1,121.00     $ 1,899.00     $ 3,958.00
AXA Premier VIP Large Cap Growth                 $   365.00   $ 1,115.00     $ 1,889.00     $ 3,940.00
AXA Premier VIP Large Cap Value                  $   364.00   $ 1,111.00     $ 1,884.00     $ 3,930.00
AXA Premier VIP Mid Cap Growth                   $   389.00   $ 1,182.00     $ 1,999.00     $ 4,145.00
AXA Premier VIP Mid Cap Value                    $   382.00   $ 1,164.00     $ 1,969.00     $ 4,089.00
AXA Premier VIP Technology                       $   396.00   $ 1,204.00     $ 2,034.00     $ 4,209.00
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   309.00   $   949.00     $ 1,617.00     $ 3,423.00
EQ/Alliance Growth and Income                    $   319.00   $   977.00     $ 1,664.00     $ 3,512.00
EQ/Alliance Intermediate Government Securities   $   314.00   $   962.00     $ 1,638.00     $ 3,462.00
EQ/Alliance International                        $   344.00   $ 1,052.00     $ 1,786.00     $ 3,746.00
EQ/Alliance Large Cap Growth                     $   355.00   $ 1,083.00     $ 1,837.00     $ 3,842.00
EQ/Alliance Quality Bond                         $   313.00   $   958.00     $ 1,633.00     $ 3,452.00
EQ/Alliance Small Cap Growth                     $   339.00   $ 1,036.00     $ 1,761.00     $ 3,698.00
EQ/Ariel Appreciation II                         $ 1,061.00   $ 3,018.00     $ 4,773.00     $ 8,409.00
EQ/Bear Stearns Small Company Growth             $   372.00   $ 1,135.00     $ 1,922.00     $ 4,003.00
EQ/Bernstein Diversified Value                   $   324.00   $   993.00     $ 1,689.00     $ 3,561.00
EQ/Boston Advisors Equity Income                 $   342.00   $ 1,046.00     $ 1,776.00     $ 3,727.00
EQ/Calvert Socially Responsible                  $   343.00   $ 1,049.00     $ 1,781.00     $ 3,736.00
EQ/Capital Guardian Growth                       $   333.00   $ 1,018.00     $ 1,730.00     $ 3,639.00
EQ/Capital Guardian International                $   360.00   $ 1,098.00     $ 1,862.00     $ 3,889.00
EQ/Capital Guardian Research                     $   328.00   $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/Capital Guardian U.S. Equity                  $   328.00   $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/Caywood-Scholl High Yield Bond                $   335.00   $ 1,024.00     $ 1,740.00     $ 3,659.00
EQ/Equity 500 Index                              $   286.00   $   880.00     $ 1,504.00     $ 3,201.00
EQ/Evergreen International                       $   988.00   $ 2,830.00     $ 4,508.00     $ 8,078.00
EQ/Evergreen Omega                               $   334.00   $ 1,021.00     $ 1,735.00     $ 3,649.00
EQ/FI Mid Cap                                    $   334.00   $ 1,021.00     $ 1,735.00     $ 3,649.00
EQ/FI Mid Cap Value                              $   338.00   $ 1,033.00     $ 1,756.00     $ 3,688.00
EQ/GAMCO Mergers and Acquisitions                $   410.00   $ 1,246.00     $ 2,102.00     $ 4,334.00
EQ/GAMCO Small Company Value                     $   344.00   $ 1,052.00     $ 1,786.00     $ 3,746.00
EQ/International Growth                          $   366.00   $ 1,117.00     $ 1,892.00     $ 3,946.00
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                                 ---------------------------------------------------------
                   Portfolio Name                    1 year       3 years        5 years     10 years
----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   723.00   $ 1,486.00     $ 2,274.00     $ 4,355.00
AXA Conservative Allocation                      $   691.00   $ 1,393.00     $ 2,122.00     $ 4,070.00
AXA Conservative-Plus Allocation                 $   694.00   $ 1,403.00     $ 2,138.00     $ 4,099.00
AXA Moderate Allocation                          $   700.00   $ 1,418.00     $ 2,163.00     $ 4,147.00
AXA Moderate-Plus Allocation                     $   713.00   $ 1,458.00     $ 2,229.00     $ 4,271.00
AXA Premier VIP Aggressive Equity                $   681.00   $ 1,362.00     $ 2,071.00     $ 3,973.00
AXA Premier VIP Core Bond                        $   679.00   $ 1,356.00     $ 2,061.00     $ 3,953.00
AXA Premier VIP Health Care                      $   752.00   $ 1,572.00     $ 2,413.00     $ 4,614.00
AXA Premier VIP High Yield                       $   677.00   $ 1,350.00     $ 2,051.00     $ 3,934.00
AXA Premier VIP International Equity             $   736.00   $ 1,526.00     $ 2,339.00     $ 4,476.00
AXA Premier VIP Large Cap Core Equity            $   718.00   $ 1,471.00     $ 2,249.00     $ 4,308.00
AXA Premier VIP Large Cap Growth                 $   715.00   $ 1,465.00     $ 2,239.00     $ 4,290.00
AXA Premier VIP Large Cap Value                  $   714.00   $ 1,461.00     $ 2,234.00     $ 4,280.00
AXA Premier VIP Mid Cap Growth                   $   739.00   $ 1,532.00     $ 2,349.00     $ 4,495.00
AXA Premier VIP Mid Cap Value                    $   732.00   $ 1,514.00     $ 2,319.00     $ 4,439.00
AXA Premier VIP Technology                       $   746.00   $ 1,554.00     $ 2,384.00     $ 4,559.00
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   659.00   $ 1,299.00     $ 1,967.00     $ 3,773.00
EQ/Alliance Growth and Income                    $   669.00   $ 1,327.00     $ 2,014.00     $ 3,862.00
EQ/Alliance Intermediate Government Securities   $   664.00   $ 1,312.00     $ 1,988.00     $ 3,812.00
EQ/Alliance International                        $   694.00   $ 1,402.00     $ 2,136.00     $ 4,096.00
EQ/Alliance Large Cap Growth                     $   705.00   $ 1,433.00     $ 2,187.00     $ 4,192.00
EQ/Alliance Quality Bond                         $   663.00   $ 1,308.00     $ 1,983.00     $ 3,802.00
EQ/Alliance Small Cap Growth                     $   689.00   $ 1,386.00     $ 2,111.00     $ 4,048.00
EQ/Ariel Appreciation II                         $ 1,411.00   $ 3,368.00     $ 5,123.00     $ 8,759.00
EQ/Bear Stearns Small Company Growth             $   722.00   $ 1,485.00     $ 2,272.00     $ 4,353.00
EQ/Bernstein Diversified Value                   $   674.00   $ 1,343.00     $ 2,039.00     $ 3,911.00
EQ/Boston Advisors Equity Income                 $   692.00   $ 1,396.00     $ 2,126.00     $ 4,077.00
EQ/Calvert Socially Responsible                  $   693.00   $ 1,399.00     $ 2,131.00     $ 4,086.00
EQ/Capital Guardian Growth                       $   683.00   $ 1,368.00     $ 2,080.00     $ 3,989.00
EQ/Capital Guardian International                $   710.00   $ 1,448.00     $ 2,212.00     $ 4,239.00
EQ/Capital Guardian Research                     $   678.00   $ 1,355.00     $ 2,060.00     $ 3,950.00
EQ/Capital Guardian U.S. Equity                  $   678.00   $ 1,355.00     $ 2,060.00     $ 3,950.00
EQ/Caywood-Scholl High Yield Bond                $   685.00   $ 1,374.00     $ 2,090.00     $ 4,009.00
EQ/Equity 500 Index                              $   636.00   $ 1,230.00     $ 1,854.00     $ 3,551.00
EQ/Evergreen International                       $ 1,338.00   $ 3,180.00     $ 4,858.00     $ 8,428.00
EQ/Evergreen Omega                               $   684.00   $ 1,371.00     $ 2,085.00     $ 3,999.00
EQ/FI Mid Cap                                    $   684.00   $ 1,371.00     $ 2,085.00     $ 3,999.00
EQ/FI Mid Cap Value                              $   688.00   $ 1,383.00     $ 2,106.00     $ 4,038.00
EQ/GAMCO Mergers and Acquisitions                $   760.00   $ 1,596.00     $ 2,452.00     $ 4,684.00
EQ/GAMCO Small Company Value                     $   694.00   $ 1,402.00     $ 2,136.00     $ 4,096.00
EQ/International Growth                          $   716.00   $ 1,467.00     $ 2,242.00     $ 4,296.00
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the
                                                                  end of the
                                                            applicable time period
                                                 ------------------------------------------------------------
                Portfolio Name                        1 year      3 years        5 years        10 years
-------------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                         $   373.00     $ 1,136.00     $ 1,924.00     $ 4,005.00
AXA Conservative Allocation                       $   341.00     $ 1,043.00     $ 1,772.00     $ 3,720.00
AXA Conservative-Plus Allocation                  $   344.00     $ 1,053.00     $ 1,788.00     $ 3,749.00
AXA Moderate Allocation                           $   350.00     $ 1,068.00     $ 1,813.00     $ 3,797.00
AXA Moderate-Plus Allocation                      $   363.00     $ 1,108.00     $ 1,879.00     $ 3,921.00
AXA Premier VIP Aggressive Equity                 $   331.00     $ 1,012.00     $ 1,721.00     $ 3,623.00
AXA Premier VIP Core Bond                         $   329.00     $ 1,006.00     $ 1,711.00     $ 3,603.00
AXA Premier VIP Health Care                       $   402.00     $ 1,222.00     $ 2,063.00     $ 4,264.00
AXA Premier VIP High Yield                        $   327.00     $ 1,000.00     $ 1,701.00     $ 3,584.00
AXA Premier VIP International Equity              $   386.00     $ 1,176.00     $ 1,989.00     $ 4,126.00
AXA Premier VIP Large Cap Core Equity             $   368.00     $ 1,121.00     $ 1,899.00     $ 3,958.00
AXA Premier VIP Large Cap Growth                  $   365.00     $ 1,115.00     $ 1,889.00     $ 3,940.00
AXA Premier VIP Large Cap Value                   $   364.00     $ 1,111.00     $ 1,884.00     $ 3,930.00
AXA Premier VIP Mid Cap Growth                    $   389.00     $ 1,182.00     $ 1,999.00     $ 4,145.00
AXA Premier VIP Mid Cap Value                     $   382.00     $ 1,164.00     $ 1,969.00     $ 4,089.00
AXA Premier VIP Technology                        $   396.00     $ 1,204.00     $ 2,034.00     $ 4,209.00
-------------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                          $   309.00     $   949.00     $ 1,617.00     $ 3,423.00
EQ/Alliance Growth and Income                     $   319.00     $   977.00     $ 1,664.00     $ 3,512.00
EQ/Alliance Intermediate Government Securities    $   314.00     $   962.00     $ 1,638.00     $ 3,462.00
EQ/Alliance International                         $   344.00     $ 1,052.00     $ 1,786.00     $ 3,746.00
EQ/Alliance Large Cap Growth                      $   355.00     $ 1,083.00     $ 1,837.00     $ 3,842.00
EQ/Alliance Quality Bond                          $   313.00     $   958.00     $ 1,633.00     $ 3,452.00
EQ/Alliance Small Cap Growth                      $   339.00     $ 1,036.00     $ 1,761.00     $ 3,698.00
EQ/Ariel Appreciation II                          $ 1,061.00     $ 3,018.00     $ 4,773.00     $ 8,409.00
EQ/Bear Stearns Small Company Growth              $   372.00     $ 1,135.00     $ 1,922.00     $ 4,003.00
EQ/Bernstein Diversified Value                    $   324.00     $   993.00     $ 1,689.00     $ 3,561.00
EQ/Boston Advisors Equity Income                  $   342.00     $ 1,046.00     $ 1,776.00     $ 3,727.00
EQ/Calvert Socially Responsible                   $   343.00     $ 1,049.00     $ 1,781.00     $ 3,736.00
EQ/Capital Guardian Growth                        $   333.00     $ 1,018.00     $ 1,730.00     $ 3,639.00
EQ/Capital Guardian International                 $   360.00     $ 1,098.00     $ 1,862.00     $ 3,889.00
EQ/Capital Guardian Research                      $   328.00     $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/Capital Guardian U.S. Equity                   $   328.00     $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/Caywood-Scholl High Yield Bond                 $   335.00     $ 1,024.00     $ 1,740.00     $ 3,659.00
EQ/Equity 500 Index                               $   286.00     $   880.00     $ 1,504.00     $ 3,201.00
EQ/Evergreen International                        $   988.00     $ 2,830.00     $ 4,508.00     $ 8,078.00
EQ/Evergreen Omega                                $   334.00     $ 1,021.00     $ 1,735.00     $ 3,649.00
EQ/FI Mid Cap                                     $   334.00     $ 1,021.00     $ 1,735.00     $ 3,649.00
EQ/FI Mid Cap Value                               $   338.00     $ 1,033.00     $ 1,756.00     $ 3,688.00
EQ/GAMCO Mergers and Acquisitions                 $   410.00     $ 1,246.00     $ 2,102.00     $ 4,334.00
EQ/GAMCO Small Company Value                      $   344.00     $ 1,052.00     $ 1,786.00     $ 3,746.00
EQ/International Growth                           $   366.00     $ 1,117.00     $ 1,892.00     $ 3,946.00
-------------------------------------------------------------------------------------------------------------


14 Fee table

--------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the end
                                                      of the applicable time period
                                       -----------------------------------------------------------
              Portfolio Name           1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 357.00     $ 1,089.00     $ 1,847.00     $ 3,861.00
EQ/JPMorgan Core Bond                   $ 306.00     $   940.00     $ 1,602.00     $ 3,393.00
EQ/JPMorgan Value Opportunities         $ 325.00     $   996.00     $ 1,694.00     $ 3,571.00
EQ/Lazard Small Cap Value               $ 338.00     $ 1,033.00     $ 1,756.00     $ 3,688.00
EQ/Legg Mason Value Equity              $ 637.00     $ 1,891.00     $ 3,119.00     $ 6,076.00
EQ/Long Term Bond                       $ 318.00     $   974.00     $ 1,659.00     $ 3,502.00
EQ/Lord Abbett Growth and Income        $ 412.00     $ 1,252.00     $ 2,111.00     $ 4,352.00
EQ/Lord Abbett Large Cap Core           $ 453.00     $ 1,371.00     $ 2,302.00     $ 4,696.00
EQ/Lord Abbett Mid Cap Value            $ 362.00     $ 1,104.00     $ 1,872.00     $ 3,908.00
EQ/Marsico Focus                        $ 351.00     $ 1,073.00     $ 1,822.00     $ 3,813.00
EQ/Mercury Basic Value Equity           $ 320.00     $   980.00     $ 1,669.00     $ 3,522.00
EQ/Mercury International Value          $ 360.00     $ 1,098.00     $ 1,862.00     $ 3,889.00
EQ/MFS Emerging Growth Companies        $ 329.00     $ 1,008.00     $ 1,715.00     $ 3,610.00
EQ/MFS Investors Trust                  $ 328.00     $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/Money Market                         $ 296.00     $   908.00     $ 1,550.00     $ 3,292.00
EQ/Montag & Caldwell Growth             $ 342.00     $ 1,046.00     $ 1,776.00     $ 3,727.00
EQ/PIMCO Real Return                    $ 329.00     $ 1,008.00     $ 1,715.00     $ 3,610.00
EQ/Short Duration Bond                  $ 307.00     $   943.00     $ 1,607.00     $ 3,403.00
EQ/Small Company Index                  $ 289.00     $   890.00     $ 1,519.00     $ 3,231.00
EQ/TCW Equity                           $ 347.00     $ 1,061.00     $ 1,801.00     $ 3,775.00
EQ/UBS Growth and Income                $ 345.00     $ 1,055.00     $ 1,791.00     $ 3,756.00
EQ/Van Kampen Comstock                  $ 356.00     $ 1,086.00     $ 1,842.00     $ 3,851.00
EQ/Van Kampen Emerging Markets Equity   $ 418.00     $ 1,267.00     $ 2,136.00     $ 4,397.00
EQ/Van Kampen Mid Cap Growth            $ 407.00     $ 1,237.00     $ 2,087.00     $ 4,306.00
EQ/Wells Fargo Montgomery Small Cap     $ 575.00     $ 1,718.00     $ 2,850.00     $ 5,639.00
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------


                                                       If you annuitize at the end
                                                      of the applicable time period
                                         ---------------------------------------------------------
              Portfolio Name             1 year       3 years        5 years        10 years
--------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
--------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 707.00     $ 1,439.00     $ 2,197.00     $ 4,211.00
EQ/JPMorgan Core Bond                   $ 656.00     $ 1,290.00     $ 1,952.00     $ 3,743.00
EQ/JPMorgan Value Opportunities         $ 675.00     $ 1,346.00     $ 2,044.00     $ 3,921.00
EQ/Lazard Small Cap Value               $ 688.00     $ 1,383.00     $ 2,106.00     $ 4,038.00
EQ/Legg Mason Value Equity              $ 987.00     $ 2,241.00     $ 3,469.00     $ 6,426.00
EQ/Long Term Bond                       $ 668.00     $ 1,324.00     $ 2,009.00     $ 3,852.00
EQ/Lord Abbett Growth and Income        $ 762.00     $ 1,602.00     $ 2,461.00     $ 4,702.00
EQ/Lord Abbett Large Cap Core           $ 803.00     $ 1,721.00     $ 2,652.00     $ 5,046.00
EQ/Lord Abbett Mid Cap Value            $ 712.00     $ 1,454.00     $ 2,222.00     $ 4,258.00
EQ/Marsico Focus                        $ 701.00     $ 1,423.00     $ 2,172.00     $ 4,163.00
EQ/Mercury Basic Value Equity           $ 670.00     $ 1,330.00     $ 2,019.00     $ 3,872.00
EQ/Mercury International Value          $ 710.00     $ 1,448.00     $ 2,212.00     $ 4,239.00
EQ/MFS Emerging Growth Companies        $ 679.00     $ 1,358.00     $ 2,065.00     $ 3,960.00
EQ/MFS Investors Trust                  $ 678.00     $ 1,355.00     $ 2,060.00     $ 3,950.00
EQ/Money Market                         $ 646.00     $ 1,258.00     $ 1,900.00     $ 3,642.00
EQ/Montag & Caldwell Growth             $ 692.00     $ 1,396.00     $ 2,126.00     $ 4,077.00
EQ/PIMCO Real Return                    $ 679.00     $ 1,358.00     $ 2,065.00     $ 3,960.00
EQ/Short Duration Bond                  $ 657.00     $ 1,293.00     $ 1,957.00     $ 3,753.00
EQ/Small Company Index                  $ 639.00     $ 1,240.00     $ 1,869.00     $ 3,581.00
EQ/TCW Equity                           $ 697.00     $ 1,411.00     $ 2,151.00     $ 4,125.00
EQ/UBS Growth and Income                $ 695.00     $ 1,405.00     $ 2,141.00     $ 4,106.00
EQ/Van Kampen Comstock                  $ 706.00     $ 1,436.00     $ 2,192.00     $ 4,201.00
EQ/Van Kampen Emerging Markets Equity   $ 768.00     $ 1,617.00     $ 2,486.00     $ 4,747.00
EQ/Van Kampen Mid Cap Growth            $ 757.00     $ 1,587.00     $ 2,437.00     $ 4,656.00
EQ/Wells Fargo Montgomery Small Cap     $ 925.00     $ 2,068.00     $ 3,200.00     $ 5,989.00
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                      If you do not surrender your
                                                       contract at the end of the
                                                          applicable time period
                                        ---------------------------------------------------------
              Portfolio Name                1 year       3 years          5 years        10 years
-------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth               $ 357.00     $ 1,089.00       $ 1,847.00     $ 3,861.00
EQ/JPMorgan Core Bond                   $ 306.00     $   940.00       $ 1,602.00     $ 3,393.00
EQ/JPMorgan Value Opportunities         $ 325.00     $   996.00       $ 1,694.00     $ 3,571.00
EQ/Lazard Small Cap Value               $ 338.00     $ 1,033.00       $ 1,756.00     $ 3,688.00
EQ/Legg Mason Value Equity              $ 637.00     $ 1,891.00       $ 3,119.00     $ 6,076.00
EQ/Long Term Bond                       $ 318.00     $   974.00       $ 1,659.00     $ 3,502.00
EQ/Lord Abbett Growth and Income        $ 412.00     $ 1,252.00       $ 2,111.00     $ 4,352.00
EQ/Lord Abbett Large Cap Core           $ 453.00     $ 1,371.00       $ 2,302.00     $ 4,696.00
EQ/Lord Abbett Mid Cap Value            $ 362.00     $ 1,104.00       $ 1,872.00     $ 3,908.00
EQ/Marsico Focus                        $ 351.00     $ 1,073.00       $ 1,822.00     $ 3,813.00
EQ/Mercury Basic Value Equity           $ 320.00     $   980.00       $ 1,669.00     $ 3,522.00
EQ/Mercury International Value          $ 360.00     $ 1,098.00       $ 1,862.00     $ 3,889.00
EQ/MFS Emerging Growth Companies        $ 329.00     $ 1,008.00       $ 1,715.00     $ 3,610.00
EQ/MFS Investors Trust                  $ 328.00     $ 1,005.00       $ 1,710.00     $ 3,600.00
EQ/Money Market                         $ 296.00     $   908.00       $ 1,550.00     $ 3,292.00
EQ/Montag & Caldwell Growth             $ 342.00     $ 1,046.00       $ 1,776.00     $ 3,727.00
EQ/PIMCO Real Return                    $ 329.00     $ 1,008.00       $ 1,715.00     $ 3,610.00
EQ/Short Duration Bond                  $ 307.00     $   943.00       $ 1,607.00     $ 3,403.00
EQ/Small Company Index                  $ 289.00     $   890.00       $ 1,519.00     $ 3,231.00
EQ/TCW Equity                           $ 347.00     $ 1,061.00       $ 1,801.00     $ 3,775.00
EQ/UBS Growth and Income                $ 345.00     $ 1,055.00       $ 1,791.00     $ 3,756.00
EQ/Van Kampen Comstock                  $ 356.00     $ 1,086.00       $ 1,842.00     $ 3,851.00
EQ/Van Kampen Emerging Markets Equity   $ 418.00     $ 1,267.00       $ 2,136.00     $ 4,397.00
EQ/Van Kampen Mid Cap Growth            $ 407.00     $ 1,237.00       $ 2,087.00     $ 4,306.00
EQ/Wells Fargo Montgomery Small Cap     $ 575.00     $ 1,718.00       $ 2,850.00     $ 5,639.00
-------------------------------------------------------------------------------------------------


                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION

Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



16 Fee table

1. Contract features and benefits


--------------------------------------------------------------------------------
HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may make additional contributions of at least $1,000 each for NQ, QP and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. This contract is no longer available to new purchasers.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                  Annuitant                                                         Limitations on
 Contract type   issue ages       Source of contributions                            contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ               0 through 85    o After-tax money.                                o No additional contributions may be made
                                                                                     after attainment of age 86, or, if later, the
                                 o Paid to us by check or transfer of contract       first contract anniversary.
                                   value in a tax-deferred exchange under
                                   Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA     20 through 85   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                   tracts or other 403(b) arrangements,              after attainment of age 86, or, if later, the
                                   qualified plans, and governmental employer        first contract anniversary.
                                   457(b) plans.
                                                                                   o Contributions after age 70-1/2 must be net of
                                 o Rollovers from another traditional individual     required minimum distributions.
                                   retirement arrangement.
                                                                                   o Although we accept regular IRA contribu-
                                 o Direct custodian-to-custodian transfers from      tions (limited to $4,000 for 2006 and 2007)
                                   another traditional individual retirement         under Rollover IRA contracts, we intend that
                                   arrangement.                                      this contract be used primarily for rollover
                                                                                     and direct transfer contributions.
                                 o Regular IRA contributions.
                                                                                   o Additional catch-up contributions of up to
                                 o Additional "catch-up" contributions.              $1,000 can be made for calendar years 2006
                                                                                     and 2007 where the owner is at least age
                                                                                     50 but under age 70-1/2 at any time during
                                                                                     the calendar year for which the contribution
                                                                                     is made.
------------------------------------------------------------------------------------------------------------------------------------


                                              Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
                  Annuitant                                                         Limitations on
 Contract type   issue ages       Source of contributions                            contributions
------------------------------------------------------------------------------------------------------------------------------------
Roth Conversion   20 through 85  o Rollovers from another Roth IRA.              o No additional rollover or direct transfer con-
IRA                                                                                tributions may be made after attainment of
                                 o Rollovers from a "designated Roth contribu-     age 86 or, if later, the first contract
                                   tion account" under a 401(k) plan or 403(b)     anniversary.
                                   arrangement.
                                                                                 o Conversion rollovers after age 70-1/2 must be
                                 o Conversion rollovers from a traditional IRA.    net of required minimum distributions for the
                                                                                   traditional IRA you are rolling over.
                                 o Direct transfers from another Roth IRA.
                                                                                 o You cannot roll over funds from a traditional
                                 o Regular Roth IRA contributions.                 IRA if your adjusted gross income is $100,000
                                                                                   or more.

                                 o Additional catch-up contributions.            o Although we accept regular Roth IRA contri-
                                                                                   butions (limited to $4,000 for 2006 and
                                                                                   2007) under Roth IRA contracts, we intend
                                                                                   that this contract be used primarily for
                                                                                   rollover and direct transfer contributions.

                                                                                 o Additional catch-up contributions of up to
                                                                                   $1,000 can be made for calendar years 2006
                                                                                   and 2007 where the owner is at least age
                                                                                   50 at any time during the calendar year for
                                                                                   which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA      20 through 85  o Direct transfers of pre-tax funds from       o No additional rollover or direct transfer con-
                                   another contract or arrangement under          tributions may be made after attainment of
                                   Section 403(b) of the Internal Revenue         age 86 or, if later, the first contract
                                   Code, complying with IRS Revenue Ruling        anniversary.
                                   90-24.
                                                                                o Rollover or direct transfer contributions after
                                 o Eligible rollover distributions of pre-tax     age 70-1/2 must be net of any required mini-
                                   funds from other 403(b) plans. Subsequent      mum distributions.
                                   contributions may also be rollovers from
                                   qualified plans, governmental employer       o We do not accept employer-remitted contri-
                                   457(b) plans and traditional IRAs.             butions.


------------------------------------------------------------------------------------------------------------------------------------
QP                20 through 75  o Only transfer contributions from other        o We do not accept regular ongoing payroll
                                   investments within an existing defined con-     contributions.
                                   tribution qualified plan trust.
                                                                                 o Only one additional transfer contribution
                                 o The plan must be qualified under Section        may be made during a contract year.
                                   401(a) of the Internal Revenue Code.
                                                                                 o No additional transfer contributions may be
                                 o For 401(k) plans, transferred contributions     made after attainment of age 76 or, if later,
                                   may not include any after-tax contributions.    the first contract anniversary.

                                                                                 o Contributions after age 70-1/2 must be net of
                                                                                  any required minimum distributions.

                                                                                 o A separate QP contract must be established
                                                                                   for each plan participant.

                                                                                 o We do not accept contributions from defined
                                                                                   benefit plans.

Please refer to Appendix II at the end of this Prospectus for a discussion of purchase considerations of QP contracts.
------------------------------------------------------------------------------------------------------------------------------------


See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract.

Under QP contracts, the owner must be the trustee of the qualified plan and the annuitant must be the plan participant/employee. See Appendix II at the end of this Prospectus for more information on QP contracts.

--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------

HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.


For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS


You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio.




------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                 Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company
                                                                                           LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC
                                                                                         o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------



20 Contract features and benefits

Portfolio of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                            o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                    Objective                                              Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management, Inc.
SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                             o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve an  o Boston Advisors, LLC
 INCOME                          above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.
 INTERNATIONAL                                                                           o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------

                                               Contract features and benefits 21

Portfolio of the Trusts (continued)
------------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                  Objective                                                 Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.              o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                          o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates     o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                   o Evergreen Investment Management Com-
 BOND                                                                                       pany, LLC
 -----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                            o Evergreen Investment Management
                                                                                            Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                         o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                      o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                     o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                    o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                     o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                         o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with mod-  o J.P. Morgan Investment Management Inc.
                               erate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                            o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                                o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                         o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation          o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without          o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-     o Lord, Abbett & Co. LLC
 CORE                          able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                      o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                         o Marisico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.        o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of    o Merrill Lynch Investment Managers
 VALUE                         income, accompanied by growth of capital.                    International Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.                 MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

Portfolio of the Trusts (continued)
-----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Objective                                                    Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with a secondary           o MFS Investment Management
                            objective to seek reasonable current income. For purposes
                            of this Portfolio, the words "reasonable current income"
                            mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve     o The Dreyfus Corporation
                            its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL        Seeks to achieve capital appreciation.                       o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN        Seeks maximum real return consistent with preservation       o Pacific Investment Management Company,
                            of real capital and prudent investment management.             LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND      Seeks current income with reduced volatility of principal.   o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the        o AllianceBernstein L.P.
                            deduction of portfolio expenses) the total return of the
                            Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY               Seeks to achieve long-term capital appreciation.             o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation   o UBS Global Asset Management
                            with income as a secondary consideration.                      (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Capital growth and income.                                   o Morgan Stanley Investment
                                                                                           Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING      Seeks long-term capital appreciation.                        o Morgan Stanley Investment
 MARKETS EQUITY                                                                            Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Capital growth.                                              o Morgan Stanley Investment
 GROWTH                                                                                    Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.                        o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 23

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied: (i) the fixed maturity option's maturity date is within the current calendar year; and (ii) the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."


FIXED MATURITY OPTIONS AND MATURITY DATES. We currently offer fixed maturity options ending on February 15th for each of the maturity years 2006 through 2016. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below. As fixed maturity options expire, we expect to add maturity years so that generally 10 fixed maturity options are available at any time.


YOUR CHOICES AT THE MATURITY DATE. We will notify you on or before December 31st of the year before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed above or in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option or into any of the variable investment options; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the next available fixed maturity option with the earliest maturity date. As of February 15, 2006, the next available maturity date was February 15, 2007.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:


(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option, and

(b) the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix III at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. However, the total of your allocations must equal 100%. If the annuitant is age 76 or older, you may allocate contributions to fixed maturity options if their maturities are five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the February 14th immediately following the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION

Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you selected


24  Contract features and benefits
generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the variable investment options however you chose.

For example, if your initial contribution is $25,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 4.22% on February 15, 2006, we would have allocated $16,532 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation was only available for annuitant ages 75 or younger when the contract was issued. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.

You could not have elected principal assurance if you participated in the 12 month dollar cost averaging program at application .


DOLLAR COST AVERAGING

We offer two dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually transfer amounts from the EQ/Money Market option to the other variable investment options by periodically transferring approximately the same dollar amount to the other variable investment options you select. This will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options.

--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described in Section 1 of this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must have allocated your entire initial contribution into the EQ/Money Market option if you selected the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter your initial allocation to any 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly, or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

                      ----------------------------------

You may not elect general dollar cost averaging or 12 month dollar cost averaging if you are participating in the rebalancing program. See "Transferring your money among investment options" later in this Prospectus. You could not elect the 12 month dollar cost averaging program if you selected the principal assurance program at application.


                                              Contract features and benefits  25

YOUR BENEFIT BASE


The benefit base is used to calculate the guaranteed minimum income benefit and the 5% Roll-Up to age 80 guaranteed minimum death benefit. Your benefit base is not an account value or a cash value. See "Our baseBUILDER option" and "Guaranteed minimum death benefit" below. The benefit base is equal to:


o your initial contribution and any additional contributions to the contract;
    plus


o daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The effective annual roll-up rate credited to the benefit base is:

o 5% or 6%, depending on your contract issue date, for the benefit base with respect to the variable investment options (other than the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond and EQ/Short Duration Bond options), and the 12 month dollar cost averaging program; and

o 3% for the benefit base with respect to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond and EQ/Short Duration Bond options, the fixed maturity options and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract date anniversary following the annuitant's 80th birthday.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Our baseBUILDER option" and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit and the annuitant's (and any joint annuitant's) age and sex in certain instances.



OUR BASEBUILDER OPTION


The following section provides information about the baseBUILDER option, which was only available at the time you purchased your contract.

The annuitant was age 20 through 75 at the time of contract issue. The baseBUILDER option combines a guaranteed minimum income benefit with the guaranteed minimum death benefit that was provided under your contract. If you elected the baseBUILDER option at purchase, you pay an additional charge that is described under "baseBUILDER benefit charge" in "Charges and expenses" later in this Prospectus. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was generally not available to you. The baseBUILDER benefit was available for certain split-funded Charitable Remainder Trusts.


The guaranteed minimum income benefit component of the baseBUILDER option is described below. Whether you elected the baseBUILDER option or not, the guaranteed minimum death benefit was provided under the contract. The guaranteed minimum death benefit is described under "Guaranteed minimum death benefit" below in this section.

The guaranteed minimum income benefit guarantees you a minimum amount of lifetime income under our Income Manager(R) contract. Only a life with a period certain Income Manager(R) payout annuity contract is available. You choose whether you want the option to be paid on a single or joint life basis at the time you exercise the option. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



                       Level payments
--------------------------------------------------------------------------------
                   Period certain years
                   -------------------------------------------------------------
   Annuitant's Age
    at exercise        IRAs         NQ
------------------ ------------ ------------------------------------------------
      60 to 75         10          10
         76             9          10
         77             8          10
         78             7          10
         79             7          10
         80             7          10
         81             7           9
         82             7           8
         83             7           7
--------------------------------------------------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your actual account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments respectively, due to the effect of interest compounding. The benefit base is applied only to the baseBUILDER guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.


26  Contract features and benefits

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under baseBUILDER are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the baseBUILDER Income Manager(R) will be smaller than each periodic payment under the Income Manager(R) payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. The table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond or EQ/Short Duration Bond options, the fixed maturity options or the loan reserve account.




--------------------------------------------------------------------------------
                             Guaranteed minimum income
      Contract date         benefit -- annual income
 anniversary at exercise        payable for life
--------------------------------------------------------------------------------
            10                    $10,816
            15                    $16,132


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary, in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are made on the 15th of the month and generally begin one payment made from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death.


You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 53 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 54 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 7th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 83rd birthday; and

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first and second contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 63 at the time an IRA, QP or Rollover TSA contract was issued, the baseBUILDER option may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) SelectSM QP contracts, the Plan participant can exercise the baseBUILDER option only if he or she elects to take a distribution from the Plan and, in connection with this distribution, the Plan's trustee changes the ownership of the contract to the participant. This effects a rollover of the Accumulator(R) Select(SM) QP contract into an Accumulator(R) Select(SM) Rollover IRA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for the Plan participant to be eligible to exercise;

(v) for Accumulator(R) Select(SM) Rollover TSA contracts, you may exercise the baseBUILDER option only if you effect a rollover of the TSA contract to an Accumulator(R) SelectSM Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(vi) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect; and

(vii) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:


                                              Contract features and benefits  27

   o A successor owner who is not the annuitant may not be able to exercise the baseBUILDER option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.


   o If the successor owner is the annuitant, the baseBUILDER option continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the baseBUILDER option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.


   o If you designate your surviving spouse as successor owner, the baseBUILDER option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.


   o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

A guaranteed minimum death benefit was provided as part of the baseBUILDER benefit. A guaranteed minimum death benefit was also provided under your contract even if you did not elect baseBUILDER. In this case, the baseBUILDER benefit charge does not apply.

Guaranteed minimum death benefit applicable for annuitants who were ages 0 through 79 at issue of NQ contracts; 20 through 79 at issue of Rollover IRA, Roth Conversion IRA and Rollover TSA contracts; and 20 through 75 at issue of QP contracts.


You must have elected either the "5% Roll-Up to age 80" or the "annual ratchet to age 80" guaranteed minimum death benefit when you applied for a contract. Once you made your election, you cannot change it.

5% ROLL-UP TO AGE 80. The guaranteed minimum death benefit is equal to the benefit base described earlier in "Your benefit base"


ANNUAL RATCHET TO AGE 80. On the contract date, your guaranteed minimum death benefit equaled your initial contribution. Then, on each contract date anniversary, we determine your guaranteed minimum death benefit by comparing your current guaranteed minimum death benefit to your account value on that contract date anniversary. If your account value is higher than your guaranteed minimum death benefit, we will increase your guaranteed minimum death benefit to equal your account value. On the other hand, if your account value on the contract date anniversary is less than your guaranteed minimum death benefit, we will not adjust your guaranteed minimum death benefit either up or down. If you make additional contributions, we will increase your current guaranteed minimum death benefit by the dollar amount of the contribution on the date the contribution is allocated to your investment options.

If you take a withdrawal from your contract, we will reduce your guaranteed minimum death benefit on the date you take the withdrawal.


GUARANTEED MINIMUM DEATH BENEFIT APPLICABLE FOR ANNUITANTS WHO WERE AGES 80 THROUGH 85 AT ISSUE OF NQ, ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS.

On the contract date, your guaranteed minimum death benefit equaled your initial contribution. Thereafter, it is increased by the dollar amount of any additional contributions. We will reduce your guaranteed minimum death benefit if you take any withdrawals.

                      ----------------------------------


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix IV at the end of this Prospectus for an example of how we calculate the guaranteed minimum death benefit.


Protection Plus(SM)


The following section provides information about the Protection Plus((SM)) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ or IRA contract.

If the annuitant was 69 or younger when we issued your Contract (or if the successor owner/annuitant is 69 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

28  Contract features and benefits

40% of the lesser of:

o the total net contributions or

o the death benefit less total net contributions

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including surrender charges and loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 70 through 75 when we issued your contract (or if the successor owner/annuitant was between the ages of 70 and 75 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable guaranteed minimum death benefit

Increased by:

25% of the lesser of:

o the total net contributions (as described above) or

o the death benefit (as described above) less total net contributions.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund of the full amount of your contribution. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

We may require that you wait six months before you may apply for a contract with us again if:

o you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  29

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) market adjusted amounts in the fixed maturity options; and (iii) the loan reserve account (applicable to Rollover TSA contracts only).


Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the baseBUILDER benefit charge and/or the Protection Plus(SM) benefit charge the number of units credited to your contract will be reduced. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


30  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that matures in the current calendar year or that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.


o If the annuitant is 76 or older, you must limit your transfers to fixed maturity options to those with maturities of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the February 15th immediately following the date annuity payments are to begin.


o If you make transfers out of a fixed maturity option other than at its maturity date the transfer may cause a market value adjustment.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1) the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3) the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of (SM)all- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent



                            Transferring your money among investment options  31
to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, neither trust had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.

REBALANCING YOUR ACCOUNT VALUE

We currently offer a rebalancing program that you can use to automatically reallocate your account value among the variable investment options. You must tell us:

(a) the percentage you want invested in each variable investment option (whole percentages only), and

(b) how often you want the rebalancing to occur (quarterly, semiannually or annually on a contract year basis).

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

While your rebalancing program is in effect, we will transfer amounts among the variable investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date. Your entire account value in the variable investment options must be included in the rebalancing program.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

You may elect the rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while the rebalancing program is in effect we will process the transfer as requested; your rebalancing allocations will not be changed and the rebalancing program will remain in effect unless you request that it be canceled in writing.

You may not elect the rebalancing program if you are participating in the general dollar cost averaging or 12 month dollar cost averaging program. Rebalancing is not available for amounts you have allocated in the fixed maturity options.



32  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.




--------------------------------------------------------------------------------
                                    Method of withdrawal
--------------------------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No              No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth Conversion IRA   Yes          Yes             Yes             No
--------------------------------------------------------------------------------
QP                    Yes           No             No             Yes
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except QP)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, the amount or the percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly,


                                                        Accessing your money  33
quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA, QP and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the baseBUILDER option, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.

--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options. If those amounts are insufficient, we will deduct all or a portion of the charge from amounts in the 12 month dollar cost averaging program.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT


5% ROLL-UP TO AGE 80 -- If you elected the 5% Roll-Up to age 80 guaranteed minimum death benefit, your benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 5% or less of the benefit base on the most recent contract date anniversary. Once you take a withdrawal that causes the sum of your withdrawals in a contract year to exceed 5% of the benefit base on the most recent contract date anniversary, that withdrawal and any subsequent withdrawals in that same contract year will reduce your benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.


The timing of your withdrawals and whether they exceed the 5% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

ANNUAL RATCHET TO AGE 80 -- If you elected the annual ratchet to age 80 guaranteed minimum death benefit, each withdrawal will reduce both your income and death benefit on a pro rata basis.

ANNUITANT ISSUE AGES 80 THROUGH 85 -- If your contract was issued when the annuitant was between ages 80 and 85, each withdrawal will always reduce your current guaranteed minimum death benefit on a pro rata basis.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your guaranteed minimum death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x ..40) and your new guaranteed minimum death benefit after the withdrawal would be $24,000 ($40,000 - $16,000).


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.


34  Accessing your money

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options. If there is insufficient value or no value in the variable investment options, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.



YOUR ANNUITY PAYOUT OPTIONS

Deferred annuity contracts such as Accumulator(R) Select(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Select(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Select(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Select(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.


You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under baseBUILDER, your choice of payout options are those that are available under baseBUILDER (see "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus).


                                                        Accessing your money  35

--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.



INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Income Manager(R) NQ and IRA payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For QP and Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the QP or Rollover TSA contract.

You may choose to apply the account value of your Accumulator(R) Select(SM) contract to an Income Manager(R) payout annuity.


The Income Manager(R) payout options are not available in all states.


If you purchase an Income Manager(R) contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Our baseBUILDER option" in "Contract features and benefits" earlier in this Prospectus, as well as the Income Manager(R) prospectus.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


36  Accessing your money

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 90th birthday. We will send a notice with the annual statement one year prior to the maturity age.



                                                        Accessing your money  37

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:

o A charge for baseBUILDER, if you elect this optional benefit.


o A charge for Protection Plus(SM), if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.


MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.


ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


BASEBUILDER BENEFIT CHARGE

If you elected the baseBUILDER, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches age 83, whichever occurs first. The charge is equal to 0.30% of the benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.20% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment option on a pro rata basis. If there is not enough value in the variable investment options, we will deduct all or a portion of the charge first, from the fixed maturity options, in the order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


38  Charges and expenses

VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.



CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o Management fees ranging from 0.10% to 1.20%.


o 12b-1 fees of 0.25%.

o Operating expenses, such as trustees' fees, independent public accounting firm's fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.


GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit and the guaranteed minimum death benefit or offer variable investment options that invest in shares of either Trust that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.


OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that result in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  39

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. In a QP contract, the beneficiary must be the trustee. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the guaranteed minimum death benefit. The guaranteed minimum death benefit is part of your contract, whether you select the baseBUILDER benefit or not. We determine the amount of the death benefit (other than the guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the guaranteed minimum death benefit will be the guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA contracts.

For individually owned IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.


You should carefully consider the following if you have elected the guaranteed minimum income benefit and you are the owner but not the annuitant. Because the payments under the guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit," under "Our baseBUILDER option," in "Contract features and benefits" earlier in this Prospectus.

Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).


o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within



40  Payment of death benefit
   one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection PlusSM feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether the guaranteed minimum death benefit will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.



BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, upon the contract owner's death, to maintain the contract in the deceased contract owner's name and receive distributions under the contract instead of receiving the death benefit in a lump sum.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs')," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o The contract continues in your name for the benefit of your ben eficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the ben eficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or Protection Plus(SM) feature under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any guaranteed minimum death benefit feature will no longer be in effect.


                                                    Payment of death benefit  41

   The beneficiary may choose at any time to withdraw all or a poro tion of the account value.

o    Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


42  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA, QP or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. Annuity contracts can also be purchased in connection with retirement plans qualified under Code Section 401 ("QP contracts"). How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM) 12 Month Dollar Cost Averaging, choice of death benefits, baseBUILDER guaranteed minimum income benefit, selection of investment funds and fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Beginning 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments. See also Appendix II at the end of this Prospectus for a discussion of QP contracts.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable even without a distribution:


                                                             Tax information  43

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable and, for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which would include amending the contract (with appropriate notice to you).


CONTRACTS PURCHASED THROUGH EXCHANGES

The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:

o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant were the same under the source contract and the Accumulator(R) Select(SM) NQ contract. If you used a life insurance or endowment contract the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Select(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o on or after your death; or

o because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate


44  Tax information

Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)
GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account . In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). The first part of this section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Select(SM)traditional and Roth IRA contracts for use as a traditional IRA and a Roth IRA, respectively. We do not know if and when any such IRS formal approval will be received. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts.



PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature was offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts. You should consult with your tax adviser for further information.

Your right to cancel within a certain number of days


This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable. You can cancel any version of the Accumulator(R) Select(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.



                                                             Tax information  45

Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


Regular contribution to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch-up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored, tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions". That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and for 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006 for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times    the maximum    Equals   the adjusted
  ------------------        X         regular        =      deductible
   divided by $10,000             contribution             contribution
                                  for the year                 limit


Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially


46  Tax information
deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make ages 50 - 70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custo dial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty


                                                             Tax information  47
for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o contributions of more than the maximum regular contribution amount for the applicable taxable year); or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional
     IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

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   the amount received is a withdrawal of excess contributions, as o described under "Excess contributions" earlier in this section; or

o  the entire amount received is rolled over to another traditional
   IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions


Background on Regulations -- Required Minimum Distributions. Distributions must be made from traditional IRAs according to the rules contained in the Code and the Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is cal-


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culated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or


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

   used to pay certain higher education expenses (special federal o income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

Accumulator(R) Select(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements, or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.


Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only



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


between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");

o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose also excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA has been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as


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

having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    rollovers from a Roth IRA to another Roth IRA;


o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:


(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)       Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.



                                                             Tax information  53


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Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.



TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


Please Note: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature

The Protection Plus(SM) feature was offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus(SM) feature meets the qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should consult with your tax adviser for further information.

Contributions to TSAs

There were two ways you might have contributed to establish this Accumulator(R) Select(SM) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that met the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.

If you made a direct transfer, you filled out our transfer form.


We do not accept after-tax contribution rollovers to the Accumulator(R) Select(SM) TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Accumulator(R) Select(SM) Rollover TSA contract does not accept employer-remitted contribu-


54  Tax information
tions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled-over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) Select(SM) contract receiving the funds has provi sions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Select(SM) TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Select(SM) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o    direct rollover from another TSA or eligible retirement plan; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Select(SM) Rollover TSA; or


                                                             Tax information  55
   you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your after-tax investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

     (1) the greater of $10,000 or 50% of the participant's nonfor feitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Select(SM) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;


56  Tax information

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

Tax-deferred rollovers and direct transfers. You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Select(SM) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Select(SM) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This only applies to you if you established your Accumulator(R) Select(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age
     55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or

                                                             Tax information  57
     over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.


Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


Federal income tax withholding on periodic annuity payments

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a TSA. If a non-periodic distribution from a TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another eligible retirement plan. All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or


58  Tax information

o a death benefit payment to a beneficiary who is not your surviv-ing spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


SPECIAL RULES FOR CONTRACTS FUNDING QUALIFIED PLANS


The trustee is responsible for making all required notifications on tax matters to plan participants and to the IRS. See Appendix II at the end of this Prospectus.



IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 45 and Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


                                                             Tax information  59

8. More information

--------------------------------------------------------------------------------

ABOUT SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 45 and Separate Account No. 49. We established Separate Account No. 45 in 1994 and Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 45 and in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of the Separate Accounts' operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 45 and Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 45 and Separate Account No. 49 are registered under the Investment Company Act of 1940 and are registered and classified under that act as "unit investment trusts." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 45 or Separate Account No. 49. Although Separate Account No. 45 and Separate Account No. 49 are registered, the SEC does not monitor the activity of Separate Account No. 45 or Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within the Separate Accounts invests solely in Class IB/B shares issued by the corresponding portfolio of either Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from either Separate Account, or to add other separate accounts;

(2) to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate each Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against each Separate Account or a variable investment option directly);

(5) to deregister the Separate Accounts under the Investment Company Act of 1940;


(6) to restrict or eliminate any voting rights as to the Separate Accounts;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.



ABOUT THE TRUSTS


AXA Premier VIP Trust and EQ Advisors Trust are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.


AXA Equitable serves as the investment manager of the Trusts. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on the Trusts' shares are reinvested in full. The Board of Trustees of each Trust may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears generally in the prospectuses for each Trust, or in the respective SAIs which generally are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:



60  More information

--------------------------------------------------------------------------------
    Fixed Maturity
   Options with
   February 15th         Rate to           Price
 Maturity Date of     Maturity as of     Per $100 of
   Maturity Year    February 15, 2006   Maturity Value
--------------------------------------------------------------------------------
        2007            3.62%               $ 96.51
        2008            3.74%               $ 92.92
        2009            3.83%               $ 89.33
        2010            3.90%               $ 85.80
        2011            3.94%               $ 82.42
        2012            4.02%               $ 78.93
        2013            4.11%               $ 75.41
        2014            4.18%               $ 72.05
        2015            4.22%               $ 68.92
        2016            4.22%               $ 66.13
--------------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

   (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

   (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

   (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

   (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------
If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix III at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the



                                                            More information  61
contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such tran(SM)ittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier inthis Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgment of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided through electronic facilities, we required an Acknowledgment of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature guaranteed, until we received the signed Acknowledgment of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find our more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.


BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and tran(SM)its your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


62  More information

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o the election of trustees; or

o the formal approval of Independent Public Accounting Firm selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 45 AND SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Accounts require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.


CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 45 and Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the applicable SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA, QP or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Roll-


                                                            More information  63
over IRA, Roth Conversion IRA, QP or Rollover TSA contract to another similar arrangement under federal income tax rules.


DISTRIBUTION OF THE CONTRACTS


The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). AXA Advisors serves as the principal underwriter of Separate Account No. 45, and AXA Distributors serves as the principal underwriter of Separate Account No.
49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 1.00% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 2.00% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 2.00% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Select(SM) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under appli-



64  More information
cable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



                                                            More information  65

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company , 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


66  Incorporation of certain documents by reference

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Accounts No. 45 and No. 49 with the same daily asset charges of 1.60%.


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSEOPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.



------------------------------------------------------------------------------------------------------------------------------------
                                                                       Years Ended December 31,
                                                                --------------------------------------------------------------------
                                                                2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.26     $ 10.59          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          92          24          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,298         726          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.35     $ 10.27          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         168          63          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,073         686          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.54     $ 10.37          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         397         279          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,299         787          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 43.48     $ 42.17     $ 39.41     $ 33.62
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,301       1,400       1,489       1,564
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,167       3,907       2,733         598
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.14     $ 10.61          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         408         180          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,926       3,664          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 54.68     $ 51.36     $ 46.56     $ 34.41
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          62          74          79          66
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         331         388         429         338
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.12     $ 11.11     $ 10.87     $ 10.64
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,033       1,124       1,240       1,234
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,527       8,293       8,217       3,282
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.53     $ 10.96     $  9.93     $  7.88
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         269         301         265         189
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,078       2,231       1,758         398
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 28.55     $ 28.15     $ 26.32     $ 21.83
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         558         647         634         511
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,585       5,526       5,467       2,248
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.57     $ 11.94     $ 10.29     $  7.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         423         460         371         286
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,300       2,160       1,684         553
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.89     $ 10.37     $  9.61     $  7.62
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         208         255         249         213
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,956       2,038       1,850         635
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                             Years Ended December 31,
                                                                2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 39.15          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,005          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          97          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 49.16     $ 66.77     $ 78.30     $ 67.13     $ 68.19
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          73          65          16          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         402         420         141          16          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 22.86     $ 23.07     $ 25.73     $ 27.12     $ 29.13
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         500         219          35          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,835       1,211         574         170           2
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.





------------------------------------------------------------------------------------------------------------------------------------
                                                                     Years Ended December 31,
                                                                2005       2004       2003       2002
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   9.66   $   9.13   $   8.70   $   6.77
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        356        384        385        283
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,551      4,852      4,258      1,299
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.07   $  11.46   $  10.17   $   7.89
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        300        304        297        292
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,766      4,712      3,848      1,272
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.01   $   9.38   $   8.53   $   6.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        460        503        538        344
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      5,281      6,078      5,628      1,488
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.18   $  11.53   $  10.17   $   7.35
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        425        575        467        381
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,432      5,059      3,927      1,262
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   9.91   $   9.05   $   8.76   $   5.65
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,089      1,346        281         96
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,090      4,725      1,117        205
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 226.77   $ 220.94   $ 196.75   $ 133.70
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        244        275        301        314
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        586        683        689        581
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  28.54   $  27.49   $  24.85   $  19.37
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,975      2,231      2,534      2,830
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,197      3,420      3,013      1,002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  17.94   $  18.01   $  17.95   $  17.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,833      2,200      2,818      3,868
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,881      3,326      3,448      2,501
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  14.71   $  12.97   $  11.15   $   8.38
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,664      1,745      1,928      1,910
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      4,498      4,337      4,026        604
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   7.01   $   6.19   $   5.81   $   4.79
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      2,818      3,283      3,962      4,522
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     14,352     15,822     17,115     16,550
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  15.50   $  15.45   $  15.13   $  14.85
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        296        279        282        347
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,753      2,951      3,122      1,064
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  16.53   $  15.07   $  13.43   $   9.69
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,100      1,230      1,362      1,384
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,839      4,346      4,534      3,377
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.36         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          5         --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         53         --         --         --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                                Years Ended December 31,
                                                                 2001         2000         1999         1998         1997
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 203.81     $ 232.08     $ 275.01     $ 223.79     $ 176.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          380          310           66           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          661          618          255           35            1
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  25.00     $  25.80     $  24.13           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        3,407        1,662          342           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  16.72     $  15.75     $  14.70           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        2,545          486           59           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   9.48     $  12.56     $  16.61           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          404          302           38           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $   7.07     $   9.45     $  11.77           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        5,608        4,909        1,112           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       18,765       17,412        5,630           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  14.11     $  16.53     $  14.78     $  11.77     $  12.52
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        1,276          718           30           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        3,423        3,189          818          211           --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                        --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           --           --           --           --           --
------------------------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.



------------------------------------------------------------------------------------------------------------------------------------
                                                                      Years Ended December 31,
                                                                2005       2004       2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  7.94    $  7.51          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         61         11          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        410         22          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 14.69    $ 14.16    $  12.68     $ 10.01
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,617      1,814       1,839       1,712
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     15,585     17,155      15,959       8,615
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  5.82    $  5.57          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        387         56          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      1,277        370          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.57    $  8.01    $   7.86     $  6.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         10         11          25          38
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        468        498         478         128
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.11    $ 11.71    $  11.27     $  9.24
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         45         29          39          16
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,581      2,715       2,971       2,171
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 12.14    $ 10.53    $   9.42     $  7.22
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        191        193         146          59
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     11,032     11,933      10,611       5,973
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.63    $ 11.14    $  10.21     $  7.89
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        775        867         896         961
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     11,228     12,694      12,682       9,408
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.40    $ 10.94    $  10.17     $  7.57
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        703        805         770         643
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     14,266     15,720      14,963       8,308
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 10.38         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         40         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        113         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 25.62    $ 24.94    $  22.99     $ 18.28
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        864        968       1,030       1,042
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     10,127     11,584      11,512       7,152
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  9.74         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          4         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         36         --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  8.39    $  8.20    $   7.79     $  5.73
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        190        242         184         143
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      2,184      2,500       2,016         424
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $ 11.53    $ 11.02    $   9.65     $  6.83
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)      1,413      1,558       1,665       1,471
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)     10,309     11,422      10,509       4,322
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                             Years Ended December 31,
                                                                2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.78     $ 11.61     $ 12.04     $ 11.81          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,138          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,000       3,700       1,532         315          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.62          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          13          --          --          --          --
 EQ/Capital Guardian Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.75     $ 17.16     $ 21.20     $ 16.54     $ 12.33
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,221       1,658         576         282          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.64     $ 11.09     $ 13.93          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,697       5,514       1,286          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.65     $ 11.04     $ 10.60          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         166         112          13          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,151       2,953         987          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.09     $ 10.46     $ 10.26          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         337         155          31          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,886       5,538       2,436          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 23.93     $ 27.69          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,038         734          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,601       6,057          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.66     $  9.38     $ 10.80          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          90          17           8          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         141          78           6          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.51     $  9.99          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         932         126          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,644         617          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                  Appendix I: Condensed financialinformation A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.




------------------------------------------------------------------------------------------------------------------------------------
                                                                       Years Ended December 31,
                                                                --------------------------------------------------------------------
                                                                2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  15.47    $  14.13    $  12.18    $  9.29
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,673       1,805       2,005      2,145
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,278       7,736       7,229      3,714
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.49          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          19          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         107          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  22.44    $  21.86          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          89          21          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         339          74          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.48          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          98          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.29    $   5.96    $   5.40    $  4.36
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         970       1,047       1,206      1,333
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,287       6,714       6,805      4,722
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.68    $  13.60    $  13.28    $ 13.05
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         943         748         804        702
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      14,021      15,208      16,175     13,419
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.24    $  12.94    $  11.86    $  9.51
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         306         338         377        359
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,803       5,325       5,701      4,777
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  16.83    $  16.33    $  14.17    $ 10.49
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         502         499         370        275
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,888       7,850       7,354      5,021
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.63          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         195          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.98          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          55          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         431          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.58          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          13          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         135          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.54          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          21          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         132          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.13          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         102          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         490          --          --         --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                             Years Ended December 31,
                                                                ----------------------------------------------------
                                                                2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.07     $ 10.82     $ 10.45          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,487          87          18          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,090         251          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   6.36     $  8.39          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,187         295          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,856       1,315          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.10     $ 11.40     $ 10.39     $ 10.73          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      10,537       5,112       2,026         379          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.94     $ 13.02     $ 12.39     $ 12.76     $ 11.50
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         287         124          12          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,156       1,755         978         714          17
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  12.37     $ 10.68     $  9.15     $  9.14          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,274       2,109          98         344          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.



------------------------------------------------------------------------------------------------------------------------------------
                                                                       Years Ended December 31,
                                                                2005        2004        2003        2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  15.07    $  13.84    $  12.72    $  9.86
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         712         676         685        427
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      11,276      11,463      10,296      2,423
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  19.83    $  19.58    $  17.99    $ 13.94
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,046       1,213       1,296      1,419
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,227       4,909       4,335      2,235
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  18.07    $  16.57    $  13.84    $ 10.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         514         468         487        498
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,992       5,077       5,316      3,555
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.88    $  12.94    $  11.68    $  9.18
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         957       1,142       1,345      1,556
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,566       4,258       4,710      4,661
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.33    $   8.84    $   8.07    $  6.72
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         328         421         474        474
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       7,849       8,941       9,707      8,237
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  26.81    $  26.55    $  26.78    $ 27.06
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,247       1,478       1,911      2,863
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       4,058       4,693       6,370      9,288
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   4.53    $   4.36          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          44           3          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         172          19          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.92          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         120          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         848          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   9.96          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          26          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         132          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  14.46    $  14.10    $  12.18    $  8.48
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         325         378         358        240
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,372        3.996      4,084      1,913
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  16.68    $  16.30          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          13           2          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         146          19          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   5.45    $   5.08          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          33           4          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         286          69          --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.41          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          40          --          --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         410          --          --         --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                             Years Ended December 31,
                                                                2001        2000        1999        1998        1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  11.33          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          24          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          78          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  17.00     $ 16.37     $ 14.88     $ 12.71     $ 11.58
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,305         431         163          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,559       1,079         173          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  13.39     $ 17.34     $ 20.10     $ 12.75     $ 10.84
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       3,126       2,033         771         422           4
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  14.20     $ 21.88     $ 27.40     $ 16.03     $ 12.11
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       1,966       1,834         383          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,707       5,759       1,680         200           2
------------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $   8.64     $ 10.45     $ 10.70          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         543         359         103          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       8,655       7,052       2,906          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  27.16     $ 26.65     $ 25.55     $ 24.80     $ 23.98
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)       3,954       1,882         549          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      13,759          --       9,875       5,805         349
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  10.90     $ 10.86     $ 11.42     $  9.61          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         239         113          23          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,535       1,382         522         211          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --          --          --          --          --
------------------------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.



------------------------------------------------------------------------------------------------------------------------------------
                                                                      Years Ended December 31,
                                                                --------------------------------------------------------------------
                                                                2005        2004        2003       2002
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.65     $ 10.45    $  8.58    $  5.59
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         929         860        837        857
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       5,043       4,587      4,232      2,823
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.35          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          33          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         172          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.88     $ 11.36         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6          --         --         --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          40           1         --         --
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                                         Years Ended December 31,
                                                                -----------------------------------------------
                                                                2001       2000       1999        1998     1997
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                 $  6.04    $  6.47     $ 10.97     $ 5.70     --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)        821        715         126         --     --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)      3,043      2,958         962        203     --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --         --          --         --     --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --         --     --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --         --     --
------------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
------------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      --         --          --         --     --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)         --         --          --         --     --
------------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --          --         --     --
------------------------------------------------------------------------------------------------------------------------------------


A-6 Appendix I: Condensed financial information

Appendix II: Purchase considerations for QP contracts

--------------------------------------------------------------------------------


Trustees who purchased an Accumulator(R) Select(SM) QP contract should discuss with their tax advisers whether this is an appropriate investment vehicle for the employer's plan. Trustees should consider whether the plan provisions permit the investment of plan assets in the QP contract, the distribution of such an annuity, the purchase of the guaranteed minimum income benefit and the payment of death benefits in accordance with the requirements of the federal income tax rules. The QP contract and this Prospectus should be reviewed in full, and the following factors, among others, should be noted. Assuming continued plan qualification and operation, earnings on qualified plan assets will accumulate value on a tax-deferred basis even if the plan is not funded by the Accumulator(R) Select(SM) QP contract or another annuity. Therefore, you should purchase an Accumulator(R) QP contract to fund a plan for the contract's features and benefits other than tax deferral, after considering the relative costs and benefits of annuity contracts and other types of arrangements and funding vehicles. This QP contract accepts transfer contributions only and not regular, ongoing payroll contributions. For 401(k) plans under defined contribution plans, no employee after-tax contributions are accepted. A "designated Roth contribution account" is not available in the QP contract.

We will not accept defined benefit plans. For defined contribution plans we will only accept transfers from another defined contribution plan or a change of investment vehicles in the plan. Checks written on accounts held in the name of the employer instead of the plan or the trustee will not be accepted. Only one additional transfer contribution may be made per contract year. If overfunding of a plan occurs, withdrawals from the QP contract may be required. A market value adjustment may apply.


Further, AXA Equitable will not perform or provide any plan recordkeeping services with respect to the QP contracts. The plan's administrator will be solely responsible for performing or providing for all such services. There is no loan feature offered under the QP contracts, so if the plan provides for loans and a participant/employee takes a loan from the plan, other plan assets must be used as the source of the loan and any loan repayments must be credited to other investment vehicles and/or accounts available under the plan.

Given that required minimum distributions must generally commence from the plan for annuitants after age 70-1/2, trustees should consider that:

o the QP contract may not be an appropriate purchase for annuitants approaching or over age 70-1/2;


o beginning 2006, provisions in the Treasury Regulations on required minimum distributions which will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating required minimum distribution. This could increase the amounts required to be distributed from the contract; and


o the guaranteed minimum income benefit under baseBUILDER may not be an appropriate feature for annuitants who are older than age 60-1/2 when the contract is issued.

Finally, because the method of purchasing the QP contract, including the large initial contribution and the features of the QP contract may appeal more to plan participants/employees who are older and tend to be highly paid, and because certain features of the QP contract are available only to plan participants/employees who meet certain minimum and/or maximum age requirements, plan trustees should discuss with their advisers whether the purchase of the QP contract would cause the plan to engage in prohibited discrimination in contributions, benefits or otherwise.


                       Appendix II: Purchase considerations for QP contracts B-1

Appendix III: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,846 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.





---------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                            rate to maturity on
                                                             February 15, 2010
                                                           ----------------------
                                                               5.00%        9.00%
---------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
---------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048    $ 119,487
---------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,080    $ 131,080
---------------------------------------------------------------------------------
(3) Market value adjustment:
  (1) - (2)                                                $ 12,968    $ (11,593)
---------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
---------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
  (3) x [$50,000/(1)]                                      $  4,501    $  (4,851)
---------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499    $  54,851
---------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,581    $  76,229
---------------------------------------------------------------------------------
(7) Maturity value                                         $120,032    $ 106,915
---------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048    $  69,487
---------------------------------------------------------------------------------


You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


C-1 Appendix III: Market value adjustment example

Appendix IV: Guaranteed minimum death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the guaranteed minimum death benefit.

The following illustrates the guaranteed minimum death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the AXA Premier VIP Core Bond, EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Alliance Quality Bond or EQ/Short Duration Bond options or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the guaranteed minimum death benefit for an annuitant age 45 would be calculated as follows:





--------------------------------------------------------------------------------------
   End of                           5% Roll-Up to age 80      Annual ratchet to age 80
 contract                          guaranteed minimum          guaranteed minimum
   year         Account value       death benefit(1)              death benefit
--------------------------------------------------------------------------------------
     1           $105,000             $  105,000(1)               $  105,000(3)
--------------------------------------------------------------------------------------
     2           $115,500             $  110,250(2)               $  115,500(3)
--------------------------------------------------------------------------------------
     3           $129,360             $  115,763(2)               $  129,360(3)
--------------------------------------------------------------------------------------
     4           $103,488             $  121,551(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     5           $113,837             $  127,628(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     6           $127,497             $  134,010(1)               $  129,360(4)
--------------------------------------------------------------------------------------
     7           $127,497             $  140,710(1)               $  129,360(4)
--------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



5% ROLL-UP TO AGE 80


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the guaranteed minimum death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current guaranteed minimum death benefit.


ANNUAL RATCHET TO AGE 80

(3) At the end of contract years 1 through 3, the guaranteed minimum death benefit is the current account value.

(4) At the end of contract years 4 through 7, the guaranteed minimum death benefit is the guaranteed minimum death benefit at the end of the prior year since it is equal to or higher than the current account value.


                       Appendix IV: Guaranteed minimum death benefit example D-1

Appendix V: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the "5% Roll-Up to age 80" Guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.18)% and 2.82% for the Accumulator(R) Select(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll-Up to age 80 Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


E-1 Appendix V: Hypothetical illustrations

Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



                                                             5% Roll-Up
                                                              to age 80                          Lifetime Annual
                                                             Guaranteed      Total Death Benefit    Guaranteed
                                                            Minimum Death      with Protection       Minimum
                    Account Value        Cash Value            Benefit              Plus          Income Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  60        1     100,000  100,000    100,000  100,000   100,000   100,000   100,000   100,000     N/A      N/A
  61        2      96,311  102,299     96,311  102,299   105,000   105,000   107,000   107,000     N/A      N/A
  62        3      92,731  104,643     92,731  104,643   110,250   110,250   114,350   114,350     N/A      N/A
  63        4      89,256  107,032     89,256  107,032   115,763   115,763   122,068   122,068     N/A      N/A
  64        5      85,880  109,465     85,880  109,465   121,551   121,551   130,171   130,171     N/A      N/A
  65        6      82,600  111,944     82,600  111,944   127,628   127,628   138,679   138,679     N/A      N/A
  66        7      79,411  114,469     79,411  114,469   134,010   134,010   147,613   147,613     N/A      N/A
  67        8      76,310  117,039     76,310  117,039   140,710   140,710   156,994   156,994     N/A      N/A
  68        9      73,292  119,656     73,292  119,656   147,746   147,746   166,844   166,844     N/A      N/A
  69       10      70,354  122,319     70,354  122,319   155,133   155,133   177,186   177,186     N/A      N/A
  74       15      56,728  136,328     56,728  136,328   197,993   197,993   237,190   237,190   13,860   13,860
  79       20      44,551  151,483     44,551  151,483   252,695   252,695   313,773   313,773   21,201   21,201
  84       25      33,806  168,154     33,806  168,154   265,330   265,330   331,462   331,462   26,560   26,560
  89       30      27,782  190,432     27,782  190,432   265,330   265,330   331,462   331,462     N/A      N/A
  94       35      23,401  216,660     23,401  216,660   265,330   265,330   331,462   331,462     N/A      N/A
  95       36      22,612  222,325     22,612  222,325   265,330   265,330   331,462   331,462     N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



                                      Appendix V: Hypothetical illustrations E-2

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                           Page

Unit Values                                                                  2
Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Financial Statements                                                         2


How to obtain an Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 45 and Separate Account No. 49

Send this request form to:
 Accumulator(R) Select(SM)
 P.O. Box 1547
 Secaucus, NJ 07096-1547



Please send me a combined Accumulator(R) Select SAI for Separate Account No. 45 and Separate Account No. 49 dated May 1, 2006:



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------

City           State    Zip



















                                      x01183 / Accum `02, OR, `04 and `06 Series

Accumulator(R) Select(SM)
A combination variable and fixed deferred annuity contract



PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before taking any action under your contract. You should read the prospectuses for each Trust, which contain important information about the portfolios.


--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SELECT(SM)


Accumulator(R) Select(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please contact your financial professional and/or review your contract for state variations that may apply to you.

--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Evergreen International Bond
o AXA Conservative Allocation*           o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation*      o EQ/FI Mid Cap
o AXA Moderate Allocation*               o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation*          o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible        Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity        Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------



* The "AXA Allocation" portfolios.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio ("portfolio") of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (The "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. Contracts were offered for use as:

o  A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA")


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA"). (Rollover and direct transfer contributions only).


A contribution of at least $25,000 was required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547 or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.



The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


This contract is no longer available for new purchasers. This Prospectus is designed for current contract owners. In addition to the possible state variations noted above, you should note that your contract features and charges may vary depending on the date on which you purchased your contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional or refer to your contract, as well as review Appendix V later in this Prospectus for contract variation information and timing. You may not change your contract or its features as issued.


                                                        X01192/Select '02 Series

                                                                        (R-4/15)

Contents of this Prospectus
--------------------------------------------------------------------------------


ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Accumulator(R) Select(SM) at a glance -- key features                        8


--------------------------------------------------------------------------------
FEE TABLE                                                                   10
--------------------------------------------------------------------------------
Example                                                                     13
Condensed financial information                                             16


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           17
--------------------------------------------------------------------------------
How you can contribute to your contract                                     17
Owner and annuitant requirements                                            19
How you can make your contributions                                         19
What are your investment options under the contract?                        19
Portfolios of the Trusts                                                    20
Allocating your contributions                                               25
Your benefit base                                                           26
Annuity purchase factors                                                    27

Living Benefit option                                                       27

Guaranteed minimum death benefit                                            29
Inherited IRA beneficiary continuation contract                             30
Your right to cancel within a certain number of days                        31


--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        32
--------------------------------------------------------------------------------
Your account value and cash value                                           32
Your contract's value in the variable investment options                    32
Your contract's value in the guaranteed interest option                     32
Your contract's value in the fixed maturity options                         32

Insufficient account value                                                  32



--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       33
--------------------------------------------------------------------------------
Transferring your account value                                             33
Disruptive transfer activity                                                33
Rebalancing your account value                                              34



----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     36
--------------------------------------------------------------------------------
Withdrawing your account value                                              36
How withdrawals are taken from your account value                           37
How withdrawals affect your guaranteed minimum
     income benefit and guaranteed minimum death
     benefit                                                                37
Loans under Rollover TSA contracts                                          37
Surrendering your contract to receive its cash value                        38
When to expect payments                                                     38
Your annuity payout options                                                 38



--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     41
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          41
Charges that the Trusts deduct                                              42
Group or sponsored arrangements                                             42
Other distribution arrangements                                             42



--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 44
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     44
How death benefit payment is made                                           45
Beneficiary continuation option                                             45



--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          48
--------------------------------------------------------------------------------
Overview                                                                    48
Contracts that fund a retirement arrangement                                48
Transfers among investment options                                          48
Taxation of nonqualified annuities                                          48
Individual retirement arrangements (IRAs)                                   50
Tax-Sheltered Annuity contracts (TSAs)                                      59
Federal and state income tax withholding and
     information reporting                                                  63
Impact of taxes to AXA Equitable                                            64

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         65
--------------------------------------------------------------------------------
About Separate Account No. 49                                               65
About the Trusts                                                            65
About our fixed maturity options                                            65
About the general account                                                   66
About other methods of payment                                              66
Dates and prices at which contract events occur                             67
About your voting rights                                                    68

About legal proceedings                                                     68

Financial statements                                                        68
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          68
Distribution of the contracts                                               68



--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          71
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I   -- Condensed financial information                                     A-1
II  -- Market value adjustment example                                     B-1
III -- Enhanced death benefit example                                      C-1
IV  -- Hypothetical illustrations                                          D-1
V   -- Contract variations                                                 E-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
     TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.





                                                                Page in
Term                                                         Prospectus

   6% Roll-Up to age 85 enhanced death benefit                       27
   12 month dollar cost averaging                                    25
   account value                                                     32
   administrative charge                                             41
   annual administrative charge                                      41
   annual ratchet to age 85 enhanced death benefit                   27
   annuitant                                                         17
   annuitization                                                     38
   annuity maturity date                                             40
   annuity payout options                                            38
   annuity purchase factors                                          27
   automatic investment program                                      67
   beneficiary                                                       44
   Beneficiary continuation option ("BCO")                           45
   benefit base                                                      26
   business day                                                      67
   cash value                                                        32
   charges for state premium and other applicable taxes              42
   contract date                                                      9
   contract date anniversary                                          9
   contract year                                                      9
   contributions to traditional IRAs                                 51
     regular contributions                                           51
     rollovers and transfers                                         52
   disruptive transfer activity                                      33
   distribution charge                                               41
   EQAccess                                                           6
   ERISA                                                             37
   fixed-dollar option                                               26
   fixed maturity options                                            24
   free look                                                         31
   general account                                                   66
   general dollar cost averaging                                     26
   guaranteed interest option                                        24
   guaranteed minimum death benefit                                  29
   guaranteed minimum death benefit charge                           41
   guaranteed minimum income benefit                                 27
   IRA                                                            cover
   IRS                                                               48
   Inherited IRA                                                  cover
   investment options                                             cover
   Investment simplifier                                             26
   lifetime minimum distribution withdrawals                         37
   Living Benefit option                                             27
   Living Benefit charge                                             42
   loan reserve account                                              38
   loans under Rollover TSA                                          37
   lump sum withdrawals                                              36
   market adjusted amount                                            24
   market timing                                                     33
   maturity dates                                                    24
   market value adjustment                                           24
   maturity value                                                    24
   mortality and expense risks charge                                41
   NQ                                                             cover
   participant                                                       19
   portfolio                                                      cover
   principal assurance allocation                                    25
   processing office                                                  6
   Protection Plus(SM)                                               29
   Protection Plus(SM) charge                                        42
   rate to maturity                                                  24
   rebalancing                                                       34
   Rollover IRA                                                   cover
   Roth IRA                                                       cover
   SAI                                                            cover
   SEC                                                            cover
   self-directed allocation                                          25
   Separate Account No. 49                                           65
   Standard death benefit                                            26
   substantially equal withdrawals                                   36
   successor owner and annuitant                                     45
   Systematic withdrawals                                            36
   TOPS                                                               6
   Trusts                                                         cover
   traditional IRA                                                cover
   TSA                                                            cover
   unit                                                              32
   wire transmittals and electronic applications                     66



To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.


--------------------------------------------------------------------------------
 Prospectus                     Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity options        Guarantee Periods (Guaranteed Fixed Interest
                                Accounts in supplemental materials)
  variable investment options   Investment Funds
  account value                 Annuity Account Value
  rate to maturity              Guaranteed Rates
  unit                          Accumulation Unit
  Living Benefit                Guaranteed Minimum Income Benefit
  Guaranteed Interest Option    Guaranteed Interest Account
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.



                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY REGULAR MAIL
--------------------------------------------------------------------------------
Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
 FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY
--------------------------------------------------------------------------------

Accumulator(R) Select(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR
 MAIL
--------------------------------------------------------------------------------
Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547



--------------------------------------------------------------------------------
 FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANS-
 FERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS
 DELIVERY
--------------------------------------------------------------------------------
Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094



--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o your current account value;

o your current allocation percentages;

o the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o elect to receive certain contract statements electronically;

o change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o access Frequently Asked Questions and Service Forms (not available through
  TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account.. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).



--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);


6  Who is AXA Equitable?

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7) requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;

(13) exercise of Guaranteed minimum income benefit; and

(14) death claims.


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(6)  12 month dollar cost averaging.


TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.


SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.


                                                        Who is AXA Equitable?  7

Accumulator(R) Select(SM) at a glance -- key features
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
Professional investment     Accumulator(R) Select(SM)'s variable investment options invest in different portfolios managed by
management                  professional investment advisers.
-------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options      o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).
                            o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.
                            ---------------------------------------------------------------------------------------------------
                            If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.
-------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest         o Principal and interest guarantees.
option
                            o Interest rates set periodically.
-------------------------------------------------------------------------------------------------------------------------------
Tax considerations          o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.
                            o No tax on transfers among investment options inside the contract.
                            ---------------------------------------------------------------------------------------------------
                            Annuity contracts that were purchased as an Individual Retirement Annuity (IRA), or tax sheltered annuity (TSA) do not provide tax deferral benefits beyond those already provided by the Internal
                            Revenue Code. Before you make any additional contributions to this contract, you should consider its features and benefits beyond tax deferral -- as well as its features, benefits and costs relative to any other investment that you may have chosen in connection with your retirement plan or arrangement -- to determine whether it meets your needs and goals. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
-------------------------------------------------------------------------------------------------------------------------------
Living Benefit protection   The Living Benefit provides a guaranteed minimum income benefit. The guaranteed minimum income benefit provides income protection for you during the annuitant's life once you elect to annuitize the contract.
-------------------------------------------------------------------------------------------------------------------------------
Contribution amounts        o  Additional minimum:   $500 (NQ and Rollover TSA)
                                                     $100 monthly and $300 quarterly under our automatic investment program
                                                     (NQ contracts)
                                                     $1,000 (Inherited IRA contracts)
                                                     $50 (IRA contracts)
                            Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million.
-------------------------------------------------------------------------------------------------------------------------------
Access to your money        o Lump sum withdrawals
                            o Several withdrawal options on a periodic basis
                            o Loans under Rollover TSA contracts
                            o Contract surrender
                            You may incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.
-------------------------------------------------------------------------------------------------------------------------------
Payout options              o Fixed annuity payout options
                            o Variable Immediate Annuity payout options
                            o Income Manager(R) payout options
-------------------------------------------------------------------------------------------------------------------------------
Additional features         o Guaranteed minimum death benefit options
                            o Dollar cost averaging
                            o Automatic investment program
                            o Account value rebalancing (quarterly, semiannually and annually)
                            o Free transfers
                            o Protection Plus(SM), an optional death benefit available under certain contracts (subject to state availability)
-------------------------------------------------------------------------------------------------------------------------------


8 Accumulator(R) Select(SM) at a glance -- key features

------------------------------------------------------------------------------------------------------------------------------
Fees and charges       o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                       o The charges for the guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus.

                       o  Annual 0.60% of the applicable benefit base charge for the optional Living Benefit until you exercise your guaranteed minimum income benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under "Your benefit base" in "Contract features and benefits" later in this Prospectus. o
                          If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                       o  An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.

                       o  No sales charge deducted at the time you make contributions and no withdrawal charge.
                       -------------------------------------------------------------------------------------------------------
                       The "contract date" is the effective date of a contract. This usually is the business day we received the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date appears in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each
                       12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                       -------------------------------------------------------------------------------------------------------
                       o  We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                       o  We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                       o  Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages   NQ: 0-85
                       Rollover IRA, Roth Conversion
                       IRA and Rollover TSA: 20-85
                       Inherited IRA: 0-70
------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.



For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions.


Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.



                         Accumulator(R) Select(SM) at a glance -- key features 9

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you pay when owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


--------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
--------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization
(which is described in a separate prospectus for that option)                $350
--------------------------------------------------------------------------------------------------------------------------------

The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underly-
  ing trust portfolio fees and expenses.
--------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                  1.10%
Administrative                                                               0.25%
Distribution                                                                 0.35%
                                                                             -----
Total annual expenses                                                        1.70%
--------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
--------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $   50,000(1)                                                             $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                   $  0
--------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
--------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                    0.00%
   Annual Ratchet to age 85                                                  0.30% of the Annual Ratchet to age 85 benefit base
   6% Roll-Up to age 85                                                      0.45% of the 6% Roll-Up to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85               0.60% of the greater of the 6% Roll-Up to age 85
                                                                             benefit base or the Annual Ratchet to age 85 benefit
                                                                             base, as applicable
--------------------------------------------------------------------------------------------------------------------------------
Living Benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually on each contract date anniversary for
which the benefit is in effect.)                                             0.60%
--------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually on each contract date anniver-
sary for which the benefit is in effect.)                                    0.35%
--------------------------------------------------------------------------------------------------------------------------------


You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


10 Fee table

--------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
--------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or  ------     -------
other expenses)(2)                                                                  0.63%      8.01%
--------------------------------------------------------------------------------------------------------------------------------



This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.


------------------------------------------------------------------------------------
                                                   Manage-
                                                    ment       12b-1       Other
 Portfolio Name                                    Fees(3)   Fees(4)   Expenses(5)
------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.19%
AXA Conservative Allocation                      0.10%      0.25%     0.22%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.19%
AXA Moderate Allocation                          0.10%      0.25%     0.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.17%
AXA Premier VIP Aggressive Equity                0.60%      0.25%     0.20%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.18%
AXA Premier VIP Health Care                      1.20%      0.25%     0.28%
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%
AXA Premier VIP International Equity             1.05%      0.25%     0.28%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.25%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.23%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.22%
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%     0.25%
AXA Premier VIP Mid Cap Value                    1.10%      0.25%     0.19%
AXA Premier VIP Technology                       1.20%      0.25%     0.22%
------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.13%
EQ/Alliance Growth and Income                    0.56%      0.25%     0.13%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.14%
EQ/Alliance International                        0.72%      0.25%     0.21%
EQ/Alliance Large Cap Growth                     0.90%      0.25%     0.13%
EQ/Alliance Quality Bond                         0.50%      0.25%     0.13%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.13%
EQ/Ariel Appreciation II                         0.75%      0.25%     7.01%
EQ/Bear Stearns Small Company Growth             1.00%      0.25%     0.20%
EQ/Bernstein Diversified Value                   0.61%      0.25%     0.13%
EQ/Boston Advisors Equity Income                 0.75%      0.25%     0.16%
EQ/Calvert Socially Responsible                  0.65%      0.25%     0.27%
EQ/Capital Guardian Growth                       0.65%      0.25%     0.17%
EQ/Capital Guardian International                0.85%      0.25%     0.23%
EQ/Capital Guardian Research                     0.65%      0.25%     0.13%
EQ/Capital Guardian U.S. Equity                  0.65%      0.25%     0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%      0.25%     0.24%
EQ/Equity 500 Index                              0.25%      0.25%     0.13%
EQ/Evergreen International Bond                  0.70%      0.25%     6.36%
EQ/Evergreen Omega                               0.65%      0.25%     0.18%
EQ/FI Mid Cap                                    0.69%      0.25%     0.14%
EQ/FI Mid Cap Value                              0.73%      0.25%     0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%      0.25%     0.66%
EQ/GAMCO Small Company Value                     0.79%      0.25%     0.14%
EQ/International Growth                          0.85%      0.25%     0.29%
EQ/Janus Large Cap Growth                        0.90%      0.25%     0.15%
EQ/JPMorgan Core Bond                            0.44%      0.25%     0.13%
EQ/JPMorgan Value Opportunities                  0.60%      0.25%     0.15%
EQ/Lazard Small Cap Value                        0.73%      0.25%     0.14%
EQ/Legg Mason Value Equity                       0.65%      0.25%     3.07%
EQ/Long Term Bond                                0.50%      0.25%     0.18%
EQ/Lord Abbett Growth and Income                 0.65%      0.25%     0.93%
------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                                                      Fee        Net Total
                                                     Under-      Total Annual      Waivers        Annual
                                                     lying         Expenses         and/or       Expenses
                                                   Portfolio       (Before         Expense         After
                                                    Fees and       Expense          Reim-         Expense
 Portfolio Name                                   Expenses(6)    Limitation)    bursements(7)   Limitations
-----------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%           (0.19)%         1.26%
AXA Conservative Allocation                      0.58%         1.15%           (0.22)%         0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%           (0.19)%         0.99%
AXA Moderate Allocation                          0.71%         1.23%           (0.17)%         1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%           (0.17)%         1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%              --           1.05%
AXA Premier VIP Core Bond                          --          1.03%           (0.08)%         0.95%
AXA Premier VIP Health Care                        --          1.73%            0.00%          1.73%
AXA Premier VIP High Yield                         --          1.01%              --           1.01%
AXA Premier VIP International Equity               --          1.58%            0.00%          1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%           (0.05)%         1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%           (0.03)%         1.35%
AXA Premier VIP Large Cap Value                    --          1.37%           (0.02)%         1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%            0.00%          1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%            0.00%          1.54%
AXA Premier VIP Technology                         --          1.67%            0.00%          1.67%
-----------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%              --           0.85%
EQ/Alliance Growth and Income                      --          0.94%              --           0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%              --           0.89%
EQ/Alliance International                          --          1.18%           (0.08)%         1.10%
EQ/Alliance Large Cap Growth                       --          1.28%           (0.23)%         1.05%
EQ/Alliance Quality Bond                           --          0.88%              --           0.88%
EQ/Alliance Small Cap Growth                       --          1.13%              --           1.13%
EQ/Ariel Appreciation II                           --          8.01%           (6.86)%         1.15%
EQ/Bear Stearns Small Company Growth               --          1.45%           (0.15)%         1.30%
EQ/Bernstein Diversified Value                     --          0.99%           (0.04)%         0.95%
EQ/Boston Advisors Equity Income                   --          1.16%           (0.11)%         1.05%
EQ/Calvert Socially Responsible                    --          1.17%           (0.12)%         1.05%
EQ/Capital Guardian Growth                         --          1.07%           (0.12)%         0.95%
EQ/Capital Guardian International                  --          1.33%           (0.13)%         1.20%
EQ/Capital Guardian Research                       --          1.03%           (0.08)%         0.95%
EQ/Capital Guardian U.S. Equity                    --          1.03%           (0.08)%         0.95%
EQ/Caywood-Scholl High Yield Bond                  --          1.09%           (0.09)%         1.00%
EQ/Equity 500 Index                                --          0.63%              --           0.63%
EQ/Evergreen International Bond                    --          7.31%           (6.16)%         1.15%
EQ/Evergreen Omega                                 --          1.08%            0.00%          1.08%
EQ/FI Mid Cap                                      --          1.08%           (0.08)%         1.00%
EQ/FI Mid Cap Value                                --          1.12%           (0.02)%         1.10%
EQ/GAMCO Mergers and Acquisitions                  --          1.81%           (0.36)%         1.45%
EQ/GAMCO Small Company Value                       --          1.18%            0.00%          1.18%
EQ/International Growth                            --          1.39%            0.00%          1.39%
EQ/Janus Large Cap Growth                          --          1.30%           (0.15)%         1.15%
EQ/JPMorgan Core Bond                              --          0.82%            0.00%          0.82%
EQ/JPMorgan Value Opportunities                    --          1.00%           (0.05)%         0.95%
EQ/Lazard Small Cap Value                          --          1.12%           (0.02)%         1.10%
EQ/Legg Mason Value Equity                         --          3.97%           (2.97)%         1.00%
EQ/Long Term Bond                                  --          0.93%            0.00%          0.93%
EQ/Lord Abbett Growth and Income                   --          1.83%           (0.83)%         1.00%
-----------------------------------------------------------------------------------------------------------


                                                                    Fee table 11

-------------------------------------------------------------------------------
                                               Manage-
                                                ment      12b-1      Other
 Portfolio Name                                Fees(3)   Fees(4)   Expenses(5)
-------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core                0.65%      0.25%     1.32%
EQ/Lord Abbett Mid Cap Value                 0.70%      0.25%     0.40%
EQ/Marsico Focus                             0.87%      0.25%     0.13%
EQ/Mercury Basic Value Equity                0.57%      0.25%     0.13%
EQ/Mercury International Value               0.85%      0.25%     0.23%
EQ/MFS Emerging Growth Companies             0.65%      0.25%     0.14%
EQ/MFS Investors Trust                       0.60%      0.25%     0.18%
EQ/Money Market                              0.34%      0.25%     0.13%
EQ/Montag & Caldwell Growth                  0.75%      0.25%     0.16%
EQ/PIMCO Real Return                         0.55%      0.25%     0.24%
EQ/Short Duration Bond                       0.44%      0.25%     0.14%
EQ/Small Company Index                       0.25%      0.25%     0.16%
EQ/TCW Equity                                0.80%      0.25%     0.16%
EQ/UBS Growth and Income                     0.75%      0.25%     0.19%
EQ/Van Kampen Comstock                       0.65%      0.25%     0.39%
EQ/Van Kampen Emerging Markets Equity        1.15%      0.25%     0.48%
EQ/Van Kampen Mid Cap Growth                 0.70%      0.25%     0.83%
EQ/Wells Fargo Montgomery Small Cap          0.85%      0.25%     2.28%
-------------------------------------------------------------------------------
 Laudus Variable Insurance Trust:
-------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity 1.50%      0.25%     1.48%
-------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
--------------------------------------------------------------------------------
U.S. Real Estate - Class II                  0.75%      0.35%     0.28%
-------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
                                                                             Fee        Net Total
                                            Under-      Total Annual      Waivers        Annual
                                            lying         Expenses         and/or       Expenses
                                          Portfolio       (Before         Expense         After
                                           Fees and       Expense          Reim-         Expense
 Portfolio Name                          Expenses(6)    Limitation)    bursements(7)   Limitations
---------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
---------------------------------------------------------------------------------------------------
EQ/Lord Abbett Large Cap Core                --       2.22%           (1.22)%         1.00%
EQ/Lord Abbett Mid Cap Value                 --       1.35%           (0.30)%         1.05%
EQ/Marsico Focus                             --       1.25%           (0.10)%         1.15%
EQ/Mercury Basic Value Equity                --       0.95%            0.00%          0.95%
EQ/Mercury International Value               --       1.33%           (0.08)%         1.25%
EQ/MFS Emerging Growth Companies             --       1.04%              --           1.04%
EQ/MFS Investors Trust                       --       1.03%           (0.08)%         0.95%
EQ/Money Market                              --       0.72%              --           0.72%
EQ/Montag & Caldwell Growth                  --       1.16%           (0.01)%         1.15%
EQ/PIMCO Real Return                         --       1.04%           (0.14)%         0.90%
EQ/Short Duration Bond                       --       0.83%            0.00%          0.83%
EQ/Small Company Index                       --       0.66%            0.00%          0.66%
EQ/TCW Equity                                --       1.21%           (0.06)%         1.15%
EQ/UBS Growth and Income                     --       1.19%           (0.14)%         1.05%
EQ/Van Kampen Comstock                       --       1.29%           (0.29)%         1.00%
EQ/Van Kampen Emerging Markets Equity        --       1.88%           (0.08)%         1.80%
EQ/Van Kampen Mid Cap Growth                 --       1.78%           (0.73)%         1.05%
EQ/Wells Fargo Montgomery Small Cap          --       3.38%           (2.08)%         1.30%
---------------------------------------------------------------------------------------------------
 Laudus Variable Insurance Trust:
---------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity --       3.23%           (0.02)%         3.21%
---------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
---------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                  --       1.38%           (0.10)%         1.28%
---------------------------------------------------------------------------------------------------


Notes:

(1) During the first two contract years this charge, if it applies, is equal to the lesser of $30 or 2% of your account value. Thereafter, the charge is $30 for each contract year.


(2) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


(3) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See footnote (7) for any expense limitation agreement information.


(4) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(5) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (7) for any expense limitation agreement information.

(6) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "-" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(7) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "-" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these Agreements, AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits such Portfolio's Total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of the The Universal Institutional Funds, Inc.--U.S. Real Estate Portfolio--Class II, and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc., the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:





---------------------------------------------------------
 Portfolio Name
---------------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
---------------------------------------------------------
   AXA Premier VIP Health Care             1.71%
---------------------------------------------------------
   AXA Premier VIP International Equity    1.54%
---------------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.33%
---------------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.33%
---------------------------------------------------------
   AXA Premier VIP Large Cap Value         1.29%
---------------------------------------------------------
   AXA Premier VIP Mid Cap Growth          1.55%
---------------------------------------------------------


12 Fee table

-------------------------------------------------------
 Portfolio Name
-------------------------------------------------------
   AXA Premier VIP Mid Cap Value           1.49%
-------------------------------------------------------
   AXA Premier VIP Technology              1.61%
-------------------------------------------------------
   EQ/Alliance Common Stock                0.83%
-------------------------------------------------------
   EQ/Alliance Growth and Income           0.91%
-------------------------------------------------------
   EQ/Alliance International               1.09%
-------------------------------------------------------
   EQ/Alliance Large Cap Growth            1.02%
-------------------------------------------------------
   EQ/Alliance Small Cap Growth            1.09%
-------------------------------------------------------
   EQ/Bernstein Diversified Value          0.88%
-------------------------------------------------------
   EQ/Boston Advisors Equity Income        1.04%
-------------------------------------------------------
   EQ/Calvert Socially Responsible         1.03%
-------------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
-------------------------------------------------------
   EQ/Capital Guardian International       1.18%
-------------------------------------------------------
   EQ/Capital Guardian Research            0.94%
-------------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.94%
-------------------------------------------------------
   EQ/Evergreen Omega                      0.88%
-------------------------------------------------------
   EQ/FI Mid Cap                           0.95%
-------------------------------------------------------
   EQ/FI Mid Cap Value                     1.08%
-------------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.38%
-------------------------------------------------------
   EQ/GAMCO Small Company Value            1.17%
-------------------------------------------------------
   EQ/International Growth                 1.22%
-------------------------------------------------------
   EQ/Janus Large Cap Growth               1.14%
-------------------------------------------------------
   EQ/Lazard Small Cap Value               1.01%
-------------------------------------------------------
   EQ/Legg Mason Value Equity              0.99%
-------------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.97%
-------------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
-------------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.01%
-------------------------------------------------------
   EQ/Marsico Focus                        1.14%
-------------------------------------------------------
   EQ/Mercury Basic Value Equity           0.93%
-------------------------------------------------------
   EQ/MFS Emerging Growth Companies        1.01%
-------------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
-------------------------------------------------------
   EQ/Montag & Caldwell Growth             1.12%
-------------------------------------------------------
   EQ/UBS Growth and Income                1.04%
-------------------------------------------------------
   EQ/Van Kampen Comstock                  0.99%
-------------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity   1.78%
-------------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.02%
-------------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap     1.12%
-------------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Living Benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .006% of contract value.

The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:



                                                                    Fee table 13

-----------------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end of the
                                                                  applicable time period
-----------------------------------------------------------------------------------------------------------
                                                     1 year       3 years        5 years        10 years
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   495.00   $ 1,510.00     $ 2,556.00     $ 5,327.00
AXA Conservative Allocation                      $   464.00   $ 1,418.00     $ 2,410.00     $ 5,065.00
AXA Conservative-Plus Allocation                 $   467.00   $ 1,427.00     $ 2,425.00     $ 5,091.00
AXA Moderate Allocation                          $   472.00   $ 1,443.00     $ 2,449.00     $ 5,136.00
AXA Moderate-Plus Allocation                     $   486.00   $ 1,482.00     $ 2,513.00     $ 5,249.00
AXA Premier VIP Aggressive Equity                $   453.00   $ 1,388.00     $ 2,360.00     $ 4,975.00
AXA Premier VIP Core Bond                        $   451.00   $ 1,382.00     $ 2,351.00     $ 4,957.00
AXA Premier VIP Health Care                      $   525.00   $ 1,594.00     $ 2,692.00     $ 5,565.00
AXA Premier VIP High Yield                       $   449.00   $ 1,375.00     $ 2,341.00     $ 4,939.00
AXA Premier VIP International Equity             $   509.00   $ 1,549.00     $ 2,619.00     $ 5,439.00
AXA Premier VIP Large Cap Core Equity            $   490.00   $ 1,494.00     $ 2,532.00     $ 5,284.00
AXA Premier VIP Large Cap Growth                 $   488.00   $ 1,488.00     $ 2,522.00     $ 5,267.00
AXA Premier VIP Large Cap Value                  $   487.00   $ 1,485.00     $ 2,518.00     $ 5,258.00
AXA Premier VIP Mid Cap Growth                   $   511.00   $ 1,555.00     $ 2,629.00     $ 5,456.00
AXA Premier VIP Mid Cap Value                    $   505.00   $ 1,537.00     $ 2,600.00     $ 5,405.00
AXA Premier VIP Technology                       $   518.00   $ 1,576.00     $ 2,663.00     $ 5,515.00
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   432.00   $ 1,325.00     $ 2,260.00     $ 4,791.00
EQ/Alliance Growth and Income                    $   441.00   $ 1,353.00     $ 2,305.00     $ 4,873.00
EQ/Alliance Intermediate Government Securities   $   436.00   $ 1,338.00     $ 2,280.00     $ 4,827.00
EQ/Alliance International                        $   467.00   $ 1,426.00     $ 2,423.00     $ 5,089.00
EQ/Alliance Large Cap Growth                     $   477.00   $ 1,457.00     $ 2,472.00     $ 5,177.00
EQ/Alliance Quality Bond                         $   435.00   $ 1,335.00     $ 2,275.00     $ 4,818.00
EQ/Alliance Small Cap Growth                     $   461.00   $ 1,411.00     $ 2,398.00     $ 5,044.00
EQ/Ariel Appreciation II                         $ 1,184.00   $ 3,361.00     $ 5,308.00     $ 9,332.00
EQ/Bear Stearns Small Company Growth             $   495.00   $ 1,509.00     $ 2,555.00     $ 5,325.00
EQ/Bernstein Diversified Value                   $   447.00   $ 1,368.00     $ 2,329.00     $ 4,918.00
EQ/Boston Advisors Equity Income                 $   465.00   $ 1,420.00     $ 2,413.00     $ 5,071.00
EQ/Calvert Socially Responsible                  $   466.00   $ 1,423.00     $ 2,418.00     $ 5,080.00
EQ/Capital Guardian Growth                       $   455.00   $ 1,393.00     $ 2,369.00     $ 4,991.00
EQ/Capital Guardian International                $   482.00   $ 1,472.00     $ 2,497.00     $ 5,221.00
EQ/Capital Guardian Research                     $   451.00   $ 1,381.00     $ 2,349.00     $ 4,955.00
EQ/Capital Guardian U.S. Equity                  $   451.00   $ 1,381.00     $ 2,349.00     $ 4,955.00
EQ/Caywood-Scholl High Yield Bond                $   457.00   $ 1,399.00     $ 2,379.00     $ 5,008.00
EQ/Equity 500 Index                              $   409.00   $ 1,258.00     $ 2,150.00     $ 4,586.00
EQ/Evergreen International                       $ 1,110.00   $ 3,176.00     $ 5,053.00     $ 9,035.00
EQ/Evergreen Omega                               $   456.00   $ 1,396.00     $ 2,374.00     $ 4,999.00
EQ/FI Mid Cap                                    $   456.00   $ 1,396.00     $ 2,374.00     $ 4,999.00
EQ/FI Mid Cap Value                              $   460.00   $ 1,408.00     $ 2,394.00     $ 5,035.00
EQ/GAMCO Mergers and Acquisitions                $   533.00   $ 1,617.00     $ 2,728.00     $ 5,629.00
EQ/GAMCO Small Company Value                     $   467.00   $ 1,426.00     $ 2,423.00     $ 5,089.00
EQ/International Growth                          $   489.00   $ 1,490.00     $ 2,526.00     $ 5,273.00
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                            If you annuitize at the end of the
                                                                  applicable time period
-----------------------------------------------------------------------------------------------------------
                                                     1 year       3 years        5 years        10 years
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   845.00   $ 1,860.00     $ 2,906.00     $ 5,677.00
AXA Conservative Allocation                      $   814.00   $ 1,768.00     $ 2,760.00     $ 5,415.00
AXA Conservative-Plus Allocation                 $   817.00   $ 1,777.00     $ 2,775.00     $ 5,441.00
AXA Moderate Allocation                          $   822.00   $ 1,793.00     $ 2,799.00     $ 5,486.00
AXA Moderate-Plus Allocation                     $   836.00   $ 1,832.00     $ 2,863.00     $ 5,599.00
AXA Premier VIP Aggressive Equity                $   803.00   $ 1,738.00     $ 2,710.00     $ 5,325.00
AXA Premier VIP Core Bond                        $   801.00   $ 1,732.00     $ 2,701.00     $ 5,307.00
AXA Premier VIP Health Care                      $   875.00   $ 1,944.00     $ 3,042.00     $ 5,915.00
AXA Premier VIP High Yield                       $   799.00   $ 1,725.00     $ 2,691.00     $ 5,289.00
AXA Premier VIP International Equity             $   859.00   $ 1,899.00     $ 2,969.00     $ 5,789.00
AXA Premier VIP Large Cap Core Equity            $   840.00   $ 1,844.00     $ 2,882.00     $ 5,634.00
AXA Premier VIP Large Cap Growth                 $   838.00   $ 1,838.00     $ 2,872.00     $ 5,617.00
AXA Premier VIP Large Cap Value                  $   837.00   $ 1,835.00     $ 2,868.00     $ 5,608.00
AXA Premier VIP Mid Cap Growth                   $   861.00   $ 1,905.00     $ 2,979.00     $ 5,806.00
AXA Premier VIP Mid Cap Value                    $   855.00   $ 1,887.00     $ 2,950.00     $ 5,755.00
AXA Premier VIP Technology                       $   868.00   $ 1,926.00     $ 3,013.00     $ 5,865.00
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   782.00   $ 1,675.00     $ 2,610.00     $ 5,141.00
EQ/Alliance Growth and Income                    $   791.00   $ 1,703.00     $ 2,655.00     $ 5,223.00
EQ/Alliance Intermediate Government Securities   $   786.00   $ 1,688.00     $ 2,630.00     $ 5,177.00
EQ/Alliance International                        $   817.00   $ 1,776.00     $ 2,773.00     $ 5,439.00
EQ/Alliance Large Cap Growth                     $   827.00   $ 1,807.00     $ 2,822.00     $ 5,527.00
EQ/Alliance Quality Bond                         $   785.00   $ 1,685.00     $ 2,625.00     $ 5,168.00
EQ/Alliance Small Cap Growth                     $   811.00   $ 1,761.00     $ 2,748.00     $ 5,394.00
EQ/Ariel Appreciation II                         $ 1,534.00   $ 3,711.00     $ 5,658.00     $ 9,682.00
EQ/Bear Stearns Small Company Growth             $   845.00   $ 1,859.00     $ 2,905.00     $ 5,675.00
EQ/Bernstein Diversified Value                   $   797.00   $ 1,718.00     $ 2,679.00     $ 5,268.00
EQ/Boston Advisors Equity Income                 $   815.00   $ 1,770.00     $ 2,763.00     $ 5,421.00
EQ/Calvert Socially Responsible                  $   816.00   $ 1,773.00     $ 2,768.00     $ 5,430.00
EQ/Capital Guardian Growth                       $   805.00   $ 1,743.00     $ 2,719.00     $ 5,341.00
EQ/Capital Guardian International                $   832.00   $ 1,822.00     $ 2,847.00     $ 5,571.00
EQ/Capital Guardian Research                     $   801.00   $ 1,731.00     $ 2,699.00     $ 5,305.00
EQ/Capital Guardian U.S. Equity                  $   801.00   $ 1,731.00     $ 2,699.00     $ 5,305.00
EQ/Caywood-Scholl High Yield Bond                $   807.00   $ 1,749.00     $ 2,729.00     $ 5,358.00
EQ/Equity 500 Index                              $   759.00   $ 1,608.00     $ 2,500.00     $ 4,936.00
EQ/Evergreen International                       $ 1,460.00   $ 3,526.00     $ 5,403.00     $ 9,385.00
EQ/Evergreen Omega                               $   806.00   $ 1,746.00     $ 2,724.00     $ 5,349.00
EQ/FI Mid Cap                                    $   806.00   $ 1,746.00     $ 2,724.00     $ 5,349.00
EQ/FI Mid Cap Value                              $   810.00   $ 1,758.00     $ 2,744.00     $ 5,385.00
EQ/GAMCO Mergers and Acquisitions                $   883.00   $ 1,967.00     $ 3,078.00     $ 5,979.00
EQ/GAMCO Small Company Value                     $   817.00   $ 1,776.00     $ 2,773.00     $ 5,439.00
EQ/International Growth                          $   839.00   $ 1,840.00     $ 2,876.00     $ 5,623.00
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the end of the
                                                                 applicable time period
-----------------------------------------------------------------------------------------------------------
                                                     1 year        3 years        5 years        10 years
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   495.00    $ 1,510.00     $ 2,556.00     $ 5,327.00
AXA Conservative Allocation                      $   464.00    $ 1,418.00     $ 2,410.00     $ 5,065.00
AXA Conservative-Plus Allocation                 $   467.00    $ 1,427.00     $ 2,425.00     $ 5,091.00
AXA Moderate Allocation                          $   472.00    $ 1,443.00     $ 2,449.00     $ 5,136.00
AXA Moderate-Plus Allocation                     $   486.00    $ 1,482.00     $ 2,513.00     $ 5,249.00
AXA Premier VIP Aggressive Equity                $   453.00    $ 1,388.00     $ 2,360.00     $ 4,975.00
AXA Premier VIP Core Bond                        $   451.00    $ 1,382.00     $ 2,351.00     $ 4,957.00
AXA Premier VIP Health Care                      $   525.00    $ 1,594.00     $ 2,692.00     $ 5,565.00
AXA Premier VIP High Yield                       $   449.00    $ 1,375.00     $ 2,341.00     $ 4,939.00
AXA Premier VIP International Equity             $   509.00    $ 1,549.00     $ 2,619.00     $ 5,439.00
AXA Premier VIP Large Cap Core Equity            $   490.00    $ 1,494.00     $ 2,532.00     $ 5,284.00
AXA Premier VIP Large Cap Growth                 $   488.00    $ 1,488.00     $ 2,522.00     $ 5,267.00
AXA Premier VIP Large Cap Value                  $   487.00    $ 1,485.00     $ 2,518.00     $ 5,258.00
AXA Premier VIP Mid Cap Growth                   $   511.00    $ 1,555.00     $ 2,629.00     $ 5,456.00
AXA Premier VIP Mid Cap Value                    $   505.00    $ 1,537.00     $ 2,600.00     $ 5,405.00
AXA Premier VIP Technology                       $   518.00    $ 1,576.00     $ 2,663.00     $ 5,515.00
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   432.00    $ 1,325.00     $ 2,260.00     $ 4,791.00
EQ/Alliance Growth and Income                    $   441.00    $ 1,353.00     $ 2,305.00     $ 4,873.00
EQ/Alliance Intermediate Government Securities   $   436.00    $ 1,338.00     $ 2,280.00     $ 4,827.00
EQ/Alliance International                        $   467.00    $ 1,426.00     $ 2,423.00     $ 5,089.00
EQ/Alliance Large Cap Growth                     $   477.00    $ 1,457.00     $ 2,472.00     $ 5,177.00
EQ/Alliance Quality Bond                         $   435.00    $ 1,335.00     $ 2,275.00     $ 4,818.00
EQ/Alliance Small Cap Growth                     $   461.00    $ 1,411.00     $ 2,398.00     $ 5,044.00
EQ/Ariel Appreciation II                         $ 1,184.00    $ 3,361.00     $ 5,308.00     $ 9,332.00
EQ/Bear Stearns Small Company Growth             $   495.00    $ 1,509.00     $ 2,555.00     $ 5,325.00
EQ/Bernstein Diversified Value                   $   447.00    $ 1,368.00     $ 2,329.00     $ 4,918.00
EQ/Boston Advisors Equity Income                 $   465.00    $ 1,420.00     $ 2,413.00     $ 5,071.00
EQ/Calvert Socially Responsible                  $   466.00    $ 1,423.00     $ 2,418.00     $ 5,080.00
EQ/Capital Guardian Growth                       $   455.00    $ 1,393.00     $ 2,369.00     $ 4,991.00
EQ/Capital Guardian International                $   482.00    $ 1,472.00     $ 2,497.00     $ 5,221.00
EQ/Capital Guardian Research                     $   451.00    $ 1,381.00     $ 2,349.00     $ 4,955.00
EQ/Capital Guardian U.S. Equity                  $   451.00    $ 1,381.00     $ 2,349.00     $ 4,955.00
EQ/Caywood-Scholl High Yield Bond                $   457.00    $ 1,399.00     $ 2,379.00     $ 5,008.00
EQ/Equity 500 Index                              $   409.00    $ 1,258.00     $ 2,150.00     $ 4,586.00
EQ/Evergreen International                       $ 1,110.00    $ 3,176.00     $ 5,053.00     $ 9,035.00
EQ/Evergreen Omega                               $   456.00    $ 1,396.00     $ 2,374.00     $ 4,999.00
EQ/FI Mid Cap                                    $   456.00    $ 1,396.00     $ 2,374.00     $ 4,999.00
EQ/FI Mid Cap Value                              $   460.00    $ 1,408.00     $ 2,394.00     $ 5,035.00
EQ/GAMCO Mergers and Acquisitions                $   533.00    $ 1,617.00     $ 2,728.00     $ 5,629.00
EQ/GAMCO Small Company Value                     $   467.00    $ 1,426.00     $ 2,423.00     $ 5,089.00
EQ/International Growth                          $   489.00    $ 1,490.00     $ 2,526.00     $ 5,273.00
-----------------------------------------------------------------------------------------------------------


14 Fee table

---------------------------------------------------------------------------------------------------------------
                                            If you surrender your contract at the end of the
                                                         applicable time period
---------------------------------------------------------------------------------------------------------------
                                                1 year       3 years        5 years        10 years
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                    $  479.00   $ 1,463.00     $ 2,482.00     $ 5,194.00
EQ/JPMorgan Core Bond                        $  429.00   $ 1,316.00     $ 2,245.00     $ 4,763.00
EQ/JPMorgan Value Opportunities              $  448.00   $ 1,371.00     $ 2,334.00     $ 4,927.00
EQ/Lazard Small Cap Value                    $  460.00   $ 1,408.00     $ 2,394.00     $ 5,035.00
EQ/Legg Mason Value Equity                   $  760.00   $ 2,253.00     $ 3,712.00     $ 7,224.00
EQ/Long Term Bond                            $  440.00   $ 1,350.00     $ 2,300.00     $ 4,864.00
EQ/Lord Abbett Growth and Income             $  535.00   $ 1,623.00     $ 2,738.00     $ 5,646.00
EQ/Lord Abbett Large Cap Core                $  576.00   $ 1,740.00     $ 2,922.00     $ 5,962.00
EQ/Lord Abbett Mid Cap Value                 $  484.00   $ 1,478.00     $ 2,506.00     $ 5,238.00
EQ/Marsico Focus                             $  474.00   $ 1,448.00     $ 2,457.00     $ 5,151.00
EQ/Mercury Basic Value Equity                $  442.00   $ 1,356.00     $ 2,309.00     $ 4,882.00
EQ/Mercury International Value               $  482.00   $ 1,472.00     $ 2,497.00     $ 5,221.00
EQ/MFS Emerging Growth Companies             $  452.00   $ 1,384.00     $ 2,354.00     $ 4,964.00
EQ/MFS Investors Trust                       $  451.00   $ 1,381.00     $ 2,349.00     $ 4,955.00
EQ/Money Market                              $  418.00   $ 1,285.00     $ 2,195.00     $ 4,670.00
EQ/Montag & Caldwell Growth                  $  465.00   $ 1,420.00     $ 2,413.00     $ 5,071.00
EQ/PIMCO Real Return                         $  452.00   $ 1,384.00     $ 2,354.00     $ 4,964.00
EQ/Short Duration Bond                       $  430.00   $ 1,319.00     $ 2,250.00     $ 4,772.00
EQ/Small Company Index                       $  412.00   $ 1,267.00     $ 2,165.00     $ 4,614.00
EQ/TCW Equity                                $  470.00   $ 1,436.00     $ 2,438.00     $ 5,115.00
EQ/UBS Growth and Income                     $  468.00   $ 1,429.00     $ 2,428.00     $ 5,098.00
EQ/Van Kampen Comstock                       $  478.00   $ 1,460.00     $ 2,477.00     $ 5,186.00
EQ/Van Kampen Emerging Markets Equity        $  540.00   $ 1,638.00     $ 2,762.00     $ 5,687.00
EQ/Van Kampen Mid Cap Growth                 $  530.00   $ 1,608.00     $ 2,714.00     $ 5,604.00
EQ/Wells Fargo Montgomery Small Cap          $  698.00   $ 2,082.00     $ 3,453.00     $ 6,826.00
---------------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity $1,021.00   $ 2,949.00     $ 4,733.00     $ 8,641.00
---------------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                  $  633.00   $ 1,901.00     $ 3,174.00     $ 6,380.00
---------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                   If you annuitize at the end of the
                                                         applicable time period
----------------------------------------------------------------------------------------------------------
                                              1 year       3 years        5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                     $   829.00     $ 1,813.00     $ 2,832.00     $ 5,544.00
EQ/JPMorgan Core Bond                         $   779.00     $ 1,666.00     $ 2,595.00     $ 5,113.00
EQ/JPMorgan Value Opportunities               $   798.00     $ 1,721.00     $ 2,684.00     $ 5,277.00
EQ/Lazard Small Cap Value                     $   810.00     $ 1,758.00     $ 2,744.00     $ 5,385.00
EQ/Legg Mason Value Equity                    $ 1,110.00     $ 2,603.00     $ 4,062.00     $ 7,574.00
EQ/Long Term Bond                             $   790.00     $ 1,700.00     $ 2,650.00     $ 5,214.00
EQ/Lord Abbett Growth and Income              $   885.00     $ 1,973.00     $ 3,088.00     $ 5,996.00
EQ/Lord Abbett Large Cap Core                 $   926.00     $ 2,090.00     $ 3,272.00     $ 6,312.00
EQ/Lord Abbett Mid Cap Value                  $   834.00     $ 1,828.00     $ 2,856.00     $ 5,588.00
EQ/Marsico Focus                              $   824.00     $ 1,798.00     $ 2,807.00     $ 5,501.00
EQ/Mercury Basic Value Equity                 $   792.00     $ 1,706.00     $ 2,659.00     $ 5,232.00
EQ/Mercury International Value                $   832.00     $ 1,822.00     $ 2,847.00     $ 5,571.00
EQ/MFS Emerging Growth Companies              $   802.00     $ 1,734.00     $ 2,704.00     $ 5,314.00
EQ/MFS Investors Trust                        $   801.00     $ 1,731.00     $ 2,699.00     $ 5,305.00
EQ/Money Market                               $   768.00     $ 1,635.00     $ 2,545.00     $ 5,020.00
EQ/Montag & Caldwell Growth                   $   815.00     $ 1,770.00     $ 2,763.00     $ 5,421.00
EQ/PIMCO Real Return                          $   802.00     $ 1,734.00     $ 2,704.00     $ 5,314.00
EQ/Short Duration Bond                        $   780.00     $ 1,669.00     $ 2,600.00     $ 5,122.00
EQ/Small Company Index                        $   762.00     $ 1,617.00     $ 2,515.00     $ 4,964.00
EQ/TCW Equity                                 $   820.00     $ 1,786.00     $ 2,788.00     $ 5,465.00
EQ/UBS Growth and Income                      $   818.00     $ 1,779.00     $ 2,778.00     $ 5,448.00
EQ/Van Kampen Comstock                        $   828.00     $ 1,810.00     $ 2,827.00     $ 5,536.00
EQ/Van Kampen Emerging Markets Equity         $   890.00     $ 1,988.00     $ 3,112.00     $ 6,037.00
EQ/Van Kampen Mid Cap Growth                  $   880.00     $ 1,958.00     $ 3,064.00     $ 5,954.00
EQ/Wells Fargo Montgomery Small Cap           $ 1,048.00     $ 2,432.00     $ 3,803.00     $ 7,176.00
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity  $ 1,371.00     $ 3,299.00     $ 5,083.00     $ 8,991.00
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                   $   983.00     $ 2,251.00     $ 3,524.00     $ 6,730.00
----------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                 If you do not surrender your contract at
                                                          applicable time period
----------------------------------------------------------------------------------------------------------
                                            1 year         3 years         5 years        10 years
----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
----------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                     $   479.00     $ 1,463.00      $ 2,482.00     $ 5,194.00
EQ/JPMorgan Core Bond                         $   429.00     $ 1,316.00      $ 2,245.00     $ 4,763.00
EQ/JPMorgan Value Opportunities               $   448.00     $ 1,371.00      $ 2,334.00     $ 4,927.00
EQ/Lazard Small Cap Value                     $   460.00     $ 1,408.00      $ 2,394.00     $ 5,035.00
EQ/Legg Mason Value Equity                    $   760.00     $ 2,253.00      $ 3,712.00     $ 7,224.00
EQ/Long Term Bond                             $   440.00     $ 1,350.00      $ 2,300.00     $ 4,864.00
EQ/Lord Abbett Growth and Income              $   535.00     $ 1,623.00      $ 2,738.00     $ 5,646.00
EQ/Lord Abbett Large Cap Core                 $   576.00     $ 1,740.00      $ 2,922.00     $ 5,962.00
EQ/Lord Abbett Mid Cap Value                  $   484.00     $ 1,478.00      $ 2,506.00     $ 5,238.00
EQ/Marsico Focus                              $   474.00     $ 1,448.00      $ 2,457.00     $ 5,151.00
EQ/Mercury Basic Value Equity                 $   442.00     $ 1,356.00      $ 2,309.00     $ 4,882.00
EQ/Mercury International Value                $   482.00     $ 1,472.00      $ 2,497.00     $ 5,221.00
EQ/MFS Emerging Growth Companies              $   452.00     $ 1,384.00      $ 2,354.00     $ 4,964.00
EQ/MFS Investors Trust                        $   451.00     $ 1,381.00      $ 2,349.00     $ 4,955.00
EQ/Money Market                               $   418.00     $ 1,285.00      $ 2,195.00     $ 4,670.00
EQ/Montag & Caldwell Growth                   $   465.00     $ 1,420.00      $ 2,413.00     $ 5,071.00
EQ/PIMCO Real Return                          $   452.00     $ 1,384.00      $ 2,354.00     $ 4,964.00
EQ/Short Duration Bond                        $   430.00     $ 1,319.00      $ 2,250.00     $ 4,772.00
EQ/Small Company Index                        $   412.00     $ 1,267.00      $ 2,165.00     $ 4,614.00
EQ/TCW Equity                                 $   470.00     $ 1,436.00      $ 2,438.00     $ 5,115.00
EQ/UBS Growth and Income                      $   468.00     $ 1,429.00      $ 2,428.00     $ 5,098.00
EQ/Van Kampen Comstock                        $   478.00     $ 1,460.00      $ 2,477.00     $ 5,186.00
EQ/Van Kampen Emerging Markets Equity         $   540.00     $ 1,638.00      $ 2,762.00     $ 5,687.00
EQ/Van Kampen Mid Cap Growth                  $   530.00     $ 1,608.00      $ 2,714.00     $ 5,604.00
EQ/Wells Fargo Montgomery Small Cap           $   698.00     $ 2,082.00      $ 3,453.00     $ 6,826.00
----------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
----------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity  $ 1,021.00     $ 2,949.00      $ 4,733.00     $ 8,641.00
----------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
----------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                   $   633.00     $ 1,901.00      $ 3,174.00     $ 6,380.00
----------------------------------------------------------------------------------------------------------






                                                                    Fee table 15

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.



16 Fee table

1.  Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN CONTRIBUTE TO YOUR CONTRACT

You may make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract. Initial contribution amounts are provided for informational purposes only. This contract is no longer available to new purchasers.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts that you own would then total more than $2,500,000.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Contract       Annuitant                                                         Limitations on
type           issue ages       Source of contributions                          contributions
------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 85    o After-tax money.                                o No additional contributions after attainment
                                                                                   of age 86 or, if later, the first contract
                               o Paid to us by check or transfer of contract       anniversary.
                                 value in a tax-deferred exchange under
                                 Section 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                 tracts or other 403(b) arrangements,              after attainment of age 86 or, if later, the
                                 qualified plans, and governmental employer        first contract anniversary.
                                 457(b) plans.
                                                                                 o Contributions after age 70-1/2 must be net of
                               o Rollovers from another traditional individual     required minimum distributions.
                                 retirement arrangement.
                                                                                 o Although we accept regular IRA
                               o Direct custodian-to-custodian transfers from      contributions (limited to $4,000 for 2006
                                 another traditional individual retirement         and 2007) under the Rollover IRA contracts,
                                 arrangement.                                      we intend that this contract be used prima-
                                                                                   rily for rollover and direct transfer
                               o Regular IRA contributions.                        contributions.

                               o Additional "catch-up" contributions.            o Additional catch-up contributions of up to
                                                                                   $1,000 can be made for calendar years 2006
                                                                                   and 2007 where the owner is at least age
                                                                                   50 but under age 70-1/2 at any time during
                                                                                   the calendar year for which the contribution
                                                                                   is made.
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 17

------------------------------------------------------------------------------------------------------------------------------------
Contract         Annuitant                                                         Limitations on
type             issue ages       Source of contributions                          contributions
------------------------------------------------------------------------------------------------------------------------------------

Roth Conversion  20 through 85   o Rollovers from another Roth IRA.              o No additional rollover or direct transfer con-
IRA                                                                                tributions after attainment of age 86 or, if
                                 o Rollovers from a "designated Roth contribu-     later, the first contract anniversary.
                                   tion account" under a 401(k) plan or 403(b)
                                   arrangement.                                  o Conversion rollovers after age 70-1/2 must be
                                                                                   net of required minimum distributions for the
                                 o Conversion rollovers from a traditional IRA.    traditional IRA you are rolling over.

                                 o Direct transfers from another Roth IRA.       o You cannot roll over funds from a traditional
                                                                                   IRA if your adjusted gross income is
                                 o Regular Roth IRA contributions.                 $100,000 or more.

                                 o Additional catch-up contributions.            o Although we accept regular Roth IRA contri-
                                                                                   butions (limited to $4,000 for 2006 and
                                                                                   2007) under the Roth IRA contracts, we
                                                                                   intend that this contract be used primarily for
                                                                                   rollover and direct transfer contributions.

                                                                                 o Additional catch-up contributions of up to
                                                                                   $1,000 can be made for the calendar years
                                                                                   2006 and 2007 where the owner is at least
                                                                                   age 50 at any time during calendar years for
                                                                                   which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------------
Rollover TSA     20 through 85   o Direct transfers of pre-tax funds from        o No additional rollover or direct transfer con-
                                   another contract or arrangement under           tributions after attainment of age 86 or, if
                                   Section 403(b) of the Internal Revenue          later, the first contract anniversary.
                                   Code, complying with IRS Revenue Ruling
                                   90-24.                                        o Rollover or direct transfer contributions after
                                                                                   age 70-1/2 must be net of any required mini-
                                 o Eligible rollover distributions of pre-tax      mum distributions.
                                   funds from other 403(b) plans. Subsequent
                                   contributions may also be rollovers from      o We do not accept employer-remitted
                                   qualified plans, governmental employer          contributions.
                                   457(b) plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      0-70          o Direct custodian-to-custodian transfers of    o Any additional contributions must be from
Beneficiary                        your interest as a death beneficiary of the     same type of IRA of same deceased owner.
Continuation                       deceased owner's traditional individual
Contract                           retirement arrangement or Roth IRA to an
(traditional IRA                   IRA of the same type.
or Roth IRA)
------------------------------------------------------------------------------------------------------------------------------------



See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations.


For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.


18 Contract features and benefits

OWNER AND ANNUITANT REQUIREMENTS


Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for inherited IRA owner and annuitant requirements.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's qualified plan or TSA plan.
--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS


Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose including circumstances under which certain contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. These methods of payment are discussed in detail in "More information" later in this Prospectus.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?

You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS

Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.



                                              Contract features and benefits  19

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.



AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
Portfolio Name                 Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc.
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company LLC
                              income and capital appreciation.                           o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
Portfolio Name                    Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                            o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name                    Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                             o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve an  o Boston Advisors, LLC
 INCOME                          above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 21

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name                  Objective                                                Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.            o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                        o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates   o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                 o Evergreen Investment Management Com-
 BOND                                                                                     pany, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                          o Evergreen Investment Management
                                                                                          Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                       o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                    o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                   o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                  o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                   o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                       o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return consistent with     o J.P. Morgan Investment Management Inc.
                               moderate risk to capital and maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                          o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                              o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                       o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation        o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without        o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-   o Lord, Abbett & Co. LLC
 CORE                          able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                    o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.      o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of  o Merrill Lynch Investment Managers Interna-
 VALUE                         income, accompanied by growth of capital.                  tional Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.               o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------


22 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name                  Objective                                                   Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital with a secondary          o MFS Investment Management
                               objective to seek reasonable current income. For purposes
                               of this Portfolio, the words "reasonable current income"
                               mean moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current income, preserve    o The Dreyfus Corporation
                               its assets and maintain liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                      o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent with preservation      o Pacific Investment Management Company,
                               of real capital and prudent investment management.            LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of principal.  o Mercury Advisors
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before the       o AllianceBernstein L.P.
                               deduction of portfolio expenses) the total return of the
                               Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                  Seeks to achieve long-term capital appreciation.            o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital appreciation  o UBS Global Asset Management
                               with income as a secondary consideration.                     (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.                                  o Morgan Stanley Investment
                                                                                             Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.                       o Morgan Stanley Investment
 MARKETS EQUITY                                                                              Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.                                             o Morgan Stanley Investment
 GROWTH                                                                                      Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.                       o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable
Insurance Trust
Portfolio Name                  Objective                                                   Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value     Seeks to increase the value of your investment in bull      o Charles Schwab Investment Management,
 Long/Short Equity             markets and bear markets through strategies that are          Inc.
                               designed to have limited exposure to general equity         o AXA Rosenberg Investment
                               market risk.                                                  Management LLC
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional
Funds, Inc.
Portfolio Name                  Objective                                                   Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate -- Class II   Seeks to provide above average current income and long-     o Van Kampen (is the name under which Mor
                               term capital appreciation by investing primarily in equity    gan Stanley Investment Management Inc.
                               securities of companies in the U.S. real estate industry,     does business in certain situations)
                               including real estate investment trusts.
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.


                                               Contract features and benefits 23

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges (if permitted in your state) and any optional benefit changes.


The minimum yearly guaranteed interest rate is 3% for 2006. The minimum yearly rates we set will never be less than the minimum guaranteed interest rate of 3% for the life of the contract. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into the guaranteed interest option are limited to 25% of the account value. See "Transferring your money among the investment options" later in the prospectus for restrictions on transfers to and from the Guaranteed Interest Option.


FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

The rate to maturity you will receive for each fixed maturity option is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you applied for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in was applied from the date the application was signed. Any contributions received and designated for a fixed maturity option during that period received the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever had been greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option, or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b) withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures, we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

(b) the length of time remaining until the maturity date.

24  Contract features and benefits

If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.


ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, principal assurance (at contract issue only), or dollar cost averaging. We allocate subsequent contributions according to instructions on file unless you provide new instructions.


SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.


PRINCIPAL ASSURANCE ALLOCATION


Principal assurance allocation is only available at contract issue. If you chose this allocation program, you selected a fixed maturity option. We specified a portion of your initial contribution and allocated it to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The maturity date you selected generally could not be later than 10 years, or earlier than 7 years from your contract date. If you were to make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under the principal assurance allocation. Principal assurance was not available if none of those maturity dates were available at the time your contract was issued. You allocated the remainder of your initial contribution to the variable investment options and guaranteed interest option. No more than 25% of the contribution could be allocated to the Guaranteed Interest Option.

For example, if your initial contribution is $25,000, and on February 15, 2006 you chose the fixed maturity option with a maturity date of February 15, 2016 since the rate to maturity was 3.76% on February 15, 2006, we would have allocated $17,280 to that fixed maturity option and the balance to your choice of variable investment options. On the maturity date your value in the fixed maturity option would be $25,000.


The principal assurance allocation was only available for annuitants ages 80 or younger when the contract was issued. Had the annuitant been age 76-80, your principal assurance allocation was limited to the seven year fixed maturity option only. If you anticipated taking required minimum distributions, you should have considered whether your values in the variable investment options and guaranteed interest option would be sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus.

The principal assurance allocation feature is not available in every state. Also, you could not have elected principal assurance if you participated in the 12 month dollar cost averaging program at application.


DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must have allocated your entire initial contribution into the EQ/Money Market option if you selected the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the


                                              Contract features and benefits  25
dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out.

The minimum amount that we will transfer each time is $250. The maximum amount we will transfer is equal to your value in the EQ/Money Market option at the time the program is elected, divided by the number of transfers scheduled to be made.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.


INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election and on the last business day of each month thereafter to participate in the interest sweep option. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.
                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006. You could not elect the 12 month dollar cost averaging program if you elected the principal assurance program at application. See "Transferring your money among investment options" later in this Prospectus.



YOUR BENEFIT BASE


A benefit base is used to calculate the guaranteed minimum income benefit and any death benefit as described in this section. Your benefit base is not an account value or a cash value. See also "Living Benefit option" and "Guaranteed minimum death benefit" below.


STANDARD DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   less


o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.



26  Contract features and benefits

6% ROLL-UP TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to:

o  your initial contribution and any additional contributions to the contract;
   plus

o  daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of this deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% (4% in Washington for the enhanced death benefit only) with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond) and monies allocated to the 12 month dollar cost averaging program; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market and EQ/Short Duration Bond, the fixed maturity options, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.


ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT. Your benefit base is equal to the greater of either:

o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,

                                      less

o a deduction that reflects any withdrawals you make (the amount of the deduction is described under "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus).


GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual ratchet to age 85, as described immediately above, on each contract date anniversary.



ANNUITY PURCHASE FACTORS


Annuity purchase factors are the factors applied to determine your periodic payments under the guaranteed minimum income benefit and annuity payout options. The guaranteed minimum income benefit is discussed in "Living Benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. The guaranteed annuity purchase factors are those factors specified in your contract. The current annuity purchase factors are any more favorable factors that may be in effect at any given time. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.


LIVING BENEFIT OPTION

The following section provides information about the Living Benefit option, which was only available at the time you purchased your contract.

The annuitant was age 20 through 75 at the time of contract issue. The Living Benefit option is a guaranteed minimum income benefit. If you elected the Living Benefit option at purchase, you pay an additional charge that is described under "Living Benefit charge" in "Charges and expenses" or in Appendix V, depending on when the contract was issued, later in this Prospectus. The Living Benefit may not have been available in your state at the time of your purchase. If you purchased your contract as an Inherited IRA, the guaranteed minimum income benefit was not available to you. If you purchased your contract to fund a Charitable Remainder Trust, the guaranteed minimum income benefit was generally not available to you. The guaranteed minimum income benefit was available for certain split-funded Charitable Remainder Trusts.


The guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or an Income Manager(R) level payment life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your guaranteed minimum income benefit. The maximum period certain available under the Income Manager(R) payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:


-------------------------------------
           Level payments
-------------------------------------
                    Period certain
                         years
                  -------------------
   Annuitant's
 age at exercise       IRAs        NQ
-------------------------------------
     60 to 75        10         10
        76            9         10
        77            8         10
        78            7         10
        79            7         10
        80            7         10
        81            7         9
        82            7         8
        83            7         7
        84            6         6
-------------------------------------

                                               Contract features and benefits 27

-------------------------------------
          Level payments
-------------------------------------
    85               5        5
-------------------------------------

We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.

--------------------------------------------------------------------------------
The guaranteed minimum income benefit, which is also known as a living benefit, should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------

When you exercise the guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your guaranteed minimum income benefit which is calculated by applying your guaranteed minimum income benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments respectively, due to the effect of interest compounding. The benefit base is applied only to the Living Benefit guaranteed annuity purchase factors in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of guaranteed minimum income benefit" below.

The guaranteed minimum income benefit provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your Income Manager(R) benefit under the Living Benefit are more conservative than the guaranteed annuity purchase factors we use for the Income Manager(R) payout annuity option. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under the Living Benefit Income Manager will be smaller than each periodic payment under the Income Manager payout annuity option. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.


ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the loan reserve account.



------------------------------------------------------------------
                              Guaranteed minimum income
      Contract date        benefit -- annual income pay-
 anniversary at exercise           able for life
------------------------------------------------------------------
            10            $11,891

            15            $18,597
------------------------------------------------------------------

EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the guaranteed minimum income benefit. You must return your contract to us along with all required information within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. Payments are always made on the 15th of the month and generally begin one payment mode from issue. You may choose to take a withdrawal prior to exercising the guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).

You will be eligible to exercise the guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the guaranteed minimum income benefit is the contract date anniversary following the annuitant's 85th birthday;

(ii) if the annuitant was age 75 when the contract was issued, the only time you may exercise the guaranteed minimum income benefit is within 30 days following the first contract date anniversary that it becomes available;

(iii) if the annuitant was older than age 60 at the time an IRA or Roll-

28  Contract features and benefits
      over TSA contract was issued, the Living Benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the guaranteed minimum income benefit can be exercised;

(iv) for Accumulator(R) Select(SM) Rollover TSA contracts, you may exercise the Living Benefit option only if you effect a rollover of the TSA contract to an Accumulator(R) Select(SM) Rollover IRA. This may only occur when you are eligible for a distribution from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise;

(v) for a successor owner/annuitant, the earliest exercise date is based on the original contract issue date and the age of the successor owner/annuitant as of the Processing Date successor owner/annuitant takes effect; and

(vi) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

      o A successor owner who is not the annuitant may not be able to exercise the Living Benefit option without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

      o If the successor owner is the annuitant, the Living Benefit option continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the Living Benefit option cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

      o If you designate your surviving spouse as successor owner, the Living Benefit option continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.

      o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.



GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you did not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment OR the standard death benefit, whichever provides the highest amount. The standard death benefit is equal to your total contributions (adjusted for any withdrawals and any taxes that apply). The standard death benefit was the only death benefit available for annuitants who were age 85 at issue.

If you elected one of the enhanced death benefits, the death benefit is equal to your account value as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the highest amount.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANTS WHO WERE AGES 0 THROUGH 84 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 84 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS.

Subject to state availability, you may have elected one of the following enhanced death benefits:


6% ROLL-UP TO AGE 85.

ANNUAL RATCHET TO AGE 85.

THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85.


Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Your benefit base." Your enhanced death benefit election may not be changed. In New York, only the standard death benefit and the annual ratchet to age 85 enhanced death benefit were available.

                      ----------------------------------

Please see both "Insufficient account value" in "Determining your contract's value" and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix III at the end of this Prospectus for an example of how we calculate an enhanced death benefit.


Protection Plus(SM)

The following section provides information about the Protection Plus(SM) option, which was only available at the time you purchased your contract. If Protection Plus(SM) was not elected when the contract was first issued, neither the owner nor the successor owner/annuitant can add


                                              Contract features and benefits  29
it subsequently. Protection Plus(SM) is an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of having purchased the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract.

If the annuitant was 70 or younger when we issued your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) reduced on a pro rata basis to reflect withdrawals (including loans). Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce net contributions by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If contributions aggregated $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and net contributions after the withdrawal would be $24,000 ($40,000-$16,000); (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable guaranteed minimum death benefit as of the date of death.

If the annuitant was age 71 through 79 when we issued your contract (or if the successor owner/annuitant is between the ages of 71 and 79 when he or she becomes the successor owner/annuitant under a contract where Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o the account value or

o any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. This feature is not available in every state.


INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract was available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information". This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.


The inherited IRA beneficiary continuation contract could only have been purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries are treated as individuals for this purpose). The contract also contains the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract could have been purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but may have elected to receive payments monthly or quarterly). Payments are generally made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from this contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from this contract.


o The beneficiary of the original IRA is the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust is the annuitant.

o An inherited IRA beneficiary continuation contract was not avail able for annuitants over age 70.

o The initial contribution had to be a direct transfer from the deceased owner's original IRA and was subject to minimum contribution amounts. See "How you can contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from

30  Contract features and benefits
     another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

o The Living Benefit, successor owner/annuitant feature, 12-month dollar cost averaging program, automatic investment program and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue tak ing required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The minimum guaranteed death benefit will also no longer be in effect.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer.

Generally, your refund will be the same as any other surrender and you will receive your account value (less loan reserve account) under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o  you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.


                                              Contract features and benefits  31

2. Determining your contract's value

--------------------------------------------------------------------------------

YOUR ACCOUNT VALUE AND CASH VALUE
Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge as well as optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.


YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)    mortality and expense;

(ii)   administrative expenses; and

(iii)  distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)    increased to reflect additional contributions;

(ii)   decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Living Benefit and/or the Protection Plus(SM) benefit charges the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED
INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.


YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.



INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all of your rights under your contract and any applicable guaranteed benefits.


32  Determining your contract's value

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE

At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.

In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.



DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies,



                            Transferring your money among investment options  33
which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE

We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable



34 Transferring your money among investment options investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006.



                            Transferring your money among investment options  35

4.  Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE

You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table. If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus and "How withdrawals affect your guaranteed minimum income benefit and guaranteed minimum death benefit" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.




--------------------------------------------------------------------------------
                                    Method of withdrawal
                  --------------------------------------------------------------
                                                                 Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
--------------------------------------------------------------------------------
Rollover IRA          Yes          Yes             Yes            Yes
--------------------------------------------------------------------------------
Roth
 Conversion IRA       Yes          Yes             Yes            No
--------------------------------------------------------------------------------
Rollover TSA*         Yes          Yes             No             Yes
--------------------------------------------------------------------------------
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** This contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contract features and benefits" earlier in this Prospectus.


LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.


SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRAs)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 1.2% monthly, 3.6% quarterly and 15.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time.


SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In such a case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will


36  Accessing your money
calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit or the Living Benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------

Under Rollover TSA contracts, you may not elect minimum distribution withdrawals if a loan is outstanding.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply to withdrawals from the fixed maturity options.

HOW WITHDRAWALS AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT AND GUARANTEED MINIMUM DEATH BENEFIT

Withdrawals will reduce your guaranteed benefits on either a dollar-for-dollar basis or on a pro rata basis as explained below:

INCOME BENEFIT AND DEATH BENEFIT

Your applicable benefit base will be reduced on a dollar-for-dollar basis as long as the sum of your withdrawals in a contract year is 6% or less of the applicable benefit base on the most recent contract date anniversary. Any portion of a withdrawal that causes the sum of your withdrawals in a contract year to exceed 6% of the applicable benefit base on the most recent contract date anniversary, and any subsequent withdrawals in that same contract year will reduce your applicable benefit base on a pro rata basis. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar basis in that contract year.

The timing of your withdrawals and whether they exceed the 6% threshold described above can have significant impact on your guaranteed minimum income benefit or guaranteed minimum death benefit.

                      ----------------------------------

Reduction on a dollar-for-dollar basis means that your current benefit will be reduced by the dollar amount of the withdrawal. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by that same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your death benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and your new death benefit after the withdrawal would be $24,000 ($40,000 - $16,000). This pro rata example assumes that the annual 6% threshold described above has already been exceeded.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1) the date annuity payments begin,

(2) the date the contract terminates, and

                                                        Accessing your money  37

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If these amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid from the loan reserve account to the investment options according to the allocation percentages we have on our records.


SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information. All benefits under the contract will terminate as of that date.

You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.


WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1) the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.


YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Select(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Select(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Select (SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Select(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age when the contract was issued. In addition, if you are exercising your guaranteed minimum income benefit under the Living Benefit, your choice of payout options are those that are available under the Living Benefit (see "Living Benefit option" in "Contract features and benefits" earlier in this Prospectus).





--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain
                                      Life annuity with refund certain
                                      Period certain annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------


o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it


38  Accessing your money
   provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.


FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.


VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the Rollover TSA contract.

You may choose to apply the account value of your Accumulator(R) Select(SM) contract to an Income Manager(R) payout annuity.


The Income Manager(R) payout options are not available in all states.

If you purchase an Income Manager(R) contract in connection with the exercise of the Living Benefit option, different payout options may apply as well as other various differences. See "Living Benefit Option" in "Contract features and benefits" earlier in this Prospectus as well as the Income Manager(R) Prospectus.



THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.


SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.


                                                        Accessing your money  39

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.


In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.


ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.


For contracts issued in Pennsylvania and New York, the maturity date is related to the contract issue date, as follows:




--------------------------------------------------------------------
           New York                    Pennsylvania
--------------------------------------------------------------------
                     Maximum                       Maximum
                annuitization                  annuitization
    Issue age        age           Issue age        age
--------------------------------------------------------------------
     0-80            90            0-75             85
      81             91             76              86
      82             92             77              87
      83             93            78-80            88
      84             94            81-85            90
      85             95
--------------------------------------------------------------------


40  Accessing your money

5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS
We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o On each contract date anniversary -- an annual administrative charge, if applicable.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); the Living Benefit; and Protection Plus(SM).

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.


More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.


DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.


ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (if permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply. If you surrender your contract during the contract year, we will deduct a pro rata portion of the charge.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elected the Annual ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.30% of the Annual ratchet to age 85 benefit base.


6% ROLL-UP TO AGE 85. If you elected the 6% Roll-Up to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.45% of the 6% Roll-Up to age 85 benefit base.

GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elected this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual ratchet to age 85 benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those


                                                        Charges and expenses  41
amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.


LIVING BENEFIT CHARGE

If you elected the Living Benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.60% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in order of the earliest maturity date(s) first. A market value adjustment may apply.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits. Please see "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.



PROTECTION PLUS(SM) CHARGE

If you elected Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. A market value adjustment may apply.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.



VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o  Management fees ranging from 0.10% to 1.50%.


o  12b-1 fees of either 0.25% or 0.35%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o  Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the guaranteed minimum income benefit or the guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such


42  Charges and expenses
as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.


                                                        Charges and expenses  43

6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT

You designated your beneficiary when you applied for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable guaranteed minimum death benefit will be such guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.



EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. Only a spouse who is the sole primary beneficiary can be a successor owner/annuitant. The successor owner/annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.


WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving federal tax law required distributions from the contract. When you are the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Living Benefit and you are the owner, but not the annuitant. Because the payments under the Living Benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Living Benefit option, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Living Benefit option, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise of guaranteed minimum income benefit," under "Living Benefit option," in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (or in a joint ownership situation, the death of the first owner to die).

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than


44  Payment of death benefit
   the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).


o  A successor owner should name a new beneficiary.

If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.


HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. However, subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.


SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the successor owner/annuitant feature, we will increase the account value to equal your elected guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract. In determining whether your applicable guaranteed minimum death benefit option will continue to grow, we will use your surviving spouse's age (as of the date we receive satisfactory proof of your death, any required instructions and the information and forms necessary to effect the successor owner/annuitant feature).

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


BENEFICIARY CONTINUATION OPTION

This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional for further information.


Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

o  The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

                                                    Payment of death benefit  45

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o  Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o  The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected guaranteed minimum income benefit or an optional enhanced death benefit under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any minimum death benefit feature will no longer be in effect.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o  Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.


o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o  The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

46  Payment of death benefit

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

                                                    Payment of death benefit  47

7.  Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the Prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing the amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

CONTRACTS THAT FUND A RETIREMENT ARRANGEMENT

Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 month dollar cost averaging, choice of death benefits, the Living Benefit guaranteed minimum income benefit selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.


Beginning 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you make additional contributions or decide how to take required minimum distribution payments.



TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.


TAXATION OF NONQUALIFIED ANNUITIES


CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.


CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

o if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);


48  Tax information

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.


ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.


PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.


PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may have purchased a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

The following information applies if you purchased your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange was not taxable under Section 1035 of the Internal Revenue Code if:

o the contract that was the source of the funds you used to purchase the NQ contract was another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant were the same under the source contract and the Accumulator(R) Select(SM) NQ contract. If you used a life insurance or endowment contract, the owner and the insured must have been the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carried over to the Accumulator(R) Select(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.


SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.


DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.


BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects Withdrawal Option 1 or Withdrawal Option 2;

o scheduled payments, any additional withdrawals under Withdrawal Option 2, or contract surrenders under Withdrawal Option 1 will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with Withdrawal Option 1 will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section.


                                                             Tax information  49

   If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing Withdrawal Option 2 (whether scheduled payments or any withdrawal that might be taken). Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death; or

o  because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.


INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and
o  Roth IRAs funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. You may have purchased the contract as either a traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA"). We also offered the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. The first part of this section covers some of the special tax rules that apply to traditional IRAs. The next part of this section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.

We have received an opinion letter from the IRS approving the respective forms of the Accumulator(R) Select(SM) traditional and Roth IRA


50  Tax information
contracts for use as a traditional IRA and a Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts.



The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.


PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature was offered for IRA contracts, subject to state and contract availability. We have received IRS opinion letters that the contract with a Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts. You should consult with your tax adviser for further information.


Your right to cancel within a certain number of days

This is provided for informational purposes only. Since this contract is no longer available to new purchasers, this cancellation provision is no longer applicable.


You can cancel any version of the Accumulator(R) Select(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel with a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


Traditional individual retirement annuities (traditional IRAs)

Contributions to traditional IRAs. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").


Regular contribution to traditional IRAs


Limits on contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch-up contribution" of up to $1,000 to your traditional IRA for 2006. This amount stays the same for the taxable year 2007.

Special rules for spouses. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation, or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


Deductibility of contributions. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored, tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.


If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, for each of the taxable years 2006 and 2007, your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age
50 - 70-1/2 catch-up contributions for 2006 and for 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


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


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006 for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:



 ($10,000-excess AGI)     times    the maximum       Equals  the adjusted
 --------------------       x       regular            =      deductible
  divided by $10,000              contribution               contribution
                                  for the year                   limit


Additional "Saver's Credit" for contributions to a traditional IRA or Roth IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA, or SARSEP IRA, as well as a traditional IRA or Roth IRA.


Nondeductible regular contributions. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make ages 50 - 70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

When you can make regular contributions. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a tax year.

Rollover and transfer contributions to traditional IRAs

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts); and

o    other traditional IRAs.


Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


Rollovers from "eligible retirement plans" other than traditional IRAs

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement



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

     plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA and subsequently take a premature distribution.

Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

Rollovers from traditional IRAs to traditional IRAs

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVERS AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

Excess contributions

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o contributions of more than the maximum regular contribution amount for the applicable taxable year); or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

Recharacterizations

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.


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Withdrawals, payments and transfers of funds out of traditional IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

Taxation of payments. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o    the entire amount received is rolled over to another traditional
     IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

Required minimum distributions


Background on Regulations -- Required Minimum Distributions. Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


Lifetime required minimum distributions. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

When you have to take the first lifetime required minimum distribution. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April 1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

How you can calculate required minimum distributions.
There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional



54  Tax information

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IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.

ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

Do you have to pick the same method to calculate your required minimum distributions for all of your traditional IRAs and other retirement plans? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

Will we pay you the annual amount every year from your traditional IRA based on the method you choose? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawals to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

What if you take more than you need to for any year? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

What if you take less than you need to for any year? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

What are the required minimum distribution payments after you die? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

Individual beneficiary. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

Spousal beneficiary. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

Non-individual beneficiary. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity con-


                                                             Tax information  55
tract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

Successor owner and annuitant

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

Payments to a beneficiary after your death

IRA death benefits are taxed the same as IRA distributions.

Borrowing and loans are prohibited transactions

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method.

To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" earlier in this section. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

Roth individual retirement annuities (Roth IRAs)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Select(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

Contributions to Roth IRAs

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or


o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

Regular contributions to Roth IRAs


Limits on regular contributions. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse



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may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach age 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

When you can make contributions. Same as traditional IRAs.

Deductibility of contributions.  Roth IRA contributions are not tax deductible.


Rollovers and direct transfers


What is the difference between rollover and direct transfer transactions?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian, trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");

o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

Conversion contributions to Roth IRAs

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose also excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."



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You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.


You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


Recharacterizations

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

How to recharacterize. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

Withdrawals, payments and transfers of funds out of Roth IRAs

No federal income tax law restrictions on withdrawals. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

Distributions from Roth IRAs

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to the special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    rollovers from a Roth IRA to another Roth IRA;


o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional IRA.

Qualified distributions from Roth IRAs. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable- year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

Nonqualified distributions from Roth IRAs. Nonqualified distributions from Roth IRAs are distributions that do not meet both the


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

qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b)  Nontaxable portion.

(3)  Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

Required minimum distributions during life

Lifetime required minimum distributions do not apply.

Required minimum distributions at death

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

Payments to a beneficiary after your death

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.

Borrowing and loans are prohibited transactions

Same as traditional IRA.

Excess contributions

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

Early distribution penalty tax

Same as traditional IRA.


TAX-SHELTERED ANNUITY CONTRACTS (TSAS)

General

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004, the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

Protection Plus(SM) feature

The Protection Plus(SM) feature was offered for Rollover TSA contracts, subject to state and contract availability. There is no assurance that the contract with the Protection Plus(SM) feature meets the qualification requirements for TSAs. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, it is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a


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

case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should consult with your tax adviser for further information.

Contributions to TSAs

There were two ways you might have contributed to establish this Accumulator(R) Select(SM) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that met the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.

If you made a direct transfer, you filled out our transfer form.


We do not accept after-tax contribution rollovers to the Accumulator(R) Select(SM) TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


Employer-remitted contributions. The Accumulator(R) Select(SM) Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or direct transfer contributions. Once you establish your Rollover TSA contract with 403(b)-source funds, you may make rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans, other TSAs and 403(b) arrangements and traditional IRAs. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds, and

o the Accumulator(R) Select(SM) contract receiving the funds has provi sions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Select(SM) TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Select(SM) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

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

     rollover by check of the proceeds from another TSA or eligible o retirement plan; or

o    direct rollover from another TSA or eligible retirement plan; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

Distributions from TSAs

General. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

Withdrawal restrictions. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Select(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax definition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


Tax treatment of distributions. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your after-tax investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.


Distributions before annuity payments begin. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any contributions and earnings on those contributions.

Annuity payments. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

Payments to a beneficiary after your death. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

Loans from TSAs. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:


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     (1)  the greater of $10,000 or 50% of the participant's nonfor feitable accrued benefits; and

     (2) $50,000 reduced by the excess (if any) of the highest out standing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.


o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Select(SM) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

Tax-deferred rollovers and direct transfers. You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

Required minimum distributions

Generally the same as traditional IRA with these differences:

When you have to take the first required minimum distribution. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Select(SM) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being transferred to the Accumulator(R) Select(SM) Rollover TSA on the form used to establish the TSA, you do not qualify.

Spousal consent rules

This only applies to you if you established your Accumulator(R) Select(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

Early distribution penalty tax

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

62  Tax information

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     to pay for certain extraordinary medical expenses (special federal o income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age
     55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).


FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.


Federal income tax withholding on periodic annuity payments


We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


Federal income tax withholding on non-periodic annuity payments (withdrawals)


For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a TSA. If a non-periodic distribution from a TSA is not an eligible rollover distribution then the 10% withholding rate applies.

Mandatory withholding from TSA distributions

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. An eligible rollover distribution from a TSA can be rolled over to another eligible retirement plan. All distributions from a TSA are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or


                                                             Tax information  63

o a death benefit payment to a beneficiary who is not your survivo ing spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.


IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.


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8. More information

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ABOUT OUR SEPARATE ACCOUNT NO. 49

Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in Class IB/B shares issued by the corresponding portfolio of its Trusts.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;


(6)  to restrict or eliminate any voting rights as to the Separate Account;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations. Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


ABOUT THE TRUSTS
The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio. The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan, and other aspects of its operations, appears in the prospectuses for each Trust, or in their respective SAIs which generally are available upon request.


ABOUT OUR FIXED MATURITY OPTIONS


RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE


We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.
The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below.




--------------------------------------------------------------------------------
  Fixed Maturity Options
   with February 15th
    Maturity Date of       Rate to Maturity as of      Price Per $100 of
      Maturity Year          February 15, 2006         Maturity Value
--------------------------------------------------------------------------------
           2007          3.17%                     $ 96.93
           2008          3.29%                     $ 93.73
           2009          3.37%                     $ 90.53
           2010          3.43%                     $ 87.37
           2011          3.47%                     $ 84.31
           2012          3.53%                     $ 81.20
           2013          3.64%                     $ 77.84
           2014          3.69%                     $ 74.82
           2015          3.74%                     $ 71.84
           2016          3.76%                     $ 69.12
--------------------------------------------------------------------------------


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HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.


INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.


ABOUT THE GENERAL ACCOUNT


Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.

The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.



ABOUT OTHER METHODS OF PAYMENT


WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals


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must be accompanied by information we require to allocate your contribution.
Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Contract features and benefits" earlier in this Prospectus.

Even if we accepted the wire order and essential information, a contract generally was not issued until we received and accepted a properly completed application. In certain cases, we may have issued a contract based on information provided through certain broker-dealers with whom we have established electronic facilities. In any such case, you must have signed our Acknowledgement of Receipt form.

Where we required a signed application, the above procedures did not apply and no financial transactions were permitted until we received the signed application and issued the contract. Where we issued a contract based on information provided though electronic facilities, we required an Acknowledgement of Receipt form. Financial transactions were only permitted if you requested them in writing, signed the request and had it signature granted, until we received the signed Acknowledgement of Receipt form. After a contract is issued, additional contributions are allowed by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.


AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or Rollover TSA contracts.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.


CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


o Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.



                                                            More information  67

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o  Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.


ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o  the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


VOTING RIGHTS OF OTHERS

Currently, we control the Trusts. Their shares are sold to our separate accounts and an affiliated qualified plan trust. In addition, shares of the Trusts are held by separate accounts of insurance companies both affiliated and unaffiliated with us. Shares held by these separate accounts will probably be voted according to the instructions of the owners of insurance policies and contracts issued by those insurance companies. While this will dilute the effect of the voting instructions of the contract owners, we currently do not foresee any disadvantages because of this. The Board of Trustees of each Trust intends to monitor events in order to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a response to any of those events insufficiently protects our contract owners, we will see to it that appropriate action is taken.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.


ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.



FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.




DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the



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"Distributors"). The Distributors serve as principal underwriters of Separate
Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 1.00% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 2.00% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 2.00% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Select(SM) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product



                                                            More information  69
category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.



70  More information

9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company of the United States, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone:
(212) 554-1234).


                             Incorporation of certain documents by reference  71

Appendix I: Condensed financial information

--------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005



---------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                 ----------------------------------------------------
                                                                      2005          2004        2003        2002
---------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.45       $ 11.72     $ 10.66          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            1,519           656          32          --
---------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.82       $ 10.74     $ 10.30          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            1,000           281           1          --
---------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 11.19       $ 11.02     $ 10.41          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            2,176           414          84          --
---------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 42.61       $ 41.36     $ 38.70     $ 33.05
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            1,725           893         383          86
---------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.28       $ 11.71     $ 10.66          --
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            6,917         2,788          46          --
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 53.59       $ 50.38     $ 45.72     $ 33.82
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               25            28          10           4
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 11.08       $ 11.07     $ 10.84     $ 10.63
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            1,611         1,424       1,202         628
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 11.49       $ 10.93     $  9.91     $  7.87
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              338           284         143          57
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 28.00       $ 27.64     $ 25.87     $ 21.48
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              755           771         557         125
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 13.51       $ 11.90     $ 10.27     $  7.78
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              783           806         360         135
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.85       $ 10.34     $  9.59     $  7.61
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              353           272         238         104
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.62       $  9.10     $  8.68     $  6.76
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              980           876         792         408
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.02       $ 11.42     $ 10.15     $  7.88
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            1,238         1,242         726         316
---------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
---------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.96       $  9.35     $  8.52     $  6.18
---------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            1,075         1,055         731         292
---------------------------------------------------------------------------------------------------------------------


A-1 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


--------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                  --------------------------------------------------
                                                                       2005          2004        2003        2002
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.13      $  11.49    $  10.15   $   7.34
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               876         1,011         560        206
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  9.87      $   9.02    $   8.74   $   5.64
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               311           306          98         14
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $219.99      $ 214.55    $ 191.26   $ 130.09
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                73            64          29          9
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 28.19      $  27.18    $  24.60   $  19.19
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               618           549         371        133
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 17.67      $  17.76    $  17.72   $  17.65
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               481           416         458        259
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 14.55      $  12.84    $  11.05   $   8.32
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             1,037           649         530        142
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  6.96      $   6.16    $   5.78   $   4.77
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             1,055           981         856        341
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 15.31      $  15.27    $  14.97   $  14.71
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               573           555         512        198
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 16.39      $  14.95    $  13.34   $   9.63
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               372           312         478        121
--------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.35            --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                40            --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  7.89      $   7.46          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               242            59          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 14.57      $  14.06    $  12.60   $   9.96
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             2,363         2,169       1,481        530
--------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  5.78      $   5.54          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               326            15          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  8.51      $   7.96    $   7.82   $   6.22
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               314           204         249         42
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.00      $  11.62    $  11.20   $   9.19
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               351           160         164         40
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 12.06      $  10.47    $   9.38   $   7.19
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             2,337         1,926       1,026        282
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 11.55      $  11.08    $  10.16   $   7.86
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             1,585         1,200         776        200
--------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-2

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


--------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                  --------------------------------------------------
                                                                       2005           2004        2003        2002
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 11.33        $ 10.87     $ 10.12    $  7.55
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             2,349          2,037       1,222        345
--------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.37             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                81             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 25.31        $ 24.66     $ 22.76    $ 18.11
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             1,604          1,386       1,074        399
--------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  9.74             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                 8             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  8.33        $  8.15     $  7.75    $  5.70
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               280            377         218         32
--------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 11.47        $ 10.97     $  9.62    $  6.81
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             1,556          1,391         883        285
--------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 15.34        $ 14.02     $ 12.10    $  9.24
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             1,107          1,007         636        237
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.48             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                77             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 22.05        $ 21.50          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                79              9          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 11.47             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                56             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  6.26        $  5.93     $  5.38    $  4.35
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               788             70         561        192
--------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 13.57        $ 13.50     $ 13.20    $ 12.99
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             1,527          1,343       1,175        441
--------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 13.12        $ 12.84     $ 11.78    $  9.45
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               347            370         307        128
--------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 16.69        $ 16.22     $ 14.09    $ 10.43
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               991            884         641        270
--------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.63             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               144             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $  9.98             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               173             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                        $ 10.57             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                83             --          --         --
--------------------------------------------------------------------------------------------------------------------


A-3 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                 -------------------------------------------------
                                                                      2005          2004        2003        2002
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.54            --          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                4            --          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 11.12            --          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                2            --          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 15.01       $ 13.79     $ 12.69    $  9.85
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            2,354         1,938       1,510        386
------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 19.66       $ 19.43     $ 17.87    $ 13.86
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              849           802         502        184
------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 17.91       $ 16.44     $ 13.75    $ 10.92
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              782           522         441        161
------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 13.76       $ 12.84     $ 11.60    $  9.12
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              184           149          93         38
------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.26       $  8.79     $  8.03    $  6.69
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              603           610         598        229
------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 26.15       $ 25.92     $ 26.17    $ 26.47
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              845           349         434        630
------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  4.49       $  4.34          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               72            22          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.91            --          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              286            --          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  9.96            --          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               60            --          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 14.35       $ 14.00     $ 12.10    $  8.44
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              596           575         449        122
------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 16.39       $ 16.03          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               41             6          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  5.41       $  5.05          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               69            --          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.40            --          --         --
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              296            --          --         --
------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 13.53       $ 10.37     $  8.53    $  5.56
------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              755           609         457         69
------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-4

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005 (CONTINUED)


-----------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                                -------------------------------------------------
                                                                      2005         2004       2003      2002
-----------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 12.34           --      --        --
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              179           --      --        --
-----------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 11.86      $ 11.36      --        --
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               34            1      --        --
-----------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 10.94           --      --        --
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              784           --      --        --
-----------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
-----------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 16.87           --      --        --
-----------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              410           --      --        --
-----------------------------------------------------------------------------------------------------------------


A-5 Appendix I: Condensed financial information

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.





------------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                            rate to maturity on
                                                             February 15, 2010
------------------------------------------------------------------------------------
                                                               5.00%        9.00%
------------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,082    $ 119,503
------------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,104    $ 131,104
------------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                              $ 12,978    $ (11,601)
------------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,504    $  (4,854)
------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,496    $  54,854
------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,608    $  76,250
------------------------------------------------------------------------------------
(7) Maturity value                                         $120,091    $ 106,965
------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,082    $  69,503
------------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.



                                Appendix II: Market value adjustment example B-1

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.

The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option or the fixed maturity options), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:





-----------------------------------------------------------------------------------------
   End of
 contract                            6% Roll-Up to age 85      Annual ratchet to age 85
   year         Account value   enhanced death benefit(1)     enhanced death benefit
-----------------------------------------------------------------------------------------
     1           $105,000              $  106,000(1)               $  105,000(3)
-----------------------------------------------------------------------------------------
     2           $115,500              $  112,360(2)               $  115,500(3)
-----------------------------------------------------------------------------------------
     3           $129,360              $  119,102(2)               $  129,360(3)
-----------------------------------------------------------------------------------------
     4           $103,488              $  126,248(1)               $  129,360(4)
-----------------------------------------------------------------------------------------
     5           $113,837              $  133,823(1)               $  129,360(4)
-----------------------------------------------------------------------------------------
     6           $127,497              $  141,852(1)               $  129,360(4)
-----------------------------------------------------------------------------------------
     7           $127,497              $  150,363(1)               $  129,360(4)
-----------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%.
We are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.



6% ROLL-UP TO AGE 85


(1) At the end of contract year 1, and again at the end of contract years 4 through 7, the death benefit will be the enhanced death benefit.

(2) At the end of contract years 2 and 3, the death benefit will be the current account value since it is higher than the current enhanced death benefit.


ANNUAL RATCHET TO AGE 85

(3) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(4) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.



GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual ratchet to age 85.



C-1 Appendix III: Enhanced death benefit example

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                   BENEFITS

The following tables illustrate the changes in account value, cash value and the values of the `greater of 6% Roll-Up to Age 85 or the Annual Ratchet to Age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.28)%, 2.72% for the Accumulator(R) Select(SM) Contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the Guaranteed minimum death benefit, Protection Plus(SM) benefit and the guaranteed minimum income benefit, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Living Benefit" reflect the lifetime income that would be guaranteed if the guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the Death Benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of contract values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this Prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.


                                     Appendix IV: Hypothetical illustrations D-1

Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed
    minimum death benefit
  Protection Plus(SM)
  Guaranteed minimum income benefit



--------------------------------------------------------------------------------
                                                                Greater of 6%
                                                              Roll-Up to age 85
                                                                     or
                                                             the Annual Ratchet
                                                              to age 85 Minimum
                        Account Value        Cash Value         Death Benefit
                     ------------------- ------------------- -------------------
 Age   Contract Year     0%        6%        0%        6%        0%        6%
----- -------------- --------- --------- --------- --------- --------- ---------
 60          1        100,000   100,000   100,000   100,000   100,000  100,000
 61          2         95,109   101,088    95,109   101,088   106,000  106,000
 62          3         90,320   102,126    90,320   102,126   112,360  112,360
 63          4         85,622   103,108    85,622   103,108   119,102  119,102
 64          5         81,009   104,027    81,009   104,027   126,248  126,248
 65          6         76,472   104,876    76,472   104,876   133,823  133,823
 66          7         72,002   105,650    72,002   105,650   141,852  141,852
 67          8         67,593   106,339    67,593   106,339   150,363  150,363
 68          9         63,234   106,937    63,234   106,937   159,385  159,385
 69         10         58,919   107,433    58,919   107,433   168,948  168,948
 74         15         37,599   108,061    37,599   108,061   226,090  226,090
 79         20         15,987   104,482    15,987   104,482   302,560  302,560
 84         25              0    94,728         0    94,728         0  404,893
 89         30              0    90,123         0    90,123         0  429,187
 94         35              0    87,776         0    87,776         0  429,187
 95         36              0    87,273         0    87,273         0  429,187


                                    Lifetime Annual
                           Guaranteed Minimum Income Benefit
                          ------------------------------------
      Total Death Benefit
        with Protection       Guaranteed       Hypothetical
            Plus(SM)              Income            Income
      ------------------- ------------------ -----------------
 Age      0%        6%        0%       6%        0%       6%
----- --------- --------- --------- -------- --------- -------
 60    100,000  100,000      N/A      N/A       N/A      N/A
 61    108,400  108,400      N/A      N/A       N/A      N/A
 62    117,304  117,304      N/A      N/A       N/A      N/A
 63    126,742  126,742      N/A      N/A       N/A      N/A
 64    136,747  136,747      N/A      N/A       N/A      N/A
 65    147,352  147,352      N/A      N/A       N/A      N/A
 66    158,593  158,593      N/A      N/A       N/A      N/A
 67    170,508  170,508      N/A      N/A       N/A      N/A
 68    183,139  183,139      N/A      N/A       N/A      N/A
 69    196,527  196,527      N/A      N/A       N/A      N/A
 74    276,527  276,527    14,266   14,266    14,266   14,266
 79    383,584  383,584    20,393   20,393    20,393   20,393
 84          0  493,179         0   34,821         0   34,821
 89          0  517,472      N/A      N/A       N/A      N/A
 94          0  517,472      N/A      N/A       N/A      N/A
 95          0  517,472      N/A      N/A       N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.



D-2 Appendix IV: Hypothetical illustrations

Appendix V: Contract variations

--------------------------------------------------------------------------------

The contract described in this Prospectus is no longer sold. You should note that your contract features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your purchased your contract.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


-----------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period         Feature/Benefit                                  Variation
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - June 2003          Guaranteed interest option                       No limitations regarding allocations or transfers
                                                                                 into the guaranteed interest account.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - November 2002      Inherited IRA beneficiary continuation contract  Unavailable.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2003      Fee table                                        Guaranteed minimum death benefit charge:

                                                                                   Annual Ratchet to age 85:             0.20%

                                                                                   6% Roll-Up to age 85:                 0.35%

                                                                                   The Greater of the 6% Roll-Up to age
                                                                                   85 or the Annual Ratchet to age 85:   0.45%

                                                                                 Guaranteed minimum income benefit:      0.45%
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - May 2002           Annuity maturity date                            For New York contract owners only, the
                                                                                 maturity date is annuitant age 90.
-----------------------------------------------------------------------------------------------------------------------------------
April 1, 2002 - April 4, 2002   Types of contracts                               QP defined contribution contracts were
                                                                                 available.
-----------------------------------------------------------------------------------------------------------------------------------
April 4, 2002 - June 2002       Owner and annuitant requirements                 Non-natural owners are not permitted.
-----------------------------------------------------------------------------------------------------------------------------------
June 2002 - present                                                              Non-natural owners (excluding partnerships
                                                                                 and limited liability corporations) may be
                                                                                 permitted.
-----------------------------------------------------------------------------------------------------------------------------------
April 2002 - February 2004      Variable Immediate Annuity payout option         Life annuity not available on a Single Life basis
                                                                                 in New York.
-----------------------------------------------------------------------------------------------------------------------------------


                                             Appendix V: Contract variations E-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Unit Values                                                                 2
Custodian and Independent Registered Public Accounting Firm                 2
Distribution of the Contracts                                               2
Financial Statements                                                        2


How to obtain an Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
 Accumulator(R) Select(SM)
 P.O. Box 1547 Secaucus, NJ 07096-1547


Please send me an Accumulator(R) Select(SM) SAI for Separate Account No. 49 dated May 1, 2006.



--------------------------------------------------------------------------------
Name:


--------------------------------------------------------------------------------
Address:


--------------------------------------------------------------------------------

City           State    Zip















                                        x1183/Select '02, OR, '04 and '06 Series

Accumulator(R) Select(SM)

A combination variable and fixed deferred annuity contract


PROSPECTUS DATED MAY 1, 2006


Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing, or taking any other action under your contract. You should read the prospectuses for each Trust which contain important information about the portfolios.

--------------------------------------------------------------------------------

WHAT IS THE ACCUMULATOR(R) SELECT(SM)


Accumulator(R) Select(SM) is a deferred annuity contract issued by AXA Equitable Life Insurance Company. It provides for the accumulation of retirement savings and for income. The contract offers income and death benefit protection. It also offers a number of payout options. You invest to accumulate value on a tax-deferred basis in one or more of our variable investment options, the guaranteed interest option or fixed maturity options ("investment options"). There is no withdrawal charge under the contract. Certain features and benefits described in this Prospectus may vary in your state; all features and benefits may not be available in all contracts, in all states or from all selling broker-dealers. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.



--------------------------------------------------------------------------------
 Variable investment options
--------------------------------------------------------------------------------
o AXA Aggressive Allocation*             o EQ/Evergreen International Bond
o AXA Conservative Allocation*           o EQ/Evergreen Omega
o AXA Conservative-Plus Allocation*      o EQ/FI Mid Cap
o AXA Moderate Allocation*               o EQ/FI Mid Cap Value
o AXA Moderate-Plus Allocation*          o EQ/GAMCO Mergers and Acquisitions
o AXA Premier VIP Aggressive Equity      o EQ/GAMCO Small Company Value
o AXA Premier VIP Core Bond              o EQ/International Growth
o AXA Premier VIP Health Care            o EQ/Janus Large Cap Growth
o AXA Premier VIP High Yield             o EQ/JPMorgan Core Bond
o AXA Premier VIP International Equity   o EQ/JPMorgan Value Opportunities
o AXA Premier VIP Large Cap Core         o EQ/Lazard Small Cap Value
  Equity                                 o EQ/Legg Mason Value Equity
o AXA Premier VIP Large Cap Growth       o EQ/Long Term Bond
o AXA Premier VIP Large Cap Value        o EQ/Lord Abbett Growth and Income
o AXA Premier VIP Mid Cap Growth         o EQ/Lord Abbett Large Cap Core
o AXA Premier VIP Mid Cap Value          o EQ/Lord Abbett Mid Cap Value
o AXA Premier VIP Technology             o EQ/Marsico Focus
o EQ/Alliance Common Stock               o EQ/Mercury Basic Value Equity
o EQ/Alliance Growth and Income          o EQ/Mercury International Value
o EQ/Alliance Intermediate Government    o EQ/MFS Emerging Growth Companies
  Securities                             o EQ/MFS Investors Trust
o EQ/Alliance International              o EQ/Money Market
o EQ/Alliance Large Cap Growth           o EQ/Montag & Caldwell Growth
o EQ/Alliance Quality Bond               o EQ/PIMCO Real Return
o EQ/Alliance Small Cap Growth           o EQ/Short Duration Bond
o EQ/Ariel Appreciation II               o EQ/Small Company Index
o EQ/Bear Stearns Small Company          o EQ/TCW Equity
  Growth                                 o EQ/UBS Growth and Income
o EQ/Bernstein Diversified Value         o EQ/Van Kampen Comstock
o EQ/Boston Advisors Equity Income       o EQ/Van Kampen Emerging Markets
o EQ/Calvert Socially Responsible          Equity
o EQ/Capital Guardian Growth             o EQ/Van Kampen Mid Cap Growth
o EQ/Capital Guardian International      o EQ/Wells Fargo Montgomery Small Cap
o EQ/Capital Guardian Research           o Laudus Rosenberg VIT Value Long/
o EQ/Capital Guardian U.S. Equity          Short Equity
o EQ/Caywood-Scholl High Yield Bond      o U.S. Real Estate -- Class II
o EQ/Equity 500 Index
--------------------------------------------------------------------------------
*    The "AXA Allocation" portfolios.



You may allocate amounts to any of the variable investment options. Each variable investment option is a subaccount of Separate Account No. 49. Each variable investment option, in turn, invests in a corresponding securities portfolio of AXA Premier VIP Trust, EQ Advisors Trust, Laudus Variable Insurance Trust or The Universal Institutional Funds, Inc. (the "Trusts"). Your investment results in a variable investment option will depend on the investment performance of the related portfolio.


You may also allocate amounts to the guaranteed interest option and the fixed maturity options, which are discussed later in this Prospectus.

TYPES OF CONTRACTS. We offer the contracts for use as:

o    A nonqualified annuity ("NQ") for after-tax contributions only.

o An individual retirement annuity ("IRA"), either traditional IRA ("Rollover IRA") or Roth IRA ("Roth Conversion IRA").

o Traditional and Roth Inherited IRA beneficiary continuation contract ("Inherited IRA").


o An Internal Revenue Code Section 403(b) Tax-Sheltered Annuity ("TSA") -- ("Rollover TSA") (Rollover and direct transfer contributions only).


A contribution of at least $25,000 is required to purchase a contract.


Registration statements relating to this offering have been filed with the Securities and Exchange Commission ("SEC"). The statement of additional information ("SAI") dated May 1, 2006, is part of the registration statement. The SAI is available free of charge. You may request one by writing to our processing office at P.O. Box 1547, Secaucus, NJ 07096-1547, or calling 1-800-789-7771. The SAI has been incorporated by reference into this Prospectus. This Prospectus and the SAI can also be obtained from the SEC's website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus.


The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

Although this Prospectus is primarily designed for potential purchasers of the contract, you may have previously purchased a contract and be receiving this Prospectus as a current contract owner. If you are a current contract owner, you should note that the options, features and charges of the contract may have varied over time (and, as noted above, may vary depending on your state) and you may not change your contract or its features as issued. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract and/or see Appendix VIII for contract variations later in this Prospectus.


                                                        X01191/Select '04 Series

                                                                        (R-4/15)

Contents of this Prospectus

--------------------------------------------------------------------------------
ACCUMULATOR(R) SELECT(SM)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        6
How to reach us                                                              7
Accumulator(R) Select(SM) at a glance -- key features                        9

--------------------------------------------------------------------------------
FEE TABLE                                                                   12
--------------------------------------------------------------------------------
Example                                                                     16
Condensed financial information                                             19

--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                           20
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                        20
Owner and annuitant requirements                                            22
How you can make your contributions                                         22
What are your investment options under the contract?                        22
Portfolios of the Trusts                                                    23
Allocating your contributions                                               28

Guaranteed minimum death benefit and
  Guaranteed minimum income benefit base                                    30

Annuity purchase factors                                                    31

Guaranteed minimum income benefit option                                    32

Guaranteed minimum death benefit                                            34
Principal Protector(SM)                                                     35
Inherited IRA beneficiary continuation contract                             38
Your right to cancel within a certain number of days                        39

--------------------------------------------------------------------------------
2. DETERMINING YOUR CONTRACT'S VALUE                                        40
--------------------------------------------------------------------------------
Your account value and cash value                                           40
Your contract's value in the variable investment options                    40
Your contract's value in the guaranteed interest option                     40
Your contract's value in the fixed maturity options                         40

Insufficient account value                                                  40


--------------------------------------------------------------------------------
3. TRANSFERRING YOUR MONEY AMONG
   INVESTMENT OPTIONS                                                       42
--------------------------------------------------------------------------------
Transferring your account value                                             42
Disruptive transfer activity                                                42
Rebalancing your account value                                              43

----------------------
"We," "our," and "us" refer to AXA Equitable.

When we address the reader of this Prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.

2  Contents of this Prospectus

--------------------------------------------------------------------------------
4. ACCESSING YOUR MONEY                                                     45
--------------------------------------------------------------------------------
Withdrawing your account value                                              45

How withdrawals are taken from your account value                           46
How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum
  income benefit, Guaranteed minimum death benefit and
  Guaranteed principal benefit option 2                                     46
How withdrawals affect Principal Protector(SM)                              47
Withdrawals treated as surrenders                                           47
Loans under Rollover TSA contracts                                          47
Surrendering your contract to receive its cash value                        48
When to expect payments                                                     48
Your annuity payout options                                                 48

--------------------------------------------------------------------------------
5. CHARGES AND EXPENSES                                                     51
--------------------------------------------------------------------------------
Charges that AXA Equitable deducts                                          51
Charges that the Trusts deduct                                              53
Group or sponsored arrangements                                             53
Other distribution arrangements                                             54

--------------------------------------------------------------------------------
6. PAYMENT OF DEATH BENEFIT                                                 55
--------------------------------------------------------------------------------
Your beneficiary and payment of benefit                                     55
How death benefit payment is made                                           56
Spousal protection                                                          56
Beneficiary continuation option                                             57

--------------------------------------------------------------------------------
7. TAX INFORMATION                                                          61
--------------------------------------------------------------------------------
Overview                                                                    61
Buying a contract to fund a retirement arrangement                          61
Transfers among investment options                                          61
Taxation of nonqualified annuities                                          61
Individual retirement arrangements (IRAs)                                   63

Tax-sheltered annuity contracts (TSAs)                                      73

Federal and state income tax withholding and
     information reporting                                                  76
Impact of taxes to AXA Equitable                                            77

--------------------------------------------------------------------------------
8. MORE INFORMATION                                                         78
--------------------------------------------------------------------------------
About our Separate Account No. 49                                           78
About the Trusts                                                            78
About our fixed maturity options                                            78
About the general account                                                   79
About other methods of payment                                              80
Dates and prices at which contract events occur                             80
About your voting rights                                                    81

About legal proceedings                                                     81

Financial statements                                                        81
Transfers of ownership, collateral assignments, loans
     and borrowing                                                          81
Distribution of the contracts                                               82

--------------------------------------------------------------------------------
9. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          84
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDICES
--------------------------------------------------------------------------------
I    -- Condensed financial information                                     A-1
II   -- Market value adjustment example                                     B-1
III  -- Enhanced death benefit example                                      C-1
IV   -- Hypothetical illustrations                                          D-1
V    -- Guaranteed principal benefit example                                E-1
VI   -- Protection Plus(SM) example                                         F-1
VII  -- State contract availability and/or variations of certain
          features and benefits                                             G-1
VIII -- Contract variations                                                 H-1

--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION
  TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                  Contents of this Prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------
This index should help you locate more information on the terms used in this Prospectus.


                                                                   Page in
Term                                                            Prospectus

6% Roll-Up to age 85                                               31
12 month dollar cost averaging                                     29
account value                                                      40
administrative charge                                              51
annual administrative charge                                       51
Annual Ratchet to age 85 enhanced death benefit                    31
annuitant                                                          20
annuitization                                                      48
annuity maturity date                                              50
annuity payout options                                             48
annuity purchase factors                                           31
automatic investment program                                       80
beneficiary                                                        55
Beneficiary continuation option ("BCO")                            57
benefit base                                                       30
business day                                                       80
cash value                                                         40
charges for state premium and other applicable taxes               53
contract date                                                      10
contract date anniversary                                          10
contract year                                                      10
contributions to Roth IRAs                                         69
  regular contributions                                            70
  rollovers and transfers                                          70
  conversion contributions                                         70
contributions to traditional IRAs                                  64
  regular contributions                                            64
  rollovers and transfers                                          65
disruptive transfer activity                                       42
distribution charge                                                51
EQAccess                                                            7
ERISA                                                              47
Fixed-dollar option                                                30
fixed maturity options                                             27
free look                                                          39
general account                                                    79
general dollar cost averaging                                      30
guaranteed interest option                                         27
Guaranteed minimum death benefit                                   34
Guaranteed minimum death benefit/guaranteed minimum
  income benefit roll-up benefit base reset option                 31
Guaranteed minimum income benefit                                  32
Guaranteed minimum income benefit charge                           52
Guaranteed minimum income benefit "no lapse guarantee"             33

                                                                Page in
Term                                                         Prospectus

Guaranteed principal benefits                                      28
IRA                                                             cover
IRS                                                                61
Inherited IRA                                                   cover
investment options                                              cover
Investment Simplifier                                              30
Lifetime minimum distribution withdrawals                          46
loan reserve account                                               47
loans under Rollover TSA                                           47
lump sum withdrawals                                               45
market adjusted amount                                             27
market timing                                                      42
maturity dates                                                     27
market value adjustment                                            27
maturity value                                                     27
Mortality and expense risks charge                                 51
NQ                                                              cover
Optional step up charge                                            53
portfolio                                                       cover
processing office                                                   7
Principal Protector(SM)                                            35
Principal Protector(SM) charge                                     53
Protection Plus(SM)                                                35
Protection Plus(SM) charge                                         53
rate to maturity                                                   27
Rebalancing                                                        43
Rollover IRA                                                    cover
Roth IRA                                                        cover
SAI                                                             cover
SEC                                                             cover
self-directed allocation                                           28
Separate Account No. 49                                            78
Spousal protection                                                 56
Standard death benefit                                             30
substantially equal withdrawals                                    45
Successor owner and annuitant                                      56
Systematic withdrawals                                             45
TOPS                                                                7
Trusts                                                             78
traditional IRA                                                 cover
TSA                                                             cover
unit                                                               40
variable investment options                                        22
wire transmittals and electronic applications                      80


To make this Prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in this Prospectus as in the contract. Your financial professional can provide further explanation about your contract or supplemental materials.

-------------------------------------------------------------------------------------------------------------------------
   Prospectus                           Contract or Supplemental Materials
-------------------------------------------------------------------------------------------------------------------------
   fixed maturity options               Guarantee Periods (Guaranteed Fixed Interest Accounts in supplemental materials)
   variable investment options          Investment Funds
   account value                        Annuity Account Value
   rate to maturity                     Guaranteed Rates
   unit                                 Accumulation Unit
-------------------------------------------------------------------------------------------------------------------------

4 Index of key words and phrases

-------------------------------------------------------------------------------------------------------------------------
   Prospectus                           Contract or Supplemental Materials
-------------------------------------------------------------------------------------------------------------------------
   Guaranteed minimum death benefit     Guaranteed death benefit
   Guaranteed minimum income benefit    Guaranteed Income Benefit
   guaranteed interest option           Guaranteed Interest Account
   Principal Protector(SM)              Guaranteed withdrawal benefit
   GWB benefit base                     Principal Protector(SM) benefit base
   GWB Annual withdrawal amount         Principal Protector(SM) Annual withdrawal amount
   GWB Annual withdrawal option         Principal Protector(SM) Annual withdrawal option
   GWB Excess withdrawal                Principal Protector(SM) Excess withdrawal
-------------------------------------------------------------------------------------------------------------------------

                                                Index of key words and phrases 5

Who is AXA Equitable?
--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


6  Who is AXA Equitable?

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
 FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU-
 TIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R) Select(SM)
P.O. Box 13014
Newark, NJ 07188-0014

--------------------------------------------------------------------------------
 FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU-
 TIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R) Select(SM)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox

--------------------------------------------------------------------------------
 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R) Select(SM)
P.O. Box 1547
Secaucus, NJ 07096-1547

--------------------------------------------------------------------------------
 FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL
 OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS,
 WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIV-
 ERY:
--------------------------------------------------------------------------------
Accumulator(R) Select(SM)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------
o    written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year, and any calendar quarter in which there was a transaction; and


o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the Guaranteed minimum income benefit and/or the benefit base reset option.


--------------------------------------------------------------------------------
 TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
 EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o    your current account value;

o    your current allocation percentages;

o    the number of units you have in the variable investment options;

o rates to maturity for the fixed maturity options (not available through EQAccess);

o    the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;

o    elect to receive certain contract statements electronically;

o    change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o    access Frequently Asked Questions and Service Forms (not available through
     TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors, you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or the Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" later in this Prospectus).

                                                        Who is AXA Equitable?  7

--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern time.

WE REQUIRE THAT THE FOLLOWING TYPES OF COMMUNICATIONS BE ON SPECIFIC FORMS WE PROVIDE FOR THAT PURPOSE:

(1) authorization for telephone transfers by your financial professional (available only for contracts distributed through AXA Distributors);

(2)  conversion of a traditional IRA to a Roth Conversion IRA contract;

(3)  election of the automatic investment program;

(4)  election of the rebalancing program;

(5)  requests for loans under Rollover TSA contracts;

(6)  spousal consent for loans under Rollover TSA contracts;

(7)  requests for withdrawals or surrenders from Rollover TSA contracts;

(8)  tax withholding elections;

(9)  election of the beneficiary continuation option;

(10) IRA contribution recharacterizations;

(11) certain Section 1035 exchanges;

(12) direct transfers;


(13) exercise of the Guaranteed minimum income benefit;

(14) requests to reset your Roll-Up benefit base (for certain contracts with both the Guaranteed minimum income benefit and the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit);

(15) requests to step up your Guaranteed withdrawal benefit ("GWB") benefit base under the Optional step up provision;

(16) requests to terminate or reinstate your Guaranteed withdrawal benefit under the Beneficiary continuation option, if applicable;


(17) death claims; and


(18) change in ownership (NQ only).


WE ALSO HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1)  address changes;

(2)  beneficiary changes;

(3)  transfers between investment options;

(4)  contract surrender and withdrawal requests;

(5) general dollar cost averaging (including the fixed dollar and interest sweep options); and

(6)  12 month dollar cost averaging.

TO CANCEL OR CHANGE ANY OF THE FOLLOWING WE REQUIRE WRITTEN NOTIFICATION GENERALLY AT LEAST SEVEN CALENDAR DAYS BEFORE THE NEXT SCHEDULED TRANSACTION:

(1)  automatic investment program;

(2) general dollar cost averaging (including the fixed dollar and interest sweep options);

(3)  rebalancing;

(4)  12 month dollar cost averaging;

(5)  substantially equal withdrawals;

(6)  systematic withdrawals; and

(7)  the date annuity payments are to begin.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests would normally be the owner. If there are joint owners all must sign.

8  Who is AXA Equitable?

Accumulator(R) Select(SM) at a glance -- key features


-----------------------------------------------------------------------------------------------------------------------------------
Professional investment   Accumulator(R) Select(SM)'s variable investment options invest in different portfolios managed by
management                professional investment advisers.

-----------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options    o Fixed maturity options with maturities ranging from approximately 1 to 10 years (subject to availability).

                          o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                          o Special 10 year fixed maturity option (available under Guaranteed principal benefit option 2 only).
                          ---------------------------------------------------------------------------------------------------------
                          If you make withdrawals or transfers from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw or transfer only a portion of a fixed maturity amount, this may increase or decrease any value that you have left in that fixed maturity option. If you surrender your contract, a market value adjustment also applies.

-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed interest       o Principal and interest guarantees.
option
                          o Interest rates set periodically.

-----------------------------------------------------------------------------------------------------------------------------------
Tax considerations        o No tax on earnings inside the contract until you make withdrawals from your contract or receive annuity payments.

                          o No tax on transfers among investment options inside the contract.
                          ---------------------------------------------------------------------------------------------------------
                          If you are purchasing an annuity contract as an Individual Retirement Annuity (IRA), or tax sheltered annuity (TSA) you should be aware that such annuities do not provide tax deferral benefits beyond those already provided by the Internal Revenue Code. Before purchasing one of these annuities, you should consider whether its features and benefits beyond tax deferral meet your needs and goals. You may also want to consider the relative features, benefits and costs of these annuities compared with any other investment that you may use in connection with your retirement plan or arrangement. Depending on your personal situation, the contract's guaranteed benefits may have limited usefulness because of required minimum distributions ("RMDs").
-----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum        The Guaranteed minimum income benefit provides income protection for you during the annuitant's life once
income benefit            you elect to annuitize the contract.

-----------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM)   Principal Protector(SM) is our optional Guaranteed withdrawal benefit ("GWB"), which provides for recovery of your total contributions through withdrawals, even if your account value falls to zero, provided that during each contract year, your total withdrawals do not exceed a specified amount.

-----------------------------------------------------------------------------------------------------------------------------------
Contribution amounts      o Initial minimum:      $25,000

                          o Additional minimum:   $500 (NQ and Rollover TSA)
                                                  $100 monthly and $300 quarterly under our automatic investment program
                                                  (NQ contracts)
                                                  $1,000 (Inherited IRA contracts)
                                                  $50 (IRA contracts)

                          Maximum contribution limitations may apply. In general, contributions are limited to $1.5 million
                          ($500,000 for owners or annuitants who are age 81 and older at contract issue).

-----------------------------------------------------------------------------------------------------------------------------------
Access to your money      o Lump sum withdrawals

                          o Several withdrawal options on a periodic basis

                          o Loans under Rollover TSA contracts

                          o Contract surrender

                          You may incur income tax and a tax penalty. Certain withdrawals will diminish the value of optional benefits.

-----------------------------------------------------------------------------------------------------------------------------------
Payout options            o Fixed annuity payout options

                          o Variable Immediate Annuity payout options

                          o Income Manager(R) payout options
-----------------------------------------------------------------------------------------------------------------------------------

                         Accumulator(R) Select(SM) at a glance -- key features 9

-----------------------------------------------------------------------------------------------------------------------------------
Additional features*      o Guaranteed minimum death benefit options

                          o Guaranteed principal benefit options

                          o Dollar cost averaging

                          o Automatic investment program

                          o Account value rebalancing (quarterly, semiannually and annually)

                          o Free transfers

                          o Protection Plus(SM), an optional death benefit available under certain contracts

                          o Spousal protection

                          o Successor owner/annuitant

                          o Beneficiary continuation option

                          o Guaranteed minimum income benefit no lapse guarantee (available under contracts with applications that are signed and submitted on or after January 1, 2005 subject to state availability)

                          o Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset (available under contracts with applications that are signed and submitted on or after October 1, 2005 subject to state availability).

* Not all features are available under all contracts. Please see Appendix VIII later in this Prospectus for more information.

-----------------------------------------------------------------------------------------------------------------------------------
Fees and charges          o Daily charges on amounts invested in the variable investment options for mortality and expense risks, administrative charges and distribution charges at an annual rate of 1.70%.

                          o The charges for the Guaranteed minimum death benefits range from 0.0% to 0.60%, annually, of the applicable benefit base. The benefit base is described under "Guaranteed minimum death benefit and
                            Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                          o Annual 0.65% of the applicable benefit base charge for the optional Guaranteed minimum income benefit until you exercise the benefit, elect another annuity payout option or the contract date anniversary after the annuitant reaches age 85, whichever occurs first. The benefit base is described under
                            "Guaranteed minimum death benefit and Guaranteed minimum income benefit base" in "Contract features and benefits" later in this Prospectus.

                          o An annual charge for the optional Guaranteed principal benefit option 2 deducted the first 10 contract date anniversaries equal to 0.50% of account value.

                          o If your account value at the end of the contract year is less than $50,000, we deduct an annual administrative charge equal to $30, or during the first two contract years, 2% of your account value, if less. If your account value, on the contract date anniversary, is $50,000 or more, we will not deduct the charge.

                          o An annual charge of 0.35% of account value for the 5% GWB Annual withdrawal option or 0.50% of account value for the 7% GWB Annual withdrawal option for the Principal Protector(SM) benefit. If you "step up"
                            your GWB benefit base, we reserve the right to raise the charge up to 0.60% and 0.80%, respectively. See
                            "Principal Protector(SM)" in "Contract features and benefits" later in this Prospectus.

                          o An annual charge of 0.35% of the account value for the Protection Plus(SM) optional death benefit.

                          o No sales charge deducted at the time you make contributions and no withdrawal charge.

                            -------------------------------------------------------------------------------------------------------
                            The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary." For example, if your contract date is May 1, your contract date anniversary is April 30.
                            -------------------------------------------------------------------------------------------------------

                          o We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. This charge is generally deducted from the amount applied to an annuity payout option.

                          o We currently deduct a $350 annuity administrative fee from amounts applied to purchase the variable immediate annuitization payout option. This option is described in a separate prospectus that is available from your financial professional.

                          o Annual expenses of the Trusts' portfolios are calculated as a percentage of the average daily net assets invested in each portfolio. Please see "Fee Table" later in this Prospectus for details.
-----------------------------------------------------------------------------------------------------------------------------------


10 Accumulator(R) Select(SM) at a glance -- key features

-----------------------------------------------------------------------------------------------------------------------------------
Annuitant issue ages      NQ: 0-85
                          Rollover IRA, Roth Conversion IRA and Rollover TSA: 20-85
                          Inherited IRA: 0-70

-----------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases, restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages. Please see Appendix VII later in this Prospectus for more information on state availability and/or variations of certain features and benefits.


For more detailed information, we urge you to read the contents of this Prospectus, as well as your contract. Please feel free to speak with your financial professional or call us, if you have questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.

Other contracts

We offer a variety of fixed and variable annuity contracts. They may offer features, including investment options, credits, fees and/or charges that are different from those in the contracts offered by this Prospectus. Not every contract is offered through the same selling broker-dealer. Some selling broker-dealers may not offer and/or limit the offering of certain features or options, as well as limit the availability of the contracts, based on issue age or other criteria established by the selling broker-dealer. Upon request, your financial professional can show you information regarding other AXA Equitable annuity contracts that he or she distributes. You can also contact us to find out more about the availability of any of the AXA Equitable annuity contracts.

You should work with your financial professional to decide whether an optional benefit is appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance. Some selling broker-dealers may limit their clients from purchasing optional benefits based upon the client's age.


                        Accumulator(R) Select(SM) at a glance -- key features 11

Fee table

--------------------------------------------------------------------------------

The following tables describe the fees and expenses that you will pay when buying and owning the contract. Each of the charges and expenses is more fully described in "Charges and expenses" later in this Prospectus.

The first table describes fees and expenses that you will pay if you purchase a Variable Immediate Annuity payout option. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply. Charges for certain features shown in the fee table are mutually exclusive.


----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value at the time you request certain transactions
----------------------------------------------------------------------------------------------------------------------------------
Charge if you elect a variable payout option upon annuitization (which
is described in a separate prospectus for that option)                      $350
----------------------------------------------------------------------------------------------------------------------------------
The next table describes the fees and expenses that you will pay periodically during the time that you own the contract, not including the underlying trust portfolio fees and expenses.
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your variable investment options expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
Mortality and expense risks                                                 1.10%
Administrative                                                              0.25%
Distribution                                                                0.35%
                                                                            ----
Total annual expenses                                                       1.70%
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value on each contract date anniversary
----------------------------------------------------------------------------------------------------------------------------------
Maximum annual administrative charge
   If your account value on a contract date anniversary is less than
   $50,000(1)                                                               $ 30
   If your account value on a contract date anniversary is $50,000
   or more                                                                  $  0
----------------------------------------------------------------------------------------------------------------------------------
 Charges we deduct from your account value each year if you elect the optional benefit
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum death benefit charge (calculated as a percentage of the applicable benefit base. Deducted annually(2) on each contract date anniversary for which the benefit is in effect.)
   Standard death benefit                                                   0.00%
   Annual Ratchet to age 85                                                 0.25% of the Annual Ratchet to age 85 benefit base
   Greater of 6% Roll-Up to age 85 or Annual Ratchet to age 85              0.60% of the greater of 6% Roll-Up to age 85 benefit
                                                                            base or the Annual Ratchet to age 85 benefit base, as
                                                                            applicable
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed principal benefit charge for option 2 (calculated as a percentage of the account value. Deducted annually(2) on the first 10
contract date anniversaries.)                                               0.50%
----------------------------------------------------------------------------------------------------------------------------------
Guaranteed minimum income benefit charge (calculated as a
percentage of the applicable benefit base. Deducted annually(2) on each
contract date anniversary for which the benefit is in effect.)              0.65%
----------------------------------------------------------------------------------------------------------------------------------
Protection Plus(SM) benefit charge (calculated as a percentage of the account value. Deducted annually(2) on each contract date anniver-
sary for which the benefit is in effect.)                                   0.35%
----------------------------------------------------------------------------------------------------------------------------------


12 Fee table

----------------------------------------------------------------------------------------------------------------------------------
Principal Protector(SM) benefit charge(2) (calculated as a percentage       0.35% for the 5% GWB Annual withdrawal option
of the account value. Deducted annually on each contract date anniver-
sary, provided your GWB benefit base is greater than zero.)                 0.50% for the 7% GWB Annual withdrawal option

If you "step up" your GWB benefit base, we reserve the right to
increase your charge up to:                                                 0.60% for the 5% GWB Annual withdrawal option

                                                                            0.80% for the 7% GWB Annual withdrawal option

Please see "Principal Protector(SM)" in "Contract features and benefits" for more information about this feature, including its benefit base and the Optional step up provision, and "Principal Protector(SM) charge" in "Charges and expenses," both later in this Prospectus, for more information about when the charge applies.

----------------------------------------------------------------------------------------------------------------------------------
Net loan interest charge -- Rollover TSA contracts only                     2.00%(3)
(calculated and deducted daily as a percentage of the outstanding loan amount)
----------------------------------------------------------------------------------------------------------------------------------
You also bear your proportionate share of all fees and expenses paid by a "Portfolio" that corresponds to any variable investment option you are using. This table shows the lowest and highest total operating expenses charged by any of the
Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


----------------------------------------------------------------------------------------------------------------------------------
 Portfolio operating expenses expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees,         ------     -------
and/or other expenses)(4)                                                          0.63%      8.01%



This table shows the fees and expenses for 2005 as an annual percentage of each
Portfolio's daily average net assets.
--------------------------------------------------------------------------------
                                                 Manage-
                                                  ment      12b-1     Other
 Portfolio Name                                  Fees(5)   Fees(6)   Expenses(7)
--------------------------------------------------------------------------------
 AXA Premier VIP Trust:
--------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%      0.25%     0.19%
AXA Conservative Allocation                      0.10%      0.25%     0.22%
AXA Conservative-Plus Allocation                 0.10%      0.25%     0.19%
AXA Moderate Allocation                          0.10%      0.25%     0.17%
AXA Moderate-Plus Allocation                     0.10%      0.25%     0.17%
AXA Premier VIP Aggressive Equity                0.60%      0.25%     0.20%
AXA Premier VIP Core Bond                        0.60%      0.25%     0.18%
AXA Premier VIP Health Care                      1.20%      0.25%     0.28%
AXA Premier VIP High Yield                       0.58%      0.25%     0.18%
AXA Premier VIP International Equity             1.05%      0.25%     0.28%
AXA Premier VIP Large Cap Core Equity            0.90%      0.25%     0.25%
AXA Premier VIP Large Cap Growth                 0.90%      0.25%     0.23%
AXA Premier VIP Large Cap Value                  0.90%      0.25%     0.22%
AXA Premier VIP Mid Cap Growth                   1.10%      0.25%     0.25%
AXA Premier VIP Mid Cap Value                    1.10%      0.25%     0.19%
AXA Premier VIP Technology                       1.20%      0.25%     0.22%
--------------------------------------------------------------------------------
 EQ Advisors Trust:
--------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%      0.25%     0.13%
EQ/Alliance Growth and Income                    0.56%      0.25%     0.13%
EQ/Alliance Intermediate Government Securities   0.50%      0.25%     0.14%
EQ/Alliance International                        0.72%      0.25%     0.21%
EQ/Alliance Large Cap Growth                     0.90%      0.25%     0.13%
EQ/Alliance Quality Bond                         0.50%      0.25%     0.13%
EQ/Alliance Small Cap Growth                     0.75%      0.25%     0.13%
EQ/Ariel Appreciation II                         0.75%      0.25%     7.01%
EQ/Bear Stearns Small Company Growth             1.00%      0.25%     0.20%
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                                    Total                   Net Total
                                                                   Annual      Fee Waiv-     Annual
                                                   Underlying     Expenses    ers and/or    Expenses
                                                   Portfolio      (Before       Expense       After
                                                    Fees and      Expense     Reimburse-     Expense
 Portfolio Name                                   Expenses(8)   Limitation)    ments(9)    Limitations
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%         (0.19)%      1.26%
AXA Conservative Allocation                      0.58%         1.15%         (0.22)%      0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%         (0.19)%      0.99%
AXA Moderate Allocation                          0.71%         1.23%         (0.17)%      1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%         (0.17)%      1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%            --        1.05%
AXA Premier VIP Core Bond                          --          1.03%         (0.08)%      0.95%
AXA Premier VIP Health Care                        --          1.73%          0.00%       1.73%
AXA Premier VIP High Yield                         --          1.01%            --        1.01%
AXA Premier VIP International Equity               --          1.58%          0.00%       1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%         (0.05)%      1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%         (0.03)%      1.35%
AXA Premier VIP Large Cap Value                    --          1.37%         (0.02)%      1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%          0.00%       1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%          0.00%       1.54%
AXA Premier VIP Technology                         --          1.67%          0.00%       1.67%
-------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%            --        0.85%
EQ/Alliance Growth and Income                      --          0.94%            --        0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%            --        0.89%
EQ/Alliance International                          --          1.18%         (0.08)%      1.10%
EQ/Alliance Large Cap Growth                       --          1.28%         (0.23)%      1.05%
EQ/Alliance Quality Bond                           --          0.88%            --        0.88%
EQ/Alliance Small Cap Growth                       --          1.13%            --        1.13%
EQ/Ariel Appreciation II                           --          8.01%         (6.86)%      1.15%
EQ/Bear Stearns Small Company Growth               --          1.45%         (0.15)%      1.30%
-------------------------------------------------------------------------------------------------------


                                                                    Fee table 13


This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Total                  Net Total
                                                                                                  Annual     Fee Waiv-     Annual
                                                                                  Underlying     Expenses   ers and/or    Expenses
                                               Manage-                            Portfolio      (Before      Expense       After
                                                ment       12b-1       Other       Fees and      Expense    Reimburse-     Expense
 Portfolio Name                                Fees(5)   Fees(6)   Expenses(7)   Expenses(8)   Limitation)   ments(9)    Limitations
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust:
------------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value               0.61%      0.25%     0.13%              --       0.99%        (0.04)%      0.95%
EQ/Boston Advisors Equity Income             0.75%      0.25%     0.16%              --       1.16%        (0.11)%      1.05%
EQ/Calvert Socially Responsible              0.65%      0.25%     0.27%              --       1.17%        (0.12)%      1.05%
EQ/Capital Guardian Growth                   0.65%      0.25%     0.17%              --       1.07%        (0.12)%      0.95%
EQ/Capital Guardian International            0.85%      0.25%     0.23%              --       1.33%        (0.13)%      1.20%
EQ/Capital Guardian Research                 0.65%      0.25%     0.13%              --       1.03%        (0.08)%      0.95%
EQ/Capital Guardian U.S. Equity              0.65%      0.25%     0.13%              --       1.03%        (0.08)%      0.95%
EQ/Caywood-Scholl High Yield Bond            0.60%      0.25%     0.24%              --       1.09%        (0.09)%      1.00%
EQ/Equity 500 Index                          0.25%      0.25%     0.13%              --       0.63%           --        0.63%
EQ/Evergreen International Bond              0.70%      0.25%     6.36%              --       7.31%        (6.16)%      1.15%
EQ/Evergreen Omega                           0.65%      0.25%     0.18%              --       1.08%         0.00%       1.08%
EQ/FI Mid Cap                                0.69%      0.25%     0.14%              --       1.08%        (0.08)%      1.00%
EQ/FI Mid Cap Value                          0.73%      0.25%     0.14%              --       1.12%        (0.02)%      1.10%
EQ/GAMCO Mergers and Acquisitions            0.90%      0.25%     0.66%              --       1.81%        (0.36)%      1.45%
EQ/GAMCO Small Company Value                 0.79%      0.25%     0.14%              --       1.18%         0.00%       1.18%
EQ/International Growth                      0.85%      0.25%     0.29%              --       1.39%         0.00%       1.39%
EQ/Janus Large Cap Growth                    0.90%      0.25%     0.15%              --       1.30%        (0.15)%      1.15%
EQ/JPMorgan Core Bond                        0.44%      0.25%     0.13%              --       0.82%         0.00%       0.82%
EQ/JPMorgan Value Opportunities              0.60%      0.25%     0.15%              --       1.00%        (0.05)%      0.95%
EQ/Lazard Small Cap Value                    0.73%      0.25%     0.14%              --       1.12%        (0.02)%      1.10%
EQ/Legg Mason Value Equity                   0.65%      0.25%     3.07%              --       3.97%        (2.97)%      1.00%
EQ/Long Term Bond                            0.50%      0.25%     0.18%              --       0.93%         0.00%       0.93%
EQ/Lord Abbett Growth and Income             0.65%      0.25%     0.93%              --       1.83%        (0.83)%      1.00%
EQ/Lord Abbett Large Cap Core                0.65%      0.25%     1.32%              --       2.22%        (1.22)%      1.00%
EQ/Lord Abbett Mid Cap Value                 0.70%      0.25%     0.40%              --       1.35%        (0.30)%      1.05%
EQ/Marsico Focus                             0.87%      0.25%     0.13%              --       1.25%        (0.10)%      1.15%
EQ/Mercury Basic Value Equity                0.57%      0.25%     0.13%              --       0.95%         0.00%       0.95%
EQ/Mercury International Value               0.85%      0.25%     0.23%              --       1.33%        (0.08)%      1.25%
EQ/MFS Emerging Growth Companies             0.65%      0.25%     0.14%              --       1.04%           --        1.04%
EQ/MFS Investors Trust                       0.60%      0.25%     0.18%              --       1.03%        (0.08)%      0.95%
EQ/Money Market                              0.34%      0.25%     0.13%              --       0.72%           --        0.72%
EQ/Montag & Caldwell Growth                  0.75%      0.25%     0.16%              --       1.16%        (0.01)%      1.15%
EQ/PIMCO Real Return                         0.55%      0.25%     0.24%              --       1.04%        (0.14)%      0.90%
EQ/Short Duration Bond                       0.44%      0.25%     0.14%              --       0.83%         0.00%       0.83%
EQ/Small Company Index                       0.25%      0.25%     0.16%              --       0.66%         0.00%       0.66%
EQ/TCW Equity                                0.80%      0.25%     0.16%              --       1.21%        (0.06)%      1.15%
EQ/UBS Growth and Income                     0.75%      0.25%     0.19%              --       1.19%        (0.14)%      1.05%
EQ/Van Kampen Comstock                       0.65%      0.25%     0.39%              --       1.29%        (0.29)%      1.00%
EQ/Van Kampen Emerging Markets Equity        1.15%      0.25%     0.48%              --       1.88%        (0.08)%      1.80%
EQ/Van Kampen Mid Cap Growth                 0.70%      0.25%     0.83%              --       1.78%        (0.73)%      1.05%
EQ/Wells Fargo Montgomery Small Cap          0.85%      0.25%     2.28%              --       3.38%        (2.08)%      1.30%
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable Insurance Trust:
------------------------------------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity 1.50%      0.25%     1.48%              --       3.23%        (0.02)%      3.21%
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional Funds, Inc.:
------------------------------------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                  0.75%      0.35%     0.28%              --       1.38%        (0.10)%      1.28%
------------------------------------------------------------------------------------------------------------------------------------


Notes:

(1) During the first two contract years this charge, if applicable, is equal to the lesser of $30 or 2% of your account value. Thereafter, if applicable, the charge is $30 for each contract year.


(2) If the contract is surrendered or annuitized or a death benefit is paid on any date other than the contract date anniversary, we will deduct a pro rata portion of the charge for that year. For Principal Protector(SM) only, if the contract and benefit are continued under the Beneficiary continuation option with Principal Protector(SM), the pro rata deduction for the Principal Protector(SM) charge is waived.


(3) We charge interest on loans under Rollover TSA contracts but also credit you interest on your loan reserve account. Our net loan interest charge is determined by the excess between the interest rate we charge over the interest rate we credit. See "Loans under Rollover TSA contracts" later in this Prospectus for more information on how the loan interest is calculated and for restrictions that may apply.


(4) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.


14 Fee table

(5) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See footnote (9) for any expense limitation agreement information.


(6) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(7) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (9) for any expense limitation agreement information.

(8) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other port folios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolio's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A"--" indicates that the listed portfolio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(9) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Therefore, each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual operating expenses do not exceed the operating expense limit determined for such Portfolio. Morgan Stanley Investment Management Inc., which does business in certain instances as "Van Kampen," is the manager of The Universal Institutional Funds, Inc. -- U.S. Real Estate Portfolio -- Class II and has voluntarily agreed to reduce its management fee and/or reimburse the Portfolio so that total annual operating expenses of the Portfolio (exclusive of investment related expenses, such as foreign country tax expense and interest expense on amounts borrowed) are not more than specified amounts. Additionally, the distributor of The Universal Institutional Funds, Inc. has agreed to waive a portion of the 12b-1 fee for Class II shares. Van Kampen and/or the fund's distributor reserves the right to terminate any waiver and/or reimbursement at any time without notice. Charles Schwab Investment Management, Inc. the manager of Laudus Variable Insurance Trust -- Laudus Rosenberg VIT Value Long/Short Equity Portfolio, has voluntarily agreed to reimburse expenses in excess of specified amounts. See the Prospectuses for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain Portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrangements plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:



--------------------------------------------------
 Portfolio Name
--------------------------------------------------
   AXA Premier VIP Aggressive Equity       0.98%
--------------------------------------------------
   AXA Premier VIP Health Care             1.71%
--------------------------------------------------
   AXA Premier VIP International Equity    1.54%
--------------------------------------------------
   AXA Premier VIP Large Cap Core Equity   1.33%
--------------------------------------------------
   AXA Premier VIP Large Cap Growth        1.33%
--------------------------------------------------
   AXA Premier VIP Large Cap Value         1.29%
--------------------------------------------------
   AXA Premier VIP Mid Cap Growth          1.55%
--------------------------------------------------
   AXA Premier VIP Mid Cap Value           1.49%
--------------------------------------------------
   AXA Premier VIP Technology              1.61%
--------------------------------------------------
   EQ/Alliance Common Stock                0.83%
--------------------------------------------------
   EQ/Alliance Growth and Income           0.91%
--------------------------------------------------
   EQ/Alliance International               1.09%
--------------------------------------------------
   EQ/Alliance Large Cap Growth            1.02%
--------------------------------------------------
   EQ/Alliance Small Cap Growth            1.09%
--------------------------------------------------
   EQ/Bernstein Diversified Value          0.88%
--------------------------------------------------
   EQ/Boston Advisors Equity Income        1.04%
--------------------------------------------------
   EQ/Calvert Socially Responsible         1.03%
--------------------------------------------------
   EQ/Capital Guardian Growth              0.94%
--------------------------------------------------
   EQ/Capital Guardian International       1.18%
--------------------------------------------------
   EQ/Capital Guardian Research            0.94%
--------------------------------------------------
   EQ/Capital Guardian U.S. Equity         0.94%
--------------------------------------------------
   EQ/Evergreen Omega                      0.88%
--------------------------------------------------
   EQ/FI Mid Cap                           0.95%
--------------------------------------------------
   EQ/FI Mid Cap Value                     1.08%
--------------------------------------------------
   EQ/GAMCO Mergers and Acquisitions       1.38%
--------------------------------------------------
   EQ/GAMCO Small Company Value            1.17%
--------------------------------------------------
   EQ/International Growth                 1.22%
--------------------------------------------------
   EQ/Janus Large Cap Growth               1.14%
--------------------------------------------------
   EQ/Lazard Small Cap Value               1.01%
--------------------------------------------------
   EQ/Legg Mason Value Equity              0.99%
--------------------------------------------------
   EQ/Lord Abbett Growth and Income        0.97%
--------------------------------------------------
   EQ/Lord Abbett Large Cap Core           0.99%
--------------------------------------------------
   EQ/Lord Abbett Mid Cap Value            1.01%
--------------------------------------------------
   EQ/Marsico Focus                        1.14%
--------------------------------------------------
   EQ/Mercury Basic Value Equity           0.93%
--------------------------------------------------
   EQ/MFS Emerging Growth Companies        1.01%
--------------------------------------------------
   EQ/MFS Investors Trust                  0.94%
--------------------------------------------------
   EQ/Montag & Caldwell Growth             1.12%
--------------------------------------------------
   EQ/UBS Growth and Income                1.04%
--------------------------------------------------
   EQ/Van Kampen Comstock                  0.99%
--------------------------------------------------
   EQ/Van Kampen Emerging Markets Equity   1.78%
--------------------------------------------------
   EQ/Van Kampen Mid Cap Growth            1.02%
--------------------------------------------------
   EQ/Wells Fargo Montgomery Small Cap     1.12%
--------------------------------------------------


                                                                    Fee table 15

EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses (including the underlying portfolio fees and expenses).


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed minimum income benefit with the enhanced death benefit that provides for the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .006% of contract value.

The fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program are not covered by the example. However, the annual administrative charge, the charge for any optional benefits and the charge if you elect a Variable Immediate Annuity payout option do apply to the fixed maturity options, guaranteed interest option and the 12 month dollar cost averaging program. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representation of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


16 Fee table

-----------------------------------------------------------------------------------------------------------
                                                     If you surrender your contract at the end of the
                                                                  applicable time period
-----------------------------------------------------------------------------------------------------------
                                                     1 year       3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   501.00   $ 1,526.00     $ 2,584.00     $ 5,387.00
AXA Conservative Allocation                      $   469.00   $ 1,435.00     $ 2,438.00     $ 5,125.00
AXA Conservative-Plus Allocation                 $   472.00   $ 1,444.00     $ 2,452.00     $ 5,151.00
AXA Moderate Allocation                          $   478.00   $ 1,459.00     $ 2,477.00     $ 5,195.00
AXA Moderate-Plus Allocation                     $   491.00   $ 1,498.00     $ 2,540.00     $ 5,309.00
AXA Premier VIP Aggressive Equity                $   459.00   $ 1,404.00     $ 2,389.00     $ 5,036.00
AXA Premier VIP Core Bond                        $   457.00   $ 1,398.00     $ 2,379.00     $ 5,018.00
AXA Premier VIP Health Care                      $   530.00   $ 1,610.00     $ 2,719.00     $ 5,623.00
AXA Premier VIP High Yield                       $   454.00   $ 1,392.00     $ 2,369.00     $ 5,000.00
AXA Premier VIP International Equity             $   514.00   $ 1,565.00     $ 2,647.00     $ 5,497.00
AXA Premier VIP Large Cap Core Equity            $   495.00   $ 1,511.00     $ 2,560.00     $ 5,343.00
AXA Premier VIP Large Cap Growth                 $   493.00   $ 1,505.00     $ 2,550.00     $ 5,326.00
AXA Premier VIP Large Cap Value                  $   492.00   $ 1,502.00     $ 2,545.00     $ 5,318.00
AXA Premier VIP Mid Cap Growth                   $   516.00   $ 1,571.00     $ 2,657.00     $ 5,514.00
AXA Premier VIP Mid Cap Value                    $   510.00   $ 1,553.00     $ 2,628.00     $ 5,463.00
AXA Premier VIP Technology                       $   524.00   $ 1,592.00     $ 2,690.00     $ 5,573.00
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   437.00   $ 1,342.00     $ 2,288.00     $ 4,852.00
EQ/Alliance Growth and Income                    $   447.00   $ 1,369.00     $ 2,333.00     $ 4,934.00
EQ/Alliance Intermediate Government Securities   $   441.00   $ 1,354.00     $ 2,308.00     $ 4,888.00
EQ/Alliance International                        $   472.00   $ 1,443.00     $ 2,451.00     $ 5,149.00
EQ/Alliance Large Cap Growth                     $   482.00   $ 1,473.00     $ 2,500.00     $ 5,237.00
EQ/Alliance Quality Bond                         $   440.00   $ 1,351.00     $ 2,303.00     $ 4,879.00
EQ/Alliance Small Cap Growth                     $   467.00   $ 1,428.00     $ 2,426.00     $ 5,104.00
EQ/Ariel Appreciation II                         $ 1,189.00   $ 3,376.00     $ 5,333.00     $ 9,375.00
EQ/Bear Stearns Small Company Growth             $   500.00   $ 1,525.00     $ 2,583.00     $ 5,384.00
EQ/Bernstein Diversified Value                   $   452.00   $ 1,385.00     $ 2,357.00     $ 4,979.00
EQ/Boston Advisors Equity Income                 $   470.00   $ 1,437.00     $ 2,441.00     $ 5,131.00
EQ/Calvert Socially Responsible                  $   471.00   $ 1,440.00     $ 2,446.00     $ 5,140.00
EQ/Capital Guardian Growth                       $   460.00   $ 1,409.00     $ 2,397.00     $ 5,051.00
EQ/Capital Guardian International                $   488.00   $ 1,488.00     $ 2,524.00     $ 5,280.00
EQ/Capital Guardian Research                     $   456.00   $ 1,397.00     $ 2,377.00     $ 5,015.00
EQ/Capital Guardian U.S. Equity                  $   456.00   $ 1,397.00     $ 2,377.00     $ 5,015.00
EQ/Caywood-Scholl High Yield Bond                $   462.00   $ 1,415.00     $ 2,407.00     $ 5,069.00
EQ/Equity 500 Index                              $   414.00   $ 1,274.00     $ 2,178.00     $ 4,648.00
EQ/Evergreen International                       $ 1,116.00   $ 3,192.00     $ 5,078.00     $ 9,080.00
EQ/Evergreen Omega                               $   461.00   $ 1,412.00     $ 2,402.00     $ 5,060.00
EQ/FI Mid Cap                                    $   461.00   $ 1,412.00     $ 2,402.00     $ 5,060.00
EQ/FI Mid Cap Value                              $   466.00   $ 1,424.00     $ 2,422.00     $ 5,095.00
EQ/GAMCO Mergers and Acquisitions                $   538.00   $ 1,634.00     $ 2,756.00     $ 5,687.00
EQ/GAMCO Small Company Value                     $   472.00   $ 1,443.00     $ 2,451.00     $ 5,149.00
EQ/International Growth                          $   494.00   $ 1,507.00     $ 2,554.00     $ 5,332.00
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                            If you annuitize at the end of the
                                                                  applicable time period
-----------------------------------------------------------------------------------------------------------
                                                     1 year       3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   851.00   $ 1,876.00     $ 2,934.00     $ 5,737.00
AXA Conservative Allocation                      $   819.00   $ 1,785.00     $ 2,788.00     $ 5,475.00
AXA Conservative-Plus Allocation                 $   822.00   $ 1,794.00     $ 2,802.00     $ 5,501.00
AXA Moderate Allocation                          $   828.00   $ 1,809.00     $ 2,827.00     $ 5,545.00
AXA Moderate-Plus Allocation                     $   841.00   $ 1,848.00     $ 2,890.00     $ 5,659.00
AXA Premier VIP Aggressive Equity                $   809.00   $ 1,754.00     $ 2,739.00     $ 5,386.00
AXA Premier VIP Core Bond                        $   807.00   $ 1,748.00     $ 2,729.00     $ 5,368.00
AXA Premier VIP Health Care                      $   880.00   $ 1,960.00     $ 3,069.00     $ 5,973.00
AXA Premier VIP High Yield                       $   804.00   $ 1,742.00     $ 2,719.00     $ 5,350.00
AXA Premier VIP International Equity             $   864.00   $ 1,915.00     $ 2,997.00     $ 5,847.00
AXA Premier VIP Large Cap Core Equity            $   845.00   $ 1,861.00     $ 2,910.00     $ 5,693.00
AXA Premier VIP Large Cap Growth                 $   843.00   $ 1,855.00     $ 2,900.00     $ 5,676.00
AXA Premier VIP Large Cap Value                  $   842.00   $ 1,852.00     $ 2,895.00     $ 5,668.00
AXA Premier VIP Mid Cap Growth                   $   866.00   $ 1,921.00     $ 3,007.00     $ 5,864.00
AXA Premier VIP Mid Cap Value                    $   860.00   $ 1,903.00     $ 2,978.00     $ 5,813.00
AXA Premier VIP Technology                       $   874.00   $ 1,942.00     $ 3,040.00     $ 5,923.00
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   787.00   $ 1,692.00     $ 2,638.00     $ 5,202.00
EQ/Alliance Growth and Income                    $   797.00   $ 1,719.00     $ 2,683.00     $ 5,284.00
EQ/Alliance Intermediate Government Securities   $   791.00   $ 1,704.00     $ 2,658.00     $ 5,238.00
EQ/Alliance International                        $   822.00   $ 1,793.00     $ 2,801.00     $ 5,499.00
EQ/Alliance Large Cap Growth                     $   832.00   $ 1,823.00     $ 2,850.00     $ 5,587.00
EQ/Alliance Quality Bond                         $   790.00   $ 1,701.00     $ 2,653.00     $ 5,229.00
EQ/Alliance Small Cap Growth                     $   817.00   $ 1,778.00     $ 2,776.00     $ 5,454.00
EQ/Ariel Appreciation II                         $ 1,539.00   $ 3,726.00     $ 5,683.00     $ 9,725.00
EQ/Bear Stearns Small Company Growth             $   850.00   $ 1,875.00     $ 2,933.00     $ 5,734.00
EQ/Bernstein Diversified Value                   $   802.00   $ 1,735.00     $ 2,707.00     $ 5,329.00
EQ/Boston Advisors Equity Income                 $   820.00   $ 1,787.00     $ 2,791.00     $ 5,481.00
EQ/Calvert Socially Responsible                  $   821.00   $ 1,790.00     $ 2,796.00     $ 5,490.00
EQ/Capital Guardian Growth                       $   810.00   $ 1,759.00     $ 2,747.00     $ 5,401.00
EQ/Capital Guardian International                $   838.00   $ 1,838.00     $ 2,874.00     $ 5,630.00
EQ/Capital Guardian Research                     $   806.00   $ 1,747.00     $ 2,727.00     $ 5,365.00
EQ/Capital Guardian U.S. Equity                  $   806.00   $ 1,747.00     $ 2,727.00     $ 5,365.00
EQ/Caywood-Scholl High Yield Bond                $   812.00   $ 1,765.00     $ 2,757.00     $ 5,419.00
EQ/Equity 500 Index                              $   764.00   $ 1,624.00     $ 2,528.00     $ 4,998.00
EQ/Evergreen International                       $ 1,466.00   $ 3,542.00     $ 5,428.00     $ 9,430.00
EQ/Evergreen Omega                               $   811.00   $ 1,762.00     $ 2,752.00     $ 5,410.00
EQ/FI Mid Cap                                    $   811.00   $ 1,762.00     $ 2,752.00     $ 5,410.00
EQ/FI Mid Cap Value                              $   816.00   $ 1,774.00     $ 2,772.00     $ 5,445.00
EQ/GAMCO Mergers and Acquisitions                $   888.00   $ 1,984.00     $ 3,106.00     $ 6,037.00
EQ/GAMCO Small Company Value                     $   822.00   $ 1,793.00     $ 2,801.00     $ 5,499.00
EQ/International Growth                          $   844.00   $ 1,857.00     $ 2,904.00     $ 5,682.00
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                  If you do not surrender your contract at the
                                                                  end of the
                                                            applicable time period
-----------------------------------------------------------------------------------------------------------
                                                     1 year        3 years        5 years        10 years
-----------------------------------------------------------------------------------------------------------
 AXA PREMIER VIP TRUST:
-----------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   501.00    $ 1,526.00     $ 2,584.00     $ 5,387.00
AXA Conservative Allocation                      $   469.00    $ 1,435.00     $ 2,438.00     $ 5,125.00
AXA Conservative-Plus Allocation                 $   472.00    $ 1,444.00     $ 2,452.00     $ 5,151.00
AXA Moderate Allocation                          $   478.00    $ 1,459.00     $ 2,477.00     $ 5,195.00
AXA Moderate-Plus Allocation                     $   491.00    $ 1,498.00     $ 2,540.00     $ 5,309.00
AXA Premier VIP Aggressive Equity                $   459.00    $ 1,404.00     $ 2,389.00     $ 5,036.00
AXA Premier VIP Core Bond                        $   457.00    $ 1,398.00     $ 2,379.00     $ 5,018.00
AXA Premier VIP Health Care                      $   530.00    $ 1,610.00     $ 2,719.00     $ 5,623.00
AXA Premier VIP High Yield                       $   454.00    $ 1,392.00     $ 2,369.00     $ 5,000.00
AXA Premier VIP International Equity             $   514.00    $ 1,565.00     $ 2,647.00     $ 5,497.00
AXA Premier VIP Large Cap Core Equity            $   495.00    $ 1,511.00     $ 2,560.00     $ 5,343.00
AXA Premier VIP Large Cap Growth                 $   493.00    $ 1,505.00     $ 2,550.00     $ 5,326.00
AXA Premier VIP Large Cap Value                  $   492.00    $ 1,502.00     $ 2,545.00     $ 5,318.00
AXA Premier VIP Mid Cap Growth                   $   516.00    $ 1,571.00     $ 2,657.00     $ 5,514.00
AXA Premier VIP Mid Cap Value                    $   510.00    $ 1,553.00     $ 2,628.00     $ 5,463.00
AXA Premier VIP Technology                       $   524.00    $ 1,592.00     $ 2,690.00     $ 5,573.00
-----------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
-----------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   437.00    $ 1,342.00     $ 2,288.00     $ 4,852.00
EQ/Alliance Growth and Income                    $   447.00    $ 1,369.00     $ 2,333.00     $ 4,934.00
EQ/Alliance Intermediate Government Securities   $   441.00    $ 1,354.00     $ 2,308.00     $ 4,888.00
EQ/Alliance International                        $   472.00    $ 1,443.00     $ 2,451.00     $ 5,149.00
EQ/Alliance Large Cap Growth                     $   482.00    $ 1,473.00     $ 2,500.00     $ 5,237.00
EQ/Alliance Quality Bond                         $   440.00    $ 1,351.00     $ 2,303.00     $ 4,879.00
EQ/Alliance Small Cap Growth                     $   467.00    $ 1,428.00     $ 2,426.00     $ 5,104.00
EQ/Ariel Appreciation II                         $ 1,189.00    $ 3,376.00     $ 5,333.00     $ 9,375.00
EQ/Bear Stearns Small Company Growth             $   500.00    $ 1,525.00     $ 2,583.00     $ 5,384.00
EQ/Bernstein Diversified Value                   $   452.00    $ 1,385.00     $ 2,357.00     $ 4,979.00
EQ/Boston Advisors Equity Income                 $   470.00    $ 1,437.00     $ 2,441.00     $ 5,131.00
EQ/Calvert Socially Responsible                  $   471.00    $ 1,440.00     $ 2,446.00     $ 5,140.00
EQ/Capital Guardian Growth                       $   460.00    $ 1,409.00     $ 2,397.00     $ 5,051.00
EQ/Capital Guardian International                $   488.00    $ 1,488.00     $ 2,524.00     $ 5,280.00
EQ/Capital Guardian Research                     $   456.00    $ 1,397.00     $ 2,377.00     $ 5,015.00
EQ/Capital Guardian U.S. Equity                  $   456.00    $ 1,397.00     $ 2,377.00     $ 5,015.00
EQ/Caywood-Scholl High Yield Bond                $   462.00    $ 1,415.00     $ 2,407.00     $ 5,069.00
EQ/Equity 500 Index                              $   414.00    $ 1,274.00     $ 2,178.00     $ 4,648.00
EQ/Evergreen International                       $ 1,116.00    $ 3,192.00     $ 5,078.00     $ 9,080.00
EQ/Evergreen Omega                               $   461.00    $ 1,412.00     $ 2,402.00     $ 5,060.00
EQ/FI Mid Cap                                    $   461.00    $ 1,412.00     $ 2,402.00     $ 5,060.00
EQ/FI Mid Cap Value                              $   466.00    $ 1,424.00     $ 2,422.00     $ 5,095.00
EQ/GAMCO Mergers and Acquisitions                $   538.00    $ 1,634.00     $ 2,756.00     $ 5,687.00
EQ/GAMCO Small Company Value                     $   472.00    $ 1,443.00     $ 2,451.00     $ 5,149.00
EQ/International Growth                          $   494.00    $ 1,507.00     $ 2,554.00     $ 5,332.00
-----------------------------------------------------------------------------------------------------------


                                                                    Fee table 17


---------------------------------------------------------------------------------------------------------
                                                If you surrender your contract at the end of the
                                                             applicable time period
---------------------------------------------------------------------------------------------------------
                                                1 year       3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                    $  485.00   $ 1,479.00     $ 2,510.00     $ 5,254.00
EQ/JPMorgan Core Bond                        $  434.00   $ 1,333.00     $ 2,273.00     $ 4,824.00
EQ/JPMorgan Value Opportunities              $  453.00   $ 1,388.00     $ 2,362.00     $ 4,988.00
EQ/Lazard Small Cap Value                    $  466.00   $ 1,424.00     $ 2,422.00     $ 5,095.00
EQ/Legg Mason Value Equity                   $  765.00   $ 2,268.00     $ 3,738.00     $ 7,277.00
EQ/Long Term Bond                            $  446.00   $ 1,366.00     $ 2,328.00     $ 4,925.00
EQ/Lord Abbett Growth and Income             $  540.00   $ 1,640.00     $ 2,765.00     $ 5,704.00
EQ/Lord Abbett Large Cap Core                $  581.00   $ 1,756.00     $ 2,950.00     $ 6,019.00
EQ/Lord Abbett Mid Cap Value                 $  490.00   $ 1,495.00     $ 2,534.00     $ 5,298.00
EQ/Marsico Focus                             $  479.00   $ 1,464.00     $ 2,485.00     $ 5,210.00
EQ/Mercury Basic Value Equity                $  448.00   $ 1,372.00     $ 2,338.00     $ 4,943.00
EQ/Mercury International Value               $  488.00   $ 1,488.00     $ 2,524.00     $ 5,280.00
EQ/MFS Emerging Growth Companies             $  457.00   $ 1,400.00     $ 2,382.00     $ 5,024.00
EQ/MFS Investors Trust                       $  456.00   $ 1,397.00     $ 2,377.00     $ 5,015.00
EQ/Money Market                              $  424.00   $ 1,302.00     $ 2,223.00     $ 4,732.00
EQ/Montag & Caldwell Growth                  $  470.00   $ 1,437.00     $ 2,441.00     $ 5,131.00
EQ/PIMCO Real Return                         $  457.00   $ 1,400.00     $ 2,382.00     $ 5,024.00
EQ/Short Duration Bond                       $  435.00   $ 1,336.00     $ 2,278.00     $ 4,833.00
EQ/Small Company Index                       $  417.00   $ 1,283.00     $ 2,193.00     $ 4,676.00
EQ/TCW Equity                                $  475.00   $ 1,452.00     $ 2,466.00     $ 5,175.00
EQ/UBS Growth and Income                     $  473.00   $ 1,446.00     $ 2,456.00     $ 5,157.00
EQ/Van Kampen Comstock                       $  483.00   $ 1,476.00     $ 2,505.00     $ 5,245.00
EQ/Van Kampen Emerging Markets Equity        $  545.00   $ 1,655.00     $ 2,789.00     $ 5,745.00
EQ/Van Kampen Mid Cap Growth                 $  535.00   $ 1,625.00     $ 2,742.00     $ 5,662.00
EQ/Wells Fargo Montgomery Small Cap          $  703.00   $ 2,098.00     $ 3,479.00     $ 6,880.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity $1,027.00   $ 2,964.00     $ 4,758.00     $ 8,688.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                  $  638.00   $ 1,917.00     $ 3,201.00     $ 6,435.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                          If you annuitize at the end of the
                                                                applicable time period
-----------------------------------------------------------------------------------------------------------
                                                   1 year       3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                      $   835.00   $ 1,829.00     $ 2,860.00     $ 5,604.00
EQ/JPMorgan Core Bond                          $   784.00   $ 1,683.00     $ 2,623.00     $ 5,174.00
EQ/JPMorgan Value Opportunities                $   803.00   $ 1,738.00     $ 2,712.00     $ 5,338.00
EQ/Lazard Small Cap Value                      $   816.00   $ 1,774.00     $ 2,772.00     $ 5,445.00
EQ/Legg Mason Value Equity                     $ 1,115.00   $ 2,618.00     $ 4,088.00     $ 7,627.00
EQ/Long Term Bond                              $   796.00   $ 1,716.00     $ 2,678.00     $ 5,275.00
EQ/Lord Abbett Growth and Income               $   890.00   $ 1,990.00     $ 3,115.00     $ 6,054.00
EQ/Lord Abbett Large Cap Core                  $   931.00   $ 2,106.00     $ 3,300.00     $ 6,369.00
EQ/Lord Abbett Mid Cap Value                   $   840.00   $ 1,845.00     $ 2,884.00     $ 5,648.00
EQ/Marsico Focus                               $   829.00   $ 1,814.00     $ 2,835.00     $ 5,560.00
EQ/Mercury Basic Value Equity                  $   798.00   $ 1,722.00     $ 2,688.00     $ 5,293.00
EQ/Mercury International Value                 $   838.00   $ 1,838.00     $ 2,874.00     $ 5,630.00
EQ/MFS Emerging Growth Companies               $   807.00   $ 1,750.00     $ 2,732.00     $ 5,374.00
EQ/MFS Investors Trust                         $   806.00   $ 1,747.00     $ 2,727.00     $ 5,365.00
EQ/Money Market                                $   774.00   $ 1,652.00     $ 2,573.00     $ 5,082.00
EQ/Montag & Caldwell Growth                    $   820.00   $ 1,787.00     $ 2,791.00     $ 5,481.00
EQ/PIMCO Real Return                           $   807.00   $ 1,750.00     $ 2,732.00     $ 5,374.00
EQ/Short Duration Bond                         $   785.00   $ 1,686.00     $ 2,628.00     $ 5,183.00
EQ/Small Company Index                         $   767.00   $ 1,633.00     $ 2,543.00     $ 5,026.00
EQ/TCW Equity                                  $   825.00   $ 1,802.00     $ 2,816.00     $ 5,525.00
EQ/UBS Growth and Income                       $   823.00   $ 1,796.00     $ 2,806.00     $ 5,507.00
EQ/Van Kampen Comstock                         $   833.00   $ 1,826.00     $ 2,855.00     $ 5,595.00
EQ/Van Kampen Emerging Markets Equity          $   895.00   $ 2,005.00     $ 3,139.00     $ 6,095.00
EQ/Van Kampen Mid Cap Growth                   $   885.00   $ 1,975.00     $ 3,092.00     $ 6,012.00
EQ/Wells Fargo Montgomery Small Cap            $ 1,053.00   $ 2,448.00     $ 3,829.00     $ 7,230.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity   $ 1,377.00   $ 3,314.00     $ 5,108.00     $ 9,038.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                    $   988.00   $ 2,267.00     $ 3,551.00     $ 6,785.00
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
                                                 If you do not surrender your contract at
                                                          applicable time period
                                            1 year       3 years         5 years        10 years
---------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
 EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                     $   485.00   $ 1,479.00      $ 2,510.00     $ 5,254.00
EQ/JPMorgan Core Bond                         $   434.00   $ 1,333.00      $ 2,273.00     $ 4,824.00
EQ/JPMorgan Value Opportunities               $   453.00   $ 1,388.00      $ 2,362.00     $ 4,988.00
EQ/Lazard Small Cap Value                     $   466.00   $ 1,424.00      $ 2,422.00     $ 5,095.00
EQ/Legg Mason Value Equity                    $   765.00   $ 2,268.00      $ 3,738.00     $ 7,277.00
EQ/Long Term Bond                             $   446.00   $ 1,366.00      $ 2,328.00     $ 4,925.00
EQ/Lord Abbett Growth and Income              $   540.00   $ 1,640.00      $ 2,765.00     $ 5,704.00
EQ/Lord Abbett Large Cap Core                 $   581.00   $ 1,756.00      $ 2,950.00     $ 6,019.00
EQ/Lord Abbett Mid Cap Value                  $   490.00   $ 1,495.00      $ 2,534.00     $ 5,298.00
EQ/Marsico Focus                              $   479.00   $ 1,464.00      $ 2,485.00     $ 5,210.00
EQ/Mercury Basic Value Equity                 $   448.00   $ 1,372.00      $ 2,338.00     $ 4,943.00
EQ/Mercury International Value                $   488.00   $ 1,488.00      $ 2,524.00     $ 5,280.00
EQ/MFS Emerging Growth Companies              $   457.00   $ 1,400.00      $ 2,382.00     $ 5,024.00
EQ/MFS Investors Trust                        $   456.00   $ 1,397.00      $ 2,377.00     $ 5,015.00
EQ/Money Market                               $   424.00   $ 1,302.00      $ 2,223.00     $ 4,732.00
EQ/Montag & Caldwell Growth                   $   470.00   $ 1,437.00      $ 2,441.00     $ 5,131.00
EQ/PIMCO Real Return                          $   457.00   $ 1,400.00      $ 2,382.00     $ 5,024.00
EQ/Short Duration Bond                        $   435.00   $ 1,336.00      $ 2,278.00     $ 4,833.00
EQ/Small Company Index                        $   417.00   $ 1,283.00      $ 2,193.00     $ 4,676.00
EQ/TCW Equity                                 $   475.00   $ 1,452.00      $ 2,466.00     $ 5,175.00
EQ/UBS Growth and Income                      $   473.00   $ 1,446.00      $ 2,456.00     $ 5,157.00
EQ/Van Kampen Comstock                        $   483.00   $ 1,476.00      $ 2,505.00     $ 5,245.00
EQ/Van Kampen Emerging Markets Equity         $   545.00   $ 1,655.00      $ 2,789.00     $ 5,745.00
EQ/Van Kampen Mid Cap Growth                  $   535.00   $ 1,625.00      $ 2,742.00     $ 5,662.00
EQ/Wells Fargo Montgomery Small Cap           $   703.00   $ 2,098.00      $ 3,479.00     $ 6,880.00
---------------------------------------------------------------------------------------------------------
 LAUDUS VARIABLE INSURANCE TRUST:
---------------------------------------------------------------------------------------------------------
Laudus Rosenberg VIT Value Long/Short Equity  $ 1,027.00   $ 2,964.00      $ 4,758.00     $ 8,688.00
---------------------------------------------------------------------------------------------------------
 THE UNIVERSAL INSTITUTIONAL FUNDS, INC.:
---------------------------------------------------------------------------------------------------------
U.S. Real Estate - Class II                   $   638.00   $ 1,917.00      $ 3,201.00     $ 6,435.00
---------------------------------------------------------------------------------------------------------


18 Fee table

CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this Prospectus for the unit values and the number of units outstanding as of the end of the periods shown for each of the variable investment options available as of December 31, 2005.


                                                                    Fee table 19

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

You may purchase a contract by making payments to us that we call "contributions." We require a minimum initial contribution of $25,000 for you to purchase a contract. You may make additional contributions of at least $500 each for NQ and Rollover TSA contracts and $50 for Rollover IRA and Roth Conversion contracts and $1000 for Inherited IRA contracts, subject to limitations noted below. The following table summarizes our rules regarding contributions to your contract. All ages in the table refer to the age of the annuitant named in the contract.


We may refuse to accept any contribution if the sum of all contributions under all Accumulator(R) series contracts with the same owner or annuitant would then total more than $1,500,000 ($500,000 for owners or annuitants who are ages 81 and older at contract issue). We may also refuse to accept any contribution if the sum of all contributions under all AXA Equitable annuity accumulation contracts with the same owner or annuitant would then total more than $2,500,000. We reserve the right to limit aggregate contributions made after the first contract year to 150% of first-year contributions. We may accept less than the minimum initial contribution under a contract if an aggregate amount of contracts purchased at the same time by an individual (including spouse) meets the minimum.


--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                Available
Contract       for annuitant                                                      Limitations on
type           issue ages       Source of contributions                          contributions+

------------------------------------------------------------------------------------------------------------------------------------
NQ             0 through 85    o After-tax money.                                o No additional contributions after attainment
                                                                                   of age 86 or, if later, the first contract anni-
                               o Paid to us by check or transfer of contract       versary.*
                                 value in a tax-deferred exchange under Section
                                 1035 of the Internal Revenue Code.
------------------------------------------------------------------------------------------------------------------------------------
Rollover IRA   20 through 85   o Eligible rollover distributions from TSA con-   o No rollover or direct transfer contributions
                                 tracts or other 403(b) arrangements,              after attainment of age 86 or, if later, the
                                 qualified plans, and governmental employer        first contract anniversary.*
                                 457(b) plans.
                                                                                 o Contributions after age 70-1/2 must be net of
                               o Rollovers from another traditional individual     required minimum distributions.
                                 retirement arrangement.
                                                                                 o Although we accept regular IRA
                               o Direct custodian-to-custodian transfers from      contributions (limited to $4,000 for 2006
                                 another traditional individual retirement         and 2007) under the Rollover IRA contracts,
                                 arrangement.                                      we intend that this contract be used prima-
                                                                                   rily for rollover and direct transfer
                               o Regular IRA contributions.                        contributions.

                               o Additional "catch-up" contributions.            o Additional catch-up contributions of up to
                                                                                   $1000 can be made for calendar years 2006 and
                                                                                   2007 where the owner is at least age 50 but
                                                                                   under age 70-1/2 at any time during the
                                                                                   calendar year for which the contribution is
                                                                                   made.
------------------------------------------------------------------------------------------------------------------------------------


20 Contract features and benefits


---------------------------------------
                   Available
Contract           for annuitant
type               issue ages
---------------------------------------
Roth Conversion    20 through 85
IRA



---------------------------------------
Rollover TSA       20 through 85


---------------------------------------
Inherited IRA      0-70
Beneficiary
Continuation
Contract
(traditional IRA
or Roth IRA)
---------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Contract                                                           Limitations on
type                Source of contributions                        contributions(+)
------------------------------------------------------------------------------------------------------------------------------
Roth Conversion    o Rollovers from another Roth IRA.              o No additional rollover or direct transfer con-
IRA                                                                  tributions after attainment of age 86 or, if
                   o Rollovers from a "designated Roth contribu-     later, the first contract anniversary.*
                     tion account" under a 401(k) plan or 403(b)
                     arrangement.                                  o Conversion rollovers after age 70-1/2 must be net of
                                                                     required minimum distributions for the
                   o Conversion rollovers from a traditional IRA.    traditional IRA you are rolling over.

                   o Direct transfers from another Roth IRA.       o You cannot roll over funds from a traditional
                                                                     IRA if your adjusted gross income is $100,000 or more.
                   o Regular Roth IRA contributions.
                                                                   o Although we accept regular Roth IRA contri-
                   o Additional catch-up contributions.              butions (limited to $4,000 for 2006 and 2007)
                                                                     under the Roth IRA contracts, we intend that
                                                                     this contract be used primarily for rollover
                                                                     and direct transfer contributions.

                                                                   o Additional catch-up contributions of up to
                                                                     $1,000 can be made for calendar years 2006
                                                                     and 2007 where the owner is at least age 50
                                                                     at any time during the calendar year for
                                                                     which the contribution is made.
------------------------------------------------------------------------------------------------------------------------------
Rollover TSA       o Direct transfers of pre-tax funds from        o No additional rollover or direct transfer con-
                     another contract or arrangement under           tributions after attainment of age 86 or, if
                     Section 403(b) of the Internal Revenue          later, the first contract anniversary.*
                     Code, complying with IRS Revenue
                     Ruling 90-24.                                 o Rollover or direct transfer contributions after
                                                                     age 70-1/2 must be net of any required mini-
                   o Eligible rollover distributions of pre-tax      mum distributions.
                     funds from other 403(b) plans. Subsequent
                     contributions may also be rollovers from      o We do not accept employer-remitted
                     qualified plans, governmental employer          contributions.
                     457(b) plans and traditional IRAs.
------------------------------------------------------------------------------------------------------------------------------
Inherited IRA      o Direct custodian-to-custodian transfers of    o Any additional contributions must be from
Beneficiary          your interest as a death beneficiary of the     the same type of IRA of the same deceased
Continuation         deceased owner's traditional individual         owner.
Contract             retirement arrangement or Roth IRA to an
(traditional IRA     IRA of the same type.
or Roth IRA)
------------------------------------------------------------------------------------------------------------------------------



+ If you purchase Guaranteed principal benefit option 2, no contributions are permitted after the six month period beginning on the contract date.


* For Pennsylvania contracts, please see Appendix VII later in this Prospectus for state variations.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and certain contribution limitations. For information on when contributions are credited under your contract see "Dates and prices at which contract events occur" in "More information" later in this Prospectus.

                                               Contract features and benefits 21

OWNER AND ANNUITANT REQUIREMENTS

Under NQ contracts, the annuitant can be different from the owner. We do not permit partnerships or limited liability corporations to be owners. We also reserve the right to prohibit availability of this contract to other non-natural owners. Only natural persons can be joint owners. In general, we will not permit a contract to be owned by a minor unless it is pursuant to the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act in your state. If the Spousal protection feature is elected, the spouses must be joint owners, one of the spouses must be the annuitant and both must be named as the only primary beneficiaries.

Under all IRA and Rollover TSA contracts, the owner and annuitant must be the same person. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant. This option may not be available under your contract. See Inherited IRA beneficiary continuation contract later in this section for Inherited IRA owner and annuitant requirements.


--------------------------------------------------------------------------------
A "participant" is an individual who is currently, or was formerly, participating in an eligible employer's TSA plan.
--------------------------------------------------------------------------------


HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank, in U.S. dollars, and made payable to AXA Equitable. We may also apply contributions made pursuant to a Section 1035 tax-free exchange or a direct transfer. We do not accept third-party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form.

For your convenience, we will accept initial and additional contributions by wire transmittal from certain broker-dealers who have agreements with us for this purpose, including circumstances under which such contributions are considered received by us when your order is taken by such broker-dealers. Additional contributions may also be made under our automatic investment program. These methods of payment are discussed in detail in "More information" later in this Prospectus.


Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will hold the contribution, whether received via check or wire, in a non-interest bearing suspense account while we try to obtain this information. If we are unable to obtain all of the information we require within five business days after we receive an incomplete application or form, we will inform the financial professional submitting the application on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.


--------------------------------------------------------------------------------
Our "business day" is generally any day the New York Stock Exchange is open for trading and generally ends at 4:00 p.m. Eastern Time. A business day does not include a day we choose not to open due to emergency conditions. We may also close early due to emergency conditions.
--------------------------------------------------------------------------------

WHAT ARE YOUR INVESTMENT OPTIONS UNDER THE CONTRACT?


You can choose from among the variable investment options, the guaranteed interest option and the fixed maturity options.


VARIABLE INVESTMENT OPTIONS


Your investment results in any one of the variable investment options will depend on the investment performance of the underlying portfolios. You can lose your principal when investing in the variable investment options. In periods of poor market performance, the net return, after charges and expenses, may result in negative yields, including for the EQ/Money Market variable investment option. Listed below are the currently available portfolios, their investment objectives and their advisers.


22  Contract features and benefits

PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain funds that are purchased directly rather than under a variable insurance product such as the Accumulator(R) Select(SM) contract. These portfolios may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios.



------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
Portfolio Name                 Objective                                                  Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
------------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY                                                                                  o Legg Mason Capital Management, Inc
                                                                                         o MFS Investment Management
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.     o Pacific Investment Management Company LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company LLC
                              income and capital appreciation.                           o Post Advisory Group, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY                                                                    o J.P. Morgan Investment Management Inc.
                                                                                         o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 CORE EQUITY                                                                             o Janus Capital Management LLC
                                                                                         o Thornburg Investment Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP     Long-term growth of capital.                               o AllianceBernstein L.P.
 GROWTH                                                                                  o RCM Capital Management LLC
                                                                                         o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 23


------------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Trust
Portfolio Name                    Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE                                                                                   o Institutional Capital Corporation
                                                                                         o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH                                                                                  o Franklin Advisers, Inc.
                                                                                         o Provident Investment Counsel, Inc.
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC
                                                                                         o TCW Investment Management Company
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                            o Firsthand Capital Management, Inc.
                                                                                         o RCM Capital Management LLC
                                                                                         o Wellington Management Company, LLP
------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name                    Objective                                               Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                 moderate risk to capital.
------------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                             o AllianceBernstein L.P.
------------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve an  o Boston Advisors, LLC
 INCOME                          above-average and consistent total return.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH       Seeks long-term growth of capital.                      o Capital Guardian Trust Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              To achieve long-term growth of capital.                 o Capital Guardian Trust Company
 INTERNATIONAL
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN              Seeks to achieve long-term growth of capital.           o Capital Guardian Trust Company
 RESEARCH
------------------------------------------------------------------------------------------------------------------------------------


24 Contract features and benefits

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name                  Objective                                                Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.       Seeks to achieve long-term growth of capital.            o Capital Guardian Trust Company
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH         Seeks to maximize current income.                        o Caywood-Scholl Capital Management
 YIELD BOND
------------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX            Seeks a total return before expenses that approximates   o AllianceBernstein L.P.
                               the total return performance of the S&P 500 Index,
                               including reinvestment of dividends, at a risk level
                               consistent with that of the S&P 500 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL     Seeks capital growth and current income.                 o Evergreen Investment Management Com-
 BOND                                                                                     pany, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA             Seeks long-term capital growth.                          o Evergreen Investment Management
                                                                                          Company, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                  Seeks long-term growth of capital.                       o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE            Seeks long-term capital appreciation.                    o Fidelity Management & Research Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH        Seeks to achieve capital appreciation.                   o MFS Investment Management
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND           Seeks to achieve capital appreciation.                   o GAMCO Asset Management Inc.
 ACQUISITIONS
------------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY         Seeks to maximize capital appreciation.                  o GAMCO Asset Management Inc.
 VALUE
------------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH      Seeks long-term growth of capital.                       o Janus Capital Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND          Seeks to provide a high total return                     o J.P. Morgan Investment Management Inc.
                               consistent with mod- erate risk to capital and
                               maintenance of liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE              Long-term capital appreciation.                          o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
------------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE      Seeks capital appreciation.                              o Lazard Asset Management LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY     Seeks long-term growth of capital.                       o Legg Mason Capital Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND              Seeks to maximize income and capital appreciation        o Mercury Advisors
                               through investment in long-maturity debt obligations.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND      Capital appreciation and growth of income without        o Lord, Abbett & Co. LLC
 INCOME                        excessive fluctuation in market value.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP       Capital appreciation and growth of income with reason-   o Lord, Abbett & Co. LLC
 CORE                          able risk.
------------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE   Capital appreciation.                                    o Lord, Abbett & Co. LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS               Seeks long-term growth of capital.                       o Marsico Capital Management, LLC
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE         Seeks capital appreciation and secondarily, income.      o Mercury Advisors
 EQUITY
------------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL       Seeks to provide current income and long-term growth of  o Merrill Lynch Investment Managers Interna-
 VALUE                         income, accompanied by growth of capital.                  tional Limited
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH         Seeks to provide long-term capital growth.               o MFS Investment Management
 COMPANIES
------------------------------------------------------------------------------------------------------------------------------------


                                               Contract features and benefits 25

------------------------------------------------------------------------------------------------------------------------------------
 EQ Advisors Trust
Portfolio Name                  Objective                                                   Adviser(s)
------------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST         Seeks long-term growth of capital                           o MFS Investment Management
                               with a secondary objective to seek reasonable
                               current income. For purposes of this Portfolio,
                               the words "reasonable current income" mean
                               moderate income.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET                Seeks to obtain a high level of current                     o The Dreyfus Corporation
                               income, preserve its assets and maintain
                               liquidity.
------------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL           Seeks to achieve capital appreciation.                      o Montag & Caldwell, Inc.
 GROWTH
------------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN           Seeks maximum real return consistent                        o Pacific Investment Management Company,
                               with preservation of real capital and prudent                 LLC
                               investment management.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND         Seeks current income with reduced volatility of             o Mercury Advisors
                               principal.
------------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX         Seeks to replicate as closely as possible (before the       o AllianceBernstein L.P.
                               deduction of portfolio expenses) the total return
                               of the Russell 2000 Index.
------------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY                  Seeks to achieve long-term capital appreciation.            o TCW Investment Management Company
------------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME       Seeks to achieve total return through capital appreciation  o UBS Global Asset Management
                               with income as a secondary consideration.                     (Americas) Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK         Capital growth and income.                                  o Morgan Stanley Investment
                                                                                             Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING         Seeks long-term capital appreciation.                       o Morgan Stanley Investment
 MARKETS EQUITY                                                                              Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP          Capital growth.                                             o Morgan Stanley Investment
 GROWTH                                                                                      Management Inc.
------------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY      Seeks long-term capital appreciation.                       o Wells Capital Management Inc.
 SMALL CAP
------------------------------------------------------------------------------------------------------------------------------------
 Laudus Variable
Insurance Trust
Portfolio Name                  Objective                                                   Investment Manager/Adviser
------------------------------------------------------------------------------------------------------------------------------------
LAUDUS ROSENBERG VIT VALUE     Seeks to increase the value of your investment in bull      o Charles Schwab Investment Management,
LONG/SHORT EQUITY              markets and bear markets through strategies that are          Inc.
                               designed to have limited exposure to general equity
                               market risk.                                                o AXA Rosenberg Investment
                                                                                             Management LLC
------------------------------------------------------------------------------------------------------------------------------------
 The Universal Institutional
Funds, Inc.
Portfolio Name                  Objective                                                   Investment Manager
------------------------------------------------------------------------------------------------------------------------------------
U.S. REAL ESTATE -- CLASS II   Seeks to provide above average current income and long-     o Van Kampen (is the name under which
                               term capital appreciation by investing primarily in equity    Morgan Stanley Investment Management
                               securities of companies in the U.S. real estate               Inc. does business in certain
                               industry, including real estate investment trusts.            situations)
------------------------------------------------------------------------------------------------------------------------------------


You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this Prospectus, you may call one of our customer service representatives at 1-800-789-7771.

26 Contract features and benefits

GUARANTEED INTEREST OPTION

The guaranteed interest option is part of our general account and pays interest at guaranteed rates. We discuss our general account under "More information" later in this Prospectus.

We assign an interest rate to each amount allocated to the guaranteed interest option. This rate is guaranteed for a specified period. Therefore, different interest rates may apply to different amounts in the guaranteed interest option.

We credit interest daily to amounts in the guaranteed interest option. There are three levels of interest in effect at the same time in the guaranteed interest option:

(1) the minimum interest rate guaranteed over the life of the contract,

(2) the yearly guaranteed interest rate for the calendar year, and

(3) the current interest rate.

We set current interest rates periodically, according to our procedures that we have in effect at the time. We reserve the right to change these procedures. All interest rates are effective annual rates, but before deduction of annual administrative charges and any optional benefit charges. See Appendix VII later in this Prospectus for state variations.


Depending on the state where your contract is issued, your lifetime minimum rate ranges from 1.00% to 3.00%. The data page for your contract shows the lifetime minimum rate. Check with your financial professional as to which rate applies in your state.The minimum yearly rate will never be less than the lifetime minimum rate. The minimum yearly rate for 2006 is 3.00%. Current interest rates will never be less than the yearly guaranteed interest rate.


Generally, contributions and transfers into and out of the guaranteed interest option are limited. See "Transferring your money among the investment options" later in this Prospectus for restrictions on transfers to and from the guaranteed interest option.

FIXED MATURITY OPTIONS


We offer fixed maturity options with maturity dates ranging from one to ten years. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied the rate to maturity is 3%. This means that, at any given time, we may not offer fixed maturity options with all ten possible maturity dates. You can allocate your contributions to one or more of these fixed maturity options, however, you may not have more than 12 different maturities running during any contract year. This limit includes any maturities that have had any allocation or transfers even if the entire amount is withdrawn or transferred during the contract year. These amounts become part of a non-unitized separate account. They will accumulate interest at the "rate to maturity" for each fixed maturity option. The total amount you allocate to and accumulate in each fixed maturity option is called the "fixed maturity amount." The fixed maturity options are not available in all states. Check with your financial professional or see Appendix VII later in this Prospectus to see if fixed maturity options are available in your state.


--------------------------------------------------------------------------------
Fixed maturity options range from one to ten years to maturity.
--------------------------------------------------------------------------------

Under the Special 10 year fixed maturity option (which is available only under GPB Option 2), additional contributions will have the same maturity date as your initial contribution (see "the Guaranteed Principal benefits" below.) The rate to maturity you will receive for each additional contribution is the rate to maturity in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution.

On the maturity date of a fixed maturity option your fixed maturity amount, assuming you have not made any withdrawals or transfers, will equal your contribution to that fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of the calculation. This is the fixed maturity option's "maturity value." Before maturity, the current value we will report for your fixed maturity amounts will reflect a market value adjustment. Your current value will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amounts on the date of the report. We call this your "market adjusted amount."

FIXED MATURITY OPTIONS AND MATURITY DATES. We offer fixed maturity options with maturity dates ranging from one to ten years. Not all of these fixed maturity options will be available for annuitant ages 76 and older. See "Allocating your contributions" below.

Each new contribution is applied to a new fixed maturity option. When you apply for an Accumulator(R) Select(SM) contract, a 60-day rate lock-in will apply from the date the application is signed. Any contributions received and designated for a fixed maturity option during this period will receive the then current fixed maturity option rate or the rate that was in effect on the date that the application was signed, whichever is greater. There is no rate lock available for subsequent contributions to the contract after 60 days, transfers from the variable investment options or the guaranteed interest option into a fixed maturity option or transfers from one fixed maturity option to another.

YOUR CHOICES AT THE MATURITY DATE. We will notify you between 15 and 45 days before each of your fixed maturity options is scheduled to mature. At that time, you may choose to have one of the following take place on the maturity date, as long as none of the restrictive conditions listed in "Allocating your contributions," below would apply:

(a) transfer the maturity value into another available fixed maturity option, any of the variable investment options or the guaranteed interest option; or

(b)  withdraw the maturity value.


If we do not receive your choice on or before the fixed maturity option's maturity date, we will automatically transfer your maturity value into the shortest available maturity option beginning on that date. As of February 15, 2006, the next available maturity date was February 15, 2007. If no fixed maturity options are available we will transfer your maturity value to the EQ/Money Market option.


MARKET VALUE ADJUSTMENT. If you make any withdrawals (including transfers, surrender of your contract or when we make deductions for charges) from a fixed maturity option before it matures we will make a market value adjustment, which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate we have in effect at that time for new fixed maturity options, (adjusted to reflect a similar maturity date) and

                                              Contract features and benefits  27

(b) the length of time remaining until the maturity date.


If fixed maturity option interest rates rise from the time that you originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if fixed maturity option interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.


We provide an illustration of the market adjusted amount of specified maturity values, an explanation of how we calculate the market value adjustment, and information concerning our general account and investments purchased with amounts allocated to the fixed maturity options, in "More information" later in this Prospectus. Appendix II at the end of this Prospectus provides an example of how the market value adjustment is calculated.

ALLOCATING YOUR CONTRIBUTIONS

You may choose from among three ways to allocate your contributions under your contract: self-directed, the guaranteed principal benefits or dollar cost averaging. Subsequent contributions are allocated according to instructions on file unless you provide new instructions.

SELF-DIRECTED ALLOCATION

You may allocate your contributions to one or more, or all, of the variable investment options, guaranteed interest option and fixed maturity options. Allocations must be in whole percentages and you may change your allocations at any time. No more than 25% of any contribution may be allocated to the guaranteed interest option. The total of your allocations into all available investment options must equal 100%. If the annuitant is age 76-80, you may allocate contributions to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you may allocate contributions to fixed maturity options with maturities of five years or less. Also, you may not allocate amounts to fixed maturity options with maturity dates that are later than the date annuity payments are to begin.

THE GUARANTEED PRINCIPAL BENEFITS

Subject to state availability (see Appendix VII later in this Prospectus for more information on state availability of these benefits), we offer a guaranteed principal benefit ("GPB") with two options. You may only elect one of the GPBs. Neither GPB is available under Inherited IRA contracts. We will not offer either GPB when the rate to maturity for the applicable fixed maturity option is 3%. If you elect either GPB, you may not elect the Guaranteed minimum income benefit, Principal Protector(SM), the systematic withdrawals option or the substantially equal withdrawals options. Both GPB options allow you to allocate a portion of your contribution or contributions to the variable investment options, while ensuring that your account value will at least equal your contributions, adjusted for withdrawals and transfers, on a specified date. GPB Option 2 generally provides you with the ability to allocate more of your contributions to the variable investment options than could be allocated using GPB Option 1.

You may elect GPB Option 1 only if the annuitant is age 80 or younger when the contract is issued (after age 75, only the 7-year fixed maturity option is available). You may elect GPB Option 2 only if the annuitant is age 75 or younger when the contract is issued. If you are purchasing an IRA or Rollover TSA contract, before you either purchase GPB Option 2 or elect GPB Option 1 with a maturity year that would extend beyond the year in which you will reach age 70-1/2, you should consider whether your value in the variable investment options, guaranteed interest option and permissible funds outside this contract are sufficient to meet your required minimum distributions. See "Tax information" later in this Prospectus. If you elect GPB Option 2 and change ownership of the contract, GPB Option 2 will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

GUARANTEED PRINCIPAL BENEFIT OPTION 1. Under GPB Option 1, you select a fixed maturity option at the time you sign your application. We specify the portion of your initial contribution to be allocated to that fixed maturity option in an amount that will cause the maturity value to equal the amount of your entire initial contribution on the fixed maturity option's maturity date. The percentage of your contribution allocated to the fixed maturity option will be calculated based upon the rate to maturity then in effect for the fixed maturity option you choose. Your contract will contain information on the amount of your contribution allocated to the fixed maturity option. If you make any withdrawals or transfers from the fixed maturity option before the option's maturity date, the amount in the fixed maturity option will be adjusted and may no longer grow to equal your initial contribution under GPB Option 1. The maturity date you select generally may not be later than 10 years, or earlier than 7 years from your contract date. You may allocate the rest of your initial contribution to the investment options however you choose, other than the Investment simplifier. (If you elect the General or 12 month dollar cost averaging program, the remainder of your initial contribution (that is, amounts other than those allocated to the fixed maturity option under GPB Option 1) must be allocated to that dollar cost averaging program). Upon the maturity date of the fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." There is no charge for GPB Option 1.

GUARANTEED PRINCIPAL BENEFIT OPTION 2. You may purchase GPB Option 2 at the time you apply for your contract. IF YOU PURCHASE GPB OPTION 2, YOU MAY NOT MAKE ADDITIONAL CONTRIBUTIONS TO YOUR CONTRACT AFTER SIX MONTHS FROM THE CONTRACT ISSUE DATE OR AT ANY EARLIER TIME IF AT SUCH TIME THE THEN APPLICABLE RATE TO MATURITY ON THE SPECIAL 10 YEAR FIXED MATURITY OPTION IS 3%. Therefore, any discussion in this Prospectus that involves any additional contributions after the first six months will be inapplicable.

We specify the portion of your initial contribution, and any additional permitted contributions, to be allocated to a special 10 year fixed maturity option. Your contract will contain information on the percent-

28  Contract features and benefits
age of applicable contributions allocated to the Special 10 year fixed maturity option. You may allocate the rest of your contributions among the investment options (other than the Special 10 year fixed maturity option) however you choose, as permitted under your contract, and other than the Investment simplifier. (If you elect the General or 12 month dollar cost averaging program, the remainder of all contributions (that is, amounts other than those allocated to the Special 10 year fixed maturity option) must be allocated to that dollar cost averaging program). The Special 10 year fixed maturity option will earn interest at the specified rate to maturity then in effect.

If on the 10th contract date anniversary, your annuity account value is less than the amount that is guaranteed under GPB Option 2, we will increase your annuity account value to be equal to the guaranteed amount under GPB Option 2. Any such additional amounts added to your annuity account value will be allocated to the EQ/Money Market investment option. After the maturity date of the Special 10 year fixed maturity option, the guarantee under GPB Option 2 will terminate. Upon the maturity date of the Special 10 year fixed maturity option, you will be provided with the same notice and the same choices with respect to the maturity value as described above under "Your choices at the maturity date." The guaranteed amount under GPB Option 2 is equal to your initial contribution adjusted for any additional permitted contributions, transfers out of the Special 10 year fixed maturity option and withdrawals from the contract (see "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus). Any transfers or withdrawals from the Special 10 year fixed maturity option will also be subject to a market value adjustment (see "Market value adjustment" under "Fixed maturity options" above in this section).

Once you purchase the Guaranteed principal benefit option 2, you may not voluntarily terminate this benefit. GPB Option 2 will terminate if the contract terminates before the maturity date of the Special 10 year fixed maturity option. If the owner and the annuitant are different people and the owner dies before the maturity date of the Special 10 year fixed maturity option, we will continue GPB Option 2 only if the contract can continue through the maturity date of the Special 10 year fixed maturity option. If the contract cannot so continue, we will terminate GPB Option 2. GPB Option 2 will continue where there is a successor owner/annuitant. GPB Option 2 will terminate upon the exercise of the beneficiary continuation option. See "Payment of death benefit" later in this Prospectus for more information about the continuation of the contract after the death of the owner and/or the annuitant.

There is a fee associated with GPB Option 2 (see "Charges and expenses" later in this Prospectus). You should note that the purchase of GPB Option 2 is not appropriate if you want to make additional contributions to your contract beyond the first six months after your contract is issued. If you later decide that you would like to make additional contributions to the Accumulator(R) Select(SM) contract, we may permit you to purchase another contract. If we do, however, you should note that we do not reduce or waive any of the charges on the new contract, nor do we guarantee that the features available under this contract will be available under the new contract. This means that you might end up paying more with respect to certain charges than if you had simply purchased a single contract (for example, the administrative charge).

The purchase of GPB Option2 is also not appropriate if you plan on terminating your contract before the maturity date of the Special 10 year fixed maturity option. In addition, because we prohibit contributions to your contract after the first six months, certain contract benefits that are dependent upon contributions or account value will be limited (for example the guaranteed death benefits and Protection Plus(SM)). You should also note that if you intend to allocate a large percentage of your contributions to the guaranteed interest option or other fixed maturity options, the purchase of GPB Option 2 may not be appropriate because of the guarantees already provided by these options. An example of the effect of GPB Option 1 and GPB Option 2 on your annuity contract is included in Appendix V later in this Prospectus.

DOLLAR COST AVERAGING


We offer a variety of dollar cost averaging programs. You may only participate in one program at a time. Each program allows you to gradually allocate amounts to available investment options by periodically transferring approximately the same dollar amount to the investment options you select. Regular allocations to the variable investment options will cause you to purchase more units if the unit value is low and fewer units if the unit value is high. Therefore, you may get a lower average cost per unit over the long term. These plans of investing, however, do not guarantee that you will earn a profit or be protected against losses. You may not make transfers to the fixed maturity options or the guaranteed interest option.


--------------------------------------------------------------------------------
Units measure your value in each variable investment option.
--------------------------------------------------------------------------------

12 MONTH DOLLAR COST AVERAGING PROGRAM. You may dollar cost average from the EQ/Money Market option into any of the other variable investment options. You may elect to participate in the 12 month dollar cost averaging program at any time subject to the age limitation on contributions described earlier in this Prospectus. Contributions into the account for 12 month dollar cost averaging may not be transfers from other investment options. You must allocate your entire initial contribution into the EQ/Money Market option if you are selecting the 12 month dollar cost averaging program at application to purchase an Accumulator(R) Select(SM) contract; thereafter, initial allocations to any new 12 month dollar cost averaging program time period must be at least $2,000 and any subsequent contribution to that same time period must be at least $250. You may only have one time period in effect at any time. We will transfer your value in the EQ/Money Market option into the other variable investment options that you select over the next 12 months or such other period we may offer. Once the time period then in effect has run, you may then select to participate in the dollar cost averaging program for an additional time period. At that time, you may also select a different allocation for transfers to the variable investment options, or, if you wish, we will continue to use the selection that you have previously made.

                                              Contract features and benefits  29

Currently, the transfer date will be the same day of the month as the contract date, but not later than the 28th. For a 12 month dollar cost averaging program selected after application, the first transfer date and each subsequent transfer date for the time period selected will be one month from the date the first contribution is made into the 12 month dollar cost averaging program, but not later than the 28th of the month. All amounts will be transferred out by the end of the time period then in effect. Under this program we will not deduct the mortality and expense risks, administrative, and distribution charges from assets in the EQ/Money Market option.

You may not transfer amounts to the EQ/Money Market option established for this program that are not part of the 12 month dollar cost averaging program. The only amounts that should be transferred from the EQ/Money Market option are your regularly scheduled transfers to the other variable investment options. If you request to transfer or withdraw any other amounts from the EQ/Money Market option, we will transfer all of the value that you have remaining in the account for 12 month dollar cost averaging to the investment options according to the allocation percentages we have on file for you. You may ask us to cancel your participation at any time.

GENERAL DOLLAR COST AVERAGING PROGRAM. If your value in the EQ/Money Market option is at least $5,000, you may choose, at any time, to have a specified dollar amount or percentage of your value transferred from that option to the other variable investment options. You can select to have transfers made on a monthly, quarterly or annual basis. The transfer date will be the same calendar day of the month as the contract date, but not later than the 28th day of the month. You can also specify the number of transfers or instruct us to continue making the transfers until all amounts in the EQ/Money Market option have been transferred out. The minimum amount that we will transfer each time is $250.

If, on any transfer date, your value in the EQ/Money Market option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred. The general dollar cost averaging program will then end. You may change the transfer amount once each contract year or cancel this program at any time.

INVESTMENT SIMPLIFIER

Fixed-dollar option. Under this option you may elect to have a fixed-dollar amount transferred out of the guaranteed interest option and into the variable investment options of your choice. Transfers may be made on a monthly, quarterly or annual basis. You can specify the number of transfers or instruct us to continue to make transfers until all available amounts in the guaranteed interest option have been transferred out.

In order to elect the fixed-dollar option, you must have a minimum of $5,000 in the guaranteed interest option on the date we receive your election form at our processing office. The transfer date will be the same calendar day of the month as the contract date but not later than the 28th day of the month. The minimum transfer amount is $50. The fixed-dollar option is subject to the guaranteed interest option transfer limitations described under "Transferring your account value" in "Transferring your money among investment options" later in this Prospectus. While the program is running, any transfer that exceeds those limitations will cause the program to end for that contract year. You will be notified. You must send in a request form to resume the program in the next or subsequent contract years.

If, on any transfer date your value in the guaranteed interest option is equal to or less than the amount you have elected to have transferred, the entire amount will be transferred, and the program will end. You may change the transfer amount once each contract year or cancel this program at any time.

Interest sweep option. Under this option, you may elect to have monthly transfers from amounts in the guaranteed interest option into the variable investment options of your choice. The transfer date will be the last business day of the month. The amount we will transfer will be the interest credited to amounts you have in the guaranteed interest option from the last business day of the prior month to the last business day of the current month. You must have at least $7,500 in the guaranteed interest option on the date we receive your election. We will automatically cancel the interest sweep program if the amount in the guaranteed interest option is less than $7,500 on the last day of the month for two months in a row. For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

                      ----------------------------------

You may not currently participate in any dollar cost averaging program if you are participating in a rebalancing program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006. If you elect a GPB, you may also elect the 12 month or General dollar cost averaging program. If you elect either of these programs, everything other than amounts allocated to the fixed maturity option under the GPB must be allocated to that dollar cost averaging program. You may still elect the Investment simplifier for amounts transferred from investment options (other than the fixed maturity option under the GPB you have elected), and, for GPB Option 1, you may also elect Investment simplifier for subsequent contributions. See "Transferring your money among investment options" later in this Prospectus.


Not all dollar cost averaging programs are available in all states (see Appendix VII later in this Prospectus for more information on state availability).


GUARANTEED MINIMUM DEATH BENEFIT AND
GUARANTEED MINIMUM INCOME BENEFIT BASE

The Guaranteed minimum death benefit base and Guaranteed minimum income benefit base (hereinafter, in this section called your "benefit base") are used to calculate the Guaranteed minimum income benefit and the death benefits as described in this section. Your benefit base is not an account value or a cash value. See also "Guaranteed minimum income benefit option" and "Guaranteed minimum death benefit" below.

STANDARD DEATH BENEFIT. Your benefit base is equal to:


30  Contract features and benefits

o   your initial contribution and any additional contributions to the contract;
    less


o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

6% ROLL-UP TO AGE 85 (USED FOR THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to:


o   your initial contribution and any additional contributions to the contract;
    plus


o   daily roll-up; less

o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" and the section entitled "Charges and expenses" later in this Prospectus.

The effective annual roll-up rate credited to this benefit base is:

o 6% with respect to the variable investment options (other than EQ/Alliance Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration
    Bond) and monies allocated to the 12 month dollar cost averaging program; the effective annual rate may be 4% in some states. Please see Appendix VII later in this Prospectus to see what applies in your state; and

o 3% with respect to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, and EQ/Short Duration Bond, the fixed maturity options, the Special 10 year fixed maturity option, the guaranteed interest option and the loan reserve account under Rollover TSA (if applicable).

The benefit base stops rolling up after the contract anniversary following the annuitant's 85th birthday.

ANNUAL RATCHET TO AGE 85 (USED FOR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT, AND THE GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT). Your benefit base is equal to the greater of either:


o your initial contribution to the contract (plus any additional contributions),

                                       or

o your highest account value on any contract anniversary up to the contract anniversary following the annuitant's 85th birthday, plus any contributions made since the most recent contract anniversary,

                                      less


o a deduction that reflects any withdrawals you make. The amount of the deduction is described under "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

GREATER OF THE 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85 ENHANCED DEATH BENEFIT AND FOR THE GUARANTEED MINIMUM INCOME BENEFIT. Your benefit base is equal to the greater of the benefit base computed for the 6% Roll-Up to age 85 or the benefit base computed for the Annual Ratchet to age 85, as described immediately above, on each contract date anniversary.

GUARANTEED MINIMUM DEATH BENEFIT/GUARANTEED MINIMUM INCOME BENEFIT ROLL-UP BENEFIT BASE RESET. If both the Guaranteed minimum income benefit AND the Greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit (the "Greater of enhanced death benefit") are elected, you may reset the Roll-Up benefit base for these guaranteed benefits to equal the account value as of the 5th or later contract date anniversary. The reset amount would equal the account value as of the contract date anniversary on which you reset your Roll-Up benefit base. The 6% Roll-Up continues to age 85 on any reset benefit base.

We will send you a notice in each year that the Roll-Up benefit base is eligible to be reset, and you will have 30 days from your contract date anniversary to reset your Roll-Up benefit base. Each time you reset the Roll-Up benefit base, your Roll-Up benefit base will not be eligible for another reset for five years. If after your death your spouse continues this contract as Successor owner/annuitant, the benefit base will be eligible to be reset either five years from the contract date or from the last reset date, if applicable. The last age at which the benefit base is eligible to be reset is annuitant age 75.

It is important to note that once you have reset your Roll-Up benefit base, a new 10 year waiting period to exercise the Guaranteed minimum income benefit will apply from the date of the reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the exercise waiting period. Also, although there is no additional charge when you reset your Roll-Up benefit base, the total dollar amount charged on future contract date anniversaries may increase as a result of the reset since the charges may be applied to a higher benefit base than would have been otherwise applied. See "Charges and expenses" in the Prospectus.

The Roll-Up benefit base for both the Guaranteed minimum death benefit and the Guaranteed minimum income benefit are reset simultaneously when you request a Roll-Up benefit base reset.

For information about whether the Guaranteed death benefit/ Guaranteed minimum income benefit roll-up benefit base reset is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum death benefit/ guaranteed minimum income benefit roll-up benefit base reset is also subject to state approval. Please contact your financial professional for more information about availability in your state.


ANNUITY PURCHASE FACTORS

Annuity purchase factors are the factors applied to determine your periodic payments under the Guaranteed minimum income benefit

                                              Contract features and benefits  31
and annuity payout options. The Guaranteed minimum income benefit is discussed in "Guaranteed minimum income benefit option" below and annuity payout options are discussed in "Accessing your money" later in this Prospectus. Your contract specifies different guaranteed annuity purchase factors for the Guaranteed minimum income benefit and the annuity payout options. We may provide more favorable current annuity purchase factors for the annuity payout options. Annuity purchase factors are based on interest rates, mortality tables, frequency of payments, the form of annuity benefit, and the annuitant's (and any joint annuitant's) age and sex in certain instances.

GUARANTEED MINIMUM INCOME BENEFIT OPTION


The Guaranteed minimum income benefit is available if the annuitant is age 20 through 75 at the time the contract is issued. There is an additional charge for the Guaranteed minimum income benefit which is described under "Guaranteed minimum income benefit charge" in "Charges and expenses" later in this Prospectus. Once you purchase the Guaranteed minimum income benefit, you may not voluntarily terminate this benefit.


If you are purchasing this contract as an Inherited IRA or if you elect a GPB option or Principal Protector(SM), the Guaranteed minimum income benefit is not available. If you are purchasing this contract to fund a Charitable Remainder Trust, the Guaranteed minimum income benefit is not available except for certain split-funded Charitable Remainder Trusts. If the annuitant was older than age 60 at the time an IRA or Rollover TSA contract was issued, the Guaranteed minimum income benefit may not be an appropriate feature because the minimum distributions required by tax law generally must begin before the Guaranteed minimum income benefit can be exercised. If the owner and annuitant are different in an NQ contract, there may be circumstances where the benefit may not be exercisable after an owner's death.


If you elect the Guaranteed minimum income benefit option and change ownership of the contract, this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.


The Guaranteed minimum income benefit guarantees you a minimum amount of fixed income under your choice of a life annuity fixed payout option or a life with a period certain payout option, subject to state availability. You choose which of these payout options you want and whether you want the option to be paid on a single or joint life basis at the time you exercise your Guaranteed minimum income benefit. The maximum period certain available under the life with a period certain payout option is 10 years. This period may be shorter, depending on the annuitant's age as follows:



--------------------------------------
            Level payments
--------------------------------------
                     Period certain
                          years
                   -------------------
    Annuitant's
  age at exercise       IRAs        NQ
--------------------------------------
  75 and younger      10         10
        76             9         10
        77             8         10
        78             7         10
        79             7         10
        80             7         10
        81             7          9
        82             7          8
        83             7          7
        84             6          6
        85             5          5
--------------------------------------


We may also make other forms of payout options available. For a description of payout options, see "Your annuity payout options" in "Accessing your money" later in this Prospectus.


--------------------------------------------------------------------------------
The Guaranteed minimum income benefit should be regarded as a safety net only. It provides income protection if you elect an income payout while the annuitant is alive.
--------------------------------------------------------------------------------


When you exercise the Guaranteed minimum income benefit, the annual lifetime income that you will receive will be the greater of (i) your Guaranteed minimum income benefit which is calculated by applying your Guaranteed minimum income benefit base at guaranteed annuity purchase factors, or (ii) the income provided by applying your account value at our then current annuity purchase factors. For Rollover TSA only, we will subtract from the Guaranteed minimum income benefit base or account value any outstanding loan, including interest accrued but not paid. You may also elect to receive monthly or quarterly payments as an alternative. The payments will be less than 1/12 or 1/4 of the annual payments, respectively, due to the effect of interest compounding. The benefit base is applied only to the guaranteed annuity purchase factors under the Guaranteed minimum income benefit in your contract and not to any other guaranteed or current annuity purchase rates. The amount of income you actually receive will be determined when we receive your request to exercise the benefit.

When you elect to receive annual lifetime income, your contract will terminate and you will receive a new contract for the annuity payout option. For a discussion of when your payments will begin and end, see "Exercise of Guaranteed minimum income benefit" below.

Before you elect the Guaranteed minimum income benefit, you should consider the fact that it provides a form of insurance and is based on conservative actuarial factors. The guaranteed annuity purchase factors we use to determine your payout annuity benefit under the Guaranteed minimum income benefit are more conservative than the guaranteed annuity purchase factors we use for our standard payout annuity options. This means that, assuming the same amount is applied to purchase the benefit and that we use guaranteed annuity purchase factors to compute the benefit, each periodic payment under

32  Contract features and benefits
the Guaranteed minimum income benefit payout annuity will be smaller than each periodic payment under our standard payout annuity options. Therefore, even if your account value is less than your benefit base, you may generate more income by applying your account value to current annuity purchase factors. We will make this comparison for you when the need arises.



GUARANTEED MINIMUM INCOME BENEFIT "NO LAPSE GUARANTEE". In general, if your account value falls to zero, the Guaranteed minimum income benefit will be exercised automatically, based on the annuitant's current age and benefit base, as follows:

o You will be issued a supplementary contract based on a single life with a maximum 10 year period certain. Payments will be made annually starting one year from the date the account value fell to zero.

o You will have 30 days from when we notify you to change the payout option and/or the payment frequency.

Please note that we will not automatically exercise the Guaranteed minimum income benefit, as described above, if you have a TSA contract and withdrawal restrictions apply.

The no lapse guarantee will terminate under the following circumstances:

o If your account value falls to zero due to a withdrawal that causes your total contract year withdrawals to exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o If your aggregate withdrawals during any contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year);

o    At annuitant age 85.

For information about whether the Guaranteed minimum income benefit no lapse guarantee is available under your contract, please see Appendix VIII later in this Prospectus. The availability of the Guaranteed minimum income benefit no lapse guarantee is also subject to state approval. Please contact your financial professional for more information about availability in your state.

ILLUSTRATIONS OF GUARANTEED MINIMUM INCOME BENEFIT. Assuming the 6% Roll-Up to age 85 benefit base, the table below illustrates the Guaranteed minimum income benefit amounts per $100,000 of initial contribution, for a male annuitant age 60 (at issue) on the contract date anniversaries indicated, who has elected the life annuity fixed payout option, using the guaranteed annuity purchase factors as of the date of this Prospectus, assuming no additional contributions, withdrawals or loans under Rollover TSA contracts, and assuming there were no allocations to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options (including the Special 10 year fixed maturity option) or the loan reserve account.


-------------------------------------------------------------
                               Guaranteed minimum income
      Contract date         benefit -- annual income pay-
 anniversary at exercise            able for life
-------------------------------------------------------------
            10                        $11,891
            15                        $18,597
-------------------------------------------------------------


EXERCISE OF GUARANTEED MINIMUM INCOME BENEFIT. On each contract date anniversary that you are eligible to exercise the Guaranteed minimum income benefit, we will send you an eligibility notice illustrating how much income could be provided as of the contract date anniversary. You must notify us within 30 days following the contract date anniversary if you want to exercise the Guaranteed minimum income benefit. You must return your contract to us, along with all required information, within 30 days following your contract date anniversary in order to exercise this benefit. You will begin receiving annual payments one year after the annuity payout contract is issued. If you choose monthly or quarterly payments, you will receive your payment one month or one quarter after the annuity payout contract is issued. You may choose to take a withdrawal prior to exercising the Guaranteed minimum income benefit, which will reduce your payments. You may not partially exercise this benefit. See "Accessing your money" under "Withdrawing your account value" later in this Prospectus. Payments end with the last payment before the annuitant's (or joint annuitant's, if applicable) death or, if later, then end of the period certain (where the payout option chosen includes a period certain).



EXERCISE RULES. You will be eligible to exercise the Guaranteed minimum income benefit during your life and the annuitant's life, as follows:

o If the annuitant was at least age 20 and no older than age 44 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 15th contract date anniversary.

o If the annuitant was at least age 45 and no older than age 49 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary after the annuitant is age 60.

o If the annuitant was at least age 50 and no older than age 75 when the contract was issued, you are eligible to exercise the Guaranteed minimum income benefit within 30 days following each contract date anniversary beginning with the 10th contract date anniversary.

Please note:

(i) the latest date you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's 85th birthday;


(ii) if the annuitant was age 75 when the contract was issued or the Roll-Up benefit base was reset, the only time you may exercise the Guaranteed minimum income benefit is within 30 days following the contract date anniversary following the annuitant's attainment of age 85;


(iii) for Accumulator(R) Select(SM) Rollover TSA contracts, you may exercise the Guaranteed minimum income benefit only if you effect a rollover of the TSA contract to an Accumulator(R) Select(SM) Rollover IRA. This may only occur when you are eligible for a distribution

                                              Contract features and benefits  33
     from the TSA. This process must be completed within the 30-day timeframe following the contract date anniversary in order for you to be eligible to exercise. However, if the Guaranteed minimum income benefit is automatically exercised as a result of the no lapse guarantee, a rollover into an IRA will not be effected and payments will be made directly to the trustee;

(iv) if you reset the Roll-Up benefit base (if available and as described earlier in this section), your new exercise waiting period will be 10 years from the date of the last reset. Please note that in almost all cases, resetting your Roll-Up benefit base will lengthen the waiting period;

(v) a successor owner/annuitant may only continue the Guaranteed minimum income benefit if the contract is not past the last date on which the original annuitant could have exercised the benefit. In addition, the successor owner/annuitant must be eligible to continue the benefit and to exercise the benefit under the applicable exercise rule (described in the above bullets) using the following additional rules. The successor owner/annuitant's age on the date of the annuitant's death replaces the annuitant's age at issue for purposes of determining the availability of the benefit and which of the exercise rules applies. The original contract issue date will continue to apply for purposes of the exercise rules. If you elect Spousal Protection and the spouse who is the annuitant dies, the above rules apply if the contract is continued by the surviving spouse as the successor owner annuitant; and


(vi) if you are the owner but not the annuitant and you die prior to exercise, then the following applies:

     o A successor owner who is not the annuitant may not be able to exercise the guaranteed minimum income benefit without causing a tax problem. You should consider naming the annuitant as successor owner, or if you do not name a successor owner, as the sole primary beneficiary. You should carefully review your successor owner and/or beneficiary designations at least one year prior to the first contract anniversary on which you could exercise the benefit.

     o If the successor owner is the annuitant, the guaranteed minimum income benefit continues only if the benefit could be exercised under the rules described above on a contract anniversary that is within one year following the owner's death. This would be the only opportunity for the successor owner to exercise. If the guaranteed minimum income benefit cannot be exercised within this timeframe, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.

     o If you designate your surviving spouse as successor owner, the guaranteed minimum income benefit continues and your surviving spouse may exercise the benefit according to the rules described above even if your spouse is not the annuitant and even if the benefit is exercised more than one year after your death. If your surviving spouse dies prior to exercise, the rule described in the previous bullet applies.


     o A successor owner or beneficiary that is a trust or other non-natural person may not exercise the benefit; in this case, the benefit will terminate and the charge for it will no longer apply as of the date we receive proof of your death and any required information.


See "When an NQ contract owner dies before the annuitant" under "Payment of death benefit" later in this Prospectus for more information.


Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


GUARANTEED MINIMUM DEATH BENEFIT

Your contract provides a death benefit. If you do not elect one of the enhanced death benefits described below, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of death, any required instructions for the method of payment, information and forms necessary to effect payment, OR the standard death benefit, whichever provides the higher amount. The standard death benefit is equal to your total contributions adjusted for any withdrawals and any taxes that apply. The standard death benefit is the only death benefit available for annuitants ages 76 through 85 at issue. Once your contract is issued, you may not change or voluntarily terminate your death benefit.

If you elect one of the enhanced death benefits, the death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment, OR your elected enhanced death benefit on the date of the annuitant's death (adjusted for any subsequent withdrawals and taxes that apply), whichever provides the higher amount. If you elect the Spousal protection option, the Guaranteed minimum death benefit is based on the age of the older spouse, who may or may not be the annuitant, for the life of the contract. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.

If you elect one of the enhanced death benefit options described below and change ownership of the contract, generally the benefit will automatically terminate, except under certain circumstances. If this occurs, any enhanced death benefit elected will be replaced with the standard death benefit. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

OPTIONAL ENHANCED DEATH BENEFITS APPLICABLE FOR ANNUITANT AGES 0 THROUGH 75 AT ISSUE OF NQ CONTRACTS; 20 THROUGH 75 AT ISSUE OF ROLLOVER IRA, ROTH CONVERSION IRA AND ROLLOVER TSA CONTRACTS; AND 0 THROUGH 70 AT ISSUE OF INHERITED IRA CONTRACTS.

Subject to state availability, you may elect one of the following enhanced death benefits (see Appendix VII later in this Prospectus for

34  Contract features and benefits
state availability of these benefits):

o Annual Ratchet to age 85.


o The greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.

Each enhanced death benefit is equal to its corresponding benefit base described earlier in "Guaranteed minimum death benefit and Guaranteed minimum income benefit base." Once you have made your enhanced death benefit election, you may not change it.


If you elect Principal Protector(SM), only the standard death benefit and the Annual Ratchet to Age 85 enhanced death benefit are available.

                      ----------------------------------

Please see both "Insufficient account value" in "Determining your contract value" and "How withdrawals and (transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus for more information on these guaranteed benefits.


See Appendix III later in this Prospectus for an example of how we calculate an enhanced death benefit.

Protection Plus(SM)

Subject to state and contract availability (see Appendix VII later in this Prospectus for state availability of these benefits), if you are purchasing a contract under which the Protection Plus(SM) feature is available, you may elect the Protection Plus(SM) death benefit at the time you purchase your contract. Protection Plus(SM) provides an additional death benefit as described below. See the appropriate part of "Tax information" later in this Prospectus for the potential tax consequences of electing to purchase the Protection Plus(SM) feature in an NQ, IRA or Rollover TSA contract. Once you purchase the Protection Plus(SM) feature, you may not voluntarily terminate this feature. If you elect Principal Protector(SM) the Protection Plus(SM) feature is not available.


If the annuitant is 70 or younger when we issue your Contract (or if the successor owner/annuitant is 70 or younger when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:


the greater of:

o  the account value or

o  any applicable death benefit

Increased by:

o  such death benefit less total net contributions, multiplied by 40%.

For purposes of calculating your Protection Plus(SM) benefit, the following applies: (i) "Net contributions" are the total contributions made (or, if applicable, the total amount that would otherwise have been paid as a death benefit had the successor owner/annuitant election not been made plus any subsequent contributions) adjusted for each withdrawal that exceeds your Protection Plus(SM) earnings. "Net contributions" are reduced by the amount of that excess. Protection Plus(SM) earnings are equal to (a) minus (b) where (a) is the greater of the account value and the death benefit immediately prior to the withdrawal and (b) is the net contributions as adjusted by any prior withdrawals; and (ii) "Death benefit" is equal to the greater of the account value as of the date we receive satisfactory proof of death or any applicable Guaranteed minimum death benefit as of the date of death.

If you elect the Protection Plus(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

If the annuitant is age 71 through 75 when we issue your contract (or if the successor owner/annuitant is between the ages of 71 and 75 when he or she becomes the successor owner/annuitant and Protection Plus(SM) had been elected at issue), the death benefit will be:

the greater of:

o   the account value or

o   any applicable death benefit

Increased by:

o such death benefit (as described above) less total net contributions, multiplied by 25%.

The value of the Protection Plus(SM) death benefit is frozen on the first contract date anniversary after the annuitant turns age 80, except that the benefit will be reduced for withdrawals on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of the current account value that is being withdrawn and we reduce the benefit by that percentage. For example, if the account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If the benefit is $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 x .40) and the benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

For an example of how the Protection Plus(SM) death benefit is calculated, please see Appendix VI.


If you elect Spousal protection, the Protection Plus(SM) benefit is based on the age of the older spouse, who may or may not be the annuitant. Upon the death of the non-annuitant spouse, the account value will be increased by the value of the Protection Plus(SM) benefit as of the date we receive due proof of death. Upon the death of the annuitant, the value of the Protection Plus(SM) benefit is either added to the death benefit payment or to the account value if Successor owner/annuitant is elected. If the surviving spouse elects to continue the contract, the benefit will be based on the age of the surviving spouse as of the date of the deceased spouse's death for the remainder of the contract. If the surviving spouse is age 76 or older, the benefit will terminate and the charge will no longer be in effect. See "Spousal protection" in "Payment of death benefit" later in this Prospectus for more information.


Protection Plus(SM) must be elected when the contract is first issued: neither the owner nor the successor owner/annuitant can add it subsequently. Ask your financial professional or see Appendix VII later in this Prospectus to see if this feature is available in your state.

PRINCIPAL PROTECTOR(SM)

As described below, Principal Protector(SM) provides for recovery of your total contributions through withdrawals, even if your account value

                                              Contract features and benefits  35
falls to zero, provided that during each contract year, your total withdrawals do not exceed your Guaranteed Annual withdrawal amount. Principal Protector(SM) is not an automated withdrawal program. You may request a withdrawal through any of our available withdrawal methods. See "Withdrawing your account value" in "Accessing your money" later in this Prospectus. All withdrawals reduce your account value and the guaranteed minimum death benefit.

Principal Protector(SM) may be elected at contract issue, for an additional charge, if the annuitant is age 0 through 85 for NQ contracts or age 20 through 75 for all IRA contracts. Please see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus for a description of the charge and when it applies. If you elect this benefit, you cannot terminate it.

If you die, and your beneficiary elects the Beneficiary continuation option, if available, your beneficiary may continue Principal Protector(SM) provided that the beneficiary was 75 or younger on the original contract date. If the beneficiary was older, Principal Protector(SM) will terminate without value even if the GWB benefit base is greater than zero. In the case of multiple beneficiaries, any beneficiary older than 75 may not continue Principal Protector(SM) and that beneficiary's portion of the GWB benefit base will terminate without value, even if it was greater than zero. The ability to continue Principal Protector(SM) under the Beneficiary continuation option is subject to state availability. When and if it is approved in your state, it will be added to your contract if you had already elected Principal Protector(SM). See "Beneficiary continuation option" under "Payment of death benefit" later in the Prospectus for more information on continuing Principal Protector(SM) under the Beneficiary continuation option.


If you are purchasing this contract as a TSA or Inherited IRA, Principal Protector(SM) is not available. This benefit is also not available if you elect the Guaranteed minimum income benefit, the Greater of 6% Roll-Up to age 85 and Annual Ratchet to Age 85 enhanced death benefit, Protection Plus(SM), GPB Option 1 or GPB Option 2.


If you elect the Principal Protector(SM) option described below and change ownership of the contract, generally this benefit will automatically terminate, except under certain circumstances. See "Transfers of ownership, collateral assignments, loans and borrowing" in "More information," later in this Prospectus for more information.

You should not purchase Principal Protector(SM) if you plan to take withdrawals in excess of your GWB Annual withdrawal amount because those withdrawals significantly reduce or eliminate the value of the benefit. See "Effect of GWB Excess withdrawals" below. For traditional IRAs, the Principal Protector(SM) makes provision for you to take lifetime required minimum distributions ("RMDs") without losing the value of the Principal Protector(SM) guarantee, provided you comply with the conditions under "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus including utilizing our Automatic RMD service. If you do not expect to comply with these conditions, including utilization of our Automatic RMD service, this benefit may have limited usefulness for you and you should consider whether it is appropriate. Please consult your tax adviser.

YOUR GWB BENEFIT BASE

At issue, your GWB benefit base is equal to your initial contribution and will increase or decrease, as follows:

o Your GWB benefit base increases by the dollar amount of any additional contributions.

o   Your GWB benefit base decreases by the dollar amount of withdrawals.

o Your GWB benefit base may be further decreased if a withdrawal is taken in excess of your GWB Annual withdrawal amount.

o Your GWB benefit base may also be increased under the Optional step up provision.

o Your GWB benefit base may also be increased under the one time step up applicable with the Beneficiary continuation option.

Each of these events is described in detail below. Once your GWB benefit base is depleted, you may continue to make withdrawals from your account value, but they are not guaranteed under Principal Protector(SM).

YOUR GWB ANNUAL WITHDRAWAL AMOUNT

Your GWB Annual withdrawal amount is equal to either 5% or 7% ("Applicable percentage"), as applicable, of your initial GWB benefit base, and is the maximum amount that you can withdraw each year without making a GWB Excess withdrawal, as described below. When you purchase your contract, you choose between two available GWB Annual withdrawal options:

o   7% GWB Annual withdrawal option

o   5% GWB Annual withdrawal option

The GWB Annual withdrawal amount may decrease as a result of a GWB Excess withdrawal and may increase as a result of an Automatic reset, additional contributions or a "step up" of the GWB benefit base; each of these transactions are discussed below in detail. Once you elect a GWB Annual withdrawal option, it cannot be changed.

Your GWB Annual withdrawal amounts are not cumulative. If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

EFFECT OF GWB EXCESS WITHDRAWALS

A GWB Excess withdrawal is caused when you withdraw more than your GWB Annual withdrawal amount in any contract year. Once a withdrawal causes cumulative withdrawals in a contract year to exceed your GWB Annual withdrawal amount, the entire amount of the withdrawal and each subsequent withdrawal in that contract year are GWB Excess withdrawals.

A GWB Excess withdrawal can cause a significant reduction in both your GWB benefit base and your GWB Annual withdrawal amount. If you make a GWB Excess withdrawal, we will recalculate your GWB benefit base and the GWB Annual withdrawal amount. As of the date of the GWB Excess withdrawal, the GWB benefit base is first reduced by the dollar amount of the withdrawal, and the reduced GWB benefit base and the GWB Annual withdrawal amount are then further adjusted, as follows:

o If the account value after the deduction of the withdrawal is less than the GWB benefit base, then the GWB benefit base is reset equal to the account value.

36  Contract features and benefits

o If the account value after the deduction of the withdrawal is greater than or equal to the GWB benefit base, then the GWB benefit base is not adjusted further.

o The GWB Annual withdrawal amount equals the lesser of: (i) the Applicable percentage of the adjusted GWB benefit base and (ii) the GWB Annual withdrawal amount prior to the GWB Excess withdrawal.

You should not purchase this benefit if you plan to take withdrawals in excess of your GWB Annual withdrawal amount, as such withdrawals significantly reduce or eliminate the value of Principal Protector(SM). If your account value is less than your GWB benefit base (due, for example, to negative market performance), a GWB Excess withdrawal, even one that is only slightly more than your GWB Annual withdrawal amount, can significantly reduce your GWB benefit base and the GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual withdrawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume in contract year four that your account value is $80,000, you have not made any prior withdrawals, and you request an $8,000 withdrawal. Your $100,000 benefit base is first reduced by $8,000 to now equal $92,000. Your GWB benefit base is then further reduced to equal the new account value: $72,000 ($80,000 minus $8,000). In addition, your GWB Annual withdrawal amount is reduced to $5,040 (7% of $72,000), instead of the original $7,000.


You should further note that a GWB Excess withdrawal that reduces your account value to zero eliminates any remaining value in your GWB benefit base. See "Insufficient account value" in "Determining your contract value" later in this Prospectus.


In general, if you purchase this contract as a traditional IRA and participate in our Automatic RMD service, and you do not take any other withdrawals, an automatic withdrawal under that program will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. For more information, see "Lifetime required minimum distribution withdrawals" in "Accessing your money" later in this Prospectus.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option and chooses scheduled payments, such payments will not cause a GWB Excess withdrawal, provided no additional withdrawals are taken. If your beneficiary chooses the "5-year rule" instead of scheduled payments, this waiver does not apply and a GWB Excess withdrawal may occur if withdrawals exceed the GWB Annual withdrawal amounts.

EFFECT OF AUTOMATIC RESET

If you take no withdrawals in the first five contract years, the Applicable percentage to determine your GWB Annual withdrawal amount will be automatically reset at no additional charge. The Applicable percentage under the 7% GWB Annual withdrawal option will be increased to 10%, and the Applicable percentage under the 5% GWB Annual withdrawal option will be increased to 7%. The Applicable percentage is automatically reset on your fifth contract anniversary, and your GWB Annual withdrawal amount will be recalculated.

If you die before the fifth contract anniversary, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, if available, the Automatic reset will apply on the fifth contract anniversary if you have not taken any withdrawals and: (1) your beneficiary chooses scheduled payments and payments have not yet started; or, (2) if your beneficiary chooses the "5-year rule" option and has not taken withdrawals. See "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus.

EFFECT OF ADDITIONAL CONTRIBUTIONS

Anytime you make an additional contribution, we will recalculate your GWB benefit base and your GWB Annual withdrawal amount. Your GWB benefit base will be increased by the amount of the contribution and your GWB Annual withdrawal amount will be equal to the greater of (i) the Applicable percentage of the new GWB benefit base, or (ii) the GWB Annual withdrawal amount in effect immediately prior to the additional contribution.

If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, no additional contributions will be permitted.

OPTIONAL STEP UP PROVISION

Except as stated below, any time after the fifth contract anniversary, you may request a step up in the GWB benefit base to equal your account value. If your GWB benefit base is higher than the account value as of the date we receive your step up request, no step up will be made. If a step up is made, we may increase the charge for the benefit. For a description of the charge increase, see "Principal Protector(SM) charge" in "Charges and expenses" later in this Prospectus. Once you elect to step up the GWB benefit base, you may not do so again for five complete contract years from the next contract date anniversary. Under both the Spousal protection and the successor owner annuitant features, upon the first death, the surviving spouse must wait five complete contract years from the last step up or from contract issue, whichever is later, to be eligible for a step up.

As of the date of your GWB benefit base step up, your GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and (ii) your GWB Applicable percentage applied to your stepped up GWB benefit base.

It is important to note that a step up in your GWB benefit base may not increase your GWB Annual withdrawal amount. In that situation, the effect of the step up is only to increase your GWB benefit base and support future withdrawals. We will process your step up request even if it does not increase your GWB Annual withdrawal amount, and we will increase the Principal Protector(SM) charge, if applicable. In addition, you will not be eligible to request another step up for five complete contract years. After processing your request, we will send you a confirmation showing the amount of your GWB benefit base and your GWB Annual withdrawal amount.

For example, if you contribute $100,000 at contract issue, your initial GWB benefit base is $100,000. If you elect the 7% GWB Annual with-

                                              Contract features and benefits  37
drawal option, your GWB Annual withdrawal amount is equal to $7,000 (7% of $100,000). Assume you take withdrawals of $7,000 in each of the first five contract years, reducing the GWB benefit base to $65,000. After five contract years, further assume that your account value is $92,000, and you elect to step up the GWB benefit base from $65,000 to $92,000. The GWB Annual withdrawal amount is recalculated to equal the greater of 7% of the new GWB benefit base, which is $6,440 (7% of $92,000), or the current GWB Annual withdrawal amount, $7,000. Therefore, following the step up, even though your GWB benefit base has increased, your GWB Annual withdrawal amount does not increase and remains $7,000.

The Optional step up provision is not available once your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option. However, if you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, the GWB benefit base will be stepped up to equal the account value, if higher, as of the transaction date that we receive the Beneficiary continuation option election. As of the date of the GWB benefit base step up, your beneficiary's GWB Annual withdrawal amount will be equal to the greater of (i) your GWB Annual withdrawal amount before the step up, and
(ii) your GWB Applicable percentage applied to the stepped up GWB benefit base. This is a one-time step up at no additional charge.

OTHER IMPORTANT CONSIDERATIONS

o Principal Protector(SM) protects your principal only through with-drawals. Your account value may be less than your total contributions.

o You can take withdrawals under your contract without purchasing Principal Protector(SM). In other words, you do not need this benefit to make withdrawals.

o Withdrawals made under Principal Protector(SM) will be treated, for tax purposes, in the same way as other withdrawals under your contract.

o All withdrawals are subject to all of the terms and conditions of the contract. Principal Protector(SM) does not change the effect of withdrawals on your account value or guaranteed minimum death benefit; both are reduced by withdrawals whether or not you elect Principal Protector(SM). See "How withdrawals are taken from your account value" and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" in "Accessing your money" later in this Prospectus.

o If you withdraw less than the GWB Annual withdrawal amount in any contract year, you may not add the remainder to your GWB Annual withdrawal amount in any subsequent year.

o GWB Excess withdrawals can significantly reduce or completely eliminate the value of this benefit. See "Effect of GWB Excess withdrawals" above in this section and "Withdrawing your account value" in "Accessing your money" later in this Prospectus.

o If you surrender your contract to receive its cash value, all benefits under the contract will terminate, including Principal Protector(SM) if your cash value is greater than your GWB Annual withdrawal amount. Therefore, when surrendering your contract, you should seriously consider the impact on Principal Protector(SM) when you have a GWB benefit base that is greater than zero.

o If you die and your beneficiary elects the Beneficiary continuation option, then your beneficiary should consult with a tax adviser before choosing to use the "5-year rule." The "5-year rule" is described in "Payment of death benefit" under "Beneficiary continuation option" later in this Prospectus. The GWB benefit base may be adversely affected if the beneficiary makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost.

INHERITED IRA BENEFICIARY CONTINUATION CONTRACT


This contract is available to an individual beneficiary of a traditional IRA or a Roth IRA where the deceased owner held the individual retirement account or annuity (or Roth individual retirement account or annuity) with an insurance company or financial institution other than AXA Equitable. The purpose of the inherited IRA beneficiary continuation contract is to permit the beneficiary to change the funding vehicle that the deceased owner selected ("original IRA") while taking the required minimum distribution payments that must be made to the beneficiary after the deceased owner's death. See the discussion of required minimum distributions under "Tax information." This contract is intended only for beneficiaries who want to take payments at least annually over their life expectancy. These payments generally must begin (or must have begun) no later than December 31 of the calendar year following the year the deceased owner died. This contract is not suitable for beneficiaries electing the "5-year rule." See "Beneficiary continuation option for IRA and Roth IRA contracts" under "Beneficiary continuation option" in "Payment of death benefit" later in this Prospectus. You should discuss with your tax adviser your own personal situation. This contract may not be available in all states. Please speak with your financial professional for further information.


The inherited IRA beneficiary continuation contract can only be purchased by a direct transfer of the beneficiary's interest under the deceased owner's original IRA. The owner of the inherited IRA beneficiary continuation contract is the individual who is the beneficiary of the original IRA. (Certain trusts with only individual beneficiaries will be treated as individuals for this purpose). The contract must also contain the name of the deceased owner. In this discussion, "you" refers to the owner of the inherited IRA beneficiary continuation contract.

The inherited IRA beneficiary continuation contract can be purchased whether or not the deceased owner had begun taking required minimum distribution payments during his or her life from the original IRA or whether you had already begun taking required minimum distribution payments of your interest as a beneficiary from the deceased owner's original IRA. You should discuss with your own tax adviser when payments must begin or must be made.

Under the inherited IRA beneficiary continuation contract:

o You must receive payments at least annually (but can elect to receive payments monthly or quarterly). Payments are generally

38  Contract features and benefits
     made over your life expectancy determined in the calendar year after the deceased owner's death and determined on a term certain basis.


o You must receive payments from this contract even if you are receiving payments from another IRA of the deceased owner in an amount that would otherwise satisfy the amount required to be distributed from this contract.


o The beneficiary of the original IRA will be the annuitant under the inherited IRA beneficiary continuation contract. In the case where the beneficiary is a "See Through Trust," the oldest beneficiary of the trust will be the annuitant.

o An inherited IRA beneficiary continuation contract is not available for annuitants over age 70.

o The initial contribution must be a direct transfer from the deceased owner's original IRA and is subject to minimum contribution amounts. See "How you can purchase and contribute to your contract" earlier in this section.

o Subsequent contributions of at least $1,000 are permitted but must be direct transfers of your interest as a beneficiary from another IRA with a financial institution other than AXA Equitable, where the deceased owner is the same as under the original IRA contract.

o    You may make transfers among the investment options.

o You may choose at any time to withdraw all or a portion of the account value. Any partial withdrawal must be at least $300.

o The Guaranteed minimum income benefit, successor owner/ annuitant feature, 12-month dollar cost averaging program, automatic investment program, GPB Options 1 and 2, Principal Protector(SM) and systematic withdrawals are not available under the Inherited IRA beneficiary continuation contract.

o If you die, we will pay to a beneficiary that you choose the greater of the annuity account value or the applicable death benefit.

o Upon your death, your beneficiary has the option to continue tak ing required minimum distributions based on your remaining life expectancy or to receive any remaining interest in the contract in a single sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment. If your beneficiary elects to continue to take distributions, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value as of the date we receive satisfactory proof of death and any required instructions, information and forms. If you had elected any enhanced death benefits, they will no longer be in effect and charges for such benefits will stop. The Guaranteed minimum death benefit will also no longer be in effect.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract, with a signed letter of instruction electing this right, to our processing office within 10 days after you receive it. If state law requires, this "free look" period may be longer. Other state variations may apply. Please contact your financial professional to find out what applies in your state.

Generally, your refund will be the same as any other surrender and you will receive your account value (less loan reserve account) under the contract on the day we receive notification of your decision to cancel the contract, which will reflect (i) any investment gain or loss in the variable investment options (less the daily charges we deduct), (ii) any guaranteed interest in the guaranteed interest option, and (iii) any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Some states, however, require that we refund the full amount of your contribution (not reflecting (i), (ii) or (iii) above). For any IRA contract returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

We may require that you wait six months before you may apply for a contract with us again if:

o    you cancel your contract during the free look period; or

o you change your mind before you receive your contract whether we have received your contribution or not.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

In addition to the cancellation right described above, if you fully convert an existing traditional IRA contract to a Roth Conversion IRA contract, you may cancel your Roth Conversion IRA contract and return to a Rollover IRA contract. Our processing office, or your financial professional, can provide you with the cancellation instructions.

                                              Contract features and benefits  39

2. Determining your contract's value

--------------------------------------------------------------------------------
YOUR ACCOUNT VALUE AND CASH VALUE

Your "account value" is the total of the values you have in: (i) the variable investment options; (ii) the guaranteed interest option; (iii) market adjusted amounts in the fixed maturity options; and (iv) the loan reserve account (applicable to Rollover TSA contracts only).

Your contract also has a "cash value." At any time before annuity payments begin, your contract's cash value is equal to the account value, less: (i) the total amount or a pro rata portion of the annual administrative charge, as well as optional benefit charges; and (ii) the amount of any outstanding loan plus accrued interest (applicable to Rollover TSA contracts only). Please see "Surrendering your contract to receive its cash value" in "Accessing your money" later in this Prospectus.

YOUR CONTRACT'S VALUE IN THE VARIABLE INVESTMENT OPTIONS

Each variable investment option invests in shares of a corresponding portfolio. Your value in each variable investment option is measured by "units." The value of your units will increase or decrease as though you had invested it in the corresponding portfolio's shares directly. Your value, however, will be reduced by the amount of the fees and charges that we deduct under the contract.

The unit value for each variable investment option depends on the investment performance of that option, less daily charges for:

(i)   mortality and expense;

(ii)  administrative expenses; and

(iii) distribution charges.

On any day, your value in any variable investment option equals the number of units credited to that option, adjusted for any units purchased for or deducted from your contract under that option, multiplied by that day's value for one unit. The number of your contract units in any variable investment option does not change unless they are:

(i)   increased to reflect additional contributions;

(ii)  decreased to reflect a withdrawal;

(iii) increased to reflect a transfer into, or decreased to reflect a transfer out of, a variable investment option; or

(iv) increased or decreased to reflect a transfer of your loan amount from or to the loan reserve account under a Rollover TSA contract.

In addition, when we deduct the enhanced death benefit, Guaranteed minimum income benefit, GPB Option 2, Principal Protector(SM) and/or the Protection Plus(SM) benefit charges, the number of units credited to your contract will be reduced. Your units are also reduced when we deduct the annual administrative charge. A description of how unit values are calculated is found in the SAI.

YOUR CONTRACT'S VALUE IN THE GUARANTEED INTEREST OPTION

Your value in the guaranteed interest option at any time will equal: your contributions and transfers to that option, plus interest, minus withdrawals out of the option, and charges we deduct.

YOUR CONTRACT'S VALUE IN THE FIXED MATURITY OPTIONS

Your value in each fixed maturity option at any time before the maturity date is the market adjusted amount in each option, which reflects withdrawals out of the option and charges we deduct. This is equivalent to your fixed maturity amount increased or decreased by the market value adjustment. Your value, therefore, may be higher or lower than your contributions (less withdrawals) accumulated at the rate to maturity. At the maturity date, your value in the fixed maturity option will equal its maturity value, provided there have been no withdrawals or transfers.


INSUFFICIENT ACCOUNT VALUE


Your contract will terminate without value if your account value is insufficient to pay any applicable charges when due. Your account value could become insufficient due to withdrawals and/or poor market performance. Upon such termination, you will lose all your rights under your contract and any applicable guaranteed benefits, except as discussed below.

See Appendix VII later in this Prospectus for any state variations with regard to terminating your contract.


GUARANTEED MINIMUM INCOME BENEFIT NO LAPSE GUARANTEE (not available under all contracts). In certain circumstances, even if your account value falls to zero, your Guaranteed minimum income benefit will still have value. Please see "Contract features and benefits" earlier in this Prospectus for information on this feature.


PRINCIPAL PROTECTOR(SM)


If you elect Principal Protector(SM) and your account value falls to zero due to a GWB Excess withdrawal, we will terminate your contract and you will receive no payment or supplementary life annuity contract, as discussed below, even if your GWB benefit base is greater than zero. If, however, your account value falls to zero, either due to a withdrawal or surrender that is not a GWB Excess withdrawal or due to a deduction of charges, please note the following:


o If your GWB benefit base equals zero, we will terminate your contract and make no payment.

o If your GWB benefit base is greater than zero but less than or equal to the balance of your GWB Annual withdrawal amount, if any, for that contract year, we will terminate your contract and pay you any remaining GWB benefit base.

40  Determining your contract's value

o If your GWB benefit base is greater than the balance of your remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay you your GWB Annual withdrawal amount balance and terminate your contract, and we will pay you your remaining GWB benefit base as an annuity benefit, as described below.

o If the Beneficiary continuation option is elected, and the account value falls to zero while there is a remaining GWB benefit base, we will make payments to the beneficiary as follows:

     o If the beneficiary had elected scheduled payments we will continue to make scheduled payments over remaining life expectancy until the GWB benefit base is zero, and the Principal Protector(SM) charge will no longer apply.

     o If the beneficiary had elected the "5-year rule" and the GWB benefit base is greater than the remaining GWB Annual withdrawal amount, if any, for that contract year, we will pay the beneficiary the GWB Annual withdrawal amount balance. We will continue to pay the beneficiary the remaining GWB Annual withdrawal amount each year until the GWB benefit base equals zero, or the contract terminates at the end of the fifth contract year, whichever comes first. Any remaining GWB benefit base at the end of the fifth contract year will terminate without value.

ANNUITY BENEFIT. If the contract terminates and the remaining GWB benefit base is to be paid in installments, we will issue you an annuity benefit contract and make annual payments equal to your GWB Annual withdrawal amount on the contract anniversary beginning on the next contract anniversary, until the cumulative amount of such payments equals the remaining GWB benefit base (as of the date the contract terminates). The last installment payment may be smaller than the previous installment payments in order for the total of such payments to equal the remaining GWB benefit base.

The annuity benefit supplemental contract will carry over the same owner, annuitant and beneficiary as under your contract. If you die before receiving all of your payments, we will make any remaining payments to your beneficiary. The charge for Principal Protector(SM) will no longer apply.

If at the time of your death the GWB Annual withdrawal amount was being paid to you as an annuity benefit, your beneficiary may not elect the Beneficiary continuation option.

                                           Determining your contract's value  41

3. Transferring your money among investment options

--------------------------------------------------------------------------------

TRANSFERRING YOUR ACCOUNT VALUE
At any time before the date annuity payments are to begin, you can transfer some or all of your account value among the investment options, subject to the following:

o You may not transfer to a fixed maturity option that has a rate to maturity of 3% or less.

o You may not transfer any amount to the 12-month dollar cost averaging program.


o If the annuitant is age 76-80, you must limit your transfers to fixed maturity options with maturities of seven years or less. If the annuitant is age 81 or older, you must limit your transfers to fixed maturity options of five years or less. We will not accept allocations to a fixed maturity option if on the date the contribution or transfer is to be applied, the rate to maturity is 3%. Also, the maturity dates may be no later than the date annuity payments are to begin.

o If you make transfers out of a fixed maturity option other than at its maturity date, the transfer may cause a market value adjustment and affect your GPB.

o A transfer into the guaranteed interest option will not be permitted if such transfer would result in more than 25% of the annuity account value being allocated to the guaranteed interest option, based on the annuity account value as of the previous business day.


o No transfers are permitted into the Special 10 year fixed maturity option.


In addition, we reserve the right to restrict transfers among variable investment options, including limitations on the number, frequency, or dollar amount of transfers. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below.


The maximum amount that may be transferred from the guaranteed interest option to any investment option (including amounts transferred pursuant to the fixed-dollar option and interest sweep option dollar cost averaging programs described under "Allocating your contributions" in "Contract features and benefits" earlier in this Prospectus) in any contract year is the greatest of:

(a) 25% of the amount you have in the guaranteed interest option on the last day of the prior contract year; or

(b) the total of all amounts transferred at your request from the guaranteed interest option to any of the Investment options in the prior contract year; or

(c) 25% of amounts transferred or allocated to the guaranteed interest option during the current contract year.

From time to time, we may remove the restrictions regarding transferring amounts out of the guaranteed interest option. If we do so, we will tell you. We will also tell you at least 45 days in advance of the day that we intend to reimpose the transfer restrictions. When we reimpose the transfer restrictions, if any dollar cost averaging transfer out of the guaranteed interest option causes a violation of the 25% outbound restriction, that dollar cost averaging program will be terminated for the current contract year. A new dollar cost averaging program can be started in the next or subsequent contract years.

You may request a transfer in writing, by telephone using TOPS or through EQAccess. You must send in all written transfer requests directly to our processing office. Transfer requests should specify:

(1)  the contract number,

(2) the dollar amounts or percentages of your current account value to be transferred, and

(3)  the investment options to and from which you are transferring.

We will confirm all transfers in writing.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities


42 Transferring your money among investment options may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "affiliated trusts"), as well as investment options with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with the affiliated trusts, the "trusts"). The affiliated trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the affiliated trust obtains from us contract owner trading activity. The affiliated trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, no trust available under the contract had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


REBALANCING YOUR ACCOUNT VALUE


We offer rebalancing, which you can use to automatically reallocate your account value among your investment options. We currently offer Option I, which allows you to rebalance your account value among the variable investment options. Option II, which we plan to make available in the 3rd quarter of 2006, allows you to rebalance among the variable investment options and the guaranteed interest option. Under both options, rebalancing is not available for amounts you have allocated to the fixed maturity options.

In order to participate in one of our rebalancing options, you must tell us:

   (a) the percentage you want invested in each investment option (whole percentages only), and

   (b) how often you want the rebalancing to occur (quarterly, semiannually, or annually on a contract year basis)

Rebalancing will occur on the same day of the month as the contract date. If a contract is established after the 28th, rebalancing will occur on the first business day of the month following the contract issue date.

You may elect a rebalancing program at any time. You may also change your allocation instructions or cancel the program at any time. If you request a transfer while a rebalancing program is in effect, we will process the transfer as requested. Your rebalancing allocations will not be changed, and the rebalancing program will remain in effect unless you request that it be canceled in writing. There is no charge for the rebalancing feature.

--------------------------------------------------------------------------------
Rebalancing does not assure a profit or protect against loss. You should periodically review your allocation percentages as your needs change. You may want to discuss the rebalancing program with your financial professional before electing the program.
--------------------------------------------------------------------------------

While your rebalancing program is in effect, we will transfer amounts among the investment options so that the percentage of your account value that you specify is invested in each option at the end of each rebalancing date.


                            Transferring your money among investment options  43

If you select Option II, you will be subject to our rules regarding transfers between the guaranteed interest option and the variable investment options. These rules are described in "Transferring your account value" earlier in this section. Under Option II, a transfer into or out of the guaranteed interest option to initiate the rebalancing program will not be permitted if such transfer would violate these rules. If this occurs, the rebalancing program will not go into effect.

You may not currently elect Option I or Option II if you are participating in any dollar cost averaging program. We plan to make Investment Simplifier available with Option I in the 3rd quarter of 2006.


44  Transferring your money among investment options

4. Accessing your money

--------------------------------------------------------------------------------

WITHDRAWING YOUR ACCOUNT VALUE
You have several ways to withdraw your account value before annuity payments begin. The table below shows the methods available under each type of contract. More information follows the table.


Please see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus and "How withdrawals (and transfers out of the Special 10 year fixed maturity option) affect your Guaranteed minimum income benefit, Guaranteed minimum death benefit and Guaranteed principal benefit option 2" below for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


--------------------------------------------------------------------------------
                                    Method of withdrawal
                 ---------------------------------------------------------------
                                                                Lifetime
                                                                required
                                              Substantially     minimum
       Contract     Lump sum    Systematic        equal       distribution
--------------------------------------------------------------------------------
NQ                    Yes          Yes             No             No
Rollover IRA          Yes          Yes             Yes            Yes
Roth
 Conversion IRA       Yes          Yes             Yes            No
Rollover TSA*         Yes          Yes             No             Yes
Inherited IRA         Yes           No             No             **
--------------------------------------------------------------------------------

* For some Rollover TSA contracts, your ability to take withdrawals, loans or surrender your contract may be limited. You must provide withdrawal restriction information when you apply for a contract. See "Tax Sheltered Annuity contracts (TSAs)" in "Tax information" later in this Prospectus.

** This contract pays out post-death required minimum distributions. See "Inherited beneficiary contract" in "Contract, features and benefits" earlier in this Prospectus.

LUMP SUM WITHDRAWALS
(All contracts)

You may take lump sum withdrawals from your account value at any time. (Rollover TSA contracts may have restrictions.) The minimum amount you may withdraw is $300.

Under Rollover TSA contracts, if a loan is outstanding, you may only take lump sum withdrawals as long as the cash value remaining after any withdrawal equals at least 10% of the outstanding loan plus accrued interest.

SYSTEMATIC WITHDRAWALS
(All contracts except Inherited IRAs)

You may take systematic withdrawals of a particular dollar amount or a particular percentage of your account value. (Rollover TSA contracts may have restrictions).

You may take systematic withdrawals on a monthly, quarterly or annual basis as long as the withdrawals do not exceed the following percentages of your account value: 0.8% monthly, 2.4% quarterly and 10.0% annually. The minimum amount you may take in each systematic withdrawal is $250. If the amount withdrawn would be less than $250 on the date a withdrawal is to be taken, we will not make a payment and we will terminate your systematic withdrawal election.

We will make the withdrawals on any day of the month that you select as long as it is not later than the 28th day of the month. If you do not select a date, we will make the withdrawals on the same calendar day of the month as the contract date. You must wait at least 28 days after your contract is issued before your systematic withdrawals can begin.

You may elect to take systematic withdrawals at any time. If you own an IRA contract, you may elect this withdrawal method only if you are between ages 59-1/2 and 70-1/2.

You may change the payment frequency, or the amount or percentage of your systematic withdrawals, once each contract year. However, you may not change the amount or percentage in any contract year in which you have already taken a lump sum withdrawal. You can cancel the systematic withdrawal option at any time. This option is not available if you have elected a guaranteed principal benefit.

SUBSTANTIALLY EQUAL WITHDRAWALS
(All Rollover IRA and Roth Conversion IRA contracts)

We offer our "substantially equal withdrawals option" to allow you to receive distributions from your account value without triggering the 10% additional federal income tax penalty, which normally applies to distributions made before age 59-1/2. See "Tax information" later in this Prospectus. We use one of the IRS-approved methods for doing this; this is not the exclusive method of meeting this exception. After consultation with your tax adviser, you may decide to use another method which would require you to compute amounts yourself and request lump sum withdrawals. In any such case, a withdrawal charge may apply. Once you begin to take substantially equal withdrawals, you should not stop them or change the pattern of your withdrawals until after the later of age 59-1/2 or five full years after the first withdrawal. If you stop or change the withdrawals or take a lump sum withdrawal, you may be liable for the 10% federal tax penalty that would have otherwise been due on prior withdrawals made under this option and for any interest on the delayed payment of the penalty.

In accordance with IRS guidance, an individual who has elected to receive substantially equal withdrawals may change, without penalty, from one of the IRS-approved methods of calculating fixed payments to another IRS-approved method (similar to the required minimum distribution rules) of calculating payments which vary each year.

You may elect to take substantially equal withdrawals at any time before age 59-1/2. We will make the withdrawal on any day of the month that you select as long as it is not later than the 28th day of the month. You may not elect to receive the first payment in the same contract year in which you took a lump sum withdrawal. We will calculate the amount of your substantially equal withdrawals using the IRS-approved method we offer. The payments will be made monthly, quarterly or annually as you select. These payments will continue until

                                                        Accessing your money  45
we receive written notice from you to cancel this option or you take a lump sum withdrawal. You may elect to start receiving substantially equal withdrawals again, but the payments may not restart in the same contract year in which you took a lump sum withdrawal. We will calculate the new withdrawal amount. This option is not available if you have elected a guaranteed principal benefit.

LIFETIME REQUIRED MINIMUM DISTRIBUTION WITHDRAWALS
(Rollover IRA and Rollover TSA contracts only -- See "Tax information" later in this Prospectus)


We offer our "automatic required minimum distribution (RMD) service" to help you meet lifetime required minimum distributions under federal income tax rules. This is not the exclusive way for you to meet these rules. After consultation with your tax adviser, you may decide to compute required minimum distributions yourself and request lump sum withdrawals. Before electing this account based withdrawal option, you should consider whether annuitization might be better in your situation. If you have elected certain additional benefits, such as the Guaranteed minimum death benefit, amounts withdrawn from the contract to meet RMDs will reduce the benefit base and may limit the utility of the benefit. Also, the actuarial present value of additional contract benefits must be added to the account value in calculating required minimum distribution withdrawals from annuity contracts funding qualified plans, TSAs and IRAs, which could increase the amount required to be withdrawn. Please refer to "Tax information" later in this Prospectus.


You may elect this service in the year in which you reach age 70-1/2 or in any later year. The minimum amount we will pay out is $250. Currently, minimum distribution withdrawal payments will be made annually. See "Required minimum distributions" in "Tax information" later in this Prospectus for your specific type of retirement arrangement.


--------------------------------------------------------------------------------
For Rollover IRA and Rollover TSA contracts, we will send a form outlining the distribution options available in the year you reach age 70-1/2 (if you have not begun your annuity payments before that time).
--------------------------------------------------------------------------------


Under Rollover TSA contracts, you may not elect our automatic RMD service if a loan is outstanding.


FOR CONTRACTS WITH PRINCIPAL PROTECTOR(SM). If you elect Principal Protector(SM), provided no other withdrawals are taken during a contract year in which you participate in our Automatic RMD service, an automatic withdrawal using our service will not cause a GWB Excess withdrawal, even if it exceeds your GWB Annual withdrawal amount. If you take any other withdrawal while you participate in the service, however, this GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, you must elect and maintain participation in our Automatic RMD service at your required beginning date, or the contract date, if your required beginning date has occurred before the contract was purchased. See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


HOW WITHDRAWALS ARE TAKEN FROM YOUR ACCOUNT VALUE

Unless you specify otherwise, we will subtract your withdrawals on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If there is insufficient value or no value in the variable investment options, and the guaranteed interest option, any additional amount of the withdrawal required or the total amount of the withdrawal will be withdrawn from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option).

HOW WITHDRAWALS (AND TRANSFERS OUT OF THE SPECIAL 10 YEAR FIXED MATURITY OPTION) AFFECT YOUR GUARANTEED MINIMUM INCOME BENEFIT, GUARANTEED MINIMUM DEATH BENEFIT AND GUARANTEED PRINCIPAL BENEFIT OPTION 2

In general, withdrawals will reduce your guaranteed benefits on a pro rata basis. Reduction on a pro rata basis means that we calculate the percentage of your current account value that is being withdrawn and we reduce your current benefit by the same percentage. For example, if your account value is $30,000 and you withdraw $12,000, you have withdrawn 40% of your account value. If your benefit was $40,000 before the withdrawal, it would be reduced by $16,000 ($40,000 X .40) and your new benefit after the withdrawal would be $24,000 ($40,000 - $16,000).

Transfers out of the Special 10 year fixed maturity option will reduce the GPB Option 2 amount on a pro rata basis. In addition, if you make a contract withdrawal from the Special 10 year fixed maturity option, we will reduce your GPB Option 2 in a similar manner; however, the reduction will reflect both a transfer out of the Special 10 year fixed maturity option and a withdrawal from the contract. Therefore, the reduction in the GPB Option 2 is greater when you take a contract withdrawal from the Special 10 year fixed maturity option than it would be if you took the withdrawal from another investment option.

Similar to the example above, if your account value is $30,000 and you withdraw $12,000 from the Special 10 year fixed maturity option, you have withdrawn 40% of your account value. If your GPB Option 2 benefit was $40,000 before the withdrawal, the reduction to reflect the transfer out of the Special 10 year fixed maturity option would equal $16,000 ($40,000 x .40). The amount used to calculate the reduction to reflect the withdrawal from the contract is $24,000 ($40,000 - $16,000). The reduction to reflect the withdrawal would equal $9,600 ($24,000 x .40), and your new benefit after the withdrawal would be $14,400 ($24,000 - $9,600).


With respect to the Guaranteed minimum income benefit and the greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit, withdrawals will reduce each of the benefits' 6% Roll-Up to age 85 benefit base on a dollar-for-dollar basis, as long as the sum of withdrawals in a contract year is 6% or less of the 6% Roll-Up benefit base on the most recent contract date anniversary. Additional contributions made during the contract year do not affect the amount of withdrawals that can be taken on a dollar-for-dollar


46  Accessing your money
basis in that contract year. Once a withdrawal is taken that causes the sum of withdrawals in a contract year to exceed 6% of the benefit base on the most recent anniversary, that entire withdrawal and any subsequent withdrawals in that same contract year will reduce the benefit base pro rata. Reduction on a dollar-for-dollar basis means that your 6% Roll-Up to age 85 benefit base will be reduced by the dollar amount of the withdrawal for each Guaranteed benefit. The Annual Ratchet to age 85 benefit base will always be reduced on a pro rata basis.


HOW WITHDRAWALS AFFECT PRINCIPAL PROTECTOR(SM)

If you elect Principal Protector(SM), any withdrawal reduces your GWB benefit base by the amount of the withdrawal. In addition, a GWB Excess withdrawal can significantly reduce your GWB Annual withdrawal amount and further reduce your GWB benefit base. For more information, see "Effect of GWB Excess withdrawals" and "Other important considerations" under "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

WITHDRAWALS TREATED AS SURRENDERS


If you request to withdraw more than 90% of a contract's current cash value, we will treat it as a request to surrender the contract for its cash value. In addition, we have the right to pay the cash value and terminate this contract if no contributions are made during the last three completed contract years, and the account value is less than $500, or if you make a withdrawal that would result in a cash value of less than $500. The rules in the preceding sentence do not apply if the Guaranteed minimum income benefit no lapse guarantee is in effect on your contract. See "Surrendering your contract to receive its cash value" below. For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.

SPECIAL RULES FOR PRINCIPAL PROTECTOR(SM) . If you elect Principal Protector(SM), all withdrawal methods described above can be used. We will not treat a withdrawal request that results in a withdrawal in excess of 90% of the contract's cash value as a request to surrender the contract unless it is a GWB Excess withdrawal. In addition, we will not terminate your contract if either your account value or cash value falls below $500, unless it is due to a GWB Excess withdrawal. In other words, if you take a GWB Excess withdrawal that equals more than 90% of your cash value or reduces your cash value to less than $500, we will treat your request as a surrender of your contract even if your GWB benefit base is greater than zero. Please also see "Insufficient account value" in "Determining your contract value" earlier in this Prospectus. Please also see "Principal Protector(SM)" in "Contract features and benefits," earlier in this Prospectus, for more information on how withdrawals affect your guaranteed benefits and could potentially cause your contract to terminate.


LOANS UNDER ROLLOVER TSA CONTRACTS

You may take loans from a Rollover TSA unless restricted by the employer who provided the Rollover TSA funds. If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the funds told us when you purchased your contract. The employer must also tell us whether special employer plan rules of the Employee Retirement Income Security Act of 1974 ("ERISA") apply. We will not permit you to take a loan while you are enrolled in our "automatic required minimum distribution (RMD) service."

You should read the terms and conditions on our loan request form carefully before taking out a loan. Under Rollover TSA contracts subject to ERISA, you may only take a loan with the written consent of your spouse. Your contract contains further details of the loan provision. Please see Appendix VII later in this Prospectus for any state restrictions you may be subject to if you take a loan from a Rollover TSA contract. Also, see "Tax information" later in this Prospectus for general rules applicable to loans.

We will permit you to have only one loan outstanding at a time. The minimum loan amount is $1,000. The maximum amount is $50,000 or, if less, 50% of your account value, subject to any limits under the federal income tax rules. The term of a loan is five years. However, if you use the loan to acquire your primary residence, the term is 10 years. The term may not extend beyond the earliest of:

(1)  the date annuity payments begin,

(2)  the date the contract terminates, and

(3) the date a death benefit is paid (the outstanding loan will be deducted from the death benefit amount).

A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received. Interest will accrue daily on your outstanding loan at a rate we set. The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for Baa bonds for the calendar month ending two months before the first day of the calendar quarter in which the rate is determined.

LOAN RESERVE ACCOUNT. On the date your loan is processed, we will transfer the amount of your loan to the loan reserve account. Unless you specify otherwise, we will subtract your loan on a pro rata basis from your value in the variable investment options and the guaranteed interest option. If those amounts are insufficient, any additional amount of the loan will be subtracted from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. A market value adjustment will apply to withdrawals from the fixed maturity options (including the Special 10 year fixed maturity option). If the amounts are withdrawn from the Special 10 year fixed maturity option, the guaranteed benefit will be adversely affected. See "Guaranteed principal benefit option 2" in "Contract features and benefits" earlier in this Prospectus.

We will credit interest to the amount in the loan reserve account at a rate of 2% lower than the loan interest rate that applies for the time your loan is outstanding. On each contract date anniversary after the date the loan is processed, we will transfer the amount of interest earned in the loan reserve account to the variable investment options on a pro rata basis. When you make a loan repayment, unless you specify otherwise, we will transfer the dollar amount of the loan repaid

                                                        Accessing your money  47
from the loan reserve account to the investment options according to the allocation percentages we have on our records.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time while the annuitant is living and before you begin to receive annuity payments. (Rollover TSA contracts may have restrictions.) For a surrender to be effective, we must receive your written request and your contract at our processing office. We will determine your cash value on the date we receive the required information.


All benefits under the contract will terminate as of the date we receive the required information, including Principal Protector(SM) (if applicable) if your cash value is greater than your GWB Annual withdrawal amount. If you have a GWB benefit base greater than zero, you should consider the impact of a contract surrender on the Principal Protector(SM) benefit. If your surrender request does not constitute a GWB Excess withdrawal, you may be eligible for additional benefits. If, however, your surrender request constitutes a GWB Excess withdrawal, you will lose those benefits. Also, if the Guaranteed minimum income benefit no lapse guarantee is in effect under your contract, the Guaranteed minimum income benefit will terminate without value if your cash value plus any other withdrawals taken in the contract year exceed 6% of the Roll-Up benefit base (as of the beginning of the contract year). For more information, please see "Annuity benefit" under "Insufficient account value" in "Determining your contract value" and "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.


You may receive your cash value in a single sum payment or apply it to one or more of the annuity payout options. See "Your annuity payout options" below. For the tax consequences of surrenders, see "Tax information" later in this Prospectus.

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments out of the variable investment options within seven calendar days after the date of the transaction to which the request relates. These transactions may include applying proceeds to a variable annuity, payment of a death benefit, payment of any amount you withdraw and, upon surrender, payment of the cash value. We may postpone such payments or applying proceeds for any period during which:

(1)  the New York Stock Exchange is closed or restricts trading,

(2) sales of securities or determination of the fair value of a variable investment option's assets is not reasonably practicable because of an emergency, or

(3) the SEC, by order, permits us to defer payment to protect people remaining in the variable investment options.

We can defer payment of any portion of your value in the guaranteed interest option and fixed maturity options (other than for death benefits) for up to six months while you are living. We also may defer payments for a reasonable amount of time (not to exceed 10 days) while we are waiting for a contribution check to clear.

All payments are made by check and are mailed to you (or the payee named in a tax-free exchange) by U.S. mail, unless you request that we use an express delivery service at your expense.

YOUR ANNUITY PAYOUT OPTIONS


Deferred annuity contracts such as Accumulator(R) Select(SM) provide for conversion to payout status at or before the contract's "maturity date." This is called annuitization. When you annuitize, your Accumulator(R) Select(SM) contract and all its benefits will terminate and you will receive a supplemental annuity payout contract ("payout option") that provides periodic payments for life or for a specified period of time. In general, the periodic payment amount is determined by the account value or cash value of your Accumulator(R) Select(SM) contract at the time of annuitization and the annuity purchase factor to which that value is applied, as described below. Alternatively, if you have a Guaranteed minimum income benefit, you may exercise your benefit in accordance with its terms.

Your Accumulator(R) Select(SM) contract guarantees that upon annuitization, your annuity account value will be applied to a guaranteed annuity purchase factor for a life annuity payout option. In addition, you may apply your account value or cash value, whichever is applicable, to any other annuity payout option that we may offer at the time of annuitization. We currently offer you several choices of annuity payout options. Some enable you to receive fixed annuity payments, which can be either level or increasing, and others enable you to receive variable annuity payments. Please see Appendix VII later in this Prospectus for variations that may apply in your state.

You can choose from among the annuity payout options listed below. Restrictions may apply, depending on the type of contract you own or the annuitant's age at contract issue. In addition, if you are exercising your Guaranteed minimum income benefit, your choice of payout options are those that are available under the Guaranteed minimum income benefit (see "Guaranteed minimum income benefit option" in "Contract features and benefits" earlier in this Prospectus). If you elect Principal Protector(SM) and choose to annuitize your contract, Principal Protector(SM) will terminate without value even if your GWB benefit base is greater than zero. Payments you receive under the annuity payout option you select may be less than you would have received under Principal Protector(SM). See "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus for further information.


--------------------------------------------------------------------------------
Fixed annuity payout options          Life annuity
                                      Life annuity with period certain Life
                                      annuity with refund certain Period certain
                                      annuity
--------------------------------------------------------------------------------
Variable Immediate Annuity            Life annuity
   payout options                     Life annuity with period certain
--------------------------------------------------------------------------------
Income Manager(R) payout options      Life annuity with period certain
   (available for annuitants age 83   Period certain annuity
   or less at contract issue)
--------------------------------------------------------------------------------
o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last monthly payment before the annuitant's death. Because there is no continuation of benefits following the annuitant's death with this payout option, it

48  Accessing your money
   provides the highest monthly payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity with period certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the end of a selected period of time ("period certain"), payments continue to the beneficiary for the balance of the period certain. The period certain cannot extend beyond the annuitant's life expectancy. A life annuity with a period certain is the form of annuity under the contracts that you will receive if you do not elect a different payout option. In this case, the period certain will be based on the annuitant's age and will not exceed 10 years.

o Life annuity with refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments to the beneficiary will continue until that amount has been recovered. This payout option is available only as a fixed annuity.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15, or 20 years. This guaranteed period may not exceed the annuitant's life expectancy. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments. This payout option is available only as a fixed annuity.

The life annuity, life annuity with period certain, and life annuity with refund certain payout options are available on a single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, payments continue to the survivor. We may offer other payout options not outlined here. Your financial professional can provide details.

FIXED ANNUITY PAYOUT OPTIONS

With fixed annuities, we guarantee fixed annuity payments will be based either on the tables of guaranteed annuity purchase factors in your contract or on our then current annuity purchase factors, whichever is more favorable for you.

VARIABLE IMMEDIATE ANNUITY PAYOUT OPTIONS

Variable Immediate Annuities are described in a separate prospectus that is available from your financial professional. Before you select a Variable Immediate Annuity payout option, you should read the prospectus which contains important information that you should know.


Variable Immediate Annuities may be funded through your choice of available variable investment options investing in portfolios of AXA Premier VIP Trust and EQ Advisors Trust. The contract also offers a fixed income annuity payout option that can be elected in combination with the variable annuity payout option. The amount of each variable income annuity payment will fluctuate, depending upon the performance of the variable investment options, and whether the actual rate of investment return is higher or lower than an assumed base rate.


INCOME MANAGER(R) PAYOUT OPTIONS

The Income Manager(R) payout annuity contracts differ from the other payout annuity contracts. The other payout annuity contracts may provide higher or lower income levels, but do not have all the features of the Income Manager(R) payout annuity contract. You may request an illustration of the Income Manager(R) payout annuity contract from your financial professional. Income Manager(R) payout options are described in a separate prospectus that is available from your financial professional. Before you select an Income Manager(R) payout option, you should read the prospectus which contains important information that you should know.

Both NQ and IRA Income Manager(R) payout options provide guaranteed level payments. The Income Manager(R) (life annuity with period certain) also provides guaranteed increasing payments (NQ contracts only).

For Rollover TSA contracts, if you want to elect an Income Manager(R) payout option, we will first roll over amounts in such contract to a Rollover IRA contract with the plan participant as owner. You must be eligible for a distribution under the Rollover TSA contract.

You may choose to apply only part of the account value of your Accumulator(R) Select(SM) contract to an Income Manager(R) payout annuity. In this case, we will consider any amounts applied as a withdrawal from your Accumulator(R) Select(SM). For the tax consequences of withdrawals, see "Tax information" later in this Prospectus.


The Income Manager(R) payout options are not available in all states.


THE AMOUNT APPLIED TO PURCHASE AN ANNUITY PAYOUT OPTION

The amount applied to purchase an annuity payout option varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market value adjustments.

If amounts in a fixed maturity option are used to purchase any annuity payout option, prior to the maturity date, a market value adjustment will apply.

SELECTING AN ANNUITY PAYOUT OPTION

When you select a payout option, we will issue you a separate written agreement confirming your right to receive annuity payments. We require you to return your contract before annuity payments begin. The contract owner and annuitant must meet the issue age and payment requirements.

You can choose the date annuity payments begin but it may not be earlier than thirteen months from the Accumulator(R) Select(SM) contract date. Except with respect to the Income Manager(R) annuity payout options, where payments are made on the 15th day of each month, you can change the date your annuity payments are to begin anytime before that date as long as you do not choose a date later than the 28th day of any month. Also, that date may not be later than the annuity maturity date described below.

The amount of the annuity payments will depend on the amount applied to purchase the annuity and the applicable annuity purchase factors, discussed earlier.

                                                        Accessing your money  49

In no event will you ever receive payments under a fixed option or an initial payment under a variable option of less than the minimum amounts guaranteed by the contract.

If, at the time you elect a payout option, the amount to be applied is less than $2,000 or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.


If you select an annuity payout option and payments have begun, no change can be made other than: (i) transfers (if permitted in the future) among the variable investment options if a Variable Immediate Annuity payout option is selected; and (ii) withdrawals or contract surrender (subject to a market value adjustment) if an Income Manager(R) annuity payout option is chosen.

ANNUITY MATURITY DATE

Your contract has a maturity date by which you must either take a lump sum withdrawal or select an annuity payout option. The maturity date is generally the contract date anniversary that follows the annuitant's 95th birthday. We will send a notice with the annual statement one year prior to the maturity age.

Please see Appendix VII later in this Prospectus for variations that may apply in your state.


50  Accessing your money

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5. Charges and expenses

--------------------------------------------------------------------------------

CHARGES THAT AXA EQUITABLE DEDUCTS

We deduct the following charges each day from the net assets of each variable investment option. These charges are reflected in the unit values of each variable investment option:

o A mortality and expense risks charge

o An administrative charge

o A distribution charge

We deduct the following charges from your account value. When we deduct these charges from your variable investment options, we reduce the number of units credited to your contract:


o On each contract date anniversary -- an annual administrative charge, if applicable.

o On each contract date anniversary, a charge for each optional benefit that you elect: a death benefit (other than the Standard death benefit); the Guaranteed minimum income benefit; Principal Protector(SM); and Protection Plus(SM).


o On the first 10 contract date anniversaries -- a charge for GPB Option 2, if you elect this optional benefit.

o At the time annuity payments are to begin -- charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. An annuity administrative fee may also apply.

More information about these charges appears below. We will not increase these charges for the life of your contract, except as noted. We may reduce certain charges under group or sponsored arrangements. See "Group or sponsored arrangements" later in this section .

The charges under the contracts are designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the contracts. They are also designed, in the aggregate, to compensate us for the risks of loss we assume pursuant to the contracts. If, as we expect, the charges that we collect from the contracts exceed our total costs in connection with the contracts, we will earn a profit. Otherwise, we will incur a loss.

The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this Prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray, a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk. Nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the policies.

To help with your retirement planning, we may offer other annuities with different charges, benefits and features. Please contact your financial professional for more information.

MORTALITY AND EXPENSE RISKS CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for mortality and expense risks, including the Standard guaranteed minimum death benefit. The daily charge is equivalent to an annual rate of 1.10% of the net assets in each variable investment option.

The mortality risk we assume is the risk that annuitants as a group will live for a longer time than our actuarial tables predict. If that happens, we would be paying more in annuity income than we planned. We also assume a risk that the mortality assumptions reflected in our guaranteed annuity payment tables, shown in each contract, will differ from actual mortality experience. Lastly, we assume a mortality risk to the extent that at the time of death, the guaranteed minimum death benefit exceeds the cash value of the contract. The expense risk we assume is the risk that it will cost us more to issue and administer the contracts than we expect.

ADMINISTRATIVE CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for administrative expenses under the contracts. The daily charge is equivalent to an annual rate of 0.25% of the net assets in each variable investment option.

DISTRIBUTION CHARGE

We deduct a daily charge from the net assets in each variable investment option to compensate us for a portion of our sales expenses under the contracts. The daily charge is equivalent to an annual rate of 0.35% of the net assets in each variable investment option.

ANNUAL ADMINISTRATIVE CHARGE

We deduct an administrative charge from your account value on each contract date anniversary. We deduct the charge if your account value on the last business day of the contract year is less than $50,000. If your account value on such date is $50,000 or more, we do not deduct the charge. During the first two contract years, the charge is equal to $30 or, if less, 2% of your account value. The charge is $30 for contract years three and later.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment

                                                        Charges and expenses  51
will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM DEATH BENEFIT CHARGE

ANNUAL RATCHET TO AGE 85. If you elect the Annual Ratchet to age 85 enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.25% of the Annual Ratchet to age 85 benefit base.


GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85. If you elect this enhanced death benefit, we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.60% of the greater of the 6% Roll-Up to age 85 or the Annual Ratchet to age 85 benefit base.


We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/Guaranteed minimum income benefit roll-up benefit base reset option.


STANDARD DEATH BENEFIT. There is no additional charge for the standard death benefit.

GUARANTEED PRINCIPAL BENEFIT OPTION 2

If you purchase GPB Option 2, we deduct a charge annually from your account value on the first 10 contract date anniversaries. The charge is equal to 0.50% of the account value. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct any remaining portion of the charge from amounts in any fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


GUARANTEED MINIMUM INCOME BENEFIT CHARGE

If you elect the Guaranteed minimum income benefit, we deduct a charge annually from your account value on each contract date anniversary until such time as you exercise the Guaranteed minimum income benefit, elect another annuity payout option, or the contract date anniversary after the annuitant reaches 85, whichever occurs first. The charge is equal to 0.65% of the applicable benefit base in effect on the contract date anniversary.

We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are still insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options.


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.

There is no charge if you exercise the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option or for the Guaranteed minimum income benefit no lapse guarantee.


PROTECTION PLUS(SM) CHARGE

If you elect Protection Plus(SM), we deduct a charge annually from your account value on each contract date anniversary for which it is in effect. The charge is equal to 0.35% of the account value on each contract date anniversary. We will deduct this charge from your value in the variable investment options and the guaranteed interest option on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest maturity date(s) first. If such amounts are still insufficient, we will deduct any remaining portion from the Special 10 year fixed maturity option. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A market value adjustment will apply to deductions from the fixed maturity options (including the Special 10 year fixed maturity option).

52  Charges and expenses

If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


PRINCIPAL PROTECTOR(SM) CHARGE

If you elect Principal Protector(SM), we deduct a charge annually as a percentage of your account value on each contract anniversary. If you elect the 5% GWB Annual withdrawal option, the charge is equal to 0.35%. If you elect the 7% GWB Annual withdrawal option, the charge is equal to 0.50%. We will deduct this charge from your value in the variable investment options and the guaranteed interest option (see Appendix VII later in this Prospectus to see if deducting this charge from the guaranteed interest option is permitted in your state) on a pro rata basis. If those amounts are insufficient, we will deduct all or a portion of the charge from the fixed maturity options in the order of the earliest maturity date(s) first. If the contract is surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. If you die, and your beneficiary continues Principal Protector(SM) under the Beneficiary continuation option, we will not deduct a pro rata portion of the charge upon your death. However the Principal Protector(SM) charge will continue. A market value adjustment will apply to deductions from the fixed maturity options.

If your GWB benefit base falls to zero but your contract is still in force, the charge will be suspended as of the next contract date anniversary. The charge will be reinstated, as follows: (i) if you make a subsequent contribution, we will reinstate the charge that was in effect at the time your GWB benefit base became depleted, (ii) if you elect to exercise the Optional step up provision, we will reinstate a charge, as discussed immediately below, and (iii) if your beneficiary elects the Beneficiary continuation option and reinstates the Principal Protector(SM) benefit with a one time step up, we will reinstate the charge that was in effect when the GWB benefit base fell to zero.

If your beneficiary elects the Beneficiary continuation option, and is eligible to continue Principal Protector(SM), the benefit and the charge will continue unless your beneficiary tells us to terminate the benefit at the time of election.

OPTIONAL STEP UP CHARGE. Every time you elect the Optional step up, we reserve the right to raise the benefit charge at the time of the step up. The maximum charge for Principal Protector(SM) with a 5% GWB Annual withdrawal option is 0.60%. The maximum charge for Principal Protector(SM) with a 7% GWB Annual withdrawal amount option is 0.80%. The increased charge, if any, will apply as of the next contract anniversary following the step up and on all contract anniversaries thereafter.

If you die and your beneficiary elects the Beneficiary continuation option, if available, a one time step up only (at no additional charge) is applicable. For more information on the Optional step up, one time step up and Automatic reset provisions, see "Principal Protector(SM) " in "Contract features and benefits."


If your account value is insufficient to pay this charge, your contract will terminate without value and you will lose any applicable guaranteed benefits except as noted under "Insufficient account value" in "Determining your contract's value" earlier in this Prospectus.


CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state. Generally, we deduct the charge from the amount applied to provide an annuity payout option. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%.


VARIABLE IMMEDIATE ANNUITY ANNUITIZATION PAYOUT OPTION ADMINISTRATIVE FEE

We currently deduct a fee of $350 from the amount to be applied to the Variable Immediate Annuity annuitization payout option. This option may not be available at the time you elect to annuitize or it may have a different charge.


CHARGES THAT THE TRUSTS DEDUCT

The Trusts deduct charges for the following types of fees and expenses:


o   Management fees ranging from 0.10% to 1.50%.


o   12b-1 fees of either 0.25% or 0.35%.

o Operating expenses, such as trustees' fees, independent public accounting firms' fees, legal counsel fees, administrative service fees, custodian fees and liability insurance.

o   Investment-related expenses, such as brokerage commissions.

These charges are reflected in the daily share price of each portfolio. Since shares of each Trust are purchased at their net asset value, these fees and expenses are, in effect, passed on to the variable investment options and are reflected in their unit values. For more information about these charges, please refer to the prospectuses for the Trusts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the mortality and expense risks charge or change the minimum initial contribution requirements. We also may change the Guaranteed minimum income benefit or the Guaranteed minimum death benefit, or offer variable investment options that invest in shares of the Trusts that are not subject to the 12b-1 fee. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Group arrangements are not available for Rollover IRA and Roth Conversion IRA contracts. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis.

Our costs for sales, administration and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We also may establish different rates to maturity for the fixed maturity options under different classes of contracts for group or sponsored arrangements.

                                                        Charges and expenses  53

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, ERISA or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate charges when sales are made in a manner that results in savings of sales and administrative expenses, such as sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of charges where it would be unfairly discriminatory.

54  Charges and expenses

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6. Payment of death benefit

--------------------------------------------------------------------------------

YOUR BENEFICIARY AND PAYMENT OF BENEFIT


You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective as of the date the written request is executed, whether or not you are living on the date the change is received in our processing office. We are not responsible for any beneficiary change request that we do not receive. We will send you written confirmation when we receive your request.

Under jointly owned contracts, the surviving owner is considered the beneficiary, and will take the place of any other beneficiary. You may be limited as to the beneficiary you can designate in a Rollover TSA contract. Where an NQ contract is owned for the benefit of a minor pursuant to the Uniform Gift to Minors Act or the Uniform Transfer to Minors Act, the beneficiary must be the estate of the minor. Where an IRA contract is owned in a custodial individual retirement account, the custodian must be the beneficiary.

The death benefit is equal to your account value (without adjustment for any otherwise applicable negative market value adjustment) or, if greater, the applicable Guaranteed minimum death benefit. We determine the amount of the death benefit (other than the applicable Guaranteed minimum death benefit) and any amount applicable under the Protection Plus(SM) feature, as of the date we receive satisfactory proof of the annuitant's death, any required instructions for the method of payment, information and forms necessary to effect payment. The amount of the applicable Guaranteed minimum death benefit will be such Guaranteed minimum death benefit as of the date of the annuitant's death, adjusted for any subsequent withdrawals. For Rollover TSA contracts with outstanding loans, we will reduce the amount of the death benefit by the amount of the outstanding loan, including any accrued but unpaid interest on the date that the death benefit payment is made.

Your beneficiary designation may specify the form of death benefit payout (such as a life annuity), provided the payout you elect is one that we offer both at the time of designation and when the death benefit is payable. In general, the beneficiary will have no right to change the election. You should be aware that
(i) in accordance with current federal income tax rules, we apply a predetermined death benefit annuity payout election only if payment of the death benefit amount begins within one year following the date of death, which payment may not occur if the beneficiary has failed to provide all required information before the end of that period, (ii) we will not apply the predetermined death benefit payout election if doing so would violate any federal income tax rules or any other applicable law, and (iii) a beneficiary or a successor owner who continues the contract under one of the continuation options described below will have the right to change your annuity payout election.


EFFECT OF THE ANNUITANT'S DEATH

If the annuitant dies before the annuity payments begin, we will pay the death benefit to your beneficiary.

Generally, the death of the annuitant terminates the contract. However, a surviving spouse, who is the sole primary beneficiary, of the deceased owner/annuitant can choose to be treated as the successor owner/annuitant and continue the contract. The Successor owner/ annuitant feature is only available under NQ and individually owned IRA (other than Inherited IRAs) contracts. See "Inherited IRA beneficiary continuation contract" in "Contracts features and benefits," earlier in this Prospectus.

For NQ and all types of IRA contracts, a beneficiary may be able to have limited ownership as discussed under "Beneficiary continuation option" below.

WHEN AN NQ CONTRACT OWNER DIES BEFORE THE ANNUITANT


Under certain conditions the owner changes after the original owner's death for purposes of receiving required distributions from the contract. When you are not the annuitant under an NQ contract and you die before annuity payments begin, unless you specify otherwise, the beneficiary named to receive this death benefit upon the annuitant's death will become the successor owner. If you do not want this beneficiary to be the successor owner, you should name a specific successor owner. You may name a successor owner at any time during your life by sending satisfactory notice to our processing office. If the contract is jointly owned and the first owner to die is not the annuitant, the surviving owner becomes the sole contract owner. This person will be considered the successor owner for purposes of the distribution rules described in this section. The surviving owner automatically takes the place of any other beneficiary designation.

You should carefully consider the following if you have elected the Guaranteed minimum income benefit and you are the owner, but not the annuitant. Because the payments under the Guaranteed minimum income benefit are based on the life of the annuitant, and the federal tax law required distributions described below are based on the life of the successor owner, a successor owner who is not also the annuitant may not be able to exercise the Guaranteed minimum income benefit, if you die before annuity payments begin. Therefore, one year before you become eligible to exercise the Guaranteed minimum income benefit, you should consider the effect of your beneficiary designations on potential payments after your death. For more information, see "Exercise rules," under "Guaranteed minimum income benefit option," in "Contract features and benefits" earlier in this Prospectus.


Unless the surviving spouse of the owner who has died (or in the case of a joint ownership situation, the surviving spouse of the first owner to die) is the successor owner for this purpose, the entire interest in the contract must be distributed under the following rules:

o The cash value of the contract must be fully paid to the successor owner (new owner) within five years after your death (the "5-year rule"), or in a joint ownership situation, the death of the first owner to die.

                                                    Payment of death benefit  55

o If Principal Protector(SM) was elected and if the "5-year rule" is elected and the successor owner dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value. The successor owner should consult with a tax adviser before choosing to use the "5 year rule." The GWB benefit base may be adversely affected if the successor owner makes any withdrawals that cause a GWB Excess withdrawal. Also, when the contract terminates at the end of 5 years, any remaining GWB benefit base would be lost. If you elect Principal Protector(SM), the successor owner has the option to terminate the benefit and charge upon receipt by us of due proof of death and notice to discontinue the benefit; otherwise, the benefit and charge will automatically continue.

o The successor owner may instead elect to receive the cash value as a life annuity (or payments for a period certain of not longer than the successor owner's life expectancy). Payments must begin within one year after the non-annuitant owner's death. Unless this alternative is elected, we will pay any cash value five years after your death (or the death of the first owner to die).

o A successor owner should consider naming a new beneficiary.


If the surviving spouse is the successor owner or joint owner, the spouse may elect to continue the contract. No distributions are required as long as the surviving spouse and annuitant are living. An eligible successor owner, including a surviving joint owner after the first owner dies, may elect the beneficiary continuation option for NQ contracts discussed in "Beneficiary continuation option" below.

HOW DEATH BENEFIT PAYMENT IS MADE

We will pay the death benefit to the beneficiary in the form of the annuity payout option you have chosen. If you have not chosen an annuity payout option as of the time of the annuitant's death, the beneficiary will receive the death benefit in a single sum. Payment of the death benefit in a lump sum terminates all rights and any applicable guarantees under the contract, including Guaranteed minimum income benefit, GPB Options 1 and 2, and Principal Protector(SM). Subject to any exceptions in the contract, our rules and any applicable requirements under federal income tax rules, the beneficiary may elect to apply the death benefit to one or more annuity payout options we offer at the time. See "Your annuity payout options" in "Accessing your money" earlier in this Prospectus. Please note that any annuity payout option chosen may not extend beyond the life expectancy of the beneficiary.

SUCCESSOR OWNER AND ANNUITANT

If you are both the contract owner and the annuitant, and your spouse is the sole primary beneficiary or the joint owner, then your spouse may elect to receive the death benefit or continue the contract as successor owner/annuitant. The successor owner/annuitant must be 85 or younger as of the date of the non-surviving spouse's death.

If your surviving spouse decides to continue the contract, then as of the date we receive satisfactory proof of your death, any required instructions, information and forms necessary to effect the Successor owner/annuitant feature, we will increase the account value to equal your elected Guaranteed minimum death benefit as of the date of your death if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature and adjusted for any subsequent withdrawals. The increase in the account value will be allocated to the investment options according to the allocation percentages we have on file for your contract.

We will determine whether your applicable Guaranteed minimum death benefit option will continue as follows:

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 84 or younger at death, the guaranteed minimum death benefit continues based upon the option that was elected by the original owner/annuitant and will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 75 or younger on the date of the original owner/annuitant's death, and the original owner/ annuitant was age 85 or older at death, we will reinstate the Guaranteed minimum death benefit that was elected by the original owner/annuitant. The benefit will continue to grow according to its terms until the contract date anniversary following the date the successor owner/annuitant reaches age 85.

o If the successor owner/annuitant is age 76 or over on the date of the original owner/annuitant's death, the Guaranteed minimum death benefit will no longer grow, and we will no longer charge for the benefit.

If you elect Principal Protector(SM), the benefit and charge will remain in effect. If the GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

Where an IRA contract is owned in a custodial individual retirement account, and your spouse is the sole beneficiary of the account, the custodian may request that the spouse be substituted as annuitant after your death.


For information on the operation of the successor owner/annuitant feature with the Guaranteed minimum income benefit, see "Exercise of Guaranteed minimum income benefit" under "Guaranteed minimum income benefit option" in "Contract features and benefits," earlier in this Prospectus. For information on the operation of this feature with Protection Plus(SM), see "Protection Plus(SM)" in "Guaranteed minimum death benefit "under "Contract features and benefits," earlier in this Prospectus.


SPOUSAL PROTECTION

SPOUSAL PROTECTION OPTION FOR NQ CONTRACTS ONLY. This feature permits spouses who are joint contract owners to increase the account

56  Payment of death benefit
value to equal the guaranteed minimum death benefit, if higher, and by the value of any Protection Plus(SM) benefit, if elected, upon the death of either spouse. This account value "step up" occurs even if the surviving spouse was the named annuitant. If you and your spouse jointly own the contract and one of you is the named annuitant, you may elect the Spousal protection option at the time you purchase your contract at no additional charge. Both spouses must be between the ages of 20 and 70 at the time the contract is issued and must each be named the primary beneficiary in the event of the other's death.


The annuitant's age is generally used for the purpose of determining contract benefits. However, for the Annual Ratchet to age 85 and the Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 guaranteed minimum death benefits and the Protection Plus(SM) benefit, the benefit is based on the older spouse's age. The older spouse may or may not be the annuitant. However, for purposes of the Guaranteed minimum death benefit/guaranteed minimum income benefit roll-up benefit base reset option, the last age at which the benefit base may be reset is based on the annuitant's age, not the older spouse's age.


If the annuitant dies prior to annuitization, the surviving spouse may elect to receive the death benefit, including the value of the Protection Plus(SM) benefit, or, if eligible, continue the contract as the sole owner/ annuitant by electing the successor owner/annuitant option. If the non-annuitant spouse dies prior to annuitization, the surviving spouse continues the contract automatically as the sole owner/annuitant. In either case, the contract would continue, as follows:


o As of the date we receive due proof of the spouse's death, the account value will be reset to equal the Guaranteed minimum death benefit as of the date of the non-surviving spouse's death, if higher, increased by the value of the Protection Plus(SM) benefit.


o The Guaranteed minimum death benefit continues to be based on the older spouse's age for the life of the contract, even if the younger spouse is originally or becomes the sole owner/annuitant.

o The Protection Plus(SM) benefit will now be based on the surviving spouse's age at the date of the non-surviving spouse's death for the remainder of the life of the contract. If the benefit had been previously frozen because the older spouse had attained age 80, it will be reinstated if the surviving spouse is age 75 or younger. The benefit is then frozen on the contract date anniversary after the surviving spouse reaches age 80. If the surviving spouse is age 76 or older, the benefit will be discontinued even if the surviving spouse is the older spouse (upon whose age the benefit was originally based).

o The Guaranteed minimum income benefit may continue if the benefit had not already terminated and the benefit will be based on the successor owner/annuitant, if applicable. See "Guaranteed minimum income benefit" in "Contract features and benefits" earlier in this Prospectus.

o If you elect Principal Protector(SM), the benefit and charge will remain in effect. If your GWB benefit base is zero at the time of your death, and the charge had been suspended, the charge will be reinstated if any of the events, described in "Principal Protector(SM) charge" in "Charges and expenses" earlier in this Prospectus, occur. The GWB benefit base will not automatically be stepped up to equal the account value, if higher, upon your death. Your spouse must wait five complete years from the prior step up or from contract issue, whichever is later, in order to be eligible for the Optional step up. For more information, see "Principal Protector(SM)" in "Contract features and benefits" earlier in this Prospectus.

We will not allow Spousal protection to be added after contract issue. If there is a change in owner or primary beneficiary, the Spousal protection benefit will be terminated. If you divorce but do not change the owner or primary beneficiary, Spousal protection continues.

BENEFICIARY CONTINUATION OPTION


This feature permits a designated individual, on the contract owner's death, to maintain a contract in the deceased contract owner's name and receive distributions under the contract, instead of receiving the death benefit in a single sum. We make this option available to beneficiaries under traditional IRA, Roth IRA and NQ contracts, subject to state availability. Please speak with your financial professional or see Appendix VII later in this Prospectus for further information.

Where an IRA contract is owned in a custodial individual retirement account, the custodian may reinvest the death benefit in an individual retirement annuity contract, using the account beneficiary as the annuitant. Please speak with your financial professional for further information.

BENEFICIARY CONTINUATION OPTION FOR TRADITIONAL IRA AND ROTH IRA CONTRACTS ONLY. The beneficiary continuation option must be elected by September 30th of the year following the calendar year of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option. If the election is made, then, as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.


Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy (determined in the calendar year after your death and determined on a term certain basis). These payments must begin no later than December 31st of the calendar year after the year of your death. For sole spousal beneficiaries, payments may begin by December 31st of the calendar year in which you would have reached age 70-1/2, if such time is later. For traditional IRA contracts only, if you die before your Required Beginning Date for Required Minimum Distributions, as discussed later in this Prospectus in "Tax information" under "Individual retirement arrangements (IRAs)," the beneficiary may choose the "5-year rule" option instead of annual payments over life expectancy. The 5-year rule is always available to beneficiaries under Roth IRA contracts. If the beneficiary chooses this option, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by December 31st of the calendar year which contains the fifth anniversary of your death.

Under the beneficiary continuation option for IRA and Roth IRA contracts:

                                                    Payment of death benefit  57

o   The contract continues in your name for the benefit of your beneficiary.

o This feature is only available if the beneficiary is an individual. Certain trusts with only individual beneficiaries will be treated as individuals for this purpose.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the beneficiary's own life expectancy, if payments over life expectancy are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o The beneficiary may choose at any time to withdraw all or a portion of the account value.

o   Any partial withdrawal must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking required minimum distributions based on the remaining life expectancy of the deceased beneficiary or to receive any remaining interest in the contract in a lump sum. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

o   The beneficiary was 75 or younger on the original contract date.

o The benefit and charge will remain in effect unless your ben eficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

o If there are multiple beneficiaries each beneficiary's interest in the GWB benefit base will be separately accounted for.

o As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

o If scheduled payments are elected, the beneficiary's sched uled payments will be calculated, using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect the scheduled payments rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.


BENEFICIARY CONTINUATION OPTION FOR NQ CONTRACTS ONLY. This feature, also known as the Inherited annuity, may only be elected when the NQ contract owner dies before the annuity maturity date, whether or not the owner and the annuitant are the same person. If the owner and annuitant are different and the owner dies before the annuitant, for purposes of this discussion, "beneficiary" refers to the successor owner. For a discussion of successor owner, see "When an NQ contract


58  Payment of death benefit
owner dies before the annuitant" earlier in this section. This feature must be elected within 9 months following the date of your death and before any other inconsistent election is made. Beneficiaries who do not make a timely election will not be eligible for this option.

Generally, payments will be made once a year to the beneficiary over the beneficiary's life expectancy, determined on a term certain basis and in the year payments start. These payments must begin no later than one year after the date of your death and are referred to as "scheduled payments." The beneficiary may choose the "5-year rule" instead of scheduled payments over life expectancy. If the beneficiary chooses the 5-year rule, there will be no scheduled payments. Under the 5-year rule, the beneficiary may take withdrawals as desired, but the entire account value must be fully withdrawn by the fifth anniversary of your death.

Under the beneficiary continuation option for NQ contracts (regardless of whether the owner and annuitant are the same person):

o This feature is only available if the beneficiary is an individual. It is not available for any entity such as a trust, even if all of the beneficiaries of the trust are individuals.

o   The contract continues in your name for the benefit of your beneficiary.

o If there is more than one beneficiary, each beneficiary's share will be separately accounted for. It will be distributed over the respective beneficiary's own life expectancy, if scheduled payments are chosen.

o The minimum amount that is required in order to elect the beneficiary continuation option is $5,000 for each beneficiary.

o The beneficiary may make transfers among the investment options but no additional contributions will be permitted.

o If you had elected the Guaranteed minimum income benefit, an optional enhanced death benefit, GPB Option 2 or Principal Protector(SM) (in certain circumstances) under the contract, they will no longer be in effect and charges for such benefits will stop. Also, any Guaranteed minimum death benefit feature will no longer be in effect. See below for certain circumstances where Principal Protector(SM) may continue to apply.

o If the beneficiary chooses the "5-year rule," withdrawals may be made at any time. If the beneficiary instead chooses scheduled payments, the beneficiary must also choose between two potential withdrawal options at the time of election. If the beneficiary chooses "Withdrawal Option 1", the beneficiary cannot later withdraw funds in addition to the scheduled payments the beneficiary is receiving; "Withdrawal Option 1" permits total surrender only. "Withdrawal Option 2" permits the beneficiary to take withdrawals, in addition to scheduled payments, at any time. However, the scheduled payments under "Withdrawal Option 1" are afforded favorable tax treatment as "annuity payments." See "Taxation of nonqualified annuities" in "Tax Information" later in this Prospectus.

o   Any partial withdrawals must be at least $300.

o Your beneficiary will have the right to name a beneficiary to receive any remaining interest in the contract on the beneficiary's death.

o Upon the death of your beneficiary, the beneficiary he or she has named has the option to either continue taking scheduled payments based on the remaining life expectancy of the deceased beneficiary (if scheduled payments were chosen) or to receive any remaining interest in the contract in a lump sum. We will pay any remaining interest in the contract in a lump sum if your beneficiary elects the 5-year rule. The option elected will be processed when we receive satisfactory proof of death, any required instructions for the method of payment and any required information and forms necessary to effect payment.

o If you had elected Principal Protector(SM), your spousal beneficiary may not continue Principal Protector(SM), and the benefit will terminate without value, even if the GWB benefit base is greater than zero. In general, spousal beneficiaries who wish to continue Principal Protector(SM) should consider continuing the contract under the Successor owner and annuitant feature, if eligible. In general, eligibility requires that you must be the owner and annuitant and your spouse must be the sole primary beneficiary. Please see "Successor owner and annuitant" in "How death benefit payment is made" under "Payment of death benefit" earlier in this Prospectus for further details. If there are multiple beneficiaries who elect the Beneficiary continuation option, the spousal beneficiary may continue the contract without Principal Protector(SM) and non-spousal beneficiaries may continue with Principal Protector(SM). In this case, the spouse's portion of the GWB benefit base will terminate without value.

o If the non-spousal beneficiary chooses scheduled payments under "Withdrawal Option 1," as discussed above in this section, Principal Protector(SM) may not be continued and will automatically terminate without value even if the GWB benefit base is greater than zero.

o If you had elected Principal Protector(SM), your non-spousal beneficiary may continue the benefit, as follows:

     o    The beneficiary was 75 or younger on the original contract date.

     o The benefit and charge will remain in effect unless your beneficiary tells us to terminate the benefit at the time of the Beneficiary continuation option election.

     o One time step up: Upon your death, if your account value is greater than the GWB benefit base, the GWB benefit base will be automatically stepped up to equal the account value, at no additional charge. If Principal Protector(SM) is not in effect at the time of your death because the GWB benefit base is zero, the beneficiary may reinstate the benefit (at the charge that was last in effect) with the one time step up. If the beneficiary chooses not to reinstate the Principal Protector(SM) at the time the Beneficiary continuation option is elected, Principal Protector(SM) will terminate.

     o If there are multiple beneficiaries, each beneficiary's interest in the GWB benefit base will be separately accounted for.

     o As long as the GWB benefit base is $5,000 or greater, the beneficiary may elect the Beneficiary continuation option and continue Principal Protector(SM) even if the account value is less than $5,000.

                                                    Payment of death benefit  59

     o If scheduled payments under "Withdrawal Option 2" is elected, the beneficiary's scheduled payments will be calculated using the greater of the account value or the GWB benefit base, as of each December 31. If the beneficiary dies prior to receiving all payments, we will make the remaining payments to the person designated by the deceased non-spousal beneficiary, unless that person elects to take any remaining account value in a lump sum, in which case any remaining GWB benefit base will terminate without value.

     o If the "5-year rule" is elected and the beneficiary dies prior to the end of the fifth year, we will pay any remaining account value in a lump sum and the contract and any remaining GWB benefit base will terminate without value.

     o Provided no other withdrawals are taken during a contract year while the beneficiary receives scheduled payments, the scheduled payments will not cause a GWB Excess withdrawal, even if they exceed the GWB Annual withdrawal amount. If the beneficiary takes any other withdrawals while the Beneficiary continuation option scheduled payments are in effect, the GWB Excess withdrawal exception terminates permanently. In order to take advantage of this exception, the beneficiary must elect scheduled payments under "Withdrawal Option 2" rather than the "5-year rule." If the beneficiary elects the "5-year rule," there is no exception.

If you are both the owner and annuitant:

o As of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature, we will increase the annuity account value to equal the applicable death benefit if such death benefit is greater than such account value, plus any amount applicable under the Protection Plus(SM) feature, adjusted for any subsequent withdrawals.

If the owner and annuitant are not the same person:

o If the beneficiary continuation option is elected, the beneficiary automatically becomes the new annuitant of the contract, replacing the existing annuitant.

o   The annuity account value will not be reset to the death benefit amount.

If a contract is jointly owned:

o The surviving owner supersedes any other named beneficiary and may elect the beneficiary continuation option.

o If the deceased joint owner was also the annuitant, see "If you are both the owner and annuitant" earlier in this section.

o If the deceased joint owner was not the annuitant, see "If the owner and annuitant are not the same person" earlier in this section.

60  Payment of death benefit

7. Tax information

--------------------------------------------------------------------------------

OVERVIEW

In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Accumulator(R) Select(SM) contracts owned by United States individual taxpayers. The tax rules can differ, depending on the type of contract, whether NQ, traditional IRA, Roth IRA or TSA. Therefore, we discuss the tax aspects of each type of contract separately.


Federal income tax rules include the United States laws in the Internal Revenue Code, and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified deferred annuity contracts by annually taxing any withdrawable cash value build-up in such contracts. We cannot predict what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax, and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, the amounts due to beneficiaries, may be subject to federal or state gift, estate, or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA became effective on January 1, 2002, and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions which can be made to all types of tax-favored retirement plans. In addition to increasing the amounts which can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

BUYING A CONTRACT TO FUND A RETIREMENT ARRANGEMENT


Generally, there are two types of funding vehicles that are available for Individual Retirement Arrangements ("IRAs") and Code Section 403(b) Arrangements ("TSAs"), respectively: an IRA or 403(b) annuity contract such as this one, or an IRA or 403(b)(7) custodial or other qualified account. How these arrangements work, including special rules applicable to each, are described in the specific sections for each type of arrangement, below. You should be aware that the funding vehicle for a qualified arrangement does not provide any tax deferral benefit beyond that already provided by the Code for all permissible funding vehicles. Before choosing an annuity contract, therefore, you should consider the annuity's features and benefits, such as Accumulator(R) Select(SM)'s 12 month dollar cost averaging, choice of death benefits, the Principal Protector(SM) benefit, the Guaranteed minimum income benefit, selection of investment funds, guaranteed interest option, fixed maturity options and its choices of pay-out options, as well as the features and benefits of other permissible funding vehicles and the relative costs of annuities and other arrangements. You should be aware that cost may vary depending on the features and benefits made available and the charges and expenses of the investment options or funds that you elect.

Beginning in 2006, certain provisions of the Treasury Regulations on required minimum distributions concerning the actuarial present value of additional contract benefits could increase the amount required to be distributed from annuity contracts funding qualified plans, TSAs and IRAs. For this purpose additional annuity contract benefits may include, but are not limited to, the guaranteed minimum income benefit and enhanced death benefits. You should consider the potential implication of these Regulations before you purchase this annuity contract or purchase additional features under this annuity contract.


TRANSFERS AMONG INVESTMENT OPTIONS

You can make transfers among investment options inside the contract without triggering taxable income.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal or as an annuity payment. However, earnings are taxable, even without a distribution:

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o   if a contract fails investment diversification requirements as specified in federal income tax rules (these rules are based on or are similar to those specified for mutual funds under the securities laws);

o if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse);

o if you use a contract as security for a loan (in this case, the amount pledged will be treated as a distribution); and


o if the owner is other than an individual (such as a corporation, partnership, trust, or other non-natural person). This provision does not apply to a trust which is a mere agent or nominee for an individual, such as a grantor trust.


All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract for calculating the taxable amount of any distribution from any of those contracts.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get back the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

For fixed annuity payments, the tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment. For variable annuity payments, your tax-free portion of each payment is your investment in the contract divided by the number of expected payments.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annuity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

PAYMENTS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

PROTECTION PLUS(SM) FEATURE

In order to enhance the amount of the death benefit to be paid at the annuitant's death, you may purchase a Protection Plus(SM) rider for your NQ contract. Although we regard this benefit as an investment protection feature which is part of the contract and which should have no adverse tax effect, it is possible that the IRS could take a contrary position or assert that the Protection Plus(SM) rider is not part of the contract. In such a case the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could be taxable, and for contract owners under age 59-1/2, also subject to a tax penalty. Were the IRS to take this position, AXA Equitable would take all reasonable steps to attempt to avoid this result, which could include amending the contract (with appropriate notice to you).

CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o the contract that is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract (or life insurance or endowment contract).

o The owner and the annuitant are the same under the source contract and the Accumulator(R) Select(SM) NQ contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis, also referred to as your investment in the contract, of the source contract carries over to the Accumulator(R) Select(SM) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between carriers, and provision of cost basis information may be required to process this type of an exchange.

SURRENDERS

If you surrender or cancel the contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

DEATH BENEFIT PAYMENTS MADE TO A BENEFICIARY AFTER
YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract. The IRS has not specifically addressed the tax treatment of the Spousal protection benefit. Please consult with your tax adviser before electing this feature.

BENEFICIARY CONTINUATION OPTION

We have received a private letter ruling from the IRS regarding certain tax consequences of scheduled payments under the beneficiary continuation option for NQ contracts. See the discussion "Beneficiary continuation option for NQ Contracts only" in "Payment of death benefit" earlier in this Prospectus. Among other things, the IRS rules that:

o scheduled payments under the beneficiary continuation option for NQ contracts satisfy the death of owner rules of Section 72(s)(2) of the Code, regardless of whether the beneficiary elects "Withdrawal Option 1" or "Withdrawal Option 2";

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o   scheduled payments, any additional withdrawals under "Withdrawal Option 2", or contract surrenders under "Withdrawal Option 1" will only be taxable to the beneficiary when amounts are actually paid, regardless of the Withdrawal Option selected by the beneficiary;

o a beneficiary who irrevocably elects scheduled payments with "Withdrawal Option 1" will receive "excludable amount" tax treatment on scheduled payments. See "Annuity payments" earlier in this section. If the beneficiary elects to surrender the contract before all scheduled payments are paid, the amount received upon surrender is a non-annuity payment taxable to the extent it exceeds any remaining investment in the contract.

The ruling specifically does not address the taxation of any payments received by a beneficiary electing "Withdrawal Option 2" (whether scheduled payments or any withdrawal that might be taken). The ruling also does not address the effect of the retention of the Principal Protector(SM) feature discussed earlier in this Prospectus under "Contract features and benefits," which a non-spousal beneficiary may elect under certain conditions. Before electing the beneficiary continuation option feature, the individuals you designate as beneficiary or successor owner should discuss with their tax advisers the consequences of such elections.

The tax treatment of a withdrawal after the death of the owner taken as a single sum or taken as withdrawals under the 5-year rule is generally the same as the tax treatment of a withdrawal from or surrender of your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancy) of you and a beneficiary, in accordance with IRS formulas.

INVESTOR CONTROL ISSUES

Under certain circumstances, the IRS has stated that you could be treated as the owner (for tax purposes) of the assets of Separate Accounts 45 and 49. If you were treated as the owner, you would be taxable on income and gains attributable to the shares of the underlying portfolios.

The circumstances that would lead to this tax treatment would be that, in the opinion of the IRS, you could control the underlying investment of Separate Accounts 45 and 49. The IRS has said that the owners of variable annuities will not be treated as owning the separate account assets provided the underlying portfolios are restricted to variable life and annuity assets. The variable annuity owners must have the right only to choose among the portfolios, and must have no right to direct the particular investment decisions within the portfolios.

Although we believe that, under current IRS guidance, you would not be treated as the owner of the assets of Separate Accounts 45 and 49, there are some issues that remain unclear. For example, the IRS has not issued any guidance as to whether having a larger number of portfolios available, or an unlimited right to transfer among them, could cause you to be treated as the owner. We do not know whether the IRS will ever provide such guidance or whether such guidance, if unfavorable, would apply retroactively to your contract. Furthermore, the IRS could reverse its current guidance at any time. We reserve the right to modify your contract as necessary to prevent you from being treated as the owner of the assets of Separate Accounts 45 and 49.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The calculation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS (IRAS)

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets funding the account typically include mutual funds and/or individual stocks and/or securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis, including SEP-IRAs and SIMPLE IRAs issued and funded in connection with employer-sponsored retirement plans; and

o   Roth IRAs, funded on an after-tax basis.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code.

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You may purchase the contract as a traditional IRA ("Rollover IRA") or Roth IRA
("Roth Conversion IRA"). We also offer the Inherited IRA for payment of post-death required minimum distributions in traditional IRA and Roth IRA. This Prospectus contains the information that the IRS requires you to have before you purchase an IRA. The first section covers some of the special tax rules that apply to traditional IRAs. The next section covers Roth IRAs. The disclosure generally assumes direct ownership of the individual retirement annuity contract. For contracts owned in a custodial individual retirement account, the disclosure will apply only if you terminate your account or transfer ownership of the contract to yourself.


We describe the amount and types of charges that may apply to your contributions under "Charges and expenses" earlier in this Prospectus. We describe the method of calculating payments under "Accessing your money" earlier in this Prospectus. We do not guarantee or project growth in any variable income annuitization option payments (as opposed to payments from a fixed income annuitization option).


We have not applied for an opinion letter from the IRS to approve the respective forms of the Accumulator(R) Select(SM) traditional and Roth IRA contracts for use as a traditional and Roth IRA, respectively. We have received IRS opinion letters approving the respective forms of a similar traditional IRA and Roth IRA endorsement for use as a traditional and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts.


The Inherited IRA beneficiary continuation contract has not been submitted to the IRS for approval as to form for use as a traditional IRA or Roth IRA.


PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature is offered for IRA contracts, subject to state and contract availability. We have received IRS Opinion Letters that the contract with a similar Protection Plus(SM) feature qualifies as to form for use as a traditional IRA and Roth IRA, respectively. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment. The contracts submitted for IRS approval do not include every feature possibly available under the Accumulator(R) Select(SM) traditional and Roth IRA contracts. You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Select(SM) IRA or Accumulator(R) Select(SM) Roth IRA with the optional Protection Plus(SM) feature.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS


You can cancel any version of the Accumulator(R) Select(SM) IRA contract (traditional IRA or Roth IRA) by following the directions in "Your right to cancel within a certain number of days" under "Contract features and benefits" earlier in this Prospectus. If you cancel a traditional IRA or Roth IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.


TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES (TRADITIONAL IRAS)

CONTRIBUTIONS TO TRADITIONAL IRAS. Individuals may make three different types of contributions to a traditional IRA:

o    regular contributions out of earned income or compensation; or

o    tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other traditional IRAs ("direct transfers").

REGULAR CONTRIBUTIONS TO TRADITIONAL IRAS


LIMITS ON CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a traditional IRA. You cannot make regular traditional IRA contributions for the tax year in which you reach age 70-1/2 or any tax year after that.

If you reach age 50 before the close of the taxable year for which you are making a regular contribution to your IRA, you may be eligible to make an additional "catch up contribution" of up to $1,000 to your traditional IRA for 2006. This amount is the same for the taxable year 2007.

SPECIAL RULES FOR SPOUSES. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to traditional IRAs (and Roth IRAs discussed below). Even if one spouse has no compensation or compensation under $4,000, married individuals filing jointly can contribute up to $8,000 for each of the taxable years 2006 and 2007 to any combination of traditional IRAs and Roth IRAs. Any contributions to Roth IRAs reduce the ability to contribute to traditional IRAs and vice versa. The maximum amount may be less if earned income is less and the other spouse has made IRA contributions. No more than a combined total of $4,000 can be contributed annually to either spouse's traditional and Roth IRAs. Each spouse owns his or her traditional IRAs and Roth IRAs even if the other spouse funded the contributions. A working spouse age 70-1/2 or over can contribute up to the lesser of $4,000 or 100% of "earned income" to a traditional IRA for a nonworking spouse until the year in which the nonworking spouse reaches age 70-1/2. Catch-up contributions may be made as described above for spouses who are at least age 50 but under age 70-1/2 at any time during the taxable year for which the contribution is made.


DEDUCTIBILITY OF CONTRIBUTIONS. The amount of traditional IRA contributions that you can deduct for a taxable year depends on whether you are covered by an employer-sponsored-tax-favored retirement plan, as defined under special federal income tax rules. Your Form W-2 will indicate whether or not you are covered by such a retirement plan.

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If you are not covered by a retirement plan during any part of the year, you can make fully deductible contributions to your traditional IRAs for the taxable year up to the maximum amount discussed earlier in this section under "Limits on contributions." That is, for each of the taxable years 2006 and 2007 your fully deductible contribution can be up to $4,000, or if less, your earned income. The dollar limit is $5,000 for people eligible to make age 50-70-1/2 catch-up contributions for 2006 and 2007.


If you are covered by a retirement plan during any part of the year, and your adjusted gross income (AGI) is below the lower dollar figure in a phase-out range, you can make fully deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls within a phase-out range, you can make partially deductible contributions to your traditional IRAs.

If you are covered by a retirement plan during any part of the year, and your AGI falls above the higher figure in the phase-out range, you may not deduct any of your regular contributions to your traditional IRAs.


If you are single and covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $50,000 and $60,000.

If you are married and file a joint return, and you are covered by a retirement plan during any part of the taxable year, the deduction for traditional IRA contributions phases out with AGI between $75,000 and $85,000 in 2006. In 2007, the deduction will phase out for AGI between $80,000 and $100,000.


Married individuals filing separately and living apart at all times are not considered married for purposes of this deductible contribution calculation. Generally, the active participation in an employer-sponsored retirement plan of an individual is determined independently for each spouse. Where spouses have "married filing jointly" status, however, the maximum deductible traditional IRA contribution for an individual who is not an active participant (but whose spouse is an active participant) is phased out for taxpayers with an AGI between $150,000 and $160,000.


To determine the deductible amount of the contribution for 2006, for example, you determine AGI and subtract $50,000 if you are single, or $75,000 if you are married and file a joint return with your spouse. The resulting amount is your excess AGI. You then determine the limit on the deduction for traditional IRA contributions using the following formula:


    ($10,000-excess AGI)     times    the maximum       Equals   the adjusted
    --------------------       x        regular           =       deductible
     divided by $10,000               contribution               contribution
                                      for the year                  limit

ADDITIONAL "SAVER'S CREDIT" FOR CONTRIBUTIONS TO A TRADITIONAL IRA OR ROTH IRA

You may be eligible for a nonrefundable income tax credit for contributions you make to a traditional IRA or Roth IRA. The final year this credit is available is 2006. If you qualify, you may take this credit even though your traditional IRA contribution is already fully or partially deductible. To take advantage of this "saver's credit" you must be age 18 or over before the end of the taxable year for which the contribution is made. You cannot be a full-time student or claimed as a dependent on another's tax return, and your adjusted gross income cannot exceed $50,000. The amount of the tax credit you can get varies from 10% of your contribution to 50% of your contribution, and depends on your income tax filing status and your adjusted gross income. The maximum annual contribution eligible for the saver's credit is $2,000. If you and your spouse file a joint return, and each of you qualifies, each is eligible for a maximum annual contribution of $2,000. Your saver's credit may also be reduced if you take or have taken a taxable distribution from any plan eligible for a saver's credit contribution -- even if you make a contribution to one plan and take the distribution from another plan -- during the "testing period." The "testing period" begins two years before the year for which you make the contribution and ends when your tax return is due for the year for which you make the contribution. Saver's-credit-eligible contributions may be made to a 401(k) plan, 403(b) TSA, governmental employer 457(b) plan, SIMPLE IRA or SARSEP IRA, as well as a traditional IRA or Roth IRA.


NONDEDUCTIBLE REGULAR CONTRIBUTIONS. If you are not eligible to deduct part or all of the traditional IRA contribution, you may still make nondeductible contributions on which earnings will accumulate on a tax-deferred basis. The combined deductible and nondeductible contributions to your traditional IRA (or the nonworking spouse's traditional IRA) may not, however, exceed the maximum dollar per person limit for the applicable taxable year ($4,000 for 2006 and 2007). The dollar limit is $5,000 in 2006 and 2007 for people eligible to make age 50-70-1/2 catch-up contributions. See "Excess contributions" later in this section. You must keep your own records of deductible and nondeductible contributions in order to prevent double taxation on the distribution of previously taxed amounts. See "Withdrawals, payments and transfers of funds out of traditional IRAs" later in this section.


If you are making nondeductible contributions in any taxable year, or you have made nondeductible contributions to a traditional IRA in prior years and are receiving distributions from any traditional IRA, you must file the required information with the IRS. Moreover, if you are making nondeductible traditional IRA contributions, you must retain all income tax returns and records pertaining to such contributions until interests in all traditional IRAs are fully distributed.

WHEN YOU CAN MAKE REGULAR CONTRIBUTIONS. If you file your tax returns on a calendar year basis like most taxpayers, you have until the April 15 return filing deadline (without extensions) of the following calendar year to make your regular traditional IRA contributions for a taxable year.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

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o    qualified plans;

o    governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custo dial accounts); and

o    other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.


Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.


ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o    Do it yourself:
     You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your eligible retirement plan will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o    Direct rollover:
     You tell the trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:

o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this section under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contri bution amount for the applicable taxable year); or

o regular contributions to a traditional IRA made after you reach age 70-1/2; or

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

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You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions, discussed later in this section under "Early distribution penalty tax." You do have to withdraw any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1)  the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3)  you took no tax deduction for the excess contribution.

RECHARACTERIZATIONS

Amounts that have been contributed as traditional IRA funds may subsequently be treated as Roth IRA funds. Special federal income tax rules allow you to change your mind again and have amounts that are subsequently treated as Roth IRA funds, once again treated as traditional IRA funds. You do this by using the forms we prescribe. This is referred to as having "recharacterized" your contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all of your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" earlier in this section; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds. (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" earlier in this section.)

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available under limited circumstances for certain distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS -- REQUIRED MINIMUM DISTRIBUTIONS


Distributions must be made from traditional IRAs according to rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing. Please consult your tax adviser concerning applicability of these complex rules to your situation.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

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WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The
first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year--the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based."


ACCOUNT-BASED METHOD. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


ANNUITY-BASED METHOD. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? We will only pay you automatically if you affirmatively select an annuity payout option or an account-based withdrawal option such as our "automatic required minimum distribution (RMD) service." Even if you do not enroll in our service, we will calculate the amount of the required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you.

Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

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SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed earlier under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

SUCCESSOR OWNER AND ANNUITANT

If your spouse is the sole primary beneficiary and elects to become the successor owner and annuitant, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o used to pay certain extraordinary medical expenses (special fed eral income tax definition); or

o used to pay medical insurance premiums for unemployed indi viduals (special federal income tax definition); or

o used to pay certain first-time home buyer expenses (special fed eral income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs); or

o used to pay certain higher education expenses (special federal income tax definition); or


o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy) or over the joint lives of you and your beneficiary (or your joint life expectancies using an IRS-approved distribution method).


To meet this last exception, you could elect to apply your contract value to an Income Manager(R) (life annuity with a period certain) payout annuity contract (level payments version). You could also elect the substantially equal withdrawals option. We will calculate the substantially equal annual payments using your choice of IRS-approved methods we offer. Although substantially equal withdrawals and Income Manager(R) payments are not subject to the 10% penalty tax, they are taxable as discussed in "Withdrawals, payments and transfers of funds out of traditional IRAs" above. Once substantially equal withdrawals or Income Manager(R) annuity payments begin, the distributions should not be stopped or changed until after the later of your reaching age 59-1/2 or five years after the date of the first distribution, or the penalty tax, including an interest charge for the prior penalty avoidance, may apply to all prior distributions under this option. Also, it is possible that the IRS could view any additional withdrawal or payment you take from your contract as changing your pattern of substantially equal withdrawals or Income Manager(R) payments for purposes of determining whether the penalty applies.

ROTH INDIVIDUAL RETIREMENT ANNUITIES (ROTH IRAS)

This section of the Prospectus covers some of the special tax rules that apply to Roth IRAs. If the rules are the same as those that apply to the traditional IRA, we will refer you to the same topic under "traditional IRAs."

The Accumulator(R) Select(SM) Roth Conversion IRA contract is designed to qualify as a Roth individual retirement annuity under Sections 408A(b) and 408(b) of the Internal Revenue Code.

CONTRIBUTIONS TO ROTH IRAS

Individuals may make four different types of contributions to a Roth IRA:

o    regular after-tax contributions out of earnings; or

o taxable rollover contributions from traditional IRAs ("conversion" contributions); or

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o    tax-free rollover contributions from other Roth arrangements; or


o tax-free direct custodian-to-custodian transfers from other Roth IRAs ("direct transfers").

Regular after-tax, direct transfer and rollover contributions may be made to a Roth Conversion IRA contract. See "Rollovers and direct transfers" later in this section. If you use the forms we require, we will also accept traditional IRA funds which are subsequently recharacterized as Roth IRA funds following special federal income tax rules.

REGULAR CONTRIBUTIONS TO ROTH IRAS


LIMITS ON REGULAR CONTRIBUTIONS. The "maximum regular contribution amount" for any taxable year is the most that can be contributed to all of your IRAs (traditional and Roth) as regular contributions for the particular taxable year. The maximum regular contribution amount depends on age, earnings, and year, among other things. Generally, $4,000 is the maximum amount that you may contribute to all IRAs (including Roth IRAs) for each of the taxable years 2006 and 2007. This limit does not apply to rollover contributions or direct custodian-to-custodian transfers into a Roth IRA. Any contributions to Roth IRAs reduce your ability to contribute to traditional IRAs and vice versa. When your earnings are below $4,000, your earned income or compensation for the year is the most you can contribute. If you are married and file a joint income tax return, you and your spouse may combine your compensation to determine the amount of regular contributions you are permitted to make to Roth IRAs and traditional IRAs. See the discussion earlier in this section under traditional IRAs.

If you or your spouse are at least age 50 at any time during the taxable year for which you are making a regular contribution, additional catch-up contributions totaling up to $1,000 can be made for the taxable year 2006. This amount is the same for the taxable year 2007.


With a Roth IRA, you can make regular contributions when you reach 70-1/2, as long as you have sufficient earnings. But, you cannot make contributions, regardless of your age, for any year that:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is over $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is over $110,000.

However, you can make regular Roth IRA contributions in reduced amounts when:

o your federal income tax filing status is "married filing jointly" and your modified adjusted gross income is between $150,000 and $160,000; or

o your federal income tax filing status is "single" and your modified adjusted gross income is between $95,000 and $110,000.

If you are married and filing separately and your modified adjusted gross income is between $0 and $10,000 the amount of regular contributions you are permitted to make is phased out. If your modified adjusted gross income is more than $10,000 you cannot make regular Roth IRA contributions.

WHEN YOU CAN MAKE CONTRIBUTIONS. Same as traditional IRAs.

DEDUCTIBILITY OF CONTRIBUTIONS. Roth IRA contributions are not tax deductible.

ROLLOVERS AND DIRECT TRANSFERS


WHAT IS THE DIFFERENCE BETWEEN ROLLOVER AND DIRECT TRANSFER TRANSACTIONS?

The difference between a rollover transaction and a direct transfer transaction is the following: in a rollover transaction you actually take possession of the funds rolled over or are considered to have received them under tax law in the case of a change from one type of plan to another. In a direct transfer transaction, you never take possession of the funds, but direct the first Roth IRA custodian trustee or issuer to transfer the first Roth IRA funds directly to the recipient Roth IRA custodian, trustee or issuer. You can make direct transfer transactions only between identical plan types (for example, Roth IRA to Roth IRA). You can also make rollover transactions between identical plan types. However, you can only use rollover transactions between different plan types (for example, traditional IRA to Roth IRA).

You may make rollover contributions to a Roth IRA from these sources only:

o    another Roth IRA ("tax-free rollover contribution");



o from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement;

o another traditional IRA, including a SEP-IRA or SIMPLE IRA (after a two-year rollover limitation period for SIMPLE IRA funds), in a taxable conversion rollover ("conversion contribution");

o    you may not make contributions to a Roth IRA from a qualified plan under section 401(a) of the Internal Revenue Code, a TSA under section 403(b) of the Internal Revenue Code or any other eligible retirement plan. You may make rollover contributions from a "designated Roth contribution account" under a 401(k) plan or a 403(b) arrangement which permits designated Roth elective deferral contributions to be made, beginning in 2006.

You may make direct transfer contributions to a Roth IRA only from another Roth IRA.


You may make both Roth IRA to Roth IRA rollover transactions and Roth IRA to Roth IRA direct transfer transactions. This can be accomplished on a completely tax-free basis. However, you may make Roth IRA to Roth IRA rollover transactions only once in any 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers can be made more frequently than once a year. Also, if you send us the rollover contribution to apply it to a Roth IRA, you must do so within 60 days after you receive the proceeds from the original IRA to get rollover treatment.

The surviving spouse beneficiary of a deceased individual can roll over or directly transfer an inherited Roth IRA to one or more other Roth

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IRAs. In some cases, Roth IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court-ordered divorce or separation decree.

CONVERSION CONTRIBUTIONS TO ROTH IRAS

In a conversion rollover transaction, you withdraw (or are considered to have withdrawn) all or a portion of funds from a traditional IRA you maintain and convert it to a Roth IRA within 60 days after you receive (or are considered to have received) the traditional IRA proceeds. Unlike a rollover from a traditional IRA to another traditional IRA, the conversion rollover transaction is not tax-free. Instead, the distribution from the traditional IRA is generally fully taxable. For this reason, we are required to withhold 10% federal income tax from the amount converted unless you elect out of such withholding. If you have ever made nondeductible regular contributions to any traditional IRA -- whether or not it is the traditional IRA you are converting -- a pro rata portion of the distribution is tax free.

There is, however, no early distribution penalty tax on the traditional IRA withdrawal that you are converting to a Roth IRA, even if you are under age 59-1/2.


You cannot make conversion contributions to a Roth IRA for any taxable year in which your modified adjusted gross income exceeds $100,000. (For this purpose, your modified adjusted gross income is calculated without the gross income stemming from the traditional IRA conversion. Modified adjusted gross income for this purpose excludes any lifetime required minimum distribution from a traditional IRA.) You also cannot make conversion contributions to a Roth IRA for any taxable year in which your federal income tax filing status is "married filing separately."


You cannot make conversion contributions to a Roth IRA to the extent that the funds in your traditional IRA are subject to the annual required minimum distribution rule applicable to traditional IRAs beginning at age 70-1/2.

You cannot convert and reconvert an amount during the same taxable year, or if later, during the 30-day period following a recharacterization. If you reconvert during either of these periods, it will be a failed Roth IRA conversion.


The IRS and Treasury have recently issued Proposed and Temporary Treasury Regulations addressing the valuation of annuity contracts funding traditional IRAs in the conversion to Roth IRAs. Although these Regulations are not clear, they could require an individual's gross income on the conversion of a traditional IRA to Roth IRA to be measured using various actuarial methods and not as if the annuity contract funding the traditional IRA had been surrendered at the time of conversion. This could increase the amount reported as includible in certain circumstances.


RECHARACTERIZATIONS

You may be able to treat a contribution made to one type of IRA as having been made to a different type of IRA. This is called recharacterizing the contribution.

HOW TO RECHARACTERIZE. To recharacterize a contribution, you generally must have the contribution transferred from the first IRA (the one to which it was made) to the second IRA in a deemed trustee-to-trustee transfer. If the transfer is made by the due date (including extensions) for your tax return for the year during which the contribution was made, you can elect to treat the contribution as having been originally made to the second IRA instead of to the first IRA. It will be treated as having been made to the second IRA on the same date that it was actually made to the first IRA. You must report the recharacterization and must treat the contribution as having been made to the second IRA, instead of the first IRA, on your tax return for the year during which the contribution was made.

The contribution will not be treated as having been made to the second IRA unless the transfer includes any net income allocable to the contribution. You can take into account any loss on the contribution while it was in the IRA when calculating the amount that must be transferred. If there was a loss, the net income you must transfer may be a negative amount.

No deduction is allowed for the contribution to the first IRA and any net income transferred with the recharacterized contribution is treated as earned in the second IRA. The contribution will not be treated as having been made to the second IRA to the extent any deduction was allowed with respect to the contribution to the first IRA.

For recharacterization purposes, a distribution from a traditional IRA that is received in one tax year and rolled over into a Roth IRA in the next year, but still within 60 days of the distribution from the traditional IRA, is treated as a contribution to the Roth IRA in the year of the distribution from the traditional IRA.

Roth IRA conversion contributions from a SEP-IRA or SIMPLE IRA can be recharacterized to a SEP-IRA or SIMPLE IRA (including the original SEP-IRA or SIMPLE IRA).

To recharacterize a contribution, you must use our forms.

The recharacterization of a contribution is not treated as a rollover for purposes of the 12-month limitation period described above. This rule applies even if the contribution would have been treated as a rollover contribution by the second IRA if it had been made directly to the second IRA rather than as a result of a recharacterization of a contribution to the first IRA.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF ROTH IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a Roth IRA at any time; you do not need to wait for a special event like retirement.

DISTRIBUTIONS FROM ROTH IRAS

Distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also distributions.

You must keep your own records of regular and conversion contributions to all Roth IRAs to assure appropriate taxation. You may have to file information on your contributions to and distributions from any Roth IRA on your tax return. You may have to retain all income tax returns and records pertaining to such contributions and distributions until your interests in all Roth IRAs are distributed.

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Like traditional IRAs, taxable distributions from a Roth IRA are not entitled to special favorable ten-year averaging and long-term capital gain treatment available in limited cases to certain distributions from qualified plans.

The following distributions from Roth IRAs are free of income tax:


o    rollovers from a Roth IRA to another Roth IRA;


o    direct transfers from a Roth IRA to another Roth IRA;

o    qualified distributions from a Roth IRA; and

o return of excess contributions or amounts recharacterized to a traditional IRA.

QUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Qualified distributions from Roth IRAs made because of one of the following four qualifying events or reasons are not includable in income:

o    you are age 59-1/2 or older; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o your distribution is a "qualified first-time homebuyer distribution" (special federal income tax definition; $10,000 lifetime total limit for these distributions from all of your traditional and Roth IRAs).

You also have to meet a five-year aging period. A qualified distribution is any distribution made after the five-taxable-year period beginning with the first taxable year for which you made any contribution to any Roth IRA (whether or not the one from which the distribution is being made).

NONQUALIFIED DISTRIBUTIONS FROM ROTH IRAS. Nonqualified distributions from Roth IRAs are distributions that do not meet both the qualifying event and five-year aging period tests described above. If you receive such a distribution, part of it may be taxable. For purposes of determining the correct tax treatment of distributions (other than the withdrawal of excess contributions and the earnings on them), there is a set order in which contributions (including conversion contributions) and earnings are considered to be distributed from your Roth IRA. The order of distributions is as follows:

(1)  Regular contributions.

(2) Conversion contributions, on a first-in-first-out basis (generally, total conversions from the earliest year first). These conversion contributions are taken into account as follows:

     (a) Taxable portion (the amount required to be included in gross income because of conversion) first, and then the

     (b) Nontaxable portion.

(3)  Earnings on contributions.


Rollover contributions from other Roth IRAs are disregarded for this purpose.


To determine the taxable amount distributed, distributions and contributions are aggregated or grouped together as follows:

(1) All distributions made during the year from all Roth IRAs you maintain -- with any custodian or issuer -- are added together.

(2) All regular contributions made during and for the year (contribu tions made after the close of the year, but before the due date of your return) are added together. This total is added to the total undistributed regular contributions made in prior years.


(3) All conversion contributions made during the year are added together. For purposes of the ordering rules, in the case of any conversion in which the conversion distribution is made in 2006 and the conversion contribution is made in 2007, the conversion contribution is treated as contributed prior to other conversion contributions made in 2007.


Any recharacterized contributions that end up in a Roth IRA are added to the appropriate contribution group for the year that the original contribution would have been taken into account if it had been made directly to the Roth IRA.

Any recharacterized contribution that ends up in an IRA other than a Roth IRA is disregarded for the purpose of grouping both contributions and distributions. Any amount withdrawn to correct an excess contribution (including the earnings withdrawn) is also disregarded for this purpose.

REQUIRED MINIMUM DISTRIBUTIONS DURING LIFE

Lifetime required minimum distributions do not apply.

REQUIRED MINIMUM DISTRIBUTIONS AT DEATH

Same as traditional IRA under "What are the required minimum distribution payments after you die?"

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

Distributions to a beneficiary generally receive the same tax treatment as if the distribution had been made to you.


BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS


Same as traditional IRA.

EXCESS CONTRIBUTIONS

Generally the same as traditional IRA, except that regular contributions made after age 70-1/2 are not excess contributions.

Excess rollover contributions to Roth IRAs are contributions not eligible to be rolled over (for example, conversion contributions from a traditional IRA if your modified adjusted gross income is in excess of $100,000 in the conversion year).

You can withdraw or recharacterize any contribution to a Roth IRA before the due date (including extensions) for filing your federal income tax return for the tax year. If you do this, you must also withdraw or recharacterize any earnings attributable to the contribution.

EARLY DISTRIBUTION PENALTY TAX

Same as traditional IRA.

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TAX-SHELTERED ANNUITY CONTRACTS (TSAS)


GENERAL

This section of the Prospectus covers some of the special tax rules that apply to TSA contracts under Section 403(b) of the Internal Revenue Code (TSAs). If the rules are the same as those that apply to another kind of contract, for example, traditional IRAs, we will refer you to the same topic under "traditional IRAs."


PLEASE NOTE: The following discussion reflects our understanding of some of the current federal income tax rules applicable to Section 403(b) of the Code. In November 2004 the IRS and Treasury issued Proposed Regulations on Section 403(b) of the Code. If finalized in their current form, these Proposed Regulations would affect the establishment and operation of plans and arrangements under
Section 403(b) of the Code, and the contracts issued to fund such plans. Please consult your tax adviser concerning how these Proposed Regulations could affect you.


Generally there are two types of funding vehicles available for 403(b) arrangements -- an annuity contract under Section 403(b)(1) of the Code or a custodial account which invests only in mutual funds and which is treated as an annuity contract under Section 403(b)(7) of the Code. Both types of 403(b) arrangements qualify for tax deferral.

PROTECTION PLUS(SM) FEATURE

The Protection Plus(SM) feature is offered for Rollover TSA contracts, subject to state and contract availability. There is a limit to the amount of life insurance benefits that TSAs may offer. Although we view the optional Protection Plus(SM) benefit as an investment protection feature which should have no adverse tax effect and not as a life insurance benefit, the IRS has not specifically addressed this question. It is possible that the IRS could take a contrary position regarding tax qualification or assert that the Protection Plus(SM) rider is not a permissible part of a TSA contract. If the IRS were to take the position that the optional Protection Plus(SM) benefit is not part of the contract, in such a case, the charges for the Protection Plus(SM) rider could be treated for federal income tax purposes as a partial withdrawal from the contract. If this were so, such a deemed withdrawal could affect the tax qualification of the TSA and could be taxable. Were the IRS to take any adverse position, AXA Equitable would take all reasonable steps to attempt to avoid any adverse result, which would include amending the contract (with appropriate notice to you). You should discuss with your tax adviser whether you should consider purchasing an Accumulator(R) Select(SM) Rollover TSA contract with the optional Protection Plus(SM) feature.

CONTRIBUTIONS TO TSAS

There are two ways you can make contributions to establish this Accumulator(R) Select(SM) Rollover TSA contract:

o a full or partial direct transfer of assets ("direct transfer") from another contract or arrangement that meets the requirements of Section 403(b) of the Internal Revenue Code by means of IRS Revenue Ruling 90-24; or

o    a rollover from another 403(b) arrangement.

If you make a direct transfer, you must fill out our transfer form.


We do not accept after-tax contribution rollovers to the Accumulator(R) Select(SM) TSA. We do not accept "designated Roth contributions" rolled over from a 401(k) plan or a 403(b) arrangement or directly transferred from another 403(b) arrangement.


EMPLOYER-REMITTED CONTRIBUTIONS. The Accumulator(R) Select(SM) Rollover TSA contract does not accept employer-remitted contributions. However, we provide the following discussion as part of our description of restrictions on the distribution of funds directly transferred, which include employer-remitted contributions to other TSAs.


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free direct transfer contributions from another 403(b) arrangement and rollover contributions from another eligible retirement plan are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions and are generally made on a pre-tax basis.. Beginning in 2006, if the employer's plan permits, an employee may designate some or all of salary reduction contributions as "designated Roth contributions" to the 403(b) arrangement which are made on an after-tax basis. However, a TSA can also be wholly or partially funded through nonelective employer contributions or other after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


ROLLOVER OR DIRECT TRANSFER CONTRIBUTIONS. Once you establish your Rollover TSA with 403(b)-source funds, you may make subsequent rollover contributions to your Rollover TSA contract from these sources: qualified plans, governmental employer 457(b) plans and traditional IRAs, as well as other TSAs and 403(b) arrangements. All rollover contributions must be pre-tax funds only with appropriate documentation satisfactory to us.

Generally, you may make a rollover contribution to your TSA when you have a distributable event from an existing TSA or other eligible retirement plan as a result of your:

o termination of employment with the employer who provided the funds for the plan; or

o    reaching age 59-1/2 even if you are still employed; or

o    disability (special federal income tax definition).

You can roll over pre-tax funds from a traditional IRA to a TSA at any time.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if

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

you roll the funds to a different type of eligible retirement plan and subsequently take a premature distribution.

If the recipient plan separately accounts for funds rolled over from another eligible retirement plan, the IRS has ruled that an exception is available in certain situations to withdrawal restrictions that would otherwise apply to the rollover contribution funds in the recipient plan. We do not currently separately account for rollover contributions from other eligible retirement plans.

A transfer occurs when changing the funding vehicle, even if there is no distributable event. Under a direct transfer, you do not receive a distribution. We accept direct transfers of TSA funds under Revenue Ruling 90-24 only if:

o you give us acceptable written documentation as to the source of the funds; and

o the Accumulator(R) Select(SM) contract receiving the funds has provi sions at least as restrictive as the source contract.

Before you transfer funds to an Accumulator(R) Select(SM) Rollover TSA contract, you may have to obtain your employer's authorization or demonstrate that you do not need employer authorization. For example, the transferring TSA may be subject to Title I of ERISA, if the employer makes matching contributions to salary reduction contributions made by employees. In that case, the employer must continue to approve distributions from the plan or contract.

Your contribution to the Accumulator(R) Select(SM) TSA must be net of the required minimum distribution for the tax year in which we issue the contract if:

o you are or will be at least age 70-1/2 in the current calendar year, and

o you have retired from service with the employer who provided the funds to purchase the TSA you are transferring or rolling over to the Accumulator(R) Select(SM) Rollover TSA.

This rule applies regardless of whether the source of funds is a:

o rollover by check of the proceeds from another TSA or eligible retirement plan; or

o    direct rollover from another TSA or eligible retirement plan; or

o    direct transfer under Revenue Ruling 90-24 from another TSA.

DISTRIBUTIONS FROM TSAS

GENERAL. Depending on the terms of the employer plan and your employment status, you may have to get your employer's consent to take a loan or withdrawal. Your employer will tell us this when you establish the TSA through a direct transfer.

WITHDRAWAL RESTRICTIONS. If this is a Revenue Ruling 90-24 direct transfer, we will treat all amounts transferred to this contract and any future earnings on the amount transferred as not eligible for withdrawal until one of the following events happens:

o you are severed from employment with the employer who pro vided the funds to purchase the TSA you are transferring to the Accumulator(R) Select(SM) Rollover TSA; or

o    you reach age 59-1/2; or

o    you die; or

o    you become disabled (special federal income tax definition); or

o you take a hardship withdrawal (special federal income tax defi-nition).


If any portion of the funds directly transferred to your TSA contract is attributable to amounts that you invested in a 403(b)(7) custodial account, such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings on them. These restrictions do not apply to the amount directly transferred to your TSA contract that represents your December 31, 1988, account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our processing office of your December 31, 1988, account balance if you have qualifying amounts transferred to your TSA contract.


TAX TREATMENT OF DISTRIBUTIONS. Amounts held under TSAs are generally not subject to federal income tax until benefits are distributed. Distributions include withdrawals from your TSA contract and annuity payments from your TSA contract. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% federal income tax withholding. See "Federal and state income tax withholding and information reporting" later in this section. In addition, TSA distributions may be subject to additional tax penalties.

If you have made after-tax contributions, you will have a tax basis in your TSA contract, which will be recovered tax-free. Since we currently do not accept after-tax funds, we do not track your investment in the contract, if any. We will report all distributions from this Rollover TSA as fully taxable. It is your responsibility to determine how much of the distribution is taxable.

DISTRIBUTIONS BEFORE ANNUITY PAYMENTS BEGIN. On a total surrender, the amount received in excess of the investment in the contract is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of any after-tax contributions and earnings on those contributions.

ANNUITY PAYMENTS. If you elect an annuity payout option, you will recover any investment in the contract as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after your investment in the contract is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die before

74  Tax information
recovering the full investment in the contract, a deduction is allowed on your (or your beneficiary's) final tax return.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH. Death benefit distributions from a TSA generally receive the same tax treatment as distributions during your lifetime. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional IRA or other eligible retirement plan.

LOANS FROM TSAS. You may take loans from a TSA unless restricted by the employer (for example, under an employer plan subject to ERISA). If you cannot take a loan, or cannot take a loan without approval from the employer who provided the funds, we will have this information in our records based on what you and the employer who provided the TSA funds told us when you purchased your contract.

Loans are generally not treated as a taxable distribution. If the amount of the loan exceeds permissible limits under federal income tax rules when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing (paying down) interest and principal, the amount not repaid when due will be treated as a taxable distribution. The entire unpaid balance of the loan is includable in income in the year of the default.

TSA loans are subject to federal income tax limits and may also be subject to the limits of the plan from which the funds came. Federal income tax rule requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when combined with all other loans to the participant from all qualified plans of the employer, cannot exceed the lesser of:

(1) the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits; and

(2) $50,000 reduced by the excess (if any) of the highest outstand ing loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Accumulator(R) Select(SM) Rollover TSA contracts have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly. In very limited circumstances, the repayment obligation may be temporarily suspended during a leave of absence.

The amount borrowed and not repaid may be treated as a distribution if:

o    the loan does not qualify under the conditions above;

o    the participant fails to repay the interest or principal when due; or

o in some instances, the participant separates from service with the employer who provided the funds or the plan is terminated.

In this case, the participant may have to include the unpaid amount due as ordinary income. In addition, the 10% early distribution penalty tax may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

See Appendix VII later in this Prospectus for any state rules that may affect loans from a Rollover TSA contract.

TAX-DEFERRED ROLLOVERS AND DIRECT TRANSFERS. You may roll over any "eligible rollover distribution" from a TSA into another eligible retirement plan which agrees to accept the rollover. The rollover may be a direct rollover or one you do yourself within 60 days after you receive the distribution. To the extent rolled over, a distribution remains tax-deferred.

You may roll over a distribution from a TSA to any of the following: a qualified plan, a governmental employer 457(b) plan (separate accounting required) or a traditional IRA. A spousal beneficiary may also roll over death benefits as above.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under federal income tax rules. Distributions that you cannot roll over generally include periodic payments for life or for a period of 10 years or more, hardship withdrawals and required minimum distributions under federal income tax rules.

Direct transfers of TSA funds from one TSA to another under Revenue Ruling 90-24 are not distributions.

REQUIRED MINIMUM DISTRIBUTIONS

Generally the same as traditional IRA with these differences:

WHEN YOU HAVE TO TAKE THE FIRST REQUIRED MINIMUM DISTRIBUTION. The minimum distribution rules force TSA participants to start calculating and taking annual distributions from their TSAs by a required date. Generally, you must take the first required minimum distribution for the calendar year in which you turn age 70-1/2. You may be able to delay the start of required minimum distributions for all or part of your account balance until after age 70-1/2, as follows:

o For TSA participants who have not retired from service with the employer who provided the funds for the TSA by the calendar year the participant turns age 70-1/2, the required beginning date for minimum distributions is extended to April 1 following the calendar year of retirement.

o TSA plan participants may also delay the start of required mini mum distributions to age 75 of the portion of their account value attributable to their December 31, 1986, TSA account balance, even if retired at age 70-1/2. We will know whether or not you qualify for this exception because it will only apply to people who establish their Accumulator(R) Select(SM) Rollover TSA by direct Revenue Ruling 90-24 transfers. If you do not give us the amount of your December 31, 1986, account balance that is being trans-

                                                             Tax information  75
     ferred to the Accumulator(R) Select(SM) Rollover TSA on the form used to establish the TSA, you do not qualify.

SPOUSAL CONSENT RULES

This will only apply to you if you establish your Accumulator(R) Select(SM) Rollover TSA by direct Revenue Ruling 90-24 transfer. Your employer will tell us on the form used to establish the TSA whether or not you need to get spousal consent for loans, withdrawals or other distributions. If you do, you will need such consent if you are married when you request a withdrawal under the TSA contract. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a qualified joint and survivor annuity. A qualified joint and survivor annuity is payable for the life of the annuitant with a survivor annuity for the life of the spouse in an amount not less than one-half of the amount payable to the annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death a contrary election was in effect. However, your surviving spouse may elect, before payments begin, to receive payments in any form permitted under the terms of the TSA contract and the plan of the employer who provided the funds for the TSA.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a TSA before you reach age 59-1/2. This is in addition to any income tax. There are exceptions to the extra penalty tax. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o    on or after your death; or

o    because you are disabled (special federal income tax definition);
     or

o to pay for certain extraordinary medical expenses (special federal income tax definition); or

o in any form of payout after you have separated from service (only if the separation occurs during or after the calendar year you reach age 55); or

o in a payout in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancies) using an IRS-approved distribution method (only after you have separated from service at any age).

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

You must file your request not to withhold in writing before the payment or distribution is made. Our processing office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States.

You should note the following special situations:

o We might have to withhold and/or report on amounts we pay under a free look or cancellation.

o We are generally required to withhold on conversion rollovers of traditional IRAs to Roth IRAs, as it is considered a withdrawal from the traditional IRA and is taxable.

o We are required to withhold on the gross amount of a distribu tion from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You can elect out of withholding as described below.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However we may require additional documentation in the case of payments made to non United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our processing office at the toll-free number.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006, your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your


76  Tax information
withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at anytime.

FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS (WITHDRAWALS)

For a non-periodic distribution (total surrender or partial withdrawal), we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of traditional IRAs and Roth IRAs, where it is reasonable to assume an amount is includable in gross income.

You cannot elect out of withholding if the payment is an eligible rollover distribution from a qualified plan or TSA. If a non-periodic distribution from a qualified plan or TSA is not an eligible rollover distribution then the 10% withholding rate applies.

MANDATORY WITHHOLDING FROM TSA AND QUALIFIED PLAN DISTRIBUTIONS

Unless you have the distribution go directly to the new plan, eligible rollover distributions from qualified plans and TSAs are subject to mandatory 20% withholding. The plan administrator is responsible for withholding from qualified plan distributions. An eligible rollover distribution from a TSA or a qualified plan can be rolled over to another eligible retirement plan. All distributions from a TSA or qualified plan are eligible rollover distributions unless they are on the following list of exceptions:

o any distributions which are required minimum distributions after age 70-1/2 or retirement from service with the employer; or

o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o    hardship withdrawals; or

o    corrective distributions that fit specified technical tax rules; or

o    loans that are treated as distributions; or

o a death benefit payment to a beneficiary who is not your surviv ing spouse; or

o a qualified domestic relations order distribution to a beneficiary who is not your current spouse or former spouse.

A death benefit payment to your surviving spouse, or a qualified domestic relations order distribution to your current or former spouse, may be a distribution subject to mandatory 20% withholding.

IMPACT OF TAXES TO AXA EQUITABLE

The contracts provide that we may charge Separate Account No. 49 for taxes. We do not now, but may in the future set up reserves for such taxes.

                                                             Tax information  77

8. More information

--------------------------------------------------------------------------------

ABOUT OUR SEPARATE ACCOUNT NO. 49


Each variable investment option is a subaccount of Separate Account No. 49. We established Separate Account No. 49 in 1996 under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our variable investment options for owners of our variable annuity contracts. We are the legal owner of all of the assets in Separate Account No. 49 and may withdraw any amounts that exceed our reserves and other liabilities with respect to variable investment options under our contracts. The results of Separate Account's operations are accounted for without regard to AXA Equitable's other operations. The amount of some of our obligations under the contracts is based on the assets in Separate Account No. 49. However, the obligations themselves are obligations of AXA Equitable.

Separate Account No. 49 is registered under the Investment Company Act of 1940 and is registered and classified under that act as a "unit investment trust." The SEC, however, does not manage or supervise AXA Equitable or Separate Account No. 49. Although Separate Account No. 49 is registered, the SEC does not monitor the activity of Separate Account No. 49 on a daily basis. AXA Equitable is not required to register, and is not registered, as an investment company under the Investment Company Act of 1940.


Each subaccount (variable investment option) within Separate Account No. 49 invests solely in class B/B shares issued by the corresponding portfolio of its Trust.

We reserve the right subject to compliance with laws that apply:

(1) to add variable investment options to, or to remove variable investment options from the Separate Account or to add other separate accounts;

(2)  to combine any two or more variable investment options;

(3) to transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any variable investment option to another variable investment option;

(4) to operate the Separate Account or any variable investment option as a management investment company under the Investment Company Act of 1940 (in which case, charges and expenses that otherwise would be assessed against an underlying mutual fund would be assessed against the Separate Account or a variable investment option directly);

(5) to deregister the Separate Account under the Investment Company Act of 1940;


(6)  to restrict or eliminate any voting rights as to the Separate Account;

(7) to cause one or more variable investment options to invest some or all of their assets in one or more other trusts or investment companies; and

(8) to unilaterally change your contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, in Treasury regulations or in published rulings of the Internal Revenue Service, ERISA and in Department of Labor regulations.

Any change in the contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


ABOUT THE TRUSTS

The Trusts are registered under the Investment Company Act of 1940. They are classified as "open-end management investment companies," more commonly called mutual funds. Each Trust issues different shares relating to each portfolio.

The Trusts do not impose sales charges or "loads" for buying and selling its shares. All dividends and other distributions on Trust shares are reinvested in full. The Board of Trustees of the Trusts may establish additional portfolios or eliminate existing portfolios at any time. More detailed information about each Trust, its portfolio investment objectives, policies, restrictions, risks, expenses, its Rule 12b-1 Plan and other aspects of its operations, appears in the prospectuses for each Trust which generally accompany this Prospectus, or in their respective SAIs which are available upon request.

ABOUT OUR FIXED MATURITY OPTIONS

RATES TO MATURITY AND PRICE PER $100 OF MATURITY VALUE

We can determine the amount required to be allocated to one or more fixed maturity options in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.

FMO rates are determined daily. The rates in the table below are illustrative only and will most likely differ from the rates applicable at time of purchase. Current FMO rates can be obtained from your financial professional.


The rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as shown below:



------------------------------------------------------------------------
  Fixed Maturity Options
   with February 15th        Rate to Maturity
    Maturity Date of             as of            Price Per $100 of
      Maturity Year        February 15, 2006      Maturity Value
------------------------------------------------------------------------
           2007                  3.17%                $ 96.93
           2008                  3.29%                $ 93.73
           2009                  3.37%                $ 90.53
           2010                  3.43%                $ 87.37
           2011                  3.47%                $ 84.31
           2012                  3.53%                $ 81.20
           2013                  3.64%                $ 77.84
           2014                  3.69%                $ 74.82
           2015                  3.74%                $ 71.84
------------------------------------------------------------------------


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------------------------------------------------------------------------
  Fixed Maturity Options
   with February 15th        Rate to Maturity
    Maturity Date of             as of            Price Per $100 of
      Maturity Year        February 15, 2006      Maturity Value
------------------------------------------------------------------------
           2016                  3.76%                $ 69.12
------------------------------------------------------------------------


HOW WE DETERMINE THE MARKET VALUE ADJUSTMENT

We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

     (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

     (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

     (c) We determine the current rate to maturity for your FMO based on the rate for a new FMO issued on the same date and having the same maturity date as your FMO; if the same maturity date is not available for new FMOs, we determine a rate that is between the rates for new FMO maturities that immediately precede and immediately follow your FMOs maturity date.

     (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2)  We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

If you withdraw only a portion of the amount in a fixed maturity option, the market value adjustment will be a percentage of the market value adjustment that would have applied if you had withdrawn the entire value in that fixed maturity option. This percentage is equal to the percentage of the value in the fixed maturity option that you are withdrawing. See Appendix II at the end of this Prospectus for an example.

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) above would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity option, the "current rate to maturity" will be determined by using a widely-published Index. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

INVESTMENTS UNDER THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. Under New York Insurance Law, the portion of the separate account's assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the fixed maturity options, regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We expect the rates to maturity for the fixed maturity options to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options under the contracts, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT THE GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the guaranteed interest option and fixed maturity options, as well as our general obligations.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this Prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


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

ABOUT OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS

We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgement of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgement of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgement of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of its customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.

AUTOMATIC INVESTMENT PROGRAM -- FOR NQ CONTRACTS ONLY

You may use our automatic investment program, or "AIP," to have a specified amount automatically deducted from a checking account, money market account, or credit union checking account and contributed as an additional contribution into an NQ contract on a monthly or quarterly basis. AIP is not available for Rollover IRA, Roth Conversion IRA or Rollover TSA contracts, nor is it available with GPB Option 2. Please see Appendix VII later in this Prospectus to see if the automatic investment program is available in your state.

The minimum amounts we will deduct are $100 monthly and $300 quarterly. AIP additional contributions may be allocated to any of the variable investment options and available fixed maturity options. You choose the day of the month you wish to have your account debited. However, you may not choose a date later than the 28th day of the month.

You may cancel AIP at any time by notifying our processing office. We are not responsible for any debits made to your account before the time written notice of cancellation is received at our processing office.

DATES AND PRICES AT WHICH CONTRACT
EVENTS OCCUR

We describe below the general rules for when, and at what prices, events under your contract will occur. Other portions of this Prospectus describe circumstances that may cause exceptions. We generally do not repeat those exceptions below.

BUSINESS DAY

Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

o If your contribution, transfer or any other transaction request, containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

o A loan request under your Rollover TSA contract will be processed on the first business day of the month following the date on which the properly completed loan request form is received.

o If your transaction is set to occur on the same day of the month as the contract date and that date is the 29th, 30th or 31st of the month, then the transaction will occur on the 1st day of the next month.

o When a charge is to be deducted on a contract date anniversary that is a non-business day, we will deduct the charge on the next business day.

o If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

CONTRIBUTIONS AND TRANSFERS


o Contributions allocated to the variable investment options are invested at the unit value next determined after the close of the business day.


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o   Contributions allocated to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o Contributions allocated to a fixed maturity option will receive the rate to maturity in effect for that fixed maturity option on that business day (unless a rate lock-in is applicable).


o Transfers to or from variable investment options will be made at the unit value next determined after the close of the business day.


o Transfers to a fixed maturity option will be based on the rate to maturity in effect for that fixed maturity option on the business day of the transfer.

o Transfers to the guaranteed interest option will receive the crediting rate in effect on that business day for the specified time period.

o For the interest sweep option, the first monthly transfer will occur on the last business day of the month following the month that we receive your election form at our processing office.

ABOUT YOUR VOTING RIGHTS

As the owner of the shares of the Trusts we have the right to vote on certain matters involving the portfolios, such as:

o   the election of trustees; or

o the formal approval of independent public accounting firms selected for each Trust; or

o any other matters described in each prospectus for the Trusts or requiring a shareholders' vote under the Investment Company Act of 1940.

We will give contract owners the opportunity to instruct us how to vote the number of shares attributable to their contracts if a shareholder vote is taken. If we do not receive instructions in time from all contract owners, we will vote the shares of a portfolio for which no instructions have been received in the same proportion as we vote shares of that portfolio for which we have received instructions. We will also vote any shares that we are entitled to vote directly because of amounts we have in a portfolio in the same proportions that contract owners vote.


The Trusts sell their shares to AXA Equitable separate accounts in connection with AXA Equitable's variable annuity and/or life insurance products, and to separate accounts of insurance companies, both affiliated and unaffiliated with AXA Equitable. AXA Premier VIP Trust and EQ Advisors Trust also sell their shares to the trustee of a qualified plan for AXA Equitable. We currently do not foresee any disadvantages to our policyowners arising out of these arrangements. However, the Board of Trustees or Directors of each Trust intends to monitor events to identify any material irreconcilable conflicts that may arise and to determine what action, if any, should be taken in response. If we believe that a Board's response insufficiently protects our policyowners, we will see to it that appropriate action is taken to do so.


SEPARATE ACCOUNT NO. 49 VOTING RIGHTS

If actions relating to the Separate Account require contract owner approval, contract owners will be entitled to one vote for each unit they have in the variable investment options. Each contract owner who has elected a variable annuity payout option may cast the number of votes equal to the dollar amount of reserves we are holding for that annuity in a variable investment option divided by the annuity unit value for that option. We will cast votes attributable to any amounts we have in the variable investment options in the same proportion as votes cast by contract owners.

CHANGES IN APPLICABLE LAW

The voting rights we describe in this Prospectus are created under applicable federal securities laws. To the extent that those laws or the regulations published under those laws eliminate the necessity to submit matters for approval by persons having voting rights in separate accounts of insurance companies, we reserve the right to proceed in accordance with those laws or regulations.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account No. 49, nor would any of these proceedings be likely to have a material adverse effect upon the Separate Account, our ability to meet our obligations under the contracts, or the distributions of the contracts.


FINANCIAL STATEMENTS

The financial statements of Separate Account No. 49, as well as the consolidated financial statements of AXA Equitable, are in the SAI. The SAI is available free of charge. You may request one by writing to our processing office or calling 1-800-789-7771.

TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS AND BORROWING

You can transfer ownership of an NQ contract at any time before annuity payments begin. We will continue to treat you as the owner until we receive written notification of any change at our processing office. You cannot assign your NQ contract as collateral or security for a loan. Loans are also not available under your NQ contract. In some cases, an assignment or change of ownership may have adverse tax consequences. See "Tax information" earlier in this Prospectus.

For NQ contracts only, subject to regulatory approval, if you elected the Guaranteed minimum death benefit, Guaranteed minimum income benefit, Protection Plus(SM) death benefit, Guaranteed principal benefit option 2, and/or the Principal Protector(SM) ("Benefit"), generally the Benefit will automatically terminate if you change ownership of the contract or if you assign the owner's right to change the beneficiary or person to whom annuity payments will be made. However, the Benefit will not terminate if the ownership of the contract is transferred to: (i) a family member (as defined in the contract); (ii) a trust created for the benefit of a family member or members; (iii) a trust qualified under section 501(c) of the Internal Revenue Code; or (iv) a successor by operation of law, such as an executor or guardian. Please speak with your financial professional for further information. See Appendix VII

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

later in this Prospectus for any state variations with regard to terminating any benefits under your contract.

You cannot assign or transfer ownership of Rollover IRA, Roth Conversion IRA or Rollover TSA contract except by surrender to us. If your individual retirement annuity contract is held in your custodial individual retirement account, you may only assign or transfer ownership of such an IRA contract to yourself. Loans are not available and you cannot assign Rollover IRA, Roth Conversion IRA or Rollover TSA contracts as security for a loan or other obligation. If the employer that provided the funds does not restrict them, loans are available under a Rollover TSA contract.

For limited transfers of ownership after the owner's death see "Beneficiary continuation option" in "Payment of death benefit" earlier in this Prospectus. You may direct the transfer of the values under your Rollover IRA, Roth Conversion IRA or Rollover TSA contract to another similar arrangement under federal income tax rules. In the case of such a transfer which involves a surrender of your contract, we will impose a withdrawal charge, if one applies.

DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Separate Account No. 49. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 1.00% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 2.00% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 2.00% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) Select(SM) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a

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higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


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9. Incorporation of certain documents by reference

--------------------------------------------------------------------------------

AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.


After the date of this Prospectus and before we terminate the offering of the securities under this Prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

84  Incorporation of certain documents by reference

Appendix I: Condensed financial information


--------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.70%.

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.



-----------------------------------------------------------------------------------------------------------------------
                                                                        For the years ending December 31,
                                                              ---------------------------------------------------------
                                                                   2005             2004        2003        2002
-----------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 12.45          $ 11.72     $ 10.66          --
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         1,519              656          32          --
-----------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 10.82          $ 10.74     $ 10.30          --
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         1,000              281           1          --
-----------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 11.19          $ 11.02     $ 10.41          --
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         2,176              414          84          --
-----------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 42.61          $ 41.36     $ 38.70     $ 33.05
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         1,725              893         383          86
-----------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 12.28          $ 11.71     $ 10.66          --
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         6,917            2,788          46          --
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 53.59          $ 50.38     $ 45.72     $ 33.82
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            25               28          10           4
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 11.08          $ 11.07     $ 10.84     $ 10.63
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         1,611            1,424       1,202         628
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 11.49          $ 10.93     $  9.91     $  7.87
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)           338              284         143          57
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 28.00          $ 27.64     $ 25.87     $ 21.48
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)           755              771         557         125
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 13.51          $ 11.90     $ 10.27     $  7.78
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)           783              806         360         135
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 10.85          $ 10.34     $  9.59     $  7.61
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)           353              272         238         104
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  9.62          $  9.10     $  8.68     $  6.76
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)           980              876         792         408
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $ 12.02          $ 11.42     $ 10.15     $  7.88
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         1,238            1,242         726         316
-----------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------
  Unit value                                                    $  9.96          $  9.35     $  8.52     $  6.18
-----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)         1,075            1,055         731         292
-----------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-1

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.



--------------------------------------------------------------------------------------------------------------------
                                                                       For the years ending December 31,
                                                               -----------------------------------------------------
                                                                    2005           2004        2003        2002
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 12.13       $  11.49    $  10.15   $   7.34
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            876          1,011         560        206
--------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.87       $   9.02    $   8.74   $   5.64
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            311            306          98         14
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $219.99       $ 214.55    $ 191.26   $ 130.09
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             73             64          29          9
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 28.19       $  27.18    $  24.60   $  19.19
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            618            549         371        133
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 17.67       $  17.76    $  17.72   $  17.65
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            481            416         458        259
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 14.55       $  12.84    $  11.05   $   8.32
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          1,037            649         530        142
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.96       $   6.16    $   5.78   $   4.77
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          1,055            981         856        341
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 15.31       $  15.27    $  14.97   $  14.71
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            573            555         512        198
--------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 16.39       $  14.95    $  13.34   $   9.63
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            372            312         478        121
--------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.35             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             40             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  7.89       $   7.46          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            242             59          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 14.57       $  14.06    $  12.60   $   9.96
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          2,363          2,169       1,481        530
--------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  5.78       $   5.54          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            326             15          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.51       $   7.96    $   7.82   $   6.22
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            314            204         249         42
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 12.00       $  11.62    $  11.20   $   9.19
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            351            160         164         40
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 12.06       $  10.47    $   9.38   $   7.19
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          2,337          1,926       1,026        282
--------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.55       $  11.08    $  10.16   $   7.86
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          1,585          1,200         776        200
--------------------------------------------------------------------------------------------------------------------


A-2 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.



----------------------------------------------------------------------------------------------------------------------
                                                                          For the years ending December 31,
----------------------------------------------------------------------------------------------------------------------
                                                                    2005              2004        2003        2002
----------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.33           $ 10.87     $ 10.12    $  7.55
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          2,349             2,037       1,222        345
----------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.37                --          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             81                --          --         --
----------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 25.31           $ 24.66     $ 22.76    $ 18.11
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          1,604             1,386       1,074        399
----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.74                --          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              8                --          --         --
----------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  8.33           $  8.15     $  7.75    $  5.70
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            280               377         218         32
----------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.47           $ 10.97     $  9.62    $  6.81
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          1,556             1,391         883        285
----------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 15.34           $ 14.02     $ 12.10    $  9.24
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          1,107             1,007         636        237
----------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.48                --          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             77                --          --         --
----------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 22.05           $ 21.50          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             79                 9          --         --
----------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 11.47                --          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             56                --          --         --
----------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  6.26           $  5.93     $  5.38    $  4.35
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            788                70         561        192
----------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 13.57           $ 13.50     $ 13.20    $ 12.99
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)          1,527             1,343       1,175        441
----------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 13.12           $ 12.84     $ 11.78    $  9.45
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            347               370         307        128
----------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 16.69           $ 16.22     $ 14.09    $ 10.43
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            991               884         641        270
----------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.63                --          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            144                --          --         --
----------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $  9.98                --          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)            173                --          --         --
----------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
----------------------------------------------------------------------------------------------------------------------
  Unit value                                                     $ 10.57                --          --         --
----------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             83                --          --         --
----------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-3

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.


--------------------------------------------------------------------------------------------------------------------
                                                                         For the years ending December 31,
                                                                ----------------------------------------------------
                                                                     2005           2004        2003        2002
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.54             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               4             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.12             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)               2             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 15.01        $ 13.79     $ 12.69    $  9.85
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)           2,354          1,938       1,510        386
--------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 19.66        $ 19.43     $ 17.87    $ 13.86
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             849            802         502        184
--------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 17.91        $ 16.44     $ 13.75    $ 10.92
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             782            522         441        161
--------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.76        $ 12.84     $ 11.60    $  9.12
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             184            149          93         38
--------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.26        $  8.79     $  8.03    $  6.69
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             603            610         598        229
--------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 26.15        $ 25.92     $ 26.17    $ 26.47
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             845            349         434        630
--------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  4.49        $  4.34          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              72             22          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.91             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             286             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.96             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              60             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.35        $ 14.00     $ 12.10    $  8.44
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             596            575         449        122
--------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 16.39        $ 16.03          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              41              6          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.41        $  5.05          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)              69             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.40             --          --         --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             296             --          --         --
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.53        $ 10.37     $  8.53    $  5.56
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)             755            609         457         69
--------------------------------------------------------------------------------------------------------------------


A-4 Appendix I: Condensed financial information

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.


--------------------------------------------------------------------------------------------------------------------
                                                                           For the years ending December 31,
                                                                       ---------------------------------------------
                                                                            2005         2004      2003      2002
--------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 12.34           --     --        --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                    179           --     --        --
--------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 11.86      $ 11.36     --        --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                     34            1     --        --
--------------------------------------------------------------------------------------------------------------------
 Laudus Rosenberg VIT Value Long/Short Equity
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 10.94           --     --        --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                    784           --     --        --
--------------------------------------------------------------------------------------------------------------------
 U.S. Real Estate -- Class II
--------------------------------------------------------------------------------------------------------------------
  Unit value                                                             $ 16.87           --     --        --
--------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000`s)                    410           --     --        --
--------------------------------------------------------------------------------------------------------------------


                                 Appendix I: Condensed financial information A-5

Appendix II: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 (nine years later) at a hypothetical rate to maturity of 7.00%, resulting in a maturity value of $183,914 on the maturity date. We further assume that a withdrawal of $50,000 is made four years later on February 15, 2010.



--------------------------------------------------------------------------------
                                                           Hypothetical assumed
                                                           rate to maturity on
                                                            February 15, 2010
                                                         -----------------------
                                                              5.00%        9.00%
--------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
--------------------------------------------------------------------------------
(1) Market adjusted amount                                $144,082    $ 119,503
--------------------------------------------------------------------------------
(2) Fixed maturity amount                                 $131,104    $ 131,104
--------------------------------------------------------------------------------
(3) Market value adjustment:
    (1) - (2)                                             $ 12,978    $ (11,601)
--------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
--------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                   $ 4,504     $ (4,854)
--------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]   $ 45,496    $  54,854
--------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                      $ 85,608    $  76,250
--------------------------------------------------------------------------------
(7) Maturity value                                        $120,091    $ 106,965
--------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                         $ 94,082    $  69,503
--------------------------------------------------------------------------------



You should note that under this example if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.


B-1 Appendix II: Market value adjustment example

Appendix III: Enhanced death benefit example

--------------------------------------------------------------------------------

The death benefit under the contracts is equal to the account value or, if greater, the enhanced death benefit if elected.


The following illustrates the enhanced death benefit calculation. Assuming $100,000 is allocated to the variable investment options (with no allocation to the EQ/Alliance Intermediate Government Securities, EQ/Money Market, EQ/Short Duration Bond, the guaranteed interest option, the fixed maturity options or the Special 10 year fixed maturity option), no additional contributions, no transfers, no withdrawals and no loans under a Rollover TSA contract, the enhanced death benefit for an annuitant age 45 would be calculated as follows:




---------------------------------------------------------------------------------------
   End of
 contract                         6% Roll-Up to age 85      Annual Ratchet to age 85
   year         Account value    enhanced death benefit      enhanced death benefit
---------------------------------------------------------------------------------------
     1          105,000                 106,000                     105,000
---------------------------------------------------------------------------------------
     2          115,500                 112,360                     115,500
---------------------------------------------------------------------------------------
     3          129,360                 119,102                     129,360
---------------------------------------------------------------------------------------
     4          103,488                 126,248                     129,360
---------------------------------------------------------------------------------------
     5          113,837                 133,823                     129,360
---------------------------------------------------------------------------------------
     6          127,497                 141,852                     129,360
---------------------------------------------------------------------------------------
     7          127,497                 150,363                     129,360
---------------------------------------------------------------------------------------


The account values for contract years 1 through 7 are based on hypothetical rates of return of 5.00%, 10.00%, 12.00%, (20.00)%, 10.00%, 12.00% and 0.00%. We
are using these rates solely to illustrate how the benefit is determined. The return rates bear no relationship to past or future investment results.

ANNUAL RATCHET TO AGE 85

(1) At the end of contract years 1 through 3, the enhanced death benefit is the current account value.

(2) At the end of contract years 4 through 7, the enhanced death benefit is the enhanced death benefit at the end of the prior year since it is equal to or higher than the current account value.


GREATER OF 6% ROLL-UP TO AGE 85 OR THE ANNUAL RATCHET TO AGE 85

The enhanced death benefit under this option for each year shown would be the greater of the amounts shown under the 6% Roll-Up to age 85 or the Annual Ratchet to age 85.*


* At the end of contract years 4 through 7, the death benefit will be the enhanced death benefit. At the end of contract years 1, 2 and 3, the death benefit will be the current account value.

                                Appendix III: Enhanced death benefit example C-1

Appendix IV: Hypothetical illustrations

--------------------------------------------------------------------------------

ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM
                                    BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "greater of 6% Roll-Up to Age 85 or the Annual Ratchet to age 85" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R) Select(SM) contract. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution and takes no withdrawals. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.28)%, 2.72% for the Accumulator(R) Select(SM) contract, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges but they do not reflect the charges we deduct from your account value annually for the optional Guaranteed minimum death benefit, Protection Plus(SM) benefit and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime annual guaranteed minimum income benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime annual guaranteed minimum income benefit" columns indicates that the contract has terminated due to insufficient account value. However, the Guaranteed minimum income benefit has been automatically exercised and the owner is receiving lifetime payments.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

D-1 Appendix IV: Hypothetical illustrations

Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
Male, issue age 60
Benefits:
  Greater of 6% Roll-Up to age 85 or the Annual Ratchet to age 85 Guaranteed minimum death benefit Protection Plus
  Guaranteed minimum income benefit





                                                        Greater of 6% Roll-
                                                        Up to age 85 or the                              Lifetime Annual
                                                         Annual Ratchet to                      Guaranteed Minimum Income Benefit
                                                         age 85 Guaranteed  Total Death Benefit ----------------------------------
                                                           Minimum Death      with Protection      Guaranteed       Hypothetical
                   Account Value         Cash Value           Benefit               Plus             Income            Income
       Contract ------------------- ------------------- ------------------- ------------------- ----------------- ----------------
         Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%       0%       6%
 Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------- -------- -------
 60        1     100,000   100,000   100,000   100,000   100,000  100,000    100,000  100,000      N/A     N/A       N/A     N/A
 61        2      95,056   101,035    95,056   101,035   106,000  106,000    108,400  108,400      N/A     N/A       N/A     N/A
 62        3      90,212   102,016    90,212   102,016   112,360  112,360    117,304  117,304      N/A     N/A       N/A     N/A
 63        4      85,459   102,935    85,459   102,935   119,102  119,102    126,742  126,742      N/A     N/A       N/A     N/A
 64        5      80,789   103,787    80,789   103,787   126,248  126,248    136,747  136,747      N/A     N/A       N/A     N/A
 65        6      76,193   104,564    76,193   104,564   133,823  133,823    147,352  147,352      N/A     N/A       N/A     N/A
 66        7      71,662   105,259    71,662   105,259   141,852  141,852    158,593  158,593      N/A     N/A       N/A     N/A
 67        8      67,190   105,864    67,190   105,864   150,363  150,363    170,508  170,508      N/A     N/A       N/A     N/A
 68        9      62,766   106,371    62,766   106,371   159,385  159,385    183,139  183,139      N/A     N/A       N/A     N/A
 69       10      58,383   106,770    58,383   106,770   168,948  168,948    196,527  196,527      N/A     N/A       N/A     N/A
 74       15      36,682   106,787    36,682   106,787   226,090  226,090    276,527  276,527    14,266  14,266    14,266  14,266
 79       20      14,593   102,345    14,593   102,345   302,560  302,560    383,584  383,584    20,393  20,393    20,393  20,393
 84       25           0    91,381         0    91,381         0  404,893          0  493,179         0  34,821         0  34,821
 89       30           0    86,127         0    86,127         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 94       35           0    83,285         0    83,285         0  429,187          0  517,472      N/A     N/A       N/A     N/A
 95       36           0    82,676         0    82,676         0  429,187          0  517,472      N/A     N/A       N/A     N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.


                                     Appendix IV: Hypothetical illustrations D-2

Appendix V: Guaranteed principal benefit example

--------------------------------------------------------------------------------



For purposes of these examples, we assume that there is an initial contribution of $100,000, made to the contract on February 15, 2006. We also assume that no additional contributions, no transfers among options and no withdrawals from the contract are made. For GPB Option 1, the example also assumes that a 10 year fixed maturity option is chosen. The hypothetical gross rates of return with respect to amounts allocated to the variable investment options are 0%, 6% and 10%. The numbers below reflect the deduction of all applicable separate account and contract charges and also reflect the charge for GPB Option 2. Also, for any given performance of your variable investment options, GPB Option 1 produces higher account values than GPB Option 2 unless investment performance has been significantly positive. The examples should not be considered a representation of past or future expenses. Similarly, the annual rates of return assumed in the example are not an estimate or guarantee of future investment performance.



---------------------------------------------------------------------------------------------------------
                                                                                         Assuming 100%
                                                                                          in variable
                                                 Assuming 100%   Under GPB   Under GPB     investment
                                                     in FMO       Option 1    Option 2      options
----------------------------------------------- --------------- ----------- ----------- -----------------
Amount allocated to FMO on February 15,
2006 based upon a 3.76% rate to maturity            100,000        69,120      40,000          -
----------------------------------------------- --------------- ----------- ----------- -----------------
Initial account value allocated to the variable
investment options on February 15, 2006                0           30,880      60,000       100,000
----------------------------------------------- --------------- ----------- ----------- -----------------
Account value in the fixed maturity option on
February 15, 2016                                   144,673       100,000      57,869          0
----------------------------------------------- --------------- ----------- ----------- -----------------
Annuity account value (computed by adding
together the value at the maturity date of
the applicable fixed maturity option plus the
value of amounts in the variable investment
options on February 15, 2016 , assuming a
0% gross rate of return)                            144,673       122,123     100,000*       71,641
----------------------------------------------- --------------- ----------- ----------- -----------------
Annuity account value (computed by adding
together the value at the maturity date of
the applicable fixed maturity option plus the
value of amounts in the variable investment
options on February 15, 2016 , assuming a
6% gross rate of return)                            144,673       140,386    129,797**      130,783
----------------------------------------------- --------------- ----------- ----------- -----------------
Annuity account value (computed by adding
together the value at the maturity date of
the applicable fixed maturity option plus the
value of amounts in the variable investment
options on February 15, 2016 , assuming a
10% gross rate of return)                           144,673       159,175    164,008**      191,628
---------------------------------------------------------------------------------------------------------


* Since the annuity account value is less than the alternate benefit under GPB Option 2, the annuity account value is adjusted upward to the guaranteed amount or an increase of $3,358 in this example

** Since the annuity account value is greater than the alternate benefit under GPB Option 2, GPB Option 2 will not affect the annuity account value.

E-1 Appendix V: Guaranteed principal benefit example

Appendix VI: Protection Plus(SM) example

--------------------------------------------------------------------------------

The following illustrates the calculation of a death benefit that includes Protection Plus for an annuitant age 45. The example assumes a contribution of $100,000 and no additional contributions. Where noted, a single withdrawal in the amount shown is also assumed. The calculation is as follows:

                                                          No Withdrawal   $3000 withdrawal   $6000 withdrawal
    -----------------------------------------------------------------------------------------------------------
A   Initial Contribution                                     100,000           100,000            100,000
    -----------------------------------------------------------------------------------------------------------
B   Death Benefit: prior to withdrawal.*                     104,000           104,000            104,000
    Protection Plus Earnings: Death Benefit less net
    -----------------------------------------------------------------------------------------------------------
C   contributions (prior to the withdrawal in D).             4,000             4,000              4,000
    B minus A.
    -----------------------------------------------------------------------------------------------------------
D   Withdrawal                                                  0               3,000              6,000
    -----------------------------------------------------------------------------------------------------------
    Excess of the withdrawal over the Protection Plus
E   earnings                                                    0                 0                2,000
    greater of D minus C or zero
    -----------------------------------------------------------------------------------------------------------
    Net Contributions (adjusted for the withdrawal in D)
F   A minus E                                                100,000           100,000            98,000
    -----------------------------------------------------------------------------------------------------------
    Death Benefit (adjusted for the withdrawal in D)
G   B minus D                                                104,000           101,000            98,000
    -----------------------------------------------------------------------------------------------------------
    Death Benefit less Net Contributions
H   G minus F                                                 4,000             1,000                0
    -----------------------------------------------------------------------------------------------------------
I   Protection Plus Factor                                     40%               40%                40%
    -----------------------------------------------------------------------------------------------------------
    Protection Plus Benefit
J   H times I                                                 1,600              400                 0
    -----------------------------------------------------------------------------------------------------------
    Death Benefit: Including Protection Plus
K   G plus J                                                 105,600           101,400            98,000
    -----------------------------------------------------------------------------------------------------------

* The Death Benefit is the greater of the Account Value or any applicable death benefit.

                                    Appendix VI: Protection Plus(SM) example F-1

Appendix VII: State contract availability and/or variations of certain features and benefits

--------------------------------------------------------------------------------



The following information is a summary of the states where the Accumulator(R) Select(SM) contract or certain features and/or benefits are either not available as of the date of this Prospectus or vary from the contract's features and benefits as previously described in this Prospectus. Please note that this may not be a complete list and the availability of features and benefits are subject to state approval and approval may be pending in your state. Please contact your financial professional for more information about availability in your state.



STATES WHERE CERTAIN ACCUMULATOR(R) SELECT(SM) FEATURES AND/OR BENEFITS ARE NOT AVAILABLE OR HAS CERTAIN VARIATIONS TO FEATURES AND/OR BENEFITS:


------------------------------------------------------------------------------------------------------------------------------------
                                                                        Availability
 State           Features and Benefits                                  or Variation
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA      See "Contract features and benefits"--"Your right to   If you reside in the state of California and you are age 60
                cancel within a certain number of days"                and older at the time the contract is issued, you may
                                                                       return your variable annuity contract within 30 days from
                                                                       the date that you receive it and receive a refund as
                                                                       described below.

                                                                       If you allocate your entire initial contribution to the
                                                                       money market account (and/or guaranteed interest option, if available), the amount of your refund will be equal to your contribution less interest, unless you make a transfer, in which case the amount of your refund will be equal to your account value on the date we receive your request to cancel at our processing office. This amount could be less than
                                                                       your initial contribution. If you allocate any portion of
                                                                       your initial contribution to the variable investment options
                                                                       (other than the money market account) and/or fixed maturity options, your refund will be equal to your account value on the date we receive your request to cancel at our processing office.
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA         See "Transfers of ownership, collateral assignments,   The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
MARYLAND        Fixed maturity options                                 Not Available

                Guaranteed principal benefit option1 and Guaranteed    Not Available
                principal benefit option 2
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS   Automatic investment program                           Not Available

                Annual administrative charge                           The annual administrative charge will not be deducted from amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK        Greater of the 6% Roll-Up or Annual Ratchet Guaran-    Not Available (you have a choice of the standard death
                teed minimum death benefit                             benefit or the Annual Ratchet to age 85 guaranteed minimum death benefit), as described earlier in this Prospectus.

                Guaranteed minimum death benefit/guaranteed mini-      Not Available
                mum income benefit roll-up benefit base reset

                Guaranteed minimum income benefit no lapse guar-       Not Available
                antee

                Principal Protector(SM)                                Not Available

                Protection Plus(SM)                                    Not Available

                Variable Immediate Annuity payout options -- Life      Not Available on a Single life basis.
                annuity contracts
------------------------------------------------------------------------------------------------------------------------------------


G-1 Appendix VII: State contract availability and/or variations of certain features and benefits

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Availability
 State           Features and Benefits                                  or Variation
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK,       See "Insufficient account value" in "Determining       If your account value in the variable investment options
CONTINUED       your contract's value"                                 and the fixed maturity options is insufficient to pay the
                                                                       annual administrative charge, or either enhanced death
                                                                       benefit charge, and you have no account value in the
                                                                       guaranteed interest option, your contract will terminate
                                                                       without value, and you will lose any appli- cable benefits.
                                                                       See "Charges and expenses" earlier in this Prospectus.

                See "The amount applied to purchase an annuity         The amount applied to purchase an annuity payout option
                payout option" in "Accessing your money"               varies, depending on the payout option that you choose, and the timing of your purchase as it relates to any market
                                                                       value adjustments. The income provided, however, will never be less than what would be provided by applying the account value to the guaran- teed annuity purchase factors.

                See "Charges and expenses"                             With regard to the Annual administrative, either enhanced
                                                                       death benefit, Guaranteed principal benefit option 2 and
                                                                       Guaranteed minimum income benefit charges, respectively, we will deduct the related charge, as follows for each: we will deduct the charge from your value in the variable investment options on a pro rata basis. If those amounts are
                                                                       insufficient, we will deduct all or a portion of the charge from the fixed maturity options (other than the Special 10 year fixed maturity option) in the order of the earliest
                                                                       maturity date(s) first. If such amounts are still
                                                                       insufficient, we will deduct any remaining portion from the
                                                                       Special 10 year fixed maturity option. If the contract is
                                                                       surrendered or annuitized or a death benefit is paid, we will deduct a pro rata portion of the charge for that year. A
                                                                       market value adjustment will apply to deductions from the
                                                                       fixed maturity options (including the Special 10 year fixed maturity option).

                                                                       Deductions from the fixed maturity options (including the
                                                                       Special 10 year fixed maturity option) cannot cause the
                                                                       credited net interest for the contract year to fall below
                                                                       1.5%.

                                                                       With regard to the Annual administrative, and either enhanced death benefit charge only, if your account value in the
                                                                       variable investment options and the fixed maturity options is insufficient to pay the applicable charge, and you have no account value in the guaranteed interest option, your
                                                                       contract will terminate with- out value and you will lose any applicable guaranteed benefits. Please see "Insufficient
                                                                       account value" in "Determining your contract's value" earlier in this Prospectus.

                See "Annuity maturity date" in "Accessing your         The maturity date by which you must take a lump sum with-
                money"                                                 drawal or select an annuity payout option is as follows:

                                                                                             Maximum
                                                                       Issue age             Annuitization age
                                                                       ---------             -----------------
                                                                       0-80                  90
                                                                       81                    91
                                                                       82                    92
                                                                       83                    93
                                                                       84                    94
                                                                       85                    95
                                                                       Please see this section earlier in this Prospectus for more information.
------------------------------------------------------------------------------------------------------------------------------------


          Appendix VII: State contract availability and/or variations of certain features and benefits G-2

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Availability
 State           Features and Benefits                                  or Variation
------------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA    Contribution age limitations                           If the annuitant was 0-75 at contract issue, the maximum
                                                                       contribution age is 85.

                See "Annuity maturity date" in "Accessing your         The maturity date by which you must take a lump sum with-
                money"                                                 drawal or select an annuity payout option is as follows:

                                                                                             Maximum
                                                                       Issue age             annuitization age
                                                                       ---------             -----------------
                                                                       0-75                  85
                                                                       76                    86
                                                                       77                    87
                                                                       78-80                 88
                                                                       81-85                 90

                Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                       Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO     IRA, Roth IRA, Inherited IRA, QP and Rollover TSA      Not Available
                contracts

                Beneficiary continuation option (IRA)                  Not Available
------------------------------------------------------------------------------------------------------------------------------------
TEXAS           See "Annual administrative charge" in "Charges and     The annual administrative charge will not be deducted from
                expenses"                                              amounts allocated to the Guaranteed interest option.
------------------------------------------------------------------------------------------------------------------------------------
UTAH            See "Transfers of ownership, collateral assignments,   The second paragraph in this section is deleted.
                loans and borrowing" in "More information"
------------------------------------------------------------------------------------------------------------------------------------
VERMONT         Loans under Rollover TSA contracts                     Taking a loan in excess of the Internal Revenue Code limits may result in adverse tax consequences. Please consult your tax adviser before taking a loan that exceeds the Internal
                                                                       Revenue Code limits.
------------------------------------------------------------------------------------------------------------------------------------
WASHINGTON      Guaranteed interest option                             Not Available

                Investment simplifier -- Fixed-dollar option and       Not Available
                Interest sweep option

                Fixed maturity options                                 Not Available

                Guaranteed Principal Benefit Options 1 and 2           Not Available

                Income Manager(R) payout option                        Not Available

                Protection Plus(SM)                                    Not Available

                See "Guaranteed minimum death benefit" in "Contract    You have a choice of the standard death benefit, the Annual
                features and benefits"                                 Ratchet to age 85 enhanced death benefit, or the Greater of
                                                                       4% Roll-Up to age 85 or the Annual Ratchet to age 85
                                                                       enhanced death benefit.

                See "Annual administrative charge" in "Charges and     The annual administrative charge will be deducted from the
                expenses"                                              value in the variable investment options on a pro rata
                                                                       basis.
------------------------------------------------------------------------------------------------------------------------------------



G-3 Appendix VII: State contract availability and/or variations of certain features and benefits

Appendix VIII: Contract Variations

--------------------------------------------------------------------------------

Although this Prospectus is primarily designed for potential purchasers of the contract, you may be receiving it as a current contract owner. If you are a current contract owner, you should note that your contract's options, features and charges may vary from what is described in this Prospectus depending on the date on which you purchased your contract. You may not change your contract or its features after issue. This Appendix reflects contract variations that differ from what is described in this Prospectus but may have been in effect at the time your contract was issued.

In addition, options and/or features may vary among states in light of applicable regulations or state approvals. Any such state variations are generally not included here but instead included in Appendix VII earlier in this section. For more information about state variations applicable to you, as well as particular features, charges and options available under your contract based upon when you purchased it, please contact your financial professional and/or refer to your contract.


-----------------------------------------------------------------------------------------------------------------------------------
 Approximate Time Period         Feature/Benefit                                Variation
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    Guaranteed interest option                     Your lifetime minimum interest rate is either
                                                                                1.5%, 2.25% or 3.0% (depending on the state
                                                                                where your contract was issued).
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - July 2004       Principal Protector(SM) benefit                Unavailable.
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - December 2004   Termination of guaranteed benefits             Your guaranteed benefits will not automatically
                                                                                terminate if you change ownership of your NQ
                                                                                contract.
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Guaranteed minimum income benefit:

                                 o Benefit base crediting rate                  The effective annual interest credited to the
                                                                                applicable benefit base is 5%.*

                                 o Fee table                                    Guaranteed minimum income benefit charge: 0.55%.*
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Greater of the 6% Roll-Up to age 85 or the
                                 Annual Ratchet to age 85 enhanced death
                                 benefit:

                                 o Benefit base crediting rate                  The effective annual interest credited to the
                                                                                applicable benefit base is 5%.*

                                 o Fee table                                    Greater of the 5% Roll-Up to age 85 or the Annual
                                                                                Ratchet to age 85 enhanced death benefit charge:
                                                                                0.50%.*
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2004    Effect of withdrawals on your Greater of the   Withdrawals will reduce each of the benefit
                                 6% Roll-Up to age 85 or the Annual Ratchet     bases on a pro rata basis only.*
                                 to age 85 enhanced death benefit
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - January 2005    No lapse guarantee                             Unavailable.
-----------------------------------------------------------------------------------------------------------------------------------
September 2003 - October 2005    Roll-Up benefit base reset                     Unavailable.
-----------------------------------------------------------------------------------------------------------------------------------



* Contract owners who elected the Guaranteed minimum income benefit and/or the Greater of the 5% Roll-Up to age 85 or the Annual Ratchet to age 85 enhanced death benefit had a limited opportunity to change to the new versions of these benefits, as they are described in "Contract features and benefits" and "Accessing your money," earlier in this Prospectus.



                                          Appendix VIII: Contract Variations H-1

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                                          Page

Unit Values                                                                 2
Custodian and Independent Registered Public Accounting Firm                 2
Distribution of the Contracts                                               2
Financial Statements                                                        2

How to obtain an Accumulator(R) Select(SM) Statement of Additional Information for Separate Account No. 49

Send this request form to:
  Accumulator(R) Select(SM)
  P.O. Box 1547
  Secaucus, NJ 07096-1547


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


Please send me an Accumulator(R) Select(SM) SAI for Separate Account No. 49 dated May 1, 2006.


--------------------------------------------------------------------------------
Name:

--------------------------------------------------------------------------------
Address:

--------------------------------------------------------------------------------
City           State    Zip



                                       x01183/Select '02, OR, '04 and '06 Series

AXA EQUITABLE LIFE INSURANCE COMPANY
SUPPLEMENT DATED MAY 1, 2006 TO PROSPECTUSES FOR:




o Income Manager Accumulator(R)    o  Accumulator(R)               o  Accumulator(R) Elite(SM)
o Income Manager(R) Rollover IRA   o  Accumulator(R) Select(SM)    o  Accumulator(R) Elite(SM) II
o Accumulator(R) (IRA, NQ, QP)     o  Accumulator(R) Select(SM) II
o Accumulator(R) Plus(SM)          o  Accumulator(R) Express(SM)


--------------------------------------------------------------------------------

This Supplement updates certain information in the most recent prospectus and statement of additional information you received for any of the products listed above, and in any Supplements to that prospectus and statement of additional information. The Appendix sets forth the dates of such prior prospectuses, statements of additional information and supplements, which, in addition to this Supplement, should be kept for future reference.


We have filed with the Securities and Exchange Commission (SEC) our Statement of Additional Information (SAI) dated May 1, 2006. If you do not presently have a copy of the prospectus and prior Supplements, you may obtain additional copies, as well as a copy of the SAI, from us, free of charge, by writing to AXA Equitable, P.O. Box 1547, Secaucus, NJ 07096-1547, or calling (800) 789-7771. If you only need a copy of the SAI, you may mail in the SAI request form located at the end of this Supplement. The SAI has been incorporated by reference into this Supplement. This Supplement and the SAI can also be obtained from the SEC's website at www.sec.gov.

In this Supplement, we provide information on the following: (1) how to reach us; (2) investment options; (3) the Trusts' annual expenses and expense example; (4) important information about guaranteed benefits; (5) tax information; (6) updated information on AXA Equitable; (7) disruptive transfer activity; (8) wire transmittals and electronic applications information; (9) certain information about our business day; (10) legal proceedings; (11) distribution of the contracts; (12) incorporation of certain documents by reference; (13) condensed financial information; and (14) hypothetical illustrations.


(1) HOW TO REACH US


You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically, may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR CONTRIBUTIONS SENT BY EXPRESS DELIVERY:
--------------------------------------------------------------------------------

Accumulator(R)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox



--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
REGULAR MAIL:
--------------------------------------------------------------------------------
Accumulator(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR
TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY
EXPRESS DELIVERY:
--------------------------------------------------------------------------------
Accumulator(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o  written confirmation of financial transactions;

o statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o annual statement of your contract values as of the close of the contract year, including notification of eligibility to exercise the guaranteed minimum income benefit, if applicable.



--------------------------------------------------------------------------------
TELEPHONE OPERATED PROGRAM SUPPORT ("TOPS") AND
EQACCESS SYSTEMS:
--------------------------------------------------------------------------------
TOPS is designed to provide you with up-to-date information via touch-tone telephone. EQAccess is designed to provide this information through the Internet. You can obtain information on:

o  your current account value;

o  your current allocation percentages;

o  the number of units you have in the variable investment options;

o  rates to maturity for the fixed maturity options;

o  the daily unit values for the variable investment options; and

o performance information regarding the variable investment options (not available through TOPS).

You can also:

o change your allocation percentages and/or transfer among the investment options;


                                                              X01186 - Global

o  elect to receive certain contract statements electronically;

o  change your address (not available through TOPS);

o change your TOPS personal identification number ("PIN") (through TOPS only) and your EQAccess password (through EQAccess only); and

o  access Frequently Asked Questions and Service Forms (not available through
   TOPS).

TOPS and EQAccess are normally available seven days a week, 24 hours a day. You may use TOPS by calling toll free 1-888-909-7770. If you are a client with AXA Advisors you may use EQAccess by visiting our website at www.axaonline.com and logging in to access your account. All other clients may access EQAccess by visiting our website at www.axa-equitable.com. Of course, for reasons beyond our control, these services may sometimes be unavailable.

We have established procedures to reasonably confirm that the instructions communicated by telephone or Internet are genuine. For example, we will require certain personal identification information before we will act on telephone or Internet instructions and we will provide written confirmation of your transfers. If we do not employ reasonable procedures to confirm the genuineness of telephone or Internet instructions, we may be liable for any losses arising out of any act or omission that constitutes negligence, lack of good faith, or willful misconduct. In light of our procedures, we will not be liable for following telephone or Internet instructions we reasonably believe to be genuine.

We reserve the right to limit access to these services if we determine that you engaged in a disruptive transfer activity, such as "market timing" (see "Disruptive transfer activity" in "Transferring your money among investment options" in your Prospectus).


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVE:
--------------------------------------------------------------------------------

You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on any business day from 8:30 a.m. until 5:30 p.m., Eastern Time.

(2) INVESTMENT OPTIONS



PORTFOLIOS OF THE TRUSTS

You should note that some portfolios have objectives and strategies that are substantially similar to those of certain retail funds that are purchased directly rather than under a variable insurance product such as an Accumulator(R) series variable annuity. These funds may even have the same manager(s) and/or a similar name. However, there are numerous factors that can contribute to differences in performance between two investments, particularly over short periods of time. Such factors include the timing of stock purchases and sales; differences in fund cash flows; and specific strategies employed by the portfolio manager.


AXA Equitable serves as the investment manager of the Portfolios of AXA Premier VIP Trust and EQ Advisors Trust. As such, AXA Equitable oversees the activities of the investment advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those advisers. The advisers for these Portfolios, listed in the chart below, are those who make the investment decisions for each Portfolio. The chart also indicates the investment manager for each of the other Portfolios. Not all of the Portfolios listed below are available in all the contracts to which this supplement applies.



 AXA Premier VIP Trust
----------------------------------------------------------------------------------------------------------------------------------
Portfolio Name                Objective                                                  Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
AXA AGGRESSIVE ALLOCATION     Seeks long-term capital appreciation.                      o AXA Equitable
----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE ALLOCATION   Seeks a high level of current income.                      o AXA Equitable
----------------------------------------------------------------------------------------------------------------------------------
AXA CONSERVATIVE-PLUS         Seeks current income and growth of capital, with a         o AXA Equitable
 ALLOCATION                   greater emphasis on current income.
----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE ALLOCATION       Seeks long-term capital appreciation and current income.   o AXA Equitable
----------------------------------------------------------------------------------------------------------------------------------
AXA MODERATE-PLUS             Seeks long-term capital appreciation and current income,   o AXA Equitable
 ALLOCATION                   with a greater emphasis on capital appreciation.
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP AGGRESSIVE    Long-term growth of capital.                               o AllianceBernstein L.P.
 EQUITY
                                                                                         o Legg Mason Capital Management, Inc.

                                                                                         o MFS Investment Management

                                                                                         o Marsico Capital Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP CORE BOND     To seek a balance of a high current income and capital     o BlackRock Advisors, Inc.
                              appreciation, consistent with a prudent level of risk.
                                                                                         o Pacific Investment Management Company
                                                                                           LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HEALTH CARE   Long-term growth of capital.                               o A I M Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP HIGH YIELD    High total return through a combination of current         o Pacific Investment Management Company
                              income and capital appreciation.                             LLC

                                                                                         o Post Advisory Group, LLC
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP               Long-term growth of capital.                               o AllianceBernstein L.P.
 INTERNATIONAL EQUITY
                                                                                         o J.P. Morgan Investment Management Inc.

                                                                                         o Marsico Capital Management, LLC
----------------------------------------------------------------------------------------------------------------------------------

Portfolios of the Trusts (continued)

----------------------------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust
Portfolio Name                   Objective                                               Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 CORE EQUITY
                                                                                         o Janus Capital Management LLC

                                                                                         o Thornburg Investment Management, Inc.
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH
                                                                                         o RCM Capital Management LLC

                                                                                         o TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP LARGE CAP        Long-term growth of capital.                            o AllianceBernstein L.P.
 VALUE
                                                                                         o Institutional Capital Corporation

                                                                                         o MFS Investment Management
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP          Long-term growth of capital.                            o AllianceBernstein L.P.
 GROWTH
                                                                                         o Franklin Advisers, Inc.

                                                                                         o Provident Investment Counsel, Inc.
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP MID CAP VALUE    Long-term growth of capital.                            o AXA Rosenberg Investment Management LLC

                                                                                         o TCW Investment Management Company

                                                                                         o Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TECHNOLOGY       Long-term growth of capital.                            o Firsthand Capital Management, Inc.

                                                                                         o RCM Capital Management LLC

                                                                                         o Wellington Management Company, LLP
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name                   Objective                                               Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE COMMON STOCK         Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE GROWTH AND           Seeks to provide a high total return.                   o AllianceBernstein L.P.
 INCOME
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERMEDIATE         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
 GOVERNMENT SECURITIES           relative stability of principal.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE INTERNATIONAL        Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE LARGE CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE QUALITY BOND         Seeks to achieve high current income consistent with    o AllianceBernstein L.P.
                                 moderate risk to capital.
----------------------------------------------------------------------------------------------------------------------------------
EQ/ALLIANCE SMALL CAP            Seeks to achieve long-term growth of capital.           o AllianceBernstein L.P.
 GROWTH
----------------------------------------------------------------------------------------------------------------------------------
EQ/ARIEL APPRECIATION II         Seeks long-term capital appreciation.                   o Ariel Capital Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/BEAR STEARNS                  Seeks to achieve capital appreciation.                  o Bear Stearns Asset Management Inc.
 SMALL COMPANY GROWTH
----------------------------------------------------------------------------------------------------------------------------------
EQ/BERNSTEIN DIVERSIFIED VALUE   Seeks capital appreciation.                             o AllianceBernstein L.P.
----------------------------------------------------------------------------------------------------------------------------------
EQ/BOSTON ADVISORS EQUITY        Seeks a combination of growth and income to achieve an  o Boston Advisors, LLC
 INCOME                          above-average and consistent total return.
----------------------------------------------------------------------------------------------------------------------------------
EQ/CALVERT SOCIALLY              Seeks long-term capital appreciation.                   o Calvert Asset Management Company, Inc.
 RESPONSIBLE                                                                               and Bridgeway Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------------

Portfolios of the Trusts (continued)

----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name               Objective                                                   Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN GROWTH   Seeks long-term growth of capital.                          o Capital Guardian Trust Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          To achieve long-term growth of capital.                     o Capital Guardian Trust Company
 INTERNATIONAL
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN          Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 RESEARCH
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAPITAL GUARDIAN U.S.     Seeks to achieve long-term growth of capital.               o Capital Guardian Trust Company
 EQUITY
----------------------------------------------------------------------------------------------------------------------------------
EQ/CAYWOOD-SCHOLL HIGH       Seeks to maximize current income.                           o Caywood-Scholl Capital Management
 YIELD BOND
----------------------------------------------------------------------------------------------------------------------------------
EQ/EQUITY 500 INDEX          Seeks a total return before expenses that approximates      o AllianceBernstein L.P.
                             the total return performance of the S&P 500 Index,
                             including reinvestment of dividends, at a risk level consis-
                             tent with that of the S&P 500 Index.
----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN INTERNATIONAL   Seeks capital growth and current income.                    o Evergreen Investment Management
 BOND                                                                                      Company, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/EVERGREEN OMEGA           Seeks long-term capital growth.                             o Evergreen Investment Management
                                                                                           Company, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP                Seeks long-term growth of capital.                          o Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/FI MID CAP VALUE          Seeks long-term capital appreciation.                       o Fidelity Management & Research Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO MERGERS AND         Seeks to achieve capital appreciation.                      o GAMCO Asset Management Inc.
 ACQUISITIONS
----------------------------------------------------------------------------------------------------------------------------------
EQ/GAMCO SMALL COMPANY       Seeks to maximize capital appreciation.                     o GAMCO Asset Management Inc.
 VALUE
----------------------------------------------------------------------------------------------------------------------------------
EQ/INTERNATIONAL GROWTH      Seeks to achieve capital appreciation.                      o MFS Investment Management
----------------------------------------------------------------------------------------------------------------------------------
EQ/JANUS LARGE CAP GROWTH    Seeks long-term growth of capital.                          o Janus Capital Management LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN CORE BOND        Seeks to provide a high total return consistent with mod-   o J.P. Morgan Investment Management Inc.
                             erate risk to capital and maintenance of liquidity.
----------------------------------------------------------------------------------------------------------------------------------
EQ/JPMORGAN VALUE            Long-term capital appreciation.                             o J.P. Morgan Investment Management Inc.
 OPPORTUNITIES
----------------------------------------------------------------------------------------------------------------------------------
EQ/LAZARD SMALL CAP VALUE    Seeks capital appreciation.                                 o Lazard Asset Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/LEGG MASON VALUE EQUITY   Seeks long-term growth of capital.                          o Legg Mason Capital Management, Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/LONG TERM BOND            Seeks to maximize income and capital appreciation           o Mercury Advisors
                             through investment in long-maturity debt obligations.
----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT GROWTH AND    Capital appreciation and growth of income without           o Lord, Abbett & Co. LLC
 INCOME                      excessive fluctuation in market value.
----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT LARGE CAP     Capital appreciation and growth of income with reason-      o Lord, Abbett & Co. LLC
 CORE                        able risk.
----------------------------------------------------------------------------------------------------------------------------------
EQ/LORD ABBETT MID CAP VALUE Capital appreciation.                                       o Lord, Abbett & Co. LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/MARSICO FOCUS             Seeks long-term growth of capital.                          o Marsico Capital Management, LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY BASIC VALUE       Seeks capital appreciation and secondarily, income.         o Mercury Advisors
 EQUITY
----------------------------------------------------------------------------------------------------------------------------------


Portfolios of the Trusts (continued)
----------------------------------------------------------------------------------------------------------------------------------
EQ Advisors Trust
Portfolio Name              Objective                                                  Adviser(s)
----------------------------------------------------------------------------------------------------------------------------------
EQ/MERCURY INTERNATIONAL    Seeks to provide current income and long-term growth of    o Merrill Lynch Investment Managers Interna-
 VALUE                      income, accompanied by growth of capital.                    tional Limited
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS EMERGING GROWTH      Seeks to provide long-term capital growth.                 o MFS Investment Management
 COMPANIES
----------------------------------------------------------------------------------------------------------------------------------
EQ/MFS INVESTORS TRUST      Seeks long-term growth of capital with a secondary         o MFS Investment Management
                            objective to seek reasonable current income. For purposes
                            of this Portfolio, the words "reasonable current income"
                            mean moderate income.
----------------------------------------------------------------------------------------------------------------------------------
EQ/MONEY MARKET             Seeks to obtain a high level of current income, preserve   o The Dreyfus Corporation
                            its assets and maintain liquidity.
----------------------------------------------------------------------------------------------------------------------------------
EQ/MONTAG & CALDWELL        Seeks to achieve capital appreciation.                     o Montag & Caldwell, Inc.
 GROWTH
----------------------------------------------------------------------------------------------------------------------------------
EQ/PIMCO REAL RETURN        Seeks maximum real return consistent with preservation     o Pacific Investment Management Company,
                            of real capital and prudent investment management.           LLC
----------------------------------------------------------------------------------------------------------------------------------
EQ/SHORT DURATION BOND      Seeks current income with reduced volatility of principal. o Mercury Advisors
----------------------------------------------------------------------------------------------------------------------------------
EQ/SMALL COMPANY INDEX      Seeks to replicate as closely as possible (before the      o AllianceBernstein L.P.
                            deduction of portfolio expenses) the total return of the
                            Russell 2000 Index.
----------------------------------------------------------------------------------------------------------------------------------
EQ/TCW EQUITY               Seeks to achieve long-term capital appreciation.           o TCW Investment Management Company
----------------------------------------------------------------------------------------------------------------------------------
EQ/UBS GROWTH AND INCOME    Seeks to achieve total return through capital appreciation o UBS Global Asset Management
                            with income as a secondary consideration.                    (Americas) Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN COMSTOCK      Capital growth and income.                                 o Morgan Stanley Investment
                                                                                         Management Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN EMERGING      Seeks long-term capital appreciation.                      o Morgan Stanley Investment
 MARKETS EQUITY                                                                          Management Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/VAN KAMPEN MID CAP       Capital growth.                                            o Morgan Stanley Investment
 GROWTH                                                                                  Management Inc.
----------------------------------------------------------------------------------------------------------------------------------
EQ/WELLS FARGO MONTGOMERY   Seeks long-term capital appreciation.                      o Wells Capital Management Inc.
 SMALL CAP
----------------------------------------------------------------------------------------------------------------------------------



You should consider the investment objectives, risks and charges and expenses of the Portfolios carefully before investing. The prospectuses for the Trusts contain this and other important information about the Portfolios. The prospectuses should be read carefully before investing. In order to obtain copies of Trust prospectuses that do not accompany this supplement, you may call one of our customer service representatives at 1-800-789-7771.

(3) THE TRUSTS' ANNUAL EXPENSES AND EXPENSE EXAMPLE


The following table shows the lowest and highest total operating expenses charged by any of the Portfolios that you will pay periodically during the time that you own the contract. These fees and expenses are reflected in the Portfolio's net asset value each day. Therefore, they reduce the investment return of the Portfolio and the related variable investment option. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Portfolio's fees and expenses is contained in the Trust prospectus for the Portfolio.


This table shows the fees and expenses for 2005 as an annual percentage of each Portfolio's daily average net assets.



------------------------------------------------------------------------------------------------
                                                  Manage-                          Other
Portfolio Name                                   ment Fees(2)   12b-1 Fees(3)    Expenses (4)
------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.10%          0.25%            0.19%
AXA Conservative Allocation                      0.10%          0.25%            0.22%
AXA Conservative-Plus Allocation                 0.10%          0.25%            0.19%
AXA Moderate Allocation                          0.10%          0.25%            0.17%
AXA Moderate-Plus Allocation                     0.10%          0.25%            0.17%
AXA Premier VIP Aggressive Equity                0.60%          0.25%            0.20%
AXA Premier VIP Core Bond                        0.60%          0.25%            0.18%
AXA Premier VIP Health Care                      1.20%          0.25%            0.28%
AXA Premier VIP High Yield                       0.58%          0.25%            0.18%
AXA Premier VIP International Equity             1.05%          0.25%            0.28%
AXA Premier VIP Large Cap Core Equity            0.90%          0.25%            0.25%
AXA Premier VIP Large Cap Growth                 0.90%          0.25%            0.23%
AXA Premier VIP Large Cap Value                  0.90%          0.25%            0.22%
AXA Premier VIP Mid Cap Growth                   1.10%          0.25%            0.25%
AXA Premier VIP Mid Cap Value                    1.10%          0.25%            0.19%
AXA Premier VIP Technology                       1.20%          0.25%            0.22%
------------------------------------------------------------------------------------------------
EQ Advisors Trust:
------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         0.47%          0.25%            0.13%
EQ/Alliance Growth and Income                    0.56%          0.25%            0.13%
EQ/Alliance Intermediate Government Securities   0.50%          0.25%            0.14%
EQ/Alliance International                        0.72%          0.25%            0.21%
EQ/Alliance Large Cap Growth                     0.90%          0.25%            0.13%
EQ/Alliance Quality Bond                         0.50%          0.25%            0.13%
EQ/Alliance Small Cap Growth                     0.75%          0.25%            0.13%
EQ/Ariel Appreciation II                         0.75%          0.25%            7.01%
EQ/Bear Stearns Small Company Growth             1.00%          0.25%            0.20%
EQ/Bernstein Diversified Value                   0.61%          0.25%            0.13%
EQ/Boston Advisors Equity Income                 0.75%          0.25%            0.16%
EQ/Calvert Socially Responsible                  0.65%          0.25%            0.27%
EQ/Capital Guardian Growth                       0.65%          0.25%            0.17%
EQ/Capital Guardian International                0.85%          0.25%            0.23%
EQ/Capital Guardian Research                     0.65%          0.25%            0.13%
EQ/Capital Guardian U.S. Equity                  0.65%          0.25%            0.13%
EQ/Caywood-Scholl High Yield Bond                0.60%          0.25%            0.24%
EQ/Equity 500 Index                              0.25%          0.25%            0.13%
EQ/Evergreen International Bond                  0.70%          0.25%            6.36%
EQ/Evergreen Omega                               0.65%          0.25%            0.18%
EQ/FI Mid Cap                                    0.69%          0.25%            0.14%
EQ/FI Mid Cap Value                              0.73%          0.25%            0.14%
EQ/GAMCO Mergers and Acquisitions                0.90%          0.25%            0.66%
EQ/GAMCO Small Company Value                     0.79%          0.25%            0.14%
EQ/International Growth                          0.85%          0.25%            0.29%
EQ/Janus Large Cap Growth                        0.90%          0.25%            0.15%
EQ/JPMorgan Core Bond                            0.44%          0.25%            0.13%
EQ/JPMorgan Value Opportunities                  0.60%          0.25%            0.15%
EQ/Lazard Small Cap Value                        0.73%          0.25%            0.14%
EQ/Legg Mason Value Equity                       0.65%          0.25%            3.07%
EQ/Long Term Bond                                0.50%          0.25%            0.18%
EQ/Lord Abbett Growth and Income                 0.65%          0.25%            0.93%
EQ/Lord Abbett Large Cap Core                    0.65%          0.25%            1.32%
------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                              Total Annual    Fee Waivers     Net Total
                                                Underlying      Expenses        and/or         Annual
                                                Portfolio       (Before         Expense       Expenses
                                                 Fees and       Expense       Reimburse-    After Expense
Portfolio Name                                 Expenses(5)    Limitation)      ments(6)      Limitations
-------------------------------------------------------------------------------------------------------------
AXA Premier VIP Trust:
-------------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        0.91%         1.45%           (0.19)%        1.26%
AXA Conservative Allocation                      0.58%         1.15%           (0.22)%        0.93%
AXA Conservative-Plus Allocation                 0.64%         1.18%           (0.19)%        0.99%
AXA Moderate Allocation                          0.71%         1.23%           (0.17)%        1.06%
AXA Moderate-Plus Allocation                     0.84%         1.36%           (0.17)%        1.19%
AXA Premier VIP Aggressive Equity                  --          1.05%              --          1.05%
AXA Premier VIP Core Bond                          --          1.03%           (0.08)%        0.95%
AXA Premier VIP Health Care                        --          1.73%            0.00%         1.73%
AXA Premier VIP High Yield                         --          1.01%              --          1.01%
AXA Premier VIP International Equity               --          1.58%            0.00%         1.58%
AXA Premier VIP Large Cap Core Equity              --          1.40%           (0.05)%        1.35%
AXA Premier VIP Large Cap Growth                   --          1.38%           (0.03)%        1.35%
AXA Premier VIP Large Cap Value                    --          1.37%           (0.02)%        1.35%
AXA Premier VIP Mid Cap Growth                     --          1.60%            0.00%         1.60%
AXA Premier VIP Mid Cap Value                      --          1.54%            0.00%         1.54%
AXA Premier VIP Technology                         --          1.67%            0.00%         1.67%
-------------------------------------------------------------------------------------------------------------
EQ Advisors Trust:
-------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                           --          0.85%              --          0.85%
EQ/Alliance Growth and Income                      --          0.94%              --          0.94%
EQ/Alliance Intermediate Government Securities     --          0.89%              --          0.89%
EQ/Alliance International                          --          1.18%           (0.08)%        1.10%
EQ/Alliance Large Cap Growth                       --          1.28%           (0.23)%        1.05%
EQ/Alliance Quality Bond                           --          0.88%              --          0.88%
EQ/Alliance Small Cap Growth                       --          1.13%              --          1.13%
EQ/Ariel Appreciation II                           --          8.01%           (6.86)%        1.15%
EQ/Bear Stearns Small Company Growth               --          1.45%           (0.15)%        1.30%
EQ/Bernstein Diversified Value                     --          0.99%           (0.04)%        0.95%
EQ/Boston Advisors Equity Income                   --          1.16%           (0.11)%        1.05%
EQ/Calvert Socially Responsible                    --          1.17%           (0.12)%        1.05%
EQ/Capital Guardian Growth                         --          1.07%           (0.12)%        0.95%
EQ/Capital Guardian International                  --          1.33%           (0.13)%        1.20%
EQ/Capital Guardian Research                       --          1.03%           (0.08)%        0.95%
EQ/Capital Guardian U.S. Equity                    --          1.03%           (0.08)%        0.95%
EQ/Caywood-Scholl High Yield Bond                  --          1.09%           (0.09)%        1.00%
EQ/Equity 500 Index                                --          0.63%              --          0.63%
EQ/Evergreen International Bond                    --          7.31%           (6.16)%        1.15%
EQ/Evergreen Omega                                 --          1.08%            0.00%         1.08%
EQ/FI Mid Cap                                      --          1.08%           (0.08)%        1.00%
EQ/FI Mid Cap Value                                --          1.12%           (0.02)%        1.10%
EQ/GAMCO Mergers and Acquisitions                  --          1.81%           (0.36)%        1.45%
EQ/GAMCO Small Company Value                       --          1.18%            0.00%         1.18%
EQ/International Growth                            --          1.39%            0.00%         1.39%
EQ/Janus Large Cap Growth                          --          1.30%           (0.15)%        1.15%
EQ/JPMorgan Core Bond                              --          0.82%            0.00%         0.82%
EQ/JPMorgan Value Opportunities                    --          1.00%           (0.05)%        0.95%
EQ/Lazard Small Cap Value                          --          1.12%           (0.02)%        1.10%
EQ/Legg Mason Value Equity                         --          3.97%           (2.97)%        1.00%
EQ/Long Term Bond                                  --          0.93%            0.00%         0.93%
EQ/Lord Abbett Growth and Income                   --          1.83%           (0.83)%        1.00%
EQ/Lord Abbett Large Cap Core                      --          2.22%           (1.22)%        1.00%
-------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                         Manage-                          Other
Portfolio Name                        ment Fees(2)    12b-1 Fees(3)   Expenses (4)
---------------------------------------------------------------------------------------
EQ Advisors Trust:
---------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value            0.70%          0.25%            0.40%
EQ/Marsico Focus                        0.87%          0.25%            0.13%
EQ/Mercury Basic Value Equity           0.57%          0.25%            0.13%
EQ/Mercury International Value          0.85%          0.25%            0.23%
EQ/MFS Emerging Growth Companies        0.65%          0.25%            0.14%
EQ/MFS Investors Trust                  0.60%          0.25%            0.18%
EQ/Money Market                         0.34%          0.25%            0.13%
EQ/Montag & Caldwell Growth             0.75%          0.25%            0.16%
EQ/PIMCO Real Return                    0.55%          0.25%            0.24%
EQ/Short Duration Bond                  0.44%          0.25%            0.14%
EQ/Small Company Index                  0.25%          0.25%            0.16%
EQ/TCW Equity                           0.80%          0.25%            0.16%
EQ/UBS Growth and Income                0.75%          0.25%            0.19%
EQ/Van Kampen Comstock                  0.65%          0.25%            0.39%
EQ/Van Kampen Emerging Markets Equity   1.15%          0.25%            0.48%
EQ/Van Kampen Mid Cap Growth            0.70%          0.25%            0.83%
EQ/Wells Fargo Montgomery Small Cap     0.85%          0.25%            2.28%
---------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                    Total Annual    Fee Waivers     Net Total
                                      Underlying      Expenses        and/or         Annual
                                      Portfolio       (Before         Expense       Expenses
                                       Fees and       Expense       Reimburse-    After Expense
Portfolio Name                       Expenses(5)    Limitation)      ments(6)      Limitations
----------------------------------------------------------------------------------------------------
EQ Advisors Trust:
----------------------------------------------------------------------------------------------------
EQ/Lord Abbett Mid Cap Value                 --       1.35%           (0.30)%        1.05%
EQ/Marsico Focus                             --       1.25%           (0.10)%        1.15%
EQ/Mercury Basic Value Equity                --       0.95%            0.00%         0.95%
EQ/Mercury International Value               --       1.33%           (0.08)%        1.25%
EQ/MFS Emerging Growth Companies             --       1.04%              --          1.04%
EQ/MFS Investors Trust                       --       1.03%           (0.08)%        0.95%
EQ/Money Market                              --       0.72%              --          0.72%
EQ/Montag & Caldwell Growth                  --       1.16%           (0.01)%        1.15%
EQ/PIMCO Real Return                         --       1.04%           (0.14)%        0.90%
EQ/Short Duration Bond                       --       0.83%            0.00%         0.83%
EQ/Small Company Index                       --       0.66%            0.00%         0.66%
EQ/TCW Equity                                --       1.21%           (0.06)%        1.15%
EQ/UBS Growth and Income                     --       1.19%           (0.14)%        1.05%
EQ/Van Kampen Comstock                       --       1.29%           (0.29)%        1.00%
EQ/Van Kampen Emerging Markets Equity        --       1.88%           (0.08)%        1.80%
EQ/Van Kampen Mid Cap Growth                 --       1.78%           (0.73)%        1.05%
EQ/Wells Fargo Montgomery Small Cap          --       3.38%           (2.08)%        1.30%
----------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------
Portfolio operating expenses expressed as an annual percentage of daily net assets
----------------------------------------------------------------------------------------------------
Total Annual Portfolio Operating Expenses for 2005 (expenses that are deducted     Lowest     Highest
from Portfolio assets including management fees, 12b-1 fees, service fees, and/or   ----       ----
other expenses)(1)                                                                  0.63%      8.01%




(1) "Total Annual Portfolio Operating Expenses" are based, in part, on estimated amounts for options added during the fiscal year 2005 and for the underlying portfolios.

(2) The management fees for each Portfolio cannot be increased without a vote of that Portfolio's Shareholders. See Footnote (6) for any expense limitation agreement information.

(3) Portfolio shares are all subject to fees imposed under the distribution plans (the "Rule 12b-1 Plan") adopted by the Trusts pursuant to Rule 12b-1 under the Investment Company Act of 1940. For the portfolios of AXA Premier VIP Trust and EQ Advisors Trust, the 12b-1 fees will not be increased for the life of the contract.

(4) Other expenses shown are those incurred in 2005. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses. See footnote (6) for any expense limitation agreement information.

(5) The AXA Allocation variable investment options invest in corresponding portfolios of AXA Premier VIP Trust. Each AXA Allocation portfolio in turn invests in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust ("the underlying portfolios"). Amounts shown reflect each AXA Allocation portfolios's pro rata share of the fees and expenses of the various underlying portfolios in which it invests. The fees and expenses have been estimated based on the respective weighted investment allocations as of 12/31/05. A "--" indicates that the listed port folio does not invest in underlying portfolios, i.e., it is not an allocation portfolio.

(6) The amounts shown reflect any fee waivers and/or expense reimbursements that applied to each Portfolio. A "--" indicates that there is no expense limitation in effect. "0.00%" indicates that the expense limitation arrangement did not result in a fee waiver or reimbursement. AXA Equitable, the investment manager of AXA Premier VIP Trust and EQ Advisors Trust, has entered into Expense Limitation Agreements with respect to certain Portfolios, which are effective through April 30, 2007. Under these agreements AXA Equitable has agreed to waive or limit its fees and assume other expenses of certain Portfolios, if necessary, in an amount that limits each affected Portfolio's total Annual Expenses (exclusive of interest, taxes, brokerage commissions, capitalized expenditures and extraordinary expenses) to not more than specified amounts. Each Portfolio may at a later date make a reimbursement to AXA Equitable for any of the management fees waived or limited and other expenses assumed and paid by AXA Equitable pursuant to the expense limitation agreement provided that the Portfolio's current annual oper ating expenses do not exceed the operating expense limit determined for such Portfolio. See the prospectus for each applicable underlying Trust for more information about the arrangements. In addition, a portion of the brokerage commissions of certain portfolios of AXA Premier VIP Trust and EQ Advisors Trust is used to reduce the applicable Portfolio's expenses. If the above table reflected both the expense limitation arrange ments plus the portion of the brokerage commissions used to reduce portfolio expenses, the net expenses would be as shown in the table below:

--------------------------------------------------
Portfolio Name
--------------------------------------------------
AXA Premier VIP Aggressive Equity           0.98%
--------------------------------------------------
AXA Premier VIP Health Care                 1.71%
--------------------------------------------------
AXA Premier VIP International Equity        1.54%
--------------------------------------------------
AXA Premier VIP Large Cap Core Equity       1.33%
--------------------------------------------------
AXA Premier VIP Large Cap Growth            1.33%
--------------------------------------------------
AXA Premier VIP Large Cap Value             1.29%
--------------------------------------------------
AXA Premier VIP Mid Cap Growth              1.55%
--------------------------------------------------
AXA Premier VIP Mid Cap Value               1.49%
--------------------------------------------------
AXA Premier VIP Technology                  1.61%
--------------------------------------------------
EQ/Alliance Common Stock                    0.83%
--------------------------------------------------
EQ/Alliance Growth and Income               0.91%
--------------------------------------------------
EQ/Alliance International                   1.09%
--------------------------------------------------
EQ/Alliance Large Cap Growth                1.02%
--------------------------------------------------
EQ/Alliance Small Cap Growth                1.09%
--------------------------------------------------
EQ/Bernstein Diversified Value              0.88%
--------------------------------------------------
EQ/Boston Advisors Equity Income            1.04%
--------------------------------------------------
EQ/Calvert Socially Responsible             1.03%
--------------------------------------------------
EQ/Capital Guardian Growth                  0.94%
--------------------------------------------------
EQ/Capital Guardian International           1.18%
--------------------------------------------------
EQ/Capital Guardian Research                0.94%
--------------------------------------------------
EQ/Capital Guardian U.S. Equity             0.94%
--------------------------------------------------
EQ/Evergreen Omega                          0.88%
--------------------------------------------------
EQ/FI Mid Cap                               0.95%
--------------------------------------------------
EQ/FI Mid Cap Value                         1.08%
--------------------------------------------------
EQ/GAMCO Mergers and Acquisitions           1.38%
--------------------------------------------------
EQ/GAMCO Small Company Value                1.17%
--------------------------------------------------
EQ/International Growth                     1.22%
--------------------------------------------------
EQ/Janus Large Cap Growth                   1.14%
--------------------------------------------------
EQ/Lazard Small Cap Value                   1.01%
--------------------------------------------------
EQ/Legg Mason Value Equity                  0.99%
--------------------------------------------------
EQ/Lord Abbett Growth and Income            0.97%
--------------------------------------------------
EQ/Lord Abbett Large Cap Core               0.99%
--------------------------------------------------
EQ/Lord Abbett Mid Cap Value                1.01%
--------------------------------------------------
EQ/Marsico Focus                            1.14%
--------------------------------------------------
EQ/Mercury Basic Value Equity               0.93%
--------------------------------------------------
EQ/MFS Emerging Growth Companies            1.01%
--------------------------------------------------
EQ/MFS Investors Trust                      0.94%
--------------------------------------------------
EQ/Montag & Caldwell Growth                 1.12%
--------------------------------------------------
EQ/UBS Growth and Income                    1.04%
--------------------------------------------------
EQ/Van Kampen Comstock                      0.99%
--------------------------------------------------
EQ/Van Kampen Emerging Markets Equity       1.78%
--------------------------------------------------
EQ/Van Kampen Mid Cap Growth                1.02%
--------------------------------------------------
EQ/Wells Fargo Montgomery Small Cap         1.12%
--------------------------------------------------


EXAMPLE

This example is intended to help you compare the cost of investing in the contract with the cost of investing in other variable annuity contracts. These costs include contract owner transaction expenses, contract fees, separate account annual expenses, and underlying trust fees and expenses.


The example below shows the expenses that a hypothetical contract owner (who has elected the Guaranteed Minimum Income Benefit with either the 6% Roll-Up to age 80 or the Annual Ratchet to age 80 Guaranteed minimum death benefit and Protection Plus(SM)) would pay in the situations illustrated. The example uses an average annual administrative charge based on the charges paid in 2005, which results in an estimated administrative charge of .014% of contract value. Some of these features may not be available or may be different under your contract. Some of these charges may not be applicable under your contract.

The fixed maturity options and the account for special dollar cost averaging are not covered by the fee table and example. However, the annual administrative charge, the charge if you elect a Variable Immediate Annuity payout option, the charge for any optional benefits and the withdrawal charge do apply to the fixed maturity options and the account for special dollar cost averaging. A market value adjustment (up or down) may apply as a result of a withdrawal, transfer, or surrender of amounts from a fixed maturity option. Some of these investment options and charges may not be applicable under your contract.

The example assumes that you invest $10,000 in the contract for the time periods indicated and that your investment has a 5% return each year. Other than the administrative charge (which is described immediately above), the example also assumes maximum contract charges and total annual expenses of the portfolios (before expense limitations) set forth in the previous charts. This example should not be considered a representa-tion of past or future expenses for each option. Actual expenses may be greater or less than those shown. Similarly, the annual rate of return assumed in the example is not an estimate or guarantee of future investment performance. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

---------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                               ----------------------------------------------------------
                   Portfolio Name                1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $ 1,068.00     $ 1,621.00     $ 2,199.00     $ 3,958.00
AXA Conservative Allocation                      $ 1,036.00     $ 1,528.00     $ 2,047.00     $ 3,672.00
AXA Conservative-Plus Allocation                 $ 1,039.00     $ 1,537.00     $ 2,062.00     $ 3,701.00
AXA Moderate Allocation                          $ 1,044.00     $ 1,553.00     $ 2,088.00     $ 3,749.00
AXA Moderate-Plus Allocation                     $ 1,058.00     $ 1,593.00     $ 2,153.00     $ 3,873.00
AXA Premier VIP Aggressive Equity                $ 1,026.00     $ 1,497.00     $ 1,996.00     $ 3,574.00
AXA Premier VIP Core Bond                        $ 1,023.00     $ 1,491.00     $ 1,986.00     $ 3,554.00
AXA Premier VIP Health Care                      $ 1,097.00     $ 1,707.00     $ 2,339.00     $ 4,218.00
AXA Premier VIP High Yield                       $ 1,021.00     $ 1,484.00     $ 1,975.00     $ 3,535.00
AXA Premier VIP International Equity             $ 1,081.00     $ 1,661.00     $ 2,264.00     $ 4,080.00
AXA Premier VIP Large Cap Core Equity            $ 1,062.00     $ 1,605.00     $ 2,174.00     $ 3,911.00
AXA Premier VIP Large Cap Growth                 $ 1,060.00     $ 1,599.00     $ 2,164.00     $ 3,892.00
AXA Premier VIP Large Cap Value                  $ 1,059.00     $ 1,596.00     $ 2,158.00     $ 3,883.00
AXA Premier VIP Mid Cap Growth                   $ 1,083.00     $ 1,667.00     $ 2,274.00     $ 4,099.00
AXA Premier VIP Mid Cap Value                    $ 1,077.00     $ 1,648.00     $ 2,244.00     $ 4,043.00
AXA Premier VIP Technology                       $ 1,091.00     $ 1,688.00     $ 2,309.00     $ 4,163.00
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $ 1,004.00     $ 1,433.00     $ 1,892.00     $ 3,373.00
EQ/Alliance Growth and Income                    $ 1,014.00     $ 1,462.00     $ 1,938.00     $ 3,462.00
EQ/Alliance Intermediate Government Securities   $ 1,008.00     $ 1,446.00     $ 1,912.00     $ 3,413.00
EQ/Alliance International                        $ 1,039.00     $ 1,536.00     $ 2,061.00     $ 3,698.00
EQ/Alliance Large Cap Growth                     $ 1,049.00     $ 1,567.00     $ 2,111.00     $ 3,794.00
EQ/Alliance Quality Bond                         $ 1,007.00     $ 1,443.00     $ 1,907.00     $ 3,403.00
EQ/Alliance Small Cap Growth                     $ 1,034.00     $ 1,521.00     $ 2,035.00     $ 3,649.00
EQ/Ariel Appreciation II                         $ 1,756.00     $ 3,505.00     $ 5,054.00     $ 8,386.00
EQ/Bear Stearns Small Company Growth             $ 1,067.00     $ 1,620.00     $ 2,197.00     $ 3,956.00
EQ/Bernstein Diversified Value                   $ 1,019.00     $ 1,477.00     $ 1,964.00     $ 3,512.00
EQ/Boston Advisors Equity Income                 $ 1,037.00     $ 1,530.00     $ 2,051.00     $ 3,678.00
EQ/Calvert Socially Responsible                  $ 1,038.00     $ 1,533.00     $ 2,056.00     $ 3,688.00
EQ/Capital Guardian Growth                       $ 1,027.00     $ 1,502.00     $ 2,005.00     $ 3,591.00
EQ/Capital Guardian International                $ 1,055.00     $ 1,583.00     $ 2,137.00     $ 3,842.00
EQ/Capital Guardian Research                     $ 1,023.00     $ 1,490.00     $ 1,984.00     $ 3,551.00
EQ/Capital Guardian U.S. Equity                  $ 1,023.00     $ 1,490.00     $ 1,984.00     $ 3,551.00
EQ/Caywood-Scholl High Yield Bond                $ 1,029.00     $ 1,508.00     $ 2,015.00     $ 3,610.00
EQ/Equity 500 Index                              $   981.00     $ 1,365.00     $ 1,778.00     $ 3,150.00
EQ/Evergreen International                       $ 1,682.00     $ 3,317.00     $ 4,789.00     $ 8,053.00
EQ/Evergreen Omega                               $ 1,028.00     $ 1,505.00     $ 2,010.00     $ 3,600.00
EQ/FI Mid Cap                                    $ 1,028.00     $ 1,505.00     $ 2,010.00     $ 3,600.00
EQ/FI Mid Cap Value                              $ 1,033.00     $ 1,518.00     $ 2,030.00     $ 3,639.00
EQ/GAMCO Mergers and Acquisitions                $ 1,105.00     $ 1,730.00     $ 2,377.00     $ 4,288.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                               ----------------------------------------------------------
                   Portfolio Name                1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   718.00     $ 1,471.00     $ 2,249.00     $ 4,308.00
AXA Conservative Allocation                      $   686.00     $ 1,378.00     $ 2,097.00     $ 4,022.00
AXA Conservative-Plus Allocation                 $   689.00     $ 1,387.00     $ 2,112.00     $ 4,051.00
AXA Moderate Allocation                          $   694.00     $ 1,403.00     $ 2,138.00     $ 4,099.00
AXA Moderate-Plus Allocation                     $   708.00     $ 1,443.00     $ 2,203.00     $ 4,223.00
AXA Premier VIP Aggressive Equity                $   676.00     $ 1,347.00     $ 2,046.00     $ 3,924.00
AXA Premier VIP Core Bond                        $   673.00     $ 1,341.00     $ 2,036.00     $ 3,904.00
AXA Premier VIP Health Care                      $   747.00     $ 1,557.00     $ 2,389.00     $ 4,568.00
AXA Premier VIP High Yield                       $   671.00     $ 1,334.00     $ 2,025.00     $ 3,885.00
AXA Premier VIP International Equity             $   731.00     $ 1,511.00     $ 2,314.00     $ 4,430.00
AXA Premier VIP Large Cap Core Equity            $   712.00     $ 1,455.00     $ 2,224.00     $ 4,261.00
AXA Premier VIP Large Cap Growth                 $   710.00     $ 1,449.00     $ 2,214.00     $ 4,242.00
AXA Premier VIP Large Cap Value                  $   709.00     $ 1,446.00     $ 2,208.00     $ 4,233.00
AXA Premier VIP Mid Cap Growth                   $   733.00     $ 1,517.00     $ 2,324.00     $ 4,449.00
AXA Premier VIP Mid Cap Value                    $   727.00     $ 1,498.00     $ 2,294.00     $ 4,393.00
AXA Premier VIP Technology                       $   741.00     $ 1,538.00     $ 2,359.00     $ 4,513.00
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   654.00     $ 1,283.00     $ 1,942.00     $ 3,723.00
EQ/Alliance Growth and Income                    $   664.00     $ 1,312.00     $ 1,988.00     $ 3,812.00
EQ/Alliance Intermediate Government Securities   $   658.00     $ 1,296.00     $ 1,962.00     $ 3,763.00
EQ/Alliance International                        $   689.00     $ 1,386.00     $ 2,111.00     $ 4,048.00
EQ/Alliance Large Cap Growth                     $   699.00     $ 1,417.00     $ 2,161.00     $ 4,144.00
EQ/Alliance Quality Bond                         $   657.00     $ 1,293.00     $ 1,957.00     $ 3,753.00
EQ/Alliance Small Cap Growth                     $   684.00     $ 1,371.00     $ 2,085.00     $ 3,999.00
EQ/Ariel Appreciation II                         $ 1,406.00     $ 3,355.00     $ 5,104.00     $ 8,736.00
EQ/Bear Stearns Small Company Growth             $   717.00     $ 1,470.00     $ 2,247.00     $ 4,306.00
EQ/Bernstein Diversified Value                   $   669.00     $ 1,327.00     $ 2,014.00     $ 3,862.00
EQ/Boston Advisors Equity Income                 $   687.00     $ 1,380.00     $ 2,101.00     $ 4,028.00
EQ/Calvert Socially Responsible                  $   688.00     $ 1,383.00     $ 2,106.00     $ 4,038.00
EQ/Capital Guardian Growth                       $   677.00     $ 1,352.00     $ 2,055.00     $ 3,941.00
EQ/Capital Guardian International                $   705.00     $ 1,433.00     $ 2,187.00     $ 4,192.00
EQ/Capital Guardian Research                     $   673.00     $ 1,340.00     $ 2,034.00     $ 3,901.00
EQ/Capital Guardian U.S. Equity                  $   673.00     $ 1,340.00     $ 2,034.00     $ 3,901.00
EQ/Caywood-Scholl High Yield Bond                $   679.00     $ 1,358.00     $ 2,065.00     $ 3,960.00
EQ/Equity 500 Index                              $   631.00     $ 1,215.00     $ 1,828.00     $ 3,500.00
EQ/Evergreen International                       $ 1,332.00     $ 3,167.00     $ 4,839.00     $ 8,403.00
EQ/Evergreen Omega                               $   678.00     $ 1,355.00     $ 2,060.00     $ 3,950.00
EQ/FI Mid Cap                                    $   678.00     $ 1,355.00     $ 2,060.00     $ 3,950.00
EQ/FI Mid Cap Value                              $   683.00     $ 1,368.00     $ 2,080.00     $ 3,989.00
EQ/GAMCO Mergers and Acquisitions                $   755.00     $ 1,580.00     $ 2,427.00     $ 4,638.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                    If you do not surrender your contract at the end
                                                            of the applicable time period
                                               ----------------------------------------------------------
                   Portfolio Name                1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
AXA PREMIER VIP TRUST:
---------------------------------------------------------------------------------------------------------
AXA Aggressive Allocation                        $   368.00     $ 1,121.00     $ 1,899.00     $ 3,958.00
AXA Conservative Allocation                      $   336.00     $ 1,028.00     $ 1,747.00     $ 3,672.00
AXA Conservative-Plus Allocation                 $   339.00     $ 1,037.00     $ 1,762.00     $ 3,701.00
AXA Moderate Allocation                          $   344.00     $ 1,053.00     $ 1,788.00     $ 3,749.00
AXA Moderate-Plus Allocation                     $   358.00     $ 1,093.00     $ 1,853.00     $ 3,873.00
AXA Premier VIP Aggressive Equity                $   326.00     $   997.00     $ 1,696.00     $ 3,574.00
AXA Premier VIP Core Bond                        $   323.00     $   991.00     $ 1,686.00     $ 3,554.00
AXA Premier VIP Health Care                      $   397.00     $ 1,207.00     $ 2,039.00     $ 4,218.00
AXA Premier VIP High Yield                       $   321.00     $   984.00     $ 1,675.00     $ 3,535.00
AXA Premier VIP International Equity             $   381.00     $ 1,161.00     $ 1,964.00     $ 4,080.00
AXA Premier VIP Large Cap Core Equity            $   362.00     $ 1,105.00     $ 1,874.00     $ 3,911.00
AXA Premier VIP Large Cap Growth                 $   360.00     $ 1,099.00     $ 1,864.00     $ 3,892.00
AXA Premier VIP Large Cap Value                  $   359.00     $ 1,096.00     $ 1,858.00     $ 3,883.00
AXA Premier VIP Mid Cap Growth                   $   383.00     $ 1,167.00     $ 1,974.00     $ 4,099.00
AXA Premier VIP Mid Cap Value                    $   377.00     $ 1,148.00     $ 1,944.00     $ 4,043.00
AXA Premier VIP Technology                       $   391.00     $ 1,188.00     $ 2,009.00     $ 4,163.00
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                         $   304.00     $   933.00     $ 1,592.00     $ 3,373.00
EQ/Alliance Growth and Income                    $   314.00     $   962.00     $ 1,638.00     $ 3,462.00
EQ/Alliance Intermediate Government Securities   $   308.00     $   946.00     $ 1,612.00     $ 3,413.00
EQ/Alliance International                        $   339.00     $ 1,036.00     $ 1,761.00     $ 3,698.00
EQ/Alliance Large Cap Growth                     $   349.00     $ 1,067.00     $ 1,811.00     $ 3,794.00
EQ/Alliance Quality Bond                         $   307.00     $   943.00     $ 1,607.00     $ 3,403.00
EQ/Alliance Small Cap Growth                     $   334.00     $ 1,021.00     $ 1,735.00     $ 3,649.00
EQ/Ariel Appreciation II                         $ 1,056.00     $ 3,005.00     $ 4,754.00     $ 8,386.00
EQ/Bear Stearns Small Company Growth             $   367.00     $ 1,120.00     $ 1,897.00     $ 3,956.00
EQ/Bernstein Diversified Value                   $   319.00     $   977.00     $ 1,664.00     $ 3,512.00
EQ/Boston Advisors Equity Income                 $   337.00     $ 1,030.00     $ 1,751.00     $ 3,678.00
EQ/Calvert Socially Responsible                  $   338.00     $ 1,033.00     $ 1,756.00     $ 3,688.00
EQ/Capital Guardian Growth                       $   327.00     $ 1,002.00     $ 1,705.00     $ 3,591.00
EQ/Capital Guardian International                $   355.00     $ 1,083.00     $ 1,837.00     $ 3,842.00
EQ/Capital Guardian Research                     $   323.00     $   990.00     $ 1,684.00     $ 3,551.00
EQ/Capital Guardian U.S. Equity                  $   323.00     $   990.00     $ 1,684.00     $ 3,551.00
EQ/Caywood-Scholl High Yield Bond                $   329.00     $ 1,008.00     $ 1,715.00     $ 3,610.00
EQ/Equity 500 Index                              $   281.00     $   865.00     $ 1,478.00     $ 3,150.00
EQ/Evergreen International                       $   982.00     $ 2,817.00     $ 4,489.00     $ 8,053.00
EQ/Evergreen Omega                               $   328.00     $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/FI Mid Cap                                    $   328.00     $ 1,005.00     $ 1,710.00     $ 3,600.00
EQ/FI Mid Cap Value                              $   333.00     $ 1,018.00     $ 1,730.00     $ 3,639.00
EQ/GAMCO Mergers and Acquisitions                $   405.00     $ 1,230.00     $ 2,077.00     $ 4,288.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                          If you surrender your contract at the end
                                                                of the applicable time period
                                               ----------------------------------------------------------
                   Portfolio Name                1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value                     $ 1,039.00     $ 1,536.00     $ 2,061.00     $ 3,698.00
EQ/International Growth                          $ 1,061.00     $ 1,601.00     $ 2,167.00     $ 3,899.00
EQ/Janus Large Cap Growth                        $ 1,051.00     $ 1,573.00     $ 2,122.00     $ 3,813.00
EQ/JPMorgan Core Bond                            $ 1,001.00     $ 1,424.00     $ 1,876.00     $ 3,343.00
EQ/JPMorgan Value Opportunities                  $ 1,020.00     $ 1,480.00     $ 1,969.00     $ 3,522.00
EQ/Lazard Small Cap Value                        $ 1,033.00     $ 1,518.00     $ 2,030.00     $ 3,639.00
EQ/Legg Mason Value Equity                       $ 1,332.00     $ 2,376.00     $ 3,396.00     $ 6,040.00
EQ/Long Term Bond                                $ 1,013.00     $ 1,458.00     $ 1,933.00     $ 3,452.00
EQ/Lord Abbett Growth and Income                 $ 1,107.00     $ 1,737.00     $ 2,387.00     $ 4,306.00
EQ/Lord Abbett Large Cap Core                    $ 1,148.00     $ 1,855.00     $ 2,578.00     $ 4,652.00
EQ/Lord Abbett Mid Cap Value                     $ 1,057.00     $ 1,589.00     $ 2,147.00     $ 3,861.00
EQ/Marsico Focus                                 $ 1,046.00     $ 1,558.00     $ 2,096.00     $ 3,765.00
EQ/Mercury Basic Value Equity                    $ 1,015.00     $ 1,465.00     $ 1,943.00     $ 3,472.00
EQ/Mercury International Value                   $ 1,055.00     $ 1,583.00     $ 2,137.00     $ 3,842.00
EQ/MFS Emerging Growth Companies                 $ 1,024.00     $ 1,493.00     $ 1,989.00     $ 3,561.00
EQ/MFS Investors Trust                           $ 1,023.00     $ 1,490.00     $ 1,984.00     $ 3,551.00
EQ/Money Market                                  $   991.00     $ 1,393.00     $ 1,824.00     $ 3,242.00
EQ/Montag & Caldwell Growth                      $ 1,037.00     $ 1,530.00     $ 2,051.00     $ 3,678.00
EQ/PIMCO Real Return                             $ 1,024.00     $ 1,493.00     $ 1,989.00     $ 3,561.00
EQ/Short Duration Bond                           $ 1,002.00     $ 1,427.00     $ 1,881.00     $ 3,353.00
EQ/Small Company Index                           $   984.00     $ 1,374.00     $ 1,793.00     $ 3,180.00
EQ/TCW Equity                                    $ 1,042.00     $ 1,546.00     $ 2,076.00     $ 3,727.00
EQ/UBS Growth and Income                         $ 1,040.00     $ 1,539.00     $ 2,066.00     $ 3,707.00
EQ/Van Kampen Comstock                           $ 1,050.00     $ 1,570.00     $ 2,117.00     $ 3,804.00
EQ/Van Kampen Emerging Markets Equity            $ 1,112.00     $ 1,752.00     $ 2,411.00     $ 4,352.00
EQ/Van Kampen Mid Cap Growth                     $ 1,102.00     $ 1,721.00     $ 2,362.00     $ 4,261.00
EQ/Wells Fargo Montgomery Small Cap              $ 1,270.00     $ 2,203.00     $ 3,127.00     $ 5,601.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                If you annuitize at the end
                                                               of the applicable time period
                                               ----------------------------------------------------------
                   Portfolio Name                1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value                     $ 689.00       $ 1,386.00     $ 2,111.00     $ 4,048.00
EQ/International Growth                          $ 711.00       $ 1,451.00     $ 2,217.00     $ 4,249.00
EQ/Janus Large Cap Growth                        $ 701.00       $ 1,423.00     $ 2,172.00     $ 4,163.00
EQ/JPMorgan Core Bond                            $ 651.00       $ 1,274.00     $ 1,926.00     $ 3,693.00
EQ/JPMorgan Value Opportunities                  $ 670.00       $ 1,330.00     $ 2,019.00     $ 3,872.00
EQ/Lazard Small Cap Value                        $ 683.00       $ 1,368.00     $ 2,080.00     $ 3,989.00
EQ/Legg Mason Value Equity                       $ 982.00       $ 2,226.00     $ 3,446.00     $ 6,390.00
EQ/Long Term Bond                                $ 663.00       $ 1,308.00     $ 1,983.00     $ 3,802.00
EQ/Lord Abbett Growth and Income                 $ 757.00       $ 1,587.00     $ 2,437.00     $ 4,656.00
EQ/Lord Abbett Large Cap Core                    $ 798.00       $ 1,705.00     $ 2,628.00     $ 5,002.00
EQ/Lord Abbett Mid Cap Value                     $ 707.00       $ 1,439.00     $ 2,197.00     $ 4,211.00
EQ/Marsico Focus                                 $ 696.00       $ 1,408.00     $ 2,146.00     $ 4,115.00
EQ/Mercury Basic Value Equity                    $ 665.00       $ 1,315.00     $ 1,993.00     $ 3,822.00
EQ/Mercury International Value                   $ 705.00       $ 1,433.00     $ 2,187.00     $ 4,192.00
EQ/MFS Emerging Growth Companies                 $ 674.00       $ 1,343.00     $ 2,039.00     $ 3,911.00
EQ/MFS Investors Trust                           $ 673.00       $ 1,340.00     $ 2,034.00     $ 3,901.00
EQ/Money Market                                  $ 641.00       $ 1,243.00     $ 1,874.00     $ 3,592.00
EQ/Montag & Caldwell Growth                      $ 687.00       $ 1,380.00     $ 2,101.00     $ 4,028.00
EQ/PIMCO Real Return                             $ 674.00       $ 1,343.00     $ 2,039.00     $ 3,911.00
EQ/Short Duration Bond                           $ 652.00       $ 1,277.00     $ 1,931.00     $ 3,703.00
EQ/Small Company Index                           $ 634.00       $ 1,224.00     $ 1,843.00     $ 3,530.00
EQ/TCW Equity                                    $ 692.00       $ 1,396.00     $ 2,126.00     $ 4,077.00
EQ/UBS Growth and Income                         $ 690.00       $ 1,389.00     $ 2,116.00     $ 4,057.00
EQ/Van Kampen Comstock                           $ 700.00       $ 1,420.00     $ 2,167.00     $ 4,154.00
EQ/Van Kampen Emerging Markets Equity            $ 762.00       $ 1,602.00     $ 2,461.00     $ 4,702.00
EQ/Van Kampen Mid Cap Growth                     $ 752.00       $ 1,571.00     $ 2,412.00     $ 4,611.00
EQ/Wells Fargo Montgomery Small Cap              $ 920.00       $ 2,053.00     $ 3,177.00     $ 5,951.00
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                    If you do not surrender your contract at the end
                                                            of the applicable time period
                                               ----------------------------------------------------------
                   Portfolio Name                1 year        3 years        5 years        10 years
---------------------------------------------------------------------------------------------------------
EQ ADVISORS TRUST:
---------------------------------------------------------------------------------------------------------
EQ/GAMCO Small Company Value                     $ 339.00       $ 1,036.00     $ 1,761.00     $ 3,698.00
EQ/International Growth                          $ 361.00       $ 1,101.00     $ 1,867.00     $ 3,899.00
EQ/Janus Large Cap Growth                        $ 351.00       $ 1,073.00     $ 1,822.00     $ 3,813.00
EQ/JPMorgan Core Bond                            $ 301.00       $   924.00     $ 1,576.00     $ 3,343.00
EQ/JPMorgan Value Opportunities                  $ 320.00       $   980.00     $ 1,669.00     $ 3,522.00
EQ/Lazard Small Cap Value                        $ 333.00       $ 1,018.00     $ 1,730.00     $ 3,639.00
EQ/Legg Mason Value Equity                       $ 632.00       $ 1,876.00     $ 3,096.00     $ 6,040.00
EQ/Long Term Bond                                $ 313.00       $   958.00     $ 1,633.00     $ 3,452.00
EQ/Lord Abbett Growth and Income                 $ 407.00       $ 1,237.00     $ 2,087.00     $ 4,306.00
EQ/Lord Abbett Large Cap Core                    $ 448.00       $ 1,355.00     $ 2,278.00     $ 4,652.00
EQ/Lord Abbett Mid Cap Value                     $ 357.00       $ 1,089.00     $ 1,847.00     $ 3,861.00
EQ/Marsico Focus                                 $ 346.00       $ 1,058.00     $ 1,796.00     $ 3,765.00
EQ/Mercury Basic Value Equity                    $ 315.00       $   965.00     $ 1,643.00     $ 3,472.00
EQ/Mercury International Value                   $ 355.00       $ 1,083.00     $ 1,837.00     $ 3,842.00
EQ/MFS Emerging Growth Companies                 $ 324.00       $   993.00     $ 1,689.00     $ 3,561.00
EQ/MFS Investors Trust                           $ 323.00       $   990.00     $ 1,684.00     $ 3,551.00
EQ/Money Market                                  $ 291.00       $   893.00     $ 1,524.00     $ 3,242.00
EQ/Montag & Caldwell Growth                      $ 337.00       $ 1,030.00     $ 1,751.00     $ 3,678.00
EQ/PIMCO Real Return                             $ 324.00       $   993.00     $ 1,689.00     $ 3,561.00
EQ/Short Duration Bond                           $ 302.00       $   927.00     $ 1,581.00     $ 3,353.00
EQ/Small Company Index                           $ 284.00       $   874.00     $ 1,493.00     $ 3,180.00
EQ/TCW Equity                                    $ 342.00       $ 1,046.00     $ 1,776.00     $ 3,727.00
EQ/UBS Growth and Income                         $ 340.00       $ 1,039.00     $ 1,766.00     $ 3,707.00
EQ/Van Kampen Comstock                           $ 350.00       $ 1,070.00     $ 1,817.00     $ 3,804.00
EQ/Van Kampen Emerging Markets Equity            $ 412.00       $ 1,252.00     $ 2,111.00     $ 4,352.00
EQ/Van Kampen Mid Cap Growth                     $ 402.00       $ 1,221.00     $ 2,062.00     $ 4,261.00
EQ/Wells Fargo Montgomery Small Cap              $ 570.00       $ 1,703.00     $ 2,827.00     $ 5,601.00
---------------------------------------------------------------------------------------------------------

(4) IMPORTANT INFORMATION ABOUT YOUR GUARANTEED BENEFITS

For purposes of calculating any applicable guaranteed minimum death benefit or guaranteed minimum income benefit (if elected) that rolls-up at a specified rate, the EQ/Short Duration Bond joins EQ/Money Market, EQ/Alliance Intermediate Government Securities, and the Fixed Maturity Options (FMOs) as investment options for which the benefit base rolls up at 3%. In some early Accumulator(R) Series, this group of funds rolls up at 4% and certain additional variable investment options roll up at 3%. All other investment options continue to roll up at 5% or, as provided by your Accumulator(R) Series contract, 6%. For more information about these benefits, please see "Contract features and benefits" in your Prospectus or your contract, or consult with your financial professional.


(5) TAX INFORMATION


HOW YOU CAN MAKE CONTRIBUTIONS

o Regular contributions to traditional IRAs and Roth IRAs are limited to $4,000 for the calendar years 2006 and 2007.

o Additional catch-up contributions of up to $1,000 can be made for the calendar years 2006 and 2007 where the owner is at least age 50 at any time during the calendar year for which the contribution is made.

o Rollovers can be made to a Roth IRA from a "designated Roth contribution account" under a 401(k) plan or 403(b) arrangement which permits designated Roth elective deferral contributions to be made beginning in 2006.

REQUIRED MINIMUM DISTRIBUTIONS

Beginning in 2006, certain provisions of the Treasury Regulations require that the actuarial present value of additional annuity contract benefits must be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from qualified plans and TSAs funded by annuity contracts and from individual retirement annuity contracts. For this purpose additional annuity contract benefits may include, but are not limited to, guaranteed minimum income benefits and enhanced death benefits. This could increase the amount required to be distributed from these contracts if you take annual withdrawals instead of annuitizing.


(6) UPDATED INFORMATION ON AXA EQUITABLE

We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


(7) DISRUPTIVE TRANSFER ACTIVITY

You should note that the contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the variable investment options invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all contract owners.

We offer investment options with underlying portfolios that are part of AXA Premier VIP Trust and EQ Advisors Trust (the "trusts"). The trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each portfolio on a daily basis. On any day when a portfolio's net inflows or outflows exceed an established monitoring threshold, the trust obtains from us contract owner trading activity. The trusts currently consider transfers into and out of (or vice versa) the same variable investment option within a five business day period as potentially disruptive transfer activity. In most cases, each trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its portfolios. Please see the prospectuses for the trusts for more information.

When a contract owner is identified as having engaged in a potentially disruptive transfer under the contract for the first time, a letter is sent to the contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.

It is possible that a trust may impose a redemption fee designed to discourage frequent or disruptive trading by contract owners. As of the date of this Prospectus, neither trust had implemented such a fee. If a redemption fee is implemented by a trust, that fee, like any other trust fee, will be borne by the contract owner.

Contract owners should note that it is not always possible for us and the underlying trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the trusts will successfully impose restrictions on all disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some contract owners may be treated differently than others, resulting in the risk that some contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.


(8) WIRE TRANSMITTALS AND ELECTRONIC APPLICATIONS


We accept initial and subsequent contributions sent by wire to our processing office by agreement with certain broker-dealers. Such transmittals must be accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" under "Contract features and benefits" earlier in this Prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information provided through certain broker-dealers with which we have established electronic facilities. In any such cases, you must sign our Acknowledgment of Receipt form.

Where we require a signed application, the above procedures do not apply and no financial transactions will be permitted until we receive the signed application and have issued the contract. Where we issue a contract based on information provided through electronic facilities, we require an Acknowledgment of Receipt form, and financial transactions are only permitted if you request them in writing, sign the request and have it signature guaranteed, until we receive the signed Acknowledgment of Receipt form. After your contract has been issued, additional contributions may be transmitted by wire.

In general, the transaction date for electronic transmissions is the date on which we receive at our regular processing office all required information and the funds due for your contribution. We may also establish same-day electronic processing facilities with a broker-dealer that has undertaken to pay contribution amounts on behalf of our customers. In such cases, the transaction date for properly processed orders is the business day on which the broker-dealer inputs all required information into its electronic processing system. You can contact us to find out more about such arrangements.

After your contract has been issued, additional contributions may be transmitted by wire.



(9) CERTAIN INFORMATION ABOUT OUR BUSINESS DAY


Our business day, generally, is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m. Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information.

If we have entered into an agreement with your broker-dealer for automated processing of contributions upon receipt of customer order, your contribution will be considered received at the time your broker-dealer receives your contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. Such arrangements may apply to initial contributions, subsequent contributions, or both, and may be commenced or terminated at any time without prior notice. If required by law, the "closing time" for such orders will be earlier than 4 p.m., Eastern Time.

For more information, including additional instances when a different date may apply to your contributions, please see "More Information" in your prospectus.



(10) LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a contract owner's interest in Separate Account Nos. 45 and 49, respectively, nor would any of these proceedings be likely to have a material adverse effect upon either Separate Account, our ability to meet our obligations under the contracts, or the distribution of the contracts.



(11) DISTRIBUTION OF THE CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"), which serve as principal underwriters of Separate Account Nos. 45 and 49, respectively. The offering of the contracts is intended to be continuous.

AXA Advisors (the successor to EQ Financial Consultants, Inc.), an affiliate of AXA Equitable, and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker-dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker-dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts. AXA Advisors, in turn, may pay its financial professionals (or Selling broker-dealers) either a portion of the contribution-based compensation or a reduced portion of the contribution-based compensation in combination with ongoing annual compensation ("asset-based compensation") up to 1.20% of the account value of the contract sold, based on the financial professional's choice. Contribution-based compensation, when combined with asset-based compensation, could exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 7.50% of the total contributions made under the contracts. AXA Distributors passes all sales compensation it receives through to the Selling broker-dealer. The Selling broker-dealer may elect to receive reduced contribution-based compensation in combination with asset-based compensation of up to 1.25% of the account value of all or a portion of the contracts sold through the broker-dealer. Contribution-based compensation, when combined with asset-based compensation, could exceed 7.50% of the total contributions made under the contracts. The sales compensation paid by AXA Distributors varies among Selling broker-dealers. AXA Distributors may also receive compensation and reimbursement for its marketing services under the terms of its distribution agreement with AXA Equitable.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Accumulator(R) products on a company product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition, AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


(12) INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This section only applies if your contract offers fixed maturity options.

AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Supplement because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Supplement in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Supplement in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.

After the date of this Supplement and before we terminate the offering of the securities under this Supplement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"), will be considered to become part of this Supplement because they are incorporated by reference.

Any statement contained in a document that is, or becomes part of this Supplement, will be considered changed or replaced for purposes of this Supplement if a statement contained in this Supplement changes or is replaced. Any statement that is considered to be a part of this Supplement because of its incorporation will be considered changed or replaced for the purpose of this Supplement if a statement contained in any other subsequently filed document that is considered to be part of this Supplement changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Supplement.

We file our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Supplement is delivered, a copy of any or all of the documents considered to be part of this Supplement because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).


(13) CONDENSED FINANCIAL INFORMATION

The following table sets forth the unit values and number of units outstanding at the year end for each variable investment option, except those options offered for the first time after December 31, 2005. The table shows unit values based on the lowest and highest charges that would apply to any contract or investment option to which this supplement relates, including the lowest and highest charges that would apply to the underlying portfolios. Therefore, if your contract has different charges or features than those assumed, your unit values will be different than those shown. Please refer to the SAI for a complete presentation of the unit values and units outstanding. The table also shows the total number of units outstanding for all contracts to which this supplement relates.

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 45 with the same daily asset charges of 1.15%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.36     $ 10.64          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             109          64          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.44     $ 10.31          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             226          98          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.63     $ 10.41          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             114          54          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 50.07     $ 48.21     $ 44.75     $ 37.91     $ 43.83
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             703         778         909       1,013         387
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 47.62     $ 45.97     $ 42.78     $ 36.32     $ 42.10
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             971       1,106       1,263       1,386         736
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.23          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             728          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 61.29     $ 57.16     $ 51.45     $ 37.75     $ 53.56
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             270         320         387         453         576
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 59.89     $ 55.99     $ 50.53     $ 37.17     $ 52.87
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             234         272         297         327         399
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.33     $ 11.26     $ 10.97     $ 10.69          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             490         551         570         493          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.75     $ 11.11     $ 10.02     $  7.91          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             216         231         234         160          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 31.86     $ 31.20     $ 28.97     $ 23.85     $ 24.80
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             110         132         131          93         104
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 31.13     $ 30.56     $ 28.44     $ 23.48     $ 24.47
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             449         548         583         592         707
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.81     $ 12.11     $ 10.39     $  7.82          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             260         243         212         129          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.09     $ 10.52     $  9.70     $  7.66          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             131         131         133          88          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.84     $  9.26     $  8.78     $  6.80          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             270         281         251         164          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.30     $ 11.61     $ 10.27     $  7.92          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             296         259         232         205          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.19     $  9.51     $  8.61     $  6.21          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             324         333         384         214          --
--------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2000          1999        1998        1997      1996
--------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 72.23       $ 84.11     $ 71.60     $ 72.23     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             705           854       1,101       1,261     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 71.48       $ 83.44     $ 71.21     $ 72.00     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             478           561         680         369     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 24.85       $ 27.52     $ 28.81     $ 30.73     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              71            99         173          98     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 24.59       $ 27.30     $ 28.65     $ 30.63     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             796         1,064       1,451         505     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --            --          --          --     --
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  12.40    $  11.69   $  10.26    $   7.38          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               332         447        402         250          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  10.09    $   9.18   $   8.84    $   5.67          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               382         537        207          44          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 266.03    $ 257.37   $ 227.59    $ 153.56    $ 232.44
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               322         407        498         560         748
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $ 259.92    $ 252.09   $ 223.47    $ 151.16    $ 229.38
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               458         552        639         698         875
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  30.84    $  29.50   $  26.48    $  20.49    $  26.26
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             1,397       1,692      2,039       2,361       2,922
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  30.18    $  28.94   $  26.04    $  20.20    $  25.96
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             1,868       2,261      2,666       3,020       3,602
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  19.61    $  19.55   $  19.35    $  19.12    $  17.76
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               293         354        460       1,043         641
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  19.19    $  19.17   $  19.03    $  18.85    $  17.56
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               563         766        998       1,296       1,054
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  15.81    $  13.84   $  11.82    $   8.83    $   9.91
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             1,271       1,509      1,843       1,978         816
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  15.45    $  13.56   $  11.61    $   8.69    $   9.77
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             1,246       1,359      1,568       1,624         390
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   7.22    $   6.36   $   5.93    $   4.87    $   7.16
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             1,173       1,269      1,663       1,968       2,839
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  16.40    $  16.26   $  15.86    $  15.49          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               287         275        292         240          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  17.56    $  15.89   $  14.06    $  10.07    $  14.57
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               365         358        402         428         497
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  17.20    $  15.60   $  13.85    $   9.94    $  14.41
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             1,163       1,361      1,510       1,604       1,800
--------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  10.37          --         --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)                 2          --         --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   8.20    $   7.72         --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)                70          13         --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $  15.23    $  14.61   $  13.03    $  10.24    $  12.00
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             2,290       2,543      2,775       2,810       2,882
--------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                       $   6.01    $   5.73         --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               367          50         --          --          --
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2000          1999        1998        1997      1996
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 262.80    $ 309.23    $ 249.88    $ 195.37     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              893         993       1,079       1,114     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 260.00    $ 306.70    $ 248.45    $ 194.74     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              988       1,066       1,101         519     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  26.92    $  24.99    $  21.30    $  17.83     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)            3,126       3,318       3,481       3,433     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  26.67    $  24.82    $  21.22    $  17.80     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)            3,709       3,857       3,845       1,829     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  16.62    $  15.40    $  15.55    $  14.60     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              360         451         524         413     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  16.46    $  15.30    $  15.49    $  14.58     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              735         871       1,079         345     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  13.00    $  17.08    $  12.54    $  11.48     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              941         855       1,001       1,151     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  12.89    $  16.97    $  12.49    $  11.46     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              438         414         438         285     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $   9.53    $  11.81          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)            3,046       1,792          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  16.95    $  15.04    $  11.90    $  12.57     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              487         192         314         208     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  16.81    $  14.96    $  11.86    $  12.55     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)            1,985       1,762       2,306       1,084     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                            --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               --          --          --          --     --
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.82     $  8.21     $  8.01     $  6.34     $  8.72
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              12          19          10           3          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.60     $ 12.12     $ 11.62     $  9.48          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              28          15          14          11          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.51     $ 10.81     $  9.62     $  7.34          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             233         209         144          56          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.99     $ 11.44     $ 10.43     $  8.02     $ 10.78
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,232       1,468       1,625       1,727          80
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.76     $ 11.22     $ 10.39     $  7.70     $ 10.21
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             591         543         562         346          98
--------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.41          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              25          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 27.04     $ 26.20     $ 24.04     $ 19.03     $ 24.80
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             717         858         994       1,017       1,094
--------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.75          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               5          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.66     $  8.43     $  7.97     $  5.83     $  7.76
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             149         225         198          84          52
--------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.81     $ 11.24     $  9.80     $  6.90     $  8.56
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             750         697         677         427         292
--------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 16.10     $ 14.63     $ 12.56     $  9.53     $ 11.31
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,833       2,058       2,302       2,470       2,317
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.52          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             132          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 24.30     $ 23.56          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              71          20          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.51          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              12          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.45     $  6.08     $  5.48     $  4.41     $  6.40
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             185         188         187         253         295
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.19     $ 14.04     $ 13.64     $ 13.35          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             688         621         618         623          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.77     $ 13.40     $ 12.23     $  9.76     $ 12.19
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             747         946       1,120       1,280       1,543
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 17.45     $ 16.86     $ 14.57     $ 10.73          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             485         526         495         384          --
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2000          1999        1998        1997      1996
--------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.13     $ 10.63          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              57          20          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.54     $ 10.29          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              39           8          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 28.57     $ 32.04     $ 26.99     $ 21.38       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,206          11          14           5       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.47     $ 10.84          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              59          44          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.00          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              43          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.00     $ 10.58     $ 10.52     $ 11.82       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,758       2,259       2,984       2,096       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.40          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              78          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.24     $ 12.54     $ 12.86     $ 11.53       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,692       2,198       2,347       1,230       --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --       --
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.65          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               7          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.01          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              69          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.61          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              18          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.58          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               8          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.16          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             199          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 15.37     $ 14.05     $ 12.86     $  9.92     $ 11.35
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             736         693         778         439          29
--------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 20.63     $ 20.27     $ 18.55     $ 14.30     $ 17.36
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,488       1,843       2,009       2,129       2,223
--------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 18.80     $ 17.16     $ 14.27     $ 11.27          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             814         779         839         956          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.44     $ 13.40     $ 12.04     $  9.42     $ 14.51
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,226       1,570       1,952       2,239       3,104
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.63     $  9.09     $  8.25     $  6.84     $  8.76
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             103          98         107          99          84
--------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 30.59     $ 30.08     $ 30.12     $ 30.22     $ 30.12
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             238         344         444         863         954
--------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 29.98     $ 29.55     $ 29.66     $ 29.84     $ 29.82
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             400         566         711       1,022         965
--------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  4.68     $  4.49          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              54          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.95          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             161          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.99          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              47          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 15.00     $ 14.56     $ 12.51     $  8.68     $ 11.10
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             383         499         427         297         320
--------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 18.06     $ 17.57          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              12          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.63     $  5.23          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             117          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2000          1999       1998       1997       1996
--------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 16.64     $ 15.06     $ 12.81     $ 11.61          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,946       2,162       2,127         849          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 22.25     $ 27.74     $ 16.16     $ 12.15          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3,748       3,430       2,619         982          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.55     $ 10.75          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              75          73          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market -- Class A
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 29.34     $ 27.94     $ 26.92     $ 25.85     $ 24.81
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             817       1,201         839         928       1,302
--------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 29.13     $ 27.80     $ 26.85     $ 25.85          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             851       1,548       1,193         794          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.01     $ 11.52     $  9.66          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             303         334         244          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                           --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.44          --         --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             129          --         --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.18     $ 10.80     $ 8.84      $ 5.73      $ 6.16
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1,010         876        859         894         812
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.39          --         --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)              30          --         --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.92     $ 11.36         --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)               3           1         --          --          --
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2000          1999       1998      1997      1996
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --           --         --          --      --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             --           --         --          --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity -- Class B
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 6.57      $ 11.09     $ 5.73      $ 7.95      --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)            908          795        567         282      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --           --         --          --      --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             --           --         --          --      --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                          --           --         --          --      --
--------------------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)             --           --         --          --      --
--------------------------------------------------------------------------------------------------------------------------


The unit values and number of units outstanding shown below are for contracts offered under Separate Account 45 and 49 with the same daily asset charges of 1.70%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                              ------------------------------------------------
                                                                 2005        2004        2003        2002
--------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.45     $ 11.72     $ 10.66          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          10          13          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,519         656          32          --
--------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.82     $ 10.74     $ 10.30          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           6           5          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,000         281           1          --
--------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.19     $ 11.02     $ 10.41          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,176         414          84          --
--------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 42.61     $ 41.36     $ 38.70     $ 33.05
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          33           8           9          13
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,725         893         383          86
--------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.28     $ 11.71     $ 10.66          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       6,917       2,788          46          --
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 53.59     $ 50.38     $ 45.72     $ 33.82
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           2           2           2
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          25          28          10           4
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.08     $ 11.07     $ 10.84     $ 10.63
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           8          11          19          23
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,611       1,424       1,202         628
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.49     $ 10.93     $  9.91     $  7.87
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          11          10          11           7
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         338         284         143          57
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 28.00     $ 27.64     $ 25.87     $ 21.48
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          13          14          20          21
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         755         771         557         125
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.51     $ 11.90     $ 10.27     $  7.78
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           1           1          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         783         806         360         135
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.85     $ 10.34     $  9.59     $  7.61
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           3           3           3
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         353         272         238         104
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.62     $  9.10     $  8.68     $  6.76
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          26          27          27          21
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         980         876         792         408
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                              ------------------------------------------------
                                                                 2005        2004        2003        2002
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.02    $  11.42    $  10.15    $   7.88
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          44          45          45          36
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,238       1,242         726         316
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.96    $   9.35    $   8.52    $   6.18
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           4           6           8           8
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,075       1,055         731         292
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.13    $  11.49    $  10.15    $   7.34
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          27          29          30          23
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         876       1,011         560         206
--------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.87    $   9.02    $   8.74    $   5.64
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          15          15          14          10
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         311         306          98          14
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $219.99    $ 214.55    $ 191.26    $ 130.09
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3           3           4           6
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          73          64          29           9
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 28.19    $  27.18    $  24.60    $  19.19
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          28          32          39          43
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         618         549         371         133
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 17.67    $  17.76    $  17.72    $  17.65
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          39          67          84         146
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         481         416         458         259
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.55    $  12.84    $  11.05    $   8.32
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          10          13          20          20
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,037         649         530         142
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  6.96    $   6.16    $   5.78    $   4.77
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          17          17          24          22
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,055         981         856         341
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.31    $  15.27    $  14.97    $  14.71
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          14          17          14          17
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         573         555         512         198
--------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.39    $  14.95    $  13.34    $   9.63
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          18          20          25          28
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         372         312         478         121
--------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.35          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          40          --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  7.89    $   7.46          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         242          59          --          --
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                              ------------------------------------------------
                                                                 2005        2004        2003        2002
--------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.57     $ 14.06     $ 12.60     $  9.96
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          35          49          54          60
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,363       2,169       1,481         530
--------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.78     $  5.54          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         326          15          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.51     $  7.96     $  7.82     $  6.22
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           2           1           1          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         314         204         249          42
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.00     $ 11.62     $ 11.20     $  9.19
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         351         160         164          40
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.06     $ 10.47     $  9.38     $  7.19
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,337       1,926       1,026         282
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.55     $ 11.08     $ 10.16     $  7.86
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,585       1,200         776         200
--------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.33     $ 10.87     $ 10.12     $  7.55
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          14          16          10
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,349       2,037       1,222         345
--------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.37          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          81          --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 25.31     $ 24.66     $ 22.76     $ 18.11
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          12          13          16          10
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,604       1,386       1,074         399
--------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.74          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)           8          --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  8.33     $  8.15     $  7.75     $  5.70
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --           1           2           4
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         280         377         218          32
--------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.47     $ 10.97     $  9.62     $  6.81
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          35          38          41          39
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,556       1,391         883         285
--------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.34     $ 14.02     $ 12.10     $  9.24
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          19          26          31          36
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,107       1,007         636         237
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                              ------------------------------------------------
                                                                 2005        2004        2003        2002
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.48          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          77          --          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 22.05     $ 21.50          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          79           9          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.47          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          56          --          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  6.26     $  5.93     $  5.38    $  4.35
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           5          25          27         24
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         788          70         561        192
--------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.57     $ 13.50     $ 13.20    $ 12.99
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          12           8           7          9
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       1,527       1,343       1,175        441
--------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.12     $ 12.84     $ 11.78    $  9.45
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          11          11          16         13
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         347         370         307        128
--------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.69     $ 16.22     $ 14.09    $ 10.43
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           5           5           7          8
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         991         884         641        270
--------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.63          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         144          --          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.98          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         173          --          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.57          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          83          --          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.54          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          84          --          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.12          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          --          --         --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         290          --          --         --
--------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 15.01     $ 13.79     $ 12.69    $  9.85
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           8          11          16          8
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)       2,354       1,938       1,510        386
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                              ------------------------------------------------
                                                                 2005        2004        2003        2002
--------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 19.66     $ 19.43     $ 17.87     $ 13.86
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          19          21          25          32
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         849         802         502         184
--------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 17.91     $ 16.44     $ 13.75     $ 10.92
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           3           3           6           4
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         782         522         441         161
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.76     $ 12.84     $ 11.60     $  9.12
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1           2           5           7
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         184         149          93          38
--------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.26     $  8.79     $  8.03     $  6.69
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         603         610         598         229
--------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 26.15     $ 25.92     $ 26.17     $ 26.47
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           8          15          37          57
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         845         349         434         630
--------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  4.49     $  4.34          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          72          22          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.91          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         286          --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  9.96          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          60          --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 14.35     $ 14.00     $ 12.10     $  8.44
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           5          11          10           8
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         596         575         449         122
--------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 16.39     $ 16.03          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          41           6          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $  5.41     $  5.05          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          69          --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 10.40          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --          --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         296          --          --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 13.53     $ 10.37     $  8.53     $  5.56
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)           1          --           6           6
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         755         609         457          69
--------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------
                                                                   For the years ending December 31,
                                                              ------------------------------------------------
                                                                 2005        2004        2003        2002
--------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 12.34          --        --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         179          --        --          --
--------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------
  Unit value                                                  $ 11.86     $ 11.36        --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 45 number of units outstanding (000's)          --          --        --          --
--------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          --           1        --          --
--------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 0.95%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                            -----------------------------------------------------------------------
                                                              2005      2004       2003      2002       2001       2000     1999
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.41     $ 10.66        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --          --        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.48     $ 10.33        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --          --        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.67     $ 10.43        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --          --        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 49.58     $ 47.77   $ 44.36   $ 37.59    $ 43.48        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         2           3         3        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.28     $ 10.67        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         7          --        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 62.35     $ 58.18   $ 52.40   $ 38.47    $ 54.60   $ 73.67   $ 85.83
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         1           1         1         1          1         1        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.42     $ 11.33   $ 11.01   $ 10.71         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        15          24        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.84     $ 11.18   $ 10.06   $  7.93         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         2          --        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 32.35     $ 31.69   $ 29.44   $ 24.25    $ 25.23   $ 25.30   $ 28.03
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         5           6        11        12         13        13        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 13.93     $ 12.18   $ 10.43   $  7.84         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         6           6         3        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.18     $ 10.58   $  9.74   $  7.67         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        20          20         9        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.92     $  9.31   $  8.82   $  6.81         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --          --        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 12.40     $ 11.68   $ 10.31   $  7.94         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         2           1         1        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.27     $  9.57   $  8.65   $  6.22         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         5           5         3        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 12.50     $ 11.76   $ 10.30   $  7.40         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         7           6         5        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.18     $  9.23   $  8.88   $  5.69         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        23          25        --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                            -----------------------------------------------------------------------
                                                              2005      2004       2003      2002       2001       2000     1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 276.12   $ 267.26   $ 236.45  $ 159.61   $ 241.72  $ 273.42  $ 321.89
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          2          2          2         2          2         2        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  30.93   $  29.60   $  26.59  $  20.58         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          1          2          2         1         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  19.77   $  19.71   $  19.53  $  19.30         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          3          4          7        10         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  15.79   $  13.83   $  11.81  $   8.82         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          8          8          8        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   7.32   $   6.43   $   5.99  $   4.91   $   7.20        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         66         71         93        89         79        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  16.81   $  16.64   $  16.19  $  15.78         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          2          2          3        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  17.50   $  15.85   $  14.04  $  10.05   $  14.55        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         25         27         30        32         32        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.37         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   8.32   $   7.82         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          1         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  15.48   $  14.82   $  13.19  $  10.35   $  12.09        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         46         40         38        38         34        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   6.10   $   5.80         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          4          1         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $   8.93   $   8.30   $   8.09  $   6.38   $   8.76        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.82   $  12.31         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)          5          5         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.68   $  10.93   $   9.71  $   7.40   $   8.79  $  11.22  $  14.00
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         49         41         39        35         34        28        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  12.15   $  11.57   $  10.53  $   8.08   $  10.83  $  11.16  $  10.64
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         51         53         66        69         26        18        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  11.92   $  11.35   $  10.48  $   7.76   $  10.26  $  10.58  $  10.31
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         31         31         34        25         21        15        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  10.42         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                            -----------------------------------------------------------------------
                                                              2005      2004       2003      2002       2001       2000     1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 27.69    $ 26.78    $ 24.53    $ 19.37    $ 25.20  $ 28.97        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        11         11         10         10         11        6        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.76         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  8.79    $  8.53    $  8.05    $  5.88    $  7.81       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         9         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.94    $ 11.34    $  9.86    $  6.93    $  8.59  $ 10.01        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        39         29         34         29         19        3        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 16.38    $ 14.86    $ 12.73    $  9.64    $ 11.41  $ 11.08        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        13         15         20         14         11       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.53         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 25.17    $ 24.36         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.53         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  6.51    $  6.13    $  5.52    $  4.43    $  6.41  $  8.41        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        23         24         28         22         24       10        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 14.42    $ 14.24    $ 13.81    $ 13.49    $ 12.43  $ 11.62   $ 10.53
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        28         26         36         44         46       34        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 14.01    $ 13.61    $ 12.40    $  9.87    $ 12.31  $ 13.34   $ 12.61
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        14         15         18         20         18        4        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 17.74    $ 17.10    $ 14.75    $ 10.84    $ 12.70  $ 10.89   $  9.28
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        15         16         17         18         15        9        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.65         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.03         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.63         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.59         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                            --         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.18         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         2         --         --         --         --       --        --
-----------------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 For the years ending December 31,
                                                            -----------------------------------------------------------------------
                                                              2005      2004       2003      2002       2001       2000     1999
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 15.51    $ 14.14    $ 12.92   $  9.95    $ 11.36        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         7          5          3         2          1        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 21.00    $ 20.59    $ 18.80   $ 14.47    $ 17.53        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         3          1          1        --          1        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 19.13    $ 17.42    $ 14.46   $ 11.70    $ 13.81   $ 17.77   $ 20.45
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        36         35         51        73         65        47        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 14.70    $ 13.61    $ 12.20   $  9.53    $ 14.64   $ 22.48   $ 27.88
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        29         31         42        42         43        35        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.77    $  9.20    $  8.34   $  6.90    $  8.82   $ 10.59   $ 10.77
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         6          6          6         7          6         2        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 31.50    $ 30.98    $ 31.04   $ 31.16    $ 31.08        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        11         26          2         6         13        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  4.74    $  4.54         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  9.96         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.01         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 15.25    $ 14.76    $ 12.67   $  8.97    $ 11.19   $ 11.07   $ 11.57
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        15         16         15        17         17        10        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 18.71    $ 18.16         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $  5.71    $  5.29         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 10.46         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 14.42    $ 10.96    $  8.95   $  5.80    $  6.22        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)         9         12         12        12          9        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 12.41         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
-----------------------------------------------------------------------------------------------------------------------------------
  Unit value                                                $ 11.94         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------
  Separate Account 49 number of units outstanding (000's)        --         --         --        --         --        --        --
-----------------------------------------------------------------------------------------------------------------------------------

The unit values and number of units outstanding shown below are for contracts offered under Separate Account 49 with the same daily asset charges of 1.90%.



UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 AXA Aggressive Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.20     $ 10.56          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.29     $ 10.24          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Conservative-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.48     $ 10.34          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  15          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 40.92     $ 39.80     $ 37.31     $ 31.93     $ 37.29
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   8          13          11           7           4
--------------------------------------------------------------------------------------------------------------------------
 AXA Moderate-Plus Allocation
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.07     $ 10.58          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Aggressive Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 51.46     $ 48.47     $ 44.08     $ 32.67     $ 46.83
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  12          12          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Core Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.99     $ 11.01     $ 10.80     $ 10.61          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  20          20          18          13          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Health Care
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.39     $ 10.86     $  9.87     $  7.85          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2           3           3           3          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP High Yield
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 26.94     $ 26.64     $ 24.99     $ 20.79     $ 21.83
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  10          16          11           7          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP International Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.40     $ 11.83     $ 10.23     $  7.76          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   1           9           6           7          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Core Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.76     $ 10.28     $  9.55     $  7.60          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  15          15          15          17          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.54     $  9.05     $  8.65     $  6.75          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  23          30          36          39          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Large Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.93     $ 11.35     $ 10.11     $  7.86          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  15          29          28          30          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.88     $  9.30     $  8.48     $  6.16          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  18          31          30          34          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.03     $ 11.42     $ 10.11     $  7.33          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  10          26          23          25          --
--------------------------------------------------------------------------------------------------------------------------
 AXA Premier VIP Technology
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.79     $  8.97     $  8.71     $  5.63          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  11          11           4           4          --
--------------------------------------------------------------------------------------------------------------------------

UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Common Stock
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 206.99    $ 202.28    $ 180.69    $ 123.15    $ 188.32
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    2           3           3           3           1
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Growth and Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  27.49    $  26.56    $  24.09    $  18.83          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   10          11          11          10          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Intermediate Government Securities
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  17.15    $  17.27    $  17.27    $  17.23          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    3           3           3           2          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance International
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  14.24    $  12.59    $  10.86    $   8.19          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   16          13          14          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $   6.86    $   6.09    $   5.73    $   4.74    $   7.02
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   86          86         111         108          27
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Quality Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  14.94    $  14.93    $  14.67    $  14.44          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   24          24          25          28          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Alliance Small Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  16.10    $  14.72    $  13.61    $   9.52    $  13.91
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   15          17          25          31           7
--------------------------------------------------------------------------------------------------------------------------
 EQ/Ariel Appreciation II
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  10.35          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Bear Stearns Small Company Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $   7.77    $   7.37          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Bernstein Diversified Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  14.33    $  13.86    $  12.45    $   9.86    $  11.64
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   28          46          66          66          16
--------------------------------------------------------------------------------------------------------------------------
 EQ/Boston Advisors Equity Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $   5.69    $   5.47          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   24          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Calvert Socially Responsible
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $   8.40    $   7.88    $   7.75    $   6.18    $   8.56
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  11.79    $  11.44    $  11.05    $   9.08    $  12.57
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                    3           3           3           8           4
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian International
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  11.89    $  10.35    $   9.29    $   7.14    $   8.57
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   31          43          36          48          41
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian Research
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  11.40    $  10.95    $  10.07    $   7.80    $  10.56
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   23          34          35          37          13
--------------------------------------------------------------------------------------------------------------------------
 EQ/Capital Guardian U. S. Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  11.17    $  10.75    $  10.02    $   7.49    $  10.00
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   30          40          38          40          21
--------------------------------------------------------------------------------------------------------------------------
 EQ/Caywood-Scholl High Yield Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  10.36          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 EQ/Equity 500 Index
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 24.71     $ 24.12     $ 22.31     $ 17.79     $ 23.37
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  18          19          28          29          11
--------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen International Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.74          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Evergreen Omega
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  8.21     $  8.05     $  7.67     $  5.66     $  7.59
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   7           7           7           4          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.35     $ 10.87     $  9.55     $  6.78     $  8.48
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  16          28          22          25           5
--------------------------------------------------------------------------------------------------------------------------
 EQ/FI Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 15.07     $ 13.80     $ 11.94     $  9.13     $ 10.91
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  17          32          39          40          14
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Mergers and Acquisitions
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.46          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/GAMCO Small Company Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 21.28          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   6          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/International Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.46          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Janus Large Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  6.19     $  5.88     $  5.34     $  4.33     $  6.33
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  35          36          38          47           6
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Core Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.35     $ 13.31     $ 13.04     $ 12.85     $ 11.96
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  51          56          60          73          31
--------------------------------------------------------------------------------------------------------------------------
 EQ/JPMorgan Value Opportunities
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.89     $ 12.64     $ 11.62     $  9.34     $ 11.77
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  17          22          25          29          19
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lazard Small Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 16.42     $ 15.99     $ 13.92     $ 10.33     $ 12.22
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  26          36          44          43          14
--------------------------------------------------------------------------------------------------------------------------
 EQ/Legg Mason Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.63          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Long Term Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.96          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Growth and Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.56          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Large Cap Core
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.52          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Lord Abbett Mid Cap Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.11          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------


UNIT VALUES AND NUMBER OF UNITS OUTSTANDING AT YEAR END FOR EACH VARIABLE INVESTMENT OPTION, EXCEPT FOR THOSE
OPTIONS BEING OFFERED FOR THE FIRST TIME AFTER DECEMBER 31, 2005.

--------------------------------------------------------------------------------------------------------------------------
                                                                               For the years ending December 31,
                                                                  --------------------------------------------------------
                                                                    2005        2004        2003        2002        2001
--------------------------------------------------------------------------------------------------------------------------
 EQ/Marsico Focus
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.88     $ 13.70     $ 12.63     $  9.82     $ 11.32
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   5          12          14           3           2
--------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury Basic Value Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 19.32     $ 19.12     $ 17.63     $ 13.70     $ 16.76
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  19          39          40          34           9
--------------------------------------------------------------------------------------------------------------------------
 EQ/Mercury International Value
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 17.60     $ 16.18     $ 13.56     $ 10.80     $ 13.20
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  10          19          21          15          18
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Emerging Growth Companies
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.52     $ 12.64     $ 11.44     $  9.02     $ 14.00
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   1           1           3           2           1
--------------------------------------------------------------------------------------------------------------------------
 EQ/MFS Investors Trust
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.13     $  8.68     $  7.94     $  6.64     $  8.56
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   6          12          12          15           6
--------------------------------------------------------------------------------------------------------------------------
 EQ/Money Market
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 24.88     $ 24.71     $ 25.00     $ 25.34     $ 25.51
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  10          10          21         115         217
--------------------------------------------------------------------------------------------------------------------------
 EQ/Montag & Caldwell Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  4.43     $  4.28          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/PIMCO Real Return
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.90          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   8          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Short Duration Bond
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  9.94          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   8          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Small Company Index
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 14.12     $ 13.80     $ 11.95     $  8.35     $ 10.77
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   6           6          13          14           1
--------------------------------------------------------------------------------------------------------------------------
 EQ/TCW Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 15.82     $ 15.50          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/UBS Growth and Income
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $  5.33     $  4.99          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Comstock
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 10.39          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                   2          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Emerging Markets Equity
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 13.30     $ 10.21     $  8.42     $  5.50     $  5.96
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Van Kampen Mid Cap Growth
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 12.33          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
 EQ/Wells Fargo Montgomery Small Cap
--------------------------------------------------------------------------------------------------------------------------
  Unit value                                                      $ 11.86          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Number of units outstanding (000's)                                  --          --          --          --          --
--------------------------------------------------------------------------------------------------------------------------

(14) HYPOTHETICAL ILLUSTRATIONS



ILLUSTRATION OF ACCOUNT VALUES, CASH VALUES AND CERTAIN GUARANTEED MINIMUM BENEFITS


The following tables illustrate the changes in account value, cash value and the values of the "5% Roll-Up to age 80" guaranteed minimum death benefit, the Protection Plus(SM) benefit and the Guaranteed minimum income benefit under certain hypothetical circumstances for an Accumulator(R), Accumulator(R) Elite, Accumulator(R) Plus(SM) and Accumulator(R) Select(SM) contracts, respectively. The table illustrates the operation of a contract based on a male, issue age 60, who makes a single $100,000 contribution, takes no withdrawals, and has a current account value of $105,000 in contract year 3. For Accumulator(R) Plus(SM) we assume a current account value of $110,000 in contract year 3. The amounts shown are for the beginning of each contract year and assume that all of the account value is invested in portfolios that achieve investment returns at constant gross annual rates of 0% and 6% (i.e., before any investment management fees, 12b-1 fees or other expenses are deducted from the underlying portfolio assets). After the deduction of the arithmetic average of the investment management fees, 12b-1 fees and other expenses of all of the underlying Portfolios (as described below), the corresponding net annual rates of return would be (3.13)% and 2.87% for the Accumulator(R) contracts; (3.38)% and 2.62% for Accumulator(R) Elite(SM) contracts; (3.18)% and 2.82% for Accumulator(R) Plus(SM) contracts; and (3.48)% and 2.52% for Accumulator(R) Select(SM) contracts, respectively, at the 0% and 6% gross annual rates, respectively. These net annual rates of return reflect the trust and separate account level charges, but they do not reflect the charges we deduct from your account value annually for the 5% Roll up to age 80 Guaranteed minimum death benefit, Protection Plus(SM) benefit, and the Guaranteed minimum income benefit features, as well as the annual administrative charge. If the net annual rates of return did reflect these charges, the net annual rates of return shown would be lower; however, the values shown in the following tables reflect all contract charges. The values shown under "Lifetime Annual Guaranteed Minimum Income Benefit" reflect the lifetime income that would be guaranteed if the Guaranteed minimum income benefit is selected at that contract anniversary. An "N/A" in these columns indicates that the benefit is not exercisable in that year. A "0" under any of the death benefit and/or "Lifetime Annual Guaranteed Minimum Income Benefit" columns indicates that the contract has terminated due to insufficient account value and, consequently, the guaranteed benefit has no value.

With respect to fees and expenses deducted from assets of the underlying portfolios, the amounts shown in all tables reflect (1) investment management fees equivalent to an effective annual rate of 0.69%, and (2) an assumed average asset charge for all other expenses of the underlying portfolios equivalent to an effective annual rate of 0.64% and (3) 12b-1 fees equivalent to an effective annual rate of 0.25%. These rates are the arithmetic average for all portfolios that are available as investment options. In other words, they are based on the hypothetical assumption that account values are allocated equally among the variable investment options. The actual rates associated with any contract will vary depending upon the actual allocation of policy values among the investment options. These rates do not reflect expense limitation arrangements in effect with respect to certain of the underlying portfolios as described in the footnotes to the fee table for the underlying portfolios in "Fee Table" earlier in this prospectus. With these arrangements, the charges shown above would be lower. This would result in higher values than those shown in the following tables.


Because your circumstances will no doubt differ from those in the illustrations that follow, values under your contract will differ, in most cases substantially. Upon request, we will furnish you with a personalized illustration.

Variable deferred annuity
Accumulator(R)
$100,000 Single contribution and no withdrawals
$105,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



                                                             5% Roll-Up                          Lifetime Annual
                                                              to age 80                             Guaranteed
                                                             Guaranteed      Total Death Benefit     Minimum
                                                            Minimum Death      with Protection        Income
                    Account Value        Cash Value            Benefit              Plus             Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  62        3     105,000  105,000    100,000  100,000   110,250   110,250   114,350   114,350     N/A      N/A
  63        4     101,163  107,450     97,163  103,450   115,763   115,763   122,068   122,068     N/A      N/A
  64        5      97,436  109,948     94,436  106,948   121,551   121,551   130,171   130,171     N/A      N/A
  65        6      93,814  112,495     91,814  110,495   127,628   127,628   138,679   138,679     N/A      N/A
  66        7      90,294  115,090     89,294  114,090   134,010   134,010   147,613   147,613     N/A      N/A
  67        8      86,871  117,734     86,871  117,734   140,710   140,710   156,994   156,994     N/A      N/A
  68        9      83,540  120,427     83,540  120,427   147,746   147,746   166,844   166,844     N/A      N/A
  69       10      80,298  123,171     80,298  123,171   155,133   155,133   177,186   177,186     N/A      N/A
  74       15      65,277  137,636     65,277  137,636   197,993   197,993   237,190   237,190   12,493   12,493
  79       20      51,891  153,348     51,891  153,348   252,695   252,695   313,773   313,773   17,032   17,032
  84       25      40,098  170,697     40,098  170,697   265,330   265,330   331,462   331,462   22,818   22,818
  89       30      33,167  193,796     33,167  193,796   265,330   265,330   331,462   331,462     N/A      N/A
  94       35      28,010  221,025     28,010  221,025   265,330   265,330   331,462   331,462     N/A      N/A
  95       36      27,079  226,913     27,079  226,913   265,330   265,330   331,462   331,462     N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Variable deferred annuity
Accumulator(R) Plus(SM)
$100,000 Single contribution and no withdrawals
$110,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus



                                                                           5% Roll-Up
                                                                      to age 80 Guaranteed    Total Death Benefit
                         Account Value            Cash Value         Minimum Death Benefit    with Protection Plus
          Contract   ---------------------   ---------------------   ----------------------   --------------------
            Year         0%          6%          0%          6%          0%           6%          0%         6%
  Age    ---------   ---------   ---------   ---------   ---------   ----------   ---------   ---------   --------
  62          3       110,000    110,000      103,000    103,000      114,660     114,660     120,524     120,524
  63          4       106,289    112,876      100,289    106,876      120,393     120,393     128,550     128,550
  64          5       102,703    115,827       97,703    110,827      126,413     126,413     136,978     136,978
  65          6        99,238    118,855       95,238    114,855      132,733     132,733     145,827     145,827
  66          7        95,890    121,962       92,890    118,962      139,370     139,370     155,118     155,118
  67          8        92,655    125,151       90,655    123,151      146,338     146,338     164,874     164,874
  68          9        89,530    128,423       89,530    128,423      153,655     153,655     175,118     175,118
  69         10        86,509    131,780       86,509    131,780      161,338     161,338     185,873     185,873
  74         15        72,869    149,931       72,869    149,931      205,913     205,913     248,278     248,278
  79         20        61,379    170,581       61,379    170,581      262,803     262,803     327,924     327,924
  84         25        51,701    194,076       51,701    194,076      275,943     275,943     346,320     346,320
  89         30        43,549    220,807       43,549    220,807      275,943     275,943     346,320     346,320
  94         35        36,682    251,219       36,682    251,219      275,943     275,943     346,320     346,320
  95         36        35,444    257,787       35,444    257,787      275,943     275,943     346,320     346,320


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Variable deferred annuity
Accumulator(R) Elite(SM)
$100,000 Single contribution and no withdrawals
$105,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



                                                             5% Roll-Up
                                                              to age 80                          Lifetime Annual
                                                             Guaranteed      Total Death Benefit    Guaranteed
                                                            Minimum Death      with Protection    Minimum Income
                    Account Value        Cash Value            Benefit              Plus             Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  62        3     105,000  105,000     97,000    97,000  110,250   110,250   114,350   114,350     N/A      N/A
  63        4     100,901  107,188    100,901   107,188  115,763   115,763   122,068   122,068     N/A      N/A
  64        5      96,931  109,412     96,931   109,412  121,551   121,551   130,171   130,171     N/A      N/A
  65        6      93,084  111,671     93,084   111,671  127,628   127,628   138,679   138,679     N/A      N/A
  66        7      89,356  113,966     89,356   113,966  134,010   134,010   147,613   147,613     N/A      N/A
  67        8      85,741  116,295     85,741   116,295  140,710   140,710   156,994   156,994     N/A      N/A
  68        9      82,234  118,660     82,234   118,660  147,746   147,746   166,844   166,844     N/A      N/A
  69       10      78,830  121,060     78,830   121,060  155,133   155,133   177,186   177,186     N/A      N/A
  74       15      63,195  133,573     63,195   133,573  197,993   197,993   237,190   237,190   12,493   12,493
  79       20      49,463  146,890     49,463   146,890  252,695   252,695   313,773   313,773   17,032   17,032
  84       25      37,529  161,326     37,529   161,326  265,330   265,330   331,462   331,462   22,818   22,818
  89       30      30,599  180,892     30,599   180,892  265,330   265,330   331,462   331,462     N/A      N/A
  94       35      25,509  203,813     25,509   203,813  265,330   265,330   331,462   331,462     N/A      N/A
  95       36      24,597  208,735     24,597   208,735  265,330   265,330   331,462   331,462     N/A      N/A


The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Variable deferred annuity
Accumulator(R) Select(SM)
$100,000 Single contribution and no withdrawals
$105,000 year 3 account value
Male, issue age 60
Benefits:
  5% Roll-Up to age 80 Guaranteed minimum death benefit
  Protection Plus
  Guaranteed minimum income benefit



                                                             5% Roll-Up
                                                              to age 80                          Lifetime Annual
                                                             Guaranteed      Total Death Benefit    Guaranteed
                                                            Minimum Death      with Protection    Minimum Income
                    Account Value        Cash Value            Benefit              Plus             Benefit
        Contract ------------------- ------------------- ------------------- ------------------- ----------------
          Year       0%        6%        0%        6%        0%        6%        0%        6%       0%       6%
  Age  --------- --------- --------- --------- --------- --------- --------- --------- --------- -------- -------
  62        3     105,000  105,000    105,000  105,000   110,250   110,250   114,350   114,350     N/A      N/A
  63        4     100,796  107,083    100,796  107,083   115,763   115,763   122,068   122,068     N/A      N/A
  64        5      96,729  109,198     96,729  109,198   121,551   121,551   130,171   130,171     N/A      N/A
  65        6      92,793  111,343     92,793  111,343   127,628   127,628   138,679   138,679     N/A      N/A
  66        7      88,983  113,518     88,983  113,518   134,010   134,010   147,613   147,613     N/A      N/A
  67        8      85,292  115,724     85,292  115,724   140,710   140,710   156,994   156,994     N/A      N/A
  68        9      81,716  117,960     81,716  117,960   147,746   147,746   166,844   166,844     N/A      N/A
  69       10      78,249  120,225     78,249  120,225   155,133   155,133   177,186   177,186     N/A      N/A
  74       15      62,378  131,978     62,378  131,978   197,993   197,993   237,190   237,190   12,493   12,493
  79       20      48,520  144,377     48,520  144,377   252,695   252,695   313,773   313,773   17,032   17,032
  84       25      36,542  157,712     36,542  157,712   265,330   265,330   331,462   331,462   22,818   22,818
  89       30      29,621  175,959     29,621  175,959   265,330   265,330   331,462   331,462     N/A      N/A
  94       35      24,566  197,291     24,566  197,291   265,330   265,330   331,462   331,462     N/A      N/A
  95       36      23,664  201,858     23,664  201,858   265,330   265,330   331,462   331,462     N/A      N/A



The hypothetical investment results are illustrative only and should not be deemed a representation of past or future investment results. Actual investment results may be more or less than those shown and will depend on a number of factors, including investment allocations made by the owner. The account value, cash value and guaranteed benefits for a contract would be different from the ones shown if the actual gross rate of investment return averaged 0% or 6% over a period of years, but also fluctuated above or below the average for individual contract years. We can make no representation that these hypothetical investment results can be achieved for any one year or continued over any period of time. In fact, for any given period of time, the investment results could be negative.

Appendix I

--------------------------------------------------------------------------------

Dates of previous Prospectuses and Supplements


----------------------------------------------------------------------------------------------------------------------------------
                                                                        Product Distributor
                          --------------------------------------------------------------------------------------------------------
                          AXA Advisors                                            AXA Distributors
                          ------------------------------------------------------  ------------------------------------------------
                          Prospectus and                                          Prospectus and
 Product Name             SAI Dates       Supplement Dates                        SAI Dates       Supplement Dates
----------------------------------------------------------------------------------------------------------------------------------
 Income Manager(R)        4/7/95          7/1/95; 9/28/95                         4/7/95          7/1/95; 9/28/95
 Accumulator(R)           11/1/95                                                 11/1/95
 Income Manager(R)        5/1/96                                                  10/16/96        2/10/97
 Rollover IRA             10/17/96        2/10/97                                 5/1/97          5/1/97
                          5/1/97          5/1/97; 12/31/97; 5/1/98;               8/1/97
                                          1/4/99; 5/1/99; 5/1/00; 6/23/00;        12/31/97        12/31/97; 5/1/98;
                                          9/1/00; 2/9/01; 9/1/01; 1/14/02;                        1/4/99; 5/1/99; 5/1/00; 9/1/00;
                                          2/22/02; 7/15/02; 8/20/02; 1/6/03;                      2/9/01; 9/1/01; 1/14/02;
                                          2/20/03; 5/15/03; 8/15/03; 11/24/03;                    2/22/02; 7/15/02; 8/20/02;
                                          2/1/04; 8/4/04; 8/10/04; 12/13/04;                      1/6/03; 2/20/03; 5/15/03;
                                          12/31/04 ; 5/9/05; 6/10/05; 6/17/05;                    8/15/03; 11/24/03; 2/1/04;
                                          7/25/05; 8/31/05; 12/2/05; 2/8/06                       8/4/04; 8/10/04; 12/13/04;
                          ------------------------------------------------------                  12/31/04; 5/9/05; 6/10/05;
                          12/31/97        12/31/97; 5/1/98; 1/4/99; 5/1/99;                       6/17/05; 7/25/05; 8/31/05;
                                          5/1/00; 6/23/00; 9/1/00; 2/9/01;                        12/2/05; 2/8/06
                                          9/1/01; 1/14/02; 2/22/02; 7/15/02;
                                          8/20/02; 1/6/03; 2/20/03; 5/15/03;
                                          8/15/03; 11/24/03; 2/1/04; 8/4/04;
                                          8/10/04; 12/13/04; 12/31/04 ; 5/9/05;
                                          6/10/05; 6/17/05; 7/25/05; 8/31/05;
                                          12/2/05; 2/8/06
----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R)           5/1/98          5/1/98; 6/18/98; 11/30/98                10/1/97(2)
 (IRA, NQ and QP)         (Accumulator    5/1/99; 5/1/00; 9/1/00; 2/9/01;          12/31/97(2)
 Accumulator(R)           only)           9/1/01; 1/14/02; 2/22/02; 7/15/02;       5/1/98         5/1/98; 6/18/98; 11/30/98;
 Select(SM) (IRA, NQ, QP) 5/1/99          8/20/02; 1/6/03; 2/20/03; 5/15/03;                      5/1/99; 5/1/00; 9/1/00; 2/9/01;
                                          8/15/03; 11/24/03; 2/1/04; 8/4/04;                      9/1/01; 1/14/02; 2/22/02;
                                          8/10/04; 12/13/04; 12/31/04; 5/9/05;                    7/15/02; 8/20/02; 1/6/03;
                                          6/10/05; 6/17/05; 7/25/05; 8/31/05;                     2/20/03; 5/15/03; 8/15/03;
                                          12/2/05; 2/8/06                                         11/24/03; 2/1/04; 8/4/04;
                                                                                                  8/10/04; 12/13/04; 12/31/04;
                                                                                                  5/9/05; 6/10/05; 6/17/05;
                                                                                                  7/25/05; 8/31/05; 12/2/05;
                                                                                                  2/8/06
----------------------------------------------------------------------------------------------------------------------------------


                                                                    Appendix I 1

----------------------------------------------------------------------------------------------------------------------------------
                                                                        Product Distributor
                            ------------------------------------------------------------------------------------------------------
                            AXA Advisors                                          AXA Distributors
                            ----------------------------------------------------  ------------------------------------------------
                            Prospectus and                                        Prospectus and
 Product Name               SAI Dates       Supplement Dates                      SAI Dates       Supplement Dates
----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Select(SM)  10/18/99(3)     3/20/00; 5/1/00; 6/23/00; 9/1/00;     5/1/99
 Accumulator(R)                             10/13/00; 2/9/01; 9/1/01; 1/14/02;    10/18/99        3/20/00; 5/1/00; 9/1/00;
 Accumulator(R) Select(SM)                  2/22/02; 7/15/02; 8/20/02; 1/6/03;                    10/13/00; 2/9/01; 9/1/01;
 (2002 Series)                              2/20/03; 5/15/03; 8/15/03; 11/24/03;                  1/14/02; 2/22/02; 7/15/02;
 Accumulator(R) (2002                       2/1/04; 8/4/04; 8/10/04; 12/13/04;                    8/20/02; 1/6/03; 2/20/03;
 Series)                                    12/31/04; 5/9/05; 6/10/05; 6/17/05;                   5/15/03; 8/15/03; 11/24/03;
                                            7/25/05; 8/31/05; 12/2/05; 2/8/06                     2/1/04; 8/4/04; 8/10/04;
                                                                                                  12/13/04; 12/31/04; 5/9/05;
                                                                                                  6/10/05; 6/17/05; 7/25/05;
                                                                                                  8/31/05; 12/2/05; 2/8/06
                            ------------------------------------------------------------------------------------------------------
                            5/1/00(3)       3/20/00; 6/23/00; 9/1/00; 9/6/00;     5/1/00          3/20/00; 9/1/00; 9/6/00;
                                            10/13/00; 2/9/01; 9/1/01; 1/14/02;                    10/13/00; 2/9/01; 9/1/01;
                                            2/22/02; 7/15/02; 8/20/02; 1/6/03;                    1/14/02; 2/22/02; 7/15/02;
                                            2/20/03; 5/15/03; 8/15/03; 11/24/03;                  8/20/02; 1/6/03; 2/20/03;
                                            2/1/04; 8/4/04; 8/10/04; 12/13/04;                    5/15/03; 8/15/03; 11/24/03;
                                            12/31/04; 5/9/05; 6/10/05; 6/17/05;                   2/1/04; 8/4/04; 8/10/04;
                                            7/25/05; 8/31/05; 12/2/05; 2/8/06                     12/13/04; 12/31/04; 5/9/05;
                                                                                                  6/10/05; 6/17/05; 7/25/05;
                                                                                                  8/31/05; 12/2/05; 2/8/06
----------------------------------------------------------------------------------------------------------------------------------


2 Appendix I

----------------------------------------------------------------------------------------------------------------------------------
                                                                        Product Distributor
                            ------------------------------------------------------------------------------------------------------
                            AXA Advisors                                           AXA Distributors
                            ------------------------------------------------------ -----------------------------------------------
                            Prospectus and                                         Prospectus and
 Product Name               SAI Dates      Supplement Dates                        SAI Dates      Supplement Dates
----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Select(SM)  5/1/01(3)      5/1/01(1); 7/30/01(5); 9/1/01;          5/1/01         5/1/01(1); 7/30/01(5);
 Accumulator(R)                            10/1/01(6); 12/14/01; 1/14/02; 2/22/02;                9/1/01; 10/1/01(6); 12/14/01;
 Accumulator(R) Select(SM)                 7/15/02; 8/20/02; 1/6/03; 2/20/03;                     1/14/02; 2/22/02; 7/15/02;
 (2002 Series)                             5/15/03; 8/15/03; 11/24/03; 2/1/04;                    8/20/02; 1/6/03; 2/20/03;
 Accumulator(R) (2002                      8/4/04; 8/10/04; 12/13/04; 12/31/04;                   5/15/03; 8/15/03; 11/24/03;
 Series)                                   5/9/05; 6/10/05; 6/17/05; 7/25/05;                     2/1/04; 8/4/04; 8/10/04;
                                           8/31/05; 12/2/05; 2/8/06                               12/13/04; 12/31/04; 5/9/05;
                                                                                                  6/10/05; 6/17/05; 7/25/05;
                                                                                                  8/31/05; 12/2/05; 2/8/06
                            ------------------------------------------------------------------------------------------------------
                            8/13/01(2)     9/1/01; 10/1/01(6); 12/14/01; 1/14/02;  N/A            N/A
                                           2/22/02; 7/15/02; 8/20/02; 1/6/03;
                                           2/20/03; 5/15/03; 8/15/03; 11/24/03;
                                           2/1/04; 8/4/04; 8/10/04; 12/13/04;
                                           12/31/04; 5/9/05; 6/10/05; 6/17/05;
                                           7/25/05; 8/31/05; 12/2/05; 2/8/06
                            ------------------------------------------------------------------------------------------------------
                            4/1/02(4)      4/3/02; 5/20/02(7); 6/7/02(2);          4/1/02(4)      4/3/02; 5/20/02(7); 6/7/02(2);
                                           7/15/02; 8/5/02(5); 8/20/02; 11/11/02;                 7/15/02; 8/5/02(5); 8/20/02;
                                           12/6/02; 12/09/02; 1/6/03; 2/4/03;                     11/11/02; 12/6/02; 12/09/02;
                                           2/20/03; 5/15/03; 8/8/03(8); 8/15/03;                  1/6/03; 2/4/03; 2/20/03;
                                           11/24/03; 2/1/04; 2/10/04; 8/4/04;                     5/15/03; 8/8/03(8); 8/15/03;
                                           8/10/04; 12/13/04; 12/31/04; 5/9/05;                   11/24/03; 2/1/04; 2/10/04;
                                           6/10/05; 6/17/05; 7/25/05; 8/31/05;                    8/4/04; 8/10/04; 12/13/04;
                                           12/2/05; 2/8/06                                        12/31/04; 5/9/05; 6/10/05;
                                                                                                  6/17/05; 7/25/05; 8/31/05;
                                                                                                  12/2/05; 2/8/06
                            ------------------------------------------------------------------------------------------------------
                            5/1/02(3)      5/1/02(1); 7/15/02; 8/20/02; 1/6/03;    5/1/02(3)      5/1/02(1); 7/15/02; 8/20/02;
                                           2/20/03; 5/15/03; 8/15/03; 11/24/03;                   1/6/03;  2/20/03; 5/15/03;
                                           2/1/04; 8/4/04; 8/10/04; 12/13/04;                     8/15/03; 11/24/03;  2/1/04;
                                           12/31/04; 5/9/05; 6/10/05; 6/17/05;                    8/4/04; 8/10/04; 12/13/04;
                                           7/25/05; 8/31/05; 12/2/05; 2/8/06                      12/31/04; 5/9/05; 6/10/05;
                                                                                                  6/17/05; 7/25/05; 8/31/05;
                                                                                                  12/2/05; 2/8/06
                            ------------------------------------------------------------------------------------------------------
                            5/1/02(4)      5/20/02(7); 6/7/02(2); 7/15/02;         5/1/02(4)      5/20/02(7); 6/7/02(2); 7/15/02;
                                           8/5/02(5); 8/20/02; 11/11/02; 12/6/02;                 8/5/02(5); 8/20/02; 11/11/02;
                                           12/09/02; 1/6/03; 2/4/02; 2/20/03 ;                    12/06/02; 12/09/02; 1/6/03;
                                           5/15/03; 8/8/03(8); 8/15/03; 11/24/03;                 2/4/03; 2/20/03; 5/15/03;
                                           2/1/04; 2/10/04; 8/4/04; 8/10/04;                      8/8/03(8); 8/15/03; 11/24/03;
                                           12/13/04; 12/31/04; 5/9/05; 6/10/05;                   2/1/04; 2/10/04; 8/4/04;
                                           6/17/05; 7/25/05; 8/31/05; 12/2/05;                    8/10/04; 12/13/04; 12/31/04;
                                           2/8/06                                                 5/9/05; 6/10/05; 6/17/05;
                                                                                                  7/25//05; 8/31/05; 12/2/05;
                                                                                                  2/8/06
                            ------------------------------------------------------------------------------------------------------
                            5/1/03(4)      5/15/03; 8/8/03(8); 8/15/03; 11/24/03;  5/1/03(4)      5/15/03; 8/8/03(8); 8/15/03;
                                           2/1/04; 2/10/04; 8/4/04; 8/10/04;                      11/24/03; 2/1/04; 2/10/04;
                                           12/13/04; 12/31/04; 5/9/05; 6/10/05;                   8/4/04; 8/10/04; 12/13/04;
                                           6/17/05; 7/25/05; 8/31/05; 12/2/05;                    12/31/04; 5/9/05; 6/10/05;
                                           2/8/06                                                 6/17/05; 7/25/05; 8/31/05;
                                                                                                  12/2/05; 2/8/06
                            ------------------------------------------------------------------------------------------------------
                            5/1/04(4)      8/4/04; 8/10/04; 10/25/04(5); 12/13/04; 5/1/04(4)      8/4/04; 8/10/04; 10/25/04(5);
                                           12/31/04; 5/9/05; 6/10/05; 6/17/05;                    12/13/04; 12/31/04; 5/9/05;
                                           7/25/05; 8/31/05; 12/2/05; 2/8/06                      6/10/05; 6/17/05; 7/25/05;
                                                                                                  8/31/05; 12/2/05; 2/8/06
----------------------------------------------------------------------------------------------------------------------------------


                                                                    Appendix I 3

----------------------------------------------------------------------------------------------------------------------------------
                                                                       Product Distributor
                           -------------------------------------------------------------------------------------------------------
                           AXA Advisors                                             AXA Distributors
                           -------------------------------------------------------- ----------------------------------------------
                           Prospectus and                                           Prospectus and
 Product Name              SAI Dates       Supplement Dates                         SAI Dates      Supplement Dates
----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R)            9/15/03         9/15/03(9); 11/24/03; 12/5/03; 1/23/04;  9/15/03        9/15/03(9); 11/24/03; 12/5/03;
 (2004 Series)                             2/2/04; 2/10/04; 2/23/04(7); 8/4/04;                    1/23/04; 2/2/04; 2/10/04(7);
                                           8/10/04; 12/13/04; 12/31/04; 12/2/05;                   2/23/04(7); 4/23/04; 8/4/04;
                                           2/8/06                                                  8/10/04; 12/13/04; 12/31/04;
                                                                                                   12/2/05; 2/8/06
                           -------------------------------------------------------------------------------------------------------
                           5/1/04          7/1/04; 7/19/04; 8/4/04; 8/10/04;        5/1/04         7/1/04; 7/19/04; 8/4/04;
                                           10/25/04(11); 12/10/04(5); 12/13/04;                    8/10/04; 10/25/04(11);
                                           12/21/04; 12/31/04; 5/9/05; 6/10/05;                    12/10/04(5); 12/13/04; 12/21/04;
                                           6/17/05; 7/25/05; 8/31/05; 11/1/05(14);                 12/31/04; 4/04/05; 5/9/05;
                                           12/2/05; 2/8/06                                         6/10/05; 6/17/05; 7/25/05;
                                                                                                   8/31/05; 11/1/05(14); 12/2/05;
                                                                                                   2/8/06
                           -------------------------------------------------------------------------------------------------------
 Accumulator(R) Select(SM) 9/15/03         9/15/03(9); 11/24/03; 12/5/03; 2/10/04;  9/15/03        9/15/03(9); 11/24/03; 12/5/03;
 (2004 Series)                             2/23/04(7); 8/4/04; 8/10/04; 12/13/04;                  2/10/04; 2/23/04(7); 4/23/04;
                                           12/31/04; 5/9/05; 6/10/05; 6/17/05;                     8/4/04; 8/10/04; 12/13/04;
                                           7/25/05; 12/2/05; 2/8/06                                12/31/04; 5/9/05; 6/10/05;
                                                                                                   6/17/05; 7/25/05; 12/2/05;
                                                                                                   2/8/06
                           -------------------------------------------------------------------------------------------------------
                           5/1/04          7/1/04; 7/19/04; 8/4/04; 8/10/04;        5/1/04         7/1/04; 7/19/04; 8/4/04;
                                           10/25/04(11); 12/10/04(5); 12/13/04;                    8/10/04; 10/25/04(11);
                                           12/21/04; 12/31/04; 5/9/05; 6/10/05;                    12/10/04(5); 12/13/04;
                                           6/17/05; 7/25/05; 8/31/05; 11/1/05(14);                 12/21/04; 12/31/04; 5/9/05;
                                           12/2/05; 2/8/06                                         6/10/05; 6/17/05; 7/25/05;
                                                                                                   8/31/05;11/1/05(14); 12/2/05;
                                                                                                   2/8/06
----------------------------------------------------------------------------------------------------------------------------------


4 Appendix I

-----------------------------------------------------------------------------------------------------------------------------------
                                                                          Product Distributor
                               ----------------------------------------------------------------------------------------------------
                               AXA Advisors                                            AXA Distributors
                               ------------------------------------------------------- --------------------------------------------
                               Prospectus and                                          Prospectus and
 Product Name                  SAI Dates        Supplement Dates                       SAI Dates        Supplement Dates
-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Plus(SM)       9/2/99(3)       6/23/00; 9/1/00; 9/6/00; 10/13/00;      8/2/99(3)       9/1/00; 9/6/00; 10/13/00;
 Accumulator(R) Plus(SM) (2002 10/18/99(3)     2/9/01; 3/19/01; 7/30/01; 9/1/01;       10/18/99(3)     2/9/01; 3/19/01; 7/30/01;
 Series)                       5/1/00(3)       1/14/02; 2/22/02; 7/15/02; 8/20/02;     5/1/00(3)       9/1/01; 1/14/02; 2/22/02;
                                               1/6/03; 2/20/03; 5/15/03; 8/15/03;                      7/15/02; 8/20/02; 1/6/03;
                                               11/24/03; 2/1/04; 8/4/04; 8/10/04;                      2/20/03; 5/15/03; 8/15/03;
                                               12/13/04; 12/31/04; 5/9/05; 6/10/05;                    11/24/03; 2/1/04; 8/4/04;
                                               6/17/05; 7/25/05; 8/31/05; 12/2/05;                     8/10/04; 12/13/04; 12/31/04;
                                               2/8/06                                                  5/9/05; 6/10/05; 6/17/05;
                                                                                                       7/25/05; 8/31/05; 12/2/05;
                                                                                                       2/8/06
                               ----------------------------------------------------------------------------------------------------
                               5/1/01(3)       7/30/01(5); 9/1/01; 12/14/01; 1/14/02;  5/1/01(3)       5/1/01; 7/30/01(5); 9/1/01;
                                               2/22/02; 7/15/02; 8/20/02; 1/6/03;                      12/14/01; 1/14/02; 2/22/02;
                                               2/20/03; 5/15/03; 8/15/03; 11/24/03;                    7/15/02; 8/20/02; 1/6/03;
                                               2/1/04; 8/4/04;8/10/04; 12/13/04;                       2/20/03; 5/15/03; 8/15/03;
                                               12/31/04; 5/9/05; 6/10/05; 6/17/05;                     11/24/03; 2/1/04; 8/4/04;
                                               7/25/05; 8/31/05; 12/2/05; 2/8/06                       8/10/04; 12/13/04; 12/31/04;
                                                                                                       5/9/05; 6/10/05; 6/17/05;
                                                                                                       7/25/05; 8/31/05; 12/2/05;
                                                                                                       2/8/06
                               ----------------------------------------------------------------------------------------------------
                               4/1/02(4)       4/3/02; 7/15/02; 8/5/02(5); 8/20/02;    4/1/02(4)       4/3/02; 7/15/02; 8/5/02(5);
                                               11/11/02; 12/6/02; 12/9/02; 1/6/03;                     8/20/02; 11/11/02; 12/6/02;
                                               2/4/03; 2/20/03; 5/15/03; 8/15/03;                      12/9/02; 1/6/03; 2/4/03;
                                               11/24/03; 2/1/04; 2/10/04; 8/4/04;                      2/20/03; 5/15/03; 8/15/03;
                                               8/10/04; 12/13/04; 12/31/04; 5/9/05;                    11/24/03; 2/1/04; 2/10/04;
                                               6/10/05;6/17/05; 7/25/05; 8/31/05;                      8/4/04; 8/10/04; 12/13/04;
                                               12/2/05; 2/8/06                                         12/31/04; 5/9/05; 6/10/05;
                                                                                                       6/17/05; 7/25/05; 8/31/05;
                                                                                                       12/2/05; 2/8/06
                               ----------------------------------------------------------------------------------------------------
                               5/1/02(3)       7/15/02; 8/20/02; 1/6/03; 2/20/03;      5/1/02(3)       7/15/02; 8/20/02; 1/6/03;
                                               5/15/03; 8/15/03; 11/24/03; 2/1/04;                     2/20/03; 5/15/03; 8/15/03;
                                               2/10/04; 8/4/04; 8/10/04; 12/13/04;                     11/24/03; 2/1/04; 2/10/04;
                                               12/31/04; 5/9/05; 6/10/05;                              8/4/04; 8/10/04; 12/13/04;
                                               6/17/05; 7/25/05; 8/31/05; 12/2/05;                     12/31/04; 5/9/05; 6/10/05;
                                               2/8/06                                                  6/17/05; 7/25/05; 8/31/05;
                                                                                                       12/2/05; 2/8/06
                               ----------------------------------------------------------------------------------------------------
                               5/1/02(4)       7/15/02; 8/5/02(5); 8/20/02; 11/11/02;  5/1/02(4)       7/15/02; 8/5/02(5); 8/20/02;
                                               12/6/02; 12/9/02; 1/6/03; 2/4/03;                       11/11/02; 12/6/02; 12/9/02;
                                               2/20/03; 5/15/03; 8/15/03; 11/24/03;                    1/6/03; 2/4/03; 2/20/03;
                                               2/1/04; 2/10/04; 8/4/04; 8/10/04;                       5/15/03; 8/15/03; 11/24/03;
                                               12/13/04; 12/31/04; 5/9/05; 6/10/05;                    2/1/04; 2/10/04; 8/4/04;
                                               6/17/05; 7/25/05; 8/31/05; 12/2/05;                     8/10/04; 12/13/04; 12/31/04;
                                               2/8/06                                                  5/9/05; 6/10/05; 6/17/05;
                                                                                                       7/25/05; 8/31/05; 12/2/05;
                                                                                                       2/8/06
                               ----------------------------------------------------------------------------------------------------
                               5/1/03(4)       5/15/03; 6/20/03; 8/15/03; 11/24/03;    5/1/03(4)       5/15/03; 6/20/03; 8/15/03;
                                               2/1/04; 2/10/04; 8/4/04; 8/10/04;                       11/24/03; 2/1/04; 2/10/04;
                                               12/13/04; 12/31/04 ; 5/9/05; 6/10/05;                   4/23/04; 8/4/04; 8/10/04;
                                               6/17/05; 7/25/05; 8/31/05; 12/2/05;                     12/13/04; 12/31/04; 5/9/05;
                                               2/8/06                                                  6/10/05; 6/17/05; 7/25/05;
                                                                                                       8/31/05; 12/2/05; 2/8/06
-----------------------------------------------------------------------------------------------------------------------------------


                                                                    Appendix I 5

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           Product Distributor
                               ----------------------------------------------------------------------------------------------------
                               AXA Advisors                                           AXA Distributors
                               ------------------------------------------------------ --------------------------------------------
                               Prospectus and                                         Prospectus and
 Product Name                  SAI Dates      Supplement Dates                        SAI Dates      Supplement Dates
-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Plus(SM)       5/1/04(4)      8/4/04; 8/10/04; 10/25/04(5); 12/13/04; 5/1/04(4)      8/4/04; 8/10/04; 10/25/04(5);
 Accumulator(R) Plus(SM)                      12/31/04; 5/9/05; 6/10/05;                             12/13/04; 12/31/04; 5/9/05;
 (2002 Series)                                6/17/05; 7/25/05; 8/31/05; 12/2/05;                    6/10/05; 6/17/05; 7/25/05;
                                              2/8/06                                                 8/31/05; 12/2/05; 2/8/06

-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Plus(SM)       9/15/03        9/15/03; 11/24/03; 12/5/03; 1/23/04;    9/15/03        9/15/03; 11/24/03; 12/5/03;
 (2004 Series)                                2/2/04; 2/10/04; 2/23/04(7); 6/21/04;                  1/23/04; 2/2/04; 2/10/04;
                                              8/4/04; 8/10/04; 12/13/04; 12/31/04;                   2/23/04(7) ; 4/23/04; 6/21/04;
                                              2/17/05; 5/1/05; 5/9/05; 6/10/05;                      8/4/04; 8/10/04;12/13/04;
                                              6/17/05; 7/25/05; 8/31/05; 12/2/05;                    12/31/04; 2/17/05; 5/1/05;
                                              2/8/06; 2/17/06                                        5/9/05; 6/10/05; 6/17/05;
                                                                                                     7/25/05; 8/31/05; 12/2/05;
                                                                                                     2/8/06; 2/17/06
                               ----------------------------------------------------------------------------------------------------
                               5/1/04         6/21/04; 7/1/04; 7/19/04; 8/4/04;       5/1/04         6/21/04; 7/1/04; 7/19/04;
                                              8/10/04; 10/25/04(11); 12/10/04(5)(12);                8/4/04; 8/10/04; 10/25/04(11);
                                              12/13/04; 12/21/04; 12/31/04;                          12/10/04(5)(12); 12/13/04;
                                              2/17/05; 5/1/05; 5/9/05; 6/10/05;                      12/21/04; 12/31/04; 2/17/05;
                                              6/17/05; 7/25/05; 8/31/05; 11/1/05(14);                4/04/05; 5/1/05; 5/9/05;
                                              12/2/05; 2/8/06; 2/17/06                               6/10/05; 6/17/05; 7/25/05;
                                                                                                     8/31/05; 11/1/05(14); 12/2/05;
                                                                                                     2/8/06; 2/17/06
-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Select(SM) II  N/A            N/A                                     10/1/01        10/1/01(6); 12/14/01; 1/14/02;
                                                                                                     2/22/02 7/15/02; 8/20/02;
                                                                                                     1/6/03; 2/20/03; 5/15/03;
                                                                                                     8/15/03; 11/24/03; 2/1/04;
                                                                                                     8/4/04; 8/10/04; 12/13/04;
                                                                                                     12/31/04; 5/9/05; 6/10/05;
                                                                                                     6/17/05; 7/25/05; 8/31/05;
                                                                                                     12/2/05; 2/8/06
-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Elite(SM) II   N/A            N/A                                     10/1/01        10/1/01(7); 12/14/01; 1/14/02;
                                                                                                     2/22/02 7/15/02; 8/20/02;
                                                                                                     1/6/03; 2/20/03; 5/15/03;
                                                                                                     8/15/03; 11/24/03; 2/1/04;
                                                                                                     8/4/04; 8/10/04; 12/13/04;
                                                                                                     12/31/04; 5/9/05; 6/10/05;
                                                                                                     6/17/05; 7/25/05; 8/31/05;
                                                                                                     12/2/05; 2/8/06
-----------------------------------------------------------------------------------------------------------------------------------


6 Appendix I

-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Product Distributor
                           --------------------------------------------------------------------------------------------------------
                           AXA Advisors                                              AXA Distributors
                           --------------------------------------------------------------------------------------------------------
                           Prospectus and                                            Prospectus and
 Product Name              SAI Dates      Supplement Dates                           SAI Dates      Supplement Dates
-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Elite(SM)  8/13/01(3)     9/1/01; 10/1/01(7); 12/14/01; 1/14/02;     8/13/01(3)     9/1/01; 10/1/01(7); 12/14/01;
 Accumulator(R) Elite(SM)                 2/22/02; 7/15/02; 8/20/02; 11/11/02;                      1/14/02; 2/22/02; 7/15/02;
 (2002 Series)                            1/6/03; 2/20/03; 5/15/03; 8/15/03;                        8/20/02; 11/11/02; 1/6/03;
                                          11/24/03; 2/1/04; 8/4/04; 8/10/04;                        2/20/03; 5/15/03; 8/15/03;
                                          12/13/04; 12/31/04; 5/9/05; 6/10/05;                      11/24/03; 2/1/04; 8/4/04;
                                          6/17/05; 7/25/05; 8/31/05; 12/2/05;                       8/10/04; 12/13/04; 12/31/04;
                                          2/8/06                                                    5/9/05; 6/10/05; 6/17/05;
                                                                                                    7/25/05; 8/31/05; 12/2/05;
                                                                                                    2/8/06
                            -------------------------------------------------------------------------------------------------------
                            4/1/02(4)     4/3/02(5); 5/20/02(7); 7/15/02; 8/5/02(5); 4/1/02(4)      4/3/02(5); 5/20/02(7); 7/15/02;
                                          8/20/02; 11/11/02; 12/6/02; 12/9/02;                      8/5/02(5); 8/20/02; 11/11/02;
                                          1/6/03; 2/4/03; 2/20/03 ; 5/15/03;                        12/6/02; 12/9/02; 1/6/03;
                                          8/15/03; 11/24/03; 2/1/04; 2/10/04;                       2/4/03; 2/20/03; 5/15/03;
                                          8/4/04; 8/10/04; 12/13/04; 12/31/04;                      8/15/03; 11/24/03; 2/1/04;
                                          5/9/05; 6/10/05; 6/17/05; 7/25/05;                        2/10/04 ; 8/4/04; 8/10/04;
                                          8/31/05; 12/2/05; 2/8/06                                  12/13/04; 12/31/04; 5/9/05;
                                                                                                    6/10/05; 6/17/05; 7/25/05;
                                                                                                    8/31/05; 12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/02(3)     7/15/02; 8/20/02; 1/6/03; 2/20/03;         5/1/02(3)      7/15/02; 8/20/02; 1/6/03;
                                          5/15/03; 8/15/03; 11/24/03; 2/1/04;                       2/20/03; 5/15/03; 8/15/03;
                                          8/4/04; 8/10/04; 12/13/04; 12/31/04;                      11/24/03; 2/1/04; 8/4/04;
                                          5/9/05; 6/10/05; 6/17/05; 7/25/05;                        8/10/04; 12/13/04; 12/31/04;
                                          8/31/05; 12/2/05; 2/8/06                                  5/9/05; 6/10/05; 6/17/05;
                                                                                                    7/25/05; 8/31/05; 12/2/05;
                                                                                                    2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/02(4)     5/20/02(7); 7/15/02; 8/5/02(5); 8/20/02;   5/1/02(4)      5/20/02(7); 7/15/02; 8/5/02(5);
                                          11/11/02; 12/6/02; 12/9/02; 1/6/03;                       8/20/02; 11/11/02; 12/6/02;
                                          2/4/03; 2/20/03; 5/15/03; 8/15/03;                        12/9/02; 1/6/03; 2/4/03;
                                          11/24/03; 2/1/04; 2/10/04; 8/4/04;                        2/20/03; 5/15/03; 8/15/03;
                                          8/10/04; 12/13/04; 12/31/04; 5/9/05;                      11/24/03; 2/1/04; 2/10/04;
                                          6/10/05; 6/17/05; 7/25/05; 8/31/05;                       8/4/04; 8/10/04; 12/13/04;
                                          12/2/05; 2/8/06                                           12/31/04; 5/9/05; 6/10/05;
                                                                                                    6/17/05; 7/25/05; 8/31/05;
                                                                                                    12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/03(4)     5/15/03; 6/20/03; 8/15/03; 11/24/03;       5/1/03(4)      5/15/03; 6/20/03; 8/15/03;
                                          2/1/04; 2/10/04; 8/4/04; 8/10/04;                         11/24/03; 2/1/04; 2/10/04;
                                          12/13/04; 12/31/04; 5/9/05; 6/10/05;                      4/23/04; 8/4/04;8/10/04;
                                          6/17/05; 7/25/05; 8/31/05; 12/2/05;                       12/13/04; 12/31/04; 5/9/05;
                                          2/8/06                                                    6/10/05; 6/17/05; 7/25/05;
                                                                                                    8/31/05; 12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/04(4)     8/4/04; 8/10/04; 10/25/04(5); 12/13/04;    5/1/04(4)      8/4/04; 8/10/04; 10/25/04(5);
                                          12/31/04; 5/9/05; 6/10/05; 6/17/05;                       12/13/04; 12/31/04; 5/9/05;
                                          7/25/05; 8/31/05; 12/2/05; 2/8/06                         6/10/05; 6/17/05; 7/25/05;
                                                                                                    8/31/05; 12/2/05; 2/8/06
-----------------------------------------------------------------------------------------------------------------------------------


                                                                    Appendix I 7

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        Product Distributor
                            -------------------------------------------------------------------------------------------------------
                            AXA Advisors                                             AXA Distributors
                            -------------------------------------------------------- ----------------------------------------------
                            Prospectus and                                           Prospectus and
 Product Name               SAI Dates      Supplement Dates                          SAI Dates      Supplement Dates
-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Elite(SM)   9/15/03        9/15/03(10); 11/24/03; 12/5/03;           9/15/03        9/15/0310); 11/24/03; 12/5/03;
 (2004 Series)                             1/23/04; 2/2/04; 2/10/04; 2/23/04(7);                    2/2/04; 1/23/04; 2/10/04;
                                           8/4/04; 8/10/04; 12/13/04; 12/31/04;                     2/23/04(7); 4/23/04; 8/4/04;
                                           5/9/05; 6/10/05; 6/17/05;                                8/10/04; 12/13/04;12/31/04;
                                           7/25/05; 8/31/05; 12/2/05; 2/8/06                        5/9/05; 6/10/05; 6/17/05;
                                                                                                    7/25/05; 8/31/05; 12/2/05;
                                                                                                    2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/04         7/1/04; 7/19/04; 8/4/04; 8/10/04;         5/1/04         7/1/04; 7/19/04; 8/4/04;
                                           10/25/04(11); 12/10/04(5); 12/13/04;                     8/10/04; 10/25/04(11);
                                           12/21/04; 12/31/04; 5/9/05; 6/10/05;                     12/10/04(5); 12/13/04;
                                           6/17/05; 7/25/05; 8/31/05; 11/1/05(14);                  12/21/04; 12/31/04; 5/1/05(13);
                                           12/2/05; 2/8/06                                          5/9/05; 6/10/05; 6/17/05;
                                                                                                    7/25/05; 8/31/05; 11/1/05(14);
                                                                                                    12/2/05; 2/8/06
-----------------------------------------------------------------------------------------------------------------------------------
 Accumulator(R) Advisor(SM) 11/17/00       2/9/01; 3/19/01; 7/30/01(5); 9/1/01;      5/15/00        9/1/00; 9/6/00; 2/9/01;
                                           12/14/01; 1/14/02; 2/22/02; 7/15/02;                     7/30/01(5); 9/1/01; 12/14/01;
                                           8/20/02; 11/11/02; 1/6/03; 2/20/03;                      1/14/02; 2/22/02; 7/15/02;
                                           5/15/03; 8/15/03; 11/24/03; 2/1/04;                      8/20/02; 1/6/03; 2/20/03;
                                           8/4/04; 12/13/04; 6/10/05; 6/17/05;                      5/15/03; 8/15/03; 11/24/03;
                                           7/25/05; 8/31/05; 12/2/05; 2/8/06                        2/1/04; 8/4/04; 12/13/04;
                                                                                                    6/10/05; 6/17/05; 7/25/05;
                                                                                                    8/31/05; 12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/01         9/1/01; 12/14/01; 1/14/02; 2/22/02;       5/1/01         9/1/01; 12/14/01; 1/14/02;
                                           7/15/02; 8/20/02; 11/11/02; 1/6/03;                      2/22/02; 7/15/02; 8/20/02;
                                           2/20/03; 5/15/03; 8/15/03; 11/24/03;                     1/6/03; 2/20/03; 5/15/03;
                                           2/1/04; 8/4/04; 12/13/04; 6/10/05;                       8/15/03; 11/24/03; 2/1/04;
                                           6/17/05; 7/25/05; 8/31/05; 12/2/05;                      8/4/04; 12/13/04; 6/10/05;
                                           2/8/06                                                   6/17/05; 7/25/05; 8/31/05;
                                                                                                    12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/02         5/1/02; 7/15/02; 8/20/02; 11/11/02;       5/1/02         7/15/02; 8/5/02; 8/20/02;
                                           1/6/03; 2/20/03; 5/15/03; 8/15/03;                       12/16/02; 1/6/03; 2/20/03;
                                           11/24/03; 2/1/04 ; 8/4/04; 12/13/04;                     5/15/03; 8/15/03; 11/24/03;
                                           6/10/05; 6/17/05; 7/25/05; 8/31/05;                      2/1/04 ; 8/4/04; 12/13/04;
                                           12/2/05; 2/8/06                                          6/10/05; 6/17/05; 7/25/05;
                                                                                                    8/31/05; 12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/03         5/15/03; 8/15/03; 11/24/03; 12/23/03;     5/1/03         5/15/03; 8/15/03; 11/24/03;
                                           2/1/04; 2/10/04; 8/4/04;12/13/04;                        12/23/03; 2/1/04; 2/10/04;
                                           6/10/05; 6/17/05; 7/25/05; 8/31/05;                      8/4/04; 12/13/04; 6/10/05;
                                           12/2/05; 2/8/06                                          6/17/05; 7/25/05; 8/31/05;
                                                                                                    12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------------------------
                            5/1/04         7/1/04; 8/4/04; 10/25/04; 12/10/04;       5/1/04         7/1/04; 8/4/04; 10/25/04;
                                           12/13/04; 6/10/05; 6/17/05; 7/25/05;                     12/10/04; 12/13/04; 6/10/05;
                                           8/31/05; 12/2/05; 2/8/06                                 6/17/05; 7/25/05; 8/31/05;
                                                                                                    12/2/05; 2/8/06
-----------------------------------------------------------------------------------------------------------------------------------


8 Appendix I

-----------------------------------------------------------------------------------------------------------------
                                                             Product Distributor
                            -------------------------------------------------------------------------------------
                            AXA Advisors                          AXA Distributors
                            ------------------------------------- -----------------------------------------------
                            Prospectus and                        Prospectus and
 Product Name               SAI Dates          Supplement Dates   SAI Dates         Supplement Dates
-----------------------------------------------------------------------------------------------------------------
 Accumulator(R) Express(SM) N/A               N/A                 9/2/99
                                                                  10/18/99
                                                                  5/1/00           9/1/00; 9/6/00; 2/9/01;
                                                                                   7/30/01(5); 9/1/01; 12/14/01;
                                                                                   1/14/02; 2/22/02; 7/15/02;
                                                                                   8/20/02; 1/6/03; 5/15/03;
                                                                                   8/15/03; 11/24/03; 2/1/04;
                                                                                   8/4/04; 12/13/04; 6/10/05;
                                                                                   6/17/05; 7/25/05; 8/31/05;
                                                                                   12/2/05; 2/8/06
                            -------------------------------------------------------------------------------------
                                                                  5/1/01           7/30/01(5); 9/1/01; 1/14/02;
                                                                                   2/22/02; 7/15/02; 8/20/02;
                                                                                   1/6/03; 5/15/03; 8/15/03;
                                                                                   11/24/03; 2/1/04; 8/4/04;
                                                                                   12/13/04; 6/10/05; 6/17/05;
                                                                                   7/25/05; 8/31/05; 12/2/05;
                                                                                   2/8/06
                            -------------------------------------------------------------------------------------
                                                                  5/1/03           5/15/03; 8/15/03; 11/24/03;
                                                                                   12/23/03; 2/1/04; 2/10/04;
                                                                                   8/4/04; 12/13/04; 6/10/05;
                                                                                   6/17/05; 7/25/05; 8/31/05;
                                                                                   12/2/05; 2/8/06
-----------------------------------------------------------------------------------------------------------------


(1)  applies to Accumulator(R) contracts issued in Oregon only.

(2)  applies to Accumulator(R) Select(SM) only.

(3)  applies to non-2002 Series only.

(4)  applies to 2002 Series only.

(5)  applies to contracts issued in Washington only.

(6) applies to Accumulator(R) Select(SM) and Select(SM) II contracts issued in New York only.

(7)  applies to contracts issued in New York only.

(8)  applies to Accumulator(R) only.

(9) There are two supplements dated 9/15/03 for Accumulator(R) and Accumulator(R) Select(SM).

(10) There are three supplements dated 9/15/03 for Accumulator(R)Elite(SM).

(11) There are three supplements dated 10/25/04 that apply to 2004 Series.

(12) applies to Accumulator(R) Plus(SM) contracts issued in Oregon only.


(13) There are two supplements dated 5/1/05 that apply for Accumulator(R) and Accumulator(R) Elite(SM).



(14) applies to contracts issued 1/1/05 and later.


                                                                    Appendix I 9

Statement of additional information

--------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                            Page

Custodian and Independent Registered Public Accounting Firm                  2
Distribution of the Contracts                                                2
Calculating Unit Values                                                      2
Condensed Financial Information                                              2
Financial Statements                                                         3


How to obtain an Accumulator(R) Statement of Additional Information

Send this request form to:
 Accumulator(R)
 P.O. Box 1547
 Secaucus, NJ 07096-1547

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Please send me a combined Accumulator(R) series SAI dated May 1, 2006



--------------------------------------------------------------------------------
Name


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------

City           State    Zip

Income Manager(R)

Payout annuity contracts


PROSPECTUS DATED MAY 1, 2006


Please read and keep this prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your contract.

--------------------------------------------------------------------------------

WHAT IS INCOME MANAGER(R)?

Income Manager(R) contracts are payout annuity contracts issued by AXA Equitable Life Insurance Company. They are designed to provide retirement income. We offer two versions of the Income Manager(R) payout annuity contract from which you may choose to receive your retirement income. You may choose to receive income payable for a specified period ("period certain"). Or, you may choose to receive lifetime income payable for at least a specified period ("life annuity with a period certain"). Under the life annuity with a period certain contract, you may choose whether payments are made on a single life or a joint and survivor life basis. In certain circumstances, the forms of annuity available under your Income Manager(R) contract may be limited.

Types of contracts. We offer the contracts for use as:

o A nonqualified annuity ("NQ") for after-tax contributions only.

o A traditional individual retirement annuity ("IRA").

o A GMIB Income Manager(R) payout annuity issued upon exercise of the guaranteed minimum income benefit under an Accumulator(R) series contract ("GMIB Income Manager(R) contract"). A GMIB Income Manager(R) contract can be used as an NQ and a traditional IRA, as well as a Roth IRA contract ("Roth IRA").

Generally, a contribution of at least $10,000 is required to purchase a contract.

Fixed maturity options. We allocate your contributions to a series of fixed maturity options to provide your income payments during the period certain. Amounts allocated to each fixed maturity option will receive a fixed rate of interest during the period certain. Interest is earned at a guaranteed rate we set ("rate to maturity"). We make a market value adjustment (up or down) if you make a withdrawal from a fixed maturity option before its maturity date.

A registration statement relating to this offering has been filed with the Securities and Exchange Commission ("SEC"). This prospectus can be obtained from the SEC's website at www.sec.gov.



The SEC has not approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.


                                                                          x01187

Contents of this prospectus
--------------------------------------------------------------------------------

INCOME MANAGER(R)
--------------------------------------------------------------------------------
Index of key words and phrases                                               4
Who is AXA Equitable?                                                        5
How to reach us                                                              6
Income Manager(R) at a glance -- key features                                7


--------------------------------------------------------------------------------
1. CONTRACT FEATURES AND BENEFITS                                            9
--------------------------------------------------------------------------------
How you can purchase and contribute to your contract                         9
Source of contributions (not applicable to GMIB Income
     Manager(R) contract)                                                    9
Owner and annuitant requirements                                             9
What are your investments under the contract?                                9
What are your contract choices?                                             10
Life annuity with a period certain contract                                 10
Period certain contract (not available if you are purchasing
     a GMIB Income Manager(R) contract)                                     15


--------------------------------------------------------------------------------
2. OTHER BENEFITS AND FEATURES OF THE CONTRACTS                             17
--------------------------------------------------------------------------------
How you can make your contributions                                         17
Your right to cancel within a certain number of days                        17
Surrendering your contract to receive its cash value                        17
When to expect payments                                                     18


--------------------------------------------------------------------------------
3. CHARGES                                                                  19
--------------------------------------------------------------------------------
Withdrawal charges                                                          19
Amounts applied from other contracts issued by
     AXA Equitable                                                          19
Charges for state premium and other applicable taxes                        19
Group or sponsored arrangements                                             19
Other distribution arrangements                                             20


--------------------------------------------------------------------------------
4. PAYMENT OF DEATH BENEFIT                                                 21
--------------------------------------------------------------------------------
Your beneficiary                                                            21
Your annuity payout options (not including GMIB Income
     Manager(R) contracts)                                                  21

----------------------
"We," "our" and "us" refer to AXA Equitable. "Financial professional" means the registered representative who is offering you this contract.

When we address the reader of this prospectus with words such as "you" and "your," we mean the person who has the right or responsibility that the prospectus is discussing at that point. This is usually the contract owner.

When we use the word "contract" it also includes certificates that are issued under group contracts in some states.


2  Contents of this prospectus

--------------------------------------------------------------------------------
5. TAX INFORMATION                                                          22
--------------------------------------------------------------------------------
Overview                                                                    22
Taxation of nonqualified annuities                                          22
Special rules for NQ contracts issued in Puerto Rico                        23
Individual retirement arrangements ("IRAs")                                 23
Traditional individual retirement annuities
     ("traditional IRAs")                                                   24
Federal and state income tax withholding and
     information reporting                                                  29

--------------------------------------------------------------------------------
6. MORE INFORMATION                                                         30
--------------------------------------------------------------------------------
About our fixed maturity options                                            30
About the separate account for the fixed maturity
     options                                                                30
About our general account                                                   30
Other methods of payment                                                    30
About payments under period certain contracts                               31
Dates and prices at which contract events occur                             31

About legal proceedings                                                     31

Transfers of ownership, collateral assignments, loans,
     and borrowing                                                          31
Distribution of contracts                                                   31


--------------------------------------------------------------------------------
7. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                          33
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
APPENDIX: MARKET VALUE ADJUSTMENT
     EXAMPLE                                                               A-1
--------------------------------------------------------------------------------

                                                  Contents of this prospectus  3

Index of key words and phrases

--------------------------------------------------------------------------------

This index should help you locate more information on the terms used in this prospectus.



                                          Page
   account value                            13
   annuitant                                 9
   beneficiary                              21
   business day                             17
   cash value                               17
   contract date                             8
   contract year                             8
   contribution                              9
   deferral period                          12
   fixed maturity amount                     9
   fixed maturity options                cover
   IRA                                   cover
   IRS                                      22
   joint and survivor                       10
   joint owners                              9
   life annuity with a period certain       10
   life contingent annuity                  11
   market adjusted amount                   10
   market value adjustment                  10
   maturity value                            9
   off maturity date                        10
   NQ                                    cover
   payout option                            20
   period certain                           10
   Processing Office                         6
   rate to maturity                         10
   Roth IRA                              cover
   SEC                                   cover
   separate account                         30
   single life                              10
   traditional IRA                       cover

To make this prospectus easier to read, we sometimes use different words than in the contract or supplemental materials. This is illustrated below. Although we use different words, they have the same meaning in the prospectus as in the contract or supplemental materials. Your financial professional can provide further explanation about your contract.


--------------------------------------------------------------------------------
Prospectus                     Contract or Supplemental Materials
--------------------------------------------------------------------------------
  fixed maturity amount        Guaranteed Period Amount
  fixed maturity options       Guarantee Periods
                               (Guaranteed Interest Rate Options ("GIRO's") in
                               supplemental materials)
  off maturity date payments   Modal Payment Portion
  market adjusted amount       annuity account value
  maturity date                Expiration Date
  rate to maturity             Guaranteed Rate
--------------------------------------------------------------------------------

4 Index of key words and phrases

Who is AXA Equitable?

--------------------------------------------------------------------------------


We are AXA Equitable Life Insurance Company ("AXA Equitable") (until 2004, The Equitable Life Assurance Society of the United States), a New York stock life insurance corporation. We have been doing business since 1859. AXA Equitable is an indirect, wholly-owned subsidiary of AXA Financial, Inc., a holding company, which is itself an indirect, wholly-owned subsidiary of AXA. AXA is a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of AXA Equitable, and under its other arrangements with AXA Equitable and AXA Equitable's parent, AXA exercises significant influence over the operations and capital structure of AXA Equitable and its parent. AXA holds its interest in AXA Equitable through a number of other intermediate holding companies, including Oudinot Participations, AXA America Holdings Inc. and AXA Financial Services, LLC. AXA Equitable is obligated to pay all amounts that are promised to be paid under the contracts. No company other than AXA Equitable, however, has any legal responsibility to pay amounts that AXA Equitable owes under the contracts.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $643.4 billion in assets as of December 31, 2005. For more than 100 years AXA Equitable has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.


                                                        Who is AXA Equitable?  5

HOW TO REACH US

You may communicate with our processing office as listed below for the purposes described. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our facsimile service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us.



--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU TIONS SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable
Income Manager(R)
P.O. Box 13014
Newark, NJ 07188-0014


--------------------------------------------------------------------------------
FOR APPLICATIONS WITH CHECKS AND ADDITIONAL CONTRIBU- TIONS SENT BY EXPRESS
DELIVERY:
--------------------------------------------------------------------------------
AXA Equitable
Income Manager(R)
c/o JPMorgan Chase -- Remit One Lockbox Processing
Lockbox No. 13014
4 Chase Metrotech Center, 7th Floor West
Brooklyn, NY 11245-0001
Attn: Remit One Lockbox


--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY REGULAR MAIL:
--------------------------------------------------------------------------------
AXA Equitable
Income Manager(R)
P.O. Box 1547
Secaucus, NJ 07096-1547


--------------------------------------------------------------------------------
FOR NEW BUSINESS APPLICATIONS WITHOUT CHECKS AND ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY EXPRESS DELIV-
ERY:
--------------------------------------------------------------------------------
AXA Equitable
Income Manager(R)
200 Plaza Drive, 4th Floor
Secaucus, NJ 07094


--------------------------------------------------------------------------------
 CUSTOMER SERVICE REPRESENTATIVES:
--------------------------------------------------------------------------------
You may also use our toll-free number (1-800-789-7771) to speak with one of our customer service representatives. Our customer service representatives are available on each business day from 8:30 a.m. until 5:30 p.m., Eastern Time.


--------------------------------------------------------------------------------
 REPORTS WE PROVIDE:
--------------------------------------------------------------------------------

o Statement of your contract values at the close of each calendar year and any calendar quarter in which there was a financial transaction; and

o Written confirmation of financial transactions.

You should send all contributions, required notices, and requests to exercise any of your rights or privileges to our Processing Office at the address above.

WE HAVE SPECIFIC FORMS THAT WE RECOMMEND YOU USE FOR THE FOLLOWING TYPES OF
REQUESTS:

(1) address changes;

(2) beneficiary changes;

(3) withdrawal requests; and

(4) contract surrender.

You must sign and date all these requests. Any written request that is not on one of our forms must include your name and your contract number along with adequate details about the notice you wish to give or the action you wish us to take.

SIGNATURES:

The proper person to sign forms, notices and requests is normally the owner. If there are joint owners, all must sign.

6  Who is AXA Equitable?

Income Manager(R) at a glance -- key features


------------------------------------------------------------------------------------------------------------------------------------
                                      Income Manager(R)
                                      (life annuity with                  Income Manager(R)                    GMIB Income
                                      a period certain)                   (period certain)                 Manager(R) Contract
------------------------------------------------------------------------------------------------------------------------------------
Income payments            NQ -- Level or increasing payments.  NQ and IRA -- Level payments only.  NQ and IRA (traditional and
                                                                                                    Roth) -- Level payments only.
                           IRA -- Level payments only.
                                                                                                    o Certain NQ and IRA
                                                                                                      contracts may be eligible
                                                                                                      for increasing payments.
------------------------------------------------------------------------------------------------------------------------------------
Period certain             You will receive payments for periods ranging from 7 to 15 years         o Generally, you will receive
                           depending on the age of the annuitant.                                     at least 10 years of
                                                                                                      payments. Depending on the
                                                                                                      annuitant's age at GMIB
                                                                                                      exercise and the issue date
                                                                                                      and type of your
                                                                                                      Accumulator(R) contract,
                                                                                                      the period may be longer or
                                                                                                      shorter.

                                                                                                    o The period certain is
                                                                                                      specified in your
                                                                                                      Accumulator(R) contract and
                                                                                                      cannot be changed.
------------------------------------------------------------------------------------------------------------------------------------
Form of payment available  Single life or joint and survivor.   Single life only.                   Single life or joint and
                                                                                                    survivor.
------------------------------------------------------------------------------------------------------------------------------------
Payments after the end of  Payments continue while the          None                                Payments continue while the
the period certain         annuitant or joint annuitant is                                          annuitant or joint annuitant is
                           living.                                                                  living.
------------------------------------------------------------------------------------------------------------------------------------
Contribution amounts:
 Initial minimum:          o $10,000                            o $10,000                           The annuity account value
                                                                                                    applied from your
                           o $1,000 (subject to restrictions)   o Not permitted                     Accumulator(R) series
 Additional minimum:                                                                                contract upon GMIB exercise.
                           Maximum investment limitations may   Maximum investment limitations      Additional contributions are
                           apply.                               may apply.                          not permitted.
------------------------------------------------------------------------------------------------------------------------------------
Fixed maturity options     o Up to 15 fixed maturity options with maturities generally ranging from approximately 1 to 15 years.

                           o Each fixed maturity option offers a guarantee of principal and interest rate if you hold it to maturity.

                           o Principal guarantees.

                             -- If you make withdrawals from a fixed maturity option before maturity, there will be a market value adjustment due to differences in interest rates. If you withdraw only a portion of a fixed maturity amount, this may increase or decrease any value you have left in that fixed maturity option. If you surrender your contract, a market value adjustment may also apply.
------------------------------------------------------------------------------------------------------------------------------------
Taxes                      Generally, earnings will be taxed at your ordinary income tax rate when distributions are made from your contract.

                           o NQ -- A portion of each payment is generally not considered taxable income until you have received a tax-free recovery of your investment in the contract.

                           o IRA -- Generally, all amounts distributed from a traditional IRA are taxable. Amounts distributed from a Roth IRA are generally taxable on an income-last basis and may be eligible for tax-free treatment under certain circumstances.
                           ---------------------------------------------------------------------------------------------------------
                           This contract is intended to be a payout annuity. However, there may be some instances where you can delay beginning payments, so IRS rules governing deferred annuity payments could apply.
------------------------------------------------------------------------------------------------------------------------------------
Death benefit              A death benefit is provided if the   A death benefit is provided if      A death benefit is provided
                           annuitant dies before the first      the annuitant dies before the end   if the annuitant dies or if a
                           payment is made or if a single sum   of the period certain.              single sum is elected within
                           is elected within one year                                               one year following the
                           following the annuitant's death.                                         annuitant's death. There is
                           There is no death benefit if the                                         no death benefit if the
                           annuitant dies after the certain                                         annuitant dies after the
                           period.                                                                  certain period.
------------------------------------------------------------------------------------------------------------------------------------



Income Manager(R) at a glance -- key features 7

------------------------------------------------------------------------------------------------------------------------------------
                                      Income Manager(R)
                                      (life annuity with                  Income Manager(R)                    GMIB Income
                                      a period certain)                   (period certain)                 Manager(R) Contract
------------------------------------------------------------------------------------------------------------------------------------

Access to your money       o Withdrawals (no withdrawals        o Withdrawals (no withdrawals       o Withdrawals (no withdrawals
during the period certain    permitted during the first           permitted during the first          permitted during the first
                             contract year).                      contract year).                     contract year).

                           o Contract surrender.                o Contract surrender.               o Contract surrender.

                           You may also incur income tax and    You may also incur income tax and   You may also incur income tax
                           a penalty tax.                       a penalty tax.                      and a penalty tax.

                           You cannot take a withdrawal from,   A market value adjustment may       You cannot take a withdrawal
                           or surrender, your life contingent   apply.                              from, or surrender, your life
                           annuity.                                                                 contingent annuity.

                           Withdrawals are subject to market                                        Withdrawals are subject to
                           value adjustment and may reduce your                                     market value adjustment and may
                           remaining payments and shorten any                                       reduce your remaining payments
                           remaining certain period. The                                            and shorten any remaining
                           payment start date under the life                                        certain period. The payment
                           contingent annuity will be earlier.                                      start date under the life
                                                                                                    contingent annuity will be
                                                                                                    earlier.
------------------------------------------------------------------------------------------------------------------------------------
 Charges                   o We deduct a charge designed to     o We deduct a charge designed to    o We deduct a charge designed
                             approximate certain taxes that may   approximate certain taxes that      to approximate certain taxes
                             be imposed upon us, such as          may be imposed upon us, such as     that may be imposed upon us,
                             premium taxes in your state. We      premium taxes in your state. We     such as premium taxes in your
                             deduct this charge from your         deduct this charge from your        state. We deduct this charge
                             contributions.                       contributions.                      only to the extent that the
                                                                                                      annual income provided by
                           o During the first seven contract    o During the first seven contract     this contract after the
                             years following a contribution, a    years, a charge will be deducted    deduction is at least equal
                             charge will be deducted from         from amounts that you withdraw.     to the income that would be
                             amounts that you withdraw that       The charge begins at 7% in the      provided by the application
                             exceed 10% of your account value.    first contract year. It declines    of your Accumulator(R)
                             We use the account value at the      each year to 1% in the seventh      Benefit Base to guaranteed
                             beginning of each contract year to   contract year. There is no          GMIB annuity purchase
                             calculate the 10% amount             withdrawal charge in the eighth     factors.
                             available. The charge begins at 7%   and later contract years.
                             in the first contract year                                             o There is charge on amounts
                             following a contribution. It       o There is no free withdrawal         you withdraw.
                             declines each year to 1% in the      amount.
                             seventh contract year. There is no
                             withdrawal charge in the eighth
                             and later contract years following
                             a contribution.
------------------------------------------------------------------------------------------------------------------------------------
The "contract date" is the effective date of a contract. This usually is the business day we receive the properly completed and signed application, along with any other required documents, and your initial contribution. Your contract date will be shown in your contract. The 12-month period beginning on your contract date and each 12-month period after that date is a "contract year." The end of each 12-month period is your "contract date anniversary."
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Annuitant                  NQ and IRA level payments: 45 - 83   59-1/2 - 78                         For contracts purchased in
issue ages                 NQ increasing payments: 531/2 - 83                                       connection with the proceeds of
                           Different ages may apply depending                                       an Accumulator(R) series
                           on when annuity payments start.                                          contract that was issued:*
                                                                                                    pre-May 1997: 60-83 May
                                                                                                    1997--Pre-May 1999: 35-90 May
                                                                                                    1999--March 2000: 35-83 March
                                                                                                    2000 and later: 35-85
                                                                                                    *Actual available issue ages
                                                                                                    vary depending on your
                                                                                                    Accumulator(R) series contract
                                                                                                    and the annuitant's age at the
                                                                                                    time of its issue.
------------------------------------------------------------------------------------------------------------------------------------


The above is not a complete description of all material provisions of the contract. In some cases restrictions or exceptions apply. Also, all features of the contract are not necessarily available in your state or at certain ages.


For more detailed information we urge you to read the contents of this prospectus, as well as your contract. Please feel free to speak with your financial professional, or call us, if you have any questions. If for any reason you are not satisfied with your contract, you may return it to us for a refund within a certain number of days. Please see "Your right to cancel within a certain number of days" later in this Prospectus for additional information.


8 Income Manager(R) at a glance -- key features

1. Contract features and benefits

--------------------------------------------------------------------------------

HOW YOU CAN PURCHASE AND CONTRIBUTE TO YOUR CONTRACT

o For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

o For all other contracts, you may purchase your contract by making payments to us we call "contributions." We require a contribution of at least $10,000 for you to purchase a contract. Under life annuity with a period certain contracts, you may make additional contributions subject to the limitations as described under "Additional contributions" later in this Prospectus.

SOURCE OF CONTRIBUTIONS (NOT APPLICABLE TO GMIB INCOME MANAGER(R) CONTRACT)

NQ contracts. We will accept only contributions made with after-tax money. You may make your contributions by check or by transfer of your entire contract value in a tax-deferred exchange under Section 1035 of the Internal Revenue Code.

Traditional IRA contracts. Contributions may be made from:

o Eligible rollover distributions from TSA contracts or other 403(b) arrangements, qualified plans, and governmental employer 457(b) or "EDC" plans.

o  Rollovers from another traditional individual retirement arrangement.

o Direct custodian-to-custodian transfers from another traditional individual retirement arrangement.

See "Tax information" later in this Prospectus for a more detailed discussion of sources of contributions and contribution limitations. We may refuse to accept any contribution if the sum of all contributions under all Income Manager(R) contracts with the same annuitant would then total more than $1,500,000. We may also refuse to accept any contributions if the sum of all contributions under all AXA Equitable annuity payout contracts that you own would then total more than $2,500,000.

For information on when contributions are credited see "Dates and prices at which contract events occur" later in this Prospectus.

OWNER AND ANNUITANT REQUIREMENTS

NQ contracts. The annuitant can be different from the contract owner. A joint owner may also be named provided each owner is of legal age. Only natural persons can be joint owners. This means that an entity such as a corporation or a trust cannot be a joint owner.

--------------------------------------------------------------------------------
The "annuitant" is the person who is the measuring life for determining contract benefits. The annuitant is not necessarily the contract owner.


For Income Manager(R) contracts only, where payments have not started; if you are not the annuitant and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.

For GMIB Income Manager(R) contracts only, the owner and annuitant must be the same as under your Accumulator(R) series contract.
--------------------------------------------------------------------------------


IRA contracts. The owner and the annuitant must be the same person. Joint owners are not permitted. Your spouse may be named as joint annuitant. In some cases, an IRA contract may be held in a custodial individual retirement account for the benefit of the individual annuitant.

WHAT ARE YOUR INVESTMENTS UNDER THE CONTRACT?

FIXED MATURITY OPTIONS

To provide your income payments during the period certain, we allocate your contributions to fixed maturity options that mature in consecutive date order. When we allocate your contributions to the fixed maturity options they become part of a non-unitized separate account. They accumulate interest at a rate to maturity for each fixed maturity option. The total amount allocated to and accumulated in each fixed maturity option is called the "fixed maturity amount."

The rate to maturity you will receive for each fixed maturity amount is the interest rate in effect for new contributions allocated to that fixed maturity option on the date we apply your contribution. If you make any withdrawals from a fixed maturity option before the maturity date, we will make a market value adjustment that may increase or decrease any fixed maturity amount you have left in that fixed maturity option. We will discuss market value adjustment below and in greater detail under "More information" later in this Prospectus.

For applications we receive under certain types of transactions, we may offer you the opportunity to lock in rates to maturity on contributions.

On the maturity date of each of your fixed maturity options, your fixed maturity amount (assuming you have not made any withdrawals) will equal amounts originally allocated to each fixed maturity option plus interest, at the rate to maturity for that contribution, to the date of calculation. This is the fixed maturity option's "maturity value." Before

                                               Contract features and benefits  9
maturity, the current value we will report for your fixed maturity amount will reflect a market value adjustment. It will reflect the market value adjustment that we would make if you were to withdraw all of your fixed maturity amount on the date of the report. We call this your "market adjusted amount."

Rates to maturity and price per $100 of maturity value. We can determine the amount required to be allocated to each fixed maturity option in order to produce specified maturity values. For example, we can tell you how much you need to allocate per $100 of maturity value.


Guaranteed rates to maturity for new allocations as of February 15, 2006 and the related price per $100 of maturity value were as follows:




-------------------------------------------------------------
  Fixed maturity
   options with
   February 15th         Rate to           Price
 maturity date of     maturity as of     per $100 of
   maturity year    February 15, 2006   maturity value
-------------------------------------------------------------
        2007              3.37%            $ 96.74
        2008              3.49%            $ 93.37
        2009              3.58%            $ 89.98
        2010              3.65%            $ 86.63
        2011              3.69%            $ 83.42
        2012              3.77%            $ 80.08
        2013              3.86%            $ 76.70
        2014              3.93%            $ 73.45
        2015              3.97%            $ 70.43
        2016              3.97%            $ 67.74
        2017              3.94%            $ 65.35
        2018              3.94%            $ 62.87
        2019              3.94%            $ 60.49
        2020              3.94%            $ 58.20
        2021              3.94%            $ 55.99
-------------------------------------------------------------


Market value adjustment. If you make any withdrawals (including surrender of your contract or when we make deductions for withdrawal charges) from a fixed maturity option before it matures we will make a market value adjustment which will increase or decrease any fixed maturity amount you have in that fixed maturity option. The amount of the adjustment will depend on two factors:

(a) the difference between the rate to maturity that applies to the amount being withdrawn and the rate to maturity in effect at that time for new allocations to that same fixed maturity option; and

(b)  the length of time remaining until the maturity date.

In general, if interest rates rise from the time that we originally allocate an amount to a fixed maturity option to the time that you take a withdrawal, the market value adjustment will be negative. Likewise, if interest rates drop at the end of that time, the market value adjustment will be positive. Also, the amount of the market value adjustment, either up or down, will be greater the longer the time remaining until the fixed maturity option's maturity date. Therefore, it is possible that the market value adjustment could greatly reduce your value in the fixed maturity options, particularly in the fixed maturity options with later maturity dates.

We provide an explanation of how we calculate the market value adjustment, and information concerning our general account under "More information" later in this Prospectus. We provide an example of how we calculate the market value adjustment in the Appendix at the end of this Prospectus.

SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Amounts allocated to the fixed maturity options are held in a "nonunitized" separate account we have established under the New York Insurance Law. This separate account provides an additional measure of assurance that we will make full payment of amounts due under the fixed maturity options. We provide additional information about this separate account under "More information" later in this Prospectus.

Off maturity date payments. Generally, your payments will be made on February 15th as each fixed maturity option matures. You may instead choose to have your payments made in a month other than February. We refer to payments we make annually in any month other than February as well as monthly or quarterly payments, as payments made "off maturity dates." If you choose to have your payments made off maturity dates, we will be required to begin making your payments before the maturity date of a fixed maturity option. In planning for these payments we will allocate a portion of your initial contribution to the separate account, but not to the fixed maturity options contained in the separate account. We will credit these amounts with interest at rates that will not be less than 3%.

After that, as each fixed maturity option expires we will transfer your maturity value from the expired fixed maturity option and hold the maturity value in the separate account. We will credit interest to these amounts at the same rate as the rate to maturity that was credited in the expired fixed maturity option. These amounts will then be used to provide for payments off maturity dates during the period certain.

--------------------------------------------------------------------------------
Whether you choose monthly, quarterly, or annual payments, your payments will be made on the 15th day of the month.
--------------------------------------------------------------------------------

We will not make a market value adjustment to the amounts held in the separate account to provide for payments off maturity dates.

WHAT ARE YOUR CONTRACT CHOICES?

We offer two versions of the Income Manager(R) payout annuity contracts from which you may choose to receive your retirement income, a "life annuity with a period certain" and a "period certain" annuity. For GMIB Income Manager(R) contracts, a period certain annuity is not available. We discuss both versions below.

LIFE ANNUITY WITH A PERIOD CERTAIN CONTRACT

This payout annuity contract provides you with guaranteed payments during the period certain. When the period certain ends you will continue to receive payments for as long as an annuitant is living. Payments based solely on the life of one annuitant are called "single life" payments. You may also elect to receive "joint and survivor" payments that are based on the lives of an annuitant and a joint annuitant. These payments will continue as long as one of the annuitants is living. Payments during the period certain are designed to pay out your entire account value by the end of the period certain.

10  Contract features and benefits

For GMIB Income Manager(R) contracts, if the annuitant's age at issue is 90 and there is no joint annuitant younger than age 90, a period certain is not available. Instead, you will receive payments for the life of the annuitant, only.


--------------------------------------------------------------------------------
"Single life" payments are made to you as long as the annuitant is living. "Joint and survivor" payments continue as long as either annuitant is living. For IRA contracts, if you are married, the joint annuitant must be your spouse.
--------------------------------------------------------------------------------

For annuitant ages at which the contracts are available see the chart under "Your period certain" below.

ADDITIONAL CONTRIBUTIONS


If your annuity payments are set to begin on February 15, 2007 or later, and (for NQ contracts) the annuitant is age 78 or younger, you may make additional contributions of at least $1,000 at any time up until 15 days before your payments actually begin. If the annuitant is over age 78 you can make additional contributions only during the first contract year.


Under IRA contracts we will accept additional contributions that are "regular" contributions, rollover contributions or direct transfers. Additional "regular" contributions may no longer be made after the year in which annuitant is age 70-1/2. If you make a direct transfer or rollover contribution after you turn age 70-1/2 you must have taken the required minimum distribution for the year before the contribution is applied to this contract. See "Tax information" later in this Prospectus.

If you are using the proceeds from another type of contract issued by us to purchase this contract, including a GMIB Income Manager(R) contract, you will not be permitted to make additional contributions.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

We determine the allocation of your contributions based on a number of factors. They are:

o the amount of your contribution;

o the form of payments;

o the age and sex of the annuitant (and the age and sex of the joint annuitant, if joint and survivor annuity payments are elected);

o the frequency of payments; and

o the period certain.

We then allocate your initial contribution among the fixed maturity options, the separate account if we need to make payments to you off maturity dates, and the "life contingent annuity." We will allocate your additional contributions in the same manner. Additional contributions will increase the level of all future payments. You may not change this allocation.

--------------------------------------------------------------------------------
The life contingent annuity continues the payments after the period certain ends.
--------------------------------------------------------------------------------

PAYMENTS

NQ contracts. If you are age 45 (35 for GMIB Income Manager(R) contracts) or older, you may elect to receive level payments. You will receive level payments during the period certain and under the life contingent annuity. However, if you are younger than age 59-1/2, there are tax issues that you should consider before you purchase a contract. If you are age 53-1/2 or older you may instead elect to receive payments that increase. However, your payments may not start before you are age 59-1/2. Such payments will increase by 10% every three years during the period certain on each third anniversary of the date annuity payments begin. Deferral of payments is not available for GMIB Income Manager(R) contracts.

If you are using the proceeds from an Accumulator(R) series contract issued in May 1997 or later to purchase an NQ GMIB Income Manager(R) contract, only level payments are available.

After the end of the period certain, we will continue your payments under the life contingent annuity while the annuitant or joint annuitant is living. Payments continue throughout the annuitant's lifetime (or the lifetime of the joint annuitant, if joint and survivor payments are elected) on the same payment schedule (either monthly, quarterly, or annually) as the payments you received during the period certain.

--------------------------------------------------------------------------------
The portion of your contribution allocated to the life contingent annuity does not have a cash value or an account value and, therefore, does not provide for withdrawals or surrender.
--------------------------------------------------------------------------------

There is no death benefit provided under the life contingent annuity and payments are made to you only if the annuitant (or joint annuitant) is living when the payments are scheduled to begin. These payments are only made during the annuitant's lifetime and, if applicable, the lifetime of a joint annuitant. Therefore, you should consider the possibility that no payments will be made to you under the life contingent annuity if the annuitant (or joint annuitant) does not survive to the date payments are to begin.

You may elect single life or joint and survivor payments. Joint and survivor payments are available on a 100%, one-half or two-thirds to survivor basis. If you elect increasing payments under NQ contracts, your first payment under the life contingent annuity will be 10% greater than the final payment under the period certain. After the period certain we will increase your payments annually on each anniversary of the payment start date under the life contingent annuity. We will base this increase on the annual increase in the Consumer Price Index, but it will never be greater than 3% per year.

IRA and Roth IRA GMIB contracts. Generally, only level payments are available under IRA contracts. You will receive level payments during the period certain and under the life contingent annuity. If you are using the proceeds from an Accumulator(R) series contract issued prior to May 1997 to purchase a GMIB Income Manager(R) contract (traditional or Roth IRA), both increasing and level payments are currently available, however, increasing payments may not comply with current treasury regulations. See "Required minimum distributions" under "Individual retirement arrangements" in "Tax information." Please consult your tax adviser, if you elect increasing payments, during the period certain, payments are designed to increase by 10% every three years on each third anniversary of the payment start date. After the end of the period certain, your first payment under the life contingent

                                              Contract features and benefits  11
annuity will be 10% greater than the final payment made under the period certain. Thereafter, payments will increase annually on each anniversary of the payment start date under the life contingent annuity based on the annual increase, if any, in the Consumer Price Index, but in no event greater than 3% per year. For traditional IRA contracts, if at any time your payment would be less than the minimum amount required to be distributed under required minimum distribution rules, we will notify you of the difference. You will have the option to have an additional amount withdrawn from your contract. An adjustment will be made to future scheduled payments. Or, you may take the amount from other traditional IRA funds you may have.

MODE (FREQUENCY) OF PAYMENT


Under Income Manager(R) and GMIB Income Manager(R) contracts you may choose to receive payments monthly, quarterly or annually. Whether you choose monthly, quarterly or annual payments, you will usually begin receiving payments one payment period from the contract date, unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month. For instance, if you choose annual payments, we make your first payment one year from the issue date of the Income Manager(R) contract. If you are at least age 59-1/2 you may elect to defer the date your payments will start. Generally, you may defer payments for a period of up to 72 months. This is called the deferral period. Deferral of the payment start date permits you to lock in rates at a time when you may consider current rates to be high, while permitting you to delay receiving payments if you have no immediate need to receive income under your contract. Deferral is not available under GMIB Income Manager(R) contracts or when the owner and annuitant are different under Income Manager(R) contracts, respectively.


--------------------------------------------------------------------------------
The deferral period together with the period certain may be referred to as a "liquidity period." Unlike traditional life annuities that provide periodic payments, you will be able to make withdrawals before the end of the period certain. You may also choose to surrender your contract for its cash value while keeping the life contingent annuity in effect.
--------------------------------------------------------------------------------

Before you decide to defer payments, you should consider the fact that the amount of income you purchase is based on the rates to maturity in effect on the date we allocate your contribution. Therefore, if rates rise during the deferral period, your payments may be less than they would have been if you had purchased a contract at a later date. Deferral of the payment start date is not available if the annuitant is older than age 80. Under IRA contracts, if your deferred payment start date is after you are age 70-1/2, you should consider the effect that deferral may have on your required minimum distributions.

YOUR PERIOD CERTAIN

Level payments for NQ and IRA Income Manager(R) contracts. Under level payments, you may select a period certain of not less than 7 years nor more than 15 years. The maximum period certain available based on the age of the annuitant when your Income Manager(R) contract is issued is as follows:

                                 NQ CONTRACTS

-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         45 through 70                    15 years
-----------------------------------------------------------------------
         71 through 75             85 less age at issue
-----------------------------------------------------------------------
         76 through 80                   10 years
-----------------------------------------------------------------------
         81 through 83             90 less age at issue
-----------------------------------------------------------------------

                                 IRA CONTRACTS

-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         45 through 70                    15 years
-----------------------------------------------------------------------
         71 through 78             85 less age at issue
-----------------------------------------------------------------------
         79 through 83                    7 years
-----------------------------------------------------------------------

Level payments for NQ GMIB, IRA GMIB and Roth IRA GMIB Income Manager(R) contracts. Under level payments for these contracts, you may select a period certain of not less than 7 years nor more than 10 years. The maximum period certain available based on the age of the annuitant when your GMIB Income Manager(R) contract is issued is shown in the tables below. However, if the annuitant's age at issue is age 84 or older, the only period certain available is defined in the chart below.

                      NQ GMIB INCOME MANAGER(R) CONTRACTS

-----------------------------------------------------------------------
  Contracts purchased in connection with the proceeds from a pre-May 1997 Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         60 through 80                   10 years
-----------------------------------------------------------------------
         81 through 83               90 less issue age
-----------------------------------------------------------------------

-----------------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
   May 1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         35 through 80                   10 years
-----------------------------------------------------------------------
         81 through 90               90 less issue age
-----------------------------------------------------------------------

-----------------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
  May 1999-pre-March 2000 Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         35 through 80                   10 years
-----------------------------------------------------------------------
         81 through 83               90 less issue age
-----------------------------------------------------------------------

-----------------------------------------------------------------------
  Contracts purchased in connection with the proceeds from a
               March 2000 and later contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         35 through 80                   10 years
-----------------------------------------------------------------------
         81 through 85               90 less issue age
-----------------------------------------------------------------------

               IRA AND ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

-----------------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
        pre-May 1997 Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         60 through 75                   10 years
-----------------------------------------------------------------------
         76 through 78               85 less issue age
-----------------------------------------------------------------------
         79 through 83                    7 years
-----------------------------------------------------------------------

-----------------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
   May 1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         35 through 75                   10 years
-----------------------------------------------------------------------
         76 through 77               85 less issue age
-----------------------------------------------------------------------
         78 through 83                    7 years
-----------------------------------------------------------------------


12  Contract features and benefits

-----------------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
   May 1997-pre-May 1999 Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         84 through 90               90 less issue age
-----------------------------------------------------------------------

-----------------------------------------------------------------------
   Contracts purchased in connection with the proceeds from a post May 1999-March 2000 or later Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         35 through 75                   10 years
-----------------------------------------------------------------------
         76 through 77               85 less issue age
-----------------------------------------------------------------------
         78 through 83                    7 years
-----------------------------------------------------------------------

-----------------------------------------------------------------------
 Contracts purchased in connection with the proceeds from a
    March 2000 and later Accumulator(R) series contract
-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         35 through 75                   10 years
-----------------------------------------------------------------------
         76 through 77               85 less issue age
-----------------------------------------------------------------------
         78 through 83                    7 years
-----------------------------------------------------------------------
         84 through 85               90 less issue age
-----------------------------------------------------------------------
* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

The minimum and maximum period certain will be reduced by each year you defer the date your payments will start. Deferral is not available under GMIB Income Manager(R) contracts.

Increasing payments. Under NQ contracts (other than NQ GMIB Income Manager(R) contracts, where increasing payments are generally not available) if you elect increasing payments, you do not have a choice as to the period certain. Based on the age of the annuitant when your contract is issued, your period certain will be as follows:

-----------------------------------------------------------------------
     Annuitant's age at issue*          Period certain
-----------------------------------------------------------------------
        53-1/2 through 70               15 years
-----------------------------------------------------------------------
         71 through 75                 12 years
-----------------------------------------------------------------------
         76 through 80                 9 years
-----------------------------------------------------------------------
         81 through 83                 6 years
-----------------------------------------------------------------------

If you elect increasing payments and defer the date payments will start, your period certain will be as follows:


-----------------------------------------------------------------------
                           Period certain based
                            on deferral period
     Annuitant's age       1-36      37-60      61-72
      at issue*         months     months     months
-----------------------------------------------------------------------
   59-1/2 through 70   12 years    9 years    9 years
-----------------------------------------------------------------------
    71 through 75      9 years    9 years      n/a
-----------------------------------------------------------------------
    76 through 80      6 years    6 years      n/a
-----------------------------------------------------------------------
    81 through 83        n/a        n/a        n/a
-----------------------------------------------------------------------



For GMIB Income Manager(R) contracts (NQ, IRA and Roth IRA) issued with the proceeds from a pre-May 1997 Accumulator(R) series contract, increasing payments are currently available, as follows:



-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         60 through 70                    15 years
-----------------------------------------------------------------------
         71 through 75                   12 years
-----------------------------------------------------------------------

-----------------------------------------------------------------------
     Annuitant's age at issue*       Maximum period certain
-----------------------------------------------------------------------
         60 through 70                    15 years
-----------------------------------------------------------------------
         76 through 80                    9 years
-----------------------------------------------------------------------
         81 through 83                    6 years
-----------------------------------------------------------------------


For all other IRA, Roth IRA and GMIB Income Manager(R) contracts, increasing payments are not available.


The annuitant ages at issue in the above table are also the annuitant ages for which the contracts are available. Different ages may apply if you purchase a contract by exercising a benefit under another type of contract that we issue.

* For joint and survivor payments, the period certain is based on the age of the younger annuitant.

PURCHASE RESTRICTIONS FOR JOINT AND SURVIVOR ANNUITY PAYMENTS

If you elect payments on a joint and survivor basis;

o the joint annuitant must also be the beneficiary under the contract. Under IRA contracts, the joint annuitant must be your spouse;

o neither the annuitant nor the joint annuitant can be younger than age 45 (age 35 for GMIB Income Manager(R)), or over age 83 unless it is a GMIB Income Manager(R) contract, as described above then neither can be over the maximum age at issue shown; and

o under level payments the joint and 100% to survivor form is only available for the longest period certain we permit.

EXAMPLE OF PAYMENTS

We provide the chart below to illustrate level payments under the contract using the following assumptions:

(1) a male age 70 (who is both the contract owner and the annuitant);

(2) single life annuity payments;

(3) a contribution of $100,000;

(4) no additional contributions; and

(5) a period certain of 15 years.


If you had a contract date of February 15, 2006, based on rates to maturity on that date, an election of either monthly, quarterly, or annual payments with payments starting one payment period from the contract date, the following level payments would be provided:




--------------------------------------------------------------------------------
     Payment period     Monthly     Quarterly        Annual
--------------------------------------------------------------------------------
     Start date        3/15/06      5/15/06        2/15/07
--------------------------------------------------------------------------------
        Payment      $ 613.41    $ 1,849.28    $ 7,562.24
--------------------------------------------------------------------------------


WITHDRAWALS

After the first contract year and before the end of the period certain, you may take withdrawals from your account value. You may take one

                                              Contract features and benefits  13
withdrawal per contract year at any time during the contract year. The minimum amount you may withdraw at any time is $1,000. If you request to withdraw more than 90% of your current "cash value" we will treat it as a request to surrender your contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus.

--------------------------------------------------------------------------------
Your account value is the sum of your market adjusted amounts in each fixed maturity option plus your amounts held in the separate account to provide for payments off maturity dates. Your cash value is equal to your account value minus any withdrawal charge. If the life contingent annuity is already in effect, you may not make any withdrawals.
--------------------------------------------------------------------------------

Withdrawals in excess of a 10% free withdrawal amount may be subject to a withdrawal charge. There is no free withdrawal amount if your contract is surrendered for its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply, and, therefore, the free withdrawal amount is not applicable. Amounts withdrawn from a fixed maturity option before its maturity date will result in a market value adjustment.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawal from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result we will reduce the amount of your payments and the length of your period certain. We will also begin making payments to you under the life contingent annuity at an earlier date. In order to achieve this result we will withdraw additional amounts over the amount of the withdrawal you requested. We will withdraw these amounts from the fixed maturity options and from amounts held in the separate account to provide for payments off maturity dates and allocate them to the life contingent annuity. The exact additional amount we withdraw will depend on how much is necessary to assure that the same pattern of payments will continue in reduced amounts for the annuitant's life, and if it applies, the life of the joint annuitant. If you have elected increasing payments, the first increase in your payments will take place no later than the date of the next planned increase.


EXAMPLE

The example below illustrates the effect of a withdrawal based on:

(1)  a single contribution of $100,000 made on February 15, 2006;

(2) level annual payments of $7,093.11 to be made on February 15th of each year;

(3)  joint and two-thirds to survivor payments for a male and female, both age
     70;

(4)  a period certain of 15 years; and

(5) a withdrawal made at the beginning of the fourth contract year of 25% of an account value of $66,876.47 when the annuitants are age 73.

The requested withdrawal amount would be $16,719.12 ($66,876.47 x .25). In this case, $6,687.65 ($66,876.47 x .10) would be the free withdrawal amount and could be withdrawn free of a withdrawal charge. The balance of $10,031.47 ($16,719.12 - $6,687.65) would be considered a withdrawal of a part of the contribution of $100,000. This contribution would be subject to a 4.0% withdrawal charge of $401.26 ($10,031.47 x .04). The account value after the withdrawal is $49,756.09 ($66,876.47 - $16,719.12 - $401.26). The payments would be reduced to $5,878.47 and the remaining period certain would be reduced to 10 years from 12.


DEATH BENEFIT -- FOR ALL CONTRACTS OTHER THAN GMIB INCOME MANAGER(R) CONTRACTS

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the "beneficiary" named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1) your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit if payments have not been deferred, or payments are scheduled to begin within one year. The payments will then begin on the scheduled date. We will not make any payments under the life contingent annuity after the annuitant's death unless you have elected the joint and survivor form of payments. If you elect joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

--------------------------------------------------------------------------------
A death benefit is never payable under the life contingent annuity. The death benefit applies only during the period certain.
--------------------------------------------------------------------------------

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, we will continue to make payments during the period certain to either the joint owner or the designated beneficiary, whichever applies. If payments continue to the beneficiary, he or she will be deemed the successor owner. If there is a joint owner, the surviving joint owner will be deemed the beneficiary, superseding any other beneficiary designation. The payments will be made on the same schedule that was in effect before the annuitant's death and will terminate at the end of the period certain. If you elected joint and survivor payments under the life contingent annuity, the payments will be made as long as one of the annuitants is living. If you elected joint and one-half or joint and two-thirds to survivor

14  Contract features and benefits
payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

At the beneficiary's option, payments during the period certain may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be paid as a death benefit and will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option, plus any amounts held in the separate account to provide for payments off maturity dates.

If a single sum is elected and there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. These payments will be made in reduced amounts to compensate for the earlier start date. If you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin.

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary, or in the case of joint owners, to the surviving owner. In either case this person becomes the new contract owner. The payments will be made on the same payment schedule that was in effect before your death. After the period certain, lifetime payments will be made under the life contingent annuity for as long as the annuitant (or joint annuitant) is living.

If a single sum is elected, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date. When the life contingent annuity is in effect and one of the joint annuitants dies, if you elected joint and one-half or joint and two-thirds to survivor payments, at the death of either annuitant, we will reduce the payments by one-half or one-third, whichever applies.

DEATH BENEFIT -- FOR ALL GMIB INCOME MANAGER(R) CONTRACTS

For purposes of determining the death benefit in connection with any GMIB Income Manager(R) contract, the annuity payments are considered to have begun at issue of the contract.

When the annuitant dies

In general, we will continue to make payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the annuitant dies after the annuity payments begin." However, if there is a non-owner joint annuitant, we will continue to make payments to the original owner until the death of the joint annuitant.

Payments during the period certain may be discontinued and paid in a single sum. If there is a joint annuitant, we will begin making payments to you under the life contingent annuity at an earlier date. The lump sum is treated as a withdrawal. See the discussion of withdrawals earlier in this section. These payments will be made in reduced amounts to compensate for the earlier start date.
When the NQ GMIB contract owner who is not the annuitant dies

We will continue to make annuity payments during the period certain as described earlier in this section under "Death benefit -- for all contracts other than the GMIB Income Manager(R) contracts" under "When the NQ contract owner who is not the annuitant dies after the annuity payments begin."

SURRENDERING YOUR LIFE ANNUITY WITH PERIOD CERTAIN CONTRACT

You may surrender your contract for its cash value at any time during the period certain and receive lifetime payments after that under the life contingent annuity. Once your contract is surrendered, the date your payments are to start under the life contingent annuity will be moved forward to the date when you were supposed to receive the next payment under the period certain. However, your payments will be made in reduced amounts. Once your contract is surrendered, we will return it to you with a notation that the life contingent annuity is still in effect. You may not surrender the life contingent annuity.

PERIOD CERTAIN CONTRACT (NOT AVAILABLE IF YOU ARE PURCHASING A GMIB INCOME MANAGER(R) CONTRACT)

You may purchase the period certain contract if you are age 59-1/2 or older. The annuitant must be at least age 59-1/2, but not older than age 78. This contract provides you with level guaranteed payments for a period certain that you select. The minimum period certain you may select is 7 years and the maximum period certain is 15 years. If the annuitant is over age 70 when the contract is issued, the maximum period certain you may select is 85 less the annuitant's age when the contract is issued.
ADDITIONAL CONTRIBUTIONS

Additional contributions are not permitted under the contract.

HOW WE ALLOCATE YOUR CONTRIBUTIONS

Based on the amount of your single contribution and the period certain you select, we allocate your contribution among the fixed maturity options and, if necessary, to the separate account to provide for payments off maturity dates. You may not change this allocation. See "More information" later in this Prospectus for an example of payments.
PAYMENTS

Whether you choose monthly, quarterly or annual payments, your payments normally will start one payment period from the contract date unless you elect otherwise as described under "Off maturity date payments" earlier in this Prospectus. Your payments will always be made on the 15th day of the month.

--------------------------------------------------------------------------------
The period certain may also be referred to as the "liquidity period" because you have access to your money through withdrawals or surrender of your contract.
--------------------------------------------------------------------------------

WITHDRAWALS

After the first contract year you may take withdrawals from your account value. You may take one withdrawal per contract year at any

                                              Contract features and benefits  15
time during the contract year. The minimum amount you may withdraw at any time is $2,000 or 25% of your current cash value if it produces a larger amount. If you request to withdraw more than 90% of your current cash value we will treat it as a request for surrender of the contract for its cash value. See "Surrendering your contract to receive its cash value" later in this Prospectus. Any amounts withdrawn from a fixed maturity option, before its maturity date, will result in a market value adjustment. See "Market value adjustment" earlier in this Prospectus. Withdrawals made during the first seven contract years may be subject to a withdrawal charge. There is no free withdrawal amount under the period certain contracts.

ALLOCATION OF WITHDRAWALS

We will subtract your withdrawals pro rata from all remaining fixed maturity options to which your account value is allocated as well as from amounts held in the separate account to provide for payments off maturity dates. As a result, your payments will continue in reduced level amounts over the remaining term of the period certain.

DEATH BENEFIT

When the annuitant dies before payments begin

Generally, when we receive satisfactory proof of the annuitant's death before annuity payments begin we will pay the death benefit to the beneficiary named in your contract. See "Your beneficiary" later in this Prospectus. If the joint owner who is also the annuitant dies, we will consider the surviving owner to be the beneficiary, taking the place of any other beneficiary designations.

We determine the amount of the death benefit payable to your beneficiary as of the date we receive satisfactory proof of the annuitant's death and any required instructions for the method of payment and any required forms necessary to effect payment. The death benefit is the greater of:

(1)  your account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

However, if you are the annuitant and your spouse is the joint owner or the designated beneficiary under the contract, your spouse may elect to receive the payments instead of taking the death benefit. The payments will then begin on the scheduled date.

When the annuitant dies after the annuity payments begin

If the annuitant dies after the payments begin, payments will continue to be made during the period certain to either the joint owner or the designated beneficiary, whichever applies. The payments will be made on the same schedule that was in effect before the annuitant's death.

At the beneficiary's option, payments may be discontinued and paid in a single sum. If the single sum is elected within one year after the annuitant's death, the single sum will be equal to the greater of:

(1)  the account value; and

(2) the sum of the fixed maturity amounts in each fixed maturity option plus any amounts held in the separate account to provide for payments off maturity dates.

When the NQ contract owner who is not the annuitant dies after the annuity payments begin

If your death occurs after annuity payments begin, payments will continue to be made during the period certain to the designated beneficiary or in the case of joint owners to the surviving owner. In either case, this person becomes the new contract owner and receives the payments.

16  Contract features and benefits

2. Other benefits and features of the contracts

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HOW YOU CAN MAKE YOUR CONTRIBUTIONS

Except as noted below, contributions must be by check drawn on a U.S. bank in U.S. dollars, and made payable to AXA Equitable. We do not accept third party checks endorsed to us except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to our ability to collect the funds. We reserve the right to reject a payment if it is received in an unacceptable form. For GMIB Income Manager(R) contracts, you can only purchase a contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, even if the Accumulator(R) account value is less than $10,000; no additional contributions are permitted.

For your convenience, we will accept initial and additional contributions, if applicable, by wire transmittal from certain broker-dealers who have agreements with us for this purpose. These methods of payment are discussed in detail under "More information" later in this Prospectus.

Your initial contribution must generally be accompanied by an application and any other form we need to process the payments. If any information is missing or unclear, we will try to obtain that information. If we are unable to obtain all of the information we require within five business days, we will inform the financial professional submitting the application, on your behalf. We will then return the contribution to you unless you specifically direct us to keep your contribution until we receive the required information.

--------------------------------------------------------------------------------
Generally our "business day" is any day on which the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for the purposes of determining the date when contributions are applied and other transaction requests are processed.
--------------------------------------------------------------------------------

SECTION 1035 EXCHANGES

You may apply the entire value of an existing nonqualified deferred annuity contract (or life insurance or endowment contract) to purchase an Income Manager(R) NQ contract in a tax-deferred exchange if you follow certain procedures as shown in the form that we require you to use. Please note that the IRS may not apply tax-free treatment to partial 1035 exchanges. Also see "Tax information" later in this Prospectus.

YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If for any reason you are not satisfied with your contract, you may return it to us for a refund. To exercise this cancellation right you must mail the contract directly to our Processing Office within 10 days after you receive it. In some states, this "free look" period may be longer.

Generally, your refund will equal your account value under the contract. Your account value reflects any positive or negative market value adjustments in the fixed maturity options through the date we receive your contract. Under the life annuity with a period certain your refund will also include any amount applied to the life contingent annuity. However, some states require that we refund the full amount of your contribution (not including any investment gain or loss). For IRA contracts returned to us within seven days after you receive it, we are required to refund the full amount of your contribution.

If you cancel your GMIB Income Manager(R) contracts within the free look period, we will reinstate your Accumulator(R) series contract as of the date you exercised your GMIB. Upon reinstatement, the value applied to the GMIB Income Manager(R) contract plus any charges that were deducted will be returned to your Accumulator(R) series contract in accordance with the allocations that were in effect on said date.

If you cancel your contract during the free look period, we may require that you wait six months before you may apply for a contract with us again.

For California residents, if you are age 60 or older at the time the contract is issued, you may return your contract within 30 days from the date that you receive it and receive a refund as described below.

Your refund will equal your contributions, less any payments you may have received under the Income Manager(R) payout annuity contract or, if greater, your account value, computed on the date we receive your Income Manager(R) payout annuity contract along with your request to cancel at our processing office.

The 30-day cancellation and refund policy as described above applies to Income Manager(R) payout annuity contracts only. If you have a GMIB Income Manager(R) contract please refer to its free look period and refund policy, as described above.

Please see "Tax information" later in this Prospectus for possible consequences of cancelling your contract.

SURRENDERING YOUR CONTRACT TO RECEIVE ITS CASH VALUE

You may surrender your contract to receive its cash value at any time during the period certain. Your cash value is equal to your account value minus any withdrawal charge. There is no free withdrawal amount if you surrender your contract. For GMIB Income Manager(R) contracts, there are no withdrawal charges, and, therefore, no free withdrawal amount applies.

For a surrender to be effective, we must receive your written request and your contract at our Processing Office. We will determine your cash value on the date we receive the required information. All benefits under your contract will terminate as of that date unless you have elected the life contingent annuity. See "Surrendering your life annuity with a period certain contract" earlier in this Prospectus.

                                Other benefits and features of the contracts  17

WHEN TO EXPECT PAYMENTS

Generally, we will fulfill requests for payments within seven days of the transaction to which the request relates. We can defer payment of any portion of the account value (other than for death benefits) for up to six months while you are living. We also may defer payments for any reasonable amount of time (not to exceed 15 days) while we are waiting for a contribution check to clear.


18  Other benefits and features of the contracts

3. Charges

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WITHDRAWAL CHARGES

A withdrawal charge applies in two circumstances: (1) if you make a withdrawal during a contract year and it exceeds any applicable free withdrawal amount, described below, or (2) if you surrender your contract to receive its cash value. For GMIB Income Manager(R) contracts, withdrawal charges do not apply.

The withdrawal charge equals a percentage of each contribution (or single contribution) withdrawn. The percentage that applies depends on how long each contribution has been invested in the contract. We determine the withdrawal charge separately for each contribution according to the following table:


------------------------------------------------------------------------------------------------
                                         Contract Year
------------------------------------------------------------------------------------------------
                     1         2         3         4         5         6         7         8+
------------------------------------------------------------------------------------------------
  Percentage of
  Contribution  7.0%      6.0%      5.0%      4.0%      3.0%      2.0%      1.0%      0.0%
------------------------------------------------------------------------------------------------

For purposes of calculating the withdrawal charge, we treat the contract year in which we receive a contribution as "contract year 1." Amounts withdrawn up to the free withdrawal amount are not considered withdrawal of any contribution. We also treat contributions that have been invested the longest as being withdrawn first. We treat contributions as withdrawn before earnings for purposes of calculating the withdrawal charge. However, federal income tax rules treat earnings under your contract as withdrawn first. See "Tax information" later in this Prospectus.

We deduct the withdrawal charge from your account value in proportion to the amount withdrawn from each fixed maturity option and any amounts held in the separate account to provide for payments off maturity dates. In order to give you the exact dollar amount of the withdrawal you request, we deduct the amount of the withdrawal and the amount of the withdrawal charge from your account value. Any amount deducted to pay a withdrawal charge is also subject to a withdrawal charge.

The withdrawal charge does not apply to the 10% free withdrawal amount described below.

The 10% free withdrawal amount applies only to life annuity with a period certain contracts (not including GMIB Income Manager(R) contracts since there are no withdrawal charges). It does not apply to your period certain contract or if you surrender your contract to receive its cash value.

Under life annuity with a period certain contracts, each contract year you can withdraw up to 10% of your account value without paying a withdrawal charge. This 10% free withdrawal amount is determined using your account value at the beginning of each contract year.

AMOUNTS APPLIED FROM OTHER CONTRACTS ISSUED BY AXA EQUITABLE

Life annuity with a period certain contract. If you own certain types of contracts that we issue, you may apply the entire account value under those contracts to purchase the life annuity with a period certain contract provided the issue age and payment restrictions for the new contract are met. Depending upon the provisions of your Accumulator(R) contract, the amount used to purchase the GMIB Income Manager(R) may be reduced by the remaining withdrawal charges and for any outstanding loans, plus accrued interest (Rollover TSA only) on any Accumulator(R) series contract being surrendered. If you apply your account value at a time when the dollar amount of the withdrawal charge under such other contract is greater than 2% of remaining contributions (after withdrawals), we reserve the right to waive the remaining withdrawal charge. However, a new withdrawal charge schedule will apply under the new contract. For purposes of the withdrawal charge schedule, the year in which your account value is applied under the life annuity with a period certain contract will be "contract year 1." If you apply your account value when the dollar amount of the withdrawal charge is 2% or less, we reserve the right to waive the withdrawal charges under the new contract. You should consider the timing of your purchase as it relates to the potential for withdrawal charges under the life annuity with a period certain contract.

Period certain contract. If you own certain types of contracts that we issue, you may apply your entire account value to purchase the period certain contract once any withdrawal charges are no longer in effect under the other contracts. No withdrawal charges will apply under the period certain contract.

To purchase any Income Manager(R) contract we require that you return your original contract to us. A new Income Manager(R) contract will be issued putting this annuity into effect.

CHARGES FOR STATE PREMIUM AND OTHER APPLICABLE TAXES

We deduct a charge designed to approximate certain taxes that may be imposed upon us, such as premium taxes in your state. We deduct the charge from your contributions. The current tax charge that might be imposed varies by jurisdiction and ranges from 0% to 3.5%. This deduction may not apply for certain GMIB Income Manager(R) contracts.

GROUP OR SPONSORED ARRANGEMENTS

For certain group or sponsored arrangements, we may reduce the withdrawal charge or change the minimum initial contribution requirements. We also may increase the rates to maturity for the fixed maturity options and reduce purchase rates for the life contingent annuity. Group arrangements include those in which a trustee or an employer, for example, purchases contracts covering a group of individuals on a group basis. Sponsored arrangements include those in which an employer allows us to sell contracts to its employees or retirees on an individual basis. IRA contracts are not available for group arrangements.

                                                                     Charges  19

Our costs for sales, administration, and mortality generally vary with the size and stability of the group or sponsoring organization, among other factors. We take all these factors into account when reducing charges. To qualify for reduced charges, a group or sponsored arrangement must meet certain requirements, such as requirements for size and number of years in existence. Group or sponsored arrangements that have been set up solely to buy contracts or that have been in existence less than six months will not qualify for reduced charges.

We will make these and any similar reductions according to our rules in effect when we approve a contract for issue. We may change these rules from time to time. Any variation in the withdrawal charge will reflect differences in costs or services and will not be unfairly discriminatory.

Group or sponsored arrangements may be governed by federal income tax rules, the Employee Retirement Income Security Act of 1974, or both. We make no representations with regard to the impact of these and other applicable laws on such programs. We recommend that employers, trustees, and others purchasing or making contracts available for purchase under such programs seek the advice of their own legal and benefits advisers.

OTHER DISTRIBUTION ARRANGEMENTS

We may reduce or eliminate withdrawal charges when sales are made in a manner that results in savings of sales and administrative expenses. This may include sales through persons who are compensated by clients for recommending investments and who receive no commission or reduced commissions in connection with the sale of the contracts. We will not permit a reduction or elimination of the withdrawal charge where it will be unfairly discriminatory.

20  Charges

4. Payment of death benefit

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YOUR BENEFICIARY

You designate your beneficiary when you apply for your contract. You may change your beneficiary at any time. The change will be effective on the date the written request for change is signed. For Income Manager(R) contracts only, where payments have not started; and you are not the annuitant; and you have not named a specific successor owner, the beneficiary will become the successor owner upon your death.


YOUR ANNUITY PAYOUT OPTIONS (NOT INCLUDING GMIB INCOME MANAGER(R) CONTRACTS)

If the annuitant dies before annuity payments begin, your beneficiary may elect to apply the death benefit to an annuity payout option. We offer several annuity payout options to choose from. Restrictions apply, depending on the type of contract you own. Please see "Contract features and benefits" under the "Death benefit" sections earlier in this Prospectus for more information.

ANNUITY PAYOUT OPTIONS

Your beneficiary can choose from among the following death benefit annuity payout options:

o Life annuity: An annuity that guarantees payments for the rest of the annuitant's life. Payments end with the last payment before the annuitant's death. Because there is no death benefit with this payout option, it provides the highest payment of any of the life annuity options, so long as the annuitant is living.

o Life annuity -- period certain: An annuity that guarantees payments for the rest of the annuitant's life, and, if the annuitant dies before the end of a selected period of time ("period certain"), payments to the beneficiary will continue for the balance of the period certain.

o Life annuity -- refund certain: An annuity that guarantees payments for the rest of the annuitant's life. If the annuitant dies before the amount applied to purchase the annuity option has been recovered, payments continue to the beneficiary until that amount has been recovered.

o Period certain annuity: An annuity that guarantees payments for a specific period of time, usually 5, 10, 15 or 20 years. This option does not guarantee payments for the rest of the annuitant's life. It does not permit any repayment of the unpaid principal, so you cannot elect to receive part of the payments as a single sum payment with the rest paid in monthly annuity payments.

The life annuity; life annuity -- period certain and the life annuity -- refund certain are available on either single life or joint and survivor life basis. The joint and survivor life annuity guarantees payments for the rest of the annuitant's life and, after the annuitant's death, continuation of payments to the survivor.

All of the above annuity payout options are available as fixed annuities. With fixed annuities, we guarantee fixed annuity payments that will be based either on the tables of guaranteed annuity payments in your contract or on our then current annuity rates, whichever is more favorable for the annuitant.

When the beneficiary selects a payout option, we will issue a separate written agreement confirming the beneficiary's right to receive annuity payments. We require the return of the contract before annuity payments begin.

The amount of the annuity payments will depend on the amount applied to purchase the annuity, the type of annuity chosen and, in the case of a life annuity, the annuitant's age (or the annuitant's and joint annuitant's ages) and in certain instances, the sex of the annuitant(s). Once a payout option has been chosen and payments begin, no change can be made.

At the time that the beneficiary elects a payout option if the amount to be applied is less than $2,000, or the initial payment under the form elected is less than $20 monthly, we reserve the right to pay the account value in a single sum rather than as payments under the payout option chosen.

                                                    Payment of death benefit  21

5. Tax information

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OVERVIEW
In this part of the prospectus, we discuss the current federal income tax rules that generally apply to Income Manager(R) contracts owned by United States individual taxpayers. We discuss the tax aspects of each type of contract separately because the tax rules differ, depending on:

o   the type of contract, whether NQ, traditional IRA, or Roth IRA,

o how you acquired your Income Manager(R) contract, whether by purchase or exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and

o   whether you have deferred your annuity payout start date.

The Income Manager(R) contract is intended to be a payout annuity. However, except for GMIB Income Manager(R) contracts, you may be able to delay beginning payments, and certain rules governing deferred annuity contracts indicated below could apply.


Federal income tax rules include the United States laws in the Internal Revenue Code and Treasury Department Regulations and Internal Revenue Service ("IRS") interpretations of the Internal Revenue Code. These tax rules may change without notice. We cannot predict whether, when, or how these rules could change. Any change could affect contracts purchased before the change. Congress may also consider proposals in the future to comprehensively reform or overhaul the United States tax and retirement systems, which if enacted, could affect the tax benefits of a contract. For example, the President's Advisory Panel on Federal Tax Reform recently announced its tax reform options, which could make sweeping changes to many longstanding tax rules. Among the proposed options are new tax-favored savings accounts which would replace many existing qualified plan arrangements and would eliminate certain tax benefits currently available to nonqualified annuity contracts. We cannot predict, what, if any, legislation will actually be proposed or enacted based on these options.


We cannot provide detailed information on all tax aspects of the contracts. Moreover, the tax aspects that apply to a particular person's contract may vary depending on the facts applicable to that person. We do not discuss state income and other state taxes, federal income tax and withholding rules for non-U.S. taxpayers, or federal gift and estate taxes. Transfers of the contract, rights or values under the contract, or payments under the contract, for example, amounts due to beneficiaries, may be subject to federal or state gift, estate or inheritance taxes. You should not rely only on this document, but should consult your tax adviser before your purchase.

President Bush signed the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") on June 7, 2001. Many of the provisions of EGTRRA begin to be effective on January 1, 2002 and are phased in during the first decade of the twenty-first century. In the absence of future legislation, all of the amendments made by EGTRRA will no longer apply after December 31, 2010, and the law in effect in 2001 will apply again. In general, EGTRRA liberalizes contributions that can be made to all types of tax-favored retirement plans. In addition to increasing amounts that can be contributed and permitting individuals over age 50 to make additional contributions, EGTRRA also permits rollover contributions to be made between different types of tax-favored retirement plans. Please discuss with your tax adviser how EGTRRA affects your personal financial situation.

TAXATION OF NONQUALIFIED ANNUITIES

CONTRIBUTIONS

You may not deduct the amount of your contributions to a nonqualified annuity contract.

CONTRACT EARNINGS

Generally, you are not taxed on contract earnings until you receive a distribution from your contract, whether as a withdrawal, or as an annuity payment. Earnings in a deferred annuity contract are taxable even without a distribution if you transfer a contract, for example, as a gift to someone other than your spouse (or former spouse).

All nonqualified deferred annuity contracts that AXA Equitable and its affiliates issue to you during the same calendar year are linked together and treated as one contract when figuring out the taxable amount of any distribution from any of those contracts.

Corporations, partnerships, trusts and other non-natural persons generally cannot defer the taxation of current income credited to the contract unless an exception under the federal income tax rules apply. There is an exception for immediate annuities.

--------------------------------------------------------------------------------
Immediate annuities are generally annuities in which payments begin within one year from purchase and provide for a series of substantially equal payments made at least annually.
--------------------------------------------------------------------------------

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

ANNUITY PAYMENTS

Once annuity payments begin, a portion of each payment is taxable as ordinary income. You get the remaining portion without paying taxes on it. This is your "investment in the contract." Generally, your investment in the contract equals the contributions you made, less any amounts you previously withdrew that were not taxable.

The tax-free portion of each payment is determined by (1) dividing your investment in the contract by the total amount you are expected to receive out of the contract, and (2) multiplying the result by the amount of the payment.

Once you have received the amount of your investment in the contract, all payments after that are fully taxable. If payments under a life annu-

22  Tax information
ity stop because the annuitant dies, there is an income tax deduction for any unrecovered investment in the contract.

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The section below, "WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN," applies to
NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
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WITHDRAWALS MADE BEFORE ANNUITY PAYMENTS BEGIN

If you make withdrawals before annuity payments begin under your contract, they are taxable to you as ordinary income if there are earnings in the contract. Generally, earnings are your account value less your investment in the contract. If you withdraw an amount which is more than the earnings in the contract as of the date of the withdrawal, the balance of the distribution is treated as a return of your investment in the contract and is not taxable.

--------------------------------------------------------------------------------
The section below, "CONTRACTS PURCHASED THROUGH EXCHANGES," applies to NQ contracts which are deferred and does not apply to GMIB Income Manager(R) contracts.
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CONTRACTS PURCHASED THROUGH EXCHANGES

You may purchase your NQ contract through an exchange of another contract. Normally, exchanges of contracts are taxable events. The exchange will not be taxable under Section 1035 of the Internal Revenue Code if:

o The contract which is the source of the funds you are using to purchase the NQ contract is another nonqualified deferred annuity contract or life insurance or endowment contract.

o The owner and the annuitant are the same under the source contract and the Income Manager(R) contract. If you are using a life insurance or endowment contract the owner and the insured must be the same on both sides of the exchange transaction.

The tax basis of the source contract carries over to the Income Manager(R) NQ contract.

An owner may direct the proceeds of a partial withdrawal from one nonqualified deferred annuity contract to a different insurer to purchase a new nonqualified deferred annuity contract on a tax-deferred basis. Special forms, agreement between the carriers, and provision of cost basis information may be required to process this type of an exchange. You should also note that the Internal Revenue Service has announced its intention to challenge transactions where taxpayers enter into serial partial exchanges and annuitizations in order to avoid income or penalties applicable to annuity contracts. Although the IRS has not yet issued specific guidance on this point, you should discuss with your tax adviser before you purchase an Income Manager(R) contract, intended to be a payout annuity, with partial 1035 exchange proceeds.

SURRENDERS

If you surrender or cancel the NQ contract, the distribution is taxable as ordinary income (not capital gain) to the extent it exceeds your investment in the contract.

WITHDRAWALS MADE AFTER ANNUITY PAYMENTS BEGIN

If you make a withdrawal that terminates all periodic payments due, it will be taxable as a complete surrender as discussed above. If you make a withdrawal that does not terminate all periodic payments due, then the withdrawal will generally be taxable. Also, a portion of the remaining reduced payments will be eligible for tax-free recovery of investment.

DEATH BENEFIT PAYMENT MADE TO A BENEFICIARY AFTER YOUR DEATH

For the rules applicable to death benefits, see "Payment of death benefit" earlier in this Prospectus. The tax treatment of a death benefit taken as a single sum is generally the same as the tax treatment of a withdrawal from or surrender of your contract. The tax treatment of a death benefit taken as annuity payments is generally the same as the tax treatment of annuity payments under your contract.

EARLY DISTRIBUTION PENALTY TAX

If you take distributions before you are age 59-1/2 a penalty tax of 10% of the taxable portion of your distribution applies in addition to the income tax. The extra penalty tax does not apply to pre-age 59-1/2 distributions made:

o   on or after your death; or

o   because you are disabled (special federal income tax definition); or

o in the form of substantially equal periodic annuity payments for your life (or life expectancy), or the joint lives (or joint life expectancies) of you and a beneficiary, in accordance with IRS formulas; or

o   payments under an immediate annuity.

Periodic annuity payments we make to you from the life annuity with a period certain while you are under age 59-1/2 should qualify for the "substantially equal payments for life" exception noted above. However, this exception may not apply if you take a withdrawal, surrender your contract or change the payment pattern in any way.

Please note that a payout contract purchased through a 1035 exchange may not be treated as an immediate annuity.

SPECIAL RULES FOR NQ CONTRACTS ISSUED IN PUERTO RICO

Income from NQ contracts we issue is U.S. source. A Puerto Rico resident is subject to U.S. taxation on such U.S. source income. Only Puerto Rico-source income of Puerto Rico residents is excludable from U.S. taxation. Income from NQ contracts is also subject to Puerto Rico tax. The computation of the taxable portion of amounts distributed from a contract may differ in the two jurisdictions. Therefore, you might have to file both U.S. and Puerto Rico tax returns, showing different amounts of income from the contract for each tax return. Puerto Rico generally provides a credit against Puerto Rico tax for U.S. tax paid. Depending on your personal situation and the timing of the different tax liabilities, you may not be able to take full advantage of this credit.

INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS")

GENERAL

"IRA" stands for individual retirement arrangement. There are two basic types of such arrangements, individual retirement accounts and

                                                             Tax information  23
individual retirement annuities. In an individual retirement account, a trustee or custodian holds the assets for the benefit of the IRA owner. The assets typically include mutual funds and/or individual stocks and securities in a custodial account and bank certificates of deposit in a trusteed account. In an individual retirement annuity, an insurance company issues an annuity contract that serves as the IRA.

There are two basic types of IRAs, as follows:

o Traditional IRAs, typically funded on a pre-tax basis; and

o Roth IRAs, funded on an after-tax basis.

We offer the Income Manager(R) contract for purchase only in traditional IRA form. We offer the GMIB Income Manager(R) contract in traditional IRA form or Roth IRA form, depending on the status of your Accumulator(R) series contract.

Regardless of the type of IRA, your ownership interest in the IRA cannot be forfeited. You or your beneficiaries who survive you are the only ones who can receive the IRA's benefits or payments. All types of IRAs qualify for tax deferral, regardless of the funding vehicle selected.

You can hold your IRA assets in as many different accounts and annuities as you would like, as long as you meet the rules for setting up and making contributions to IRAs. However, if you own multiple IRAs, you may be required to combine IRA values or contributions for tax purposes. For further information about individual retirement arrangements, you can read Internal Revenue Service Publication 590 ("Individual Retirement Arrangements (IRAs)"). This Publication is usually updated annually, and can be obtained from any IRS district office or the IRS website (www.irs.gov).

AXA Equitable designs its traditional IRA contracts to qualify as individual retirement annuities under Section 408(b) of the Internal Revenue Code. This prospectus contains the information that the IRS requires you to have before you purchase an IRA. This section of the prospectus covers some of the special tax rules that apply to IRAs.

We have not submitted to the IRS a request for an opinion letter to approve the form of the Income Manager(R) traditional IRA contract for use as a traditional IRA contract. This IRS approval is a determination only as to the form of the annuity. It does not represent a determination of the merits of the annuity as an investment.

CANCELLATION

You can cancel an Income Manager(R) IRA contract by following the directions under "Your right to cancel within a certain number of days" earlier in the Prospectus. If you cancel an IRA contract, we may have to withhold tax, and we must report the transaction to the IRS. A contract cancellation could have an unfavorable tax impact.

TRADITIONAL INDIVIDUAL RETIREMENT ANNUITIES ("TRADITIONAL IRAS")

--------------------------------------------------------------------------------
The sections, "Contributions to traditional IRAs," "Rollover and transfer contributions to traditional IRAs," "Rollovers from eligible retirement plans other than traditional IRAs," "Rollovers of after-tax contributions from eligible retirement plans other than traditional IRAs," "Rollovers from traditional IRAs to traditional IRAs," "Spousal rollovers and divorce-related direct transfers," and "Excess contributions" do not apply to GMIB Income Manager(R) contracts.

If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, go to "Withdrawals, payments and transfers of funds out of traditional IRAs," below; the sections pertaining to contributions to traditional IRAs in the prospectus are generally intended for individuals who acquire the Income Manager(R) traditional IRA contract by purchase.
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CONTRIBUTIONS TO TRADITIONAL IRAS

Individuals may make three different types of contributions to a traditional
IRA:

o "regular" contributions out of earned income or compensation; or

o tax-free "rollover" contributions; or

o direct custodian-to-custodian transfers from other Traditional IRAs ("direct transfers").

We require that your initial contribution to the Income Manager(R) traditional IRA contract must be either a rollover or a direct custodian-to-custodian transfer. See "Rollover and transfer contributions to traditional IRAs" below. If you defer your annuity payout starting date you may be able to make additional contributions. Any additional contributions you make may be any of rollover, direct-transfer or regular contributions. Regular contributions to IRAs are subject to a number of technical rules that differ depending on the year, your age, whether you are an active participant in an employer-sponsored plan, and your compensation. If you make subsequent regular contributions to this contract, please consult your tax adviser or IRS Publication 590 for the applicable rules.

ROLLOVER AND TRANSFER CONTRIBUTIONS TO TRADITIONAL IRAS

Rollover contributions may be made to a traditional IRA from these "eligible retirement plans":

o qualified plans;

o governmental employer 457(b) plans;

o TSAs (including Internal Revenue Code Section 403(b)(7) custodial accounts);
  and

24  Tax information

o other traditional IRAs.

Direct transfer contributions may only be made directly from one traditional IRA to another.

Any amount contributed to a traditional IRA after you reach age 70-1/2 must be net of your required minimum distribution for the year in which the rollover or direct transfer contribution is made.

ROLLOVERS FROM "ELIGIBLE RETIREMENT PLANS" OTHER THAN TRADITIONAL IRAS

Your plan administrator will tell you whether or not your distribution is eligible to be rolled over. Spousal beneficiaries and spousal alternate payees under qualified domestic relations orders may roll over funds on the same basis as the plan participant.

There are two ways to do rollovers:

o  Do it yourself:

   You actually receive a distribution that can be rolled over and you roll it over to a traditional IRA within 60 days after the date you receive the funds. The distribution from your qualified plan or TSA will be net of 20% mandatory federal income tax withholding. If you want, you can replace the withheld funds yourself and roll over the full amount.

o  Direct rollover:

   You tell the plan trustee or custodian of the eligible retirement plan to send the distribution directly to your traditional IRA issuer. Direct rollovers are not subject to mandatory federal income tax withholding.

All distributions from a TSA, qualified plan or governmental employer 457(b) plan are eligible rollover distributions, unless the distributions are:


o "required minimum distributions" after age 70-1/2 or retirement from service with the employer; or


o substantially equal periodic payments made at least annually for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary; or

o substantially equal periodic payments made for a specified period of 10 years or more; or

o  hardship withdrawals; or

o  corrective distributions which fit specified technical tax rules; or

o  loans that are treated as distributions; or

o  death benefit payments to a beneficiary who is not your surviving spouse; or

o qualified domestic relations order distributions to a beneficiary who is not your current spouse or former spouse.

You should discuss with your tax adviser whether you should consider rolling over funds from one type of tax qualified retirement plan to another, because the funds will generally be subject to the rules of the recipient plan. For example, funds in a governmental employer 457(b) plan are not subject to the additional 10% federal income tax penalty for premature distributions, but they may become subject to this penalty if you roll the funds to a different type of eligible retirement plan such as a traditional IRA, and subsequently take a premature distribution.

ROLLOVERS OF AFTER-TAX CONTRIBUTIONS FROM ELIGIBLE RETIREMENT PLANS OTHER THAN TRADITIONAL IRAS

Any after-tax contributions you have made to a qualified plan or TSA (but not a governmental employer 457(b) plan) may be rolled over to a traditional IRA (either in a direct rollover or a rollover you do yourself). When the recipient plan is a traditional IRA, you are responsible for recordkeeping and calculating the taxable amount of any distributions you take from that traditional IRA. See "Taxation of Payments" later in this Prospectus under "Withdrawals, payments and transfers of funds out of traditional IRAs." After-tax contributions in a traditional IRA cannot be rolled over from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan.

ROLLOVERS FROM TRADITIONAL IRAS TO TRADITIONAL IRAS

You may roll over amounts from one traditional IRA to one or more of your other traditional IRAs if you complete the transaction within 60 days after you receive the funds. You may make such a rollover only once in every 12-month period for the same funds. Trustee-to-trustee or custodian-to-custodian direct transfers are not rollover transactions. You can make these more frequently than once in every 12-month period.

SPOUSAL ROLLOVER AND DIVORCE-RELATED DIRECT TRANSFERS

The surviving spouse beneficiary of a deceased individual can roll over funds from, or directly transfer funds from, an inherited traditional IRA to one or more other traditional IRAs. Also, in some cases, traditional IRAs can be transferred on a tax-free basis between spouses or former spouses as a result of a court ordered divorce or separation decree.

EXCESS CONTRIBUTIONS

Excess contributions to IRAs are subject to a 6% excise tax for the year in which made and for each year after until withdrawn. The following are excess contributions to IRAs:

o regular contributions of more than the maximum regular contribution amount for the applicable taxable year;

o   regular contributions to a traditional IRA made after you reach age 70-1/2;
    and

o rollover contributions of amounts which are not eligible to be rolled over, for example, minimum distributions required to be made after age 70-1/2.

You can avoid the excise tax by withdrawing an excess contribution (rollover or regular) before the due date (including extensions) for filing your federal income tax return for the year. If it is an excess regular traditional IRA contribution, you cannot take a tax deduction for the amount withdrawn. You do not have to include the excess contribution withdrawn as part of your income. It is also not subject to the 10% additional penalty tax on early distributions discussed under "Early distribution penalty tax" later in this Prospectus. You do have to withdraw

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

any earnings that are attributed to the excess contribution. The withdrawn earnings would be included in your gross income and could be subject to the 10% penalty tax.

Even after the due date for filing your return, you may withdraw an excess rollover contribution, without income inclusion or 10% penalty, if:

(1) the rollover was from an eligible retirement plan to a traditional IRA;

(2) the excess contribution was due to incorrect information that the plan provided; and

(3) you took no tax deduction for the excess contribution.

WITHDRAWALS, PAYMENTS AND TRANSFERS OF FUNDS OUT OF TRADITIONAL IRAS

NO FEDERAL INCOME TAX LAW RESTRICTIONS ON WITHDRAWALS. You can withdraw any or all of your funds from a traditional IRA at any time. You do not need to wait for a special event like retirement.

TAXATION OF PAYMENTS. Earnings in traditional IRAs are not subject to federal income tax until you or your beneficiary receive them. Taxable payments or distributions include withdrawals from your contract, surrender of your contract and annuity payments from your contract. Death benefits are also taxable.


Except as discussed below, the total amount of any distribution from a traditional IRA must be included in your gross income as ordinary income. We report all payments from traditional IRA contracts on IRS Form 1099-R as fully taxable.


If you have ever made nondeductible IRA contributions to any traditional IRA (it does not have to be to this particular traditional IRA contract), those contributions are recovered tax free when you get distributions from any traditional IRA. It is your responsibility to keep permanent tax records of all your nondeductible contributions to traditional IRAs so that you can correctly report the taxable amount of any distribution on your own tax return. At the end of any year in which you have received a distribution from any traditional IRA, you calculate the ratio of your total nondeductible traditional IRA contributions (less any amounts previously withdrawn tax free) to the total account balances of all traditional IRAs you own at the end of the year plus all traditional IRA distributions made during the year. Multiply this by all distributions from the traditional IRA during the year to determine the nontaxable portion of each distribution.

A distribution from a traditional IRA is not taxable if:

o the amount received is a withdrawal of excess contributions, as described under "Excess contributions" above; or

o the entire amount received is rolled over to another traditional IRA or other eligible retirement plan which agrees to accept the funds, (See "Rollovers from eligible retirement plans other than traditional IRAs" under "Rollover and transfer contributions to traditional IRAs" above).

The following are eligible to receive rollovers of distributions from a traditional IRA: a qualified plan, a TSA or a governmental employer 457(b) plan. After-tax contributions in a traditional IRA cannot be rolled from your traditional IRA into, or back into, a qualified plan, TSA or governmental employer 457(b) plan. Before you decide to roll over a distribution from a traditional IRA to another eligible retirement plan, you should check with the administrator of that plan about whether the plan accepts rollovers and, if so, the types it accepts. You should also check with the administrator of the receiving plan about any documents required to be completed before it will accept a rollover.

Since the Income Manager(R) annuity is intended to be a payout contract, it may not be an appropriate contract if you intend to roll over funds later. Allocation of funds to the life contingent annuity may make it difficult for you to roll the contract over to another eligible retirement plan.

Distributions from a traditional IRA are not eligible for favorable ten-year averaging and long-term capital gain treatment available to distributions from qualified plans. If you might be eligible for such tax treatment from your qualified plan, you may be able to preserve such tax treatment even though an eligible rollover from a qualified plan is temporarily rolled into a "conduit IRA" before being rolled back into a qualified plan. See your tax adviser.

REQUIRED MINIMUM DISTRIBUTIONS

BACKGROUND ON REGULATIONS--REQUIRED MINIMUM DISTRIBUTIONS


Distributions must be made from traditional IRAs according to the rules contained in the Code and Treasury Regulations. Beginning in 2006, certain provisions of the Treasury Regulations will require that the actuarial present value of additional annuity contract benefits be added to the dollar amount credited for purposes of calculating certain types of required minimum distributions from individual retirement annuity contracts. This could increase the annual amount required to be distributed from these contracts. Generally, these provisions will not apply to Income Manager(R) contracts. They could apply if you defer your payment start dates, and if account-based withdrawals, as discussed below, are done before annuitization. In addition, other provisions of the Treasury Regulations may adversely affect increasing payment GMIB Income Manager(R) IRAs beginning in 2006. You should consult with your tax advisor before you elect to take increasing payments from GMIB Income Manager(R) IRAs.


LIFETIME REQUIRED MINIMUM DISTRIBUTIONS. You must start taking annual distributions from your traditional IRAs for the year in which you turn age 70-1/2.

WHEN YOU HAVE TO TAKE THE FIRST LIFETIME REQUIRED MINIMUM DISTRIBUTION. The first required minimum distribution is for the calendar year in which you turn age 70-1/2. You have the choice to take this first required minimum distribution during the calendar year you actually reach age 70-1/2, or to delay taking it until the first three-month period in the next calendar year (January 1 - April
1). Distributions must start no later than your "Required Beginning Date," which is April 1st of the calendar year after the calendar year in which you turn age 70-1/2. If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year -- the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time each year.

26  Tax information

HOW YOU CAN CALCULATE REQUIRED MINIMUM DISTRIBUTIONS. There are two approaches to taking required minimum distributions -- "account-based" or "annuity-based." If you are acquiring your GMIB Income Manager(R) contract by exercising your GMIB benefit in accordance with your Accumulator(R) series contract, and generally for Income Manager(R) contracts where the payout starting date is not deferred, the annuity-based method applies.


Account-based method. If you choose an account-based method, you divide the value of your traditional IRA as of December 31st of the past calendar year by a number corresponding to your age from an IRS table. This gives you the required minimum distribution amount for that particular IRA for that year. If your spouse is your sole beneficiary and more than 10 years younger than you, the dividing number you use may be from another IRS table and may produce a smaller lifetime required minimum distribution amount. Regardless of the table used, the required minimum distribution amount will vary each year as the account value, the actuarial present value of additional annuity contract benefits, if applicable, and the divisor change. If you initially choose an account-based method, you may later apply your traditional IRA funds to a life annuity-based payout with any certain period not exceeding remaining life expectancy, determined in accordance with IRS tables.


Annuity-based method. If you choose an annuity-based method, you do not have to do annual calculations. You apply the account value to an annuity payout for your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies, determined in accordance with IRS tables.

DO YOU HAVE TO PICK THE SAME METHOD TO CALCULATE YOUR REQUIRED MINIMUM DISTRIBUTIONS FOR ALL OF YOUR TRADITIONAL IRAS AND OTHER RETIREMENT PLANS? No. If you want, you can choose a different method for each of your traditional IRAs and other retirement plans. For example, you can choose an annuity payout from one IRA, a different annuity payout from a qualified plan, and an account-based annual withdrawal from another IRA.

WILL WE PAY YOU THE ANNUAL AMOUNT EVERY YEAR FROM YOUR TRADITIONAL IRA BASED ON THE METHOD YOU CHOOSE? No, we do not automatically make distributions from your contract before your annuity payments begin. We will calculate the amount of an account-based required minimum distribution withdrawal for you, if you so request in writing. However, in that case you will be responsible for asking us to pay the required minimum distribution withdrawal to you. Also, the IRS will let you calculate the required minimum distribution for each traditional IRA that you maintain, using the method that you picked for that particular IRA. You can add these required minimum distribution amount calculations together. As long as the total amount you take out every year satisfies your overall traditional IRA required minimum distribution amount, you may choose to take your annual required minimum distribution from any one or more traditional IRAs that you own.

WHAT IF YOU TAKE MORE THAN YOU NEED TO FOR ANY YEAR? The required minimum distribution amount for your traditional IRAs is calculated on a year-by-year basis. There are no carry-back or carry-forward provisions. Also, you cannot apply required minimum distribution amounts you take from your qualified plans to the amounts you have to take from your traditional IRAs and vice versa.

WHAT IF YOU TAKE LESS THAN YOU NEED TO FOR ANY YEAR? Your IRA could be disqualified, and you could have to pay tax on the entire value. Even if your IRA is not disqualified, you could have to pay a 50% penalty tax on the shortfall (required amount for traditional IRAs less amount actually taken). It is your responsibility to meet the required minimum distribution rules. We will remind you when our records show that you are within the age group which must take lifetime required minimum distributions. If you do not select a method with us, we will assume you are taking your required minimum distribution from another traditional IRA that you own.

WHAT ARE THE REQUIRED MINIMUM DISTRIBUTION PAYMENTS AFTER YOU DIE? These could vary depending on whether you die before or after your Required Beginning Date for lifetime required minimum distribution payments, and the status of your beneficiary. The following assumes that you have not yet elected an annuity-based payout at the time of your death. If you elect an annuity-based payout, payments (if any) after your death must be made at least as rapidly as when you were alive.

INDIVIDUAL BENEFICIARY. Regardless of whether your death occurs before or after your Required Beginning Date, an individual death beneficiary calculates annual post-death required minimum distribution payments based on the beneficiary's life expectancy using the "term certain method." That is, he or she determines his or her life expectancy using the IRS-provided life expectancy tables as of the calendar year after the owner's death and reduces that number by one each subsequent year.

If you die before your Required Beginning Date, the rules permit any individual beneficiary, including a spousal beneficiary, to elect instead to apply the "5-year rule." Under this rule, instead of annual payments having to be made beginning with the first in the year following the owner's death, the entire account must be distributed by the end of the calendar year which contains the fifth anniversary of the owner's death. No distribution is required before that fifth year.

SPOUSAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is your surviving spouse, your spouse has a number of choices. Post-death distributions may be made over your spouse's single life expectancy. Any amounts distributed after that surviving spouse's death are made over the spouse's life expectancy calculated in the year of his/her death, reduced by one for each subsequent year. In some circumstances, your surviving spouse may elect to become the owner of the traditional IRA and halt distributions until he or she reaches age 70-1/2, or roll over amounts from your traditional IRA into his/her own traditional IRA or other eligible retirement plan.

If you die before your Required Beginning Date, and the death beneficiary is your surviving spouse, the rules permit the spouse to delay starting payments over his/her life expectancy until the year in which you would have attained age 70-1/2.

NON-INDIVIDUAL BENEFICIARY. If you die after your Required Beginning Date, and your death beneficiary is a non-individual, such as the estate, the rules permit the beneficiary to calculate post-death required minimum distribution amounts based on the owner's life

                                                             Tax information  27
expectancy in the year of death. However, note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

If you die before your Required Beginning Date for lifetime required minimum distribution payments, and the death beneficiary is a non-individual, such as the estate, the rules continue to apply the 5-year rule discussed above under "Individual beneficiary." Please note that we need an individual annuitant to keep an annuity contract/certificate in force. If the beneficiary is not an individual, we must distribute amounts remaining in the annuity contract after the death of the annuitant.

IMPORTANT INFORMATION ABOUT MINIMUM DISTRIBUTIONS UNDER YOUR CONTRACT

Although the life contingent annuity portion of the life annuity with a period certain does not have a cash value, it will be assigned a value for tax purposes. This value will generally be changed each year. If you are using the account-based withdrawal method because you have deferred the payment start date for example, when you determine the amount of account-based required minimum distributions from your IRA this value must be included. This must be done before annuity payments begin even though the life contingent annuity may not be providing a source of funds to satisfy the required minimum distributions.

If you surrender your contract, or withdraw any remaining account value before your annuity payments begin, it may be necessary for you to satisfy your required minimum distribution by moving forward the start date of payments under your life contingent annuity. Or to the extent available, you have to take distributions from other IRA funds you may have. Or, you may convert your IRA life contingent annuity under the IRA contract to a nonqualified life contingent annuity. This would be viewed as a distribution of the value of the life contingent annuity from your IRA, and therefore, would be a taxable event. However, since the life contingent annuity would no longer be part of the IRA, you would not have to include its value when determining future required minimum distributions.

If you have elected a joint and survivor form of the life contingent annuity, the joint annuitant must be your spouse. In the event of your death or the death of your spouse the value of such annuity will change. For this reason, it is important that someone tell us if you or your spouse dies before the life contingent annuity has started payments so that a lower valuation can be made. Otherwise, a higher tax value may result in an overstatement of the amount that would be necessary to satisfy your required minimum distribution amount.

SUCCESSOR ANNUITANT AND OWNER

If your spouse is the sole primary beneficiary and elects to become the successor annuitant and owner, no death benefit is payable until your surviving spouse's death.

PAYMENTS TO A BENEFICIARY AFTER YOUR DEATH

IRA death benefits are taxed the same as IRA distributions.

BORROWING AND LOANS ARE PROHIBITED TRANSACTIONS

You cannot get loans from a traditional IRA. You cannot use a traditional IRA as collateral for a loan or other obligation. If you borrow against your IRA or use it as collateral, its tax-favored status will be lost as of the first day of the tax year in which this prohibited event occurs. If this happens, you must include the value of the traditional IRA in your federal gross income. Also, the early distribution penalty tax of 10% may apply if you have not reached age 59-1/2 before the first day of that tax year.

EARLY DISTRIBUTION PENALTY TAX

A penalty tax of 10% of the taxable portion of a distribution applies to distributions from a traditional IRA made before you reach age 59-1/2. Some of the available exceptions to the pre-age 59-1/2 penalty tax include distributions made:

o  on or after your death;

o  because you are disabled (special federal income tax definition);

o used to pay certain extraordinary medical expenses (special federal income tax definition);

o used to pay medical insurance premiums for unemployed individuals (special federal income tax definition);

o used to pay certain first-time home buyer expenses (special federal income tax definition; $10,000 lifetime total limit for these distributions from all your traditional and Roth IRAs);

o used to pay certain higher education expenses (special federal income tax definition); or

o in the form of substantially equal periodic payments made at least annually over your life (or your life expectancy), or over the joint lives of you and your beneficiary (or your joint life expectancy) using an IRS-approved distribution method.

WILL PAYMENTS WE MAKE TO YOU FROM THE LIFE ANNUITY WITH A PERIOD CERTAIN WHILE YOU ARE UNDER AGE 59-1/2 QUALIFY AS SUBSTANTIALLY EQUAL PAYMENTS FOR LIFE?

Same as nonqualified annuities under "Early distribution penalty tax."

ROTH IRA GMIB INCOME MANAGER(R) CONTRACTS

Before you exercise your GMIB benefit in accordance with your Accumulator(R) series Roth IRA contract, you should discuss with your tax adviser the tax consequences of distributions from a Roth IRA which may apply to your personal situation.

Payments from traditional IRAs and Roth IRAs are taxed differently. Payments from traditional IRAs are generally fully taxable, as discussed earlier in this prospectus. In any event, the issuer of the traditional IRA is entitled to report distributions from traditional IRAs as fully taxable and it is the IRA owner's responsibility to calculate the taxable and tax-free portions of any traditional IRA payments on the owner's tax return.

Distributions from Roth IRAs generally receive return of contribution treatment first under federal income tax calculation rules before any

28  Tax information
income is taxable. Certain distributions from Roth IRAs may qualify for fully tax-free treatment. These are distributions after you reach age 59-1/2, die, become disabled or meet a qualified first-time homebuyer tax rule. You also have to meet a five-year aging period, which begins when you first contribute funds to any Roth IRA.


For example, if you purchased an Accumulator(R) series traditional IRA contract in 2000 and did not convert it into a Roth IRA until 2003, and if your Accumulator(R) series contract is your sole Roth IRA, you have not yet met the five-year aging period if you exercise your GMIB benefit in 2006. In that case, payments received before the five-year aging period is met, are treated first as a recovery of contributions to the Roth IRA, and next as ordinary income, after all contributions are recovered.


Taxable withdrawals or distributions from Roth IRAs may be subject to an additional 10% penalty tax if you are under age 59-1/2, unless an exception applies.

Since federal income rules require Roth IRA owners to aggregate all of their Roth IRAs together to determine the tax treatment and taxable amount, if any, of distributions and payments from Roth IRAs, the issuer of any Roth IRA contract reports on IRS Form 1099-R only the amount of distributions and payments it makes for the year as "taxable amount not determined." It is your responsibility to calculate on your tax return the tax-free, contribution recovery, or taxable income amounts as applicable.

As discussed earlier in this prospectus, traditional IRAs are subject to required minimum distribution rules which require that amounts begin to be distributed in a prescribed manner from the IRA after the owner reaches age 70-1/2. These rules also require distributions after the owner's death. No distributions are required to be made from Roth IRAs until after the Roth IRA owner's death, but then the required minimum distribution rules apply.

As in the case of a traditional IRA, borrowing and loans are prohibited transactions for a Roth IRA.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING

We must withhold federal income tax from distributions from annuity contracts. You may be able to elect out of this income tax withholding in some cases. Generally, we do not have to withhold if your distributions are not taxable. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of your distribution. Any income tax withheld is a credit against your income tax liability. If you do not have sufficient income tax withheld or do not make sufficient estimated income tax payments, you may incur penalties under the estimated income tax rules.

Note that we are required to withhold on the gross amount of a distribution from a Roth IRA to the extent it is reasonable for us to believe that a distribution is includable in your gross income. This may result in tax being withheld even though the Roth IRA distribution is ultimately not taxable. You may elect out of withholding as described below.

You must file your request not to withhold in writing before the payment or distribution is made. Our Processing Office will provide forms for this purpose. You cannot elect out of withholding unless you provide us with your correct Taxpayer Identification Number and a United States residence address. You cannot elect out of withholding if we are sending the payment out of the United States. We might have to withhold and/or report on amounts we pay under a free look or cancellation.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. We do not discuss these rules here in detail. However, we may require additional documentation in the case of payments made to non-United States persons and United States persons living abroad prior to processing any requested transaction.

Certain states have indicated that state income tax withholding will also apply to payments from the contracts made to residents. In some states, you may elect out of state withholding, even if federal withholding applies. Generally, an election out of federal withholding will also be considered an election out of state withholding. If you need more information concerning a particular state or any required forms, call our Processing Office at their toll-free number.

If you are receiving periodic and/or non-periodic payments, you will be notified of the withholding requirements and of your right to make withholding elections.

FEDERAL INCOME TAX WITHHOLDING ON PERIODIC ANNUITY PAYMENTS

We withhold differently on "periodic" and "non-periodic" payments. For a periodic annuity payment, for example, unless you specify a different number of withholding exemptions, we withhold assuming that you are married and claiming three withholding exemptions. If you do not give us your correct Taxpayer Identification Number, we withhold as if you are single with no exemptions.


Based on the assumption that you are married and claiming three withholding exemptions, if you receive less than $17,760 in periodic annuity payments in 2006 your payments will generally be exempt from federal income tax withholding. You could specify a different choice of withholding exemption or request that tax be withheld. Your withholding election remains effective unless and until you revoke it. You may revoke or change your withholding election at any time.


FEDERAL INCOME TAX WITHHOLDING ON NON-PERIODIC ANNUITY PAYMENTS

For a non-periodic distribution (total surrender or partial withdrawal) we generally withhold at a flat 10% rate. We apply that rate to the taxable amount in the case of nonqualified contracts, and to the payment amount in the case of IRAs.

                                                             Tax information  29

6. More information

--------------------------------------------------------------------------------

ABOUT OUR FIXED MATURITY OPTIONS

How we determine the market value adjustment. We use the following procedure to calculate the market value adjustment (up or down) we make if you withdraw all of your value from a fixed maturity option before its maturity date.

(1) We determine the market adjusted amount on the date of the withdrawal as follows:

    (a) We determine the fixed maturity amount that would be payable on the maturity date, using the rate to maturity for the fixed maturity option.

    (b) We determine the period remaining in your fixed maturity option (based on the withdrawal date) and convert it to fractional years based on a 365-day year. For example, three years and 12 days becomes 3.0329.

    (c) We determine the current rate to maturity that applies on the withdrawal date to new allocations to the same fixed maturity option.

    (d) We determine the present value of the fixed maturity amount payable at the maturity date, using the period determined in (b) and the rate determined in (c).

(2) We determine the fixed maturity amount as of the current date.

(3) We subtract (2) from the result in (1)(d). The result is the market value adjustment applicable to such fixed maturity option, which may be positive or negative.

--------------------------------------------------------------------------------
Your market adjusted amount is the present value of the maturity value discounted at the rate to maturity in effect for new contributions to that same fixed maturity option on the date of the calculation.
--------------------------------------------------------------------------------

For purposes of calculating the rate to maturity for new allocations to a fixed maturity option (see (1)(c) above), we use the rate we have in effect for new allocations to that fixed maturity option. We use this rate even if new allocations to that option would not be accepted at that time. This rate will not be less than 3%. If we do not have a rate to maturity in effect for a fixed maturity option to which the "current rate to maturity" in (1)(c) would apply, we will use the rate at the next closest maturity date. If we are no longer offering new fixed maturity options, the "current rate to maturity" will be determined in accordance with our procedures then in effect. We reserve the right to add up to 0.25% to the current rate in (1)(c) above for purposes of calculating the market value adjustment only.

ABOUT THE SEPARATE ACCOUNT FOR THE FIXED MATURITY OPTIONS

Investments. Under New York Insurance law, the portion of the separate account assets equal to the reserves and other contract liabilities relating to the contracts are not chargeable with liabilities from any other business we may conduct. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law which applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your account value in the fixed maturity options regardless of whether assets supporting fixed maturity options are held in a separate account or our general account.

We have no specific formula for establishing the rates to maturity for the fixed maturity options. We expect the rates to be influenced by, but not necessarily correspond to, among other things, the yields that we can expect to realize on the separate account's investments from time to time. Our current plans are to invest in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities and government and agency issues having durations in the aggregate consistent with those of the fixed maturity options.

Although the above generally describes our plans for investing the assets supporting our obligations under the fixed maturity options, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws. We will not determine the rates to maturity we establish by the performance of the nonunitized separate account.

ABOUT OUR GENERAL ACCOUNT

Our general account supports all of our policy and contract guarantees, including those that apply to the fixed maturity options, as well as our general obligations. Amounts applied under the life contingent annuity become part of our general account.


The general account is subject to regulation and supervision by the Insurance Department of the State of New York and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The market value adjustment interests under the contracts, which are held in a separate account, are issued by AXA Equitable and are registered under the Securities Act of 1933. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not made a review of the disclosure that is included in the prospectus for your information that relates to the general account and the life contingent annuity. The disclosure, however, may be subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.


OTHER METHODS OF PAYMENT

WIRE TRANSMITTALS

We accept initial contributions sent by wire to our Processing Office by agreement with certain broker-dealers. The transmittals must be

30  More information
accompanied by information we require to allocate your contribution. Wire orders not accompanied by complete information may be retained as described under "How you can make your contributions" in "Other benefits and features of the contracts" earlier in this prospectus.

Even if we accept the wire order and essential information, a contract generally will not be issued until we receive and accept a properly completed application. In certain cases we may issue a contract based on information forwarded electronically. Where we require a signed application, no financial transactions will be permitted until we receive the signed application and have issued the contract.

After your contract has been issued, additional contributions under the life annuity with a period certain contract may be transmitted by wire.


ABOUT PAYMENTS UNDER PERIOD CERTAIN CONTRACTS

The following example illustrates a ten-year level stream of annual payments, each in the amount of $10,000, purchased on February 15, 2006 with the first payment on February 15, 2007. To achieve this result, a single contribution of $81,852.62 is required, and is allocated among the fixed maturity options as indicated below.




--------------------------------------------------------------------------------
                                    Price per $100
  February 15th of                  of maturity       Allocation of
   calendar year        Payment        value         contribution
--------------------------------------------------------------------------------
        2007           $10,000         $96.74          $9,673.99
--------------------------------------------------------------------------------
        2008        $10,000      $ 93.37           $  9,336.91
--------------------------------------------------------------------------------
        2009        $10,000      $ 89.98           $  8,997.68
--------------------------------------------------------------------------------
        2010        $10,000      $ 86.63           $  8,663.24
--------------------------------------------------------------------------------
        2011        $10,000      $ 83.42           $  8,342.04
--------------------------------------------------------------------------------
        2012        $10,000      $ 80.08           $  8,008.02
--------------------------------------------------------------------------------
        2013        $10,000      $ 76.70           $  7,669.58
--------------------------------------------------------------------------------
        2014        $10,000      $ 73.45           $  7,344.81
--------------------------------------------------------------------------------
        2015        $10,000      $ 70.43           $  7,042.63
--------------------------------------------------------------------------------
        2016        $10,000      $ 67.74           $  6,773.71
--------------------------------------------------------------------------------
                                            Total  $ 81,852.62
--------------------------------------------------------------------------------


DATES AND PRICES AT WHICH CONTRACT EVENTS OCCUR

BUSINESS DAY

Our "business day" is generally any day the New York Stock Exchange is open for trading. A business day does not include any day we choose not to open due to emergency conditions. We may also close early due to emergency conditions. Our business day generally ends at 4:00 p.m., Eastern Time for purposes of determining the date when contributions are applied and any other transaction requests are processed; however, we may close or close early due to emergency conditions. Contributions will be applied and any other transaction requests will be processed when they are received along with all the required information unless another date applies as indicated below.

If your contribution or any other transaction request containing all the required information, reaches us on a non-business day or after 4:00 p.m. on a business day, we will use the next business day.

CONTRIBUTIONS

o Contributions allocated to the fixed maturity options will receive the rate to maturity in effect for that fixed maturity option on that business day.


o Contributions allocated to the separate account to provide for payments off maturity dates will receive the interest rate in effect on that business day or the same rate as the rate to maturity that applied to the expired fixed maturity option.

o Contributions allocated to the life contingent annuity will be invested at the purchase rates in effect on that business day. If you are purchasing the Income Manager(R) (life with a period certain) option in connection with your guaranteed minimum income benefit under certain contracts, you should note that the purchase rates used are more conservative (and therefore your payments may be smaller) than those we use for other Income Manager(R) contracts.

ABOUT LEGAL PROCEEDINGS


AXA Equitable and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon our obligations under the contracts, or the distribution of the contracts.


TRANSFERS OF OWNERSHIP, COLLATERAL ASSIGNMENTS, LOANS, AND BORROWING

The contracts may not be assigned except through surrender to us. They may not be borrowed against or used as collateral for a loan or other obligation.

DISTRIBUTION OF CONTRACTS

The contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together the "Distributors").

AXA Advisors (the successor to EQ Financial Consultants, Inc.) an affiliate of AXA Equitable and AXA Distributors, an indirect wholly owned subsidiary of AXA Equitable, are registered with the SEC as broker dealers and are members of the National Association of Securities Dealers, Inc. ("NASD"). Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. Both broker dealers also act as distributors for other AXA Equitable annuity products. AXA Distributors is a successor by merger to all of the functions, rights and obligations of Equitable Distributors, Inc. ("EDI"). Like AXA Distributors, EDI was owned by Equitable Holdings, LLC.


Under a distribution agreement between AXA Distributors, AXA Equitable, and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Distributors distribution fees of $561,166,840 for 2005, $418,189,861 for 2004 and
$429,871,011 for 2003, as the distributor of certain contracts, including these contracts, and as the principal underwriter of several AXA Equitable separate accounts, including the separate account that contains the fixed maturity options. Of these amounts for each of these three years, AXA Distributors retained $120,349,631, $57,065,006 and $84,547,116, respectively.


Under a distribution and services agreement between AXA Advisors, AXA Equitable and certain of AXA Equitable's separate accounts, including the separate account that contains the fixed maturity options, AXA Equitable paid AXA Advisors a fee of $325,380 for each

                                                            More information  31
of the years 2005, 2004 and 2003. AXA Equitable paid AXA Advisors as the distributor for certain contracts, including these contracts $588,734,659 in 2005, $567,991,463 in 2004 and $562,696,578 in 2003. Of these amounts, AXA
Advisors retained $293,075,553, $289,050,171 and $287,344,634, respectively.

The contracts are sold by financial professionals of AXA Advisors and its affiliates and by financial professionals of both affiliated and unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers"). The Distributors are under the common control of AXA Financial, Inc.

AXA Equitable pays sales compensation to both Distributors. In general, the Distributors will pay all or a portion of the sales compensation they receive from AXA Equitable to individual financial representatives or Selling broker-dealers. Selling broker-dealers will, in turn, pay all or a portion of the compensation they receive from the Distributors to individual financial representatives as commissions related to the sale of the contracts.

Sales compensation paid to AXA Advisors will generally not exceed 8.50% of the total contributions made under the contracts.

Sales compensation paid to AXA Distributors will generally not exceed 5.00% of the total contributions made under the contracts.

The Distributors may also pay certain affiliated and/or unaffiliated Selling broker-dealers and other financial intermediaries additional compensation for certain services and/or in recognition of certain expenses that may be incurred by them or on their behalf (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of AXA Equitable and/or Income Manager(R) on a company and/or product list; sales personnel training; due diligence and related costs; marketing and related services; conferences; and/or other support services, including some that may benefit the contract owner. Payments may be based on the amount of assets or purchase payments attributable to contracts sold through a Selling broker-dealer or, in the case of conference support, such payments may be a fixed amount. The Distributors may also make fixed payments to Selling broker-dealers in connection with the initiation of a new relationship or the introduction of a new product. These payments may serve as an incentive for Selling broker-dealers to promote the sale of particular products. Additionally, as an incentive for financial professionals of Selling broker-dealers to promote the sale of AXA Equitable products, the Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Marketing allowances and sales incentives are made out of the Distributors' assets. Not all Selling broker-dealers receive these kinds of payments. For more information about any such arrangements, ask your financial professional.

The Distributors will receive 12b-1 fees from certain portfolios for providing certain distribution and/or shareholder support services. The Distributors or their affiliates may also receive payments from the advisers of the portfolios or their affiliates to help defray expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective portfolios. In connection with portfolios offered through unaffiliated insurance trusts, the Distributors or their affiliates may also receive other payments from the advisers of the portfolios or their affiliates for providing distribution, administrative and/or shareholder support services.

In an effort to promote the sale of our products, AXA Advisors may provide its financial professionals and managerial personnel with a higher percentage of sales commissions and/or compensation for the sale of an affiliated variable product than it would the sale of an unaffiliated product. Such practice is known as providing "differential compensation." AXA Advisors may provide other forms of compensation to its financial professionals, including health and retirement benefits. In addition, managerial personnel may receive expense reimbursements, marketing allowances and commission-based payments known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of our affiliated products.

These payments and differential compensation (together, the "payments") can vary in amount based on the applicable product and/or entity or individual involved. As with any incentive, such payments may cause the financial professional to show preference in recommending the purchase or sale of AXA Equitable products. However, under applicable rules of the NASD, AXA Advisors may only recommend to you products that they reasonably believe are suitable for you based on facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation between products in the same category.

In addition AXA Advisors may offer sales incentive programs to financial professionals who meet specified production levels for the sale of both affiliated and unaffiliated products which provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid educational seminars and merchandise.

Although AXA Equitable takes all of its costs into account in establishing the level of fees and expenses in its products, any compensation paid will not result in any separate charge to you under your contract. All payments made will be in compliance with all applicable NASD rules and other laws and regulations.


32  More information

7. Incorporation of certain documents by reference

--------------------------------------------------------------------------------


AXA Equitable's Annual Report on Form 10-K for the period ended December 31, 2005 (the "Annual Report") is considered to be part of this Prospectus because it is incorporated by reference.

The Annual Report includes the audited consolidated financial statements of AXA Equitable at December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 (the "AXA Equitable Financial Statements"). The AXA Equitable Financial Statements are included in the Annual Report and incorporated by reference into this Prospectus in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm. The AXA Equitable Financial Statements are also included in the Annual Report and incorporated by reference into this Prospectus in reliance on the reports of KPMG LLP, an independent registered public accounting firm, on the consolidated financial statements of AllianceBernstein L.P. and on the financial statements of AllianceBernstein Holding L.P. (together, "Alliance") as of December 31, 2005 and 2004 and for each of the years in the three year period ended December 31, 2005, and on the reports of KPMG LLP on Alliance management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005.

KPMG LLP was Alliance's independent registered public accounting firm for each of the years in the three year period ended December 31, 2005. On March 8, 2006, KPMG LLP was terminated, and PricewaterhouseCoopers LLP was appointed as Alliance's independent registered public accounting firm, as disclosed on AXA Equitable's Report on Form 8-K filed on March 13, 2006. AllianceBernstein Corporation, an indirect wholly owned subsidiary of AXA Equitable, is the general partner of both AllianceBernstein L.P. and AllianceBernstein Holding L.P.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to AXA Equitable as permitted by the applicable SEC independence rules, and as disclosed in AXA Equitable's Form 10-K. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.


After the date of the prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 as amended, ("Exchange Act") will be considered to become part of this prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this prospectus, will be considered changed or replaced for purposes of this prospectus if a statement contained in this prospectus changes or is replaced. Any statement that is considered to be a part of this prospectus because of its incorporation, will be considered changed or replaced for the purpose of this prospectus if a statement contained in any other subsequently filed document that is considered to be part of this prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q, electronically according to EDGAR under CIK No. 0000727920. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this prospectus is delivered a copy of any or all of the documents considered to be part of this prospectus because they are incorporated herein. This does not include exhibits not specifically incorporated by reference into the text of such documents. Requests for documents should be directed to AXA Equitable Life Insurance Company, 1290 Avenue of the Americas, New York, New York 10104. Attention: Corporate Secretary (telephone: (212) 554-1234).

                             Incorporation of certain documents by reference  33

Appendix: Market value adjustment example

--------------------------------------------------------------------------------


The example below shows how the market value adjustment would be determined and how it would be applied to a withdrawal, assuming that $100,000 was allocated on February 15, 2006 to a fixed maturity option with a maturity date of February 15, 2015 at a rate to maturity of 7.00% resulting in a maturity value at the maturity date of $183,846, and further assuming that a withdrawal of $50,000 was made on February 15, 2010.



------------------------------------------------------------------------------------
                                                            Hypothetical assumed
                                                             rate to maturity on
                                                              February 15, 2010
                                                         ---------------------------
                                                               5.00%        9.00%
------------------------------------------------------------------------------------
 As of February 15, 2010 (before withdrawal)
------------------------------------------------------------------------------------
(1) Market adjusted amount                                 $144,048     $ 119,487
------------------------------------------------------------------------------------
(2) Fixed maturity amount                                  $131,080     $ 131,080
------------------------------------------------------------------------------------
(3) Market value adjustment: (1) - (2)                     $ 12,968     $ (11,593)
------------------------------------------------------------------------------------
 On February 15, 2010 (after withdrawal)
------------------------------------------------------------------------------------
(4) Portion of market value adjustment associated with withdrawal:
    (3) x [$50,000/(1)]                                    $  4,501     $  (4,851)
------------------------------------------------------------------------------------
(5) Reduction in fixed maturity amount: [$50,000 - (4)]    $ 45,499     $  54,851
------------------------------------------------------------------------------------
(6) Fixed maturity amount: (2) - (5)                       $ 85,581     $  76,229
------------------------------------------------------------------------------------
(7) Maturity value                                         $120,032     $ 106,915
------------------------------------------------------------------------------------
(8) Market adjusted amount of (7)                          $ 94,048     $  69,487
------------------------------------------------------------------------------------


You should note that if a withdrawal is made when rates have increased from 7.00% to 9.00% (right column), a portion of a negative market value adjustment is realized. On the other hand, if a withdrawal is made when rates have decreased from 7.00% to 5.00% (left column), a portion of a positive market value adjustment is realized.

A-1 Appendix: Market value adjustment example

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2006 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)

 ACCUMULATOR(R) ELITE(SM)

--------------------------------------------------------------------------------


FOR DELIVERY TO MORGAN STANLEY CUSTOMERS

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"), in the State of California only. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your Morgan Stanley financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

     If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.

     Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.











                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234



Acc. Core 4 Elite '04-New Business
IM-04-34SUPP (5/06)                                                       x01180
                                                            CAT NO 134934 (5/06)

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2006 TO THE CURRENT PROSPECTUSES FOR:
ACCUMULATOR(R)                   ACCUMULATOR(R) ELITE(SM)
ACCUMULATOR(R) PLUS(SM)          ACCUMULATOR(R) SELECT(SM)

--------------------------------------------------------------------------------

FOR DELIVERY TO SMITH BARNEY CUSTOMERS

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


ELECTRONIC APPLICATIONS AND INITIAL CONTRIBUTIONS

Your Accumulator(R) Series contract date will generally be the business day Smith Barney receives your initial contribution and all information needed to process your application, along with any required documents, and transmits your order to us in accordance with our processing procedures. We may reject your application and return your contribution or issue your contract on a later date if any of the limitations described below apply.


SUBSEQUENT CONTRIBUTIONS

Any additional contributions you may make will generally be applied to your contract on the business day Smith Barney receives the additional contribution from you and transmits your order to us in accordance with our processing procedures. We may reject your order and return your additional contribution or credit your additional contribution to your contract at a later date if any of the limitations described below apply.


LIMITATIONS

We consider Smith Barney to be a "processing office" for the purpose of receiving applications and contributions as described above.


The procedures described above are not available for Section 1035 exchanges or other replacement transactions; other types of transactions may also be excluded. You must provide all information and documents we require with respect to your initial or additional contribution. The amount of the initial or additional contribution you are making must be permitted under your contract. Your application and contribution must be made in accordance with all the other terms and conditions described in our prospectus. After receiving your contribution, together with all required information and documents, from you, Smith Barney must deliver them to us in accordance with our processing arrangements with Smith Barney.


Smith Barney may establish a "closing time" for receipt of applications and contribution requests under the above arrangement that is earlier than the end of the business day. Any such earlier closing time may be established without prior notice to you. Also, while we are generally open on the same business days as Smith Barney, a business day for the purposes of this supplement will be our business day.

We or Smith Barney may change or discontinue these arrangements at any time without prior notice. If you change Smith Barney as your broker-dealer of record on your contract, the above procedures will no longer apply, although we may have similar arrangements with your new broker-dealer.

You may always make subsequent contributions under your contract by any other method described in the Accumulator(R) Series prospectus for your contract, as supplemented from time to time. All applications and contributions are subject to acceptance. These arrangements may not be available in every state.


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your Smith Barney financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any

SOLSB05-04 (5/06)                                                         x01179
                                                           CAT NO. 133518 (5/06)
     subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.

     If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.

     Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.


                                                                  Acc Series '04




























                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234

AXA Equitable Life Insurance Company

SUPPLEMENT DATED MAY 1, 2006 TO THE CURRENT PROSPECTUSES FOR:

ACCUMULATOR(R)

ACCUMULATOR(R) ELITE(SM)

ACCUMULATOR(R) PLUS(SM)

ACCUMULATOR(R) SELECT(SM)

--------------------------------------------------------------------------------


FOR DELIVERY TO PCA/RAYMOND JAMES CUSTOMERS

This supplement modifies certain information in the above-referenced Prospectuses, Supplements to Prospectuses and Statements of Additional Information ("SAIs"), (together, the "Prospectuses"), in the State of California only. Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms and section headings we use in this supplement have the same meaning as in the Prospectuses. You should keep this supplement with your Prospectuses.

Please note the following information:


YOUR RIGHT TO CANCEL WITHIN A CERTAIN NUMBER OF DAYS

If you reside in the state of California and you are age 60 and older at the time the contract is issued, you may return your variable annuity contract within 30 days from the date that you receive it and receive a refund as described below. This is also referred to as the "free look" period.

At the time of application, you will instruct your PCA/Raymond James financial professional as to how your initial contribution and any subsequent contributions should be treated for the purpose of maintaining your free look right under the contract.

o You may choose to immediately allocate your contributions to one or more of the variable investment options. In the event you choose to exercise your free look right under the contract, you will receive a refund as described in the Prospectus.

o You may also choose "return of contribution" free look treatment of your contract. If chosen, we will allocate your entire contribution and any subsequent contributions made during the 40 day period following the Contract Date, to the EQ/Money Market investment option. In the event you choose to exercise your free look right under the contract, you will receive a refund equal to your contributions.


     If you choose the "return of contribution" free look treatment and your contract is still in effect on the 40th day (or next Business Day) following the Contract Date, we will automatically reallocate your account value to the investment options chosen on your application.

     Any transfers made prior to the expiration of the 30 day free look will terminate your right to "return of contribution" treatment in the event you choose to exercise your free look right under the contract. Any transfer made prior to the 40th day following the Contract Date will cancel the automatic reallocation on the 40th day (or next Business Day) following the Contract Date described above. If you do not want AXA Equitable to perform this scheduled one-time reallocation, you must call one of our customer service representatives at 1 (800) 789-7771 before the 40th day following the Contract Date to cancel.












                      AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 554-1234


IM-06-01 (5/06)
PCA/RAYMOND JAMES
ACC. '04 SERIES -- New Business                           Cat. no. 136087 (5/06)
                                                                          x01319

                                 PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  The by-laws of AXA Equitable Life Insurance Company ("AXA Equitable") provide, in Article VII, as follows:

               7.4 Indemnification of Directors, Officers and Employees. (a) To the extent permitted by the law of the State of New York and subject to all applicable requirements thereof:

                    (i) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of the Company shall be indemnified by the Company;

                    (ii) any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he or she, or his or her testator or intestate serves or served any other organization in any capacity at the request of the Company may be indemnified by the Company; and

                   (iii) the related expenses of any such person in any of said categories may be advanced by the Company.

                    (b) To the extent permitted by the law of the State of New York, the Company may provide for further indemnification or advancement of expenses by resolution of shareholders of the Company or the Board of Directors, by amendment of these By-Laws, or by agreement. {Business Corporation Law ss.ss. 721-726; Insurance Law ss.1216}

          The directors and officers of AXA Equitable are insured under policies issued by Lloyd's of London, X. L. Insurance Company, Arch Insurance Company, Endurance Insurance Company, U.S. Specialty Insurance, Starr Excess Liability International and ACE Insurance Company. The annual limit on such policies is $150 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16.          EXHIBITS

                  Exhibits No.

                  (1)      (a)      Form of Distribution Agreement by and among
                                    Equitable Distributors, Inc., Separate
                                    Account Nos. 45 and 49 of Equitable Life and
                                    Equitable Life Assurance Society of the
                                    United States, incorporated by reference to
                                    Exhibit 1(a) to the Registration Statement on Form S-3 (File No. 33-88456), filed June
                                    7, 1996.

                           (b) Form of Distribution Agreement dated as of January 1, 1998 among The Equitable Life Assurance Society of the United States for itself and as depositor on behalf of certain separate accounts and Equitable Distributors, Inc., incorporated herein by reference to Exhibit 3(b) to the Registration Statement on Form N-4 (File No. 333-05593) on May 1, 1998.

                           (c) Distribution and Servicing Agreement among Equico Securities (now AXA Advisors, LLC), The Equitable Life Assurance Society of the United States, and Equitable Variable Life Insurance Company, dated as of May 1, 1994, incorporated herein by reference to Exhibit 3(c) to the Registration Statement on Form N-4 File No. 2-30070, refiled electronically July 10, 1998.

                           (d) Letter of Agreement for Distribution Agreement among The Equitable Life Assurance Society of the United States and EQ Financial Consultants, Inc. (now AXA Advisors, LLC), dated April 20, 1998, incorporated herein by reference to
                                    Exhibit No. 3(c) to Registration Statement
                                    (File No. 33-83750), filed on May 1, 1998.

                           (e) Participation Agreement among EQ Advisors Trust, The Equitable Life Assurance Society of the United States, Equitable Distributors, Inc. and EQ Financial Consultants, Inc. (now AXA Advisors, LLC) dated as of the 14th day of April 1997, incorporated by reference to the Registration Statement of EQ Advisors Trust, (File No. 333-17217) on Form N-1A, August 28, 1997.

                           (f) Form of Participation Agreement among AXA Premier VIP Trust, Equitable Distributors, Inc., AXA Distributors, LLC, and AXA Advisors, LLC, previously filed with this Registration Statement File No. 333-81501 on December 5, 2001.

                           (g) Form of Participation Agreement among The Equitable Life Assurance Society of the United States, The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., incorporated herein by reference to Exhibit No. 1-A(9)(d) to Registration Statement on Form S-6, File No. 333-17641, filed on October 8, 2002.

                           (h) Form of Particiption Agreement among BARR Rosenberg Variable Insurance Trust, BARR ROSENBERG FUNDS DISTRIBUTOR, INC., AXA ROSENBERG INVESTMENT MANAGEMENT LLC, and the Equitable Life Assurance Company of the United States, previously filed with this Registration Statement, File No. 333-81501 on Form N-4, on August 5, 2003.

                           (i) Distribution Agreement for services by The Equitable Life Assurance Society of the United States to AXA Network, LLC and its subsidiaries dated January 1, 2000 incorporated herein by reference to Exhibit 3(d) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (j) Distribution Agreement for services by AXA Network, LLC and its subsidiaries to The Equitable Life Assurance Society of the United States dated January 1, 2000 incorporated herein by reference to Exhibit 3(e) to Registration Statement File No. 33-83750 filed April 25, 2001.

                           (k)      General Agent Sales Agreement dated
                                    January 1, 2000 between The Equitable Life
                                    Assurance Society of the United States and
                                    AXA Network, LLC and its subsidiaries,
                                    incorporated herein by reference to
                                    Exhibit 3(h) to the Registration Statement on Form N-4, File No. 2-30070, filed
                                    April 19, 2004.

                            (l) First Amendment to General Agent Sales Agreement dated January 1, 2000 between
                                    The Equitable Life Assurance Society of the
                                    United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(i) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                            (m) Second Amendment to General Agent Sales Agreement dated January 1, 2000 between The Equitable Life Assurance Society of the United States and AXA Network, LLC and its subsidiaries, incorporated herein by reference to Exhibit 3(j) to the Registration Statement on Form N-4, File No. 2-30070, filed April 19, 2004.

                            (n) Form of Brokerage General Agent Sales Agreement with Schedule and Amendment to Brokerage General Agent Sales Agreement among [Brokerage General Agent] and AXA Distributors, LLC, AXA Distributors Insurance Agency, LLC, AXA Distributors Insurance Agency of Alabama, LLC, and AXA Distributors Insurance Agency of Massachusetts, LLC, incorporated herein by reference to Exhibit No. 3.(i) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                            (o) Form of Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC, incorporated herein by reference to Exhibit No. 3.(j) to Registration Statement (File No. 333-05593) on Form N-4, filed on April 20, 2005.

                            (p) Form of Participation Agreement among EQ Advisors Trust, Equitable, AXA Distributors LLC and AXA Advisors, LLC, incorporated herein by reference to Exhibit 23.(h)(4)(ix) to Post-Effective Amendment No. 27 to Registration Statement on Form N-1A to the Registration Statement of EQ Advisors Trust on Form N-1A (File Nos. 333-17217 and 811-07953), filed on January 15, 2004.

                  (4)       (a)     Form of group annuity contract no.
                                    1050-94IC, incorporated herein by reference to Exhibit No. 4(a) to the Registration
                                    Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b) Form of group annuity certificate nos. 94ICA and 94ICB, incorporated herein by reference to Exhibit No. 4(b) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (b)(i) Form of Data pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(s) to the Registration Statement on Form N-4 (File No. 33-05593) filed on May 22, 1998.

                           (c) Forms of Endorsement Nos. 94ENIRAI, 94ENNQI and 94ENMVAI to contract no. 1050-94IC and data pages no. 94ICA/BIM(IRA), (NQ), (NQ Plan A) and (NQ Plan B), incorporated herein by reference to Exhibit No. 4(c) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on March 6, 1998.

                           (c)(i) Form of Data Pages for Equitable Accumulator Select TSA, incorporated by reference to
                                    Exhibit 4(k) to the Registration Statement on Form N-4 (File No. 333-31131) filed on May 22, 1998.

                           (d) Forms of Application used with the IRA, NQ and Fixed Annuity Markets, incorporated herein by reference to Exhibit No. 4(d) to the Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (d)(i) Form of Data Pages for Equitable Accumulator TSA, incorporated by reference to Exhibit No. 4(v) to the Registration Statement on Form N-4 (File No. 33-83750) filed on May 22, 1998.

                           (e) Form of Endorsement no. 95ENLCAI to contract no. 1050-94IC and data pages no. 94ICA/BLCA, incorporated herein by reference to Exhibit No. 4(e) to the Registration Statement on Form S-3 (File No. 333-24009) filed on March 6, 1998.

                           (e)(i) Form of Endorsement Applicable to TSA Certificates, incorporated by reference to
                                    Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                           (f) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan, Assured Growth Plan (Flexible Income Program), Assured Payment Plan (Period Certain) and Assured Payment Plan (Life with a Period Certain), incorporated by reference to Exhibit 4(f) to the Registration Statement on Form S-3 (File No. 33-88456) filed August 31, 1995.

                           (f)(i) Form of Enrollment Form/Application for Equitable Accumulator (IRA, NQ, QF and TSA), incorporated by reference to Exhibit No. 5(f) to the Registration Statement on Form N-4 (File No. 333-05593) filed on May 22, 1998.

                  Exhibits No.

                           (g) Forms of Data Pages for Rollover IRA, IRA Assured Payment Option, IRA Assured Payment Option Plus, Accumulator, Assured Growth Plan and Assured Payment Plan (Life Annuity with a Period Certain), incorporated by reference to Exhibit 4(g) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (h)      Form of Separate Account Insulation
                                    Endorsement for the Endorsement Applicable to Market Value Adjustment Terms, incorporated by reference to Exhibit 4(h) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (i) Forms of Guaranteed Minimum Income Benefit Endorsements (and applicable data page for Rollover IRA) for Endorsement Applicable to Market Value Adjustment Terms and for the Life Contingent Annuity Endorsement, incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (j) Forms of Enrollment Form/Application for Rollover IRA, Choice Income Plan, Assured Growth Plan, Accumulator and Assured Payment Plan, incorporated by reference to Exhibit 4(j) to the Registration Statement on Form S-3 (File No. 33-88456), filed on April 23, 1996.

                           (k) Forms of Data Pages for the Accumulator, incorporated by reference to Exhibit 4(k) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (l) Forms of Data Pages for the Rollover IRA, incorporated by reference to Exhibit 4(l) to the Registration Statement on Form S-3 (File No. 33-88456), filed June 7, 1996.

                           (m) Forms of Data Pages for the Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 9, 1996.

                           (n) Forms of Data Pages for Accumulator and Rollover IRA, incorporated by reference to
                                    Exhibit 4(n) to the Registration Statement on Form S-3 (File No. 33-88456), filed October 16, 1996.

                           (o) Forms of Data Pages for the Accumulator, Rollover IRA, Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(o) to the Registration Statement on Form S-3
                                    (File No. 333-24009) filed on April 30,
                                    1997.

                           (p) Forms of Enrollment Form/Application for Income Manager Accumulator, Income Manager Rollover IRA, Equitable Accumulator, Income Manager (IRA and NQ) and MVA Annuity (IRA and NQ), incorporated herein by reference to Exhibit No. 4(p) to the Registration Statement on Form S-3 (File No. 333-24009) filed on April 30, 1997.

                           (q)      Forms of Data Pages for Equitable
                                    Accumulator Select (IRA) and Equitable
                                    Accumulator Select (NQ), incorporated herein by reference to Exhibit No. 4(q) to the Registration Statement on Form S-3 (File
                                    No. 333-24009) filed on September 18, 1997.

                           (r) Forms of Enrollment Form/Application for Equitable Accumulator Select (IRA and NQ), incorporated herein by reference to Exhibit No. 4(r) to the Registration Statement on Form S-3 (File No. 333-24009) filed on September 18, 1997.

                           (s) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (IRA) Certificates, incorporated by reference to
                                    Exhibit 4(m) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (t) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (NQ) Certificates, incorporated by reference to Exhibit 4(n) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (u) Form of Data Pages No. 94ICB and 94ICBMVA for Equitable Accumulator (QP) Certificates, incorporated by reference to Exhibit 4(o) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (v) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for Assured Payment Option Certificates, incorporated by reference to
                                    Exhibit 4(p) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (w) Form of Data Pages No. 94ICB, 94ICBMVA and 94ICBLCA for APO Plus Certificates, incorporated by reference to Exhibit 4(q) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (x) Form of Endorsement applicable to Defined Benefit Qualified Plan Certificates No. 98ENDQPI incorporated by reference to
                                    Exhibit 4(r) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (y)      Form of Endorsement applicable to
                                    Non-Qualified Certificates No. 98ENJONQI, incorporated by reference to Exhibit 4(s) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (z) Form of Endorsement applicable to Charitable Remainder Trusts No. 97ENCRTI, incorporated by reference to Exhibit 4(t) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (a)(a) Form of Enrollment Form/Application No. 126737 (5/98) for Equitable Accumulator (IRA, NQ and QP), incorporated by reference to Exhibit 5(e) to the Registration Statement on Form N-4 (File No. 33-83750) on February 27, 1998.

                           (b)(b) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(j) to the Registration Statement
                                    File No. 333-64749 on Form N-4, filed
                                    September 30, 1998.

                           (c)(c) Form of Endorsement for Extra Credit Annuity Form No. 98ECENDI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(k) to the Registration Statement
                                    File No. 333-64751 on Form N-4, filed
                                    September 30, 1998.

                           (d)(d) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4 (k) to the Registration Statement File No. 333-64749 on Form N-4, filed September 30, 1998.

                           (e)(e) Form of Endorsement applicable to Defined Contribution Qualified Plan Certificates No. 97ENQPI and Data Pages 94ICA/B, incorporated herein by reference to Exhibit No. 4(l) to the Registration Statement File No. 333-64751 on Form N-4, filed September 30, 1998.

                           (f)(f) Form of Data Pages for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 4(h) to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (g)(g) Form of Enrollment Form/Application for Equitable Accumulator Express, incorporated herein by reference to Exhibit No. 5 to Registration Statement File No. 333-79379 on Form N-4, filed on May 26, 1999.

                           (h)(h) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(z) to Registration Statement File No. 333-05593 on Form N-4, filed on November 23, 1999.

                           (i)(i) Form of Data Pages for new version of Equitable Accumulator, incorporated herein by reference to Exhibit 4(c)(c) to Registration Statement File No. 33-83750 on Form N-4, filed on December 3, 1999.

                           (j)(j)   Form of Endorsement (Form No. 2000
                                    ENRAI-IM) -- Beneficiary Continuation Option for use with IRA contracts incorporated herein by reference to Exhibit No. 4(j)(j) to the Registration Statement on Form S-3 File No. 333-24009 filed on April 26, 2000.

                           (k)(k) Form of data pages for Equitable Accumulator Select baseBUILDER incorporated herein by reference to Registration Statement File No. 333-73121, filed on April 25, 2000.

                           (l)(l) Form of Endorsement applicable to Roth IRA Contracts, Form No. 1M-ROTHBCO-1 incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (m)(m) Revised Form of Endorsement applicable to IRA Certificates, Form 2000EN/RAI-IM incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (n)(n)   Form of Endorsement applicable to
                                    Non-Qualified Certificates Form No. 99ENNQ-G incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (o)(o) Form of Optional Death Benefit Rider, Form No. 2000PPDB incorporated herein by reference to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (p)(p) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(i)(i) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (r)(r) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(v) to Registration Statement File
                                    No. 333-73121 on Form N-4, filed April 25,
                                    2001.

                           (s)(s) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(l) to Registration Statement File
                                    No. 333-44996 on Form N-4, filed
                                    April 25, 2001.

                           (t)(t) Form of Data Pages for Equitable Accumulator incorporated herein by reference to Exhibit 4(f)(f) to Registration Statement File No. 333-05593 on Form N-4, filed April 25, 2001.

                           (u)(u) Form of Data Pages for Equitable Accumulator Select incorporated herein by reference to
                                    Exhibit 4(w) to Registration Statement File
                                    No. 333-31131 on Form N-4, filed
                                    April 25, 2001.

                           (w)(w) Form of Data Pages for Equitable Accumulator Advisor incorporated herein by reference to
                                    Exhibit 4(m) to Registration Statement File
                                    No. 333-96177 on Form N-4, filed
                                    April 25, 2001.

                           (x)(x) Form of Amendment to Certificate Form No. 941CB, Form No. 2000 BENE-G incorporated herein by reference to Exhibit 4(j)(j) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (y)(y)   Form of Endorsement applicable to
                                    Non-Qualified Certificates incorporated
                                    herein by reference to Exhibit 4(k)(k) to Registration Statement File No. 33-83750 on Form N-4, filed April 25, 2001.

                           (z)(z) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(b) Form of Data Pages for Equitable Accumulator Select II (NQ) incorporated herein by reference to Exhibit 4(e) to Registration Statement File No. 811-07659 (amendment No. 50) on Form N-4 filed on
                                    May 11, 2001.

                           (a)(c) Form of Data Pages for Equitable Accumulator Select II (NQ) Certificates incorporated herein by reference to Exhibit 4(k) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(d) Form of Enrollment Form/Application for Equitable Accumulator Select II incorporated herein by reference to Exhibit 5(a) to Registration Statement File No. 811-08754 (amendment No. 41) on Form N-4 filed on May 22, 2001.

                           (a)(e) Form of Endorsement (No. 2002 NQBCO) applicable to non-qualified contract/certificates with beneficiary continuation option, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(f) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), annual ratchet to age 85, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(g) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% Rollup), [6%] Rollup to age 85,incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                           (a)(h) Form of Guaranteed Minimum Death Benefit Rider (No. 2002 GMDB-6% or AR) greater of [6%] Rollup to Age [85] GMDB or Annual Ratchet to age [85] GMDB, incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                          (a)(i) Form of Guaranteed Minimum Income Benefit Rider (also known as the Living Benefit) (No. 2002 GMIB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                          (a)(j) Form of Protection Plus Optional Death Benefit Rider (No. 2002 PPDB), incorporated herein by reference to Registration Statement File No. 333-05593, filed on April 24, 2003.

                          (a)(k) Form of Endorsement, Form No. 2002 DP (GIA/SEL), incorporated herein by reference to Registration Statement File No. 333-31131 filed on April 24, 2003.

                          (a)(l) Form of Data Pages for (No. 2003 DPSelect), incorporated by reference to Exhibit No. 4(i)(i)(i) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                          (a)(m) Form of Data Pages (Inherited IRA) (No. 2003 DPTOBCO-Select) incorporated by reference to Exhibit No. 4(j)(j)(j) to Registration Statement File No. 333-31131, filed on May 8, 2003.

                          (a)(n) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-RUorAR) incorporated by reference to Exhibit No. 4(a)(i) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(o) Form of Guaranteed Minimum Death Benefit ("GMDB") Rider (No. 2003 GMDB-AR) incorporated by reference to Exhibit No. 4(a)(j) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(p) Form of Guaranteed Minimum Income Benefit ("GMIB") Rider (No. 2003 GMIB) incorporated by reference to Exhibit No. 4(a)(k) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(q) Form of Protection Plus Optional Death Benefit Rider (No. 2003 PPDB) incorporated by reference to Exhibit No. 4(a)(l) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(r) Form of Enhanced Guaranteed Principal Benefit ("Enhanced GPB") Rider (No. 2003
                                    GPB) incorporated by reference to Exhibit
                                    No. 4(a)(m) to Registration Statement File
                                    No. 333-05593, filed on May 8, 2003.

                          (a)(s) Form of Spousal Protection Rider (No. 2003 SPPRO) incorporated by reference to Exhibit No. 4(a)(n) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(t) Form of Data Pages (No. 2003 DPTOBCO) incorporated by reference to Exhibit No. 4(a)(o) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(u)    Form of Data Pages (No. 2003 DP)
                                    incorporated by reference to Exhibit No.
                                    4(a)(p) to Registration Statement File No.
                                    333-05593, filed on May 8, 2003.

                          (a)(v) Form of Data Pages (No. 2003 DPCORE) incorporated by reference to Exhibit No. 4(a)(q) to Registration Statement File No. 333-05593, filed on May 8, 2003.

                          (a)(w) Form of Data Pages (No. 2003 DPElite) incorporated by reference to Exhibit No. 4(z)(z) to Registration Statement File No. 333-60730, filed on May 8, 2003.

                          (a)(x) Form of Data Pages (No. 2003 DPPlus) incorporated by reference to Exhibit No. 4(c)(c)(c) to Registration Statement File No. 333-64749, filed on May 8, 2003.

                          (a)(y) Form of Guaranteed Withdrawal Benefit ("GWB") Rider (No. 2004 GWB-A) incorporated by reference to Exhibit No. 4(a)(r) to Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z) Form of Guaranteed Withdrawal Benefit ("GWB") Rider (No. 2004 GWB-B) incorporated by reference to Exhibit No. 4(a)(s) to Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z)(a) Form of Data Pages (2004DPGWB) incorporated
                                    by reference to Exhibit No. 4(a)(t) to
                                    Registration Statement File No. 333-05593, filed May 3, 2004.

                          (a)(z)(b) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-A (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(u) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(c) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-B (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(v) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(d) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-A1 (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(w) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(e) Form of Guaranteed Withdrawal Benefit
                                    ("GWB") Rider [also known as "Principal
                                    Protector"] (2004GWB-B1 (rev 2/05))
                                    incorporated by reference to Exhibit 4(a)(x) to Registration Statement (File No. 333-05593) on Form N-4, Filed April 20, 2005.

                          (a)(z)(f) Form of Change of Ownership Endorsement
                                    (2004COO) incorporated by reference to
                                    Exhibit 4(a)(y) to Registration Statement
                                    (File No. 333-05593) on Form N-4, Filed
                                    April 20, 2005.

                          (a)(z)(g) Form of Endorsement Applicable to TSA
                                    Contracts (2004TSA) incorporated by
                                    reference to Exhibit 4(a)(z) to Registration
                                    Statement (File No. 333-05593) on Form N-4,
                                    Filed April 20, 2005.

                          (a)(z)(h) Form of Guaranteed Minimum Income Benefit
                                    ("GMIB") Rider (No. 2003 GMIB revised 11/05
                                    NLG) (also known as the Living Benefit)

                          (a)(z)(i) Form of Guaranteed Minimum Income Benefit
                                    ("GMIB") Rider (No. 2003 GMIB revised 11/05
                                    OPR) (also known as the Living Benefit)

                          (a)(z)(j) Form of Guaranteed Minimum Death Benefit
                                    ("GMDB") Rider (No. 2003 GMDB revised
                                    11/05 OPR) (Greater of 6% Roll up to Age
                                    85 GMDB or Annual Ratchet to Age 85 GMDB)

                          (a)(z)(k) Form of application for Accumulator(R)
                                    Select(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(j) to the Registration
                                    Statement on Form N-4 (File No. 333-31131), filed April 19, 2006.

                          (a)(z)(l) Form of application for Accumulator(R)
                                    Advisor(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(b) to the Registration
                                    Statement on Form N-4 (File No. 333-96177), filed April 19, 2006.

                          (a)(z)(m) Form of endorsement for Accumulator(R)
                                    Plus(SM), No. 2005TRBNS, incorporated
                                    herein by reference to Exhibit 4.(p)(p)(p) to the Registration Statement on Form N-4 (File No. 333-64749), filed April 19, 2006.

                          (a)(z)(n) Form of application for Accumulator(R)
                                    Plus(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(d) to the Registration
                                    Statement on Form N-4 (File No. 333-64749), filed April 19, 2006.

                          (a)(z)(o) Form of application for Accumulator(R)
                                    Elite(SM), Form No. 2004 App 02,
                                    incorporated herein by reference to
                                    Exhibit 5.(d) to the Registration
                                    Statement on Form N-4 (File No. 333-60730), filed April 19, 2006.

                          (a)(z)(p) Revisions to 2005IML-I, 2005IML, and
                                    2005IML DP, incorporated herein by
                                    reference to Exhibit 4.(h) to the
                                    Registration Statement on Form N-4
                                    (File No. 333-127445), filed April 19, 2006.

                          (a)(z)(q) Form of application for Accumulator(R),
                                    Form No. 2004 App 02, incorporated herein by reference to Exhibit 5.(l) to the Registration Statement on Form N-4
                                    (File No. 333-05593), filed April 19, 2006.

                  Exhibits No.

                  (5)      (a)      Opinion and Consent of Robin Wagner, Vice
                                    President and Counsel, as to the legality of the securities being offered, previously filed with this Registration Statement File
                                    No. 333-104713 on April 23, 2003.

                           (b) Opinion and Consent of Dodie Kent, Esq., Vice President and Counsel of Equitable, as to the legality of the securities being registered.


                           (c) Copy of the Internal Revenue Service determination letter regarding qualification under Section 401 of the Internal Revenue Code, incorporated by reference to Exhibit 5(b) to the Registration Statement on Form S-3 (File No. 33-88456), filed August 31, 1995.

                  (23)     (a)(i)   Consent of PricewaterhouseCoopers LLP.

                           (a)(ii)  Consent of KPMG LLP.

                           (b)      Consent of Counsel see Exhibit 5(b).

                  (24)     (a)      Powers of Attorney incorporated herein by
                                    reference to Exhibit No. 23(c) to the
                                    Registration Statement (File No. 333-24009) filed on April 26, 2000.

                           (b) Powers of Attorney, incorporated herein by reference to Exhibit No. 7(a) to Registration Statement on Form S-6, File No. 333-17663, filed on April 28, 2000.

                           (c) Powers of Attorney, incorporated herein by reference to Exhibit No. 27(n)(iii) to Registration Statement on Form N-6, File No. 333-103199, filed on April 4, 2003.

                           (d)      Powers of Attorney, incorporated herein
                                    by reference to Exhibit 10.(a) Registration
                                    Statement File No. 2-30070 on Form N-4,
                                    filed on April 19, 2004.

                           (e) Powers of Attorney, incorporated herein by reference to Exhibit 10.(d) to Registration Statement File No. 333-05593 on Form N-4, filed on August 4, 2004.

                           (f) Powers of Attorney, incorporated herein by reference to Exhibit 10.(f) to Registration Statement File No. 333-05593 on Form N-4, filed on April 20, 2005.

                           (g) Powers of Attorney, incorporated herein by reference to Exhibit 10.(g) to Registration Statement File No. 333-05593 on Form N-4, filed on October 14, 2005.

                           (h) Power of Attorney for Alvin H. Fenichel dated October 19, 2005 incorporated herein by reference to Exhibit 10.(c) to Registration Statement File No. 333-127445 on Form N-4, filed on November 16, 2005.

                           (i)      Powers of Attorney.

ITEM 17.          UNDERTAKINGS

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                               sales are being made, a post-effective amendment to this registration statement:

                                    (i)     to include any prospectus required
                                            by section 10(a)(3) of the
                                            Securities Act of 1933;

                                    (ii)    to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the registration
                                            statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate represent a fundamental
                                            change in the information set forth
                                            in the registration statement;

                                    (iii)   to include any material information
                                            with respect to the plan of
                                            distribution not previously
                                            disclosed in the registration
                                            statement or any material change to
                                            such information in the registration
                                            statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on this 19th day of April, 2006.

                                    AXA EQUITABLE LIFE INSURANCE COMPANY
                                           (Registrant)

                                    By: /s/ Dodie Kent
                                            ------------------
                                            Dodie Kent
                                            Vice President
                                            AXA Equitable Life Insurance Company


         As required by the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICERS:

*Christopher M. Condron                    Chairman of the Board, President,
                                           Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Stanley B. Tulin                          Vice Chairman of the Board
                                           Chief Financial Officer and Director

PRINCIPAL ACCOUNTING OFFICER:

*Alvin H. Fenichel                         Senior Vice President and Controller


*DIRECTORS:

Bruce W. Calvert               James F. Higgins             Peter J. Tobin
Christopher M. Condron         W. Edwin Jarmain             Stanley B. Tulin
Henri de Castries              Christina Johnson
Denis Duverne                  Scott D. Miller
Mary R. (Nina) Henderson       Joseph H. Moglia





*By: /s/ Dodie Kent
     ------------------------
         Dodie Kent
         Attorney-in-Fact

April 19, 2006

                                  EXHIBIT INDEX

EXHIBIT NO.                                                     TAG VALUE

5(b)           Opinion and Consent of Counsel                   EX-99.5b


23(a)(i)       Consent of PricewaterhouseCoopers LLP            EX-99.23ai


23(a)(ii)      Consent of KPMG LLP                              EX-99.23aii


24(i)          Powers of Attorney                               EX-99.24i